FREE WRITING PROSPECTUS
FILED PURSUANT TO RULE 433
REGISTRATION FILE NO.: 333-191331-01

The information in this free writing prospectus is preliminary and may be supplemented or changed.  These securities may not be sold nor may offers to buy be accepted prior to the time a final prospectus is delivered.  This  free writing prospectus and the accompanying prospectus are not an offering to sell these securities and are not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

THIS FREE WRITING PROSPECTUS, DATED OCTOBER 31, 2013
MAY BE AMENDED OR SUPPLEMENTED PRIOR TO TIME OF SALE

STATEMENT REGARDING THIS FREE WRITING PROSPECTUS

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-191331) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., any other underwriter, or any dealer participating in this offering will arrange to send to you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

Free Writing Prospectus supplementing the Prospectus dated October 31, 2013

$997,972,000 (Approximate)

GS Mortgage Securities Trust 2013-GCJ16

as Issuing Entity

GS Mortgage Securities Corporation II

as Depositor

Jefferies LoanCore LLC
Rialto Mortgage Finance, LLC
Goldman Sachs Mortgage Company
MC-Five Mile Commercial Mortgage Finance LLC
Citigroup Global Markets Realty Corp.

as Sponsors

Commercial Mortgage Pass-Through Certificates, Series 2013-GCJ16

The Commercial Mortgage Pass-Through Certificates, Series 2013-GCJ16 will consist of 19 classes of certificates, 11 of which GS Mortgage Securities Corporation II is offering pursuant to this free writing prospectus.  The Series 2013-GCJ16 certificates will represent the beneficial ownership interests in the issuing entity, which will be GS Mortgage Securities Trust 2013-GCJ16.  The issuing entity’s main assets will be a pool of 78 fixed rate mortgage loans secured by first liens on various types of commercial, multifamily and manufactured housing community properties.

Classes of Offered Certificates	Initial Certificate Principal Amount or Notional Amount(1)		Initial Pass-Through Rate(2)	Pass-Through Rate Description	Expected Ratings (Moody’s/DBRS/KBRA)(3)	Rated Final Distribution Date(4)
Class A-1	$52,945,000		[ ]%	(5)	Aaa(sf) / AAA(sf) / AAA(sf)	November 2046
Class A-2	$231,715,000		[ ]%	(5)	Aaa(sf) / AAA(sf) / AAA(sf)	November 2046
Class A-3	$105,000,000		[ ]%	(5)	Aaa(sf) / AAA(sf) / AAA(sf)	November 2046
Class A-4	$326,509,000		[ ]%	(5)	Aaa(sf) / AAA(sf) / AAA(sf)	November 2046
Class A-AB	$77,672,000		[ ]%	(5)	Aaa(sf) / AAA(sf) / AAA(sf)	November 2046
Class X-A	$885,983,000	(6)	[ ]%	Variable IO(7)	Aaa(sf) / AAA(sf) / AAA(sf)	November 2046
Class X-B	$111,989,000	(6)	[ ]%	Variable IO(7)	A2(sf) / AAA(sf) / AAA(sf)	November 2046
Class A-S(8)	$92,142,000	(9)	[ ]%	(5)	Aaa(sf) / AAA(sf) / AAA(sf)	November 2046
Class B(8)	$72,296,000	(9)	[ ]%	(5)	Aa3(sf) / AA(low)(sf) / AA-(sf)	November 2046
Class PEZ(8)	$204,131,000	(9)	[ ]%	(5)	A1(sf) / A(low)(sf) / A-(sf)	November 2046
Class C(8)	$39,693,000	(9)	[ ]%	(5)	A3(sf) / A(low)(sf) / A-(sf)	November 2046
(Footnotes to table begin on page 14)
You should carefully consider the risk factors beginning on page 61 of this free writing prospectus and page 4 of the prospectus.
Neither the certificates nor the underlying mortgage loans are insured or guaranteed by any governmental agency or instrumentality or any other person or entity.
The Series 2013-GCJ16 certificates will represent interests in and obligations of the issuing entity and will not represent the obligations of the depositor, the sponsors or any of their affiliates.

THE SECURITIES AND EXCHANGE COMMISSION AND STATE SECURITIES REGULATORS HAVE NOT APPROVED OR DISAPPROVED OF THE OFFERED CERTIFICATES OR DETERMINED IF THIS FREE WRITING PROSPECTUS OR THE ACCOMPANYING PROSPECTUS ARE TRUTHFUL OR COMPLETE.  ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.  THE DEPOSITOR WILL NOT LIST THE OFFERED CERTIFICATES ON ANY SECURITIES EXCHANGE OR ANY AUTOMATED QUOTATION SYSTEM OF ANY NATIONAL SECURITIES ASSOCIATION.
Distributions to holders of the certificates of amounts to which they are entitled will be made monthly, commencing in December 2013.  Credit enhancement will be provided by certain classes of subordinate certificates that will be subordinate to certain classes of senior certificates as described under “Description of the Offered Certificates—Subordination” in this free writing prospectus.

The offered certificates will be offered by Goldman, Sachs & Co., Citigroup Global Markets Inc., Jefferies LLC, Drexel Hamilton, LLC and RBS Securities Inc. when, as and if issued by the issuing entity, delivered to and accepted by the underwriters and subject to each underwriter’s right to reject orders in whole or in part.  The underwriters will offer the offered certificates to prospective investors from time to time in negotiated transactions or otherwise at varying prices determined at the time of sale, plus, in certain cases, accrued interest, determined at the time of sale.  The underwriters expect to deliver the offered certificates to purchasers in book-entry form only through the facilities of The Depository Trust Company in the United States and Clearstream Banking, société anonyme and Euroclear Bank SA/NV, as operator of the Euroclear System in Europe against payment in New York, New York on or about November 20, 2013.

Goldman, Sachs & Co.	Jefferies
Citigroup
Co-Lead Managers and Joint Bookrunners
Drexel Hamilton	RBS
Co-Managers
November , 2013

GS Mortgage Securities Trust 2013-GCJ16

Commercial Mortgage Pass-Through Certificates, Series 2013-GCJ16

Kansas
4 properties
$8,700,000
0.8% of total
Nebraska
9 properties
$38,500,000
3.4% of total
South Dakota
1 property
$9,000,000
0.8% of total
Arkansas
1 property
$2,362,600
0.2% of total
Wisconsin
1 property
$5,154,433
0.5% of total
Illinois
8 properties
$35,443,172
3.1% of total
Indiana
9 properties
$60,630,444
5.3% of total
Michigan
16 properties
$85,731,934
7.6% of total
Pennsylvania
1 property
$11,700,000
1.0% of total
New York
5 properties
$85,859,286
7.6% of total
Oregon
1 property
$15,964,581
1.4% of total
Kentucky
2 properties
$9,899,730
0.9% of total
Massachusetts
1 property
$47,000,000
4.1% of total
Nevada
5 properties
$135,783,509
12.0% of total
West Virginia
1 property
$1,557,660
0.1% of total
Virginia
4 properties
$20,534,720
1.8% of total
California
7 properties
$130,036,122
11.5% of total
North Carolina
4 properties
$41,910,629
3.7% of total
South Carolina
2 properties
$14,975,000
1.3% of total
Colorado
1 property
$1,749,800
0.2% of total
Georgia
11 properties
$77,720,346
6.9% of total
Oklahoma
2 properties
$4,171,600
0.4% of total
Mississippi
3 properties
$3,504,740
0.3% of total
Tennessee
1 property
$1,850,000
0.2% of total
Florida
12 properties
$80,862,060
7.1% of total
Texas
16 properties
$108,557,245
9.6% of total
Louisiana
1 property
$72,928,787
6.4% of total
Alabama
5 properties
$21,870,722
1.9% of total
Mortgaged Properties by Property Type
Industrial 2.8%
Self Storage 2.4%
Land 1.1%
Mixed Use 3.4%
Retail 37.9%
Manufactured Housing 7.2%
Office 10.1%
Hospitality 14.5%
Multifamily 20.6%
>10.0% of Initial Pool Balance
>5.0 – 10.0% of Initial Pool Balance
>1.0 – 5.0% of Initial Pool Balance
0.1 – 1.0% of Initial Pool Balance

SUMMARY OF FREE WRITING		The Performance of a Mortgage Loan and
PROSPECTUS	16	Its Related Mortgaged Property Depends
RISK FACTORS	61	in Part on Who Controls the Borrower
The Offered Certificates May Not Be a		and Mortgaged Property	79
Suitable Investment for You	61	The Borrower’s Form of Entity May Cause
The Offered Certificates Are Limited		Special Risks	79
Obligations	61	A Bankruptcy Proceeding May Result in
The Volatile Economy, Credit Crisis and		Losses and Delays in Realizing on the
Downturn in the Real Estate Market Have		Mortgage Loans	80
Adversely Affected and May Continue To		Mortgage Loans Are Non-recourse and Are
Adversely Affect the Value of CMBS	61	Not Insured or Guaranteed	81
External Factors May Adversely Affect the		Adverse Environmental Conditions at or
Value and Liquidity of Your Investment	62	Near Mortgaged Properties May Result in
The Certificates May Have Limited Liquidity		Losses	81
and the Market Value of the Certificates		Risks Related to Redevelopment and
May Decline	63	Renovation at Mortgaged Properties	82
There Are Risks Relating to the		Risks Relating to Costs of Compliance with
Exchangeable Certificates	64	Applicable Laws and Regulations	82
Subordination of Exchangeable Certificates	65	Litigation Regarding the Mortgaged
Limited Information Causes Uncertainty	65	Properties or Borrowers May Impair Your
Legal and Regulatory Provisions Affecting		Distributions	82
Investors Could Adversely Affect the		Other Financings or Ability To Incur Other
Liquidity of the Offered Certificates	66	Financings Entails Risk	83
Your Yield May Be Affected by Defaults,		Risks of Anticipated Repayment Date
Prepayments and Other Factors	67	Loans	84
Nationally Recognized Statistical Rating		Borrower May Be Unable To Repay
Organizations May Assign Different		Remaining Principal Balance on Maturity
Ratings to the Certificates; Ratings of the		Date or Anticipated Repayment Date	84
Certificates Reflect Only the Views of the		Risks Relating to Interest on Advances and
Applicable Rating Agencies as of the		Special Servicing Compensation	85
Dates Such Ratings Were Issued;		Increases in Real Estate Taxes May
Ratings May Affect ERISA Eligibility;		Reduce Available Funds	86
Ratings May Be Downgraded	70	Some Mortgaged Properties May Not Be
Commercial, Multifamily and Manufactured		Readily Convertible to Alternative Uses	86
Housing Community Lending Is		Risks Related to Zoning Non-Compliance
Dependent on Net Operating Income	72	and Use Restrictions	87
Underwritten Net Cash Flow Could Be		Risks Relating to Inspections of Properties	87
Based On Incorrect or Failed		Insurance May Not Be Available or
Assumptions	73	Adequate	88
The Mortgage Loans Have Not Been		Terrorism Insurance May Not Be Available
Reunderwritten by Us; Some Mortgage		for All Mortgaged Properties	89
Loans May Not Have Complied With		Risks Associated with Blanket Insurance
Another Originator’s Underwriting Criteria	73	Policies or Self-Insurance	90
Static Pool Data Would Not Be Indicative of		State and Local Mortgage Recording Taxes
the Performance of this Pool	74	May Apply Upon a Foreclosure or Deed
Appraisals May Not Reflect Current or		in Lieu of Foreclosure and Reduce Net
Future Market Value of Each Property	74	Proceeds	90
Performance of the Certificates Will Be		Risks Relating to a Bankruptcy of an
Highly Dependent on the Performance of		Originator, a Sponsor or the Depositor, or
Tenants and Tenant Leases	75	a Receivership or Conservatorship of
Concentrations Based on Property Type,		Goldman Sachs Bank USA	90
Geography, Related Borrowers and		Interests and Incentives of the Originators,
Other Factors May Disproportionately		the Sponsors and Their Affiliates May Not
Increase Losses	77	Be Aligned With Your Interests	91
Risks Relating to Enforceability of		Interests and Incentives of the Underwriter
Cross-Collateralization	78	Entities May Not Be Aligned With Your
		Interests	93

Potential Conflicts of Interest of the Master		Real Estate and Other Tax Considerations	150
Servicer and the Special Servicer	94	Certain Terms of the Mortgage Loans	151
Potential Conflicts of Interest of the		The Whole Loans	161
Operating Advisor	96	Representations and Warranties	176
Potential Conflicts of Interest of the		Sale of Mortgage Loans; Mortgage File
Controlling Class Representative and		Delivery	176
each Controlling Class Representative		Cures, Repurchases and Substitutions	178
under an Other PSA	96	Additional Information	180
Potential Conflicts of Interest in the		TRANSACTION PARTIES	180
Selection of the Underlying Mortgage		The Sponsors	180
Loans	98	Compensation of the Sponsors	193
Conflicts of Interest May Occur as a Result		The Depositor	194
of the Rights of the Applicable Controlling		The Originators	195
Class Representative To Terminate the		The Issuing Entity	217
Special Servicer of the Serviced Whole		The Trustee and Certificate Administrator	218
Loan	99	Trustee and Certificate Administrator Fee	222
Other Potential Conflicts of Interest May		The Operating Advisor	222
Affect Your Investment	99	Servicers	223
Special Servicer May Be Directed To Take		Servicing Compensation, Operating Advisor
Actions by an Entity That Has No Duty or		Compensation and Payment of Expenses	229
Liability to Other Certificateholders	99	Affiliates and Certain Relationships	239
Your Lack of Control Over the Issuing		DESCRIPTION OF THE OFFERED
Entity and Servicing of the Mortgage		CERTIFICATES	242
Loans Can Create Risks	100	General	242
Rights of the Controlling Class		Exchanges of Exchangeable Certificates	245
Representatives Under Each Other PSA		Distributions	246
Could Adversely Affect Your Investment	101	Subordination	262
You Will Not Have any Control Over the		Appraisal Reductions	263
Servicing of The Non-Serviced Loans	102	Voting Rights	266
Rights of the Operating Advisor and the		Delivery, Form, Transfer and Denomination	268
Controlling Class Representative Could		Certificateholder Communication	271
Adversely Affect Your Investment	102	YIELD, PREPAYMENT AND MATURITY
The Whole Loans Pose Special Risks	103	CONSIDERATIONS	272
Sponsors May Not Be Able To Make		Yield	272
Required Repurchases or Substitutions		Yield on the Class X-A and Class X-B
of Defective Mortgage Loans	104	Certificates	275
Book-Entry Registration Will Mean You Will		Weighted Average Life of the Offered
Not Be Recognized as a Holder of		Certificates	276
Record	104	Price/Yield Tables	280
Tax Matters and Changes in Tax Law May		THE POOLING AND SERVICING
Adversely Impact the Mortgage Loans or		AGREEMENT	284
Your Investment	104	General	284
Combination or “Layering” of Multiple Risks		Servicing of the Whole Loans	284
May Significantly Increase Risk of Loss	106	Assignment of the Mortgage Loans	285
DESCRIPTION OF THE MORTGAGE POOL	107	Servicing of the Mortgage Loans	286
General	107	Advances	290
Certain Calculations and Definitions	108	Accounts	294
Statistical Characteristics of the Mortgage		Application of Penalty Charges and
Loans	115	Modification Fees	295
Environmental Considerations	128	Withdrawals from the Collection Account	296
Litigation Considerations	131	Enforcement of “Due-On-Sale” and
Redevelopment and Renovation	134	“Due-On-Encumbrance” Clauses	297
Default History, Bankruptcy Issues and		Inspections	298
Other Proceedings	135	Evidence as to Compliance	299
Tenant Issues	138	Certain Matters Regarding the Depositor,
Insurance Considerations	147	the Master Servicer, the Special Servicer
Use Restrictions	148	and the Operating Advisor	300
Appraised Value	149	Servicer Termination Events	302
Non-recourse Carveout Limitations	149	Rights Upon Servicer Termination Event	303

Waivers of Servicer Termination Events	305
Termination of the Special Servicer	305	ANNEX A – STATISTICAL
Amendment	307	CHARACTERISTICS OF THE
Realization Upon Mortgage Loans	309	MORTGAGE LOANS	A-1
Controlling Class Representative	315	ANNEX B – STRUCTURAL AND
Operating Advisor	320	COLLATERAL TERM SHEET	B-1
Asset Status Reports	326	ANNEX C – MORTGAGE POOL
Rating Agency Confirmations	327	INFORMATION	C-1
Termination; Retirement of Certificates	329	ANNEX D – FORM OF DISTRIBUTION
Optional Termination; Optional Mortgage		DATE STATEMENT	D-1
Loan Purchase	329	ANNEX E-1 – SPONSOR
Reports to Certificateholders; Available		REPRESENTATIONS AND
Information	330	WARRANTIES	E-1-1
Servicing of the Non-Serviced Loans	336	ANNEX E-2 – EXCEPTIONS TO SPONSOR
MATERIAL FEDERAL INCOME TAX		REPRESENTATIONS AND
CONSEQUENCES	339	WARRANTIES	E-2-1
General	339	ANNEX F – CLASS A-AB SCHEDULED
Tax Status of Offered Certificates	341	PRINCIPAL BALANCE SCHEDULE	F-1
Taxation of Offered Certificates	341	ANNEX G-1 – MATRIX MHC PORTFOLIO
Taxation of the Exchangeable Certificates	343	AMORTIZATION SCHEDULE	G-1-1
Further Information	343	ANNEX G-2 – WALNUT CREEK MARRIOTT
STATE AND LOCAL TAX		AMORTIZATION SCHEDULE	G-2-1
CONSIDERATIONS	344	ANNEX G-3 – MARINER’S LANDING AND
ERISA CONSIDERATIONS	344	2401 BERT AMORTIZATION
LEGAL INVESTMENT	346	SCHEDULE	G-3-1
CERTAIN LEGAL ASPECTS OF THE		ANNEX H – DUE DILIGENCE
MORTGAGE LOANS	346	QUESTIONNAIRE	H-1
RATINGS	348
LEGAL MATTERS	350
INDEX OF SIGNIFICANT DEFINITIONS	351

IMPORTANT NOTICE REGARDING THE OFFERED CERTIFICATES

THE OFFERED CERTIFICATES REFERRED TO IN THESE MATERIALS, AND THE ASSET POOL BACKING THEM, ARE SUBJECT TO MODIFICATION OR REVISION (INCLUDING THE POSSIBILITY THAT ONE OR MORE CLASSES OF OFFERED CERTIFICATES MAY BE SPLIT, COMBINED OR ELIMINATED AT ANY TIME PRIOR TO ISSUANCE OR AVAILABILITY OF A FINAL PROSPECTUS) AND ARE OFFERED ON A “WHEN, AS AND IF ISSUED” BASIS.  YOU UNDERSTAND THAT, WHEN YOU ARE CONSIDERING THE PURCHASE OF THE OFFERED CERTIFICATES, A CONTRACT OF SALE WILL COME INTO BEING NO SOONER THAN THE DATE ON WHICH THE RELEVANT CLASS OF OFFERED CERTIFICATES HAS BEEN PRICED AND THE UNDERWRITERS HAVE CONFIRMED THE ALLOCATION OF OFFERED CERTIFICATES TO BE MADE TO INVESTORS.  ANY “INDICATIONS OF INTEREST” EXPRESSED BY YOU, AND ANY “SOFT CIRCLES” GENERATED BY THE UNDERWRITERS, WILL NOT CREATE BINDING CONTRACTUAL OBLIGATIONS FOR YOU, ON THE ONE HAND, OR THE UNDERWRITERS, THE DEPOSITOR OR ANY OF THEIR RESPECTIVE AGENTS OR AFFILIATES, ON THE OTHER HAND.

AS A RESULT OF THE FOREGOING, YOU MAY COMMIT TO PURCHASE OFFERED CERTIFICATES THAT HAVE CHARACTERISTICS THAT MAY CHANGE, AND YOU ARE ADVISED THAT ALL OR A PORTION OF THE OFFERED CERTIFICATES MAY NOT BE ISSUED WITH ALL OF THE CHARACTERISTICS DESCRIBED IN THESE MATERIALS.  THE UNDERWRITERS’ OBLIGATIONS TO SELL OFFERED CERTIFICATES TO YOU IS CONDITIONED ON THE OFFERED CERTIFICATES THAT ARE ACTUALLY ISSUED AND THE TRANSACTION HAVING THE CHARACTERISTICS DESCRIBED IN THESE MATERIALS.  IF THE UNDERWRITERS DETERMINE THAT A CONDITION IS NOT SATISFIED IN ANY MATERIAL RESPECT, YOU WILL BE NOTIFIED, AND NEITHER THE DEPOSITOR NOR ANY UNDERWRITER WILL HAVE ANY OBLIGATION TO YOU TO DELIVER ANY PORTION OF THE OFFERED CERTIFICATES WHICH YOU HAVE COMMITTED TO PURCHASE, AND THERE WILL BE NO LIABILITY BETWEEN THE UNDERWRITERS, THE DEPOSITOR OR ANY OF THEIR RESPECTIVE AGENTS OR AFFILIATES, ON THE ONE HAND, AND YOU, ON THE OTHER HAND, AS A CONSEQUENCE OF THE NON-DELIVERY.

YOU HAVE REQUESTED THAT THE UNDERWRITERS PROVIDE TO YOU INFORMATION IN CONNECTION WITH YOUR CONSIDERATION OF THE PURCHASE OF CERTAIN OFFERED CERTIFICATES DESCRIBED IN THIS FREE WRITING PROSPECTUS.  THIS FREE WRITING PROSPECTUS IS BEING PROVIDED TO YOU FOR INFORMATION PURPOSES ONLY IN RESPONSE TO YOUR SPECIFIC REQUEST.  THE UNDERWRITERS DESCRIBED IN THIS FREE WRITING PROSPECTUS MAY FROM TIME TO TIME PERFORM INVESTMENT BANKING SERVICES FOR, OR SOLICIT INVESTMENT BANKING BUSINESS FROM, ANY COMPANY NAMED IN THIS FREE WRITING PROSPECTUS.  THE UNDERWRITERS AND/OR THEIR EMPLOYEES MAY FROM TIME TO TIME HAVE A LONG OR SHORT POSITION IN ANY CONTRACT OR CERTIFICATE DISCUSSED IN THIS FREE WRITING PROSPECTUS.

THE INFORMATION CONTAINED IN THIS FREE WRITING PROSPECTUS SUPERSEDES ANY PREVIOUS INFORMATION DELIVERED TO YOU AND MAY BE SUPERSEDED BY INFORMATION DELIVERED TO YOU PRIOR TO THE TIME OF SALE.

THIS FREE WRITING PROSPECTUS DOES NOT CONTAIN ALL INFORMATION THAT IS REQUIRED TO BE INCLUDED IN THE BASE PROSPECTUS AND THE FINAL PROSPECTUS SUPPLEMENT.

IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
FREE WRITING PROSPECTUS AND THE ACCOMPANYING PROSPECTUS

Information about the offered certificates is contained in two separate documents that progressively provide more detail:  (a) the accompanying prospectus, which provides general information, some of which may not apply to the offered certificates and (b) this free writing prospectus, which describes the specific terms of the offered certificates.  The terms of the offered certificates contained in this free writing prospectus, including the annexes to this free writing prospectus, are intended to supplement the terms contained in the accompanying prospectus.  References in the accompanying prospectus to “free writing prospectus” should, in general, be treated as references to this free writing prospectus insofar as they relate to the certificates offered by this free writing prospectus.

We have filed with the Securities and Exchange Commission a registration statement under the Securities Act of 1933, as amended, with respect to the offered certificates.  However, this free writing prospectus does not contain all of the information contained in our registration statement, nor does it contain all information that is required to be included in a prospectus required to be filed as part of a registration statement.  For further information regarding the documents referred to in this free writing prospectus, you should refer to our registration statement and the exhibits to it.  Our registration statement and the exhibits to it can be inspected and copied at prescribed rates at the public reference facilities maintained by the Securities and Exchange Commission at its Public Reference Room, 100 F Street, N.E., Washington, D.C. 20549, on official business days between the hours of 10:00 a.m. and 3:00 p.m.  You may obtain information on the operation of the Public Reference Room by calling the Securities and Exchange Commission at 1-800-SEC-0330.  Copies of these materials can also be obtained electronically through the Securities and Exchange Commission’s internet website (http://www.sec.gov).

You should rely only on the information contained in this free writing prospectus and the prospectus.  We have not authorized anyone to provide you with information that is different from that contained in this free writing prospectus and the prospectus.  The information contained in this free writing prospectus is accurate only as of the date of this free writing prospectus.

This free writing prospectus begins with two introductory sections describing the Series 2013-GCJ16 certificates and the issuing entity in abbreviated form:

●       the “Certificate Summary,” commencing on page 14 of this free writing prospectus, which sets forth important statistical information relating to the Series 2013-GCJ16 certificates; and

●       the “Summary of Free Writing Prospectus,” commencing on page 16 of this free writing prospectus, which gives a brief introduction to the key features of the Series 2013-GCJ16 certificates and a description of the underlying mortgage loans.

Additionally, “Risk Factors,” commencing on page 61 of this free writing prospectus, describes the material risks that apply to the Series 2013-GCJ16 certificates which are in addition to those described in the prospectus with respect to the securities issued by the issuing entity generally.

This free writing prospectus and the accompanying prospectus include cross references to sections in these materials where you can find further related discussions.  The Table of Contents in this free writing prospectus and the prospectus identify the pages where these sections are located.

Certain capitalized terms are defined and used in this free writing prospectus and the prospectus to assist you in understanding the terms of the offered certificates and this offering.  The capitalized terms used in this free writing prospectus are defined on the pages indicated under the caption “Index of Significant Definitions” commencing on page 351 of this free writing prospectus.  The capitalized terms used in the prospectus are defined on the pages indicated under the caption “Index of Defined Terms” commencing on page 114 of the prospectus.

In this free writing prospectus:

●       the terms “depositor,” “we,” “us” and “our” refer to GS Mortgage Securities Corporation II.

●       references to “lender” with respect to the mortgage loans generally should be construed to mean, from and after the date of initial issuance of the offered certificates, the trustee on behalf of the trust as the holder of record title to the mortgage loans or the master servicer or special servicer, as applicable, with respect to the obligations and rights of the lender as described under “The Pooling and Servicing Agreement” in this free writing prospectus.

The Annexes attached to this free writing prospectus are incorporated into and made a part of this free writing prospectus.

THERE IS CURRENTLY NO SECONDARY MARKET FOR THE OFFERED CERTIFICATES.  WE CANNOT ASSURE YOU THAT A SECONDARY MARKET WILL DEVELOP OR, IF A SECONDARY MARKET DOES DEVELOP, THAT IT WILL PROVIDE HOLDERS OF THE OFFERED CERTIFICATES WITH LIQUIDITY OF INVESTMENT OR THAT IT WILL CONTINUE FOR THE TERM OF THE OFFERED CERTIFICATES.  THE UNDERWRITERS CURRENTLY INTEND TO MAKE A MARKET IN THE OFFERED CERTIFICATES, BUT ARE UNDER NO OBLIGATION TO DO SO.  ACCORDINGLY, PURCHASERS MUST BE PREPARED TO BEAR THE RISKS OF THEIR INVESTMENTS FOR AN INDEFINITE PERIOD.  SEE “RISK FACTORS—THE CERTIFICATES MAY HAVE LIMITED LIQUIDITY AND THE MARKET VALUE OF THE CERTIFICATES MAY DECLINE” IN THIS FREE WRITING PROSPECTUS.

THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE OR OTHER JURISDICTION WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED.

THE OFFERED CERTIFICATES DO NOT REPRESENT AN INTEREST IN OR OBLIGATION OF THE DEPOSITOR, THE SPONSORS, THE ORIGINATORS, THE MASTER SERVICER, THE SPECIAL SERVICER, THE TRUSTEE, THE CERTIFICATE ADMINISTRATOR, THE OPERATING ADVISOR, THE CONTROLLING CLASS REPRESENTATIVE, THE COMPANION LOAN HOLDERS, THE UNDERWRITERS OR ANY OF THEIR RESPECTIVE AFFILIATES.  NEITHER THE OFFERED CERTIFICATES NOR THE MORTGAGE LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY OR PRIVATE INSURER.

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“YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS—YIELD ON THE CLASS X-A AND CLASS X-B CERTIFICATES” IN THIS FREE WRITING PROSPECTUS.

THE YIELD TO MATURITY ON THE CLASS X-B CERTIFICATES WILL BE ESPECIALLY SENSITIVE TO THE RATE AND TIMING OF REDUCTIONS MADE TO THE CERTIFICATE PRINCIPAL AMOUNTS OF THE CLASS B AND C TRUST COMPONENTS, INCLUDING BY REASON OF DELINQUENCIES AND LOSSES ON THE MORTGAGE LOANS DUE TO LIQUIDATIONS, PRINCIPAL

PAYMENTS (INCLUDING BOTH VOLUNTARY AND INVOLUNTARY PREPAYMENTS, DELINQUENCIES, DEFAULTS AND LIQUIDATIONS) ON THE MORTGAGE LOANS AND PAYMENTS WITH RESPECT TO PURCHASES AND REPURCHASES THEREOF, WHICH MAY FLUCTUATE SIGNIFICANTLY FROM TIME TO TIME.  A RATE OF PRINCIPAL PAYMENTS AND LIQUIDATIONS ON THE MORTGAGE LOANS THAT IS MORE RAPID THAN EXPECTED BY INVESTORS MAY HAVE A MATERIAL ADVERSE EFFECT ON THE YIELD TO MATURITY OF THE CLASS X-B CERTIFICATES AND MAY RESULT IN HOLDERS NOT FULLY RECOUPING THEIR INITIAL INVESTMENTS.  THE YIELD TO MATURITY OF THE CLASS X-B CERTIFICATES MAY BE ADVERSELY AFFECTED BY THE PREPAYMENT OF MORTGAGE LOANS WITH HIGHER NET MORTGAGE LOAN RATES.  SEE “YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS—YIELD ON THE CLASS X-A AND CLASS X-B CERTIFICATES” IN THIS FREE WRITING PROSPECTUS.

UNITED KINGDOM

EACH UNDERWRITER HAS REPRESENTED AND AGREED THAT:

(A) IN THE UNITED KINGDOM, IT HAS ONLY COMMUNICATED OR CAUSED TO BE COMMUNICATED AND WILL ONLY COMMUNICATE OR CAUSE TO BE COMMUNICATED AN INVITATION OR INDUCEMENT TO ENGAGE IN INVESTMENT ACTIVITY (WITHIN THE MEANING OF SECTION 21 OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (THE “FSMA”)) RECEIVED BY IT IN CONNECTION WITH THE ISSUE OR SALE OF THE OFFERED CERTIFICATES IN CIRCUMSTANCES IN WHICH SECTION 21(1) OF THE FSMA DOES NOT APPLY TO THE DEPOSITOR OR THE ISSUING ENTITY; AND

(B) IT HAS COMPLIED AND WILL COMPLY WITH ALL APPLICABLE PROVISIONS OF THE FSMA WITH RESPECT TO ANYTHING DONE BY IT IN RELATION TO THE OFFERED CERTIFICATES IN, FROM OR OTHERWISE INVOLVING THE UNITED KINGDOM.

NOTICE TO UNITED KINGDOM INVESTORS

THE ISSUING ENTITY MAY CONSTITUTE A “COLLECTIVE INVESTMENT SCHEME” AS DEFINED BY SECTION 235 OF THE FSMA THAT IS NOT A “RECOGNISED COLLECTIVE INVESTMENT SCHEME” FOR THE PURPOSES OF THE FSMA AND THAT HAS NOT BEEN AUTHORIZED OR OTHERWISE APPROVED.  AS AN UNREGULATED SCHEME, THE OFFERED CERTIFICATES CANNOT BE MARKETED IN THE UNITED KINGDOM TO THE GENERAL PUBLIC, EXCEPT IN ACCORDANCE WITH THE FSMA.

THE DISTRIBUTION OF THIS FREE WRITING PROSPECTUS (A) IF MADE BY A PERSON WHO IS NOT AN AUTHORIZED PERSON UNDER THE FSMA, IS BEING MADE ONLY TO, OR DIRECTED ONLY AT, PERSONS WHO (I) ARE OUTSIDE THE UNITED KINGDOM, OR (II) HAVE PROFESSIONAL EXPERIENCE IN MATTERS RELATING TO INVESTMENTS AND QUALIFY AS INVESTMENT PROFESSIONALS IN ACCORDANCE WITH ARTICLE 19(5) OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (FINANCIAL PROMOTION) ORDER 2001 (THE “FINANCIAL PROMOTION ORDER”), OR (III) ARE PERSONS FALLING WITHIN ARTICLE 49(2)(A) THROUGH (D) (“HIGH NET WORTH COMPANIES, UNINCORPORATED ASSOCIATIONS, ETC.”) OF THE FINANCIAL PROMOTION ORDER (ALL SUCH PERSONS TOGETHER BEING REFERRED TO AS “FPO PERSONS”); AND (B) IF MADE BY A PERSON WHO IS AN AUTHORIZED PERSON UNDER THE FSMA, IS BEING MADE ONLY TO, OR DIRECTED ONLY AT, PERSONS WHO (I) ARE OUTSIDE THE UNITED KINGDOM, OR (II) HAVE PROFESSIONAL EXPERIENCE IN MATTERS RELATING TO INVESTMENTS AND QUALIFY AS INVESTMENT PROFESSIONALS IN ACCORDANCE WITH ARTICLE 14(5) OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (PROMOTION OF COLLECTIVE INVESTMENT SCHEMES) (EXEMPTIONS) ORDER 2001 (THE “PROMOTION OF COLLECTIVE INVESTMENT SCHEMES EXEMPTIONS ORDER”), OR (III) ARE PERSONS FALLING WITHIN ARTICLE 22(2)(A) THROUGH (D) (“HIGH NET WORTH COMPANIES, UNINCORPORATED ASSOCIATIONS, ETC.”) OF THE PROMOTION OF COLLECTIVE INVESTMENT SCHEMES EXEMPTIONS ORDER (ALL SUCH PERSONS TOGETHER BEING REFERRED TO AS “PCIS PERSONS” AND, TOGETHER WITH THE FPO PERSONS, THE “RELEVANT PERSONS”).

THIS FREE WRITING PROSPECTUS MUST NOT BE ACTED ON OR RELIED ON BY PERSONS WHO ARE NOT RELEVANT PERSONS.  ANY INVESTMENT OR INVESTMENT ACTIVITY TO WHICH THIS FREE WRITING PROSPECTUS RELATES, INCLUDING THE OFFERED CERTIFICATES, IS AVAILABLE ONLY TO RELEVANT PERSONS AND WILL BE ENGAGED IN ONLY WITH RELEVANT PERSONS.  ANY PERSONS OTHER THAN RELEVANT PERSONS SHOULD NOT ACT OR RELY ON THIS FREE WRITING PROSPECTUS.

POTENTIAL INVESTORS IN THE UNITED KINGDOM ARE ADVISED THAT ALL, OR MOST, OF THE PROTECTIONS AFFORDED BY THE UNITED KINGDOM REGULATORY SYSTEM WILL NOT APPLY TO AN INVESTMENT IN THE OFFERED CERTIFICATES AND THAT COMPENSATION WILL

NOT BE AVAILABLE UNDER THE UNITED KINGDOM FINANCIAL SERVICES COMPENSATION SCHEME.

EUROPEAN ECONOMIC AREA

THIS FREE WRITING PROSPECTUS HAS BEEN PREPARED ON THE BASIS THAT ANY OFFER OF CERTIFICATES IN ANY MEMBER STATE OF THE EUROPEAN ECONOMIC AREA WHICH HAS IMPLEMENTED THE PROSPECTUS DIRECTIVE (EACH, A “RELEVANT MEMBER STATE”) WILL BE MADE PURSUANT TO AN EXEMPTION UNDER THE PROSPECTUS DIRECTIVE (AS DEFINED BELOW) FROM THE REQUIREMENT TO PUBLISH A PROSPECTUS FOR OFFERS OF CERTIFICATES.   ACCORDINGLY ANY PERSON MAKING OR INTENDING TO MAKE AN OFFER IN THAT RELEVANT MEMBER STATE OF CERTIFICATES WHICH ARE THE SUBJECT OF AN OFFERING CONTEMPLATED IN THIS FREE WRITING PROSPECTUS AS COMPLETED BY FINAL TERMS IN RELATION TO THE OFFER OF THOSE CERTIFICATES MAY ONLY DO SO IN CIRCUMSTANCES IN WHICH NO OBLIGATION ARISES FOR THE DEPOSITOR, THE ISSUING ENTITY OR AN UNDERWRITER TO PUBLISH A PROSPECTUS PURSUANT TO ARTICLE 3 OF THE PROSPECTUS DIRECTIVE IN RELATION TO SUCH OFFER.

NONE OF THE DEPOSITOR, THE ISSUING ENTITY OR ANY OF THE UNDERWRITERS HAS AUTHORIZED, NOR DOES ANY OF THEM AUTHORIZE, THE MAKING OF ANY OFFER OF CERTIFICATES IN CIRCUMSTANCES IN WHICH AN OBLIGATION ARISES FOR THE DEPOSITOR, THE ISSUING ENTITY OR AN UNDERWRITER TO PUBLISH OR SUPPLEMENT A PROSPECTUS FOR SUCH OFFER.

FOR THE PURPOSES OF THIS PROVISION AND THE PROVISION IMMEDIATELY BELOW, THE EXPRESSION “PROSPECTUS DIRECTIVE” MEANS DIRECTIVE 2003/71/EC (AND AMENDMENTS THERETO, INCLUDING THE 2010 PD AMENDING DIRECTIVE, TO THE EXTENT IMPLEMENTED IN THE RELEVANT MEMBER STATE), AND INCLUDES ANY RELEVANT IMPLEMENTING MEASURE IN THE RELEVANT MEMBER STATE AND THE EXPRESSION “2010 PD AMENDING DIRECTIVE” MEANS DIRECTIVE 2010/73/EU.

EUROPEAN ECONOMIC AREA SELLING RESTRICTIONS

IN RELATION TO EACH RELEVANT MEMBER STATE, EACH UNDERWRITER HAS REPRESENTED AND AGREED THAT, WITH EFFECT FROM AND INCLUDING THE DATE ON WHICH THE PROSPECTUS DIRECTIVE IS IMPLEMENTED IN THAT RELEVANT MEMBER STATE, IT HAS NOT MADE AND WILL NOT MAKE AN OFFER OF THE CERTIFICATES WHICH ARE THE SUBJECT OF THE OFFERING CONTEMPLATED BY THIS FREE WRITING PROSPECTUS TO THE PUBLIC IN THAT RELEVANT MEMBER STATE OTHER THAN:

(A)  TO ANY LEGAL ENTITY WHICH IS A “QUALIFIED INVESTOR” AS DEFINED IN THE PROSPECTUS DIRECTIVE;

(B)  TO FEWER THAN 100 OR, IF THE RELEVANT MEMBER STATE HAS IMPLEMENTED THE RELEVANT PROVISION OF THE 2010 PD AMENDING DIRECTIVE, 150, NATURAL OR LEGAL PERSONS (OTHER THAN “QUALIFIED INVESTORS” AS DEFINED IN THE PROSPECTUS DIRECTIVE) SUBJECT TO OBTAINING THE PRIOR CONSENT OF THE RELEVANT UNDERWRITER OR UNDERWRITERS NOMINATED BY THE ISSUING ENTITY FOR ANY SUCH OFFER; OR

(C)  IN ANY OTHER CIRCUMSTANCES FALLING WITHIN ARTICLE 3(2) OF THE PROSPECTUS DIRECTIVE;

PROVIDED THAT NO SUCH OFFER OF THE OFFERED CERTIFICATES REFERRED TO IN CLAUSES (A) TO (C) ABOVE SHALL REQUIRE THE DEPOSITOR, THE ISSUING ENTITY OR ANY UNDERWRITER TO PUBLISH A PROSPECTUS PURSUANT TO ARTICLE 3 OF THE PROSPECTUS DIRECTIVE.

FOR THE PURPOSES OF THE PRIOR PARAGRAPH, THE EXPRESSION AN “OFFER OF THE CERTIFICATES WHICH ARE THE SUBJECT OF THE OFFERING CONTEMPLATED BY THIS FREE WRITING PROSPECTUS TO THE PUBLIC” IN RELATION TO ANY OFFERED CERTIFICATE IN ANY RELEVANT MEMBER STATE MEANS THE COMMUNICATION IN ANY FORM AND BY ANY MEANS OF SUFFICIENT INFORMATION ON THE TERMS OF THE OFFER AND THE CERTIFICATES TO BE OFFERED SO AS TO ENABLE AN INVESTOR TO DECIDE TO PURCHASE OR SUBSCRIBE TO THE OFFERED CERTIFICATES, AS THE SAME MAY BE VARIED IN THAT RELEVANT MEMBER STATE BY ANY MEASURE IMPLEMENTING THE PROSPECTUS DIRECTIVE IN THAT RELEVANT MEMBER STATE.

HONG KONG

NO PERSON HAS ISSUED OR HAD IN ITS POSSESSION FOR THE PURPOSES OF ISSUE, OR WILL ISSUE OR HAVE IN ITS POSSESSION FOR THE PURPOSES OF ISSUE, WHETHER IN HONG KONG OR ELSEWHERE, ANY ADVERTISEMENT, INVITATION OR DOCUMENT RELATING TO THE OFFERED CERTIFICATES, WHICH IS DIRECTED AT, OR THE CONTENTS OF WHICH ARE LIKELY TO BE ACCESSED OR READ BY, THE PUBLIC OF HONG KONG (EXCEPT IF PERMITTED TO DO SO UNDER THE SECURITIES LAWS OF HONG KONG) OTHER THAN WITH RESPECT TO OFFERED CERTIFICATES WHICH ARE OR ARE INTENDED TO BE DISPOSED OF ONLY TO PERSONS OUTSIDE HONG KONG OR ONLY TO “PROFESSIONAL INVESTORS” WITHIN THE MEANING OF THE SECURITIES AND FUTURES ORDINANCE (CAP. 571) OF HONG KONG AND ANY RULES MADE UNDER THAT ORDINANCE.

THE OFFERED CERTIFICATES (IF THEY ARE NOT A “STRUCTURED PRODUCT” AS DEFINED IN THE SECURITIES AND FUTURES ORDINANCE (CAP. 571) OF HONG KONG) HAVE NOT BEEN OFFERED OR SOLD AND WILL NOT BE OFFERED OR SOLD, BY MEANS OF ANY DOCUMENT, OTHER THAN (A) TO “PROFESSIONAL INVESTORS” AS DEFINED IN THE SECURITIES AND FUTURES ORDINANCE (CAP. 571, LAWS OF HONG KONG) AND ANY RULES MADE UNDER THAT ORDINANCE, OR (B) IN OTHER CIRCUMSTANCES WHICH DO NOT RESULT IN THE DOCUMENT BEING A “PROSPECTUS” AS DEFINED IN THE COMPANIES ORDINANCE (CAP. 32, LAWS OF HONG KONG) OR WHICH DO NOT CONSTITUTE AN OFFER TO THE PUBLIC WITHIN THE MEANING OF THAT ORDINANCE. FURTHER, THE CONTENTS OF THIS FREE WRITING PROSPECTUS HAVE NOT BEEN REVIEWED BY ANY REGULATORY AUTHORITY IN HONG KONG. YOU ARE ADVISED TO EXERCISE CAUTION IN RELATION TO THE OFFERING CONTEMPLATED IN THIS FREE WRITING PROSPECTUS. IF YOU ARE IN ANY DOUBT ABOUT ANY OF THE CONTENTS OF THIS FREE WRITING PROSPECTUS, YOU SHOULD OBTAIN INDEPENDENT PROFESSIONAL ADVICE.

SINGAPORE

THIS FREE WRITING PROSPECTUS HAS NOT BEEN AND WILL NOT BE REGISTERED AS A PROSPECTUS WITH THE MONETARY AUTHORITY OF SINGAPORE.  ACCORDINGLY, THIS FREE WRITING PROSPECTUS AND ANY OTHER DOCUMENT OR MATERIAL IN CONNECTION WITH THE OFFER OR SALE, OR INVITATION FOR SUBSCRIPTION OR PURCHASE, OF THE OFFERED CERTIFICATES MAY NOT BE CIRCULATED OR DISTRIBUTED, NOR MAY THE OFFERED CERTIFICATES BE OFFERED OR SOLD, OR BE MADE THE SUBJECT OF AN INVITATION FOR SUBSCRIPTION OR PURCHASE, WHETHER DIRECTLY OR INDIRECTLY, TO PERSONS IN SINGAPORE OTHER THAN (I) TO AN INSTITUTIONAL INVESTOR UNDER SECTION 274 UNDER THE SECURITIES AND FUTURES ACT, CHAPTER 289 OF SINGAPORE (THE “SFA”), (II) TO A RELEVANT PERSON (AS DEFINED IN SECTION 275(2) OF THE SFA), OR ANY PERSON PURSUANT TO SECTION 275(1A) OF THE SFA, IN ACCORDANCE WITH THE CONDITIONS SPECIFIED IN SECTION 275 OF THE SFA OR (III) OTHERWISE PURSUANT TO, AND IN ACCORDANCE WITH THE CONDITIONS OF, ANY OTHER APPLICABLE PROVISION OF THE SFA.

WHERE THE OFFERED CERTIFICATES ARE SUBSCRIBED OR PURCHASED UNDER SECTION 275 OF THE SFA BY A RELEVANT PERSON WHICH IS:  (A) A CORPORATION (WHICH IS NOT AN ACCREDITED INVESTOR (AS DEFINED IN SECTION 4A OF THE SFA)) THE SOLE BUSINESS OF WHICH IS TO HOLD INVESTMENTS AND THE ENTIRE SHARE CAPITAL OF WHICH

IS OWNED BY ONE OR MORE INDIVIDUALS, EACH OF WHOM IS AN ACCREDITED INVESTOR; OR (B) A TRUST (WHERE THE TRUSTEE IS NOT AN ACCREDITED INVESTOR) WHOSE SOLE PURPOSE IS TO HOLD INVESTMENTS AND EACH BENEFICIARY IS AN ACCREDITED INVESTOR, SHARES, DEBENTURES AND UNITS OF SHARES AND DEBENTURES OF THAT CORPORATION OR THE BENEFICIARIES’ RIGHTS AND INTEREST (HOWSOEVER DESCRIBED) IN THAT TRUST SHALL NOT BE TRANSFERABLE FOR 6 MONTHS AFTER THAT CORPORATION OR THAT TRUST HAS ACQUIRED THE OFFERED CERTIFICATES UNDER SECTION 275 OF THE SFA EXCEPT:  (1) TO AN INSTITUTIONAL INVESTOR UNDER SECTION 274 OF THE SFA OR TO A RELEVANT PERSON (AS DEFINED IN SECTION 275(2) OF THE SFA), OR TO ANY PERSON PURSUANT TO AN OFFER THAT IS MADE ON TERMS THAT SUCH SHARES, DEBENTURES AND UNITS OF SHARES AND DEBENTURES OF THAT CORPORATION OR SUCH RIGHTS OR INTEREST IN THAT TRUST ARE ACQUIRED AT A CONSIDERATION OF NOT LESS THAN 200,000 SINGAPORE DOLLARS (OR ITS EQUIVALENT IN A FOREIGN CURRENCY) FOR EACH TRANSACTION, WHETHER SUCH AMOUNT IS TO BE PAID FOR IN CASH OR BY EXCHANGE OF SECURITIES OR OTHER ASSETS, AND FURTHER FOR CORPORATIONS, IN ACCORDANCE WITH THE CONDITIONS SPECIFIED IN SECTION 275(1A) OF THE SFA; (2) WHERE NO CONSIDERATION IS GIVEN FOR THE TRANSFER; (3) BY OPERATION OF LAW; OR (4) AS SPECIFIED IN SECTION 276(7) OF THE SFA.

JAPAN

THE OFFERED CERTIFICATES HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE FINANCIAL INSTRUMENTS AND EXCHANGE LAW OF JAPAN, AS AMENDED (THE “FIEL”), AND DISCLOSURE UNDER THE FIEL HAS NOT BEEN AND WILL NOT BE MADE WITH RESPECT TO THE OFFERED CERTIFICATES.  ACCORDINGLY, EACH UNDERWRITER HAS REPRESENTED AND AGREED THAT IT HAS NOT, DIRECTLY OR INDIRECTLY, OFFERED OR SOLD AND WILL NOT, DIRECTLY OR INDIRECTLY, OFFER OR SELL ANY CERTIFICATES IN JAPAN OR TO, OR FOR THE BENEFIT OF, ANY RESIDENT OF JAPAN (WHICH TERM AS USED IN THIS FREE WRITING PROSPECTUS MEANS ANY PERSON RESIDENT IN JAPAN, INCLUDING ANY CORPORATION OR OTHER ENTITY ORGANIZED UNDER THE LAWS OF JAPAN) OR TO OTHERS FOR RE-OFFERING OR RE-SALE, DIRECTLY OR INDIRECTLY, IN JAPAN OR TO, OR FOR THE BENEFIT OF, ANY RESIDENT OF JAPAN EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF, AND OTHERWISE IN COMPLIANCE WITH, THE FIEL AND OTHER RELEVANT LAWS, REGULATIONS AND MINISTERIAL GUIDELINES OF JAPAN.  AS PART OF THIS OFFERING OF THE OFFERED CERTIFICATES, THE UNDERWRITERS MAY OFFER THE OFFERED CERTIFICATES IN JAPAN TO UP TO 49 OFFEREES IN ACCORDANCE WITH THE ABOVE PROVISIONS.

FORWARD-LOOKING STATEMENTS

In this free writing prospectus and the prospectus, we use certain forward-looking statements.  These forward-looking statements are found in the material, including each of the tables, set forth under “Risk Factors” and “Yield, Prepayment and Maturity Considerations” in this free writing prospectus.  Forward-looking statements are also found elsewhere in this free writing prospectus and prospectus and include words like “expects”, “intends”, “anticipates”, “estimates” and other similar words.  These statements are intended to convey our projections or expectations as of the date of this free writing prospectus.  These statements are inherently subject to a variety of risks and uncertainties.  Actual results could differ materially from those we anticipate due to changes in, among other things:

●      economic conditions and industry competition,

●      political and/or social conditions, and

●      the law and government regulatory initiatives.

We will not update or revise any forward-looking statement to reflect changes in our expectations or changes in the conditions or circumstances on which these statements were originally based.

Certificate Summary

Classes of Certificates	Initial Certificate Principal Amount or Notional Amount(1)		Approximate Credit Support		Initial Pass-Through Rate(2)	Pass-Through Rate Description	Expected Ratings (Moody’s/DBRS/KBRA)(3)	Expected Weighted Avg. Life (yrs.)(11)	Expected Principal Window(11)
Offered Certificates
Class A-1	$52,945,000		30.000%	(12)	[ ]%	(5)	Aaa(sf) / AAA(sf) / AAA(sf)	2.65	12/13 – 08/18
Class A-2	$231,715,000		30.000%	(12)	[ ]%	(5)	Aaa(sf) / AAA(sf) / AAA(sf)	4.85	08/18 – 11/18
Class A-3	$105,000,000		30.000%	(12)	[ ]%	(5)	Aaa(sf) / AAA(sf) / AAA(sf)	9.81	09/23 – 09/23
Class A-4	$326,509,000		30.000%	(12)	[ ]%	(5)	Aaa(sf) / AAA(sf) / AAA(sf)	9.86	09/23 – 10/23
Class A-AB	$77,672,000		30.000%	(12)	[ ]%	(5)	Aaa(sf) / AAA(sf) / AAA(sf)	7.44	11/18 – 09/23
Class X-A	$885,983,000	(6)	N/A		[ ]%	Variable IO(7)	Aaa(sf) / AAA(sf) / AAA(sf)	N/A	N/A
Class X-B	$111,989,000	(6)	N/A		[ ]%	Variable IO(7)	A2(sf) / AAA(sf) / AAA(sf)	N/A	N/A
Class A-S(8)	$92,142,000	(9)	21.875%		[ ]%	(5)	Aaa(sf) / AAA(sf) / AAA(sf)	9.92	10/23 – 11/23
Class B(8)	$72,296,000	(9)	15.500%		[ ]%	(5)	Aa3(sf) / AA(low)(sf) / AA-(sf)	9.97	11/23 – 11/23
Class PEZ(8)	$204,131,000	(9)	12.000%	(10)	[ ]%	(5)	A1(sf) / A(low)(sf) / A-(sf)	9.95	10/23 – 11/23
Class C(8)	$39,693,000	(9)	12.000%	(10)	[ ]%	(5)	A3(sf) / A(low)(sf) / A-(sf)	9.97	11/23 – 11/23
Non-Offered Certificates
Class X-C	$89,308,119	(6)	N/A		[ ]%	Variable IO(7)	NR / AAA(sf) / NR	N/A	N/A
Class D	$43,944,000		8.125%		[ ]%	(5)	Baa3(sf) / BBB(low)(sf) / BBB(sf)	9.97	11/23 – 11/23
Class E	$2,835,000		7.875%		[ ]%	(5)	Ba1(sf) / NR / BB+(sf)	9.97	11/23 – 11/23
Class F	$26,934,000		5.500%		[ ]%	(5)	Ba3(sf) / BB(low)(sf) / BB(sf)	9.97	11/23 – 11/23
Class G	$25,517,000		3.250%		[ ]%	(5)	B3(sf) / B(low)(sf) / B(sf)	9.97	11/23 – 11/23
Class H	$36,857,119		0.000%		[ ]%	(5)	NR / NR / NR	9.97	11/23 – 11/23
Class S(13)	N/A		N/A		N/A	N/A	NR / NR / NR	N/A	N/A
Class R(14)	N/A		N/A		N/A	N/A	NR / NR / NR	N/A	N/A

(1)	Approximate, subject to a variance of plus or minus 5%.

(2)	Approximate per annum rate as of the closing date.

(3)
It is a condition of issuance that the offered certificates receive the ratings set forth above.  Ratings shown are those of Moody’s Investors Service, Inc., DBRS, Inc. and Kroll Bond Rating Agency, Inc.  Subject to the discussion under “Ratings” in this free writing prospectus, the ratings on the certificates address the likelihood of the timely receipt by holders of all payments of interest to which they are entitled on each distribution date and, except in the case of the interest only certificates, the ultimate receipt by holders of all payments of principal to which they are entitled on or before the applicable rated final distribution date.  Certain nationally recognized statistical rating organizations, as defined in Section 3(a)(62) of the Securities Exchange Act of 1934, as amended, that were not hired by the depositor may use information they receive pursuant to Rule 17g-5 under the Securities Exchange Act of 1934, as amended, or otherwise to rate the offered certificates. We cannot assure you as to what ratings a non-hired nationally recognized statistical rating organization would assign. See “Risk Factors—Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded” in this free writing prospectus.  Moody’s Investors Service, Inc., DBRS, Inc. and Kroll Bond Rating Agency, Inc. have informed us that the “sf” designation in the ratings represents an identifier of structured finance product ratings.  For additional information about this identifier, prospective investors can go to the related rating agency’s website.

(4)	The rated final distribution date for each class of offered certificates is the distribution date in November 2046.

(5)
For any distribution date, the pass-through rates of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class A-S, Class B, Class C, Class D, Class E, Class F, Class G and Class H certificates will each be a per annum rate equal to one of (i) a fixed rate, (ii) the weighted average of the net interest rates on the mortgage loans (in each case, adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) as of their respective due dates in the month preceding the month in which the related distribution date occurs, (iii) the lesser of a specified pass-through rate and the rate specified in clause (ii), or (iv) the rate specified in clause (ii) less a specified percentage.  The Class PEZ certificates will not have a pass-through rate, but will be entitled to receive the sum of the interest distributable on the percentage interests of the Class A-S, Class B and Class C trust components represented by the Class PEZ certificates.  The pass-through rates on the Class A-S, Class B and Class C trust components will at all times be the same as the pass-through rates of the Class A-S, Class B and Class C certificates, respectively.

(6)
The Class X-A, Class X-B and Class X-C certificates will not have certificate principal amounts and will not be entitled to receive distributions of principal.  Interest will accrue on the Class X-A, Class X-B and Class X-C certificates at their respective pass-through rates based upon their respective notional amounts.  The notional amount of the Class X-A certificates will be equal to the aggregate certificate principal amounts of the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB certificates and the Class A-S trust component.  The notional amount of the Class X-B certificates will be equal to the aggregate certificate principal amounts of the Class B and Class C trust components.  The notional amount of the Class X-C certificates will be equal to the aggregate certificate principal amounts of the Class F, Class G and Class H certificates.

(7)
The pass-through rate of the Class X-A certificates will generally be a per annum rate equal to the excess, if any, of (i) the weighted average of the net interest rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), over (ii) the weighted average of the pass-through rates of the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB certificates and the Class A-S trust component as described in this free writing prospectus.  The pass-through rate of the Class X-B certificates will generally be a per annum rate equal to the excess, if any, of (i) the weighted average of the net interest rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), over (ii) the weighted average of the pass-through rates of the Class B and Class C trust components, as described in this free writing prospectus.  The pass-through rate of the Class X-C certificates will generally be a per annum rate equal to the excess, if any, of (i) the weighted average of the net interest rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), over (ii) the weighted average of the pass-through rates of the Class F, Class G and Class H certificates, as described in this free writing prospectus.

(8)	The Class A-S, Class B and Class C certificates may be exchanged for Class PEZ certificates, and Class PEZ certificates may be exchanged for the Class A-S, Class B and Class C certificates.

(9)
On the closing date, the issuing entity will issue the Class A-S, Class B and Class C trust components, which will have outstanding principal balances on the closing date of $92,142,000, $72,296,000 and $39,693,000, respectively.  The Class A-S, Class B, Class PEZ and Class C certificates will, at all times, represent undivided beneficial ownership interests in the portion of a grantor trust that will hold such trust components.  Each class of the Class A-S, Class B, Class PEZ and Class C certificates will, at all times, represent a beneficial interest in a percentage of the outstanding principal balance of the Class A-S, Class B and/or Class C trust components.  Following any exchange of Class A-S, Class B and Class C certificates for Class PEZ certificates or any exchange of Class PEZ certificates for Class A-S, Class B and Class C certificates, the percentage interest of the outstanding principal balances of the Class A-S, Class B and Class C trust components that is represented by the Class A-S, Class B, Class PEZ and Class C certificates will be increased or decreased accordingly.  The initial certificate principal amount of each Class of the Class A-S, Class B and Class C certificates shown in the table above represents the maximum certificate principal amount of such class without giving effect to any issuance of Class PEZ certificates.  The initial certificate principal amount of the Class PEZ certificates shown in the table above is equal to the aggregate of the maximum initial certificate principal amounts of the Class A-S, Class B and Class C certificates, representing the maximum certificate principal amount of the Class PEZ certificates that could be issued in an exchange.  The certificate principal amounts of the Class A-S, Class B and Class C certificates to be issued on the closing date will be reduced, in required proportions, by an amount equal to the certificate principal amount of the Class PEZ certificates issued on the closing date.

(10)
The initial subordination levels for the Class C and Class PEZ certificates are equal to the subordination level of the underlying Class C trust component, which will have an initial outstanding balance on the closing date of $39,693,000.

(11)
Assuming no prepayments prior to the maturity date or anticipated repayment date, for each mortgage loan and based on the modeling assumptions described under “Yield, Prepayment and Maturity Considerations” in this free writing prospectus.

(12)	The credit support percentages set forth for the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB certificates are represented in the aggregate.

(13)
The Class S certificates will not have a certificate principal amount, notional amount, pass-through rate, rating or rated final distribution date.  The Class S certificates will only be entitled to distributions of excess interest accrued on the mortgage loan with an anticipated repayment date.  See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—ARD Loan” in this free writing prospectus.

(14)
The Class R certificates will not have a certificate principal amount, notional amount, pass-through rate, rating or rated final distribution date.  The Class R certificates will represent the residual interests in each of two separate REMICs, as further described in this free writing prospectus.  The Class R certificates will not be entitled to distributions of principal or interest.

The Class X-C, Class D, Class E, Class F, Class G, Class H, Class S and Class R certificates are not offered by this free writing prospectus.

Summary of Free Writing Prospectus

The following is only a summary.  Detailed information appears elsewhere in this free writing prospectus and in the accompanying prospectus.  That information includes, among other things, detailed mortgage loan information and calculations of cash flows on the offered certificates.  To understand all of the terms of the offered certificates, read carefully this entire document and the accompanying prospectus.  See “Index of Significant Definitions” in this free writing prospectus and “Index of Defined Terms” in the prospectus for definitions of capitalized terms.

Title, Registration and Denomination of Certificates

The certificates to be issued are known as the GS Mortgage Securities Trust 2013-GCJ16, Commercial Mortgage Pass-Through Certificates, Series 2013-GCJ16.  The offered certificates will be issued in book-entry form through The Depository Trust Company, or DTC, and its participants.  You may hold your certificates through:  (i) DTC in the United States or (ii) Clearstream Banking, société anonyme or Euroclear Bank, as operator of the Euroclear System in Europe.  Transfers within DTC, Clearstream Banking, société anonyme or Euroclear Bank, as operator of the Euroclear System, will be made in accordance with the usual rules and operating procedures of those systems.  See “Description of the Offered Certificates—Delivery, Form, Transfer and Denomination,” and “—Book-Entry Registration” in this free writing prospectus and “Description of the Certificates—General” in the prospectus.  All the offered certificates will be issued in registered form without coupons.  The offered certificates (other than the Class X-A and Class X-B certificates) that are initially offered and sold will be issued in minimum denominations of $10,000 and integral multiples of $1 in excess of $10,000.  The Class X-A and Class X-B certificates will be issued in minimum denominations of authorized initial notional amount of not less than $1,000,000 and in integral multiples of $1 in excess of $1,000,000.

Transaction Parties and Significant Dates, Events and Periods

Issuing Entity
GS Mortgage Securities Trust 2013-GCJ16, a New York common law trust to be established on the securitization closing date under the pooling and servicing agreement.  For more detailed information, see “Transaction Parties—The Issuing Entity” in this free writing prospectus.

Depositor
GS Mortgage Securities Corporation II, a Delaware corporation.  As depositor, GS Mortgage Securities Corporation II will acquire the mortgage loans from the sponsors and transfer them to the issuing entity.  The depositor’s address is 200 West Street, New York, New York 10282 and its telephone number is (212) 902-1000.  See “Transaction Parties—The Depositor” in this free writing prospectus and “The Depositor” in the prospectus.

Sponsors	The mortgage loans will be sold to the depositor by the following sponsors, which have organized and initiated the transaction in which the certificates will be issued:

	●	Jefferies LoanCore LLC, a Delaware limited liability company (36.6% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date);

	●	Rialto Mortgage Finance, LLC, a Delaware limited liability company (20.3% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date);

	●	Goldman Sachs Mortgage Company, a New York limited partnership (17.3% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date);

	●	MC-Five Mile Commercial Mortgage Finance LLC, a Delaware limited liability company (16.8% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date); and

	●	Citigroup Global Markets Realty Corp., a New York corporation (9.0% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date).

	See “Transaction Parties—The Sponsors” in this free writing prospectus.

Originators	The mortgage loans were originated by the entities set forth in the following chart:

	Originator	Sponsor	Number of Mortgage Loans	% of Initial Pool Balance
	Jefferies LoanCore LLC	Jefferies LoanCore LLC	24	36.6%
	Rialto Mortgage Finance, LLC	Rialto Mortgage Finance, LLC	14	20.3
	MC-Five Mile Commercial Mortgage Finance LLC	MC-Five Mile Commercial Mortgage Finance LLC	22	16.8
	Goldman Sachs Mortgage Company	Goldman Sachs Mortgage Company	8	14.2
	Citigroup Global Markets Realty Corp.	Citigroup Global Markets Realty Corp.	6	9.0
	GS Commercial Real Estate LP	Goldman Sachs Mortgage Company	4	3.1
			78	100.0%

	See “Transaction Parties—The Originators” in this free writing prospectus.

Trustee
U.S. Bank National Association is a national banking association.  The corporate trust offices of U.S. Bank National Association are located at 190 South LaSalle Street, 7th floor, Chicago, Illinois 60603.  Following the transfer of the underlying mortgage loans into the issuing entity, the trustee, on behalf of the issuing entity, will become the mortgagee of record with respect to each mortgage loan (but not the non-serviced loans) transferred to the issuing entity.  In addition, subject to the terms of the pooling and servicing agreement, the trustee will be primarily responsible for back-up advancing.  See “Transaction Parties—The Trustee and Certificate Administrator” in this free writing prospectus.

Certificate Administrator
U.S. Bank National Association will initially act as certificate administrator, custodian, paying agent, certificate registrar and authenticating agent.  The corporate trust offices of U.S. Bank National Association are located at 190 South LaSalle Street, 7th Floor, Mail Code: MK-IL-SL7C, Chicago, Illinois 60603, Attention: GSMS 2013-GCJ16, the office designated for custodial purposes is located at 1113 South Rankin Street, Suite 100, St. Paul, Minnesota 55116 and the office designated for purposes of certificate transfers and exchanges is located at 60 Livingston Avenue, St. Paul, Minnesota 55107, Attention: Bondholder Services – GSMS 2013-GCJ16.  See “Transaction Parties—The Trustee and Certificate Administrator” in this free writing prospectus.

Operating Advisor
Situs Holdings, LLC, a Delaware limited liability company.  At any time that (i) none of the classes of Class G and Class H certificates has an outstanding certificate principal amount (as notionally reduced by any appraisal reductions allocable to such class) that is at least equal to 25% of the initial certificate principal amount of that class of certificates or (ii) a control termination event is deemed to occur as described under “The Pooling and Servicing Agreement—Controlling Class Representative—General” in this free writing prospectus (each, a “Control Termination Event”), the operating advisor will generally review the special servicer’s operational practices in respect of specially serviced mortgage loans to formulate an opinion as to whether or not those operational practices generally satisfy the servicing standard with respect to the resolution and/or liquidation of specially serviced mortgage loans.  In addition, at any time after the occurrence and during the continuance of a Control Termination Event, the operating advisor will consult with the special servicer with regard to certain major decisions with respect to the mortgage loans to the extent described in this free writing prospectus and the pooling and servicing agreement.

At any time after the occurrence and during the continuance of a Control Termination Event, the operating advisor will be required to review certain operational activities related to specially serviced mortgage loans in general on a platform level basis.  Based on the operating advisor’s review of certain information described in this free writing prospectus, the operating advisor will be required (if any mortgage loans were specially serviced mortgage loans during the prior calendar year) to prepare an annual report to be provided to the trustee and the certificate administrator (and made available through the certificate administrator’s website) setting forth its assessment of the special servicer’s performance of its duties under the pooling and servicing agreement on a platform-level basis with respect to the resolution and liquidation of specially serviced mortgage loans.

At any time that (i) none of the classes of Class G and Class H certificates has an outstanding certificate principal amount, without regard to the application of any appraisal reductions, that is equal to or greater than 25% of the initial certificate principal amount of that class of certificates or (ii) a consultation termination event is deemed to occur as described under “The Pooling and Servicing Agreement—Controlling Class Representative—General” in this free writing prospectus (each, a “Consultation Termination Event”), the operating advisor may recommend the replacement of the special servicer if the operating advisor determines that the special servicer is not performing its duties as required under the pooling and servicing agreement or is otherwise not acting in accordance with the servicing standard, as described under “The Pooling and

Servicing Agreement—Termination of the Special Servicer” in this free writing prospectus.

Additionally, if the holders of at least 15% of the voting rights of the certificates other than the Class X-A, Class X-B, Class X-C, Class S and Class R certificates (but only those classes of certificates that, in each case, have an outstanding certificate principal amount, as notionally reduced by any appraisal reductions, equal to or greater than 25% of the initial certificate principal amount of such class as reduced by payments of principal, and considering each of the Class A-S, Class B and Class C certificates together with the Class PEZ certificates’ applicable percentage interest of the related Class A-S, Class B or Class C trust component as a single “Class” for such purpose), request a vote to replace the operating advisor, then the operating advisor may be replaced by the holders of more than 50% of the voting rights of the certificates other than the Class X-A, Class X-B, Class X-C, Class S and Class R certificates (but only those classes of certificates that, in each case, have an outstanding certificate principal amount, as notionally reduced by any appraisal reductions, equal to or greater than 25% of the initial certificate principal amount of such class, as reduced by payments of principal, and considering each of the Class A-S, Class B and Class C certificates together with the Class PEZ certificates’ applicable percentage interest of the related Class A-S, Class B or Class C trust component as a single “Class” for such purpose) that exercise their right to vote; provided that holders of at least 50% of the voting rights of such certificates exercise their right to vote.  See “The Pooling and Servicing Agreement—Operating Advisor—Termination of the Operating Advisor Without Cause” in this free writing prospectus.

For additional information regarding the responsibilities of the operating advisor, see “The Pooling and Servicing Agreement—Operating Advisor” “Description of the Mortgage Pool—The Whole Loans” and “Transaction Parties—The Operating Advisor” in this free writing prospectus.

Master Servicer
Wells Fargo Bank, National Association, a national banking association.  Except as otherwise described below with respect to the non-serviced loans, the master servicer will initially service all of the mortgage loans and the serviced companion loan either directly or through a sub-servicer pursuant to the pooling and servicing agreement.  The principal west coast commercial mortgage master servicing offices of Wells Fargo Bank, National Association are located at MAC A0227-020, 1901 Harrison Street, Oakland, California 94612.  The principal east coast commercial mortgage master servicing offices of Wells Fargo Bank, National Association are located at MAC D1086-120, 550 South Tryon Street, Charlotte, North Carolina 28202.

The mortgage loan secured by the mortgaged properties identified on Annex A to this free writing prospectus as Matrix MHC Portfolio, representing approximately 6.1% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (together with a pari passu companion loan, collectively referred to in this free writing prospectus as the “Matrix MHC Portfolio whole loan”), will be serviced by Wells Fargo Bank, National Association as master servicer under the pooling and servicing agreement.

The mortgage loan secured by the mortgaged property identified on Annex A to this free writing prospectus as Miracle Mile Shops, representing approximately 6.2% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (together with 5 pari passu companion loans, collectively referred to in this free writing prospectus as the “Miracle Mile Shops whole loan”), is currently being serviced under the pooling and servicing agreement entered into in connection with the issuance of the COMM 2013-CCRE11 Mortgage Trust Commercial Mortgage Pass Through Certificates. The master servicer of the Miracle Mile Shops whole loan under the COMM 2013-CCRE11 pooling and servicing agreement (referred to as the “CCRE11 PSA” in this free writing prospectus) is Midland Loan Services, a Division of PNC Bank, National Association (referred to in this free writing prospectus as the “CCRE11 master servicer”).  It is expected that the related pari passu companion loan designated as note A-1 will be securitized into the COMM 2013-CCRE12 securitization transaction prior to the closing date of this securitization transaction.  Upon such securitization of note A-1, the Miracle Mile Shops whole loan will be serviced under the COMM 2013-CCRE12 pooling and servicing agreement (referred to as the “CCRE12 PSA” in this free writing prospectus), by Wells Fargo Bank, National Association as the master servicer (referred to in this free writing prospectus as the “CCRE12 master servicer”).  The applicable pooling and servicing agreement under which the Miracle Mile Shops mortgage loan will be serviced is referred to in this free writing prospectus as the “Miracle Mile Shops PSA” and the applicable master servicer under the Miracle Mile Shops PSA is referred to in this free writing prospectus as the “Miracle Mile Shops master servicer”.  Midland Loan Services, a Division of PNC Bank, National Association currently acts, and in any securitization of such note A-1 would continue to act, as primary servicer for the entire Miracle Mile Shops whole loan under both the CCRE11 PSA and CCRE12 PSA, and in such capacity it will be entitled to receive a primary servicing fee with respect to the entire Miracle Mile Shops whole loan.

The mortgage loan secured by the mortgaged property identified on Annex A to this free writing prospectus as Walpole Shopping Mall, representing approximately 4.1% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (together with a pari passu companion loan, collectively referred to in this free writing prospectus as the “Walpole Shopping Mall whole loan”), will be serviced by Wells Fargo Bank, National Association as master servicer (referred to in this free writing prospectus as the “GC15 master servicer”) under the pooling and servicing agreement entered into in connection with the issuance of Citigroup Commercial Mortgage Trust 2013-GC15 Commercial Mortgage Pass-Through Certificates (referred to as the “GC15 PSA” in this free writing prospectus).

The mortgage loan secured by the mortgaged property identified on Annex A to this free writing prospectus as Related Home Depot, representing approximately 1.1% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (together with a pari passu companion loan, collectively referred to in this free writing prospectus as the “Related Home Depot whole loan”), is expected to be serviced by Wells Fargo Bank, National Association as master servicer (referred to in this free writing prospectus as the “WFRBS C17 master servicer”) under the pooling and servicing agreement entered into in connection with the issuance of WFRBS Commercial Mortgage Trust 2013-C17 Commercial Mortgage Pass-Through Certificates (referred to as the “WFRBS C17 PSA” in this free writing prospectus).  The securitization to be governed by the WFRBS C17 PSA is expected to close on or about the same date as the closing of this securitization.

The Matrix MHC Portfolio whole loan, the Miracle Mile Shops whole loan, the Walpole Shopping Mall whole loan and the Related Home Depot whole loan are also referred to in this free writing prospectus as the “whole loans”.  In the case of the Miracle Mile Shops whole loan, the Walpole Shopping Mall whole loan and the Related Home Depot whole loan, the related mortgage loan is referred to as a “non-serviced loan”.  In the case of the Miracle Mile Shops whole loan, the Walpole Shopping Mall whole loan and the Related Home Depot whole loan, each related companion loan is referred to as a “non-serviced companion loan”.  The Matrix MHC Portfolio whole loan is also referred to in this free writing prospectus as the “serviced whole loan” and the related companion loan is referred to as the “serviced companion loan”.

The Miracle Mile Shops PSA, the GC15 PSA and the WFRBS C17 PSA are also referred to in this free writing prospectus as an “Other PSA”.  The Miracle Mile Shops master servicer, the GC15 master servicer and the WFRBS C17 master servicer are also referred to in this free writing prospectus as an “Other master servicer”.

See “Transaction Parties—Servicers—The Master Servicer” and “—Servicing Compensation, Operating Advisor Compensation and Payment of Expenses” in this free writing prospectus.

Special Servicer
Rialto Capital Advisors, LLC, a Delaware limited liability company, will be the initial special servicer with respect to all of the mortgage loans and the serviced companion loan pursuant to the pooling and servicing agreement, except as otherwise described with respect to the non-serviced loans.  Rialto Capital Advisors, LLC was appointed to be the special servicer at the request of the initial controlling class representative.  The primary servicing office of Rialto Capital Advisors, LLC is located at 790 NW 107th Avenue, 4th Floor, Miami, Florida 33172.

The Matrix MHC Portfolio whole loan will be specially serviced by Rialto Capital Advisors, LLC as special servicer under the pooling and servicing agreement.

Situs Holdings, LLC acts as special servicer under the CCRE11 PSA (referred to in this free writing prospectus as the “CCRE11 special servicer”) and will act as special servicer with respect to the Miracle Mile Shops whole loan so long as the Miracle Mile Shops whole loan is serviced under the CCRE11 PSA.  However, the CCRE12 securitization transaction is expected to close prior to the closing date of this securitization, at which point LNR Partners, LLC as special servicer under the CCRE12 PSA (referred to in this free writing prospectus as the “CCRE12 special servicer”) will act as special servicer with respect to the Miracle Mile Shops whole loan.

The Walpole Shopping Mall whole loan will be specially serviced by Midland Loan Services, a Division of PNC Bank, National Association as special servicer under the GC15 PSA, which governs the servicing of the Walpole Shopping Mall whole loan (referred to in this free writing prospectus as the “GC15 special servicer”).

The Related Home Depot whole loan is expected to be specially serviced by Rialto Capital Advisors, LLC as special servicer under the WFRBS C17 PSA (referred to in this free writing prospectus as the “WFRBS C17 special servicer”).

The CCRE11 special servicer, the CCRE12 special servicer, the GC15 special servicer and the WFRBS C17 special servicer are also referred to in this free writing prospectus as an “Other special servicer”.

See “Transaction Parties—Servicers—The Special Servicer” and “—Servicing Compensation, Operating Advisor Compensation and Payment of Expenses” in this free writing prospectus.

The special servicer under the pooling and servicing agreement may be removed, with or without cause, and a successor special servicer appointed, from time to time, as follows:

● prior to the occurrence and continuance of a Control Termination Event, the special servicer may be removed at the direction of the controlling class representative; and

●
after the occurrence and during the continuance of a Control Termination Event, the holders of at least 25% of the voting rights of the certificates (other than the Class S and Class R certificates) (considering each of the Class A-S, Class B and Class C certificates together with the Class PEZ certificates’ applicable percentage interest of the related Class A-S, Class B or Class C trust component as a single “Class” for such purpose), may request a vote to replace the special servicer.  The subsequent vote may result in the termination and replacement of the special servicer if within 180 days of the initial request for that vote the holders of (a) at least 75% of the voting rights of the certificates (other than the Class S and Class R certificates) or (b) more than 50% of the voting rights of each class of certificates other than the Class X-A, Class X-B, Class X-C, Class S and Class R certificates (but only those classes of certificates that, in each case, have an outstanding certificate principal amount, as notionally reduced by any appraisal reductions, equal to or greater than 25% of the initial certificate principal amount of such class, as reduced by payments of principal, and considering each of the Class A-S, Class B and Class C certificates together with the Class PEZ certificates’ applicable percentage interest of the related Class A-S, Class B or Class C trust component as a single “Class” for such purpose) vote affirmatively to so replace.

Additionally, at any time after the occurrence and during the continuance of a Consultation Termination Event, if the operating advisor determines that the special servicer is not performing its duties as required under the pooling and servicing agreement or is otherwise not acting in accordance with the servicing standard, the operating advisor may recommend the replacement of the special servicer.  In connection with such a recommendation, the special servicer would be replaced if, within 180 days of the initial request for that vote, the holders of more than 50% of the voting rights of each class of certificates other than the Class X-A, Class X-B, Class X-C, Class S and Class R certificates (but only those classes of certificates that, in each case, have an outstanding certificate principal amount, as notionally reduced by any appraisal reductions, equal to or greater than 25% of the initial certificate principal amount of such class, as reduced by payments of principal, and considering each of the Class A-S, Class B and Class C certificates together with the Class PEZ certificates’ applicable percentage interest of the related Class A-S, Class B or Class C trust component as a single “Class” for such purpose) vote affirmatively to so replace.

Further, in the case of the Matrix MHC Portfolio mortgage loan, if a servicer termination event on the part of the special servicer affects the related serviced companion loan that is part of such serviced whole loan, the holder of such serviced companion loan or the rating on a class of securities backed by such serviced companion loan, then, at the direction of the holder of such serviced companion loan, the trustee will be required to terminate the special servicer solely with respect to the serviced whole loan, as further described under “The Pooling and Servicing Agreement—Servicer Termination Events” and “—Rights Upon Servicer Termination Event” in this free writing prospectus.  Each Other PSA provides for the potential replacement of the related Other special servicer under certain circumstances by parties related to the applicable other securitization and over which the holders of the offered certificates have no control.  See “Description of the Mortgage Pool—The Whole Loans” in this free writing prospectus for a discussion of the serviced whole loan and the serviced companion loan.

See “The Pooling and Servicing Agreement—Termination of the Special Servicer” in this free writing prospectus.

Controlling Class Representative
The controlling class representative will be the controlling class certificateholder or representative selected by more than 50% of the controlling class certificateholders (by certificate principal amount).

The controlling class is the most subordinate class of the Class G and Class H certificates that has an outstanding certificate principal amount, as notionally reduced by any appraisal reductions allocated to such class, that is equal to or greater than 25% of the initial certificate principal amount of that class of certificates.  See “Description of the Offered Certificates—Voting Rights” in this free writing prospectus.  No other class of certificates will be eligible to act as the controlling class or appoint a controlling class representative.

So long as a Control Termination Event does not exist, the controlling class representative will have certain consent and consultation rights under the pooling and servicing agreement with respect to certain major decisions and other matters.

After the occurrence and during the continuance of a Control Termination Event, the consent rights of the controlling class representative will terminate, and the controlling class representative will retain consultation rights under the pooling and servicing agreement with respect to certain major decisions and other matters.

After the occurrence and during the continuance of a Consultation Termination Event, all of these rights of the controlling class representative will terminate.  See “The Pooling and Servicing Agreement—Controlling Class Representative” in this free writing prospectus.

RREF II CMBS AIV, LP, or another affiliate of the special servicer and Rialto Mortgage Finance, LLC (an originator and sponsor), is expected to purchase the Class X-C, Class E, Class F, Class G, Class H and Class S certificates and be appointed as the initial controlling class representative.

So long as a Control Termination Event does not exist, (i) the special servicer may, at the direction of the controlling class representative, take actions with respect to the servicing of the mortgage loans (other than with respect to the non-serviced loans) that could adversely affect the holders of some or all of the classes of certificates and (ii) the special servicer may be removed without cause by the controlling class representative.  In addition, so long as a Control Termination Event does not exist, the controlling class representative under this transaction has comparable rights in respect of the GC15 special servicer with respect to the Walpole Shopping Mall whole loan.  Furthermore, the controlling class representative may have interests in conflict with those of the holders of the offered certificates.  See “Risk Factors—Potential Conflicts of Interest of the Controlling Class Representative and each Controlling Class Representative under an Other PSA” in this free writing prospectus.

With respect to the non-serviced loans secured by the mortgaged properties identified on Annex A to this free writing prospectus as Miracle Mile Shops and Related Home Depot, the controlling class representative prior to a Control Termination Event will have limited consultation rights with the related Other special servicer, as provided for in the related intercreditor agreement and as described under “Description of the Mortgage Pool—The Whole Loans—The Miracle Mile Shops Whole Loan”, “—The Related Home Depot Whole Loan” and “The Pooling and Servicing Agreement—Servicing of the Non-Serviced Loans” in this free writing prospectus.

Companion Loan Holders
The mortgage loans secured by the mortgaged properties identified on Annex A to this free writing prospectus as Miracle Mile Shops, Matrix MHC Portfolio, Walpole Shopping Mall and Related Home Depot representing approximately 6.2%, 6.1%, 4.1% and 1.1%, respectively, of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, are each part of a split loan structure comprised of 2 or more pari passu mortgage loans secured by the same mortgage on the same mortgaged property or properties.  Each split loan structure is comprised of: (i) the mortgage loan included in the issuing entity; and (ii) one or more “companion loans” that are held outside the issuing entity and that are pari passu in right of payment to the related mortgage loan included in the issuing entity.  Each companion loan together with the related mortgage loan included in the issuing entity is referred to as a “whole loan”.

In connection with each of the foregoing whole loans, a co-lender agreement was executed between the holder of the related mortgage loan and each holder of a related companion loan that governs the relative rights and obligations of such holders.  Each co-lender agreement provides, among other things, that one of the holders will be the “directing holder” entitled to (i) approve or direct material servicing decisions involving the related whole loan and (ii) replace the special servicer with respect to such whole loan with or without cause.  The directing holder for each whole loan under the related co-lender agreement is: (i) in the case of the Matrix MHC Portfolio whole loan and the Walpole Shopping Mall whole loan, the trustee as holder of the related mortgage loan, whose rights will, in accordance with the pooling and servicing agreement, be exercised by the controlling class representative unless a Control Termination Event has occurred and is continuing; and (ii) in the case of the Related Home Depot whole loan and the Miracle Mile Shops whole loan, the holder of the applicable related companion loan (whose rights are expected to be exercised by the related controlling class representative or similar party under the related Other PSA unless a control termination event or similar event under the related Other PSA has occurred and is continuing).

In addition, in the case of the serviced whole loan, the related co-lender agreement provides, among other things, that the special servicer will be required (i) to provide to each related companion loan holder (or its representative) copies of all information that it is required to provide to the controlling class representative pursuant to the pooling and servicing agreement with respect to certain major decisions or the implementation of any recommended actions outlined in an asset status report relating to the related whole loan (within the same time frames such information would be provided to the controlling class representative without regard to the occurrence of a Control Termination Event or Consultation Termination Event), and (ii) upon request, to consult with the  related companion loan holder (or its representative) on a strictly non-binding basis and for a limited period of time and consider alternative actions recommended by each related companion loan holder (or its representative), as further described under “Description of the Mortgage Pool—The Whole Loans” in this free writing prospectus.

The controlling class representative and each holder of a companion loan may have interests in conflict with those of the holders of the offered certificates.  See “Risk Factors—Potential Conflicts of Interest of the Controlling Class Representative and each Controlling Class Representative under an Other PSA” in this free writing prospectus.

The Matrix MHC Portfolio whole loan will be serviced under the pooling and servicing agreement by the master servicer and the special servicer (subject to replacement as described above).  Neither the companion loan holders nor the companion loan holders’ representatives will be a party to the pooling and servicing agreement, but their rights may affect the servicing of the related mortgage loans.  See “Risk Factors—The Whole Loans Pose Special Risks” and “—Potential Conflicts of Interest of the Controlling Class Representative and each Controlling Class Representative under an Other PSA” and “The Pooling and Servicing Agreement—Controlling Class Representative” in this free writing prospectus.

Significant Affiliations and Relationships

Goldman Sachs Mortgage Company and its affiliates are playing several roles in this transaction.  GS Mortgage Securities Corporation II is the depositor and an affiliate of Goldman Sachs Mortgage Company, a sponsor and an originator, GS Commercial Real Estate LP, an originator, and Goldman, Sachs & Co., one of the underwriters for the offering of the offered certificates.  In addition, Citigroup Global Markets Realty Corp., a sponsor and an originator, and Citigroup Global Markets Inc., one of the underwriters for the offering of the offered certificates, are affiliated with each other.  In addition, Jefferies LoanCore LLC, a sponsor and an originator, and Jefferies LLC, one of the underwriters for the offering of the offered certificates, are affiliated with each other.

Rialto Capital Advisors, LLC, the special servicer and the anticipated WFRBS C17 special servicer, and Rialto Mortgage Finance, LLC, a sponsor and originator, are affiliated with each other.  In addition, Rialto Capital Advisors, LLC and Rialto Mortgage Finance, LLC are each an affiliate of the entity expected to (a) purchase the Class X-C, Class E, Class F,

Class G, Class H and Class S Certificates on the closing date, (b) be the initial holder of the controlling class certificates, and (c) be appointed as the initial controlling class representative.  It is anticipated that the initial controlling class certificateholder and initial controlling class representative (or another affiliate of Rialto Capital Advisors, LLC and Rialto Mortgage Finance, LLC) will be the initial majority subordinate certificateholder and is expected to be appointed as the initial subordinate class representative under the WFRBS C17 PSA.

Goldman Sachs Bank USA, an affiliate of Goldman Sachs Mortgage Company, provides warehouse financing to RMF Partner, LLC, an affiliate of Rialto Mortgage Finance, LLC and Rialto Capital Advisors, LLC, through a repurchase facility.  As of October 28, 2013, 9 of the mortgage loans that Rialto Mortgage Finance, LLC will transfer to the depositor, with an aggregate principal balance of approximately $182,343,825 as of the cut-off date, are subject to that repurchase facility.  In addition to those 9 mortgage loans, it is expected that 3 other mortgage loans that Rialto Mortgage Finance, LLC will transfer to the depositor, with a principal balance of approximately $42,174,986 as of the cut-off date, will be subject to that repurchase facility as of the date of initial issuance of the certificates.  Proceeds received by Rialto Mortgage Finance, LLC or an affiliate in connection with the contribution of mortgage loans to this securitization transaction will be applied, among other things, to reacquire the financed mortgage loans and make payments to Goldman Sachs Bank USA as the repurchase agreement counterparty.

Goldman Sachs Mortgage Company provides warehouse financing to an affiliate of MC-Five Mile Commercial Mortgage Finance LLC through a repurchase facility.  As of October 28, 2013, 17 of the mortgage loans that MC-Five Mile Commercial Mortgage Finance LLC will transfer to the depositor with an aggregate principal balance of approximately $169,659,019 as of the cut-off date, are subject to that repurchase facility.  In addition to those 17 mortgage loans, it is expected that 5 other mortgage loans that MC-Five Mile Commercial Mortgage Finance LLC will transfer to the depositor, with a principal balance of approximately $20,900,000 as of the cut-off date, will be subject to that repurchase facility as of the date of initial issuance of the certificates.  Proceeds received by MC-Five Mile Commercial Mortgage Finance LLC in connection with the contribution of mortgage loans to this securitization transaction will be applied, among other things, to reacquire the financed mortgage loans and make payments to Goldman Sachs Mortgage Company as the repurchase agreement counterparty.

Goldman Sachs Mortgage Company provides warehouse financing to an affiliate of Jefferies LoanCore LLC through a repurchase facility.  As of October 28, 2013, 1 of the mortgage loans that Jefferies LoanCore LLC will transfer to the depositor, with an aggregate principal balance of approximately $69,500,000 as of the cut-off date, and its related pari passu companion loan are subject to that repurchase facility.  It is not expected that any other mortgage loans that Jefferies LoanCore

LLC will transfer to the depositor will be subject to that repurchase facility as of the date of initial issuance of the certificates.  Proceeds received by Jefferies LoanCore LLC in connection with the contribution of mortgage loans to this securitization transaction will be applied, among other things, to directly or indirectly reacquire those financed mortgage loans from, and make payments to, Goldman Sachs Mortgage Company as the repurchase agreement counterparty.

Jefferies LoanCore LLC, an originator and sponsor, or its affiliate holds a mezzanine loan secured by direct or indirect equity interests in the related borrower under each of the mortgage loans secured by the mortgaged properties identified on Annex A to this free writing prospectus as Walnut Creek Marriott, 8670 Wilshire, Mariner’s Landing and 2401 Bert, Sanctuary at Winterlakes Apartments and 5607-5625 Baum Boulevard, representing approximately  2.8%, 2.0%, 2.0%, 1.1% and 1.0%, respectively, of the aggregate principal balance of the pool of mortgage loans as of the cut-off date.

With respect to the mortgage loans secured by the mortgaged properties identified on Annex A to this free writing prospectus as Matrix MHC Portfolio and Related Home Depot, representing approximately 6.1% and 1.1%, respectively, of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, Jefferies LoanCore LLC, or its affiliate, and Rialto Mortgage Finance, LLC, or its affiliate, currently hold the related companion loans.  However, it is anticipated that Jefferies LoanCore LLC will transfer the Matrix MHC Portfolio companion loan to Rialto Mortgage Finance, LLC for inclusion in the securitization to be governed by the WFRBS C17 PSA.

Pursuant to interim servicing agreements between Wells Fargo Bank, National Association, which is the master servicer and each of the sponsors (other than Goldman Sachs Mortgage Company), Wells Fargo Bank, National Association acts as interim servicer with respect to all or certain mortgage loans owned from time to time by such sponsor, including, prior to their inclusion in the issuing entity, all or certain of the mortgage loans being contributed to this securitization by such sponsor.

Wells Fargo Bank, National Association, which is the master servicer, the CCRE12 master servicer, the certificate administrator under the CCRE12 PSA (the “CCRE12 certificate administrator”), the GC15 master servicer and the expected WFRBS C17 master servicer and WFRBS C17 certificate administrator, is also acting as the interim custodian of the loan files for all of the mortgage loans to be contributed to this securitization by each of Jefferies LoanCore LLC, Rialto Mortgage Finance, LLC, Goldman Sachs Mortgage Company and Citigroup Global Markets Realty Corp. (except with respect to (i) the Miracle Mile Shops whole loan to the extent that the related loan file is held by Deutsche Bank Trust Company Americas as the custodian under the CCRE11 PSA or is transferred to Wells Fargo Bank, National Association as the custodian under the CCRE12 PSA upon the closing of the

CCRE12 securitization transaction, and (ii) the Walpole Shopping Mall whole loan to the extent the related loan file is held by Citibank, N.A. as the custodian under the GC15 PSA).

U.S. Bank National Association, the trustee and certificate administrator, is also the trustee under each Other PSA (the “CCRE11 trustee”, the “CCRE12 trustee”, the “GC15 trustee” and the “WFRBS C17 trustee”, and in such other capacity, the “Other trustee”), and is also acting as the interim custodian of the loan files for all of the mortgage loans to be contributed to this securitization by MC-Five Mile Commercial Mortgage Finance LLC.

Situs Holdings, LLC, the operating advisor, is also the operating advisor under the GC15 PSA (the “GC15 operating advisor”) and the CCRE11 special servicer, and performed certain due diligence and underwriting services for each sponsor with respect to certain of the mortgage loans that will be sold to the depositor by such sponsor.

These roles and other potential relationships may give rise to conflicts of interest as further described under “Risk Factors—Interests and Incentives of the Originators, the Sponsors and Their Affiliates May Not Be Aligned With Your Interests” and “—Other Potential Conflicts of Interest May Affect Your Investment” in this free writing prospectus.

Cut-off Date
With respect to each mortgage loan, the due date in November 2013 for that mortgage loan (or, in the case of any mortgage loan that has its first due date in December 2013, the date that would have been its due date in November 2013 under the terms of that mortgage loan if a monthly payment were scheduled to be due in that month).

Closing Date	On or about November 20, 2013.

Distribution Date
The certificate administrator will make distributions on the certificates, to the extent of available funds, on the 4th business day following the related determination date of each month, beginning in December 2013, to the holders of record at the end of the previous month.  The first distribution date will be December 12, 2013.

Determination Date	The 6th day of the calendar month of the related distribution date or, if the 6th day is not a business day, the next business day.

Expected Final Distribution Date	Class A-1	August 2018
	Class A-2	November 2018
	Class A-3	September 2023
	Class A-4	October 2023
	Class A-AB	September 2023
	Class X-A	November 2023
	Class X-B	November 2023
	Class A-S	November 2023
	Class B	November 2023
	Class PEZ	November 2023
	Class C	November 2023

The expected final distribution date for each class of offered certificates is the date on which that class is expected to be paid in full (or, in the case of the Class X-A and X-B certificates, the date on which their notional amount is reduced to zero), assuming no delinquencies, losses, modifications, extensions or accelerations of maturity dates, repurchases or prepayments of the mortgage loans after the initial issuance of the offered certificates.

The expected final distribution date with respect to the Class PEZ certificates assumes that the maximum certificate principal amount of the Class PEZ certificates was issued on the closing date.

Rated Final Distribution Date	As to each class of offered certificates, the distribution date in November 2046.

Collection Period
For any mortgage loan and any distribution date, the period commencing on the day immediately following the due date (without regard to grace periods) for that mortgage loan in the month preceding the month in which the applicable distribution date occurs and ending on and including the due date (without regard to grace periods) for that mortgage loan in the month in which that distribution date occurs.

Transaction Overview
On the closing date, each sponsor will sell its respective mortgage loans to the depositor, which will in turn deposit them into a common law trust created on the closing date.  That common law trust, which will be the issuing entity, will be formed by a pooling and servicing agreement, to be dated as of November 1, 2013, among the depositor, the master servicer, the special servicer, the operating advisor, the certificate administrator and the trustee.  The master servicer will service the mortgage loans and the serviced companion loan (other than the specially serviced mortgage loans, the non-serviced loans and the non-serviced companion loans) in accordance with the pooling and servicing agreement and provide information to the certificate administrator as necessary for the certificate administrator to calculate distributions and other information regarding the certificates.

The transfers of the mortgage loans from the sponsors to the depositor and from the depositor to the issuing entity in exchange for the certificates are illustrated below:

The Mortgage Loans

General
The issuing entity’s primary assets will be 78 fixed rate mortgage loans with an aggregate outstanding principal balance as of the cut-off date of $1,134,059,119.  The mortgage loans are secured by first liens on 134 commercial, multifamily and manufactured housing community properties located in 28 states.  See “Risk Factors—Commercial, Multifamily and Manufactured Housing Community Lending Is Dependent on Net Operating Income” in this free writing prospectus.

Fee Simple / Leasehold
One hundred thirty-two (132) mortgaged properties, representing approximately 98.4% of the aggregate principal balance of the pool of mortgage loans (by allocated loan amount) as of the cut-off date, are each subject to a mortgage, deed of trust or similar security instrument that creates a first mortgage lien on a fee simple estate in the entirety of those mortgaged properties.  For purposes of this free writing prospectus, an encumbered interest will be characterized as a “fee interest” and not a leasehold interest if (i) the borrower has a fee interest in all or substantially all of the mortgaged property (provided that if the borrower has a leasehold interest in any portion of the mortgaged property, such portion is not, individually or in the aggregate, material to the use or operation of the mortgaged property), or (ii) the mortgage loan is secured by the borrower’s leasehold interest in the mortgaged property as well as the borrower’s (or other fee owner’s) overlapping fee interest in the related mortgaged property.  With respect to 2 mortgaged properties, identified on Annex A to this free writing prospectus as Related Home Depot and Cinema Place, securing approximately 1.1% and 0.4%, respectively, of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, the related mortgage loans are each secured by the related borrower’s leasehold interest in the entirety of that mortgaged property.

The Whole Loans
As described under “—Transaction Parties and Significant Dates, Events and Periods—Companion Loan Holders” above, 4 of the mortgage loans included in the mortgage pool, secured by the mortgaged properties identified on Annex A to this free writing prospectus as Miracle Mile Shops, Matrix MHC Portfolio, Walpole Shopping Mall and Related Home Depot, representing approximately 6.2%, 6.1%, 4.1% and 1.1%, respectively, of the aggregate principal balance of the mortgage loans as of the cut-off date, have in each such case, one or more related companion loans that will be held outside of the issuing entity.

Certain information regarding the whole loans is identified in the following table:

Mortgage Loan Name	Mortgage Loan Cut-off Date Balance	Mortgage Loan as a % of Initial Loan Pool Balance	Companion Loan Cut-off Date Balance	Cut-off Date Whole Loan Balance
Miracle Mile Shops	$70,000,000	6.2%	$510,000,000	$580,000,000
Matrix MHC Portfolio	$69,500,000	6.1%	$65,500,000	$135,000,000
Walpole Shopping Mall	$47,000,000	4.1%	$17,500,000	$64,500,000
Related Home Depot	$12,600,000	1.1%	$14,400,000	$27,000,000

The Matrix MHC Portfolio companion loan is expected to be an asset in the WFRBS Commercial Mortgage Trust 2013-C17 securitization, but the Matrix MHC Portfolio whole loan will be serviced and administered in accordance with the pooling and servicing agreement for this securitization.

One of the Miracle Mile Shops companion loans is an asset in the COMM 2013-CCRE11 Mortgage Trust securitization.  The four other Miracle Mile Shops companion loans are expected to be contributed to the COMM 2013-CCRE12 Mortgage Trust securitization (the “CCRE12 securitization”), the JPMBB Commercial Mortgage Securities Trust 2013-C15 securitization, the JPMBB Commercial Mortgage Securities Trust 2013-C16 securitization and the Citigroup Commercial Mortgage Trust 2013-GC17 securitization.  The Miracle Mile Shops mortgage loan and the related non-serviced companion loans are currently serviced by Midland Loan Services, a Division of PNC Bank, National Association, as the CCRE11 master servicer and as primary servicer, and Situs Holdings, LLC, as the CCRE11 special servicer, pursuant to the terms of the CCRE11 PSA.  However, after the closing date of the CCRE12 securitization transaction (which is expected to occur prior to the closing date of this securitization), the Miracle Mile Shops mortgage loan and the related non-serviced companion loans will be serviced by Wells Fargo Bank, National Association, as the CCRE12 master servicer, LNR Partners, LLC, as the CCRE12 special servicer, and Midland Loan Services, a Division of PNC Bank, as primary servicer, pursuant to the terms of the CCRE12 PSA.  Wells Fargo Bank National Association, as custodian under the CCRE11 PSA and the CCRE12 PSA, is expected to hold the mortgage file for the Miracle Mile Shops whole loan pursuant to the Miracle Mile Shops PSA (other than the promissory note for the related mortgage loan, which will be held by the custodian under the pooling and servicing agreement for this securitization).

The Walpole Shopping Mall companion loan is an asset in the Citigroup Commercial Mortgage Trust 2013-GC15 securitization.  The Walpole Shopping Mall mortgage loan and the related non-serviced companion loan are serviced by Wells Fargo Bank, National Association, as the GC15 master servicer, and Midland Loan Services, a Division of PNC Bank, National Association, as the GC15 special servicer, pursuant to the terms of the GC15 PSA.  U.S. Bank National Association, as the GC15 trustee, or a custodian on its behalf, will hold the mortgage file for the Walpole Shopping Mall whole loan pursuant to the GC15 PSA (other than the promissory note for the related mortgage loan, which will be held by the custodian under the pooling and servicing agreement for this securitization).

The Related Home Depot companion loan is expected to be an asset in the WFRBS Commercial Mortgage Trust 2013-C17 securitization.  The Related Home Depot mortgage loan and the related non-serviced companion loan are expected to be serviced by Wells Fargo Bank, National Association, as the WFRBS C17 master servicer, and Rialto Capital Advisors, LLC, as the WFRBS C17 special servicer, pursuant to the terms of the WFRBS C17 PSA.  U.S. Bank National Association, as the WFRBS C17 trustee, or a custodian on its behalf, is expected to hold the mortgage file for the Related Home Depot whole loan pursuant to the WFRBS C17 PSA (other than the promissory note for the related mortgage loan, which will be held by the custodian under the pooling and servicing agreement for this securitization).

For more information regarding the whole loans, see “Description of the Mortgage Pool—The Whole Loans” in this free writing prospectus.

Due Dates / Grace Periods	Subject in some cases to a next business day convention, monthly payments of principal and/or interest on each mortgage loan are due as shown below with the indicated grace periods.

Due Date	Default Grace Period Days	Number of Mortgage Loans	% of Initial Pool Balance
6	0	75	85.0%
6	5(1)	1	6.4
6	3(2)	1	6.2
1	5(3)	1	2.4
Total		78	100.0%

(1)	One (1) mortgage loan allows for a 5-day grace period permitted once over the life of the loan, other than the payment due on the maturity date.
(2)	One (1) mortgage loan allows for a 3-day grace period permitted for one monthly payment per calendar year, other than the payment due on the maturity date.
(3)	Other than the payment due on the maturity date.

As used in this free writing prospectus, “grace period” is the number of days before a payment default is an event of default under each mortgage loan.  See Annex A for information on the number of days before late payment charges are due under each mortgage loan.  The information on Annex A to this free writing prospectus regarding the number of days before a late payment charge is due is based on the express terms of the mortgage loans. Some jurisdictions may impose a statutorily longer period.

Interest Only Mortgage Loans / Amortizing Mortgage Loans

Three (3) mortgage loans, representing approximately 6.4% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, provide for monthly payments of interest only until the related stated maturity date or, in the case of 1 of those 3 mortgage loans, representing approximately 2.0% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, until its anticipated repayment date (“ARD”).  The remaining 75 mortgage loans, representing approximately 93.6% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, provide for monthly payments of principal and interest based on an amortization schedule that is significantly longer than the remaining term of the mortgage loan.  Twenty-nine (29) of these 75 mortgage loans, representing approximately 48.1% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, provide for an initial interest only period ranging from 6 to 60 months following the related origination date.

Three (3) of the mortgage loans that will have substantial principal payments due at maturity, secured by the mortgaged properties identified on Annex A to this free writing prospectus as Matrix MHC Portfolio, Walnut Creek Marriott and Mariner’s Landing and 2401 Bert, representing approximately 6.1%, 2.8% and 2.0%, respectively, of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, amortize based on non-standard amortization schedules that are set forth on Annex G-1, Annex G-2 and Annex G-3, respectively, to this free writing prospectus.

Balloon Loans / Anticipated Repayment Date Mortgage Loans

All of the mortgage loans will have substantial principal payments due on their maturity dates or anticipated repayment date, unless prepaid earlier, subject to the terms and conditions of the prepayment provisions of each mortgage loan.

One (1) of the mortgage loans, secured by the portfolio of mortgaged properties identified on Annex A to this free writing prospectus as Olympia Development Walgreens Portfolio, representing approximately 2.0% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, provides for an increase in the related interest rate after a certain date, referred to as the anticipated repayment date, if the related borrower has not repaid the mortgage loan in full.  The interest accrued in excess of the original rate will be deferred and will not be paid until the principal balance of the related mortgage loan has been paid, at which time (if collected) this deferred “excess interest” will be paid to the holders of the Class S certificates, which are not offered by this free writing prospectus.  In addition, from and after the anticipated repayment date, cash flow in excess of that required for debt service, funding of reserves and approved operating expenses with respect to the related mortgaged property will be applied toward the payment of principal (without payment of a yield maintenance charge) of the related mortgage loan until its principal balance has been reduced to zero.  Although these provisions may create an incentive for a borrower to repay the related mortgage loan in full on its anticipated repayment date, a substantial payment would be required and the borrower has no obligation to do so.  The amortization term for this mortgage loan is significantly longer than the period up to the related mortgage loan’s anticipated repayment date.  See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—ARD Loan” in this free writing prospectus.

Additional Characteristics of the Mortgage Loans	General characteristics of the mortgage loans as of the cut-off date:
All Mortgage Loans
Initial Pool Balance(1)	$1,134,059,119
Number of Mortgage Loans	78
Number of Mortgaged Properties	134
Average Cut-off Date Mortgage Loan Balance	$14,539,219
Weighted Average Mortgage Loan Rate(2)	5.3756%
Range of Mortgage Loan Rates(2)	4.4050%-6.2745%
Weighted Average Cut-off Date Loan-to-Value Ratio(2)(3)	67.2%
Weighted Average Maturity Date/ARD Loan-to-Value Ratio(2)(4)(5)	59.0%
Weighted Average Cut-off Date Remaining Term to Maturity/ARD (months)(5)	106
Weighted Average Cut-off Date DSCR(2)(6)	1.51x
Full-Term Amortizing Balloon Mortgage Loans	45.6%
Partial Interest Only Balloon Mortgage Loans	48.1%
Interest Only Balloon Mortgage Loans(5)	6.4%

(1)	Subject to a permitted variance of plus or minus 5%.
(2)
With respect to each mortgage loan that is part of a whole loan, the related companion loan is included for the purposes of calculating the Cut-off Date Loan-to-Value Ratio, Maturity Date/ARD Loan-to-Value Ratio, Cut-off Date DSCR and Mortgage Loan Rate.  Other than as specifically noted, the Cut-off Date Loan-to-Value Ratio, Maturity Date/ARD Loan-to-Value Ratio, Cut-off Date DSCR and Mortgage Loan Rate information for each mortgage loan is presented in this free writing prospectus without regard to any other indebtedness (whether or not secured by the related mortgaged property, ownership interests in the related borrower or otherwise) that currently exists or that may be incurred by the related borrower or its owners in the future, in order to present statistics for the related mortgage loan without combination with the other indebtedness.

(3)
With respect to the mortgage loan secured by the mortgaged property identified on Annex A to this free writing prospectus as Walnut Creek Marriott, representing approximately 2.8% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, the Cut-off Date Loan-to-Value Ratio was calculated based on the “as-is” appraised value of $41,300,000 plus a stated $6,800,000 “capital deduction” related to capital improvements (for which $8,200,000 was reserved in connection with the origination of the mortgage loan).  The weighted average Cut-off Date Loan-to-Value Ratio of the mortgage pool without adding the $6,800,000 “capital deduction” is 67.5%.

(4)	In certain cases the Maturity Date/ARD Loan-to-Value Ratio was calculated using an “as stabilized” or “as renovated” appraised value instead of the related “as-is” appraised value.
(5)
Includes the mortgage loan secured by the mortgaged properties identified on Annex A to this free writing prospectus as Olympia Development Walgreens Portfolio, representing approximately 2.0% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, that has an anticipated repayment date and is assumed to mature and pay in full on its anticipated repayment date.

(6)
Each of the mortgage loans secured by the mortgaged properties identified on Annex A to this free writing prospectus as Matrix MHC Portfolio, Walnut Creek Marriott and Mariner’s Landing and 2401 Bert, and representing approximately 6.1%, 2.8% and 2.0%, respectively, of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, amortize based on non-standard amortization schedules that are set forth on Annex G-1, Annex G-2 and Annex G-3, respectively, to this free writing prospectus.

See “Description of the Mortgage Pool—Certain Calculations and Definitions” in this free writing prospectus for important general and specific information regarding the manner of calculation of the underwritten debt service coverage ratios and loan-to-value ratios.

Refinanced Loans
Three (3) mortgage loans, collectively representing approximately 8.1% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, were refinancings in whole or in part of loans in default at the time of refinancing or otherwise involved discounted pay-offs as described below:

●
With respect to the mortgage loan secured by the mortgaged properties identified on Annex A to this free writing prospectus as Perkins Retail Portfolio, representing approximately 4.2% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, the mortgage loan  (together with a $3.0 million mortgage loan secured by, among other things, a shopping mall that is not part of the related mortgaged property and 100% of the equity interests in the borrower under the related mortgage loan included in this securitization) refinanced a discounted payoff (at approximately 63% of par) of the previous mortgage loan secured by the related mortgaged properties and such other shopping mall.

●
With respect to the mortgage loan secured by the mortgaged property identified on Annex A to this free writing prospectus as Shadow Mountain Marketplace, representing approximately 3.4% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, the related sponsor acquired the prior mortgage loan secured by the related mortgaged property at approximately 87% of par and subsequently accepted a discounted payoff of such prior mortgage loan at approximately the same 87% of par.  The discounted payoff was financed by the related mortgage loan included in this securitization.

●
With respect to the mortgage loan secured by the mortgaged property identified on Annex A to this free writing prospectus as Prestonwood Apartments, representing approximately 0.6% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, the mortgage loan refinanced a mortgage loan secured by the related mortgaged property that was in maturity default.

See “Description of the Mortgage Pool—Default History, Bankruptcy Issues and Other Proceedings” in this free writing prospectus.

Certain risks relating to bankruptcy proceedings are described in “Risk Factors—A Bankruptcy Proceeding May Result in Losses and Delays in Realizing on the Mortgage Loans” in this free writing prospectus and “Certain Legal Aspects of the Mortgage Loans—Bankruptcy Issues” in the prospectus.

Interest Accrual Basis	All of the mortgage loans accrue interest on the basis of the actual number of days in a month, assuming a 360-day year.

Prepayment / Defeasance / Property Release Provisions	The terms of each mortgage loan (or whole loan, if applicable) restrict the ability of the borrower to prepay the mortgage loan as follows:

●
Seventy (70) mortgage loans, representing approximately 83.9% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, permit the related borrower after a lockout period of at least 2 years following the closing date  (or, in the case of a whole loan (except as described in the immediately following bullet), the earlier of (a) the second anniversary of the securitization of the entire whole loan and (b) the third anniversary of the origination of the whole loan) and prior to an open prepayment period described below, to substitute U.S. government securities as collateral and obtain a release of the related mortgaged property (or, if applicable, one of the related mortgaged properties), but the borrower may not prepay the mortgage loan (or whole loan, if applicable) prior to the open period.

●
One (1) mortgage loan, representing approximately 6.2% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, permits the related borrower after a lockout period until after the earlier of (a) the second anniversary of the closing date of the securitization of the last portion of the whole loan and (b) 39 months from the origination of such whole loan and prior to an open prepayment period described below, to substitute U.S. government securities as collateral and obtain a release of the related mortgaged property, but the borrower may not prepay the mortgage loan (or whole loan, if applicable) prior to the open period, however,  at any time, the related loan documents permit the related borrower to prepay the related whole loan in part, in an amount equal to $6,200,000, plus a yield maintenance premium, in connection with a permitted partial release.

●
Seven (7) mortgage loans, representing approximately 10.0% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, permit the related borrower after a lockout period of 23 to 25 payments following the origination date to prepay the mortgage loan in whole or, in some cases, in connection with a partial release of a mortgaged property, in part, in each case with the payment of the greater of a yield maintenance charge or a prepayment premium of 1% of the prepaid amount if such prepayment occurs prior to the related open period.

See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Partial Releases”, “—Voluntary Prepayments” and “—“Due-On-Sale” and “Due-On-Encumbrance” Provisions” in this free writing prospectus.

The mortgage loans generally permit voluntary prepayment without payment of a yield maintenance charge or any prepayment premium during a limited “open period” immediately prior to and including the stated maturity date as follows:

Prepayment Open Periods

Open Periods (Payments)	Number of Mortgage Loans	% of Initial Pool Balance
3	3	8.1%
4	67	72.2
5	5	15.0
7	3	4.6
Total	78	100.0%

Property Types	The following table lists the various property types of the mortgaged properties:

Property Types of the Mortgaged Properties(1)

Property Type	Number of Mortgaged Properties	Aggregate Cut- off Date Balance	% of Initial Pool Balance
Retail	59	$430,367,198	37.9%
Multifamily	30	233,231,311	20.6
Hospitality	8	164,897,636	14.5
Office	6	114,360,486	10.1
Manufactured Housing	16	82,000,000	7.2
Mixed Use(2)	4	38,305,154	3.4
Industrial	4	31,223,806	2.8
Self Storage	6	27,073,528	2.4
Land	1	12,600,000	1.1
Total	134	$1,134,059,119	100.0%

(1)
Because this table presents information relating to mortgaged properties and not the mortgage loans, the information for the mortgage loans secured by more than one mortgaged property is based on allocated loan amounts as stated in Annex A to this free writing prospectus.

	(2)	The mixed use mortgaged properties include industrial, office, retail, warehouse and/or self storage.

Property Locations
The mortgaged properties are located in 28 states. The following table lists the states that have concentrations of mortgaged properties that secure 5.0% or more of the aggregate principal balance of the pool of mortgage loans by allocated loan amount as of the cut-off date:

Geographic Distribution(1)

State	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Initial Pool Balance
Nevada	5	$135,783,509	12.0%
California	7	$130,036,122	11.5%
Texas	16	$108,557,245	9.6%
New York	5	$ 85,859,286	7.6%
Michigan	16	$ 85,731,934	7.6%
Florida	12	$ 80,862,060	7.1%
Georgia	11	$ 77,720,346	6.9%
Louisiana	1	$ 72,928,787	6.4%
Indiana	9	$ 60,630,444	5.3%

(1)
Because this table presents information relating to mortgaged properties and not the mortgage loans, the information for the mortgage loans secured by more than one mortgaged property is based on allocated loan amounts as stated in Annex A to this free writing prospectus.

Certain Calculations and Definitions

The descriptions in this free writing prospectus of the mortgage loans and the mortgaged properties are based upon the mortgage pool as it is expected to be constituted as of the close of business on the closing date, assuming that (i) all scheduled principal and interest payments due on or before the cut-off date will be made and (ii) there are no defaults, delinquencies or prepayments on any mortgage loan or companion loan on or prior to the cut-off date.  The sum of the numerical data in any column in a table may not equal the indicated total due to rounding.  Unless otherwise indicated, all figures presented in this “Summary of Free Writing Prospectus” are calculated as described under “Description of the Mortgage Pool” in this free writing prospectus and all percentages represent the indicated percentage of the aggregate principal balance of the entire pool of mortgage loans as of the cut-off date.

When information presented in this free writing prospectus with respect to the mortgaged properties is expressed as a percentage of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, if a mortgage loan is secured by more than one mortgaged property, the percentages are based on an allocated loan amount that has been assigned to those related mortgaged properties based upon one or more of the related appraised values, the relative underwritten net cash flow or prior allocations reflected in the related loan documents as set forth on Annex A to this free writing prospectus.  Unless otherwise specifically indicated, all information presented in this free writing prospectus with respect to each mortgage loan with a companion loan is calculated without regard to the related companion loan.

With respect to each of the mortgage loans that are part of a whole loan, we generally present the loan-to-value ratio, debt service coverage ratio, debt yield and cut-off date balance per net rentable square foot, pad, room or unit, as applicable, in this free writing prospectus in a manner that takes account of that mortgage loan and its related companion loan.  Other than as specifically noted, the loan-to-value ratio, the debt service coverage ratio, debt yield and mortgage loan rate information for each mortgage loan is presented in this free writing prospectus without regard to any other indebtedness (whether or not secured by the related mortgaged property, ownership interests in the related borrower or otherwise) that currently exists or that may be incurred by the related borrower or its owners in the future, in order to present statistics for the related mortgage loan without combination with the other indebtedness.

With respect to the mortgage loan secured by the mortgaged property identified on Annex A to this free writing prospectus as Walnut Creek Marriott, representing approximately 2.8% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, the cut-off date loan-to-value ratio was calculated based on the “as-is” appraised value of $41,300,000 plus a stated $6,800,000 “capital deduction” related to capital improvements at the mortgaged property for which an

$8,200,000 reserve was taken in connection with the origination of the mortgage loan.  The Cut-off Date Loan-to-Value Ratio of such mortgage loan without adding the $6,800,000 “capital deduction” is 75.7%.

None of the mortgage loans in the trust fund will be cross-collateralized with any mortgage loan that is not in the trust fund, except as described in this free writing prospectus with respect to the mortgage loans secured by the mortgaged properties identified on Annex A to this free writing prospectus as Miracle Mile Shops, Matrix MHC Portfolio, Walpole Shopping Mall and Related Home Depot, each of which also secures a companion loan not included in the trust fund.

See “Description of the Mortgage Pool—Certain Calculations and Definitions” in this free writing prospectus.

Mortgaged Properties with Limited or No Operating History

Three (3) of the mortgage loans, representing approximately 1.9% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, are secured in whole or in part by a mortgaged property that was constructed or substantially renovated within the 12-month period preceding the cut-off date and that has no or limited prior operating history and/or lack historical financial figures and information.

One (1) of the mortgage loans, representing approximately 0.4% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, is secured in whole by a mortgaged property that was acquired within the 12-month period preceding the cut-off date and that has no or limited prior operating history and/or lacks historical financial figures and information.

See “Description of the Mortgage Pool—General” in this free writing prospectus.

Certain Mortgage Loans with Material Lease Termination Options

Certain mortgage loans have material lease early termination options.  See Annex B to this free writing prospectus for information regarding material lease termination options for the largest 20 mortgage loans by aggregate principal balance of the pool of mortgage loans as of the cut-off date.

Removal of Mortgage Loans From the Mortgage Pool

Generally, a mortgage loan may only be removed from the mortgage pool as a result of (a) a repurchase or substitution by a sponsor for any mortgage loan for which it cannot remedy the material breach (or, in certain cases, a breach that is deemed to be material) or material document defect (or, in certain cases, a defect that is deemed to be material) affecting such mortgage loan under the circumstances described in this free writing prospectus, (b) the exercise of a purchase option by a mezzanine lender, if any, or (c) a final disposition of a mortgage loan such as a payment in full or a sale of a defaulted mortgage loan or REO property.  See “Risk Factors—Your Yield May Be Affected by Defaults, Prepayments and Other Factors—The Timing of Prepayments and Repurchases May Change Your Anticipated Yield,” “Description of the Mortgage Pool—Cures, Repurchases and Substitutions” and “The Pooling and Servicing

Agreement—Realization Upon Mortgage Loans—Sale of Defaulted Mortgage Loans and REO Properties” in this free writing prospectus.

The Securities

The Offered Certificates

A. General	We are offering the following classes of Commercial Mortgage Pass-Through Certificates from the Series 2013-GCJ16:

●	Class A-1
●	Class A-2
●	Class A-3
●	Class A-4
●	Class A-AB
●	Class X-A
●	Class X-B
●	Class A-S
●	Class B
●	Class PEZ
●	Class C

The Series 2013-GCJ16 certificates will consist of the above classes, together with the following classes that are not being offered through this free writing prospectus and the prospectus:  Class X-C, Class D, Class E, Class F, Class G, Class H, Class S and Class R certificates.

B. Certificate Principal Amounts or Notional Amounts

The offered certificates will have the approximate aggregate initial certificate principal amount (or notional amount, in the case of the Class X-A and Class X-B certificates) set forth below, subject to a variance of plus or minus 5%:

Class A-1	$ 52,945,000
Class A-2	$ 231,715,000
Class A-3	$ 105,000,000
Class A-4	$ 326,509,000
Class A-AB	$ 77,672,000
Class X-A	$ 885,983,000	(1)
Class X-B	$ 111,989,000	(1)
Class A-S	$ 92,142,000	(2)
Class B	$ 72,296,000	(2)
Class PEZ	$ 204,131,000	(2)
Class C	$ 39,693,000	(2)

(1)	Notional Amount.

(2)
The initial certificate principal amount of each class of the Class A-S, Class B and Class C certificates shown in the table above represents the maximum certificate principal amount of such class without giving effect to any issuance of Class PEZ certificates.  The initial certificate principal amount of the Class PEZ certificates shown in the table above is equal to the aggregate of the maximum initial certificate principal amounts of the Class A-S, Class B and Class C certificates, which is the maximum certificate principal amount of the Class PEZ certificates that could be issued in an exchange.  The actual certificate principal amount of any class of exchangeable certificates issued on the closing date may be less than the maximum certificate principal amount of that class and may be zero.  The certificate principal amounts of the Class A-S, Class B and Class C certificates to be issued on the closing date will be reduced, in required proportions, by an amount equal to the certificate principal amount of the Class PEZ certificates issued on the closing date, if any.

See “Description of the Offered Certificates—General” in this free writing prospectus.

Pass-Through Rates

A. Offered Certificates
The offered certificates will accrue interest at an annual rate called a pass-through rate on the basis of a 360-day year consisting of twelve 30-day months.  The approximate initial pass-through rate for each class of offered certificates is set forth below:

Class A-1	[____](1)%
Class A-2	[____](1)%
Class A-3	[____](1)%
Class A-4	[____](1)%
Class A-AB	[____](1)%
Class X-A	[____](2)%
Class X-B	[____](2)%
Class A-S	[____](1)%
Class B	[____](1)%
Class PEZ	[____](3)%
Class C	[____](1)%

(1)
For any distribution date, the pass-through rates of the offered certificates (other than Class X-A, Class X-B and Class PEZ certificates) and trust components will be a per annum rate equal to one of (i) a fixed rate, (ii) the weighted average of the net interest rates on the mortgage loans (in each case, adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) as of their respective due dates in the month preceding the month in which the related distribution date occurs, (iii) the lesser of a specified pass-through rate and the rate specified in clause (ii), or (iv) the rate specified in clause (ii) less a specified percentage.

(2)
The pass through rate of the Class X-A certificates will generally be a per annum rate equal to the excess, if any, of (i) the weighted average of the net interest rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360 day year consisting of twelve 30 day months), over (ii) the weighted average of the pass through rates of the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB certificates and the Class A-S trust component as described in this free writing prospectus.  The pass through rate of the Class X-B certificates will generally be a per annum rate equal to the excess, if any, of (i) the weighted average of the net interest rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360 day year consisting of twelve 30 day months), over (ii) the weighted average of the pass through rates of the Class B and Class C trust components as described in this free writing prospectus.

(3)
The Class PEZ certificates will not have a pass-through rate, but will be entitled to receive the sum of the interest distributable on the percentage interests of the Class A-S, Class B and Class C trust components represented by the Class PEZ certificates.  The pass-through rates on the Class A-S, Class B and Class C trust components will at all times be the same as the pass-through rates of the Class A-S, Class B and Class C certificates, respectively.

B. Interest Rate Calculation Convention

Interest on the offered certificates will be calculated based on a 360-day year consisting of twelve 30-day months, or a “30/360” basis.  For purposes of calculating the pass-through rates on the Class X-A and Class X-B certificates and any other class of certificates or trust component that has a pass-through rate limited by, equal to or based on the weighted average net mortgage interest rate (which calculation does not include any companion loan rate), the mortgage loan interest rates will not reflect any default interest rate, any loan term modifications agreed to by the special servicer or any modifications resulting from a borrower’s bankruptcy or insolvency.

In addition, with respect to each mortgage loan that accrues interest on the basis of the actual number of days in a month, assuming a 360-day year, the related interest rate (net of the administrative fee rate) for any month that is not a 30-day month will be recalculated so that the amount of interest that would accrue at that rate in that month, calculated on a 30/360 basis, will equal the amount of net interest that actually accrues on that mortgage loan in that month, adjusted for any withheld amounts as described under “The Pooling and Servicing Agreement—Accounts” in this free writing prospectus.

See “Description of the Offered Certificates—Distributions—Payment Priorities” in this free writing prospectus.

Exchangeable Certificates / Exchange Proportions

If you own exchangeable certificates in an exchange proportion that we describe in this free writing prospectus, you will be able to exchange them for a proportionate interest in the related exchangeable certificates.  You can exchange your exchangeable certificates by notifying the certificate administrator.  If exchangeable certificates are outstanding and held by certificateholders, those certificates will receive principal and interest that would otherwise have been payable on the same proportion of certificates exchanged therefor if those certificates were outstanding and held by certificateholders.  Any such allocations of principal and interest as between classes of exchangeable certificates will have no effect on the principal or interest entitlements of any other class of certificates.  Exchanges will be subject to various conditions that we describe in this free writing prospectus.

See “Description of the Offered Certificates—Exchanges of the Exchangeable Certificates” in this free writing prospectus and “Description of the Certificates—Exchangeable Certificates” in the accompanying prospectus for a description of the exchangeable certificates and exchange procedures.  See also “Risk Factors—Risks Related to the Offered Certificates—The Exchangeable Certificates Are Subject to Additional Risks” in this free writing prospectus.

Distributions

A. Amount and Order of Distributions

On each distribution date, funds available for distribution from the mortgage loans, net of specified expenses of the issuing entity, yield maintenance charges and prepayment premiums and any excess interest distributable to the Class S certificates, will be distributed in the following amounts and order of priority:

First: Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class X-A, Class X-B and Class X-C certificates: to interest on the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB,

Class X-A, Class X-B and Class X-C certificates, up to, and pro rata in accordance with, their respective interest entitlements.

Second: Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB certificates: to the extent of funds allocable to principal received or advanced on the mortgage loans:

(A)
to principal on the Class A-AB certificates until their certificate principal amount has been reduced to the Class A-AB scheduled principal balance set forth on Annex F to this free writing prospectus for the relevant distribution date;

(B)
to principal on the Class A-1 certificates until their certificate principal amount has been reduced to zero, all remaining funds available for distribution of principal remaining after the distributions pursuant to clause (A) above;

(C)
to principal on the Class A-2 certificates until their certificate principal amount has been reduced to zero, all remaining funds available for distribution of principal remaining after the distributions pursuant to clauses (A) and (B) above;

(D)
to principal on the Class A-3 certificates until their certificate principal amount has been reduced to zero, all remaining funds available for distribution of principal remaining after the distributions pursuant to clauses (A) through (C) above;

(E)
to principal on the Class A-4 certificates until their certificate principal amount has been reduced to zero, all remaining funds available for distribution of principal remaining after the distributions pursuant to clauses (A) through (D) above; and

(F)
to principal on the Class A-AB certificates until their certificate principal amount has been reduced to zero, all remaining funds available for distribution of principal remaining after the distributions pursuant to clauses (A) through (E) above.

However, if the certificate principal amounts of each and every class of certificates other than the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB certificates have been reduced to zero as a result of the allocation of mortgage loan losses to those certificates, funds available for distributions of principal will be distributed to the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB certificates, pro rata, based on their respective certificate principal amounts and without regard to the Class A-AB scheduled principal balance.

Third:  Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB certificates:  to reimburse the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB certificates, pro rata, based on the aggregate unreimbursed losses, for any previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by those classes, together with interest.

Fourth:  Class A-S trust component:  To pay amounts on the Class A-S trust component and, thus, concurrently, to the Class A-S and Class PEZ certificates as follows:  (a) to interest on the Class A-S trust component (and, therefore, to the Class A-S and Class PEZ certificates pro rata based on their respective percentage interests in the Class A-S trust component) in the amount of its interest entitlement; (b) to the extent of funds allocable to principal remaining after distributions in respect of principal to each class with a higher priority (in this case, the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB certificates), to principal on the Class A-S trust component (and, therefore, to the Class A-S and Class PEZ certificates pro rata based on their respective percentage interests in the Class A-S trust component) until its certificate principal amount has been reduced to zero; and (c) to reimburse the Class A-S trust component (and, therefore, the Class A-S and Class PEZ certificates pro rata based on their respective percentage interests in the Class A-S trust component) for any previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by that trust component (and, therefore, those certificates), together with interest.

Fifth:  Class B trust component:  To pay amounts on the Class B trust component and, thus, concurrently, to the Class B and Class PEZ certificates as follows:  (a) to interest on the Class B trust component (and, therefore, to the Class B and Class PEZ certificates pro rata based on their respective percentage interests in the Class B trust component) in the amount of its interest entitlement; (b) to the extent of funds allocable to principal remaining after distributions in respect of principal to each class or trust component with a higher priority (in this case, the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB certificates and the Class A-S trust component), to principal on the Class B trust component (and, therefore, to the Class B and Class PEZ certificates pro rata based on their respective percentage interests in the Class B trust component) until its certificate principal amount has been reduced to zero; and (c) to reimburse the Class B trust component (and, therefore, the Class B and Class PEZ certificates pro rata based on their respective percentage interests in the Class B trust component) for any previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by that trust component (and, therefore, those certificates), together with interest.

Sixth: Class C trust component: To pay amounts on the Class C trust component and, thus, concurrently, to the Class C and Class PEZ certificates as follows: (a) to interest on the Class C trust component (and, therefore, to the Class C and Class PEZ certificates pro rata based on their respective percentage interests in the Class C trust component) in the amount of its interest entitlement; (b) to the extent of funds allocable to principal remaining after distributions in respect of principal to each class or trust component with a higher priority (in this case, the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB certificates and the Class A-S and Class B trust components), to principal on the Class C trust component (and, therefore, to the Class C and Class PEZ certificates pro rata based on their respective percentage interests in the Class C trust component) until its certificate principal amount has been reduced to zero; and (c) to reimburse the Class C trust component (and, therefore, the Class C and Class PEZ certificates pro rata based on their respective percentage interests in the Class C trust component) for any previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by that trust component (and, therefore, those certificates), together with interest.

Seventh:  Non-offered certificates (other than the Class X-C certificates):  in the amounts and order of priority described in “Description of the Offered Certificates—Distributions—Payment Priorities” in this free writing prospectus.

For more information, see “Description of the Offered Certificates—Distributions—Payment Priorities” in this free writing prospectus.

B. Interest and Principal Entitlements

A description of each class’s interest entitlement can be found in “Description of the Offered Certificates—Distributions—Method, Timing and Amount” and “—Payment Priorities” in this free writing prospectus.  As described in that section, there are circumstances in which your interest entitlement for a distribution date could be less than one full month’s interest at the pass-through rate on your certificate’s principal amount or notional amount (or, in the case of the Class PEZ certificates, the related pass-through rates on the related certificate principal amounts of the Class A-S, Class B and Class C trust components).

On each distribution date, the Class PEZ certificates will be entitled to receive a proportionate share of the amounts distributable on the Class A-S, Class B and Class C trust components, and therefore, of the amounts that would otherwise have been distributed as interest and principal payments on the Class A-S, Class B and Class C certificates had an exchange not occurred, as described under “Description of the Offered Certificates—Exchangeable Certificates” in this free writing prospectus.  Any such allocations of principal and interest as between the Class PEZ certificates, on the one hand, and the Class A-S, Class B and Class C certificates, on the other, will have no effect on the principal or interest entitlements of any other class of certificates.

A description of the amount of principal required to be distributed to the classes entitled to principal on a particular distribution date also can be found in “Description of the Offered Certificates—Distributions—Method, Timing and Amount” and “—Payment Priorities” in this free writing prospectus.

C. Servicing and Administrative Fees

The master servicer and special servicer are entitled to a master servicing fee and a special servicing fee, respectively, generally from the interest payments on the mortgage loans (or the serviced whole loan, if applicable) in the case of the master servicer, and from the collection account in the case of the special servicer.  The master servicing fee for each distribution date is calculated based on: (i) the stated principal balance of each mortgage loan in the issuing entity and each companion loan; and (ii) the master servicing fee rate, which includes any sub-servicing fee and primary servicing fee and ranges from 0.0100% to 0.1500% per annum (although with respect to the companion loans, the master servicing fee rate may be lower than the indicated rate).  The master servicing fee rate includes the primary servicing fees payable to the master servicer under the applicable Other PSA with respect to the related non-serviced loans.  The special servicing fee for each distribution date is calculated based on the stated principal balance of each mortgage loan (or serviced whole loan, if applicable) that is a specially serviced mortgage loan or REO loan and the special servicing fee rate, which is equal to the greater of 0.25% per annum and the rate that would result in a special servicing fee of $3,500 for the related month.

The master servicer and special servicer are also entitled to additional fees and amounts, including income on the amounts held in permitted investments to the extent specified in this free writing prospectus and the pooling and servicing agreement.  In addition, the special servicer is entitled to (a) liquidation fees from the recovery of liquidation proceeds, insurance proceeds, condemnation proceeds and other payments in connection with a full or discounted payoff of a specially serviced mortgage loan and (b) workout fees from collections on the related mortgage loan in connection with the workout of a specially serviced mortgage loan, in each case net of certain amounts and calculated as further described under “Transaction Parties—Servicing Compensation, Operating Advisor Compensation and Payment of Expenses” in this free writing prospectus.

The operating advisor is entitled to a fee from general collections on the mortgage loans for each distribution date, calculated based on the outstanding principal balance of each mortgage loan in the issuing entity and the operating advisor fee rate of 0.00125% per annum.

In addition, the master servicer will pay to the Commercial Real Estate Finance Counsel (CREFC®) an intellectual property royalty license fee in connection with the use of CREFC® names and trademarks from general collections on the mortgage loans for each distribution date, calculated based on the stated

principal balance of each mortgage loan in the issuing entity at the intellectual royalty license fee rate of 0.0005% per annum.

The fees of the trustee and the certificate administrator will be payable monthly from general collections on the mortgage loans for each distribution date, calculated on the stated principal balance of the pool of mortgage loans in the issuing entity and the trustee/certificate administrator fee rate of 0.0013% per annum.  Each of the master servicing fee, the special servicing fee, the operating advisor fee, the CREFC® intellectual property royalty license fee and the trustee/certificate administrator fee will be calculated on the same interest accrual basis as the related mortgage loan (or serviced whole loan, if applicable) and prorated for any partial period.  See “Transaction Parties—Servicing Compensation, Operating Advisor Compensation and Payment of Expenses” in this free writing prospectus.

The administrative fee rate will be the sum of the CREFC® intellectual property royalty license fee rate, the master servicing fee rate, the operating advisor fee rate and the trustee/certificate administrator fee rate and is set forth on Annex A to this free writing prospectus for each mortgage loan.  The CREFC® intellectual property royalty license fee, the master servicing fees, the special servicing fees, the liquidation fees, the workout fees, the operating advisor fees and the trustee/certificate administrator fees will be paid prior to distributions to certificateholders of the available distribution amount as described under “The Pooling and Servicing Agreement—Withdrawals from the Collection Account” and “Description of the Offered Certificates—Distributions—Method, Timing and Amount” in this free writing prospectus.

With respect to each non-serviced loan, the master servicer and special servicer under the applicable Other PSA will generally be entitled to fees that are similar but not identical to those fees described above, payable with respect to the non-serviced loans in accordance with the terms of the Other PSA.  See “Transaction Parties—Servicing Compensation, Operating Advisor Compensation and Payment of Expenses” and “The Pooling and Servicing Agreement—Servicing of the Non-Serviced Loans” in this free writing prospectus.

D. Prepayment Premiums
The manner in which any prepayment premiums and yield maintenance charges received prior to the related determination date will be allocated on each distribution date to the Class X-A and/or Class X-B certificates, on the one hand, and certain of the classes of certificates, uncertificated interests and trust components entitled to principal, on the other hand, is described in “Description of the Offered Certificates—Distributions—Prepayment Premiums” in this free writing prospectus.

E. Excess Interest
On each distribution date, any excess interest collected from time to time in respect of the mortgage loan in the issuing entity with an anticipated repayment date will be distributed to the holders of the Class S certificates, which are not offered by this free writing prospectus.  This interest will not be available to provide credit support for other classes of certificates or to offset any interest shortfalls. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—ARD Loan” in this free writing prospectus.

Advances

A. Principal and Interest Advances
The master servicer is required to advance delinquent monthly debt service payments with respect to each mortgage loan (including the non-serviced loans) if it determines that the advance will be recoverable from collections on that mortgage loan.  The master servicer will not be required to advance (a) balloon payments due at maturity, (b) interest in excess of a mortgage loan’s regular interest rate (without considering any default rate or excess interest) or (c) delinquent monthly debt service payments on the companion loan.  The master servicer also is not required to advance amounts deemed non-recoverable from related loan collections, prepayment premiums or yield maintenance charges.  In the event that the master servicer fails to make any required advance, the trustee will be required to make that advance unless the trustee determines that the advance is non-recoverable from related loan collections.  See “The Pooling and Servicing Agreement—Advances” in this free writing prospectus.  If an advance is made, the master servicer will not advance its servicing fee, but will advance the certificate administrator’s fee, the trustee’s fee, the operating advisor’s fee and the CREFC® Intellectual Property Royalty License Fee.  The master servicer or trustee, as applicable, will be entitled to reimbursement from general collections on the mortgage loans for advances determined to be non-recoverable from related loan collections.  This may result in losses on your certificates.

B. Property Protection Advances
The master servicer also is required to make advances to pay delinquent real estate taxes and assessments, ground lease rent payments, condominium assessments, hazard insurance premiums and similar expenses necessary to protect and maintain the mortgaged property, to maintain the lien on the mortgaged property or enforce the related loan documents with respect to the mortgage loans (or the serviced whole loan, if applicable).  In the event that the master servicer fails to make a required advance of this type, the trustee will be required to make that advance unless the trustee determines that the advance is non-recoverable from related loan collections.  The master servicer is not required, but in certain circumstances is permitted, to advance amounts deemed non-recoverable from related loan collections.  See “The Pooling and Servicing Agreement—Advances” in this free writing prospectus.  The master servicer or trustee, as applicable will be entitled to reimbursement from general collections on the mortgage loans for advances determined to be non-recoverable from related loan collections.  This may result in losses on your certificates.  The Other master servicers and Other trustees, as applicable, will also be entitled to reimbursement from general collections on the mortgage loans for the pro rata share of any non-recoverable property protection advance made by it on the related non-serviced loan.

C. Interest on Advances
The master servicer and the trustee, as applicable, will be entitled to interest on all advances as described in this free writing prospectus.  Interest accrued on outstanding advances may result in reductions in amounts otherwise payable on the certificates.  No interest will accrue on advances with respect to principal or interest due on a mortgage loan until any grace period applicable to that mortgage loan has expired.

The master servicer and the trustee will each be entitled to receive interest on advances they make at the prime rate, compounded annually.  If the interest on an advance is not recovered from default interest or late payments on the mortgage loan, a shortfall will result which will have the same effect as a realized loss.

See “Description of the Offered Certificates—Distributions—Realized Losses” and “The Pooling and Servicing Agreement—Advances” in this free writing prospectus.

D. Advances on the Non-Serviced Loans

Each Other master servicer is, or is expected to be, required to make property protection advances with respect to the mortgaged property related to the applicable whole loan serviced by it, unless that Other master servicer determines that those advances would not be recoverable from collections on the related non-serviced loan.  If that Other master servicer is required to but fails to make a required property protection advance, then the applicable Other trustee is, or is expected to be, required to make that property protection advance.

However, the master servicer under the pooling and servicing agreement is required to advance delinquent monthly mortgage loan payments with respect to any non-serviced loan, unless that master servicer determines that those advances would not be recoverable from collections on the related non-serviced loan.

Priority of Payments

A. Subordination / Allocation of Losses	The amount available for distribution will be applied in the order described in “—Distributions—Amount and Order of Distributions” above.

The following chart generally describes the manner in which the payment rights of certain classes of certificates and trust components will be senior or subordinate, as the case may be, to the payment rights of other classes of certificates and trust components.  The chart shows entitlement to receive principal and interest (other than excess interest that accrues on the mortgage loan that has an anticipated repayment date) on any distribution date in descending order (beginning with the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class X-A, Class X-B or Class X-C certificates).  Among the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class X-A, Class X-B or Class X-C certificates, payment rights of certain classes will be as more particularly described in “Description of the Offered Certificates—Distributions” in this free writing prospectus.  It also shows the manner in which mortgage loan losses are allocated in ascending order (beginning with certain Series 2013-GCJ16 certificates that are not being offered by this free writing prospectus).  Principal losses on the mortgage loans allocated to a class of certificates or trust component will reduce the related certificate principal amount of that class or trust component. However, no such principal losses will be allocated to the Class S, Class R, Class X-A, Class X-B or Class X-C certificates, although loan losses will reduce the notional amount of the Class X-A certificates (to the extent such losses are allocated to the Class A-1, Class A-2, Class A-3, Class A-4 or Class A-AB certificates or the Class A-S trust component), the Class X-B certificates (to the extent such losses are allocated to the Class B or Class C trust components) and the Class X-C certificates (to the extent such losses are allocated to the Class F, Class G or Class H certificates) and, therefore, the amount of interest they accrue.

	*	Class X-A, Class X-B and Class X-C certificates are interest only.
**
Distributions and losses allocated to a trust component will be concurrently allocated to the applicable portion of the related class or classes of exchangeable certificates that forms part of the related certificate principal amount of such trust component as described in “Description of the Offered Certificates—Distributions” in this free writing prospectus.

	***	Other than the Class S, Class R and Class X-C certificates.

No other form of credit enhancement will be available for the benefit of the holders of the offered certificates.

See “Description of the Offered Certificates—Subordination” in this free writing prospectus.

To the extent funds are available on a subsequent distribution date for distribution on your offered certificates, you will be reimbursed for any losses allocated to your offered certificates (or underlying trust components) with interest at the pass-through rate on those offered certificates (or underlying trust components).

B. Shortfalls in Available Funds
In addition to losses caused by mortgage loan defaults, shortfalls in payments to holders of certificates may occur as a result of the master servicer’s and trustee’s right to receive payments of interest on unreimbursed advances (to the extent not covered by default interest and late payment charges or other amounts collected from borrowers that are not paid to the master servicer or the special servicer as compensation, to the extent described in this free writing prospectus), the special servicer’s right to compensation with respect to mortgage loans which are or have been serviced by the special servicer, a modification of a mortgage loan’s interest rate or principal balance or as a result of other unanticipated expenses of the issuing entity.  These shortfalls, if they occur, would reduce distributions to the classes of certificates or trust components with the lowest payment priorities.  In addition, prepayment interest shortfalls that are not covered by certain compensating interest payments made by the master servicer are required to be allocated to the interest bearing certificates (other than the Class A-S, Class B, Class PEZ and Class C certificates) and the trust components (and, therefore, the Class A-S, Class B, Class PEZ and Class C certificates), on a pro rata basis, to reduce the amount of interest payment on such classes of certificates and trust components.

Additional Aspects of the Certificates

A. Information Available to Certificateholders

On each distribution date, the certificate administrator will prepare and make available to each certificateholder a statement as to the distributions being made on that date.  Additionally, under certain circumstances, certificateholders may be entitled to certain other information regarding the issuing entity.  See “The Pooling and Servicing Agreement—Reports to Certificateholders; Available Information” in this free writing prospectus.

B. Optional Termination
On any distribution date on which the aggregate unpaid principal balance of the mortgage loans remaining in the issuing entity is less than 1% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, certain specified persons will have the option to purchase all of the remaining mortgage loans (and all property acquired through exercise of remedies in respect of any mortgage loan) at the price specified in this free writing prospectus.  Exercise of this option will terminate the issuing entity and retire the then-outstanding certificates.

If the aggregate certificate principal amounts of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB and Class D certificates and the Class A-S, Class B, Class PEZ, Class C trust components and the notional amount of the Class X-A certificates have been reduced to zero and the master servicer is paid a fee specified in the pooling and servicing agreement, the issuing entity could also be terminated in connection with an exchange of all the then-outstanding certificates (but excluding the Class S and Class R certificates) for the mortgage loans remaining in the issuing entity, but all of the holders of those classes of outstanding certificates would have to voluntarily participate in the exchange.

C. Required Repurchase or Substitution of Mortgage Loans

Under the circumstances described in this free writing prospectus, the applicable sponsor will be required to repurchase or substitute for any mortgage loan for which it cannot remedy a breach of a representation and warranty or a document defect, that, in each case, materially and adversely affects (or is deemed to materially and adversely affect) the value of that mortgage loan (or related REO Property) or the interests of the certificateholders in that mortgage loan.  See “Description of the Mortgage Pool—Cures, Repurchases and Substitutions” in this free writing prospectus.

D. Sale of Defaulted Mortgage Loans and REO Properties

Pursuant to the pooling and servicing agreement, the special servicer is required to solicit offers for defaulted mortgage loans (or, in the case of the serviced whole loan, the defaulted serviced whole loan) and REO properties and accept the first (and, if multiple bids are received, the highest) cash bid from any person that constitutes a fair price for the defaulted mortgage loan (or defaulted serviced whole loan, if applicable) or REO property, determined as described in “The Pooling and Servicing Agreement—Realization Upon Mortgage Loans—Sale of Defaulted Mortgage Loans and REO Properties” in this free writing prospectus, unless the special servicer determines, in accordance with the servicing standard, that rejection of such offer would be in the best interests of the certificateholders and the related serviced companion loan holder (as a collective whole as if such certificateholders and the serviced companion loan holder constituted a single lender).

If the Matrix MHC Portfolio mortgage loan becomes a defaulted mortgage loan, and if the special servicer decides to sell such defaulted mortgage loan as described in the prior paragraph, then the special servicer will be required to sell the related serviced companion loan together with such mortgage loan as one serviced whole loan.  In connection with any such sale, the special servicer will be required to follow the procedures set forth under “The Pooling and Servicing Agreement—Realization Upon Mortgage Loans—Sale of Defaulted Mortgage Loans and REO Properties” in this free writing prospectus.

Pursuant to each Other PSA, an Other special servicer may offer to sell to any person (or may offer to purchase) for cash the related whole loan during such time as such whole loan constitutes a defaulted mortgage loan and, in connection with any such sale, the Other special servicer is required to sell both the mortgage loan and related companion loan in any such whole loan as a single whole loan.

Pursuant to each mezzanine loan intercreditor agreement with respect to the mortgage loans with mezzanine indebtedness, the holder of the related mezzanine loan has the right to purchase the related mortgage loan as described in “Description of the Mortgage Pool—Statistical Characteristics of the Mortgage Loans—Additional Indebtedness” in this free writing prospectus.  Additionally, in the case of mortgage loans that permit certain equity owners of the borrower to incur future mezzanine debt as described in “Description of the Mortgage Pool—Statistical Characteristics of the Mortgage Loans—Additional Indebtedness” in this free writing prospectus, the related mezzanine lender may have the option to purchase the related mortgage loan after certain defaults.  See “The Pooling and

Servicing Agreement—Realization Upon Mortgage Loans—Sale of Defaulted Mortgage Loans and REO Properties” and “Description of the Mortgage Pool—The Whole Loans—Sale of Defaulted Whole Loans” in this free writing prospectus.

Other Investment Considerations

Potential Conflicts of Interest
The relationships between the parties to this transaction and the activities of those parties or their affiliates may give rise to certain conflicts of interest.  These conflicts of interests may arise from, among other things, the following relationships and activities:

	●	the ownership of any certificates by the depositor, sponsors, underwriters, master servicer, special servicer, operating advisor or any of their affiliates;

●
the ownership of any companion loans (or interests in a companion loan or securities backed by a companion loan) or mezzanine debt by the sponsors, underwriters, master servicer, special servicer, operating advisor or any of their affiliates;

●
the relationships, including financial dealings, of the sponsors, master servicer, special servicer, operating advisor or any of their affiliates with any borrower, any non-recourse carveout guarantor or any of their respective affiliates;

	●	the relationships, including financial dealings, of the sponsors, underwriters and their respective affiliates with each other;

●
the obligation of the special servicer to take actions at the direction or recommendation of the controlling class representative or holder or at the recommendation of a serviced companion loan holder;

	●	fee-sharing arrangements between one or more certificate holders or their respective representative and the special servicer;

●
the broker-dealer activities of the underwriters and their affiliates, including taking long or short positions in the certificates or entering into credit derivative transactions with respect to the certificates;

●
the opportunity of the initial investor in the Class X-C, Class E, Class F, Class G, Class H and Class S certificates to request the removal or re-sizing of or other changes to the features of some or all of the mortgage loans or to receive price adjustments or cost mitigation arrangements in connection with accepting certain mortgage loans in the mortgage pool;

	●	the activities of the master servicer, special servicer, operating advisor, sponsors and any of their affiliates in connection with any other transaction; and

●
the activities of each Other master servicer, Other special servicer, Other operating advisor, Other trustee, Other certificate administrator and any of their affiliates in connection with any other transaction.

See “Risk Factors—Interests and Incentives of the Originators, the Sponsors and Their Affiliates May Not Be Aligned With Your Interests,” “—Interests and Incentives of the Underwriter Entities May Not Be Aligned With Your Interests,” “—Potential Conflicts of Interest of the Master Servicer and the Special Servicer,” “—Potential Conflicts of Interest of the Operating Advisor,” “—Potential Conflicts of Interest of the Controlling Class Representative and each Controlling Class Representative under an Other PSA,” “—Potential Conflicts of Interest in the Selection of the Underlying Mortgage Loans,”
“—Special Servicer May Be Directed To Take Actions by an Entity That Has No Duty or Liability to Other Certificateholders” and “—Other Potential Conflicts of Interest May Affect Your Investment” in this free writing prospectus.

Federal Income Tax Consequences

Two (2) separate real estate mortgage investment conduit (commonly known as a REMIC) elections will be made with respect to the assets of the issuing entity. The designations for each REMIC created under the pooling and servicing agreement (each, a “Trust REMIC") are as follows:

●
The lower-tier REMIC (the “Lower-Tier REMIC”) will hold the mortgage loans (excluding excess interest) and certain other assets of the issuing entity and will issue certain classes of uncertificated regular interests to a second REMIC (the “Upper-Tier REMIC”).

●
The Upper-Tier REMIC will hold the Lower-Tier REMIC regular interests and will issue the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class X-A, Class X-B, Class X-C, Class D, Class E, Class F, Class G and Class H certificates and the Class A-S, Class B and Class C trust components as classes of regular interests in the Upper-Tier REMIC.

In addition, the portions of the issuing entity consisting of (i) the excess interest accrued on the mortgage loan with an anticipated repayment date, beneficial ownership of which is represented by the Class S certificates and (ii) the Class A-S, Class B and Class C trust components and the related distribution account, beneficial ownership of which is represented by the Class A-S, Class B, Class PEZ and Class C certificates, will be treated as a grantor trust for federal income tax purposes, as further described under “Material Federal Income Tax Consequences” in this free writing prospectus.

Pertinent federal income tax consequences of an investment in the offered certificates include:

	●	Each class of offered certificates (other than the exchangeable certificates) and the trust components will constitute REMIC “regular interests”.

	●	The offered certificates (other than the exchangeable certificates) and the trust components will be treated as newly originated debt instruments for federal income tax purposes.

	●	You will be required to report income on your offered certificates in accordance with the accrual method of accounting.

It is anticipated, for federal income tax purposes, that the Class    certificates will be issued with original issue discount, that the Class    certificates will be issued with a de minimis amount of original issue discount and that the Class    certificates will be issued at a premium.

Yield Considerations
You should carefully consider the matters described under “Risk Factors—Your Yield May Be Affected by Defaults, Prepayments and Other Factors” and “Yield, Prepayment and Maturity Considerations” in this free writing prospectus, which may affect significantly the yields on your investment.

ERISA Considerations
Fiduciaries of employee benefit plans subject to the Employee Retirement Income Security Act of 1974, as amended, commonly known as ERISA, or plans subject to Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”), or governmental plans (as defined in Section 3(32) of ERISA) that are subject to any federal, state or local law which is, to a material extent, similar to the foregoing provisions of ERISA or the Code should carefully review with their legal advisors whether the purchase or holding of the offered certificates could give rise to a transaction prohibited or not otherwise permissible under ERISA, the Code or similar law.

The U.S. Department of Labor has granted an administrative exemption to Goldman, Sachs & Co., Prohibited Transaction Exemption (“PTE”) 89-88 (October 17, 1989), as amended by PTE 2013-08 (July 9, 2013), which may exempt from the application of certain of the prohibited transaction provisions of Section 406 of ERISA and the excise taxes imposed on such prohibited transactions by Code Sections 4975(a) and (b), transactions relating to the purchase, sale and holding of pass-through certificates underwritten by a selling group of which Goldman, Sachs & Co. serves as a manager or co-manager, and the servicing and operation of related mortgage pools, provided that certain conditions are met.  See “ERISA Considerations” in this free writing prospectus.

Ratings
It is a condition to the issuance of the offered certificates that each class of offered certificates be rated as follows by Moody’s Investors Service, Inc., DBRS, Inc. and Kroll Bond Rating Agency, Inc.:

		Moody’s*	DBRS*	KBRA*
	Class A-1	Aaa(sf)	AAA(sf)	AAA(sf)
	Class A-2	Aaa(sf)	AAA(sf)	AAA(sf)
	Class A-3	Aaa(sf)	AAA(sf)	AAA(sf)
	Class A-4	Aaa(sf)	AAA(sf)	AAA(sf)
	Class A-AB	Aaa(sf)	AAA(sf)	AAA(sf)
	Class X-A	Aaa(sf)	AAA(sf)	AAA(sf)
	Class X-B	A2(sf)	AAA(sf)	AAA(sf)
	Class A-S	Aaa(sf)	AAA(sf)	AAA(sf)
	Class B	Aa3(sf)	AA(low)(sf)	AA-(sf)
	Class PEZ	A1(sf)	A(low)(sf)	A-(sf)
	Class C	A3(sf)	A(low)(sf)	A-(sf)

*
Moody’s Investors Service, Inc., DBRS, Inc. and Kroll Bond Rating Agency, Inc. have informed us that the “sf” designation in their ratings represents an identifier of structured finance product ratings.  For additional information about this identifier, prospective investors can go to the related rating agency’s website.

A securities rating on mortgage pass-through certificates addresses credit risk and the likelihood of full and timely payment to the applicable certificateholders of all distributions of interest at the applicable pass-through rate on the certificates or related trust component(s) in question on each distribution date and, except in the case of the interest only certificates, the ultimate payment in full of the certificate principal amount of each class of certificates in question on a date that is not later than the rated final distribution date with respect to such class of certificates.  Any security rating assigned to the offered certificates should be evaluated independently of any other security rating.  A securities rating on mortgage pass-through certificates does not address the tax attributes of the certificates in question or the receipt of any default interest or prepayment premium or constitute an assessment of the likelihood, timing or frequency of prepayments on the related mortgage loans.  A securities rating on mortgage pass-through certificates does not address the frequency of prepayments (whether voluntary or involuntary) on the related mortgage loans, the degree to which the prepayments might differ from those originally anticipated, the yield to maturity that purchasers may experience as a result of the rate of principal prepayments, the likelihood of collection of default interest, excess interest, late payment charges, prepayment premiums or yield maintenance charges, or the tax treatment of the certificates in question.

A security rating is not a recommendation to buy, sell or hold securities, and the assigning rating agency may revise, downgrade, qualify or withdraw a rating at any time.

Nationally recognized statistical rating organizations that were not engaged by the depositor to rate the offered certificates may nevertheless issue unsolicited credit ratings on one or more classes of offered certificates, relying on information they receive pursuant to Rule 17g-5 under the Securities Exchange Act of

1934, as amended, or otherwise.  If any such unsolicited ratings are issued, we cannot assure you that they will not be different from any ratings assigned by a rating agency engaged by the depositor. The issuance of unsolicited ratings by any nationally recognized statistical rating organization on a class of the offered certificates that are lower than ratings assigned by the rating agencies engaged by the depositor may adversely impact the liquidity, market value and regulatory characteristics of that class.  As part of the process of obtaining ratings for the offered certificates, the depositor had initial discussions with and submitted certain materials to DBRS, Inc., Fitch Ratings, Inc., Kroll Bond Rating Agency, Inc., Moody’s Investors Service, Inc., Morningstar Credit Ratings, LLC and Standard & Poor’s Ratings Services.  Based on preliminary feedback from those nationally recognized statistical rating organizations at that time, the depositor selected Moody’s Investors Service, Inc., DBRS, Inc. and Kroll Bond Rating Agency, Inc. to rate the offered certificates and not the other nationally recognized statistical rating organizations, due in part to their initial subordination levels for the various classes of the offered and non-offered certificates.  Had the depositor selected such other nationally recognized statistical rating organizations to rate the offered certificates, we cannot assure you as to the ratings that such other nationally recognized statistical rating organizations would have ultimately assigned to the offered certificates. Although unsolicited ratings may be issued by any nationally recognized statistical rating organization, a nationally recognized statistical rating organization might be more likely to issue an unsolicited rating if it was not selected after having provided preliminary feedback to the depositor.

Neither the depositor nor any other person or entity will have any duty to notify you if any nationally recognized statistical rating organization issues, or delivers notice of its intention to issue, unsolicited ratings on one or more classes of offered certificates after the date of this free writing prospectus.  In no event will rating agency confirmations from any nationally recognized statistical rating organization (other than the engaged rating agencies or, in the case of a whole loans, the rating agencies engaged by the applicable depositor under an Other PSA of the related companion loan) be a condition to any action, or the exercise of any right, power or privilege by any person or entity under the pooling and servicing agreement.

Furthermore, the Securities and Exchange Commission may determine that any or all of Moody’s Investors Service, Inc., DBRS, Inc. and Kroll Bond Rating Agency, Inc. no longer qualifies as a nationally recognized statistical rating organization or is no longer qualified to rate the offered certificates, and that determination also may have an adverse effect on the liquidity, market value and regulatory characteristics of the offered certificates.

A security rating does not represent any assessment of the yield to maturity that investors may experience or the possibility that the holders of the Class X-A and/or Class X-B certificates might not fully recover their initial investment in the event of delinquencies or defaults, prepayments (both voluntary (to the extent permitted) and involuntary), or losses in respect of the mortgage loans.  As described in this free writing prospectus, the amounts payable with respect to the Class X-A and Class X-B certificates consist only of interest.

The Class X-A and Class X-B certificates are only entitled to interest distributions. If mortgage loans were to prepay in the initial month after the closing date, with the result that the holders of the Class X-A and Class X-B certificates receive only a single month’s interest, and therefore suffer a nearly complete loss of their investment, all amounts “due” to such holders will nevertheless have been paid, and such result is consistent with the ratings received on the Class X-A and Class X-B certificates. The notional amounts of the Class X-A and Class X-B certificates on which interest is calculated may be reduced by the allocation of realized losses and prepayments, whether voluntary or involuntary. The ratings of the Class X-A and Class X-B certificates do not address the timing or magnitude of reductions of such notional amount, but only the obligation to pay interest timely on the notional amount as so reduced from time to time. Therefore, the ratings of the Class X-A and Class X-B certificates should be evaluated independently from similar ratings on other types of securities.

See “Risk Factors—Your Yield May Be Affected by Defaults, Prepayments and Other Factors”, “—Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates, Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded” and “Yield, Prepayment and Maturity Considerations” in this free writing prospectus and “Description of the Certificates” and “Yield Considerations” in the prospectus.

Legal Investment
No class of the offered certificates will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended.  If your investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities, then you may be subject to restrictions on investment in the offered certificates.  You should consult your own legal advisors for assistance in determining the suitability of and consequences to you of the purchase, ownership, and sale of the offered certificates.  See “Legal Investment” in this free writing prospectus and in the prospectus.

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RISK FACTORS

You should carefully consider the following risks and the risks described in “Risk Factors” in the prospectus before making an investment decision.  In particular, distributions on your certificates will depend on payments received on, and other recoveries with respect to the mortgage loans.  Therefore, you should carefully consider the risk factors relating to the mortgage loans and the mortgaged properties.

If any of the following events or circumstances identified as risks actually occur or materialize, your investment could be materially and adversely affected.  We note that additional risks and uncertainties not presently known to us may also impair your investment.

This free writing prospectus also contains forward-looking statements that involve risks and uncertainties.  Actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks described below and elsewhere in this free writing prospectus.

The Offered Certificates May Not Be a Suitable Investment for You

The offered certificates are not suitable investments for all investors.  In particular, you should not purchase any class of offered certificates unless you understand and are able to bear the risk that the yield to maturity and the aggregate amount and timing of distributions on the offered certificates are subject to material variability from period to period and give rise to the potential for significant loss over the life of the offered certificates.  The interaction of the foregoing factors and their effects are impossible to predict and are likely to change from time to time.  As a result, an investment in the offered certificates involves substantial risks and uncertainties and should be considered only by sophisticated institutional investors with substantial investment experience with similar types of securities and who have conducted appropriate due diligence on the mortgage loans and the offered certificates.

The Offered Certificates Are Limited Obligations

The offered certificates, when issued, will represent beneficial interests in the issuing entity.  The offered certificates will not represent an interest in, or obligation of, the sponsors, the depositor, the master servicer, the special servicer, the operating advisor, the certificate administrator, the trustee, the underwriters, or any of their respective affiliates, or any other person.  The primary assets of the issuing entity will be the notes evidencing the mortgage loans, and the primary security and source of payment for the mortgage loans will be the mortgaged properties and the other collateral described in this free writing prospectus.  Payments on the offered certificates are expected to be derived from payments made by the borrowers on the mortgage loans.  We cannot assure you that the cash flow from the mortgaged properties and the proceeds of any sale or refinancing of the mortgaged properties will be sufficient to pay the principal of, and interest on, the mortgage loans or to distribute in full the amounts of interest and principal to which the holders of the offered certificates are entitled.  See “Description of the Certificates—General” in the prospectus.

The Volatile Economy, Credit Crisis and Downturn in the Real Estate Market Have Adversely Affected and May Continue To Adversely Affect the Value of CMBS

In recent years, the real estate and securitization markets, including the market for commercial mortgage-backed securities (“CMBS”), as well as global financial markets and the economy generally, experienced significant dislocations, illiquidity and volatility.  The United States economic recovery has been weak and may not be sustainable for any specific period of time, and the global or United States economy could slip into an even more significant recession. Declining real estate values, coupled with diminished availability of leverage and/or refinancings for commercial and multifamily real estate resulted in increased delinquencies and defaults on commercial and multifamily mortgage loans.  In addition, the downturn in the general economy affected the financial strength of many commercial and multifamily real estate tenants and resulted in increased vacancies, decreased rents and/or other declines in income from, or the value of, commercial and multifamily real estate.  Any further economic downturn may lead to decreased occupancy, decreased rents or other declines in income from, or the value of, commercial and multifamily real estate, which would likely have an adverse effect on the value and/or liquidity of CMBS that are backed by loans secured by such commercial and multifamily real estate.

Additionally, decreases in the value of commercial properties and the tightening by commercial real estate lenders of underwriting standards have prevented many commercial mortgage borrowers from refinancing their mortgages.  A very substantial amount of U.S. mortgage loans, with balloon payment obligations in excess of their respective current property values, are maturing over the coming three years.  These circumstances have increased delinquency and default rates of securitized commercial mortgage loans, and may lead to widespread commercial mortgage defaults.  In addition, the declines in commercial real estate values have resulted in reduced borrower equity, hindering such borrower’s ability to refinance in an environment of increasingly restrictive lending standards and giving them less incentive to cure delinquencies and avoid foreclosure.  Higher loan-to-value ratios are likely to result in lower recoveries on foreclosure, and an increase in loss severities above those that would have been realized had commercial property values remained the same or continued to increase.  Defaults, delinquencies and losses have further decreased property values, thereby resulting in additional defaults by commercial mortgage borrowers, further credit constraints, further declines in property values and further adverse effects on the perception of the value of CMBS.  Even if the real estate market does recover, the mortgaged properties and therefore, the certificates, may decline in value. Any further economic downturn may adversely affect the financial resources of the borrowers under the mortgage loans and may result in the inability of the borrowers to make principal and interest payments on the mortgage loans.  In the event of default by a borrower under a mortgage loan, the certificateholders would likely suffer a loss on their investment.

As a result of all of these factors, we cannot assure you that a dislocation in the CMBS market will not re-occur or become more severe.

External Factors May Adversely Affect the Value and Liquidity of Your Investment

Due to factors not directly relating to the offered certificates or the underlying mortgage loans, the market value of the offered certificates can decline even if the offered certificates, the mortgage loans or the mortgaged properties are performing at or above your expectations.

Global, National and Local Economic Factors

The global financial markets have recently experienced increased volatility due to uncertainty surrounding the level and sustainability of the sovereign debt of various countries.  Much of this uncertainty has related to certain countries that participate in the European Monetary Union and whose sovereign debt is generally denominated in euros, the common currency shared by members of that union.  In addition, some economists, observers and market participants have expressed concerns regarding the sustainability of the monetary union and the common currency in their current form.  Concerns regarding sovereign debt may spread to other countries at any time.  Furthermore, many state and local governments in the United States are experiencing, and are expected to continue to experience, severe budgetary strain.  One or more states could default on their debt, or one or more significant local governments could default on their debt or seek relief from their debt under Title 11 of the United States Code, as amended (the “Bankruptcy Code”) or by agreement with their creditors.  Any or all of the circumstances described above may lead to further volatility in or disruption of the credit markets at any time.

Risks to the Financial Markets Relating to Terrorist Attacks

Future terrorist activities may occur in the United States or abroad.  It is impossible to predict whether, or the extent to which, future terrorist activities may occur in the United States or abroad and/or any consequent actions on the part of the United States Government and others, including military action, could have on general economic conditions, real estate markets, particular business segments (including those that are important to the performance of commercial mortgage loans) and/or insurance costs and the availability of insurance coverage for terrorist acts.  Among other things, reduced investor confidence could result in substantial volatility in securities markets and a decline in real estate-related investments.  In addition, reduced consumer confidence, as well as a heightened concern for personal safety, could result in a material decline in personal spending and travel.

Other Events May Affect Your Investment

Moreover, other types of events, domestic or international, may affect general economic conditions and financial markets:

●
Wars, revolts, insurrections, armed conflicts, energy supply or price disruptions, terrorism, political crises, natural disasters and man-made disasters may have an adverse effect on the mortgaged properties and/or your certificates;

●
Trading activity associated with indices of CMBS may drive spreads on those indices wider than spreads on CMBS, thereby resulting in a decrease in value of such CMBS, including your certificates, and spreads on those indices may be affected by a variety of factors, and may or may not be affected for reasons involving the commercial and multifamily real estate markets and may be affected for reasons that are unknown and cannot be discerned; and

●
The market value of your certificates also may be affected by many other factors, including the then-prevailing interest rates and market perceptions of risks associated with commercial mortgage lending.  A change in the market value of the certificates may be disproportionately impacted by upward or downward movements in the current interest rates.

Investors should consider that the foregoing factors may adversely affect the performance of the mortgage loans and accordingly the performance of the offered certificates.

The Certificates May Have Limited Liquidity and the Market Value of the Certificates May Decline

As described above under “—The Volatile Economy, Credit Crisis and Downturn in the Real Estate Market Have Adversely Affected and May Continue to Adversely Affect the Value of CMBS,” the secondary market for mortgage-backed securities recently experienced extremely limited liquidity.  The adverse conditions described above as well as other adverse conditions could continue to severely limit the liquidity for mortgage-backed securities and cause disruptions and volatility in the market for CMBS.

Your certificates will not be listed on any national securities exchange or traded on any automated quotation systems of any registered securities association, and there is currently no secondary market for your certificates. While we have been advised by the underwriters that one or more of them, or one or more of their affiliates, currently intend to make a market in the certificates, none of the underwriters has any obligation to do so, any market-making may be discontinued at any time, and we cannot assure you that an active secondary market for the offered certificates will develop. Additionally, one or more purchasers may purchase substantial portions of one or more classes of offered certificates. Accordingly, you may not have an active or liquid secondary market for your certificates.  Lack of liquidity could result in a substantial decrease in the market value of your certificates.

The market value of the offered certificates will also be influenced by the supply of and demand for CMBS generally.  The supply of CMBS will depend on, among other things, the amount of commercial and multifamily mortgage loans, whether newly originated or held in portfolios, that are available for securitization.  A number of factors will affect investors’ demand for CMBS, including:

●	the availability of alternative investments that offer higher yields or are perceived as being a better credit risk, having a less volatile market value or being more liquid;

●
legal and other restrictions that prohibit a particular entity from investing in CMBS or limit the amount or types of CMBS that it may acquire or require it to maintain increased capital or reserves as a result of its investment in CMBS;

●	accounting standards that may affect an investor’s characterization or treatment of an investment in CMBS for financial reporting purposes;

●
increased regulatory compliance burdens imposed on CMBS or securitizations generally, or on classes of securitizers, that may make securitization a less attractive financing option for commercial mortgage loans;

●
investors’ perceptions regarding the commercial and multifamily real estate markets, which may be adversely affected by, among other things, a decline in real estate values or an increase in defaults and foreclosures on commercial mortgage loans;

●
investors’ perceptions regarding the capital markets in general, which may be adversely affected by political, social and economic events completely unrelated to the commercial real estate markets; and

●	the impact on demand generally for CMBS as a result of the existence or cancellation of government-sponsored economic programs.

If you decide to sell any offered certificates, the ability to sell your offered certificates will depend on, among other things, whether and to what extent a secondary market then exists for these offered certificates, and you may have to sell at a discount from the price you paid for reasons unrelated to the performance of the offered certificates or the mortgage loans.

There Are Risks Relating to the Exchangeable Certificates

The characteristics of the Class PEZ certificates will reflect, in the aggregate, the characteristics of the Class A-S, Class B and Class C certificates.  As a result, the Class PEZ certificates will be subject to the same risks as the Class A-S, Class B and Class C certificates described in this free writing prospectus.  Investors are also encouraged to consider a number of factors that will limit a certificateholder’s ability to exchange exchangeable certificates:

●
At the time of a proposed exchange, a certificateholder must own exchangeable certificates in the requisite exchangeable proportion to make the desired exchange (as described under “Description of the Offered Certificates—Exchangeable Certificates” in this free writing prospectus).

●
A certificateholder that does not own exchangeable certificates in the requisite exchangeable proportion may be unable to obtain the necessary exchangeable certificates or may be able only to exchange the portion (if any) of its exchangeable certificates that represents an exchangeable proportion.  Another certificateholder may refuse to sell its certificates at a reasonable (or any) price or may be unable to sell them, or certificates may have been purchased or placed into other financial structures and thus may be unavailable.  Such circumstances may prevent you from obtaining exchangeable certificates in the proportions necessary to effect an exchange.

●
Exchanges will no longer be permitted following the date when the then-current principal balance of the Class A-S trust component (and, correspondingly, to the extent evidencing an interest in the Class A-S trust component, the Class A-S certificates and the applicable component of the Class PEZ certificates) is reduced to zero as a result of the payment in full of all interest and principal on that trust component.

●	Certificates may only be held in authorized denominations.

●	An exchange fee of $5,000 must be paid by the exchanging certificateholder to the certificate administrator in connection with each exchange of exchangeable certificates.

Subordination of Exchangeable Certificates

As described in this free writing prospectus, if you acquire Class A-S certificates (and, correspondingly, any interest in the Class A-S trust component and the applicable component of the Class PEZ certificates), then your rights to receive distributions of amounts collected or advanced on or in respect of the mortgage loans will be subordinated to those of the holders of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class X-A, Class X-B and Class X-C certificates.  If you acquire Class B certificates (and, correspondingly, any interest in the Class B trust component and the applicable component of the Class PEZ certificates), then your rights to receive distributions of amounts collected or advanced on or in respect of the mortgage loans will be subordinated to those of the holders of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class X-A, Class X-B and Class X-C certificates and the Class A-S trust component (and correspondingly, the holders of the Class A-S certificates and the Class PEZ certificates, based on their respective percentage interests in the Class A-S trust component).  If you acquire Class C certificates (and, correspondingly, any interest in the Class C trust component and the applicable component of the Class PEZ certificates), then your rights to receive distributions of amounts collected or advanced on or in respect of the mortgage loans will be subordinated to those of the holders of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class X-A, Class X-B and Class X-C certificates, the Class A-S trust component (and correspondingly, the holders of the Class A-S certificates and the Class PEZ certificates, based on their respective percentage interests in the Class A-S trust component) and the Class B trust component (and correspondingly, the holders of the Class B certificates and the Class PEZ certificates, based on their respective percentage interests in the Class B trust component).  See “Description of the Offered Certificates—Subordination” in this free writing prospectus.

Limited Information Causes Uncertainty

Historical Information

Some of the mortgage loans that we intend to include in the issuing entity were made to enable the related borrower to acquire the related mortgaged property, and in certain cases, the mortgaged properties were recently constructed.  The underwritten net cash flows and underwritten net operating incomes for such mortgaged properties are derived principally from current rent rolls or tenant leases and the appraisers’ projected expense levels.  However, we cannot assure you that actual cash flows from such mortgaged properties will meet such projected cash flows, income and expense levels or that those funds will be sufficient to meet the payment obligations of the related mortgage loans.

Accordingly, for certain of these mortgage loans, limited or no historical operating information is available with respect to the related mortgaged properties. As a result, you may find it difficult to analyze the historical performance of those mortgaged properties.

Ongoing Information

The primary source of ongoing information regarding the offered certificates, including information regarding the status of the related mortgage loans and any credit support for the offered certificates, will be the periodic reports delivered to you.  See “The Pooling and Servicing Agreement—Reports to

Certificateholders; Available Information” in this free writing prospectus.  We cannot assure you that any additional ongoing information regarding the offered certificates will be available through any other source.  The limited nature of the available information in respect of the offered certificates may adversely affect their liquidity, even if a secondary market for the offered certificates does develop.

We are not aware of any source through which pricing information regarding the offered certificates will be generally available on an ongoing basis or on any particular date.

Legal and Regulatory Provisions Affecting Investors Could Adversely Affect the Liquidity of the Offered Certificates

We make no representations as to the proper characterization of the offered certificates for legal investment, financial institution regulatory, financial reporting or other purposes, as to the ability of particular investors to purchase the offered certificates under applicable legal investment or other restrictions or as to the consequences of an investment in the offered certificates for such purposes or under such restrictions.  We note that regulatory or legislative provisions applicable to certain investors may have the effect of limiting or restricting their ability to hold or acquire CMBS, which in turn may adversely affect the ability of investors in the offered certificates who are not subject to those provisions to resell their certificates in the secondary market.  For example:

●
Member States of the European Economic Area (“EEA”) have implemented Article 122a of EU Directive 2006/48/EC (“Article 122a”) which applies with respect to investments by credit institutions in securitizations issued on or after January 1, 2011 as well as certain existing securitizations issued prior to that date where new assets are added or substituted after December 31, 2014.  Article 122a imposes a severe capital charge on a securitization position acquired by a EEA credit institution unless, among other conditions, (a) the originator, sponsors or original lender for the securitization has explicitly disclosed to the EEA-regulated credit institution that it will retain, on an ongoing basis, a material net economic interest of not less than 5% in respect of the securitization, and (b) the acquiring institution is able to demonstrate that it has undertaken certain due diligence in respect of its securitization position and the underlying exposures and that procedures are established for such activities to be monitored on an ongoing basis.  For purposes of Article 122a, an EEA credit institution may be subject to such a capital charge as a result of securitization positions held by its non-EEA affiliates, including its U.S. affiliates, not complying with Article 122a. Effective January 1, 2014, Articles 404-410 (inclusive) of EU Regulation 575/2013 (“Articles 404-410”) replace Article 122a and, among other things, will apply to EEA investment firms in addition to EEA credit institutions.

Furthermore, requirements similar to those in Article 122a (“Similar Retention Requirements”) are to apply: (i) effective July 22, 2013, to investments in securitizations by investment funds managed by EEA investment managers subject to EU Directive 2011/61/EU; and (ii) subject to the adoption of certain secondary legislation, to investments in securitizations by EEA insurance and reinsurance undertakings and by EEA undertakings for collective investment in transferable securities.  None of the sponsors, the depositor or any other party to the transaction intends to retain a material net economic interest in the transaction in accordance with the requirements of Article 122a, Articles 404-410 or Similar Retention Requirements or take any other action which may be required by EEA-regulated investors for the purposes of their compliance with Article 122a, Articles 404-410 or Similar Retention Requirements.  Consequently, the offered certificates are not a suitable investment for EEA credit institutions or the other types of EEA regulated investors mentioned above. As a result, the price and liquidity of the offered certificates in the secondary market may be adversely affected.  EEA-regulated investors are encouraged to consult with their own investment and legal advisors regarding compliance with Article 122a, Articles 404-410 or Similar Retention Requirements and the suitability of the offered certificates for investment.

●	The Dodd-Frank Wall Street Reform and Consumer Protection Act enacted in the United States requires that federal banking regulators amend their regulations to exclude reliance on credit ratings, including the use of such ratings to determine the permissibility of, and capital charges imposed on, investments by banking institutions. Such regulations, including those that have been proposed to implement the more recent Basel internal ratings based and advanced measures approaches, may result in greater capital charges to financial institutions that own CMBS, or otherwise adversely affect the attractiveness of investments in CMBS for regulatory purposes.

●
The Financial Accounting Standards Board has adopted changes to the accounting standards for structured products.  These changes, or any future changes, may affect the accounting for entities such as the issuing entity, could under certain circumstances require an investor or its owner generally to consolidate the assets of the issuing entity in its financial statements and record third parties’ investments in the issuing entity as liabilities of that investor or owner or could otherwise adversely affect the manner in which the investor or its owner must report an investment in CMBS for financial reporting purposes.

●
Section 619 of the Dodd Frank Wall Street Reform and Consumer Protection Act added a provision, commonly referred to as the “Volcker Rule”, to federal banking law to generally prohibit various covered banking entities from, among other things, engaging in proprietary trading in securities and derivatives, subject to certain exemptions.  Section 619 became effective on July 21, 2012, subject to certain conformance periods.  Implementing rules under Section 619 have been proposed but not yet adopted.  The Volcker Rule and the regulations adopted thereunder may restrict certain purchases or sales of securities generally (including commercial mortgage backed securities) and derivatives by banking entities if conducted on a proprietary trading business.

●	For purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended, no class of offered certificates will constitute “mortgage related securities”.

Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal, accounting and other advisors in determining whether, and to what extent, the offered certificates will constitute legal investments for them or are subject to investment or other restrictions, unfavorable accounting treatment, capital charges or reserve requirements.  See “Legal Investment” in this free writing prospectus and in the prospectus.

Your Yield May Be Affected by Defaults, Prepayments and Other Factors

General

The yield to maturity on each class of the offered certificates will depend in part on the following:

●	the purchase price for the certificates;

●
the rate and timing of principal payments on the mortgage loans (both voluntary and involuntary), and the allocation of principal prepayments to the respective classes of offered certificates with principal balances; and

●	the allocation of shortfalls and losses on the mortgage loans to the respective classes of offered certificates.

Any changes in the weighted average lives of your certificates may adversely affect your yield. In general, if you buy a certificate at a premium, and principal distributions occur faster than expected, your actual yield to maturity will be lower than expected.  If principal distributions are very high, holders of certificates purchased at a premium might not fully recover their initial investment.  Conversely, if you buy a certificate at a discount and principal distributions occur more slowly than expected, your actual yield to maturity will be lower than expected.

Prepayments resulting in a shortening of weighted average lives of your certificates may be made at a time of low interest rates when you may be unable to reinvest the resulting payment of principal on your certificates at a rate comparable to the effective yield anticipated by you in making your investment in the certificates, while delays and extensions resulting in a lengthening of those weighted average lives may occur at a time of high interest rates when you may have been able to reinvest principal payments that would otherwise have been received by you at higher rates.

In addition, the extent to which prepayments on the mortgage loans in the issuing entity ultimately affect the weighted average life of the certificates will depend on the terms of the certificates, more particularly:

●
a class of certificates that entitles the holders of those certificates to a disproportionately larger share of the prepayments on the mortgage loans increases the “call risk” or the likelihood of early retirement of that class if the rate of prepayment is relatively fast; and

●
a class of certificates that entitles the holders of the certificates to a disproportionately smaller share of the prepayments on the mortgage loans increases the likelihood of “extension risk” or an extended average life of that class if the rate of prepayment is relatively slow.

The Timing of Prepayments and Repurchases May Change Your Anticipated Yield

We are not aware of any relevant publicly available or authoritative statistics with respect to the historical prepayment experiences of commercial mortgage loans.  For this purpose, principal payments include both voluntary prepayments, if permitted, and involuntary prepayments, such as prepayments resulting from the application of loan reserves, property releases, casualty or condemnation, defaults and liquidations or repurchases upon breaches of representations and warranties or material document defects or purchases by a companion loan holder or a mezzanine loan lender (if any) pursuant to a purchase option or sales of defaulted mortgage loans.  The rate at which voluntary prepayments occur on the mortgage loans will be affected by a variety of factors, including:

●
the terms of the mortgage loans, including, the length of any prepayment lockout period and the applicable yield maintenance charges and prepayment premiums and the extent to which the related mortgage loan terms may be practically enforced;

●	the level of prevailing interest rates;

●	the availability of mortgage credit;

●	the master servicer’s or special servicer’s ability to enforce yield maintenance charges and prepayment premiums;

●	the failure to meet certain requirements for the release of escrows;

●	the occurrence of casualties or natural disasters; and

●	economic, demographic, tax, legal or other factors.

See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Prepayment Protections and Certain Involuntary Prepayments” in this free writing prospectus for a description of certain prepayment protections and other factors that may influence the rate of prepayment of the mortgage loans. See “Risk Factors—Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions” in the prospectus.

In addition, if a sponsor repurchases any mortgage loan from the issuing entity due to breaches of representations or warranties or document defects, the repurchase price paid will be passed through to the holders of the certificates with the same effect as if the mortgage loan had been prepaid in part or in full, and no yield maintenance charge or other prepayment charge would be payable.  Additionally, any mezzanine loan lender may have the option to purchase the related mortgage loan after certain defaults, and the purchase price may not include any yield maintenance payments or prepayment charges.  As a result of such a repurchase or purchase, investors in the Class X-A and Class X-B certificates and any other certificates purchased at a premium might not fully recoup their initial investment.  A repurchase, a prepayment or the exercise of a purchase option may adversely affect the yield to maturity on your certificates.  In this respect, see “Description of the Mortgage Pool—Representations and Warranties” and “The Pooling and Servicing Agreement—Realization Upon Mortgage Loans” in this free writing prospectus.

The Class X-A and Class X-B certificates will not be entitled to distributions of principal but instead will accrue interest on their notional amount.  Because the notional amount of the Class X-A certificates is based upon the outstanding certificate principal amounts of the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB certificates and the Class A-S trust component, the yield to maturity on the Class X-A certificates will be extremely sensitive to the rate and timing of prepayments of principal, liquidations and principal losses on the mortgage loans to the extent allocated to the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB certificates and the Class A-S trust component.  Because the notional amount of the Class X-B certificates is based upon the outstanding certificate principal amounts of the Class B and Class C trust components, the yield to maturity on the Class X-B certificates will be extremely sensitive to the rate and timing of prepayments of principal, liquidations and principal losses on the mortgage loans to the extent allocated to the Class B and Class C trust components.

A rapid rate of principal prepayments, liquidations and/or principal losses on the mortgage loans could result in the failure to recoup the initial investment in the Class X-A and/or Class X-B certificates. Investors in the Class X-A and Class X-B certificates should fully consider the associated risks, including the risk that an extremely rapid rate of amortization, prepayment or other liquidation of the Mortgage Loans could result in the failure of such investors to recoup fully their initial investments.  The yield to maturity of the Class X-A and/or Class X-B certificates may be adversely affected by the prepayment of mortgage loans with higher net mortgage loan rates.  See “Yield, Prepayment and Maturity Considerations—Yield on the Class X-A and Class X-B Certificates” in this free writing prospectus.

Losses and Shortfalls May Change Your Anticipated Yield

If losses on the mortgage loans exceed the aggregate certificate principal amount of the classes of certificates subordinated to a particular class, that class will suffer a loss equal to the full amount of the excess (up to the outstanding certificate principal amount of that class). Even if losses on the mortgage loans are not borne by your certificates, those losses may affect the weighted average life and yield to maturity of your certificates.

For example, certain shortfalls in interest as a result of involuntary prepayments may reduce the funds available to make payments on your certificates.  In addition, if the master servicer or the trustee reimburses itself, or a master servicer, trustee or other party to an Other PSA with respect to a non-serviced loan out of general collections on the mortgage loans included in the issuing entity for any advance that it (or, such other party) has determined is not recoverable out of collections on the related mortgage loan, then to the extent that this reimbursement is made from collections of principal on the mortgage loans in the issuing entity, that reimbursement will reduce the amount of principal available to be distributed on the certificates and will result in a reduction of the certificate principal amount (or notional amount) of a class of certificates.  See “Description of the Offered Certificates—Distributions” in this free writing prospectus.  Likewise, if the master servicer or the trustee reimburses itself out of principal collections on the mortgage loans for any workout delayed reimbursement amounts, that reimbursement will reduce the amount of principal available to be distributed on the certificates on that distribution date.  This reimbursement would have the effect of reducing current payments of principal on the offered certificates (other than the Class X-A and Class X-B certificates) and extending the weighted average lives of the offered certificates with principal balances.  See “Description of the Offered Certificates—Distributions” in this free writing prospectus.

In addition, to the extent losses are realized on the mortgage loans, first the Class H certificates, then the Class G certificates, then the Class F certificates, then the Class E certificates, then the Class D certificates, then the Class C trust component (and correspondingly, the Class C certificates and the Class PEZ certificates, pro rata based on their respective percentage interests in the Class C trust component), then the Class B trust component (and correspondingly, the Class B certificates and the Class PEZ certificates, pro rata based on their respective percentage interests in the Class B trust component), then the Class A-S trust component (and correspondingly, the Class A-S certificates and the Class PEZ certificates, pro rata based on their respective percentage interests in the Class A-S trust component) and, then, pro rata, the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB certificates, based on their respective certificate principal amounts, will bear such losses up to an amount equal to the respective outstanding certificate principal amount of such class.  A reduction in the certificate principal amount of the Class A-1, Class A-2, Class A-3, Class A-4 or Class A-AB certificates or the Class A-S trust component will result in a corresponding reduction in the notional amount of the Class X-A certificates.  A reduction in the certificate principal amount of the Class B or Class C trust components will result in a corresponding reduction in the notional amount of the Class X-B certificates.  No representation is made as to the anticipated rate or timing of prepayments (voluntary or involuntary) or rate, timing or amount of liquidations or losses on the mortgage loans or as to the anticipated yield to maturity of any such offered certificate.  See “Yield, Prepayment and Maturity Considerations” in this free writing prospectus.

The exchangeable certificates will be subject to a realized loss or shortfall on the Class A-S, Class B or Class C trust component to the extent of their percentage interest in such trust component.  See “Description of the Offered Certificates—Distributions” in this free writing prospectus.

Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded

Ratings assigned to the offered certificates by the nationally recognized statistical rating organizations engaged by the depositor:

●	are based on, among other things, the economic characteristics of the mortgaged properties and other relevant structural features of the transaction;

●	do not represent any assessment of the yield to maturity that a certificateholder may experience;

●	reflect only the views of the respective rating agencies as of the date such ratings were issued;

●	may be reviewed, revised, suspended, downgraded, qualified or withdrawn entirely by the applicable rating agency as a result of changes in or unavailability of information;

●	may have been determined based on criteria that included an analysis of historical mortgage loan data that may not reflect future experience;

●
may reflect assumptions by such rating agencies regarding performance of the mortgage loans that are not accurate, as evidenced by the significant amount of downgrades, qualifications and withdrawals of ratings assigned to previously issued CMBS by the hired rating agencies and other nationally recognized statistical rating organizations during the recent credit crisis; and

●	do not consider to what extent the offered certificates will be subject to prepayment or that the outstanding principal amount of any class of offered certificates will be prepaid.

In addition, the rating of any class of offered certificates below an investment grade rating by any nationally recognized statistical rating organization, whether upon initial issuance of such class of certificates or as a result of a ratings downgrade, could adversely affect the ability of an employee benefit plan or other investor to purchase or retain those offered certificates.  See “ERISA Considerations” and “Legal Investment” in this free writing prospectus.

Nationally recognized statistical rating organizations that were not engaged by the depositor to rate the offered certificates may nevertheless issue unsolicited credit ratings on one or more classes of offered certificates, relying on information they receive pursuant to Rule 17g-5 under the Securities Exchange Act of 1934, as amended, or otherwise.  If any such unsolicited ratings are issued, we cannot assure you that they will not be different from any ratings assigned by a rating agency engaged by the depositor.  The issuance of unsolicited ratings by any nationally recognized statistical rating organization on a class of the offered certificates that are lower than ratings assigned by a rating agency engaged by the depositor may adversely impact the liquidity, market value and regulatory characteristics of that class.

As part of the process of obtaining ratings for the offered certificates, the depositor had initial discussions with and submitted certain materials to DBRS, Inc., Fitch Ratings, Inc., Kroll Bond Rating Agency, Inc., Moody’s Investors Service, Inc., Morningstar Credit Ratings, LLC and Standard & Poor’s Ratings Services.  Based on preliminary feedback from those nationally recognized statistical rating organizations at that time, the depositor selected Moody’s Investors Service, Inc., DBRS, Inc. and Kroll Bond Rating Agency, Inc. to rate the offered certificates and not the other nationally recognized statistical rating organizations, due in part to their initial subordination levels for the various classes of the offered certificates.  Had the depositor selected such other nationally recognized statistical rating organizations to rate the offered certificates, we cannot assure you as to the ratings that such other nationally recognized statistical rating organizations would have ultimately assigned to the offered certificates. Although unsolicited ratings may be issued by any nationally recognized statistical rating organization, a nationally recognized statistical rating organization might be more likely to issue an unsolicited rating if it was not selected after having provided preliminary feedback to the depositor.

Furthermore, the Securities and Exchange Commission may determine that any or all of the rating agencies engaged by the depositor to rate the offered certificates no longer qualifies as a nationally recognized statistical rating organization, or is no longer qualified to rate the offered certificates, and that determination may also have an adverse effect on the liquidity, market value and regulatory characteristics of the offered certificates.  To the extent that the provisions of any mortgage loan or the pooling and servicing agreement condition any action, event or circumstance on the delivery of a rating agency confirmation, the pooling and servicing agreement will require delivery or deemed delivery of a rating agency confirmation only from the rating agencies engaged by the depositor to rate the offered certificates.

We are not obligated to maintain any particular rating with respect to the offered certificates, and the ratings initially assigned to the offered certificates by any or all of the rating agencies engaged by the depositor to rate the offered certificates could change adversely as a result of changes affecting, among other things, the underlying mortgage loans, the mortgaged properties, the sponsors, the certificate administrator, the trustee, the operating advisor, the master servicer or the special servicer, or as a result of changes to ratings criteria employed by any or all of the rating agencies engaged by the depositor to rate the offered certificates.  Although these changes would not necessarily be or result from an event of default on any underlying mortgage loan, any adverse change to the ratings of the offered certificates would likely have an adverse effect on the market value, liquidity and/or regulatory characteristics of those certificates.

Further, certain actions provided for in loan agreements may require a rating agency confirmation be obtained from the rating agencies engaged by the depositor to rate the offered certificates as a precondition to taking such action. In certain circumstances, this condition may be deemed to have been met or waived without such a rating agency confirmation being obtained.  In the event such an action is taken without a rating agency confirmation being obtained, we cannot assure you that the applicable rating agency will not downgrade, qualify or withdraw its ratings as a result of the taking of such action.  See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—’Due-On-Sale’ and ‘Due-On-Encumbrance’ Provisions”, “The Pooling and Servicing Agreement—Rating Agency Confirmations” and “Ratings” in this free writing prospectus for additional considerations regarding the ratings, including a description of the process of obtaining confirmations of ratings for the offered certificates.

Commercial, Multifamily and Manufactured Housing Community Lending Is Dependent on Net Operating Income

The mortgage loans are secured by various income-producing commercial, multifamily and manufactured housing community properties.  The repayment of a commercial, multifamily or manufactured housing community loan is typically dependent upon the ability of the related mortgaged property to produce cash flow through the collection of rents.  Even the liquidation value of a commercial, multifamily or manufactured housing community property is determined, in substantial part, by the capitalization of the property’s ability to produce cash flow.  However, net operating income can be volatile and may be insufficient to cover debt service on the commercial mortgage loan at any given time.

For certain historical financial information relating to the mortgaged properties, including net operating income for the most recent reporting period and prior three calendar years, to the extent available, prospective investors should review Annex A to this free writing prospectus. Certain mortgage loans are secured in whole or in part by mortgaged properties that have no prior operating history available or otherwise lack historical financial figures and information. A mortgaged property may lack prior operating history or historical financial information because it is newly constructed or renovated, it is a recent acquisition by the related borrower or it is a single-tenant property that is subject to a triple net lease. In addition, a tenant’s lease may contain confidentiality provisions that restrict the sponsors’ access to or disclosure of such tenant’s financial information. The underwritten net cash flows and underwritten net operating income for mortgaged properties are derived principally from current rent rolls or tenant leases (or, in some cases, based on leases (or letters of intent) that are not yet in place (and may still be under negotiation) or on tenants that may have signed a lease (or letter of intent), or lease amendment expanding the leased space, but are not yet in occupancy and/or paying rent) and historical expenses, adjusted to account for inflation, significant occupancy increases and a market rate management fee. However, we cannot assure you that such tenants will execute leases (or letters of intent) or expand their space or, in any event, that actual cash flows from such mortgaged properties will meet such projected cash flows, income and expense levels or that those funds will be sufficient to meet the payment obligations of the related mortgage loans. See “Description of the Mortgage Pool—Additional Mortgage Loan Information” in this free writing prospectus and “Risk Factors—Risks of Commercial and Multifamily Lending Generally” in the prospectus.

The volatility of net operating income will be influenced by many of the foregoing factors, as well as by:

●
the length of tenant leases (including that in certain cases, all or substantially all of the tenants, or one or more sole, anchor or other major tenant, at a particular mortgaged property have leases that expire or permit the tenant(s) to terminate its or their lease(s) during the term of the related mortgage loan);

●	the creditworthiness of tenants;

●	tenant defaults;

●	in the case of rental properties, the rate at which new rentals occur; and

●
the property’s “operating leverage” which is generally the percentage of total property expenses in relation to revenue, the ratio of fixed operating expenses to those that vary with revenues, and the level of capital expenditures required to maintain the property and to retain or replace tenants.

A decline in the real estate market or in the financial condition of a major tenant will tend to have a more immediate effect on the net operating income of properties with short-term revenue sources, such as short-term or month-to-month leases, and may lead to higher rates of delinquency or defaults.

In addition, underwritten or adjusted cash flows, by their nature, are speculative and are based upon certain assumptions and projections. The failure of such assumptions or projections in whole or in part could cause the underwritten net operating income (calculated as described in “Description of the Mortgage Pool—Additional Mortgage Loan Information” in this free writing prospectus) to vary substantially from the actual net operating income of a mortgaged property. See “—Underwritten Net Cash Flow Could Be Based On Incorrect or Failed Assumptions” below.

Underwritten Net Cash Flow Could Be Based On Incorrect or Failed Assumptions

As described under “Description of the Mortgage Pool—Additional Mortgage Loan Information” in this free writing prospectus, underwritten net cash flow generally includes cash flow (including any cash flow from master leases) adjusted based on a number of assumptions used by the sponsors. No representation is made that the underwritten net cash flow set forth in this free writing prospectus as of the cut-off date or any other date represents actual future net cash flows. For example, with respect to certain mortgage loans included in the trust, the occupancy of the related mortgaged property reflects tenants that may not have yet actually executed leases (or letters of intent) or that have signed leases but have not yet taken occupancy and/or are not paying full contractual rent or tenants that are seeking or may in the future seek to sublet all or a portion of their respective spaces, or tenants that are “dark” tenants but paying rent, or space that has been master leased to an affiliate of a borrower. Each investor should review these and other similar assumptions and make its own determination of the appropriate assumptions to be used in determining underwritten net cash flow. In many cases, co-tenancy provisions were assumed to be satisfied and vacant space was assumed to be occupied and space that was due to expire was assumed to have been re-let, in each case at market rates that may have exceeded current rent.

In the event of the inaccuracy of any assumptions or projections used in connection with the calculation of underwritten net cash flow, the actual net cash flow could be significantly different (and, in some cases, may be materially less) than the underwritten net cash flow presented in this free writing prospectus, and this would change other numerical information presented in this free writing prospectus based on or derived from the underwritten net cash flow, such as the debt service coverage ratios presented in this free writing prospectus.

In addition, the debt service coverage ratios set forth in this free writing prospectus for the mortgage loans and the mortgaged properties vary, and may vary substantially, from the debt service coverage ratios for the mortgage loans and the mortgaged properties as calculated pursuant to the definition of such ratios as set forth in the related mortgage loan documents. See “Description of the Mortgage Pool—Certain Calculations and Definitions” in this free writing prospectus for additional information on certain of the mortgage loans in the trust.

The Mortgage Loans Have Not Been Reunderwritten by Us; Some Mortgage Loans May Not Have Complied With Another Originator’s Underwriting Criteria

We have not reunderwritten the mortgage loans or the related whole loans.  Instead, we have relied on the representations and warranties made by the related sponsor, and the remedies for breach of a representation and warranty as described under “Description of the Mortgage Pool—Representations and Warranties” and “—Cures, Repurchases and Substitutions” in this free writing prospectus.

If we had reunderwritten the mortgage loans or the related whole loans, it is possible that the reunderwriting process may have revealed problems with a mortgage loan not covered by a representation or warranty or may have revealed inaccuracies in the representations and warranties.  See “—Sponsors May Not Be Able To Make Required Repurchases or Substitutions of Defective Mortgage Loans” below, “Description of the Mortgage Pool—Representations and Warranties” and “—Cures, Repurchases and Substitutions” in this free writing prospectus.

In addition, we cannot assure you that all of the mortgage loans would have complied with the underwriting criteria of the other originators or, accordingly, that each originator would have made the same decision to originate every mortgage loan included in the issuing entity or, if they did decide to originate an unrelated mortgage loan, that they would have been underwritten on the same terms and conditions.

As a result of the foregoing, you are advised and encouraged to make your own investment decision based on a careful review of the information set forth in this free writing prospectus and your own view of the mortgage pool.

Static Pool Data Would Not Be Indicative of the Performance of this Pool

As a result of the distinct nature of each pool of commercial mortgage loans, and the separate mortgage loans within the pool, this free writing prospectus does not include disclosure concerning the delinquency and loss experience of static pools of periodic originations by any sponsor of assets of the type to be securitized (known as “static pool data”). In particular, static pool data showing a low level of delinquencies and defaults would not be indicative of the performance of this pool or any other pools of mortgage loans originated by the same sponsor or sponsors. While there may be certain common factors affecting the performance and value of income-producing real properties in general, those factors do not apply equally to all income-producing real properties and, in many cases, there are unique factors that will affect the performance and/or value of a particular income-producing real property. Therefore, you should evaluate this offering on the basis of the information set forth in this free writing prospectus with respect to the mortgage loans, and not on the basis of any successful performance of other pools of securitized commercial mortgage loans.

Appraisals May Not Reflect Current or Future Market Value of Each Property

Appraisals were obtained with respect to each of the mortgaged properties at or about the time of origination of the applicable mortgage loan (or whole loan, if applicable) or at or around the time of the acquisition of the mortgage loan (or whole loan, if applicable) by the related sponsor.  See Annex A to this free writing prospectus for dates of the latest appraisals for the mortgaged properties.

In general, appraisals represent the analysis and opinion of qualified appraisers and are not guarantees of present or future value.  One appraiser may reach a different conclusion than that of a different appraiser with respect to the same property.  The appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller and, in certain cases, may have taken into consideration the purchase price paid by the borrower.  The amount could be significantly higher than the amount obtained from the sale of a mortgaged property in a distress or liquidation sale.  Information regarding the appraised values of the mortgaged properties (including loan-to-value ratios) presented in this free writing prospectus is not intended to be a representation as to the past, present or future market values of the mortgaged properties.  For example, in some cases, a borrower or its affiliate may have acquired the related mortgaged property for a price or otherwise for consideration in an amount that is less than the related appraised value specified on Annex A to this free writing prospectus, including at a foreclosure sale or through acceptance of a deed-in-lieu of foreclosure.   Historical operating results of the mortgaged properties used in these appraisals, as adjusted by various assumptions, estimates and subjective judgments on the part of the appraiser, may not be comparable to future operating results.  In addition, other factors may impair the mortgaged properties’ value without affecting their current net operating income, including:

●	changes in governmental regulations, zoning or tax laws;

●	potential environmental or other legal liabilities;

●	the availability of refinancing; and

●	changes in interest rate levels.

In certain cases, appraisals may reflect both “as stabilized” and “as-is” values, although the appraised value reflected in this free writing prospectus with respect to each mortgaged property, except as described under “Description of the Mortgage Pool—Certain Calculations and Definitions”, reflects only the “as-is” value (or, in certain cases, the “as stabilized” value as a result of the satisfaction of the related conditions or assumptions unless otherwise specified), which may contain certain assumptions, such as future construction completion, projected re-tenanting or increased tenant occupancies.  See “Description of the Mortgage Pool—Appraised Value” in this free writing prospectus.

We cannot assure you that the information set forth in this free writing prospectus regarding appraised values or loan-to-value ratios accurately reflects past, present or future market values of the mortgaged properties.  Additionally, with respect to the appraisals setting forth assumptions, particularly those setting forth extraordinary assumptions, as to the “as-is” and “as stabilized” values, we cannot assure you that those assumptions are or will be accurate or that the “as stabilized” value will be the value of the related mortgaged property at the indicated stabilization date or at maturity.  Any engineering report, site inspection or appraisal represents only the analysis of the individual consultant, engineer or inspector preparing such report at the time of such report, and may not reveal all necessary or desirable repairs, maintenance and capital improvement items.  See “Transaction Parties—The Originators—The Goldman Originators—Origination and Underwriting Process”, “—Citigroup Global Markets Realty Corp.—Third Party Reports,” “—Rialto Mortgage Finance, LLC—Assessments of Property Condition”, “—Jefferies LoanCore LLC—Assessments of Property Condition” and “—MC-Five Mile Commercial Mortgage Finance LLC—Assessments of Property Condition” in this free writing prospectus for additional information regarding the appraisals.

Performance of the Certificates Will Be Highly Dependent on the Performance of Tenants and Tenant Leases

General

Any tenant may, from time to time, experience a downturn in its business, which may weaken its financial condition and result in a reduction or failure to make rental payments when due.  If tenants’ sales were to decline, percentage rents may decline and, further, tenants may be unable to pay their base rent or other occupancy costs.  If a tenant defaults in its obligations to a property owner, that property owner may experience delays in enforcing its rights as lessor and may incur substantial costs and experience significant delays associated with protecting its investment, including costs incurred in renovating and reletting the property.

Additionally, the income from, and market value of, the mortgaged properties leased to various tenants would be adversely affected if:

●
space in the mortgaged properties could not be leased or re-leased or substantial re-leasing costs were required and/or the cost of performing landlord obligations under existing leases materially increased;

●
leasing or re-leasing is restricted by exclusive rights of tenants to lease the mortgaged properties or other covenants not to lease space for certain uses or activities, or covenants limiting the types of tenants to which space may be leased;

●	a significant tenant were to become a debtor in a bankruptcy case;

●	rental payments could not be collected for any other reason; or

●	a borrower fails to perform its obligations under a lease resulting in the related tenant having a right to terminate such lease.

A Tenant Concentration May Result in Increased Losses

A deterioration in the financial condition of a tenant, the failure of a tenant to renew its lease or the exercise by a tenant of an early termination right can be particularly significant if a mortgaged property is owner-occupied, leased to a single tenant, or if any tenant makes up a significant portion of the rental income at the mortgaged property.

Concentrations of particular tenants among the mortgaged properties or within a particular business or industry at one or multiple mortgaged properties increase the possibility that financial problems with such tenants or such business or industry sectors could affect the mortgage loans.  In addition, the mortgage loans may be adversely affected if a tenant at the mortgaged property is highly specialized, or dependent on a single industry or only a few customers for its revenue.  See “—Tenant Bankruptcy Could Result in a Rejection of the Related Lease” below, and “Description of the Mortgage Pool—Tenant Issues—Tenant Concentrations” in this free writing prospectus for information on tenant concentrations in the mortgage pool.

Mortgaged Properties Leased to Multiple Tenants Also Have Risks

If a mortgaged property has multiple tenants, re-leasing expenditures may be more frequent than in the case of mortgaged properties with fewer tenants, thereby reducing the cash flow available for payments on the related mortgage loan. Multi-tenant mortgaged properties also may experience higher continuing vacancy rates and greater volatility in rental income and expenses.  See Annex A to this free writing prospectus for tenant lease expiration dates for the five largest tenants at each mortgaged property.

Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities Also Have Risks

If a mortgaged property is leased in whole or substantial part to the borrower under the mortgage loan or to an affiliate of the borrower, there may be conflicts.  For instance, it is more likely a landlord will waive lease conditions for an affiliated tenant than it would for an unaffiliated tenant.  We cannot assure you that the conflicts arising where a borrower is affiliated with a tenant at a mortgaged property will not adversely impact the value of the related mortgage loan.  See “Description of the Mortgage Pool—Tenant Issues—Affiliated Leases” in this free writing prospectus for information on properties leased in whole or in part to borrowers and their affiliates.

Tenant Bankruptcy Could Result in a Rejection of the Related Lease

The bankruptcy or insolvency of a major tenant or a number of smaller tenants, such as in retail properties, may have an adverse impact on the mortgaged properties affected and the income produced by such mortgaged properties.  Under the Bankruptcy Code, a tenant has the option of assuming or rejecting or, subject to certain conditions, assuming and assigning to a third party, any unexpired lease. If the tenant rejects the lease, the landlord’s claim for breach of the lease would (absent collateral securing the claim) be treated as a general unsecured claim against the tenant and a lessor’s damages for lease rejection are generally subject to certain limitations.  We cannot assure you that tenants of the mortgaged properties will continue making payments under their leases or that tenants will not file for bankruptcy protection in the future or, if any tenants so file, that they will continue to make rental payments in a timely manner. See “Certain Legal Aspects of the Mortgage Loans—Bankruptcy Issues” in the prospectus.  See “Description of the Mortgage Pool—Default History, Bankruptcy Issues and Other Proceedings” in this free writing prospectus for information regarding bankruptcy issues with respect to certain mortgage loans.

Leases That Are Not Subordinated to the Lien of the Mortgage or Do Not Contain Attornment Provisions May Have an Adverse Impact at Foreclosure

In certain jurisdictions, if tenant leases are subordinated to the liens created by the mortgage but do not contain attornment provisions that require the tenant to subordinate the lease if the mortgagee agrees to enter into a non-disturbance agreement, the tenants may terminate their leases upon the transfer of the property to a foreclosing lender or purchaser at foreclosure.  Accordingly, if a mortgaged property is located in such a jurisdiction and is leased to one or more desirable tenants under leases that are subordinate to the mortgage and do not contain attornment provisions, such mortgaged property could experience a further decline in value if such tenants’ leases were terminated. This is particularly likely if such tenants were paying above-market rents or could not be replaced. If a lease is not subordinate to a mortgage, the issuing entity will not possess the right to dispossess the tenant upon foreclosure of the mortgaged property (unless otherwise agreed to with the tenant).  Also, if the lease contains provisions inconsistent with the mortgage (e.g., provisions relating to application of insurance proceeds or condemnation awards) or which could affect the enforcement of the lender’s rights (e.g., a right of first refusal to purchase the property), the provisions of the lease will take precedence over the provisions of the mortgage.  Not all leases were reviewed to ascertain the existence of attornment or subordination provisions.

With respect to certain of the mortgage loans, the related borrower has given to certain tenants or others an option to purchase, a right of first refusal and/or a right of first offer to purchase all or a portion of the mortgaged property in the event a sale is contemplated, and such right is not subordinate to the related mortgage.  This may impede the mortgagee’s ability to sell the related mortgaged property at foreclosure, or, upon foreclosure, this may affect the value and/or marketability of the related mortgaged property. See “Description of the Mortgage Pool—Tenant Issues—Purchase Options and Rights of First Refusal” in this free writing prospectus for information regarding material purchase options and/or rights of first refusal, if any, with respect to mortgaged properties securing certain mortgage loans.

Early Lease Termination Options May Reduce Cash Flow

Any exercise of a termination right by a tenant at a mortgaged property could result in vacant space at the related mortgaged property, renegotiation of the lease with the related tenant or re-letting of the space.  Any such vacated space may not be re-let.  Furthermore, such foregoing termination and/or abatement rights may arise in the future or materially adversely affect the related borrower’s ability to meet its obligations under the related loan documents.  See “Description of the Mortgage Pool—Tenant Issues—Lease Terminations and Expirations” in this free writing prospectus for information on material tenant lease expirations and early termination options.

Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses

The effect of mortgage pool loan losses will be more severe if the losses relate to mortgage loans that account for a disproportionately large percentage of the pool’s aggregate principal balance. As mortgage loans pay down or properties are released, the remaining mortgage loans may face a higher risk with respect to the diversity of property types and property characteristics and with respect to the number of borrowers.

See the tables entitled “Distribution of Remaining Terms to Maturity” in Annex C to this free writing prospectus for a stratification of the remaining terms to maturity of the mortgage loans.  Because principal on the offered certificates or trust components is payable in sequential order of payment priority, and a class or trust component receives principal only after the preceding class(es) or trust component(s), have been paid in full, classes or trust components that have a lower sequential priority are more likely to face these types of risk of concentration than classes or trust components with a higher sequential priority.

A concentration of mortgage loans secured by the same mortgaged property types can increase the risk that a decline in a particular industry or business would have a disproportionately large impact on the pool of mortgage loans.  Mortgaged property types representing more than 5.0% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (based on allocated loan amount) are retail, multifamily, hospitality, office and manufactured housing properties. See “Description of the Mortgage Pool—Statistical Characteristics of the Mortgage Loans—Property Types” in this free writing prospectus for information on the types of mortgaged properties securing the mortgage loans in the mortgage pool.  For a description of the risks relating to the specific property types, see “Risk Factors—Retail Properties Have Special Risks”, “—Multifamily Properties Have Special Risks”, “—Hospitality Properties Have Special Risks”, “—Office Properties Have Special Risks”, and “—Manufactured Housing Community Properties Have Special Risks”, “—Risks Relating to Affiliation with a Franchise or Hotel Management Company”, “—Self Storage Properties Have Special Risks”, “—Industrial Properties Have Special Risks” and “—Leased Fee Properties Have Special Risks” in the prospectus.

Repayments by borrowers and the market value of the related mortgaged properties could be affected by economic conditions generally or specific to particular geographic areas or regions of the United States, and concentrations of mortgaged properties in particular geographic areas may increase the risk that conditions in the real estate market where the mortgaged property is located, or other adverse economic or other developments or natural disasters (e.g., earthquakes, floods, forest fires, tornadoes or hurricanes or changes in governmental rules or fiscal policies) affecting a particular region of the country, could increase the frequency and severity of losses on mortgage loans secured by those mortgaged properties.  Mortgaged properties securing more than 5.0% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (based on allocated loan amount) are located in Nevada, California, Texas, New York, Michigan, Florida, Georgia, Louisiana and Indiana.  See “Description of the Mortgage Pool—Statistical Characteristics of the Mortgage Loans—Geographic Concentrations” in this free writing prospectus.

Some of the mortgaged properties are located in areas that, based on low population density, poor economic demographics (such as higher than average unemployment rates, lower than average annual household income and/or overall loss of jobs) and/or negative trends in such regards, would be considered secondary or tertiary markets.

A concentration of mortgage loans with the same borrower or related borrowers also can pose increased risks:

●
if a borrower that owns or controls several mortgaged properties (whether or not all of them secure mortgage loans in the mortgage pool) experiences financial difficulty at one mortgaged property, it could defer maintenance at another mortgaged property in order to satisfy current expenses with respect to the first mortgaged property;

●
a borrower could also attempt to avert foreclosure by filing a bankruptcy petition that might have the effect of interrupting debt service payments on the mortgage loans in the mortgage pool secured by that borrower’s mortgaged properties (subject to the master servicer’s and the trustee’s obligation to make advances for monthly payments) for an indefinite period; and

●
mortgaged properties owned by the same borrower or related borrowers are likely to have common management, common general partners and/or common managing members increasing the risk that financial or other difficulties experienced by such related parties could have a greater impact on the pool of mortgage loans. See “—A Bankruptcy Proceeding May Result in Losses and Delays in Realizing on the Mortgage Loans” below.

See “Description of the Mortgage Pool—Statistical Characteristics of the Mortgage Loans” in this free writing prospectus for information on the composition of the mortgage pool by property type and geographic distribution and loan concentration.

Risks Relating to Enforceability of Cross-Collateralization

Cross-collateralization arrangements may be terminated in certain circumstances under the terms of the related mortgage loan documents.  Cross-collateralization arrangements whereby multiple borrowers grant their respective mortgaged properties as security for one or more mortgage loans could be challenged as fraudulent conveyances by the creditors or the bankruptcy estate of any of the related borrowers.

Among other things, a legal challenge to the granting of the liens may focus on the benefits realized by that borrower from the respective mortgage loan proceeds, as well as the overall cross-collateralization.  If a court were to conclude that the granting of the liens was an avoidable fraudulent conveyance, that court could subordinate all or part of the mortgage loan to other debt of that borrower, recover prior payments made on that mortgage loan, or take other actions such as invalidating the mortgage loan or the mortgages securing the cross-collateralization. See “Certain Legal Aspects of the Mortgage Loans—Bankruptcy Issues—Avoidance Actions” in the prospectus.

In addition, when multiple real properties secure a mortgage loan, the amount of the mortgage encumbering any particular one of those properties may be less than the full amount of the related aggregate mortgage loan indebtedness, to minimize recording tax.  This mortgage amount is generally established at 100% to 150% of the appraised value or allocated loan amount for the mortgaged property and will limit the extent to which proceeds from the property will be available to offset declines in value of the other properties securing the same mortgage loan.

See “Description of the Mortgage Pool—Statistical Characteristics of the Mortgage Loans” in this free writing prospectus for a description of any mortgage loans that are cross-collateralized and cross-defaulted with each other or that are secured by multiple properties owned by multiple borrowers.

The Performance of a Mortgage Loan and Its Related Mortgaged Property Depends in Part on Who Controls the Borrower and Mortgaged Property

The operation and performance of a mortgage loan (or whole loan) will depend in part on the identity of the persons or entities who control the borrower and the mortgaged property.  The performance of a mortgage loan (or whole loan) may be adversely affected if control of a borrower changes, which may occur, for example, by means of transfers of direct or indirect ownership interests in the borrower, or if the mortgage loan (or whole loan) is assigned to and assumed by another person or entity along with a transfer of the property to that person or entity.

Many of the mortgage loans generally place certain restrictions on the transfer and/or pledging of general partnership and managing member equity interests in a borrower such as specific percentage or control limitations, although there is already existing mezzanine debt, and mezzanine debt is permitted in the future, in the case of certain mortgage loans.  We cannot assure you the ownership of any of the borrowers would not change during the term of the related mortgage loan and result in a material adverse effect on your certificates. See “Description of the Mortgage Pool—Statistical Characteristics of the Mortgage Loans—Additional Indebtedness” and “—Certain Terms of the Mortgage Loans—’Due-On-Sale’ and ‘Due-On-Encumbrance’ Provisions” in this free writing prospectus.

The Borrower’s Form of Entity May Cause Special Risks

The borrowers are legal entities rather than individuals.  Mortgage loans made to legal entities may entail greater risks of loss than those associated with mortgage loans made to individuals.  For example, a legal entity, as opposed to an individual, may be more inclined to seek legal protection from its creditors under the bankruptcy laws.  Unlike individuals involved in bankruptcies, most entities generally, but not in all cases, do not have personal assets and creditworthiness at stake.  The terms of certain of the mortgage loans require that the borrowers be single-purpose entities, however, we cannot assure you that such borrowers will comply with such requirements.  Furthermore, in many cases such borrowers are not required to observe all covenants and conditions which typically are required in order for such borrowers to be viewed under standard rating agency criteria as “special purpose entities”.

Although a borrower may currently be a single purpose entity, in certain cases the borrowers were not originally formed as single purpose entities, but at origination of the related mortgage loan (or whole loan, as applicable) their organizational documents were amended.  That borrower may have previously owned property other than the related mortgaged property and may not have observed all covenants that typically are required to consider a borrower a “single purpose entity” and thus may have liabilities arising from events prior to becoming a single purpose entity.  Furthermore, the bankruptcy of a borrower, or a general partner or managing member of a borrower, may impair the ability of the lender to enforce its rights and remedies under the related mortgage.

However, any borrower, even an entity structured as a special purpose entity, as an owner of real estate, will be subject to certain potential liabilities and risks as an owner of real estate.  We cannot assure you that any borrower will not file for bankruptcy protection or that creditors of a borrower or a corporate or individual general partner or managing member of a borrower will not initiate a bankruptcy or similar proceeding against such borrower or corporate or individual general partner or managing member.

Furthermore, with respect to any affiliated borrowers, creditors of a common parent in bankruptcy may seek to consolidate the assets of such borrowers with those of the parent.  Consolidation of the assets of such borrowers would likely have an adverse effect on the funds available to make distributions on your certificates, and may lead to a downgrade, withdrawal or qualification of the ratings of your certificates.

In addition, borrowers may own a mortgaged property as a Delaware statutory trust or as tenants in common.  Delaware statutory trusts are restricted in their ability to actively operate a property, and in the case of a mortgaged property that is owned by a Delaware statutory trust or by tenants-in-common, there is a risk that obtaining the consent of the holders of the beneficial interests in the Delaware statutory trust or the consent of the tenants-in-common will be time consuming and cause delays with respect to the taking of certain actions by or on behalf of the borrower, including with respect to the related mortgaged property.  In a tenant-in-common ownership structure, each tenant-in-common owns an undivided share in the property. Absent other arrangements, a tenancy-in-common entails the risk that a bankruptcy, dissolution or action for partition by one or more of the tenants-in-common will result in significant delay in recovery against the tenant-in-common borrowers, particularly if the tenant-in-common borrowers file for bankruptcy separately or in series (because each time a tenant-in-common borrower files for bankruptcy, the bankruptcy court stay will be reinstated), a material impairment in property management, a substantial decrease in the amount recoverable upon the related mortgage asset and/or early repayment of the related mortgage asset.  Although the conditions to a conversion to a tenancy-in-common include arrangements intended to lessen these risks, such as waivers of the right to partition, we cannot assure you that such arrangements are in all cases implemented or, if challenged, would be enforced.  See “Risk Factors—Tenancies in Common May Hinder Recovery” in the prospectus.

See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Single Purpose Entity Covenants” in this free writing prospectus and “Certain Legal Aspects of the Mortgage Loans—Bankruptcy Issues” in the prospectus.

A Bankruptcy Proceeding May Result in Losses and Delays in Realizing on the Mortgage Loans

Numerous statutory provisions, including the Bankruptcy Code and state laws affording relief to debtors, may interfere with and delay the ability of a secured mortgage lender to obtain payment of a loan, to realize upon collateral and/or to enforce a deficiency judgment. For example, under the Bankruptcy Code, virtually all actions (including foreclosure actions and deficiency judgment proceedings) are automatically stayed upon the filing of a bankruptcy petition, and, often, no interest or principal payments are made during the course of the bankruptcy proceeding.  Also, under federal bankruptcy law, the filing of a petition in bankruptcy by or on behalf of a junior lien holder may stay the senior lender from taking action to foreclose out such junior lien.  Certain of the mortgage loans have sponsors that have previously filed bankruptcy and we cannot assure you that such sponsors will not be more likely than other sponsors to utilize their rights in bankruptcy in the event of any threatened action by the mortgagee to enforce its rights under the related mortgage loan documents.  As a result, the issuing entity’s recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the aggregate amount ultimately collected may be substantially less than the amount owed.  See “—Other Financings or Ability To Incur Other Financings Entails Risk” below, “Description of the Mortgage Pool—Default History, Bankruptcy Issues and Other Proceedings” in this free writing prospectus and “Certain Legal Aspects of the Mortgage Loans—Bankruptcy Issues” in the prospectus.

Additionally, the courts of any state may refuse the foreclosure of a mortgage or deed of trust when an acceleration of the indebtedness would be inequitable or unjust or the circumstances would render the action unconscionable.  See “Certain Legal Aspects of the Mortgage Loans—Foreclosure” in the prospectus.

Additionally, in February 2012, a bill was passed by the Georgia Senate and introduced in the Georgia State House of Representatives that would limit rights of holders that acquired loans for less than par, by limiting the amount that a purchaser of debt (including the issuing entity) could collect from a guarantor of a commercial mortgage loan to the lesser of the purchase price paid for the debt or the maximum amount of the guarantee.  The bill would apply both retroactively and prospectively to all types of loans made to all types of borrowers and presumably to the mortgage loans.  If enacted, legislation of this type would appear to interfere with established contractual rights, and as such may be unconstitutional insofar as it would be applied to debt sold or transferred prior to the legislation’s enactment date. This type of measure could undermine the value of the mortgage loans and the special servicer’s workout efforts including, without limitation, the ability to collect on a guaranty or to use the threat of the same as a mechanism to compel a borrower to engage in a workout or provide a deed-in-lieu of foreclosure.  The legislative session of the Georgia State House of Representatives ended without a vote on the bill.  As a result, the bill died; however, we cannot assure you that a similar bill will not be re-introduced and passed in Georgia or in any other state in future legislative sessions.

See also “—Performance of the Certificates Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Tenant Bankruptcy Could Result in a Rejection of the Related Lease” above.

Mortgage Loans Are Non-recourse and Are Not Insured or Guaranteed

The mortgage loans are not insured or guaranteed by any person or entity, governmental or otherwise.

Investors should treat each mortgage loan as a non-recourse loan.  If a default occurs, recourse generally may be had only against the specific properties and other assets that have been pledged to secure the loan.  Consequently, payment prior to maturity is dependent primarily on the sufficiency of the net operating income of the mortgaged property.  Payment at maturity is primarily dependent upon the market value of the mortgaged property or the borrower’s ability to refinance the mortgaged property.

Although the mortgage loans generally are non-recourse in nature, certain mortgage loans contain non-recourse carveouts for liabilities such as a result of fraud by the borrower, certain voluntary insolvency proceedings or other matters.  Certain mortgage loans set forth under “Description of the Mortgage Pool—Non-recourse Carveout Limitations” in this free writing prospectus either do not contain non-recourse carveouts or contain material limitations to non-recourse carveouts.  Often these obligations are guaranteed by an affiliate of the related borrower, although liability under any such guaranty may be capped or otherwise limited in amount or scope.  Furthermore, the guarantor’s net worth and liquidity may be less (and in some cases, materially less) than amounts due under the related mortgage loan or the guarantor’s sole asset may be its interest in the related borrower.  Certain mortgage loans may have the benefit of a general payment guaranty of a portion of the indebtedness under the mortgage loan.  In all cases, however, the mortgage loans should be considered to be non-recourse obligations because neither the depositor nor the sponsors make any representation or warranty as to the obligation or ability of any borrower or guarantor to pay any deficiencies between any foreclosure proceeds and the mortgage loan indebtedness.  No mortgage loan will be insured or guaranteed by any government, governmental instrumentality, private insurer or (except as described above) other person or entity.

Adverse Environmental Conditions at or Near Mortgaged Properties May Result in Losses

The issuing entity could become liable for a material adverse environmental condition at an underlying mortgaged property. Any such potential liability could reduce or delay payments on the offered certificates.  Environmental reports were prepared for the mortgaged properties as described in “Description of the Mortgage Pool—Environmental Considerations” in this free writing prospectus, however, it is possible that the environmental reports and/or supplemental “Phase II” sampling did not reveal all environmental liabilities, or that there are material environmental liabilities of which we are not aware.  Also, the environmental condition of the mortgaged properties in the future could be affected by the activities of tenants and occupants or by third parties unrelated to the borrowers.  For a more detailed description of environmental matters that may affect the mortgaged properties, see “Risk Factors—Environmental Law Considerations” and “Certain Legal Aspects of the Mortgage Loans—Environmental Risks” in the prospectus.

Risks Related to Redevelopment and Renovation at Mortgaged Properties

Certain of the mortgaged properties are properties which are currently undergoing or, in the future, are expected to undergo redevelopment or renovation.  To the extent applicable, we cannot assure you that any escrow or reserve collected will be sufficient to complete the current renovation or be otherwise sufficient to satisfy any tenant improvement expenses at a mortgaged property.  Failure to complete those planned improvements may have a material adverse effect on the cash flow at the mortgaged property and the related borrower’s ability to meet its payment obligations under the mortgage loan documents.

Certain of the hospitality properties securing the mortgage loans are currently undergoing or are scheduled to undergo renovations or property improvement plans (“PIPs”). In some circumstances, these renovations or PIPs may necessitate taking a portion of the available guest rooms temporarily offline, temporarily decreasing the number of available rooms and the revenue generating capacity of the related hotel. In other cases, these renovations may involve renovations of common spaces or external features of the related hotel, which may cause disruptions or otherwise decrease the attractiveness of the related hotel to potential guests.  These PIPs may be required under the related franchise or management agreement and a failure to timely complete them may result in a termination or expiration of a franchise or management agreement and may be an event of default under the related mortgage loan.

We cannot assure you that current or planned redevelopment or renovation will be completed, that such redevelopment or renovation will be completed in the time frame contemplated, or that, when and if redevelopment or renovation is completed, such redevelopment or renovation will improve the operations at, or increase the value of, the related mortgaged property.  Failure of any of the foregoing to occur could have a material negative impact on the related mortgaged property, which could affect the ability of the related borrower to repay the related mortgage loan.

In the event the related borrower fails to pay the costs for work completed or material delivered in connection with such ongoing redevelopment or renovation, the portion of the mortgaged property on which there are renovations may be subject to mechanic’s or materialmen’s liens that may be senior to the lien of the related mortgage loan.

The existence of construction or renovation at a mortgaged property may make such mortgaged property less attractive to tenants or their customers, and accordingly could have a negative effect on net operating income.  See “Description of the Mortgage Pool—Redevelopment and Renovation” in this free writing prospectus for information regarding mortgaged properties which are currently undergoing or, in the future, are expected to undergo redevelopment or renovation.

Risks Relating to Costs of Compliance with Applicable Laws and Regulations

A borrower may be required to incur costs to comply with various existing and future federal, state or local laws and regulations applicable to the related mortgaged property, for example, zoning laws and the Americans With Disabilities Act of 1990, as amended, which requires all public accommodations to meet certain federal requirements related to access and use by persons with disabilities.  See “Certain Legal Aspects of the Mortgage Loans—Americans With Disabilities Act” in the prospectus.  The expenditure of these costs or the imposition of injunctive relief, penalties or fines in connection with the borrower’s noncompliance could negatively impact the borrower’s cash flow and, consequently, its ability to pay its mortgage loan.

Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions

There may be (and there may exist from time to time) pending or threatened legal proceedings against, or disputes with, the borrowers, the property sponsors and the managers of the mortgaged properties and their respective affiliates arising out of their ordinary business.  We have not undertaken a search for all legal proceedings that relate to the borrowers, property sponsors or managers for the mortgaged properties and their respective affiliates.  Potential investors are advised and encouraged to perform their own searches related to such matters to the extent relevant to their investment decision.  Any such litigation or dispute may materially impair distributions to certificateholders if borrowers must use property income to pay judgments, legal fees or litigation costs.  We cannot assure you that any litigation or dispute or any settlement of any litigation or dispute will not have a material adverse effect on your investment.

In addition, in the event the owner of a borrower experiences financial problems, we cannot assure you that such owner would not attempt to take actions with respect to the mortgaged property that may adversely affect the borrower’s ability to fulfill its obligations under the related mortgage loan.  See “Description of the Mortgage Pool—Litigation Considerations” in this free writing prospectus for information regarding litigation matters with respect to certain mortgage loans.

Other Financings or Ability To Incur Other Financings Entails Risk

When a borrower (or its constituent members) also has one or more other outstanding loans (even if they are pari passu, subordinated, mezzanine or unsecured loans or other equity pledge), the issuing entity is subjected to additional risk such as:

●	the borrower (or its constituent members) may have difficulty servicing and repaying multiple loans;

●
the existence of another loan will generally also make it more difficult for the borrower to obtain refinancing of the related mortgage loan (or whole loan, if applicable) or sell the related mortgaged property and may thereby jeopardize repayment of the mortgage loan (or whole loan, if applicable);

●	the need to service additional debt may reduce the cash flow available to the borrower to operate and maintain the mortgaged property and the value of the mortgaged property may decline as a result;

●
if a borrower (or its constituent members) defaults on its mortgage loan and/or any other loan, actions taken by other lenders such as a suit for collection, foreclosure or an involuntary petition   for bankruptcy against the borrower could impair the security available to the issuing entity, including the mortgaged property, or stay the issuing entity’s ability to foreclose during the course of the bankruptcy case;

●	the bankruptcy of another lender also may operate to stay foreclosure by the issuing entity; and

●	the issuing entity may also be subject to the costs and administrative burdens of involvement in foreclosure or bankruptcy proceedings or related litigation.

Although the companion loans related to the serviced whole loan and the non-serviced loans are not assets of the trust fund, each related borrower is still obligated to make interest and principal payments on such loans.  As a result, the trust fund is subject to additional risks, including:

●
the risk that the necessary maintenance of the related mortgaged property could be deferred to allow the borrower to pay the required debt service on these other obligations and that the value of the mortgaged property may fall as a result; and

●
the risk that it may be more difficult for the borrower to refinance these loans or to sell the related mortgaged property for purposes of making any balloon payment on the entire balance of such loans and the related additional debt at maturity.

With respect to mezzanine financing, while a mezzanine lender has no security interest in the related mortgaged properties, a default under a mezzanine loan could cause a change in control of the related borrower.  With respect to mortgage loans that permit mezzanine financing, the relative rights of the mortgagee and the related mezzanine lender will generally be set forth in an intercreditor agreement, which agreements typically provide that the rights of the mezzanine lender (including the right to payment) against the borrower and mortgaged property are subordinate to the rights of the mortgage lender and that the mezzanine lender may not take any enforcement action against the mortgage borrower and mortgaged property.

In addition, the mortgage loan documents related to certain mortgage loans may allow the related borrower to employ so-called “preferred equity” structures, where one or more special limited partners or members receive a preferred return in exchange for an infusion of capital or other type of equity pledge that may require payments of excess cash flow. Such arrangements can present risks that resemble mezzanine debt, including dilution of the sponsor’s equity in the mortgaged property, stress on the cash flow in the form of a preferred return or excess cash payments, and/or potential changes in the management of the related mortgaged property in the event the preferred return is not satisfied.

For additional information, see “Description of the Mortgage Pool—Statistical Characteristics of the Mortgage Loans—Additional Indebtedness” and “The Pooling and Servicing Agreement—Servicing of the Whole Loans” in this free writing prospectus.

Risks of Anticipated Repayment Date Loans

One (1) mortgage loan secured by the portfolio of mortgaged properties identified on Annex A to this free writing prospectus as Olympia Development Walgreens Portfolio, representing approximately 2.0% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, provides that, if after a certain date (referred to as the anticipated repayment date) the related borrower has not prepaid the mortgage loan in full, any principal outstanding after that anticipated repayment date will accrue interest at an increased interest rate rather than the stated mortgage loan rate.  Generally, from and after the anticipated repayment date, cash flow in excess of that required for debt service, the funding of reserves and certain approved operating expenses with respect to the related mortgaged property will be applied toward the payment of principal (without payment of a yield maintenance charge) of the related mortgage loan until its principal balance has been reduced to zero.  Although these provisions may create an incentive for the borrower to repay the mortgage loan in full on its anticipated repayment date, a substantial payment would be required and the borrower has no obligation to do so.  While interest at the initial mortgage rate continues to accrue and be payable on a current basis on these mortgage loans after their respective anticipated repayment dates, the payment of excess interest will be deferred and will be required to be paid only after the outstanding principal balance of the related mortgage loan has been paid in full, at which time the excess interest that has been deferred, to the extent actually collected, will be paid to the holders of the Class S certificates, which are not offered by this free writing prospectus.

Borrower May Be Unable To Repay Remaining Principal Balance on Maturity Date or Anticipated Repayment Date

Mortgage loans with substantial remaining principal balances at their stated maturity date or anticipated repayment date, as applicable, involve greater risk than fully-amortizing mortgage loans.  This is because the borrower may be unable to repay the loan at that time.  In addition, fully amortizing mortgage loans which may pay interest on an “actual/360” basis but have fixed monthly payments may, in effect, have a small balloon payment due at maturity.

A borrower’s ability to repay a mortgage loan (or whole loan) on its stated maturity date or anticipated repayment date, as applicable, typically will depend upon its ability either to refinance the mortgage loan (or whole loan) or to sell the mortgaged property at a price sufficient to permit repayment.  A borrower’s ability to achieve either of these goals will be affected by a number of factors, including:

●	the availability of, and competition for, credit for commercial, multifamily or manufactured housing community real estate projects, which fluctuate over time;

●	the prevailing interest rates;

●	the net operating income generated by the mortgaged property;

●	the fair market value of the related mortgaged property;

●	the borrower’s equity in the related mortgaged property;

●	significant tenant rollover at the related mortgaged properties (see “Risk Factors—Retail Properties Have Special Risks” and “—Office Properties Have Special Risks” in the prospectus);

●	the borrower’s financial condition;

●	the operating history and occupancy level of the mortgaged property;

●	reductions in applicable government assistance/rent subsidy programs;

●	the tax laws; and

●	prevailing general and regional economic conditions.

With respect to any whole loan, the risks relating to balloon payment obligations are enhanced by the existence of the related companion loans.

None of the sponsors, any party to the pooling and servicing agreement or any other person will be under any obligation to refinance any mortgage loan.  However, in order to maximize recoveries on defaulted mortgage loans, the pooling and servicing agreement permits the special servicer (and each Other PSA governing a non-serviced loan may permit the related special servicer) to extend and modify mortgage loans  in a manner consistent with the servicing standard, subject to the limitations described under “The Pooling and Servicing Agreement—Realization Upon Mortgage Loans—Modifications, Waivers and Amendments” in this free writing prospectus.

Neither the master servicer nor the special servicer will have the ability to extend or modify any non-serviced loan because such mortgage loan is being serviced by a master servicer or special servicer pursuant to the applicable Other PSA.  See “The Pooling and Servicing Agreement—Servicing of the Non-Serviced Loans” in this free writing prospectus.

We cannot assure you, however, that any extension or modification will increase the present value of recoveries in a given case.  Whether or not losses are ultimately sustained, any delay in the collection of a balloon payment on the maturity date that would otherwise be distributable on your certificates, whether such delay is due to borrower default or to modification of the related mortgage loan, will likely extend the weighted average life of your certificates.

The credit crisis and economic downturn have resulted in tightened lending standards and a reduction in capital available to refinance commercial mortgage loans at maturity.  These factors increased the risk that refinancing may not be available for commercial mortgage loans.  We cannot assure you that any borrower under a balloon loan will have the ability to repay the principal balance of such mortgage loan on the related maturity date or anticipated repayment date, as applicable.

See “Description of the Mortgage Pool—Statistical Characteristics of the Mortgage Loans” in this free writing prospectus.

Risks Relating to Interest on Advances and Special Servicing Compensation

To the extent described in this free writing prospectus, the master servicer and the trustee will each be entitled to receive interest on unreimbursed advances made by it at the “Prime Rate” as published in The Wall Street Journal.  This interest will generally accrue from the date on which the related advance is made or the related expense is incurred to the date of reimbursement.  In addition, under certain circumstances, including delinquencies in the payment of principal and/or interest, a mortgage loan will be specially serviced and the special servicer will be entitled to compensation for special servicing activities.  The right to receive interest on advances or special servicing compensation is senior to the rights of certificateholders to receive distributions on the offered certificates.  The payment of interest on advances and the payment of compensation to the special servicer may lead to shortfalls in amounts otherwise distributable on your certificates.

Increases in Real Estate Taxes May Reduce Available Funds

Certain of the mortgaged properties securing the mortgage loans have or may in the future have the benefit of reduced real estate taxes in connection with a local government “payment in lieu of taxes” program or other tax abatement arrangements.  Upon expiration of such program or if such programs were otherwise terminated, the related borrower would be required to pay higher, and in some cases substantially higher, real estate taxes.  An increase in real estate taxes may impact the ability of the borrower to pay debt service on the mortgage loan.

Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses

Some of the mortgaged properties securing the mortgage loans included in the issuing entity may not be readily convertible (or convertible at all) to alternative uses if those properties were to become unprofitable for any reason.  For example, a mortgaged property may not be readily convertible due to restrictive covenants related to such mortgaged property, including in the case of mortgaged properties that are subject to a condominium regime or subject to a ground lease, the use and other restrictions imposed by the condominium declaration and other related documents, especially in a situation where a mortgaged property does not represent the entire condominium regime.  Additionally, any vacancy with respect to self storage facilities, hospitality properties, bowling alleys, restaurants, theater space, medical offices, health clubs, gas stations, data centers, parking garages and warehouses would not be easily converted to other uses due to their unique construction requirements.  In addition, converting commercial properties to alternate uses generally requires substantial capital expenditures and could result in a significant adverse effect on, or interruption of, the revenues generated by such properties.

Condominium interests in buildings and/or other improvements in some cases constitute less than a majority of such voting rights and result in the related borrower not having control of the related condominium or owners association. The board of managers or directors of the related condominium generally has discretion to make decisions affecting the condominium, and we cannot assure you that the related borrower under a mortgage loan secured by one or more interests in that condominium will have any control over decisions made by the related board of managers or directors. Thus, decisions made by that board of managers or directors, including regarding assessments to be paid by the unit owners, insurance to be maintained on the condominium and many other decisions affecting the maintenance of that condominium, may have a significant impact on the related mortgage loans in the trust fund that are secured by mortgaged properties consisting of such condominium interests. We cannot assure you that the related board of managers or directors will always act in the best interests of the related borrower under the related mortgage loans. In addition, with respect to such mortgage loan, there are certain circumstances when insurance proceeds must be used to repair and restore the related mortgaged property in accordance with the terms of the governing documents for the related condominium.

In addition, due to the nature of condominiums, a default on the part of the borrower with respect to such mortgaged properties will not allow the special servicer the same flexibility in realizing on the collateral as is generally available with respect to commercial properties that are not condominium units. The rights of other unit or property owners, the documents governing the management of the condominium units and the state and local laws applicable to condominium units must be considered. In addition, in the event of a casualty with respect to a condominium, due to the possible existence of multiple loss payees on any insurance policy covering such property, there could be a delay in the allocation of related insurance proceeds, if any. Consequently, servicing and realizing upon the collateral described above could subject the certificateholders to a greater delay, expense and risk than with respect to a mortgage loan secured by a commercial property that is not a condominium unit.

Furthermore, certain properties may be subject to certain low-income housing restrictions in order to remain eligible for low-income housing tax credits or governmental subsidized rental payments that could prevent the conversion of the mortgaged property to alternative uses.  The liquidation value of any mortgaged property, subject to limitations of the kind described above or other limitations on convertibility of use, may be substantially less than would be the case if the property were readily adaptable to other uses.  See “Risk Factors—Multifamily Properties Have Special Risks” in the prospectus.

Zoning or other restrictions also may prevent alternative uses.  See “—Risks Related to Zoning Non-Compliance and Use Restrictions” below.

Risks Related to Zoning Non-Compliance and Use Restrictions

Certain of the mortgaged properties may not comply with current zoning laws, including density, use, parking, height, landscaping, open space and set back requirements, due to changes in zoning requirements after such mortgaged properties were constructed.  These properties, as well as those for which variances or special permits were issued or for which non-conformity with current zoning laws is otherwise permitted, are considered to be a “legal non-conforming use” and/or the improvements are considered to be “legal non-conforming structures”.  This means that the borrower is not required to alter its structure to comply with the existing or new law; however, the borrower may not be able to rebuild the premises “as is” in the event of a substantial casualty loss.  This may adversely affect the cash flow of the property following the loss.  If a substantial casualty were to occur, we cannot assure you that insurance proceeds would be available to pay the mortgage loan in full.  In addition, if a non-conforming use were to be discontinued and/or the property were repaired or restored in conformity with the current law, the value of the property or the revenue-producing potential of the property may not be equal to that before the casualty.

In addition, certain of the mortgaged properties that do not conform to current zoning laws may not be “legal non-conforming uses” or “legal non-conforming structures”.  The failure of a mortgaged property to comply with zoning laws or to be a “legal non-conforming use” or “legal non-conforming structure” may adversely affect market value of the mortgaged property or the borrower’s ability to continue to use it in the manner it is currently being used or may necessitate material additional expenditures to remedy non-conformities.  In some cases, the related borrower has obtained law and ordinance insurance to cover additional costs that result from rebuilding the mortgaged property in accordance with current zoning requirements.  However, if as a result of the applicable zoning laws the rebuilt improvements are smaller or less attractive to tenants than the original improvements, the resulting loss in income will generally not be covered by law and ordinance insurance.

In addition, certain of the mortgaged properties may be subject to certain use restrictions and/or operational requirements imposed pursuant to development agreements, ground leases, restrictive covenants, reciprocal easement agreements or operating agreements or historical landmark designations or, in the case of those mortgaged properties that are condominiums, condominium declarations or other condominium use restrictions or regulations, especially in a situation where the mortgaged property does not represent the entire condominium building.  Such use restrictions could include, for example, limitations on the character of the improvements or the properties, limitations affecting noise and parking requirements, among other things, and limitations on the borrowers’ right to operate certain types of facilities within a prescribed radius.  These limitations impose upon the borrower stricter requirements with respect to repairs and alterations, including following a casualty loss.  These limitations could adversely affect the ability of the related borrower to lease the mortgaged property on favorable terms, thus adversely affecting the borrower’s ability to fulfill its obligations under the related mortgage loan.  See “Description of the Mortgage Pool—Use Restrictions” in this free writing prospectus for examples of mortgaged properties that are subject to restrictions relating to the use of the mortgaged properties.

Risks Relating to Inspections of Properties

Licensed engineers or consultants inspected the mortgaged properties at or about the time of the origination of the mortgage loans to assess items such as structural integrity of the buildings and other improvements on the mortgaged property, including exterior walls, roofing, interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements.

However, we cannot assure you that all conditions requiring repair or replacement were identified.  No additional property inspections were conducted in connection with the closing of the offered certificates.

Insurance May Not Be Available or Adequate

Although the mortgaged properties are required to be insured, or self-insured by a sole tenant of a related building or group of buildings, against certain risks, there is a possibility of casualty loss with respect to the mortgaged properties for which insurance proceeds may not be adequate or which may result from risks not covered by insurance.

In addition, certain types of mortgaged properties, such as manufactured housing and recreational vehicle communities, have few or no insurable buildings or improvements and thus do not have casualty insurance or low limits of casualty insurance in comparison with the related mortgage loan balances.

In addition, hazard insurance policies will typically contain co-insurance clauses that in effect require an insured at all times to carry insurance of a specified percentage, generally 80% to 90%, of the full replacement value of the improvements on the related mortgaged property in order to recover the full amount of any partial loss.  As a result, even if insurance coverage is maintained, if the insured’s coverage falls below this specified percentage, those clauses generally provide that the insurer’s liability in the event of partial loss does not exceed the lesser of (1) the replacement cost of the improvements less physical depreciation and (2) that proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of those improvements.

With respect to 8 mortgaged properties, securing approximately 12.9% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date by allocated loan amount, are located in areas that are considered a high earthquake risk (seismic zones 3 or 4).  Seismic reports were prepared with respect to these mortgaged properties, and based on those reports, in general, no mortgaged property has a seismic expected loss greater than 19%; however, one of the 7 buildings located on the mortgaged property identified on Annex A to this free writing prospectus as Mariner’s Landing and 2401 Bert – Mariner’s Landing, which mortgaged property secures approximately 1.1% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date by allocated loan amount, has a seismic expected loss of 21% as of the securitization closing date.  In lieu of earthquake insurance, the related lender held back $52,500 at origination of such mortgage loan to retrofit such mortgaged property to better equip it to withstand any potential earthquakes and to ensure such mortgaged property has a seismic expected loss of less than 20% upon completion of such retrofitting, based on projections from the engineering consultant.

Furthermore, with respect to certain mortgage loans, the insurable value of the related mortgaged property as of the origination date of the related mortgage loan was lower than the principal balance of the related mortgage loan.  In the event of a casualty when a borrower is not required to rebuild or cannot rebuild, we cannot assure you that the insurance required with respect to the related mortgaged property will be sufficient to pay the related mortgage loan in full and there is no “gap” insurance required under such mortgage loan to cover any difference. In those circumstances, a casualty that occurs near the maturity date may result in an extension of the maturity date of the mortgage loan if the master servicer, in accordance with the servicing standard, determines that such extension was in the best interest of certificateholders.

The mortgage loans do not all require flood insurance on the related mortgaged properties unless they are in a flood zone and flood insurance is available and, in certain instances, even where the related mortgaged property was in a flood zone and flood insurance was available, flood insurance was not required.

We cannot assure you that the borrowers will in the future be able to comply with requirements to maintain adequate insurance with respect to the mortgaged properties, and any uninsured loss could have a material adverse impact on the amount available to make payments on the related mortgage loan, and consequently, the offered certificates.  As with all real estate, if reconstruction (for example, following fire or other casualty) or any major repair or improvement is required to the damaged property, changes in laws and governmental regulations may be applicable and may materially affect the cost to, or ability of, the borrowers to effect such reconstruction, major repair or improvement.  As a result, the amount realized with respect to the mortgaged properties, and the amount available to make payments on the related mortgage loan, and consequently, the offered certificates, could be reduced.  In addition, we cannot assure you that the amount of insurance required or provided would be sufficient to cover damages caused by any casualty, or that such insurance will be available in the future at commercially reasonable rates.

Terrorism Insurance May Not Be Available for All Mortgaged Properties

The occurrence or the possibility of terrorist attacks could (1) lead to damage to one or more of the mortgaged properties if any terrorist attacks occur or (2) result in higher costs for security and insurance premiums or diminish the availability of insurance coverage for losses related to terrorist attacks, particularly for large properties, which could adversely affect the cash flow at those mortgaged properties.

Following the September 11, 2001 terrorist attacks in the New York City area and Washington, D.C. area, many reinsurance companies (which assume some of the risk of policies sold by primary insurers) eliminated coverage for acts of terrorism from their reinsurance policies.  Without that reinsurance coverage, primary insurance companies would have to assume that risk themselves, which may cause them to eliminate such coverage in their policies, increase the amount of the deductible for acts of terrorism or charge higher premiums for such coverage.  In order to offset this risk, Congress created the Terrorism Insurance Program pursuant to the Terrorism Risk Insurance Program Reauthorization Act of 2007 (“TRIPRA”). See “Certain Legal Aspects of the Mortgage Loans—Terrorism Insurance Program” in the prospectus.

Because the Terrorism Insurance Program is a temporary program, we cannot assure you that it will create any long-term changes in the availability and cost of such insurance.  Moreover, we cannot assure you that subsequent terrorism insurance legislation will be passed upon TRIPRA’s expiration on December 31, 2014.

If TRIPRA is not extended or renewed upon its expiration:

●	premiums for terrorism insurance coverage will likely increase;

●
the terms of such insurance may be materially amended to increase stated exclusions or to otherwise effectively decrease the scope of coverage available (perhaps to the point where it is effectively not available); and

●
to the extent that any policies contain “sunset clauses” (i.e., clauses that void terrorism coverage if the federal insurance backstop program is not renewed), then such policies may cease to provide terrorism insurance upon the expiration of TRIPRA.

We cannot assure you that such temporary program will create any long term changes in the availability and cost of such insurance.

Even if terrorism insurance is required by the loan documents for a mortgage loan, that requirement may be subject to a cap on the cost of the premium for terrorism insurance that a borrower is required to pay or a commercially reasonable standard on the availability or cost of the insurance.  See ”Structural and Collateral Term Sheet” in Annex B to this free writing prospectus for a description of any requirements for terrorism insurance for the largest 10 mortgage loans by aggregate principal balance of the pool of mortgage loans as of the cut-off date.

Other mortgaged properties securing mortgage loans may also be insured under a blanket policy or self-insured or insured by a sole tenant.  See “—Risks Associated with Blanket Insurance Policies or Self-Insurance” below.

We cannot assure you that all of the mortgaged properties will be insured against the risks of terrorism and similar acts.  As a result of any of the foregoing, the amount available to make distributions on your certificates could be reduced.

Risks Associated with Blanket Insurance Policies or Self-Insurance

Certain of the mortgaged properties are covered by blanket insurance policies, which also cover other properties of the related borrower or its affiliates (including certain properties in close proximity to the mortgaged properties).  In the event that such policies are drawn on to cover losses on such other properties, the amount of insurance coverage available under such policies would thereby be reduced and could be insufficient to cover each mortgaged property’s insurable risks. In addition, with respect to some of the mortgaged properties, a sole or significant tenant is allowed to provide self-insurance against risks.

Additionally, if the mortgage loans that allow coverage under blanket insurance policies are part of a group of mortgage loans with related borrowers, then all of the related mortgaged properties may be covered under the same blanket policy, which may also cover other properties owned by affiliates of such borrowers.

Certain mortgaged properties may also be insured or self-insured by a sole or significant tenant, as further described under “Description of the Mortgage Pool—Insurance Considerations” in this free writing prospectus.

State and Local Mortgage Recording Taxes May Apply Upon a Foreclosure or Deed in Lieu of Foreclosure and Reduce Net Proceeds

Many jurisdictions impose recording taxes on mortgages which, if not paid at the time of the recording of the mortgage, may impair the ability of the lender to foreclose the mortgage.  Such taxes, interest, and penalties could be significant in amount and would, if imposed, reduce the net proceeds realized by the issuing entity in liquidating the real property securing the related mortgage loan.

Risks Relating to a Bankruptcy of an Originator, a Sponsor or the Depositor, or a Receivership or Conservatorship of Goldman Sachs Bank USA

In the event of the bankruptcy or insolvency of an originator, a sponsor or the depositor, or a receivership or conservatorship of Goldman Sachs Bank USA (“GS Bank”), the parent of Goldman Sachs Mortgage Company, it is possible that the issuing entity’s right to payment from or ownership of certain of the mortgage loans could be challenged.  If such challenge is successful, payments on the offered certificates would be reduced or delayed.  Even if the challenge is not successful, payments on the offered certificates would be delayed while a court resolves the claim.

Goldman Sachs Mortgage Company, a sponsor and an originator, is an indirect, wholly-owned subsidiary of GS Bank, a New York State chartered bank, the deposits of which are insured by the Federal Deposit Insurance Corporation (the “FDIC”).  If GS Bank were to become subject to receivership, the proceeding would be administered by the FDIC under the Federal Deposit Insurance Act (the “FDIA”); likewise, if GS Bank were to become subject to conservatorship, the agency appointed as conservator would likely be the FDIC as well.  The FDIA gives the FDIC the power to disaffirm or repudiate contracts to which a bank is party at the time of receivership or conservatorship and the performance of which the FDIC determines to be burdensome, in which case the counterparty to the contract has a claim for payment by the receivership or conservatorship estate of “actual direct compensatory damages” as of the date of receivership or conservatorship.

The FDIC has adopted a rule, substantially revised and effective January 1, 2011, establishing a safe harbor (the “FDIC Safe Harbor”) from its repudiation powers for securitizations meeting the requirements of the rule (12 C.F.R. § 360.6).  The transfer of the applicable mortgage loans by Goldman Sachs Mortgage Company to the depositor, will not qualify for the FDIC Safe Harbor.  However, this transfer is not a transfer by a bank, and in any event, even if the FDIC Safe Harbor were applicable to this transfer, the FDIC Safe Harbor is non-exclusive.  Additionally, an opinion of counsel will be rendered on the Closing Date to the effect that the transfer of the applicable mortgage loans by Goldman Sachs Mortgage Company to the depositor would generally be respected as a sale in the event of a bankruptcy or insolvency of Goldman Sachs Mortgage Company.

Likewise, an opinion of counsel will be rendered on the closing date to the effect that the transfer of the applicable mortgage loans by each other sponsor to the depositor would generally be respected as a sale in the event of a bankruptcy proceeding involving that sponsor.

A legal opinion is not a guaranty as to what any particular court would actually decide, but rather an opinion as to the decision a court would reach if the issues are competently presented and the court followed existing precedent as to legal and equitable principles applicable in bankruptcy cases.  In this regard, legal opinions on bankruptcy law matters unavoidably have inherent limitations primarily because of the pervasive equity powers of bankruptcy courts, the overriding goal of reorganization to which other legal rights and policies may be subordinated, the potential relevance to the exercise of judicial discretion of future arising facts and circumstances, and the nature of the bankruptcy process. As a result, the FDIC, a creditor, bankruptcy trustee or another interested party, including an entity transferring a mortgage loan, as debtor-in-possession, could still attempt to assert that the transfer of a mortgage loan by any of the sponsors was not a sale.  If such party’s challenge is successful, payments on the offered certificates would be reduced or delayed.  Even if the challenge is not successful payments on the offered certificates would be delayed while a court resolves the claim.

Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act provides for an orderly liquidation authority (“OLA”) under which the FDIC can be appointed as receiver of certain systemically important non-bank financial companies and their direct or indirect subsidiaries in certain cases.  We make no representation as to whether this would apply to any of the sponsors.  In January 2011, the acting general counsel of the FDIC issued a letter (the “Acting General Counsel’s Opinion”) in which he expressed his view that, under then-existing regulations, the FDIC, as receiver under the OLA, would not, in the exercise of its OLA repudiation powers, recover as property of a financial company assets transferred by the financial company, provided that the transfer satisfies the conditions for the exclusion of assets from the financial company’s estate under the Bankruptcy Code.  The letter further noted that, while the FDIC staff may be considering recommending further regulations under OLA, the acting general counsel would recommend that such regulations incorporate a 90-day transition period for any provisions affecting the FDIC’s statutory power to disaffirm or repudiate contracts. If, however, the FDIC were to adopt a different approach than that described in the Acting General Counsel’s Opinion, delays or reductions in payments on the offered certificates would occur.

Interests and Incentives of the Originators, the Sponsors and Their Affiliates May Not Be Aligned With Your Interests

The originators, the sponsors and their affiliates (including certain of the underwriters) expect to derive ancillary benefits from this offering and their respective incentives may not be aligned with those of purchasers of the offered certificates.  The sponsors originated or purchased the mortgage loans in order to securitize the mortgage loans by means of a transaction such as the offering of the offered certificates.  The sponsors will sell the mortgage loans to the depositor (an affiliate of Goldman Sachs Mortgage Company, one of the sponsors and originators and of GS Commercial Real Estate LP, one of the originators, and of Goldman, Sachs & Co., one of the underwriters) on the closing date in exchange for cash, derived from the sale of the offered certificates to investors and/or in exchange for offered certificates.  A completed offering would reduce the originators’ exposure to the mortgage loans.  The originators made the mortgage loans with a view toward securitizing them and distributing the exposure by means of a transaction such as this offering of offered certificates.  In addition, certain mortgaged properties may have tenants that are affiliated with the related originator.  See “Description of the Mortgage Pool—Tenant Issues—Affiliated Leases” in this free writing prospectus.  This offering of offered certificates will effectively transfer the originators’ exposure to the mortgage loans to purchasers of the offered certificates.

The originators, the sponsors and their affiliates expect to receive various benefits, including compensation, commissions, payments, rebates, remuneration and business opportunities, in connection with or as a result of this offering of offered certificates and their interests in the mortgage loans.  The sponsors and their affiliates will effectively receive compensation, and may record a profit, in an amount based on, among other things, the amount of proceeds (net of transaction expenses) received from the sale of the offered certificates to investors relative to their investment in the mortgage loans.  The benefits to the originators, the sponsors and their affiliates arising from the decision to securitize the mortgage loans may be greater than they would have been had other assets been selected.

Furthermore, the sponsors and/or their affiliates may benefit from a completed offering of the offered certificates because the offering would establish a market precedent and a valuation data point for securities similar to the offered certificates, thus enhancing the ability of the sponsors and their affiliates to conduct similar offerings in the future and permitting them to adjust the fair value of the mortgage loans or other similar assets or securities held on their balance sheet, including increasing the carrying value or avoiding decreasing the carrying value of some or all of such similar positions.

In some cases, the originators or their affiliates are the holders of the mezzanine loans, subordinate loans and/or companion loans related to their mortgage loans.  On the closing date, Citigroup Global Markets Realty Corp., an originator and a sponsor, or one of its affiliates, is expected to hold a companion loan related to the mortgage loan secured by the mortgaged property identified on Annex A to this free writing prospectus as Miracle Mile Shops, representing approximately 6.2% of the aggregate principal balance of the mortgage pool as of the cut-off date.

In addition, Jefferies LoanCore LLC, an originator and a sponsor, or one of its affiliates, currently holds the companion loan related to the mortgage loan secured by the mortgaged property identified on Annex A to this free writing prospectus as Matrix MHC Portfolio, representing approximately 6.1% of the aggregate principal balance of the mortgage pool as of the cut-off date.  However, it is anticipated that the Matrix MHC Portfolio Companion Loan will be transferred to Rialto Mortgage Finance, LLC for inclusion in the securitization to be governed by the WFRBS C17 PSA.

In addition, Rialto Mortgage Finance, LLC, an originator and a sponsor and an affiliate of the special servicer and the anticipated WFRBS C17 special servicer, or one of its affiliates, currently holds the companion loan related to the mortgage loan secured by the mortgaged property identified on Annex A to this free writing prospectus as Related Home Depot, representing approximately 1.1% of the aggregate principal balance of the mortgage pool as of the cut-off date.

Further, on the closing date, Jefferies LoanCore LLC, an originator and a sponsor, will be the holder of the mezzanine loans related to the mortgage loans secured by the portfolio of mortgaged properties identified on Annex A to this free writing prospectus as Walnut Creek Marriott, 8670 Wilshire, Mariner’s Landing and 2401 Bert, Sanctuary at Winterlakes Apartments and 5607-5625 Baum Boulevard, representing approximately 2.8%, 2.0%, 2.0%, 1.1% and 1.0%, respectively, of the aggregate principal balance of the mortgage pool as of the cut-off date.

The originators and/or their respective affiliates may retain such mezzanine loans and/or companion loans, as applicable. These transactions may cause the originators and their affiliates or their clients or counterparties who purchase the mezzanine loans and/or companion loans, as applicable, to have economic interests and incentives that do not align with, and that may be directly contrary to, those of an investor in the offered certificates.  In addition, these transactions or actions taken to maintain, adjust or unwind any positions in the future, may, individually or in the aggregate, have a material effect on the market for the offered certificates (if any), including adversely affecting the value of the offered certificates, particularly in illiquid markets.  The originators, the sponsors and their affiliates will have no obligation to take, refrain from taking or cease taking any action with respect to the mezzanine loans and/or companion loans, as applicable, based on the potential effect on an investor in the offered certificates, and may receive substantial returns from these transactions.  See “Description of the Mortgage Pool—The Whole Loans” in this free writing prospectus for more information about the rights of the holder of a companion loan.

In addition, the originators, the sponsors or any of their respective affiliates may benefit from certain relationships, including financial dealings, with any borrower, any non-recourse carveout guarantor or any of their respective affiliates, aside from the origination of mortgage loans or contribution of mortgage loans into this securitization.

Further, various originators, sponsors and their respective affiliates are acting in multiple capacities in or with respect to this transaction, which may include, without limitation, acting as one or more transaction parties or a subcontractor or vendor of such party, participating in interim servicing and/or custodial arrangements with certain transaction parties, providing warehouse financing to certain other originators or sponsors prior to transfer of their related mortgage loans to the issuing entity, and/or conducting due diligence on behalf of an investor with respect to the underlying mortgage loans prior to their transfer to the issuing entity.  For a description of certain of the foregoing relationships and arrangements, see “Transaction Parties—Affiliates and Certain Relationships” in this free writing prospectus.

These roles and other potential relationships may give rise to conflicts of interest as described above and under “Risk Factors—Interests and Incentives of the Underwriter Entities May Not Be Aligned With Your Interests,” “—Potential Conflicts of Interest in the Selection of the Underlying Mortgage Loans” and “—Other Potential Conflicts of Interest May Affect Your Investment” in this free writing prospectus.  Each of the foregoing relationships and related interests should be considered carefully by you before you invest in any offered certificates.

Interests and Incentives of the Underwriter Entities May Not Be Aligned With Your Interests

The activities and interests of the underwriters and their respective affiliates (collectively, the “Underwriter Entities”) will not align with, and may in fact be directly contrary to, those of the certificateholders.  The Underwriter Entities are each part of separate global investment banking, securities and investment management firms that provide a wide range of financial services to a substantial and diversified client base that includes corporations, financial institutions, governments and high-net-worth individuals.  As such, they actively make markets in and trade financial instruments for their own account and for the accounts of customers.  These financial instruments include debt and equity securities, currencies, commodities, bank loans, indices, baskets and other products.  The Underwriter Entities’ activities include, among other things, executing large block trades and taking long and short positions directly and indirectly, through derivative instruments or otherwise.  The securities and instruments in which the Underwriter Entities take positions, or expect to take positions, include loans similar to the mortgage loans, securities and instruments similar to the offered certificates and other securities and instruments.  Market making is an activity where the Underwriter Entities buy and sell on behalf of customers, or for their own account, to satisfy the expected demand of customers.  By its nature, market making involves facilitating transactions among market participants that have differing views of securities and instruments.  Any short positions taken by the Underwriter Entities and/or their clients through marketing or otherwise will increase in value if the related securities or other instruments decrease in value, while positions taken by the Underwriter Entities and/or their clients in credit derivative or other derivative transactions with other parties, pursuant to which the Underwriter Entities and/or their clients sell or buy credit protection with respect to one or more classes of the offered certificates, may increase in value if the offered certificates default, are expected to default, or decrease in value.  The Underwriter Entities and their clients acting through them may execute such transactions, modify or terminate such derivative positions and otherwise act with respect to such transactions, and may exercise or enforce, or refrain from exercising or enforcing, any or all of their rights and powers in connection therewith, without regard to whether any such action might have an adverse effect on the offered certificates or the certificateholders.  Additionally, none of the Underwriter Entities will have any obligation to disclose any of these securities or derivatives transactions to you in your capacity as a certificateholder.  As a result, you should expect that the Underwriter Entities will take positions that are inconsistent with, or adverse to, the investment objectives of investors in the offered certificates.

As a result of the Underwriter Entities’ various financial market activities, including acting as a research provider, investment advisor, market maker or principal investor, you should expect that personnel in various businesses throughout the Underwriter Entities will have and express research or investment views and make recommendations that are inconsistent with, or adverse to, the objectives of investors in the offered certificates.

If an Underwriter Entity becomes a holder of any of the certificates, through market-making activity or otherwise, any actions that it takes in its capacity as a certificateholder, including voting, providing consents or otherwise will not necessarily be aligned with the interests of other holders of the same class or other classes of the certificates.  To the extent an Underwriter Entity makes a market in the certificates (which it is under no obligation to do), it would expect to receive income from the spreads between its bid and offer prices for the certificates.  The price at which an Underwriter Entity may be willing to purchase certificates, if it makes a market, will depend on market conditions and other relevant factors and may be significantly lower than the issue price for the certificates and significantly lower than the price at which it may be willing to sell certificates.

In addition, none of the Underwriter Entities will have any obligation to monitor the performance of the certificates or the actions of the master servicer, the special servicer, the certificate administrator, the operating advisor or the trustee and will have no authority to advise the master servicer, the special servicer, the certificate administrator, the operating advisor or the trustee or to direct their actions.

Furthermore, each Underwriter Entity expects that a completed offering will enhance its ability to assist clients and counterparties in the transaction or in related transactions (including assisting clients in additional purchases and sales of the certificates and hedging transactions).  The Underwriter Entities expect to derive fees and other revenues from these transactions.  In addition, participating in a successful offering and providing related services to clients may enhance the Underwriter Entities’ relationships with various parties, facilitate additional business development, and enable them to obtain additional business and generate additional revenue.

The Underwriter Entities are playing several roles in this transaction.  Goldman, Sachs & Co., one of the underwriters, is an affiliate of GS Mortgage Securities Corporation II, the depositor, GS Commercial Real Estate LP, an originator, and Goldman Sachs Mortgage Company, a sponsor, originator and warehouse lender to an affiliate of Jefferies LoanCore LLC and an affiliate of MC-Five Mile Commercial Mortgage Finance LLC.  Goldman, Sachs & Co. is also an affiliate of Goldman Sachs Bank USA, the warehouse lender to an affiliate of Rialto Mortgage Finance, LLC and Rialto Capital Advisors, LLC.  In addition, Citigroup Global Markets Inc., one of the underwriters, is an affiliate of Citigroup Global Markets Realty Corp., a sponsor and an originator.  In addition, Jefferies LLC, one of the underwriters, is an affiliate of Jefferies LoanCore LLC, a sponsor and an originator.

See “Summary of Free Writing Prospectus—Significant Affiliations and Relationships” in this free writing prospectus for a description of certain affiliations and relationships between the underwriters and other participants in this offering.  Each of the foregoing relationships should be considered carefully by you before you invest in any certificates.

Potential Conflicts of Interest of the Master Servicer and the Special Servicer

The pooling and servicing agreement provides that the mortgage loans are required to be administered in accordance with the servicing standard without regard to ownership of any certificate by the master servicer or special servicer or any of their respective affiliates.  See “The Pooling and Servicing Agreement—Servicing of the Mortgage Loans” in this free writing prospectus. Each Other PSA provides that the related whole loan is required to be administered in accordance with a servicing standard that is generally similar to the servicing standard set forth in the pooling and servicing agreement.  See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Loans” in this free writing prospectus.

Notwithstanding the foregoing, the master servicer, a sub-servicer, the special servicer or any of their respective affiliates and, as it relates to servicing and administration of a non-serviced loan, each applicable Other master servicer, sub-servicer, Other special servicer or any of their respective affiliates under the Other PSA, may have interests when dealing with the mortgage loans that are in conflict with those of holders of the certificates (including companion loan securities), especially if the master servicer, a sub-servicer, the special servicer or any of their respective affiliates holds certificates relating to any of the applicable companion loans, or has financial interests in or financial dealings with a borrower or a sponsor.  Each of these relationships may create a conflict of interest.  For instance, if the special servicer or its affiliate holds a subordinate class of certificates, the special servicer might seek to reduce the potential for losses allocable to those certificates from the mortgage loans by deferring acceleration in hope of maximizing future proceeds.  However, that action could result in less proceeds to the issuing entity than would be realized if earlier action had been taken.  The initial special servicer (which is also anticipated to be the WFRBS C17 special servicer) is an affiliate of (i) Rialto Mortgage Finance, LLC, an originator and a sponsor, (ii) the initial holder of the controlling class certificates and (iii) the initial controlling class representative as of the closing date (which is anticipated to be RREF II CMBS AIV, LP or another affiliate of the special servicer).  In addition, no servicer is required to act in a manner more favorable to the offered certificates or any particular class of certificates than to the Series 2013-GCJ16 non-offered certificates, any serviced companion loan holder or the holder of any serviced companion loan securities.

Each of the master servicer and the special servicer services and is expected to continue to service, in the ordinary course of its business, existing and new mortgage loans for third parties, including portfolios of mortgage loans similar to the mortgage loans.  The real properties securing these other mortgage loans may be in the same markets as, and compete with, certain of the mortgaged properties securing the mortgage loans.  Consequently, personnel of the master servicer or special servicer, as applicable, may perform services, on behalf of the issuing entity, with respect to the mortgage loans at the same time as they are performing services, on behalf of other persons, with respect to other mortgage loans secured by properties that compete with the mortgaged properties securing the mortgage loans.  This may pose inherent conflicts for the master servicer or the special servicer.

The special servicer may enter into one or more arrangements with the controlling class representative, a controlling class certificateholder, a serviced companion loan holder or other certificateholders (or an affiliate or a third-party representative of one or more of the preceding) to provide for a discount and/or revenue sharing with respect to certain of the special servicer compensation in consideration of, among other things, the special servicer’s appointment (or continuance) as special servicer under the pooling and servicing agreement and/or the related intercreditor agreement and limitations on the right of such person to replace the special servicer.  See “—Other Potential Conflicts of Interest May Affect Your Investment” in this free writing prospectus.

Pursuant to interim servicing agreements between Wells Fargo Bank, National Association, which is the master servicer, and each of the sponsors (other than Goldman Sachs Mortgage Company), Wells Fargo Bank, National Association acts as interim servicer with respect to all or certain mortgage loans owned from time to time by such sponsor, including, prior to their inclusion in the issuing entity, all or certain of the mortgage loans being contributed to this securitization by such sponsor.

Wells Fargo Bank, National Association, which is the master servicer, the CCRE12 master servicer, the GC15 master servicer, the WFRBS C17 master servicer and the WFRBS C17 certificate administrator, is also acting as the interim custodian of the loan files for all of the mortgage loans to be contributed to this securitization by each of Jefferies LoanCore LLC, Rialto Mortgage Finance, LLC, Goldman Sachs Mortgage Company and Citigroup Global Markets Realty Corp. (except with respect to (i) the Miracle Mile Shops whole loan to the extent that the related loan file is held by Deutsche Bank Trust Company Americas as the custodian under the CCRE11 PSA or is transferred to Wells Fargo Bank, National Association as the custodian under the CCRE12 PSA upon the closing of the CCRE12 securitization transaction, and (ii) the Walpole Shopping Mall whole loan to the extent the related loan file is held by Citibank, N.A. as the custodian under the GC15 PSA).

Each of the foregoing relationships should be considered carefully by you before you invest in any certificates.

Potential Conflicts of Interest of the Operating Advisor

Situs Holdings, LLC has been appointed as the initial operating advisor.  See “Transaction Parties—The Operating Advisor” in this free writing prospectus.  After the occurrence and during the continuance of a Control Termination Event, the operating advisor will be required to consult with the special servicer with respect to certain actions of the special servicer.  Additionally, after the occurrence and during the continuance of a Control Termination Event, the master servicer or the special servicer, as applicable, will be required to use commercially reasonable efforts consistent with the servicing standard to collect an operating advisor consulting fee from the related borrower in connection with a major decision, to the extent not prohibited by the related loan documents.  In acting as operating advisor, the operating advisor is required to act solely on behalf of the issuing entity, in the best interest of, and for the benefit of, the certificateholders (as a collective whole as if such certificateholders constituted a single lender). See “The Pooling and Servicing Agreement—Operating Advisor” in this free writing prospectus.

In the normal course of conducting its business, Situs Holdings, LLC and its affiliates have rendered services to, performed surveillance of, and negotiated with, numerous parties engaged in activities related to structured finance and commercial mortgage securitization. These parties may have included the depositor, the sponsors, the originators, the certificate administrator, the trustee, the master servicer, the special servicer or the controlling class representative or affiliates of any of those parties. These relationships may continue in the future. Each of these relationships, to the extent they exist, may involve a conflict of interest with respect to Situs Holdings, LLC’s duties as operating advisor. We cannot assure you that the existence of these relationships and other relationships in the future will not impact the manner in which Situs Holdings, LLC performs its duties under the pooling and servicing agreement.

The operating advisor serves as special servicer in other commercial mortgage securitization transactions and has advised us that it intends to continue to serve, or reserves the right to serve, as a special servicer with respect to existing and new commercial and multifamily mortgage loans for itself and its affiliates and for third parties, including portfolios of mortgage loans similar to the mortgage loans included in the issuing entity. These other mortgage loans and the related mortgaged properties may be in the same markets as, or have owners, obligors or property managers in common with, one or more of the mortgage loans in the issuing entity and the related mortgaged properties. As a result of the investments and activities described above, the interests of the operating advisor and its affiliates and their clients may differ from, and compete with the interests of the issuing entity. Although the operating advisor is required to consider the servicing standard in connection with its activities under the pooling and servicing agreement, the operating advisor will not itself be bound by the servicing standard.

In addition, the operating advisor and its affiliates may have interests that are in conflict with those of certificateholders if the operating advisor or any of its affiliates holds certificates, or has financial interests in or financial dealings with a borrower or a parent of a borrower.  Each of these relationships may also create a conflict of interest.

Potential Conflicts of Interest of the Controlling Class Representative and each Controlling Class Representative under an Other PSA

It is expected that RREF II CMBS AIV, LP, or another affiliate of the special servicer and of Rialto Mortgage Finance, LLC (an originator and sponsor), will be the initial controlling class representative for this securitization.  The special servicer may, at the direction of the controlling class representative (for so long as a Control Termination Event does not exist), take actions with respect to the specially serviced mortgage loans administered under the pooling and servicing agreement for this securitization that could adversely affect the holders of some or all of the classes of certificates.  The controlling class representative will have similar rights with respect to the GC15 special servicer solely as regards the Walpole Shopping Mall whole loan.  The controlling class representative will be controlled by the controlling class certificateholders, which also is expected to initially be RREF II CMBS AIV, LP or another affiliate of the special servicer and of Rialto Mortgage Finance, LLC (an originator and sponsor).  The controlling class certificateholders and the holders of the companion loans may have interests in conflict with those of the other certificateholders.  As a result, it is possible that the controlling class representative on behalf of the controlling class certificateholders (for so long as a Control Termination Event does not exist) may direct the special servicer to take actions that conflict with the interests of holders of certain classes of the certificates.  It is anticipated that there will also be a controlling class representative under each of the Miracle Mile Shops PSA and Related Home Depot PSA and that each such controlling class representative may be, or may be an affiliate of, the entity that will be the controlling class representative for this securitization.  Set forth below is the identity of the initial controlling class representative for each whole loan, the expected trust holding the controlling note in the split loan structure and the pooling and servicing agreement under which it is expected to be serviced.

Whole Loan	Servicing Pooling and Servicing Agreement	Controlling Noteholder	Controlling Class Representative

Matrix MHC Portfolio	GS Mortgage Securities Trust 2013-GCJ16	GS Mortgage Securities Trust 2013-GCJ16	RREF II CMBS AIV, LP(1)

Miracle Mile Shops	COMM 2013-CCRE12 Mortgage Trust(2)	COMM 2013-CCRE12 Mortgage Trust(2)	LNR Securities Holdings, LLC(2)

Walpole Shopping Mall	Citigroup Commercial Mortgage Trust 2013-GC15	GS Mortgage Securities Trust 2013-GCJ16	RREF II CMBS AIV, LP(1)

Related Home Depot	WFRBS Commercial Mortgage Trust 2013-C17(3)	WFRBS Commercial Mortgage Trust 2013-C17(3)	RREF II CMBS AIV, LP(1)

(1)	Or another affiliate of the Special Servicer and Rialto Mortgage Finance, LLC (an originator and sponsor).

(2)
As described in this free writing prospectus, the Miracle Mile Shops whole loan is currently being serviced under the COMM 2013-CCRE11 PSA.  However, upon the closing of the COMM 2013-CCRE12 securitization transaction (which closing is expected to occur prior to the closing date of this securitization transaction), the Miracle Mile Shops whole loan will be serviced under the COMM 2013-CCRE12 PSA.  The controlling note holder for the Miracle Mile Shops whole loan is currently Cantor Commercial Real Estate Lending, L.P.  However, upon the closing of the COMM 2013-CCRE12 securitization transaction, the COMM 2013-CCRE12 PSA will become the controlling pooling and servicing agreement, under which it is expected that LNR Securities Holdings, LLC will act as the controlling class representative.

(3)	The securitization governed by the WFRBS 2013-C17 PSA is expected to close on or about the same date as this securitization.

Jefferies LoanCore LLC or one of its affiliates is the current holder of the Matrix MHC Portfolio companion loan.  It is expected that Rialto Mortgage Finance, LLC will acquire the Matrix MHC Portfolio companion loan from Jefferies LoanCore LLC or one of its affiliates for contribution into the WFRBS C17 securitization.  The special servicer, upon consultation with a serviced companion loan holder or its representative, may take actions with respect to the serviced whole loan that could adversely affect the holders of some or all of the classes of certificates, to the extent described under “Description of the Mortgage Pool—The Whole Loans” in this free writing prospectus.  In connection with the whole loans, the companion loan holders do not have any duties to the holders of any class of certificates, and they may have interests in conflict with those of the certificateholders.  As a result, it is possible that a serviced companion loan holder (solely with respect to the serviced whole loan) may advise the special servicer to take actions that conflict with the interests of holders of certain classes of the certificates.

However, the special servicer is not permitted to take actions that are prohibited by law or violate the servicing standard or the terms of the mortgage loan documents. In addition, except as limited by certain conditions described under “The Pooling and Servicing Agreement—Termination of the Special Servicer” in this free writing prospectus, the special servicer may be removed without cause by the controlling class representative (for so long as a Control Termination Event does not exist).

Similarly, the applicable controlling class related to the securitization trust indicated in the chart above as the controlling noteholder has certain consent and/or consultation rights with respect to the related non-serviced loan under each Other PSA and have similar conflicts of interest with the holders of the certificates and the holders of the CCRE11 certificates, the CCRE12 certificates, the GC15 certificates and the WFRBS C17 certificates, respectively.  See “The Pooling and Servicing Agreement—Servicing of the Non-Serviced Loans” in this free writing prospectus.

The controlling class representative and its affiliates (and the controlling class representative under each Other PSA and their respective affiliates) may have interests that are in conflict with those of certain certificateholders, especially if the applicable controlling class representative or any of its affiliates holds certificates, or has financial interests in or other financial dealings (as lender or otherwise) with a borrower or a parent of a borrower.  Each of these relationships may create a conflict of interest.

See “The Pooling and Servicing Agreement—Controlling Class Representative” and “—Termination of the Special Servicer” in this free writing prospectus.

Potential Conflicts of Interest in the Selection of the Underlying Mortgage Loans

The anticipated initial investor (the “B-Piece Buyer”) in the Class X-C, Class E, Class F, Class G, Class H and Class S certificates, which is an affiliate of Rialto Mortgage Finance, LLC (an originator and sponsor) and Rialto Capital Advisors, LLC (the special servicer and the anticipated WFRBS C17 special servicer), was given the opportunity by the sponsors to perform due diligence on the mortgage loans originally identified by the sponsors for inclusion in the issuing entity, and to request the removal, re-sizing or change in other features of some or all of the mortgage loans.  The B-Piece Buyer adjusted the mortgage pool as originally proposed by the sponsors by removing certain mortgage loans.  In addition, the B-Piece Buyer received or may receive price adjustments or cost mitigation arrangements in connection with accepting certain mortgage loans in the mortgage pool.

We cannot assure you that you or another investor would have made the same requests to modify the original pool as the B-Piece Buyer or that the final pool as influenced by the B-Piece Buyer’s feedback will not adversely affect the performance of your certificates and benefit the performance of the B-Piece Buyer’s certificates.  Because of the differing subordination levels, the B-Piece Buyer has interests that may, in some circumstances, differ from those of purchasers of other classes of certificates, and may desire a portfolio composition that benefits the B-Piece Buyer but that does not benefit other investors.  In addition, the B-Piece Buyer may enter into hedging or other transactions or otherwise have business objectives that also could cause its interests with respect to the mortgage pool to diverge from those of other purchasers of the certificates.  The B-Piece Buyer performed due diligence solely for its own benefit and has no liability to any person or entity for conducting its due diligence.  The B-Piece Buyer is not required to take into account the interests of any other investor in the certificates in exercising remedies or voting or other rights in its capacity as owner of the Class X-C, Class E, Class F, Class G, Class H and Class S certificates or in making requests or recommendations to the sponsors as to the selection of the mortgage loans and the establishment of other transaction terms.  Investors are not entitled to rely on in any way the B-Piece Buyer’s acceptance of a mortgage loan.  The B-Piece Buyer’s acceptance of a mortgage loan does not constitute, and may not be construed as, an endorsement of such mortgage loan, the underwriting for such mortgage loan or the originator of such mortgage loan.

The B-Piece Buyer will have no liability to any certificateholder for any actions taken by it as described in the preceding two paragraphs.

The B-Piece Buyer or its designee will constitute the initial controlling class representative.  The controlling class representative will have certain rights to direct and consult with the special servicer.  In addition, the controlling class representative will generally have certain consultation and/or consent rights with regard to the related non-serviced loans under each Other PSA and each related co-lender agreement.  See “The Pooling and Servicing Agreement—Controlling Class Representative” and “Description of the Mortgage Pool—The Whole Loans—The Miracle Mile Shops Whole Loan—Consultation and Control”, “—The Matrix MHC Portfolio Whole Loan—Consultation and Control”, “—The Walpole Shopping Mall Whole Loan—Consultation and Control” and “—The Related Home Depot Whole Loan—Consultation and Control” in this free writing prospectus.

Because the incentives and actions of the B-Piece Buyer may, in some circumstances, differ from or be adverse to those of purchasers of the offered certificates, you are advised and encouraged to make your own investment decision based on a careful review of the information set forth in this free writing prospectus and your own view of the mortgage pool.

Conflicts of Interest May Occur as a Result of the Rights of the Applicable Controlling Class Representative To Terminate the Special Servicer of the Serviced Whole Loan

With respect to the whole loans, the controlling class representative exercising control rights over that whole loan will be entitled, under certain circumstances, to remove the special servicer under the applicable pooling and servicing agreement for the whole loan and, in such circumstances, appoint a successor special servicer for the whole loan (or have certain consent rights with respect to such removal or replacement).  The party with this appointment power may have special relationships or interests that conflict with those of the holders of one or more classes of certificates.  In addition, that party does not have any duties to the holders of any class of certificates, may act solely in its own interests, and will have no liability to any certificateholders for having done so.  No certificateholder may take any action against the controlling class representative under the pooling and servicing agreement for this securitization or under any of the Other PSAs, or against any other parties for having acted solely in their respective interests.  See “Description of the Mortgage Pool—The Whole Loans” in this free writing prospectus for a description of these rights to terminate a special servicer.

Other Potential Conflicts of Interest May Affect Your Investment

A special servicer (whether the initial special servicer or a successor (or a special servicer under an Other PSA)) may enter into one or more arrangements with the controlling class representative, a controlling class certificateholder, a companion loan holder, a holder of a companion loan security or other certificateholders (or an affiliate or a third-party representative of one or more of the preceding) to provide for a discount and/or revenue sharing with respect to certain of the special servicer compensation in consideration of, among other things, the appointment (or continuance) of such special servicer under the pooling and servicing agreement and the co-lender agreements and limitations on the right of such person to replace the special servicer.

Each of the foregoing relationships should be considered carefully by you before you invest in any certificates.

The managers of the mortgaged properties and the borrowers may experience conflicts of interest in the management and/or ownership of the mortgaged properties because:

●	a substantial number of the mortgaged properties are managed by property managers affiliated with the respective borrowers;

●	these property managers also may manage and/or franchise additional properties, including properties that may compete with the mortgaged properties; and

●	affiliates of the managers and/or the borrowers, or the managers and/or the borrowers themselves, also may own other properties, including competing properties.

None of the borrowers, property managers or any of their affiliates or any employees of the foregoing has any duty to favor the leasing of space in the mortgaged properties over the leasing of space in other properties, one or more of which may be adjacent to or near the mortgaged properties.

Each of the foregoing relationships should be considered carefully by you before you invest in any certificates.

Special Servicer May Be Directed To Take Actions by an Entity That Has No Duty or Liability to Other Certificateholders

For so long as a Control Termination Event does not exist, the special servicer may, at the direction of the controlling class representative, take actions with respect to the specially serviced mortgage loans that could adversely affect the holders of some or all of the classes of offered certificates and the holder of the controlling class will have no duty or liability to any other certificateholder.  See “The Pooling and Servicing Agreement—Controlling Class Representative” in this free writing prospectus.  The controlling class representative will be controlled by the controlling class certificateholders.  The controlling class representative may have interests in conflict with those of the certificateholders of the classes of offered certificates.  As a result, it is possible that the controlling class representative on behalf of the controlling class certificateholders (for so long as a Control Termination Event does not exist) may direct the special servicer to take actions that conflict with the interests of holders of certain classes of the certificates.  Similarly, with respect to the non-serviced loans, a special servicer under an Other PSA may, at the direction or upon the advice of the controlling class representative of the applicable trust holding the controlling note for the related whole loan, take actions with respect to such non-serviced loan that could adversely affect the related non-serviced loan, and therefore, the holders of some or all of the classes of certificates.  However, the Other special servicers are not permitted to take actions that are prohibited by law or violate the servicing standard or the terms of the mortgage loan documents.

Your Lack of Control Over the Issuing Entity and Servicing of the Mortgage Loans Can Create Risks

Except as described below, you and other certificateholders generally do not have a right to vote and do not have the right to make decisions with respect to the administration of the issuing entity.  See “The Pooling and Servicing Agreement—General” in this free writing prospectus.

Those decisions are generally made, subject to the express terms of the pooling and servicing agreement, by the master servicer, the special servicer, the trustee or the certificate administrator, as applicable.  Any decision made by one of those parties in respect of the issuing entity, even if that decision is determined to be in your best interests by that party, may be contrary to the decision that you or other certificateholders would have made and may negatively affect your interests.

Except as limited by certain conditions described under “The Pooling and Servicing Agreement—Termination of the Special Servicer” in this free writing prospectus, the special servicer may be removed without cause by the controlling class representative (for so long as a Control Termination Event does not exist).  With respect to each non-serviced loan (other than the Walpole Shopping Mall mortgage loan), it is expected that the applicable controlling class representative has the right to remove the applicable special servicer with or without cause at any time prior to the occurrence of a control termination event or other similar event under the applicable Other PSA, and the controlling class representative for this securitization has the right to remove the GC15 special servicer with or without cause (solely with respect to the special servicer of the Walpole Shopping Mall whole loan) at any time prior to the occurrence of a control termination event under the pooling and servicing agreement for this securitization.  See “The Pooling and Servicing Agreement—Controlling Class Representative”, “—Termination of the Special Servicer” and “—Servicing of the Non-Serviced Loans” in this free writing prospectus.

After the occurrence and during continuance of a Control Termination Event, the holders of at least 25% of the voting rights of the certificates (other than the Class S and Class R certificates) (considering each of the Class A-S, Class B and Class C certificates together with the Class PEZ certificates’ applicable percentage interest of the related Class A-S, Class B or Class C trust component as a single “Class” for such purpose) may request a vote to replace the special servicer.  The subsequent vote may result in the termination and replacement of the special servicer if (within 180 days of the initial request for that vote) the holders of (a) at least 75% of the voting rights of the certificates (other than the Class S and Class R certificates) or (b) more than 50% of the voting rights of each class of certificates other than the Class X-A, Class X-B, Class X-C, Class S and Class R certificates (but only those classes of certificates that have, in each such case, an outstanding certificate principal amount, as notionally reduced by any appraisal reductions allocated to such class, equal to or greater than 25% of the initial certificate principal amounts of such class of certificates, as reduced by payments of principal on such class, and considering each of the Class A-S, Class B and Class C certificates together with the Class PEZ certificates’ applicable percentage interest of the related Class A-S, Class B or Class C trust component as a single “Class” for such purpose), vote affirmatively to so terminate and replace.  In addition, after the occurrence and during the continuance of a Consultation Termination Event, the operating advisor may recommend the replacement of the special servicer.  That recommendation may result in the termination and replacement of the special servicer if (within 180 days of the initial request for a vote) the holders of more than 50% of the voting rights of each class of certificates other than the Class X-A, Class X-B, Class X-C, Class S and Class R certificates (but only those classes of certificates that have, in each such case, an outstanding certificate principal amount, as notionally reduced by any appraisal reductions allocated to such class, equal to or greater than 25% of the initial certificate principal amounts of such class of certificates, as reduced by payments of principal on such class, and considering each of the Class A-S, Class B and Class C certificates together with the Class PEZ certificates’ applicable percentage interest of the related Class A-S, Class B or Class C trust component as a single “Class” for such purpose), vote affirmatively to so terminate and replace.  Additionally, with respect to the non-serviced loans, the operating advisor in this transaction will generally not have the right to recommend the removal of any special servicer responsible for the special servicing of such whole loans under the related Other PSA, as such authority is granted to the applicable operating advisor under the related Other PSA.  See “The Pooling and Servicing Agreement—Termination of the Special Servicer” and “Description of the Mortgage Pool—Whole Loans” in this free writing prospectus.

In addition, the controlling class representative will have certain consent and consultation rights under the pooling and servicing agreement under certain circumstances, as described in this free writing prospectus; provided, however, that the controlling class representative may lose any such rights upon the occurrence of certain events.  See “The Pooling and Servicing Agreement—Controlling Class Representative” in this free writing prospectus.

In addition, while there is an operating advisor with certain obligations in respect of reviewing the compliance of the special servicer with certain of its obligations under the pooling and servicing agreement, the operating advisor has no control rights over actions by the special servicer at any time, the operating advisor has no consultation rights over actions by the special servicer prior to the occurrence and continuance of a Control Termination Event or, in the case of a non-serviced whole loan, no consultation rights whatsoever, and the special servicer is under no obligation at any time to act upon any of the operating advisor’s recommendations.  In addition, the operating advisor only has the limited obligations and duties set forth in the pooling and servicing agreement, and has no fiduciary duty, has no other duty except with respect to its specific obligations under the pooling and servicing agreement and has no duty or liability to any particular class of certificates or any certificateholder. It is not intended that the operating advisor act as a surrogate for the certificateholders. Investors should not rely on the operating advisor to affect the special servicer’s actions under the pooling and servicing agreement or to monitor the actions of the controlling class representative or special servicer, other than to the limited extent specifically required in respect of certain actions of the special servicer at certain prescribed times under the pooling and servicing agreement.

In certain limited circumstances, certificateholders have the right to vote on matters affecting the issuing entity. In some cases these votes are by certificateholders taken as a whole and in others the vote is by class.  In all cases voting is based on the outstanding certificate principal amount, which is reduced by realized losses.  In certain cases with respect to the termination of the special servicer and the operating advisor, certain voting rights will also be reduced by appraisal reductions.  These limitations on voting could adversely affect your ability to protect your interests with respect to matters voted on by certificateholders.  You have no rights to vote on any servicing matters related to the non-serviced loans.  See “Description of the Offered Certificates—Voting Rights” in this free writing prospectus.

Rights of the Controlling Class Representatives Under Each Other PSA Could Adversely Affect Your Investment

●	The controlling class representative under each Other PSA may have interests in conflict with those of the holders of some or all of the classes of certificates.

●
With respect to the non-serviced loans, although the applicable Other special servicer is not permitted (or is not expected to be permitted) to take actions which are prohibited by law or violate the servicing standard under the related Other PSA or the terms of the related loan documents, it is possible that the controlling class representative under such Other PSA may direct or advise, as applicable, the related special servicer to take actions with respect to such non-serviced loan that conflict with the interests of the holders of certain classes of the certificates.

You will be acknowledging and agreeing, by your purchase of offered certificates, that, with respect to the non-serviced loans, the controlling class representative under the applicable Other PSA:

●	may have special relationships and interests that conflict with those of holders of one or more classes of certificates;

●	may act solely in its own interests, without regard to your interests;

●	does not have any duties to any other person, including the holders of any class of certificates;

●	may take actions that favor its interests over the interests of the holders of one or more classes of certificates; and

●
will have no liability whatsoever for having so acted and that no certificateholder may take any action whatsoever against the directing holder or any director, officer, employee, agent or principal of the directing holder for having so acted.

You Will Not Have any Control Over the Servicing of The Non-Serviced Loans

The Miracle Mile Shops mortgage loan, the Walpole Shopping Mall mortgage loan and the Related Home Depot mortgage loan are secured by mortgaged properties that also secure companion loans that are not assets of the trust and are serviced, or are expected to be serviced, under the applicable Other PSAs, which are separate from the pooling and servicing agreement under which your certificates are issued, by the related Other master servicers and Other special servicers, and according to the servicing standard provided for in each respective pooling and servicing agreement.  As a result, you will have less control over the servicing of these non-serviced loans than you would if these non-serviced loans were being serviced by the master servicer and the special server under the pooling and servicing agreement for your certificates.

The final provisions of each Other PSA that is expected to govern the servicing of the non-serviced loans (other than the Walpole Shopping Mall mortgage loan) have not been determined and cannot be described with certainty, although such provisions, to the extent that they relate to servicing, are expected to be acceptable for rated commercial mortgage securitizations.

See “Description of the Mortgage Pool—Whole Loans” in this free writing prospectus.

Rights of the Operating Advisor and the Controlling Class Representative Could Adversely Affect Your Investment

In connection with the taking of certain actions that would be a major decision in connection with the servicing of a specially serviced mortgage loan or serviced whole loan, if applicable, for so long as a Control Termination Event does not exist, the special servicer generally will be required to obtain the consent of the controlling class representative.  After the occurrence and during the continuance of a Control Termination Event, the special servicer generally will be required to consult with the controlling class representative (until the occurrence and during the continuance of a Consultation Termination Event) and the operating advisor. These actions and decisions include, among others, certain modifications to the mortgage loans or serviced whole loan, including modifications of monetary terms, foreclosure or comparable conversion of the related mortgaged properties, and certain sales of the mortgage loans or REO properties for less than the outstanding principal amount plus accrued interest, fees and expenses. See “The Pooling and Servicing Agreement—Controlling Class Representative” in this free writing prospectus for a list of actions and decisions requiring consultation with the operating advisor and the controlling class representative. As a result of these obligations, the special servicer may take actions with respect to a mortgage loan that could adversely affect the interests of investors in one or more classes of offered certificates.

You will be acknowledging and agreeing, by your purchase of offered certificates, that the controlling class representative: (i) may have special relationships and interests that conflict with those of holders of one or more classes of certificates; (ii) may act solely in the interests of the holders of the controlling class; (iii) does not have any duties to the holders of any class of certificates other than the controlling class; (iv) may take actions that favor the interests of the holders of the controlling class over the interests of the holders of one or more other classes of certificates; and (v) will have no liability whatsoever (other than to a controlling class certificateholder) for having so acted as set forth in (i) – (iv) above, and that no certificateholder may take any action whatsoever against the controlling class representative or any affiliate, director, officer, employee, shareholder, member, partner, agent or principal of the controlling class representative for having so acted.

The Whole Loans Pose Special Risks

Realization on the Mortgage Loans That Are Part of a Serviced Whole Loan May Be Adversely Affected by the Rights of the Holder of the Related Serviced Companion Loan

If the serviced whole loan were to become defaulted, the related co-lender agreement requires the special servicer, in the event it determines to sell the related mortgage loan in accordance with the terms of the pooling and servicing agreement, to sell the related serviced companion loan together with such defaulted mortgage loan.  We cannot assure you that such a required sale of a defaulted serviced whole loan would not adversely affect the ability of the special servicer to sell such mortgage loan, or the price realized for such mortgage loan, following a default on the related whole loan.  Further, given that, pursuant to the co-lender agreement for the serviced whole loan, the related serviced companion loan holder is not the directing holder, and the trust as holder of the related mortgage loan is the directing holder (with the right to consent to material servicing decisions and replace the special servicer), with respect to the serviced whole loan, the related serviced companion loan may not be as marketable as the related mortgage loan held by the issuing entity.  Accordingly, if any such sale does occur with respect to a serviced whole loan, then the net proceeds realized by the certificateholders in connection with such sale may be less than would be the case if only the related mortgage loan were subject to such sale.

Rights of the Companion Loan Holders Could Adversely Affect Your Investment

In connection with the servicing of a serviced whole loan, the related serviced companion loan holder or its representatives will be entitled to consult with the special servicer regarding material servicing actions, including making recommendations as to alternative actions to be taken by the special servicer with respect to such serviced whole loan, and such recommended servicing actions could adversely affect the holders of some or all of the classes of certificates. Each companion loan holder and its representative may have interests in conflict with those of the holders of some or all of the classes of certificates, and it is possible that the serviced companion loan holder or its representative may advise the special servicer to take actions that conflict with the interests of the holders of certain classes of the certificates.  Notwithstanding the foregoing, any such consultation with a serviced companion loan holder or its representative is non-binding, and in no event is the special servicer obligated at any time to follow or take any alternative actions recommended by such serviced companion loan holder (or its representative).

You will be acknowledging and agreeing, by your purchase of offered certificates, that the companion loan holders:

●	may have special relationships and interests that conflict with those of holders of one or more classes of certificates;

●	may act solely in its own interests, without regard to your interests;

●	does not have any duties to any other person, including the holders of any class of certificates;

●	may take actions that favor its interests over the interests of the holders of one or more classes of certificates; and

●
will have no liability whatsoever for having so acted and that no certificateholder may take any action whatsoever against the companion loan holder or its representative or any director, officer, employee, agent or principal of the companion loan holder or its representative for having so acted.

See “Description of the Mortgage Pool—The Whole Loans” in this free writing prospectus.

Sponsors May Not Be Able To Make Required Repurchases or Substitutions of Defective Mortgage Loans

Each sponsor is the sole warranting party in respect of the mortgage loans sold by such sponsor to us.  Neither we nor any of our affiliates (except Goldman Sachs Mortgage Company in its capacity as a sponsor) are obligated to repurchase or substitute any mortgage loan in connection with either a breach of any sponsor’s representations and warranties or any document defects, if such sponsor defaults on its obligation to do so.  We cannot assure you that the sponsors will have the financial ability to effect such repurchases or substitutions.  Any mortgage loan that is not repurchased or substituted and that is not a “qualified mortgage” for a REMIC may cause designated portions of the issuing entity to fail to qualify as one or more REMICs or cause the issuing entity to incur a tax.  See “Description of the Mortgage Pool—Representations and Warranties” and “—Cures, Repurchases and Substitutions” in this free writing prospectus for a summary of certain representations and warranties.

Book-Entry Registration Will Mean You Will Not Be Recognized as a Holder of Record

Your certificates will be initially represented by one or more certificates registered in the name of Cede & Co., as the nominee for DTC, and will not be registered in your name.  As a result, you will not be recognized as a certificateholder, or holder of record of your certificates. See “Description of the Offered Certificates—Delivery, Form, Transfer and Denomination—Book-Entry Registration” in this free writing prospectus and “Risk Factors—Book-Entry Securities May Delay Receipt of Payment and Reports and Limit Liquidity and Your Ability to Pledge Certificates” in the prospectus for a discussion of important considerations relating to not being a certificateholder of record.

Tax Matters and Changes in Tax Law May Adversely Impact the Mortgage Loans or Your Investment

Tax Considerations Relating to Foreclosure

If the issuing entity acquires a mortgaged property subsequent to a default on the related mortgage loan or serviced companion loan pursuant to a foreclosure or deed in lieu of foreclosure, the special servicer would be required to retain an independent contractor to operate and manage such mortgaged property.  Among other items, the independent contractor generally will not be able to perform construction work other than repair, maintenance or certain types of tenant build-outs, unless the construction was more than 10% completed when defaulted or the default of the mortgage loan becomes imminent.  Any (i) net income from such operation (other than qualifying “rents from real property”) (ii) rental income based on the net profits of a tenant or sub-tenant or allocable to a service that is non-customary in the area and for the type of property involved and (iii) rental income attributable to personal property leased in connection with a lease of real property, if the rent attributable to the personal property exceeds 15% of the total rent for the taxable year, will subject the Lower-Tier REMIC to federal tax (and possibly state or local tax) on such income at the highest marginal corporate tax rate.  No determination has been made whether any portion of the income from the Mortgaged Properties constitutes “rent from real property.”  Any such imposition of tax will reduce the net proceeds available for distribution to certificateholders.  The special servicer may permit the Lower-Tier REMIC to earn “net income from foreclosure property” that is subject to tax if it determines that the net after-tax benefit to holders of certificates is greater than under another method of operating or leasing the mortgaged property.  See “The Pooling and Servicing Agreement—Realization Upon Mortgage Loans—Standards for Conduct Generally in Effecting Foreclosure or the Sale of Defaulted Loans” in this free writing prospectus.  In addition, if the issuing entity were to acquire one or more mortgaged properties pursuant to a foreclosure or deed in lieu of foreclosure, upon acquisition of those mortgaged properties, the issuing entity may in certain jurisdictions, particularly in New York, be required to pay state or local transfer or excise taxes upon liquidation of such properties.  Such state or local taxes may reduce net proceeds available for distribution to the certificateholders.

Certain Federal Tax Considerations Regarding Original Issue Discount

Certain classes of certificates may be issued with “original issue discount” for federal income tax purposes, which generally will result in recognition of taxable income in advance of the receipt of cash attributable to that income.  Accordingly, investors must have sufficient sources of cash to pay any federal, state or local income taxes with respect to original issue discount that may exceed distributions on the certificates in any given taxable year.  See “Material Federal Income Tax Consequences” in this free writing prospectus and “Material Federal Income Tax Consequences—Federal Income Tax Consequences For REMIC Certificates—Taxation of Regular Certificates—Original Issue Discount” in the prospectus.

Changes to REMIC Restrictions on Loan Modifications May Impact an Investment in the Certificates

The Internal Revenue Service (the “IRS”) has issued Revenue Procedure 2009-45 easing the tax requirements for a servicer to modify a commercial or multifamily mortgage loan held in a REMIC by interpreting the circumstances when default is “reasonably foreseeable” to include those where the related servicer reasonably believes that there is a “significant risk of default” with respect to the mortgage loan upon maturity of the mortgage loan or at an earlier date, and that by making such modification the risk of default is substantially reduced. Accordingly, if the master servicer or the special servicer determined that the mortgage loan was at significant risk of default and permitted one or more modifications otherwise consistent with the terms of the pooling and servicing agreement, any such modification may impact the timing of payments and ultimate recovery on that mortgage loan, and likewise on one or more classes of certificates.

In addition, final regulations and other guidance issued under the REMIC provisions of the Internal Revenue Code of 1986, as amended (the “Code”) modify the tax restrictions imposed on a servicer’s ability to modify the terms of mortgage loans held by a REMIC relating to changes in the collateral, credit enhancement and recourse features to permit those modifications so long as the mortgage loan remains “principally secured by real property” (within the meaning of the final regulations and such guidance). The IRS has issued Revenue Procedure 2010-30, describing circumstances in which it will not challenge the treatment of mortgage loans as “qualified mortgages” on the grounds that the mortgage loan is not principally secured by real property, that is, has a real property loan-to-value ratio greater than 125% following a release of liens on some or all of the real property securing such mortgage loan. The general rule is that a mortgage loan must continue to be principally secured by real property following any such lien release, unless the lien release is pursuant to a defeasance permitted under the original loan documents that occurs more than two years after the startup day of the REMIC, all in accordance with the REMIC provisions of the Code. Revenue Procedure 2010-30 also allows lien releases in certain “grandfathered transactions” and transactions in which the release is part of a “qualified pay-down transaction” even if the mortgage loan after the transaction might not otherwise be treated as principally secured by a lien on real property. If the value of the real property securing a mortgage loan were to decline, the need to comply with the rules of Revenue Procedure 2010-30 could restrict the servicers’ actions in negotiating the terms of a workout or in allowing minor lien releases in circumstances in which, after giving effect to the release, the mortgage loan would not have a real property loan-to-value ratio of 125% or less.  These regulations and other guidance could impact the timing of payments and ultimate recovery on the mortgage loans, and likewise on one or more classes of certificates.

If a mortgaged property becomes the subject of a partial condemnation and, after giving effect to the partial taking the mortgaged property has a loan-to-value ratio in excess of 125%, the related mortgage loan may be subject to being paid down by a “qualified amount” (within the meaning of Revenue Procedure 2010-30) notwithstanding the existence of a prepayment lockout period.

You should consider the possible impact on your investment of any existing REMIC restrictions as well as any potential changes to the REMIC rules.

REMIC Status

If an entity intended to qualify as a REMIC fails to satisfy one or more of the REMIC provisions of the Code during any taxable year, the Code provides that such entity will not be treated as a REMIC for such year and any year thereafter. In such event, the issuing entity, including the Upper-Tier REMIC and the Lower-Tier REMIC, would likely be treated as one or more separate associations taxable as a corporation under Treasury regulations, and the offered certificates may be treated as stock interests in those associations and not as debt instruments. The Code authorizes the granting of relief from disqualification if failure to meet one or more of the requirements for REMIC status occurs inadvertently and steps are taken to correct the conditions that caused disqualification within a reasonable time after the discovery of the disqualifying event. The relief may be granted by either allowing continuation as a REMIC or by ignoring the cessation entirely. However, any such relief may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the REMIC’s income for the period of time during which the requirements for REMIC status are not satisfied. While the United States Department of the Treasury is authorized to issue regulations regarding the granting of relief from disqualification if the failure to meet one or more of the requirements of REMIC status occurs inadvertently and in good faith, no such regulations have been issued.

State and Local Tax Considerations

In addition to the federal income tax consequences described under the heading “Material Federal Income Tax Consequences” in the prospectus, potential purchasers should consider the state and local income tax consequences of the acquisition, ownership and disposition of the offered certificates.  State and local income tax laws may differ substantially from the corresponding federal law, and this free writing prospectus does not purport to describe any aspects of the income tax laws of the states or localities in which the mortgaged properties are located or of any other applicable state or locality.

It is possible that one or more jurisdictions may attempt to tax nonresident holders of offered certificates solely by reason of the location in that jurisdiction of the depositor, the trustee, the certificate administrator, the sponsors, a related borrower or a mortgaged property or on some other basis, may require nonresident holders of certificates to file returns in such jurisdiction or may attempt to impose penalties for failure to file such returns; and it is possible that any such jurisdiction will ultimately succeed in collecting such taxes or penalties from nonresident holders of offered certificates.  We cannot assure you that holders of offered certificates will not be subject to tax in any particular state or local taxing jurisdiction.

If any tax or penalty is successfully asserted by any state or local taxing jurisdiction, none of the depositor, the sponsors, the related borrower, the trustee, the certificate administrator, the operating advisor, the master servicer or the special servicer will be obligated to indemnify or otherwise to reimburse the holders of certificates for such tax or penalty.

You should consult with your own tax advisor with respect to the various state and local tax consequences of an investment in the offered certificates.

Combination or “Layering” of Multiple Risks May Significantly Increase Risk of Loss

Although the various risks discussed in this free writing prospectus are generally described separately, you should consider the potential effects of the interplay of multiple risk factors.  Where more than one significant risk factor is present, the risk of loss to an investor in the certificates may be significantly increased.

DESCRIPTION OF THE MORTGAGE POOL

General

The issuing entity with respect to the Certificates will be GS Mortgage Securities Trust 2013-GCJ16 (the “Issuing Entity”).  The assets of the Issuing Entity will consist of a pool of 78 fixed rate mortgage loans (collectively (including, without limitation, any REO Mortgage Loan), the “Mortgage Loans” or the “Mortgage Pool”) with an aggregate principal balance as of the due date in November 2013 for such Mortgage Loan (or, in the case of any Mortgage Loan that has its first due date in December 2013, the date that would have been its due date in November 2013 under the terms of that Mortgage Loan if a Monthly Payment were scheduled to be due in that month) (collectively, the “Cut-off Date”), after deducting payments of principal due on such respective dates, of approximately $1,134,059,119 (with respect to each Mortgage Loan, the “Cut-off Date Balance” and, in the aggregate, the “Initial Pool Balance”).  Each Mortgage Loan is evidenced by one or more promissory notes or similar evidence of indebtedness (each a “Mortgage Note”) and in each case secured by (or, in the case of an indemnity deed of trust, backed by a guaranty that is secured by) a mortgage, deed of trust or other similar security instrument (a “Mortgage”) creating a first lien on a fee simple and/or leasehold interest in a retail, multifamily, hospitality, office, manufactured housing community, mixed use, industrial, self storage or land property (each, a “Mortgaged Property”).  The Mortgage Loans are generally non-recourse loans.  In the event of a borrower default on a non-recourse Mortgage Loan, recourse may be had only against the specific Mortgaged Property and the other limited assets securing the Mortgage Loan, and not against the borrower’s other assets.

Of the Mortgage Loans to be included in the Issuing Entity:

●
Twenty-Four (24) Mortgage Loans (the “JLC Mortgage Loans”), representing approximately 36.6% of the Initial Pool Balance, were originated by Jefferies LoanCore LLC, a Delaware limited liability company (“JLC”);

●
Fourteen (14) Mortgage Loans (the Rialto Mortgage Loans, the “Rialto Mortgage Loans”), representing approximately 20.3% of the Initial Pool Balance, were originated by Rialto Mortgage Finance, LLC, a Delaware limited liability company (“Rialto”);

●
Twenty-two (22) Mortgage Loans (the “MC-Five Mile Mortgage Loans”), representing approximately 16.8% of the Initial Pool Balance, were originated by MC-Five Mile Commercial Mortgage Finance LLC, a Delaware limited liability company (“MC-Five Mile”);

●
Eight (8) Mortgage Loans (together with the GS CRE Mortgage Loans, the “GSMC Mortgage Loans”), representing approximately 14.2% of the Initial Pool Balance, were originated by Goldman Sachs Mortgage Company, a New York limited partnership (“GSMC”);

●
Six (6) Mortgage Loans (the “CGMRC Mortgage Loans”), representing approximately 9.0% of the Initial Pool Balance, were originated by Citigroup Global Markets Realty Corp., a New York corporation (“CGMRC”); and

●
Four (4) Mortgage Loans (the “GS CRE Mortgage Loans”), representing approximately 3.1% of the Initial Pool Balance, were originated by GS Commercial Real Estate LP, a Delaware limited partnership (“GS CRE”).

GSMC, GS CRE, CGMRC, Rialto, MC-Five Mile and JLC are referred to in this free writing prospectus as the “Originators”.  The GS CRE Mortgage Loans were originated for sale to GSMC.  GSMC has acquired or will acquire the GS CRE Mortgage Loans from GS CRE on or prior to the Closing Date.  GS Mortgage Securities Corporation II (the “Depositor”) will acquire the Mortgage Loans from GSMC, CGMRC, JLC, MC-Five Mile and Rialto (collectively, the “Sponsors”) on or about November 20, 2013 (the “Closing Date”).  The Depositor will cause the Mortgage Loans in the Mortgage Pool to be assigned to the

Trustee pursuant to the 2013-GCJ16 pooling and servicing agreement, dated as of November 1, 2013 (the “Pooling and Servicing Agreement”) among the Depositor, the Master Servicer, the Special Servicer, the Operating Advisor, the Certificate Administrator and the Trustee.

Certain Calculations and Definitions

This free writing prospectus sets forth certain information with respect to the Mortgage Loans and the Mortgaged Properties.  The sum in any column of the tables presented in Annex A, Annex B and Annex C may not equal the indicated total due to rounding.  The information in Annex A, Annex B and Annex C to this free writing prospectus with respect to the Mortgage Loans (or Whole Loans, if applicable) and the Mortgaged Properties is based upon the Mortgage Pool as it is expected to be constituted as of the close of business on the Closing Date, assuming that (i) all scheduled principal and interest payments due on or before the Cut-off Date will be made and (ii) there will be no principal prepayments on or before the Closing Date.  When information presented in this free writing prospectus with respect to the Mortgaged Properties is expressed as a percentage of the Initial Pool Balance, the percentages are, in the case of multiple Mortgaged Properties securing the same Mortgage Loan, based on an allocated loan amount that has been assigned to the related Mortgaged Properties based upon one or more of the related appraised values, the related underwritten net cash flow or prior allocations reflected in the related loan documents as set forth on Annex A to this free writing prospectus.  The statistics in Annex A, Annex B and Annex C to this free writing prospectus were primarily derived from information provided to the Depositor by each Sponsor, which information may have been obtained from the borrowers.

All information presented in this free writing prospectus with respect to each Mortgage Loan with a Companion Loan is calculated in a manner that reflects the aggregate indebtedness evidenced by that Mortgage Loan and the related Companion Loan, unless otherwise indicated.

With respect to each Mortgaged Property, any appraisal of such Mortgaged Property, Phase I environmental report, Phase II environmental report and/or seismic or property condition report obtained in connection with origination (each a “Third Party Report”) was prepared prior to the date of this free writing prospectus. The information included in the Third Party Reports may not reflect the current economic, competitive, market and other conditions with respect to the Mortgaged Properties. The Third Party Reports may be based on assumptions regarding market conditions and other matters as reflected in those Third Party Reports. The opinions of value rendered by the appraisers in the appraisals are subject to the assumptions and conditions set forth in those appraisals. A property condition report was not obtained for the Mortgaged Property identified on Annex A to this free writing prospectus as Related Home Depot, securing a Mortgage Loan representing approximately 1.1% of the Initial Pool Balance, because the related tenant owns the improvements.

“ADR” means, for any hospitality property, average daily rate.

“Annual Debt Service” means, for any Mortgage Loan or Companion Loan, the current annualized debt service payable on such Mortgage Loan or Companion Loan as of November 2013 (or, in the case of any Mortgage Loan or Companion Loan that has its first due date in December 2013, the anticipated annualized debt service payable on such Mortgage Loan or the related Companion Loan as of December 2013); provided that with respect to each Mortgage Loan with a partial interest only period, the Annual Debt Service is calculated based on the debt service due under such Mortgage Loan or Companion Loan during the amortization period.  Additionally, with respect to the Mortgage Loans secured by the Mortgaged Properties identified as Matrix MHC Portfolio, Walnut Creek Marriott and Mariner’s Landing and 2401 Bert on Annex A to this free writing prospectus, and representing approximately 6.1%, 2.8% and 2.0%, respectively, of the Initial Pool Balance, that amortize based on the non-standard amortization schedules set forth on Annex G-1, Annex G-2 and Annex G-3, respectively, to this free writing prospectus, annual debt service reflects the aggregate payment due during the initial 12 months following (i) in the case of the Mortgage Loans secured by the Mortgaged Properties identified on Annex A to this free writing prospectus as Matrix MHC Portfolio and Walnut Creek Marriott, the expiration of the related interest-only period, and (ii) in the case of the Mortgage Loan secured by the Mortgaged

Property identified on Annex A to this free writing prospectus as Mariner’s Landing and 2401 Bert, the Closing Date.

“Appraised Value” means, for each of the Mortgaged Properties and any date of determination, the most current appraised value of such Mortgaged Property as determined by an appraisal of the Mortgaged Property and in accordance with MAI standards.  With respect to each Mortgaged Property, the Appraised Value set forth in this free writing prospectus and on Annex A or Annex B to this free writing prospectus is the “as-is” appraised value unless otherwise specified under “Description of the Mortgage Pool—Appraised Value” in this free writing prospectus, and is in each case as determined by an appraisal made not more than 6 months prior to the origination date of the related Mortgage Loan as described under “Appraisal Date” on Annex A to this free writing prospectus.  The appraisals for certain of the Mortgaged Properties state an “as stabilized” or “as renovated” value as well as an “as-is” value for such Mortgaged Properties that assume that certain events will occur with respect to the re-tenanting, renovation or other repositioning of the Mortgaged Property, and such “as stabilized” or “as renovated” values may, to the extent indicated, be reflected elsewhere in this free writing prospectus, on Annex A to this free writing prospectus, and on Annex B to this free writing prospectus.  With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this free writing prospectus as Walnut Creek Marriott (the “Walnut Creek Marriott Loan”), representing approximately 2.8% of the Initial Pool Balance, the Appraised Value is calculated based on the appraiser’s “as-is” appraised value of $41,300,000 plus a stated $6,800,000 “capital deduction” related to capital improvements at the related Mortgaged Property for which $8,200,000 was reserved in connection with the origination of the Mortgage Loan.  For such Appraised Values and other values on a property-by-property basis, see, Annex A of this free writing prospectus and the related footnotes.  In addition, for certain Mortgage Loans, the LTV Ratio at Maturity/ARD was calculated based on the “as stabilized” appraised value for the related Mortgaged Property, as described under the definition of “LTV Ratio at Maturity/ARD”.

“Crossed Group” identifies each group of Mortgage Loans in the Mortgage Pool that are cross-collateralized and cross-defaulted with each other. Each Crossed Group is identified by a separate letter on Annex A to this prospectus supplement.

“Cut-off Date LTV Ratio” or “Cut-off Date Loan-to-Value Ratio” generally means, with respect to any Mortgage Loan, the ratio, expressed as a percentage of (1) the Cut-off Date Balance of that Mortgage Loan set forth on Annex A to this free writing prospectus divided by (2) the Appraised Value of the related Mortgaged Property set forth on Annex A to this free writing prospectus, except as set forth below:

●	with respect to each Mortgage Loan with a Companion Loan, the calculation of Cut-off Date LTV Ratio is based on the aggregate principal balance of such Mortgage Loan and the related Companion Loan.

●
with respect to the Walnut Creek Marriott Loan, the calculation of Cut-off Date LTV Ratio is based on the Appraised Value that was calculated based on the appraiser’s “as-is” appraised value of $41,300,000 plus a stated $6,800,000 “capital deduction” related to capital improvements at the related Mortgaged Property for which $8,200,000 was reserved in connection with the origination of the Walnut Creek Marriott Loan.  The Cut-off Date LTV Ratio for the Walnut Creek Marriott Loan without adding the “capital deduction is” 75.7%.

“Debt Yield on Underwritten Net Cash Flow” or “Debt Yield on Underwritten NCF” means, with respect to any Mortgage Loan, the related Underwritten Net Cash Flow divided by the Cut-off Date Balance of that Mortgage Loan, except that with respect to each Mortgage Loan with a Companion Loan, the calculation of Debt Yield on Underwritten Net Cash Flow is based on the aggregate principal balance of such Mortgage Loan and the related Companion Loan.

“Debt Yield on Underwritten Net Operating Income” or “Debt Yield on Underwritten NOI” means, with respect to any Mortgage Loan, the related Underwritten Net Operating Income divided by the Cut-off Date Balance of that Mortgage Loan, except that with respect to each Mortgage Loan with a Companion Loan, the calculation of Debt Yield on Underwritten Net Operating Income is based on the aggregate principal balance of such Mortgage Loan and the related Companion Loan.

“DSCR”, “Debt Service Coverage Ratio”, “Cut-off Date DSCR” or “Underwritten NCF DSCR” generally means, for any Mortgage Loan, the ratio of Underwritten Net Cash Flow produced by the related Mortgaged Property or Mortgaged Properties to the aggregate amount of the Annual Debt Service, except that with respect to each Mortgage Loan with a Companion Loan, the calculation of DSCR is based on the Annual Debt Service of such Mortgage Loan and the related Companion Loan.

“Hard Lockbox” means that the borrower is required to direct the tenants to pay rents directly to a lockbox account controlled by the lender. Hospitality properties and manufactured housing community properties are considered to have a hard lockbox if credit card receivables are required to be deposited directly into the lockbox account even though cash, checks or “over the counter” receipts are deposited by the manager of the related Mortgaged Property into the lockbox account controlled by the lender.  However, with respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this free writing prospectus as Windsor Court New Orleans, representing approximately 6.4% of the Initial Pool Balance, the hotel operator has established an operating account pursuant to the related operating agreement into which all of the foregoing amounts are deposited.  The hotel operator disburses funds from such operating account to pay for operating expenses, payroll expenses and the hotel operator’s management fee, and after maintaining a cumulative balance not to exceed $750,000 for working capital, the hotel operator is required to transfer to the lender’s cash management account all amounts from that operating account that would otherwise be payable to the borrower under the related operating agreement.

“In-Place Cash Management” means, for funds directed into a lockbox, such funds are generally not made immediately available to the related borrower, but instead are forwarded to a cash management account controlled by the lender and the funds are disbursed according to the related loan documents with any excess remitted to the related borrower (unless an event of default under the loan documents or one or more specified trigger events have occurred and are outstanding) generally on a daily basis.  However, with respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this free writing prospectus as Windsor Court New Orleans, representing approximately 6.4% of the Initial Pool Balance, the hotel operator has established an operating account pursuant to the related operating agreement into which various property revenues are deposited.  The hotel operator disburses funds from such operating account to pay for operating expenses, payroll expenses and the hotel operator’s management fee, and after maintaining a cumulative balance not to exceed $750,000 for working capital, the hotel operator is required to transfer to the lender’s cash management account all amounts from that operating account that would otherwise be payable to the borrower under the related operating agreement.

“Largest Tenant” means, with respect to any Mortgaged Property, the tenant occupying the largest amount of net rentable square feet.

“Largest Tenant Lease Expiration” means the date at which the applicable Largest Tenant’s lease is scheduled to expire.

“Loan Per Unit” means the principal balance per unit of measure as of the Cut-off Date.

“LTV Ratio at Maturity/ARD”, “Maturity Date/ARD Loan-to-Value Ratio” or “Maturity Date/ARD LTV Ratio” with respect to any Mortgage Loan, the ratio, expressed as a percentage of (1) the balloon balance of a Mortgage Loan as adjusted to give effect to the amortization of the applicable Mortgage Loan as of its maturity date or, if applicable, its anticipated repayment date, assuming no prepayments or defaults, divided by (2) the Appraised Value of the related Mortgaged Property shown on Annex A to this free writing prospectus, except as set forth below:

●
with respect to each Mortgage Loan with a Companion Loan, the calculation of LTV Ratio at Maturity/ARD is based on the aggregate balloon balance of such Mortgage Loan and the related Companion Loan; and

●
with respect to the Mortgaged Properties that secure the Mortgage Loans listed in the following table, the respective LTV Ratio at Maturity/ARD was calculated using the related “as stabilized” Appraised Value, as opposed to the “as-is” Appraised Values, each as set forth below:

Mortgage Loan Name	% of Initial Pool Balance	Maturity Date/ARD LTV Ratio (“As Stabilized”)	“As Stabilized” Appraised Value	Maturity Date/ARD LTV Ratio (“As-Is”)	“As-Is” Appraised Value
The Gates at Manhasset	5.3%	34.0%	$142,000,000	35.0%	$138,000,000
Walpole Shopping Mall	4.1%	63.7%	$91,200,000	67.5%	$86,000,000
Regency Portfolio(1)	3.9%	61.3%	$59,175,000	61.4%	$59,025,000
Walnut Creek Marriott	2.8%	56.3%	$51,800,000	60.7%	$48,100,000
Yamal Yidios Multifamily Portfolio(2)	1.7%	56.3%	$30,850,000	56.5%	$30,750,000
Wal-Mart Shadow Anchored Midwest Portfolio(3)	1.1%	58.0%	$18,275,000	58.3%	$18,175,000
Sheraton Four Points Hotel O’Hare	1.0%	43.0%	$20,600,000	51.8%	$17,100,000
Wal-Mart Shadow Anchored Central Portfolio(4)	0.7%	59.2%	$11,460,000	60.5%	$11,220,000
Fairfield Inn & Suites	0.7%	46.5%	$13,100,000	49.6%	$12,300,000
Mozzo Apartments	0.6%	55.4%	$9,600,000	55.9%	$9,500,000
Key Lock Mini Storage	0.4%	47.5%	$8,910,000	60.7%	$6,980,000
Meadowbrook & Volunteer Crossing	0.4%	59.7%	$6,280,000	62.4%	$6,000,000

(1)	The Maturity Date/ARD LTV Ratio is calculated using the “as stabilized” Appraised Value for the Green Acres, Vancleave Center and Quitman Center Mortgaged Properties.
(2)	The Maturity Date/ARD LTV Ratio is calculated using the “as stabilized” Appraised Value for the Kirkwood Landing Apartments Mortgaged Property.
(3)	The Maturity Date LTV/ARD Ratio is calculated using the “as stabilized” Appraised Value for the Oak Grove Shopping Center Mortgaged Property.
(4)	The Maturity Date LTV/ARD Ratio is calculated using the “as stabilized” Appraised Value for the Enid Shopping Center Mortgaged Property.

We cannot assure you that the value of any particular Mortgaged Property will not have declined from the Appraised Value shown on Annex A to this free writing prospectus.  No representation is made that any Appraised Value presented in this free writing prospectus would approximate either the value that would be determined in a current appraisal of the Mortgaged Property or the amount that would be realized upon a sale of the Mortgaged Property.

“Most Recent NOI” and “Trailing 12 NOI” (which is for the period ending as of the date specified in Annex A to this free writing prospectus) is the net operating income for a Mortgaged Property as established by information provided by the borrowers, except that in certain cases such net operating income has been adjusted by removing certain non-recurring expenses and revenue or by certain other normalizations.  Most Recent NOI and Trailing 12 NOI do not necessarily reflect accrual of certain costs such as taxes and capital expenditures and do not reflect non-cash items such a depreciation or amortization.  In some cases, capital expenditures may have been treated by a borrower as an expense or expenses treated as capital expenditures.  Most Recent NOI and Trailing 12 NOI were not necessarily determined in accordance with generally accepted accounting principles.  Moreover, Most Recent NOI and Trailing 12 NOI are not a substitute for net income determined in accordance with generally accepted accounting principles as a measure of the results of a property’s operations or a substitute for cash flows from operating activities determined in accordance with generally accepted accounting principles as a measure of liquidity and in certain cases may reflect partial year annualizations.

“Occupancy” means, unless the context clearly indicates otherwise, (i) in the case of multifamily, rental, manufactured housing community and mixed-use (to the extent the related Mortgaged Property includes multifamily space) properties, the percentage of rental Units or Pads, as applicable, that are rented as of the Occupancy Date; (ii) in the case of office, retail, industrial, mixed-use (to the extent the related Mortgaged Property includes retail or office space) and self storage properties, the percentage of the net rentable square footage rented as of the Occupancy Date (subject to, in the case of certain Mortgage Loans, one or more of the additional leasing assumptions); and (iii) in the case of hospitality properties, the percentage of available Rooms occupied for the trailing 12-month period ending on Occupancy Date.  In some cases, occupancy was calculated based on assumptions regarding occupancy, such as the assumption that a certain tenant at the Mortgaged Property that has executed a lease, but has not yet taken occupancy and/or has not yet commenced paying rent, will take occupancy on a future date generally expected to occur within twelve months of the Cut-off Date; assumptions regarding the renewal of particular leases and/or the re-leasing of certain space at the related Mortgaged Property; in some cases, assumptions regarding leases under negotiations being executed; in some cases, assumptions regarding tenants taking additional space in the future if currently committed to do so or, in some cases, the exclusion of dark tenants, tenants with material aged receivables, tenants that may have already given notice to vacate their space, bankrupt tenants that have not yet affirmed their lease and certain additional leasing assumptions.  See footnotes to Annex A to this free writing prospectus for additional occupancy assumptions. We cannot assure you that the assumptions made with respect to any Mortgaged Property will, in fact, be consistent with that Mortgaged Property’s actual occupancy.  See“—Tenant Issues” below.

“Occupancy Date” means the date of determination of the Occupancy of a Mortgaged Property.

“Original Balance” means the principal balance of the Mortgage Loan as of the date of origination.

“Prepayment Penalty Description” or “Prepayment Provision” means the number of payments from the first due date through and including the maturity date for which a Mortgage Loan is, as applicable, (i) locked out from prepayment, (ii) provides for payment of a prepayment premium or yield maintenance charge in connection with a prepayment, (iii) permits defeasance and/or (iv) permits prepayment without a payment of a prepayment premium or a yield maintenance charge.

“Related Group” identifies each group of Mortgage Loans in the Mortgage Pool with sponsors affiliated with other sponsors in the Mortgage Pool.  Each Related Group is identified by a separate number on Annex A to this free writing prospectus.

“RevPAR” means, with respect to any hospitality property, revenues per available room.

“Soft Lockbox” means that the related borrower is required to deposit or cause the property manager to deposit all rents collected into a lockbox account.  Hospitality and multifamily properties are considered to have a soft lockbox if credit card receivables, cash, checks or “over the counter” receipts are deposited into the lockbox account by the borrower or property manager.

“Soft Springing Lockbox” means that the related borrower is required to deposit, or cause the property manager to deposit, all rents collected into a lockbox account until the occurrence of an event of default under the loan documents or one or more specified trigger events, at which time the lockbox converts to a Hard Lockbox.

“Springing Cash Management” means, until the occurrence of an event of default under the Mortgage Loan documents or one or more specified trigger events, revenue from the lockbox is forwarded to an account controlled by the related borrower or is otherwise made available to the related borrower. Upon the occurrence of an event of default or such a trigger event, the Mortgage Loan documents require the related revenue to be forwarded to a cash management account controlled by the lender and the funds are disbursed according to the related loan documents.  One (1) Mortgage Loan secured by the Mortgaged Property identified on Annex A to this free writing prospectus as Walpole Shopping Mall, representing approximately 4.1% of the Initial Pool Balance, currently has “in-place” cash management but is shown on Annex A as having “springing” cash management.  Cash management will revert to springing in the event (i) the borrower delivers cash or a letter of credit in the amount of $572,000, (ii) the mezzanine borrower delivers cash or a letter of credit to the mezzanine lender in the amount of $84,491, and (iii) no other triggering event has then occurred.

“Springing Lockbox” means a lockbox that is not currently in place, but the related loan documents require the imposition of a lockbox upon the occurrence of an event of default under the loan documents or one or more specified trigger events.

“Underwritten Expenses” with respect to any Mortgage Loan or Mortgaged Property, means an estimate of operating expenses, as determined by the related Originator and generally derived from historical expenses at the Mortgaged Property, the borrower’s budget or appraiser’s estimate, in some cases adjusted for significant occupancy increases and a market-rate management fee.  We cannot assure you that the assumptions made with respect to any Mortgaged Property will, in fact, be consistent with that Mortgaged Property’s actual performance.

“Underwritten Net Cash Flow”, “Net Cash Flow” or “Underwritten NCF” with respect to any Mortgage Loan or Mortgaged Property, means cash flow available for debt service, generally equal to the Underwritten NOI decreased by an amount that the related Originator has determined for tenant improvement and leasing commissions and / or replacement reserves for capital items.  Underwritten NCF does not reflect debt service or non-cash items such as depreciation or amortization.

The Underwritten Net Cash Flow for each Mortgaged Property is calculated based on the basis of numerous assumptions and subjective judgments (including, but not limited to, with respect to future occupancy and rental rates), which, if ultimately proved erroneous, could cause the actual net cash flow for the Mortgaged Property to differ materially from the Underwritten Net Cash Flow set forth in this free writing prospectus.  In some cases, historical net cash flow for a particular Mortgaged Property, and/or the net cash flow assumed by the applicable appraiser in determining the Appraised Value of the Mortgaged Property, may be less (and, perhaps, materially less) than the Underwritten Net Cash Flow shown in this free writing prospectus for such Mortgaged Property.  No representation is made as to the future cash flows of the Mortgaged Properties, nor is the Underwritten Net Cash Flows set forth in this free writing prospectus intended to represent such future cash flows.  See “Risk Factors—Underwritten Net Cash Flow Could Be Based On Incorrect or Failed Assumptions” in this free writing prospectus.

“Underwritten Net Operating Income” or “Underwritten NOI” with respect to any Mortgage Loan or Mortgaged Property, means Underwritten Revenues less Underwritten Expenses, as both are determined by the related Originator, based in part upon borrower supplied information (including but not limited to a rent roll, leases, operating statements and budget) for a recent period which is generally the 12 months prior to the origination date or acquisition date of the Mortgage Loan (or Whole Loan, if applicable), adjusted for specific property, tenant and market considerations.  Historical operating statements may not be available for newly constructed Mortgaged Properties, Mortgaged Properties with triple net leases, Mortgaged Properties that have recently undergone substantial renovations and/or newly acquired Mortgaged Properties.

The Underwritten NOI  for each Mortgaged Property is calculated based on the basis of numerous assumptions and subjective judgments (including, but not limited to, with respect to future occupancy and rental rates), which, if ultimately proved erroneous, could cause the actual net operating income for the Mortgaged Property to differ materially from the Underwritten NOI set forth in this free writing prospectus.  In some cases, historical net operating income for a particular Mortgaged Property, and/or the net operating income assumed by the applicable appraiser in determining the Appraised Value of the Mortgaged Property, may be less (and, perhaps, materially less) than the Underwritten NOI shown in this free writing prospectus for such Mortgaged Property.  No representation is made as to the future cash flows of the Mortgaged Properties, nor is the Underwritten NOI set forth in this free writing prospectus intended to represent such future cash flows.

“Underwritten Revenues” or “Underwritten EGI” with respect to any Mortgage Loan or Mortgaged Property, means an estimate of operating revenues, as determined by the related Originator and generally derived from the rental revenue based on leases in place, leases that have been executed but the tenant is not yet paying rent, leases that are being negotiated and expected to be signed, additional space that a tenant has committed to take and in certain cases contractual rent steps generally within 13 months (or in the case of 1 Mortgage Loan, 20 months with respect to scheduled rent reductions) past the Cut-off Date, and in some cases adjusted downward to market rates, with vacancy rates equal to the Mortgaged Property’s historical rate, current rate, market rate or an assumed vacancy as determined by the related Originator; plus any additional recurring revenue fees.  Additionally, in determining rental revenue for multifamily rental, manufactured housing community and self storage properties, the related Originator either reviewed rental revenue shown on the certified rolling 12-month operating statements or annualized the rental revenue and reimbursement of expenses shown on rent rolls or recent partial year operating statements with respect to the prior one- to 12-month periods or in some cases may have relied on information provided in the appraisal for market rental rates and vacancy.  In some cases the related Originator included revenue otherwise payable by a tenant but for the existence of an initial “free rent” period or a permitted rent abatement while the leased space is built out.  See “—Tenant Issues” below.

“Units”, “Rooms”, “Beds” or “Pads”  means (a) in the case of a Mortgaged Property operated as multifamily housing, the number of apartments, regardless of the size of or number of rooms in such apartment, (b) in the case of a Mortgaged Property operated as a hospitality property, the number of guest rooms or (c) in the case of a Mortgaged Property operated as a manufactured housing community property, the number of pads for manufactured homes.

“Weighted Average Mortgage Loan Rate” means the weighted average of the Mortgage Loan Rates as of the Cut-off Date.

Statistical Characteristics of the Mortgage Loans

Overview

General Mortgage Loan Characteristics
(As of the Cut-off Date, unless otherwise indicated)
All Mortgage Loans
Initial Pool Balance(1)	$1,134,059,119
Number of Mortgage Loans	78
Number of Mortgaged Properties	134
Average Cut-off Date Mortgage Loan Balance	$14,539,219
Weighted Average Mortgage Loan Rate(2)	5.3756%
Range of Mortgage Loan Rates(2)	4.4050%-6.2745%
Weighted Average Cut-off Date Loan-to-Value Ratio(2)(3)	67.2%
Weighted Average Maturity Date/ARD Loan-to-Value Ratio(2)(4)(5)	59.0%
Weighted Average Cut-off Date Remaining Term to Maturity/ARD (months)(5)	106
Weighted Average Cut-off Date DSCR(2)(6)	1.51x
Full-Term Amortizing Balloon Mortgage Loans	45.6%
Partial Interest-Only Balloon Mortgage Loans	48.1%
Interest-Only Balloon Mortgage Loans(5)	6.4%

(1)	Subject to a permitted variance of plus or minus 5%.

(2)
With respect to each Whole Loan, each related Companion Loan is included for purposes of calculating the Cut-off Date Loan-to-Value Ratio, Maturity Date/ARD Loan-to-Value Ratio, Cut-off Date DSCR and Mortgage Loan Rate.  Other than as specifically noted, the Cut-off Date Loan-to-Value Ratio, Maturity Date/ARD Loan-to-Value Ratio, Cut-off Date DSCR and Mortgage Loan Rate information for each Mortgage Loan is presented in this free writing prospectus without regard to any other indebtedness (whether or not secured by the related Mortgaged Property, ownership interests in the related borrower or otherwise) that currently exists or that may be incurred by the related borrower or its owners in the future, in order to present statistics for the related Mortgage Loan without combination with the other indebtedness.

(3)
With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this free writing prospectus as Walnut Creek Marriott, representing approximately 2.8% of the Initial Pool Balance, the Cut-off Date Loan-to-Value Ratio was calculated based on the “as-is” appraised value of $41,300,000 plus a stated $6,800,000 “capital deduction” related to capital improvements (for which $8,200,000 was reserved in connection with the origination of the Mortgage Loan).  The weighted average Cut-off Date Loan-to-Value Ratio of the Mortgage Pool without adding the $6,800,000 “capital deduction” is 67.5%.

(4)
In certain cases the Maturity Date/ARD Loan-to-Value Ratio was calculated using an “as stabilized” or “as renovated” Appraised Value instead of the related “as-is” Appraised Value.  See “Description of the Mortgage Pool—Certain Calculations and Definitions” in this free writing prospectus.

(5)
Includes the Mortgage Loan secured by the Mortgaged Properties identified on Annex A to this free writing prospectus as Olympia Development Walgreens Portfolio, representing approximately 2.0% of the Initial Pool Balance, that has an anticipated repayment date and is assumed to mature and pay in full on its anticipated repayment date.

(6)
Each of the Mortgage Loans secured by the Mortgaged Properties identified on Annex A to this free writing prospectus as Matrix MHC Portfolio, Walnut Creek Marriott and Mariner’s Landing and 2401 Bert, and representing approximately 6.1%, 2.8% and 2.0%, respectively, of the Initial Pool Balance, amortize based on non-standard amortization schedules that are set forth on Annex G-1, Annex G-2 and Annex G-3, respectively, to this free writing prospectus.

See “Description of the Mortgage Pool—Certain Calculations and Definitions” in this free writing prospectus.

All of the Mortgage Loans (and the Whole Loans) are expected to have substantial remaining principal balances as of their respective stated maturity dates or anticipated repayment date, as applicable.  This includes 46 Mortgage Loans, representing approximately 45.6% of the Initial Pool Balance which pay principal and interest for their entire terms, 29 Mortgage Loans, representing approximately 48.1% of the Initial Pool Balance, that pay interest only for a portion of their respective terms and 3 Mortgage Loans, representing approximately 6.4% of the Initial Pool Balance, that pay interest only for their entire term through maturity or anticipated repayment date, as applicable.

The issuing entity will include 11 Mortgage Loans, representing approximately 18.6% of the Initial Pool Balance, that represent the obligations of multiple borrowers that are liable on a joint and several basis for the repayment of the entire indebtedness evidenced by the related Mortgage Loan.

Property Types

Retail Properties

Fifty-nine (59) retail properties, representing collateral for approximately 37.9% of the Initial Pool Balance by allocated loan amount, secure, in whole or in part, 23 of the Mortgage Loans.

The presence or absence of an “anchor tenant” or a “shadow anchor tenant” in or near a retail property also can be important because anchors play a key role in generating customer traffic and making a center desirable for other tenants.

Thirty-six (36) of the retail Mortgaged Properties, representing collateral for approximately 30.8% of the Initial Pool Balance by allocated loan amount, consist of a shopping center or other retail property that is considered by the applicable Sponsor to have at least one “anchor tenant”.  Seventeen (17) of the retail Mortgaged Properties, representing collateral for approximately 4.6% of the Initial Pool Balance by allocated loan amount, are retail properties that are considered by the applicable Sponsor to be “shadow anchored”.  Six (6) of the retail Mortgaged Properties, representing collateral for approximately 2.5% of the Initial Pool Balance by allocated loan amount, are retail properties that are considered by the applicable Sponsor to be “unanchored”.

Certain of the retail Mortgaged Properties have specialty use tenants, such as theaters, sports books, night clubs, rehabilitation facilities, medical and dental offices, research or diagnostic laboratories, health professional schools, fitness centers, health clubs, gas stations and/or restaurants.  These mortgaged properties and the related leased space may not be readily convertible (or convertible at all) to alternative uses if those properties were to become unprofitable, or the leased spaces were to become vacant, for any reason.  See “—Specialty Use Concentrations” below and “Risk Factors—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses” in this free writing prospectus.

A large number of factors may adversely affect the operation and value of retail properties; see “Risk Factors—Retail Properties Have Special Risks” in the prospectus.

Multifamily Properties

Thirty (30) multifamily properties, representing collateral for approximately 20.6% of the Initial Pool Balance by allocated loan amount, secure, in whole or in part, 24 of the Mortgage Loans.  A large number of factors may adversely affect the operation and value of multifamily properties; see “Risk Factors—Multifamily Properties Have Special Risks” in the prospectus.

Additionally:

●
The Mortgaged Properties identified on Annex A to this free writing prospectus as Ball State Portfolio, Sweetwater Apartments and University Garden Apartments, representing approximately 1.0%, 0.8% and 0.6%, respectively, of the Initial Pool Balance, are primarily occupied by student tenants.

●
The Mortgaged Property identified on Annex A to this free writing prospectus as Village Manor, representing collateral for approximately 0.9% of the Initial Pool Balance, is currently operated as a senior living facility/retirement community.

●
The Mortgaged Property identified on Annex A to this free writing prospectus as Monterra Apartments, representing approximately 1.4% of the Initial Pool Balance, approximately 12.8% of total units have tenants that rely on rent subsidies under the Section 8 Tenant-Based Assistance Rental Certificate Program of the U.S. Department of Housing and Urban Development (“Section 8”).  In addition, with respect to the Mortgaged Property identified on Annex A to this free writing prospectus as Moores Mill Village Apartments, representing approximately 0.3% of the Initial Pool Balance, approximately 20 out of 171 units have tenants that rely on rent subsidies under Section

8.  We cannot assure you that the Section 8 program will be continued in its present form or that the level of assistance provided will be sufficient to generate enough revenues for each of the related borrowers to meet its obligations under the related Mortgage Loan.

●
The Mortgaged Property identified on Annex A to this free writing prospectus as Sanctuary at Winterlakes Apartments, representing approximately 1.1% of the Initial Pool Balance, is an income restricted apartment community operated under the Low Income Housing Tax Credit (LIHTC) program.  The LIHTC program is an indirect federal subsidy used to finance the development of affordable rental housing for low-income households.  Under this program, the Mortgaged Property operates under income restrictions set forth by the Florida Housing Finance Corporation based upon 60% of Area Median Income.  According to the most recent appraisal, maximum allowed LIHTC rental rates are at current market rental rates.  However, we cannot assure you that the LIHTC rental rates will continue to keep up with current market rental rates in the future.

●
With respect to the Mortgaged Property identified on Annex A to this free writing prospectus as Forest View Apartments, representing approximately 0.3% of the Initial Pool Balance, 26 of the 158 apartment units are leased to a company rather than to individuals.  The company uses the units to provide housing for its employees.

A large number of factors may adversely affect the operation and value of multifamily properties; see “Risk Factors—Multifamily Properties Have Special Risks” in the prospectus.

Hospitality Properties

Eight (8) hospitality properties, representing collateral for approximately 14.5% of the Initial Pool Balance by allocated loan amount, secure, in whole or in part, 8 of the Mortgage Loans.  Six (6) of the hospitality Mortgaged Properties, representing collateral for approximately 6.7% of the Initial Pool Balance by allocated loan amount, are flagged hotel properties that are affiliated with a franchise or hotel management company through a franchise or management agreement.  The hotels operated at the Mortgaged Properties identified on Annex A to this free writing prospectus as Windsor Court New Orleans and The Portland Paramount Hotel, collectively representing approximately 7.8% of the Initial Pool Balance by allocated loan amount, are not affiliated with a national franchise.

A hospitality property subject to a franchise or management agreement is typically required by the hotel chain to satisfy certain criteria or risk termination of its affiliation.  We cannot assure you that the franchise agreement or management agreement will remain in place or that the hotel will continue to be operated under a franchised brand or under its current name.  See “Risk Factors—Risks Relating to Affiliation with a Franchise or Hotel Management Company” in the prospectus.

The following table shows each Mortgaged Property associated with a hotel brand through a license, franchise agreement, operating agreement or management agreement with an expiration date that occurs, or a franchisor termination right that may be exercised, during the term of such Mortgage Loan.  Securing a new franchise license may require significant capital investment for renovations and upgrades necessary to satisfy a franchisor’s requirements.
Mortgage Loan Name	Cut-off Date Balance	Percentage (%) of the Initial Pool Balance by Allocated Loan Amount	Expiration or Optional Termination Date of Related License/ Franchise Agreement	Maturity Date
Walnut Creek Marriott	$31,280,000	2.8%	April 2015(1)	September 2018
Fairfield Inn, Ann Arbor	$7,335,443	0.6%	July 2017	September 2023
Holiday Inn Express, Muncie	$4,500,000	0.4%	October 2023	November 2023

(1)
The franchise agreement may be renewed through April 2025 upon completion of the renovations set forth in the applicable PIP and payment of a fee (for which reserves were established in connection with the origination of the related Mortgage Loan).  See “Structural and Collateral Term Sheet—Walnut Creek Marriott” in Annex B to this free writing prospectus.

In each case described above, we cannot assure you the related franchise or management agreement will be renewed.

In addition, renovations, replacements and other work is ongoing at certain of the hospitality properties in connection with, among other things, franchise agreement and franchisor program requirements.  See “—Redevelopment and Renovation” below.

Certain of the hospitality Mortgaged Properties have a parking garage as part of the collateral or include restaurants (either as part of the hotel or as tenants). These Mortgaged Properties and the related leased space may not be readily convertible (or convertible at all) to alternative uses if those properties were to become unprofitable, or the leased spaces were to become vacant, for any reason. See “—Specialty Use Concentrations” below and “Risk Factors—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses” in this free writing prospectus.

A large number of factors may adversely affect the operation and value of hospitality properties; see “Risk Factors—Hospitality Properties Have Special Risks” and “—Risks Relating to Affiliation with a Franchise or Hotel Management Company” in the prospectus.

Office Properties

Six (6) office properties, representing collateral for approximately 10.1%  of the Initial Pool Balance by allocated loan amount, secure, in whole or in part, 6 of the Mortgage Loans.  A large number of factors may adversely affect the operation and value of office properties.  See “Risk Factors—Office Properties Have Special Risks” in the prospectus.

Certain of the office Mortgaged Properties have specialty use tenants, such as dental or medical offices, research or diagnostic laboratories, health professional schools, restaurants, data centers, rehabilitation facilities and/or parking garages, as part of the Mortgaged Property.  These Mortgaged Properties and the related leased space may not be readily convertible (or convertible at all) to alternative uses if those properties were to become unprofitable, or the leased spaces were to become vacant, for any reason.  See “—Specialty Use Concentrations” and “Risk Factors—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses” in this free writing prospectus.

Manufactured Housing Community Properties

Sixteen (16) manufactured housing community properties, representing collateral for approximately 7.2% of the Initial Pool Balance by allocated loan amount, secure, in whole or in part, 3 of the Mortgage Loans.  A large number of factors may adversely affect the operation and value of manufactured housing community properties. See “Risk Factors—Manufactured Housing Community Properties Have Special Risks” in the prospectus.

Certain of the manufactured housing community Mortgaged Properties may not be connected in their entirety to public water and/or sewer systems.  In such cases, the borrower could incur a substantial expense if it were required to connect the Mortgaged Property to such systems in the future.  In addition, the use of well water enhances the likelihood that the property could be adversely affected by a recognized environmental condition that impacts soil and groundwater.

With respect to the manufactured housing community portfolio of Mortgaged Properties identified on Annex A to this free writing prospectus as Matrix MHC Portfolio, which secures a Mortgage Loan representing approximately 6.1% of the Initial Pool Balance, four of the 11 properties that constitute the Mortgaged Properties are age restricted to tenants at least 55 years of age.  In addition, there are approximately 840 park-owned homes (15.7% of total pad count) across the portfolio that the borrower owns and leases out. The homes are collateral, but may be released as described under “—Certain Terms of the Mortgage Loans—Partial Releases” in this free writing prospectus.

Mixed Use Properties

Four (4) mixed use properties, representing collateral for approximately 3.4% of the Initial Pool Balance by allocated loan amount, secure in whole or in part, 4 of the Mortgage Loans.

Each of the mixed use Mortgaged Properties has one or more retail, office, industrial, self storage and/or warehouse components.  To the extent a mixed use property has retail, office, industrial, self storage or warehouse components, such Mortgaged Property is subject to the risks relating to the property types described in “Risk Factors—Retail Properties Have Special Risks”, “—Office Properties Have Special Risks”, “—Self Storage Properties Have Special Risks” and “—Industrial Properties Have Special Risks” in the prospectus.  A mixed use property may be subject to additional risks, including the property manager’s inexperience in managing the different property types that comprise such mixed use property.

Certain of the mixed use Mortgaged Properties have specialty use tenants, such as classrooms, medical offices, parking garages and/or restaurants.  These Mortgaged Properties and the related leased space may not be readily convertible (or convertible at all) to alternative uses if those properties were to become unprofitable, or the leased spaces were to become vacant, for any reason.  See “—Specialty Use Concentrations” below and “Risk Factors—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses” and “—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses” in this free writing prospectus.

Industrial Properties

Four (4) industrial properties, representing collateral for approximately 2.8% of the Initial Pool Balance by allocated loan amount, secure, in whole or in part, 4 of the Mortgage Loans.  A large number of factors may adversely affect the operation and value of industrial properties.  See “Risk Factors—Industrial Properties Have Special Risks” in the prospectus.

Certain industrial Mortgaged Properties also derive a portion of the Underwritten Revenues from revenue from rent derived from the leasing of office space at the related Mortgaged Property.

Self Storage Properties

Six (6) self storage properties, representing collateral for approximately 2.4% of the Initial Pool Balance by allocated loan amount, secure, in whole or in part, 6 of the Mortgage Loans.  A large number of factors may adversely affect the operation and value of self storage properties. See “Risk Factors—Self Storage Properties Have Special Risks” in the prospectus.

Certain of the self storage Mortgaged Properties also derive a portion of the Underwritten Revenues from one or more of (a) rent derived from storage spaces used primarily for office, mailbox, and/or warehouse use located at the related Mortgaged Property, (b) rent derived from cellular towers located at the related Mortgaged Properties, (c) rent derived from inline tenants operating space for retail uses (including restaurants), (d) retail sales, (e) rent derived from truck rentals and/or (f) the leasing of certain parking spaces located at the related Mortgaged Properties for purposes of recreational vehicle and boat storage.

Land

The Mortgaged Property identified on Annex A to this free writing prospectus as Related Home Depot, securing approximately 1.1% of the Initial Pool Balance, is comprised of a leasehold interest in land subject to a sub-ground lease granted by the borrower to another party, which party owns the improvements.  The related sub-leasehold estate is not included in the issuing entity and is operated as a retail property. See “Risk Factors— Leased Fee Properties Have Special Risks” and “—Retail Properties Have Special Risks” in the prospectus.

Specialty Use Concentrations

As indicated on Annex A to this free writing prospectus, certain of the Mortgaged Properties, have a restaurant as one or more of the five largest tenants (based on net rentable area) or as a single tenant operating at the related Mortgaged Property.  Restaurants are subject to certain unique risks including that the restaurant space is not easily convertible to other types of retail or office space and that the restaurant receipts are not only affected by objective factors but by subjective factors. For instance, restaurant receipts are affected by such varied influences as the current personal income levels in the community, an individual consumer’s preference for type of food, style of dining and restaurant atmosphere, the perceived popularity of the restaurant, food safety concerns related to personal health with the handling of food items at the restaurant or by food suppliers and the actions and/or behaviors of staff and management and level of service to the customers.

Certain of the Mortgaged Properties, including the Mortgaged Properties identified on Annex A to this free writing prospectus as Regency Portfolio, Shadow Mountain Marketplace, 1245 16th Street, 8670 Wilshire, Shops at Memorial Heights, 800 Wilcrest Drive, Broadway Festival Shopping Center, Gappie Plaza, Joyner Crossing and Salisbury Shopping Center, which secure approximately 14.6%, in the aggregate, of the Initial Pool Balance by allocated loan amount, have tenants operating medical, dental, physical therapy, veterinary offices, research or diagnostic laboratories and/or health professional schools as part of the related Mortgaged Property.

Certain of the Mortgaged Properties have one or more parking garages as part of the collateral. Taking into account Mortgaged Properties as to which parking garages account for at least 5.0% of the Underwritten Revenues at each related Mortgaged Property, the Mortgaged Properties identified on Annex A to this free writing prospectus as Miracle Mile Shops, 1245 16th Street and 8670 Wilshire, which secure approximately 11.4%, in the aggregate, of the Initial Pool Balance by allocated loan amount, has one or more parking garages or parking decks as part of the collateral and such parking garages or parking decks account for approximately 6.6%, 13.0% and 11.7% of Underwritten Revenues at the related Mortgaged Property.

Certain of the Mortgaged Properties, including the Mortgaged Properties identified on Annex A to this free writing prospectus as Windsor Court New Orleans, Walpole Shopping Mall, 215 Ohio Street and 257 West 17th Street, representing collateral for approximately 11.4%, in the aggregate, of the Initial Pool Balance, have a gym, health club or fitness center as part of the Mortgaged Property.  In the case of the Mortgaged Property identified on Annex A to this free writing prospectus as 257 West 17th Street, securing a Mortgage Loan representing approximately 0.4% of the Initial Pool Balance, the Mortgaged Property is entirely leased to a single tenant operating as a fitness center.  However, the 257 West 17th Street tenant’s use of the Mortgaged Property requires a “special use permit” as a “Physical Cultural Establishment” under the New York City zoning regulation and a change with respect to the certificate of occupancy from retail (which the related borrower has covenanted to diligently pursue and obtain, or cause to be diligently pursued and obtained, within one year after origination).

Certain of the Mortgaged Properties, including the Mortgaged Properties identified on Annex A to this free writing prospectus as Miracle Mile Shops and Cinema Place, which secure Mortgage Loans representing approximately 6.2% and 0.4%, respectively, of the Initial Pool Balance, each have a theater as part of the Mortgaged Property.

These Mortgaged Properties and the related leased space may not be readily convertible (or convertible at all) to alternative uses if those properties were to become unprofitable, or the leased spaces were to become vacant, for any reason.  See “Risk Factors—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses” in this free writing prospectus.

Mortgage Loan Concentrations

The table below presents information regarding Mortgage Loans and related Mortgage Loan concentrations:

Pool of Mortgage Loans
	Aggregate Cut-off Date Balance	% of Initial Pool Balance
Top Loan	$72,928,787	6.4%
Top 5 Loans	$319,928,787	28.2%
Top 10 Loans	$517,008,787	45.6%
Largest Related‑Borrower Concentration(1)	$34,905,000	3.1%
Next Largest Related‑Borrower Concentration	$30,822,000	2.7%

(1)	Excluding single-borrower mortgage loans.

Other than with respect to the largest ten (10) Mortgage Loans, each of the other Mortgage Loans represents no more than approximately 2.4% of the Initial Pool Balance. See “Structural and Collateral Term Sheet” on Annex B to this free writing prospectus for more information on the largest 20 Mortgage Loans.

The following table shows each group of Mortgage Loans that have borrowers that are related to each other, with such groups collectively representing approximately 15.4% of the Initial Pool Balance.  No group of Mortgage Loans having related borrowers represents more than approximately 3.1% of the Initial Pool Balance.

Related Borrower Loans

Loan Name	Cut-off Date Balance	% of Initial Pool Balance
The Brittany	$14,100,000	1.2%
Candlewood	12,815,000	1.1
Randolph Park	7,990,000	0.7
Subtotal	$34,905,000	3.1%

Wal-Mart Shadow Anchored Midwest Portfolio	$12,938,000	1.1%
Wal-Mart Shadow Anchored Southeast Portfolio	9,600,000	0.8
Wal-Mart Shadow Anchored Central Portfolio	8,284,000	0.7
Subtotal	$30,822,000	2.7%

Sail Pointe Apartments	$14,750,000	1.3%
Sanctuary at Winterlakes Apartments	12,000,000	1.1
Subtotal	$26,750,000	2.4%

Oaks at Holcomb Bridge	$12,150,000	1.1%
University Garden Apartments	6,519,704	0.6
Moores Mill Village Apartments	3,400,000	0.3
Subtotal	$22,069,704	1.9%

McDonough Marketplace	$7,275,000	0.6%
Norton Commons	5,182,500	0.5
Subtotal	$12,457,500	1.1%

Plaza Vegas Business Park	$7,190,247	0.6%
Park 2000 Mini Storage	4,993,262	0.4
Subtotal	$12,183,509	1.1%

Fairfield Inn, Ann Arbor	$7,335,443	0.6%
Holiday Inn Express, Muncie	4,500,000	0.4
Subtotal	$11,835,443	1.0%

Prestonwood Apartments	$6,750,000	0.6%
Timbers of Keegans Bayou	3,750,000	0.3
Subtotal	$10,500,000	0.9%

Broadway Festival Shopping Center	$4,081,200	0.4%
Archer Plaza	3,296,969	0.3
Subtotal	$7,378,169	0.7%

Amsdell Madison Square Self Storage FL	$3,143,430	0.3%
Amsdell Great American Storage IL	2,450,000	0.2
Subtotal	$5,593,430	0.5%

Total	$174,494,754	15.4%

Mortgage loans with related borrowers are identified under “Related Group” on Annex A to this free writing prospectus.

Geographic Concentrations

This table shows the states with the concentrations of Mortgaged Properties of over 5.0%:

Geographic Distribution(1)

State	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Initial Pool Balance
Nevada	5	$135,783,509	12.0%
California	7	$130,036,122	11.5%
Texas	16	$108,557,245	9.6%
New York	5	$85,859,286	7.6%
Michigan	16	$85,731,934	7.6%
Florida	12	$80,862,060	7.1%
Georgia	11	$77,720,346	6.9%
Louisiana	1	$72,928,787	6.4%
Indiana	9	$60,630,444	5.3%

(1)
Because this table presents information relating to Mortgaged Properties and not the Mortgage Loans, the information for any Mortgaged Property that is one of multiple Mortgaged Properties securing a particular Mortgage Loan is based on an allocated loan amount as stated in Annex A to this free writing prospectus.

Repayments by borrowers and the market value of the related Mortgaged Properties could be affected by economic conditions generally or specific to particular geographic areas or the regions of the United States, and concentrations of Mortgaged Properties in particular geographic areas may increase the risk that conditions in the real estate market where the Mortgaged Property is located, or other adverse economic or other developments or natural disasters (e.g., earthquakes, floods, forest fires or hurricanes or changes in governmental rules or fiscal policies) affecting a particular region of the country, could increase the frequency and severity of losses on Mortgage Loans secured by those Mortgaged Properties.  For example:

●	Mortgaged Properties located in California and Oregon are more susceptible to certain hazards (such as earthquakes) than properties in other parts of the country.

●
Mortgaged Properties located in coastal states, which includes Mortgaged Properties located in, for example, Alabama, Florida, Georgia, Louisiana, Mississippi, North Carolina, South Carolina and Texas, also may be more generally susceptible to floods or hurricanes than properties in other parts of the country.  Recent hurricanes in the Northeast and Mid-Atlantic States, Gulf Coast region and in Florida have resulted in severe property damage as a result of the winds and the associated flooding. On October 29, 2012, Hurricane Sandy made landfall approximately five miles southwest of Atlantic City, New Jersey, causing extensive damage to coastal and inland areas in the eastern United States, including New York City, where certain of the Mortgaged Properties are located.  The damage to the affected areas includes, among other things, flooding, wind and water damage, forced evacuation, and fire damage.  The cost of the hurricane’s impact, due to the physical damage it caused, as well as the related economic impact, is expected to be significant for some period of time, particularly in the areas most directly damaged by the storm.  The Mortgage Loans do not all require flood insurance on the related Mortgaged Properties unless they are in a flood zone and flood insurance is available. We cannot assure you that any hurricane damage would be covered by insurance.

●
Mortgaged Properties, securing approximately 25.4% of the Initial Pool Balance by allocated loan amount, are located in, among other places, Alabama, Florida, Louisiana, Mississippi or Texas, which may be adversely affected by events such as the oil platform explosion and subsequent oil spill that occurred in the Gulf of Mexico in April 2010. These events and similar events could lead to a regional economic downturn for the gulf coast region of the United States.

●
In addition, certain of the Mortgaged Properties are located in cities or states that are currently facing or may face a depressed real estate market, which is not due to any natural disaster but which may cause an overall decline in property values.

Mortgaged Properties With Limited Prior Operating History

Three (3) of the Mortgage Loans secured by the Mortgaged Properties identified on Annex A to this free writing prospectus as 5607-5625 Baum Boulevard, Mozzo Apartments and 257 West 17th Street, representing approximately 1.0%, 0.6% and 0.4%, respectively, of the Initial Pool Balance, by allocated amount, are each secured in whole or in part by Mortgaged Properties that were constructed or substantially renovated within the 12-month period preceding the Cut-off Date and that have no or limited prior operating history and/or lack historical financial figures and information.

Additionally, 1 of the Mortgage Loans secured by the Mortgaged Property identified on Annex A to this free writing prospectus as 1122 Milledge Street, representing approximately 0.4% of the Initial Pool Balance, is secured by a Mortgaged Property that was acquired within the 12-month period preceding the Cut-off Date and that has no or limited prior operating history and/or lacks historical financial figures and information.

See “Risk Factors—Limited Information Causes Uncertainty” in this free writing prospectus.

Tenancies-in-Common

In the case of the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this free writing prospectus as Matrix MHC Portfolio, representing approximately 6.1% of the Initial Pool Balance, 20 of the borrowers are parties to ten-entity tenant-in-common structures each comprised of two borrower tenants-in-common which own each of the 10 Mortgaged Properties located in the State of Michigan.  However, with respect to each such Mortgage Loan, the related tenants-in-common have waived their respective right to partition.

See “Risk Factors—The Borrower’s Form of Entity May Cause Special Risks” in this free writing prospectus and “Risk Factors—Tenancies in Common May Hinder Recovery” in the prospectus.

Condominium Interests

One (1) of the Mortgage Loans, secured by the Mortgaged Property identified on Annex A to this free writing prospectus as 257 West 17th Street, representing approximately 0.4% of the Initial Pool Balance by allocated loan amount, is secured by the related borrower’s interest in a commercial condominium unit located on the first floor of a 10-story building, which also contains 32 residential condominium units.  The borrower under the Mortgage Loan owns the sole commercial unit, representing a 5% interest in the entire condominium regime.  Accordingly, the related borrower does not control the condominium board.  The related borrower is entitled to vote once for each 0.0001% of the common elements it owns (5% in total).  The condominium documents and the condominium estoppel provide the related lender with certain notice and cure rights.  In addition, pursuant to an irrevocable proxy, the related lender has the right to vote on the related borrower’s behalf with respect to all voting matters.  Following a casualty or condemnation, restoration of the common elements requires the vote of 75% of the unit owners.

Even if the borrower or its designated board members, either through control of the appointment and voting of sufficient members of the condominium board or by virtue of other provisions in the condominium documents, has consent rights over actions by the condominium associations or owners, we cannot assure you that the condominium board will not take actions that would materially adversely affect the borrower’s unit.  See “Risk Factors—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses” and “Risk Factors—Condominium Ownership May Limit Use and Improvements” in the prospectus.

Leasehold Interests

A leasehold interest under a ground lease or under a sublease secures the Mortgage Loans secured by the Mortgaged Properties identified on Annex A to this free writing prospectus as Related Home Depot and Cinema Place, representing approximately 1.1% and 0.4%, respectively, of the Initial Pool Balance.  For purposes of this free writing prospectus, an encumbered interest will be characterized as a “fee interest” and not a leasehold interest if (i) the borrower has a fee interest in all or substantially all of the Mortgaged Property (provided that if the borrower has a leasehold interest in any portion of the Mortgaged Property, such portion is not, individually or in the aggregate, material to the use or operation of the Mortgaged Property), or (ii) the Mortgage Loan is secured by the borrower’s leasehold interest in the Mortgaged Property as well as the borrower’s (or other fee owner’s) overlapping fee interest in the related Mortgaged Property.

The Related Home Depot ground lease expires on October 31, 2027, but the related borrower has five extension options of ten years each.

In general, unless the related fee interest is also encumbered by the related Mortgage or except as otherwise disclosed in this free writing prospectus, each of the ground leases has a term that extends at least 20 years beyond the maturity date of the related Mortgage Loan (taking into account all freely exercisable extension options) and contains customary mortgagee protection provisions, including notice and cure rights and the right to enter into a new lease with the applicable ground lessor in the event a ground lease is rejected or terminated.

Additional Indebtedness

The Mortgage Loans generally prohibit borrowers from incurring any additional debt secured by their Mortgaged Property without the consent of the lender.  However:

●	substantially all of the Mortgage Loans permit the related borrower to incur limited indebtedness in the ordinary course of business that is not secured by the related Mortgaged Property;

●	the borrowers under certain of the Mortgage Loans have incurred and/or may incur in the future unsecured debt other than in the ordinary course of business;

●
any borrower that is not required pursuant to the terms of the applicable Mortgage Loan documents to meet single purpose entity criteria may not be restricted from incurring unsecured debt or mezzanine debt;

●
the terms of certain Mortgage Loans permit the borrowers to post letters of credit and/or surety bonds for the benefit of the mortgagee under the Mortgage Loans, which may constitute a contingent reimbursement obligation of the related borrower or an affiliate. The issuing bank or surety will not typically agree to subordination and standstill protection benefiting the mortgagee;

●
although the Mortgage Loans generally place certain restrictions on incurring mezzanine debt by the pledging of general partnership and managing member equity interests in a borrower, such as specific percentage or control limitations, the terms of the Mortgage Loan documents generally permit, subject to certain limitations, the pledge of the limited partnership or non-managing membership equity interests in a borrower or less than a controlling interest of any other equity interests in a borrower; and

●
certain of the Mortgage Loans do not restrict the pledging of ownership interests in the borrower, but do restrict the transfer of ownership interests in a borrower by imposing limitations on transfer of control or a specific percentage of ownership interests.

The table below provides certain information with respect to each Mortgage Loan that has a corresponding Companion Loan.

Mortgage Loan Name	Mortgage Loan Cut- off Date Balance ($)	Companion Loan Cut-Off Date Balance	Whole Loan Cut-Off Date Balance	Whole Loan Interest Rate	Whole Loan LTV	Whole Loan DSCR
Miracle Mile Shops	$70,000,000	$510,000,000	$580,000,000	5.2500%	62.7%	1.24	x
Matrix MHC Portfolio	$69,500,000	$65,500,000	$135,000,000	6.2745%	69.4%	1.47	x
Walpole Shopping Mall	$47,000,000	$17,500,000	$64,500,000	5.3000%	75.0%	1.33	x
Related Home Depot	$12,600,000	$14,400,000	$27,000,000	4.9050%	56.0%	1.60	x

See “—The Whole Loans” below for more information regarding each Companion Loan.

Mezzanine debt is debt that is incurred by the owner of equity in one or more borrowers and is secured by a pledge of the equity ownership interests in such borrowers.  Because mezzanine debt is secured by the obligor’s equity interest in the related borrowers, such financing effectively reduces the obligor’s economic stake in the related Mortgaged Property.  The existence of mezzanine debt may reduce cash flow on the borrower’s Mortgaged Property after the payment of debt service and may increase the likelihood that the owner of a borrower will permit the value or income producing potential of a Mortgaged Property to fall and may create a slightly greater risk that a borrower will default on the Mortgage Loan secured by a Mortgaged Property whose value or income is relatively weak.

As of the Cut-off Date, except as disclosed in the following table, each Sponsor has informed us that it is unaware of any existing mezzanine indebtedness with respect to the Mortgage Loans it is selling to the Depositor:

Mortgage Loan Name	Mortgage Loan Cut-off Date Balance	% of Initial Pool Balance	Initial Principal Amount of Mezzanine Debt	Interest Rate on Mezzanine Loan	Maturity Date of Mezzanine Loan	Cut-off Date Total Debt LTV	Total Debt DSCR
Matrix MHC Portfolio(1)	$69,500,000	6.1%	$15,000,000	12.59950%	8/6/2018	77.1%	1.24	x
Walpole Shopping Mall(2)	$47,000,000	4.1%	$10,000,000	10.000%	9/6/2023	86.6%	1.08	x
Walnut Creek Marriott(3)	$31,280,000	2.8%	$8,000,000	13.000%	9/6/2018	81.7%	0.93	x
8670 Wilshire(3)	$22,500,000	2.0%	$2,500,000	6.089%	11/6/2023	74.6%	1.14	x
Mariner’s Landing and 2401 Bert(3)	$22,260,866	2.0%	$1,500,000	11.17701588%	9/6/2023	79.7%	1.15	x
Sanctuary at Winterlakes Apartments(3)	$12,000,000	1.1%	$800,000	6.107%	11/6/2023	80.0%	1.19	x
5607-5625 Baum Boulevard(3)	$11,700,000	1.0%	$1,300,000	6.205%	11/6/2023	83.3%	1.14	x
Ball State Portfolio(4)	$11,520,000	1.0%	$2,700,000	13.000%	9/6/2023	84.8%	1.00	x

(1)
The related mezzanine loan is currently held by Terra Secured Income Fund 4, LLC, or its affiliate, and is secured by the mezzanine borrower’s interest in the related mortgage borrower.  There also exists a related pari passu Companion Loan with a scheduled principal balance as of the Cut-off Date of $65,500,000. While the weighted average interest rate on the total mortgage and mezzanine debt remains constant at 6.9070%, the monthly interest rate for the mezzanine loan declines as the mortgage whole loan amortizes and is derived from a schedule attached to the mezzanine loan agreement.

(2)
The related mezzanine loan is currently held by Annaly CRE Holdings LLC and is secured by a pledge of 100% of the mezzanine borrower’s interest in the related borrower.  There also exists a related pari passu Companion Loan with a scheduled principal balance as of the Cut-off Date of $17,500,000.

(3)	The related mezzanine loan is initially held by Jefferies LoanCore LLC, or its affiliate, and is secured by the mezzanine borrower’s interest in the related mortgage borrower.

(4)	The related mezzanine loan is currently held by Terra Secured Income Fund 4, LLC, or its affiliate, and is secured by the mezzanine borrower’s interest in the related mortgage borrower.

In the case of the Mortgage Loan identified on Annex A to this free writing prospectus as Perkins Retail Portfolio (the “Perkins Retail Portfolio Loan”), representing approximately 4.2% of the Initial Pool Balance, the sole member of the borrower under the Mortgage Loan, is also the sole member of a borrower under an unrelated $3,000,000 mortgage loan (the “Monument Mall Loan”) secured by a shopping center located in Scottsbluff, Nebraska (the “Monument Mall Property”).  As additional security for the Monument Mall Loan, such sole member granted a pledge to the Monument Mall Loan lender of such sole member’s 100% ownership interest in the borrower under the Mortgage Loan.  See “Structural and Collateral Term Sheet— Perkins Retail Portfolio” in Annex B to this free writing prospectus.

Each of the mezzanine loans related to the Mortgage Loans secured by the Mortgaged Properties identified on Annex A to this free writing prospectus as Matrix MHC Portfolio, Walpole Shopping Mall, Walnut Creek Marriott, 8670 Wilshire, Mariner’s Landing and 2401 Bert, Sanctuary at Winterlakes Apartments, 5607-5625 Baum Boulevard, Ball State Portfolio and Perkins Retail Portfolio is subject to an intercreditor agreement between the holder of the related mezzanine loan and the related lender under the related Mortgage Loan that, in each case, sets forth the relative priorities between the related Mortgage Loan and the related mezzanine loan. Each intercreditor agreement provides, among other things, generally that (a) all payments due under the related mezzanine loan are subordinate after an event of default under the related Mortgage Loan to any and all payments required to be made under the related Mortgage Loan (except for any payments from funds other than the mortgaged property or proceeds of any enforcement upon the mezzanine loan collateral and any mezzanine loan guarantees),

(b) so long as there is no event of default under the related Mortgage Loan, the related mezzanine loan lender may accept payments on and prepayments of the related mezzanine loan, (c) the related mezzanine loan lender will have certain rights to receive notice of and cure defaults under the related Mortgage Loan prior to any acceleration or enforcement of the related Mortgage Loan, (d) the related mezzanine loan lender may amend or modify the related mezzanine loan in certain respects without the consent of the related Mortgage Loan lender, and the Mortgage Loan lender must obtain the mezzanine lender’s consent to amend or modify the Mortgage Loan in certain respects, (e) upon the occurrence of an event of default under the related mezzanine loan documents, the related mezzanine loan lender may foreclose upon the membership interests in the related Mortgage Loan borrower, which could result in a change of control with respect to the related Mortgage Loan borrower and a change in the management of the related Mortgaged Properties (provided that, with respect to the Perkins Retail Portfolio Loan, the mezzanine lender agreed in the related intercreditor agreement that it will not have the right to foreclose upon the membership interests in the Perkins Retail Portfolio Loan borrower during the period commencing on the origination date of the Perkins Retail Portfolio Loan and ending on the earliest to occur of (i) the maturity date under the Perkins Retail Portfolio Loan, (ii) an event of default under the Perkins Retail Portfolio Loan, (iii) any due date under the Monument Mall Loan on which less than $100,000 has been applied to Monument Mall Loan principal from Monument Mall Loan available cash and Perkins Retail Portfolio Loan excess cash and (iv) the occurrence of any springing recourse event under the Monument Mall Loan or the occurrence of any event, condition or state of facts which would give rise to one or more of the related borrower’s recourse liabilities under the Monument Mall Loan), (f) if the related Mortgage Loan is accelerated or, in some cases, becomes specially serviced or if a monetary or material non-monetary default occurs and continues for a specified period of time under the related Mortgage Loan or if the Mortgage Loan borrower becomes a debtor in a bankruptcy or if the related Mortgage Loan lender exercises any enforcement action under the related Mortgage Loan documents with respect to the related Mortgage Loan borrower or the related Mortgaged Properties, the related mezzanine loan lender has the right to purchase the related Mortgage Loan, in whole but not in part, for a price generally equal to the outstanding principal balance of such Mortgage Loan, together with all accrued interest and other amounts due thereon, plus any advances made by the related Mortgage Loan lender or its servicer and any interest thereon plus, subject to certain limitations, any Liquidation Fees and Special Servicing Fee payable under the Pooling and Servicing Agreement, but generally excluding any late charges, default interest, exit fees, special maintenance charges payable in connection with a prepayment or yield maintenance charges and prepayment premiums and (g) an event of default under the Mortgage Loan will trigger an event of default under the mezzanine loan.

The Mortgage Loans generally place certain restrictions on the transfer and/or pledging of general partnership and managing member equity interests in a borrower such as specific percentage or control limitations as described under “—Certain Terms of the Mortgage Loans—’Due-On-Sale’ and ‘Due-On-Encumbrance’ Provisions” below.  Certain of the Mortgage Loans do not prohibit the pledge by direct or indirect owners of the related borrower of equity distributions that may be made from time to time by the borrower to its equity owners.

With respect to the Mortgage Loans listed in the following chart, the direct and indirect equity owners of the borrower are permitted to incur future mezzanine debt, subject to the satisfaction of conditions contained in the related loan documents, including, among other things, a combined maximum loan-to-value ratio, a combined minimum debt service coverage ratio and/or a combined minimum debt yield, as listed in the following chart.
Mortgage Loan Name	Mortgage Loan Cut-off Date Balance	Combined Maximum LTV Ratio	Combined Minimum DSCR		Combined Minimum Debt Yield
Miracle Mile Shops	$70,000,000	65%	1.20	x	7.925%
McAllister Plaza	$18,000,000	85%	1.15	x	8.500%
Fairfield Inn & Suites	$7,988,825	70%	1.35	x	NAP

Generally, upon a default under a mezzanine loan, the holder of the mezzanine loan would be entitled to foreclose upon the equity in the related borrower, which has been pledged to secure payment of such debt.  Although this transfer of equity may not trigger the due on sale clause under the related Mortgage

Loan, it could cause a change in control of the borrower and/or cause the obligor under the mezzanine loan to file for bankruptcy, which could negatively affect the operation of the related Mortgaged Property and the related borrower’s ability to make payments on the related Mortgage Loan in a timely manner.

Some Mortgage Loans permit intercompany loans to be made to the related borrower to the extent that collection of such intercompany loans may not be enforced until the related Mortgage Loan is paid in full.

In addition, borrowers under certain of the Mortgage Loans may be permitted to issue preferred equity or other equity pledges in such borrowers or in certain parent entities of such borrowers.  Because preferred equity often provides for a higher rate of return to be paid to certain holders, preferred equity in some respects functions like mezzanine indebtedness, and reduces a principal’s economic stake in the related Mortgaged Property, reduces cash flow on the borrower’s Mortgaged Property after the payment of debt service and payments on the preferred equity and may increase the likelihood that the owner of a borrower will permit the value or income producing potential of a Mortgaged Property to fall and may create a slightly greater risk that a borrower will default on the Mortgage Loan secured by a Mortgaged Property whose value or income is relatively weak.

In the case of the Mortgage Loan identified on Annex A to this free writing prospectus as Miracle Mile Shops, representing approximately 6.2% of the Initial Pool Balance, the related Mortgage Loan documents permit equity holders to pledge their indirect interests in the related borrower provided, among other things, that such pledge does not secure a financing or investment that is not also secured by an interest in substantial properties other than the Mortgaged Property and that does not secure an obligation to any other holder of a direct or indirect interest in the borrower.

In the case of the Mortgage Loan identified on Annex A to this free writing prospectus as The Gates at Manhasset, representing approximately 5.3% of the Initial Pool Balance, the related Mortgage Loan documents permit the borrower to incur affiliate subordinate debt not to exceed an aggregate amount of $1,500,000.

Certain risks relating to additional debt are described in “Risk Factors—Other Financings or Ability To Incur Other Financings Entails Risk” in this free writing prospectus.

Environmental Considerations

An environmental report was prepared for each Mortgaged Property securing a Mortgage Loan no more than 8 months prior to the Cut-off Date.  See Annex A to this free writing prospectus for the date of the environmental report for each Mortgaged Property.  The environmental reports were generally prepared pursuant to the American Society for Testing and Materials standard for a “Phase I” environmental assessment.  In addition to the Phase I standards, some of the environmental reports will include additional research, such as limited sampling for asbestos containing material, lead based paint, radon or water damage with limited areas of potential or identified mold depending upon the property use and/or age.  Additionally, as needed pursuant to American Society for Testing and Materials standards, supplemental “Phase II” site investigations have been completed for some Mortgaged Properties to evaluate further certain environmental issues.  A Phase II investigation generally consists of sampling and/or testing.

The environmental reports may have revealed material adverse conditions or circumstances at a Mortgaged Property:

●	that were remediated or abated before the origination date of the related Mortgage Loan or are anticipated to be remediated or abated before the Closing Date;

●	for which an operations and maintenance plan or periodic monitoring of the Mortgaged Property or nearby properties will be in place or recommended;

●	for which an escrow, guaranty or letter of credit for the remediation will have been established pursuant to the terms of the related Mortgage Loan;

●	for which an environmental insurance policy will have been obtained from a third party insurer;

●
for which the principal of the borrower or another financially responsible party will have provided an indemnity or will have been required to take, or will be liable for the failure to take, such actions, if any, with respect to such matters as will have been required by the applicable governmental authority or recommended by the environmental reports;

●	for which such conditions or circumstances will have been investigated further and the environmental consultant will have recommended no further action or remediation;

●
as to which the borrower or other responsible party will have obtained, or will be required to obtain post-closing, a “no further action” letter or other evidence that governmental authorities would not be requiring further action or remediation;

●	that would not require substantial cleanup, remedial action or other extraordinary response under environmental laws; or

●	for which the related borrower will have agreed to seek a “case closed” or similar status for the issue from the applicable governmental agency.

It was not uncommon for the environmental testing to reveal the presence of asbestos containing materials, lead based paint, mold and/or radon at any Mortgaged Property.  Where these substances were present, the environmental consultant generally recommended, and the borrower was generally required to establish an operation and maintenance plan to address the issue or, in some cases involving asbestos containing materials and lead based paint, an abatement or removal program.  Other identified conditions could, for example, include leaks from storage tanks, onsite dry cleaning facilities, gas stations and on site spills. In such cases, corrective action, as required by the regulatory agencies, has been or is currently being undertaken and, in some cases, the related borrowers have made deposits into environmental reserve accounts. However, we cannot assure you that any environmental indemnity, insurance, letter of credit, guaranty or reserve amounts will be sufficient to remediate the environmental conditions or that all environmental conditions have been identified or that operation and maintenance plans will be put in place and/or followed.

Problems associated with mold may pose risks to the real property and may also be the basis for personal injury claims against a borrower.  Although the Mortgaged Properties will be required to be inspected periodically, there is no set of generally accepted standards for the assessment of mold currently in place.  If left unchecked, the growth of mold could result in the interruption of cash flow, litigation and remediation expenses which could adversely impact collections from a Mortgaged Property.

It is possible that the environmental reports and/or Phase II sampling did not reveal all environmental liabilities, or that there are material environmental liabilities of which we are not aware.  Also, the environmental condition of the Mortgaged Properties in the future could be affected by the activities of tenants and occupants or by third parties unrelated to the borrowers.  For a more detailed description of the environmental reports prepared for each Mortgaged Property and environmental matters that may affect the Mortgaged Properties, see “Risk Factors—Environmental Law Considerations” and “Certain Legal Aspects of the Mortgage Loans—Environmental Risks” in the prospectus.

With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A to this free writing prospectus as Olympia Development Walgreens Portfolio, representing approximately 2.0% of the Initial Pool Balance, the Phase I performed at the Mortgaged Property identified on Annex A to this free writing prospectus as Olympia Development Walgreens Portfolio - Walgreens Bradenton, FL identified such property as an open leaking underground storage tank (“LUST”) case with a responsible party, Texaco, independent from the related borrower.  Underground storage tanks (USTs) associated with such property were removed in 1992 and, according to Florida Department of Environmental Protection (FDEP), such property entered a monitoring protocol.  Further, it is believed that the groundwater impact at the site could be addressed by natural attenuation. The environmental consultant also conveyed the FDEP finding that the former Texaco site is listed as an inactive LUST site on the FDEP database. The site ranking is considered to be low risk, indicating no significant risk to public health, welfare, or the environment. The site is included in the Early Detection Incentive (EDI) Program which applies to underground petroleum tanks with suspected contamination that were reported to the FDEP between June 30, 1986 and December 31, 1988. The USTs associated with the former Texaco gasoline station were eligible for state contracted clean up. The EDI Program does not have a cap on remedial funding costs. Further FDEP indicated the only action that the borrower would be responsible for is providing access to the site should funding become available for this site in the future. Based on the lack of regulatory closure, the site LUST case is considered a recognized environmental condition.  However, since the site is eligible for the FDEP EDI Program with a low priority ranking and monitoring only status, the environmental consultant recommended no further action at this time.

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this free writing prospectus as Park 41 Evansville, representing approximately 1.1% of the Initial Pool Balance, the related Phase I environmental site assessment (“Phase I”) reported that  there are several recognized environmental conditions (“RECs”) in connection with the site. These include known and potential contamination from historic property use by polychlorinated biphenyls (“PCBs”), chlorinated and non-chlorinated solvents in soil and ground water, and other contaminants, including petroleum.  A Phase II investigation was not recommended.   Some of the identified conditions are the responsibility of Whirlpool, the prior owner and operator of the related Mortgaged Property.  Under the purchase and sale agreement by which an affiliate of the related borrower (which has assigned the Mortgaged Property to the related borrower) acquired the site from Whirlpool, Whirlpool agreed to investigate and remediate 31 areas of concern (“AOCs”).  Such remediation is ongoing. The AOCs will be closed to meet default state standards or site-specific risk-based industrial closure standards approved by the Indiana Department of Environmental Management (“IDEM”) and by the U.S. Environmental Protection Agency for PCB contamination.  There are several additional concerns that qualify as RECs for which Whirlpool has no investigative or remedial obligation under the purchase and sale agreement. Neither IDEM nor any other governmental authority is requiring investigation or remediation of those additional concerns at this time and both the purchaser of the property and the related borrower took steps to qualify for defenses against liability under federal and state law as a bona fide prospective purchaser (“BFPP”).  On July 29, 2011, IDEM issued to the purchaser a “comfort letter” outlining the due care obligations to maintain the BFPP defenses, and the related borrower has submitted the Phase I to IDEM to obtain a similar comfort letter.  Such due care obligations include recording and complying with the terms of an environmental restrictive covenant (“ERC”). In addition to imposing certain use limitations on the property, the ERC requires protective measures with respect to vapor intrusion and exposure to PCB-contaminated surfaces.  The related lender held back the estimated costs of the due care obligations as well as the estimated costs of investigating and remediating the concerns that Whirlpool is not obligated to address under the purchase and sale agreement.  The holdback totals $565,690, of which approximately 80 percent is reserved in the event further investigation and remediation is required. The ERC has been recorded and the related borrower has taken steps to comply with due care obligations by developing a work plan for an enhanced ventilation system (the “Work Plan”) and submitting it to IDEM for approval. Environmental covenants in the related loan agreement include implementing an asbestos O&M plan, obtaining IDEM’s approval of the Work Plan (as necessary), modifying  and implementing the Work Plan, complying with all other due care obligations in the IDEM comfort letter and, to the extent required by order of a governmental authority or the request of the related lender, investigating and remediating the concerns that are not the responsibility of Whirlpool under the purchase and sale agreement.  The borrower sponsor of the Mortgage Loan provides a recourse guaranty of the related borrower’s compliance with such environmental covenants. In addition, the related borrower obtained for the benefit of the related lender a pollution legal liability policy issued by Great American E&S Insurance Company with a $3.0 million limit (subject to a $100,000 self-insured retention) and a 10-year term covering liability for third-party claims, and  cleanup costs arising from governmental claims, with respect to known and unknown pre-existing contamination.

With respect to the Mortgaged Property securing the Mortgage Loan identified on Annex A to this free writing prospectus as Cinema Place, representing approximately 0.4% of the Initial Pool Balance, the soil, soil vapor, and groundwater at the Mortgaged Property have been impacted by chemicals related to dry cleaning operations formerly carried out at the Mortgaged Property.  The environmental consultant advised that the issue was being addressed through engineering controls (a vapor barrier beneath the subject building) as well as institutional controls (a covenant and environmental restriction that has been recorded with the deed and that memorializes use restrictions and a risk management plan).  The risk management plan requires long-term groundwater monitoring, prohibits the use of the property as a day care center, elder care center, school or hospital and requires regulatory approval for any groundwater extraction.  In addition, the groundwater at the Mortgaged Property has been impacted by a LUST at an adjacent property.  The environmental consultant noted that monitoring and remediation are ongoing and recommended that status continue to be monitored, but did not recommend any further action be taken.

Litigation Considerations

 Below are descriptions of litigation matters relating to certain Mortgage Loans.  Certain risks relating to litigation regarding the Mortgaged Properties or the borrowers are described in “Risk Factors—Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions” in this free writing prospectus.

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this free writing prospectus as The Gates at Manhasset, representing approximately 5.3% of the Initial Pool Balance, the non-recourse carve-out guarantor of the Mortgage Loan is subject to two pending lawsuits.  In the first suit, such non-recourse carve-out guarantor, among others, is being sued by a minority partner for dissolution of a partnership through the sale of such partnership’s sole asset, a medical office building in Lake Success, New York.  The case has not been actively litigated and the parties are presently discussing a potential resolution through mediation.  In the second such suit, such non-recourse carve-out guarantor is being sued in connection with his actions as managing member of certain partnerships.  The plaintiff alleged breach of fiduciary duty and other acts of misfeasance. The court ruled that such non-recourse carve-out guarantor acted within his authority and granted him summary judgment on all of the causes of action.  The case is currently under appeal and an oral argument date is pending.

With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A to this free writing prospectus as Perkins Retail Portfolio, representing approximately 4.2% of the Initial Pool Balance, the landlord at the Mortgaged Property identified as Perkins Retail Portfolio – Miracle Hills Park on Annex A to this free writing prospectus is being sued by Kohll’s Pharmacy, a tenant with 7,152 square feet of retail space, for failure to cure foul odors allegedly coming from a Subway’s Restaurant that shares a wall with Kohll’s Pharmacy’s premises.  The related borrower is attempting to come to an acceptable resolution with the plaintiff.

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this free writing prospectus as Mariner’s Landing and 2401 Bert, representing approximately 2.0% of the Initial Pool Balance, the borrower sponsor of the Mortgage Loan, in his capacity as principal of a management company in connection with properties unrelated to the Mortgaged Property, is one of multiple defendants in a lawsuit filed in the Superior Court of California, County of Sonoma, pursuant to which a contractor is suing such borrower sponsor related to work at multiple Sonoma county properties.  The trial is set for February 2014.

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this free writing prospectus as Related Home Depot, representing approximately 1.1% of the Initial Pool Balance, the related borrower and Home Depot are parties to a certain license agreement pursuant to which the related borrower granted Home Depot a license to use a certain billboard on the Mortgaged Property.  There is a pending action related to the billboard pursuant to which The City of New York, through the Department of Buildings and the Board of Standards and Appeals claims that the billboard can no longer be considered an “advertising” billboard for which any off-site advertisement is permissible.  If the City of New York is successful, the billboard’s use would be limited to advertising use by on-site licensees and such decision could require physical modification of the billboard.  Such decision could materially negatively affect the value and marketability of the billboard.

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this free writing prospectus as Bella Apartments, representing approximately 1.0% of the Initial Pool Balance, the related non-recourse carve-out guarantor, Andrew Schwarz, is a defendant in pending litigation in the State of New York, pursuant to which the plaintiff, Charles Reyher (“Reyher”) alleges that the defendants engaged in a plan to covertly divest Reyher’s ownership interests in Audubon Communities Management LLC and ACM LLC, locking Reyher out of the business and have withheld Reyher’s distributions since March 2012.  Reyher asserts various causes of action against the defendants for these alleged actions and calculates the misappropriated amounts in excess of $2,000,000.  The case is in the discovery phase, with document production nearly complete and depositions of the primary parties scheduled for late October.  No other depositions have taken place or have been scheduled.  To date, the parties have not engaged in settlement discussions.

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this free writing prospectus as 5607-5625 Baum Boulevard, representing approximately 1.0% of the Initial Pool Balance, the related borrower sponsors, among others, are being sued by a leasing broker for payment of leasing commissions ($230,000) in connection with the University of Pittsburgh lease at the Mortgaged Property. The borrower sponsors contend that they properly paid a leasing commission to the appropriate broker (not the plaintiff), that the suing broker failed to procure a tenant and that the broker’s listing agreement had expired.  A reserve of $115,000, one half of the contested amount, was established at origination of the Mortgage Loan and the related mortgage loan documents require a cash sweep of the remainder for 6 months.  In addition, the related borrower sponsors are being sued by a firm contracted to provide security at the Mortgaged Property.  A reserve of $155,684 was established at origination of the Mortgage Loan.

With respect to the Mortgage Loans identified on Annex A to this free writing prospectus as Prestonwood Apartments and Timbers of Keegans Bayou, collectively representing approximately 0.9% of the Initial Pool Balance, the borrower sponsor is the subject of two outstanding tax liens in the amounts of approximately $1.8 million and $1.4 million resulting from his former management company’s failure to pay payroll taxes in 2008 and 2009.  As of September 20, 2012, such former management company had paid approximately $711,250 in outstanding payroll taxes, and the borrower sponsor has informed the lender that the balance is approximately $415,884.  The borrower sponsor’s attorney has had settlement discussions with the Internal Revenue Service.  However, the matter remains open and, although it is possible that the two liens are redundant, the outstanding balance of the claim may still exceed $2.5 million.  In addition, in 1999 and continuing through 2006, 3 investors made a series of equity investments and mezzanine loans totaling over $1.9 million in 8 apartment complexes owned by entities controlled by the borrower sponsor.  These investments soured and nearly all of the properties were lost in foreclosure.  In 2010, the investors filed suit against the sponsor and his former management company seeking recompense for their losses and alleging breach of contract, fraud, and breach of fiduciary duty, among other causes of action.  A settlement agreement has been executed and payments have been made and obligations are ongoing. If payments are not timely made, a stipulated judgment has been agreed upon to be filed in the amount of $75,000, plus post judgment interest.  In addition, in 1995, two investors entered into a partnership with the borrower sponsor pursuant to which the borrower sponsor’s former management company would operate an apartment building.  In 2011, the investors filed a lawsuit against the borrower sponsor and his former management company alleging that the borrower sponsor mishandled partnership assets and diluted their stake without consent.  The amount in controversy is unclear.  The trial judge has referred the matter to arbitration.  A lawsuit has also been filed against the borrower sponsor alleging breach of a security contract.  The principal balance due is $15,079.79.  The plaintiff is also seeking recovery of costs, attorney fees and interest.

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this free writing prospectus as Northlake Square SC, representing approximately 0.9% of the Initial Pool Balance, the borrower sponsor of the Mortgage Loan is one of three guarantors of an acquisition and development loan in connection with a property for which, in 2008, such borrower sponsor reduced his equity interest from 54.5% to 4.5%.  Such acquisition and development loan eventually defaulted.  Such borrower sponsor has not been released from his guaranty of such defaulted loan.  The related Sponsor has been informed that a settlement agreement is pending approval that would provide for such borrower sponsor to make a $360,000 payment in exchange for being released from all claims and guaranties in a prearranged foreclosure.

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this free writing prospectus as Fairfield Inn & Suites, representing approximately 0.7% of the Initial Pool Balance, the non-recourse carve-out guarantors of the Mortgage Loan are subject to two pending lawsuits.  In the first suit, the non-recourse carve-out guarantors are defendants in a federal litigation pursuant to which the plaintiff alleges that a corporate co-defendant (a party related to the non-recourse carve-out guarantors) owes plaintiff $528,000 for unpaid construction work.  Such co-defendant disputes that allegation and has filed an action in state court seeking a refund of approximately $93,000 related to the same project.  In the second suit, the non-recourse carve-out guarantors are defendants in a state civil litigation pursuant to which a minority owner of the related borrower alleges that a corporate co-defendant (also an entity related to the non-recourse carve-out guarantors) improperly overcharged management fees.  Such co-defendant disputes there was ever any overpayment. Such co-defendant’s motion for arbitration was granted.

With respect to the Mortgage Loan identified on Annex A to this free writing prospectus as Capitol View, representing approximately 0.6% of the Initial Pool Balance, Richard E. Hennessey, one of the non-recourse carveout guarantors, was involved in a failed condominium project.  The lender on the project accepted a deed-in-lieu of foreclosure and received a $1,000,000 cash settlement payment.  However, a lawsuit remains outstanding between Mr. Hennessey and one of his partners in the project.  The amount in controversy is approximately $1,500,000; however, Mr. Hennessey has informed the lender that he expects to settle the dispute for approximately $100,000.  Mr. Hennessey has a net worth of approximately $9,000,000, with liquid assets of approximately $560,000.

With respect to the Mortgage Loan identified on Annex A to this free writing prospectus as Westridge Business Center, representing approximately 0.5% of the Initial Pool Balance, the borrower sponsors are defendants in a litigation brought by a bank to enforce repayment by the borrower sponsors of certain amounts borrowed under lines of credit.  The proceeds of the lines of credit were used (in part) to fund certain improvements to the Mortgaged Property.  As a condition to the closing of the Mortgage Loan, the outstanding amounts under the lines of credit were repaid.

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this free writing prospectus as Key Lock Mini Storage, representing approximately 0.4% of the Initial Pool Balance, the non-recourse carve-out guarantors of the Mortgage Loan are subject to a lis pedens filed in the Supreme Court of the State of New York in connection with a mortgage foreclosure for another property unrelated to the Mortgage Loan located in the town of Wilton, New York.  The borrower entities related to such unrelated property are the principal defendants and the amount of liability under the loan is approximately $4,250,000.

With respect to the Mortgage Loan identified on Annex A to this free writing prospectus as 800 Wilcrest Drive, representing approximately 0.4% of the Initial Pool Balance, the borrower sponsor is a defendant in a litigation in which the plaintiff, Bank of America, claims that the sponsor failed to make payments under a $250,000 line of credit, which failure also triggered a cross-default under a separate $80,000 line of credit guaranteed by the borrower sponsor.  An amount equal to $265,963 was withheld from the proceeds of the Mortgage Loan in a litigation reserve.  The funds on deposit in the litigation reserve are to be released to the borrower, provided no event of default under the Mortgage Loan documents then exists, upon the final, non-appealable and binding settlement, adjudication or dismissal with prejudice of the litigation.

With respect to the Mortgage Loan identified on Annex A to this free writing prospectus as 1122 Milledge Street, representing approximately 0.4% of the Initial Pool Balance, one of the borrower sponsors is a defendant in a litigation alleging, amongst other things, breach of fiduciary duty on the part of such borrower sponsor and the other members of the board of directors of a company that went into bankruptcy and was liquidated.

With respect to the Mortgage Loan identified on Annex A to this free writing prospectus as La Plaza Apartments, representing approximately 0.4% of the Initial Pool Balance, Randall J. Holste, one of the non-recourse carveout guarantors, was sued by the trustee of a securitization transaction which holds a mortgage loan guaranteed by Mr. Holste.  The action seeks unspecified redress primarily relating to the payment of $77,000 made to Mr. Holste’s management company following the default on such mortgage loan.

We cannot assure you that these above-described litigations would not have an adverse effect on, or provide any indication of the future performance of the obligors or non-recourse carveout guarantors or their financial condition under, the related Mortgage Loans.

Redevelopment and Renovation

Certain of the Mortgaged Properties are properties which are currently undergoing or, in the future, are expected to undergo redevelopment or renovation, including with respect to hospitality properties, property improvement plans (“PIPs”), required by the franchisors.  Below are descriptions of certain of such Mortgaged Properties.  Certain risks related to redevelopment and renovation at a Mortgaged Property are described in “Risk Factors—Risks Related to Redevelopment and Renovation at Mortgaged Properties” in this free writing prospectus.

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this free writing prospectus as Walnut Creek Marriott, representing approximately 2.8% of the Initial Pool Balance, the Mortgaged Property is scheduled over the next two years to undergo certain physical improvement plan work, including a comprehensive PIP as part of its re-licensing process with Marriott Corporation.  Of the $8.2 million being invested, improvements to the guestrooms and meeting space account for approximately $5.6 million (69% of the total PIP).  Other improvements include, but are not limited to, renovations to the building’s exterior, public entryways, recreation facilities, retail spaces, elevators, fire safety and accessibility under the Americans with Disabilities Act.  The Marriott franchise agreement, originally expiring in September 2013, has been extended to April 30, 2015.  Following satisfactory and timely completion of the renovations set forth in the PIP, the related borrower may obtain a renewal of the Marriott franchise agreement for one period of ten years.

With respect to the Mortgaged Property securing the Mortgage Loan identified on Annex A to this free writing prospectus as Yamal Yidios Multifamily Portfolio, representing approximately 1.7% of the Initial Pool Balance, one of the buildings at the Mortgaged Property known as Kirkwood Landing Apartments was damaged by fire.  The Mortgage Loan documents require the borrower to restore, or cause the restoration of, the damaged building within 1 year of the closing date of the Mortgage Loan, unless such time frame is extended by lender (subject to any delays caused by certain events outside of the borrower’s control).   The non-recourse carveout guarantor guarantees the performance of, and payment for, the restoration in accordance with the applicable covenants in the loan agreement.

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this free writing prospectus as Oaks at Holcomb Bridge representing approximately 1.1% of the Initial Pool Balance, the borrower sponsor of the Mortgage Loan plans to invest approximately $1.2 million ($3,851 per unit) in capital improvements to the related Mortgaged Property in connection with renovations of, among other things, the HVAC Units, drywall repairs, appliance packages, roof replacement, security cameras and gates, vinyl siding repairs and parking lot repairs.

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this free writing prospectus as Hilton Greenville, representing approximately 1.2% of the Initial Pool Balance, as a condition to an extension of its franchise agreement, the related borrower is required to complete a PIP, and in connection with such requirement, the borrower recently completed in 2012 approximately $1.4 million in renovations to guestrooms and approximately $600,000 in renovations to public areas.  An escrow was established at the origination of the Mortgage Loan to cover approximately $1.3 million of additional renovations required under the PIP to be completed in the next 24 months.  Separately, a projected five-year capital budget at the Mortgaged Property includes paving, roofing, heat pumps and heating boilers with an estimated cost of $1.86 million, of which $350,000 was funded into a reserve at closing, and the remainder will be funded by ongoing reserve collections or by equity of the borrower sponsor of the Mortgage Loan.

With respect to the Mortgaged Property securing the Mortgage Loan identified on Annex A to this free writing prospectus as Sheraton Four Points Hotel O’Hare, representing approximately 1.0% of the Initial Pool Balance, the borrower is obligated as a condition to a 20-year extension of its franchise agreement to complete a property improvement plan within two years of the loan origination.  The contemplated improvements involve renovations to both the guest rooms and the common areas of the hotel and are estimated to cost approximately $2,000,000.  Approximately 110% of the expected cost of the property improvement plan was escrowed at closing and the borrower sponsors provided a completion guarantee.

With respect to the Mortgaged Property securing the Mortgage Loan identified on Annex A to this free writing prospectus as Fairfield Inn, Ann Arbor, representing approximately 0.6% of the Initial Pool Balance, the borrower is obligated as a condition to an extension of its franchise agreement to complete a PIP within one year of the loan origination.  The contemplated improvements involve renovations to both the guest rooms and the common areas of the hotel and are estimated to cost approximately $1,900,000.  Approximately 115% of the expected cost of the PIP was escrowed at origination.

With respect to the Mortgaged Property securing the Mortgage Loan identified on Annex A to this free writing prospectus as Holiday Inn Express, Muncie, representing approximately 0.4% of the Initial Pool Balance, the borrower is obligated as a condition to an extension of its franchise agreement to complete a PIP within one year of the loan origination.  The contemplated improvements involve renovations to both the guest rooms and the common areas of the hotel and are estimated to cost approximately $1,017,805.  Approximately 115% of the expected cost of the property improvement plan was escrowed at closing and the borrower sponsors provided a completion guarantee.

Other properties may, and likely do, have renovations or PIPs in various stages of completion or planning.

We cannot assure you that these above described renovations and build outs will not temporarily interfere with the use and operation of portions of the related Mortgaged Property or that they will be timely completed.  See “Structural and Collateral Term Sheet” for additional information on the 10 largest Mortgage Loans.  Failure to timely complete a PIP for any of the hospitality Mortgaged Properties identified above could adversely affect the franchise affiliation.

Default History, Bankruptcy Issues and Other Proceedings

Three (3) of the Mortgage Loans, representing in the aggregate approximately 8.1% of the Initial Pool Balance, by allocated loan amount, were refinancings in whole or in part of loans in default at the time of refinancing or otherwise involved discounted pay-offs as described below:

With respect to the Mortgage Loan secured by the Mortgaged Properties identified on Annex A to this free writing prospectus as Perkins Retail Portfolio, representing approximately 4.2% of the Initial Pool Balance, the Mortgage Loan  (together with the $3.0 million Monument Mall Loan secured by, among other things, the Monument Mall Property, which is not part of the related Mortgaged Property, and 100% of the equity interests in the borrower under the related Mortgage Loan) refinanced a discounted payoff (at approximately 63% of par) of the previous mortgage loan secured by the related Mortgaged Properties and the Monument Mall Property.

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this free writing prospectus as Shadow Mountain Marketplace, representing approximately 3.4% of the Initial Pool Balance, the related Sponsor acquired the prior mortgage loan secured by the related Mortgaged Property at approximately 87% of par and subsequently accepted a discounted payoff of such prior mortgage loan at approximately the same 87% of par.  The discounted payoff was financed by the related Mortgage Loan.

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this free writing prospectus as Prestonwood Apartments, representing approximately 0.6% of the Initial Pool Balance, the Mortgage Loan refinanced a mortgage loan secured by the related Mortgaged Property that was in maturity default.

Certain of the borrowers, principals of the borrowers and other entities under the control of such principals are or previously have been parties to bankruptcy proceedings, foreclosure proceedings, deed-in-lieu of foreclosure transactions and/or mortgage loan workouts in addition to the bankruptcy related litigation issues discussed above in “—Litigation Considerations”.  For example, with respect to the 20 largest Mortgage Loans (and any related Mortgage Loans under common borrower sponsorship):

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this free writing prospectus as Miracle Mile Shops, representing approximately 6.2% of the Initial Pool Balance, the related borrower is currently named in two pending lawsuits, one relating to an alleged breach of contract and one related to an alleged patent infringement action arising out of use of a map navigation system used in connection with the borrower’s website for the Mortgaged Property.  In addition, since 2008, certain entities affiliated and controlled by one or more of the related non-recourse carveout guarantors have been a party to three foreclosure or deed-in-lieu of foreclosure actions in connection with defaulted commercial mortgage loans secured by properties unrelated to the Mortgaged Property.

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this free writing prospectus as Walpole Shopping Mall, representing approximately 4.1% of the Initial Pool Balance, during the recent downturn in the economy, the related sponsor is aware that the borrower sponsor of the Mortgage Loan experienced difficulties with certain properties that were financed with securitized loans that resulted in five foreclosures and one loan modification.

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this free writing prospectus as 1245 16th Street, representing approximately 3.3% of the Initial Pool Balance, the borrower sponsors of the Mortgage Loan, Marshall A. Rockwell and Laura H. Rockwell, filed personal Chapter 7 bankruptcy in 1996, after the collapse of Alpha Media, a company in which they owned 85% percent of the stock and whose debt they guaranteed.  After filing for personal bankruptcy in 1996 and receiving full discharge of personal liabilities, the borrower sponsors were then able to settle all of Alpha Media’s creditor claims and the company was closed as of December 1996. No litigation resulted against either the company or the borrower sponsors. During this time, the Mortgaged Property was never in default on any of its financial obligations and was not encumbered or affected in any way by the bankruptcy of the borrower sponsors.

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this free writing prospectus as Walnut Creek Marriott, representing approximately 2.8% of the Initial Pool Balance, the borrower sponsor of the Mortgage Loan also indirectly controlled a portfolio of Embassy Suites hotels that served as collateral for a commercial mortgage loan.  In July 2012, such borrower sponsor caused the borrowers of such commercial mortgage loan to file for bankruptcy protection.  Such filing triggered personal recourse to such borrower sponsor through activation of certain non-recourse carveout guarantees.  The special servicer of such commercial mortgage loan and such borrower sponsor submitted a reorganization plan that has been approved by the bankruptcy court.  The plan provides for the liquidation of the portfolio and a full release of such borrower sponsor from any potential recourse carve out obligations that may have arisen as a result of such bankruptcy filing.  The bankruptcy plan was confirmed on September 27, 2013. Bidders have submitted their best and final offers and liquidation of the properties is expected to be completed before the end of 2013.

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this free writing prospectus as University Tower, representing approximately 2.4% of the Initial Pool Balance, the borrower sponsor previously acted as a sponsor of 6 mortgage loans that were the subject of discounted payoffs or short sales resulting from the related mortgaged properties failing to produce adequate cash flow to repay the loans.  The borrower sponsor also previously sponsored 2 mortgage loans that were subject to deeds-in-lieu of foreclosure and 1 mortgage loan which was modified after the related mortgaged property failed to produce adequate cash flow to repay the loan.

With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A to this free writing prospectus as Olympia Development Walgreens Portfolio, representing approximately 2.0% of the Initial Pool Balance, the related borrower sponsor of the Mortgage Loan put a resort property (Safety Harbor Resort & Spa) in which it had an interest into bankruptcy in October 2010.  In addition, a number of lawsuits against the borrower sponsor and certain entities owned by it were settled pursuant to a settlement agreement executed in August 2011 resulting in six properties being surrendered.  The aggregate outstanding balance of the loans as of the date of the settlement agreement was approximately $19.4 million.  Furthermore, another entity owned by the borrower sponsor, which owned and developed a residential subdivision in Atlanta, Georgia, filed for bankruptcy after the lots failed to sell in order to restructure its debt obligations to the applicable mortgage lender and the various other creditors.

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this free writing prospectus as Monterra Apartments, representing approximately 1.4% of the Initial Pool Balance, the borrower sponsor of the Mortgage Loan assumed a commercial mortgage loan in June 2004 that had been in technical default due to the property’s poor condition and operating performance.  After four years of such borrower sponsor’s attempts to improve the property and fund shortfalls, such borrower sponsor turned the property over to the related lender.

With respect to the Mortgage Loans secured by the Mortgaged Properties identified on Annex A to this free writing prospectus as Sail Pointe Apartments and Sanctuary at Winterlakes Apartments, representing approximately 1.3% and 1.1%, respectively, of the Initial Pool Balance, in August 2012, the borrower sponsor of the Mortgage Loan filed a deed in lieu of foreclosure on a multifamily property in Montgomery, Alabama.

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this free writing prospectus as The Portland Paramount Hotel, representing approximately 1.4% of the Initial Pool Balance, one of the non-recourse guarantors held a 45% equity interest in a retail mall that was foreclosed upon in February 2012.

We cannot assure you that there are no other bankruptcy proceedings, foreclosure proceeds, deed-in-lieu of foreclosure transactions and/or mortgage loan workout matters that involved one or more Mortgage Loans or Mortgaged Properties, and/or a guarantor, borrower sponsor or other party to a Mortgage Loan.

Certain risks relating to bankruptcy proceedings are described in “Risk Factors—A Bankruptcy Proceeding May Result in Losses and Delays in Realizing on the Mortgage Loans” in this free writing prospectus and “Certain Legal Aspects of the Mortgage Loans—Bankruptcy Issues” in the prospectus.

Tenant Issues

Tenant Concentrations

Mortgaged properties that are owner-occupied or leased to a single tenant, or a tenant that makes up a significant portion of the rental income, also are more susceptible to interruptions of cash flow if that tenant’s business operations are negatively impacted or if such tenant fails to renew its lease.  This is so because:

●	the financial effect of the absence of rental income may be severe;

●	more time may be required to re-lease the space; and

●	substantial capital costs may be incurred to make the space appropriate for replacement tenants.

OfficeMax or Office Depot is a tenant at each of the Mortgaged Properties identified on Annex A to this free writing prospectus as Walpole Shopping Mall and McDonough Marketplace, securing approximately 4.8%, in the aggregate, of the Initial Pool Balance, by allocated loan amount. In February 2013, OfficeMax and Office Depot entered into negotiations to merge. The OfficeMax / Office Depot merger transaction is expected to close by the end of calendar year 2013, subject to stockholder approval from both companies, the receipt of regulatory approvals and other customary closing conditions.  We cannot assure you that any merger between OfficeMax and Office Depot will not result in store closures.

In the case of the Mortgaged Properties identified on Annex A to this free writing prospectus as Shadow Mountain Marketplace and Northlake Square SC, representing approximately 4.3% of the aggregate principal balance of the pool of Mortgage Loans as of the Cut-off Date, Best Buy is the largest tenant at the related Mortgaged Properties. In addition, Best Buy may be a shadow anchor for, or a tenant at, Mortgaged Properties securing other Mortgage Loans in the mortgage pool. On March 29, 2012, Best Buy announced its plan to close 50 of its U.S. stores in 2013 and cut $800 million in costs by 2015. We cannot assure you that the Best Buy tenant at the Mortgaged Property identified on Annex A to this free writing prospectus as Shadow Mountain Marketplace and/or Northlake Square SC will remain open for business or that the closing of any other Best Buy store will not impact other Mortgaged Properties securing Mortgage Loans in the mortgage Pool.

See Annex A to this free writing prospectus for tenant lease expiration dates for the five largest tenants (based on net rentable area leased) at each retail, office, mixed use and industrial Mortgaged Property.

The Mortgaged Properties have single tenants as set forth below:

●
Ten (10) of the Mortgaged Properties, securing, in whole or in part, 6 Mortgage Loans, representing approximately 4.9% of the Initial Pool Balance by allocated loan amount, are leased to a single tenant.

●	No Mortgaged Property leased to a single tenant secures a Mortgage Loan representing more than approximately 2.0% of the Initial Pool Balance.

With respect to certain of these Mortgaged Properties that are leased to a single tenant, the related leases may expire prior to, or soon after, the maturity dates of the Mortgage Loans or the related tenant may have the right to terminate the lease prior to the maturity date of the Mortgage Loan.  If the current tenant does not renew its lease on comparable economic terms to the expired lease, if a single tenant terminates its lease or if a suitable replacement tenant does not enter into a new lease on similar economic terms, there could be a negative impact on the payments on the related Mortgage Loans.

The Mortgaged Properties have certain tenant concentrations (among the five largest tenants (based on net rentable area)) across multiple Mortgaged Properties representing collateral for 2.0% or more of the Initial Pool Balance, as set forth below:

●	Gap is a tenant at each of two (2) Mortgaged Properties, and such Mortgaged Properties secure approximately 11.5% in the aggregate, of the Initial Pool Balance based on allocated loan amount.

●	Walgreens is a tenant at each of six (6) Mortgaged Properties, and such Mortgaged Properties secure approximately 5.4% in the aggregate, of the Initial Pool Balance based on allocated loan amount.

●	Best Buy is a tenant at each of two (2) Mortgaged Properties, and such Mortgaged Properties secure approximately 4.3% in the aggregate, of the Initial Pool Balance based on allocated loan amount.

●
Dollar Tree is a tenant at each of fourteen (14) Mortgaged Properties, and such Mortgaged Properties secure approximately 4.0% in the aggregate, of the Initial Pool Balance based on allocated loan amount.

●
Rent-A-Center is a tenant at each of eight (8) Mortgaged Properties, and such Mortgaged Properties secure approximately 3.3% in the aggregate, of the Initial Pool Balance based on allocated loan amount.

●	Cato is a tenant at each of ten (10) Mortgaged Properties, and such Mortgaged Properties secure approximately 2.5% in the aggregate, of the Initial Pool Balance based on allocated loan amount.

In the event of a default by that tenant, if the related lease expires prior to the Mortgage Loan maturity date and the related tenant fails to renew its lease or if such tenant exercises an early termination option, there would likely be an interruption of rental payments under the lease and, accordingly, insufficient funds available to the borrower to pay the debt service on the loan.  In certain cases where the tenant owns the improvements to the Mortgaged Property, the related borrower may be required to purchase such improvements in connection with the exercise of its remedies.

Lease Terminations and Expirations

Expirations.  See Annex A to this free writing prospectus for tenant lease expiration dates for the five largest tenants (based on net rentable area leased) at each retail, office, mixed use and industrial Mortgaged Property.  Even if none of the top five tenants at a particular Mortgaged Property have leases that expire before, or shortly after, the maturity of the related Mortgage Loan, there may still be a significant percentage of leases at a particular Mortgaged Property that expire in a single calendar year, a rolling 12-month period or prior to, or shortly after, the maturity of a Mortgage Loan.  Furthermore, some of the Mortgaged Properties have significant leases or a significant concentration of leases that expire before, or shortly after, the maturity of the related Mortgage Loan. Identified below are certain lease terminations or concentrations of lease terminations with respect to the Mortgaged Properties:

●	In certain cases, the lease of a major or anchor tenant at a multi-tenanted Mortgaged Property expires prior to the maturity date of the related Mortgage Loan.

●
With respect to the Mortgaged Properties identified on Annex A to this free writing prospectus as Mariner’s Landing and 2401 Bert - 2401 Bert Drive, 1122 Milledge Street, 257 West 17th Street, Olympia Development Walgreens Portfolio - Walgreens - Seminole, FL and Perkins Retail Portfolio - Herberger’s at Hilltop Mall, representing approximately 0.9%, 0.4%, 0.4%, 0.3% and 0.2%, respectively, of the Initial Pool Balance by allocated loan amount, each such Mortgaged Property is occupied by a single tenant under a lease which expires prior to the scheduled maturity of the related Mortgage Loan.

●
In addition, with respect to the Mortgaged Properties shown in the table below, one or more leases representing 50% or greater of the net rentable square footage of the related Mortgaged Property expire in the same calendar year prior to, or the same year as, the maturity of the related Mortgage Loan.

Mortgaged Property Name	Percent of the Initial Pool Balance by Allocated Loan Amount	Percentage of Leases Expiring	Calendar Year of Expiration	Maturity Date
8670 Wilshire	2.0%	57.3%	2018	11/6/2023
Perkins Retail Portfolio – Edgewood Shopping Center(1)	1.1%	50.9%	2016	11/6/2023
Northlake Square SC	0.9%	73.2%	2015	10/6/2023
Cinema Place	0.4%	66.2%	2023	10/6/2023
Perkins Retail Portfolio – Market Square Shopping Center(1)	0.4%	100.0%	2015	11/6/2023
Perkins Retail Portfolio – The Meadows Shopping Center(1)	0.4%	73.7%	2018	11/6/2023
Regency Portfolio – Twin County Plaza(2)	0.3%	56.1%	2020	11/6/2023
Joyner Crossing	0.3%	64.8%	2023	10/6/2023
Perkins Retail Portfolio – Cornhusker Plaza(1)	0.3%	79.6%	2017	11/6/2023
Perkins Retail Portfolio – Herberger’s at Hilltop Mall(1)	0.2%	100.0%	2016	11/6/2023
Regency Portfolio – Country Roads(2)	0.1%	66.6%	2019	11/6/2023
Regency Portfolio – Green Acres(2)	0.1%	51.4%	2018	11/6/2023
Regency Portfolio – Quitman Center(2)	0.1%	54.6%	2021	11/6/2023

(1)
Edgewood Shopping Center, Market Square Shopping Center, The Meadows Shopping Center, Cornhusker Plaza and Herberger’s at Hilltop Mall are encumbered by the Perkins Retail Portfolio Loan and each Mortgaged Property’s allocated loan balance accounts for 25.6%, 8.5%, 8.4%, 6.3% and 5.1% of the Perkins Retail Portfolio Loan’s aggregate loan balance, respectively.

(2)
Twin County Plaza, Country Roads, Green Acres, and Quitman Center are encumbered by the Regency Portfolio Loan and each Mortgaged Property’s allocated loan balance accounts for 8.1%, 3.6%, 2.9%, and 2.0%  of the Regency Portfolio Loan’s aggregate loan balance, respectively.

●
With respect to certain other Mortgaged Properties, leases representing a material portion (but less than 50%) of the net rentable square footage of the related Mortgaged Property expire in a single calendar year prior to, or the same year as, the maturity year of the related Mortgage Loan.

Terminations.  Certain Mortgage Loans have material lease early termination options.  Leases often give tenants the right to terminate the related lease or abate or reduce the related rent for various reasons or upon various conditions, including (i) if the borrower for the applicable Mortgaged Property allows uses at the Mortgaged Property in violation of use restrictions in current tenant leases, (ii) if the borrower or any of its affiliates owns other properties within a certain radius of the Mortgaged Property and allows uses at those properties in violation of use restrictions, (iii) if the related borrower fails to provide a designated number of parking spaces, (iv) if there is construction at the related Mortgaged Property or an adjacent property (whether or not such adjacent property is owned or controlled by the borrower or any of its affiliates) that may interfere with visibility of, access to or a tenant’s use of the Mortgaged Property, (v) upon casualty or condemnation with respect to all or a portion of the Mortgaged Property that renders such Mortgaged Property unsuitable for a tenant’s use or if the borrower fails to rebuild such Mortgaged Property within a certain time, (vi) if a tenant’s use is not permitted by zoning or applicable law, (vii) if the tenant is unable to exercise an expansion right, (viii) if the landlord defaults on its obligations under the lease, (ix) if a landlord leases space at the mortgaged property or within a certain radius of the mortgaged property to a competitor, (x) if the landlord violates the tenant’s exclusive use rights for a specified period of time or (xi) or to terminate its lease based upon contingencies other than those set forth in the “—Lease Terminations and Expirations” section. We cannot assure you that all or any of the borrowers will comply with their lease covenants or such third parties will act in a manner required to avoid any termination and/or abatement rights of the related tenant.

Identified below are certain other termination rights or situations in which the tenant may no longer occupy its leased space rights or pay full rent.

Certain of the tenant leases permit the related tenant to unilaterally terminate its lease upon providing notice of such termination within a specified period prior to the termination date.  For example, among the 5 largest tenants by net rentable square footage at the Mortgaged Properties or portfolios of Mortgaged Properties securing the largest 10 Mortgage Loans by aggregate Initial Pool Balance, or those Mortgaged Properties or portfolios of Mortgaged Properties with a tenant that leases at least 20% of the net rentable square footage of the related Mortgaged Property or portfolio of Mortgaged Properties (in each case excluding government tenants, which are described further below):

●
With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this free writing prospectus as Walpole Shopping Mall, representing approximately 4.1% of the Initial Pool Balance, the third largest tenant, Office Max, leasing approximately 7.1% of the net rentable square footage of the related Mortgaged Property, may terminate its lease at any time upon at least six (6) months prior written notice.

●
With respect to the Mortgage Loan secured by the Mortgaged Properties identified on Annex A to this free writing prospectus as 5607-5625 Baum Boulevard, representing approximately 1.0% of the Initial Pool Balance, the largest tenant, leasing approximately 43.1% of the net rentable square footage of the related Mortgaged Property, has an annual termination option commencing in June 2015, with 12 months prior written notice, if the tenant’s department, the Department of Biomedical Informatics, is not awarded grants sufficient to fund the office rents.

●
With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this free writing prospectus as Northlake Square SC, representing approximately 0.9% of the Initial Pool Balance, the largest tenant, Best Buy, leasing approximately 63.8% of the net rentable square footage of the related Mortgaged Property, may terminate its lease if the costs to comply with certain regulatory requirements, including the Americans with Disabilities Act, exceed $250,000, and the landlord fails to pay such costs.

In addition to the termination provisions referenced above, with respect to the Mortgaged Property securing the Mortgage Loan identified on Annex A to this free writing prospectus as Cinema Place, representing approximately 0.4% of the Initial Pool Balance, the lease between the borrower and Century Theatres Inc. (“Century”) (representing approximately 66.2% of the net rentable area) provides that if, within 20 years after the effective date of such lease, a new movie theater, having three (3) or more screens or two hundred (200) or more seats and showing first run films, is opened in the City of Hayward outside a specified “Downtown Core Area”, then Century shall have the right to terminate its lease.  In the event it terminates its lease, Century shall also have the right to receive a payment of $5 million from the Hayward Successor Agency.  If such payment is not made, then Century may remain in occupancy of the premises demised pursuant to its lease without any obligation to pay rent.  In the event Century exercises this termination right, the non-recourse carveout guarantor is obligated to pay rent under a master lease of the entire space leased by Century.  The rent payable under the master lease is equal to the rent that would be payable by Century but-for the termination option.

Certain of the tenant leases permit the related tenant to terminate its lease and/or abate or reduce rent if the tenant fails to meet certain sales targets or other business objectives for a specified period of time.  We cannot assure you that all or any of these tenants will meet the sales targets or business objectives required to avoid any termination and/or abatement rights.  For example, taking into account the 5 largest tenants by net rentable square footage at those Mortgaged Properties or portfolios of Mortgaged Properties securing the largest 20 Mortgage Loans by aggregate Initial Pool Balance:

●
With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this free writing prospectus as The Gates at Manhasset, representing approximately 5.3% of the Initial Pool Balance, Banana Republic, which is currently in lease negotiations with the related borrower with respect to a lease that would make it the fourth largest tenant (by net rentable area leased), will (pursuant to the lease terms currently under negotiation) have a one-time right to terminate its lease if gross sales for the measuring period of months 48 to 60 of the lease term do not exceed $3.9 million.

Certain of the Mortgaged Properties may have tenants that sublet a portion of their space or have provided notice of their intent to sublet out a portion of their space in the future.  For example, among the five largest tenants (based on net rentable area) at Mortgaged Properties or portfolios of Mortgaged Properties securing the 10 largest Mortgage Loans or in cases where 10% or more of the aggregate net rentable area at a Mortgaged Property or portfolio of Mortgaged Properties is sublet:

●
With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this free writing prospectus as University Tower, representing approximately 2.4% of the Initial Pool Balance, Blue Cross Blue Shield of North Carolina, the largest tenant, subleases all of its space to Duke University Health System.

●
With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this free writing prospectus as Park 41 Evansville, representing approximately 1.1% of the Initial Pool Balance, the largest tenant, Park 41 Logistics, leasing approximately 27.2% of the net rentable area of such Mortgaged Property, is an affiliate of the non-recourse carveout guarantor of the Mortgage Loan, and in turn subleases its space to a third-party building materials company, for which it provides warehouse services.

●
With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this free writing prospectus as 215 Ohio Street, representing approximately 0.5% of the Initial Pool Balance, Channel Clarity, currently leasing 45.1% of the net rentable area of the Mortgaged Property, subleases 2 of its 3 floors, representing 14,392 square feet of its space and 30.1% of the net rentable area of the Mortgaged Property, to SingleHop. Such sublease will expire in May 2014. Upon expiration of the sublease, either or both of SingleHop and/or Channel Clarity may vacate the Mortgaged Property.

●
With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this free writing prospectus as Archer Plaza, representing approximately 0.3% of the Initial Pool Balance, 7-Eleven, Inc., the second largest tenant, occupying approximately 10.6% of the net rentable area, subleases all of its space to a franchisee for the operation of a 7-Eleven convenience store.

Certain of the tenant leases for the Mortgaged Properties may permit affected tenants to terminate their leases and/or abate or reduce rent if another tenant at the subject Mortgaged Property or a tenant at an adjacent or nearby property terminates its lease or goes dark, or if a specified percentage of the Mortgaged Property is unoccupied. For example, among the 5 largest tenants by net rentable square footage at those Mortgaged Properties or portfolios of Mortgaged Properties securing the largest 20 Mortgage Loans by aggregate Initial Pool Balance:

●
With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this free writing prospectus as The Gates at Manhasset, representing approximately 5.3% of the Initial Pool Balance, Gap, the second largest tenant at the related Mortgaged Property (representing approximately 15.0% the net rentable area), may pay reduced rent and/or terminate its lease if a certain percentage of co-tenants are not open and operating.  In addition, Urban Outfitters, the third largest tenant at the related Mortgaged Property (representing approximately 10.2% the net rentable area), may pay alternative rent if a certain percentage of co-tenants are not open and operating.

●
With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this free writing prospectus as Shadow Mountain Marketplace, representing approximately 3.4% of the Initial Pool Balance, Ashley Furniture, an anchor tenant at the related Mortgaged Property, may terminate its lease if Costco (which occupies an adjacent parcel) ceases to operate for more than six (6) months.

●
With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this free writing prospectus as Walpole Shopping Mall, representing approximately 4.1% of the Initial Pool Balance, four of the six largest tenants at the Mortgaged Property (Barnes & Noble, Joann Fabric, Office Max and PetSmart), collectively representing approximately 25.4% of the net rentable square footage at the related Mortgaged Property, may pay reduced rent and/or terminate their respective leases if certain co-tenants go dark.

Certain of the tenant leases may permit a tenant to go dark at any time.  For example, among the 5 largest tenants by net rentable square footage at those Mortgaged Properties or portfolios of Mortgaged Properties securing the largest 20 Mortgage Loans by aggregate Initial Pool Balance or in cases where any Mortgaged Property is leased to a single tenant who has the option to go dark:

●
With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this free writing prospectus as Shadow Mountain Marketplace, representing approximately 3.4% of the Initial Pool Balance, all anchor tenants at the Mortgaged Property, Best Buy, Ashley’s Furniture and Walgreen’s may go dark at any time.

●
With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to the free writing prospectus as Regency Portfolio – Village Center, representing approximately 0.4% of the Initial Pool Balance by allocated loan amount, Orscheln Farm and Home LLC, the largest tenant (representing 29.6% the net rentable area at such Mortgaged Property), has the option to go dark at any time.

Certain of the Mortgaged Properties as set forth in the table below, may be leased in whole or in part by government sponsored tenants. Government sponsored tenants frequently have the right to cancel their leases at any time or after a specific time (in some cases after the delivery of notice) or for lack of appropriations. For example, set forth below are certain government leases that individually represent more than 5% of the base rent at the related Mortgaged Property and have these types of risks.

Mortgage Loan Name	Percent of Initial Pool Balance	Tenant	Percent of Net Rentable Area	Percent of Base Rent
5607-5625 Baum Boulevard	1.0%	University of Pittsburgh	43.1%	53.1%
Plaza Vegas Business Park	0.6%	State of Nevada	3.6%	17.4%

One or more other leases at the Mortgaged Properties representing less than 5% of the base rent could also have these types of risks.

Certain other tenants may have the right to terminate the related lease or abate or reduce the related rent if the related borrower violates covenants under the related lease or if third parties take certain actions that adversely affect such tenants’ business or operations.

See “Structural and Collateral Term Sheet” on Annex B to this free writing prospectus for more information on material termination options relating to the largest 20 Mortgage Loans.

Other.  Tenants under certain leases included in the Underwritten Net Cash Flow, Underwritten Net Operating Income and/or Occupancy may not be in physical occupancy, may not have begun paying rent or may be in negotiation as set forth below:

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In the case of the Mortgaged Property identified on Annex A to this free writing prospectus as The Gates at Manhasset, securing a Mortgage Loan that represents approximately 5.3% of the Initial Pool Balance, 2 tenants, Madewell and C.Wonder, collectively leasing approximately 6.1% of the net rentable area at such Mortgaged Property, have executed leases but are not scheduled to open until December 2013.  In addition, the related borrower is currently negotiating with Banana Republic with respect to a lease that would make Banana Republic the fourth largest tenant by net rentable area (representing approximately 7.6% of the net rentable area).

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In the case of the Mortgaged Property identified on Annex A to this free writing prospectus as Walpole Shopping Mall, securing a Mortgage Loan that represents approximately 4.1% of the Initial Pool Balance, Joann Fabric, the fifth largest tenant (by net rentable area leased) leases approximately 24,760 square feet of net rentable area at the subject Mortgaged Property (representing approximately 6.2% of the total net rentable area).  However, approximately 12,825 square feet of that leased space is expansion space as to which the tenant is not expected to take occupancy or begin paying rent before April 1, 2014.

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In the case of the Mortgaged Property identified on Annex A to this free writing prospectus as Park 41 Evansville, securing a Mortgage Loan that represents approximately 1.1% of the Initial Pool Balance, Sugar Steel Corporation, the fourth largest tenant by net rentable area leased at such Mortgaged Property has executed a lease for approximately 9.7% of the net rentable area at the related Mortgaged Property but is not anticipated to move into its demised premises until January 1, 2014, because the landlord is currently building out the space.  Such tenant is expected to take occupancy by the beginning of 2014.

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In the case of the Mortgaged Property identified on Annex A to this free writing prospectus as 5607-5625 Baum Boulevard, securing a Mortgage Loan that represents approximately 1.0% of the Initial Pool Balance, Intermedix Corporation, the third largest tenant (by net rentable area) leasing, in total, approximately 20.7% of the net rentable area at the Mortgaged Property, has recently expanded and taken possession of approximately 6.9% of the net rentable area at the Mortgaged Property, but will not commence paying rent for the expansion space until February 2014.

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In the case of the Mortgaged Property identified on Annex A to this free writing prospectus as Plaza Vegas Business Park, securing a Mortgage Loan that represents approximately 0.6% of the Initial Pool Balance, the State of Nevada, the third largest tenant (by net rentable area leased), leasing approximately 3.6% of the net rentable area at such Mortgaged Property is not anticipated to take occupancy of its premises until mid-November or early December of 2013 and such Mortgaged Property is also 27.8% vacant.

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In the case of the Mortgaged Property identified on Annex A to this free writing prospectus as 215 Ohio Street, securing a Mortgage Loan that represents approximately 0.5% of the Initial Pool Balance, Enrgi Fitness, the largest tenant (by net rentable area) leasing approximately 17.3% of the net rentable area at the Mortgaged Property has executed a lease but is not expected to commence paying rent until June 2014.

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With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to the free writing prospectus as Cinema Place, representing approximately 0.4% of the Initial Pool Balance, three tenants (Clickaway, Copy Mat and Flame Restaurant, collectively representing 7.4% the net rentable area), have not yet taken occupancy or commenced paying rent, but have executed leases and are expected to occupy their spaces and commence paying rent in March 2014, February 2014 and December 2013, respectively.

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With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to the free writing prospectus as Meadowbrook & Volunteer Crossing - Meadowbrook Shopping Center, representing approximately 0.2% of the Initial Pool Balance by allocated loan amount, tenant Great Clips (representing 1.8% the net rentable area), has not yet taken occupancy and has not commenced paying rent. The tenant has executed a lease and is expected to take occupancy in January 2014 and commence paying rent in January 2015.

We cannot assure you that any of the tenants described above will execute leases, commence paying rent or take occupancy at the related Mortgaged Property.

In addition, in some cases, tenants at a Mortgaged Property may have signed a letter of intent but not executed a lease with respect to the related space.  We cannot assure you that any such proposed tenant will sign a lease or take occupancy at the related Mortgaged Property.

In addition, the underwritten occupancy, Underwritten Net Cash Flow and Underwritten Net Operating Income of the Mortgaged Properties may reflect tenants, and rents from tenants, whose lease terms or renewal leases are under negotiation but not yet signed.

In these cases we cannot assure you that these tenants will take occupancy, begin paying rent or execute these leases.  If these tenants do not take occupancy of the leased space, begin paying rent or execute these leases, it could result in a higher vacancy rate and re-leasing costs that may adversely affect cash flow on the related Mortgage Loan.

In addition, anchor tenants at, and shadow anchor tenants with respect to, certain Mortgaged Properties may close or otherwise become vacant.  We cannot assure you that any such anchor tenants would be replaced in a timely manner or without incurring material additional costs to the related borrower and resulting in adverse economic effects.

See “Structural and Collateral Term Sheet” on Annex B to this free writing prospectus for more information on other tenant matters relating to the largest 20 Mortgage Loans.

Purchase Options and Rights of First Refusal

Below are certain purchase options and rights of first refusal to purchase all or a portion of the Mortgaged Property with respect to certain of the Mortgaged Properties.

With respect to the portfolio of Mortgaged Properties identified on Annex A to this free writing prospectus as Perkins Retail Portfolio, which secure a Mortgage Loan representing approximately 4.2% of the Initial Pool Balance, Herberger’s, the sole tenant at the related Mortgaged Property identified as Perkins Retail Portfolio – Herberger’s at Hilltop Mall on Annex A to this free writing prospectus,  has the prior right to buy such property, in whole or in part, if the landlord receives an acceptable bona fide third party offer to buy such property, or if the landlord offers to sell such property.  Pursuant to an SNDA delivered by such tenant to the related lender, a foreclosure or deed-in-lieu of foreclosure will not be deemed to be a bona fide offer to buy.

With respect to the portfolio of Mortgaged Properties identified on Annex A to this free writing prospectus as Olympia Development Walgreens Portfolio, which secure a Mortgage Loan representing approximately 2.0% of the Initial Pool Balance, the sole tenant at each such Mortgaged Property has a right of first refusal to purchase such Mortgaged Property.  No tenant’s right of first refusal applies in connection with a foreclosure or conveyance in lieu of foreclosure exercised by the lender.

With respect to the Mortgaged Property identified on Annex A to this free writing prospectus as 5607-5625 Baum Boulevard, which secures a Mortgage Loan representing approximately 1.0% of the Initial Pool Balance, Aldi Inc. (“Aldi”), the second largest tenant at the Mortgaged Property, has a one time 30-day right of first refusal to purchase the entire Mortgaged Property or any portion which contains Aldi’s premises upon the related borrower’s acceptance of a signed, written offer to purchase the Mortgaged Property or such portion.  Following the fifth anniversary of the commencement date of its lease, Aldi’s right of first refusal is limited solely to potential purchases of Aldi’s premises and not the entire Mortgaged Property.  Aldi’s lease is silent as to whether the option exists in the event of a foreclosure.

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to the free writing prospectus as Regency Portfolio-River Creek Village, representing approximately 0.5% of the Initial Pool Balance by allocated loan amount, Merchants Bank & Trust Co. (“MB&T”) is the tenant of approximately 1,500 rentable square feet.  The lease with MB&T grants MB&T an option to purchase the portion of River Creek Village now leased to MB&T by giving notice to the landlord under its lease; such notice may only be given at specified times during the term of the related lease, and the lease specifies the purchase price applicable to each specific notice period.  MB&T, through a subordination agreement for the benefit of the lender, agreed that its lease and the related purchase option are subject and subordinate to the lien and terms of the documents governing the Mortgage Loan.  The same lease also provides a right of first offer for the same tenant, granting a preemptive right to purchase on the same terms as any bona fide offer received by landlord.  Neither the purchase option nor the right of first offer is subject to a condition that no default under the lease have occurred, nor to any other conditions other than notice.  The right of first offer applies only to a proposed sale of the premises separately from the rest of the shopping center.  Merchants’ Bank entered into a subordination and nondisturbance agreement subordinating its purchase option and right of first offer to the lien of the Mortgage Loan.

Affiliated Leases

Certain of the Mortgaged Properties are leased in whole or in part by borrowers or borrower affiliates.  Set forth below are examples of Mortgaged Properties or portfolios of Mortgaged Properties at which at least 5.0% of (i) the gross income at the Mortgaged Property or portfolio of Mortgaged Properties relates to leases between the borrower and an affiliate of the borrower or (ii) the net rentable area at the Mortgaged Property or portfolio of Mortgaged Properties is leased to an affiliate of the borrower:

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With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this free writing prospectus as 8670 Wilshire, representing approximately 2.0% of the Initial Pool Balance, two tenants, Mink Radiologic Imaging and Dr. Levesque, leasing approximately 13.4% in the aggregate of the net rentable area of such Mortgaged Property, are affiliated with the sponsor of the Mortgage Loan.

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With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this free writing prospectus as The Camp, representing approximately 1.1% of the Initial Pool Balance, the largest tenant, SEED/Patagonia, leasing approximately 21.5% of the net rentable area of such Mortgaged Property, is affiliated with the borrower under the Mortgage Loan.

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With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this free writing prospectus as Park 41 Evansville, representing approximately 1.1% of the Initial Pool Balance, three tenants, Park 41 Logistics, CrossPoint Polymer Technologies (CPPT) and the Kunkel Group, leasing approximately 48.6% of the net rentable area of such Mortgaged Property, are affiliates of the non-recourse carveout guarantor of the Mortgage Loan. Park 41 Logistics in turn subleases its space to a third-party building materials company, for which it provides warehouse services.

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With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A to this free writing prospectus as Saddleback MHC Portfolio, representing approximately 0.8% of the Initial Pool Balance, at each of the related Mortgaged Properties, an affiliate of the related borrower that owns such property owns manufactured homes located on such property.  These homes constitute 142 of the 585  total pad sites securing the related Mortgage Loan as indicated in the following chart:

Mortgaged Property	Master Leased Pads	Total Pads
Cedar Creek MHP (Salina, KS)	48	150
Countryside Estates MHP (Hays, KS)	51	209
Prairie Village MHP (Salina, KS)	18	124
West Cloud MHP (Salina, KS)	25	102

The affiliate has master leased all of these manufactured homes to the related borrowers.  Pursuant to the master lease, the borrower retains all revenues from rental of these manufactured homes to third-party tenants.  The related guarantor of the Mortgage Loan has guaranteed that the revenues from the manufactured homes will equal or exceed a specified amount based on rental targets (calculated as set forth in the related Mortgage Loan documents), and the related borrower is obligated to make a deposit into the lockbox account quarterly in the amount of any shortfall.  Furthermore, if any of the leased homes are sold, the proceeds of such sales are required to be deposited in the lockbox account within five days after receipt of such proceeds and shall (absent the continuance of a cash management trigger period) be returned to the borrower’s operating account.

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With respect to the Mortgaged Property securing the Mortgage Loan identified on Annex A to this free writing prospectus as Capitol View, representing approximately 0.6% of the Initial Pool Balance, certain of the borrower sponsors are principals in a company (Gregory & Appel Insurance) that leases approximately 49.6% of the net rentable area of such Mortgaged Property.

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With respect to the Mortgaged Property securing the Mortgage Loan identified on Annex A to this free writing prospectus as Westridge Business Center representing approximately 0.5% of the Initial Pool Balance, the borrower sponsors lease approximately 16.1% of the net rentable area of such Mortgaged Property.  The borrower sponsors will begin leasing additional space at the Mortgaged Property, representing approximately 11.7% of the net rentable area, in November 2013.

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With respect to the Mortgaged Property securing the Mortgage Loan identified on Annex A to this free writing prospectus as Cinema Place, representing approximately 0.4% of the Initial Pool Balance, the borrower sponsor leases approximately 66.2% of the net rentable area of the Mortgaged Property pursuant to a master lease.  The same premises are also leased to Century Theaters, Inc.  The borrower sponsor has no possessory rights to the premises for so long as such premises are leased to Century Theatres, Inc. and initially is not required to pay any rent.  Century Theaters, Inc. has the right to cease paying rent under its lease in certain circumstances and in such event the borrower sponsor will become obligated to pay rent to the borrower (in an amount equal to the amount of rent otherwise payable by Century Theaters, Inc. to the borrower).

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With respect to the Mortgaged Property securing the Mortgage Loan identified on Annex A to this free writing prospectus as 800 Wilcrest Drive, representing approximately 0.4% of the Initial Pool Balance, the chief executive officer of one of the tenants, G&W Systems Consulting (which leases approximately 10.7% of the net rentable area at such Mortgaged Property), owns 5% of the equity in the borrower and is the father of one of the borrower sponsors.

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With respect to the Mortgaged Property securing the Mortgage Loan identified on Annex A to this free writing prospectus as Meadowbrook and Volunteer Crossing – Volunteer Crossing Shopping Center, representing approximately 0.2% of the Initial Pool Balance, the borrower received an equity interest in one of the tenants at the Mortgaged Property identified as Volunteer Crossing Shopping Center (Grand Slam, which leases approximately 11.3% of the net rentable area of such Mortgaged Property) in return for a rent concession.

Other Mortgaged Properties may have tenants that are affiliated with the related borrower but those tenants do not represent more than 5.0% of the gross income or net rentable area of the related Mortgaged Property.

Certain of the Mortgaged Properties are leased in whole or in part by Originator and Sponsor affiliates.  For example:

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With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this free writing prospectus as Wal-Mart Shadow Anchored Southeast Portfolio - Selma Shopping Center, representing approximately 0.2% of the Initial Pool Balance, CitiFinancial, an affiliate of Citigroup Global Markets Inc., one of the underwriters and an affiliate of Citigroup Global Markets Realty Corp., an Originator and Sponsor, has leased 2,125 square feet of the net rentable area at the related Mortgaged Property, which represents approximately 8.6% of the net rentable area.

Insurance Considerations

In the case of 83 Mortgaged Properties which secure in whole or in part 42 Mortgage Loans, representing approximately 57.5% of the Initial Pool Balance, the related borrower maintains insurance under blanket policies.

In addition, certain Mortgaged Properties may be insured by a sole or significant tenant.  For example:

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With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this free writing prospectus as Related Home Depot, representing approximately 1.1%, of the Initial Pool Balance, the related borrower is permitted to rely on the insurance coverage obtained by, or self-insurance provided by, Home Depot, the sole tenant at such property, to satisfy its insurance requirements relating to that Mortgaged Property.  Home Depot owns the improvements at the Mortgaged Property, may demolish or alter the improvements and, following casualty, is not obligated to restore the improvements and may retain the proceeds of any property insurance.

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With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this free writing prospectus as 257 West 17th Street, representing approximately 0.4%, of the Initial Pool Balance, the related single tenant provides insurance for commercial general liability, alterations, improvements and betterments, business interruption, plate glass and “All Risk Builder’s Risk Coverage.” The related borrower provides business income coverage and liability coverage.   The condominium association at the Mortgaged Property provides building coverage.  The condominium by-laws require the Board of Managers to obtain and maintain property coverage covering the interests of the condominium, the Board of Managers and all condominium unit owners.

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With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this free writing prospectus as 1122 Milledge Street, representing approximately 0.4%, of the Initial Pool Balance, the related borrower is permitted to rely on the property coverage obtained by the sole tenant at such property.

In addition, with respect to the Mortgaged Property that is part of a condominium regime, the insurance may be maintained by the condominium association rather than the related borrower. Many Mortgage Loans contain limitations on the obligation to obtain terrorism insurance. See “Risk Factors—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in this free writing prospectus.

See “Risk Factors—Risks Associated with Blanket Insurance Policies or Self-Insurance” in this free writing prospectus.

Use Restrictions

Certain of the Mortgaged Properties are subject to restrictions that restrict the use of the Mortgaged Properties to their current use.  In addition, certain of the Mortgaged Properties may be subject to restrictions relating to their current use.

The Mortgaged Property identified on Annex A to this free writing prospectus as 257 West 17th Street, securing a Mortgage Loan representing approximately 0.4% of the Initial Pool Balance, is entirely leased to a single tenant operating as a fitness center.  However, the 257 West 17th Street tenant’s use of the Mortgaged Property requires a “special use permit” as a “Physical Cultural Establishment” under the New York City zoning regulation and a change with respect to the certificate of occupancy from retail (which the related borrower has covenanted to diligently pursue and obtain, or cause to be diligently pursued and obtained, within one year after origination).

In the case of the Mortgage Loan identified on Annex A to this free writing prospectus as Shadow Mountain Marketplace, representing approximately 3.4% of the Initial Pool Balance, the Mortgaged Property is subject to certain reciprocal easement agreements that contain certain restrictions with respect to the use of the Mortgaged Property, including, but not limited to the prohibition of: (i) mobile homes, (ii) distillation facilities, (iii) movie theatres and (iv) various other non-retail uses.

With respect to the Mortgaged Property securing the Mortgage Loan identified on Annex A to this free writing prospectus as Cinema Place, representing approximately 0.4% of the Initial Pool Balance, the

Mortgaged Property is subject to environmental restrictions that prohibit the use of the Mortgaged Property as a day care center, elder care center, school or hospital.  In addition, the related Mortgaged Property is subject to zoning and deed restrictions, as well as restrictions in the ground lease, that require it to be used solely for entertainment, dining and retail purposes.

See “Risk Factors—Risks Related to Zoning Non-Compliance and Use Restrictions” in this free writing prospectus.

Appraised Value

In certain cases, appraisals may reflect both “as stabilized” and “as-is” values, although the Appraised Value reflected in this free writing prospectus with respect to each Mortgaged Property reflects only the “as-is” value, which may contain certain assumptions, such as future construction completion, projected re-tenanting or increased tenant occupancies, other than as follows:

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With respect to the loan-to-value ratios at maturity of 12 Mortgage Loans secured by the Mortgaged Properties or portfolios of Mortgaged Properties identified on Annex A to this free writing prospectus as identified in the definition of “Maturity Date/ARD LTV Ratio”, the related LTV Ratio at Maturity/ARD, reflected in this free writing prospectus, is calculated using an “as stabilized” appraised value.

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With respect to the Mortgaged Property identified on Annex A to this free writing prospectus as Walnut Creek Marriott, representing collateral for approximately 2.8% of the Initial Pool Balance, the Cut-off Date LTV Ratio is based on an Appraised Value of the Mortgaged Property that is calculated based on the appraiser’s “as-is” appraised value of $41,300,000 plus a stated $6,800,000 “capital deduction” related to capital improvements at the related Mortgaged Property for which $8,200,000 was reserved in connection with the origination of the Mortgage Loan.

See “Risk Factors—Appraisals May Not Reflect Current or Future Market Value of Each Property” in this free writing prospectus.

Non-recourse Carveout Limitations

While the Mortgage Loans generally contain non-recourse carveouts for liabilities such as a result of fraud by the borrower, certain voluntary insolvency proceedings or other matters, certain of the Mortgage Loans do not contain such carveouts or contain limitations to such carveouts, such as the Mortgage Loans set forth below:

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In the case of the Mortgage Loan identified on Annex A to this free writing prospectus as Miracle Mile Shops, representing approximately 6.2% of the Initial Pool Balance, the related Mortgage Loan documents  provide that breaches of the transfer restrictions in the related Mortgage Loan documents trigger full recourse liability against the borrower and related guarantors under the Mortgage Loan, for: (i) any voluntary transfer of fee simple title to all or a material portion of the land and improvements; (ii) a lease of all or substantially all of the land or improvements; or (iii) the sale or pledge of equity interests in the borrower which results in a change of control (unless the change of control was part of a permitted transfer under the Mortgage Loan documents) or which results in the guarantors (including family members and trust for their benefit) collectively owning (A) less than ten percent (10%) of the borrower and any special purpose entity owner or (B) together with any other qualified investors (as defined in the Mortgage Loan documents), less than fifty-one percent (51%) of the Mortgagor and any special purpose entity owner. Any other breaches of transfer restrictions result in recourse for losses only.

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With respect to the Mortgage Loans secured by the Mortgaged Properties identified on Annex A to this free writing prospectus as The Brittany, Candlewood and Randolph Park, respectively, representing approximately 1.2%, 1.1% and 0.7%, respectively, of the Initial Pool Balance, each of the Mortgage Loans has the same non-recourse carve-out guarantor, Northland Portfolio L.P.  Such guarantor will be liable for standard non-recourse carveouts for liabilities, but its liability will be capped at $25 million for each such Mortgage Loan; provided that such cap will not apply to any liability for fraud, environmental matters or securitization indemnification.

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In the case of the Mortgage Loan identified on Annex A to this free writing prospectus as McAllister Plaza, representing approximately 1.6% of the Initial Pool Balance, the Mortgage Loan documents limit full recourse to borrower and the related guarantor for breach of the prohibition on equity or Mortgaged Property transfers in violation of the loan documents to the extent that (A) such breach was material; or (B)(1) borrower had no knowledge of such breach, (2) such breach was inadvertent, (3) such breach is susceptible of cure and (4) borrower fails to correct such breach within ten (10) days of the earlier of (i) notice from lender and (ii) borrower obtaining knowledge of such breach.

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With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this free writing prospectus as Bella Apartments, representing approximately 1.0% of the Initial Pool Balance, there is no non-recourse carveout for breaches of environmental covenants, but there is an environmental indemnity agreement.

In addition, certain other Mortgage Loans have additional limitations to the non-recourse carveouts as described on Annex E-2 to this free writing prospectus.  See “Risk Factors—Mortgage Loans Are Non-recourse and Are Not Insured or Guaranteed” in this free writing prospectus.

We cannot assure you that the net worth or liquidity of any non-recourse guarantor under any of the Mortgage Loans will be sufficient to satisfy any claims against that guarantor under its non-recourse guaranty.  In most cases, the liquidity and net worth of a non-recourse guarantor under a Mortgage Loan will be less, and may be materially less, than the outstanding principal amount of that Mortgage Loan.

Real Estate and Other Tax Considerations

 Below are descriptions of real estate tax matters relating to certain Mortgaged Properties.  Certain risks relating to real estate taxes regarding the Mortgaged Properties or the borrowers are described in “Risk Factors— Increases in Real Estate Taxes May Reduce Available Funds” in this free writing prospectus.

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to the free writing prospectus as Windsor Court New Orleans, representing approximately 6.4% of the Initial Pool Balance, the Mortgaged Property currently has a tax abatement in place that is due to expire in 2016. The estimated taxes that would be due based on the current assessment are equal to approximately $200,000 annually. We cannot assure you that this tax abatement will be renewed.

Certain Terms of the Mortgage Loans

Due Dates; Mortgage Loan Rates; Calculations of Interest

Subject in some cases to a next business day convention, all of the Mortgage Loans have due dates upon which interest and/or principal payments are due under the related Mortgage Note (each such date, a “Due Date”) that occur as described in the following table with the indicated grace period.
Due Date	Default Grace Period Days	Number of Mortgage Loans	% of Initial Loan Pool Balance
6	0	75	85.0%
6	5(1)	1	6.4
6	3(2)	1	6.2
1	5(3)	1	2.4
Total		78	100.0%

(1)	One (1) Mortgage Loan allows for a 5-day grace period permitted once over the life of the loan, other than the payment due on the maturity date.

(2)	One (1) Mortgage Loan allows for a 3-day grace period permitted for one monthly payment per calendar year, other than the payment due on the maturity date.

(3)	Other than the payment due on the maturity date.

As used in this free writing prospectus, “grace period” is the number of days before a payment default is an event of default under the terms of each Mortgage Loan.  See Annex A to this free writing prospectus for information on the number of days before late payment charges are due under the Mortgage Loan.  The information on Annex A to this free writing prospectus regarding the number of days before a late payment charge is due is based on the express terms of the Mortgage Loans.  Some jurisdictions may impose a statutorily longer period.

All of the Mortgage Loans are secured by first liens on fee simple and/or leasehold interests in the related Mortgaged Properties, subject to the permitted exceptions reflected in the related title insurance policy.  All of the Mortgage Loans bear fixed interest rates.

All of the Mortgage Loans accrue interest on the basis of the actual number of days in a month, assuming a 360-day year (“Actual/360 Basis”).

Three (3) of the Mortgage Loans, collectively representing approximately 6.4% of the Initial Pool Balance, provide for monthly payments of interest only until the related stated maturity date or anticipated repayment date (each of those three Mortgage Loans an “Interest Only Mortgage Loan”).  Except as described below, the remaining 75 Mortgage Loans, representing approximately 93.6% of the Initial Pool Balance, provide for monthly payments of principal based on amortization schedules significantly longer than the remaining terms of such Mortgage Loans (together with the Interest Only Mortgage Loans, the “Balloon Mortgage Loans”).  Twenty-nine (29) of these Balloon Mortgage Loans, representing approximately 48.1% of the Initial Pool Balance, provide for monthly payments of interest only for a period of 6 months to 60 months following the related origination date.  The Balloon Mortgage Loans will have balloon payments due at their stated maturity dates unless prepaid prior thereto.

The Mortgage Loans secured by the Mortgaged Properties identified as Matrix MHC Portfolio, Walnut Creek Marriott and Mariner’s Landing and 2401 Bert on Annex A to this free writing prospectus, and representing approximately 6.1%, 2.8% and 2.0%, respectively, of the Initial Pool Balance, amortize based on non-standard amortization schedules that are set forth on Annex G-1, Annex G-2 and Annex G-3, respectively, to this free writing prospectus.

ARD Loan

One (1) Mortgage Loan securing the portfolio of Mortgaged Properties identified as Olympia Development Walgreens Portfolio on Annex A to this free writing prospectus (the “ARD Loan”), representing approximately 2.0% of the Initial Pool Balance, provides that, after a certain date (the

“Anticipated Repayment Date”), if the related borrower has not prepaid the ARD Loan in full, any principal outstanding on that date will accrue interest at an increased interest rate (the “Revised Rate”) rather than the stated Mortgage Loan Rate (the “Initial Rate”).  See Annex A to this free writing prospectus for the Anticipated Repayment Date and the Revised Rate for the ARD Loan.  After its Anticipated Repayment Date, the ARD Loan further requires that all cash flow available from the related Mortgaged Properties after payment of the monthly debt service payments required under the terms of the related Mortgage Loan documents and all escrows and property expenses required under the related Mortgage Loan documents be used to accelerate amortization of principal (without payment of any yield maintenance premium or prepayment charge) on the ARD Loan.  While interest at the Initial Rate continues to accrue and be payable on a current basis on the ARD Loan after its Anticipated Repayment Date, the payment of Excess Interest, to the extent actually collected, will be deferred and will be required to be paid, only after the outstanding principal balance of the ARD Loan has been paid in full, at which time the Excess Interest will be paid to the holders of the Class S certificates.  Additionally, an account was established at the origination of the ARD Loan into which the related tenant is required to directly deposit rents or other revenues from the related Mortgaged Properties, although the borrower is entitled to receive remittances of funds daily unless an event of default or cash flow trigger is in effect or the Anticipated Repayment Date has occurred.

The foregoing features, to the extent applicable, are designed to increase the likelihood that the ARD Loan will be prepaid by the related borrower on or about its related Anticipated Repayment Date.  However, we cannot assure you that the ARD Loan will be prepaid on its Anticipated Repayment Date.

See “Risk Factors—Risks of Anticipated Repayment Date Loans” in this free writing prospectus.

Single Purpose Entity Covenants

The terms of certain of the Mortgage Loans require that the borrowers be single-purpose entities and, in most cases, such borrowers’ organizational documents or the terms of the Mortgage Loans limit their activities to the ownership of only the related Mortgaged Property or Mortgaged Properties and limit the borrowers’ ability to incur additional indebtedness.  Such provisions are designed to mitigate the possibility that the borrower’s financial condition would be adversely impacted by factors unrelated to the related Mortgaged Property and Mortgage Loan.  That borrower may also have previously owned property other than the related Mortgaged Property or may be a so-called “recycled” single-purpose entity that previously had other business activities and liabilities.  However, in many cases such borrowers are not required to observe all covenants and conditions which typically are required in order for such borrowers to be viewed under standard rating agency criteria as “special purpose entities”.

The organizational documents of a borrower or the direct or indirect managing partner or member of a borrower may also contain requirements that there be one or two independent directors, managers or trustees (depending on the entity form of such borrower) whose vote is required before the borrower files a voluntary bankruptcy or insolvency petition or otherwise institutes insolvency proceedings. Generally, but not always, the independent directors, managers or trustees may only be replaced with certain other independent successors. Although the requirement of having independent directors, managers or trustees is designed to mitigate the risk of a voluntary bankruptcy filing by a solvent borrower, a borrower could file for bankruptcy without obtaining the consent of its independent director(s) (and we cannot assure you that such bankruptcy would be dismissed as an unauthorized filing), and in any case the independent directors, managers or trustees may determine that a bankruptcy filing is an appropriate course of action to be taken by such borrower. Although the independent directors, managers or trustees generally owe no fiduciary duties to entities other than the borrower itself, such determination might take into account the interests and financial condition of such borrower’s parent entities and such parent entities’ other subsidiaries in addition to those of the borrower.  Consequently, the financial distress of an affiliate of a borrower might increase the likelihood of a bankruptcy filing by a borrower.  In any event, we cannot assure you that a borrower will not file for bankruptcy protection or that creditors of a borrower will not initiate a bankruptcy or similar proceeding against such borrower or that if initiated, a bankruptcy case of the borrower could be dismissed.  For example, there are certain Mortgage Loans, particularly most or all Mortgage Loans with principal balances less than $20,000,000, for which there is no independent director, manager or trustee in place with respect to the related borrower.

In all cases, the terms of the borrowers’ organizational documents or the terms of the Mortgage Loans limit the borrower’s activities to the ownership of only the related Mortgaged Property or Mortgaged Properties and related activities, and limit the borrowers’ ability to incur additional indebtedness, other than certain trade debt, equipment financing and other unsecured debt relating to property operations, and other than subordinated debt permitted under the loan documents.  See “—Statistical Characteristics of the Mortgage Loans—Additional Indebtedness” above in this free writing prospectus.  Such provisions are designed to mitigate the possibility that the borrower’s financial condition would be adversely impacted by factors unrelated to the related Mortgaged Property and Mortgage Loan.  However, we cannot assure you that such borrowers have in the past complied and will comply with such requirements, and in some cases unsecured debt exists and/or is allowed in the future.  See “Certain Legal Aspects of the Mortgage Loans—Bankruptcy Issues” in the prospectus.

Prepayment Protections and Certain Involuntary Prepayments

All of the Mortgage Loans have a degree of voluntary prepayment protection in the form of defeasance or prepayment lockout provisions and/or yield maintenance provisions.  Voluntary prepayments, if permitted, generally require the payment of a yield maintenance charge or a prepayment premium unless the Mortgage Loan (or Whole Loan, if applicable) is prepaid within a specified period (ranging from approximately 3 to 7 payments) up to and including the stated maturity date.  See Annex A to this free writing prospectus for more information on the prepayment protections attributable to the Mortgage Loans on a loan-by-loan basis.

Additionally, certain Mortgage Loans may provide that in the event of the exercise of a purchase option by a tenant or the sale of real property or the release of a portion of the Mortgaged Property, that the related Mortgage Loans may be prepaid in part prior to the expiration of a prepayment/defeasance lockout provision. See “—Partial Releases” below.

Generally, no yield maintenance charge will be required for prepayments in connection with a casualty or condemnation, unless, in the case of most of the Mortgage Loans, an event of default has occurred and is continuing.  We cannot assure you that the obligation to pay any yield maintenance charge or prepayment premium will be enforceable.  See “Risk Factors—Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions” in the prospectus.  In addition, certain of the Mortgage Loans permit the related borrower, after a total or partial casualty or partial condemnation, to prepay the remaining principal balance of the Mortgage Loan (after application of the related insurance proceeds or condemnation award to pay the principal balance of the Mortgage Loan), which may not be accompanied by any prepayment consideration.

Certain of the Mortgage Loans are secured in part by letters of credit and/or cash reserves that in each such case:

●
will be released to the related borrower upon satisfaction by the related borrower of certain performance related conditions, which may include, in some cases, meeting debt service coverage ratio levels and/or satisfying leasing conditions; and

●
if not so released, may, at the discretion of the lender, prior to loan maturity (or earlier loan default or loan acceleration), be drawn on and/or applied to prepay the subject Mortgage Loan if such performance related conditions are not satisfied within specified time periods.

See Annex A to this free writing prospectus and “Structural and Collateral Term Sheet” on Annex B to this free writing prospectus for more information on reserves relating to the largest 20 Mortgage Loans.

“Due-On-Sale” and “Due-On-Encumbrance” Provisions

The Mortgage Loans generally contain “due-on-sale” and “due-on-encumbrance” clauses, which in each case permit the holder of the Mortgage Loan to accelerate the maturity of the Mortgage Loan if the borrower sells or otherwise transfers or encumbers (subject to certain exceptions set forth in the loan documents) the related Mortgaged Property or a controlling interest in the borrower without the consent of the mortgagee (which, in some cases, may not be unreasonably withheld).  Many of the Mortgage Loans place certain restrictions (subject to certain exceptions set forth in the loan documents) on the transfer and/or pledging of general partnership and managing member equity interests in a borrower such as specific percentage or control limitations.  The terms of the mortgages generally permit, subject to certain limitations, affiliate, estate planning and family transfers, transfers at death, transfers of interest in a public company, the transfer or pledge of less than a controlling portion of the partnership, members’ or other equity interests in a borrower, the transfer or pledge of passive equity interests in a borrower (such as limited partnership interests and non-managing member interests in a limited liability company)  and transfers to persons satisfying qualification criteria set forth in the related loan documents.  Certain of the Mortgage Loans do not restrict the pledging of direct or indirect ownership interests in the related borrower, but do restrict the transfer of ownership interests in the related borrower by imposing a specific percentage, a control limitation or requiring the consent of the mortgagee to any such transfer.  Generally, the Mortgage Loans do not prohibit transfers of non-controlling interests so long as no change of control results or, with respect to Mortgage Loans to tenant-in-common borrowers, transfers to new tenant-in-common borrowers.  Certain of the Mortgage Loans do not prohibit the pledge by direct or indirect owners of the related borrower of equity distributions that may be made from time to time by the borrower to its equity owners.

Additionally, certain of the Mortgage Loans provide that transfers of the Mortgaged Property are permitted if certain conditions are satisfied, which may include one or more of the following:

●	no event of default has occurred;

●	the proposed transferee is creditworthy and has sufficient experience in the ownership and management of properties similar to the Mortgaged Property;

●	a Rating Agency Confirmation has been obtained from each of the Rating Agencies;

●	the transferee has executed and delivered an assumption agreement evidencing its agreement to abide by the terms of the Mortgage Loan together with legal opinions and title insurance endorsements; and

●	the assumption fee has been received (which assumption fee will be paid as described under “Transaction Parties—Servicing Compensation, Operating Advisor Compensation and Payment

of Expenses” in this free writing prospectus, but will in no event be paid to the Certificateholders); however, certain of the Mortgage Loans allow the borrower to sell or otherwise transfer the related Mortgaged Property a limited number of times without paying an assumption fee.

Transfers resulting from the foreclosure of a pledge of the collateral for a mezzanine loan (if any) will also result in a permitted transfer.  See “—Additional Indebtedness” above.

The Pooling and Servicing Agreement will provide that (a) with respect to Specially Serviced Loans (but not the Non-Serviced Loans), the Special Servicer will be required to determine, in a manner consistent with the Servicing Standard, or (b) with respect to non-Specially Serviced Loans (but not the Non-Serviced Loans), the Special Servicer will be required to process and determine, in a manner consistent with the Servicing Standard or, if mutually agreed to by the Master Servicer and the Special Servicer, the Master Servicer will be required to process and determine (subject to the consent of the Special Servicer) in a manner consistent with the Servicing Standard, whether to exercise any right the mortgagee may have under any such clause to accelerate payment of the related Mortgage Loan upon, or to withhold its consent to, any transfer of interests in the borrower or the Mortgaged Property or further encumbrances of the related Mortgaged Property, subject to any approval rights of the Controlling Class Representative and any consultation rights of the Serviced Companion Loan Holder or its representative, as applicable, to any waiver of any such clause.  See “Certain Legal Aspects of the Mortgage Loans—Enforceability of Certain Provisions—Due-on-Sale Provisions” in the prospectus.  The Depositor makes no representation as to the enforceability of any due-on-sale or due-on-encumbrance provision in any Mortgage Loan.

Notwithstanding the foregoing, without any other approval, the Master Servicer (for non-Specially Serviced Loans) or the Special Servicer (for Specially Serviced Loans) may grant a borrower’s request for consent to subject the related Mortgaged Property to an immaterial easement, right of way or similar agreement for utilities, access, parking, public improvements or another purpose and may consent to subordination of the related Loan to such easement, right of way or similar agreement.

Defeasance; Collateral Substitution

The terms of 71 of the Mortgage Loans (the “Defeasance Loans”), representing approximately 90.0% of the Initial Pool Balance, permit the applicable borrower at any time (provided no event of default exists) after a specified period (the “Defeasance Lock-Out Period”) to obtain a release of a Mortgaged Property from the lien of the related Mortgage (a “Defeasance Option”) in connection with a defeasance.  Certain of these Mortgage Loans may permit prepayments and partial releases as described under“—Voluntary Prepayments” and “—Partial Releases” below.  With respect to all of the Defeasance Loans, the Defeasance Lock-Out Period ends at least two years after the Closing Date.

Exercise of a Defeasance Option is also generally conditioned on, among other things, (a) the borrower providing the mortgagee with at least 30 days prior written notice of the date on which such defeasance will occur (such date, the “Release Date”), and (b) the borrower (A) paying on any Release Date (i) all accrued and unpaid interest on the principal balance of the Mortgage Loan (or Whole Loan, if applicable) up to and including the Release Date, (ii) all other sums (excluding scheduled interest or principal payments due following the Release Date), due under the Mortgage Loan (or Whole Loan, if applicable) and under all other loan documents executed in connection with the Defeasance Option, (iii) an amount (the “Defeasance Deposit”) that will be sufficient to (x) purchase non-callable obligations of, or backed by the full faith and credit of, the United States of America or, in certain cases, other “government securities” (within the meaning of Section 2(a)(16) of the Investment Company Act of 1940 and otherwise satisfying REMIC requirements for defeasance collateral), that provide payments (1) on or prior to, but as close as possible to, all successive scheduled due dates occurring during the period from the Release Date to the related maturity date (or to the first day of the open period for such Mortgage Loan) (or Serviced Whole Loan, if applicable) and (2) in amounts equal to the scheduled payments due on such due dates under the Mortgage Loan (or Serviced Whole Loan, if applicable), or under the defeased portion of the Mortgage Loan (or Serviced Whole Loan, if applicable) in the case of a partial defeasance, including in the case of a Balloon Mortgage Loan, the balloon payment, and (y) pay any costs and expenses incurred in connection with the purchase of such government securities, and (B) delivering a security agreement granting the Issuing Entity a first priority lien on the Defeasance Deposit and, in certain cases, the government securities purchased with the Defeasance Deposit and an opinion of counsel to such effect.

Pursuant to the terms of the Pooling and Servicing Agreement, the Master Servicer will be responsible for purchasing (or causing the purchase of) the government securities on behalf of the borrower at the borrower’s expense to the extent consistent with the related loan documents.  Pursuant to the terms of the Pooling and Servicing Agreement, any amount in excess of the amount necessary to purchase such government securities will be returned to the borrower.  Simultaneously with such actions, the related Mortgaged Property (or applicable portion of the Mortgaged Property, in the case of partial defeasance) will be released from the lien of the Mortgage Loan (or Serviced Whole Loan, if applicable) and the pledged government securities (together with any Mortgaged Property not released, in the case of a partial defeasance) will be substituted as the collateral securing the Mortgage Loan (or Serviced Whole Loan, if applicable).

For additional information on Mortgage Loans that permit partial defeasance, see “—Partial Releases” below.

In general, if consistent with the related loan documents, a successor borrower established, designated or approved by the Master Servicer will assume the obligations of the related borrower exercising a Defeasance Option and the borrower will be relieved of its obligations under the Mortgage Loan.  If a Mortgage Loan (or Serviced Whole Loan, if applicable) is partially defeased, if consistent with the related loan documents, generally the related promissory note will be split and only the defeased portion of the borrower’s obligations will be transferred to the successor borrower.

Voluntary Prepayments

Seven (7) of the Mortgage Loans, representing approximately 10.0% of the Initial Pool Balance, permit the related borrower after a lockout period of 23 to 25 payments following the origination date to prepay the Mortgage Loan with the payment of the greater of a yield maintenance charge or a prepayment premium of 1% of the prepaid amount if such prepayment occurs prior to the related open period.

The Mortgage Loans generally permit voluntary prepayment without payment of a yield maintenance charge or any prepayment premium during a limited “open period” immediately prior to and including the stated maturity date, as follows:

Prepayment Open Periods

Open Periods (Payments)	Number of Mortgage Loans	% of Initial Pool Balance
3	3	8.1%
4	67	72.2
5	5	15.0
7	3	4.6
Total	78	100.0%

See “Risk Factors—Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions” in the prospectus.

Partial Releases

The Mortgage Loans described below permit the release of one or more of the Mortgaged Properties or a portion of a single Mortgaged Property in connection with a partial defeasance, a partial prepayment or the satisfaction of certain other conditions.

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this free writing prospectus as Miracle Mile Shops, representing approximately 6.2% of the Initial Pool Balance at any time, so long as no event of default is continuing, the Mortgage Loan documents permit a release of two separate parcels of the related Mortgaged Property, one parcel of approximately 52,926 square feet of the mortgaged property that was not included in the underwriting of the mortgage loan (the “Free Release MM Parcel”) and a one parcel of approximately 9,663 square feet of the mortgaged property, each subject to the satisfaction of certain conditions, including, without limitation: (1) with respect to each parcel: (i) the release not resulting in a violation of any legal requirements concerning the subdivision of land or the remaining Mortgaged Property being in violation of any legal requirements; (ii) borrower’s delivery of evidence that the remaining Mortgaged Property constitutes one or more legally subdivided parcels and that the released property is not part of the same tax lot as the remaining Mortgaged Property; (iii) the release parcel remaining subject to the applicable reciprocal easement agreement and the release not resulting in the remaining Mortgaged Property being in noncompliance with applicable legal or zoning requirements or with the applicable reciprocal easement agreement and (iv) after giving effect to the release, the loan to value ratio (as calculated in the applicable loan documents) with respect to the remaining Mortgaged Property may not be greater than 125%, or if the loan to value ratio after giving effect to the release will be greater than 125%, then, either (A) borrower must prepay the loan by a “qualified amount” as that term is defined in the IRS Revenue Procedure 2010-30, as amended, or (B) an acceptable legal opinion as to compliance with the applicable REMIC requirements  must be provided;  and  (2) with respect to the parcel of approximately 9,663 square feet only: (i) borrower’s prepayment of the Mortgage Loan in an amount equal to $6,200,000 and (ii) borrower’s payment to lender of an amount equal to the sum of the interest that would have accrued through the next payment date and a yield maintenance premium  on such $6,200,000 prepayment (as calculated under the applicable loan documents).  The release of the Free Release MM Parcel may occur prior to the Closing Date.

With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A to this free writing prospectus as Matrix MHC Portfolio, representing approximately 6.1% of the Initial Pool Balance, the related Mortgage Loan documents permit the related borrowers to obtain, no earlier than the earlier of (a) the second anniversary of the securitization of the entire Whole Loan and (b) the third anniversary of the origination of the Whole Loan, the release of one or more of the related Mortgaged Properties from the liens of the mortgage, subject to the satisfaction of certain conditions set forth in the Mortgage Loan documents, including among others: (i) delivery of defeasance collateral sufficient to defease an amount equal to (a) 115% of the allocated loan amount for the Mortgaged Property to be released plus (b) 90% of the amount, if any, by which the net sales proceeds with respect to such Mortgaged Property exceed the sum of (1) 115% of the allocated loan amount for such Mortgaged Property plus (2) 115% of the allocated loan amount for the pledged collateral relating to such Mortgaged Property under the mezzanine loan agreement, and (ii) after giving effect to the release, the debt yield (as calculated under the loan documents) for the remaining Mortgaged Properties is no less than the greater of (a) 9.5% and (b) the debt yield immediately prior to the release. In addition, subject to satisfaction of certain conditions set forth in the loan documents, borrowers have the right to obtain the release of the approximately 840 park-owned homes and any new homes acquired by the related borrower located on the Mortgaged Properties in Michigan, provided: (i) such sale is to a third party not affiliated with any borrower or guarantor, and (ii) borrowers pay to the lender 100% of the net sales proceeds of such sale for deposit into a home acquisition reserve subaccount.

With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A to this free writing prospectus as Perkins Retail Portfolio, representing approximately 4.2% of the Initial Pool Balance, the Mortgage Loan documents permit, no earlier than the day after the second anniversary of the Closing Date of this securitization, the release of individual Mortgaged Properties from the lien of the related mortgage, provided that, among other things, (a) the Mortgaged Property to be released is the subject of a third-party sale, (b) there is a partial defeasance of such Mortgage Loan in an amount equal to the greater of (i) 100% of the net sales proceeds and (ii) 115% of the allocated loan amount of the related Mortgaged Property to be released, and (c) the post-release debt yield (calculated in accordance with the related Mortgage Loan documents) may not be less than the greater of (x) the debt yield immediately prior to such release and (y) 10.0%.

With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A to this free writing prospectus as Regency Portfolio, representing approximately 3.9% of the Initial Pool Balance, so long as there is no event of default continuing, the Mortgage Loan documents permit a partial release of one or more of the individual properties during any period when prepayment of the Mortgage Loan in full is permitted, subject to certain conditions, including, without limitation, the following:  (i) borrower prepaying the loan in an amount equal to the greater of (I) 125% of the allocated loan amount with respect to such property, and (II) an amount such that, after giving effect to such release and related partial prepayment, (A) the debt service coverage ratio for the Mortgage Loan with respect to the remaining properties shall not be less than the greater of (x) 1.60x and (y) the debt service coverage ratio with respect to both the released property and the remaining properties immediately prior to the proposed release; (B) the debt yield with respect to the remaining properties shall not be less than the greater of (x) 10.5%, and (y) the debt yield with respect to both the released property and the remaining properties immediately prior to the proposed release; and (C) the loan to value ratio for the remaining properties shall not exceed the lesser of (x) 68.5%, and (y) the loan to value ratio for both the released property and the remaining properties immediately prior to the proposed release; (ii) borrower paying the yield maintenance premium with respect to the amount being prepaid; and (iii) if required by the Pooling and Servicing Agreement, receipt of a Rating Agency Confirmation and legal opinion as to compliance with the applicable REMIC requirements.

With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A to this free writing prospectus as Olympia Development Walgreens Portfolio, representing approximately 2.0% of the Initial Pool Balance, so long as no event of default is continuing, the Mortgage Loan documents permit release of one or more of the related Mortgaged Properties at any time after the second anniversary of the Closing Date, subject to the satisfaction of certain conditions, including, without limitation: (i) defeasance of a portion of the Mortgage Loan in an amount equal to 125% of the allocated loan amount with respect to the released property; (ii) after giving effect to such release, the debt service coverage ratio (as calculated in the applicable loan documents) is required to be not less than the greater of (a) the debt service coverage ratio immediately prior to the release, and (b) 1.25x; and (iii) after giving effect to the release, the loan to value ratio (as calculated in the applicable loan documents) with respect to the remaining properties is no greater than the lesser of (a) 72.0%, and (b) the loan to value ratio with respect to all of the properties immediately prior to the release.

With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A to this free writing prospectus as Mariner’s Landing and 2401 Bert, representing approximately 2.0% of the Initial Pool Balance, the Mortgage Loan documents permit, no earlier than the day after the second anniversary of the Closing Date of this securitization, the release of individual Mortgaged Properties from the lien of the related mortgage, provided that, among other things, (a) the Mortgaged Property to be released is the subject of a third-party sale, (b) there is a partial defeasance of Mortgage Loan in an amount equal to the greater of (i) 100% of the net sales proceeds and (ii) 125% of the allocated loan amount of the related Mortgaged Property to be released, and (c) the post-release debt yield (calculated in accordance with the related Mortgage Loan documents) may not be less than the greater of (x) the debt yield immediately prior to such release and (y) the debt yield at origination of the Mortgage Loan.

With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A to this free writing prospectus as the Yamal Yidios Multifamily Portfolio, representing approximately 1.7% of the Initial Pool Balance, so long as there is no event of default continuing, the Mortgage Loan documents permit a partial release of one or more of the individual properties in connection with the conveyance of such property to a third party during any period when prepayment of the Mortgage Loan in full is permitted, subject to certain conditions, including (i) borrower prepaying the loan in an amount equal to the greater of (I) 125% of the allocated loan amount with respect to such property, and (II) an amount such that, after giving effect to such release and related partial prepayment, (A) the debt service coverage ratio for the Mortgage Loan with respect to the remaining properties shall not be less than the greater of (x) 1.40x and (y) the debt service coverage ratio with respect to both the released property and the remaining properties immediately prior to the proposed release; (B) the debt yield with respect to the remaining properties shall not be less than the greater of (x) 9.25%, and (y) the debt yield with respect to both the released property and the remaining properties immediately prior to the proposed release; and (C) the loan to value ratio for the remaining properties shall not exceed the lesser of (x) 58%, and (y) the loan to value ratio for both the released property and the remaining properties immediately prior to the proposed release; (ii) borrower paying the yield maintenance premium; (iii) borrower executing such documents and instruments as may be reasonably required by the Rating Agencies; and (iv) the partial release shall not be permitted unless it meets certain applicable REMIC valuation tests or borrower pays down the loan to satisfy such REMIC valuation tests.

With respect to the Mortgage Loans secured by the portfolios of Mortgaged Properties identified on Annex A to this free writing prospectus as Wal-Mart Shadow Anchored Midwest Portfolio, Wal-Mart Shadow Anchored Southeast Portfolio and Wal-Mart Shadow Anchored Central Portfolio, representing approximately 1.1%, 0.8% and 0.8%, respectively, of the Initial Pool Balance, so long as no event of default is continuing and in connection with a bona fide third party sale, the Mortgage Loan documents permit release of up to two individual Mortgaged Properties per portfolio from the lien of the Mortgage Loan at any time from and after the expiration of the lock-out period, subject to the satisfaction of certain conditions, including, without limitation:  (i) the prepayment of a portion of the related Mortgage Loan equal to 120% of the applicable allocated loan amount, (ii) the payment of a prepayment fee, (iii) after giving effect to such release, the aggregate portfolio debt service coverage ratio is not less than the greater of (x) 1.79x (for Wal-Mart Shadow Anchored Midwest Portfolio), 1.895x (for Wal-Mart Shadow Anchored Southeast Portfolio), or 1.87x (for Wal-Mart Shadow Anchored Central Portfolio) and (y) the aggregate portfolio debt service coverage ratio immediately prior to such release, (iv) satisfaction of a Rating Agency Confirmation, and (v) the delivery of a REMIC opinion.

With respect to the Mortgage Loan secured by the Mortgaged Properties identified on Annex A to this free writing prospectus as Urbane Apartment Portfolio, representing approximately 0.5% of the Initial Pool Balance, so long as no event of default is continuing, the Mortgage Loan documents permit a one-time release of one or more individual parcels of the related Mortgaged Properties at any time after the second anniversary of the Closing Date, subject to the satisfaction of certain conditions, including, without limitation: (i) prepayment or defeasance of a portion of the Mortgage Loan in an amount equal to the greater of (A) 125% of the allocated loan amount with respect to the released property and (B) the net sales proceeds applicable to the released property; (ii) payment by borrower to lender of an amount equal to the sum of the interest that would have accrued through the next payment date; (iii) if the such release is in connection with a partial prepayment of the related Mortgage Loan prior to 3 months before the maturity date, payment of a yield maintenance premium (as calculated under the applicable loan documents); (iv) after giving effect to the such release, the debt service coverage ratio (as calculated in the applicable loan documents) is greater than the greater of (a) the debt service coverage ratio prior to the release, and (b) 1.67x; (v) after giving effect to the release, the debt yield (as calculated in the applicable loan documents) with respect to the remaining properties is greater than the greater of (a) the debt yield prior to the release, and (b) 10.28%; (vi) after giving effect to the release, the loan to value ratio (as calculated in the applicable loan documents) with respect to the remaining properties is no greater than the lesser of (a) 69.05%, and (b) the loan to value ratio with respect to all of the properties immediately prior to the release; (vii) delivery of a legal opinion as to compliance with the applicable REMIC requirements; (viii) if requested by lender, delivery of a rating agency confirmation and (ix) delivery of an opinion of counsel acceptable to the rating agencies with respect to such matters as may be required by the related lender or any rating agency.

With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A to this free writing prospectus as Meadowbrook & Volunteer Crossing, representing approximately 0.4% of the Initial Pool Balance, so long as there is no event of default continuing, the Mortgage Loan documents permit a partial defeasance of the loan and a partial release of one or more of the individual properties in connection with the conveyance of such property to a third party during any period when defeasance of the Mortgage Loan in full is permitted, subject to certain conditions, including, without limitation, (i) borrower delivering a defeased note in an amount equal to the greater of (I) 115% of the allocated loan amount with respect to such property, and (II) an amount such that, after giving effect to such partial defeasance, (A) the debt service coverage ratio for the Mortgage Loan with respect to the remaining properties shall not be less than the greater of (x) 1.40x and (y) the debt service coverage ratio with respect to both the released property and the remaining properties immediately prior to the proposed release; (B) the debt yield with respect to the remaining properties shall not be less than the greater of (x) 9.25%, and (y) the debt yield with respect to both the released property and the remaining properties immediately prior to the proposed release; and (C) the loan to value ratio for the remaining properties shall not exceed the lesser of (x) 70%, and (y) the loan to value ratio for both the released property and the remaining properties immediately prior to the proposed release; (ii) borrower delivering the partial defeasance collateral (i.e., government securities) to lender; (iii) borrower delivering a rating agency confirmation; (iv) borrower delivering a legal opinion as to compliance with the applicable REMIC requirements; and (v) borrower delivering a certificate of a “big four” or other nationally recognized public accounting firm certifying that the partial defeasance collateral will generate monthly amounts equal to or greater than the monthly payments with respect to the defeased promissory note.

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this free writing prospectus as Gappie Plaza, representing approximately 0.3% of the Initial Pool Balance, the Mortgage Loan documents permit the related borrower to obtain the release of a portion of the Mortgaged Property at any time after 60 days from the Closing Date in connection with the transfer of such parcel to an unaffiliated third-party without prepayment of any kind, subject to satisfaction of certain conditions, including: (i) the release portion being segregated from the remaining parcel, including, without limitation, in connection with taxes, assessments, and common area maintenance charges (if applicable), and (ii) if required by lender, (A) delivery of a REMIC opinion, and (B) receipt of a Rating Agency Confirmation.

See “Risk Factors—Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions” in the prospectus.

Escrows

Seventy-six (76) of the Mortgage Loans, representing approximately 96.9% of the Initial Pool Balance, provide for monthly or upfront escrows to cover property taxes on the Mortgaged Properties.

Seventy-seven (77) of the Mortgage Loans, representing approximately 98.9% of the Initial Pool Balance, provide for monthly or upfront escrows to cover ongoing replacements and capital repairs.

Sixty-six (66) of the Mortgage Loans, representing approximately 73.7% of the Initial Pool Balance, provide for monthly or upfront escrows to cover insurance premiums on the Mortgaged Properties.

Thirty-four (34) of the Mortgage Loans, representing approximately 84.2% of that portion of the Initial Pool Balance secured by office, retail, mixed use and industrial properties, provide for upfront or monthly escrows for the full term or a portion of the term of the related Mortgage Loan to cover anticipated re-leasing costs, including tenant improvements and leasing commissions or other lease termination or occupancy issues. Such escrows are typically considered for office, retail, mixed use and industrial properties only.

Certain of the reserves described above permit the related borrower to post a letter of credit in lieu of maintaining cash reserves.

Many of the Mortgage Loans provide for other escrows and reserves, including, in certain cases, reserves for debt service, operating expenses, vacancies at the related Mortgaged Property and other shortfalls or reserves to be released under circumstances described in the related loan documents.

Additional Mortgage Loan Information

Each of the tables presented in Annex B and Annex C sets forth selected characteristics of the pool of Mortgage Loans as of the Cut-off Date, if applicable.  For a detailed presentation of certain additional characteristics of the Mortgage Loans and the Mortgaged Properties on an individual basis, see Annex A to this free writing prospectus.  For certain additional information regarding the 20 largest Mortgage Loans in the pool of Mortgage Loans, see “Structural and Collateral Term Sheet” in Annex B to this free writing prospectus.

The Whole Loans

General

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this free writing prospectus as Matrix MHC Portfolio, representing approximately 6.1% of the Initial Pool Balance (the “Matrix MHC Portfolio Loan”), the related Mortgaged Property (the “Matrix MHC Portfolio Mortgaged Property”) also secures one other loan that is pari passu in right of payment with the Matrix MHC Portfolio (the “Matrix MHC Portfolio Companion Loan” or the “Serviced Companion Loan” and, together with the Matrix MHC Portfolio Loan, the “Matrix MHC Portfolio Whole Loan” or the “Serviced Whole Loan”).  The Matrix MHC Portfolio Companion Loan has a principal balance as of the Cut-off Date of approximately $65,500,000.  Only the Matrix MHC Portfolio Loan is included in the Issuing Entity.  The Matrix MHC Portfolio Companion Loan is not an asset of the Issuing Entity, and it is anticipated that the Matrix MHC Portfolio Companion Loan will be included in the same securitization as the Related Home Depot Companion Loan.  The Matrix MHC Portfolio Whole Loan will be serviced pursuant to the Pooling and Servicing Agreement.

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this free writing prospectus as Miracle Mile Shops, representing approximately 6.2% of the Initial Pool Balance (the “Miracle Mile Shops Loan”), the related Mortgaged Property (the “Miracle Mile Shops Mortgaged Property”) also secures five other loans that are pari passu in right of payment with the Miracle Mile Shops Loan (the “Miracle Mile Shops Companion Loans” and, together with the Miracle Mile Shops Loan, the “Miracle Mile Shops Whole Loan”).  The Miracle Mile Shops Companion Loans have principal balances as of the Cut-off Date of approximately $145,000,000, $145,000,000, $110,000,000, $75,000,000 and $35,000,000.  Only the Miracle Mile Shops Loan is included in the Issuing Entity.  The Miracle Mile Shops Companion Loans are not assets of the Issuing Entity and are each Non-Serviced Companion Loans.

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this free writing prospectus as Walpole Shopping Mall, representing approximately 4.1% of the Initial Pool Balance (the “Walpole Shopping Mall Loan”), the related Mortgaged Property (the “Walpole Shopping Mall Mortgaged Property”) also secures one other loan that is pari passu in right of payment with the Walpole Shopping Mall Loan (the “Walpole Shopping Mall Companion Loan” and, together with the Walpole Shopping Mall Loan, the “Walpole Shopping Mall Whole Loan”).  The Walpole Shopping Mall Companion Loan has a principal balance as of the Cut-off Date of approximately $17,500,000.  Only the Walpole Shopping Mall Loan is included in the Issuing Entity.  The Walpole Shopping Mall Companion Loan is not an asset of the Issuing Entity and is a Non-Serviced Companion Loan.  The Walpole Shopping Mall Companion Loan has been included in the securitization governed by the GC15 PSA.

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this free writing prospectus as Related Home Depot, representing approximately 1.1% of the Initial Pool Balance (the “Related Home Depot Loan”), the related Mortgaged Property (the “Related Home Depot Mortgaged Property”) also secures one other loan that is pari passu in right of payment with the Related Home Depot Loan (the “Related Home Depot Companion Loan” and, together with the Related Home Depot Loan, the “Related Home Depot Whole Loan”).  The Related Home Depot Companion Loan has a principal balance as of the Cut-off Date of approximately $14,400,000.  Only the Related Home Depot Loan is included in the Issuing Entity.  The Related Home Depot Companion Loan is not an asset of the Issuing Entity.  It is anticipated that the Related Home Depot Companion Loan will be included in the securitization to be governed by the WFRBS C17 PSA, which securitization is expected to close on or about the same date as the closing of this securitization.

Each of the Miracle Mile Shops Loan, the Walpole Shopping Mall Loan and the Related Home Depot Loan is referred to as a “Non-Serviced Loan”.  Each of the Miracle Mile Shops Whole Loan, the Walpole Shopping Mall Whole Loan and the Related Home Depot Whole Loan is referred to as a “Non-Serviced Whole Loan”, and together with the Serviced Whole Loan is referred to as a “Whole Loan”.  Each of the Miracle Mile Shops Companion Loans, the Walpole Shopping Mall Companion Loan and the Related

Home Depot Companion Loan is referred to as a “Non-Serviced Companion Loan”, and together with the Serviced Companion Loan is referred to as a “Companion Loan”. Each holder of a Non-Serviced Companion Loan is referred to as a “Non-Serviced Companion Loan Holder”.  The holder of the Serviced Companion Loan is referred to as the “Serviced Companion Loan Holder”, and together with each Non-Serviced Companion Loan Holder as a “Companion Loan Holder”.

With respect to each of the Whole Loans, the related Mortgage Loan and Companion Loan are cross-collateralized and cross-defaulted.

In connection with each Whole Loan, the rights between the Issuing Entity, as holder of the Mortgage Loans and the Companion Loan holder are generally governed by a co-lender agreement (each, a “Co-Lender Agreement”, or an “Intercreditor Agreement”, and individually, the “Matrix MHC Portfolio Co-Lender Agreement”, the “Miracle Mile Shops Co-Lender Agreement”, the “Walpole Shopping Mall Co-Lender Agreement” and the “Related Home Depot Co-Lender Agreement”, respectively).

The table below provides certain information with respect to each Mortgage Loan that has a corresponding Companion Loan.
Mortgage Loan Name	Mortgage Loan Cut- off Date Balance ($)	Companion Loan Cut-Off Date Balance	Whole Loan Cut-Off Date Balance	Whole Loan Interest Rate	Whole Loan LTV	Whole Loan DSCR (x)
Miracle Mile Shops	$70,000,000	$510,000,000	$580,000,000	5.2500%	62.7%	1.24x
Matrix MHC Portfolio	$69,500,000	$65,500,000	$135,000,000	6.2745%	69.4%	1.47x
Walpole Shopping Mall	$47,000,000	$17,500,000	$64,500,000	5.3000%	75.0%	1.33x
Related Home Depot	$12,600,000	$14,400,000	$27,000,000	4.9050%	56.0%	1.60x

The Matrix MHC Portfolio Whole Loan

Servicing

The Matrix MHC Portfolio Whole Loan and any related REO Property will be serviced and administered by the Master Servicer and, if necessary, the Special Servicer, pursuant to the Pooling and Servicing Agreement, in the manner described under “The Pooling and Servicing Agreement” in this free writing prospectus, but subject to the terms of the Matrix MHC Portfolio Co-Lender Agreement.  In servicing the Matrix MHC Portfolio Whole Loan, the Servicing Standard set forth in the Pooling and Servicing Agreement will require the Master Servicer and the Special Servicer to take into account the interests of both the Certificateholders and the holder of the Matrix MHC Portfolio Companion Loan as a collective whole.

Amounts payable to the Issuing Entity as holder of the Matrix MHC Portfolio Loan pursuant to the Matrix MHC Portfolio Co-Lender Agreement will be included in the Available Funds for the related Distribution Date to the extent described in this free writing prospectus and amounts payable to the holder of the Matrix MHC Portfolio Companion Loan will be distributed to such holder net of certain fees and expenses on the Matrix MHC Portfolio Companion Loan as set forth in the Matrix MHC Portfolio Co-Lender Agreement.

Application of Payments

The Matrix MHC Portfolio Co-Lender Agreement sets forth the respective rights of the holder of the related Mortgage Loan and the holder of the Matrix MHC Portfolio Companion Loan with respect to distributions of funds received in respect of the Matrix MHC Portfolio Whole Loan, and provides, in general, that:

●
the related Mortgage Loan and the Matrix MHC Portfolio Companion Loan are of equal priority with each other and no portion of either of them will have priority or preference over any portion of the other or security therefor;

●
all payments, proceeds and other recoveries on or in respect of the Matrix MHC Portfolio Whole Loan or the related Mortgaged Property will be applied to the related Mortgage Loan and the Matrix MHC Portfolio Companion Loan on a pro rata and pari passu basis according to their respective outstanding principal balances (subject, in each case, to the payment and reimbursement rights of the Master Servicer, the Special Servicer, the Operating Advisor, the Certificate Administrator and the Trustee) in accordance with the terms of the Matrix MHC Portfolio Co-Lender Agreement and the Pooling and Servicing Agreement; and

●
expenses, losses and shortfalls relating to the Matrix MHC Portfolio Whole Loan will be allocated, on a pro rata and pari passu basis, to the Matrix MHC Portfolio Loan and the Matrix MHC Portfolio Companion Loan.

Notwithstanding the foregoing, if a P&I Advance is made with respect to any Mortgage Loan that is part of a Matrix MHC Portfolio Whole Loan, then that P&I Advance, together with interest on such P&I Advance, may only be reimbursed out of future payments and collections on that Mortgage Loan or, as and to the extent described under “The Pooling and Servicing Agreement—Advances” in this free writing prospectus, on other Mortgage Loans, but not out of payments or other collections on the Matrix MHC Portfolio Companion Loan.  Furthermore, Servicing Fees accrued on the Matrix MHC Portfolio Loan at a rate in excess of 0.01% per annum also are not payable out of payments or other collections on the Matrix MHC Portfolio Companion Loan and must be borne solely by the Issuing Entity.

Certain costs and expenses (such as a pro rata share of a Property Advance) allocable to the Matrix MHC Portfolio Companion Loan may be paid or reimbursed out of payments and other collections on the Mortgage Pool, subject to the Issuing Entity’s right to reimbursement from future payments and other collections on the Matrix MHC Portfolio Companion Loan or from general collections with respect to the securitization of the Matrix MHC Portfolio Companion Loan.  This may result in temporary (or, if not ultimately reimbursed, permanent) shortfalls to holders of the Certificates.

Consultation and Control

Pursuant to the Matrix MHC Portfolio Co-Lender Agreement, the directing holder, as of any date of determination, will be the Trustee, on behalf of the issuing entity, as holder of the related Mortgage Loan; provided that, unless a Control Termination Event exists, the Controlling Class Representative will be entitled to exercise the rights of the directing holder with respect to the Matrix MHC Portfolio Whole Loan.  In its capacity as representative of the directing holder under the Matrix MHC Portfolio Co-Lender Agreement, the Controlling Class Representative will be entitled to exercise all of the rights of the Controlling Class Representative set forth under “The Pooling and Servicing Agreement—Controlling Class Representative” with respect to the related Matrix MHC Portfolio Whole Loan, and unless a Control Termination Event exists, the implementation of any recommended actions outlined in an asset status report with respect to that Matrix MHC Portfolio Whole Loan will require the approval of the Controlling Class Representative as and to the extent described in this free writing prospectus under “The Pooling and Servicing Agreement—Controlling Class Representative” and “—Asset Status Reports.”  Pursuant to the terms of the Pooling and Servicing Agreement, the Controlling Class Representative will have the same consent and/or consultation rights with respect to the Matrix MHC Portfolio Whole Loan as it does, and for so long as it does, with respect to the other Mortgage Loans included in the Issuing Entity.

In addition, pursuant to the terms of the Matrix MHC Portfolio Co-Lender Agreement, the holder of the Matrix MHC Portfolio Companion Loan (or its representative which, at any time the Matrix MHC Portfolio Companion Loan is included in a securitization, may be the controlling class representative for that securitization or any other party assigned the rights to exercise the rights of the holder of the Matrix MHC Portfolio Companion Loan, as and to the extent provided in the related pooling and servicing agreement) will (i) have a right to receive copies of all notices, information and reports that the Master Servicer or Special Servicer, as applicable, is required to provide to the Controlling Class Representative (within the same time frame such notices, information and reports are or would have been required to be provided to the Controlling Class Representative under the Pooling and Servicing Agreement without regard to the occurrence of a Control Termination Event or Consultation Termination Event) with respect to any Major Decisions (as defined under “The Pooling and Servicing Agreement—Controlling Class Representative”

in this free writing prospectus) to be taken with respect to the Matrix MHC Portfolio Whole Loan or the implementation of any recommended action outlined in an asset status report relating to the Matrix MHC Portfolio Whole Loan and (ii) have the right to be consulted on a strictly non-binding basis with respect to any Major Decisions to be taken with respect to the Matrix MHC Portfolio Whole Loan or the implementation of any recommended action outlined in an asset status report relating to the Matrix MHC Portfolio Whole Loan.  The consultation right of the holder of the Matrix MHC Portfolio Companion Loan (or its representative) will expire 10 business days following the delivery of notice and information relating to the matter subject to consultation whether or not the holder of the Matrix MHC Portfolio Companion Loan (or its representative) has responded within such period; provided that if the Master Servicer (or Special Servicer, as applicable) proposes a new course of action that is materially different from the actions previously proposed, the 10 business-day consultation period will be deemed to begin anew.  Notwithstanding consultation rights of the holder of the Matrix MHC Portfolio Companion Loan (or its representative) described above, the Master Servicer or Special Servicer, as applicable, is permitted to take any material action or any action set forth in the asset status report before the expiration of the aforementioned 10 business-day period if it determines that immediate action with respect to such decision is necessary to protect the interests of the holders of the Matrix MHC Portfolio Loan and the Matrix MHC Portfolio Companion Loan.  Neither the Master Servicer nor the Special Servicer will be obligated at any time to follow or take any alternative actions recommended by the holder of the Matrix MHC Portfolio Companion Loan (or its representative, including, if the Matrix MHC Portfolio Companion Loan has been contributed to a securitization, the related controlling class representative).

In addition to the consultation rights of the holder of the Matrix MHC Portfolio Companion Loan (or its representative) described above, pursuant to the terms of the Matrix MHC Portfolio Co-Lender Agreement, the holder of the Matrix MHC Portfolio Companion Loan (or its representative) will have the right to attend (in-person or telephonic) annual meetings with the Master Servicer or Special Servicer, as applicable, upon reasonable notice and at times reasonably acceptable to the Master Servicer or Special Servicer, as applicable, for the purpose of discussing servicing issues related to the Matrix MHC Portfolio Whole Loan.

Application of Penalty Charges

The Matrix MHC Portfolio Co-Lender Agreement provides that items in the nature of Penalty Charges paid on the Matrix MHC Portfolio Whole Loan must first, be used to reduce, on a pro rata basis, the amounts payable on each of the Matrix MHC Portfolio Loan and the Matrix MHC Portfolio Companion Loan by the amount necessary to reimburse the Master Servicer, the Trustee or the Special Servicer for any interest accrued on any Property Advances and reimbursement of any Property Advances in accordance with the terms of the Pooling and Servicing Agreement, second, be used to reduce the respective amounts payable on each of the Matrix MHC Portfolio Loan and the Matrix MHC Portfolio Companion Loan by the amount necessary to pay the Master Servicer and the Trustee, and the master servicer and the trustee for the securitization of the Matrix MHC Portfolio Companion Loan, if any, for any interest accrued on any P&I advance made with respect to such loan by such party (if and as specified in the Pooling and Servicing Agreement or the document governing the servicing of the Matrix MHC Portfolio Companion Loan, as applicable), third, be used to reduce, on a pro rata basis, the amounts payable on each of the Matrix MHC Portfolio Loan and the Matrix MHC Portfolio Companion Loan by the amount necessary to pay additional trust fund expenses (other than Special Servicing Fees, unpaid Workout Fees and Liquidation Fees) incurred with respect to the related Mortgage Loan (as specified in the Pooling and Servicing Agreement) and, finally, (i) in the case of the remaining amount of items in the nature of Penalty Charges allocable to the Matrix MHC Portfolio Loan, be paid to the Master Servicer and/or the Special Servicer as additional servicing compensation as provided in the Pooling and Servicing Agreement and (ii) in the case of the remaining amount of items in the nature of Penalty Charges allocable to the Matrix MHC Portfolio Companion Loan, be paid, (x) prior to the securitization of the Matrix MHC Portfolio Companion Loan, to the holder of the Matrix MHC Portfolio Companion Loan and (y) following the securitization of the Matrix MHC Portfolio Companion Loan, to the Master Servicer and/or the Special Servicer as additional servicing compensation as provided in the document governing the servicing of the Matrix MHC Portfolio Companion Loan.

Sale of a Defaulted Matrix MHC Portfolio Whole Loan

Pursuant to the terms of the Matrix MHC Portfolio Co-Lender Agreement, if the Matrix MHC Portfolio Whole Loan becomes a Defaulted Mortgage Loan, and if the Special Servicer determines to sell the Matrix MHC Portfolio Loan in accordance with the Pooling and Servicing Agreement, then the Special Servicer will be required to sell the Matrix MHC Portfolio Companion Loan together with such Mortgage Loan as one Matrix MHC Portfolio Whole Loan.  In connection with any such sale, the Special Servicer will be required to follow the procedures set forth under “The Pooling and Servicing Agreement—Realization Upon Mortgage Loans—Sale of Defaulted Mortgage Loans and REO Properties” in this free writing prospectus.

Notwithstanding the foregoing, the Special Servicer will not be permitted to sell the Matrix MHC Portfolio Whole Loan if it becomes a Defaulted Mortgage Loan without the written consent of the holder of the Matrix MHC Portfolio Companion Loan unless the Special Servicer has delivered to the holder of the Matrix MHC Portfolio Companion Loan: (a) at least 15 business days prior written notice of any decision to attempt to sell the Matrix MHC Portfolio Whole Loan; (b) at least 10 days prior to the permitted sale date, a copy of each bid package (together with any material amendments to such bid packages) received by the Special Servicer in connection with any such proposed sale; (c) at least 10 days prior to the proposed sale date, a copy of the most recent appraisal for the Matrix MHC Portfolio Whole Loan, and any documents in the servicing file reasonably requested by the holder of the Matrix MHC Portfolio Companion Loan; and (d) until the sale is completed, and a reasonable period of time (but no less time than is afforded to other offerors and the Controlling Class Representative) prior to the proposed sale date, all information and other documents being provided to other offerors and all leases or other documents that are approved by the Master Servicer or the Special Servicer in connection with the proposed sale.  The holder of the Matrix MHC Portfolio Companion Loan (or its representative) will be permitted to bid at any sale of the Matrix MHC Portfolio Whole Loan.

See “The Pooling and Servicing Agreement—Realization Upon Mortgage Loans—Sale of Defaulted Mortgage Loans and REO Properties” below in this free writing prospectus.

Special Servicer Appointment Rights

Pursuant to the Matrix MHC Portfolio Co-Lender Agreement and the Pooling and Servicing Agreement, the directing holder with respect to the Matrix MHC Portfolio Whole Loan (which, as of any date of determination, will be the Trustee as holder of the related Mortgage Loan, or its representative) will have the right, with or without cause, to replace the Special Servicer then acting with respect to the Matrix MHC Portfolio Whole Loan and appoint a replacement Special Servicer without the consent of the holder of the Matrix MHC Portfolio Companion Loan.  The right of the Trustee described in the preceding sentence will be exercised by the Controlling Class Representative, as representative of the directing holder (prior to a Control Termination Event), and the applicable Certificateholders with the requisite percentage of voting rights (after a Control Termination Event) will have the right, with or without cause, to replace the Special Servicer then acting with respect to the Matrix MHC Portfolio Whole Loan and appoint a replacement Special Servicer, as described under “The Pooling and Servicing Agreement—Termination of the Special Servicer” in this free writing prospectus.

The Miracle Mile Shops Whole Loan

General

Pursuant to the terms of the Miracle Mile Shops Co-Lender Agreement, the Miracle Mile Shops Whole Loan will be serviced and administered pursuant to the terms of the Miracle Mile Shops PSA.  The Miracle Mile Shops Co-Lender Agreement provides that expenses, losses and shortfalls relating to the Miracle Mile Shops Whole Loan will be allocated on a pro rata basis to the holders of the Miracle Mile Shops Companion Loans and the Miracle Mile Shops Loan.

The Miracle Mile Shops Directing Holder, for so long as no control termination event has occurred under the Miracle Mile Shops PSA, will have the right to advise the Miracle Mile Shops Special Servicer with respect to certain servicing actions with respect to the Miracle Mile Shops Whole Loan.  The Miracle Mile Shops Master Servicer and the Miracle Mile Shops Special Servicer will be required to consult on a non-binding basis with the holder of the Miracle Mile Shops Loan (the Controlling Class Certificateholder will be the holder of the Miracle Mile Shops Loan for this purpose so long as no Control Termination Event has occurred under the Pooling and Servicing Agreement for this transaction) and with the holders of each of the non-controlling Miracle Mile Shops Companion Loans with respect to such actions.

Servicing

 The Miracle Mile Shops Whole Loan is currently being serviced under the pooling and servicing agreement (the “CCRE11 PSA”), dated as of October 1, 2013, among Deutsche Mortgage & Asset Receiving Corporation, as depositor, Park Bridge Lender Services LLC, as operating advisor (in such capacity, the “CCRE11 Operating Advisor” ), Midland Loan Services, a Division of PNC Bank, National Association, as master servicer (in such capacity, the “CCRE11 Master Servicer”), Situs Holdings, LLC, as special servicer (the “CCRE11 Special Servicer”), Deutsche Bank Trust Company Americas, as certificate administrator (in such capacity, the “CCRE11 Certificate Administrator”), U.S. Bank National Association, as trustee (the “CCRE11 Trustee”), subject to the terms of the Miracle Mile Shops Co-Lender Agreement.  However, the Miracle Mile Shops note A-1 is expected to be securitized into the COMM-CCRE12 securitization transaction prior to the Closing Date of this securitization transaction.  The COMM-CCRE12 securitization transaction is expected to be governed by a pooling and servicing agreement (the “CCRE12 PSA”), dated as of November 1, 2013, among Deutsche Mortgage & Asset Receiving Corporation, as depositor, Park Bridge Lender Services LLC, as operating advisor (in such capacity, the “CCRE12 Operating Advisor”), Wells Fargo Bank, National Association, as master servicer (in such capacity, the “CCRE12 Master Servicer”), LNR Partners, LLC, as special servicer (the “CCRE12 Special Servicer”), Wells Fargo Bank, National Association, as certificate administrator (in such capacity, the “CCRE12 Certificate Administrator”), U.S. Bank National Association, as trustee (in such capacity, the “CCRE12 Trustee”), subject to the terms of the Miracle Mile Shops Co-Lender Agreement.

 Until the date on which the Miracle Mile Shops note A-1 is included in a securitization trust (such date, the “Miracle Mile Shops Note A-1 Securitization Date”):  (i) “Miracle Mile Shops PSA” means the CCRE11 PSA, (ii) “Miracle Mile Shops Master Servicer” means the CCRE11 Master Servicer, (iii) ”Miracle Mile Shops Special Servicer” means the CCRE11 Special Servicer, (iv) “Miracle Mile Trustee” means the CCRE11 Trustee, (v) “Miracle Mile Certificate Administrator” means the CCRE11 Certificate Administrator, and (vi) “Miracle Mile Operating Advisor” means the CCRE11 Operating Advisor.  On or after the Miracle Mile Shops Note A-1 Securitization Date:  (i) “Miracle Mile Shops PSA” means the CCRE12 PSA or any other pooling and servicing agreement pursuant to which the Miracle Mile Shops Note A-1 has been securitized, (ii) “Miracle Mile Shops Master Servicer” means the CCRE12 Master Servicer or other applicable master servicer under the Miracle Mile Shops PSA, (iii) “Miracle Mile Shops Special Servicer” means the CCRE12 Special Servicer or other applicable special servicer under the Miracle Mile Shops PSA, (iv) “Miracle Mile Trustee” means the CCRE12 Trustee or other applicable trustee under the Miracle Mile Shops PSA, (v) “Miracle Mile Certificate Administrator” means the CCRE12 Certificate Administrator or other applicable certificate administrator under the Miracle Mile Shops PSA, and (vi) “Miracle Mile Operating Advisor” means the CCRE12 Operating Advisor or other applicable operating advisor under the Miracle Mile Shops PSA.

The Miracle Mile Shops Whole Loan and any related REO Property will be serviced and administered by the Miracle Mile Shops Master Servicer and, if necessary, the Miracle Mile Shops Special Servicer, according to the terms of the Miracle Mile Shops PSA and the servicing standard thereunder, which requires the Miracle Mile Shops Master Servicer and the Miracle Mile Shops Special Servicer to take into account the interests, as a collective whole, of the holders of the Miracle Mile Shops Loan and each Miracle Mile Shops Companion Loan.

Amounts payable to the trust as holder of the Miracle Mile Shops Loan pursuant to the Miracle Mile Shops Co-Lender Agreement (which will be net of certain fees and expenses as set forth in the Miracle Mile Shops Co-Lender Agreement) will be included in the available distribution amount for the related Distribution Date to the extent described in this free writing prospectus, and amounts payable to each holder of a Miracle Mile Shops Companion Loan will be distributed to such holder (also net of certain fees and expenses as set forth in the Miracle Mile Shops Co-Lender Agreement) and will not be available for distributions on the Offered Certificates.

Application of Payments

The Miracle Mile Shops Co-Lender Agreement sets forth the respective rights of the holder of the Miracle Mile Shops Loan and the holders of the Miracle Mile Shops Companion Loans with respect to distributions of funds received in respect of the Miracle Mile Shops Whole Loan, and provides, in general, that:

●
the Miracle Mile Shops Loan and the Miracle Mile Shops Companion Loans are of equal priority with each other and no portion of any of them will have priority or preference over any portion of the other or security therefor;

●
all payments, proceeds and other recoveries on or in respect of the Miracle Mile Shops Whole Loan or the related Mortgaged Property will be applied to the Miracle Mile Shops Loan and the Miracle Mile Shops Companion Loans on a pro rata and pari passu basis according to their respective outstanding principal balances (subject, in each case, to the payment of amounts for required reserves or escrows required by the related mortgage loan documents, insurance proceeds or condemnation awards to be applied to restoration or repair of the Mortgaged Property and payment and reimbursement rights of the master servicer, the special servicer, the operating advisor, the certificate administrator and the trustee) in accordance with the terms of the Miracle Mile Shops Co-Lender Agreement and the Miracle Mile Shops PSA; and

●
costs, fees, expenses, losses and shortfalls relating to the Miracle Mile Shops Whole Loan will be allocated, on a pro rata and pari passu basis, to the Miracle Mile Shops Loan and the Miracle Mile Shops Companion Loans in accordance with the terms of the Miracle Mile Shops Co-Lender Agreement and the Miracle Mile Shops PSA.

Notwithstanding the foregoing, if a P&I Advance is made with respect to the Miracle Mile Shops Loan pursuant to the terms of the Pooling and Servicing Agreement, then that P&I Advance, together with interest on that P&I Advance, may only be reimbursed out of future payments and collections on the Miracle Mile Shops Loan or, as and to the extent described under “The Pooling and Servicing Agreement—Advances” in this free writing prospectus, on other mortgage loans, but not out of payments or other collections on the Miracle Mile Shops Companion Loans or any loans included in any securitization trust related to any of the Miracle Mile Shops Companion Loans.

Certain costs and expenses (such as a pro rata share of any servicing advance with respect to the Miracle Mile Shops Whole Loan made pursuant to the Miracle Mile Shops PSA) allocable to the Miracle Mile Shops Loan in accordance with the Miracle Mile Shops PSA and the Miracle Mile Shops Co-Lender Agreement may be paid or reimbursed out of payments and other collections on the mortgage pool.  This may result in temporary (or, if not ultimately reimbursed, permanent) shortfalls to holders of the certificates.

Consultation and Control

The directing holder under the Miracle Mile Shops Co-Lender Agreement with respect to the Miracle Mile Shops Whole Loan (such party, the “Miracle Mile Shops Directing Holder”) will initially be the holder of the Miracle Mile Shops Note A-1, and from and after the Miracle Mile Shops Note A-1 Securitization Date, will be the controlling class representative or such other party specified in the Miracle Mile Shops PSA.  The Miracle Mile Shops Directing Holder, so long as no control termination event has occurred under the Miracle Mile Shops PSA, will be entitled to (1) advise the Miracle Mile Shops Special Servicer with respect to certain servicing matters related to the Miracle Mile Shops Whole Loan, (2) object with respect to certain servicing actions (similar to “Major Decisions” under the Pooling and Servicing Agreement) proposed to be taken with respect to the Miracle Mile Shops Whole Loan, and (3) direct the Miracle Mile Shops Special Servicer to take, or to refrain from taking certain other actions with respect to the Miracle Mile Shops Whole Loan. However, no advice, direction or objection by the Miracle Mile Shops

Directing Holder may require or cause the Miracle Mile Shops Master Servicer or the Miracle Mile Shops Special Servicer to violate any provision of the Miracle Mile Shops Whole Loan documents, applicable law, the Miracle Mile Shops PSA, the Miracle Mile Shops Co-Lender Agreement, the applicable provisions of the Code, as well as the related regulations and announcements promulgated by the U.S. Department of the Treasury (collectively, the “REMIC Provisions” ), or such master servicer’s or special servicer’s obligation to act in accordance with the servicing standard under the Miracle Mile Shops PSA, or expose the master servicer, the special servicer, the paying agent, the trust fund, the certificate administrator or the trustee under the Miracle Mile Shops PSA to liability, or materially expand the scope of such master servicer’s or special servicer’s responsibilities under the Miracle Mile Shops PSA.

Pursuant to the terms of the Miracle Mile Shops Co-Lender Agreement, the Controlling Class Representative, as a non-controlling noteholder (a “Miracle Mile Shops Non-Controlling Note Holder”) will have the right (i) to receive copies of all notices, information and reports that the Miracle Mile Shops Special Servicer is required to provide to the Miracle Mile Shops Directing Holder under such agreement within the same time frame it is required to provide such notices, information and reports to the Miracle Mile Shops Directing Holder and (ii) to be consulted by the Miracle Mile Shops Special Servicer on a strictly non-binding basis with respect to certain major decisions as set forth in the Miracle Mile Shops Co-Lender Agreement and the implementation by the applicable special servicer of any recommended actions outlined in an asset status report.  The consultation right of each Miracle Mile Shops Non-Controlling Note Holder will expire 10 business days after the delivery by such special servicer of notice and information relating to the matter subject to consultation, whether or not the Miracle Mile Shops Non-Controlling Note Holder has responded within such period; provided, that if a new course of action is proposed that is materially different from the actions previously proposed, the 10 business-day consultation period will begin anew.  Notwithstanding each Miracle Mile Shops Non-Controlling Note Holder’s consultation rights described above, the Miracle Mile Shops Special Servicer is permitted to make any major decision or take any action set forth in an asset status report before the expiration of the 10 business-day period if it determines that immediate action with respect to such decision is necessary to protect the interests of the holders of the Miracle Mile Shops Whole Loan.

In addition to the consultation rights of each Miracle Mile Shops Non-Controlling Note Holder described above, the Miracle Mile Shops Non-Controlling Note Holders will have the right to annual conference calls with the Miracle Mile Shops Master Servicer or the Miracle Mile Shops Special Servicer, upon reasonable notice and at times reasonably acceptable to such master servicer or special servicer, as applicable, in which servicing issues related to the Miracle Mile Shops Whole Loan are discussed.

The Operating Advisor will have no obligations or consultation rights under the Pooling and Servicing Agreement for this transaction with respect to the Miracle Mile Shops Whole Loan or any related REO property.

Sale of Defaulted Miracle Mile Shops Whole Loan

Pursuant to the terms of the Miracle Mile Shops Co-Lender Agreement, if the Miracle Mile Shops Whole Loan becomes a “defaulted mortgage loan” thereunder (that is, if it becomes delinquent at least 60 days in respect of its Monthly Payments or more than 60 days in respect of its balloon payment, in either case without giving effect to any grace period permitted by the Mortgage Loan documents and without regard to any acceleration of payments under the Mortgage Loan documents), and if the Miracle Mile Shops Special Servicer determines to sell the controlling Miracle Mile Shops Companion Loan, then the Miracle Mile Shops Special Servicer will be required to sell the Miracle Mile Shops Loan together with all other Miracle Mile Shops Companion Loans as one whole loan.  In connection with any such sale, the Miracle Mile Shops Special Servicer will be required to follow procedures contained in the Miracle Mile Shops PSA, which are substantially similar to those set forth under “The Pooling and Servicing Agreement—Realization Upon Mortgage Loans.” in this free writing prospectus.

Each Miracle Mile Shops Non-Controlling Note Holder will have non-binding consultation rights in connection with such sale, as described above.

See “The Pooling and Servicing Agreement—Realization Upon Mortgage Loans” below in this free writing prospectus.

Special Servicer Appointment Rights

Pursuant to the Miracle Mile Shops Co-Lender Agreement, the directing holder with respect to the Miracle Mile Shops Whole Loan (which, as of any date of determination, will be the Miracle Mile Shops Trustee as holder of the controlling Miracle Mile Shops Companion Loan, or its representative) will have the right, with or without cause, to replace the special servicer then acting with respect to the Miracle Mile Shops Whole Loan and appoint a replacement special servicer without the consent of the holder of the Miracle Mile Shops Loan or any non-controlling Miracle Mile Shops Companion Loan.  The right of the Miracle Mile Shops Trustee described in the preceding sentence will be exercised by the controlling class representative under the Miracle Mile Shops PSA (prior to a control termination event under the Miracle Mile Shops PSA), and the applicable certificateholders with the requisite percentage of voting rights under the Miracle Mile Shops PSA (after such a control termination event) will have the right, with or without cause, to replace the special servicer then acting with respect to the Miracle Mile Shops Whole Loan and appoint a replacement special servicer.

The Walpole Shopping Mall Whole Loan

Servicing

The Walpole Shopping Mall Whole Loan will be serviced in accordance with the pooling and servicing agreement (the “GC15 PSA”), dated as of September 1, 2013, among Citigroup Commercial Mortgage Securities Inc., as depositor, Situs Holdings, LLC, as operating advisor (the “GC15 Operating Advisor”), Wells Fargo Bank, National Association, as master servicer (the “GC15 Master Servicer”), Midland Loan Services, a Division of PNC Bank, National Association, as special servicer (the “GC15 Special Servicer”), Citibank, N.A., as certificate administrator (in such capacity, the “GC15 Certificate Administrator”), and U.S. Bank National Association, as trustee (the “GC15 Trustee”) which is separate from the Pooling and Servicing Agreement under which your Certificates are issued as described below, by the GC15 Master Servicer and the GC15 Special Servicer, and subject to the servicing standard provided for in the GC15 PSA, which standard is generally similar to, but not necessarily identical to, the servicing standard provided for in the Pooling and Servicing Agreement.

Amounts payable to the Issuing Entity as holder of the Walpole Shopping Mall Loan pursuant to the Walpole Shopping Mall Co-Lender Agreement will be included in the Available Funds for the related Distribution Date to the extent described in this free writing prospectus.

Application of Payments

The Walpole Shopping Mall Co-Lender Agreement sets forth the respective rights of the holder of the Walpole Shopping Mall Loan and the holder of the Walpole Shopping Mall Companion Loan with respect to distributions of funds received in respect of the Walpole Shopping Mall Whole Loan, and provides, in general, that:

●
the Walpole Shopping Mall Loan and the Walpole Shopping Mall Companion Loan are of equal priority with each other and no portion of either of them will have priority or preference over any portion of the other or security therefor;

●
all payments, proceeds and other recoveries on or in respect of the Walpole Shopping Mall Whole Loan or the Mortgaged Property will be applied to the Walpole Shopping Mall Loan and the Walpole Shopping Mall Companion Loan on a pro rata and pari passu basis according to their respective outstanding principal balances (subject, in each case, to the payment and reimbursement rights of the GC15 Master Servicer, the GC15 Special Servicer, the GC15 Operating Advisor, the GC15 Certificate Administrator and the GC15 Trustee) in accordance with the terms of the Walpole Shopping Mall Co-Lender Agreement and the GC15 PSA; and

●
expenses, losses and shortfalls relating to the Walpole Shopping Mall Whole Loan will be allocated, on a pro rata and pari passu basis, to the Walpole Shopping Mall Loan and the Walpole Shopping Mall Companion Loan.

Notwithstanding the foregoing, if a P&I Advance is made with respect to the Walpole Shopping Mall Loan, then that P&I Advance, together with interest thereon, may only be reimbursed out of future payments and collections on the Walpole Shopping Mall Loan or, as and to the extent described under “The Pooling and Servicing Agreement—Advances” in this free writing prospectus, on other Mortgage Loans, but not out of payments or other collections on the Walpole Shopping Mall Companion Loan.  Similarly, P&I advances on the Walpole Shopping Mall Companion Loan are not reimbursable out of payments or other collections on the Walpole Shopping Mall Loan.

If certain costs and expenses (such as a Property Advance) allocable to the Walpole Shopping Mall Whole Loan are paid or reimbursed out of payments and other collections on the other mortgage loans included in the same securitization as the Walpole Shopping Mall Companion Loan, then the securitization trust created under the GC15 PSA will be entitled to reimbursement from future payments and other collections on the Walpole Shopping Mall Loan or from general collections with respect to the Mortgage Pool of the Issuing Entity’s pro rata share of such costs and expenses allocable to the Walpole Shopping Mall Whole Loan. Pursuant to the Walpole Shopping Mall Co-Lender Agreement, the Issuing Entity, as holder of the Walpole Shopping Mall Loan, is responsible for indemnifying the respective parties to the GC15 PSA and various related persons (as and to the same extent that the securitization trust created under the GC15 PSA is required to indemnify such parties and related persons under the GC15 PSA), and for indemnifying the securitization trust created under the GC15 PSA, for the Issuing Entity’s pro rata share of any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments and any other costs, liabilities, fees and expenses incurred in connection with the servicing and administration of the Walpole Shopping Mall Whole Loan or the related Mortgaged Property (or, with respect to the operating advisor under the GC15 PSA, incurred in connection with the provision of services for the Walpole Shopping Mall Whole Loan).  This may result in shortfalls to holders of the Certificates.

Consultation and Control

Pursuant to the Walpole Shopping Mall Co-Lender Agreement, the directing holder with respect to the Walpole Shopping Mall Whole Loan, as of any date of determination, will be the Trustee as holder of the Walpole Shopping Mall Loan; provided that, unless a Control Termination Event exists under the Pooling and Servicing Agreement, the Controlling Class Representative will be entitled to exercise the rights of the directing holder with respect to the Walpole Shopping Mall Whole Loan.  In its capacity as representative of the directing holder under the Walpole Shopping Mall Co-Lender Agreement, the Controlling Class Representative will be entitled to exercise consent and/or consultation rights (which consent and/or consultation rights are substantially similar to, but not necessarily identical to such rights of the Controlling Class Representative set forth under “The Pooling and Servicing Agreement—Controlling Class Representative” in this free writing prospectus) with respect to various major decisions (which are similar, but not necessarily identical, to Major Decisions under the Pooling and Servicing Agreement) to be taken with respect to the Walpole Shopping Mall Whole Loan, and the implementation of any recommended actions outlined in an asset status report with respect to the Walpole Shopping Mall Whole Loan will require the approval of the Controlling Class Representative (which approval rights are substantially similar to, but not necessarily identical to such rights described in this free writing prospectus under “The Pooling and Servicing Agreement—Controlling Class Representative” and “—Asset Status Reports”). The Controlling Class Representative will be entitled to exercise such consent, consultation and/or approval rights with respect to the Walpole Shopping Mall Whole Loan for so long as it does with respect to the other Mortgage Loans included in Issuing Entity based on the existence or non-existence of a Control Termination Event or a Consultation Termination Event.

In addition, pursuant to the terms of the Walpole Shopping Mall Co-Lender Agreement, the holder of the Walpole Shopping Mall Companion Loan or its designee (which will initially be the controlling class representative under the GC15 PSA) will have the right to be consulted by the GC15 Master Servicer and/or the GC15 Special Servicer on a strictly non-binding basis with respect to various major decisions (which are similar, but not necessarily identical, to Major Decisions under the Pooling and Servicing Agreement) to be taken with respect to the Walpole Shopping Mall Whole Loan and the implementation of any recommended action outlined in an asset status report relating to the Walpole Shopping Mall Whole Loan.

Neither the GC15 Master Servicer nor the GC15 Special Servicer may follow any advice or consultation provided by the Controlling Class Representative, the holder of the Walpole Shopping Mall Companion Loan or the Operating Advisor, as applicable, that would require or cause the GC15 Master Servicer or the GC15 Special Servicer, as applicable, to violate any applicable law, including the REMIC provisions, be inconsistent with the servicing standard under the GC15 PSA, require or cause the GC15 Master Servicer or the GC15 Special Servicer, as applicable, to violate provisions of the Walpole Shopping Mall Co-Lender Agreement or the GC15 PSA, require or cause the GC15 Master Servicer or the GC15 Special Servicer, as applicable, to violate the terms of the Walpole Shopping Mall Whole Loan, or materially expand the scope of any of the GC15 Master Servicer’s or the GC15 Special Servicer’s, as applicable, responsibilities under the Walpole Shopping Mall Co-Lender Agreement.

Application of Penalty Charges

The Walpole Shopping Mall Co-Lender Agreement provides that items in the nature of Penalty Charges paid on the Walpole Shopping Mall Whole Loan must first, be used to reduce, on a pro rata basis, the amounts payable on each of the Walpole Shopping Mall Loan and the Walpole Shopping Mall Companion Loan by the amount necessary to reimburse the GC15 Master Servicer, the GC15 Trustee or the GC15 Special Servicer for any interest accrued on any property advances and reimbursement of any property advances in accordance with the terms of the GC15 PSA, second, be used to reduce the respective amounts payable on each of the Walpole Shopping Mall Loan and the Walpole Shopping Mall Companion Loan by the amount necessary to pay the Master Servicer and the Trustee and the GC15 Master Servicer and the GC15 Trustee, for any interest accrued on any P&I Advance (or analogous P&I advance made pursuant to the GC15 PSA) made with respect to such loan by such party (if and as specified in the Pooling and Servicing Agreement or the GC15 PSA), third, be used to reduce, on a pro rata basis, the amounts payable on each of the Walpole Shopping Mall Loan and the Walpole Shopping Mall Companion Loan by the amount necessary to pay additional trust fund expenses (other than special servicing fees, workout fees and liquidation fees payable under the GC15 PSA) incurred with respect to the Walpole Shopping Mall Whole Loan (as specified in the GC15 PSA) and, finally, in the case of the remaining amount of items in the nature of Penalty Charges allocable to the Walpole Shopping Mall Loan and the Walpole Shopping Mall Companion Loan, be paid to the GC15 Master Servicer and/or the GC15 Special Servicer as additional servicing compensation as provided in the GC15 PSA.

Sale of Defaulted Walpole Shopping Mall Whole Loan

Pursuant to the terms of the Walpole Shopping Mall Co-Lender Agreement, if the Walpole Shopping Mall Whole Loan becomes the equivalent of a Defaulted Mortgage Loan in accordance with the GC15 PSA, then the GC15 Special Servicer will be required to sell the Walpole Shopping Mall Loan together with the Walpole Shopping Mall Companion Loan as one whole loan.  In connection with any such sale, the GC15 Special Servicer will be required to follow procedures substantially similar to, but not necessarily identical to those procedures set forth under “The Pooling and Servicing Agreement—Realization Upon Mortgage Loans—Sale of Defaulted Mortgage Loans and REO Properties” in this free writing prospectus.

Notwithstanding the foregoing, the GC15 Special Servicer will not be permitted to sell the Walpole Shopping Mall Whole Loan if it becomes the equivalent of a Defaulted Mortgage Loan without the written consent of the holder of the Walpole Shopping Mall Companion Loan or the appropriate party under the Pooling and Servicing Agreement on behalf of the Issuing Entity, as holder of the Walpole Shopping Mall Loan (provided that such consent is not required if any such holder is the borrower or an affiliate of the borrower) unless the GC15 Special Servicer has delivered to the consenting party: (a) at least 15 business days prior written notice of any decision to attempt to sell the Walpole Shopping Mall Whole Loan (b) at least 10 days prior to the permitted sale date, a copy of each bid package (together with any material amendments to such bid packages) received by the GC15 Special Servicer in connection with any such proposed sale; (c) at least 10 days prior to the proposed sale date, a copy of the most recent appraisal for the Walpole Shopping Mall Whole Loan, and any documents in the servicing file reasonably requested by the consenting party that are material to the price of the Walpole Shopping Mall Whole Loan; and (d) until the sale is completed, and a reasonable period of time (but no less time than is afforded to other offerors and the GC15 controlling class representative) prior to the proposed sale date, all information and other documents being provided to other offerors and all leases or other documents that are approved by the GC15 Master Servicer or the GC15 Special Servicer in connection with the proposed sale; provided that the consenting party may waive any of the delivery or timing requirements set forth in this sentence.  The holder of the Walpole Shopping Mall Companion Loan or its designee will be permitted to bid at any sale of the Walpole Shopping Mall Whole Loan.

Special Servicer Appointment Rights

Pursuant to the Walpole Shopping Mall Co-Lender Agreement, the directing holder with respect to the Walpole Shopping Mall Whole Loan (which, as of any date of determination, will be the Trustee as holder of the Walpole Shopping Mall Loan, or its representative) will have the right, with or without cause, to replace the GC15 Special Servicer then acting with respect to the Walpole Shopping Mall Whole Loan and appoint a replacement GC15 Special Servicer in lieu of such party.  Prior to the occurrence of a Control Termination Event, the right of the Trustee described in the preceeding sentence will be exercised by the Controlling Class Representative.

The Related Home Depot Whole Loan

Servicing

It is anticipated that the Related Home Depot Whole Loan will be serviced in accordance with the pooling and servicing agreement (the “WFRBS C17 PSA”), dated as of November 1, 2013, among RBS Commercial Funding Inc., as depositor, Trimont Real Estate Advisors, Inc., as trust advisor (the “WFRBS C17 Operating Advisor” and, together with the Miracle Mile Shops Operating Advisor and the GC15 Operating Advisor, each, an “Other Operating Advisor” ), Wells Fargo Bank, National Association, as master servicer (in such capacity, the “WFRBS C17 Master Servicer” and, together with the Miracle Mile Shops Master Servicer and the GC15 Master Servicer, each, an “Other Master Servicer”), Rialto Capital Advisors, LLC, as special servicer (the “WFRBS C17 Special Servicer” and, together with the Miracle Mile Shops Special Servicer and the GC15 Special Servicer, each, an “Other Special Servicer”), Wells Fargo Bank, National Association, as certificate administrator (in such capacity, the “WFRBS C17 Certificate Administrator” and, together with the Miracle Mile Shops Certificate Administrator and the GC15 Certificate Administrator, each, an “Other Certificate Administrator”), and U.S. Bank National Association, as trustee (the “WFRBS C17 Trustee” and, together with the Miracle Mile Shops Trustee and the GC15 Trustee, each, an “Other Trustee” ), which is separate from the Pooling and Servicing Agreement under which your Certificates are issued as described below, by the WFRBS C17 Master Servicer and the WFRBS C17 Special Servicer, and subject to the servicing standard provided for in the WFRBS C17 PSA, which standard generally is similar to, but not identical to, the servicing standard provided for in the Pooling and Servicing Agreement.  The Miracle Mile Shops PSA, the GC15 PSA and the WFRBS C17 PSA are each also referred to in this free writing prospectus as an “Other PSA”.

Amounts payable to the Issuing Entity as holder of the Mortgage Loan that is part of the Related Home Depot Whole Loan pursuant to the Related Home Depot Co-Lender Agreement will be included in the Available Funds for the related Distribution Date to the extent described in this free writing prospectus.

Application of Payments

The Related Home Depot Co-Lender Agreement with respect to the Related Home Depot Whole Loan sets forth the respective rights of the holder of the Related Home Depot Loan and the holder of the Related Home Depot Companion Loan with respect to distributions of funds received in respect of the Related Home Depot Whole Loan, and provides, in general, that:

●
the Related Home Depot Loan and the Related Home Depot Companion Loan are of equal priority with each other and no portion of either of them will have priority or preference over any portion of the other or security therefor;

●
all payments, proceeds and other recoveries on or in respect of the Related Home Depot Whole Loan or the Mortgaged Property will be applied to the Related Home Depot Loan and the Related Home Depot Companion Loan on a pro rata and pari passu basis according to their respective outstanding principal balances (subject, in each case, to the payment and reimbursement rights of the WFRBS C17 Master Servicer, the WFRBS C17 Special Servicer, the WFRBS C17 Operating Advisor, the WFRBS C17 Certificate Administrator and the WFRBS C17 Trustee) in accordance with the terms of the Related Home Depot Co-Lender Agreement and the WFRBS C17 PSA; and

●
expenses, losses and shortfalls relating to the Related Home Depot Whole Loan will be allocated, on a pro rata and pari passu basis, to the Related Home Depot Loan and the Related Home Depot Companion Loan.

Notwithstanding the foregoing, if a P&I Advance is made with respect to the Related Home Depot Loan, then that P&I Advance, together with interest thereon, may only be reimbursed out of future payments and collections on the Related Home Depot Loan or, as and to the extent described under “The Pooling and Servicing Agreement—Advances” in this free writing prospectus, on other Mortgage Loans, but not out of payments or other collections on the Related Home Depot Companion Loan.  Similarly, P&I advances on the Related Home Depot Companion Loan are not reimbursable out of payments or other collections on the Related Home Depot Loan.

If certain costs and expenses (such as a Property Advance) allocable to the Related Home Depot Whole Loan are paid or reimbursed out of payments and other collections on the other mortgage loans included in the same securitization as the Related Home Depot Companion Loan, then the securitization trust created under the WFRBS C17 PSA will be entitled to reimbursement from future payments and other collections on the Related Home Depot Loan or from general collections with respect to the Mortgage Pool of the Issuing Entity’s pro rata share of such costs and expenses allocable to the Related Home Depot Whole Loan.  Pursuant to the Related Home Depot Co-Lender Agreement, the Issuing Entity, as holder of the Related Home Depot Loan, is responsible for:  (i) reimbursing the securitization trust created under the WFRBS C17 PSA for the Issuing Entity’s pro rata share of any fees, costs or expenses incurred in connection with the servicing and administration of the Related Home Depot Whole Loan as to which the parties to the WFRBS C17 PSA are entitled to be reimbursed pursuant to the WFRBS C17 PSA; and (ii) indemnifying the respective parties to the WFRBS C17 PSA and various related persons (as and to the same extent that the securitization trust created under the WFRBS C17 PSA is required to indemnify such parties and related persons under the WFRBS C17 PSA) for the Issuing Entity’s pro rata share of any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments and any other costs, liabilities, fees and expenses incurred in connection with the servicing and administration of the Related Home Depot Whole Loan or the related Mortgaged Property (or, with respect to the operating advisor under the WFRBS C17 PSA, incurred in connection with the provision of services for the Related Home Depot Whole Loan).  This may result in shortfalls to holders of the Certificates.

Consultation and Control

Pursuant to the Related Home Depot Co-Lender Agreement, the directing holder with respect to the Related Home Depot Whole Loan, as of any date of determination, will be the trustee under the

WFRBS C17 PSA as holder of the Related Home Depot Companion Loan; provided that, unless a control termination event exists under the WFRBS C17 PSA, the WFRBS C17 controlling class representative will be entitled to exercise the rights of the directing holder with respect to the Related Home Depot Whole Loan.  In its capacity as representative of the directing holder under the Related Home Depot Co-Lender Agreement, the WFRBS C17 controlling class representative will be entitled to exercise all consent and/or consultation rights of the WFRBS C17 controlling class representative (which consent and/or consultation rights are in the nature of, but not identical to, such rights of the Controlling Class Representative set forth under “The Pooling and Servicing Agreement—Controlling Class Representative” in this free writing prospectus) with respect to various major decisions to be taken with respect to the Related Home Depot Whole Loan, and the implementation of any recommended actions outlined in an asset status report with respect to the Related Home Depot Whole Loan will require the approval of the WFRBS C17 controlling class representative (which approval rights are in the nature of, but not identical to, such rights described in this free writing prospectus under “The Pooling and Servicing Agreement—Controlling Class Representative” and “—Asset Status Reports”). Pursuant to the terms of the WFRBS C17 PSA, the WFRBS C17 controlling class representative will have the same consent and/or consultation rights with respect to the Related Home Depot Whole Loan as it does, and for so long as it does, with respect to the other mortgage loans included in the WFRBS C17 trust.

In addition, pursuant to the terms of the Related Home Depot Co-Lender Agreement, the Issuing Entity as holder of the Related Home Depot Loan will have a right to receive copies of all notices, information and reports that the WFRBS C17 Master Servicer or WFRBS C17 Special Servicer, as applicable, is required to provide to the WFRBS C17 controlling class representative (within the same time frame such notices, information and reports are or would have been required to be provided to the WFRBS C17 controlling class representative under the WFRBS C17 PSA without regard to the occurrence of a control termination event under the WFRBS C17 PSA or consultation termination event under the WFRBS C17 PSA) with respect to any “major decisions” under the WFRBS C17 PSA (which are in the nature of, but not identical to, the Major Decisions defined below under “The Pooling and Servicing Agreement—Controlling Class Representative”) to be taken with respect to the Related Home Depot Whole Loan or the implementation of any recommended action outlined in an asset status report relating to the Related Home Depot Whole Loan and have the right to be consulted on a strictly non-binding basis with respect to any WFRBS C17 “major decisions” to be taken with respect to the Related Home Depot Whole Loan or the implementation of any recommended action outlined in an asset status report relating to the Related Home Depot Whole Loan.  Pursuant to the Pooling and Servicing Agreement, the consultation right of the Issuing Entity will be exercised by the Controlling Class Representative (for so long as no Control Termination Event has occurred and is continuing) and then the Operating Advisor (if a Control Termination Event has occurred and is continuing).  This right to consult will expire 10 business days following the delivery of notice and information relating to the matter subject to consultation whether or not the Controlling Class Representative or the Operating Advisor, as applicable, has responded within such period; provided that if the WFRBS C17 Master Servicer (or WFRBS C17 Special Servicer, as applicable) proposes a new course of action that is materially different from the actions previously proposed, the 10 business-day consultation period will be deemed to begin anew.  Notwithstanding the consultation rights described above, the WFRBS C17 Master Servicer or WFRBS C17 Special Servicer, as applicable, is permitted to take any material action or any action set forth in the asset status report before the expiration of the aforementioned 10 business-day period if it determines that immediate action with respect to such decision is necessary to protect the interests of the holders of the Related Home Depot Companion Loan and the Related Home Depot Loan.  Neither the WFRBS C17 Master Servicer nor the WFRBS C17 Special Servicer will be obligated at any time to follow or take any alternative actions recommended by the Controlling Class Representative (for so long as a Control Termination Event has not occurred) or the Operating Advisor (if a Control Termination Event has occurred and is continuing), on behalf of the Issuing Entity, as holder of the Related Home Depot Loan.

Neither the WFRBS C17 Master Servicer nor the WFRBS C17 Special Servicer may follow any advice or consultation provided by the Controlling Class Representative (for so long as a Control Termination Event has not occurred) or the Operating Advisor (if a Control Termination Event has occurred and is continuing), on behalf of the Issuing Entity, as holder of the Related Home Depot Loan that would require or cause the WFRBS C17 Master Servicer or the WFRBS C17 Special Servicer, as

applicable, to violate any applicable law, including the REMIC provisions, be inconsistent with the servicing standard under the WFRBS C17 PSA, require or cause the WFRBS C17 Master Servicer or the WFRBS C17 Special Servicer, as applicable, to violate provisions of the Related Home Depot Co-Lender Agreement or the WFRBS C17 PSA, require or cause the WFRBS C17 Master Servicer or the WFRBS C17 Special Servicer, as applicable, to violate the terms of the Related Home Depot Whole Loan, or materially expand the scope of any of the WFRBS C17 Master Servicer’s or the WFRBS C17 Special Servicer’s, as applicable, responsibilities under the Related Home Depot Co-Lender Agreement.

In addition to the consultation rights of the Controlling Class Holder (if no Control Termination Event has occurred or is continuing) and the Operating Advisor (if a Control Termination Event has occurred and is continuing), on behalf of the Issuing Entity, as holder of the Related Home Depot Loan described above will have the right to attend (in-person or telephonic) annual meetings with the WFRBS C17 Master Servicer or WFRBS C17 Special Servicer, as applicable, upon reasonable notice and at times reasonably acceptable to the WFRBS C17 Master Servicer or WFRBS C17 Special Servicer, as applicable, for the purpose of discussing servicing issues related to the Related Home Depot Whole Loan.

Application of Penalty Charges

The Related Home Depot Co-Lender Agreement provides that items in the nature of Penalty Charges paid on the Related Home Depot Whole Loan must first, be used to reduce, on a pro rata basis, the amounts payable on each of the Related Home Depot Loan and the Related Home Depot Companion Loan by the amount necessary to reimburse the WFRBS C17 Master Servicer, the WFRBS C17 Trustee or the WFRBS C17 Special Servicer for any interest accrued on any servicing advances and reimbursement of any servicing advances in accordance with the terms of the WFRBS C17 PSA, second, be used to reduce the respective amounts payable on each of the Related Home Depot Loan and the Related Home Depot Companion Loan by the amount necessary to pay the Master Servicer and the Trustee and the WFRBS C17 Master Servicer and the WFRBS C17 Trustee, for any interest accrued on any P&I Advance (or analogous P&I advance made pursuant to the WFRBS C17 PSA) made with respect to such loan by such party (if and as specified in the Pooling and Servicing Agreement or the WFRBS C17 PSA), third, be used to reduce, on a pro rata basis, the amounts payable on each of the Related Home Depot Loan and the Related Home Depot Companion Loan by the amount necessary to pay additional trust fund expenses (other than special servicing fees, workout fees and liquidation fees payable under the WFRBS C17 PSA) incurred with respect to the Related Home Depot Whole Loan (as specified in the WFRBS C17 PSA) and, finally, in the case of the remaining amount of items in the nature of Penalty Charges allocable to the Related Home Depot Loan and the Related Home Depot Companion Loan, be paid to the WFRBS C17 Master Servicer and/or the WFRBS C17 Special Servicer as additional servicing compensation as provided in the WFRBS C17 PSA.

Sale of Defaulted Related Home Depot Whole Loan

Pursuant to the terms of the Related Home Depot Co-Lender Agreement, if the Related Home Depot Whole Loan becomes the equivalent of a Defaulted Mortgage Loan, and if the WFRBS C17 Special Servicer determines to sell the Related Home Depot Companion Loan in accordance with the WFRBS C17 PSA, then the WFRBS C17 Special Servicer will be required to sell the Related Home Depot Loan together with the Related Home Depot Companion Loan as one whole loan.

Notwithstanding the foregoing, the WFRBS C17 Special Servicer will not be permitted to sell the Related Home Depot Whole Loan if it becomes the equivalent of a Defaulted Mortgage Loan without the written consent of the Master Servicer or Special Servicer, as applicable, on behalf of the Issuing Entity, as holder of the Related Home Depot Loan, or any subsequent holder of the Related Home Depot Loan unless the WFRBS C17 Special Servicer has delivered to such Related Home Depot Loan holder: (a) at least 15 business days prior written notice of any decision to attempt to sell the Related Home Depot Whole Loan, (b) at least 10 days prior to the permitted sale date, a copy of each bid package (together with any material amendments to such bid packages) received by the WFRBS C17 Special Servicer in connection with any such proposed sale; (c) at least 10 days prior to the proposed sale date, a copy of the most recent appraisal for the Related Home Depot Whole Loan, and any documents in the servicing file reasonably requested by the Related Home Depot Loan holder; and (d) until the sale is completed, and a reasonable period of time (but no less time than is afforded to other offerors and the WFRBS C17 controlling class representative) prior to the proposed sale date, all information and other documents being provided to other offerors and all leases or other documents that are approved by the WFRBS C17 Master Servicer or the WFRBS C17 Special Servicer in connection with the proposed sale.  The holder of the Related Home Depot Loan or its designee will be permitted to bid at any sale of the Related Home Depot Whole Loan.

Special Servicer Appointment Rights

Pursuant to the Related Home Depot Co-Lender Agreement, the directing holder with respect to the Related Home Depot Whole Loan (which, as of any date of determination, will be the WFRBS C17 Trustee as holder of the Related Home Depot Companion Loan, or its representative designated in accordance with the WFRBS C17 PSA) will have the right, with or without cause, to replace the WFRBS C17 Special Servicer then acting with respect to the Related Home Depot Whole Loan and appoint a replacement WFRBS C17 Special Servicer in lieu of such party without the consent of the Master Servicer or Special Servicer, as applicable, on behalf of the Issuing Entity, as holder of the Related Home Depot Loan.

Representations and Warranties

As of the Closing Date, each Sponsor will make, with respect to each Mortgage Loan sold by it that we include in the Issuing Entity, representations and warranties generally to the effect set forth on Annex E-1 to this free writing prospectus, subject to the exceptions set forth on Annex E-2 to this free writing prospectus.  Each Sponsor will make such representations and warranties in the related mortgage loan purchase agreement, to be dated November 1, 2013 (each, a “Mortgage Loan Purchase Agreement”), between the Depositor and the applicable Sponsor.

The representations and warranties:

●	do not cover all of the matters that we would review in underwriting a Mortgage Loan;

●	should not be viewed as a substitute for a reunderwriting of the Mortgage Loans; and

●
in some respects represent an allocation of risk rather than a confirmed description of the Mortgage Loans, although the Sponsors have not made representations and warranties that they know to be untrue, when taking into account the exceptions set forth on Annex E-2 to this free writing prospectus.

If, as provided in the Pooling and Servicing Agreement, there exists a breach of any of the above-described representations and warranties made by the applicable Sponsor, and that breach materially and adversely affects the value of the Mortgage Loan (or any related REO Property) or the interests of the Certificateholders in such Mortgage Loan (or any related REO Property), then that breach will be a material breach as to which the Issuing Entity will have the rights against the applicable Sponsor described under “—Cures, Repurchases and Substitutions” below.

We cannot assure you that the applicable Sponsor will be able to repurchase or substitute a Mortgage Loan if a representation or warranty has been breached.  See “Risk Factors—Sponsors May Not Be Able To Make Required Repurchases or Substitutions of Defective Mortgage Loans” in this free writing prospectus.

Sale of Mortgage Loans; Mortgage File Delivery

On the Closing Date, the Depositor will acquire the Mortgage Loans from the Sponsors and will simultaneously transfer the Mortgage Loans, without recourse, to the Trustee for the benefit of the Certificateholders.  Under the related transaction documents, the Depositor will require each Sponsor to deliver to a document custodian (on behalf of the Trustee), which in this case will initially be the Certificate Administrator, among other things, the following documents with respect to each Mortgage

Loan sold by the applicable Sponsor (collectively, as to each Mortgage Loan, the “Mortgage File”):  (i)(A) the original executed Mortgage Note, endorsed on its face or by allonge attached thereto, without recourse, to the order of the Trustee or in blank (or, if the original Mortgage Note has been lost, an affidavit to such effect from the applicable Sponsor or another prior holder, together with a copy of the Mortgage Note) and (B) in the case of the Serviced Whole Loan, a copy of the executed Note for the related Companion Loan; (ii) the original or a copy of the Mortgage, together with an original or copy of any intervening assignments of the Mortgage, in each case (unless the particular item has not been returned from the applicable recording office) with evidence of recording indicated thereon or certified by the applicable recorder’s office; (iii) the original or a copy of any related assignment of leases (if such item is a document separate from the Mortgage) and of any intervening assignments of such assignment of leases, in each case (unless the particular item has not been returned from the applicable recording office) with evidence of recording indicated thereon or certified by the applicable recorder’s office; (iv) an original executed assignment of the Mortgage in favor of the Trustee or in blank and in recordable form (except for missing recording information not yet available if the instrument being assigned has not been returned from the applicable recording office) or a copy of such assignment (if the related Sponsor or its designee, rather than the Trustee or Certificate Administrator, is responsible for the recording of such assignment); (v) an original assignment of any related assignment of leases (if such item is a document separate from the Mortgage) in favor of the Trustee or in blank and (subject to the completion of certain missing recording information) in recordable form or a copy of such assignment (if the related Sponsor or its designee, rather than the Trustee or Certificate Administrator, is responsible for the recording of such assignment); (vi) the original assignment of all unrecorded documents relating to the Mortgage Loan (or the related Whole Loan, if applicable), if not already assigned pursuant to items (iv) or (v) above; (vii) originals or copies of all modification agreements in those instances in which the terms or provisions of the Mortgage or the Mortgage Note have been modified, in each case (unless the particular item has not been returned from the applicable recording office) with evidence of recording indicated thereon if the instrument being modified is a recordable document; (viii) the original or a copy of the policy or certificate of lender’s title insurance issued on the date of the origination of such Mortgage Loan (or the related Whole Loan, as applicable) or, if such policy has not been issued or located, an irrevocable, binding commitment (which may be a marked version of the policy that has been executed by an authorized representative of the title company or an agreement to provide the same pursuant to binding escrow instructions executed by an authorized representative of the title company) to issue such title insurance policy; (ix) an original or copy of the related ground lease relating to a Mortgage Loan (or the related Whole Loan, if applicable), if any, and any ground lessor estoppel; (x) an original or copy of the related loan agreement; (xi) an original of any guaranty under a Mortgage Loan (or the related Whole Loan, if applicable), if any; (xii) an original or copy of the lockbox agreement or cash management agreement relating to a Mortgage Loan (or the related Whole Loan, if applicable), if any; (xiii) an original or copy of the environmental indemnity from the related borrower, if any; (xiv) an original or copy of the related escrow agreement and the related security agreement; (xv) an original assignment of the related security agreement in favor of the Trustee; (xvi) in the case of each Whole Loan, an original or a copy of the related Co-Lender Agreement; (xvii) any filed copies (bearing evidence of filing) or evidence of filing of any UCC financing statements in favor of the originator of such Mortgage Loan (or the related Whole Loan, if applicable) or in favor of any assignee prior to the Trustee and UCC-2 and/or UCC-3 assignment financing statements in favor of the Trustee or a copy of such assignment financing statements (if the related Sponsor or its designee, rather than the Trustee or the Certificate Administrator, is responsible for the filing of such assignment financing statements); (xviii) an original or copy of any mezzanine/subordinate loan intercreditor agreement, if any; (xix) the original or copy of any related environmental insurance policy; (xx) a copy of any letter of credit relating to a Mortgage Loan (or the related Whole Loan, if applicable) and any related assignment of such letter of credit (with the original to be delivered to the Master Servicer); and (xxi) copies of any franchise agreement or hotel management agreement and related comfort letters and/or estoppel letters relating to such Mortgage Loan (or the related Whole Loan, if applicable) and any related assignment of such agreement or letters. Notwithstanding anything to the contrary contained in this free writing prospectus, in the case of each Non-Serviced Loan, the preceding document delivery requirement will be met by the delivery by the related Sponsor of, with respect to clause (i), executed originals of the related documents and, with respect to clauses (ii) through (xxi) above, copies of the related documents.

As provided in the Pooling and Servicing Agreement, the Certificate Administrator, as custodian, or other appropriate party as described in the Pooling and Servicing Agreement is required to review each Mortgage File within a specified period following its receipt of such Mortgage File.  See “The Pooling and Servicing Agreement—Reports to Certificateholders; Available Information” in this free writing prospectus.

Cures, Repurchases and Substitutions

 If there exists a Material Breach of any of the representations and warranties made by a Sponsor with respect to any of the Mortgage Loans sold by it, as discussed under “—Representations and Warranties” above and as set forth on Annex E-1 to this free writing prospectus, or if there exists a Material Document Defect with respect to any Mortgage Loan sold by it, then the applicable Sponsor will be required to remedy that Material Breach or Material Document Defect, as the case may be, in all material respects, or if such Material Breach or Material Document Defect, as the case may be, cannot be cured within the time periods set forth in the applicable Mortgage Loan Purchase Agreement, then the applicable Sponsor will be required to either:

●
within 2 years following the Closing Date, substitute a Qualified Substitute Mortgage Loan and pay any shortfall amount equal to the difference between the Repurchase Price of the Mortgage Loan calculated as of the date of substitution and the scheduled principal balance of the Qualified Substitute Mortgage Loan as of the due date in the month of substitution; or

●	to repurchase the affected Mortgage Loan (or any related REO Property) at a price (“Repurchase Price”) generally equal to the sum of—

(i) the outstanding principal balance of that Mortgage Loan at the time of purchase; plus

(ii) all outstanding interest, other than default interest or Excess Interest, due with respect to that Mortgage Loan pursuant to the related loan documents through the due date in the collection period of purchase; plus

(iii) all unreimbursed property protection advances relating to that Mortgage Loan; plus

(iv) all outstanding interest accrued on advances made by the Master Servicer, the Special Servicer and/or the Trustee with respect to that Mortgage Loan; plus

(v) to the extent not otherwise covered by the immediately preceding sub-bullet, all outstanding Special Servicing Fees and other additional expenses of the Issuing Entity outstanding or previously incurred related to that Mortgage Loan; plus

(vi) if the affected Mortgage Loan is not repurchased by the Sponsor within 120 days after discovery by or notice to the applicable Sponsor of such Material Breach or Material Document Defect, a Liquidation Fee in connection with such repurchase.

In addition, each Mortgage Loan Purchase Agreement provides that with respect to each Non-Serviced Loan if a “material document defect” exists under the applicable Other PSA, and the related Seller repurchases the related Non-Serviced Companion Loan from the COMM 2013-CCRE11 Mortgage Trust, the COMM 2013-CCRE12 Mortgage Trust, Citigroup Commercial Mortgage Trust 2013-GC15, or the WFRBS Commercial Mortgage Trust 2013-C17, as applicable, such Seller is required to repurchase the related Non-Serviced Loan; provided, however, that the such repurchase obligation does not apply to any material document defect related to the promissory note for the related Non-Serviced Companion Loan.

A “Material Breach” is a breach of a representation or warranty that materially and adversely affects the value of the affected Mortgage Loan (or any related REO Property) or the interests of the Certificateholders in the affected Mortgage Loan (or any related REO Property).

A “Material Document Defect” is a document defect that materially and adversely affects the value of the affected Mortgage Loan (or any related REO Property) or the interests of the Certificateholders in the affected Mortgage Loan (or any related REO Property).  Subject to the applicable Sponsor’s right to cure, failure of such Sponsor to deliver the documents referred to in clauses (i), (ii), (viii), (ix), (xx) and (xxi) in the definition of “Mortgage File” under “—Sale of Mortgage Loans; Mortgage File Delivery” above for any Mortgage Loan will be deemed a Material Document Defect; provided, however, that no document defect (except such a deemed Material Document Defect) will be considered to be a Material Document Defect unless the document with respect to which the document defect exists is required in connection with an imminent enforcement of the lender’s rights or remedies under the related Mortgage Loan, defending any claim asserted by any borrower or third party with respect to the Mortgage Loan, establishing the validity or priority of any lien on any collateral securing the Mortgage Loan or for any immediate significant servicing obligation.

A “Qualified Substitute Mortgage Loan” is a mortgage loan that must, on the date of substitution:  (a) have an outstanding principal balance, after application of all scheduled payments of principal and interest due during or prior to the month of substitution, whether or not received, not in excess of the Stated Principal Balance of the deleted Mortgage Loan as of the due date in the calendar month during which the substitution occurs; (b) have a Mortgage Loan Rate not less than the Mortgage Loan Rate of the deleted Mortgage Loan; (c) have the same due date as and a grace period no longer than that of the deleted Mortgage Loan; (d) accrue interest on the same basis as the deleted Mortgage Loan (for example, on the basis of a 360-day year consisting of twelve 30-day months); (e) have a remaining term to stated maturity not greater than, and not more than two years less than, the remaining term to stated maturity of the deleted Mortgage Loan; (f) have a then-current loan-to-value ratio equal to or less than the lesser of (i) the Cut-off Date LTV Ratio for the deleted Mortgage Loan and (ii) 75%, in each case using a “value” for the Mortgaged Property as determined using an appraisal from an Appraiser in accordance with MAI standards; (g) comply (except in a manner that would not be adverse to the interests of the Certificateholders) as of the date of substitution in all material respects with all of the representations and warranties set forth in the applicable Mortgage Loan Purchase Agreement; (h) have an environmental report that indicates no material adverse environmental conditions with respect to the related Mortgaged Property that will be delivered as a part of the related Mortgage File; (i) have a then-current debt service coverage ratio at least equal to the greater of (i) the debt service coverage ratio of the deleted Mortgage Loan as of the Closing Date and (ii) 1.25x; (j) constitute a “qualified replacement mortgage” within the meaning of Code Section 860G(a)(4) as evidenced by an opinion of counsel (provided at the applicable Sponsor’s expense); (k) not have a maturity date or an amortization period that extends to a date that is after the date that is 3 years prior to the Rated Final Distribution Date; (l) have prepayment restrictions comparable to those of the deleted Mortgage Loan; (m) not be substituted for a deleted Mortgage Loan unless the Trustee and the Certificate Administrator have received a prior Rating Agency Confirmation from each Rating Agency (the cost, if any, of obtaining the Rating Agency Confirmation to be paid by the applicable Sponsor); (n) have been approved, so long as a Consultation Termination Event has not occurred and is not continuing, by the Controlling Class Representative; (o) prohibit defeasance within two years of the Closing Date; (p) not be substituted for a deleted Mortgage Loan if it would result in the termination of the REMIC status of either Trust REMIC or the imposition of tax on either Trust REMIC other than a tax on income expressly permitted or contemplated to be imposed by the terms of the Pooling and Servicing Agreement as determined by an opinion of counsel; (q) have an engineering report with respect to the related Mortgaged Property which will be delivered as a part of the related servicing file and (r) be current in the payment of all scheduled payments of principal and interest then due.  In the event that more than one Mortgage Loan is substituted for a deleted Mortgage Loan or Mortgage Loans, then (x) the amounts described in clause (a) are required to be determined on the basis of aggregate principal balances and (y) each proposed substitute Mortgage Loan must individually satisfy each of the requirements specified in clauses (b) through (r) of the preceding sentence, except (z) the rates described in clause (b) above and the remaining term to stated maturity referred to in clause (e) above are required to be determined on a weighted average basis; provided that no individual Mortgage Loan Rate (net of the related Administrative Fee Rate) may be lower than the highest fixed Pass-Through Rate (not subject to a cap equal to, or based on, the WAC Rate) of any Class of Sequential Pay Certificates having a principal balance then outstanding. When one or more Qualified Substitute Mortgage Loans are substituted for a deleted Mortgage Loan, the applicable Sponsor will be required to certify that the replacement mortgage loan(s) meet(s) all of the requirements of the above definition and send the certification to the Certificate Administrator and the Trustee and, prior to the occurrence and continuance of a Consultation Termination Event, the Controlling Class Representative.

The time period within which the applicable Sponsor must complete that remedy, repurchase or substitution will generally be limited to 90 days following the earlier of the responsible party’s discovery or receipt of notice of, and receipt of a demand to take action with respect to, the related Material Breach or Material Document Defect, as the case may be.  However, if the applicable Sponsor is diligently attempting to correct the problem, then, with limited exception (including if such breach or defect would cause the Mortgage Loan not to be a “qualified mortgage” within the meaning of Code Section 860G(a)(3)), it will be entitled to an additional 90 days (or more in the case of a Material Document Defect resulting from the failure of the responsible party to have received the recorded documents) to complete that remedy, repurchase or substitution.

The cure, repurchase and substitution obligations described above will constitute the sole remedy available to the Series 2013-GCJ16 certificateholders in connection with a Material Breach of any representation or warranty or a Material Document Defect with respect to any Mortgage Loan in the Issuing Entity.  None of the Depositor, the underwriters, the Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator, any other Sponsor or any other person will be obligated to repurchase any affected Mortgage Loan in connection with a Material Breach of any of the representations and warranties or a Material Document Defect if the applicable Sponsor defaults on its obligations to do so.  We cannot assure you that the applicable Sponsor will have sufficient assets to repurchase or substitute a Mortgage Loan if required to do so.

The “Rated Final Distribution Date” for each Class of Offered Certificates will be the Distribution Date in November 2046.

Additional Information

A Current Report on Form 8-K (“Form 8-K”) will be available to purchasers of the Offered Certificates and will be filed pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), together with the Pooling and Servicing Agreement, with the Securities and Exchange Commission (the “SEC”) on or prior to the date of the filing of the final free writing prospectus.

TRANSACTION PARTIES

The Sponsors

Goldman Sachs Mortgage Company, Citigroup Global Markets Realty Corp., Jefferies LoanCore LLC, Rialto Mortgage Finance, LLC and MC-Five Mile Commercial Mortgage Finance LLC are the sponsors of the commercial mortgage securitization and, accordingly, are referred to as the “Sponsors” in this free writing prospectus.

Jefferies LoanCore LLC

General

Jefferies LoanCore LLC (“Jefferies LoanCore” or “JLC”) is a Sponsor with respect to, and a seller of certain mortgage loans (the “JLC Mortgage Loans”) into, the securitization described in this free writing prospectus. Jefferies LoanCore is a limited liability company organized under the laws of the State of Delaware.

Jefferies LoanCore is a privately held company that commenced operations in February 2011. Jefferies LoanCore is a company that was formed for the purpose of acquiring, originating, syndicating and securitizing real estate related debt. The executive offices of Jefferies LoanCore are located at 80 Field Point Road, Greenwich, Connecticut 06830.

According to its consolidated statement of financial condition (unaudited), as of August 31, 2013, Jefferies LoanCore and its consolidated subsidiaries had total assets of approximately $1.05 billion, total liabilities of approximately $595.1 million and total members’ capital of approximately $454.1 million.

Goldman Sachs Mortgage Company and certain other third party lenders provide warehouse financing to certain affiliates of Jefferies LoanCore (the “JLC Financing Affiliates”) through various repurchase facilities. Jefferies LoanCore guarantees certain obligations of the JLC Financing Affiliates under such repurchase facilities. Certain of the JLC Mortgage Loans, are subject to such repurchase facilities. If such is the case at the time the Certificates are issued, then Jefferies LoanCore will use the proceeds from its sale of the JLC Mortgage Loans to the Depositor to, among other things, acquire the warehoused JLC Mortgage Loans from the JLC Financing Affiliates, and the JLC Financing Affiliates will, in turn, use the funds that they receive from Jefferies LoanCore to, among other things, reacquire the warehoused JLC Mortgage Loans from the repurchase agreement counterparties free and clear of any liens.  As of October 28, 2013, Goldman Sachs Mortgage Company is the repurchase agreement counterparty with respect to 1 JLC Mortgage Loan with an aggregate Cut-off Date Balance of approximately $69,500,000, which represents approximately 6.1% of the Initial Pool Balance and its related pari passu companion loan.  Wells Fargo Bank, National Association acts as interim servicer with respect to all of the JLC Mortgage Loans with an aggregate Cut-off Date Balance of approximately $414,690,538, which represents approximately 36.6% of the Initial Pool Balance. Wells Fargo Bank, National Association is the interim custodian of the loan files with respect to all of the JLC Mortgage Loans with an aggregate Cut-off Date Balance of approximately $414,690,538, which represents approximately 36.6% of the Initial Pool Balance.

JLC’s Commercial Mortgage Securitization Program

Jefferies LoanCore has acted as a sponsor and/or loan seller with respect to 5 prior commercial mortgage securitizations with respect to mortgage loans with an aggregate outstanding balance of approximately $2.35 billion as of the cut-off date for each such securitization.

Jefferies LoanCore originates, and acquires from unaffiliated third party originators, mortgage loans secured by, and mezzanine loans secured by indirect and/or direct interests in entities that own, commercial and multifamily real properties located throughout the United States. The following table sets forth information with respect to originations of fixed rate mortgage loans secured by, and mezzanine loans secured by direct and/or indirect interests in entities that own, commercial and multifamily real properties, by Jefferies LoanCore from its inception in February 2011 through November 30, 2011, from December 1, 2011 to and including November 30, 2012 and from December 1, 2012 to and including August 31, 2013.

Originations of Fixed Rate Commercial and
Multifamily Mortgage Loans and Mezzanine Loans
	No. of Loans(4)	Approximate Aggregate Principal Balance of Loans at Origination
2011(1)	19	$566,050,515
2012(2)	38	$861,275,447
2013(3)	78	$1,411,987,500

(1)	Reflects activity from February 23, 2011 to and including November 30, 2011.
(2)	Reflects activity from December 1, 2011 to and including November 30, 2012.
(3)	Reflects activity from December 1, 2012 to and including August 31, 2013.
(4)	A/B and pari passu split note structures are treated as one loan, and a mortgage loan and related mezzanine loan are treated as two loans.

In connection with commercial mortgage securitization transactions in which it participates as a sponsor, Jefferies LoanCore will generally transfer the applicable mortgage loans to the applicable depositor, who will then transfer those mortgage loans to the issuing entity for the related securitization. In return for the transfer by the depositor to the issuing entity of those mortgage loans (together with any other mortgage loans being securitized), the issuing entity will issue commercial mortgage pass through certificates that are, in whole or in part, backed by, and supported by the cash flows generated by, the mortgage loans being securitized.

Jefferies LoanCore will generally make certain representations and warranties and undertake certain loan document delivery requirements with respect to the mortgage loans that it contributes to a commercial mortgage securitization; and, in the event of an uncured material breach of any such representation and warranty or an uncured material document defect or omission, Jefferies LoanCore will generally be obligated to repurchase or replace the affected mortgage loan or, in some cases, pay an amount estimated to cover the approximate loss associated with such breach, defect or omission. Jefferies LoanCore has limited assets with which to effect any such repurchase or substitution or make any such estimated loss reimbursement payment. We cannot assure you that Jefferies LoanCore will have the financial ability to repurchase or replace, or to make an estimated loss reimbursement payment with respect to, a defective mortgage loan.

Review of JLC’s Mortgage Loans

Overview.  Jefferies LoanCore has conducted a review of the JLC Mortgage Loans in connection with the securitization described in this free writing prospectus. The review of the JLC Mortgage Loans was performed by a team comprised of real estate and securitization professionals who are employees of Jefferies LoanCore (the “JLC Review Team”). The review procedures described below were employed with respect to all of the JLC Mortgage Loans, except that certain review procedures only were relevant to the large loan disclosures in this free writing prospectus. No sampling procedures were used in the review process.

Database.  To prepare for securitization, members of the JLC Review Team created a database of loan-level and property-level information, and prepared an asset summary report, relating to each JLC Mortgage Loan. The database and the respective asset summary reports were compiled from, among other sources, the related JLC Mortgage Loan documents, appraisals, environmental assessment reports, property condition reports, seismic studies, zoning reports, insurance review summaries, borrower-supplied information (including, but not limited to, rent rolls, leases, operating statements and budgets) and information collected by the JLC Review Team during the underwriting process. After origination of each JLC Mortgage Loan, the JLC Review Team updated the information in the database and the related asset summary report with respect to such JLC Mortgage Loan based on updates provided by the related servicer relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of the JLC Review Team.

A data tape (the “JLC Data Tape”) containing detailed information regarding each JLC Mortgage Loan was created from the information in the database referred to in the prior paragraph. The JLC Data Tape was used to provide the numerical information regarding the JLC Mortgage Loans in this free writing prospectus.

Data Comparison and Recalculation.  Jefferies LoanCore engaged a third party accounting firm to perform certain data comparison and recalculation procedures designed by Jefferies LoanCore, relating to information in this free writing prospectus regarding the JLC Mortgage Loans. These procedures included:

●	comparing the information in the JLC Data Tape against various source documents provided by Jefferies LoanCore that are described under “—Review of JLC’s Mortgage Loans—Database” above;

●	comparing numerical information regarding the JLC Mortgage Loans and the related Mortgaged Properties disclosed in this free writing prospectus against the JLC Data Tape; and

●	recalculating certain percentages, ratios and other formulae relating to the JLC Mortgage Loans disclosed in this free writing prospectus.

Legal Review.  Jefferies LoanCore engaged various law firms to conduct certain legal reviews of the JLC Mortgage Loans for disclosure in this free writing prospectus. In anticipation of the securitization of certain of the JLC Mortgage Loans, Jefferies LoanCore’s origination counsel for each JLC Mortgage Loan reviewed Jefferies LoanCore’s representations and warranties set forth on Annex E-1 to this free writing prospectus and, if applicable, identified exceptions to those representations and warranties.

Legal counsel was also engaged in connection with this securitization to assist in the review of the JLC Mortgage Loans. Such assistance included, among other things, (i) a review of Jefferies LoanCore’s preliminary or final asset summary report for each JLC Mortgage Loan, (ii) a review of various statistical data tapes prepared by, and a due diligence questionnaire described on Annex H (a “Due Diligence Questionnaire”) completed by or on behalf of, Jefferies LoanCore, (iii) a review of the representation and warranty exception reports referred to above relating to certain of the JLC Mortgage Loans prepared by origination counsel (to the extent that securitization counsel did not also act as origination counsel) and (iv) the review of select provisions in certain loan documents with respect to certain of the JLC Mortgage Loans.

Origination counsel and/or securitization counsel also assisted in the preparation of the individual JLC Mortgage Loan summaries included in Annex B to this free writing prospectus based on their respective reviews of the related asset summary reports and the pertinent sections of the related Mortgage Loan documents.

Other Review Procedures.  With respect to any material pending litigation of which Jefferies LoanCore was aware at the origination of any JLC Mortgage Loan, Jefferies LoanCore requested updates from the related borrower, origination counsel and/or borrower’s litigation counsel. The JLC Review Team also reviewed the JLC Mortgage Loans to determine, with the assistance of counsel engaged in connection with this securitization, whether any JLC Mortgage Loan materially deviated from the underwriting guidelines set forth under “—The Originators—Jefferies LoanCore LLC” below.

Findings and Conclusions.  Based on the foregoing review procedures, Jefferies LoanCore determined that the disclosure regarding the JLC Mortgage Loans in this free writing prospectus is accurate in all material respects. Jefferies LoanCore also determined that the JLC Mortgage Loans were originated in accordance with Jefferies LoanCore’s origination procedures and underwriting criteria.  Jefferies LoanCore attributes to itself all findings and conclusions resulting from the foregoing review procedures.

Repurchase Requests

Jefferies LoanCore most recently filed a Form ABS-15G on February 13, 2013.  Jefferies LoanCore’s Central Index Key is 0001555524.  Through September 30, 2013, Jefferies LoanCore does not have a securitization history.  Jefferies LoanCore does not have any activity to report as required by Rule 15Ga-1 under the Exchange Act with respect to repurchase or replacement requests in connection with breaches of representations and warranties made by it as a sponsor of commercial mortgage securitizations.

Rialto Mortgage Finance, LLC

General

Rialto Mortgage Finance, LLC, a Delaware limited liability company formed in April 2013 (“Rialto”), a Sponsor and an Originator, is wholly-owned by Rialto Capital Management, LLC, a Delaware limited liability company that was formed in January 2009.  The executive offices of Rialto are located at 600 Madison Avenue, 12th Floor, New York, New York 10022.

Rialto’s Securitization Program

As a Sponsor, Rialto originates and acquires commercial real estate mortgage loans with a general focus on stabilized income-producing properties. All of the Mortgage Loans being sold to the Depositor by Rialto (the “Rialto Mortgage Loans”) were originated by Rialto. This is the second commercial real estate debt investment securitization to which Rialto is contributing commercial real estate debt investments.  In the first such securitization, which closed in September 2013, it contributed approximately $198,175,510 of commercial, multifamily and/or manufactured housing community mortgage loans. The commercial real estate debt investments originated and acquired by Rialto may include mortgage loans, mezzanine loans, B notes, participation interests, rake bonds, subordinate mortgage loans and preferred equity investments.

Neither Rialto nor any of its affiliates will insure or guarantee distributions on the Certificates.  The Certificateholders will have no rights or remedies against Rialto for any losses or other claims in connection with the Certificates or the Mortgage Loans except in respect of the repurchase and substitution obligations for material document defects or material breaches of representations and warranties made by Rialto in the applicable Mortgage Loan Purchase Agreement as described under “Description of the Mortgage Pool—Cures, Repurchases and Substitutions” in this free writing prospectus.

Review of Rialto Mortgage Loans

Overview.  Rialto has conducted a review of each of the Rialto Mortgage Loans.  This review was performed by a team comprised of real estate and securitization professionals who are employees of Rialto or one or more of its affiliates (the “Rialto Review Team”). The review procedures described below were employed with respect to the Rialto Mortgage Loans.  No sampling procedures were used in the review process. Rialto is the Sponsor with respect to fourteen (14) Mortgage Loans.

Database.  To prepare for securitization, members of the Rialto Review Team reviewed a database of loan-level and property-level information relating to the Rialto Mortgage Loans.  The database was compiled from, among other sources, the related Mortgage Loan documents, appraisals, environmental assessment reports, property condition reports, zoning reports, insurance review summaries, borrower-supplied information (including, but not limited to, rent rolls, leases, operating statements and budgets) and information collected by the Rialto Review Team during the underwriting process.  Prior to securitization of the Rialto Mortgage Loans, the Rialto Review Team may have updated the information in the database with respect to the Rialto Mortgage Loans based on updates provided by the related servicer which may include information relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of the Rialto Review Team, to the extent such updates were provided to, and deemed material by, the Rialto Review Team.  Such updates, if any, were not intended to be, and do not serve as, a re-underwriting of the Rialto Mortgage Loans.

A data tape (the “Rialto Data Tape”) containing detailed information regarding the Rialto Mortgage Loans was created from the information in the database referred to in the prior paragraph. The Rialto Data Tape was used to provide the numerical information regarding the Rialto Mortgage Loans in this free writing prospectus.

Data Comparison and Recalculation.  Rialto engaged a third party accounting firm to perform certain data comparison and recalculation procedures designed by Rialto and relating to information in this free writing prospectus regarding the Rialto Mortgage Loans.  These procedures included:

●	comparing the information in the Rialto Data Tape against various source documents provided by Rialto;

●	comparing numerical information regarding the Rialto Mortgage Loans and the related Mortgaged Properties disclosed in this free writing prospectus against the Rialto Data Tape; and

●	recalculating certain percentages, ratios and other formulae relating to the Rialto Mortgage Loans disclosed in this free writing prospectus.

Legal Review.  Rialto engaged legal counsel to conduct certain legal reviews of the Rialto Mortgage Loans for disclosure in this free writing prospectus.  In anticipation of the securitization described in this free writing prospectus, Rialto’s origination counsel reviewed a form of securitization representations and warranties at origination and, if applicable, identified exceptions to those representations and warranties.  Rialto’s origination and underwriting staff also performed a review of the representations and warranties.

Legal counsel was also engaged in connection with this securitization to assist in the review of the Rialto Mortgage Loans.  Such assistance included, among other things, (i) a review of certain of Rialto’s asset summary reports, (ii) the review of the representation and warranty exception reports referred to above relating to the Rialto Mortgage Loans prepared by origination counsel, (iii) the review of, and assistance in the completion by the Rialto Review Team of, a Due Diligence Questionnaire relating to the Rialto Mortgage Loans and (iii) the review of certain provisions in loan documents with respect to certain of the Rialto Mortgage Loans.

Other Review Procedures.  The Rialto Review Team, with the assistance of counsel engaged in connection with this securitization, also reviewed each Rialto Mortgage Loan to determine whether it materially deviated from the underwriting guidelines set forth under “—Rialto’s Underwriting Standards and Loan Analysis” below.

Findings and Conclusions.  Based on the foregoing review procedures, Rialto determined that the disclosure regarding the Rialto Mortgage Loans in this free writing prospectus is accurate in all material respects.  Rialto also determined that the Rialto Mortgage Loans were not originated with any material exceptions from Rialto’s underwriting guidelines and procedures.  Rialto attributes to itself all findings and conclusions resulting from the foregoing review procedures.

Repurchase Requests

Rialto does not have any activity required to be reported by Rule 15Ga-1 under the Exchange Act and Item 1104(e) of Regulation AB with respect to repurchase or replacement requests in connection with breaches of representations and warranties made by it as a sponsor of commercial mortgage securitizations.

Goldman Sachs Mortgage Company

General

Goldman Sachs Mortgage Company (“GSMC”) is a Sponsor.  GSMC is a New York limited partnership.  GSMC was formed in 1984.  Its general partner is Goldman Sachs Real Estate Funding Corp. and its limited partner is Goldman Sachs Bank USA.  GSMC’s executive offices are located at 200 West Street, New York, New York 10282, telephone number (212) 902-1000.  GSMC is an affiliate of the Depositor, an affiliate of GS Commercial Real Estate LP, an Originator, and an affiliate of Goldman, Sachs & Co., one of the underwriters.

GSMC’s Commercial Mortgage Securitization Program

As a sponsor, GSMC originates and acquires fixed and floating rate commercial mortgage loans and either by itself or together with other sponsors or mortgage loan sellers, organizes and initiates the public and/or private securitization of such commercial mortgage loans by transferring the commercial mortgage loans to a securitization depositor, including GS Commercial Securities Corporation II or another entity that acts in a similar capacity.  In coordination with its affiliates, Goldman Sachs Commercial Mortgage Capital, L.P., GS Commercial Real Estate LP and other unaffiliated underwriters, GSMC works with rating agencies, investors, unaffiliated mortgage loan sellers and servicers in structuring the securitization transaction.

From the beginning of its participation in commercial mortgage securitization programs in 1996 through March 31, 2013, GSMC originated or acquired approximately 2,090 fixed and floating rate commercial and multifamily mortgage loans with an aggregate original principal balance of approximately $68.2 billion.  As of March 31, 2013, GSMC had acted as a sponsor and mortgage loan seller on 74 fixed and floating-rate commercial mortgage-backed securitization transactions.  GSMC securitized approximately $2.165 billion and $4.636 billion of commercial loans in public and private offerings in calendar years 2011 and 2012, respectively.

Neither GSMC nor any of its affiliates will insure or guarantee distributions on the Certificates.  The Certificateholders will have no rights or remedies against GSMC for any losses or other claims in connection with the Certificates or the Mortgage Loans except in respect of the repurchase and substitution obligations for material document defects or the material breaches of representations and warranties made by GSMC in the related Mortgage Loan Purchase Agreement as described under “Description of the Mortgage Pool—Cures, Repurchases and Substitutions” in this free writing prospectus.

Review of GSMC Mortgage Loans

Overview.  GSMC, in its capacity as the Sponsor of the GSMC Mortgage Loans, has conducted a review of the GSMC Mortgage Loans in connection with the securitization described in this free writing prospectus.  The review of the GSMC Mortgage Loans was performed by a deal team comprised of real estate and securitization professionals who are employees of one or more of GSMC’s affiliates (the “GSMC Deal Team”).  The review procedures described below were employed with respect to all of the GSMC Mortgage Loans, except that certain review procedures only were relevant to the large loan disclosures in this free writing prospectus, as further described below.  No sampling procedures were used in the review process.

Database.  To prepare for securitization, members of the GSMC Deal Team created a database of loan-level and property-level information relating to each GSMC Mortgage Loan.  The database was compiled from, among other sources, the related Mortgage Loan documents, Third Party Reports, zoning reports, insurance policies, borrower supplied information (including, but not limited to, rent rolls, leases, operating statements and budgets) and information collected by the Goldman Originators during the underwriting process.  After  origination of each GSMC Mortgage Loan, the GSMC Deal Team updated the information in the database with respect to the GSMC Mortgage Loan based on updates provided by the related servicer relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of the GSMC Deal Team.

A data tape (the “GSMC Data Tape”) containing detailed information regarding each GSMC Mortgage Loan was created from the information in the database referred to in the prior paragraph. The GSMC Data Tape was used by the GSMC Deal Team to provide certain numerical information regarding the GSMC Mortgage Loans in this free writing prospectus.

Data Comparison and Recalculation.  The Depositor, on behalf of GSMC, engaged a third party accounting firm to perform certain data comparison and recalculation procedures designed by GSMC, relating to information in this free writing prospectus regarding the GSMC Mortgage Loans.  These procedures included:

●	comparing certain information in the GSMC Data Tape against various source documents provided by GSMC that are described above under “—Database”;

●	comparing numerical information regarding the GSMC Mortgage Loans and the related Mortgaged Properties disclosed in this free writing prospectus against the GSMC Data Tape; and

●	recalculating certain percentages, ratios and other formulae relating to the GSMC Mortgage Loans disclosed in this free writing prospectus.

Legal Review.  GSMC engaged various law firms to conduct certain legal reviews of the GSMC Mortgage Loans for disclosure in this free writing prospectus. In anticipation of the securitization of each GSMC Mortgage Loan, origination counsel prepared a loan and property summary that sets forth salient loan terms and summarizes material deviations from GSMC’s standard form loan documents.  In addition, origination counsel for each GSMC Mortgage Loan reviewed GSMC’s representations and warranties set forth on Annex E-1 to this free writing prospectus and, if applicable, identified exceptions to those representations and warranties.

Securitization counsel was also engaged to assist in the review of the GSMC Mortgage Loans.  Such assistance included, among other things, (i) a review of sections of the loan agreement relating to certain GSMC Mortgage Loans marked against the standard form document, (ii) a review of the loan and property summaries referred to above relating to the GSMC Mortgage Loans prepared by origination counsel and (iii) a review of a Due Diligence Questionnaire completed by the GSMC Deal Team.  Securitization counsel also reviewed the property release provisions, if any, for each GSMC Mortgage Loan with multiple Mortgaged Properties for compliance with the REMIC provisions.  In addition, for each GSMC Mortgage Loan originated by GSMC or its affiliates, GSMC prepared and delivered to its securitization counsel for review an asset summary, which summary includes important loan terms and certain property level information obtained during the origination process.

Origination counsel or securitization counsel also assisted in the preparation of the Mortgage Loan summaries set forth under “Structural and Collateral Term Sheet—Windsor Court New Orleans” and “—1245 16th Street” in Annex B to this free writing prospectus, based on their respective reviews of pertinent sections of the related Mortgage Loan documents.  The applicable borrowers and borrowers’ counsel reviewed these Mortgage Loan summaries as well.

Other Review Procedures.  With respect to any pending litigation that existed at the origination of any GSMC Mortgage Loan, GSMC requested updates from the related borrower, origination counsel and/or borrower’s litigation counsel.  GSMC conducted a search with respect to each borrower under a GSMC Mortgage Loan to determine whether it filed for bankruptcy after origination of the GSMC Mortgage Loan.  If GSMC became aware of a significant natural disaster in the vicinity of any Mortgaged Property securing a GSMC Mortgage Loan, GSMC obtained information on the status of the Mortgaged Property from the related borrower to confirm no material damage to the Mortgaged Property.

The GSMC Deal Team also consulted with the Goldman Originators  to confirm that the GSMC Mortgage Loans were originated in compliance with the origination and underwriting criteria described below under “—The Originators—The Goldman Originators—Origination and Underwriting Process,” as well as to identify if there were any material deviations from those origination and underwriting criteria.  See “—The Originators—The Goldman Originators—Exceptions to Underwriting Criteria” below.

Findings and Conclusions.  Based on the foregoing review procedures, GSMC determined that the disclosure regarding the GSMC Mortgage Loans in this free writing prospectus is accurate in all material respects.  GSMC also determined that the GSMC Mortgage Loans were originated in accordance with the Goldman Originators’ origination procedures and underwriting criteria.  GSMC attributes to itself all findings and conclusions resulting from the foregoing review procedures.

Repurchase Requests

GSMC most recently filed a Form ABS-15G on August 14, 2013.  GSMC’s Central Index Key is 0001541502.  With respect to the period from and including January 1, 2011 to and including June 30, 2013, GSMC does not have any activity to report as required by Rule 15Ga-1 under the Exchange Act with respect to repurchase or replacement requests in connection with breaches of representations and warranties made by it as a sponsor of commercial mortgage securitizations.

MC-Five Mile Commercial Mortgage Finance LLC

General

MC-Five Mile Commercial Mortgage Finance LLC (“MC-Five Mile”) is a Sponsor with respect to, and a seller of certain mortgage loans (the “MC-Five Mile Mortgage Loans”) into, the securitization described in this free writing prospectus. MC-Five Mile is a limited liability company organized under the laws of the State of Delaware.

MC-Five Mile is a privately held company that commenced operations in July 2012. MC-Five Mile was formed for the purpose of acquiring, originating, syndicating and securitizing commercial and multi-family real estate related debt. The executive offices of MC-Five Mile are located at 1330 Avenue of the Americas, New York, New York 10019.

Goldman Sachs Mortgage Company, a Sponsor and an Originator, and an affiliate of the Depositor, GS Commercial Real Estate LP, an Originator, and Goldman, Sachs & Co., one of the underwriters, provides warehouse financing to certain affiliates of MC-Five Mile (the “MC-Five Mile Financing Affiliates”) through various repurchase facilities. MC-Five Mile and its parent company MC-FMC Commercial Real Estate Finance Management LLC guaranty certain obligations of the MC-Five Mile Financing Affiliates under such repurchase facilities. Most of the MC-Five Mile Mortgage Loans are subject to such repurchase facilities. If such is the case at the time the Certificates are issued, then MC-Five Mile will use the proceeds from its sale of the MC-Five Mile Mortgage Loans to the Depositor to, among other things, acquire the warehoused MC-Five Mile Mortgage Loans from the MC-Five Mile Financing Affiliates, and the MC-Five Mile Financing Affiliates will, in turn, use the funds that they receive from MC-Five Mile to, among other things, reacquire the warehoused MC-Five Mile Mortgage Loans from the repurchase agreement counterparties free and clear of any liens.  As of October 28, 2013 Goldman Sachs Mortgage Company will be the repurchase agreement counterparty with respect to 17 MC-Five Mile Mortgage Loans with an aggregate Cut-off Date Balance of approximately $169,659,019, which represents approximately 15.0% of the Initial Pool Balance.  Wells Fargo Bank, National Association acts as interim servicer with respect to all of the MC-Five Mile Mortgage Loans.

MC-Five Mile Commercial Mortgage Finance LLC’s Commercial Mortgage Securitization Program

MC-Five Mile underwrites and originates mortgage loans secured by commercial or multifamily properties for its securitization program.  As sponsor, MC-Five Mile sells fixed rate first mortgage loans it originates through commercial mortgage-backed securitizations.  This is MC-Five Mile’s fourth securitization. In its prior securitizations, MC-Five Mile securitized mortgage loans with an aggregate principal balance of approximately $255 million as of the cut-off date for such securitizations.   MC-Five Mile was formed on July 12, 2012 and through various entities, is a 50%/50% joint venture between MC Asset Management Holdings, LLC (a wholly owned subsidiary of Mitsubishi Corporation) and Five Mile Capital Partners LLC.

Five Mile Capital Partners LLC was established in 2003 and has over $2 billion of assets under management.  Five Mile Capital Partners LLC specializes in investment opportunities in commercial real estate, debt products, structured finance, asset-based lending and financial services private equity.  MC Asset Management Holdings, LLC is an alternative asset management firm that provides alternative investment products to global institutional investors. MC Asset Management Holdings, LLC is a subsidiary of Mitsubishi Corporation.

The commercial mortgage loans originated or acquired by MC-Five Mile are fixed rate loans and include both smaller “conduit” loans and large loans. MC-Five Mile primarily originates loans secured by retail, office, multifamily, hospitality, industrial and manufactured housing properties, but also can originate loans secured by self storage properties, theaters, land subject to a ground lease and mixed use properties.

As a sponsor, MC-Five Mile originates or acquires mortgage loans and, either by itself or together with other sponsors or loan sellers, intends to initiate their securitization by transferring the mortgage loans to a depositor, which in turn transfers them to the trust for the related securitization. In coordination with other underwriters, MC-Five Mile works with rating agencies, loan sellers, subordinated debt purchasers and master servicers in structuring the securitization transaction. MC-Five Mile acts as sponsor, originator or loan seller in transactions in which other entities act as sponsor and/or mortgage loan seller. Some of these loan sellers may be affiliated with underwriters on the transactions.

Neither MC-Five Mile nor any of its affiliates acts as master servicer of the commercial mortgage loans in its securitizations. Instead, MC-Five Mile sells the right to be appointed master servicer of its securitized loans to rating-agency approved master servicers.

For a description of certain affiliations, relationships and related transactions between the sponsor and the other transaction parties, see “—Affiliates and Certain Relationships” in this free writing prospectus.

Review of MC-Five Mile Commercial Mortgage Finance LLC’s Mortgage Loans

Overview.  MC-Five Mile conducted a review of the MC-Five Mile Mortgage Loans in connection with the securitization described in this free writing prospectus.  The review of the MC-Five Mile Mortgage Loans was performed by a team comprised of real estate and securitization professionals who are employees of MC-Five Mile or one of its affiliates (the “MC-Five Mile Deal Team”).  The review procedures described below were employed with respect to all of the MC-Five Mile Mortgage Loans, except that certain review procedures only were relevant to the large loan disclosures in this free writing prospectus, as further described below.  No sampling procedures were used in the review process.

Database.  To prepare for securitization, members of the MC-Five Mile Deal Team created a database of loan level and property-level information relating to each MC-Five Mile Mortgage Loan.  The database was compiled from, among other sources, the related Mortgage Loan documents, Third Party Reports, zoning reports, if applicable, insurance policies or summaries of the same prepared by an outside insurance consultant, borrower supplied information (including, but not limited to, rent rolls, leases, operating statements and budgets) and information collected by MC-Five Mile during the underwriting process.  After origination of each MC-Five Mile Mortgage Loan, the MC-Five Mile Deal Team updated the information in the database with respect to the MC-Five Mile Mortgage Loan based on updates provided by the related servicer relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of the MC-Five Mile Deal Team.

A data tape (the “MC-Five Mile Data Tape”) containing detailed information regarding each MC-Five Mile Mortgage Loan was created from the information in the database referred to in the prior paragraph. The MC-Five Mile Data Tape was used by the MC-Five Mile Deal Team to provide certain numerical information regarding the MC-Five Mile Mortgage Loans in this free writing prospectus.

Data Comparison and Recalculation.  MC-Five Mile engaged a third party accounting firm to perform certain data comparison and recalculation procedures designed by MC-Five Mile, relating to information in this free writing prospectus regarding the MC-Five Mile Mortgage Loans.  These procedures included:

●	comparing certain information in the MC-Five Mile Data Tape against various source documents provided by MC-Five Mile that are described above under “—Database”;

●	comparing numerical information regarding the MC-Five Mile Mortgage Loans and the related Mortgaged Properties disclosed in this free writing prospectus against the MC-Five Mile Data Tape; and

●	recalculating certain percentages, ratios and other formulae relating to the MC-Five Mile Mortgage Loans disclosed in this free writing prospectus.

Legal Review.  MC-Five Mile engaged various law firms to conduct certain legal reviews of the MC-Five Mile Mortgage Loans for disclosure in this free writing prospectus. In anticipation of the securitization of each MC-Five Mile Mortgage Loan, origination counsel assisted in the preparation of certain due diligence questionnaires designed to identify material deviations from MC-Five Mile’s standard form loan documents.  In addition, origination counsel for each MC-Five Mile Mortgage Loan reviewed MC-Five Mile’s representations and warranties set forth on Annex E-1 to this free writing prospectus and, if applicable, identified exceptions to those representations and warranties.

Securitization counsel was also engaged to assist in the review of the MC-Five Mile Mortgage Loans.  Such assistance included, among other things, (i) a review of sections of the loan agreement relating to certain MC-Five Mile Mortgage Loans marked against the standard form document, (ii) a review of a Due Diligence Questionnaire completed by the MC-Five Mile Deal Team and (iii) the review of certain loan documents with respect to the MC-Five Mile Mortgage Loans. Securitization counsel also reviewed the property release provisions, if any, for each MC-Five Mile Mortgage Loan with multiple Mortgaged Properties for compliance with the REMIC provisions.

Other Review Procedures.  With respect to any material pending litigation that existed at the origination of any MC-Five Mile Mortgage Loan, MC-Five Mile requested updates from the related borrower, origination counsel and/or borrower’s litigation counsel.  If MC-Five Mile became aware of a significant natural disaster in the vicinity of any Mortgaged Property securing a MC-Five Mile Mortgage Loan, MC-Five Mile obtained information on the status of the Mortgaged Property from the related borrower to confirm that no material damage to the Mortgaged Property had occurred, or in the event that any such damage had occurred, that the Mortgaged Property was in adequate physical condition (based on a report prepared by an independent licensed engineer or architect).

The MC-Five Mile Deal Team, with the assistance of counsel engaged in connection with this securitization, also reviewed the MC-Five Mile Mortgage Loans to determine whether any MC-Five Mile Mortgage Loan materially deviated from the underwriting guidelines set forth under “—The Originators—MC-Five Mile Commercial Mortgage Finance LLC” below.  See “—The Originators—MC-Five Mile Commercial Mortgage Finance LLC—Exceptions to Underwriting Criteria” below.

Findings and Conclusions.  Based on the foregoing review procedures, MC-Five Mile determined that the disclosure regarding the MC-Five Mile Mortgage Loans in this free writing prospectus is accurate in all material respects.  MC-Five Mile also determined that the MC-Five Mile Mortgage Loans were originated in accordance with MC-Five Mile’s origination procedures and underwriting criteria.  MC-Five Mile attributes to itself all findings and conclusions resulting from the foregoing review procedures.

Repurchase Requests

MC-Five Mile has no history as a securitizer prior to February 2013.  MC-Five Mile most recently filed a Form ABS-15G on May 14, 2013. MC-Five Mile’s Central Index Key Number is 001576832.  MC-Five Mile has no demand, repurchase or replacement history to report as required by Rule 15Ga-1.

Citigroup Global Markets Realty Corp.

General

Citigroup Global Markets Realty Corp. (“CGMRC”) is a Sponsor.  CGMRC is a New York corporation organized in 1979 and is a wholly-owned subsidiary of Citicorp Banking Corporation, a Delaware corporation, which is in turn a wholly-owned subsidiary of Citigroup Inc., a Delaware corporation.  CGMRC maintains its principal office at 388 Greenwich Street, New York, New York 10013, Attention: Mortgage Finance Group.  Its facsimile number is (212) 723-8604.  CGMRC is an affiliate of Citigroup Global Markets Inc., one of the underwriters. CGMRC makes, and purchases from lenders, commercial and multifamily mortgage loans primarily for the purpose of securitizing them in CMBS transactions. CGMRC also purchases and finances residential mortgage loans, consumer receivables and other financial assets.

Neither CGMRC nor any of its affiliates will insure or guarantee distributions on the Certificates.  The Certificateholders will have no rights or remedies against CGMRC for any losses or other claims in connection with the Certificates or the Mortgage Loans except in respect of the repurchase and substitution obligations for material document defects or material breaches of the representations and warranties made by CGMRC in the related Mortgage Loan Purchase Agreement as described under “Description of the Mortgage Pool—Cures, Repurchases and Substitutions” in this free writing prospectus.

CGMRC’s Commercial Mortgage Origination and Securitization Program

CGMRC, directly or through correspondents or affiliates, originates multifamily and commercial mortgage loans throughout the United States and abroad. CGMRC has been engaged in the origination of multifamily and commercial mortgage loans for securitization since 1996 and has been involved in the securitization of residential mortgage loans since 1987. The multifamily and commercial mortgage loans originated by CGMRC include both fixed-rate loans and floating-rate loans. Most of the multifamily and commercial mortgage loans included by CGMRC in commercial mortgage securitizations sponsored by CGMRC have been originated, directly or through correspondents, by CGMRC or an affiliate. CGMRC securitized approximately $1.25 billion, $1.49 billion, $2.60 billion, $4.27 billion, $7.02 billion, $6.35 billion, $1.08 billion, $0, $1.05 billion, $1.25 billion and $1.63 billion of multifamily and commercial mortgage loans in public and private offerings during the calendar years 2002, 2003, 2004, 2005, 2006, 2007, 2008, 2009, 2010, 2011 and 2012, respectively.

In addition, in the normal course of its business, CGMRC may also acquire multifamily and commercial mortgage loans from various third party originators. These mortgage loans may have been originated using underwriting guidelines not established by CGMRC.

CGMRC has also sponsored, in private placement transactions, multifamily and commercial mortgage loans which it either originated or acquired from third-party originators that underwrote them to their own underwriting criteria.

In connection with the commercial mortgage securitization transactions in which it participates, CGMRC generally transfers the subject mortgage assets to a depositor, who then transfers those mortgage assets to the issuing entity for the related securitization. In return for the transfer of the subject mortgage assets by the depositor to the issuing entity, the issuing entity issues commercial mortgage pass-through certificates that are in whole or in part backed by, and supported by the cash flows generated by, those mortgage assets.

CGMRC generally works with rating agencies, unaffiliated mortgage loan sellers, servicers, affiliates and underwriters in structuring a securitization transaction. CGMRC will generally act as a sponsor, originator or mortgage loan seller in the commercial mortgage securitization transactions in which it participates. In such transactions there may be a co-sponsor and/or other mortgage loan sellers and originators. Generally CGMRC and/or the related depositor contract with other entities to service the multifamily and commercial mortgage loans following their transfer into a trust fund for a series of certificates.

Review of CGMRC Mortgage Loans

General.  In connection with the preparation of this free writing prospectus, CGMRC conducted a review of the Mortgage Loans that it is selling to the Depositor.  The review was conducted as set forth below and was conducted with respect to each of the CGMRC Mortgage Loans.  No sampling procedures were used in the review process.

Database.  First, CGMRC created a database of information (the “CGMRC Securitization Database”) obtained in connection with the origination of the CGMRC Mortgage Loans, including:

●	certain information from the loan documents;

●	certain information from the rent rolls and operating statements for, and certain leases relating to, the related Mortgaged Properties (in each case to the extent applicable);

●	insurance information for the related Mortgaged Properties;

●	information from third party reports such as the appraisals, environmental and property condition reports, seismic reports, zoning reports and other zoning information;

●	bankruptcy searches with respect to the related borrowers; and

●	certain information and other search results obtained by the CGMRC deal team for each of the CGMRC Mortgage Loans during the underwriting process.

CGMRC also included in the CGMRC Securitization Database certain updates to such information received by the CGMRC securitization team after origination, such as information from the interim servicer regarding loan payment status and current escrows, updated rent rolls and leasing activity information provided pursuant to the loan documents, and information otherwise brought to the attention of the CGMRC securitization team.  Such updates were not intended to be, and do not serve as, a re-underwriting of any Mortgage Loan.

Using the information in the CGMRC Securitization Database, CGMRC created a Microsoft Excel file (the “CGMRC Data File”) and provided that file to the Depositor for the inclusion in this free writing prospectus (particularly in Annexes A, B and C to this free writing prospectus) of information regarding the CGMRC Mortgage Loans.

Data Comparison and Recalculation. CGMRC engaged a third party accounting firm to perform certain data comparison and recalculation procedures designed by CGMRC, relating to information in this free writing prospectus regarding the CGMRC Mortgage Loans.  These procedures included:

●	comparing the information in the CGMRC Data File against various source documents provided by CGMRC that are described above under “—Database”;

●	comparing numerical information regarding the CGMRC Mortgage Loans and the related Mortgaged Properties disclosed in this free writing prospectus against the CGMRC Data File; and

●	recalculating certain percentages, ratios and other formulae relating to the CGMRC Mortgage Loans disclosed in this free writing prospectus.

Legal Review.  CGMRC also reviewed and responded to a Due Diligence Questionnaire relating to the CGMRC Mortgage Loans, which questionnaire was prepared by the Depositor’s legal counsel for use in eliciting information relating to the CGMRC Mortgage Loans and including such information in this free writing prospectus to the extent material.

CGMRC also provided to origination counsel the Sponsor representations and warranties attached as Annex E-1 to this free writing prospectus and requested that origination counsel identify exceptions to such representations and warranties.  CGMRC compiled and reviewed the draft exceptions received from origination counsel, engaged separate counsel to review the exceptions, revised the exceptions and provided them to the Depositor for inclusion on Annex E-2 to this free writing prospectus.  In addition, for each CGMRC Mortgage Loan originated by CGMRC or its affiliates, CGMRC prepared and delivered to its securitization counsel for review an asset summary, which summary includes important loan terms and certain property level information obtained during the origination process.  The loan terms included in each asset summary may include, without limitation, the principal amount, the interest rate, the loan term, the interest calculation method, the due date, any applicable interest-only period, any applicable amortization period, a summary of any prepayment and/or defeasance provisions, a summary of any lockbox and/or cash management provisions, a summary of any release provisions, and a summary of any requirement for the related borrower to fund upfront and/or ongoing reserves.  The property level information obtained during the origination process included in each asset summary may include, without limitation, a description of the related Mortgaged Property (including property type, ownership structure, use, location, size, renovations, age and physical attributes), information relating to the commercial real estate market in which the Mortgaged Property is located, information relating to the related borrower and sponsor of the related borrower, an underwriter’s assessment of strengths and risks of the loan transaction, tenant analysis, and summaries of third party reports such as appraisal, environmental and property condition reports.

For each CGMRC Mortgage Loan, if any, purchased by CGMRC or its affiliates from a third party originator of such Mortgage Loan, CGMRC reviewed the purchase agreement and related representations and warranties, and exceptions to those representations and warranties, made by the seller of such CGMRC Mortgage Loan to CGMRC or its affiliates, reviewed certain provisions of the related loan documents and third party reports concerning the related mortgaged property provided by the originator of such Mortgage Loan, prepared exceptions to the representations and warranties in the Mortgage Loan Purchase Agreement based upon such review, and provided them to the Depositor for inclusion on Annex E-2 to this free writing prospectus. With respect to any CGMRC Mortgage Loan that is purchased by CGMRC or its affiliates from a third party originator, the representations and warranties made by the third party originator in the related purchase agreement between CGMRC or its affiliates, on the one hand, and the third party originator, on the other hand, are solely for the benefit of CGMRC or its affiliates. The rights, if any, that CGMRC or its affiliates may have under such purchase agreement upon a breach of such representations and warranties made by the third party originator will not be assigned to the trustee, and the certificateholders and the trustee will not have any recourse against the third party originator in connection with any breach of the representations and warranties made by such third party originator. As described under “Description of the Mortgage Pool—Cures, Repurchases and Substitutions” in this free writing prospectus, the substitution or repurchase obligation of CGMRC, as mortgage loan seller, with respect to the CGMRC Mortgage Loans under the related Mortgage Loan Purchase Agreement constitutes the sole remedy available to the Certificateholders and the Trustee for any uncured material breach of any CGMRC’s representations and warranties regarding the CGMRC Mortgage Loans, including any CGMRC Mortgage Loan that are purchased by CGMRC or its affiliates from a third party originator.

In addition, with respect to each CGMRC Mortgage Loan, CGMRC reviewed, and in certain cases requested that its counsel review, certain loan document provisions as necessary for disclosure of such provisions in this free writing prospectus, such as property release provisions and other provisions specifically disclosed in this free writing prospectus.

Certain Updates.  Furthermore, CGMRC requested the borrowers under the CGMRC Mortgage Loans (or the borrowers’ respective counsel) for updates on any significant pending litigation that existed at origination.  Moreover, if CGMRC became aware of a significant natural disaster in the vicinity of a Mortgaged Property relating to a CGMRC Mortgage Loan, CGMRC requested information on the property status from the related borrower in order to confirm whether any material damage to the property had occurred.

Large Loan Summaries.  Finally, CGMRC prepared, and reviewed with originating counsel and/or securitization counsel, the loan summaries for those of the CGMRC Mortgage Loans included in the 10 largest Mortgage Loans in the mortgage pool, and the abbreviated loan summaries for those of the CGMRC Mortgage Loans included in the next ten largest mortgage loans in the mortgage pool, which loan summaries and abbreviated loan summaries are incorporated in the “Structural and Collateral Term Sheet” in Annex B to this free writing prospectus.

Findings and Conclusions.  Based on the foregoing review procedures, CGMRC found and concluded that the disclosure regarding the CGMRC Mortgage Loans in this free writing prospectus is accurate in all material respects.  CGMRC also found and concluded that the CGMRC Mortgage Loans were originated in accordance with CGMRC’s origination procedures and underwriting criteria.  CGMRC attributes to itself all findings and conclusions resulting from the foregoing review procedures.

Repurchase Requests

CGMRC most recently filed a Form ABS-15G on February 14, 2013.  CGMRC’s Central Index Key is 0001541001.  With respect to the period from and including January 1, 2011 to and including September 30, 2013, CGMRC does not have any activity to report as required by Rule 15Ga-1 under the Exchange Act with respect to repurchase or replacement requests in connection with breaches of representations and warranties made by it as a sponsor of commercial mortgage securitizations.

Compensation of the Sponsors

 In connection with the offering and sale of the Certificates contemplated by this free writing prospectus, the Sponsors (including affiliates of the Sponsors) will be compensated for the sale of their respective Mortgage Loans in an amount equal to the excess, if any, of:

(a) the sum of any proceeds received from the sale of the Certificates to investors and the sale of certain servicing rights to Wells Fargo Bank, National Association for the servicing of the Mortgage Loans, over

(b) the sum of the costs and expense of originating or acquiring the Mortgage Loans and the costs and expenses related to the issuance, offering and sale of the Certificates as described in this free writing prospectus.

The mortgage servicing rights were sold to the Master Servicer for a price based on the value of the Servicing Fee to be paid to the Master Servicer with respect to each Mortgage Loan and the value of the right to earn income on investments on amounts held by the Master Servicer with respect to the Mortgage Loans.

The Depositor

GS Mortgage Securities Corporation II is the depositor with respect to the Issuing Entity (in such capacity, the “Depositor”).  The Depositor is a Delaware corporation and was formed in 1995 for the purpose of engaging in the business, among other things, of acquiring and depositing mortgage assets in trusts in exchange for certificates evidencing interests in the trusts and selling or otherwise distributing the certificates.  The sole shareholder of the Depositor is The Goldman Sachs Group, Inc. (NYSE:GS).  The Depositor’s executive offices are located at 200 West Street, New York, New York 10282, telephone number (212) 902-1000.  The Depositor will not have any material assets.  The Depositor is an affiliate of GSMC, a Sponsor and an Originator, GS CRE, an Originator, and Goldman, Sachs & Co., one of the underwriters.

After establishing the Issuing Entity, the Depositor will have minimal ongoing duties with respect to the Certificates and the Mortgage Loans.  The Depositor’s ongoing duties will include:  (i) appointing a successor trustee or certificate administrator in the event of the removal of the Trustee or Certificate Administrator, (ii) paying any ongoing fees (such as surveillance fees) of the Rating Agencies, (iii) promptly delivering to the Certificate Administrator any document that comes into the Depositor’s possession that constitutes part of the Mortgage File or servicing file for any Mortgage Loan, (iv) upon discovery of a breach of any of the representations and warranties of the Master Servicer, the Special Servicer or the Operating Advisor which materially and adversely affects the interests of the Certificateholders, giving prompt written notice of such breach to the affected parties, (v) providing information in its possession with respect to the Certificates to the Certificate Administrator to the extent necessary to perform REMIC administration, (vi) indemnifying the Issuing Entity, the Trustee, the Certificate Administrator, the Operating Advisor, the Master Servicer and the Special Servicer for any loss, liability or reasonable expense (including, without limitation, reasonable attorneys’ fees and expenses) incurred by such parties arising from the Depositor’s willful misconduct, bad faith, fraud and/or negligence in the performance of its duties contained in the Pooling and Servicing Agreement or by reason of negligent disregard of its obligations and duties under the Pooling and Servicing Agreement, and (vii) signing any annual report on Form 10-K, including the required certification in Form 10-K under the Sarbanes-Oxley Act of 2002, and any distribution reports on Form 10-D and Current Reports on Form 8-K required to be filed by the Issuing Entity.

On the Closing Date, the Depositor will acquire the Mortgage Loans from each Sponsor and will simultaneously transfer the Mortgage Loans, without recourse, to the Trustee for the benefit of the Certificateholders.  See “The Depositor” in the prospectus.

The Originators

Goldman Sachs Mortgage Company, Citigroup Global Markets Realty Corp., Jefferies LoanCore LLC, Rialto Mortgage Finance, LLC, MC-Five Mile Commercial Mortgage Finance LLC and GS Commercial Real Estate LP are referred to in this free writing prospectus as the “Originators” in this free writing prospectus.

The information set forth in this free writing prospectus concerning the Originators and their underwriting standards has been provided by the Originators.

Jefferies LoanCore LLC

General.  Each of the JLC Mortgage Loans was originated by Jefferies LoanCore.  Set forth below is a discussion of certain general underwriting guidelines and processes with respect to commercial and multifamily mortgage loans originated by Jefferies LoanCore.

Notwithstanding the discussion below, given the unique nature of commercial and multifamily mortgaged properties, the underwriting and origination procedures and the credit analysis with respect to any particular commercial or multifamily loan may significantly differ from one asset to another, and will be driven by circumstances particular to that property, including, among others, its type, current use, size, location, market conditions, reserve requirements and additional collateral, tenants and leases, borrower identity, sponsorship, performance history and/or other factors.  Consequently, we cannot assure you that the underwriting of any particular commercial or multifamily mortgage loan originated by Jefferies LoanCore will conform to the general guidelines and processes described below.  For important information about the circumstances that have affected the underwriting of particular JLC Mortgage Loans, see “—Exceptions to Underwriting Criteria” below and “Annex E-2—Exceptions to Sponsor Representations and Warranties” in this free writing prospectus.

Loan Analysis.  Generally both a credit analysis and a collateral analysis are conducted with respect to each commercial and multifamily mortgage loan.  The credit analysis of the borrower generally includes a review of third party credit reports or judgment, lien, bankruptcy and pending litigation searches.  The collateral analysis generally includes a review of, in each case to the extent available and applicable, the historical property operating statements, rent rolls and certain significant tenant leases.  The credit underwriting also generally includes a review of third party appraisals, as well as environmental reports, engineering assessments and seismic reports, if applicable and obtained.  Generally, the originator also conducts or causes a third party to conduct a site inspection to ascertain the overall quality, functionality and competitiveness of the property, including its neighborhood and market, accessibility and visibility, and to assess the tenancy of the property.  The submarket in which the property is located is assessed to evaluate competitive or comparable properties as well as market trends.

Loan Approval.  Prior to commitment, each commercial and multifamily mortgage loan to be originated or acquired must be approved by a loan committee that includes senior personnel from Jefferies LoanCore.  The committee may approve a mortgage loan as recommended, request additional due diligence, modify the loan terms or decline a loan transaction.

Debt Service Coverage Ratio and Loan-to-Value Ratio.  The underwriting includes a calculation of the debt service coverage ratio and loan-to-value ratio in connection with the origination of a loan.  With respect to loans originated for securitization, Jefferies LoanCore’s underwriting standards generally require, without regard to any other debt, a debt service coverage ratio of not less than 1.20x and a loan-to-value ratio of not more than 80.0%.

A debt service coverage ratio will generally be calculated based on the underwritten net cash flow from the property in question as determined by Jefferies LoanCore and payments on the loan based on actual (or, in some cases, assumed) principal and/or interest due on the loan.  However, underwritten net cash flow is often a highly subjective number based on a variety of assumptions regarding, and adjustments to, revenues and expenses with respect to the related real property collateral.  For example, when calculating the debt service coverage ratio for a commercial or multifamily mortgage loan, annual net cash flow that was calculated based on assumptions regarding projected future rental income, expenses and/or occupancy may be utilized.  We cannot assure you that the foregoing assumptions made with respect to any prospective commercial or multifamily mortgage loan will, in fact, be consistent with actual property performance.  Such underwritten net cash flow may be higher than historical net cash flow reflected in recent financial statements.  Additionally, certain mortgage loans may provide for only interest payments prior to maturity, or for an interest-only period during a portion of the term of the mortgage loan.  A loan-to-value ratio, in general, is the ratio, expressed as a percentage, of the then-outstanding principal balance of the mortgage loan divided by the estimated value of the related property based on an appraisal.

Additional Debt.  Certain mortgage loans may have or permit in the future certain additional subordinate debt, whether secured or unsecured, and/or mezzanine debt.  It is possible that Jefferies LoanCore or its affiliate may be the lender on that additional subordinate debt and/or mezzanine debt.

The debt service coverage ratios described above will be lower based on the inclusion of the payments related to such additional debt and the loan-to-value ratios described above will be higher based on the inclusion of the amount of any such additional subordinate debt and/or mezzanine debt.

 Assessments of Property Condition.  As part of the underwriting process, the property assessments and reports described below will typically be obtained:

(1)
Appraisals.  Independent appraisals or an update of an independent appraisal will generally be required in connection with the origination of each mortgage loan that meets the requirements of the “Uniform Standards of Professional Appraisal Practice” as adopted by the Appraisal Standards Board of the Appraisal Foundation, and the guidelines in Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989.  In some cases, however, the value of the subject real property collateral may be established based on a cash flow analysis, a recent sales price or another method or benchmark of valuation.

(2)
Environmental Assessment.  In most cases, a Phase I environmental assessment will be required with respect to the real property collateral for a prospective commercial or multifamily mortgage loan.  However, when circumstances warrant, an update of a prior environmental assessment, a transaction screen or a desktop review may be utilized.  Alternatively, in limited circumstances, an environmental assessment may not be required, such as when the benefits of an environmental insurance policy or an environmental guarantee have been obtained.  Furthermore, an environmental assessment conducted at any particular real property collateral will not necessarily cover all potential environmental issues.  For example, an analysis for radon, lead-based paint, mold and lead in drinking water will usually be conducted only at multifamily rental properties and only when the originator or an environmental consultant believes that such an analysis is warranted under the circumstances.  Depending on the findings of the initial environmental assessment, any of the following may be required: additional environmental testing, such as a Phase II environmental assessment with respect to the subject real property collateral; an environmental insurance policy; that the borrower conduct remediation activities or establish an operations and maintenance plan; and/or a guaranty or reserve with respect to environmental matters.

(3)
Engineering Assessment.  In connection with the origination process, in most cases, it will be required that an engineering firm inspect the real property collateral for any prospective commercial or multifamily mortgage loan to assess the structure, exterior walls, roofing, interior structure and/or mechanical and electrical systems.  Based on the resulting report, the appropriate response will be determined to any recommended repairs, corrections or replacements and any identified deferred maintenance.

(4)	Seismic Report. Generally, a seismic report is required for all properties located in seismic zones 3 or 4.

Notwithstanding the foregoing, engineering inspections and seismic reports will generally not be required or obtained by the originator in connection with the origination process in the case of mortgage loans secured by real properties that are subject to a ground lease, triple-net lease or other long term lease, or in the case of mortgage loans that are not collateralized by any material improvements on the real property collateral.

Title Insurance.  The borrower is required to provide, and Jefferies LoanCore or its origination counsel typically will review, a title insurance policy for each property.  The title insurance policies provided typically must meet the following requirements: (i) written by a title insurer licensed to do business in the jurisdiction where the Mortgaged Property is located, (ii) in an amount at least equal to the original principal balance of the mortgage loan, (iii) protection and benefits run to the mortgagee and its successors and assigns, (iv) written on an American Land Title Association form or equivalent policy promulgated in the jurisdiction where the Mortgaged Property is located and (v) if a survey was prepared, the legal description of the Mortgaged Property in the title policy conforms to that shown on the survey.

Casualty Insurance.  Except in certain instances where sole or significant tenants (which may include ground tenants) are required to obtain insurance or may self-insure, Jefferies LoanCore typically requires that the related Mortgaged Property be insured by a hazard insurance policy with a customary deductible and in an amount at least equal to the lesser of the outstanding principal balance of the mortgage loan and 100% of the full insurable replacement cost of the improvements located on the property.  If applicable, the policy contains appropriate endorsements to avoid the application of coinsurance and does not permit reduction in insurance proceeds for depreciation, except that the policy may permit a deduction for depreciation in connection with a cash settlement after a casualty if the insurance proceeds are not being applied to rebuild or repair the damaged improvements.

Flood insurance, if available, must be in effect for any Mortgaged Property that at the time of origination included material improvements in any area identified in the Federal Register by the Federal Emergency Management Agency as a special flood hazard area.  The flood insurance policy must meet the requirements of the then-current guidelines of the Federal Insurance Administration, be provided by a generally acceptable insurance carrier and be in an amount representing coverage not less than the least of (i) the outstanding principal balance of the mortgage loan, (ii) the full insurable value of the property or, in cases where only a portion of the property is in the flood zone, the full insurable value of the portion of the property contained therein and (iii) the maximum amount of insurance available under the National Flood Insurance Program, except in some cases where self-insurance was permitted.

The standard form of hazard insurance policy typically covers physical damage or destruction of the improvements on the Mortgaged Property caused by fire, lightning, explosion, smoke, windstorm and hail, riot or strike and civil commotion.  The policies may contain some conditions and exclusions to coverage, including exclusions related to acts of terrorism.  Generally, except in certain instances where sole or significant tenants (which may include ground tenants) are required to obtain insurance or may self-insure, each of the mortgage loans requires that the related property have coverage for terrorism or terrorist acts, if such coverage is available at commercially reasonable rates.  In all (or almost all) cases, there is a cap on the amount that the related borrower will be required to expend on terrorism insurance.

Except in certain instances where sole or significant tenants (which may include ground tenants) are required to obtain insurance or may self-insure, each mortgage instrument typically also requires the borrower to maintain: (i) comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the property in an amount customarily required by institutional lenders; and (ii) business interruption or rent loss insurance in an amount not less than 100% of the projected rental income from the related property for not less than twelve months.

Although properties are typically not insured for earthquake risk, a borrower will be required to obtain earthquake insurance if the property has material improvements and the seismic report indicates that the probable maximum loss (“PML”) or scenario expected loss (“SEL”) is greater than 20%.

Zoning and Building Code Compliance.  In connection with the origination of a commercial or multifamily mortgage loan, the originator will generally examine whether the use and occupancy of the related real property collateral is in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that property.  Evidence of this compliance may be in the form of one or more of the following: legal opinions, surveys, recorded documents, temporary or permanent certificates of occupancy, letters from government officials or agencies, title insurance endorsements, engineering or consulting reports, zoning reports and/or representations by the related borrower.

In some cases, a Mortgaged Property may constitute a legal non-conforming use or structure.  In such cases, Jefferies LoanCore may require an endorsement to the title insurance policy or the acquisition of law and ordinance insurance with respect to the particular non-conformity unless it determines that: (i) the non-conformity should not have a material adverse effect on the ability of the borrower to rebuild; or (ii) if the improvements are rebuilt in accordance with currently applicable law, the value and performance of the property would be acceptable; or (iii) the insurance proceeds received in connection with a major casualty should be sufficient to satisfy the mortgage loan; or (iv) any major casualty that would prevent rebuilding has a sufficiently remote likelihood of occurring; or (v) a cash reserve, a letter of credit or an agreement from a principal of the borrower is provided to cover losses.

If a material violation exists with respect to a Mortgaged Property, Jefferies LoanCore may require the borrower to remediate such violation and, subject to the discussion under “—Escrow Requirements” below, to establish a reserve to cover the cost of such remediation, unless a cash reserve, a letter of credit or an agreement from a principal of the borrower is provided to cover losses.

Escrow Requirements.  Based on the originator’s analysis of the real property collateral, the borrower and the principals of the borrower, a borrower under a commercial or multifamily mortgage loan may be required to fund various escrows for taxes, insurance, replacement reserves, tenant improvements/leasing commissions, deferred maintenance and/or environmental remediation.  A case-by-case analysis will be conducted to determine the need for a particular escrow or reserve.  Consequently, the aforementioned escrows and reserves are not established for every commercial and multifamily mortgage loan originated or acquired by Jefferies LoanCore.  Furthermore, Jefferies LoanCore may accept an alternative to a cash escrow or reserve from a borrower, such as a letter of credit or a guarantee from the borrower or an affiliate of the borrower or periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed.  In some cases, Jefferies LoanCore may determine that establishing an escrow or reserve is not warranted given the amounts that would be involved and Jefferies LoanCore’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the subject expense or cost absent creation of an escrow or reserve.  In some cases, Jefferies LoanCore may determine that establishing an escrow or reserve is not warranted because a tenant or other third party has agreed to pay the subject cost or expense for which the escrow or reserve would otherwise have been established.

Generally, subject to the discussion in the prior paragraph, the required escrows for commercial and multifamily mortgage loans originated by Jefferies LoanCore are as follows:

●
Taxes—Monthly escrow deposits equal to 1/12th of the annual property taxes (based on the most recent property assessment and the current millage rate) are typically required to satisfy real estate taxes and assessments, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if there is an institutional property sponsor or high net worth individual property sponsor or (ii) if and to the extent that a sole or major tenant (which may include a ground tenant) at the related Mortgaged Property is required to pay taxes directly.

●
Insurance—Monthly escrow deposits equal to 1/12th of the annual property insurance premium are typically required to pay insurance premiums, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if there is an institutional property sponsor or high net worth individual property sponsor, (ii) if the related borrower or its affiliate maintains a blanket insurance policy, (iii) if and to the extent that a sole or major tenant (which may include a ground tenant) at the related Mortgaged Property is obligated to maintain the insurance or is permitted to self-insure, or (iv) if and to the extent that another third party unrelated to the borrower (such as a condominium board, if applicable) is obligated to maintain the insurance.

●
Replacement Reserves—Replacement reserves are generally calculated in accordance with the expected useful life of the components of the property during the term of the mortgage loan.  Annual replacement reserves are generally underwritten to the suggested replacement reserve amount from an independent, third-party property condition or engineering report, or to certain minimum requirements by property type, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if a tenant (which may include a ground tenant) at the related Mortgaged Property or other third party is responsible for all repairs and maintenance, or (ii) if Jefferies LoanCore determines that establishing an escrow or reserve is not warranted given the amounts that would be involved and Jefferies LoanCore’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the cost of repairs and maintenance absent creation of an escrow or reserve.  Such escrows may also not be required unless a particular trigger event (for example, an event relating to property performance) has occurred and is continuing.

●
Tenant Improvements / Leasing Commissions—In the case of retail, office and industrial properties, a tenant improvements / leasing commissions reserve may be required to be funded either at loan origination and/or during the related mortgage loan term and/or upon the occurrence and during the continuance of a particular trigger event (for example, an event relating to property performance) to cover certain anticipated leasing commissions or tenant improvement costs which might be associated with re-leasing the space occupied by significant tenants, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the related tenant’s lease extends beyond the loan term, (ii) if the rent for the space in question is considered below market, or (iii) if Jefferies LoanCore determines that establishing an escrow or reserve is not warranted given the amounts that would be involved and Jefferies LoanCore’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the anticipated leasing commissions or tenant improvement costs absent creation of an escrow or reserve.

●
Deferred Maintenance—A deferred maintenance reserve may be required to be funded at loan origination in an amount typically equal to 100% to 125% of the estimated cost of material immediate repairs or replacements identified in the property condition or engineering report, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the sponsor or a key principal of the borrower delivers a guarantee to complete the immediate repairs in a specified amount of time, (ii) if the deferred maintenance amount does not materially impact the function, performance or value of the property, (iii) if a tenant (which may include a ground tenant) at the related Mortgaged Property or other third party is responsible for the repairs, or (iv) if Jefferies LoanCore determines that establishing an escrow or reserve is not warranted given the amounts that would be involved and Jefferies LoanCore’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the cost of repairs absent creation of an escrow or reserve.

●
Environmental Remediation—An environmental remediation reserve may be required at loan origination in an amount typically equal to 100% to 125% of the estimated remediation cost identified in the environmental report, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the sponsor or a key principal of the borrower delivers a guarantee agreeing to take responsibility and pay for the identified environmental issues, (ii) if environmental insurance is obtained or already in place, (iii) if a third party unrelated to the borrower is identified as the responsible party or (iv) if Jefferies LoanCore determines that establishing an escrow or reserve is not warranted given the amounts that would be involved and Jefferies LoanCore’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the cost of remediation absent creation of an escrow or reserve.

For a description of the escrows collected with respect to the JLC Mortgage Loans, see Annex A to this free writing prospectus.

Exceptions to Underwriting Criteria.  None of the JLC Mortgage Loans have exceptions to the related underwriting criteria.

Servicing.  Interim servicing for all loans originated by Jefferies LoanCore prior to securitization is typically performed by an interim servicer that is unaffiliated with Jefferies LoanCore.  Generally, servicing responsibilities are transferred from the interim servicer to the master servicer of the securitization trust on the securitization Closing Date.  From time to time, the interim servicer may retain primary servicing.

Rialto Mortgage Finance, LLC

Rialto’s Underwriting Standards and Loan Analysis

Overview.  Rialto is the Sponsor with respect to 14 Mortgage Loans.  Rialto or an affiliate originated each of the Rialto Mortgage Loans being deposited into the securitization described in this free writing prospectus.  Generally, Rialto performed an underwriting analysis with respect to each Mortgage Loan applicant and the related Mortgaged Property.

Set forth below is a discussion of certain current general guidelines of Rialto generally applicable with respect to Rialto’s underwriting analysis of multi-family and commercial real estate properties which serve as the direct or indirect source of repayment for commercial real estate debt originated by Rialto.  All or a portion of the underwriting guidelines described below may not be applied exactly as described below at the time a particular asset is originated by Rialto.

Process and Loan Analysis.  The underwriting process for each Rialto Mortgage Loan is performed by a transaction team comprised of real estate professionals that typically includes a loan originator and an underwriter subject to oversight by the members of the management team of Rialto.  This team conducts a review of the related real property, which typically includes an examination of some or all of the following information, among other things, to the extent applicable and available: historical operating statements, rent rolls, certain tenant leases, real estate tax information, insurance policies and/or schedules and third party reports pertaining to appraisal, physical condition and environmental status.  Each applicable report is reviewed for acceptability by Rialto or a third-party reviewer.  The results of these reviews are incorporated into Rialto’s underwriting analysis.  In some cases, certain of these documents may not be required or may not be reviewed due to the nature of the related real property.  For instance, historical operating statements may not be available with respect to real property with limited operating history or that has been recently acquired by its current owner.  In addition, rent rolls would not be examined for certain property types (e.g., hospitality properties), and executed tenant leases would not be examined for certain property types (e.g., hospitality, self-storage, multifamily and manufactured housing community properties) although the forms of leases would typically be reviewed for certain of these property types.

Rialto also performs an underwriting analysis with respect to the borrower under each asset it originates.  The underwriting analysis of the borrower may include a review of third-party credit reports and reports resulting from judgment, lien or bankruptcy searches.  Borrowers are generally required to be single purpose entities (although exceptions may be made from time to time on a case-by-case basis) and, in some cases, other structural requirements may be imposed on the borrower which are intended to reduce the likelihood of the borrower becoming involved in a bankruptcy proceeding; however, there can be no assurance that any of these structural requirements will prevent a particular borrower from becoming involved in a bankruptcy proceeding.

After the compilation and review of all applicable documentation and other relevant considerations, the transaction team finalizes its detailed underwriting analysis of the real property’s cash flow in a manner generally consistent with Rialto’s underwriting guidelines.  Determinations are also made regarding the implementation of appropriate transaction terms to address certain risks, which may result in the recommendation of certain additional structural features.  A credit committee memorandum is prepared which summarizes the above referenced information and which is circulated to the credit committee for review.

Credit Approval.  All assets originated by Rialto must be approved by one or more specified internal committees.  After a review of the credit committee package and a discussion of the asset, a committee may approve a transaction as recommended, request additional due diligence, modify the transaction terms or decline a transaction entirely.

Debt Service Coverage Ratio.  In connection with the origination of an asset, Rialto will analyze whether cash flow expected to be derived from the related real property will be sufficient to make the required payments under that transaction over its expected term, taking into account, among other things, revenues and expenses for, and other debt currently secured directly or indirectly by, or that in the future may be secured directly or indirectly by, the related real property.  The debt service coverage ratio is an important measure of the likelihood of default on a particular asset.  In general, the debt service coverage ratio at any given time is the ratio of—

●	the amount of income, net of expenses and required reserves, derived or expected to be derived from the related real property for a given period, to

●
the scheduled payments of principal and interest during that given period on the subject asset and any other loans that are secured by liens of senior or equal priority on, or otherwise have a senior or equal entitlement to be repaid from the income generated by, the related real property.

However, the amount described in the first bullet of the preceding sentence is often a highly subjective number based on a variety of assumptions regarding, and adjustments to, revenues and expenses with respect to the related real property.  Accordingly, based on such subjective assumptions and analysis, there can be no assurance that the underwriting analysis of any particular asset will conform to the foregoing in every respect or to any similar analysis which may be performed by other persons or entities.  For example, when calculating the debt service coverage ratio for a particular asset, Rialto may utilize net cash flow that was calculated based on assumptions regarding projected rental income, expenses and/or occupancy.  There is no assurance that such assumptions made with respect to any asset or the related real property will, in fact, be consistent with actual property performance.

Generally, the debt service coverage ratio for assets originated by Rialto, calculated as described above, will be subject to a minimum standard at origination (generally equal to or greater than 1.20x); however, exceptions may be made when consideration is given to circumstances particular to the asset, the related real property, the associated loan-to-value ratio (as described below), reserves or other factors.  For example, Rialto may originate an asset with a debt service coverage ratio below the minimum standard at origination based on, among other things, the amortization features of the overall debt structure, the type of tenants and leases at the related real property, the taking of additional collateral such as reserves, letters of credit and/or guarantees, the profile of the borrower and its owners, Rialto’s judgment of improved property and/or market performance in the future and/or other relevant factors.

Loan-to-Value Ratio.  Rialto also looks at the loan-to-value ratio of a prospective investment related to multi-family or commercial real estate as one of the factors it takes into consideration in evaluating the likelihood of recovery if a property is liquidated following a default.  In general, the loan-to-value ratio of an asset related to multi-family or commercial real estate at any given time is the ratio, expressed as a percentage, of:

●	the then outstanding principal balance of the asset and any other loans that are secured (directly or indirectly) by liens of senior or equal priority on the related real property, to

●	the estimated value of the related real property based on an appraisal, a cash flow analysis, a recent sales price or another method or benchmark of valuation.

Generally, the loan-to-value ratio for assets originated by Rialto, calculated as described above, will be subject to a maximum standard at origination (generally less than or equal to 80%); however, exceptions may be made when consideration is given to circumstances particular to the asset, the related real property, debt service coverage, reserves or other factors.  For example, Rialto may originate a multi-family or commercial real estate loan with a loan-to-value ratio above the maximum standard at origination based on, among other things, the amortization features of the overall debt structure, the type of tenants and leases at the related real property, the taking of additional collateral such as reserves, letters of credit and/or guarantees, the profile of the borrower and its owners, Rialto’s judgment of improved property and/or market performance in the future and/or other relevant factors.

Additional Debt.  When underwriting an asset, Rialto will take into account whether the related real property and/or direct or indirect interest in a related borrower are encumbered by additional debt and will analyze the likely effect of that additional debt on repayment of the subject asset.  It is possible that Rialto or an affiliate will be the lender on that additional debt, and may either sell such debt to an unaffiliated third party or hold it for investment or future sale.

The debt service coverage ratios at origination described above under “—Debt Service Coverage Ratio” and the loan-to-value ratios at origination described above under “—Loan-to-Value Ratio” may be significantly below the minimum standard and/or significantly above the maximum standard, respectively, when calculated taking into account the existence of additional debt secured directly or indirectly by equity interests in the related borrower.

Assessments of Property Condition.  As part of the origination and underwriting process, Rialto will analyze the condition of the real property for a prospective asset. To aid in that analysis, Rialto may, subject to certain exceptions, inspect or retain a third party to inspect the property and will in most cases obtain the property reports described below.

Appraisal Report.  Rialto will in most cases obtain an  appraisal or an update of an existing appraisal from an independent appraiser that is state certified, belonging to the Appraisal Institute, a membership association of professional real estate appraisers, or an otherwise qualified appraiser.  The appraisal reports are conducted in accordance with the Uniform Standards of Professional Appraisal Practices and the appraisal report (or a separate letter accompanying the report) will include a statement by the appraiser that the guidelines in Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989, as amended, were followed in preparing the appraisal report.

Environmental Report.  Rialto requires that an environmental consultant prepare a Phase I environmental report or that an update of a prior environmental report, a transaction screen or a desktop review is prepared with respect to the real property related to the asset.  Alternatively, Rialto may forego an environmental report in limited circumstances, such as when it has obtained the benefits of an environmental insurance policy or an environmental guarantee.  Depending on the findings of the initial environmental report, Rialto may require additional record searches or environmental testing, such as a

Phase II environmental report with respect to the subject real property.  In certain cases where an  environmental report discloses the existence of, or potential for, adverse environmental conditions, including as a result of the activities of identified tenants, adjacent property owners or previous owners of the subject real property, the related borrower may be required to establish operations and maintenance plans, monitor the real property, abate or remediate the condition and/or provide additional security such as letters of credit, reserves or environmental insurance policies.

Engineering Report.  Rialto generally requires that an engineering firm inspect the real property related to the asset to assess and prepare a report regarding the structure, exterior walls, roofing, interior structure, mechanical systems and/or electrical systems.  In some cases, engineering reports are based on, and limited to, information available through visual inspection. Rialto will consider the engineering report in connection with determining whether to address any recommended repairs, corrections or replacements in connection with origination and whether any identified deferred maintenance should be addressed in connection with origination.  In some cases, Rialto uses conclusions in the engineering reports in connection with making a determination about the necessity for escrows related to repairs and the continued maintenance of the real property.

Seismic Report.  If the real property related to an asset consists of improvements located in seismic zones 3 or 4, Rialto generally requires a seismic report from an engineering firm to establish the probable maximum or bounded loss for the improvements at the property as a result of an earthquake.  Generally, if a seismic report concludes that the related real property is estimated to have a probable maximum loss or scenario expected loss in excess of 20%, Rialto may require retrofitting of the improvements or that the borrower obtain earthquake insurance if available at a commercially reasonable price.

Zoning and Building Code Compliance.  In connection with the origination of an asset related to multi-family or commercial real estate, Rialto will generally obtain one or more of the following to consider whether the use and occupancy of the related real property is in material compliance with zoning, land use, building rules, regulations and orders then applicable to that property: zoning reports, legal opinions, surveys, recorded documents, temporary or permanent certificates of occupancy, letters from government officials or agencies, title insurance endorsements, engineering or consulting reports and/or representations by the related borrower.  In cases where the real property constitutes a legal non-conforming use or structure, Rialto may require an endorsement to the title insurance policy and/or the acquisition of law and ordinance insurance with respect to the particular non-conformity unless it determines that: (i) the non-conformity should not have a material adverse effect on the ability of the borrower to rebuild, (ii) the real property, if permitted to be repaired or restored in conformity with current law, would in Rialto’s judgment constitute adequate security, (iii) any major casualty that would prevent rebuilding has a sufficiently remote likelihood of occurring, (iv) a variance or other similar change in applicable zoning restrictions is potentially available, or the applicable governing entity is unlikely to enforce the related limitations, (v) casualty insurance proceeds together with the value of any additional collateral are expected to be available in an amount estimated by Rialto to be sufficient to pay off all relevant indebtedness in full, and/or (vi) a cash reserve, a letter of credit or an agreement imposing recourse liability from a principal of the borrower is provided to cover losses.

Escrow Requirements.  Based on its analysis of the related real property, the borrower and the principals of the borrower, Rialto may require a borrower to fund various escrows for taxes, insurance, capital expenses, replacement reserves, re-tenanting reserves, environmental remediation and/or other matters. Rialto conducts a case-by-case analysis to determine the need for a particular escrow or reserve.  Consequently, the underlying documents for some assets do not contain provisions requiring the establishment of escrows and reserves, or only require the establishment of escrows and reserves in limited amounts and/or circumstances.  Furthermore, where escrows or reserves are required, Rialto may accept an alternative to a cash escrow or reserve from a borrower, such as a letter of credit or a guarantee from the borrower or an affiliate of the borrower or periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed.  In some cases, Rialto may determine that establishing an escrow or reserve is not warranted given the amounts that would be involved and Rialto’s evaluation of the ability of the real property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the subject expense or cost absent creation of an escrow or reserve.

Notwithstanding the foregoing discussion, Rialto may originate or acquire, and may have originated or acquired, real estate related loans and other investments that vary from, or do not comply with, Rialto’s underwriting guidelines as described in this free writing prospectus and/or such underwriting guidelines may not have been in place or may have been in place in a modified version at the time Rialto or its affiliates originated or acquired certain assets.  In addition, in some cases, Rialto may not have strictly applied these underwriting guidelines as the result of a case-by-case permitted exception based upon other compensating factors.

Servicing

Interim servicing for Rialto Mortgage Loans prior to securitization is performed by a nationally recognized rated third party interim servicer.  In addition, primary servicing is occasionally retained by certain qualified mortgage brokerage firms under established sub-servicing agreements with Rialto, which firms may continue primary servicing certain loans following the securitization closing date.  Otherwise, servicing responsibilities are transferred from the interim servicer to the master servicer of the securitization trust (and a primary servicer when applicable) on the securitization Closing Date.  From time to time, the interim servicer may retain primary servicing.

Exceptions to Underwriting Criteria

Rialto’s Mortgage Loans were not originated with any material exceptions from Rialto’s underwriting guidelines and procedures described above.

The Goldman Originators

Overview.  Each of GSMC and GS CRE, each an Originator, are affiliated with each other and with Goldman, Sachs & Co., one of the underwriters, and the Depositor.  GSMC and GS CRE are referred to as the “Goldman Originators” in this free writing prospectus.

The primary business of each Goldman Originator is the underwriting and origination, either by itself or together with another originator, of mortgage loans secured by commercial or multifamily properties.  The commercial mortgage loans originated by each Goldman Originator include both fixed and floating rate commercial mortgage loans and such commercial mortgage loans are often included in both public and private securitizations.  Many of the commercial mortgage loans originated by GS CRE are acquired by GSMC and sold to securitizations in which GSMC acts as sponsor and/or loan seller.

Fixed Rate Commercial Mortgage Loans(1)
Year	Total Goldman Originator Fixed Rate Loans Originated (approximate)	Total Goldman Originator Fixed Rate Loans Securitized (approximate)
2012	$5.6 billion	$4.6 billion
2011	$2.3 billion	$2.2 billion
2010	$1.6 billion	$1.1 billion
2009	$400 million	$400 million

Floating Rate Commercial Mortgage Loans(1)
Year	Total Goldman Originator Floating Rate Loans Originated (approximate)	Total Goldman Originator Floating Rate Loans Securitized (approximate)
2012	$1.9 billion	$0
2011	$140 million	$0
2010	$0	$0
2009	$40 million	$0

(1)	Represents origination for all Goldman Originators and affiliates of Goldman Originators originating commercial mortgage loans.

Origination and Underwriting Process.  Each Goldman Originator’s commercial mortgage loans are primarily originated in accordance with the origination procedures and underwriting criteria described below.  However, variations from these procedures and criteria may occur as a result of various conditions including each loan’s specific terms, the quality or location of the underlying real estate, the property’s tenancy profile, the background or financial strength of the borrower/sponsor, or any other pertinent information deemed material by the applicable Goldman Originator.  Therefore, this general description of the Goldman Originators’ origination procedures and underwriting criteria is not intended as a representation that every commercial mortgage loan originated by it complies entirely with all procedures and criteria set forth below.  For important information about the circumstances that have affected the underwriting of a GSMC Mortgage Loan in the mortgage pool, see “—Exceptions to Underwriting Criteria” below and “Annex E-2—Exceptions to Sponsor Representations and Warranties” in this free writing prospectus.

The underwriting process for each mortgage loan originated by a Goldman Originator is performed by an origination team comprised of real estate professionals which typically includes an originator, analyst, loan officer and commercial closer.  This team conducts a review of the related mortgaged property, which typically includes an examination of historical operating statements (if available), rent rolls, certain tenant leases, current and historical real estate tax information, insurance policies and/or schedules, and third-party reports pertaining to appraisal/valuation, zoning, environmental status and physical condition/seismic/engineering.  In certain cases, the Goldman Originator may engage an independent third party due diligence provider, pursuant to a program of specified procedures, to assist in the underwriting and preparation of analyses required by such procedures, subject to the oversight and ultimate review and approval by the Goldman Originator origination team.

A member of the applicable Goldman Originator origination team performs or engages a third party to perform an inspection of the property in order to assess the physical quality of the collateral, confirm tenancy, and determine visibility and accessibility of the property as well as proximity to major thoroughfares, transportation centers, employment sources, retail areas, educational facilities and recreational areas.  Such site inspections are also generally used to assess the submarket in which the property is located and to evaluate the property’s competitiveness within its market.

The applicable Goldman Originator origination team also performs a review of the financial status, credit history and background of the borrower and certain key principals of the borrower.  Among the items generally reviewed are financial statements, independent credit reports, criminal/background investigations, and specific searches in select jurisdictions for judgments, liens, bankruptcy and pending litigation.

After the compilation and review of all documentation and other relevant considerations, the origination team finalizes its underwriting analysis of the property’s cash flow in accordance with the property specific cash flow underwriting guidelines of the applicable Goldman Originator.  Determinations are also made regarding the implementation of appropriate loan terms to structure around risks, resulting in features such as ongoing escrows or up front reserves, letters of credit, lockboxes/cash management agreements or guarantees.  A complete credit committee package is prepared to summarize all of the above referenced information.

All commercial mortgage loans must be presented to one or more credit committees which consist of senior real estate professionals, among others. After a review of the credit committee package and a discussion of the loan, the committee may approve the loan as recommended or request additional due diligence, modify the terms, or reject the loan entirely.

Each Goldman Originator’s underwriting guidelines generally require that a mortgage loan have, at origination, a minimum debt service coverage ratio of 1.20x and maximum loan-to-value ratio of 80%.  However these thresholds are guidelines and exceptions may be made on the merits of each individual loan taking into account such factors as reserves, letters of credit and/ or guarantees, the applicable Goldman Originator’s judgment of the property and/or market performance in the future.

Certain properties may also be encumbered by, or otherwise support payments on, subordinate debt and/or mezzanine debt secured by direct or indirect ownership interests in the borrower.  It is possible that a Goldman Originator or an affiliate will be a lender on that additional debt, and may either sell such debt to an unaffiliated third party or hold it in inventory. When such additional debt is taken into account, the aggregate debt may not conform to the aforementioned debt service coverage ratio and loan-to-value ratio parameters.

Each Goldman Originator may require borrowers to fund various escrows for taxes, insurance, capital expenses and replacement reserves.  In addition, each Goldman Originator may identify certain risks that warrant additional escrows or holdbacks for items such as leasing-related matters, deferred maintenance, environmental remediation or unfunded obligations, which escrows or holdbacks would be released upon satisfaction of the applicable conditions.  Springing escrows may also be structured for identified risks such as specific rollover exposure, to be triggered upon the non-renewal of one or more key tenants.  In some cases, the borrower may be allowed to post a letter of credit or guaranty in lieu of a cash reserve, or provide periodic evidence of timely payment of a typical escrow item.  Escrows are evaluated on a case-by-case basis and are not required for all commercial mortgage loans originated by the Goldman Originators.

Generally, the required escrows for GSMC Mortgage Loans are as follows:

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Taxes—An initial deposit and monthly escrow deposits equal to 1/12th of the annual property taxes (based on the most recent property assessment and the current millage rate) are typically required to satisfy all taxes and assessments, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if there is an institutional or high net-worth individual property sponsor or (ii) if the related mortgaged property is a single tenant property in which the related tenant is required to pay taxes directly.

●
Insurance—An initial deposit and monthly escrow deposits equal to 1/12th of the annual property insurance premium are typically required to pay all insurance premiums, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the related borrower maintains a blanket insurance policy or (ii) if the related mortgaged property is a single tenant property and the related tenant is required to obtain insurance directly or self-insures.

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Replacement Reserves—Replacement reserves are generally calculated in accordance with the expected useful life of the components of the property during the term of the mortgage loan.  Annual replacement reserves are generally underwritten to the suggested replacement reserve amount from an independent, third-party property condition or engineering report, or to certain minimum requirements by property type, except that such escrows are not required in certain circumstances, including, but not limited to, if the related mortgaged property is a single tenant property and the related tenant is responsible for all repairs and maintenance, including those required with respect to the roof and improvement structure.

●
Tenant Improvement / Leasing Commissions—Tenant improvement / leasing commission reserves may be required to be funded either at loan origination and/or during the related mortgage loan term to cover certain anticipated leasing commissions or tenant improvement costs which might be associated with re-leasing the space, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the related mortgaged property is a single tenant property and the related tenant’s lease extends beyond the loan term or (ii) where rent at the related mortgaged property is considered below market.

●
Deferred Maintenance—A deferred maintenance reserve may be required to be funded at loan origination in an amount equal to 100% to 125% of the estimated cost of material immediate repairs or replacements identified in the property condition or engineering report, except that such escrows are not required in certain circumstances, including, but not limited to, (i) the sponsor of the borrower delivers a guarantee to complete the immediate repairs in a specified amount of time, (ii) the deferred maintenance amount does not materially impact the function, performance or value of the property or (iii) if the related mortgaged property is a single tenant property the tenant is responsible for the repairs.

●
Environmental Remediation—An environmental remediation reserve may be required at loan origination in an amount equal to 100% to 125% of the estimated remediation cost identified in the environmental report, except that such escrows are not required in certain circumstances, including, but not limited to, (i) the sponsor of the borrower delivers a guarantee agreeing to take responsibility and pay for the identified environmental issues or (ii) environmental insurance is obtained or already in place.

For a description of the escrows collected with respect to the GSMC Mortgage Loans, please see Annex A to this free writing prospectus.

Each Goldman Originator and its origination counsel will generally examine whether the use and occupancy of the property is in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that property.  Evidence of this compliance may be in the form of one or more of the following:  legal opinions, surveys, recorded documents, temporary or permanent certificates of occupancy, letters from government officials or agencies, title insurance endorsements, engineering or consulting reports, zoning reports and/or representations by the related borrower.  In some cases, a mortgaged property may constitute a legal non-conforming use or structure.  In such cases, Goldman Originator may require an endorsement to the title insurance policy and/or the acquisition of law and ordinance coverage in the casualty insurance policy with respect to the particular non-conformity unless it determines that:  (i) the non-conformity should not have a material adverse effect on the ability of the borrower to rebuild; or (ii) if the improvements are rebuilt in accordance with currently applicable law, the value and performance of the property would be acceptable; or (iii) any major casualty that would prevent rebuilding has a sufficiently remote likelihood of occurring; or (iv) a cash reserve, a letter of credit or an agreement imposing recourse liability from a principal of the borrower is provided to cover losses.

The borrower is required to provide, and each Goldman Originator or its origination counsel typically will review, a title insurance policy for each property.  The title insurance policies provided typically must meet the following requirements:  (i) written by a title insurer licensed to do business in the jurisdiction where the mortgaged property is located, (ii) in an amount at least equal to the original principal balance of the mortgage loan, (iii) protection and benefits run to the mortgagee and its successors and assigns, (iv) written on an American Land Title Association form or equivalent policy promulgated in the jurisdiction where the mortgaged property is located and (v) if a survey was prepared, the legal description of the mortgaged property in the title policy conforms to that shown on the survey.

Except in certain instances where credit rated tenants are required to obtain insurance or may self-insure, each Goldman Originator typically requires that the related mortgaged property be insured by a hazard insurance policy with a customary deductible and in an amount at least equal to the lesser (x) of the outstanding principal balance of the mortgage loan and (y) 100% of the full insurable replacement cost of the improvements located on the property.  If applicable, the policy contains appropriate endorsements to avoid the application of coinsurance and does not permit reduction in insurance proceeds for depreciation, except that the policy may permit a deduction for depreciation in connection with a cash settlement after a casualty if the insurance proceeds are not being applied to rebuild or repair the damaged improvements.

Flood insurance, if available, must be in effect for any mortgaged property that at the time of origination included material improvements in any area identified in the Federal Register by the Federal Emergency Management Agency as a special flood hazard area.  The flood insurance policy must meet the requirements of the then-current guidelines of the Federal Insurance Administration, be provided by a generally acceptable insurance carrier and be in an amount representing coverage not less than the least of:  (i) the outstanding principal balance of the mortgage loan, (ii) the full insurable value of the property and (iii) the maximum amount of insurance available under the National Flood Insurance Act of 1968, except in some cases where self-insurance is permitted.

The standard form of hazard insurance policy typically covers physical damage or destruction of the improvements on the mortgaged property caused by fire, lightning, explosion, smoke, windstorm and hail, riot or strike and civil commotion.  The policies may contain some conditions and exclusions to coverage, including exclusions related to acts of terrorism.  Generally, each of the mortgage loans requires that the related property have coverage for terrorism or terrorist acts, if such coverage is available at commercially reasonable rates.  In some cases, there is a cap on the amount that the related borrower will be required to expend on terrorism insurance.

Each mortgage typically also requires the borrower to maintain comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the property in an amount customarily required by institutional lenders.

Each mortgage typically further requires the related borrower to maintain business interruption or rent loss insurance in an amount not less than 100% of the projected rental income from the related property for not less than twelve months.

Although properties are typically not insured for earthquake risk, a borrower will be required to obtain earthquake insurance if the seismic report indicates that the PML or SEL is greater than 20%.

In the course of originating their respective Mortgage Loans, the Goldman Originators generally considered the results of third party reports as described below:

●
Appraisal—Each Goldman Originator obtains an appraisal or an update of an existing appraisal for each mortgaged property prepared by an appraisal firm approved in accordance with the applicable Goldman Originator’s internal documented appraisal policy.  Each Goldman Originator origination team and a third party consultant engaged by the Goldman Originator typically reviews the appraisal. All appraisals are conducted by an independent appraiser that is state certified, an appraiser belonging to the Appraisal Institute, a member association of professional real estate appraisers, or an otherwise qualified appraiser.  All appraisals are conducted in accordance with the Uniform Standards of Professional Appraisal Practices. In addition, the appraisal report (or a separate letter) includes a statement by the appraiser that the guidelines in Title XI of the Financial Institutions Reform, Recovery, and Enforcement Act of 1989, as amended, were followed in preparing the appraisal.

●
Environmental Report—Each Goldman Originator obtains a Phase I site assessment or an update of a previously obtained site assessment for each mortgaged property prepared by an environmental firm approved by the applicable Goldman Originator.  In certain cases, the borrower may have obtained the Phase I site assessment, and the assessment is then re-addressed to the Goldman Originator.  Each Goldman Originator origination team and a third party environmental consultant engaged by the Goldman Originator or the borrower typically reviews the Phase I site assessment to verify the presence or absence of potential adverse environmental conditions. Furthermore, an environmental assessment conducted at any particular real property collateral will not necessarily cover all potential environmental issues.  For example, an analysis for radon, lead-based paint, mold and lead in drinking water will usually be conducted only at multifamily rental properties and only when the Goldman Originator or the environmental consultant believes that such an analysis is warranted under the circumstances. In cases in which the Phase I site assessment identifies any potential adverse environmental conditions and no third party is identified as responsible for such condition, or the condition has not otherwise been satisfactorily mitigated, the Goldman Originator generally requires additional environmental testing, such as a Phase II environmental assessment on the related mortgaged property, an environmental insurance policy, the borrower to conduct remediation activities or to establish an operations and maintenance plan, or to place funds in escrow to be used to address any required remediation.

●
Physical Condition Report—Each Goldman Originator obtains a physical condition report (“PCR”) or an update of a previously obtained PCR for each mortgaged property prepared by a structural engineering firm approved by the applicable Goldman Originator to assess the structure, exterior walls, roofing, interior structure and/ or mechanical and electrical systems.  In certain cases, the borrower may have obtained the PCR, and the PCR is then re-addressed to the Goldman Originator.  Each Goldman Originator and a third party structural consultant engaged by the Goldman Originator or the borrower typically reviews the PCR to determine the physical condition of the property, and to determine the anticipated costs of necessary repair, replacement and major maintenance or capital expenditure over the term of the mortgage loan.  In cases in which the PCR identifies an immediate need for material repairs or replacements with an anticipated cost that is over a certain minimum threshold or percentage of loan balance, the Goldman Originator generally requires that funds be put in escrow at the time of origination of the mortgage loan to complete such repairs or replacements or obtains a guarantee from a sponsor of the borrower in lieu of reserves.

●
Seismic—Each Goldman Originator generally obtains a seismic report or an update of a previously obtained seismic report for all mortgaged properties located in seismic zone 3 or 4 to assess probable maximum loss (“PML”) or scenario expected loss (“SEL”) for the related mortgaged property.  In certain cases, the borrower may have obtained the seismic report and the seismic report is then re-addressed to the Goldman Originator.

Exceptions to Underwriting Criteria.  None of the GSMC Mortgage Loans have exceptions to the related underwriting criteria.

Servicing.  Interim servicing for some of the loans originated by a Goldman Originator prior to securitization is typically performed by an interim servicer that is unaffiliated with the Goldman Originators.  Additionally, primary servicing may occasionally be retained by certain qualified mortgage brokerage firms under established sub-servicing agreements with the applicable Goldman Originator, which may be retained post-securitization including the applicable fees.  Otherwise, servicing responsibilities are transferred from the unaffiliated interim servicer to the master servicer of the securitization trust (and a primary servicer when applicable) on the securitization Closing Date.

MC-Five Mile Commercial Mortgage Finance LLC

Overview.  Set forth below is a discussion of certain general underwriting guidelines and processes with respect to the mortgage loans originated by MC-Five Mile for securitization.

Notwithstanding the discussion below, given the unique nature of commercial or multifamily mortgaged properties, the underwriting and origination procedures and the credit analysis with respect to any particular commercial or multifamily mortgage loan may significantly differ from one asset to another, and will be driven by circumstances particular to that property, including, among others, the property type, current and alternative uses, size, location, market conditions, reserve requirements, additional collateral, tenant quality and lease terms, borrower identity, sponsorship, performance history and/or other factors. Therefore, this general description of MC-Five Mile’s origination procedures and underwriting criteria is not intended as a representation that every commercial mortgage loan originated by it complies entirely with all procedures and criteria set forth below.  For important information about the circumstances that have affected the underwriting of particular MC-Five Mile Mortgage Loans, see the “Risk Factors” section of this free writing prospectus, the other subsections of this “Transaction Parties” section and “Annex E-2—Exceptions to Sponsor Representations and Warranties” in this free writing prospectus.

If a mortgage loan exhibits any one or more of the following characteristics, variances from general underwriting/origination procedures described below may be considered acceptable under the circumstances indicated:  (i) low loan to value ratio; (ii) high debt service coverage ratio; (iii) experienced property sponsor(s)/guarantor(s) with financial wherewithal; (iv) additional springing reserves; (v) cash flow sweeps; and (vi) elements of recourse included in the mortgage loan.

Loan Analysis.  Generally both a credit analysis and a collateral analysis are conducted with respect to each mortgage loan. The credit analysis of the borrower generally includes a review of third party credit reports and/or judgment, lien, bankruptcy and pending litigation searches, prior experience as an owner and operator of commercial real estate properties and the borrower’s financial capacity. The collateral analysis generally includes a review of, in each case to the extent available and applicable, the historical property operating statements, rent rolls and certain significant tenant leases. The credit underwriting also generally includes a review of third party appraisals, as well as environmental reports, engineering assessments and, if applicable, zoning reports and seismic reports. Generally, a member of the loan underwriting team also conducts or causes a third party to conduct a site inspection to ascertain the overall quality, functionality and competitiveness of the property, including its neighborhood and market, accessibility and visibility, and to assess the tenancy of the property.  Unless otherwise specified in this free writing prospectus, all financial, occupancy and other information contained in this free writing prospectus is based on such information and we cannot assure you that such financial, occupancy and other information remains accurate.

Loan Approval.  All mortgage loans originated by MC-Five Mile require approval by an investment committee which includes senior executives of Five Mile Capital Partners LLC and MC Asset Management Holdings, LLC.  The committee may approve a mortgage loan as recommended, request additional due diligence prior to approval, approve it subject to modifications of the loan terms or decline the proposed loan.

Debt Service Coverage Ratio and Loan-to-Value Ratio.  The underwriting includes a calculation of debt service coverage ratio and loan-to-value ratio in connection with the origination of each loan. MC-Five Mile’s underwriting guidelines generally require, without regard to any other debt, a debt service coverage ratio (calculated for this purpose using a 30-year amortization schedule) of not less than 1.25x (or 1.20x for multifamily properties) and a loan-to-value ratio of not more than 75%. MC-Five Mile may originate a mortgage loan with a debt service coverage ratio below 1.25x based on, among other things, the amortization features of the mortgage loan, the type of tenants and leases at the property, the taking of additional collateral such as reserves, letters of credit and/or guarantees, MC-Five Mile’s judgment of improved property and/or market performance and/or other relevant factors.

The debt service coverage ratio will generally be calculated based on the ratio of the underwritten net cash flow from the property in question as determined by MC-Five Mile and payments on the loan based on actual (or, in some cases, assumed) principal and/or interest due on the loan. However, underwritten net cash flow is often a highly subjective number based on a variety of assumptions regarding, and adjustments to, revenues and expenses with respect to the related real property collateral. For example, when calculating the debt service coverage ratio for a multifamily or commercial mortgage loan, annual net cash flow that was calculated based on assumptions regarding projected future rental income, expenses and/or occupancy may be utilized. We cannot assure you that the foregoing assumptions made with respect to any prospective multifamily or commercial mortgage loan will, in fact, be consistent with actual property performance. As described above, for the purpose of determining whether a mortgage loan’s debt service coverage ratio meets MC-Five Mile’s underwriting criteria, the debt service coverage ratio is calculated based on a debt service payment using a 30-year amortization term, however if a loan’s debt service coverage ratio is less than 1.25x because its debt service payment is calculated on an amortization schedule less than 30 years but its debt service coverage ratio calculated using a 30-year amortization term is equal to or greater than 1.25x, that loan meets MC-Five Mile’s underwriting criteria for debt service coverage ratio. The loan-to-value ratio, in general, is the ratio, expressed as a percentage, of the then-outstanding principal balance of the mortgage loan divided by the estimated value of the related property based on an appraisal.

Additional Debt.  Certain mortgage loans may have or permit in the future certain additional subordinate debt, whether secured or unsecured, and/or mezzanine.  It is possible that an affiliate of MC-Five Mile may be the lender on that additional debt.

The debt service coverage ratios described above will be lower based on the inclusion of the payments related to such additional debt and the loan-to-value ratios described above will be higher based on the inclusion of the amount of any such additional subordinate debt and/or mezzanine debt.

Mortgage Loan Terms.  MC-Five Mile’s underwriting guidelines generally require that the term of a mortgage loan be not less than five years and not more than ten years.

Assessments of Property Condition.  As part of the underwriting process, the property assessments and reports described below will typically be obtained:

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Appraisals.  Independent appraisals or an update of an independent appraisal will generally be required in connection with the origination of each mortgage loan. Each appraisal must meet the requirements of the “Uniform Standards of Professional Appraisal Practice” as adopted by the Appraisal Standards Board of the Appraisal Foundation, or the guidelines in Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989. The appraisal is based on the current use of the Mortgaged Property and must include an estimate of the then-current market value of the property “as-is” in its then-current condition although in certain cases, MC-Five Mile may also obtain a value on an “as-stabilized” basis reflecting leases that have been executed but tenants have not commenced paying rent or on an “as-completed” basis reflecting completion of capital improvements that are being undertaken at the Mortgaged Property. In some cases, however, the value of the subject real property collateral may be established based on a cash flow analysis, a recent sales price or another method or benchmark of valuation. MC-Five Mile then determines the loan-to-value ratio of the mortgage loan in each case based on the value set forth in the appraisal.

●
Environmental Assessment.  Phase I ESA that confirm with American Society for Testing and Materials (ASTM) Standard E 1527 05 entitled, “Standard Practices for Environmental Site Assessment: Phase I Environmental Site Assessment Process”, are required with respect to the real property collateral for each mortgage loan as may be amended from time to time, are performed on all properties.  However, when circumstances warrant, an update of a prior environmental assessment, a transaction screen or a desktop review may be utilized. Furthermore, an ESA conducted at any particular real property collateral will not necessarily cover all potential environmental issues.

Depending on the findings of the initial environmental assessment additional environmental testing, such as a Phase II environmental assessment with respect to the subject real property collateral may be required. In cases in which the ESA identifies conditions that would require cleanup, remedial action or any other response, MC-Five Mile either (i) determines that another party with sufficient assets is responsible for taking remedial actions directed by an applicable regulatory authority or (ii) requires the borrower to do one of the following:  (A) carry out satisfactory remediation activities or other responses prior to the origination of the mortgage loan, (B) establish an operations and maintenance plan, (C) place sufficient funds in escrow or establish a letter of credit at the time of origination of the mortgage loan to complete such remediation within a specified period of time, (D) obtain an environmental insurance policy for the Mortgaged Property, (E) provide or obtain an indemnity agreement or a guaranty with respect to such condition or circumstance, or (F) receive appropriate assurances that significant remediation activities or other significant responses are not necessary or required.

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Engineering Assessment.  Inspections are conducted by independent licensed engineers or architects or both for all properties in connection with the origination process.  The inspections are conducted to assess the structure, exterior walls, roofing, interior structure and/or mechanical and electrical systems and general condition of the site, buildings and other improvements located at a property.  The resulting report may identify deferred maintenance and/or recommended capital expenditures, corrections or replacements.  In cases in which the engineering assessment identifies material repairs or replacements needed immediately, MC-Five Mile generally requires the borrower to carry out such repairs or replacements prior to the origination of the mortgage loan, or, in many cases, requires the borrower to place sufficient funds in escrow at the time of origination of the mortgage loan to complete such repairs or replacements within not more than twelve months. In certain instances, MC-Five Mile may waive such escrows but require the related borrower to complete such repairs within a stated period of time in the related mortgage loan documents.

●	Seismic Report. Generally, a seismic report is required for all properties located in seismic zones 3 or 4.

Title Insurance Policy.  The borrower is required to provide, and MC-Five Mile, or its counsel reviews, a title insurance policy for each Mortgaged Property. The title insurance policy must meet the following requirements:  (a) the policy must be written by a title insurer licensed to do business in the jurisdiction where the Mortgaged Property is located; (b) the policy must be in an amount equal to the original principal balance of the mortgage loan (or with respect to a mortgage loan secured by multiple Mortgaged Properties, an amount at least equal to the allocated loan amount with respect to the title policy for each such Mortgaged Property); (c) the protection and benefits must run to the mortgagee and its successors and assigns; (d) the policy should be written on a standard policy form of the American Land Title Association or equivalent policy promulgated in the jurisdiction where the Mortgaged Property is located; and (e) the legal description of the Mortgaged Property in the title policy must conform to that shown on the survey of the Mortgaged Property.

Property Insurance.  Except in certain instances where sole or significant tenants (which may include ground lease tenants) are required to obtain insurance or may self-insure, the borrower is required to provide, and MC-Five Mile’s insurance consultant reviews, certificates of required insurance with respect to the Mortgaged Property. Such insurance may include:  (1) commercial general liability insurance for bodily injury or death and property damage; (2) a fire and extended perils insurance policy providing “special” form coverage including coverage against loss or damage by fire, lightning, explosion, smoke, windstorm and hail, riot or strike and civil commotion; (3) if applicable, boiler and machinery coverage; (4) if the Mortgaged Property is located in a flood hazard area, flood insurance; and (5) such other coverage as MC-Five Mile may require based on the specific characteristics of the Mortgaged Property.

Zoning and Building Code Compliance.  In connection with the origination of a multifamily or commercial mortgage loan, MC-Five Mile will examine whether the use and occupancy of the related real property collateral is in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that property. Evidence of this compliance may be in the form of one or more of the following:  a zoning report, legal opinions, surveys, recorded documents, temporary or permanent certificates of occupancy, letters from government officials or agencies, title insurance endorsements, engineering or consulting reports and/or representations by the related borrower.

In some cases, a Mortgaged Property may constitute a legal non-conforming use or structure. In those cases, MC-Five Mile may require an endorsement to the title insurance policy and/or the acquisition of law and ordinance insurance with respect to the particular non conformity unless it determines that:  (i) the non-conformity should not have a material adverse effect on the ability of the borrower to rebuild; or (ii) if the improvements are rebuilt in accordance with currently applicable law, the value and performance of the property would be acceptable; or (iii) any major casualty that would prevent rebuilding has a sufficiently remote likelihood of occurring; or (iv) a cash reserve, a letter of credit or an agreement from a principal of the borrower is provided to cover losses.

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Escrow Requirements.  MC-Five Mile generally requires borrowers to fund various escrows for taxes, insurance, capital expenses and replacement reserves, which reserves may be limited to certain capped amounts. In addition, MC-Five Mile may identify certain risks that warrant additional escrows or holdbacks for items such as leasing-related matters, deferred maintenance, environmental remediation or unfunded obligations, which escrows or holdbacks would be released upon satisfaction of the applicable conditions. Springing escrows may also be structured for identified risks such as specific rollover exposure, to be triggered upon the non-renewal of one or more key tenants. Escrows are evaluated on a case-by-case basis and are not required for all commercial mortgage loans originated by MC-Five Mile.  Generally, the required escrows for mortgage loans originated by MC-Five Mile are as follows:

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Taxes—An initial deposit and monthly escrow deposits equal to approximately 1/12th of the estimated annual property taxes (based on the most recent property assessment and the current mileage rate) are required to provide MC-Five Mile with sufficient funds to satisfy all taxes and assessments. This escrow requirement may be waived by MC-Five Mile  in certain circumstances, including, but not limited to:  (i) the Mortgaged Property is an institutional sponsor or high net worth individual sponsor or (ii) if the related mortgaged property is a single tenant property (or substantially leased to a single tenant) and the tenant pays taxes directly (or MC-Five Mile may waive the escrow for a portion of the Mortgaged Property which is leased to a tenant that pays taxes for its portion of the Mortgaged Property directly); or (iii) any Escrow/Reserve Mitigating Circumstances (defined below).

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Insurance—Typically an initial deposit and monthly escrow deposits equal to approximately 1/12th of the estimated annual property insurance premium are required to provide MC-Five Mile with sufficient funds to pay all insurance premiums. MC-Five Mile may waive this escrow requirement in certain circumstances, including, but not limited to:  (i) the borrower or its affiliates maintains a blanket insurance policy; (ii) the Mortgaged Property is a single tenant property (or substantially leased to single tenant) and the tenant maintains the property insurance or self-insures (or may waive the escrow for a portion of the Mortgaged Property which is leased to a tenant that maintains property insurance for its portion of the Mortgaged Property or self-insures); or (iii) any Escrow/Reserve Mitigating Circumstances.

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Replacement Reserves—Replacement reserves are generally calculated in accordance with the expected useful life of the components of the property during the term of the mortgage loan. Annual replacement reserves are generally underwritten to the suggested replacement reserve amount from an independent, third-party property condition or engineering report, or to certain minimum requirements by property type. MC-Five Mile may waive this escrow requirement in certain circumstances, including, but not limited to:  (i) the Mortgaged Property is a single tenant property (or substantially leased to single tenant) and the tenant or another third party is responsible for the repairs and maintenance of the Mortgaged Property (or may waive the escrow for a portion of the Mortgaged Property which is leased to a tenant that repairs and maintains its portion of the Mortgaged Property); or (ii) any Escrow/Reserve Mitigating Circumstances.

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Tenant Improvement/Lease Commissions—A tenant improvement/leasing commission reserve may be required to be funded either at loan origination and/or during the related mortgage loan term and/or springing upon certain tenant events to cover certain anticipated leasing commissions, free rent periods or tenant improvement costs which might be associated with re-leasing the space at the mortgaged property. MC-Five Mile may waive this escrow requirement in certain circumstances, including, but not limited to:  (i) the Mortgaged Property is a single tenant property (or substantially leased to single tenant), with a lease that extends beyond the loan term; (ii) the rent for the space in question is considered below market; or (iii) any Escrow/Reserve Mitigating Circumstances.

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Deferred Maintenance—A deferred maintenance reserve may be required to be funded at loan origination in an amount typically equal to 125% of the estimated cost of material immediate repairs or replacements identified in the property condition or engineering report. MC-Five Mile may waive this escrow requirement in certain circumstances, including, but not limited to:  (i) the deferred maintenance items do not materially impact the function, performance or value of the property; (ii) the deferred maintenance cost does not exceed $50,000; (iii) a tenant (which may include a ground lease tenant) at the related Mortgaged Property or other third party is responsible for the repairs; or (iv) any Escrow/Reserve Mitigating Circumstances.

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Environmental Remediation—An environmental remediation reserve may be required at loan origination in an amount typically equal to 150% of the estimated remediation cost identified in the environmental report. MC-Five Mile may waive this escrow requirement in certain circumstances, including, but not limited to:  (i) environmental insurance is in place or obtained; (ii) a third party unrelated to the borrower is identified as the responsible party; or (iii) any Escrow/Reserve Mitigating Circumstances.

MC-Five Mile may determine that establishing any of the foregoing escrows or reserves is not warranted in one or more of the following instances (collectively, the “Escrow/Reserve Mitigating Circumstances”):  (i) the amounts involved are de minimis, (ii)  the ability of the Mortgaged Property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the subject expense or cost absent creation of an escrow or reserve, (iii) based on the Mortgaged Property maintaining a specified debt service coverage ratio, (iv) MC-Five Mile has structured springing escrows that arise for identified risks, (v) MC-Five Mile has an alternative to a cash escrow or reserve, such as a letter of credit or a guarantee from the borrower or an affiliate of the borrower or periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed; (vi) MC-Five Mile believes there are credit positive characteristics of the borrower, the sponsor of the borrower and/or the Mortgaged Property that would offset the need for the escrow or reserve; (vi) the reserves are being collected and held by a third party, such as a management company, a franchisor, or an association or (vii) a tenant or other third party has agreed to pay the subject cost or expense for which the escrow or reserve would otherwise have been established.

For a description of the escrows collected with respect to the MC-Five Mile Mortgage Loans, please see Annex A to this free writing prospectus.

Exceptions to Underwriting Criteria.  None of the MC-Five Mile Mortgage Loans have exceptions to the related underwriting criteria.

Servicing.  Interim servicing for all loans originated by MC-Five Mile prior to securitization is typically performed by Wells Fargo Bank, National Association.  Generally, servicing responsibilities are transferred from the interim servicer to the master servicer of the securitization trust on the securitization Closing Date.  From time to time, the interim servicer may retain primary servicing.

Citigroup Global Markets Realty Corp.

Overview.  CGMRC’s commercial mortgage loans are primarily originated in accordance with the procedures and underwriting criteria described below.  However, variations from these procedures and criteria may be implemented as a result of various conditions including each loan’s specific terms, the quality or location of the underlying real estate, the property’s tenancy profile, the background or financial strength of the borrower/sponsor or any other pertinent information deemed material by CGMRC.  Therefore, this general description of CGMRC’s origination procedures and underwriting criteria is not intended as a representation that every commercial mortgage loan originated by it or on its behalf complies entirely with all criteria set forth below.

Process.  The credit underwriting process for each CGMRC loan is performed by a deal team comprised of real estate professionals which typically includes an originator, an underwriter, a commercial closer and a third party due diligence provider operating under the review of CGMRC.  This team conducts a thorough review of the related mortgaged property, which in most cases includes an examination of the following information, to the extent both applicable and available:  historical operating statements, rent rolls, tenant leases, current and historical real estate tax information, insurance policies and/or schedules, and third party reports pertaining to appraisal/valuation, zoning, environmental status and physical condition/seismic/engineering (see “—Escrow Requirements,” “—Title Insurance Policy,” “—Property Insurance,” “—Third Party Reports—Appraisal,” “—Third Party Reports—Environmental Report” and “—Third Party Reports—Physical Condition Report” below).  In some cases (such as a property having a limited operating history or having been recently acquired by its current owner), historical operating statements may not be available.  Rent rolls would not be examined for certain property types, such as hospitality properties or single tenant properties, and tenant leases would not be examined for certain property types, such as hospitality, self storage, multifamily and manufactured housing community properties.

A member of the CGMRC deal team or one of its agents performs an inspection of the property as well as a review of the surrounding market environment, including demand generators and competing properties (if any), in order to confirm tenancy information, assess the physical quality of the collateral, determine visibility and access characteristics, and evaluate the property’s competitiveness within its market.

The CGMRC deal team or one of its agents also performs a detailed review of the financial status, credit history, credit references and background of the borrower and certain key principals using financial statements, income tax returns, credit reports, criminal/background investigations, and specific searches for judgments, liens, bankruptcy and pending litigation.  Circumstances may also warrant an examination of the financial strength and credit of key tenants as well as other factors that may impact the tenants’ ongoing occupancy or ability to pay rent.

After the compilation and review of all documentation and other relevant considerations, the deal team finalizes its detailed underwriting analysis of the property’s cash flow in accordance with CGMRC’s property-specific, cash flow underwriting guidelines.  Determinations are also made regarding the implementation of appropriate loan terms to structure around risks, resulting in features such as ongoing escrows or upfront reserves, letters of credit, lockboxes/cash management agreements or guarantees.  A complete credit committee package is prepared to summarize all of the above referenced information.

Credit Approval.  All commercial mortgage loans must be presented to one or more credit committees that include senior real estate professionals among others. After a review of the credit committee package and a discussion of the loan, the committee may approve the loan as recommended or request additional due diligence, modify the terms, or reject the loan entirely.

Debt Service Coverage and LTV Requirements.  CGMRC’s underwriting standards generally require a minimum debt service coverage ratio (DSCR) of 1.20x and a maximum loan-to-value ratio (LTV) of 80%.  However these thresholds are guidelines and exceptions are permitted under the guidelines on the merits of each individual loan, such as reserves, letters of credit and/or guarantees and CGMRC’s assessment of the property’s future prospects.  Property and loan information is not updated for securitization unless CGMRC determines that information in its possession has become stale.

Certain properties may also be encumbered by subordinate debt secured by such property and/or mezzanine debt secured by direct or indirect ownership interests in the borrower and when such mezzanine or subordinate debt is taken into account, may result in aggregate debt that does not conform to the aforementioned DSCR and LTV parameters.

Amortization Requirements.  While CGMRC’s underwriting guidelines generally permit a maximum amortization period of 30 years, certain loans may provide for interest-only payments through maturity or for a portion of the loan term.  If the loan entails only a partial interest-only period, the monthly debt service, annual debt service and DSCR set forth in this free writing prospectus and Annex A to this free writing prospectus reflect a calculation on the future (larger) amortizing loan payment.  See “Description of the Mortgage Pool” in this free writing prospectus.

Escrow Requirements.  CGMRC may require borrowers to fund escrows for taxes, insurance, capital expenditures and replacement reserves.  In addition, CGMRC may identify certain risks that warrant additional escrows or holdbacks for items to be released to the borrower upon the satisfaction of certain conditions.  Such escrows or holdbacks may cover tenant improvements/leasing commissions, deferred maintenance, environmental remediation or unfunded obligations, among other things.  Springing escrows may also be structured for identified risks such as specific rollover exposure, to be triggered upon the non-renewal of one or more key tenants.  In some cases, the borrower may be allowed to post a letter of credit or guaranty in lieu of a cash reserve, or provide periodic evidence of timely payment of a typical escrow item.  Escrows are evaluated on a case-by-case basis and are not required for all CGMRC commercial mortgage loans.

Generally, CGMRC requires escrows as follows:

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Taxes—An initial deposit and monthly escrow deposits equal to 1/12th of the annual property taxes (based on the most recent property assessment and the current millage rate) are typically required to satisfy all taxes and assessments, except that such escrows are not required in certain circumstances, including, but not limited to, (i) there is an institutional sponsor or the sponsor is a high net worth individual or (ii) if and to the extent that a single or major tenant (which may be a ground tenant) at the related mortgaged property is required to pay taxes directly.

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Insurance—An initial deposit and monthly escrow deposits equal to 1/12th of the annual property insurance premium are typically required to pay all insurance premiums, except that such escrows are not required in certain circumstances, including, but not limited to, (i) the related borrower maintaining a blanket insurance policy, (ii) if and to the extent that a single or major tenant (which may be a ground tenant) at the related mortgaged property is obligated to maintain the insurance or is permitted to self-insure, or (iii) if and to the extent that another third party unrelated to the borrower (such as a condominium board, if applicable) is obligated to maintain the insurance.

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Replacement Reserves—Replacement reserves are generally calculated in accordance with the expected useful life of the components of the mortgaged property during the term of the mortgage loan.  Annual replacement reserves are generally underwritten to the suggested replacement reserve amount from an independent, third-party property condition or engineering report, or to certain minimum requirements depending on the property type, except that such escrows are not required in certain circumstances, including, but not limited to, if and to the extent that a single or major tenant (which may be a ground tenant) at the related mortgaged property is responsible for all repairs and maintenance, including those required with respect to the roof and structure of the improvements.

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Tenant Improvement / Leasing Commissions—In the case of retail, office and industrial properties, a tenant improvement / leasing commission reserve may be required to be funded either at loan origination and/or during the term of the mortgage loan to cover anticipated leasing commissions or tenant improvement costs that might be associated with re-leasing certain space involving major tenants, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the tenant’s lease extends beyond the loan term or (ii) the rent for the space in question is considered below market.

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Deferred Maintenance—A deferred maintenance reserve may be required to be funded at loan origination in an amount equal to 125% of the estimated cost of material immediate repairs or replacements identified in the property condition report, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the sponsor of the borrower delivers a guarantee to complete the immediate repairs in a specified amount of time, (ii) the deferred maintenance amount does not materially impact the related mortgaged property’s function, performance or value or (iii) if a single or major tenant (which may be a ground tenant) at the related mortgaged property is responsible for the repairs.

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Environmental Remediation—An environmental remediation reserve may be required to be funded at loan origination in an amount equal to 100% to 125% of the estimated remediation cost identified in the environmental report, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the sponsor of the borrower delivers a guarantee wherein it agrees to take responsibility and pay for the identified environmental issues, (ii) environmental insurance is obtained or already in place or (iii) if a third party unrelated to the borrower is identified as the responsible party.

For a description of the escrows collected with respect to the CGMRC Mortgage Loans, please see Annex A to this free writing prospectus.

Title Insurance Policy.  The borrower is required to provide, and CGMRC or its counsel typically will review, a title insurance policy for each property.  The provisions of the title insurance policy are required to comply with the Sponsor representation and warranty set forth in paragraph 6 on Annex E-1 to this free writing prospectus without any exception that CGMRC deems material.

Property Insurance.  CGMRC requires the borrower to provide, or authorizes the borrower to rely on a tenant or other third party to obtain, insurance policies meeting the requirements set forth in the Sponsor representations and warranties in paragraphs 16 and 29 on Annex E-1 to this free writing prospectus without any exceptions that CGMRC deems material (other than with respect to deductibles and allowing a tenant to self-insure).

Third Party Reports.  In addition to or as part of applicable origination guidelines or reviews described above, in the course of originating the CGMRC Mortgage Loans, CGMRC generally considered the results of third party reports as described below.  In many instances, however, one or more provisions of the guidelines were waived or modified in light of the circumstances of the relevant loan or property.

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Appraisal.  CGMRC obtains an appraisal meeting the requirements described in the Sponsor representation and warranty set forth in paragraph 41 on Annex E-1 to this free writing prospectus.  In addition, the appraisal (or a separate letter) includes a statement by the appraiser that the guidelines in Title XI of the Financial Institutions Reform, Recovery, and Enforcement Act of 1989, as amended, were followed in preparing the appraisal.

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Environmental Report.  CGMRC generally obtains a Phase I site assessment or an update of a previously obtained site assessment for each mortgaged property prepared by an environmental firm approved by CGMRC.  CGMRC or its designated agent typically reviews the Phase I site assessment to verify the presence or absence of potential adverse environmental conditions. In cases in which the Phase I site assessment identifies any such conditions that the condition be addressed in a manner that complies with the Sponsor representation and warranty set forth in paragraph 40 on Annex E-1 to this free writing prospectus without any exception that CGMRC deems material.

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Physical Condition Report.  CGMRC generally obtains a current property condition report (a “PCR”) for each mortgaged property prepared by a structural engineering firm approved by CGMRC.  CGMRC, or an agent, typically reviews the PCR to determine the physical condition of the property, and to determine the anticipated costs of necessary repair, replacement and major maintenance or capital expenditure over the term of the mortgage loan.  In cases in which the PCR identifies an immediate need for material repairs or replacements with an anticipated cost that is over a certain minimum threshold or percentage of loan balance, CGMRC often requires that funds be put in escrow at the time of origination of the mortgage loan to complete such repairs or replacements or obtains a guarantee from a sponsor of the borrower in lieu of reserves.  See “—Escrow Requirements” above.

Servicing.  Interim servicing for all CGMRC loans prior to securitization is typically performed by a nationally recognized rated third party interim servicer.  In addition, primary servicing is occasionally retained by certain qualified mortgage brokerage firms under established sub-servicing agreements with CGMRC, which firms may continue primary servicing certain loans following the securitization closing date.  Otherwise, servicing responsibilities are transferred from the interim servicer to the master servicer of the securitization trust (and a primary servicer when applicable) at the closing of the securitization.  From time to time, the interim servicer may retain primary servicing.

Exceptions to Underwriting Criteria.  None of the CGMRC Mortgage Loans have exceptions to the related underwriting criteria.

The Issuing Entity

The Issuing Entity, GS Mortgage Securities Trust 2013-GCJ16, is a New York common law trust that will be formed on the Closing Date pursuant to the Pooling and Servicing Agreement.  The only activities that the Issuing Entity may perform are those set forth in the Pooling and Servicing Agreement, which are generally limited to owning and administering the Mortgage Loans and any REO Property, disposing of defaulted Mortgage Loans and REO Property, issuing the Certificates, making distributions, providing reports to certificateholders and other activities described in this free writing prospectus.  Accordingly, the Issuing Entity may not issue securities other than the Certificates, or invest in securities, other than investing of funds in the Collection Account and other accounts maintained under the Pooling and Servicing Agreement in certain short-term high-quality investments.  The Issuing Entity may not lend or borrow money, except that the Master Servicer and the Trustee may make advances of delinquent monthly debt service payments and/or servicing advances to the Issuing Entity, but only to the extent it deems such advances to be recoverable from the related Mortgage Loan; such advances are intended to provide liquidity, rather than credit support.  The Pooling and Servicing Agreement may be amended as set forth under “The Pooling and Servicing Agreement—Amendment” in this free writing prospectus.  The Issuing Entity administers the Mortgage Loans through the Trustee, the Certificate Administrator, the Master Servicer, the Special Servicer and the Operating Advisor.  A discussion of the duties of the Trustee, the Certificate Administrator, the Master Servicer, the Special Servicer and the Operating Advisor, including any discretionary activities performed by each of them, is set forth under “—The Trustee and Certificate Administrator,” “—Servicers—The Master Servicer,” “—Servicers—The Special Servicer,” “—The Operating Advisor,” “Description of the Offered Certificates” and “The Pooling and Servicing Agreement” in this free writing prospectus.

The only assets of the Issuing Entity other than the Mortgage Loans and any REO Properties (which includes, with respect to the Non-Serviced Whole Loans, the Trust’s interest in any REO property acquired with respect to such Non-Serviced Whole Loans pursuant to the applicable Other PSA, but does not include the Serviced Companion Loan’s pro rata interest in any such REO Property) are the Distribution Accounts and other accounts maintained pursuant to the Pooling and Servicing Agreement and the short-term investments in which funds in the Distribution Accounts and other accounts are invested.  The Issuing Entity has no present liabilities, but has potential liability relating to ownership of the Mortgage Loans and any REO Properties, including, with respect to the Non-Serviced Whole Loans, the Trust’s interest in any REO property acquired pursuant to the applicable Other PSA and the other activities described in this free writing prospectus, and indemnity obligations to the Depositor, the Trustee, the Certificate Administrator, the Master Servicer, the Special Servicer and the Operating Advisor and various related persons.  The fiscal year of the Issuing Entity is the calendar year.  The Issuing Entity has no executive officers or board of directors and acts through the Trustee, the Certificate Administrator, the Master Servicer, the Special Servicer and the Operating Advisor.

The Depositor is contributing the Mortgage Loans to the Issuing Entity.  The Depositor is purchasing the Mortgage Loans from the Sponsors, as described under “Description of the Mortgage Pool—Sale of Mortgage Loans; Mortgage File Delivery” and “—Cures, Repurchases and Substitutions” in this free writing prospectus.

Since the Issuing Entity is a common law trust, it may not be eligible for relief under the federal bankruptcy laws, unless it can be characterized as a “business trust” for purposes of the federal bankruptcy laws.  Bankruptcy courts look at various considerations in making this determination, so it is not possible to predict with any certainty whether or not the trust would be characterized as a “business trust”.

The Trustee and Certificate Administrator

U.S. Bank National Association (“U.S. Bank”), a national banking association, will act as trustee (in such capacity, the “Trustee”), certificate administrator, paying agent, certificate registrar, authentication agent and custodian (in such capacities, the “Certificate Administrator”)) under the Pooling and Servicing Agreement.

U.S. Bancorp, with total assets exceeding $353 billion as of June 30, 2013, is the parent company of U.S. Bank, the fifth largest commercial bank in the United States.  As of June 30, 2013, U.S. Bancorp served approximately 17 million customers and operated over 3,000 branch offices in 25 states. A network of specialized U.S. Bancorp offices across the nation provides a comprehensive line of banking, brokerage, insurance, investment, mortgage, trust and payment services products to consumers, businesses, and institutions.

U.S. Bank has one of the largest corporate trust businesses in the country with office locations in 48 domestic and 3 international cities.  The Pooling and Servicing Agreement will be administered from U.S.

Bank’s corporate trust office located at 190 South LaSalle, 7th Floor, Chicago, Illinois 60603 and for certificate transfer purposes, 60 Livingston Avenue, St. Paul, Minnesota 55107, Attention: Bondholder Services – GSMS 2013-GCJ16.

U.S. Bank has provided corporate trust services since 1924.  As of June 30, 2013, U.S. Bank was acting as trustee with respect to over 84,000 issuances of securities with an aggregate outstanding principal balance of over $2.9 trillion.  This portfolio includes corporate and municipal bonds, mortgage-backed and asset-backed securities and collateralized debt obligations.

The certificate administrator will make each monthly statement available to the Certificateholders via the certificate administrator’s internet website at http://www.usbank.com/abs.  Certificateholders with questions may direct them to the certificate administrator’s bondholder services group at (800) 934-6802.

As of June 30, 2013, U.S. Bank (and its affiliate U.S. Bank Trust National Association) was acting as trustee, registrar, paying agent and securities administrator on 259 issuances of commercial mortgage backed securities with an outstanding aggregate principal balance of approximately $197,971,200,000.00.

Under the terms of the Pooling and Servicing Agreement, U.S. Bank is responsible for securities administration, which includes pool performance calculations, distribution calculations and the preparation of monthly distribution reports.  The distribution reports will be reviewed by an analyst and then by a supervisor using a transaction-specific review spreadsheet.  Any corrections identified by the supervisor will be corrected by the analyst and reviewed by the supervisor.  The supervisor also will be responsible for the timely delivery of reports to the administration unit for processing all cash flow items. As securities administrator, U.S. Bank National Association is also responsible for the preparation and filing of all REMIC tax returns on behalf of the issuing entity and the preparation of monthly reports on Form 10-D, certain current reports on Form 8-K and annual reports on Form 10-K that are required to be filed with the SEC on behalf of the issuing entity.  In the past three years, the securities administrator has not made material changes to the policies and procedures of its securities administration services for commercial mortgage backed securities.

U.S. Bank will act as custodian of the mortgage files pursuant to the Pooling and Servicing Agreement.  As custodian, U.S. Bank is responsible for holding the mortgage files on behalf of the trustee.  U.S. Bank will hold the mortgage files in one of its custodial vaults, which are located at 1133 Rankin Street, Suite 100, St. Paul, Minnesota 55116 Attention: Document Custody Services – GSMS 2013-GCJ16.  The mortgage files are tracked electronically to identify that they are held by U.S. Bank pursuant to the Pooling and Servicing Agreement.  U.S. Bank uses a barcode tracking system to track the location of, and owner or secured party with respect to, each file that it holds as custodian, including the mortgage files held on behalf of the trustee.  As of June 30, 2013, U.S. Bank holds approximately 9,253,000 document files for approximately 980 entities and has been acting as a custodian for over 21 years.

In its capacity as trustee on commercial mortgage securitizations, U.S. Bank is generally required to make an advance if the related master servicer or special servicer fails to make a required advance. In the past three years, U.S. Bank, in its capacity as trustee, has not been required to make an advance on a domestic commercial mortgage backed securities transaction.

The information contained in the preceding nine (9) paragraphs has been provided by U.S. Bank.  None of the Depositor, the underwriters, the Master Servicer, the Special Servicer, the Operating Advisor, or any of their affiliates takes any responsibility for this information or makes any representation or warranty as to its accuracy or completeness.

Each of the Trustee and the Certificate Administrator may resign at any time by giving written notice to, among others, the Depositor, the Master Servicer, the Special Servicer, the Trustee or the Certificate Administrator, as applicable, the Operating Advisor and the Rating Agencies.  However, no such resignation will be effective until a successor has been appointed.  Upon such notice, the Master Servicer will appoint a successor Trustee or Certificate Administrator, as applicable.  If no successor Trustee or

Certificate Administrator is appointed within one month after the giving of such notice of resignation, the resigning Trustee or Certificate Administrator, as applicable, may petition the court for appointment of a successor Trustee or Certificate Administrator, as applicable.

The Depositor may remove the Trustee or Certificate Administrator (and appoint a successor Trustee or Certificate Administrator, as applicable) if, among other things, the Trustee or Certificate Administrator ceases to be eligible to continue as such under the Pooling and Servicing Agreement or if at any time the Trustee or Certificate Administrator becomes incapable of acting, or is adjudged bankrupt or insolvent, or a receiver of the Trustee or Certificate Administrator or its property is appointed or any public officer takes charge or control of the Trustee or Certificate Administrator or of its property.  The holders of Certificates evidencing more than 50% of the aggregate Voting Rights allocated to all the Certificates may remove the Trustee or Certificate Administrator (and appoint a successor Trustee or Certificate Administrator, as applicable) upon written notice to the Depositor, the Master Servicer and the Trustee or Certificate Administrator, as applicable.

Any resignation or removal of the Trustee or Certificate Administrator and appointment of a successor Trustee or Certificate Administrator will not become effective until acceptance by the successor Trustee or Certificate Administrator of the appointment.  Notwithstanding the foregoing, upon any resignation or termination of the Trustee or Certificate Administrator under the Pooling and Servicing Agreement, the Trustee or Certificate Administrator will continue to be entitled to receive all accrued and unpaid compensation through the date of termination plus, in the case of the Trustee, reimbursement for all Advances made by it and interest on those Advances as provided in the Pooling and Servicing Agreement.  The Trustee or Certificate Administrator will be required to bear all reasonable out-of-pocket costs and expenses of each party to the Pooling and Servicing Agreement and each Rating Agency in connection with any removal or resignation of such Trustee or Certificate Administrator as and to the extent required under the Pooling and Servicing Agreement; provided that if the Trustee or Certificate Administrator, as applicable, is terminated without cause by the holders of Certificates evidencing more than 50% of the aggregate Voting Rights allocated to all the Certificates as provided in the preceding paragraph, then such holders will be required to pay all the reasonable costs and expenses of the Trustee or Certificate Administrator, as applicable, necessary to effect the transfer of the rights and obligations of the Trustee or Certificate Administrator, as applicable, to a successor Trustee or Certificate Administrator.  Any successor Trustee or Certificate Administrator must have a combined capital and surplus of at least $50,000,000, and a rating on (a) its unsecured long term debt of at least “AA (low)” by DBRS (or “A” by DBRS if it has a short-term debt rating of at least “R-1 (middle)” from DBRS; provided that if it is not rated by DBRS, an equivalent (or higher) rating by any two other NRSROs) and “A2” by Moody’s, and (b) its unsecured short-term debt of at least “P 1” by Moody’s, or have such other rating with respect to which the Rating Agencies have provided a Rating Agency Confirmation.

In addition, certain provisions regarding the obligations and duties of the Trustee and Certificate Administrator, including those related to resignation and termination, may be subject to amendment in connection with a TIA Applicability Determination.  See “The Pooling and Servicing Agreement—Amendment” in this free writing prospectus.

The Issuing Entity will indemnify each of the Trustee and the Certificate Administrator and certain related persons against any and all claims, losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments, and any other costs, fees and expenses that the Trustee or Certificate Administrator may sustain in connection with the Pooling and Servicing Agreement (including, without limitation, reasonable fees and disbursements of counsel and of all persons not regularly in its employ incurred by the Trustee or Certificate Administrator in any action or proceeding between the Issuing Entity and the Trustee or Certificate Administrator or between the Trustee or Certificate Administrator and any third party or otherwise) arising in respect of the Pooling and Servicing Agreement or the Certificates other than those resulting from the negligence, fraud, bad faith or willful misconduct, or the negligent disregard of obligations and duties under the Pooling and Servicing Agreement, of the Trustee or Certificate Administrator.  Each of the Trustee and the Certificate Administrator will indemnify the Issuing Entity against any loss, liability or reasonable expense (including, without limitation, reasonable attorneys’ fees and expenses) incurred by the Issuing Entity as a result of any willful misconduct, bad faith, fraud or negligence in the performance of the obligations or duties of the Trustee or Certificate Administrator, or by reason of negligent disregard of the Trustee or Certificate Administrator’s obligations or duties, under the Pooling and Servicing Agreement.  Neither the Trustee nor the Certificate Administrator will be required to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties under the Pooling and Servicing Agreement, or in the exercise of any of its rights or powers, if in the Trustee or Certificate Administrator’s opinion, the repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

At any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Issuing Entity or property securing the same is located, the Depositor and the Trustee acting jointly will have the power to appoint one or more persons or entities approved by the Trustee to act (at the expense of the Trustee) as co-trustee or co-trustees, jointly with the Trustee, or separate trustee or separate trustees, of all or any part of the Issuing Entity, and to vest in such co-trustee or separate trustee such powers, duties, obligations, rights and trusts as the Depositor and the Trustee may consider necessary or desirable.  The appointment of a co-trustee or separate trustee will not relieve the Trustee of its responsibilities, obligations and liabilities under the Pooling and Servicing Agreement except as required by applicable law.

The Trustee (except for the information under the first nine (9) paragraphs of this section entitled “—The Trustee and Certificate Administrator”) will make no representation as to the validity or sufficiency of the Pooling and Servicing Agreement, the Certificates or the Mortgage Loans, this free writing prospectus or related documents.

Each of the Trustee, if no Servicer Termination Event has occurred and after the curing or waiver of all Servicer Termination Events which may have occurred, and the Certificate Administrator is required to perform only those duties specifically required under the Pooling and Servicing Agreement.  Upon receipt of the various certificates, reports or other instruments required to be furnished to it, the Trustee or Certificate Administrator is required to examine such documents and to determine whether they conform on their face to the requirements of the Pooling and Servicing Agreement.

Neither the Trustee nor the Certificate Administrator will be accountable for the use or application by the Depositor of any Certificates issued to it or of the proceeds of such Certificates, or for the use of or application of any funds paid to the Trustee or Certificate Administrator, as applicable, the Master Servicer or the Special Servicer in respect of the Mortgage Loans, or for investment of such amounts (except for any investment of such amounts in investments issued by the Trustee or Certificate Administrator in its commercial capacity), nor will the Trustee or Certificate Administrator be required to perform, or be responsible for the manner of performance of, any of the obligations of the Master Servicer (except, in the case of the Trustee, advancing as described in this free writing prospectus), the Special Servicer, the Trustee or the Certificate Administrator, as applicable, or the Operating Advisor under the Pooling and Servicing Agreement unless, in the case of the Trustee, it is acting as the successor to, and is vested with the rights, duties, powers and privileges of, the Master Servicer, the Special Servicer or the Operating Advisor in accordance with the terms of the Pooling and Servicing Agreement.

Pursuant to the Pooling and Servicing Agreement, the Certificate Administrator, at the cost and expense of the Depositor (other than with respect to the Distribution Date statements), based upon reports, documents, and other information provided to the Certificate Administrator, will be obligated to file with the SEC, in respect of the Issuing Entity and the Certificates, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may from time to time by rules and regulations prescribe) required to be filed with the SEC pursuant to Section 13 or 15(d) of the Exchange Act, and any other Form 8-K reports required to be filed pursuant to the Pooling and Servicing Agreement.

The Depositor may terminate the Certificate Administrator upon 5 business days’ notice if the Certificate Administrator fails to comply with certain of its reporting obligations under the Pooling and Servicing Agreement.

 Trustee and Certificate Administrator Fee

Pursuant to the Pooling and Servicing Agreement, the Trustee and Certificate Administrator will be entitled to receive a monthly fee (the “Trustee/Certificate Administrator Fee”).  The Trustee/Certificate Administrator Fee will be payable monthly from amounts received in respect of the Mortgage Loans and, as to each Mortgage Loan, will accrue at 0.0013% per annum (the “Trustee/Certificate Administrator Fee Rate”) which, together with the CREFC® Intellectual Property Royalty License Fee Rate, the Servicing Fee Rate and the Operating Advisor Fee Rate, is equal to the per annum rate set forth on Annex A to this free writing prospectus as the “Administrative Fee Rate”.  The Trustee/Certificate Administrator Fee will be paid monthly to the Certificate Administrator and the Certificate Administrator will pay the Trustee its portion of the Trustee/Certificate Administrator Fee in accordance with the Pooling and Servicing Agreement.  The Trustee/Certificate Administrator Fee will accrue on the Stated Principal Balance of each Mortgage Loan and will be calculated on the same interest accrual basis as the related Mortgage Loan and prorated for any partial periods.  The Certificate Administrator also is authorized but not required to invest or direct the investment of funds held in the Lower-Tier Distribution Account, the Upper-Tier Distribution Account, the Excess Liquidation Proceeds Reserve Account, the Exchangeable Distribution Account and the Interest Reserve Account in investments permitted under the Pooling and Servicing Agreement, and the Certificate Administrator will be entitled to retain any interest or other income earned on those funds and will bear any losses resulting from the investment of these funds, except as set forth in the Pooling and Servicing Agreement.

 The Operating Advisor

Situs Holdings, LLC (“SH”) will act as operating advisor under the Pooling and Servicing Agreement (in such capacity, the “Operating Advisor”).

The principal executive offices of SH are located at 4665 Southwest Freeway, Houston, Texas 77027.  SH has a special servicer rating of “CSS2” from Fitch and is on S&P’s Select Servicer list as a United States Commercial Mortgage Special Servicer ranked “Average”.  SH is approved by Moody’s as a special servicer for CMBS transactions. As of September 30, 2013, SH directly manages 113 CMBS specially-serviced assets with an unpaid principal balance (“UPB”) of approximately $1.42 billion and 320 non-performing whole loans of approximately $1.36 billion; SH is the named special servicer on 13 CMBS transactions with a UPB of approximately $21 billion; and SH is the named operating advisor (or equivalent) for 13 CMBS transactions with a UPB of approximately $16.16 billion.

In October 2011, Helios AMC, LLC acquired The Situs Companies LLC including its rated primary servicing subsidiary, Situs Asset Management LLC (“SAM”).  Shortly thereafter, the name of Helios AMC, LLC was changed to Situs Holdings, LLC.  SAM has a primary servicer rating of “CPS3+” and SAM is on S&P’s Select Servicer list as a United States Commercial Mortgage Primary Servicer ranked “Above Average”. The primary special servicing operations of SH are located in San Francisco, California.  As of August 31, 2013, SAM was the Primary Servicer for 956 loans with a UPB of approximately $10.18 billion.  SitusServ L.P., an affiliate of SAM, was appointed the Operating Advisor for the first TALF securitization, DDR I Depositor LLC Trust 2009, a CMBS securitization with a UPB of approximately $400 million.

Unless otherwise noted, all the statistical information contained in this description is a composite of SH and SAM and its affiliates (“Situs”). Situs is involved in the commercial real estate advisory business and engages principally in:

●	Real estate consulting

●	Primary Servicing

●	CMBS Special Servicing

●	Asset Management

●	Due Diligence and Underwriting

Since 1985, Situs has provided commercial real estate advisory, due diligence and business solutions to the lending and real estate industries.  Situs has offices located across the United States in San Francisco, New York, and Houston as well as offices in London, Copenhagen and Frankfurt.  Situs provides services to financial institutions, investors and servicers as well as to agencies of the United States Government.

Situs has detailed policies and operating procedures to maintain compliance with its servicing obligations and the servicing standard under the applicable servicing agreements, including procedures for managing delinquent and special serviced loans and trust/operating advisor responsibilities. Policies and procedures are reviewed annually and centrally managed. Furthermore Situs’ business continuity plan is reviewed annually.

No securitization transaction involving commercial mortgage loans in which Situs was acting as primary servicer, master servicer, special servicer or trust/operating advisor has experienced an event of default as a result of any action or inaction of Situs as primary servicer, master servicer, special servicer or trust/operating advisor, as applicable, or as a result of Situs’ failure to comply with applicable servicing criteria in connection with any securitization transaction. Situs has made all advances required to be made by it under the servicing agreements on the commercial mortgage loans serviced by Situs in securitization transactions.

From time to time SH may be a party to lawsuits and other legal proceedings as part of its servicing duties in other transactions (e.g., enforcement of loan obligations) and/or arising in the ordinary course of business. However, there are currently no legal proceedings pending, and no legal proceedings known to be contemplated by governmental authorities, against SH or of which any of its property is the subject, that would have a material adverse effect on SH’s business or its ability to serve as Operating Advisor pursuant to the Pooling and Servicing Agreement or that is material to the holders of the Certificates.

SH is not an affiliate of the Depositor, the underwriters, the Issuing Entity, the Master Servicer, the Special Servicer, the Certificate Administrator, the Trustee, or any Sponsor or any Originator.

The information under this heading has been provided by SH.  None of the Depositor, the underwriters, the Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator, or any of their affiliates takes any responsibility for this information or makes any representation or warranty as to its accuracy or completeness.

Certain terms of the Pooling and Servicing Agreement regarding the Operating Advisor’s removal, replacement, resignation or transfer are described under “The Pooling and Servicing Agreement—Operating Advisor” in this free writing prospectus.  Certain limitations on the Operating Advisor’s liability under the Pooling and Servicing Agreement are described under “The Pooling and Servicing Agreement—Certain Matters Regarding the Depositor, the Master Servicer, the Special Servicer and the Operating Advisor” in this free writing prospectus.

For further information regarding the rights and obligations of the Operating Advisor under the Pooling and Servicing Agreement, see “The Pooling and Servicing Agreement—Operating Advisor” in this free writing prospectus.

Servicers

General

Each of the Master Servicer (directly or through one or more sub servicers (which includes the primary servicers)) and the Special Servicer will be required to service and administer the Mortgage Loans (other than the Non-Serviced Loans) (including the Serviced Whole Loan) for which it is responsible as described under “The Pooling and Servicing Agreement—Servicing of the Mortgage Loans” in this free writing prospectus.  The Master Servicer may delegate and/or assign some or all of its servicing obligations and duties with respect to some or all of the Mortgage Loans to one or more third party sub-servicers, with the consent of the Depositor.  The Master Servicer will be responsible for paying the servicing fees of any sub-servicer.  Notwithstanding any sub-servicing agreement, the Master Servicer will remain primarily liable to the Trustee, the Certificateholders and the Serviced Companion Loan Holder for the servicing and administering of the Mortgage Loans and the Serviced Companion Loan in accordance with the provisions of the Pooling and Servicing Agreement without diminution of such obligation or liability by virtue of such sub-servicing agreement.  The Special Servicer will not be permitted to appoint sub-servicers with respect to any of its servicing obligations and duties.

The Master Servicer

Wells Fargo Bank, National Association (“Wells Fargo”) will act as the master servicer for all of the Mortgage Loans and the Serviced Companion Loan (in such capacity, the “Master Servicer”).  Wells Fargo is a national banking association organized under the laws of the United States of America, and is a wholly-owned direct and indirect subsidiary of Wells Fargo & Company.  On December 31, 2008, Wells Fargo & Company acquired Wachovia Corporation, the owner of Wachovia Bank, National Association (“Wachovia”), and Wachovia Corporation merged with and into Wells Fargo & Company.  On March 20, 2010, Wachovia merged with and into Wells Fargo.  Like Wells Fargo, Wachovia acted as master servicer of securitized commercial and multifamily mortgage loans and, following the merger of the holding companies, Wells Fargo and Wachovia integrated their two servicing platforms under a senior management team that is a combination of both legacy Wells Fargo managers and legacy Wachovia managers.

The principal west coast commercial mortgage master servicing offices of Wells Fargo are located at MAC A0227-020, 1901 Harrison Street, Oakland, California 94612.  The principal east coast commercial mortgage master servicing offices of Wells Fargo are located at MAC D1086, 550 South Tryon Street, Charlotte, North Carolina 28202.

Wells Fargo has been master servicing securitized commercial and multifamily mortgage loans in excess of ten years.  Wells Fargo’s primary servicing system runs on McCracken Financial Solutions software, Strategy CS.  Wells Fargo reports to trustees and certificate administrators in the CREFC® format.  The following table sets forth information about Wells Fargo’s portfolio of master or primary serviced commercial and multifamily mortgage loans (including loans in securitization transactions and loans owned by other investors) as of the dates indicated:
Commercial and Multifamily Mortgage Loans	As of 12/31/2010	As of 12/31/2011	As of 12/31/2012	As of 9/30/2013
By Approximate Number:	39,125	38,132	35,189	33,414
By Approximate Aggregate Unpaid Principal Balance (in billions):	$451.09	$437.68	$428.52	$428.97

Within this portfolio, as of September 30, 2013, are approximately 23,635 commercial and multifamily mortgage loans with an unpaid principal balance of approximately $348.1 billion related to commercial mortgage-backed securities or commercial real estate collateralized debt obligation securities.  In addition to servicing loans related to commercial mortgage-backed securities and commercial real estate collateralized debt obligation securities, Wells Fargo also services whole loans for itself and a variety of investors.  The properties securing loans in Wells Fargo’s servicing portfolio, as of September 30, 2013, were located in all 50 states, the District of Columbia, Guam, Mexico, the Bahamas, the Virgin Islands and Puerto Rico and include retail, office, multifamily, industrial, hotel and other types of income-producing properties.

In its master servicing and primary servicing activities, Wells Fargo utilizes a mortgage-servicing technology platform with multiple capabilities and reporting functions.  This platform allows Wells Fargo to process mortgage servicing activities including, but not limited to: (i) performing account maintenance; (ii) tracking borrower communications; (iii) tracking real estate tax escrows and payments, insurance escrows and payments, replacement reserve escrows and operating statement data and rent rolls; (iv) entering and updating transaction data; and (v) generating various reports.

The following table sets forth information regarding principal and interest advances and servicing advances made by Wells Fargo, as master servicer, on commercial and multifamily mortgage loans included in commercial mortgage-backed securitizations.  The information set forth below is the average amount of such advances outstanding over the periods indicated (expressed as a dollar amount and as a percentage of Wells Fargo’s portfolio, as of the end of each such period, of master serviced commercial and multifamily mortgage loans included in commercial mortgage-backed securitizations).
Period	Approximate Securitized Master-Serviced Portfolio (UPB)*	Approximate Outstanding Advances (P&I and PPA)*	Approximate Outstanding Advances as % of UPB
Calendar Year 2010	$350,208,413,696	$1,560,768,558	0.45%
Calendar Year 2011	$340,642,112,537	$1,880,456,070	0.55%
Calendar Year 2012	$331,765,453,800	$2,133,375,220	0.64%
YTD Q3 2013	$340,622,524,216	$2,215,158,082	0.65%

*	“UPB” means unpaid principal balance, “P&I” means principal and interest advances and “PPA” means property protection advances.

Wells Fargo is rated by Fitch, S&P and Morningstar as a primary servicer, a master servicer and a special servicer of commercial mortgage loans.  Wells Fargo’s servicer ratings by each of these agencies are outlined below:
	Fitch	S&P	Morningstar
Primary Servicer:	CPS1-	Above Average	MOR CS2
Master Servicer:	CMS1-	Above Average	MOR CS2
Special Servicer	CSS2-	Above Average	MOR CS2

The long-term deposits of Wells Fargo are rated “AA-” by S&P, “Aa3” by Moody’s and “AA-” by Fitch.  The short-term deposits of Wells Fargo are rated “A-1+” by S&P, “P-1” by Moody’s and “F1+” by Fitch.

Wells Fargo has developed policies, procedures and controls relating to its servicing functions to maintain compliance with applicable servicing agreements and servicing standards, including procedures for handling delinquent loans during the period prior to the occurrence of a special servicing transfer event.  Wells Fargo’s master servicing policies and procedures are updated periodically to keep pace with the changes in the commercial mortgage-backed securities industry and have been generally consistent for the last three years in all material respects.  The only significant changes in Wells Fargo’s policies and procedures have come in response to changes in federal or state law or investor requirements, such as updates issued by the Federal National Mortgage Association or Federal Home Loan Mortgage Corporation.

Wells Fargo may perform any of its obligations under the Pooling and Servicing Agreement through one or more third-party vendors, affiliates or subsidiaries.  Notwithstanding the foregoing, the Master Servicer will remain responsible for its duties thereunder. Wells Fargo may engage third-party vendors to provide technology or process efficiencies.  Wells Fargo monitors its third-party vendors in compliance with its internal procedures and applicable law.  Wells Fargo has entered into contracts with third-party vendors for the following functions:

●	provision of Strategy and Strategy CS software;

●	tracking and reporting of flood zone changes;

●	abstracting of leasing consent requirements contained in loan documents;

●	legal representation;

●	assembly of data regarding buyer and seller (borrower) with respect to proposed loan assumptions and preparation of loan assumption package for review by Wells Fargo;

●	performance of property inspections;

●	performance of tax parcel searches based on property legal description, monitoring and reporting of delinquent taxes, and collection and payment of taxes; and

●	Uniform Commercial Code searches and filings.

Wells Fargo may also enter into agreements with certain firms to act as a primary servicer and to provide cashiering or non-cashiering sub-servicing on the Mortgage Loans and the Serviced Companion Loan.  Wells Fargo monitors and reviews the performance of sub-servicers appointed by it.  Generally, all amounts received by Wells Fargo on the Mortgage Loans and the Serviced Companion Loan will initially be deposited into a common clearing account with collections on other mortgage loans serviced by Wells Fargo and will then be allocated and transferred to the appropriate account as described in this free writing prospectus.  On the day any amount is to be disbursed by Wells Fargo, that amount is transferred to a common disbursement account prior to disbursement.

Wells Fargo will not have primary responsibility for custody services of original documents evidencing the Mortgage Loans or the Serviced Companion Loan.  On occasion, Wells Fargo may have custody of certain of such documents as are necessary for enforcement actions involving the Mortgage Loans, the Serviced Companion Loan or otherwise.  To the extent Wells Fargo performs custodial functions as a servicer, documents will be maintained in a manner consistent with the Servicing Standard.

A Wells Fargo proprietary website (www.wellsfargo.com/com/comintro) provides investors with access to investor reports for commercial mortgage-backed securitization transactions for which Wells Fargo is master servicer, and also provides borrowers with access to current and historical loan and property information for these transactions.

Wells Fargo & Company files reports with the SEC as required under the Exchange Act. Such reports include information regarding Wells Fargo and may be obtained at the website maintained by the SEC at www.sec.gov.

There are no legal proceedings pending against Wells Fargo, or to which any property of Wells Fargo is subject, that are material to the Certificateholders, nor does Wells Fargo have actual knowledge of any proceedings of this type contemplated by governmental authorities.

The foregoing information has been provided by Wells Fargo.  None of the Depositor, the underwriters, the Special Servicer, the Operating Advisor, the Trustee, the Certificate Administrator, or any of their affiliates takes any responsibility for this information or makes any representation or warranty as to its accuracy or completeness.

Pursuant to interim servicing agreements between Wells Fargo and each of the Sponsors (other than Goldman Sachs Mortgage Company), Wells Fargo Bank, National Association acts as interim servicer with respect to all or certain Mortgage Loans owned from time to time by such Sponsor, including, prior to their inclusion in the Issuing Entity, all or certain of the Mortgage Loans being contributed to this securitization by such Sponsor.

The Master Servicer will be required to pay all expenses incurred in connection with its responsibilities under the Pooling and Servicing Agreement (subject to reimbursement as described in this free writing prospectus), including all fees of any subservicers retained by it.

The Special Servicer

Rialto Capital Advisors, LLC, a Delaware limited liability company (“Rialto Advisors”), will initially act as the special servicer (in such capacity, the “Special Servicer”) and in such capacity will initially be responsible for the servicing and administration of the Specially Serviced Loans and REO Properties pursuant to the Pooling and Servicing Agreement. Rialto Advisors is also expected to be the named Special Servicer under the WFRBS C17 PSA, which will govern the servicing of the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this free writing prospectus as Related Home

Depot.  Rialto Advisors maintains its principal servicing office at 790 NW 107th Avenue, 4th Floor, Miami, Florida 33172.

Rialto Advisors has been engaged in the special servicing of commercial mortgage loans for commercial real estate securitizations since approximately May 2012. Rialto Advisors currently has a commercial mortgage-backed securities special servicer rating of “CSS2-” by Fitch and a commercial loan special servicer ranking of “Above Average” by Standard and Poor’s Ratings Services.

Rialto Advisors is a wholly owned subsidiary of Rialto Capital Management, LLC, a Delaware limited liability company (“RCM”). RCM is a vertically integrated commercial real estate investment and asset manager and an indirect wholly-owned subsidiary of Lennar Corporation (“Lennar”) (NYSE: LEN and LEN.B). RCM is the sponsor of, and certain of its affiliates are investors in, three private equity funds with aggregate commitments of approximately $1.4 billion (collectively, the “Funds”), two of which are focused on distressed and value-add real estate related investments and one focused on mezzanine debt. To date, RCM has acquired and/or is managing over $5.5 billion of non- and sub-performing real estate assets, representing over 8,800 loans. Included in this number are approximately $3 billion in structured transactions with the Federal Deposit Insurance Corporation (“FDIC”).  RCM was also a sub-advisor and investor in an approximately $4.6 billion Public Private Investment Fund with the U.S. Department of the Treasury, which was liquidated in October of 2012.

In addition, RCM has underwritten and purchased, primarily for the Funds, approximately $1.7 billion in face value of subordinate, newly-originated commercial mortgage-backed securities bonds in 25 different securitizations totaling approximately $30 billion in overall transaction size.  RCM has the right to appoint the special servicer for each of these transactions.

RCM has over 270 employees and is headquartered in Miami with two other main offices located in New York City and Atlanta. In addition, the asset management platform utilizes six satellite offices located in Las Vegas, Nevada, Phoenix, Arizona, Aliso Viejo, California, Denver, Colorado, Portland, Oregon and Charlotte, North Carolina. It is also supported in local markets by the Lennar infrastructure which provides access to over 5,000 employees across the country’s largest real estate markets.

Rialto Advisors has detailed operating policies and procedures which are reviewed at least annually and updated as appropriate. These policies and procedures for the performance of its special servicing obligations are, among other things, in compliance with the applicable servicing criteria set forth in Item 1122 of Regulation AB.  Rialto Advisors has developed strategies and procedures for managing delinquent loans, loans subject to bankruptcies of the borrowers and other breaches by borrowers of the underlying loan documents that are designed to maximize value from the assets for the benefit of certificateholders. These strategies and procedures vary on a case by case basis, and include, but are not limited to, liquidation of the underlying collateral, note sales, discounted payoffs, and borrower negotiation or workout in accordance with the related servicing standard. The strategy pursued by Rialto Advisors for any particular property depends upon, among other things, the terms and provisions of the underlying loan documents, the jurisdiction where the underlying property is located and the condition and type of underlying property. Standardization and automation have been pursued, and continue to be pursued, wherever possible so as to provide for continued accuracy, efficiency, transparency, monitoring and controls.

Rialto Advisors is subject to external and internal audits and reviews. Rialto Advisors is subject to Lennar’s internal audit reviews, typically on a semi-annual basis, which focus on specific business areas such as finance, reporting, loan asset management and REO management. Rialto Advisors is also subject to external audits as part of the external audit of Lennar and stand-alone audits of the FDIC transactions and the Funds. As part of such external audits, auditors perform test work and review internal controls throughout the year. As a result of this process, Rialto Advisors has been determined to be Sarbanes-Oxley compliant.

Rialto Advisors maintains a web-based asset management system that contains performance information at the portfolio, loan and property levels on the various loan and REO assets that it services.

Additionally, Rialto Advisors has a formal, documented disaster recovery and business continuity plan which is managed by Lennar’s on-site staff.

As of June 30, 2013, Rialto Advisors and its affiliates were actively special servicing approximately 4,400 portfolio loans with a principal balance of approximately $1.6 billion and were responsible for over 1,800 portfolio REO assets with a principal balance of approximately $2 billion. Rialto Advisors is also currently performing special servicing for 16 commercial real estate securitizations. With respect to such securitization transactions, Rialto Advisors is administering approximately 1,500 assets with a principal balance of approximately $20 billion. The asset pools specially serviced by Rialto Advisors include residential, multifamily/condo, office, retail, hotel, healthcare, industrial and other income producing properties as well as residential and commercial land.

In its capacity as Special Servicer, Rialto Advisors will not have primary responsibility for custody services of original documents evidencing the Mortgage Loans. Rialto Advisors may from time to time have custody of certain of such documents as necessary for enforcement actions involving particular Mortgage Loans or otherwise. To the extent that Rialto Advisors has custody of any such documents for any such servicing purposes, such documents will be maintained in a manner consistent with the Servicing Standard.

Rialto Advisors does not have any material advancing rights or obligations with respect to the commercial mortgage-backed securities pools as to which it acts as special servicer. In certain instances Rialto Advisors may have the right or be obligated to make property related servicing advances in emergency situations with respect to certain commercial mortgage-backed securities pools as to which it acts as special servicer.

There are, to the actual current knowledge of Rialto Advisors, no special or unique factors of a material nature involved in special servicing the particular types of assets included in this securitization transaction, as compared to the types of assets specially serviced by Rialto Advisors in other commercial mortgage-backed securitization pools generally, for which Rialto Advisors has developed processes and procedures which materially differ from the processes and procedures employed by Rialto Advisors in connection with its special servicing of commercial mortgage-backed securitization pools generally. There have not been, during the past three years, any material changes to the policies or procedures of Rialto Advisors in the servicing function it will perform under the Pooling and Servicing Agreement for assets of the same type included in this securitization transaction.

No securitization transaction in which Rialto Advisors was acting as special servicer has experienced a servicer event of default as a result of any action or inaction of Rialto Advisors as special servicer, including as a result of a failure by Rialto Advisors to comply with the applicable servicing criteria in connection with any securitization transaction. Rialto Advisors has not been terminated as special servicer in any securitization, either due to a servicing default or the application of a servicing performance test or trigger. Rialto Advisors has made all advances required to be made by it under the servicing agreements related to the securitization transactions in which Rialto Advisors is acting as special servicer. There has been no previous disclosure of material noncompliance with the applicable servicing criteria by Rialto Advisors in connection with any securitization in which Rialto Advisors was acting as special servicer.

Rialto Advisors does not believe that its financial condition will have any adverse effect on the performance of its duties under the Pooling and Servicing Agreement and, accordingly, Rialto Advisors believes that its financial condition will not have any material impact on the mortgage pool performance or the performance of the Certificates.

From time to time Rialto Advisors is a party to lawsuits and other legal proceedings as part of its duties as a loan servicer (e.g., enforcement of loan obligations) and/or arising in the ordinary course of business. Rialto Advisors does not believe that any such lawsuits or legal proceedings would, individually or in the aggregate, have a material adverse effect on its business or its ability to service loans pursuant to the Pooling and Servicing Agreement.

There are currently no legal proceedings pending, and no legal proceedings known to be contemplated by governmental authorities, against Rialto Advisors or of which any of its property is the subject, that are material to the Certificateholders. Rialto Advisors occasionally engages consultants to perform property inspections and to provide surveillance on a property and its local market; it currently does not have any plans to engage sub-servicers to perform on its behalf any of its duties with respect to this transaction with the exception of some outsourced base servicing functions.

In the commercial mortgage-backed securitizations in which Rialto Advisors acts as special servicer, Rialto Advisors may enter into one or more arrangements with any party entitled to appoint or remove and replace the special servicer to provide for a discount and/or revenue sharing with respect to certain of the special servicer compensation in consideration of, among other things, Rialto Advisors’ appointment as special servicer under the Pooling and Servicing Agreement and limitations on such person’s right to replace Rialto Advisors as the special servicer.

The information under this heading has been provided by Rialto Advisors.  None of the Depositor, the underwriters, the Master Servicer, the Operating Advisor, the Trustee, the Certificate Administrator, or any of their affiliates takes any responsibility for this information or makes any representation or warranty as to its accuracy or completeness.

The Special Servicer will be required to pay all expenses incurred in connection with its responsibilities under the Pooling and Servicing Agreement (subject to reimbursement as described in this free writing prospectus).

The Special Servicer may be terminated, with respect to the Mortgage Loans (or Serviced Whole Loan, as applicable), without cause by (i) the applicable Certificateholders (if a Control Termination Event has occurred and is continuing) and (ii) the Controlling Class Representative (for so long as a Control Termination Event does not exist), as described in “The Pooling and Servicing Agreement—Termination of the Special Servicer” in this free writing prospectus.

The Special Servicer may resign under the Pooling and Servicing Agreement as described under “The Pooling and Servicing Agreement—Certain Matters Regarding the Depositor, the Master Servicer, the Special Servicer and the Operating Advisor” in this free writing prospectus.

Certain duties and obligations of Rialto Advisors as the special servicer and the provisions of the Pooling and Servicing Agreement are described under “The Pooling and Servicing Agreement—Servicing of the Mortgage Loans,” “—Enforcement of ‘Due-On-Sale’ and ‘Due-On-Encumbrance’ Clauses,” “—Inspections,” and “Description of the Offered Certificates—Appraisal Reductions” in this free writing prospectus. Rialto Advisors’ ability to waive or modify any terms, fees, penalties or payments on the Mortgage Loans and the potential effect of that ability on the potential cash flows from the Mortgage Loans are described under “The Pooling and Servicing Agreement—Realization Upon Mortgage Loans—Modifications, Waivers and Amendments” below.

The Special Servicer and various related persons and entities will be entitled to be indemnified by the issuing entity for certain losses and liabilities incurred by the Special Servicer as described under “The Pooling and Servicing Agreement—Certain Matters Regarding the Depositor, the Master Servicer, the Special Servicer and the Operating Advisor” in this free writing prospectus.

Servicing Compensation, Operating Advisor Compensation and Payment of Expenses

Master Servicing Compensation.  The fee (including any primary servicing fee) of the Master Servicer (the “Servicing Fee”) will be payable monthly from amounts received in respect of the related Mortgage Loan or Serviced Companion Loan (including if it is or is part of a Specially Serviced Loan or Non-Serviced Loan) or any successor REO Mortgage Loan or successor REO Serviced Companion Loan (other than any interest in REO Property acquired with respect to any Non-Serviced Whole Loan).  With respect to each such Mortgage Loan and Serviced Companion Loan (including each Specially Serviced Loan) or any successor REO Mortgage Loan or successor REO Serviced Companion Loan, the Servicing Fee will: (a) accrue on the related Stated Principal Balance at a fixed annual rate (the “Servicing Fee

Rate”), which, together with the CREFC® Intellectual Property Royalty License Fee Rate (in the case of a Mortgage Loan), the Trustee/Certificate Administrator Fee Rate and the Operating Advisor Fee Rate (in the case of a Mortgage Loan), is equal to the per annum rate set forth on Annex A to this free writing prospectus as the Administrative Fee Rate with respect to such Mortgage Loan or Companion Loan; (b) be calculated on the same basis as interest is calculated on the related Mortgage Loan or Serviced Companion Loan and (c) be prorated for partial periods.  The Servicing Fee includes all amounts required to be paid to any primary or sub-servicer, including without limitation, (i) the 0.005% per annum primary servicing fee required to be paid to the primary servicer of the Miracle Mile Shops Whole Loan, (ii) the 0.0100% per annum primary servicing fee required to be paid to the GC15 Master Servicer (or primary servicer) with respect to the Walpole Shopping Mall Whole Loan, and (iii) the 0.0100% per annum primary servicing fee required to be paid the WFRBS C17 Master Servicer (or primary servicer) with respect to the Related Home Depot Whole Loan.

With respect to any Distribution Date, the Master Servicer will be entitled to retain any Prepayment Interest Excesses received on the Mortgage Loans to the extent not needed to make Compensating Interest Payments.  In addition to the Servicing Fee, the Master Servicer will be entitled to retain, as additional servicing compensation (a) a specified percentage (which may be 0%) of Excess Modification Fees, Excess Penalty Charges, Consent Fees, Ancillary Fees, extension fees and Assumption Fees with respect to each Mortgage Loan and the Serviced Companion Loan and (b) 100% of any assumption application fees with respect to each Mortgage Loan and Serviced Companion Loan that is not, and is not part of, a Specially Serviced Loan and any fee actually paid by a borrower in connection with the defeasance of a Mortgage Loan (or Serviced Whole Loan, if applicable).  The Master Servicer also is authorized but not required to invest or direct the investment of funds held in the Collection Account in certain investments permitted under the terms of the Pooling and Servicing Agreement, and the Master Servicer will be entitled to retain any interest or other income earned on those funds and will bear any losses resulting from the investment of these funds, except as set forth in the Pooling and Servicing Agreement.  The Master Servicer also is entitled to retain any interest earned on any servicing escrow account to the extent the interest is not required to be paid to the related borrowers.

Although the Master Servicer is required to service and administer the pool of Mortgage Loans and the Serviced Companion Loan in accordance with the Servicing Standard and, accordingly, without regard to its rights to receive compensation under the Pooling and Servicing Agreement, additional servicing compensation in the nature of assumption and modification fees may under certain circumstances provide the Master Servicer with an economic disincentive to comply with this standard.

The Master Servicer will be entitled to designate a portion of the Servicing Fee accrued on the Mortgage Loans and the Serviced Companion Loan at a specified rate per annum, the right to which portion will be transferable by the Master Servicer to other parties. That specified rate will be subject to reduction at any time following any resignation of the Master Servicer or any termination of the Master Servicer for cause, in each case to the extent reasonably necessary for the trustee to appoint a successor Master Servicer that satisfies the requirements of the Pooling and Servicing Agreement.

“Consent Fees” means, with respect to any Mortgage Loan (or Serviced Whole Loan, if applicable, but not with respect to any Non-Serviced Loan), any and all fees actually paid by a borrower with respect to any consent or approval required pursuant to the terms of the Mortgage Loan (or Serviced Whole Loan) documents that does not involve a modification evidenced by a signed writing, assumption, extension, waiver or amendment of the terms of the Mortgage Loan (or Serviced Whole Loan) documents.

“Excess Modification Fees” means, with respect to any Mortgage Loan (or Serviced Whole Loan, if applicable, but not with respect to any Non-Serviced Loan), the sum of (A) the excess of (i) any and all Modification Fees with respect to a modification, waiver, extension or amendment of any of the terms of the related Mortgage Loan (or Serviced Whole Loan, if applicable), over (ii) all unpaid or unreimbursed Advances and additional expenses (including, without limitation, interest on Advances to the extent not otherwise paid or reimbursed by the borrower (including indirect reimbursement from Penalty Charges or otherwise), but excluding (1) Special Servicing Fees, Workout Fees and Liquidation Fees and (2) Borrower Delayed Reimbursements) outstanding or previously incurred on behalf of the Issuing Entity with respect to the related Mortgage Loan (or Serviced Whole Loan, if applicable) and reimbursed from such Modification Fees (which additional expenses will be reimbursed from such Modification Fees) and (B) expenses previously paid or reimbursed from Modification Fees as described in the preceding clause (A), which expenses have been recovered from the related borrower as Penalty Charges, specific reimbursements or otherwise.  All Excess Modification Fees earned by the Special Servicer will be required to offset any future Workout Fees or Liquidation Fees payable with respect to the related Mortgage Loan (or Serviced Whole Loan) or REO Property; provided that if the related Mortgage Loan (or Serviced Whole Loan) ceases being a Corrected Loan, and is subject to a subsequent modification, any Excess Modification Fees earned by the Special Servicer prior to such Mortgage Loan (or Serviced Whole Loan) ceasing to be a Corrected Loan will no longer be offset against future Liquidation Fees and Workout Fees unless such Mortgage Loan (or Serviced Whole Loan) ceased to be a Corrected Loan within 12 months of it becoming a modified Mortgage Loan.  In such case, the Special Servicer will be entitled to a Liquidation Fee or Workout Fee (to the extent not previously offset) with respect to the new modification, waiver, extension or amendment or future liquidation of the Specially Serviced Loan or related REO Property (including in connection with a repurchase, sale, refinance, discounted or final payoff or other liquidation); provided that any Excess Modification Fees earned and paid to the Special Servicer in connection with such subsequent modification, waiver, extension or amendment will be applied to offset such Liquidation Fee or Workout Fee to the extent described above.

“Borrower Delayed Reimbursements” means any unpaid or unreimbursed additional expenses (including, without limitation, Advances and interest on Advances) that the related borrower is required pursuant to a written modification agreement to pay in the future to the Issuing Entity in its capacity as owner of the related Mortgage Loan.

“Modification Fees” means, with respect to any Mortgage Loan (or Serviced Whole Loan, if applicable, but not with respect to any Non-Serviced Loan), any and all fees collected from the related borrower with respect to a modification, extension, waiver or amendment that modifies, extends, amends or waives any term of the Mortgage Loan or Serviced Whole Loan documents (as evidenced by a signed writing) agreed to by the Master Servicer or the Special Servicer (other than all Assumption Fees, assumption application fees, Consent Fees and defeasance fees).

“Penalty Charges” means, with respect to any Mortgage Loan (or Serviced Whole Loan, if applicable, but not with respect to any Non-Serviced Loan) (or successor REO Mortgage Loan or successor REO Serviced Companion Loan), any amounts actually collected thereon from the borrower that represent default charges, penalty charges, late fees and default interest, but excluding any amounts allocable to a Companion Loan pursuant to the related Co-Lender Agreement and excluding any Excess Interest.

“Ancillary Fees” means, with respect to any Mortgage Loan (or Serviced Whole Loan, if applicable, but not with respect to any Non-Serviced Loan), any and all demand fees, beneficiary statement charges, fees for insufficient or returned checks and other usual and customary charges and fees (other than Modification Fees, Consent Fees, Penalty Charges, defeasance fees, Assumption Fees and assumption application fees) actually received from the borrower.

“Excess Penalty Charges” means, with respect to any Mortgage Loan (or Serviced Whole Loan, if applicable, but not with respect to any Non-Serviced Loan) and any Collection Period, the sum of (A) the excess of (i) any and all Penalty Charges collected in respect of such Mortgage Loan (or Serviced Whole Loan, if applicable) during the Collection Period, over (ii) all unpaid or unreimbursed additional expenses (including without limitation reimbursement of Advances and interest thereon to the extent not otherwise paid or reimbursed by the borrower, but excluding Special Servicing Fees, Workout Fees and Liquidation Fees) outstanding or previously incurred on behalf of the Issuing Entity (and, if applicable, the Serviced Companion Loan Holder) with respect to any Mortgage Loan (or Serviced Whole Loan, if applicable) and reimbursed from such Penalty Charges (which additional expenses will be reimbursed from such Penalty Charges) and (B) expenses previously paid or reimbursed from Penalty Charges as described in the preceding clause (A), which expenses have been recovered from the related borrower or otherwise.

“Assumption Fees” means, with respect to any Mortgage Loan (or Serviced Whole Loan, if applicable, but not with respect to any Non-Serviced Loan), any and all assumption fees with respect to a transfer of a related Mortgaged Property or interests in a related borrower (excluding assumption application fees).

Similar fees and/or fee provisions to those described above will be (or are expected to be) payable under each Other PSA with respect to the Non-Serviced Loans, although there may be differences in the calculations of such fees.

Special Servicing Compensation.  The principal compensation to be paid to the Special Servicer in respect of its special servicing activities will be the Special Servicing Fee, the Workout Fee and the Liquidation Fee.

The “Special Servicing Fee” will accrue with respect to each Specially Serviced Loan (other than a Non-Serviced Loan) at the applicable Special Servicing Fee Rate calculated on the basis of the Stated Principal Balance of the related Specially Serviced Loan on the same basis as interest is calculated on the related Specially Serviced Loans and will be prorated for partial periods, and will be payable monthly from general collections on all the Mortgage Loans and any REO Properties.

“Special Servicing Fee Rate” means (a) 0.25% per annum or (b) if such rate in clause (a) would result in a Special Servicing Fee with respect to a Specially Serviced Loan (other than a Non-Serviced Loan) or REO Property (other than any interest in REO Property acquired with respect to any Non-Serviced Whole Loan) that would be less than $3,500 in any given month, then the Special Servicing Fee Rate for such month for such Specially Serviced Loan or REO Property will be the higher per annum rate as would result in a Special Servicing Fee equal to $3,500 for such month with respect to such Specially Serviced Loan or REO Property.

The “Workout Fee” will generally be payable with respect to each Corrected Loan (other than a Non-Serviced Loan) and will be calculated by application of the applicable Workout Fee Rate to each collection of interest (excluding Default Interest and Excess Interest) and principal received on that Corrected Loan, for so long as it remains a Corrected Loan; provided that no Workout Fee will be payable by the Issuing Entity with respect to any Corrected Loan if and to the extent that the Corrected Loan became a Specially Serviced Loan under clause (g) of the definition of “Specially Serviced Loan” (and no other clause of that definition) and no event of default actually occurs, unless the Mortgage Loan or Serviced Whole Loan is modified by the Special Servicer in accordance with the terms of the Pooling and Servicing Agreement; provided, further that if a Mortgage Loan becomes a Specially Serviced Loan only because of an event described in clause (a) of the definition of “Specially Serviced Loan” and the related collection of interest and principal is received within 90 days following the related maturity date in connection with the full and final payoff or refinancing of the related Mortgage Loan or Serviced Whole Loan, the Special Servicer will not be entitled to collect a Workout Fee, but may collect and retain appropriate fees from the related borrower in connection with such workout.  The Workout Fee with respect to any Specially Serviced Loan that becomes a Corrected Loan will be reduced by any Excess Modification Fees paid by or on behalf of the related borrower with respect to such Mortgage Loan or Serviced Whole Loan as described in the definition of “Excess Modification Fees”, but only to the extent those fees have not previously been deducted from a Workout Fee or Liquidation Fee.

The Workout Fee with respect to any Corrected Loan will cease to be payable if the Corrected Loan again becomes a Specially Serviced Loan but will become payable again if and when the Mortgage Loan (or Serviced Whole Loan, if applicable) again becomes a Corrected Loan.

The “Workout Fee Rate” will be a rate equal to (a) 1.0% with respect to any Corrected Loan or (b) if the rate in clause (a) above would result in a Workout Fee that would be less than $25,000 when applied to each expected payment of principal and interest on any Mortgage Loan (other than a Non-Serviced Loan) or Serviced Whole Loan, as applicable (other than Default Interest or Excess Interest), from the date such Mortgage Loan or Serviced Whole Loan, if applicable, becomes a Corrected Loan through and including the then related maturity date, then the Workout Fee Rate will be a rate equal to such higher rate as would result in a Workout Fee equal to $25,000 when applied to each expected payment of principal and interest on such Mortgage Loan (or Serviced Whole Loan, as applicable) from the date such

Mortgage Loan (or Serviced Whole Loan, if applicable) becomes a Corrected Loan through and including the then related maturity date.

If the Special Servicer resigns or is terminated other than for cause, it will receive any Workout Fees payable on Mortgage Loans and Serviced Whole Loan that were Corrected Loans at the time of the resignation or termination or for which the resigning or terminated Special Servicer had cured the event of default through a modification, restructuring or workout negotiated by the Special Servicer and evidenced by a signed writing, but which had not as of the time the Special Servicer resigned or was terminated become a Corrected Loan solely because the borrower had not had sufficient time to make three consecutive full and timely Monthly Payments and which subsequently becomes a Corrected Loan as a result of the borrower making such three consecutive timely Monthly Payments, but such fee will cease to be payable in each case if the Corrected Loan again becomes a Specially Serviced Loan.  The successor Special Servicer will not be entitled to any portion of those Workout Fees.

A “Liquidation Fee” will be payable with respect to each Specially Serviced Loan (other than a Non-Serviced Loan) as to which the Special Servicer obtains a full or discounted payoff (or unscheduled partial payment to the extent such prepayment is required by the Special Servicer as a condition to a workout) from the related borrower and, except as otherwise described below, with respect to any Mortgage Loan repurchased or substituted, any Specially Serviced Loan or related REO Property as to which the Special Servicer receives any Liquidation Proceeds, insurance proceeds or condemnation proceeds.  The Liquidation Fee for each Specially Serviced Loan or REO Property will be payable from, and will be calculated by application of the Liquidation Fee Rate, to the related payment or proceeds; provided that the Liquidation Fee with respect to any Specially Serviced Loan or REO Property will be reduced by the amount of any Excess Modification Fees paid by or on behalf of the related borrower with respect to the Specially Serviced Loan or REO Property as described in the definition of “Excess Modification Fees”, but only to the extent those fees have not previously been deducted from a Workout Fee or Liquidation Fee; provided, further that if a Mortgage Loan becomes a Specially Serviced Loan only because of an event described in clause (a) of the definition of “Specially Serviced Loan” and the related proceeds are received within 90 days following the related maturity date in connection with the full and final payoff or refinancing of the related Mortgage Loan, the Special Servicer will not be entitled to collect a Liquidation Fee, but may collect and retain appropriate fees from the related borrower in connection with such liquidation; provided, however, that, except as contemplated by each of the immediately preceding provisos and the second following paragraph, no Liquidation Fee will be less than $25,000.

The “Liquidation Fee Rate” will be a rate equal to 1.0% with respect to each Mortgage Loan (other than a Non-Serviced Loan) repurchased or substituted, each Specially Serviced Loan and each REO Property.

Notwithstanding anything to the contrary described above, no Liquidation Fee will be payable based upon, or out of, Liquidation Proceeds received in connection with (i) the repurchase of, or substitution for, any Mortgage Loan by the applicable Sponsor for a Material Document Defect or Material Breach, as applicable, within 120 days of the discovery or receipt of notice by the Sponsor of the Material Document Defect or Material Breach, as applicable, that gave rise to the particular repurchase or substitution obligation, (ii) the purchase of any Specially Serviced Loan by a mezzanine loan holder, if any, or the holder of any Companion Loan, in each case within 90 days of when each such related purchase option first becomes exercisable or (iii) the purchase or other acquisition of all of the Issuing Entity’s interest in the Mortgage Loans and REO Properties in connection with an optional termination of the Issuing Entity.  The Special Servicer may not receive a Workout Fee and a Liquidation Fee with respect to the same proceeds collected on a Mortgage Loan.

“Liquidation Proceeds” means the amount (other than insurance proceeds and Condemnation Proceeds) received in connection with a liquidation of a Mortgage Loan, Serviced Companion Loan or Mortgaged Property.

“Defaulted Mortgage Loan” means a Mortgage Loan (or Serviced Whole Loan) (i) that is delinquent at least sixty days in respect of its Monthly Payments or delinquent in respect of its balloon payment, if any, in either case such delinquency to be determined without giving effect to any grace period permitted by the related Mortgage or Mortgage Note and without regard to any acceleration of payments under the related Mortgage and Mortgage Note or (ii) as to which the Master Servicer or Special Servicer has, by written notice to the related borrower, accelerated the maturity of the indebtedness evidenced by the related Mortgage Note.

The Special Servicer will also be entitled to retain, as additional servicing compensation (a) a specified percentage (which may be 0%) of Excess Modification Fees, Excess Penalty Charges, Consent Fees, Ancillary Fees, extension fees and Assumption Fees with respect to each Mortgage Loan (other than a Non-Serviced Loan) or Serviced Whole Loan and 100% of any assumption application fees with respect to Specially Serviced Loans and (b) any interest or other income earned on deposits in the REO Accounts.

Although the Special Servicer is required to service and administer the pool of Mortgage Loans and the Serviced Companion Loan in accordance with the Servicing Standard and, accordingly, without regard to its rights to receive compensation under the Pooling and Servicing Agreement, additional servicing compensation in the nature of assumption and modification fees may under certain circumstances provide the Special Servicer with an economic disincentive to comply with this standard.

If at any time a Mortgage Loan or the Serviced Whole Loan becomes a Specially Serviced Loan, the Special Servicer will be required to use its reasonable efforts to collect the amount of any Special Servicing Fee,  Liquidation Fee and/or Workout Fee from the related borrower pursuant to the related loan documents, including exercising all remedies available under such loan documents that would be in accordance with the Servicing Standard, specifically taking into account the costs or likelihood of success of any such collection efforts and the Realized Loss that would be incurred by Certificateholders in connection therewith as opposed to the Realized Loss that would be incurred as a result of not collecting such amounts from the related borrower.

With respect to each Collection Period, the Special Servicer will be required to deliver or cause to be delivered to the Certificate Administrator, without charge and within two business days following the related Determination Date, a report that discloses and contains an itemized listing of any Disclosable Special Servicer Fees received by the Special Servicer or any of its affiliates during the related Collection Period.

The Special Servicer and its affiliates will be prohibited from receiving or retaining any compensation or any other remuneration (including, without limitation, in the form of commissions, brokerage fees or rebates) from any person or entity (including, without limitation, the Issuing Entity, any borrower, any property manager, any guarantor or indemnitor in respect of a Mortgage Loan or Serviced Whole Loan and any purchaser of any Mortgage Loan, Serviced Companion Loan or REO Property) in connection with the disposition, workout or foreclosure of any Mortgage Loan (or Serviced Whole Loan, if applicable), the management or disposition of any REO Property, or the performance of any other special servicing duties under the Pooling and Servicing Agreement, other than as expressly provided for in the Pooling and Servicing Agreement; provided that such prohibition will not apply to the Permitted Special Servicer/Affiliate Fees.

“Disclosable Special Servicer Fees” means, with respect to any Mortgage Loan (other than a Non-Serviced Loan), Serviced Whole Loan or REO Property (other than any interest in REO Property acquired with respect to any Non-Serviced Whole Loan) any compensation and other remuneration (including, without limitation, in the form of commissions, brokerage fees and rebates received or retained by the Special Servicer or any of its affiliates that is paid by any person or entity (including, without limitation, the Issuing Entity, any borrower, any property manager, any guarantor or indemnitor in respect of a Mortgage Loan or Serviced Whole Loan and any purchaser of any Mortgage Loan, Serviced Whole Loan or REO Property) in connection with the disposition, workout or foreclosure of any Mortgage Loan (or Serviced Whole Loan, if applicable), the management or disposition of any REO Property, and the performance by the Special Servicer or any such affiliate of any other special servicing duties under the Pooling and Servicing Agreement other than any special servicing compensation to which the Special Servicer is entitled under the Pooling and Servicing Agreement in the form of Excess Penalty Charges, Assumption

Fees, Excess Modification Fees, Consent Fees, Ancillary Fees, extension fees or other income earned on deposits in the REO Accounts to the extent not reported in the CREFC® Reports.

“Permitted Special Servicer/Affiliate Fees” means any commercially reasonable treasury management fees, banking fees, title insurance and/or other insurance commissions and fees, and appraisal fees received or retained by the Special Servicer or any of its affiliates in connection with any services performed by such party with respect to any Mortgage Loan, Serviced Whole Loan or REO Property, in each case, in accordance with the Pooling and Servicing Agreement.

Similar fees and/or fee provisions to those described above will be (or are expected to be) payable under each Other PSA with respect to the Non-Serviced Loans, although there may be differences in the calculations of such fees.

Operating Advisor Compensation.  An operating advisor fee (the “Operating Advisor Fee”) will be payable to the Operating Advisor monthly from amounts received in respect of the Mortgage Loans (including the Non-Serviced Loans but excluding any Companion Loans) and will accrue at the applicable Operating Advisor Fee Rate with respect to each Mortgage Loan on the Stated Principal Balance of the Mortgage Loan and will be calculated on the same interest accrual basis as the related Mortgage Loan and prorated for any partial periods.

The “Operating Advisor Fee Rate” with respect to each Interest Accrual Period is a rate equal to 0.00125% per annum.

An Operating Advisor Consulting Fee will be payable to the Operating Advisor with respect to each Major Decision on which the Operating Advisor has consultation rights.  The “Operating Advisor Consulting Fee” will be a fee for each such Major Decision equal to $12,000, or such lesser amount as the related borrower agrees to pay with respect to the related Mortgage Loan (or Serviced Whole Loan, if applicable); provided that the Operating Advisor may in its sole discretion reduce the Operating Advisor Consulting Fee with respect to any Major Decision.

Similar fees and/or fee provisions to those described above will be (or are expected to be) payable under each Other PSA with respect to the Non-Serviced Loans, although there may be differences in the calculations of such fees.

Each of the Operating Advisor Fee and the Operating Advisor Consulting Fee will be payable from funds on deposit in the Collection Account out of amounts otherwise available to make distributions on the Certificates as described in “The Pooling and Servicing Agreement—Withdrawals from the Collection Account” in this free writing prospectus, but with respect to the Operating Advisor Consulting Fee only to the extent that such fee is actually received from the related borrower.  If the Operating Advisor has consultation rights with respect to a Major Decision, the Pooling and Servicing Agreement will require the Master Servicer or the Special Servicer, as applicable, to use commercially reasonable efforts consistent with the Servicing Standard to collect the applicable Operating Advisor Consulting Fee from the related borrower in connection with such Major Decision, but only to the extent not prohibited by the loan documents.  The Master Servicer or Special Servicer, as applicable, will each be permitted to waive or reduce the amount of any such Operating Advisor Consulting Fee payable by the related borrower if it determines that such full or partial waiver is in accordance with the Servicing Standard but may in no event take any enforcement action with respect to the collection of such Operating Advisor Consulting Fee other than requests for collection; provided that the Master Servicer or the Special Servicer, as applicable, will be required to consult with the Operating Advisor prior to any such waiver or reduction.

Fees and Expenses.  The amounts available for distribution on the Certificates on any Distribution Date will generally be net of the following amounts:
Type/Recipient	Amount	Frequency	Source of Funds

Servicing Fee and Sub-Servicing Fee(1) / Master Servicer
with respect to each Mortgage Loan (or Serviced Whole Loan) (including an REO Mortgage Loan), will accrue on the related Stated Principal Balance at a rate, which together with the CREFC® Intellectual Property Royalty License Fee Rate, the Trustee/Certificate Administrator Fee Rate and the Operating Advisor Fee Rate, is equal to the per annum rate set forth on Annex A to this free writing prospectus as the Administrative Fee Rate with respect to such Mortgage Loan (or Serviced Whole Loan, including any Non-Serviced Loan)(1) (calculated on the same basis as interest is calculated on the related Mortgage Loan and prorated for partial periods)
		monthly	interest collections

Additional Servicing Compensation(2) / Master Servicer
–    a specified percentage (which may be 0%) of Excess Modification Fees, Excess Penalty Charges, Consent Fees, Ancillary Fees and Assumption Fees with respect to each Mortgage Loan (or Serviced Whole Loan, if applicable, but not any Non-Serviced Loan)(3)
		from time to time	the related fee/ investment income

–    100% of assumption application fees on non-Specially Serviced Loans and any fee actually paid by a borrower in connection with the defeasance of a Mortgage Loan (or Serviced Whole Loan, if applicable, but not any Non-Serviced Loan) (3)
from time to time

	– all investment income earned on amounts on deposit in the collection account and certain reserve accounts(3)	monthly

Special Servicing Fee(2) / Special Servicer
with respect to any Specially Serviced Loan, will accrue at a rate equal to (a) 0.25% per annum or (b) if such rate in clause (a) would result in a Special Servicing Fee with respect to a Specially Serviced Loan that would be less than $3,500 in any given month, then the Special Servicing Fee Rate for such month for such Specially Serviced Loan will be the higher per annum rate as would result in a Special Servicing Fee equal to $3,500 for such month with respect to such Specially Serviced Loans (in each case, calculated on the Stated Principal Balance and same basis as interest is calculated on the related Specially Serviced Loan and prorated for partial periods)
		monthly	general collections

Type/Recipient	Amount	Frequency	Source of Funds

Work-out Fee(2) / Special Servicer
with some limited exceptions, calculated at (a) 1.0% with respect to any Corrected Loan or (b) if the rate in clause (a) above would result in a Workout Fee that would be less than $25,000 when applied to each expected payment of principal and interest (excluding Excess Interest) on any Mortgage Loan (or Serviced Whole Loan, if applicable) from the date such Mortgage Loan (or Serviced Whole Loan, if applicable) becomes a Corrected Loan through and including the then related maturity date, then the Workout Fee Rate will be a rate equal to such higher rate as would result in a Workout Fee equal to $25,000 when applied to each expected payment of principal and interest (excluding Excess Interest) on such Mortgage Loan (or Serviced Whole Loan, if applicable) from the date such Mortgage Loan (or Serviced Whole Loan, if applicable) becomes a Corrected Loan through and including the then related maturity date)
		monthly	the related collections of principal and interest

Liquidation Fee(2) / Special Servicer
calculated at the greater of (a) 1.0% of Liquidation Proceeds, insurance proceeds, condemnation proceeds and/or other payments, with respect to each Mortgage Loan repurchased or substituted, each Specially Serviced Loan and each REO Property; and (b) $25,000
		upon receipt of such proceeds and payments	the related Liquidation Proceeds, insurance proceeds, condemnation proceeds and borrower payments

Additional Special Servicing Compensation(2) / Special Servicer	– a specified percentage (which may be 0%) of Excess Modification Fees, Excess Penalty Charges, Consent Fees, Ancillary Fees and Assumption Fees(3)	from time to time	the related fee/ investment income
	– 100% of assumption application fees on Specially Serviced Loans	from time to time
	– all investment income received on funds in any REO Account	from time to time

Trustee/Certificate Administrator Fee / Trustee/Certificate Administrator
accrues at a per annum rate equal to 0.0013% per annum (which, together with the CREFC® Intellectual Property Royalty License Fee Rate, the Servicing Fee Rate and the Operating Advisor Fee Rate, is equal to the Administrative Fee Rate with respect to each Mortgage Loan) on the Stated Principal Balance of the Mortgage Loans (calculated on the same basis as interest is calculated on the related Mortgage Loan and prorated for partial periods)
		monthly	general collections

Operating Advisor Fee / Operating Advisor
accrues at a per annum rate equal to 0.00125% per annum (which, together with the CREFC® Intellectual Property Royalty License Fee Rate, the Servicing Fee Rate and the Trustee/Certificate Administrator Fee Rate, is equal to the Administrative Fee Rate, with respect to each Mortgage Loan) on the Stated Principal Balance of the Mortgage Loans (calculated on the same basis as interest is calculated on the related Mortgage Loan and prorated for any partial periods)
		monthly	general collections

Type/Recipient	Amount	Frequency	Source of Funds

Operating Advisor Consulting Fee / Operating Advisor
a fee in connection with each Major Decision for which the Operating Advisor has consulting rights equal to $12,000 or such lesser amount as the related borrower agrees to pay with respect to any Mortgage Loan
		from time to time	paid by related borrower

Property Advances(4) / Master Servicer and Trustee	to the extent of funds available, the amount of any Property Advances	from time to time	collections on the related loan, then default interest/late payment fees collected on any loan, or if not recoverable or in the case of Workout-Delayed Reimbursement Amounts, from general collections

Interest on Property Advances(4) / Master Servicer and Trustee	at Prime Rate	when advance is reimbursed
first from default interest/late payment fees, modification fees and assumption fees collected on the related loan, then default interest/late payment fees collected on any loan, then from general collections

P&I Advances / Master Servicer and Trustee	to the extent of funds available, the amount of any P&I Advances	time to time	collections on the related loan, then default interest/late payment fees collected on any loan, or if not recoverable or in the case of Workout-Delayed Reimbursement Amounts, from general collections

Type/Recipient	Amount	Frequency	Source of Funds

Interest on P&I Advances / Master Servicer and Trustee	at Prime Rate	when advance is reimbursed
first from default interest/late payment fees, modification fees and assumption fees collected on the related loan, then default interest/late payment fees collected on any loan, then from general collections

Indemnification Expenses(4) / Depositor, Certificate Administrator, paying agent, custodian Certificate Registrar, Trustee, Operating Advisor, Master Servicer and Special Servicer
amounts for which the Depositor,  the Certificate Administrator, the paying agent, the custodian, the Certificate Registrar, the Trustee, the Operating Advisor, the Master Servicer (for itself or on behalf of certain indemnified sub-servicers) and the Special Servicer are entitled to indemnification
		time to time	general collections

(1)
With respect to each Non-Serviced Loan, each Other Master Servicer (or primary servicer) will be entitled to a primary servicing fee accruing at a rate equal to (i) 0.005% per annum with respect to the Miracle Mile Shops Loan, (ii) 0.0100% per annum with respect to the Walpole Shopping Mall Loan, and (iii) 0.0100% per annum with respect to the Related Home Depot Loan.

(2)
In general, with respect to each Non-Serviced Loan, we anticipate that the related Other Master Servicer and Other Special Servicer will be entitled to receive fees with respect to such Non-Serviced Loan in amounts, from sources and at frequencies that are similar, but not necessarily identical, to those described in the table, except that with respect to the Miracle Mile Shops Whole Loan, liquidation fee rate and workout fee rate under the Miracle Mile Shops PSA are capped so as to limit liquidation fees and workout fees to no more than $1 million.  The rights to compensation for such parties will be governed by the applicable Other Pooling and Servicing Agreement.  See “Description of the Mortgage Pool—The Whole Loans” and “The Pooling and Servicing Agreement—Servicing of the Whole Loans” and “—Servicing of the Non-Serviced Loans” in this free writing prospectus.

(3)
Allocable between the Master Servicer and the Special Servicer as provided in the Pooling and Servicing Agreement and as described in “The Pooling and Servicing Agreement—Withdrawals from the Collection Account” in this free writing prospectus.  The allocations between an Other Master Servicer and an Other Special Servicer pursuant to an Other PSA may be different.

(4)
In general, with respect to each Non-Serviced Loan, we anticipate that the related Other Master Servicer, Other Special Servicer, Other Operating Advisor, Other Certificate Administrator and Other Trustee will be entitled to receive reimbursement and/or indemnification with respect to such Non-Serviced Loan in amounts, from sources and at frequencies that are similar, but not necessarily identical, to those described in the table.  See “Description of the Mortgage Pool—The Whole Loans” and “The Pooling and Servicing Agreement—Servicing of the Whole Loans” and “—Servicing of the Non-Serviced Loans” in this free writing prospectus.

 Affiliates and Certain Relationships

The Depositor is an affiliate of Goldman Sachs Mortgage Company, a Sponsor and an Originator, GS Commercial Real Estate LP, an Originator, and Goldman Sachs & Co., one of the underwriters.  In addition, Citigroup Global Markets Realty Corp., a Sponsor and an Originator, and Citigroup Global Markets Inc., one of the underwriters, are affiliated with each other.  In addition, Jefferies LoanCore LLC, a Sponsor and an Originator, and Jefferies LLC, one of the underwriters, are affiliated with each other.

Rialto Capital Advisors, LLC, the Special Servicer and the anticipated WFRBS C17 Special Servicer, and Rialto Mortgage Finance, LLC, a Sponsor and an Originator, are affiliated with each other.  Rialto Capital Advisors, LLC and Rialto Mortgage Finance, LLC are each an indirect wholly-owned subsidiary of Lennar Corporation.  Rialto Capital Advisors, LLC and Rialto Mortgage Finance, LLC are each an affiliate of the entity expected to (a) purchase the Class X-C, Class E, Class F, Class G, Class H and Class S Certificates on the Closing Date, (b) be the initial Controlling Class Certificateholder and (c) be appointed as the initial Controlling Class Representative. It is anticipated that the initial Controlling Class Certificateholder and initial Controlling Class Representative (or another affiliate of Rialto Capital Advisors, LLC and Rialto Mortgage Finance, LLC) will be the initial majority subordinate certificateholder and be appointed as the initial subordinate class representative under the WFRBS C17 PSA.

Jefferies LoanCore LLC or its affiliate holds a mezzanine loan secured by direct or indirect equity interests in the related borrower under each of the Mortgage Loans secured by the Mortgaged Properties identified on Annex A to this free writing prospectus as Walnut Creek Marriott, 8670 Wilshire, Mariner’s Landing and 2401 Bert, Sanctuary at Winterlakes Apartments and 5607-5625 Baum Boulevard, representing approximately 2.8%, 2.0%, 2.0%, 1.1% and 1.0%, respectively, of the Initial Pool Balance.

Rialto Mortgage Finance, LLC or its affiliate will, as of the date of issuance of the Offered Certificates, hold the Related Home Depot Companion Loan until its inclusion in the securitization to be governed by the WFRBS C17 PSA.

Jefferies LoanCore LLC or an affiliate currently owns the Matrix MHC Portfolio Companion Loan, and it is expected that Rialto Mortgage Finance, LLC will acquire the Matrix Portfolio Companion Loan for inclusion in the securitization to be governed by the WFRBS C17 PSA.

Pursuant to interim servicing agreements between Wells Fargo Bank, National Association and each of the Sponsors (other than Goldman Sachs Mortgage Company), Wells Fargo Bank, National Association acts as interim servicer with respect to all or certain Mortgage Loans owned from time to time by such Sponsor, including, prior to their inclusion in the Issuing Entity, all or certain of the Mortgage Loans being contributed to this securitization by such Sponsor.

Wells Fargo Bank, National Association, which is the Master Servicer, the CCRE12 Master Servicer, the CCRE12 Certificate Administrator, the GC15 Master Servicer, the WFRBS C17 Master Servicer and the WFRBS C17 Certificate Administrator, is also acting as the interim custodian of the loan files for all of the Mortgage Loans to be contributed to this securitization by each of Jefferies LoanCore LLC, Rialto Mortgage Finance, LLC, Goldman Sachs Mortgage Company and Citigroup Global Markets Realty Corp. (except with respect to (i) the Miracle Mile Shops Whole Loan to the extent that the related loan file is held by Deutsche Bank Trust Company Americas as the custodian under the CCRE11 PSA or is transferred to Wells Fargo Bank, National Association as the custodian under the CCRE12 PSA upon the closing of the CCRE12 securitization transaction, and (ii) the Walpole Shopping Mall Whole Loan to the extent the related loan file is held by Citibank, N.A. as the custodian under the GC15 PSA).

U.S. Bank National Association, the Trustee and Certificate Administrator, is also the trustee under each Other PSA, and is also acting as the interim custodian of the loan files for all of the Mortgage Loans to be contributed to this securitization by MC-Five Mile Commercial Mortgage Finance LLC.

Situs Holdings, LLC, the Operating Advisor, is also the GC15 Operating Advisor and the CCRE11 Special Servicer, and performed certain due diligence and underwriting services for each Sponsor, with respect to certain of the Mortgage Loans that will be sold to the Depositor by such Sponsor.

In addition, Goldman Sachs Mortgage Company, a Sponsor and an Originator, and an affiliate of the Depositor, GS Commercial Real Estate LP, an Originator, and Goldman, Sachs & Co., one of the underwriters, provides warehouse financing to an affiliate of MC-Five Mile Commercial Mortgage Finance LLC through a repurchase facility.  As of October 28, 2013, 17 of the MC-Five Mile Mortgage Loans, with an aggregate Cut-off Date Balance of approximately $169,659,019, which represents approximately 15.0% of the Initial Pool Balance, are subject to that repurchase facility.  In addition to those 17 MC-Five Mile Mortgage Loans, it is expected that 5 other MC-Five Mile Mortgage Loans, with an aggregate Cut-off Date Balance of approximately $20,900,000, will be subject to that repurchase facility as of the date of initial issuance of the Certificates.  Proceeds received by MC-Five Mile Commercial Mortgage Finance LLC in connection with the contribution of Mortgage Loans to this securitization transaction will be applied, among other things, to reacquire the financed mortgage loans and make payments to Goldman Sachs Mortgage Company as the repurchase agreement counterparty.

Goldman Sachs Mortgage Company, a Sponsor and an Originator, and an affiliate of the Depositor, GS Commercial Real Estate LP, an Originator, and Goldman, Sachs & Co., one of the underwriters, and certain other third party lenders provide warehouse financing to JLC Financing Affiliates through various repurchase facilities. Jefferies LoanCore LLC guarantees certain obligations of the JLC Financing Affiliates under such repurchase facilities.  Some of the JLC Mortgage Loans are subject to such repurchase facilities. If such is the case at the time the Certificates are issued, then Jefferies LoanCore LLC will use the proceeds from its sale of the JLC Mortgage Loans to the Depositor to, among other things, acquire the warehoused JLC Mortgage Loans from the JLC Financing Affiliates, and the JLC Financing Affiliates will, in turn, use the funds that they receive from Jefferies LoanCore LLC to, among other things, reacquire the warehoused JLC Mortgage Loans from the repurchase agreement counterparties free and clear of any liens. As of October 28, 2013, Goldman Sachs Mortgage Company is the repurchase agreement counterparty with respect to 1 JLC Mortgage Loan with an aggregate Cut-off Date Balance of $69,500,000, which represents approximately 6.1% of the Initial Pool Balance, and its related pari passu companion loan.

Goldman Sachs Bank USA, an affiliate of Goldman Sachs Mortgage Company, provides warehouse financing to RMF Partner, LLC, an affiliate of Rialto Mortgage Finance, LLC and Rialto Capital Advisors, LLC, through a repurchase facility.  As of October 28, 2013, 9 of the Rialto Mortgage Loans, with an aggregate Cut-off Date Balance of approximately $182,343,825, which represents approximately 16.1% of the Initial Pool Balance, are subject to that repurchase facility.  In addition to those 9 Rialto Mortgage Loans, it is expected that 3 other Rialto Mortgage Loans, with an aggregate Cut-off Date Balance of approximately $42,174,986, will be subject to that repurchase facility as of the date of initial issuance of the Certificates.  Proceeds received by Rialto Mortgage Finance, LLC or an affiliate in connection with the contribution of Mortgage Loans to this securitization transaction will be applied, among other things, to reacquire the financed Mortgage Loans and make payments to Goldman Sachs Bank USA as the repurchase agreement counterparty.

DESCRIPTION OF THE OFFERED CERTIFICATES

General

The Certificates will be issued pursuant to the Pooling and Servicing Agreement and will consist of 19 classes (each, a “Class”), to be designated as the Class A-1 Certificates, the Class A-2 Certificates, the Class A-3 Certificates, the Class A-4 Certificates, the Class A-AB Certificates, the Class X-A Certificates, the Class X-B Certificates, the Class X-C Certificates, the Class A-S Certificates, the Class B Certificates, the Class PEZ Certificates, the Class C Certificates, the Class D Certificates, the Class E Certificates, the Class F Certificates, the Class G Certificates, the Class H Certificates, the Class S Certificates and the Class R Certificates (collectively, the “Certificates”).  Only the Class A-1 Certificates, the Class A-2 Certificates, the Class A-3 Certificates, the Class A-4 Certificates, the Class A-AB Certificates and the Class X-A Certificates, the Class X-B Certificates, the Class A-S Certificates, the Class B Certificates, the Class PEZ Certificates and the Class C Certificates (collectively, the “Offered Certificates”) are offered by this free writing prospectus.  The Class X-A Certificates, the Class X-B Certificates and the Class X-C Certificates are referred to as the “Class X Certificates” in this free writing prospectus.  The Class A-S Certificates, the Class B Certificates, the Class PEZ Certificates and the Class C Certificates are referred to as the “Exchangeable Certificates” in this free writing prospectus.  The Certificates other than the Exchangeable Certificates, the Class S Certificates and the Class R Certificates are referred to as the “Regular Certificates” in this free writing prospectus. The Class X-C Certificates, the Class D Certificates, the Class E Certificates, the Class F Certificates, the Class G Certificates, the Class H Certificates, the Class S Certificates and the Class R Certificates are not offered by this free writing prospectus.

The Certificates represent in the aggregate the entire beneficial ownership interest in the Issuing Entity consisting of:  (i) the Mortgage Loans and all payments under and proceeds of the Mortgage Loans due after the Cut-off Date, (ii) any Mortgaged Property acquired on behalf of the Issuing Entity through foreclosure or deed in lieu of foreclosure (upon acquisition, each, an “REO Property”), but in the case of the Serviced Whole Loan, only to the extent of the Issuing Entity’s interest in any related REO Property or, in the case of the Non-Serviced Loans, a beneficial interest in a Mortgaged Property acquired upon a foreclosure of any Non-Serviced Loan under the applicable Other PSA, (iii) all of the Trustee’s rights in any reserve account or lock-box account (to the extent of the Issuing Entity’s interest the lock-box account) and such funds or assets as from time to time are deposited in the Collection Account, the Lower-Tier Distribution Account, the Upper-Tier Distribution Account, the Interest Reserve Account, the Excess Interest Distribution Account, the Excess Liquidation Proceeds Reserve Account, the Exchangeable Distribution Account and any account established in connection with REO Properties (an “REO Account”), (iv) the Trustee’s rights in any assignment of leases, rents and profits and any security agreement, indemnity or guarantee given as additional security for the Mortgage Loans, (v) the Master Servicer’s and the Trustee’s rights under all insurance policies with respect to the Mortgage Loans and (vi) the Trustee’s rights under any environmental indemnity agreements relating to the Mortgaged Properties.  The Certificates do not represent an interest in or obligation of the Depositor, the Sponsors, the Originators, the Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator, the underwriters, the borrowers, the property managers or any of their respective affiliates.

Upon initial issuance, the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class A-S, Class B, Class C, Class D, Class E, Class F, Class G and Class H Certificates (collectively, the “Sequential Pay Certificates”) and the Class PEZ Certificates (collectively with the Sequential Pay Certificates, the “Principal Balance Certificates”) will have the respective Certificate Principal Amounts (or, in the case of the respective Classes of Exchangeable Certificates, the maximum Certificate Principal Amounts), and the Class X-A, Class X-B and Class X-C Certificates will have the respective Notional Amounts, shown below (in each case, subject to a variance of plus or minus 5%):

Class	Initial Certificate Principal Amount or Notional Amount
Class A-1	$52,945,000
Class A-2	$231,715,000
Class A-3	$105,000,000
Class A-4	$326,509,000
Class A-AB	$77,672,000
Class X-A	$885,983,000
Class X-B	$111,989,000
Class X-C	$89,308,119
Class A-S(1)	$92,142,000	(2)
Class B(1)	$72,296,000	(2)
Class PEZ(1)	$204,131,000	(2)
Class C(1)	$39,693,000	(2)
Class D	$43,944,000
Class E	$2,835,000
Class F	$26,934,000
Class G	$25,517,000
Class H	$36,857,119

(1)	The Class A-S, Class B and Class C Certificates may be exchanged for Class PEZ Certificates, and Class PEZ Certificates may be exchanged for the Class A-S, Class B and Class C Certificates.

(2)
On the Closing Date, the Issuing Entity will issue the Class A-S, Class B and Class C Trust Components, which will have outstanding principal balances on the Closing Date of $92,142,000, $72,296,000 and $39,693,000, respectively.  The Exchangeable Certificates will, at all times, represent undivided beneficial ownership interests in the portion of a grantor trust that will hold such Trust Components.  Each of the Class A-S, Class B, Class PEZ and Class C Certificates will, at all times, represent a beneficial interest in a percentage of the outstanding principal balance of the Class A-S, Class B and/or Class C Trust Components.  Following any exchange of Class A-S, Class B and Class C Certificates for Class PEZ Certificates or any exchange of Class PEZ Certificates for Class A-S, Class B and Class C Certificates, the percentage interest of the outstanding principal balances of the Class A-S, Class B and Class C Trust Components that is represented by the Class A-S, Class B, Class PEZ and Class C Certificates will be increased or decreased accordingly.  The initial Certificate Principal Amount of each Class of the Class A-S, Class B and Class C Certificates shown in the table above represents the maximum Certificate Principal Amount of such Class without giving effect to any issuance of Class PEZ Certificates.  The initial Certificate Principal Amount of the Class PEZ Certificates shown in the table above is equal to the aggregate of the maximum initial Certificate Principal Amounts of the Class A-S, Class B and Class C Certificates, representing the maximum Certificate Principal Amount of the Class PEZ Certificates that could be issued in an exchange.  The Certificate Principal Amounts of the Class A-S, Class B and Class C Certificates to be issued on the Closing Date will be reduced, in required proportions, by an amount equal to the Certificate Principal Amount of the Class PEZ Certificates issued on the Closing Date.  The initial Certificate Principal Amount of the Trust Components will equal the Initial Certificate Principal Amount of the Certificates having the same alphabetical designation without regard to any exchange of such Certificates for Class PEZ Certificates.

The “Certificate Principal Amount” of any Class of Certificates or Trust Component outstanding at any time represents the maximum amount to which its holders are entitled to receive as distributions allocable to principal from the cash flow on the Mortgage Loans and the other assets in the Issuing Entity, all as described in this free writing prospectus.  The Certificate Principal Amount of each Class of Certificates or Trust Component will in each case be reduced by amounts actually distributed to that Class or Trust Component that are allocable to principal and by any Realized Losses allocated to that Class or Trust Component and may be increased by recoveries of such Realized Losses as described under “—Distributions—Realized Losses” below.  In the event that Realized Losses previously allocated to a Class of Certificates (exclusive of the Exchangeable Certificates) or Trust Component (and, therefore, the applicable Exchangeable Certificates) in reduction of the related Certificate Principal Amount are recovered subsequent to the reduction of the Certificate Principal Amount of such Class or Trust Component to zero, holders of such Class, or of Exchangeable Certificates evidencing an interest in such Trust Component, may receive distributions in respect of such recoveries in accordance with the priorities set forth below under “—Distributions—Payment Priorities” in this free writing prospectus.

The Class X Certificates will not have Certificate Principal Amounts.  Each Class of Class X Certificates will represent in the aggregate the right to receive distributions of interest accrued as described in this free writing prospectus on its respective notional principal amount (each, a “Notional Amount”).  The Notional Amount of the Class X-A Certificates will equal the sum of the Certificate Principal Amounts of the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB Certificates and Class A-S Trust Component immediately prior to the related Distribution Date.  The Notional Amount of the Class X-A Certificates will be reduced to the extent of all reductions in the aggregate of the Certificate Principal Amounts of the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB Certificates and the Class A-S Trust Component.  The Notional Amount of the Class X-B Certificates will equal the sum of the Certificate Principal Amounts of the Class B and Class C Trust Components immediately prior to the related Distribution Date.  The Notional Amount of the Class X-B Certificates will be reduced to the extent of all reductions in aggregate of the Certificate Principal Amount of the Class B and Class C Trust Components.  The Notional Amount of the Class X-C Certificates will equal the sum of the Certificate Principal Amounts of the Class F, Class G and Class H Certificates immediately prior to the related Distribution Date.  The Notional Amount of the Class X-C Certificates will be reduced to the extent of all reductions in the aggregate of the Certificate Principal Amounts of the Class F, Class G and Class H Certificates

“Class A-S Percentage Interest” means, the quotient of the Certificate Principal Amount of the Class A-S Certificates divided by the Certificate Principal Amount of the Class A-S Trust Component.  As of the Closing Date, the Class A-S Percentage Interest will be   %.

“Class A-S Trust Component” means an interest issued as a regular interest in the Upper-Tier REMIC with a Pass-Through Rate equal to   %.  The Class A-S Certificates will represent beneficial ownership of the Class A-S Percentage Interest of the Class A-S Trust Component, and the Class PEZ Certificates will represent beneficial ownership of, among other things, the Class A-S-PEZ Percentage Interest of the Class A-S Trust Component.  The Class A-S Trust Component will be held in the Grantor Trust.

“Class A-S-PEZ Percentage Interest” means 100.0% minus the Class A-S Percentage Interest.  As of the Closing Date, the Class A-S-PEZ Percentage Interest will be   %.

“Class B Percentage Interest” means, the quotient of the Certificate Principal Amount of the Class B Certificates divided by the Certificate Principal Amount of the Class B Trust Component.  As of the Closing Date, the Class B Percentage Interest will be   %.

“Class B Trust Component” means an interest issued as a regular interest in the Upper-Tier REMIC with a Pass-Through Rate equal to the WAC Rate.  The Class B Certificates will represent beneficial ownership of the Class B Percentage Interest of the Class B Trust Component, and the Class PEZ Certificates will represent beneficial ownership of, among other things, the Class B-PEZ Percentage Interest of the Class B Trust Component.  The Class B Trust Component will be held in the Grantor Trust.

“Class B-PEZ Percentage Interest” means 100.0% minus the Class B Percentage Interest.  As of the Closing Date, the Class B-PEZ Percentage Interest will be   %.

“Class C Percentage Interest” means, the quotient of the Certificate Principal Amount of the Class C Certificates divided by the Certificate Principal Amount of the Class C Trust Component.  As of the Closing Date, the Class C Percentage Interest will be   %.

“Class C Trust Component” means an interest issued as a regular interest in the Upper-Tier REMIC with a Pass-Through Rate equal to the WAC Rate.  The Class C Certificates will represent beneficial ownership of the Class C Percentage Interest of the Class C Trust Component, and the Class PEZ Certificates will represent beneficial ownership of, among other things, the Class C-PEZ Percentage Interest of the Class C Trust Component.  The Class C Trust Component will be held in the Grantor Trust.

“Class C-PEZ Percentage Interest” means 100.0% minus the Class C Percentage Interest.  As of the Closing Date, the Class C-PEZ Percentage Interest will be   %.

“Class PEZ Component” means any of the Class PEZ Component A-S, Class PEZ Component B or Class PEZ Component C.

“Class PEZ Component A-S” means the portion of the Class A-S Trust Component equal to the Class A-S-PEZ Percentage Interest of the Class A-S Trust Component.

“Class PEZ Component B” means the portion of the Class B Trust Component equal to the Class B-PEZ Percentage Interest of the Class B Trust Component.

“Class PEZ Component C” means the portion of the Class C Trust Component equal to the Class C-PEZ Percentage Interest of the Class C Trust Component.

“Trust Component” means any of the Class A-S Trust Component, Class B Trust Component or Class C Trust Component.

The Class S Certificates will not have a Certificate Principal Amount or Notional Amount and will be entitled to receive only Excess Interest received on the ARD Loan.

“Excess Interest” with respect to the ARD Loan is the interest accrued at the related Revised Rate in respect of the ARD Loan in excess of the interest accrued at the related Initial Rate, plus any compound interest thereon, to the extent permitted by applicable law and the related Mortgage Loan documents.

Exchanges of Exchangeable Certificates

Exchanges

Groups of Class A-S, Class B and Class C Certificates may be exchanged for Class PEZ Certificates and vice versa, in whole or in part, as described more fully below. This process may occur repeatedly.  However, exchanges will no longer be permitted following the date when the then-current principal balance of the Class A-S Trust Component (and, correspondingly, to the extent evidencing an interest the Class A-S Trust Component, the Class A-S Certificates and the applicable component of the Class PEZ Certificates) is reduced to zero as a result of the payment in full of all interest and principal on that Trust Component.

Following the Closing Date, Class A-S, Class B and Class C Certificates that collectively evidence a uniform Tranche Percentage Interest in each Trust Component (such Certificates in the aggregate, an “Exchangeable Proportion”) will be exchangeable on the books of DTC for Class PEZ Certificates that represent the same Tranche Percentage Interest in each Trust Component as the Certificates to be surrendered, and any Class PEZ Certificates will be exchangeable on the books of DTC for Class A-S, Class B and Class C Certificates that evidence the same Tranche Percentage Interest in each Trust Component as the Class PEZ Certificates to be surrendered.  For these purposes, the “Tranche Percentage Interest” of any Certificate in relation to a Trust Component is the ratio, expressed as a percentage, of (a) the Certificate Principal Amount of that Certificate (or, in the case of a Class PEZ Certificate, the component of such Certificate with the same letter designation as that Trust Component) to (b) the outstanding principal balance of that Trust Component.

There will be no limitation on the number of exchanges authorized under the exchange provisions of the Pooling and Servicing Agreement.  In all cases, however, an exchange may not occur if the face amount of the Certificates to be received in the exchange would not represent an authorized denomination for the relevant Class as described under “—Delivery, Form, Transfer and Denomination” below.  In addition, the Depositor will have the right to make or cause exchanges on the Closing Date pursuant to instructions delivered to the Certificate Administrator on the Closing Date.

The various amounts distributable on the Class PEZ Certificates on each Distribution Date in respect of Interest Accrual Amounts, Interest Distribution Amounts, Interest Shortfalls, Principal Distribution Amounts, reimbursements of Realized Losses, yield maintenance charges and excess liquidation proceeds allocated to any of the respective Tranche Percentage Interests in the Class A-S, Class B and

Class C Trust Components represented by the Class PEZ Certificates will be so distributed in a single, aggregate distribution to the holders of the Class PEZ Certificates on such Distribution Date.  In addition, the Class PEZ Certificates will be allocated the aggregate amount of Realized Losses, Interest Shortfalls and other interest shortfalls (including those resulting from Appraisal Reduction Events) corresponding to the Tranche Percentage Interests in the Class A-S, Class B and Class C Trust Components represented by the Class PEZ Certificates.  See ”—Distributions” below.

For a discussion of the federal income tax consequences of the acquisition, ownership and disposition of the Exchangeable Certificates, see “Material Federal Income Tax Consequences—Taxation of the Exchangeable Certificates” in this free writing prospectus.

Procedures and Fees

If a Certificateholder wishes to exchange Class A-S, Class B and Class C Certificates for Class PEZ Certificates, or Class PEZ Certificates for Class A-S, Class B and Class C Certificates, such Certificateholder must notify the Certificate Administrator by e-mail at cmbs.transactions@usbank.com no later than 3 business days prior to the proposed date of such exchange (the “Exchange Date”). The Exchange Date can be any business day other than the first or last business day of the month.  In addition, the Certificateholder must provide notice on the Certificateholder’s letterhead, which notice must carry a medallion stamp guarantee and set forth the following information: the CUSIP numbers of the Exchangeable Certificates to be exchanged and received, the Certificate Principal Amount of the Exchangeable Certificates to be exchanged, the Certificateholder’s DTC participant number and the proposed Exchange Date.  After receiving the notice, the Certificate Administrator will be required to e-mail the Certificateholder (at such address specified in writing by such Certificateholder) with wire payment instructions relating to the exchange fee.  The Certificateholder and the Certificate Administrator will utilize the “deposit and withdrawal system” at DTC to effect the exchange.

The aggregate principal and interest entitlements of the Certificates received will equal the aggregate entitlements of principal and interest of the Certificates surrendered.  The notice of exchange will become irrevocable on the 2nd business day before the proposed Exchange Date.

In connection with each exchange, the Certificateholder must pay the Certificate Administrator an exchange fee of $5,000, and such fee (together with any other expenses related to such exchange (including fees charged by DTC)) must be received by the Certificate Administrator prior to the Exchange Date or such exchange will not be effected.  The first distribution on an Exchangeable Certificate received pursuant to an exchange will be made in the month following the month of exchange to the Certificateholder of record as of the applicable Record Date for such Certificate.  None of the Certificate Administrator, the Trustee or the Depositor will have any obligation to ensure the availability of the applicable Certificates to accomplish any exchange.

Distributions

Method, Timing and Amount

Distributions on the Certificates are required to be made on the 4th business day following the related Determination Date of each month (each, a “Distribution Date”).  All distributions (other than the final distribution on any Certificate) are required to be made by the Certificate Administrator to the persons in whose names the Certificates are registered at the close of business on the last day of the month immediately preceding the month in which the related Distribution Date occurs or, if such day is not a business day, the immediately preceding business day (that date, the “Record Date”).  Distributions are required to be made (a) by wire transfer in immediately available funds to the account specified by the Certificateholder at a bank or other entity having appropriate facilities for such payment, if the Certificateholder provides the Certificate Administrator with wiring instructions no less than five business days prior to the related Record Date, or otherwise (b) by check mailed to the Certificateholder.  The final distribution on any Certificates is required to be made in like manner, but only upon presentment and surrender of the Certificate at the location specified in the notice to the Certificateholder of such final distribution.  All distributions made with respect to a Class of Offered Certificates on each Distribution Date will be allocated pro rata among the outstanding Certificates of such Class based on their respective Percentage Interests.  The “Percentage Interest” evidenced by any Certificate (other than a Class R or Class S Certificate) will equal its initial denomination as of the Closing Date divided by the initial Certificate Principal Amount or Notional Amount, as applicable, of the related Class.

 The aggregate distribution to be made on the Certificates on any Distribution Date (exclusive of distributions of Excess Interest, yield maintenance charges and prepayment premiums) will equal the Available Funds.  The “Available Funds” for a Distribution Date will, in general, equal the sum of the following amounts (without duplication):

(i)    the total amount of all cash received on the Mortgage Loans and any REO Properties that are on deposit in the Collection Account and the Lower-Tier Distribution Account, as of the business day preceding the related Master Servicer Remittance Date (or, with respect to each Non-Serviced Loan, as of the related Master Servicer Remittance Date to the extent received by the Master Servicer or the Trustee pursuant to the applicable Other PSA, and/or the applicable Co-Lender Agreement), including any amounts that may be transferred to the Collection Account from the Serviced Whole Loan Custodial Account on the business day prior to the related Master Servicer Remittance Date, exclusive of (without duplication):

(A) all scheduled Monthly Payments and balloon payments collected but due on a Due Date (without regard to grace periods) that occurs after the end of the related Collection Period (without regard to grace periods);

(B) all unscheduled payments of principal (including prepayments), unscheduled interest, net liquidation proceeds, net insurance proceeds and Net Condemnation Proceeds and other unscheduled recoveries received after the related Determination Date;

(C) all amounts in the Collection Account that are due or reimbursable to any person other than the Certificateholders;

(D) with respect to each Mortgage Loan and any Distribution Date occurring in each February and in any January occurring in a year that is not a leap year (unless, in either case, such Distribution Date is the final Distribution Date), the related Withheld Amount to the extent those funds are on deposit in the Collection Account;

(E) Excess Interest;

(F) all yield maintenance charges and prepayment premiums;

(G) all amounts deposited in the Collection Account or the Lower-Tier Distribution Account in error; and

(H) any late payment charges, any default interest received on any Mortgage Loan in excess of interest calculated at the Mortgage Loan Rate for the Mortgage Loan and any similar fees and charges;

(ii)   all Compensating Interest Payments made by the Master Servicer with respect to such Distribution Date and all P&I Advances made by the Master Servicer or the Trustee, as applicable, with respect to the Distribution Date (net of certain amounts that are due or reimbursable to persons other than the Certificateholders); and

(iii)  for the Distribution Date occurring in each March (or February if the final Distribution Date occurs in that month), the related Withheld Amounts required to be deposited in the Lower-Tier Distribution Account pursuant to the Pooling and Servicing Agreement.

“Monthly Payment” with respect to any Mortgage Loan or Serviced Companion Loan (other than any REO Mortgage Loan and/or REO Serviced Companion Loan) and any Due Date is the scheduled monthly payment of principal (if any) and interest at the related Mortgage Loan Rate which is payable by the related borrower on such Due Date.  The Monthly Payment with respect to any Distribution Date and (i) an REO Mortgage Loan or REO Serviced Companion Loan, (ii) any Mortgage Loan or Serviced Companion Loan that is delinquent at its maturity date and with respect to which the Special Servicer has not entered into an extension or (iii) the ARD Loan after the related Anticipated Repayment Date, is the monthly payment that would otherwise have been payable on the related Due Date had the related Mortgage Note not been discharged or the related maturity date or Anticipated Repayment Date had not been reached, as the case may be, determined as set forth in the Pooling and Servicing Agreement.

“Net Condemnation Proceeds” are the Condemnation Proceeds received with respect to any Mortgage Loan or Serviced Companion Loan (including an REO Mortgage Loan or REO Serviced Companion Loan) net of the amount of (i) costs and expenses incurred with respect thereto and (ii) amounts required to be applied to the restoration or repair of the related Mortgaged Property.

“Condemnation Proceeds” are all of the proceeds received in connection with the taking of all or a part of a Mortgaged Property or REO Property (including with respect to the Non-Serviced Loans) by exercise of the power of eminent domain or condemnation, subject, however, to the rights of any tenants and ground lessors, as the case may be, and the terms of the related Mortgage.  In the case of the Non-Serviced Loans, “Condemnation Proceeds” means any portion of such proceeds received by the Issuing Entity in connection with the related Non-Serviced Loan, pursuant to the allocations set forth in the related Co-Lender Agreement.

“Collection Period” with respect to a Distribution Date and each Mortgage Loan is the period beginning on the day after the Due Date (without regard to grace periods) in the month preceding the month in which such Distribution Date occurs (or, in the case of the Distribution Date occurring in December 2013, beginning on the day after the Cut-off Date) and ending on and including the Due Date (without regard to grace periods) in the month in which such Distribution Date occurs.

“Determination Date” with respect to any Distribution Date is the sixth day of the calendar month of the related Distribution Date or, if the sixth day is not a business day, the next business day, commencing in December 2013.

Payment Priorities

As used below in describing the priorities of distribution of Available Funds for each Distribution Date, the terms set forth below will have the following meanings:

The “Interest Accrual Amount” with respect to any Distribution Date and any Class of Regular Certificates and any Trust Component is equal to interest for the related Interest Accrual Period accrued at the Pass-Through Rate for such Class or Trust Component on the related Certificate Principal Amount or Notional Amount, as applicable, immediately prior to that Distribution Date.  Calculations of interest on the Regular Certificates and the Trust Components will be made on the basis of a 360-day year consisting of twelve 30-day months.

The “Interest Accrual Period” with respect to any Distribution Date is the calendar month preceding the month in which such Distribution Date occurs.  Each Interest Accrual Period with respect to each Class of Certificates and Trust Component is assumed to consist of 30 days.

The “Interest Distribution Amount” with respect to any Distribution Date and each Class of Regular Certificates and any Trust Component will equal (A) the sum of (i) the Interest Accrual Amount with respect to such Class or Trust Component for such Distribution Date and (ii) the Interest Shortfall, if any, with respect to such Class or Trust Component for such Distribution Date, less (B) any Excess Prepayment Interest Shortfall allocated to such Class or Trust Component on such Distribution Date.

An “Interest Shortfall” with respect to any Distribution Date for any Class of Regular Certificates and any Trust Component is the sum of (a) the portion of the Interest Distribution Amount for such Class or Trust Component remaining unpaid as of the close of business on the preceding Distribution Date, and (b) to the extent permitted by applicable law, (i) other than in the case of a Class of Class X Certificates, one month’s interest on that amount remaining unpaid at the Pass-Through Rate applicable to such Class of Certificates or Trust Component for the current Distribution Date and (ii) in the case of a Class of Class X Certificates, one-month’s interest on that amount remaining unpaid at the WAC Rate for such Distribution Date.

The “Pass-Through Rate” with respect to any Class of Sequential Pay Certificates, any Class of Class X Certificates and any Trust Component for any Interest Accrual Period and the related Distribution Date is the per annum rate at which interest accrues on the Certificates of such Class during such Interest Accrual Period. The Pass-Through Rates are as follows:

The Pass-Through Rate on the Class A-1 Certificates is a per annum rate equal to [___]%.

The Pass-Through Rate on the Class A-2 Certificates is a per annum rate equal to [___]%.

The Pass-Through Rate on the Class A-3 Certificates is a per annum rate equal to [___]%.

The Pass-Through Rate on the Class A-4 Certificates is a per annum rate equal to [___]%.

The Pass-Through Rate on the Class A-AB Certificates is a per annum rate equal to [___]%.

The Pass-Through Rate on the Class A-S Certificates is a per annum rate equal to [___]%.

The Pass-Through Rate on the Class B Certificates is a per annum rate equal to [___]%.

The Pass-Through Rate on the Class C Certificates is a per annum rate equal to [___]%.

The Pass-Through Rate on the Class D Certificates is a per annum rate equal to [___]%.

The Pass-Through Rate on the Class E Certificates is a per annum rate equal to [___]%.

The Pass-Through Rate on the Class F Certificates is a per annum rate equal to [___]%.

The Pass-Through Rate on the Class G Certificates is a per annum rate equal to [___]%.

The Pass-Through Rate on the Class H Certificates is a per annum rate equal to [___]%.

The Pass-Through Rate on the Class X-A Certificates is variable and, for each Distribution Date, will be a per annum rate equal to the weighted average of the Class X Strip Rates for the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB Certificates and the Class A-S Trust Component for such Distribution Date (weighted on the basis of the respective Certificate Principal Amounts of such Classes of Certificates or Trust Component immediately prior to such Distribution Date).  The Pass-Through Rate on the Class X-B Certificates is variable and, for each Distribution Date, will be a per annum rate equal to the weighted average of the Class X Strip Rates for the Class B and Class C Trust Components for such Distribution Date (weighted on the basis of the respective Certificate Principal Amounts of such Classes of Trust Components immediately prior to such Distribution Date).  The Pass-Through Rate on the Class X-C Certificates is variable and, for each Distribution Date, will be a per annum rate equal to the weighted average of the Class X Strip Rates for the Class F, Class G and Class H Certificates for such Distribution Date (weighted on the basis of the respective Certificate Principal Amounts of such Classes immediately prior to such Distribution Date).  The approximate initial Pass-Through Rate on each Class of the Class X Certificates is set forth in the “Certificate Summary” of this free writing prospectus.

The Pass-Through Rates for the Class A-S Certificates and the Class A-S Trust Component will, at all times, be the same.  The Pass-Through Rates for the Class B Certificates and the Class B Trust

Component will, at all times, be the same.  The Pass-Through Rates for the Class C Certificates and the Class C Trust Component will, at all times, be the same.

The Class PEZ Certificates will not have a Pass-Through Rate, but will be entitled to receive the sum of the interest distributable on the percentage interests of the Class A-S, Class B and Class C Trust Components represented by the Class PEZ Certificates.

The “Class X Strip Rate” for each Class of Sequential Pay Certificates (other than the Exchangeable Certificates, Class D Certificates and Class E Certificates) and each Trust Component for any Distribution Date will be a per annum rate equal to the excess of (i) the WAC Rate for such Distribution Date over (ii) the Pass-Through Rate of such Class of Sequential Pay Certificates or Trust Component for such Distribution Date.

The “WAC Rate” with respect to any Distribution Date is a per annum rate equal to the weighted average of the Net Mortgage Loan Rates in effect for the Mortgage Loans (including the REO Mortgage Loans) as of their respective Due Dates in the month preceding the month in which such Distribution Date occurs, weighted on the basis of the respective Stated Principal Balances of the Mortgage Loans immediately following the Distribution Date (or, if applicable, the Closing Date) in such preceding month.

The “Net Mortgage Loan Rate” with respect to any Mortgage Loan (including any REO Mortgage Loan) is a per annum rate equal to the related Mortgage Loan Rate minus the related Administrative Fee Rate.  Notwithstanding the foregoing, for purposes of calculating Pass-Through Rates and the WAC Rate, the Net Mortgage Loan Rate of each Mortgage Loan for any one-month period preceding a related Due Date will be the annualized rate at which interest would have to accrue in respect of such Mortgage Loan on the basis of a 360-day year consisting of twelve 30-day months in order to produce the aggregate amount of interest actually accrued (exclusive of default interest and Excess Interest) in respect of such Mortgage Loan during such one-month period at a per annum rate equal to the related Mortgage Loan Rate minus the related Administrative Fee Rate.  However, for purposes of calculating Pass-Through Rates and the WAC Rate, with respect to each Mortgage Loan, (i) the Net Mortgage Loan Rate for the one-month period preceding the Due Dates in January and February in any year which is not a leap year and in February in any year which is a leap year (unless, in either case, the related Distribution Date is the final Distribution Date) will be determined net of the related Withheld Amounts and (ii) the Net Mortgage Loan Rate for the one-month period preceding the Due Date in March will be determined taking into account the addition of any such Withheld Amounts.  For purposes of calculating Pass-Through Rates and the WAC Rate, the Net Mortgage Loan Rate of any Mortgage Loan will be determined without regard to any modification, waiver or amendment of the terms of such Mortgage Loan, whether agreed to by the Special Servicer or resulting from a bankruptcy, insolvency or similar proceeding involving the related borrower, and without regard to the related Mortgaged Property becoming an REO Property.

The “Administrative Fee Rate” for any Mortgage Loan (including any REO Mortgage Loan) as of any date of determination will be equal to the sum of the CREFC® Intellectual Property Royalty License Fee Rate, the Servicing Fee Rate, the Operating Advisor Fee Rate and the Trustee/Certificate Administrator Fee Rate.  In addition, for the Serviced Whole Loan, the Administrative Fee Rate will equal a fixed rate per annum for the related Mortgage Loan equal to the sum of the CREFC® Intellectual Property Royalty License Fee Rate, the Servicing Fee Rate, the Operating Advisor Fee Rate and the Trustee/Certificate Administrator Fee Rate and for the Serviced Companion Loan will equal the Servicing Fee Rate for such Serviced Companion Loan.

“CREFC® Intellectual Property Royalty License Fee” will accrue with respect to each Mortgage Loan (including any REO Mortgage Loan) at the per annum rate equal to 0.0005% calculated on the basis of the Stated Principal Balance of the related Mortgage Loan on the same basis as interest is calculated on the related Mortgage Loan and will be prorated for partial periods, and will be payable monthly from general collections on all the Mortgage Loans and any REO Properties.

The “Mortgage Loan Rate” with respect to any Mortgage Loan (including any REO Mortgage Loan) or Serviced Companion Loan (including REO Serviced Companion Loan) is the per annum rate at which interest accrues on such Mortgage Loan or Serviced Companion Loan, as applicable, as stated in the related Mortgage Note or Co-Lender Agreement in each case without giving effect to the default rate, Excess Interest or the Revised Rate.

The “Stated Principal Balance” of each Mortgage Loan will initially equal its Cut-off Date Balance (or in the case of a Qualified Substitute Mortgage Loan, the unpaid principal balance of such Mortgage Loan after application of all scheduled payments of principal and interest due during or prior to the month of substitution, whether or not received) and, on each Distribution Date, will be reduced by the amount of related principal payments received by the Issuing Entity or advanced for such Distribution Date.  The “Stated Principal Balance” of the Serviced Companion Loan will initially equal its unpaid principal balance as of the Cut-off Date, after application of all scheduled payments of principal and interest due on or before the Cut-off Date, whether or not received, and on each Distribution Date, will be reduced by any payments or other collections of principal on the Serviced Companion Loan that are received by the holder of such Serviced Companion Loan in the month of such Distribution Date.  The Stated Principal Balance of a Mortgage Loan, Serviced Companion Loan or Serviced Whole Loan may also be reduced in connection with any modification that reduces the principal amount due on such Mortgage Loan, Serviced Companion Loan or Serviced Whole Loan, as the case may be, or any forced reduction of its actual unpaid principal balance imposed by a court presiding over a bankruptcy proceeding in which the related borrower is the debtor.  See “Certain Legal Aspects of the Mortgage Loans—Bankruptcy Issues” in the prospectus.  If any Mortgage Loan, Serviced Companion Loan or Serviced Whole Loan is paid in full or the Mortgage Loan, Serviced Companion Loan or Serviced Whole Loan (or any Mortgaged Property acquired in respect of the Mortgage Loan or Serviced Whole Loan) is otherwise liquidated, then, as of the first Distribution Date that follows the first Determination Date on or before which the payment in full or liquidation occurred and notwithstanding that a loss may have occurred in connection with any liquidation, the Stated Principal Balance of the Mortgage Loan, Serviced Companion Loan or Serviced Whole Loan, as the case may be, will be zero.  The “Stated Principal Balance” of a Serviced Whole Loan, as of any date of determination, is equal to the then aggregate Stated Principal Balance of the related Mortgage Loan and Serviced Companion Loan.

 The “Principal Distribution Amount” for any Distribution Date will be equal to:

(a)  the sum, without duplication, of:

(1)  the principal component of all scheduled Monthly Payments and balloon payments due on the Mortgage Loans (including the REO Mortgage Loans) on the Due Date immediately preceding such Distribution Date (if received or (other than balloon payments) advanced by the Master Servicer or Trustee, in respect of such Distribution Date);

(2)  the principal component of any payment on any Mortgage Loan received or applied on or after the date on which such payment was due which is on deposit in the Collection Account as of the related Determination Date, net of the principal portion of any unreimbursed P&I Advances related to such Mortgage Loan;

(3)  Unscheduled Payments on the Mortgage Loans (including the REO Mortgage Loans) on deposit in the Collection Account as of the related Determination Date; and

(4)  the Principal Shortfall, if any, for such Distribution Date, less

(b)  the sum, without duplication, of the amount of any reimbursements of:

(1)  Non-Recoverable Advances, with interest on such Non-Recoverable Advances, that are paid or reimbursed from principal collected on the Mortgage Loans in a period during which such principal collections would have otherwise been included in the Principal Distribution Amount for such Distribution Date; and

(2)  Workout-Delayed Reimbursement Amounts that are paid or reimbursed from principal collected on the Mortgage Loans in a period during which such principal collections would have otherwise been included in the Principal Distribution Amount for such Distribution Date;

provided that, if any of the amounts of the type described in clauses (b)(1) and (b)(2) above that were allocated to reduce the Principal Distribution Amount for a prior Distribution Date are subsequently recovered, such recovery will be added to the Principal Distribution Amount for the Distribution Date related to the applicable one-month period in which such recovery occurs.

The “Principal Shortfall” for any Distribution Date means the amount, if any, by which (i) the Principal Distribution Amount for the preceding Distribution Date exceeds (ii) the aggregate amount actually distributed on such preceding Distribution Date in respect of such Principal Distribution Amount.

The “Unscheduled Payments” for any Distribution Date will equal the aggregate of:  (a) all prepayments of principal received on the Mortgage Loans (including any Non-Serviced Loan, any REO Mortgage Loan, and any interest in REO Property acquired with respect to any Non-Serviced Whole Loan) during the applicable one-month period ending on the related Determination Date; and (b) any other collections (exclusive of payments by borrowers) received on the Mortgage Loans, and any REO Properties (including any interest in REO Property acquired with respect to any Non-Serviced Whole Loan) during the applicable one-month period ending on the related Determination Date, whether in the form of Liquidation Proceeds, insurance and condemnation proceeds, net income, rents, and profits from REO Property (including any interest in REO Property acquired with respect to any Non-Serviced Whole Loan) or otherwise, that were identified and applied by the Master Servicer as recoveries of previously unadvanced principal of the related Mortgage Loan, and, in the case of Liquidation Proceeds, insurance proceeds and condemnation proceeds, net of any Special Servicing Fees, Liquidation Fees, accrued interest on Advances and other additional expenses of the Issuing Entity incurred in connection with the related Mortgage Loan.

An “REO Mortgage Loan” is any Mortgage Loan as to which the related Mortgaged Property has become an REO Property or a beneficial interest in a Mortgaged Property acquired upon a foreclosure of any of the Non-Serviced Loans under the applicable Other PSA.

An “REO Serviced Companion Loan” is any Serviced Companion Loan as to which the related Mortgaged Property has become an REO Property.

 On each Distribution Date, the Available Funds are required to be distributed in the following amounts and order of priority:

First, to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class X-A, Class X-B and Class X-C Certificates, in respect of interest, up to an amount equal to, and pro rata in accordance with, the respective Interest Distribution Amounts for those Classes;

Second, to the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB Certificates, in reduction of the Certificate Principal Amounts of those Classes, in the following priority:

(i)         to the Class A-AB Certificates, in an amount equal to the lesser of the Principal Distribution Amount for such Distribution Date and the amount necessary to reduce the Certificate Principal Amount of the Class A-AB Certificates to the scheduled principal balance set forth on Annex F to this free writing prospectus with respect to the Class A-AB Certificates (the “Class A-AB Scheduled Principal Balance”) for such Distribution Date;

(ii)        to the Class A-1 Certificates, in an amount equal to the Principal Distribution Amount (or the portion of it remaining after payments specified in clause (i) above) for such Distribution Date, until the Certificate Principal Amount of the Class A-1 Certificates is reduced to zero;

(iii)       to the Class A-2 Certificates, in an amount equal to the Principal Distribution Amount (or the portion of it remaining after payments specified in clauses (i) and (ii) above) for such Distribution Date, until the Certificate Principal Amount of the Class A-2 Certificates is reduced to zero;

(iv)       to the Class A-3 Certificates, in an amount equal to the Principal Distribution Amount (or the portion of it remaining after payments specified in clauses (i) through (iii) above) for such

Distribution Date, until the Certificate Principal Amount of the Class A-3 Certificates is reduced to zero;

(v)        to the Class A-4 Certificates, in an amount equal to the Principal Distribution Amount (or the portion of it remaining after payments specified in clauses (i) through (iv) above) for such Distribution Date, until the Certificate Principal Amount of the Class A-4 Certificates is reduced to zero;

(vi)         to the Class A-AB Certificates, in an amount equal to the Principal Distribution Amount (or the portion of it remaining after payments specified in clauses (i) through (v) above) for such Distribution Date, until the Certificate Principal Amount of the Class A-AB Certificates is reduced to zero;

Third, to the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB Certificates, up to an amount equal to, and pro rata based upon, the aggregate unreimbursed Realized Losses previously allocated to each such Class, plus interest on that amount at the Pass-Through Rate for such Class compounded monthly from the date the related Realized Loss was allocated to such Class;

Fourth, to the Class A-S Trust Component and, thus, concurrently, to the Class A-S Certificates, in respect of interest, up to an amount equal to the Class A-S Percentage Interest multiplied by the aggregate Interest Distribution Amount with respect to the Class A-S Trust Component, and to the Class PEZ Certificates, in respect of interest, up to an amount equal to the Class A-S-PEZ Percentage Interest multiplied by the aggregate Interest Distribution Amount with respect to the Class A-S Trust Component, pro rata in proportion to their respective percentage interests in the Class A-S Trust Component;

Fifth, to the Class A-S Trust Component and, thus, concurrently, to the Class A-S Certificates, in reduction of their Certificate Principal Amount, up to an amount equal to the Class A-S Percentage Interest multiplied by the Principal Distribution Amount for such Distribution Date, less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, and to the Class PEZ Certificates, in reduction of their Certificate Principal Amount, up to an amount equal to the Class A-S-PEZ Percentage Interest multiplied by the Principal Distribution Amount for such Distribution Date, less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, pro rata in proportion to their respective percentage interests in the Class A-S Trust Component, until the Certificate Principal Amount of the Class A-S Trust Component is reduced to zero;

Sixth, to the Class A-S Trust Component and, thus, concurrently, to the Class A-S Certificates, up to an amount equal to the Class A-S Percentage Interest multiplied by the aggregate of unreimbursed Realized Losses previously allocated to the Class A-S Trust Component, plus interest on that amount at the Pass-Through Rate for such Trust Component compounded monthly from the date the related Realized Loss was allocated to such Trust Component, and to the Class PEZ Certificates, up to an amount equal to the Class A-S-PEZ Percentage Interest multiplied by the aggregate of unreimbursed Realized Losses previously allocated to the Class A-S Trust Component, plus interest on that amount at the Pass-Through Rate for such Trust Component compounded monthly from the date the related Realized Loss was allocated to such Trust Component, pro rata in proportion to their respective percentage interests in the Class A-S Trust Component;

Seventh, to the Class B Trust Component, and, thus, concurrently, to the Class B Certificates, in respect of interest, up to an amount equal to the Class B Percentage Interest multiplied by the aggregate Interest Distribution Amount with respect to the Class B Trust Component, and to the Class PEZ Certificates, in respect of interest, up to an amount equal to the Class B-PEZ Percentage Interest multiplied by the aggregate Interest Distribution Amount with respect to the Class B Trust Component, pro rata in proportion to their respective percentage interests in the Class B Trust Component;

Eighth, to the Class B Trust Component, and, thus, concurrently, to the Class B Certificates, in reduction of their Certificate Principal Amount, up to an amount equal to the Class B Percentage Interest multiplied by the Principal Distribution Amount for such Distribution Date, less the portion of such Principal

Distribution Amount distributed pursuant to all prior clauses, and to the Class PEZ Certificates, in reduction of their Certificate Principal Amount, up to an amount equal to the Class B-PEZ Percentage Interest multiplied by the Principal Distribution Amount for such Distribution Date, less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, pro rata in proportion to their respective percentage interests in the Class B Trust Component, until the Certificate Principal Amount of the Class B Trust Component is reduced to zero;

Ninth, to the Class B Trust Component and, thus, concurrently, to the Class B Certificates, up to an amount equal to the Class B Percentage Interest multiplied by the aggregate of unreimbursed Realized Losses previously allocated to the Class B Trust Component, plus interest on that amount at the Pass-Through Rate for such Trust Component compounded monthly from the date the related Realized Loss was allocated to such Trust Component, and to the Class PEZ Certificates, up to an amount equal to the Class B-PEZ Percentage Interest multiplied by the aggregate of unreimbursed Realized Losses previously allocated to the Class B Trust Component, plus interest on that amount at the Pass-Through Rate for such Trust Component compounded monthly from the date the related Realized Loss was allocated to such Trust Component, pro rata in proportion to their respective percentage interests in the Class B Trust Component;

Tenth, to the Class C Trust Component and, thus, concurrently, to the Class C Certificates, in respect of interest, up to an amount equal to the Class C Percentage Interest multiplied by the aggregate Interest Distribution Amount with respect to the Class C Trust Component, and to the Class PEZ Certificates, in respect of interest, up to an amount equal to the Class C-PEZ Percentage Interest multiplied by the aggregate Interest Distribution Amount with respect to the Class C Trust Component, pro rata in proportion to their respective percentage interests in the Class C Trust Component;

Eleventh, to the Class C Trust Component, and, thus, concurrently, to the Class C Certificates, in reduction of their Certificate Principal Amount, up to an amount equal to the Class C Percentage Interest multiplied by the Principal Distribution Amount for such Distribution Date, less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, and to the Class PEZ Certificates, in reduction of their Certificate Principal Amount, up to an amount equal to the Class C-PEZ Percentage Interest multiplied by the Principal Distribution Amount for such Distribution Date, less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, pro rata in proportion to their respective percentage interests in the Class C Trust Component, until the Certificate Principal Amount of the Class C Trust Component is reduced to zero;

Twelfth, to the Class C Trust Component and, thus, concurrently, to the Class C Certificates, up to an amount equal to the Class C Percentage Interest multiplied by the aggregate of unreimbursed Realized Losses previously allocated to the Class C Trust Component, plus interest on that amount at the Pass-Through Rate for such Trust Component compounded monthly from the date the related Realized Loss was allocated to such Trust Component, and to the Class PEZ Certificates, up to an amount equal to the Class C-PEZ Percentage Interest multiplied by the aggregate of unreimbursed Realized Losses previously allocated to the Class C Trust Component, plus interest on that amount at the Pass-Through Rate for such Trust Component compounded monthly from the date the related Realized Loss was allocated to such Trust Component, pro rata in proportion to their respective percentage interests in the Class C Trust Component;

Thirteenth, to the Class D Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such Class;

Fourteenth, to the Class D Certificates, in reduction of their Certificate Principal Amount, up to an amount equal to the Principal Distribution Amount for such Distribution Date, less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Principal Amount is reduced to zero;

Fifteenth, to the Class D Certificates, up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such Class, plus interest on that amount at the Pass-Through

Rate for such Class compounded monthly from the date the related Realized Loss was allocated to such Class;

Sixteenth, to the Class E Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such Class;

Seventeenth, to the Class E Certificates, in reduction of their Certificate Principal Amount, up to an amount equal to the Principal Distribution Amount for such Distribution Date, less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Principal Amount is reduced to zero;

Eighteenth, to the Class E Certificates, up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such Class, plus interest on that amount at the Pass-Through Rate for such Class compounded monthly from the date the related Realized Loss was allocated to such Class;

Nineteenth, to the Class F Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such Class;

Twentieth, to the Class F Certificates, in reduction of their Certificate Principal Amount, up to an amount equal to the Principal Distribution Amount for such Distribution Date, less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Principal Amount is reduced to zero;

Twenty-first, to the Class F Certificates, up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such Class, plus interest on that amount at the Pass-Through Rate for such Class compounded monthly from the date the related Realized Loss was allocated to such Class;

Twenty-second, to the Class G Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such Class;

Twenty-third, to the Class G Certificates, in reduction of their Certificate Principal Amount, up to an amount equal to the Principal Distribution Amount for such Distribution Date, less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Principal Amount is reduced to zero;

Twenty-fourth, to the Class G Certificates, up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such Class, plus interest on that amount at the Pass-Through Rate for such Class compounded monthly from the date the related Realized Loss was allocated to such Class;

Twenty-fifth, to the Class H Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such Class;

Twenty-sixth, to the Class H Certificates, in reduction of their Certificate Principal Amount, up to an amount equal to the Principal Distribution Amount for such Distribution Date, less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Principal Amount is reduced to zero;

Twenty-seventh, to the Class H Certificates, up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such Class, plus interest on that amount at the Pass-Through Rate for such Class compounded monthly from the date the related Realized Loss was allocated to such Class; and

Twenty-eighth, to the Class R Certificates, any remaining amounts.

Notwithstanding the foregoing, on each Distribution Date occurring on and after the date the Certificate Principal Amount of all Sequential Pay Certificates (other than the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB Certificates) and the Class PEZ Certificates is (or is expected to be) reduced to zero (that date, the “Cross Over Date”), regardless of the allocation of principal payments described in priority Second above, the Principal Distribution Amount for such Distribution Date is required to be distributed, pro rata (based on their respective outstanding Certificate Principal Amounts), among the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB Certificates, in reduction of their respective Certificate Principal Amounts.

In addition, the trust fund will issue an uncertificated interest (the “Class Q Uncertificated Interest”) representing a regular interest in the Lower-Tier REMIC.  The Class Q Uncertificated Interest will have a $100 principal amount, which will be paid on the first Distribution Date solely from funds transferred to the trust fund for such purpose by the Depositor. The Class Q Uncertificated Interest will be entitled to receive a portion of the yield maintenance charges and prepayment premiums as described under “—Prepayment Premiums” below.  The Class Q Uncertificated Interest will initially be held by Jefferies LoanCore LLC.

Excess Interest.  On each Distribution Date, the Certificate Administrator is required to distribute any Excess Interest received with respect to the ARD Loan during the one month period ending on the related Determination Date to the Class S Certificates.

Prepayment Premiums

On any Distribution Date, prepayment premiums and yield maintenance charges collected prior to the related Determination Date are required to be distributed to the holders of the Classes of Certificates as described below.

On each Distribution Date, each yield maintenance charge collected on the Mortgage Loans and on deposit in the Collection Account as of the related Determination Date (other than those required to be distributed to the Class Q Uncertificated Interest, as described below) is required to be distributed to Certificateholders as follows: (a) pro rata, between (i) the group (the “YM Group A”) of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB and Class X-A Certificates and the Class A-S Trust Component (and correspondingly to the Class A-S and Class PEZ Certificates, pro rata based on their respective percentage interests in the Class A-S Trust Component) and (ii) the group (the “YM Group B” and collectively with the YM Group A, the “YM Groups”) of the Class D and Class X-B Certificates, the Class B Trust Component (and correspondingly to the Class B and Class PEZ Certificates, pro rata based on their respective percentage interests in the Class B Trust Component) and the Class C Trust Component (and correspondingly to the Class C and Class PEZ Certificates, pro rata based on their respective percentage interests in the Class C Trust Component), based upon the aggregate of principal distributed to the Classes of Sequential Pay Certificates (exclusive of the Exchangeable Certificates) or Trust Component (and, therefore, the applicable Classes of Exchangeable Certificates) in each YM Group on such Distribution Date, in the following manner: (1) the holders of each Class of Sequential Pay Certificates (exclusive of the Exchangeable Certificates) and Trust Component (and, therefore, the applicable Classes of Exchangeable Certificates) in such YM Group will be entitled to receive on each Distribution Date an amount of such yield maintenance charge equal to the product of (x) a fraction whose numerator is the amount of principal distributed to such Class or Trust Component on such Distribution Date and whose denominator is the total amount of principal distributed to all of the Sequential Pay Certificates (exclusive of the Exchangeable Certificates) and Trust Components in such YM Group on such Distribution Date, (y) the Base Interest Fraction for the related principal prepayment and such Class of Certificates or Trust Component, and (z) the portion of such yield maintenance charge allocated to such YM Group, and (2) the portion of such yield maintenance charge allocated to such YM Group and remaining after such distributions will be distributed to the Class of Class X Certificates in such YM Group.  Any remaining yield maintenance charges collected on any Mortgage Loan with respect to such Distribution Date (other than those required to be distributed to the Class Q Uncertificated Interest, as described below) will be distributed to the holders of the Class X-B Certificates.  If there is more than one Class of Certificates (exclusive of the Exchangeable Certificates) or Trust Component (and,

therefore, the applicable Classes of Exchangeable Certificates) in either YM Group entitled to distributions of principal on any particular Distribution Date on which yield maintenance charges are distributable to such Classes or Trust Components, the aggregate amount of such yield maintenance charges will be allocated among all such Classes of Certificates (exclusive of the Exchangeable Certificates) and/or Trust Components (and, therefore, the applicable Classes of Exchangeable Certificates) up to, and on a pro rata basis in accordance with, their respective entitlements in those yield maintenance charges in accordance with the first sentence of this paragraph.

The “Base Interest Fraction” with respect to any principal prepayment on any Mortgage Loan and with respect to any Class of Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB and Class D Certificates or any Trust Component is a fraction (a) whose numerator is the amount, if any, by which (i) the Pass-Through Rate on such Class of Certificates or Trust Component exceeds (ii) the discount rate used in accordance with the related loan documents in calculating the yield maintenance charge with respect to such principal prepayment and (b) whose denominator is the amount, if any, by which the (i) Mortgage Loan Rate on such Mortgage Loan exceeds (ii) the discount rate used in accordance with the related loan documents in calculating the yield maintenance charge with respect to such principal prepayment; provided, however, that under no circumstances will the Base Interest Fraction be greater than one.  However, if such discount rate is greater than or equal to the lesser of (x) the Mortgage Loan Rate on such Mortgage Loan and (y) the Pass-Through Rate described in the preceding sentence, then the Base Interest Fraction will equal zero; provided that if such discount rate is greater than or equal to the Mortgage Loan Rate on such Mortgage Loan, but less than the Pass-Through Rate described in the preceding sentence, then the Base Interest Fraction will equal one.

The Class Q Uncertificated Interest will be entitled to a portion of any yield maintenance charge payable under the terms of the Mortgage Loan identified on Annex A to this free writing prospectus as Plaza Vegas Business Park.  Such Mortgage Loan permits voluntary prepayments if accompanied, in most cases, by payment of a yield maintenance charge, except that no such yield maintenance charge is payable on or after an open prepayment date 3 months prior to maturity of such Mortgage Loan.  The yield maintenance charge payable under the terms of such Mortgage Loan is equal to the greater of (a) 1% times the amount being prepaid; and (b) the present value as of the date of prepayment of the monthly interest only payments that would be due on the amount being prepaid for the period from the date of prepayment through the maturity date at the Mortgage Loan interest rate, discounted at a discount rate which, when compounded monthly, is equivalent to the treasury rate (as defined in the Mortgage Loan documents) when compounded semi-annually.  For this Mortgage Loan, the portion of any such yield maintenance charge available to the Certificates as provided for in the second preceding paragraph will equal the greater of (a) 1% times the amount being prepaid; and (b) the present value as of the date of prepayment of the monthly interest only payments that would be due on the amount being prepaid for the period from the date of prepayment through the maturity date at a rate equal to the greater of (i) the difference between the Mortgage Loan interest rate and the discount rate used to calculate the yield maintenance charge, and (ii) zero, discounted at such discount rate.  The remainder, if any, of any such yield maintenance charge will be payable to the Class Q Uncertificated Interest.

If a prepayment premium is imposed in connection with a prepayment rather than a yield maintenance charge, then the prepayment premium so collected will be allocated as described above.  For this purpose, the discount rate used to calculate the Base Interest Fraction will be the discount rate used to determine the yield maintenance charge for Mortgage Loans that require payment at the greater of a yield maintenance charge or a minimum amount equal to a fixed percentage of the principal balance of the Mortgage Loan or, for Mortgage Loans that only have a prepayment premium based on a fixed percentage of the principal balance of the Mortgage Loan, such other discount rate as may be specified in the related Mortgage Loan documents.

No prepayment premiums or yield maintenance charges will be distributed to holders of the Class X-C, Class E, Class F, Class G, Class H, Class R or Class S Certificates.  Instead, after the Certificate Principal Amounts of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB and Class D Certificates and the Trust Components have been reduced to zero, all prepayment premiums and yield maintenance charges with respect to Mortgage Loans (other than those amounts distributable to the Class Q Uncertificated Interest) will be distributed to holders of the Class X-B Certificates.

We cannot assure you that any yield maintenance charge or prepayment premium is required or, even if required, would be paid.  See “Risk Factors—Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions,” “Certain Legal Aspects of the Mortgage Loans—Enforceability of Certain Provisions” and “Certain Legal Aspects of the Mortgage Loans” in the prospectus.

Prepayment premiums and yield maintenance charges will be distributed on any Distribution Date only to the extent they are received in respect of the Mortgage Loans as of the related Determination Date.

Allocation Priority of Mortgage Loan Collections

 All amounts collected by or on behalf of the Issuing Entity in respect of any Mortgage Loan (and in the case of the Non-Serviced Loans, subject to any prior or alternative allocations under the related Co-Lender Agreement and/or under the applicable Other PSA) in the form of payments from the borrowers, Liquidation Proceeds, condemnation proceeds or insurance proceeds are to be allocated to amounts due and owing under the related loan documents in accordance with the express provisions of the related loan documents and, if applicable, the related Co-Lender Agreement; provided that, in the absence of such express provisions or if and to the extent that such provisions authorize the mortgagee to use its discretion and in any event after an event of default under the related Mortgage Loan (to the extent not cured or waived), such amounts will be deemed allocated for purposes of collecting amounts due under the Mortgage Loan, in each case only to the extent such amount is an obligation of the related borrower in the related Mortgage Loan documents, pursuant to the Pooling and Servicing Agreement, in the following order of priority:

First, as a recovery of any unreimbursed Advances with respect to the related Mortgage Loan and unpaid interest on all Advances and, if applicable, unreimbursed and unpaid expenses of the Issuing Entity with respect to the related Mortgage Loan;

Second, as a recovery of Non-Recoverable Advances and any interest on those Non-Recoverable Advances, to the extent previously allocated from principal collections with respect to the related Mortgage Loan;

Third, to the extent not previously allocated pursuant to clause First, as a recovery of accrued and unpaid interest on such Mortgage Loan (exclusive of default interest and Excess Interest) to the extent of the excess of (i) accrued and unpaid interest on such Mortgage Loan at the related Mortgage Loan Rate to but not including the date of receipt by or on behalf of the Issuing Entity (or, in the case of a full Monthly Payment, through the related Due Date), over (ii) the cumulative amount of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan that have occurred in connection with related Appraisal Reductions (to the extent collections have not been allocated as recovery of accrued and unpaid interest on earlier dates pursuant to clause Fifth below);

Fourth, to the extent not previously allocated pursuant to clause First, as a recovery of principal of such Mortgage Loan then due and owing, including by reason of acceleration of such Mortgage Loan following a default thereunder (or, if the Mortgage Loan has been liquidated or in the case of the ARD Loan after the Anticipated Repayment Date, as a recovery of principal to the extent of its entire remaining unpaid principal balance);

Fifth, as a recovery of accrued and unpaid interest on such Mortgage Loan to the extent of the cumulative amount of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan that have occurred in connection with related Appraisal Reductions (to the extent collections have not been allocated as recovery of accrued and unpaid interest on earlier dates pursuant to this clause Fifth);

Sixth, as a recovery of amounts to be currently allocated to the payment of, or escrowed for the future payment of, real estate taxes, assessments and insurance premiums and similar items relating to such Mortgage Loan;

Seventh, as a recovery of any other reserves to the extent then required to be held in escrow with respect to such Mortgage Loan;

Eighth, as a recovery of any yield maintenance charge or prepayment premium then due and owing under such Mortgage Loan;

Ninth, as a recovery of any default interest, Excess Interest and late payment charges then due and owing under such Mortgage Loan;

Tenth, as a recovery of any Assumption Fees, assumption application fees and Modification Fees then due and owing under such Mortgage Loan;

Eleventh, as a recovery of any other amounts then due and owing under such Mortgage Loan other than remaining unpaid principal (if both Consent Fees and Operating Advisor Consulting Fees are due and owing, first, allocated to Consent Fees and then, allocated to Operating Advisor Consulting Fees); and

Twelfth, as a recovery of any remaining principal of such Mortgage Loan to the extent of its entire remaining unpaid principal balance.

To the extent required under the REMIC provisions of the Code, payments or proceeds received with respect to any partial release of a Mortgaged Property (including following a condemnation) if, immediately following such release, the loan-to-value ratio of the related Mortgage Loan or the related Serviced Whole Loan exceeds 125% (based solely on the value of the real property and excluding personal property and going concern value, if any), must be allocated to reduce the principal balance of the Mortgage Loan or the related Whole Loan in the manner permitted by such REMIC provisions.

 Collections by or on behalf of the Issuing Entity in respect of any REO Property (in the case of the Non-Serviced Loans, subject to any prior allocations under the related Co-Lender Agreement or the applicable Other PSA) (exclusive of the amounts to be allocated to the payment of the costs of operating, managing, leasing, maintaining and disposing of such REO Property and, if applicable, except as expressly set forth in the related Co-Lender Agreement or Other PSA) will be deemed allocated for purposes of collecting amounts due under the related deemed REO Mortgage Loan, in each case only to the extent such amount is or was an obligation of the related borrower in the related Mortgage Loan documents, in the following order of priority:

First, as a recovery of any unreimbursed Advances with respect to the related REO Mortgage Loan and interest on all Advances and, if applicable, unreimbursed and unpaid expenses of the Issuing Entity with respect to the related REO Mortgage Loan;

Second, as a recovery of Non-Recoverable Advances or interest on those Non-Recoverable Advances, to the extent previously allocated from principal collections with respect to the related REO Mortgage Loan;

Third, to the extent not previously allocated pursuant to clause First, as a recovery of accrued and unpaid interest on the related REO Mortgage Loan (exclusive of default interest and Excess Interest) to the extent of the excess of (i) accrued and unpaid interest on the related REO Mortgage Loan at the related Mortgage Loan Rate to but not including the Due Date in the Collection Period in which such collections were received, over (ii) the cumulative amount of the reductions (if any) in the amount of related P&I Advances for the related REO Mortgage Loan that have occurred in connection with related Appraisal Reductions (to the extent collections have not been allocated as recovery of accrued and unpaid interest pursuant to clause Fifth below or clause Fifth of the prior waterfall under this “—Allocation Priority of Mortgage Loan Collections” above on earlier dates);

Fourth, to the extent not previously allocated pursuant to clause First, as a recovery of principal of the related REO Mortgage Loan to the extent of its entire unpaid principal balance;

Fifth, as a recovery of accrued and unpaid interest on the related REO Mortgage Loan to the extent of the cumulative amount of the reductions (if any) in the amount of related P&I Advances for such REO Mortgage Loan that have occurred in connection with related Appraisal Reductions (to the extent collections have not been allocated as recovery of accrued and unpaid interest pursuant to this clause Fifth or clause Fifth of the prior waterfall under this “—Allocation Priority of Mortgage Loan Collections” above on earlier dates);

Sixth, as a recovery of any yield maintenance charge or prepayment premium then due and owing under the related REO Mortgage Loan;

Seventh, as a recovery of any default interest, Excess Interest and late payment charges then due and owing under the related REO Mortgage Loan;

Eighth, as a recovery of any Assumption Fees, assumption application fees and Modification Fees then due and owing under the related REO Mortgage Loan; and

Ninth, as a recovery of any other amounts then due and owing under the related REO Mortgage Loan (if both Consent Fees and Operating Advisor Consulting Fees are due and owing, first, allocated to Consent Fees and, then, allocated to Operating Advisor Consulting Fees).

Pursuant to the Pooling and Servicing Agreement, payments, collections and recoveries related to a Non-Serviced Loan are subject to allocation in accordance with the terms and conditions of the applicable Other PSA, the Miracle Mile Shops Co-Lender Agreement, the Walpole Shopping Mall Co-Lender Agreement and/or the Related Home Depot Co-Lender Agreement, as applicable, and the related Non-Serviced Loan.  See “The Pooling and Servicing Agreement—Servicing of the Non-Serviced Loans” in this free writing prospectus.

Realized Losses

The Certificate Principal Amount of each Class of Sequential Pay Certificates (other than the Exchangeable Certificates) and each Trust Component (and therefore, the Exchangeable Certificates) will be reduced without distribution on any Distribution Date as a write-off to the extent of any Realized Loss allocated to such Class or Trust Component on such Distribution Date.  A “Realized Loss” with respect to any Distribution Date is the amount, if any, by which the aggregate Certificate Principal Amount of all Classes of Sequential Pay Certificates (other than the Exchangeable Certificates) and the Trust Components after giving effect to distributions made on such Distribution Date exceeds the aggregate Stated Principal Balance of the Mortgage Loans (including any REO Mortgage Loans) after giving effect to any and all reductions in such aggregate Stated Principal Balance on such Distribution Date (for purposes of this calculation only, the aggregate Stated Principal Balance will not be reduced by the amount of principal payments received on the Mortgage Loans that were used to reimburse the Master Servicer or the Trustee from general collections of principal on the Mortgage Loans for Workout-Delayed Reimbursement Amounts, to the extent those amounts are not otherwise determined to be Non-Recoverable Advances).  Any such write-offs will be applied to the following Classes of Certificates and Trust Components in the following order, until the Certificate Principal Amount of each such Class or Trust Component is reduced to zero:  first, to the Class H Certificates; second, to the Class G Certificates; third, to the Class F Certificates; fourth, to the Class E Certificates; fifth, to the Class D Certificates; sixth, to the Class C Trust Component (and correspondingly, to the Class C Certificates and the Class PEZ Certificates, pro rata based on their respective percentage interests in the Class C Trust Component); seventh, to the Class B Trust Component (and correspondingly, to the Class B Certificates and the Class PEZ Certificates, pro rata based on their respective percentage interests in the Class B Trust Component); eighth, to the Class A-S Trust Component (and correspondingly, to the Class A-S Certificates and the Class PEZ Certificates, pro rata based on their respective percentage interests in the Class A-S Trust Component);and, finally, pro rata, to the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB Certificates, based on their respective Certificate Principal Amounts.  The Notional Amount of

the Class X-A Certificates will be reduced to reflect reductions in the Certificate Principal Amounts of the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB Certificates and the Class A-S Trust Component resulting from allocations of Realized Losses.  The Notional Amount of the Class X-B Certificates will be reduced to reflect reductions in the Certificate Principal Amounts of the Class B and Class C Trust Components resulting from allocations of Realized Losses.  The Notional Amount of the Class X-C Certificates will be reduced to reflect reductions in the Certificate Principal Amounts of the Class F, Class G and Class H Certificates resulting from allocations of Realized Losses.  Any amounts recovered in respect of any amounts previously written off as Realized Losses (with interest thereon) as a result of the reimbursement of Non-Recoverable Advances to the Master Servicer or Trustee (or a party under the applicable Other PSA) from amounts otherwise distributable as principal will (1) increase the Principal Distribution Amount for the Distribution Date related to the applicable one-month period in which such recovery occurs and (2) will increase the Certificate Principal Amount of each Class of Certificates (other than the Exchangeable Certificates) and the Trust Components (and therefore, the Exchangeable Certificates) (in sequential order of payment priority starting with the most senior Class) previously subject to a reduction as a result of the allocation of Realized Losses up to an aggregate amount equal to the amount recovered.

Shortfalls in Available Funds resulting from additional servicing compensation other than the Servicing Fee, interest on Advances to the extent not covered by Modification Fees or Penalty Charges on the related Mortgage Loan, extraordinary expenses of the Issuing Entity, a reduction of the interest rate of a Mortgage Loan in connection with a workout or by a bankruptcy court pursuant to a plan of reorganization or pursuant to any of its equitable powers or other unanticipated or default-related expenses will reduce the amounts distributable on the Classes of Sequential Pay Certificates (other than the Exchangeable Certificates) and the Trust Components (and therefore, the Exchangeable Certificates) in the same order as Realized Losses are applied to reduce the Certificate Principal Amounts of such Classes and Trust Components.

Prepayment Interest Shortfalls

If a borrower prepays a Mortgage Loan, in whole or in part, after the Due Date but on or before the Determination Date in any calendar month, the amount of interest (net of related Servicing Fees, any related Excess Interest and/or default interest) accrued on such prepayment from such Due Date to, but not including, the date of prepayment (or any later date through which interest accrues) will, to the extent actually collected, constitute a “Prepayment Interest Excess”.  Conversely, if a borrower prepays a Mortgage Loan, in whole or in part, prior to the Due Date or after the Determination Date in any calendar month and does not pay interest on such prepayment through the day prior to the next Due Date, then the shortfall in a full month’s interest (net of related Servicing Fees and any related Excess Interest and/or default interest) on such prepayment will constitute a “Prepayment Interest Shortfall”.  Prepayment Interest Excesses (to the extent not offset by Prepayment Interest Shortfalls) collected on the Mortgage Loans will be retained by the Master Servicer as additional servicing compensation, as determined on a pool-wide aggregate basis.  The aggregate of any Prepayment Interest Shortfalls resulting from any principal prepayments made on the Mortgage Loans to be included in the Available Funds for any Distribution Date that are not covered by the Master Servicer’s Compensating Interest Payment for the related Distribution Date (the aggregate of the Prepayment Interest Shortfalls that are not so covered, as to the related Distribution Date, the “Excess Prepayment Interest Shortfall”) will be allocated pro rata on that Distribution Date among each Class of Regular Certificates and Trust Component, in accordance with their respective Interest Accrual Amounts for that Distribution Date.

The Master Servicer will be required to deliver to the Certificate Administrator for deposit in the Lower-Tier Distribution Account on each Master Servicer Remittance Date, without any right of reimbursement thereafter, a cash payment (a “Compensating Interest Payment”) in an amount equal to the lesser of (1) the aggregate amount of Prepayment Interest Shortfalls incurred in connection with voluntary principal prepayments received in respect of the Mortgage Loans (other than a Specially Serviced Loan, Non-Serviced Loan or Defaulted Mortgage Loan), other than prepayments received in connection with the receipt of insurance proceeds or condemnation proceeds, during the one-month period ending on the Determination Date immediately preceding the related Distribution Date, and (2) the aggregate of (a) its Servicing Fee up to a maximum of 0.01% per annum for the related Distribution Date with respect to each Mortgage Loan (and related REO Mortgage Loan) for which such Servicing Fees are being paid in respect of the related Collection Period and (b) all Prepayment Interest Excesses and net investment earnings on the Prepayment Interest Excesses with respect to the related Distribution Date; provided that if any Prepayment Interest Shortfall described in clause (1) above occurs as a result of the Master Servicer’s failure to enforce the related loan documents, the Master Servicer will be required to pay an amount equal to the entire Prepayment Interest Shortfall with respect to that Mortgage Loan.  No Compensating Interest Payments will be made by the Master Servicer for the Non-Serviced Loans and no Other Master Servicer will be required to make Compensating Interest Payments on the Non-Serviced Loans.

Subordination

As a means of providing a certain amount of protection to the holders of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class X-A, Class X-B and Class X-C Certificates against losses associated with delinquent and defaulted Mortgage Loans, the rights of the holders of the Class A—S, Class B, Class PEZ, Class C, Class D, Class E, Class F, Class G and Class H Certificates to receive distributions of interest and principal, as applicable, will be subordinated to such rights of the holders of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class X-A, Class X-B and Class X-C Certificates.  The Class A-S Trust Component (and, correspondingly, to the extent evidencing an interest in the Class A-S Trust Component, the Class A-S and Class PEZ Certificates) will likewise be protected by the subordination of the Class B and Class C Trust Components and the Class D, Class E, Class F, Class G and Class H Certificates.  The Class B Trust Component (and, correspondingly, to the extent evidencing an interest in the Class B Trust Component, the Class B and Class PEZ Certificates) will likewise be protected by the subordination of the Class C Trust Component and the Class D, Class E, Class F, Class G and Class H Certificates.  The Class C Trust Component (and, correspondingly, to the extent evidencing an interest in the Class C Trust Component, the Class C and Class PEZ Certificates) will likewise be protected by the subordination of the Class D, Class E, Class F, Class G and Class H Certificates.

On and after the Cross Over Date has occurred, allocation of principal will be made to the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB Certificates, pro rata based on Certificate Principal Amount, until their respective Certificate Principal Amounts have been reduced to zero (and the schedule for the Class A-AB principal distributions will be disregarded).  Prior to the Cross Over Date, allocation of principal will be made as described under “—Distributions” above.  Allocation to the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB Certificates, for so long as they are outstanding, of the entire Principal Distribution Amount for each Distribution Date will have the effect of reducing the aggregate Certificate Principal Amount of the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB Certificates at a proportionately faster rate than the rate at which the aggregate Stated Principal Balance of the pool of Mortgage Loans will decline.  Therefore, as principal is distributed to the holders of the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB Certificates, the percentage interest in the Issuing Entity evidenced by the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB Certificates will be decreased (with a corresponding increase in the percentage interest in the Issuing Entity evidenced by the Principal Balance Certificates (other than the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB Certificates), thereby increasing, relative to their respective Certificate Principal Amounts, the subordination afforded the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB Certificates by the Principal Balance Certificates.

Additionally, on and after the Cross Over Date, losses will be applied to the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB Certificates, pro rata based on Certificate Principal Amount.

This subordination will be effected in two ways:  (i) by the preferential right of the holders of a Class of Certificates and the Trust Components to receive on any Distribution Date the amounts of interest and/or principal distributable on their Certificates prior to any distribution being made on such Distribution Date in respect of any Classes of Certificates or Trust Components subordinate to that Class or Trust Component (as described under “—Distributions—Payment Priorities”) and (ii) by the allocation of Realized Losses:

first, to the Class H Certificates; second, to the Class G Certificates; third, to the Class F Certificates; fourth, to the Class E Certificates; fifth, to the Class D Certificates; sixth, to the Class C Trust Component (and correspondingly, to the Class C Certificates and the Class PEZ Certificates, pro rata based on their respective percentage interests in the Class C Trust Component); seventh, to the Class B Trust Component (and correspondingly, to the Class B Certificates and the Class PEZ Certificates, pro rata based on their respective percentage interests in the Class B Trust Component); eighth, to the Class A-S Trust Component (and correspondingly, to the Class A-S Certificates and the Class PEZ Certificates, pro rata based on their respective percentage interests in the Class A-S Trust Component); and, finally, to the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB Certificates, pro rata, based on their respective Certificate Principal Amounts.  No other form of credit enhancement will be available with respect to any Class of Certificates or Trust Component.

Appraisal Reductions

After an Appraisal Reduction Event has occurred, an Appraisal Reduction is required to be calculated.  An “Appraisal Reduction Event” will occur with respect to a Mortgage Loan (or Serviced Whole Loan, if applicable, but not with respect to any Non-Serviced Loan) on the earliest of:

●
the date on which a modification of the Mortgage Loan (or Serviced Whole Loan) that, among other things, reduces the amount of Monthly Payments on a Mortgage Loan (or Serviced Whole Loan), or changes any other material economic term of the Mortgage Loan (or Serviced Whole Loan) or impairs the security of the Mortgage Loan, becomes effective as a result of a modification of the related Mortgage Loan (or Serviced Whole Loan) following the occurrence of a Servicing Transfer Event;

●	the date on which the Mortgage Loan (or Serviced Whole Loan) is 60 days or more delinquent in respect of any scheduled monthly debt service payment (other than a balloon payment);

●
solely in the case of a delinquent balloon payment, (A) the date occurring 60 days beyond the date on which that balloon payment was due (except as described in clause B below) or (B) if the related borrower has delivered a refinancing commitment acceptable to the Special Servicer prior to the date 60 days after maturity, the date occurring 120 days after the date on which that balloon payment was due (or for such shorter period beyond the date on which that balloon payment was due during which the refinancing is scheduled to occur);

●	the date on which the related Mortgaged Property became an REO Property;

●	the 60th day after a receiver or similar official is appointed (and continues in that capacity) in respect of the related Mortgaged Property;

●	the 60th day after the date the related borrower is subject to a bankruptcy, insolvency or similar proceedings (if not dismissed within those 60 days); or

●	the date on which the Mortgage Loan (or Serviced Whole Loan) remains outstanding five (5) years following any extension of its maturity date pursuant to the Pooling and Servicing Agreement.

No Appraisal Reduction Event may occur at any time when the aggregate Certificate Principal Amount of all Classes of Sequential Pay Certificates (other than the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB Certificates) has been reduced to zero.

Promptly upon the occurrence of an Appraisal Reduction Event with respect to a Mortgage Loan, the Special Servicer is required to use reasonable efforts to obtain an appraisal of the related Mortgaged Property from an Appraiser in accordance with Member of the Appraisal Institute (“MAI”) standards.  No new appraisal will be required if an appraisal from an Appraiser in accordance with MAI standards was obtained within the prior nine months unless the Special Servicer determines that such earlier appraisal is materially inaccurate.  The cost of the appraisal will be advanced by the Master Servicer and will be reimbursed to the Master Servicer as a Property Advance.

On the first Determination Date occurring on or after the delivery of the appraisal, the Special Servicer will be required to calculate the Appraisal Reduction, if any, taking into account the results of such appraisal and such information, if any, reasonably requested by the Special Servicer from the Master Servicer reasonably required to calculate or recalculate the Appraisal Reduction.  In the event that the Special Servicer has not received any required appraisal within 120 days after the event described in the definition of “Appraisal Reduction Event” (without regard to the time periods set forth in the definition), then, solely for purposes of determining the amounts of the P&I Advances, the amount of the Appraisal Reduction will be deemed to be an amount equal to 25% of the current Stated Principal Balance of the related Mortgage Loan until the appraisal is received.  The Master Servicer will provide (via electronic delivery) the Special Servicer with information in its possession that is reasonably required to calculate or recalculate any Appraisal Reduction pursuant to the definition of “Appraisal Reduction” using reasonable efforts to deliver such information within four business days of the Special Servicer’s reasonable written request. None of the Master Servicer, the Trustee or the Certificate Administrator will calculate or verify Appraisal Reductions.

The “Appraisal Reduction” for any Distribution Date and for any Mortgage Loan (including a Serviced Whole Loan, but not with respect to any Non-Serviced Loan) as to which any Appraisal Reduction Event has occurred and the Appraisal Reduction is required to be calculated will be equal to the excess of (a) the Stated Principal Balance of that Mortgage Loan (or Serviced Whole Loan) as of the last day of the related Collection Period over (b) the excess of (i) the sum of (A) 90% of the appraised value of the related Mortgaged Property or Mortgaged Properties as determined by the appraisal, minus (except in the case of a Serviced Whole Loan) such downward adjustments as the Special Servicer, in accordance with the Servicing Standard, may make (without implying any obligation to do so) based upon the Special Servicer’s review of the appraisal and such other information as the Special Servicer may deem appropriate and (B) all escrows, letters of credit and reserves in respect of such Mortgage Loan (or Serviced Whole Loan) as of the date of calculation over (ii) the sum as of the Due Date occurring in the month of the date of determination of (A) to the extent not previously advanced by the Master Servicer or the Trustee, all unpaid interest on that Mortgage Loan at a per annum rate equal to the Mortgage Loan Rate (and with respect to a Serviced Whole Loan, interest on the related Serviced Companion Loan at the related interest rate), (B) all unreimbursed Advances and interest on those Advances at the Advance Rate in respect of that Mortgage Loan (or Serviced Whole Loan) and (C) all currently due and unpaid real estate taxes and assessments, insurance premiums and ground rents, unpaid Special Servicing Fees and all other amounts due and unpaid under the Mortgage Loan (or Serviced Whole Loan) (which tax, premiums, ground rents and other amounts have not been the subject of an Advance by the Master Servicer or Trustee, as applicable, and/or for which funds have not been escrowed).  The Master Servicer and the Certificate Administrator will be entitled to conclusively rely on the Special Servicer’s calculation or determination of any Appraisal Reduction amount.  Any Appraisal Reductions with respect to a Serviced Whole Loan will be allocated to the related Mortgage Loan and the related Companion Loan on a pro rata and pari passu basis in accordance with the respective outstanding principal balances.

Pursuant to each Other PSA, similar but not identical events (or events of a similar nature) to those described in the definition of Appraisal Reduction Event will require or are expected to require the calculation of a similar (but not necessarily identical) “appraisal reduction amount” under each Other PSA which will be applied pro rata among the applicable Non-Serviced Loan and the related Companion Loan(s).

An “Appraiser” is an independent nationally recognized professional commercial real estate appraiser who (i) is a member in good standing of the Appraisal Institute, (ii) if the state in which the related Mortgaged Property is located certifies or licenses appraisers, is certified or licensed in such state and (iii) has a minimum of five years’ experience in the related property type and market.

As a result of calculating one or more Appraisal Reductions, the amount of any required P&I Advance will be reduced, which will have the effect of reducing the amount of interest available to the most subordinate Class of Regular Certificates or Trust Component then outstanding (i.e., first to the Class H

Certificates, then to the Class G Certificates, then to the Class F Certificates, then to the Class E Certificates, then to the Class D Certificates, then to the Class C Trust Component (and correspondingly, to the Class C Certificates and the Class PEZ Certificates, pro rata based on their respective percentage interests in the Class C Trust Component), then to the Class B Trust Component (and correspondingly, to the Class B Certificates and the Class PEZ Certificates, pro rata based on their respective percentage interests in the Class B Trust Component), then to the Class A-S Trust Component (and correspondingly, to the Class A-S Certificates and the Class PEZ Certificates, pro rata based on their respective percentage interests in the Class A-S Trust Component), and then, pro rata based on interest entitlements, to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class X-A, Class X-B and Class X-C Certificates).  See “The Pooling and Servicing Agreement—Advances” in this free writing prospectus.

With respect to each Mortgage Loan (or Serviced Whole Loan, but not with respect to any Non-Serviced Loan) as to which an Appraisal Reduction Event has occurred (unless the Mortgage Loan or Serviced Whole Loan has become a Corrected Loan (if a Servicing Transfer Event had occurred with respect to the related Mortgage Loan or Serviced Whole Loan) and has remained current for three consecutive Monthly Payments, and no other Appraisal Reduction Event has occurred with respect to the Mortgage Loan or the Serviced Whole Loan during the preceding three months), the Special Servicer is required, within 30 days of each annual anniversary of the related Appraisal Reduction Event to order an appraisal (which may be an update of a prior appraisal), the cost of which will be a Property Advance.  Based upon the appraisal, the Special Servicer is required to redetermine the amount of the Appraisal Reduction with respect to the Mortgage Loan or Serviced Whole Loan.

Any Mortgage Loan or Serviced Whole Loan previously subject to an Appraisal Reduction which ceases to be a Specially Serviced Loan (if applicable), which becomes current and remains current for three consecutive Monthly Payments, and with respect to which no other Appraisal Reduction Event has occurred and is continuing, will no longer be subject to an Appraisal Reduction.

For purposes of determining the Non-Reduced Certificates and the Controlling Class, as well as the occurrence of a Control Termination Event, Appraisal Reductions will be allocated to each Class of Sequential Pay Certificates (other than the Exchangeable Certificates) and each Trust Component (and therefore, the Exchangeable Certificates) in reverse sequential order to notionally reduce the Certificate Principal Amount until the related Certificate Principal Amount of each such class is reduced to zero (i.e., first to the Class H Certificates, then to the Class G Certificates, then to the Class F Certificates, then to the Class E Certificates, then to the Class D Certificates, then to the Class C Trust Component (and correspondingly, to the Class C Certificates and the Class PEZ Certificates, pro rata based on their respective percentage interests in the Class C Trust Component), then to the Class B Trust Component (and correspondingly, to the Class B Certificates and the Class PEZ Certificates, pro rata based on their respective percentage interests in the Class B Trust Component), then to the Class A-S Trust Component (and correspondingly, to the Class A-S Certificates and the Class PEZ Certificates, pro rata based on their respective percentage interests in the Class A-S Trust Component), and then, pro rata based on Certificate Principal Amount, to the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB Certificates).  With respect to any Appraisal Reduction calculated for purposes of determining the Non-Reduced Certificates or the Controlling Class, as well as the occurrence of a Control Termination Event, the appraised value of the related Mortgaged Property will be determined on an “as-is” basis.  The Special Servicer will be required to promptly notify the Certificate Administrator of any such Appraisal Reduction, who will be required to promptly notify in writing the holders of each class of Control Eligible Certificates of the determination of any such Appraisal Reduction.

The holders of Certificates representing the majority of the Certificate Principal Amount of any Class of Control Eligible Certificates whose aggregate Certificate Principal Amount is notionally reduced to less than 25% of the initial Certificate Principal Amount of that Class as a result of an allocation of an Appraisal Reduction in respect of such Class (such Class, an “Appraised-Out Class”) will have the right to challenge the Special Servicer’s Appraisal Reduction determination and, at their sole expense, obtain a second appraisal of any Mortgage Loan for which an Appraisal Reduction Event has occurred (such holders, the “Requesting Holders”).  The Requesting Holders will be required to cause the appraisal to be prepared on an “as-is” basis by an Appraiser in accordance with MAI standards, and the appraisal must be reasonably acceptable to the Special Servicer in accordance with the Servicing Standard.  The Requesting Holders will be required to provide the Special Servicer with notice of their intent to challenge the Special Servicer’s Appraisal Reduction determination within 10 days of the Requesting Holders’ receipt of written notice of the Appraisal Reduction.

An Appraised-Out Class will be entitled to continue to exercise the rights of the Controlling Class until 10 days following its receipt of written notice of the Appraisal Reduction, unless the Requesting Holders provide written notice of their intent to challenge such Appraisal Reduction to the Special Servicer and the Certificate Administrator within such 10-day period as described above.  If the Requesting Holders provide this notice, then the Appraised-Out Class will be entitled to continue to exercise the rights of the Controlling Class until the earliest of (i) 120 days following the related Appraisal Reduction Event, unless the Requesting Holders provide the second appraisal within such 120-day period, (ii) the determination by the Special Servicer (described below) that a recalculation of the Appraisal Reduction is not warranted or that such recalculation does not result in the Appraised-Out Class remaining the Controlling Class and (iii) the occurrence of a Consultation Termination Event.  After the Appraised-Out Class is no longer entitled to exercise the rights of the Controlling Class, the rights of the Controlling Class will be exercised by the Class of Control Eligible Certificates immediately senior to such Appraised-Out Class, if any, unless a recalculation results in the reinstatement of the Appraised-Out Class as the Controlling Class.

In addition, the holders of Certificates representing the majority of the Certificate Principal Amount of any Appraised-Out Class will have the right, at their sole expense, to require the Special Servicer to order an additional appraisal of any Mortgage Loan for which an Appraisal Reduction Event has occurred if an event has occurred at or with regard to the related Mortgaged Property or Mortgaged Properties that would have a material effect on its appraised value, and the Special Servicer is required to use its reasonable best efforts to ensure that such appraisal is delivered within 30 days from receipt of such holders’ written request and is required to ensure that such appraisal is prepared on an “as-is” basis by an Appraiser in accordance with MAI standards; provided that the Special Servicer will not be required to obtain such appraisal if it determines in accordance with the Servicing Standard that no events at or with regard to the related Mortgaged Property or Mortgaged Properties have occurred that would have a material effect on the appraised value of the related Mortgaged Property or Mortgaged Properties.

Upon receipt of an appraisal provided by, or requested by, holders of an Appraised-Out Class as described above and any other information reasonably requested by the Special Servicer from the Master Servicer reasonably required to calculate or recalculate the Appraisal Reduction, the Special Servicer will be required to determine, in accordance with the Servicing Standard, whether, based on its assessment of such additional appraisal, any recalculation of the Appraisal Reduction is warranted and, if so warranted, to recalculate such Appraisal Reduction based upon such additional appraisal.  If required by any such recalculation, the Appraised-Out Class will be reinstated as the Controlling Class.  The Special Servicer will be required to promptly notify the Certificate Administrator of any such determination and recalculation in its monthly reporting, and the Certificate Administrator will be required to promptly post that reporting to the Certificate Administrator’s website.

Appraisals that are permitted to be presented by, or obtained by the Special Servicer at the request of, holders of an Appraised-Out Class will be in addition to any appraisals that the Special Servicer may otherwise be required to obtain in accordance with the Servicing Standard or the Pooling and Servicing Agreement without regard to any appraisal requests made by any holder of an Appraised-Out Class.

The “Control Eligible Certificates” will be any of the Class G and Class H Certificates.

Voting Rights

The Certificates will be allocated voting rights (the “Voting Rights”) for purposes of certain actions that may be taken pursuant to the Pooling and Servicing Agreement.  At any time that any Certificates are outstanding, the Voting Rights will be allocated as follows: (a) 0% in the case of the Class R Certificates and the Class S Certificates; (b) 1% in the aggregate in the case of the Class X-A, Class X-B and

Class X-C Certificates, allocated to such Classes based on their respective interest entitlements on the most recent prior Distribution Date; and (c) in the case of any Class of Principal Balance Certificates, a percentage equal to the product of (i) 99% multiplied by (ii) a fraction, the numerator of which is equal to the aggregate outstanding Certificate Principal Amount of such Class and the denominator of which is equal to the aggregate outstanding Certificate Principal Amounts of all Classes of the Principal Balance Certificates (or, if with respect to a vote of Non-Reduced Certificates, the Certificate Principal Amounts of all Classes of the Non-Reduced Certificates); provided that for purposes of such allocations, the Class A-S Certificates and the Class PEZ Component A-S of the Class PEZ Certificates will be considered as if they together constitute a single “Class”, the Class B Certificates and the Class PEZ Component B of the Class PEZ Certificates will be considered as if they together constitute a single “Class”, and the Class C Certificates and the Class PEZ Component C of the Class PEZ Certificates will be considered as if they together constitute a single “Class”.  Voting Rights will be allocated to the Class PEZ Certificates only with respect to each Class PEZ Component that is part of a Class of Certificates determined as described in the proviso to the preceding sentence.  The Voting Rights of any Class of Certificates are required to be allocated among holders of Certificates of such Class in proportion to their respective Percentage Interests.  In certain circumstances described under “The Pooling and Servicing Agreement—Termination of the Special Servicer” and “—Operating Advisor—Termination of the Operating Advisor Without Cause” in this free writing prospectus, Voting Rights will only be exercisable by holders of the Non-Reduced Certificates.

“Non-Reduced Certificates” means, as of any date of determination, any Class of Certificates (other than the Class R, Class S and Class X Certificates) then outstanding for which (a) (1) the initial Certificate Principal Amount of such Class of Certificates minus (2) the sum (without duplication) of (x) any payments of principal (whether as principal prepayments or otherwise) previously distributed to the Certificateholders of such Class of Certificates, (y) any Appraisal Reductions allocated to such Class of Certificates as of the date of determination and (z) any Realized Losses previously allocated to such Class of Certificates, is equal to or greater than (b) 25% of the remainder of (i) the initial Certificate Principal Amount of such Class of Certificates less (ii) any payments of principal (whether as principal prepayments or otherwise) previously distributed to the Certificateholders of such Class of Certificates; provided that for purposes of this definition, the Class A-S Certificates and the Class PEZ Component A-S will be considered as if they together constitute a single “Class” of Certificates, the Class B Certificates and the Class PEZ Component B will be considered as if they together constitute a single “Class” of Certificates, the Class C Certificates and the Class PEZ Component C will be considered as if they together constitute a single “Class” of Certificates, and the Class PEZ Certificates will be Non-Reduced Certificates only with respect to each component of the Class PEZ Certificates that is part of a Class of Non-Reduced Certificates determined as described in this proviso.

A “Certificateholder” under the Pooling and Servicing Agreement is the person in whose name a Certificate is registered in the certificate register maintained pursuant to the Pooling and Servicing Agreement (including, solely for the purposes of distributing reports, statements or other information pursuant to the Pooling and Servicing Agreement, beneficial owners of Certificates or potential transferees of Certificates to the extent the person distributing such information has been provided with an Investor Certification by or on behalf of such beneficial owner or potential transferee), except that solely for the purpose of giving any consent or taking any action pursuant to the Pooling and Servicing Agreement, any Certificate beneficially owned by the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator, the Operating Advisor, a manager of a Mortgaged Property, a borrower or any of their respective affiliates will be deemed not to be outstanding and the Voting Rights to which they are entitled will not be taken into account in determining whether the requisite percentage of Voting Rights necessary to effect any such consent or take any such action has been obtained.  Notwithstanding the foregoing, for purposes of obtaining the consent of Certificateholders to an amendment of the Pooling and Servicing Agreement, any Certificate beneficially owned by the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Operating Advisor, the Certificate Administrator or any of their affiliates will be deemed to be outstanding; provided that if such amendment relates to the termination, increase in compensation or material reduction of obligations of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Operating Advisor or the Certificate Administrator or any of their affiliates, such Certificate will be deemed not to be outstanding.

Notwithstanding the foregoing, the restrictions above will not apply (i) to the exercise of the rights of the Master Servicer, the Special Servicer or an affiliate of the Master Servicer or the Special Servicer, if any, as a member of the Controlling Class or (ii) to any affiliate of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Operating Advisor or the Certificate Administrator that has provided an Investor Certification in which it has certified as to the existence of certain policies and procedures restricting the flow of information between it and the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Operating Advisor or the Certificate Administrator, as applicable.

Certain amendments to the Pooling and Servicing Agreement are also subject to the consent of Certificateholders.  See “The Pooling and Servicing Agreement—Amendment” in this free writing prospectus.

“Investor Certification” means a certificate substantially in the form(s) attached to the Pooling and Servicing Agreement or in the form(s) of electronic certification(s) contained on the Certificate Administrator’s website representing that such person executing the certificate is a Certificateholder, a Certificate Owner or a prospective purchaser of a Certificate (or any investment advisor or manager of the foregoing) and that (i) for purposes of obtaining certain information and notices (including access to information and notices on the Certificate Administrator’s website), (A) such person is not a borrower, a manager of a Mortgaged Property, an affiliate of any of the foregoing or an agent, principal, partner, member, joint venturer, limited partner, employee, representative, director, trustee, advisor of or investor in or of any of the foregoing and (B) except in the case of a prospective purchaser of a Certificate such person has received a copy of the final prospectus supplement and the prospectus and/or (ii) for purposes of exercising Voting Rights, (A) such person is not a borrower, a manager of a Mortgaged Property, an affiliate of any of the foregoing or an agent of any borrower, (B)  such person is or is not the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Operating Advisor, the Certificate Administrator or an affiliate of any of the foregoing and (C) except in the case of a prospective purchaser of a Certificate, such person has received a copy of the final prospectus supplement and the prospectus; provided that if such person is an affiliate of the Depositor, the Master Servicer, the Special Servicer, the Operating Advisor, the Trustee or the Certificate Administrator, such person certifies to the existence or non-existence of appropriate policies and procedures restricting the flow of information between it and the Depositor, the Master Servicer, the Special Servicer, the Operating Advisor, the Trustee or the Certificate Administrator, as applicable.

Delivery, Form, Transfer and Denomination

The Offered Certificates (other than the Class X-A and Class X-B Certificates) will be issued, maintained and transferred in the book-entry form only in minimum denominations of $10,000 initial Certificate Principal Amount, and in multiples of $1 in excess of $10,000.  The Class X-A and Class X-B Certificates will be issued, maintained and transferred only in minimum denominations of authorized initial Notional Amounts of not less than $1,000,000 and in integral multiples of $1 in excess of $1,000,000.

The Offered Certificates will initially be represented by one or more global Certificates for each such Class registered in the name of a nominee of The Depository Trust Company (“DTC”).  The Depositor has been informed by DTC that DTC’s nominee will be Cede & Co.  No holder of an Offered Certificate will be entitled to receive a certificate issued in fully registered, certificated form (each, a “Definitive Certificate”) representing its interest in such Class, except under the limited circumstances described under “—Definitive Certificates” below.  Unless and until Definitive Certificates are issued, all references to actions by holders of the Offered Certificates will refer to actions taken by DTC upon instructions received from holders of Offered Certificates through its participating organizations (together with Clearstream Banking, société anonyme (“Clearstream”) and Euroclear Bank, as operator of the Euroclear System (“Euroclear”) participating organizations, the “Participants”), and all references in this free writing prospectus to payments, notices, reports, statements and other information to holders of Offered Certificates will refer to payments, notices, reports and statements to DTC or Cede & Co., as the registered holder of the Offered Certificates, for distribution to holders of Offered Certificates through its Participants in accordance with DTC procedures; provided, however, that to the extent that the party to the Pooling and Servicing Agreement responsible for distributing any report, statement or other information has been provided in writing with the name of the Certificate Owner of such an Offered Certificate (or the prospective transferee of such Certificate Owner), such report, statement or other information will be provided to such Certificate Owner (or prospective transferee).

Until Definitive Certificates are issued in respect of the Offered Certificates, interests in the Offered Certificates will be transferred on the book-entry records of DTC and its Participants.  The Certificate Administrator will initially serve as certificate registrar (in such capacity, the “Certificate Registrar”) for purposes of recording and otherwise providing for the registration of the Offered Certificates.

Book-Entry Registration

Holders of Offered Certificates may hold their Certificates through DTC (in the United States) or Clearstream or Euroclear (in Europe) if they are Participants of such system, or indirectly through organizations that are participants in such systems.  Clearstream and Euroclear will hold omnibus positions on behalf of the Clearstream Participants and the Euroclear Participants, respectively, through customers’ securities accounts in Clearstream’s and Euroclear’s names on the books of their respective depositaries (collectively, the “Depositaries”), which in turn will hold such positions in customers’ securities accounts in the Depositaries’ names on the books of DTC.  DTC is a limited purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to Section 17A of the Exchange Act.  DTC was created to hold securities for its Participants and to facilitate the clearance and settlement of securities transactions between Participants through electronic computerized book-entries, thereby eliminating the need for physical movement of certificates.  Participants (“DTC Participants”) include securities brokers and dealers, banks, trust companies and clearing corporations.  Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (“Indirect Participants”).

Transfers between DTC Participants will occur in accordance with DTC rules.  Transfers between Clearstream Participants and Euroclear Participants will occur in accordance with the applicable rules and operating procedures of Clearstream and Euroclear.

Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly through Clearstream Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its Depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time).  The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC.  Clearstream Participants and Euroclear Participants may not deliver instructions directly to the Depositaries.

Because of time-zone differences, credits of securities in Clearstream or Euroclear as a result of a transaction with a DTC Participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and such credits or any transactions in such securities settled during such processing will be reported to the relevant Clearstream Participant or Euroclear Participant on such business day.  Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream Participant or a Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

The holders of Offered Certificates that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, such Offered Certificates may do so only through Participants and Indirect Participants.  In addition, holders of Offered Certificates in global form (“Certificate Owners”) will receive all distributions of principal and interest through the Participants who in turn will receive them from DTC.  Under a book-entry format, holders of such Offered Certificates may experience some delay in their receipt of payments, since such payments will be forwarded by the Certificate Administrator to Cede & Co., as nominee for DTC.  DTC will forward such payments to its Participants, which thereafter will forward them to Indirect Participants or the applicable Certificate Owners.  Except as otherwise provided under “The Pooling and Servicing Agreement—Reports to Certificateholders; Available Information” in this free writing prospectus, Certificate Owners will not be recognized by the Trustee, the Certificate Administrator, the Certificate Registrar, the Operating Advisor, the Special Servicer or the Master Servicer as holders of record of Certificates and Certificate Owners will be permitted to receive information furnished to Certificateholders and to exercise the rights of Certificateholders only indirectly through DTC and its Participants and Indirect Participants.

Under the rules, regulations and procedures creating and affecting DTC and its operations (the “Rules”), DTC is required to make book-entry transfers of Offered Certificates in global form among Participants on whose behalf it acts with respect to such Offered Certificates and to receive and transmit distributions of principal of, and interest on, such Offered Certificates.  Participants and Indirect Participants with which the Certificate Owners have accounts with respect to the Offered Certificates similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective Certificate Owners.  Accordingly, although the Certificate Owners will not possess the Offered Certificates, the Rules provide a mechanism by which Certificate Owners will receive payments on Offered Certificates and will be able to transfer their interest.

Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of a holder of Offered Certificates in global form to pledge such Offered Certificates to persons or entities that do not participate in the DTC system, or to otherwise act with respect to such Offered Certificates, may be limited due to the lack of a physical certificate for such Offered Certificates.

DTC has advised the Depositor that it will take any action permitted to be taken by a holder of an Offered Certificate under the Pooling and Servicing Agreement only at the direction of one or more Participants to whose accounts with DTC such Certificate is credited.  DTC may take conflicting actions with respect to other undivided interests to the extent that such actions are taken on behalf of Participants whose holdings include such undivided interests.

Clearstream is incorporated under the laws of Luxembourg and is a global securities settlement clearing house.  Clearstream holds securities for its participating organizations (“Clearstream Participants”) and facilitates the clearance and settlement of securities transactions between Clearstream Participants through electronic book-entry changes in accounts of Clearstream Participants, thereby eliminating the need for physical movement of certificates.  Transactions may be settled in Clearstream in numerous currencies, including United States dollars.  Clearstream provides to its Clearstream Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing.  Clearstream interfaces with domestic markets in several countries.  Clearstream is regulated as a bank by the Luxembourg Monetary Institute.  Clearstream Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include the underwriters.  Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream Participant, either directly or indirectly.

Euroclear was created in 1968 to hold securities for participants of the Euroclear system (“Euroclear Participants”) and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash.  Transactions may now be settled in any of numerous currencies, including United States dollars.  The Euroclear system includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above.  Euroclear is operated by Euroclear Bank S.A./N.V. (the “Euroclear Operator”).  All

operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator.  Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the underwriters.  Indirect access to the Euroclear system is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the “Terms and Conditions”).  The Terms and Conditions govern transfers of securities and cash within the Euroclear system, withdrawal of securities and cash from the Euroclear system, and receipts of payments with respect to securities in the Euroclear system.  All securities in the Euroclear system are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts.  The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants and has no record of or relationship with persons holding through Euroclear Participants.

Although DTC, Euroclear and Clearstream have implemented the foregoing procedures in order to facilitate transfers of interests in book-entry securities among Participants of DTC, Euroclear and Clearstream, they are under no obligation to perform or to continue to comply with such procedures, and such procedures may be discontinued at any time.  None of the Depositor, the Trustee, the Certificate Administrator, the Master Servicer, the Special Servicer or the underwriters will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective direct or indirect Participants of their respective obligations under the rules and procedures governing their operations.  The information in this free writing prospectus concerning DTC, Clearstream and Euroclear and their book-entry systems has been obtained from sources believed to be reliable, but neither the Depositor nor the underwriters takes any responsibility for the accuracy or completeness of this information.

Definitive Certificates

Owners of beneficial interests in book-entry Certificates of any Class will not be entitled to receive physical delivery of Definitive Certificates unless: (i) DTC advises the Certificate Registrar in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to the book-entry Certificates of such Class or ceases to be a clearing agency, and the Certificate Administrator and the Depositor are unable to locate a qualified successor within 90 days of such notice or (ii) the Trustee has instituted or has been directed to institute any judicial proceeding to enforce the rights of the Certificateholders of such Class and the Trustee has been advised by counsel that in connection with such proceeding it is necessary or appropriate for the Trustee to obtain possession of the Certificates of such Class.

Certificateholder Communication

Access to Certificateholders’ Names and Addresses

Upon the written request of any Certificateholder or Certificate Owner that has delivered an executed Investor Certification to the Trustee or the Certificate Administrator (a “Certifying Certificateholder”) or the Master Servicer, the Certificate Registrar will promptly furnish or cause to be furnished to such requesting party a list of the names and addresses of the Certificateholders as of the most recent Record Date as they appear in the certificate register, at the expense of the requesting party.

Special Notices

Upon the written request of any Certifying Certificateholder, the Certificate Administrator will post a special notice prepared by such Certifying Certificateholder to its website and mail such notice to the Certificateholders at their respective addresses appearing on the certificate register stating that the Certifying Certificateholder wishes to be contacted by other holders and beneficial owners of Certificates, setting forth the relevant contact information and briefly stating the reason for the requested contact, at the expense of the Certifying Certificateholder.  The Certificate Administrator will be entitled to reimbursement from the Certifying Certificateholder for the reasonable expenses of posting such special notices.

YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS

Yield

The yield to maturity on the Offered Certificates will depend upon the price paid by the related investors, the rate and timing of the distributions in reduction of the Certificate Principal Amount or Notional Amount of the related Class of Offered Certificates, the extent to which prepayment premiums and yield maintenance charges allocated to the related Class of Offered Certificates are collected, and the rate, timing and severity of losses on the Mortgage Loans and the extent to which such losses are allocable in reduction of the Certificate Principal Amount or Notional Amount of the related Class of Offered Certificates, as well as prevailing interest rates at the time of payment or loss realization.

The rate of distributions in reduction of the Certificate Principal Amount of any Class of Offered Certificates that are also Principal Balance Certificates (or underlying Trust Components) (which, in the case of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB Certificates or the Class A-S Trust Component will also reduce the Notional Amount of the Class X-A Certificates and in the case of the Class B and Class C Trust Components will also reduce the Notional Amount of the Class X-B Certificates), the aggregate amount of distributions on any Class of Offered Certificates or Trust Components and the yield to maturity of any Class of Offered Certificates will be directly related to the rate of payments of principal (both scheduled and unscheduled) on the Mortgage Loans and the amount and timing of borrower defaults and the severity of losses occurring upon a default.  While voluntary prepayments of some Mortgage Loans are generally prohibited during applicable prepayment lockout periods, effective prepayments may occur if a sufficiently significant portion of a Mortgaged Property is lost due to casualty or condemnation.  In addition, such distributions in reduction of Certificate Principal Amounts of the respective Classes of Offered Certificates that are also Sequential Pay Certificates (other than Exchangeable Certificates) or Trust Components (and, therefore, the applicable Exchangeable Certificates) (which, in the case of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB Certificates or the Class A-S Trust Component will also reduce the Notional Amount of the Class X-A Certificates and in the case of the Class B and Class C Trust Components will also reduce the Notional Amount of the Class X-B Certificates) may result from repurchases of, or substitutions for, Mortgage Loans made by the Sponsors due to missing or defective documentation or breaches of representations and warranties with respect to the Mortgage Loans as described under “Description of the Mortgage Pool—Representations and Warranties” and “—Cures, Repurchases and Substitutions” in this free writing prospectus, purchases of the Mortgage Loans in the manner described under “The Pooling and Servicing Agreement—Optional Termination; Optional Mortgage Loan Purchase” in this free writing prospectus, or the exercise of purchase options by the holder of a mezzanine loan, if any.  To the extent a Mortgage Loan requires payment of a prepayment premium or yield maintenance charge in connection with a voluntary prepayment, any such prepayment premium or yield maintenance charge generally is not due in connection with a prepayment due to casualty or condemnation, is not included in the purchase price of a Mortgage Loan purchased or repurchased due to a breach of a representation or warranty or otherwise, and may not be enforceable or collectible upon a default.

The Certificate Principal Amount or Notional Amount of any Class of Offered Certificates may be reduced without distributions of principal as a result of the occurrence and allocation of Realized Losses, reducing the maximum amount distributable in respect of principal on the Offered Certificates (other than the Class X-A or Class X-B Certificates) as well as the amount of interest that would have accrued on the Offered Certificates in the absence of such reduction.  In general, a Realized Loss occurs when the principal balance of a Mortgage Loan is reduced without an equal distribution to applicable Certificateholders in reduction of the Certificate Principal Amounts of the Certificates (other than the Exchangeable Certificates) and the Trust Components (and, therefore, the Exchangeable Certificates).  Realized Losses may occur in connection with a default on a Mortgage Loan, acceptance of a discounted payoff, the liquidation of the related Mortgaged Properties, a reduction in the principal balance of a Mortgage Loan by a bankruptcy court or pursuant to a modification, a recovery by the Master Servicer or Trustee of a Non-Recoverable Advance on a Distribution Date or the incurrence of certain unanticipated or default-related costs and expenses (including interest on Advances, Workout Fees, Liquidation Fees and Special Servicing Fees).  Any reduction of the Certificate Principal Amount of the Class A-1, Class A-2, Class A-3, Class A-4 or Class A-AB Certificates or the Class A-S Trust Component (and, therefore, the applicable Classes of Exchangeable Certificates) as a result of the application of Realized Losses will also reduce the Notional Amount of the Class X-A Certificates.  Any reduction of the Certificate Principal Amount of the Class B or Class C Trust Component as a result of the application of Realized Losses will also reduce the Notional Amount of the Class X-B Certificates.  Realized Losses will be allocated to the respective Classes of the Certificates (other than the Class X, Class S, Class R and Exchangeable Certificates) and the Trust Components (and, therefore, the Exchangeable Certificates) in reverse distribution priority and as more particularly described in “Description of the Offered Certificates—Subordination” in this free writing prospectus.

Certificateholders are not entitled to receive distributions of Monthly Payments when due except to the extent they are either covered by an Advance or actually received.  Consequently, any defaulted Monthly Payment for which no such Advance is made will tend to extend the weighted average lives of the Offered Certificates, whether or not a permitted extension of the due date of the related Mortgage Loan has been completed.

The rate of payments (including voluntary and involuntary prepayments) on the Mortgage Loans will be influenced by a variety of economic, geographic, social and other factors, including the level of mortgage interest rates and the rate at which borrowers default on their Mortgage Loans.  The terms of the Mortgage Loans (in particular, amortization terms, the term of any prepayment lock-out period, the extent to which prepayment premiums or yield maintenance charges are due with respect to any principal prepayments, the right of the mortgagee to apply condemnation and casualty proceeds to prepay the Mortgage Loan, and the availability of certain rights to defease all or a portion of the Mortgage Loan) may affect the rate of principal payments on Mortgage Loans, and consequently, the yield to maturity of the Classes of Offered Certificates.  For example, certain Mortgage Loans may permit prepayment of the Mortgage Loan without a lockout period.  See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Voluntary Prepayments” in this free writing prospectus and Annex A to this free writing prospectus for a description of prepayment lock-out periods, prepayment premiums and yield maintenance charges.

Principal prepayments on the Mortgage Loans could also affect the yield on any Class of Offered Certificates with (or the yield on the Class PEZ Certificates if any underlying Trust Component has) a Pass-Through Rate that is limited by, based upon or equal to the WAC Rate.  The Pass-Through Rates on those Classes of Offered Certificates and Trust Components may be adversely affected as a result of a decrease in the WAC Rate even if principal prepayments do not occur.

With respect to the Class A-AB Certificates, the extent to which the Class A-AB Scheduled Principal Balances are achieved and the sensitivity of the Class A-AB Certificates to principal prepayments on the Mortgage Loans will depend in part on the period of time during which the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates remain outstanding. In particular, once such other Classes of Offered Certificates are no longer outstanding, any remaining portion on any Distribution Date of the Principal Distribution Amount will be distributed to the Class A-AB Certificates until the Certificate Principal Amount of the Class A-AB Certificates is reduced to zero. As such, the Class A-AB Certificates will become more sensitive to the rate of prepayments on the Mortgage Loans than they were when the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates were outstanding.

Any changes in the weighted average lives of your Certificates may adversely affect your yield.  The timing of changes in the rate of prepayment on the Mortgage Loans may significantly affect the actual yield to maturity experienced by an investor even if the average rate of principal payments experienced over time is consistent with such investor’s expectation.  In general, the earlier a prepayment of principal on the Mortgage Loans, the greater the effect on such investor’s yield to maturity.  As a result, the effect on such investor’s yield of principal payments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the Offered Certificates would not be fully offset by a subsequent like reduction (or increase) in the rate of principal payments.

In addition, the rate and timing of delinquencies, defaults, the application of other involuntary payments such as condemnation proceeds or insurance proceeds, losses and other shortfalls on Mortgage Loans will affect distributions on the Offered Certificates and their timing.  See “Risk Factors—Your Yield May Be Affected by Defaults, Prepayments and Other Factors” in this free writing prospectus. In general, these factors may be influenced by economic and other factors that cannot be predicted with any certainty.  Accordingly, you may find it difficult to predict the effect that these factors might have on the yield to maturity of your Offered Certificates.

In addition, if the Master Servicer or the Trustee is reimbursed out of general collections on the Mortgage Loans included in the Issuing Entity for any advance that it has determined is not recoverable out of collections on the related Mortgage Loan (or has reimbursed a party to an Other PSA with respect to a Non-Serviced Loan for a non-recoverable advance), then to the extent that this reimbursement is made from collections of principal on the Mortgage Loans in the Issuing Entity, that reimbursement will reduce the amount of principal available to be distributed on the Certificates (exclusive of the Exchangeable Certificates) and Trust Components (and, therefore, the Exchangeable Certificates) and will result in a reduction of the Certificate Principal Amount of a Class of Certificates (exclusive of the Exchangeable Certificates) or Trust Component (and, therefore, the applicable Classes of Exchangeable Certificates).  See “Description of the Offered Certificates—Distributions” in this free writing prospectus.  Likewise, if the Master Servicer or the Trustee is reimbursed out of principal collections on the Mortgage Loans for any workout delayed reimbursement amounts, that reimbursement will reduce the amount of principal available to be distributed on the Certificates (exclusive of the Exchangeable Certificates) or Trust Components (and, therefore, the Exchangeable Certificates) on that Distribution Date.  This reimbursement would have the effect of reducing current payments of principal on the Offered Certificates (other than the Class X-A and Class X-B Certificates) and extending the weighted average lives of the respective Classes of the Offered Certificates.  See “Description of the Offered Certificates—Distributions” in this free writing prospectus.

If you own Offered Certificates that are Principal Balance Certificates, then prepayments resulting in a shortening of the weighted average lives of your Certificates may be made at a time of low interest rates when you may be unable to reinvest the resulting payments of principal on your Certificates at a rate comparable to the effective yield anticipated by you in making your investment in the Offered Certificates, while delays and extensions resulting in a lengthening of the weighted average lives may occur at a time of high interest rates when you may have been able to reinvest principal payments that would otherwise have been received by you at higher rates.

No representation is made as to the rate of principal payments on the Mortgage Loans or as to the yield to maturity of any Class of Offered Certificates.  An investor is urged to make an investment decision with respect to any Class of Offered Certificates based on the anticipated yield to maturity of such Class of Offered Certificates resulting from its purchase price and such investor’s own determination as to anticipated Mortgage Loan prepayment rates under a variety of scenarios.  The extent to which any Class of Offered Certificates is purchased at a discount or a premium and the degree to which the timing of payments on such Class of Offered Certificates is sensitive to prepayments will determine the extent to which the yield to maturity of such Class of Offered Certificates may vary from the anticipated yield.  An investor should carefully consider the associated risks, including, in the case of any Offered Certificates purchased at a discount, the risk that a slower than anticipated rate of principal payments on the Mortgage Loans could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of any Offered Certificates purchased at a premium, the risk that a faster than anticipated rate of principal payments could result in an actual yield to such investor that is lower than the anticipated yield.

In general, with respect to any Class of Offered Certificates that is purchased at a premium, if principal distributions occur at a rate faster than anticipated at the time of purchase, the investor’s actual yield to maturity will be lower than that assumed at the time of purchase.  Conversely, if a Class of Offered Certificates is purchased at a discount and principal distributions occur at a rate slower than that assumed at the time of purchase, the investor’s actual yield to maturity will be lower than that assumed at the time of purchase.

An investor should consider the risk that rapid rates of prepayments on the Mortgage Loans, and therefore of amounts distributable in reduction of the Certificate Principal Amounts of the Offered Certificates that are Principal Balance Certificates (and consequently reduction of the Notional Amount of the Class X-A and/or Class X-B Certificates), may coincide with periods of low prevailing interest rates.  During such periods, the effective interest rates on securities in which an investor may choose to reinvest such amounts distributed to it may be lower than the applicable Pass-Through Rate.  Conversely, slower rates of prepayments on the Mortgage Loans, and therefore, of amounts distributable in reduction of the Certificate Principal Amounts of the Offered Certificates that are Principal Balance Certificates (and consequently reduction of the Notional Amount of the Class X-A and/or Class X-B Certificates) may coincide with periods of high prevailing interest rates.  During such periods, the amount of principal distributions resulting from prepayments available to an investor in any Offered Certificates that are Principal Balance Certificates for reinvestment at such high prevailing interest rates may be relatively small.

The effective yield to holders of Offered Certificates will be lower than the yield otherwise produced by the applicable Pass-Through Rate and applicable purchase prices because while interest will accrue during each Interest Accrual Period, the distribution of such interest will not be made until the Distribution Date immediately following such Interest Accrual Period, and principal paid on any Distribution Date will not bear interest during the period from the end of such Interest Accrual Period to the Distribution Date that follows.

In addition, although the related borrower under the ARD Loan may have certain incentives to prepay the ARD Loan on its Anticipated Repayment Date, we cannot assure you that the borrower will be able to prepay the ARD Loan on its Anticipated Repayment Date.  The failure of a borrower to prepay the ARD Loan on its Anticipated Repayment Date will not be an event of default under the terms of the ARD Loan, and pursuant to the terms of the Pooling and Servicing Agreement, neither the Master Servicer nor the Special Servicer will be permitted to take any enforcement action with respect to a borrower’s failure to pay Excess Interest, other than requests for collection, until the scheduled maturity of the ARD Loan; provided that the Master Servicer or the Special Servicer, as the case may be, may take action to enforce the Issuing Entity’s right to apply excess cash flow to principal in accordance with the terms of the ARD Loan documents.

Yield on the Class X-A and Class X-B Certificates

The yield to maturity of the Class X-A Certificates will be highly sensitive to the rate and timing of reductions made to the Certificate Principal Amounts of the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB Certificates and the Class A-S Trust Component, including by reason of prepayments and principal losses on the Mortgage Loans and other factors described above.  The yield to maturity of the Class X-B Certificates will be highly sensitive to the rate and timing of reductions made to the Certificate Principal Amounts of the Class B and Class C Trust Components, including by reason of prepayments and principal losses on the Mortgage Loans and other factors described above.  Investors in the Class X-A and Class X-B Certificates should fully consider the associated risks, including the risk that an extremely rapid rate of prepayment or other liquidation of the Mortgage Loans could result in the failure of such investors to recoup fully their initial investments.

Any optional termination by the holders of the Controlling Class, the Special Servicer, the Master Servicer or the holders of the Class R Certificates would result in prepayment in full of the Certificates and would have an adverse effect on the yield of the Class X-A and Class X-B Certificates because a termination would have an effect similar to a principal prepayment in full of the Mortgage Loans and, as a result, investors in the Class X-A and Class X-B Certificates and any other certificates purchased at premium might not fully recoup their initial investment. See “The Pooling and Servicing Agreement—Optional Termination; Optional Mortgage Loan Purchase” in this free writing prospectus.

Weighted Average Life of the Offered Certificates

Weighted average life refers to the average amount of time from the date of issuance of a security until each dollar of principal of such security will be repaid to the investor (or, in the case of a Class X-A or Class X-B Certificate, each dollar of its Notional Amount is reduced to zero).  The weighted average lives of the Offered Certificates will be influenced by the rate at which principal payments (including scheduled payments, principal prepayments and payments made pursuant to any applicable policies of insurance) on the Mortgage Loans are made.  Principal payments on the Mortgage Loans may be in the form of scheduled amortization or prepayments (for this purpose, the term prepayment includes prepayments, partial prepayments and liquidations due to a default or other dispositions of the Mortgage Loans).

Calculations reflected in the following tables assume that the Mortgage Loans have the characteristics shown on Annex A to this free writing prospectus, and are based on the following additional assumptions (“Modeling Assumptions”):  (i) each Mortgage Loan is assumed to prepay at the indicated level of constant prepayment rate (“CPR”), in accordance with a prepayment scenario in which prepayments occur after expiration of any applicable lock-out period, defeasance and/or yield maintenance options or fixed prepayment premiums, (ii) there are no delinquencies, (iii) scheduled interest and principal payments, including balloon payments, on the Mortgage Loans are timely received on their respective Due Dates, (iv) no prepayment premiums or yield maintenance charges are collected, (v) no party exercises its right of optional termination of the Issuing Entity described in this free writing prospectus, (vi) no Mortgage Loan is required to be repurchased from the Issuing Entity, (vii) the Administrative Fee Rate for each Mortgage Loan is the rate set forth on Annex A to this free writing prospectus with respect to such Mortgage Loan, (viii) there are no Excess Prepayment Interest Shortfalls, other shortfalls unrelated to defaults or Appraisal Reductions allocated to any class of Certificates or Trust Components, (ix) distributions on the Certificates are made on the 10th day (each assumed to be a business day) of each month, commencing in December 2013, (x) the Certificates will be issued on November 20, 2013, (xi) the Pass-Through Rate with respect to each Class of Offered Certificates is as described under “Description of the Offered Certificates—Distributions—Payment Priorities” in this free writing prospectus, (xii) the ARD Loan prepays in full on its Anticipated Repayment Date, (xiii) all prepayments are assumed to be voluntary prepayments and will not include, without limitation, Liquidation Proceeds, condemnation proceeds, insurance proceeds, proceeds from the purchase of a Mortgage Loan from the Issuing Entity or any prepayment that is accepted by the Master Servicer or the Special Servicer pursuant to a workout, settlement or loan modification, (xiv) each Class of Exchangeable Certificates is issued at its respective maximum initial Certificate Principal Amount and (xv) the initial Certificate Principal Amounts or Notional Amounts of the Certificates are set forth in the “Certificate Summary” of this free writing prospectus.

The weighted average life of any Offered Certificate refers to the average amount of time that will elapse from the date of its issuance until each dollar allocable to principal of such Offered Certificate is distributed to the investor (or, in the case of a Class X-A or Class X-B Certificate, each dollar of its Notional Amount is reduced to zero).  The weighted average life of any Offered Certificate will be influenced by, among other things, the rate at which principal on the Mortgage Loans is paid or otherwise collected or advanced and applied to pay principal (or, in the case of a Class X-A or Class X-B Certificate, reduce the Notional Amount) of such Offered Certificate.  The Principal Distribution Amount for each Distribution Date will be distributable as described in “Description of the Offered Certificates—Distributions—Payment Priorities” in this free writing prospectus.

The following tables indicate the percentage of the initial Certificate Principal Amount of each Class of Principal Balance Certificates that would be outstanding after each of the dates shown under each of the indicated prepayment assumptions and the corresponding weighted average life, first principal payment date and last principal payment date of each such Class of Principal Balance Certificates.  The tables have been prepared on the basis of, among others, the Modeling Assumptions.  To the extent that the Mortgage Loans or the Certificates have characteristics that differ from those assumed in preparing the tables, the Principal Balance Certificates may mature earlier or later than indicated by the tables.  The Mortgage Loans will not prepay at any constant rate, and it is highly unlikely that the Mortgage Loans will prepay in a manner consistent with the assumptions described in this free writing prospectus.  For this reason and because the timing of principal payments is critical to determining weighted average lives, the weighted average lives of the applicable Principal Balance Certificates are likely to differ from those shown in the tables, even if all of the Mortgage Loans prepay at the indicated percentages of CPR or prepayment scenario over any given time period or over the entire life of the Offered Certificates.  In addition, variations in the actual prepayment experience and the balance of the Mortgage Loans that prepay may increase or decrease the percentages of initial Certificate Principal Amount (and shorten or extend the weighted average lives) shown in the following tables.  Investors are urged to conduct their own analyses of the rates at which the Mortgage Loans may be expected to prepay.

Percentages of the Initial Certificate Principal Amount of
the Class A-1 Certificates at the Specified CPRs
0% CPR during lockout, defeasance and/or yield maintenance or fixed prepayment premiums—
otherwise at indicated CPR

	Prepayment Assumption (CPR)
Distribution Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Closing Date	100%	100%	100%	100%	100%
November 10, 2014	86%	86%	86%	86%	86%
November 10, 2015	67%	67%	67%	67%	67%
November 10, 2016	45%	45%	45%	45%	45%
November 10, 2017	19%	19%	19%	19%	19%
November 10, 2018	0%	0%	0%	0%	0%
Weighted Average Life (in years)	2.65	2.65	2.65	2.65	2.65
First Principal Payment Date	Dec 13	Dec 13	Dec 13	Dec 13	Dec 13
Last Principal Payment Date	Aug 18	Jun 18	Jun 18	Jun 18	Jun 18

Percentages of the Initial Certificate Principal Amount of
the Class A-2 Certificates at the Specified CPRs
0% CPR during lockout, defeasance and/or yield maintenance or fixed prepayment premiums—
otherwise at indicated CPR

	Prepayment Assumption (CPR)
Distribution Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Closing Date	100%	100%	100%	100%	100%
November 10, 2014	100%	100%	100%	100%	100%
November 10, 2015	100%	100%	100%	100%	100%
November 10, 2016	100%	100%	100%	100%	100%
November 10, 2017	100%	100%	100%	100%	100%
November 10, 2018	0%	0%	0%	0%	0%
Weighted Average Life (in years)	4.85	4.83	4.82	4.80	4.61
First Principal Payment Date	Aug 18	Jun 18	Jun 18	Jun 18	Jun 18
Last Principal Payment Date	Nov 18	Nov 18	Nov 18	Nov 18	Nov 18

Percentages of the Initial Certificate Principal Amount of
the Class A-3 Certificates at the Specified CPRs
0% CPR during lockout, defeasance and/or yield maintenance or fixed prepayment premiums—
otherwise at indicated CPR

	Prepayment Assumption (CPR)
Distribution Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Closing Date	100%	100%	100%	100%	100%
November 10, 2014	100%	100%	100%	100%	100%
November 10, 2015	100%	100%	100%	100%	100%
November 10, 2016	100%	100%	100%	100%	100%
November 10, 2017	100%	100%	100%	100%	100%
November 10, 2018	100%	100%	100%	100%	100%
November 10, 2019	100%	100%	100%	100%	100%
November 10, 2020	100%	100%	99%	98%	94%
November 10, 2021	100%	100%	99%	98%	94%
November 10, 2022	100%	100%	99%	98%	94%
November 10, 2023	0%	0%	0%	0%	0%
Weighted Average Life (in years)	9.81	9.73	9.64	9.55	9.30
First Principal Payment Date	Sep 23	Jul 20	Jul 20	Jul 20	Jul 20
Last Principal Payment Date	Sep 23	Sep 23	Sep 23	Aug 23	Jun 23

Percentages of the Initial Certificate Principal Amount of
the Class A-4 Certificates at the Specified CPRs
0% CPR during lockout, defeasance and/or yield maintenance or fixed prepayment premiums—
otherwise at indicated CPR

	Prepayment Assumption (CPR)
Distribution Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Closing Date	100%	100%	100%	100%	100%
November 10, 2014	100%	100%	100%	100%	100%
November 10, 2015	100%	100%	100%	100%	100%
November 10, 2016	100%	100%	100%	100%	100%
November 10, 2017	100%	100%	100%	100%	100%
November 10, 2018	100%	100%	100%	100%	100%
November 10, 2019	100%	100%	100%	100%	100%
November 10, 2020	100%	100%	100%	100%	100%
November 10, 2021	100%	100%	100%	100%	100%
November 10, 2022	100%	100%	100%	100%	100%
November 10, 2023	0%	0%	0%	0%	0%
Weighted Average Life (in years)	9.86	9.85	9.83	9.8	9.58
First Principal Payment Date	Sep 23	Sep 23	Sep 23	Aug 23	Jun 23
Last Principal Payment Date	Oct 23	Oct 23	Oct 23	Oct 23	Jul 23

Percentages of the Initial Certificate Principal Amount of
the Class A-AB Certificates at the Specified CPRs
0% CPR during lockout, defeasance and/or yield maintenance or fixed prepayment premiums—
otherwise at indicated CPR

	Prepayment Assumption (CPR)
Distribution Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Closing Date	100%	100%	100%	100%	100%
November 10, 2014	100%	100%	100%	100%	100%
November 10, 2015	100%	100%	100%	100%	100%
November 10, 2016	100%	100%	100%	100%	100%
November 10, 2017	100%	100%	100%	100%	100%
November 10, 2018	100%	100%	100%	100%	100%
November 10, 2019	83%	83%	83%	83%	83%
November 10, 2020	56%	56%	57%	58%	64%
November 10, 2021	36%	37%	38%	39%	45%
November 10, 2022	16%	17%	17%	18%	25%
November 10, 2023	0%	0%	0%	0%	0%
Weighted Average Life (in years)	7.44	7.45	7.47	7.49	7.64
First Principal Payment Date	Nov 18	Nov 18	Nov 18	Nov 18	Nov 18
Last Principal Payment Date	Sep 23	Sep 23	Sep 23	Sep 23	Jul 23

Percentages of the Initial Certificate Principal Amount of
the Class A-S Certificates at the Specified CPRs
0% CPR during lockout, defeasance and/or yield maintenance or fixed prepayment premiums—
otherwise at indicated CPR

	Prepayment Assumption (CPR)
Distribution Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Closing Date	100%	100%	100%	100%	100%
November 10, 2014	100%	100%	100%	100%	100%
November 10, 2015	100%	100%	100%	100%	100%
November 10, 2016	100%	100%	100%	100%	100%
November 10, 2017	100%	100%	100%	100%	100%
November 10, 2018	100%	100%	100%	100%	100%
November 10, 2019	100%	100%	100%	100%	100%
November 10, 2020	100%	100%	100%	100%	100%
November 10, 2021	100%	100%	100%	100%	100%
November 10, 2022	100%	100%	100%	100%	100%
November 10, 2023	0%	0%	0%	0%	0%
Weighted Average Life (in years)	9.92	9.90	9.89	9.89	9.66
First Principal Payment Date	Oct 23	Oct 23	Oct 23	Oct 23	Jul 23
Last Principal Payment Date	Nov 23	Nov 23	Oct 23	Oct 23	Aug 23

Percentages of the Initial Certificate Principal Amount of
the Class B Certificates at the Specified CPRs
0% CPR during lockout, defeasance and/or yield maintenance or fixed prepayment premiums—
otherwise at indicated CPR

	Prepayment Assumption (CPR)
Distribution Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Closing Date	100%	100%	100%	100%	100%
November 10, 2014	100%	100%	100%	100%	100%
November 10, 2015	100%	100%	100%	100%	100%
November 10, 2016	100%	100%	100%	100%	100%
November 10, 2017	100%	100%	100%	100%	100%
November 10, 2018	100%	100%	100%	100%	100%
November 10, 2019	100%	100%	100%	100%	100%
November 10, 2020	100%	100%	100%	100%	100%
November 10, 2021	100%	100%	100%	100%	100%
November 10, 2022	100%	100%	100%	100%	100%
November 10, 2023	0%	0%	0%	0%	0%
Weighted Average Life (in years)	9.97	9.97	9.96	9.92	9.72
First Principal Payment Date	Nov 23	Nov 23	Oct 23	Oct 23	Aug 23
Last Principal Payment Date	Nov 23	Nov 23	Nov 23	Nov 23	Aug 23

Percentages of the Initial Certificate Principal Amount of
the Class PEZ Certificates at the Specified CPRs
0% CPR during lockout, defeasance and/or yield maintenance or fixed prepayment premiums—
otherwise at indicated CPR

	Prepayment Assumption (CPR)
Distribution Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Closing Date	100%	100%	100%	100%	100%
November 10, 2014	100%	100%	100%	100%	100%
November 10, 2015	100%	100%	100%	100%	100%
November 10, 2016	100%	100%	100%	100%	100%
November 10, 2017	100%	100%	100%	100%	100%
November 10, 2018	100%	100%	100%	100%	100%
November 10, 2019	100%	100%	100%	100%	100%
November 10, 2020	100%	100%	100%	100%	100%
November 10, 2021	100%	100%	100%	100%	100%
November 10, 2022	100%	100%	100%	100%	100%
November 10, 2023	0%	0%	0%	0%	0%
Weighted Average Life (in years)	9.95	9.94	9.93	9.91	9.69
First Principal Payment Date	Oct 23	Oct 23	Oct 23	Oct 23	Jul 23
Last Principal Payment Date	Nov 23	Nov 23	Nov 23	Nov 23	Aug 23

Percentages of the Initial Certificate Principal Amount of
the Class C Certificates at the Specified CPRs
0% CPR during lockout, defeasance and/or yield maintenance or fixed prepayment premiums—
otherwise at indicated CPR

	Prepayment Assumption (CPR)
Distribution Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Closing Date	100%	100%	100%	100%	100%
November 10, 2014	100%	100%	100%	100%	100%
November 10, 2015	100%	100%	100%	100%	100%
November 10, 2016	100%	100%	100%	100%	100%
November 10, 2017	100%	100%	100%	100%	100%
November 10, 2018	100%	100%	100%	100%	100%
November 10, 2019	100%	100%	100%	100%	100%
November 10, 2020	100%	100%	100%	100%	100%
November 10, 2021	100%	100%	100%	100%	100%
November 10, 2022	100%	100%	100%	100%	100%
November 10, 2023	0%	0%	0%	0%	0%
Weighted Average Life (in years)	9.97	9.97	9.97	9.97	9.72
First Principal Payment Date	Nov 23	Nov 23	Nov 23	Nov 23	Aug 23
Last Principal Payment Date	Nov 23	Nov 23	Nov 23	Nov 23	Aug 23

Price/Yield Tables

The tables set forth below show the corporate bond equivalent (“CBE”) yield with respect to each Class of Offered Certificates under the Modeling Assumptions.  Purchase prices set forth below for each Class of Offered Certificates are expressed in 32nds and interpreted as a percentage (i.e., 100-12 is 100-12/32%) of the initial Certificate Principal Amount or Notional Amount, as applicable, of such Class of Offered Certificates, before adding accrued interest.

The yields set forth in the following tables were calculated by determining the monthly discount rates which, when applied to the assumed stream of cash flows to be paid on each Class of Offered Certificates, would cause the discounted present value of such assumed stream of cash flows as of the Closing Date to equal the assumed purchase prices, plus accrued interest at the applicable Pass-Through Rate as described in the Modeling Assumptions, from and including November 1, 2013 to but excluding the Closing Date, and converting such monthly rates to semi-annual corporate bond equivalent rates.  Such calculation does not take into account variations that may occur in the interest rates at which investors may be able to reinvest funds received by them as reductions of the Certificate Principal Amounts of the respective Classes of Offered Certificates (other than the Class X-A and Class X-B Certificates) and consequently does not purport to reflect the return on any investment in such Classes of Offered Certificates when such reinvestment rates are considered.

Pre-Tax Yield to Maturity (CBE) for the Class A-1 Certificates at the Specified CPRs

0% CPR during lockout, defeasance and/or yield maintenance or fixed prepayment premiums —otherwise at indicated CPR
Assumed Price (32nds)	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR

Pre-Tax Yield to Maturity (CBE) for the Class A-2 Certificates at the Specified CPRs

0% CPR during lockout, defeasance and/or yield maintenance or fixed prepayment premiums —otherwise at indicated CPR
Assumed Price (32nds)	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR

Pre-Tax Yield to Maturity (CBE) for the Class A-3 Certificates at the Specified CPRs

0% CPR during lockout, defeasance and/or yield maintenance or fixed prepayment premiums —otherwise at indicated CPR
Assumed Price (32nds)	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR

Pre-Tax Yield to Maturity (CBE) for the Class A-4 Certificates at the Specified CPRs

0% CPR during lockout, defeasance and/or yield maintenance or fixed prepayment premiums —otherwise at indicated CPR
Assumed Price (32nds)	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR

Pre-Tax Yield to Maturity (CBE) for the Class A-AB Certificates at the Specified CPRs

0% CPR during lockout, defeasance and/or yield maintenance or fixed prepayment premiums —otherwise at indicated CPR
Assumed Price (32nds)	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR

Pre-Tax Yield to Maturity (CBE) for the Class X-A Certificates at the Specified CPRs

0% CPR during lockout, defeasance and/or yield maintenance or fixed prepayment premiums —otherwise at indicated CPR
Assumed Price (32nds)	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR

Pre-Tax Yield to Maturity (CBE) for the Class X-B Certificates at the Specified CPRs

0% CPR during lockout, defeasance and/or yield maintenance or fixed prepayment premiums —otherwise at indicated CPR
Assumed Price (32nds)	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR

Pre-Tax Yield to Maturity (CBE) for the Class A-S Certificates at the Specified CPRs

0% CPR during lockout, defeasance and/or yield maintenance or fixed prepayment premiums —otherwise at indicated CPR
Assumed Price (32nds)	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR

Pre-Tax Yield to Maturity (CBE) for the Class B Certificates at the Specified CPRs

0% CPR during lockout, defeasance and/or yield maintenance or fixed prepayment premiums —otherwise at indicated CPR
Assumed Price (32nds)	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR

Pre-Tax Yield to Maturity (CBE) for the Class PEZ Certificates at the Specified CPRs

0% CPR during lockout, defeasance and/or yield maintenance or fixed prepayment premiums —otherwise at indicated CPR
Assumed Price (32nds)	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR

Pre-Tax Yield to Maturity (CBE) for the Class C Certificates at the Specified CPRs

0% CPR during lockout, defeasance and/or yield maintenance or fixed prepayment premiums —otherwise at indicated CPR
Assumed Price (32nds)	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR

We cannot assure you that the Mortgage Loans will prepay at any particular rate.  Moreover, the various remaining terms to maturity of the Mortgage Loans could produce slower or faster principal distributions than indicated in the preceding tables at the various percentages of CPR specified, even if the weighted average remaining term to maturity of the Mortgage Loans is as assumed.  Investors are urged to make their investment decisions based on their determinations as to anticipated rates of prepayment under a variety of scenarios.

For additional considerations relating to the yield on the Offered Certificates, see “Yield Considerations” in the prospectus.

THE POOLING AND SERVICING AGREEMENT

General

The Certificates will be issued pursuant to the Pooling and Servicing Agreement.

The servicing of the Mortgage Loans (including the Serviced Whole Loan but not the Non-Serviced Loans) and any REO Properties (other than any interest in REO Property acquired with respect to any Non-Serviced Whole Loan) will be governed by the Pooling and Servicing Agreement.  The following summaries describe the material provisions of the Pooling and Servicing Agreement relating to the servicing and administration of the Mortgage Loans (other than the Non-Serviced Loans), the Serviced Companion Loan and any REO Properties.  The summaries do not purport to be complete and are subject to the provisions of the Pooling and Servicing Agreement.  Reference is made to the prospectus for additional information regarding the terms of the Pooling and Servicing Agreement relating to the servicing and administration of the Mortgage Loans (other than the Non-Serviced Loans), the Serviced Companion Loan and any REO Properties.  The information in this free writing prospectus supplements any information set forth in the prospectus.

Servicing of the Whole Loans

In general, the Serviced Whole Loan will be serviced and administered under the Pooling and Servicing Agreement and the related Co-Lender Agreement, as applicable, as though such entire Whole Loan was a part of the Mortgage Pool.  With respect to the Serviced Whole Loan, if the Serviced Companion Loan becomes a Specially Serviced Loan, then the related Mortgage Loan will become a Specially Serviced Loan.  For more detailed information, please see “Description of the Mortgage Pool—The Whole Loans” in this free writing prospectus.

With respect to the Non-Serviced Loans, each Non-Serviced Loan and the related Companion Loan are being serviced and administered in accordance with the applicable Other PSA, and the related Co-Lender Agreements (and all decisions, consents, waivers, approvals and other actions on the part of the holders of each Non-Serviced Loan and the related Companion Loan will be effected in accordance with the applicable Other PSA, and the related Co-Lender Agreements).  Consequently, the servicing provisions set forth in this free writing prospectus and the administration of certain accounts related to the servicing of the Mortgage Loans will generally not be applicable to the Non-Serviced Loans, but instead such servicing and administration of the Non-Serviced Loans will be governed by the applicable Other PSA.

The Master Servicer, the Special Servicer, the Operating Advisor and the Trustee have no obligation or authority to supervise any master servicer, special servicer, operating advisor, certificate administrator and/or trustee that is a party to any Other PSA, or to make property protection advances with respect to the related Non-Serviced Loans or P&I Advances with respect to the Non-Serviced Companion Loans.  The obligation of the Master Servicer and the Special Servicer to provide information or remit collections on the Non-Serviced Loans are dependent on its receipt of the same from the applicable party under the applicable Other PSA.  Each Other PSA provides, or is expected to provide, for servicing in a manner acceptable for rated transactions similar in nature to this securitization.  The servicing arrangements under each Other PSA are, or are expected to be, generally similar but not identical to, and may vary in various material respects from, the servicing arrangements under the Pooling and Servicing Agreement.  The final provisions of each Other PSA that is expected to govern the servicing of the Non-Serviced Loans (other than the Walpole Shopping Mall Loan) have not been determined and cannot be described with certainty, although such provisions, to the extent that they relate to servicing, are expected to be acceptable for rated commercial mortgage securitizations.  For more information, please see “—Servicing of the Non-Serviced Loans” below and “Description of the Mortgage Pool—The Whole Loans” in this free writing prospectus.

As used in this free writing prospectus, references to the Mortgage Loans, when discussing servicing activities of the Mortgage Loans, (a) does include, unless otherwise specifically indicated, the Serviced Whole Loan and (b) does not include, unless otherwise specifically indicated, the Non-Serviced Loans.  In certain instances references are made that specifically exclude the Non-Serviced Loans from the servicing provisions in this free writing prospectus by indicating actions are taken with respect of the Mortgage Loans “other than the Non-Serviced Loans” or “except with respect to the Non-Serviced Loans” or words of similar import.  These exclusions are intended to highlight particular provisions to draw prospective investor’s attention to the fact that the Master Servicer, the Special Servicer, the Operating Advisor the Certificate Administrator or the Trustee are not responsible for the particular servicing or administrative activity and are not intended to imply that when other servicing actions are described in this free writing prospectus without such specific carveouts, that the Master Servicer, the Special Servicer, the Operating Advisor or the Trustee are responsible for those duties with respect to the Non-Serviced Loans.

Assignment of the Mortgage Loans

On the Closing Date, the Depositor will sell, transfer or otherwise convey, assign or cause the assignment of the Mortgage Loans, together with all payments due on or with respect to the Mortgage Loans, other than principal and interest due on or before the Cut-off Date and principal prepayments received on or before the Cut-off Date, without recourse, to the Trustee for the benefit of the holders of Certificates.

The Certificate Administrator, concurrently with the assignment, will execute and deliver Certificates evidencing the beneficial ownership interests in the related Issuing Entity to or at the direction of the Depositor in exchange for the Mortgage Loans. Each Mortgage Loan will be identified in a schedule appearing as an exhibit to the Pooling and Servicing Agreement (the “Mortgage Loan Schedule”). The Mortgage Loan Schedule will include, among other things, as to each Mortgage Loan, information as to its outstanding principal balance as of the close of business on the Cut-off Date, as well as information respecting the interest rate and the maturity date of each Mortgage Loan.

In addition, the Depositor will require each Sponsor to deliver to the Certificate Administrator, in its capacity as custodian, the Mortgage File for each of the Mortgage Loans.  Except as expressly permitted by the Pooling and Servicing Agreement, all documents included in the Mortgage File are to be original executed documents; provided, however, that in instances where the original recorded mortgage, mortgage assignment or any document necessary to assign the Sponsor’s interest in the Mortgage Loan to the Trustee, as described in the Pooling and Servicing Agreement, has been retained by the recording office for the applicable jurisdiction or has not yet been returned from recordation, the related Sponsor may deliver a photocopy certified to be the true and complete copy of the original submitted for recording, and the related Sponsor will cause the original of each document which is unavailable because it is being or has been submitted for recordation and has not yet been returned, to be delivered to the Certificate Administrator, in its capacity as custodian, as soon as available; provided, further, that, with respect to Non-Serviced Loans, all documents other than the related Mortgage Note may be copies as further described in the definition of “Mortgage File”.  See “Description of the Mortgage Pool—Sale of Mortgage Loans; Mortgage File Delivery” in this free writing prospectus.

The Certificate Administrator, or any other custodian appointed under the Pooling and Servicing Agreement, will hold the Mortgage File for each Mortgage Loan in trust for the benefit of all Certificateholders. Pursuant to the Pooling and Servicing Agreement, the Certificate Administrator, in its capacity as custodian, is obligated to review the Mortgage File for each Mortgage Loan within a specified number of days after the execution and delivery of the Pooling and Servicing Agreement. If the Special Servicer determines that a Material Document Defect exists, the Special Servicer will promptly notify, among others, the Depositor, the applicable Sponsor, the Certificate Administrator, the Trustee and the Master Servicer. If the applicable Sponsor cannot cure the Material Document Defect within the time period specified in the Pooling and Servicing Agreement, the applicable Sponsor will be obligated either to replace the affected Mortgage Loan with a substitute Mortgage Loan or Mortgage Loans, or to repurchase the related Mortgage Loan from the Trustee within the time period specified in the Pooling and Servicing Agreement at the Repurchase Price.  This substitution or purchase obligation will constitute the sole remedy available to the Certificateholders or the Trustee for a Material Document Defect. See “Description of the Mortgage Pool—Cures, Repurchases and Substitutions” in this free writing prospectus.

Servicing of the Mortgage Loans

Each of the Master Servicer (directly or through one or more sub-servicers) and the Special Servicer will be required to service and administer the Mortgage Loans (including the Serviced Whole Loan, but excluding the Non-Serviced Loans) for which it is responsible (as described below).  The Master Servicer may delegate and/or assign some or all of its servicing obligations and duties with respect to some or all of the Mortgage Loans and the Serviced Whole Loan to one or more third-party sub-servicers, with the consent of the Depositor.  Each Other Master Servicer may also delegate and/or assign some or all of their respective obligations with regard to the Non-Serviced Whole Loans under the related pooling and servicing agreement.  The Master Servicer will be responsible for paying the servicing fees of any sub-servicer.  Notwithstanding any sub-servicing agreement, the Master Servicer will remain primarily liable to the Trustee, the Certificate Administrator, the Certificateholders and the Serviced Companion Loan Holders for the servicing and administering of the Mortgage Loans (or Serviced Whole Loan, if applicable, but excluding the Non-Serviced Loans) in accordance with the provisions of the Pooling and Servicing Agreement without diminution of such obligation or liability by virtue of such sub-servicing agreement.  The Special Servicer will not be permitted to appoint sub-servicers with respect to any of its servicing obligations and duties.

 The Master Servicer and the Special Servicer, as the case may be, will each be required to service and administer the Mortgage Loans, the Serviced Whole Loan (but not the Non-Serviced Loans) and each REO Property (other than any interest in REO Property acquired with respect to any Non-Serviced Whole Loan) for which it is responsible in accordance with applicable law, the terms of the Pooling and Servicing Agreement and the terms of such respective Mortgage Loans (and Serviced Whole Loan) and, if applicable, the related Co-Lender Agreement and, to the extent consistent with the foregoing, in accordance with:

●	the higher of the following standards of care:

1. with the same care, skill, prudence and diligence with which the Master Servicer or the Special Servicer, as the case may be, services and administers comparable mortgage loans with similar borrowers and comparable REO properties for other third-party portfolios, giving due consideration to the customary and usual standards of practice of prudent institutional commercial mortgage lenders servicing their own mortgage loans and REO properties; and

2. with the same care, skill, prudence and diligence with which the Master Servicer or the Special Servicer, as the case may be, services and administers comparable mortgage loans and REO properties owned by the Master Servicer or the Special Servicer, as the case may be; and

in either case, exercising reasonable business judgment and acting in accordance with applicable law, the terms of the Pooling and Servicing Agreement and the terms of the respective subject Mortgage Loans or Serviced Whole Loan;

●	with a view to—

1. the timely recovery of all payments of principal and interest, including balloon payments, under those Mortgage Loans (or the Serviced Whole Loan); or

2. in the case of (a) a Specially Serviced Loan or (b) a Mortgage Loan or Serviced Whole Loan as to which the related Mortgaged Property is an REO Property, the maximization of recovery on that Mortgage Loan to the Certificateholders (as if they were one lender) (or, if a Serviced Whole Loan is involved, with a view to the maximization of recovery on such Serviced Whole Loan to the Certificateholders and the Serviced Companion Loan Holder as if they were one lender) of principal and interest, including balloon payments, on a present value basis; and

●	without regard to—

1. any relationship, including as lender on any other debt, that the Master Servicer or the Special Servicer or any affiliate of the Master Servicer or the Special Servicer may have with any of the underlying borrowers, or any affiliate of the underlying borrowers, or any other party to the Pooling and Servicing Agreement;

2. the ownership of any Certificate (or any Serviced Companion Loan or other indebtedness secured by the related Mortgaged Property or any security backed by a Companion Loan) by the Master Servicer or the Special Servicer or any affiliate of the Master Servicer or the Special Servicer;

3. the obligation, if any, of the Master Servicer to make Advances;

4. the right of the Master Servicer or the Special Servicer, as the case may be, or any of its affiliates to receive compensation or reimbursement of costs under the Pooling and Servicing Agreement generally or with respect to any particular transaction; and

5. the ownership, servicing or management for others of any mortgage loan or property not covered by the Pooling and Servicing Agreement by the Master Servicer or the Special Servicer or any affiliate of the Master Servicer or the Special Servicer (the “Servicing Standard”).

The Pooling and Servicing Agreement provides, however, that none of the Master Servicer, the Special Servicer, or any of their respective directors, officers, employees or agents will have any liability to the Issuing Entity or the Certificateholders for taking any action or refraining from taking any action in good faith or for errors in judgment.  The foregoing provision would not protect the Master Servicer or the Special Servicer for the breach of its representations or warranties in the Pooling and Servicing Agreement or any liability by reason of willful misconduct, bad faith, fraud or negligence in the performance of its duties or by reason of its negligent disregard of its obligations or duties under the Pooling and Servicing Agreement.  The Trustee or any other successor Master Servicer assuming the obligations of the Master Servicer under the Pooling and Servicing Agreement will be entitled to the compensation to which the Master Servicer would have been entitled after the date of the assumption of the Master Servicer’s obligations.  If no successor Master Servicer can be obtained to perform such obligations for such compensation, additional amounts payable to such successor Master Servicer will be treated as Realized Losses.

In general, the Master Servicer will be responsible for the servicing and administration of each Mortgage Loan (other than the Non-Serviced Loans) and related Serviced Companion Loan—

●	which is not a Specially Serviced Loan; or

●	that is a Corrected Loan.

 A “Specially Serviced Loan” means any Mortgage Loan (excluding a Non-Serviced Loan) or Serviced Whole Loan  (including an REO Mortgage Loan and REO Serviced Companion Loan) being serviced under the Pooling and Servicing Agreement, for which any of the following events (each, a “Servicing Transfer Event”) has occurred as follows:

(a) the related borrower has failed to make when due any scheduled monthly debt service payment or a balloon payment, which failure continues unremedied (without regard to any grace period):

●	except in the case of a Mortgage Loan or Serviced Whole Loan delinquent in respect of its balloon payment, for 60 days beyond the date that payment was due; or

●	solely in the case of a delinquent balloon payment, (A) 60 days beyond the date on which that balloon payment was due (except as described in clause B below) or (B) in the case of a

Mortgage Loan or Serviced Whole Loan delinquent with respect to the balloon payment as to which the related borrower delivered a refinancing commitment acceptable to the Special Servicer prior to the date 60 days after maturity, 120 days beyond the date on which that balloon payment was due (or for such shorter period beyond the date on which that balloon payment was due during which the refinancing is scheduled to occur); or

(b) there has occurred a default (other than as set forth in clause (a) and other than an Acceptable Insurance Default) that the Master Servicer or the Special Servicer (and, in the case of the Special Servicer, with the consent of the Controlling Class Representative, unless a Control Termination Event has occurred and is continuing) determines materially impairs the value of the related Mortgaged Property as security for the Mortgage Loan or Serviced Whole Loan or otherwise materially adversely affects the interests of Certificateholders in the Mortgage Loan (or, in the case of a Serviced Whole Loan, the interests of the Certificateholders or the Serviced Companion Loan Holder in such Serviced Whole Loan), and continues unremedied for the applicable grace period under the terms of the Mortgage Loan or Serviced Whole Loan (or, if no grace period is specified and the default is capable of being cured, for 30 days); provided that any default that results in acceleration of the related Mortgage Loan or Serviced Whole Loan without the application of any grace period under the related loan documents will be deemed not to have a grace period; and provided, further, that any default requiring a Property Advance will be deemed to materially and adversely affect the interests of Certificateholders (or, in the case of the Serviced Whole Loan, the interests of the Certificateholders or the Serviced Companion Loan Holder); or

(c) a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law or the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding up or liquidation of its affairs, has been entered against the related borrower and such decree or order has remained in force and not dismissed for a period of 60 days (or a shorter period if the Master Servicer or the Special Servicer (and, in the case of the Special Servicer, with the consent of the Controlling Class Representative, unless a Control Termination Event has occurred and is continuing) determines in accordance with the Servicing Standard that the circumstances warrant that the related Mortgage Loan or Serviced Whole Loan (or REO Mortgage Loan or REO Serviced Companion Loan) be transferred to special servicing); or

(d) the related borrower consents to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to such borrower or of or relating to all or substantially all of its property; or

(e) the related borrower admits in writing its inability to pay its debts generally as they become due, files a petition to take advantage of any applicable insolvency or reorganization statute, makes an assignment for the benefit of its creditors, or voluntarily suspends payment of its obligations; or

(f) the Master Servicer has received notice of the commencement of foreclosure or similar proceedings with respect to the related Mortgaged Property; or

(g) the Master Servicer or Special Servicer (and, in the case of the Special Servicer, with the consent of the Controlling Class Representative, unless a Control Termination Event has occurred and is continuing) determines that (i) a default (other than an Acceptable Insurance Default) under the Mortgage Loan or Serviced Whole Loan is reasonably foreseeable, (ii) such default would materially impair the value of the corresponding Mortgaged Property as security for the Mortgage Loan or Serviced Whole Loan or otherwise materially adversely affect the interests of Certificateholders in the Mortgage Loan (or, in the case of a Serviced Whole Loan, the interests of the Certificateholders or the Serviced Companion Loan Holder in such Serviced Whole Loan), and (iii) the default is likely to continue unremedied for the applicable cure period under the terms of the Mortgage Loan or Serviced Whole Loan or, if no cure period is specified and the default is capable of being cured, for 30 days (provided that such 30-day grace period does not apply to a default that gives rise to immediate acceleration without application of a grace period under the terms of the Mortgage Loan or Serviced Whole Loan).

An “Acceptable Insurance Default” (and neither the Master Servicer nor the Special Servicer will be required to obtain the below described insurance) occurs if the related loan documents specify that the related borrower must maintain all-risk casualty insurance or other insurance that covers damages or losses arising from acts of terrorism and the Special Servicer has determined, in its reasonable judgment in accordance with the Servicing Standard (and, with the consent of the Controlling Class Representative, unless a Control Termination Event has occurred and is continuing) that (i) this insurance is not available at commercially reasonable rates and the subject hazards are not commonly insured against by prudent owners of similar real properties located in or near the geographic region in which the Mortgaged Property is located (but only by reference to such insurance that has been obtained by such owners at current market rates), or (ii) this insurance is not available at any rate; provided, however, that the Controlling Class Representative will not have more than 30 days to respond to the Special Servicer’s request for such consent; provided, further, that upon the Special Servicer’s determination, consistent with the Servicing Standard, that exigent circumstances do not allow the Special Servicer to consult with the Controlling Class Representative, the Special Servicer will not be required to do so.  In making this determination, the Special Servicer, to the extent consistent with the Servicing Standard, is entitled to rely on the opinion of an insurance consultant.

A Mortgage Loan (excluding a Non-Serviced Loan) or Serviced Whole Loan will cease to be a Specially Serviced Loan and will become a “Corrected Loan” when:

●
with respect to the circumstances described in clause (a) of the definition of Specially Serviced Loan, the related borrower has made three consecutive full and timely scheduled monthly debt service payments under the terms of the Mortgage Loan or Serviced Whole Loan, as applicable (as such terms may be changed or modified in connection with a bankruptcy or similar proceeding involving the related borrower or by reason of a modification, extension, waiver or amendment granted or agreed to by the Master Servicer or the Special Servicer pursuant to the Pooling and Servicing Agreement);

●
with respect to the circumstances described in clauses (c), (d), (e) and (g) of the definition of Specially Serviced Loan, the circumstances cease to exist in the good faith, reasonable judgment of the Special Servicer, but, with respect to any bankruptcy or insolvency proceedings described in clauses (c), (d) and (e), no later than the entry of an order or decree dismissing such proceeding;

●
with respect to the circumstances described in clause (b) of the definition of Specially Serviced Loan, the default is cured as determined by the Special Servicer in its reasonable, good faith judgment; and

●	with respect to the circumstances described in clause (f) of the definition of Specially Serviced Loan, the proceedings are terminated.

If a Servicing Transfer Event exists with respect to one loan in a Serviced Whole Loan, it will be considered to exist for the entire Serviced Whole Loan.

The Special Servicer, on the other hand, will be responsible for the servicing and administration of each Mortgage Loan (including the Serviced Whole Loan but excluding the Non-Serviced Loans) as to which a Servicing Transfer Event has occurred and which has not yet become a Corrected Loan.    The Special Servicer will also be responsible for the administration of each REO Property acquired by the Issuing Entity.

Despite the foregoing, the Pooling and Servicing Agreement will require the Master Servicer to continue to collect information and prepare all reports to the Certificate Administrator required to be collected or prepared with respect to any Specially Serviced Loans (based on, among other things, certain information provided by the Special Servicer), receive payments on Specially Serviced Loans, maintain escrows and all reserve accounts on Specially Serviced Loans, maintain insurance with respect to the Mortgaged Properties securing the Specially Serviced Loans and, otherwise, to render other incidental services with respect to any such specially serviced assets.  In addition, the Special Servicer will perform limited duties and have certain approval rights regarding servicing actions with respect to non-Specially Serviced Loans.

Neither the Master Servicer nor the Special Servicer will have responsibility for the performance by the other of its respective obligations and duties under the Pooling and Servicing Agreement.

The Master Servicer will transfer servicing of a Mortgage Loan (or Serviced Whole Loan but not any Non-Serviced Loan) to the Special Servicer when that Mortgage Loan (or Serviced Whole Loan) becomes a Specially Serviced Loan.  The Special Servicer will return the servicing of that Mortgage Loan (or Serviced Whole Loan but not any Non-Serviced Loan) to the Master Servicer when it becomes a Corrected Loan.

The Special Servicer will be obligated to, among other things, oversee the resolution of Specially Serviced Loans and act as disposition manager of REO Properties (other than any interest in REO Property acquired with respect to any Non-Serviced Whole Loan).

Each Other PSA provides or is expected to provide for servicing transfer events that are similar (or similar in nature to) but not identical to those set forth above.  Upon the occurrence of a servicing transfer event under the applicable Other PSA, servicing of both the related Non-Serviced Loan and its respective Companion Loan will be transferred to the related special servicer.

All net present value calculations and determinations made under the Pooling and Servicing Agreement with respect to any Mortgage Loan or Serviced Whole Loan, Mortgaged Property or REO Property (including for purposes of the definition of “Servicing Standard” set forth above) will be made by using a discount rate appropriate for the type of cash flows being discounted; namely (i) for principal and interest payments on the Mortgage Loan or proceeds from the sale of a defaulted Mortgage Loan, the highest of (1) the rate determined by the Master Servicer or Special Servicer, as applicable, that approximates the market rate that would be obtainable by the borrowers on similar debt of the borrowers as of such date of determination, (2) the Mortgage Loan Rate and (3) the yield on 10-year U.S. treasuries and (ii) for all other cash flows, including property cash flow, the “discount rate” set forth in the most recent appraisal (or updated appraisal).

Advances

The Master Servicer will be obligated (subject to the limitations described below) to advance, on the business day immediately preceding a Distribution Date (the “Master Servicer Remittance Date”), an amount (each such amount, a “P&I Advance”) equal to the total or any portion of the Monthly Payment (exclusive of the related Servicing Fee on the Mortgage Loan and, with respect to any Non-Serviced Loan, the master or similar servicing and administrative fees payable to each Other Master Servicer or other parties under each Other PSA) on a Mortgage Loan (excluding each Companion Loan but including the Non-Serviced Loans) that was delinquent as of the close of business on the immediately preceding Due Date (without regard to any grace period) (and which delinquent payment has not been cured as of the business day immediately preceding the Master Servicer Remittance Date).  In the event the Monthly Payment has been reduced pursuant to any modification, waiver or amendment of the terms of such Mortgage Loan, whether agreed to by the Special Servicer or resulting from bankruptcy, insolvency or any similar proceeding involving the related borrower, the amount required to be advanced will be so reduced.  The Master Servicer will not be required or permitted to make an advance for balloon payments, default interest, Excess Interest or prepayment premiums or yield maintenance charges.  The amount required to be advanced by the Master Servicer with respect to any Distribution Date in respect of payments of delinquent interest on any Mortgage Loan as to which an Appraisal Reduction exists will equal (i) the amount required to be advanced by the Master Servicer in respect of such delinquent payment of interest without giving effect to such Appraisal Reduction less (ii) an amount equal to the product of (x) the amount otherwise required to be advanced by the Master Servicer in respect of such delinquent payment of interest without giving effect to such Appraisal Reduction, and (y) a fraction, the numerator of which is the Appraisal Reduction with respect to such Mortgage Loan and the denominator of which is the Stated Principal Balance of such Mortgage Loan as of the last day of the related Collection Period.

The Master Servicer will also be obligated (subject to the limitations described below) with respect to each Mortgage Loan (including the Serviced Whole Loan but not the Non-Serviced Loans) and related REO Property to make cash advances (“Property Advances” and, together with P&I Advances, “Advances”) to pay all customary, reasonable and necessary “out of pocket” costs and expenses (including attorneys’ fees and fees and expenses of real estate brokers) incurred in connection with the servicing and administration of a Mortgage Loan or Serviced Whole Loan, if a default is imminent thereunder or a default, delinquency or other unanticipated event has occurred, or in connection with the administration of any REO Property, including, but not limited to, the cost of the preservation, insurance, restoration, protection and management of a Mortgaged Property, the cost of delinquent real estate taxes and assessments, ground lease rent payments, condominium assessments, hazard insurance premiums and to cover other similar costs and expenses necessary to preserve the priority of or enforce the related Mortgage or to maintain such Mortgaged Property, subject to a non-recoverability determination.

The Master Servicer will advance the cost of preparation of any environmental assessments required to be obtained in connection with taking title to any REO Property unless the Master Servicer determines, in its good faith judgment, that such Advance would be a Non-Recoverable Advance but the cost of any compliance, containment, clean-up or remediation of an REO Property will be an expense of the Issuing Entity and paid from the Collection Account.

The Pooling and Servicing Agreement will obligate the Trustee to make any P&I Advance that the Master Servicer was obligated, but failed to make unless the Trustee or the Special Servicer determines such P&I Advance would be a Non-Recoverable Advance.

The Special Servicer is required to request the Master Servicer to make Property Advances with respect to a Specially Serviced Loan or REO Property under the Pooling and Servicing Agreement.  The Special Servicer must make the request a specified number of days in advance of when the Property Advance is required to be made under the Pooling and Servicing Agreement.  The Master Servicer, in turn, must make the requested Property Advance within a specified number of days following the Master Servicer’s receipt of the request unless the Master Servicer determines such Advance would be a Non-Recoverable Advance.  The Special Servicer will have no obligation to make any Property Advance.

If the Master Servicer is required under the Pooling and Servicing Agreement to make a Property Advance, but does not do so within 15 days after the Property Advance is required to be made by it, then the Trustee will be required:

●	if a responsible officer of the Trustee has actual knowledge of the failure, to give the Master Servicer notice of its failure; and

●	if the failure continues for three more business days, to make the Property Advance, unless the Trustee determines such Property Advance would be a Non-Recoverable Advance.

The Master Servicer and the Trustee, as applicable, will each be entitled to receive interest on Advances at the Prime Rate (the “Advance Rate”), compounded annually, as of each Master Servicer Remittance Date; provided, however, that with respect to any P&I Advance made prior to the expiration of the related grace period, interest on such P&I Advance will accrue only from and after the expiration of such grace period.  If the interest on such Advance is not recovered from Modification Fees or Penalty Charges on the related Mortgage Loan, a shortfall will result which may adversely affect distributions on the Offered Certificates and possibly cause a Realized Loss.  The “Prime Rate” is the rate on any day set forth as such in The Wall Street Journal, Eastern edition.

The obligation of the Master Servicer or the Trustee, as applicable, to make Advances with respect to any Mortgage Loan pursuant to the Pooling and Servicing Agreement continues through the foreclosure of such Mortgage Loan and until the liquidation of such Mortgage Loan or the related Mortgaged

Properties.  Advances are intended to provide a limited amount of liquidity, not to guarantee or insure against losses.

Each Other Master Servicer will or is expected to be obligated to make servicing advances with respect to the applicable Non-Serviced Whole Loan and will or is expected to be entitled to reimbursement for such servicing advances pursuant to provisions that are generally similar to, but not identical to, the provisions set forth above with respect to the Serviced Whole Loan.  In addition, if any such servicing advance is determined to be a nonrecoverable advance under the applicable Other PSA, then such master servicer or trustee, as applicable, will or is expected to be entitled to reimbursement, with interest, from general collections on the Mortgage Loans in this securitization for the pro rata portion of such nonrecoverable advances allocable to the related Mortgage Loan pursuant to the terms of the related  Co-Lender Agreement.

Neither the Master Servicer nor the Trustee will be required to make any Advance if the Master Servicer or the Special Servicer, in accordance with the Servicing Standard, or the Trustee in its good faith business judgment, determines that such Advance will not be ultimately recoverable (including interest accrued on the Advance) by the Master Servicer or the Trustee, as applicable, out of related late payments, net insurance proceeds, Net Condemnation Proceeds, net liquidation proceeds or other collections with respect to the Mortgage Loan or REO Property, as the case may be, as to which such Advance was made. In addition, if the Master Servicer, the Special Servicer, in accordance with the Servicing Standard, or the Trustee in its good faith business judgment, as applicable, determines that any Advance (together with accrued interest on the Advance) previously made by it (or, in the case of a determination by the Special Servicer, by the Master Servicer or the Trustee) will not be ultimately recoverable from the foregoing sources (any such Advance, a “Non-Recoverable Advance”), then the Master Servicer or the Trustee, as applicable, will be entitled to be reimbursed for such Advance, plus interest on the Advance at the Advance Rate, out of amounts payable on or in respect of all of the Mortgage Loans and REO Properties prior to distributions on the Certificates, which will be deemed to have been reimbursed first out of amounts collected or advanced in respect of principal and then out of all other amounts collected on the Mortgage Loans and REO Properties.  Any such determination with respect to the recoverability of Advances by any of the Trustee, the Master Servicer or the Special Servicer must be made (i) in the case of the Master Servicer or the Special Servicer, in accordance with the Servicing Standard, or (ii) in the case of the Trustee, in accordance with its good faith business judgment, and in any event will be required to be evidenced by an officer’s certificate delivered to, among others, the other such parties and to the Controlling Class Representative (prior to the occurrence and continuance of a Consultation Termination Event), setting forth such judgment or determination of nonrecoverability and the procedures and considerations of the Master Servicer, the Special Servicer or the Trustee, as applicable, forming the basis of such determination.  Any non-recoverability determination by the Master Servicer or the Special Servicer described in this paragraph with respect to the recoverability of Advances will be conclusive and binding on the Master Servicer (in the case of such a determination by the Special Servicer) and the Trustee.  Although the Special Servicer may determine whether an outstanding Advance is a Non-Recoverable Advance, the Special Servicer will have no right to make an affirmative determination that any Advance previously made, to be made (or contemplated to be made) by the Master Servicer or the Trustee is, or would be, recoverable or to reverse any other authorized person’s determination of nonrecoverability.  With respect to the Non-Serviced Loans and the Master Servicer’s and Trustee’s obligation to make monthly debt service advances, the Master Servicer and Trustee may make their own independent determination as to nonrecoverability notwithstanding any determination of nonrecoverability by a master servicer or a trustee under the applicable Other PSA.  In addition, the master servicer under the applicable Other PSA will be entitled to seek recovery from the Issuing Entity of the pro rata share of any non-recoverable servicing advance made with respect to any Non-Serviced Loans, with interest on those servicing advances.

Notwithstanding anything in this free writing prospectus to the contrary, the Master Servicer may in accordance with the Servicing Standard elect (but is not required) to make a payment (and in the case of a Specially Serviced Loan, at the direction of the Special Servicer will be required to make a payment) from amounts on deposit in the Collection Account that would otherwise be a Property Advance with respect to a Mortgage Loan notwithstanding that the Master Servicer or Special Servicer has determined that such a Property Advance would, if advanced, be a Non-Recoverable Advance, if making the payment would prevent (i) the related Mortgaged Property from being uninsured or being sold at a tax sale or (ii) any event that would cause a loss of the priority of the lien of the related Mortgage, or the loss of any security for the related Mortgage Loan, or would remediate any adverse environmental condition or circumstance at the related Mortgaged Property, if, in each instance, the Special Servicer or the Master Servicer, as applicable, determines in accordance with the Servicing Standard that making the payment is in the best interest of the Certificateholders and, with respect to the Serviced Whole Loan, the Serviced Companion Loan Holder (as a collective whole as if such Certificateholders and/or the related Serviced Companion Loan Holder constituted a single lender).

The Master Servicer or the Trustee, as applicable, will be entitled to reimbursement for any Advance made by it, including all Advances made with respect to each Whole Loan, equal to the amount of such Advance and interest accrued on the Advance at the Advance Rate (i) from Penalty Charges and Modification Fees on the related Mortgage Loan by the borrower and any other collections on the Mortgage Loan, (ii) from insurance proceeds, condemnation proceeds or Liquidation Proceeds collected on the defaulted Mortgage Loan or the related Mortgaged Property or (iii) upon determining in good faith that such Advance with interest is not recoverable from amounts described in clauses (i) and (ii), from any other amounts from time to time on deposit in the Collection Account.

Notwithstanding the foregoing, if the funds in the Collection Account allocable to principal and available for distribution on the next Distribution Date are insufficient to fully reimburse the Master Servicer or the Trustee, as applicable, for a Non-Recoverable Advance, then such party may elect, on a monthly basis, in its sole discretion, to defer reimbursement of some or all of the portion that exceeds such amount allocable to principal (in which case interest will continue to accrue on the unreimbursed portion of the Advance) for a period not to exceed 12 months in any event; provided that any deferral in excess of 6 months will be subject to the consent of the Controlling Class Representative (unless a Control Termination Event has occurred and is continuing, in which case the Controlling Class Representative must be consulted with unless a Consultation Termination Event has occurred and is continuing).  In addition, the Master Servicer or the Trustee, as applicable, will be entitled to recover any Advance that is outstanding at the time that a Mortgage Loan is modified but is not repaid in full by the borrower in connection with such modification but becomes an obligation of the borrower to pay such amounts in the future (such Advance, a “Workout-Delayed Reimbursement Amount”) out of principal collections in the Collection Account (net of any amounts used to pay a Non-Recoverable Advance or interest on such Non-Recoverable Advance).  The Master Servicer or the Trustee will be permitted to recover a Workout-Delayed Reimbursement Amount from general collections in the Collection Account if the Master Servicer or the Trustee, as applicable, (a) has determined that such Workout-Delayed Reimbursement Amount would not be recoverable out of collections on the related Mortgage Loan or (b) has determined that such Workout-Delayed Reimbursement Amount would not ultimately be recoverable, along with any other Workout-Delayed Reimbursement Amounts and Non-Recoverable Advances, out of the principal portion of future collections on the Mortgage Loans and the REO Properties.

Any requirement of the Master Servicer or the Trustee to make an Advance in the Pooling and Servicing Agreement is intended solely to provide liquidity for the benefit of the Certificateholders and not as credit support or otherwise to impose on any such person the risk of loss with respect to one or more Mortgage Loans.

Any election described above by any party to refrain from reimbursing itself for any Non-Recoverable Advance (together with interest for that Non-Recoverable Advance) or portion of any Non-Recoverable Advance with respect to any Distribution Date will not be construed to impose on any party any obligation to make the above described election (or any entitlement in favor of any Certificateholder or any other person to an election) with respect to any subsequent Collection Period or to constitute a waiver or limitation on the right of the person making the election to otherwise be reimbursed for a Non-Recoverable Advance immediately (together with interest on that Non-Recoverable Advance).  An election by the Master Servicer or the Trustee will not be construed to impose any duty on the other party to make an election (or any entitlement in favor of any Certificateholder or any other person to such an election).  The fact that a decision to recover a Non-Recoverable Advance over time, or not to do so, benefits some Classes of Certificateholders to the detriment of other Classes of Certificateholders will not constitute a violation of the Servicing Standard or a breach of the terms of the Pooling and Servicing Agreement by any party, or a violation of any fiduciary duty owed by any party to the Certificateholders.  The Master Servicer’s or the Trustee’s decision to defer reimbursement of such Non-Recoverable Advances as set forth above is an accommodation to the Certificateholders and is not to be construed as an obligation on the part of the Master Servicer or the Trustee or a right of the Certificateholders.

Accounts

The Master Servicer will be required to deposit amounts collected in respect of the Mortgage Loans into a segregated account (the “Collection Account”) established pursuant to the Pooling and Servicing Agreement.  The Master Servicer will also be required to establish and maintain a segregated custodial account (the “Serviced Whole Loan Custodial Account”) with respect to the Serviced Whole Loan, which may be a sub-account of the Collection Account and deposit amounts collected in respect of the Serviced Whole Loan in the related Serviced Whole Loan Custodial Account.  The Issuing Entity will only be entitled to amounts on deposit in a Serviced Whole Loan Custodial Account to the extent these funds are not otherwise payable to a related Companion Loan Holder or payable or reimbursable to any party to the Pooling and Servicing Agreement.  Any amounts in a Serviced Whole Loan Custodial Account to which the Issuing Entity is entitled will be transferred on a monthly basis to the Collection Account.

The Certificate Administrator will be required to establish and maintain two accounts, which may be sub-accounts of a single account: (i) the “Lower-Tier Distribution Account” and (ii) the “Upper-Tier Distribution Account” (collectively with the Lower-Tier Distribution Account, the “Distribution Accounts”).  With respect to each Distribution Date, on the related Master Servicer Remittance Date, the Master Servicer will be required to disburse from the Collection Account and remit to the Certificate Administrator for deposit into the Lower-Tier Distribution Account in respect of the related Mortgage Loans, to the extent of funds on deposit in the Collection Account, the Available Funds and any prepayment premiums or yield maintenance charges distributable on such Distribution Date.  In addition, the Master Servicer will be required to remit to the Certificate Administrator all P&I Advances for deposit into the Lower-Tier Distribution Account on the related Master Servicer Remittance Date.  To the extent the Master Servicer fails to do so, the Trustee will deposit all P&I Advances into the Lower-Tier Distribution Account, as applicable, as described in this free writing prospectus.  On each Distribution Date, the Certificate Administrator will be required to withdraw amounts distributable on such date on the Regular Certificates and the Trust Components first, from the Lower-Tier Distribution Account, and deposit such amounts in the Upper-Tier Distribution Account for distribution on the Certificates.  See “Description of the Offered Certificates—Distributions” in this free writing prospectus.

The Certificate Administrator will also be required to establish and maintain an account (the “Interest Reserve Account”), which may be a sub-account of the Distribution Account.  On each Master Servicer Remittance Date occurring in February and on any Master Servicer Remittance Date occurring in any January which occurs in a year that is not a leap year (commencing in 2014) (unless, in either case, the related Distribution Date is the final Distribution Date), the Master Servicer will be required to remit to the Certificate Administrator for deposit, in respect of each Mortgage Loan, an amount equal to one day’s interest at the related Net Mortgage Loan Rate on the respective Stated Principal Balance, as of the close of business on the Distribution Date in the month preceding the month in which such Master Servicer Remittance Date occurs, to the extent the applicable Monthly Payment or a P&I Advance is made in respect of the Monthly Payment (all amounts so deposited in any consecutive January (if applicable) and February, “Withheld Amounts”).  On each Master Servicer Remittance Date occurring in March (or February, if such Distribution Date is the final Distribution Date), the Certificate Administrator will be required to withdraw from the Interest Reserve Account an amount equal to the Withheld Amounts, if any, from the preceding January (if applicable) and February, and deposit such amount into the Lower-Tier Distribution Account.

The Certificate Administrator will also be required to establish and maintain an account (the “Excess Interest Distribution Account”), which may be a sub-account of a Distribution Account.  The Excess

Interest Distribution Account will be an asset of the Grantor Trust. On the Master Servicer Remittance Date immediately preceding the applicable Distribution Date, the Master Servicer is required to remit to the Certificate Administrator for deposit into the Excess Interest Distribution Account an amount equal to the Excess Interest received by the Master Servicer on or prior to the related Determination Date.

The Certificate Administrator will also be required to establish and maintain an account (the “Excess Liquidation Proceeds Reserve Account”), which may be a sub-account of a Distribution Account.  To the extent that any gains are realized on sales of Mortgaged Properties, such gains will be deposited into the Excess Liquidation Proceeds Reserve Account and applied, first, to all amounts due and payable on the Regular Certificates and the Trust Components and all Realized Losses on such Certificates or Trust Components after application of the Available Funds for such Distribution Date, and then, to the extent such gains exceed amounts reasonably anticipated to be required to offset possible future Realized Losses (as determined by the Special Servicer), to make payments to the Class R Certificates.

The Certificate Administrator will also be required to establish and maintain an account (the “Exchangeable Distribution Account”), for the benefit of holders of Exchangeable Certificates, which may be a sub-account of a Distribution Account.

Other accounts to be established pursuant to the Pooling and Servicing Agreement are one or more REO Accounts for collections from REO Properties.

The Collection Account, any Serviced Whole Loan Custodial Account, any REO Account, each Distribution Account, the Interest Reserve Account, the Exchangeable Distribution Account, the Excess Interest Distribution Account and the Excess Liquidation Proceeds Reserve Account will be held in the name of the Certificate Administrator (or the Master Servicer (in the case of the Collection Account and any Serviced Whole Loan Custodial Account) or the Special Servicer (in the case of any REO Account)), on behalf of the Trustee for the benefit of the holders of Certificates.  Each of the Collection Account, any Serviced Whole Loan Custodial Account, any REO Account, each Distribution Account, the Interest Reserve Account, any escrow account, the Exchangeable Distribution Account, the Excess Interest Distribution Account and the Excess Liquidation Proceeds Reserve Account will be held at a depository institution or trust company meeting the requirements of the Pooling and Servicing Agreement or satisfactory to the Rating Agencies.

Amounts on deposit in the Collection Account, any Serviced Whole Loan Custodial Account, each Distribution Account, the Exchangeable Distribution Account, the Excess Liquidation Proceeds Reserve Account, the Excess Interest Distribution Account, the Interest Reserve Account and any REO Account may be invested in certain United States government securities and other high-quality investments meeting the requirements of the Pooling and Servicing Agreement or satisfactory to the Rating Agencies.  Interest or other income earned on funds in the Collection Account and any Serviced Whole Loan Custodial Account, will be paid to the Master Servicer as additional servicing compensation and interest or other income earned on funds in any REO Account will be payable to the Special Servicer.  Interest or other income earned on funds in each Distribution Account, the Exchangeable Distribution Account, the Excess Liquidation Proceeds Reserve Account, the Excess Interest Distribution Account and the Interest Reserve Account will be payable to the Certificate Administrator.

If with respect to any Mortgage Loan (or Serviced Whole Loan) the related Mortgage Loan documents permit the lender to, at its option, prior to an event of default under the related Mortgage Loan (or Serviced Whole Loan), apply amounts held in any reserve account as a prepayment or hold such amounts in a reserve account, the Master Servicer or Special Servicer, as applicable, may not apply such amounts as a prepayment, and will instead continue to hold such amounts in the applicable reserve account.  Such amount may be used, if permitted under the Mortgage Loan documents, to defease the loan, or may be used to prepay the Mortgage Loan (or Serviced Whole Loan) upon a subsequent default.

Application of Penalty Charges and Modification Fees

On or prior to the second business day before each Master Servicer Remittance Date, the Master Servicer is required to apply (except to the extent not permitted, or otherwise applied, under the related

Co-Lender Agreement and as provided below) all Penalty Charges and Modification Fees received with respect to a Mortgage Loan, Serviced Whole Loan or Non-Serviced Whole Loan (to the extent remitted to the Master Servicer by an Other Master Servicer, and in any event, subject to the related Co-Lender Agreement) during the related one-month period ending on the related Determination Date as follows:

first, to the extent of all Penalty Charges and Modification Fees (in such order), to pay or reimburse the Master Servicer, the Special Servicer and/or the Trustee, as applicable, for all outstanding Advances (including unreimbursed Advances that have been determined to be Non-Recoverable Advances), the related interest on Advances and other outstanding additional expenses of the Issuing Entity (exclusive of Special Servicing Fees, Workout Fees and Liquidation Fees) other than Borrower Delayed Reimbursements, in each case, with respect to such Mortgage Loan or Serviced Whole Loan;

second, to the extent of all remaining Penalty Charges and Modification Fees (in such order), as a reimbursement to the Issuing Entity of all Advances (and related interest on Advances) with respect to such Mortgage Loan or Serviced Whole Loan previously determined to be Non-Recoverable Advances and previously reimbursed to the Master Servicer and/or the Trustee, as applicable, from amounts on deposit in the Collection Account (and such amounts will be retained or deposited in the Collection Account as recoveries of such Non-Recoverable Advances and related interest on Non-Recoverable Advances) other than Borrower Delayed Reimbursements;

third, to the extent of all remaining Penalty Charges and Modification Fees (in such order), as a reimbursement to the Issuing Entity of all other additional expenses of the Issuing Entity (exclusive of Special Servicing Fees, Workout Fees and Liquidation Fees) with respect to such Mortgage Loan or Serviced Whole Loan previously paid from the Collection Account or Serviced Whole Loan Custodial Account (and such amounts will be retained or deposited in the Collection Account or Serviced Whole Loan Custodial Account, as applicable, as recoveries of such additional expenses of the Issuing Entity) other than Borrower Delayed Reimbursements; and

fourth, to the extent of any remaining Penalty Charges and any remaining Modification Fees, to the Master Servicer or the Special Servicer, as applicable, as compensation.

Notwithstanding the foregoing, Penalty Charges collected on a Whole Loan are allocable in accordance with the related Co-Lender Agreement as described under “Description of the Mortgage Pool—The Whole Loans—Application of Penalty Charges” in this free writing prospectus.

Withdrawals from the Collection Account

The Master Servicer may make withdrawals from the Collection Account (exclusive of any Serviced Whole Loan Custodial Account that may be a subaccount of the Collection Account) for the following purposes, to the extent permitted, as well as any other purpose described in this free writing prospectus (the order set forth below not constituting an order of priority for such withdrawals):  (i) to remit on or before each Master Servicer Remittance Date (A) to the Certificate Administrator for deposit into the Lower-Tier Distribution Account an amount equal to the sum of (I) the Available Funds and any prepayment premiums or yield maintenance charges distributable on the related Distribution Date and (II) the Trustee/Certificate Administrator Fee for the related Distribution Date, (B) to the Certificate Administrator for deposit into the Excess Liquidation Proceeds Reserve Account an amount equal to the excess Liquidation Proceeds received in the applicable one-month period ending on the related Determination Date, if any, (C) to the Certificate Administrator for deposit into the Excess Interest Distribution Account an amount equal to the Excess Interest received in the applicable one-month period ending on the related Determination Date, if any, and (D) to the Certificate Administrator for deposit into the Interest Reserve Account an amount required to be withheld as described above under “—Accounts,” (ii) to pay or reimburse the Master Servicer and the Trustee, as applicable, pursuant to the terms of the Pooling and Servicing Agreement for Advances made by any of them and interest on Advances (the Master Servicer’s or the Trustee’s right, as applicable, to reimbursement for items described in this clause (ii) being limited as described above under “—Advances”), (iii) to pay on or before each Master Servicer Remittance Date to the Master Servicer and the Special Servicer as compensation, the aggregate unpaid servicing compensation in respect of the immediately preceding Collection Period,

(iv) to pay to the Operating Advisor the Operating Advisor Consulting Fee (but only to the extent actually received from the related borrower) and the Operating Advisor Fee, (v) to pay on or before each Distribution Date to any person with respect to each related Mortgage Loan or REO Property that has previously been purchased or repurchased by such person pursuant to the Pooling and Servicing Agreement or otherwise, all amounts received on such Mortgage Loan or REO Property during the applicable one-month period ending on the related Determination Date and subsequent to the date as of which the amount required to effect such purchase or repurchase was determined, (vi) to the extent not reimbursed or paid pursuant to any of the above clauses, to reimburse or pay the Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator, the Operating Advisor and/or the Depositor for unpaid compensation (in the case of the Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator or the Operating Advisor), unpaid additional expenses of the Issuing Entity and certain other unreimbursed expenses incurred by such person pursuant to and to the extent reimbursable under the Pooling and Servicing Agreement and to satisfy any indemnification obligations of the Issuing Entity under the Pooling and Servicing Agreement, (vii) to pay to the Certificate Administrator amounts reasonably determined by the Certificate Administrator to be necessary to pay any applicable federal, state or local taxes imposed on either Trust REMIC, (viii) to pay the CREFC® Intellectual Property Royalty License Fee, (ix) to withdraw any amount deposited into the Collection Account that was not required to be deposited in the Collection Account, and (x) to clear and terminate the Collection Account pursuant to a plan for termination and liquidation of the Issuing Entity.  However, certain of the foregoing withdrawals of items specifically related to a Serviced Whole Loan or related REO Property will first be made out of the related Serviced Whole Loan Custodial Account and will be made out of the Collection Account only if and to the extent that amounts in the related Serviced Whole Loan Custodial Account are insufficient or, based on the related Co-Lender Agreement, unavailable to make the relevant payment or reimbursement.  The Master Servicer will also be entitled to make withdrawals from the Collection Account of amounts necessary for the payments or reimbursements required to be paid to the parties to the applicable Other PSA, pursuant to the related Co-Lender Agreement.  If the Master Servicer makes, with respect to any Serviced Whole Loan, any reimbursement or payment out of the Collection Account to cover the related Serviced Companion Loan Holder’s share of any cost, expense, indemnity, Property Advance or interest on such Property Advance, or fee with respect to such Serviced Whole Loan, then the Master Servicer (with respect to non-Specially Serviced Loans) and the Special Servicer (with respect to Specially Serviced Loans) must use efforts consistent with the Servicing Standard to collect such amount out of collections on such Serviced Companion Loan or, if and to the extent permitted under the related Co-Lender Agreement, from such Serviced Companion Loan Holder.

If a P&I Advance is made with respect to any Mortgage Loan that is part of a Whole Loan, then that P&I Advance, together with interest on such P&I Advance, may only be reimbursed out of future payments and collections on that Mortgage Loan or, as and to the extent described under “The Pooling and Servicing Agreement—Advances” in this free writing prospectus, on other Mortgage Loans, but not out of payments or other collections on the related Companion Loan.  Likewise, the Trustee/Certificate Administrator Fee and the Operating Advisor Fee that accrue with respect to any Mortgage Loan that is part of a Whole Loan and any other amounts payable to the Operating Advisor may only be paid out of payments and other collections on such Mortgage Loan and/or the Mortgage Pool generally, but not out of payments or other collections on the related Companion Loan.

Enforcement of “Due-On-Sale” and “Due-On-Encumbrance” Clauses

Due-on-Sale

Subject to the discussion under “—Controlling Class Representative” and “—Operating Advisor” below and “Description of the Mortgage Pool—The Whole Loans” in this free writing prospectus, except in the case of Non-Serviced Loans, the Special Servicer will be required to (a) with respect to Specially Serviced Loans, determine, in a manner consistent with the Servicing Standard, or (b) with respect to non-Specially Serviced Loans, determine, in a manner consistent with the Servicing Standard (or, if mutually agreed to by the Master Servicer and the Special Servicer, the Master Servicer will determine, subject to the consent of the Special Servicer), whether to waive any right the lender under any Mortgage Loan may have under a due-on-sale clause (which includes, without limitation, sale or transfers of

Mortgaged Properties, in full or in part, or the sale, transfer, pledge or hypothecation of direct or indirect interests in the borrower or its owner, to the extent prohibited under the related loan documents) to accelerate payment of that Mortgage Loan or Serviced Whole Loan.  However, the Special Servicer may not waive the rights of the lender or grant its consent under any due-on-sale clause, unless—

●	the Special Servicer has received a Rating Agency Confirmation, or

●
such Mortgage Loan (or the Mortgage Loan related to a Serviced Whole Loan) (A) represents less than 5% of the principal balance of all of the Mortgage Loans in the Issuing Entity, (B) has a principal balance that is $35 million or less and (C) is not one of the 10 largest Mortgage Loans in the pool based on principal balance (although no such Rating Agency Confirmation will be required if such Mortgage Loan has a principal balance less than $10,000,000).

Due-on-Encumbrance

Subject to the discussion under “—Controlling Class Representative” and “—Operating Advisor” below and “Description of the Mortgage Pool—The Whole Loans” in this free writing prospectus, except in the case of Non-Serviced Loans, the Special Servicer will be required to (a) with respect to Specially Serviced Loans, determine, in a manner consistent with the Servicing Standard, or (b) with respect to non-Specially Serviced Loans, determine, in a manner consistent with the Servicing Standard (or, if mutually agreed to by the Master Servicer and the Special Servicer, the Master Servicer will determine, subject to the consent of the Special Servicer), whether to waive any right the lender under any Mortgage Loan may have under a due-on-encumbrance clause (which includes, without limitation, any mezzanine/subordinate financing of the borrower or the Mortgaged Property or any sale or transfer of preferred equity in the borrower or its owners, to the extent prohibited under the related loan documents) to accelerate payment of that Mortgage Loan or Serviced Whole Loan.  However, the Special Servicer may not waive the rights of the lender or grant its consent under any due-on-encumbrance clause, unless—

●	the Special Servicer has received a Rating Agency Confirmation, or

●
such Mortgage Loan (or the Mortgage Loan related to a Serviced Whole Loan) (A) represents less than 2% of the principal balance of all of the Mortgage Loans in the Issuing Entity, (B) has a principal balance that is $20 million or less, (C) has a loan-to-value ratio equal to or less than 85% (including any existing and proposed debt), (D) has a debt service coverage ratio equal to or greater than 1.20x (in each case, determined based upon the aggregate of the principal balance of the Mortgage Loan, any applicable Serviced Companion Loan (if applicable) and the principal amount of the proposed additional lien) and (E) is not one of the 10 largest Mortgage Loans in the pool based on principal balance (although no such Rating Agency Confirmation will be required if such Mortgage Loan has a principal balance less than $10,000,000).

Notwithstanding the foregoing, without any other approval, the Master Servicer (for non-Specially Serviced Loans) or the Special Servicer (for Specially Serviced Loans) may grant a borrower’s request for consent to subject the related Mortgaged Property to an immaterial easement, right of way or similar agreement for utilities, access, parking, public improvements or another purpose and may consent to subordination of the related Mortgage Loan to such easement, right of way or similar agreement.

See “Certain Legal Aspects of the Mortgage Loans—Enforceability of Certain Provisions” in the prospectus.

Inspections

The Master Servicer (or with respect to any Specially Serviced Loan, the Special Servicer) is required to inspect or cause to be inspected each Mortgaged Property (other than a Mortgaged Property securing a Non-Serviced Loan) at such times and in such manner as are consistent with the Servicing Standard, but in any event at least once every calendar year with respect to Mortgage Loans with an outstanding principal balance of $2,000,000 or more and at least once every other calendar year with respect to

Mortgage Loans with an outstanding principal balance of less than $2,000,000, in each case commencing in 2014; provided that the Master Servicer is not required to inspect any Mortgaged Property that has been inspected by the Special Servicer during the preceding 12 months.  The Special Servicer is required to inspect the Mortgaged Property securing each Mortgage Loan that becomes a Specially Serviced Loan as soon as practicable after it becomes a Specially Serviced Loan and thereafter at least once every calendar year until such condition ceases to exist.  The cost of any such inspection is required to be borne by the Master Servicer unless the related Mortgage Loan is a Specially Serviced Loan, in which case the Master Servicer will be required to reimburse the Special Servicer for such cost as a Property Advance (or as an expense of the Issuing Entity if the Property Advance would be a Non-Recoverable Advance) and any out-of-pocket costs will be borne by the Issuing Entity.

Evidence as to Compliance

Each of the Master Servicer, the Special Servicer (regardless of whether the Special Servicer has commenced special servicing of any Mortgage Loan) and the Certificate Administrator are required under the Pooling and Servicing Agreement to deliver (and each of the Master Servicer and the Certificate Administrator are required to cause (or, in the case of a sub-servicer that a Sponsor requires the Master Servicer to retain, to use commercially reasonable efforts to cause) any sub-servicer (required under Regulation AB) retained by it to deliver) annually to the Certificate Administrator, the Depositor and (only in the case of an officer’s certificate furnished by the Special Servicer and after the occurrence and during the continuance of a Control Termination Event) the Operating Advisor on or before the date specified in the Pooling and Servicing Agreement, an officer’s certificate of an authorized officer of such party stating, among other things, that (i) a review of that party’s servicing activities during the preceding calendar year or portion of that year and of performance under the Pooling and Servicing Agreement or the related sub-servicing agreement in the case of a sub-servicer, as applicable, has been made under such officer’s supervision and (ii) to the best of such officer’s knowledge, based on the review, such party has fulfilled all of its obligations under the Pooling and Servicing Agreement or the related sub-servicing agreement in the case of a sub-servicer, as applicable, in all material respects throughout the preceding calendar year or portion of the preceding year, or, if there has been a failure to fulfill any such obligation in any material respect, specifying the failure known to such officer and the nature and status of the failure.  In general, none of these parties will be responsible for the performance by any other such party of that other party’s duties described above.

In addition, the Master Servicer, the Special Servicer (regardless of whether a special servicer has commenced special servicing of any Mortgage Loan), the Certificate Administrator and the Operating Advisor are each (at its own expense) required to furnish (and each of the preceding parties, as applicable, is required to cause each servicing function participant (or, in the case of each servicing function participant that a Sponsor requires the Master Servicer to retain, to use commercially reasonable efforts to cause such servicing function participant) to furnish), annually, to the Certificate Administrator, the Operating Advisor (in the case of the Special Servicer only and after the occurrence and during the continuance of a Control Termination Event) and the Depositor, a report (an “Assessment of Compliance”) assessing compliance by that party with the servicing criteria set forth in Item 1122(d) of Regulation AB that contains the following:

●	a statement of the party’s responsibility for assessing compliance with the servicing criteria set forth in Item 1122 of Regulation AB applicable to it;

●	a statement that the party used the criteria in Item 1122(d) of Regulation AB to assess compliance with the applicable servicing criteria;

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the party’s assessment of compliance with the applicable servicing criteria during and as of the end of the fiscal year covered by the Form 10-K required to be filed pursuant to the Pooling and Servicing Agreement, setting forth any material instance of noncompliance identified by the party, a discussion of each such failure and the nature and status of each such failure; and

●
a statement that a registered public accounting firm has issued an attestation report (an “Attestation Report”) on the party’s assessment of compliance with the applicable servicing criteria during and as of the end of the prior fiscal year.

Each party that is required to deliver an Assessment of Compliance will also be required to simultaneously deliver an Attestation Report of a registered public accounting firm, prepared in accordance with the standards for attestation engagements issued or adopted by the public company accounting oversight board, that expresses an opinion, or states that an opinion cannot be expressed (and the reasons for this), concerning the party’s assessment of compliance with the applicable servicing criteria set forth in Item 1122(d) of Regulation AB.

Certain Matters Regarding the Depositor, the Master Servicer, the Special Servicer and the Operating Advisor

Each of the Master Servicer, the Special Servicer and the Operating Advisor may assign its rights and delegate its duties and obligations under the Pooling and Servicing Agreement; provided that certain conditions are satisfied including obtaining a Rating Agency Confirmation.  The resigning Master Servicer, Special Servicer or Operating Advisor, as applicable, must pay all costs and expenses associated with the transfer of its duties after resignation.  The Pooling and Servicing Agreement provides that the Master Servicer, the Special Servicer or the Operating Advisor, as the case may be, may not otherwise resign from its obligations and duties as Master Servicer, Special Servicer or Operating Advisor, as the case may be, except upon the determination that performance of its duties is no longer permissible under applicable law and provided that such determination is evidenced by an opinion of counsel delivered to the Trustee and the Certificate Administrator.  In the case of a resigning Master Servicer or Special Servicer, no such resignation may become effective until the Trustee or a successor master servicer or special servicer has assumed the obligations of the Master Servicer or Special Servicer, as applicable, under the Pooling and Servicing Agreement.  In the case of a resigning Operating Advisor, no such resignation may become effective until a successor operating advisor has assumed the obligations of the Operating Advisor under the Pooling and Servicing Agreement.  The Trustee or any other successor Master Servicer, Special Servicer or Operating Advisor assuming the obligations of the Master Servicer, the Special Servicer or the Operating Advisor under the Pooling and Servicing Agreement will be entitled to the compensation to which the Master Servicer, the Special Servicer or the Operating Advisor would have been entitled after the date of assumption of such obligations (other than certain Workout Fees which the prior Special Servicer will be entitled to retain and other than certain excess servicing fees that may be retained by the Master Servicer).  If no successor Master Servicer, Special Servicer or Operating Advisor can be obtained to perform such obligations for such compensation, additional amounts payable to such successor Master Servicer, Special Servicer or Operating Advisor will result in shortfalls in distributions on the Certificates.

The Pooling and Servicing Agreement also provides that none of the Depositor, the Master Servicer, the Special Servicer, the Operating Advisor, or any director, member, officer, employee or agent of the Depositor, the Master Servicer, the Special Servicer or the Operating Advisor will be under any liability to the Issuing Entity, the holders of the Certificates, a Serviced Companion Loan Holder or any other person for any action taken or for refraining from the taking of any action in good faith pursuant to the Pooling and Servicing Agreement, or for errors in judgment.  However, none of the Depositor, the Master Servicer, the Special Servicer, the Operating Advisor or any such person will be protected against any liability which would otherwise be imposed by reason of (i) any breach of warranty or representation by such party in the Pooling and Servicing Agreement, or (ii) any willful misconduct, bad faith, fraud or negligence by such party in the performance of its respective obligations and duties under the Pooling and Servicing Agreement or by reason of negligent disregard by such party of its respective obligations or duties under the Pooling and Servicing Agreement.  In addition, each of the Master Servicer, the Special Servicer and the Operating Advisor will indemnify the Issuing Entity against any and all loss, liability or reasonable expenses (including, without limitation, reasonable attorneys’ fees and expenses) incurred by the Issuing Entity as a result of any willful misconduct, bad faith, fraud or negligence in the performance of the respective duties of the Master Servicer, the Special Servicer or the Operating Advisor, as the case may be, or by reason of negligent disregard of the Master Servicer’s, the Special Servicer’s or the

Operating Advisor’s, as the case may be, obligations or duties, under the Pooling and Servicing Agreement.

The Pooling and Servicing Agreement further provides that the Depositor, the Master Servicer, the Special Servicer, the Operating Advisor and any director, member, officer, employee or agent of the Depositor, the Master Servicer, the Special Servicer or the Operating Advisor will be entitled to indemnification by the Issuing Entity for any loss, liability, penalty, fine, forfeiture, claim, judgment or expense incurred in connection with, or relating to, the Pooling and Servicing Agreement or the Certificates, other than any such loss, liability, penalty, fine, forfeiture, claim, judgment or expense:  (i) specifically required to be borne by the party seeking indemnification, without right of reimbursement pursuant to the terms of the Pooling and Servicing Agreement; (ii) which constitutes an Advance that is otherwise reimbursable under the Pooling and Servicing Agreement; (iii) resulting from any breach on the part of that party of a representation or warranty made in the Pooling and Servicing Agreement; or (iv) incurred by reason of any willful misconduct, bad faith, fraud or negligence on the part of that party in the performance of its obligations or duties under the Pooling and Servicing Agreement or negligent disregard of such obligations or duties.

In addition, the Pooling and Servicing Agreement provides that none of the Depositor, the Master Servicer, the Special Servicer, the Certificate Administrator, the Trustee or the Operating Advisor will be under any obligation to appear in, prosecute or defend any legal action unless such action is related to its duties under the Pooling and Servicing Agreement and which in its opinion does not expose it to any expense or liability for which reimbursement is not reasonably assured.  The Depositor, the Master Servicer, the Special Servicer, the Certificate Administrator, the Trustee or the Operating Advisor may, however, in its discretion undertake any such action which it may deem necessary or desirable with respect to the Pooling and Servicing Agreement and the rights and duties of the parties to the Pooling and Servicing Agreement and the interests of the holders of Certificates under the Pooling and Servicing Agreement.  In such event, the reasonable legal expenses and costs of such action and any liability resulting from such action will be expenses, costs and liabilities of the Issuing Entity, and the Depositor, the Master Servicer, the Special Servicer, the Certificate Administrator, the Trustee and the Operating Advisor will be entitled to be reimbursed for those amounts from the Collection Account.

The Depositor is not obligated to monitor or supervise the performance of the Master Servicer, the Special Servicer, the Operating Advisor, the Certificate Administrator or the Trustee under the Pooling and Servicing Agreement.  The Depositor may, but is not obligated to, enforce the obligations of the Master Servicer or the Special Servicer under the Pooling and Servicing Agreement and may, but is not obligated to, perform or cause a designee to perform any defaulted obligation of the Master Servicer or the Special Servicer or exercise any right of the Master Servicer or the Special Servicer under the Pooling and Servicing Agreement.  In the event the Depositor undertakes any such action, it will be reimbursed and indemnified by the Issuing Entity to the extent not recoverable from the Master Servicer or Special Servicer, as applicable.  Any such action by the Depositor will not relieve the Master Servicer or the Special Servicer of its obligations under the Pooling and Servicing Agreement.

The Pooling and Servicing Agreement will provide that each master servicer, special servicer, depositor, certificate administrator, operating advisor and trustee under the applicable Other PSA, and any of their respective directors, officers, employees or agents (each, a “Pari Passu Indemnified Party”), will be indemnified by the Trust Fund and held harmless against the Trust Fund’s pro rata share (subject to the related Co-Lender Agreement) of any and all claims, losses, damages, penalties, fines, forfeitures, reasonable legal fees and related costs, judgments, and any other costs, liabilities, fees and expenses incurred in connection with or relating to the related Whole Loan, other than any losses incurred by reason of any Pari Passu Indemnified Party’s willful misfeasance, bad faith or negligence in the performance of duties or by reason of negligent disregard of obligations and duties under the applicable Other PSA.

Servicer Termination Events

 “Servicer Termination Events” under the Pooling and Servicing Agreement with respect to the Master Servicer or the Special Servicer, as the case may be, will include, without limitation:

(a) (i) any failure by the Master Servicer to make a required deposit to the Collection Account or any Serviced Whole Loan Custodial Account or make a required remittance to any Serviced Companion Loan Holder, on the day such deposit or remittance was first required to be made, which failure is not remedied within one business day or (ii) any failure by the Master Servicer to deposit into, or remit to the Certificate Administrator for deposit into, any Distribution Account any amount required to be so deposited or remitted, which failure is not remedied by 11:00 a.m. New York City time on the relevant Distribution Date;

(b) any failure by the Special Servicer to deposit into any REO Account within two business days after the day such deposit is required to be made, or to remit to the Master Servicer for deposit in the Collection Account or any Serviced Whole Loan Custodial Account, any such remittance required to be made by the Special Servicer within one business day after such remittance is required to be made under the Pooling and Servicing Agreement;

(c) any failure by the Master Servicer or the Special Servicer duly to observe or perform in any material respect any of its other covenants or obligations under the Pooling and Servicing Agreement, which failure continues unremedied for 30 days (10 days in the case of the Master Servicer’s failure to make a Property Advance or 20 days in the case of a failure to pay the premium for any insurance policy required to be maintained under the Pooling and Servicing Agreement or such shorter period (not less than two business days) as may be required to avoid the commencement of foreclosure proceedings for unpaid real estate taxes or the lapse of insurance, as applicable) after written notice of the failure has been given to the Master Servicer or the Special Servicer, as the case may be, by any other party to the Pooling and Servicing Agreement, or to the Master Servicer or the Special Servicer, as the case may be, with a copy to each other party to the related Pooling and Servicing Agreement, by Certificateholders of any Class, evidencing, as to that Class, not less than 25% of the Voting Rights (considering each of the Class A-S, Class B and Class C Certificates together with the Class PEZ Component of the same alphabetical designation as a single “Class” for such purpose) or, if affected thereby, by the Serviced Companion Loan Holder; provided, however, if that failure is capable of being cured and the Master Servicer or Special Servicer, as applicable, is diligently pursuing that cure, that 30-day period will be extended an additional 60 days (provided that the Master Servicer, or the Special Servicer, as applicable, has commenced to cure such failure within the initial 30-day period and has certified that it has diligently pursued, and is continuing to pursue, a full cure);

(d) any breach on the part of the Master Servicer or the Special Servicer of any representation or warranty in the Pooling and Servicing Agreement, which materially and adversely affects the interests of any Class of Certificateholders or a Serviced Companion Loan Holder, as applicable, and which continues unremedied for a period of 30 days after the date on which notice of that breach, requiring the same to be remedied, has been given to the Master Servicer or the Special Servicer, as the case may be, by the Depositor, the Certificate Administrator or the Trustee, or to the Master Servicer, the Special Servicer, the Depositor, the Certificate Administrator and the Trustee by the holders of Certificates entitled to not less than 25% of the Voting Rights (considering each of the Class A-S, Class B and Class C Certificates together with the Class PEZ Component of the same alphabetical designation as a single “Class” for such purpose) or, if affected thereby, by a Serviced Companion Loan Holder; provided, however, if that breach is capable of being cured and the Master Servicer or Special Servicer, as applicable, is diligently pursuing that cure, that 30-day period will be extended an additional 60 days (provided that the Master Servicer, or the Special Servicer, as applicable, has commenced to cure such failure within the initial 30-day period and has certified that it has diligently pursued, and is continuing to pursue, a full cure);

(e) certain events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings in respect of or relating to the Master Servicer or the Special Servicer, and certain actions by or on behalf of the Master Servicer or the Special Servicer indicating its insolvency or inability to pay its obligations;

(f) either Moody’s Investors Service, Inc. (“Moody’s”) or Kroll Bond Rating Agency, Inc. (“KBRA”) has (i) qualified, downgraded or withdrawn its rating or ratings of one or more Classes of Certificates or one or more classes of Serviced Companion Loan Securities or (ii) placed one or more Classes of Certificates or one or more classes of Serviced Companion Loan Securities on “watch status” in contemplation of rating downgrade or withdrawal and, in the case of either of clauses (i) or (ii), citing servicing concerns with the Master Servicer or the Special Servicer, as applicable, as the sole or material factor in such rating action (and such qualification, downgrade, withdrawal or “watch status” placement has not been withdrawn by such Rating Agency within 60 days of such event);

(g) the Trustee receives written notice from DBRS, Inc. (“DBRS”) to the effect that continuation of the Master Servicer or the Special Servicer, as applicable, in such capacity would result in the downgrade, qualification or withdrawal of any rating then assigned by DBRS to any Class of Certificates or any classes of Serviced Companion Loan Securities and citing servicing concerns with such Master Servicer or Special Servicer, as applicable, as the sole or material factor in such rating action, and such notice is not rescinded within 60 days; and

(h) the Master Servicer or the Special Servicer, as applicable, or any primary servicer or sub-servicer appointed by the Master Servicer or the Special Servicer, as applicable, after the Closing Date (but excluding any primary servicer or sub-servicer which the Master Servicer has been instructed to retain by the Depositor or a Sponsor), fails to deliver the items required by the Pooling and Servicing Agreement after any applicable notice and cure period to enable the Certificate Administrator or Depositor to comply with the Issuing Entity’s reporting obligations under the Exchange Act (any primary servicer or sub-servicer that defaults in accordance with this clause may be terminated at the direction of the Depositor).

“Serviced Companion Loan Securities” mean any commercial mortgage-backed securities that evidence an interest in or are secured by the assets of an issuing entity, which assets include a Serviced Companion Loan (or a portion of or interest in a Serviced Companion Loan).

Rights Upon Servicer Termination Event

If a Servicer Termination Event with respect to the Master Servicer or the Special Servicer is continuing and has not been remedied, then either (i) the Trustee may or (ii) upon the written direction of the holders of Certificates evidencing at least 25% of the aggregate Voting Rights of all Certificates (or, solely in the case of a Serviced Whole Loan only, subject to the discussion below, upon the written direction of the affected Serviced Companion Loan Holder) to the Trustee, the Trustee will be required to, terminate all of the rights and obligations of the Master Servicer as master servicer or the Special Servicer as special servicer under the Pooling and Servicing Agreement and in and to the Issuing Entity (except in its capacity as a Certificateholder).  Notwithstanding the foregoing, upon any termination of the Master Servicer or the Special Servicer under the Pooling and Servicing Agreement, the Master Servicer or the Special Servicer will continue to be entitled to any rights that accrued prior to the date of such termination (including the right to receive all accrued and unpaid servicing and special servicing compensation through the date of termination plus reimbursement for all Advances and interest on such Advances as provided in the Pooling and Servicing Agreement).

On and after the date of termination following a Servicer Termination Event by the Master Servicer or the Special Servicer, as the case may be, the Trustee will succeed to all authority and power of the Master Servicer or the Special Servicer, as the case may be, under the Pooling and Servicing Agreement and will be entitled to the compensation arrangements to which the Master Servicer or the Special Servicer, as the case may be, would have been entitled (unless previously earned by the Master Servicer or the Special Servicer, as the case may be).  If the Trustee is unwilling or unable so to act, or if the holders of Certificates evidencing at least 25% of the aggregate Voting Rights of all Certificateholders so request, or if the Rating Agencies do not provide a Rating Agency Confirmation with respect to the Trustee so acting, the Trustee must appoint, or petition a court of competent jurisdiction for the appointment of, a mortgage loan servicing institution to act as successor to the Master Servicer or Special Servicer, as applicable, under the Pooling and Servicing Agreement; provided that the Trustee must obtain a Rating Agency Confirmation regarding appointment of the proposed successor at the expense of the terminated Master Servicer or Special Servicer, as applicable, or, if the expense is not so recovered, at the expense of the Issuing Entity; provided, further that, for so long as no Control Termination Event has occurred and is continuing, the Controlling Class Representative will have the right to approve a successor Special Servicer.  Pending such appointment, the Trustee is obligated to act in such capacity in accordance with the Pooling and Servicing Agreement.  The Trustee and any such successor may agree upon the servicing compensation to be paid; provided, however, that the servicing compensation may not be in excess of that permitted to the terminated Master Servicer or Special Servicer, as applicable, unless no successor can be obtained to perform the obligations for that compensation; provided, further that, for so long as no Consultation Termination Event has occurred and is continuing, the Trustee will be required to consult with the Controlling Class Representative prior to the appointment of a successor Master Servicer or Special Servicer at a servicing compensation in excess of that permitted to the terminated Master Servicer or Special Servicer, as applicable.  Any compensation in excess of that payable to the predecessor Master Servicer or the Special Servicer may result in Realized Losses or other shortfalls on the Certificates.

Notwithstanding the foregoing, (1) if any Servicer Termination Event on the part of the Master Servicer affects a Serviced Companion Loan, the related Serviced Companion Loan Holder or the rating on a class of the related Serviced Companion Loan Securities, and if the Master Servicer is not otherwise terminated, or (2) if a Servicer Termination Event on the part of the Master Servicer affects only a Serviced Companion Loan, the related Serviced Companion Loan Holder or the rating on a class of related Serviced Companion Loan Securities, then the Master Servicer may not be terminated by or at the direction of the related Serviced Companion Loan Holder or the holders of any Certificates, but upon the written direction of the related Serviced Companion Loan Holder, the Master Servicer will be required to appoint a sub-servicer that will be responsible for servicing the related Serviced Whole Loan.  Also, notwithstanding the foregoing, if a Servicer Termination Event described in clauses (a), (b), (c), (d), (f) or (g) under “—Servicer Termination Events” above only has an adverse effect on a Serviced Companion Loan, a Serviced Companion Loan Holder or a rating on any Serviced Companion Loan Securities, then it will not be a Servicer Termination Event with respect to the Mortgage Pool as a whole, but the related Serviced Companion Loan Holder may terminate the Special Servicer with respect to the related Serviced Whole Loan.

Notwithstanding the foregoing discussion in this “—Rights Upon Servicer Termination Event” section, if the Master Servicer is terminated under the circumstances described above because of the occurrence of any of the Servicer Termination Events described in clause (f) or (g) under “—Servicer Termination Events” above, the Master Servicer will have the right for a period of 45 days (during which time it will continue to serve as Master Servicer), at its expense, to sell its master servicing rights with respect to the Mortgage Loans to a Master Servicer as to which the Rating Agencies have provided a Rating Agency Confirmation.

No Certificateholder will have any right under the Pooling and Servicing Agreement to institute any proceeding with respect to the Pooling and Servicing Agreement or the Mortgage Loans, unless, with respect to the Pooling and Servicing Agreement, such holder previously has given to the Trustee a written notice of a default under the Pooling and Servicing Agreement, and of the continuance of the default, and unless also the holders of at least 25% of the Voting Rights of any Class affected thereby (considering each of the Class A-S, Class B and Class C Certificates together with the Class PEZ Component of the same alphabetical designation as a single “Class” for such purpose) have made written request of the Trustee (with a copy to the Certificate Administrator) to institute such proceeding in its own name as Trustee under the Pooling and Servicing Agreement and have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred in connection with such proceeding, and the Trustee, for 60 days after its receipt of such notice, request and offer of indemnity, has neglected or refused to institute such proceeding.

The Trustee will have no obligation to make any investigation of matters arising under the Pooling and Servicing Agreement or to institute, conduct or defend any litigation under the Pooling and Servicing Agreement or in relation to it at the request, order or direction of any of the holders of Certificates, unless such holders of Certificates have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred in connection with such action.

In addition, the Depositor may terminate each of the Master Servicer and the Special Servicer upon five business days’ notice if the Master Servicer or the Special Servicer, as the case may be, fails to comply with certain of its reporting obligations under the Pooling and Servicing Agreement.

Waivers of Servicer Termination Events

A Servicer Termination Event may be waived by the Certificateholders evidencing not less than 66-2/3% of the aggregate Voting Rights of the Certificates (considering each of the Class A-S, Class B and Class C Certificates together with the Class PEZ Component of the same alphabetical designation as a single “Class” for such purpose) (and, if such Servicer Termination Event is on the part of a Special Servicer with respect to a Serviced Whole Loan only, by the related Serviced Companion Loan Holder).  Notwithstanding the foregoing, (1) a Servicer Termination Event under clause (a) or (b) under “—Servicer Termination Events” above may be waived only with the consent of all of the Certificateholders of the affected Classes, and (2) a Servicer Termination Event under clause (h) under “—Servicer Termination Events” above may be waived only with the consent of the Depositor, together with (in the case of each of clauses (1) and (2) of this sentence) the consent of any Serviced Companion Loan Holder affected by such Servicer Termination Event. If a Servicer Termination Event on the part of the Master Servicer is waived in connection with a Serviced Whole Loan, the related Serviced Companion Loan Holder may require that the Master Servicer appoint a sub-servicer to service the related Serviced Whole Loan, which sub-servicer is the subject of a Rating Agency Confirmation.

Termination of the Special Servicer

 The Special Servicer may be removed, and a successor Special Servicer appointed, at any time, as follows:

(a) if a Control Termination Event has not occurred (or has occurred, but is no longer continuing), the Special Servicer may be removed with respect to the Mortgage Loans (other than the Non-Serviced Loans) and the Serviced Whole Loan at the direction of the Controlling Class Representative upon satisfaction of certain conditions specified in the Pooling and Servicing Agreement; and

(b) if a Control Termination Event has occurred and is continuing, the Special Servicer may be removed, with respect to the Mortgage Loans (other than the Non-Serviced Loans) and the Serviced Whole Loan, in accordance with the procedures set forth below, at the written direction of (a) holders of Certificates (other than the Class R Certificates) evidencing at least 75% of the aggregate Voting Rights of the Certificates (other than the Class R Certificates) (considering each of the Class A-S, Class B and Class C Certificates together with the Class PEZ Component of the same alphabetical designation as a single “Class” for such purpose) or (b) holders of Non-Reduced Certificates evidencing more than 50% of the Voting Rights of each Class of Non-Reduced Certificates.

The procedures for removing a Special Servicer if a Control Termination Event has occurred and is continuing will be as follows: upon (i) the written direction of holders of Certificates (other than the Class R Certificates) evidencing at least 25% of the Voting Rights of the Certificates (considering each of the Class A-S, Class B and Class C Certificates together with the Class PEZ Component of the same alphabetical designation as a single “Class” for such purpose) requesting a vote to terminate and replace the Special Servicer with a proposed successor Special Servicer, (ii) payment by such holders to the Certificate Administrator of the reasonable fees and expenses to be incurred by the Certificate Administrator in connection with administering such vote and (iii) delivery by such holders to the Certificate Administrator and the Trustee of a Rating Agency Confirmation addressing the removal and replacement of the Special Servicer (which confirmations will be obtained at the expense of such holders), the Certificate Administrator will be required to promptly provide written notice to all Certificateholders of such request by posting such notice on its internet website and by mailing at their addresses appearing in the certificate register.  Upon the written direction of (a) holders of Certificates (other than the Class R Certificates) evidencing at least 75% of the Voting Rights of the Certificates (other than the Class R Certificates) (considering each of the Class A-S, Class B and Class C Certificates together with the Class PEZ Component of the same alphabetical designation as a single “Class” for such purpose) or (b) holders of Non-Reduced Certificates evidencing more than 50% of the Voting Rights of each Class of Non-Reduced Certificates, the Trustee will be required to terminate all of the rights and obligations of the Special Servicer under the Pooling and Servicing Agreement and appoint the proposed successor Special Servicer; provided that if that written direction is not provided within 180 days of the initial request for a vote to terminate and replace the Special Servicer, then that written direction will have no force and effect.  The Certificate Administrator will include on each Distribution Date statement a statement that each Certificateholder and beneficial owner of Certificates may access such notices on the Certificate Administrator’s website and each Certificateholder and beneficial owner of Certificates may register to receive email notifications when such notices are posted on the website.  The appointment of a successor Special Servicer will be subject to the receipt of a Rating Agency Confirmation.  The Certificate Administrator will be entitled to reimbursement from the requesting Certificateholders for the reasonable expenses of posting notices of such requests.

In addition, any time after the occurrence and during the continuance of a Consultation Termination Event, if the Operating Advisor determines that the Special Servicer is not performing its duties as required under the Pooling and Servicing Agreement or is otherwise not acting in accordance with the Servicing Standard, the Operating Advisor will have the right to recommend the replacement of the Special Servicer. In such event, the Operating Advisor will be required to deliver to the Trustee and the Certificate Administrator, with a copy to the Special Servicer, a written recommendation detailing the reasons supporting its position (along with relevant information justifying its recommendation) and recommending a replacement Special Servicer meeting the applicable requirements of the Pooling and Servicing Agreement, which recommended special servicer has agreed to succeed as Special Servicer if appointed in accordance with the Pooling and Servicing Agreement. The Certificate Administrator will be required to promptly post a copy of such recommendation on its internet website and by mail send notice to all Certificateholders, asking them to indicate whether they wish to remove the Special Servicer.  Upon the written direction of holders of Non-Reduced Certificates evidencing more than 50% of the Voting Rights of each Class of Non-Reduced Certificates within 180 days of the initial request for a vote, the Certificate Administrator will be required to obtain a Rating Agency Confirmation from each Rating Agency, and the Trustee will terminate all of the rights and obligations of the Special Servicer under the Pooling and Servicing Agreement, and appoint the recommended successor Special Servicer.  If written direction of the holders of the required Non-Reduced Certificates is not provided within 180 days of the request for a vote on the removal of the Special Servicer, the recommendation of the Operating Advisor to remove and replace the Special Servicer will lapse and be of no force and effect.  The reasonable fees and out-of-pocket costs and expenses associated with obtaining the Rating Agency Confirmation described above and administering the vote on removal of the Special Servicer will be an additional expense of the Issuing Entity.

In addition, the Depositor may terminate the Special Servicer upon 5 business days’ notice if the Special Servicer fails to comply with certain of its reporting obligations under the Pooling and Servicing Agreement.

In no event may a successor Special Servicer be a current or former Operating Advisor or any affiliate of such current or former Operating Advisor.

Amendment

 The Pooling and Servicing Agreement may be amended without the consent of any of the holders of Certificates or the consent of any holder of a Companion Loan:

(a) to cure any ambiguity to the extent that it does not adversely affect any holders of Certificates or the holder of any Serviced Companion Loan;

(b) to correct or supplement any of its provisions which may be inconsistent with any other provisions of the Pooling and Servicing Agreement or with the description of the provisions in the final free writing prospectus or the prospectus, or to correct any error;

(c) to change the timing and/or nature of deposits in the Collection Account, the Excess Liquidation Proceeds Reserve Account, the Exchangeable Distribution Account, any Distribution Account or any REO Account; provided that (A) the Master Servicer Remittance Date may in no event be later than the business day prior to the related Distribution Date and (B) the change would not adversely affect in any material respect the interests of any Certificateholder or of the holder of a Serviced Companion Loan, as evidenced by an opinion of counsel (at the expense of the party requesting the amendment);

(d) to modify, eliminate or add to any of its provisions (i) to the extent necessary to maintain the qualification of either Trust REMIC as a REMIC or to avoid or minimize the risk of imposition of any tax on the Issuing Entity; provided that the Trustee and the Certificate Administrator have received an opinion of counsel (at the expense of the party requesting the amendment) to the effect that (1) the action is necessary or desirable to maintain such qualification or to avoid or minimize such risk and (2) the action will not adversely affect in any material respect the interests of any holder of the Certificates or, if applicable, the holder of a Serviced Companion Loan, (ii) to restrict (or to remove any existing restrictions with respect to) the transfer of the Class R Certificates; provided that the Depositor has determined that the amendment will not give rise to any tax with respect to the transfer of the Class R Certificates to a non-permitted transferee (see “Material Federal Income Tax Consequences—Federal Income Tax Consequences For REMIC Certificates—Taxation of Residual Certificates—Tax-Related Restrictions on Transfer of Residual Certificates” in the prospectus) or (iii) to the extent necessary to comply with the Investment Company Act of 1940, as amended, the Exchange Act, Regulation AB, and/or any related regulatory actions and/or interpretations;

(e) to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement or any other change; provided that the amendment will not adversely affect in any material respect the interests of any Certificateholder or the holder of a Serviced Companion Loan, as evidenced by an opinion of counsel;

(f) to amend or supplement any provision of the Pooling and Servicing Agreement to the extent necessary to maintain the ratings assigned to each Class of Certificates by any Rating Agency; provided that such amendment will not adversely affect in any material respect the interests of any Certificateholder or the holder of a Serviced Companion Loan;

(g) to modify the procedures in the Pooling and Servicing Agreement relating to Rule 17g-5 under the Exchange Act (“Rule 17g-5”); provided that such modification does not increase the obligations of the Trustee, the Certificate Administrator, the Operating Advisor, the Master Servicer or the Special Servicer without such party’s consent (which consent may not be withheld unless the modification would materially adversely affect that party or materially increase that party’s obligations under the Pooling and Servicing Agreement); provided, further, that notice of such modification is provided to all parties to the Pooling and Servicing Agreement; and

(h) in the event of a TIA Applicability Determination, to modify, eliminate or add to the provisions of the Pooling and Servicing Agreement to the extent necessary to (A) effect the qualification of the Pooling and Servicing Agreement under the TIA or under any similar federal statute hereafter enacted and to add to the Pooling and Servicing Agreement such other provisions as may be expressly required by the TIA, and (B) modify such other provisions of the Pooling and Servicing Agreement to the extent necessary to make those provisions consistent with, and conform to, the modifications made pursuant to clause (A).

Notwithstanding the foregoing, no such amendment to the Pooling and Servicing Agreement contemplated by the preceding paragraph will be permitted if the amendment would (i) reduce the consent or consultation rights or the right to receive information under the Pooling and Servicing Agreement of the Controlling Class Representative without the consent of the Controlling Class Representative, (ii) reduce the consultation rights or the right to receive information under the Pooling and Servicing Agreement of the Operating Advisor without the consent of the Operating Advisor, (iii) change in any manner the obligations or rights of any Sponsor under the applicable Mortgage Loan Purchase Agreement or the Pooling and Servicing Agreement without the consent of the related Sponsor, (iv) change in any manner the obligations or rights of any underwriter without the consent of the related underwriter, or (v) adversely affect any Companion Loan Holder in its capacity as such without its consent.

In a number of cases that have been filed alleging certain violations of the Trust Indenture Act of 1939, as amended (the “TIA”), certain lower courts have held that the TIA was applicable to certain agreements similar to the Pooling and Servicing Agreement and that the mortgage-backed certificates issued pursuant to such agreements were not exempt under Section 304(a)(2) of the TIA. (See for example, In Retirement Bd. of the Policemen’s Annuity and Benefit Fund of the City of Chicago, et al. v. The Bank of New York Mellon, 11 Civ. 5459 (WHP) (S.D.N.Y. Apr. 3, 2012) and Policemen’s Annuity and Benefit Fund of the City of Chicago v. Bank of America, et.al, 12 Civ. 2865 (KBF) (S.D.N.Y. Dec. 7, 2012)).  These rulings are contrary to more than three decades of market and Securities and Exchange Commission practice, as well as guidance provided by the Division of Corporation Finance as posted on the Securities and Exchange Commission’s website as Division of Corporation Finance Interpretive Response 202.01 (“CDI 202.01”) regarding the TIA, Section 304(a)(2) (which guidance was updated on May 3, 2012 to note the first of these rulings referred to above and to state that the “staff is considering CDI 202.01 in light of this ruling”).  See also Harbor Financial, Inc. 1988 SEC No-Act. LEXIS 1463 (Oct. 31, 1988.  If any of these rulings by the lower courts is affirmed on appeal, or if there is a change by the Division of Corporation Finance of its position that agreements similar to the Pooling and Servicing Agreement are exempt from the TIA under Section 304(a)(2), that would likely result in the Pooling and Servicing Agreement being required to be qualified under the TIA.

In the event that subsequent to the date of this free writing prospectus the Depositor, upon consultation with the Trustee, has determined that the TIA does apply to the Pooling and Servicing Agreement or that that qualification under the TIA or any similar federal statute hereafter enacted is required (a “TIA Applicability Determination”), the Pooling and Servicing Agreement will provide that it will be amended without the consent of any Certificateholder to the extent necessary to comply with the TIA. In addition, if the TIA were to apply to the Pooling and Servicing Agreement, the TIA provides that certain provisions would automatically be deemed to be included in the Pooling and Servicing Agreement (and the Pooling and Servicing Agreement thus would be statutorily amended without any further action); provided, however, that it will be deemed that the parties to the Pooling and Servicing Agreement have agreed that, to the extent permitted under the TIA, the Pooling and Servicing Agreement will expressly exclude any non-mandatory provisions that (x) conflict with the provisions of the Pooling and Servicing Agreement or would otherwise alter the provisions of the Pooling and Servicing Agreement or (y) increase the obligations, liabilities or scope of responsibility of any party to the Pooling and Servicing Agreement. Generally, the TIA provisions include additional obligations of the Trustee, certain additional reporting requirements, and heightened conflict of interest rules which may require, for example, that the Trustee resign in the event the interests of the holders of the various classes of Certificates differ from one another under certain circumstances and that one or more other trustees be appointed in its place. While investors should understand the potential for such amendments, investors should not purchase Certificates with any expectation that the TIA will be determined to apply or that any such amendments will be made.

The Pooling and Servicing Agreement may also be amended by the parties to the Pooling and Servicing Agreement with the consent of the holders of Certificates evidencing not less than 66-2/3% of the aggregate Percentage Interests of each Class affected by the amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the holders of the Certificates, except that the amendment may not (1) reduce in any manner the amount of, or delay the timing of, payments received on the Mortgage Loans (or Serviced Whole Loan, if applicable) which are required to be distributed on a Certificate of any Class without the consent of the holder of that Certificate, or that are required to be distributed to any holder of a Serviced Companion Loan without the consent of that holder, (2) reduce the percentage of Certificates of any Class the holders of which are required to consent to the amendment or remove the requirement to obtain the consent of the holder of any Serviced Companion Loan without the consent of the holders of all Certificates of that Class then outstanding or the holder of such Serviced Companion Loan, as applicable, (3) change in any manner the obligations or rights of any Sponsor under the applicable Mortgage Loan Purchase Agreement or the Pooling and Servicing Agreement without the consent of the related Sponsor, (4) change the definition of “Servicing Standard” without either (a) the consent of 100% of the Certificateholders or (b) a Rating Agency Confirmation, (5) without the consent of 100% of the Certificateholders of the Class or Classes of Certificates adversely affected thereby, change (a) the percentages of Voting Rights of Certificateholders which are required to consent to any action or inaction under the Pooling and Servicing Agreement, (b) the right of the Certificateholders to remove the Special Servicer or (c) the right of the Certificateholders to terminate the Operating Advisor, (6) adversely affect the Controlling Class Representative without the consent of 100% of the Controlling Class Certificateholders, (7) adversely affect any Companion Loan Holder in its capacity as such without its consent or (8) change in any manner the obligations or rights of any underwriter without the consent of the affected underwriter.

Notwithstanding the foregoing, the Pooling and Servicing Agreement may not be amended without the Master Servicer, the Special Servicer, the Trustee and/or the Certificate Administrator (in each case, only if requested by such party) having first received an opinion of counsel, at the expense of the person requesting the amendment (or, if the amendment is required by any Rating Agency to maintain the rating issued by it or requested by the Trustee or the Certificate Administrator for any purpose described in clause (a) or clause (b) of the first paragraph of this section entitled “—Amendment”, then at the expense of the Issuing Entity), to the effect that the amendment will not result in the imposition of a tax on any portion of the Issuing Entity or cause either Trust REMIC to fail to qualify as a REMIC or cause the Grantor Trust to fail to qualify as a grantor trust for federal income tax purposes.  The party requesting an amendment to the Pooling and Servicing Agreement will be required to give each Rating Agency prior written notice of such amendment.

In addition, certain amendments to the Pooling and Servicing Agreement may require the delivery of certain other opinions of counsel at the expense of the Issuing Entity.

Realization Upon Mortgage Loans

Specially Serviced Loans; Appraisals

Promptly upon the occurrence of an Appraisal Reduction Event (other than with respect to a Non-Serviced Loan), the Special Servicer will be required to use reasonable efforts to obtain an appraisal of the Mortgaged Property or REO Property, as the case may be, from an Appraiser in accordance with MAI standards (an “Updated Appraisal”).  However, the Special Servicer will not be required to obtain an Updated Appraisal of any Mortgaged Property with respect to which there exists an appraisal from an Appraiser in accordance with MAI standards which is less than nine months old, unless the Special Servicer determines that such previously obtained Appraisal is materially inaccurate.  The cost of any Updated Appraisal will be advanced by, and reimbursable to, the Master Servicer as a Property Advance or will be an expense of the Issuing Entity and paid directly out of the Collection Account if determined to be a Non-Recoverable Advance to the extent provided in the Pooling and Servicing Agreement.

Standards for Conduct Generally in Effecting Foreclosure or the Sale of Defaulted Loans

In connection with any foreclosure, enforcement of the loan documents, or other acquisition, the cost and expenses of any such proceeding will be a Property Advance or an expense of the Issuing Entity paid directly out of the Collection Account if determined to be a Non-Recoverable Advance.

If the Special Servicer elects to proceed with a non-judicial foreclosure in accordance with the laws of the state where the Mortgaged Property is located, the Special Servicer will not be required to pursue a deficiency judgment against the related borrower, if available, or any other liable party if the laws of the state do not permit such a deficiency judgment after a non-judicial foreclosure or if the Special Servicer determines, in accordance with the Servicing Standard, that the likely recovery if a deficiency judgment is obtained will not be sufficient to warrant the cost, time, expense and/or exposure of pursuing the deficiency judgment and such determination is evidenced by an officers’ certificate delivered to the Trustee, the Certificate Administrator and (prior to the occurrence and continuance of a Consultation Termination Event) the Controlling Class Representative (and the related Serviced Companion Loan Holder with respect to a Serviced Whole Loan).

Notwithstanding anything in this free writing prospectus to the contrary, the Pooling and Servicing Agreement will provide that the Special Servicer will not, on behalf of the Issuing Entity or, if applicable, the related Serviced Companion Loan Holder, obtain title to a Mortgaged Property as a result of foreclosure or by deed in lieu of foreclosure or otherwise, and will not otherwise acquire possession of, or take any other action with respect to, any Mortgaged Property if, as a result of any such action, the Trustee, the Certificate Administrator or the Issuing Entity or the holders of Certificates or the any Serviced Companion Loan Holder would be considered to hold title to, to be a “mortgagee-in-possession” of, or to be an “owner” or “operator” of, such Mortgaged Property within the meaning of the federal Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, or any comparable law, unless the Special Servicer has previously determined, based on an updated environmental assessment report prepared by an independent person who regularly conducts environmental audits, that:  (i) such Mortgaged Property is in compliance with applicable environmental laws or, if not, after consultation with an environmental consultant, that it would be in the best economic interest of the Issuing Entity and, if applicable, the related Serviced Companion Loan Holder (as a collective whole) to take such actions as are necessary to bring such Mortgaged Property in compliance with applicable environmental laws and (ii) there are no circumstances present at such Mortgaged Property relating to the use, management or disposal of any hazardous materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any currently effective federal, state or local law or regulation, or that, if any such hazardous materials are present for which such action could be required, after consultation with an environmental consultant it would be in the best economic interest of the Issuing Entity and, if applicable, the related Serviced Companion Loan Holder (as a collective whole as if the Issuing Entity and, if applicable, the related Serviced Companion Loan Holder constituted a single lender) to take such actions with respect to the affected Mortgaged Property as could be required by such law or regulation.  If appropriate, the Special Servicer may establish a single member limited liability company with the Issuing Entity and, if applicable, the related Serviced Companion Loan Holder, as the sole owner to hold title to the Mortgaged Property.

In the event that title to any Mortgaged Property is acquired in foreclosure or by deed in lieu of foreclosure, the deed or certificate of sale is required to be issued to the Trustee, to a co-trustee or to its nominee or a separate trustee or co-trustee on behalf of the Trustee, on behalf of holders of Certificates and, if applicable, the related Serviced Companion Loan Holder.  Notwithstanding any such acquisition of title and cancellation of the related Mortgage Loan or Serviced Whole Loan, such Mortgage Loan will be considered to be an REO Mortgage Loan held in the Issuing Entity until such time as the related REO Property is sold by the Issuing Entity.

If title to any Mortgaged Property is acquired by the Issuing Entity (directly or through a single member limited liability company established for that purpose), the Special Servicer will be required to sell the Mortgaged Property prior to the close of the third calendar year beginning after the year of acquisition, unless (1) the IRS grants (or does not deny) an extension of time to sell the property or (2) the Special Servicer, the Certificate Administrator and the Trustee receive an opinion of independent counsel to the effect that the holding of the property by the Lower-Tier REMIC longer than the above-referenced three year period will not result in the imposition of a tax on either Trust REMIC or cause either Trust REMIC to fail to qualify as a REMIC under the Code at any time that any Certificate is outstanding.  Subject to the foregoing and any other tax-related limitations, pursuant to the Pooling and Servicing Agreement, the Special Servicer will generally be required to attempt to sell any Mortgaged Property so acquired in accordance with the Servicing Standard.  The Special Servicer will also be required to ensure that any Mortgaged Property acquired by the Issuing Entity is administered so that it constitutes “foreclosure property” within the meaning of Code Section 860G(a)(8) at all times, and that the sale of the property does not result in the receipt by the Issuing Entity of any income from nonpermitted assets as described in Code Section 860F(a)(2)(B).  If the Lower-Tier REMIC acquires title to any Mortgaged Property, the Special Servicer, on behalf of the Lower-Tier REMIC, will retain, at the expense of the Issuing Entity, an independent contractor to manage and operate the property.  The independent contractor generally will be permitted to perform construction (including renovation) on a foreclosed property only if the construction was more than 10% completed at the time default on the related Mortgage Loan became imminent.  The retention of an independent contractor, however, will not relieve the Special Servicer of its obligation to manage the Mortgaged Property as required under the Pooling and Servicing Agreement.

Generally, neither Trust REMIC will be taxable on income received with respect to a Mortgaged Property acquired by the Issuing Entity to the extent that it constitutes “rents from real property,” within the meaning of Code Section 856(c)(3)(A) and Treasury regulations under the Code.  Rents from real property include fixed rents and rents based on the gross receipts or sales of a tenant but do not include the portion of any rental based on the net income or profit of any tenant or sub-tenant.  No determination has been made whether rent on any of the Mortgaged Properties meets this requirement.  Rents from real property include charges for services customarily furnished or rendered in connection with the rental of real property, whether or not the charges are separately stated.  Services furnished to the tenants of a particular building will be considered as customary if, in the geographic market in which the building is located, tenants in buildings which are of similar class are customarily provided with the service.  No determination has been made whether the services furnished to the tenants of the Mortgaged Properties are “customary” within the meaning of applicable regulations.  It is therefore possible that a portion of the rental income with respect to a Mortgaged Property owned by the Issuing Entity would not constitute rents from real property, or that none of such income would qualify if a separate charge is not stated for such non-customary services or they are not performed by an independent contractor.  Rents from real property also do not include income from the operation of a trade or business on the Mortgaged Property, such as a hospitality property, or rental income attributable to personal property leased in connection with a lease of real property if the rent attributable to personal property exceeds 15% of the total net rent for the taxable year.  Any of the foregoing types of income may instead constitute “net income from foreclosure property,” which would be taxable to the Lower-Tier REMIC at the highest marginal federal corporate rate (currently 35%) and may also be subject to state or local taxes.  The Pooling and Servicing Agreement provides that the Special Servicer will be permitted to cause the Lower-Tier REMIC to earn “net income from foreclosure property” that is subject to tax if it determines that the net after-tax benefit to Certificateholders is greater than another method of operating or net leasing the Mortgaged Property.  Because these sources of income, if they exist, are already in place with respect to the Mortgaged Properties, it is generally viewed as beneficial to Certificateholders to permit the Issuing Entity to continue to earn them if it acquires a Mortgaged Property, even at the cost of this tax.  These taxes would be chargeable against the related income for purposes of determining the proceeds available for distribution to holders of Certificates.  See “Material Federal Income Tax Consequences—Federal Income Tax Consequences For REMIC Certificates—Taxes That May Be Imposed on the REMIC Pool—Prohibited Transactions” in the prospectus.

To the extent that Liquidation Proceeds collected with respect to any Mortgage Loan are less than the sum of (1) the outstanding principal balance of the Mortgage Loan, (2) interest accrued on the Mortgage Loan and (3) the aggregate amount of outstanding reimbursable expenses (including any (i) unpaid servicing compensation, (ii) unreimbursed Property Advances, (iii) accrued and unpaid interest on all Advances and (iv) additional expenses of the Issuing Entity) incurred with respect to the Mortgage Loan, the Issuing Entity will realize a loss in the amount of the shortfall.  The Trustee, the Certificate Administrator, the Master Servicer and/or the Special Servicer will be entitled to reimbursement out of the

Liquidation Proceeds recovered on any Mortgage Loan, prior to the distribution of those Liquidation Proceeds to Certificateholders, of any and all amounts that represent unpaid servicing compensation in respect of the related Mortgage Loan, certain unreimbursed expenses incurred with respect to the Mortgage Loan and any unreimbursed Advances (including interest on Advances) made with respect to the Mortgage Loan.  In addition, amounts otherwise distributable on the Certificates will be further reduced by interest payable to the Master Servicer, the Special Servicer or Trustee on these Advances.

Sale of Defaulted Mortgage Loans and REO Properties

Promptly upon a Mortgage Loan or Serviced Whole Loan becoming a Defaulted Mortgage Loan and if the Special Servicer determines in accordance with the Servicing Standard that it would be in the best interests of the Certificateholders and, in the case of a Serviced Whole Loan, the related Companion Loan Holder (as a collective whole as if such Certificateholders and, in the case of a Serviced Whole Loan, the related Serviced Companion Loan Holder, constituted a single lender), to attempt to sell such Mortgage Loan, the Special Servicer will be required to use reasonable efforts to solicit offers for the Defaulted Mortgage Loan on behalf of the Certificateholders and, if applicable, the related Serviced Companion Loan Holder in such manner as will be reasonably likely to realize a fair price.  The Special Servicer will generally be required to accept the first (and, if multiple offers are contemporaneously received, the highest) cash offer received from any person that constitutes a fair price for the Defaulted Mortgage Loan.  The Special Servicer is required to notify the Controlling Class Representative (prior to the occurrence and continuance of a Consultation Termination Event) and the Operating Advisor (after the occurrence and during the continuance of a Control Termination Event) and, in the case of a Serviced Whole Loan, the related Serviced Companion Loan Holder, of any inquiries or offers received regarding the sale of any Defaulted Mortgage Loan.

The Special Servicer will be required to determine whether any cash bid constitutes a fair price for any Defaulted Mortgage Loan if the highest bidder is a person other than an Interested Person.  In determining whether any offer from a person other than an Interested Person constitutes a fair price for any Defaulted Mortgage Loan, the Special Servicer will be required to take into account (in addition to the results of any appraisal, updated appraisal or narrative appraisal that it may have obtained pursuant to the Pooling and Servicing Agreement within the prior 9 months), and in determining whether any offer from an Interested Person constitutes a fair price for any Defaulted Mortgage Loan, any Appraiser will be instructed to take into account, as applicable, among other factors, the period and amount of any delinquency on the affected Mortgage Loan or Serviced Whole Loan, the occupancy level and physical condition of the related Mortgaged Property and the state of the local economy.

If the highest bidder is an Interested Person (provided that the Trustee may not be a bidder), then the Trustee will be required to determine whether the cash bid constitutes a fair price unless (i) the bid is equal to or greater than the applicable Repurchase Price, (ii) the bid is the highest bid received and (iii) at least two other bids are received from independent third parties; provided, however, that no bid from an Interested Person will constitute a fair price unless (A) it is the highest bid received and (B) at least two other bids are received from independent third parties.  In determining whether any offer received from an Interested Person represents a fair price for any such Defaulted Mortgage Loan, the Trustee will be supplied with and will be required to rely on the most recent appraisal or updated appraisal conducted in accordance with the Pooling and Servicing Agreement within the preceding 9-month period or, in the absence of any such appraisal, on a new appraisal.  Except as provided in the following paragraph, the cost of any appraisal will be covered by, and will be reimbursable as, a Property Advance.

Notwithstanding anything contained in the preceding paragraph to the contrary, if the Trustee is required to determine whether a cash offer by an Interested Person constitutes a fair price, the Trustee may (at its option and at the expense of the Interested Person) designate an independent third party expert in real estate or commercial mortgage loan matters with at least 5 years’ experience in valuing or investing in loans similar to the subject Mortgage Loan or Serviced Whole Loan, as the case may be, that has been selected with reasonable care by the Trustee to determine if such cash offer constitutes a fair price for such Mortgage Loan or Serviced Whole Loan. If the Trustee designates such a third party to make such determination, the Trustee will be entitled to rely conclusively upon such third party’s determination. The reasonable costs of all appraisals, inspection reports and broker opinions of value incurred by any such third party pursuant to this paragraph will be covered by, and will be reimbursable by the Interested Person; provided that the Trustee will not engage a third party expert whose fees exceed a commercially reasonable amount as determined by the Trustee.

With respect to the Serviced Whole Loan, pursuant to the terms of the related Co-Lender Agreement, if such Serviced Whole Loan becomes a Defaulted Mortgage Loan, and if the Special Servicer determines to sell the related Mortgage Loan in accordance with the discussion in this “—Sale of Defaulted Mortgage Loans and REO Properties” section, then the Special Servicer will be required to sell the related Serviced Companion Loan together with such Mortgage Loan as one whole loan. Notwithstanding the foregoing, the Special Servicer will not be permitted to sell a Serviced Whole Loan if it becomes a Defaulted Mortgage Loan without the written consent of the related Serviced Companion Loan Holder (provided that such consent is not required if such Serviced Companion Loan Holder is the borrower or an affiliate of the borrower) unless the Special Servicer has delivered to such Serviced Companion Loan Holder: (a) at least 15 business days prior written notice of any decision to attempt to sell such Serviced Whole Loan; (b) at least 10 days prior to the permitted sale date, a copy of each bid package (together with any material amendments to such bid packages) received by the Special Servicer in connection with any such proposed sale; (c) at least 10 days prior to the proposed sale date, a copy of the most recent appraisal for such Serviced Whole Loan, and any documents in the servicing file reasonably requested by the related Serviced Companion Loan Holder; and (d) until the sale is completed, and a reasonable period of time (but no less time than is afforded to other offerors and the Controlling Class Representative) prior to the proposed sale date, all information and other documents being provided to other offerors and all leases or other documents that are approved by the Master Servicer or the Special Servicer in connection with the proposed sale.  The related Serviced Companion Loan Holder (or its representative) will be permitted to bid at any sale of a Serviced Whole Loan.  See “Description of the Mortgage Pool—The Whole Loans—The Matrix MHC Portfolio Whole Loan—Sale of a Defaulted Matrix MHC Portfolio Whole Loan” above in this free writing prospectus.

The Special Servicer is required to use reasonable efforts to solicit offers for each REO Property on behalf of the Certificateholders and the related Serviced Companion Loan Holder (if applicable) and to sell each REO Property in the same manner as with respect to a Defaulted Mortgage Loan.

Notwithstanding any of the foregoing paragraphs, the Special Servicer will not be required to accept the highest cash offer for a Defaulted Mortgage Loan or REO Property if the Special Servicer determines (in consultation with the Controlling Class Representative (unless a Consultation Termination Event exists) and, in the case of a Serviced Whole Loan or an REO Property related to a Serviced Whole Loan, the related Serviced Companion Loan Holder), in accordance with the Servicing Standard, that rejection of such offer would be in the best interests of the Certificateholders and, in the case of a sale of a Serviced Whole Loan or an REO Property related to a Serviced Whole Loan, the related Serviced Companion Loan Holder (as a collective whole as if such Certificateholders and, if applicable, the related Serviced Companion Loan Holder constituted a single lender), and the Special Servicer may accept a lower cash offer (from any person other than itself or an affiliate) if it determines, in its reasonable and good faith judgment, that acceptance of such offer would be in the best interests of the Certificateholders and, in the case of a Serviced Whole Loan or an REO Property related to a Serviced Whole Loan, the related Serviced Companion Loan holder (as a collective whole as if such Certificateholders and, if applicable, the related Serviced Companion Loan holder constituted a single lender).

An “Interested Person” is the Depositor, the Master Servicer, the Special Servicer, the Operating Advisor, the Certificate Administrator, the Trustee, the Controlling Class Representative, any Sponsor, any borrower, any holder of a related mezzanine loan, any manager of a Mortgaged Property, any independent contractor engaged by the Special Servicer or any affiliate of any of the preceding entities, and, with respect to a Defaulted Mortgage Loan that constitutes a Serviced Whole Loan, the depositor, the master servicer, the special servicer (or any independent contractor engaged by such special servicer), or the trustee for the securitization of the related Serviced Companion Loan, the related Serviced Companion Loan Holder or its representative, any holder of a related mezzanine loan, or any known affiliate of any such party described above.

Modifications, Waivers and Amendments

The Pooling and Servicing Agreement will permit (a) with respect to any non-Specially Serviced Loan (other than the Non-Serviced Loans), the Master Servicer (subject to the Special Servicer’s processing and/or consent if the related modification, waiver or amendment constitutes a Major Decision or a Special Servicer Decision), or (b) with respect to any Specially Serviced Loan, the Special Servicer, in each case subject to the consultation rights of the Operating Advisor, the consent or consultation rights of the Controlling Class Representative, and the consultation rights of any related Serviced Companion Loan Holder or its representative (as applicable), to modify, waive or amend any term of any Mortgage Loan or Serviced Whole Loan if such modification, waiver or amendment (i) is consistent with the Servicing Standard and (ii) would not constitute a “significant modification” of such Mortgage Loan or Serviced Whole Loan pursuant to Treasury Regulations Section 1.860G-2(b) and would not otherwise (A) cause either Trust REMIC to fail to qualify as a REMIC or (B) result in the imposition of a tax upon either Trust REMIC or the Issuing Entity (including but not limited to the tax on “prohibited transactions” as defined in Code Section 860F(a)(2) and the tax on contributions to a REMIC set forth in Code Section 860G(d), but not including the tax on “net income from foreclosure property” under Code Section 860G(c)).

With respect to any non-Specially Serviced Loan, the Master Servicer’s determination to consent to or approve a request by a borrower with respect any Special Servicer Decision will be subject to the Special Servicer’s processing and consent, or, if mutually agreed to by the Special Servicer and the Master Servicer, the Master Servicer will be required to process such request subject to the consent of the Special Servicer as further described below. “Special Servicer Decision” means each of the following:

(i)     approving leases, lease modifications and any related subordination, attornment and non-disturbance agreements relating to leases, in each case in excess of the lesser of 30,000 square feet and 30% of the net rentable area related Mortgaged Property;

(ii)    approving any waiver regarding the receipt of financial statements (other than immaterial timing waivers);

(iii)   approving annual budgets for the related Mortgaged Property with material increases in operating expenses or payments to affiliates of the related borrower (excluding affiliated managers paid at fee rates agreed to at the origination of the related Mortgage Loan);

(iv)    agreeing to any modification, waiver, consent or amendment of the related Mortgage Loan or Serviced Whole Loan in connection with a defeasance if such proposed modification, waiver, consent or amendment is (i) a Major Decision or (ii) a modification of the type of defeasance collateral required under the Mortgage Loan documents such that defeasance collateral other than direct, non-callable obligations of the United States of America would be permitted; and

(v)    approving material easements.

In connection with (i) the release of a Mortgaged Property or any portion of a Mortgaged Property from the lien of the related Mortgage Loan or (ii) the taking of a Mortgaged Property or any portion of a Mortgaged Property by exercise of the power of eminent domain or condemnation, if the Mortgage Loan documents require the Master Servicer or the Special Servicer, as applicable, to calculate (or require the related borrower to provide such calculation to the Master Servicer or the Special Servicer, as applicable) the loan-to-value ratio of the remaining Mortgaged Property or Mortgaged Properties or the fair market value of the real property constituting the remaining Mortgaged Property or Mortgaged Properties, for purposes of REMIC qualification of the related Mortgage Loan, then, unless then permitted by the REMIC provisions of the Code, such calculation will exclude the value of personal property and going concern value, if any.

With respect to non-Specially Serviced Loans, the Master Servicer, prior to taking any action with respect to any Major Decision (or making a determination not to take action with respect to a Major Decision) or any Special Servicer Decision will be required to refer the request to the Special Servicer, which will process the request directly, or if mutually agreed to by the Special Servicer and the Master Servicer, the Master Servicer will be required to process such request, and if the Master Servicer processes such request, the Master Servicer will be required to prepare and submit its written analysis and recommendation to the Special Servicer with all information reasonably available to the Master Servicer that the Special Servicer may reasonably request in order to withhold or grant its consent, and in all cases the Special Servicer will be entitled (subject to the discussion under “—Controlling Class Representative” below and “Description of the Mortgage Pool—The Whole Loans” in this free writing prospectus) to approve or disapprove any modification, waiver or amendment that constitutes a Major Decision.

In no event, however, will the Special Servicer be permitted to (i) extend the maturity date of a Mortgage Loan or Serviced Whole Loan beyond a date that is 3 years prior to the Rated Final Distribution Date or (ii) if the Mortgage Loan or Serviced Whole Loan is secured by a ground lease, extend the maturity date of such Mortgage Loan or Serviced Whole Loan beyond a date which is 20 years or, to the extent consistent with the Servicing Standard, giving due consideration to the remaining term of the ground lease, ten years, prior to the end of the current term of the ground lease, plus any options to extend exercisable unilaterally by the borrower.

Any modification, waiver or amendment with respect to the Serviced Whole Loan may be subject to the consultation rights of the related Serviced Companion Loan Holder as described under “Description of the Mortgage Pool—The Whole Loans” in this free writing prospectus.

The Master Servicer or the Special Servicer, as applicable, is required to notify the Trustee, the Certificate Administrator, the Depositor, the related Serviced Companion Loan Holder in the case of a Serviced Whole Loan, the Controlling Class Representative (prior to the occurrence and continuance of a Consultation Termination Event) and the Operating Advisor (after the occurrence and during the continuance of a Control Termination Event) and the Rating Agencies, in writing, of any modification, waiver or amendment of any term of any Mortgage Loan or Serviced Whole Loan and the date of the modification and deliver a copy to the Trustee, the related Serviced Companion Loan Holder in the case of a Serviced Whole Loan, the Controlling Class Representative (prior to the occurrence and continuance of a Consultation Termination Event) and the Operating Advisor (after the occurrence and during the continuance of a Control Termination Event), and the original to the Certificate Administrator of the recorded agreement relating to such modification, waiver or amendment within 15 business days following the execution and recordation of the modification, waiver or amendment.

Any Modification Fees paid by any borrower to the Master Servicer or the Special Servicer with respect to a modification, consent, extension, waiver or amendment of any term of a Mortgage Loan (or Serviced Whole Loan, if applicable, and subject to any related Co-Lender Agreement) will be applied as described under “—Application of Penalty Charges and Modification Fees” in this free writing prospectus.

The Master Servicer and the Special Servicer, as applicable, will be required, no less often than on a monthly basis, to make a knowledgeable servicing officer available via telephone to verbally answer questions from the Operating Advisor (after the occurrence and during the continuance of a Control Termination Event) and the Controlling Class Representative (prior to the occurrence and continuance of a Consultation Termination Event) regarding the performance and servicing of the Mortgage Loans and/or REO Properties for which such Master Servicer or Special Servicer, as applicable, is responsible.

Controlling Class Representative

General

For so long as a Control Termination Event has not occurred and is not continuing, the Controlling Class Representative will be entitled to advise (1) the Special Servicer, with respect to all Specially Serviced Loans and (2) the Special Servicer, with respect to Mortgage Loans (other than Non-Serviced

Loans) that are not Specially Serviced Loans, as to all matters for which the Master Servicer must obtain the consent or deemed consent of the Special Servicer, in each case as described below.  The provisions summarized below will be subject to the right of certain Controlling Class Certificateholders to “opt-out” of its rights under certain circumstances described in this free writing prospectus, as provided for in the Pooling and Servicing Agreement.

Except as otherwise described in the succeeding paragraphs below or under “Description of the Mortgage Pool—The Whole Loans” in this free writing prospectus, (a) the Master Servicer will not be permitted to take any of the following actions unless it has obtained the consent of the Special Servicer and (b) for so long as a Control Termination Event has not occurred and is not continuing, the Special Servicer will not be permitted to consent to the Master Servicer’s taking any of the following actions, nor will the Special Servicer itself be permitted to take any of the following actions, as to which the Controlling Class Representative has objected in writing within ten business days (or in the case of a determination of an Acceptable Insurance Default, 20 days) after receipt of the written recommendation and analysis from the Special Servicer (provided that if such written objection has not been received by the Special Servicer within the ten-day or, if applicable, 20-day period, the Controlling Class Representative will be deemed to have approved such action) (each of the following, a “Major Decision”):

(A)  any proposed or actual foreclosure upon or comparable conversion (which may include acquisitions of an REO Property) of the ownership of properties securing such of the Mortgage Loans and/or Serviced Whole Loan as come into and continue in default;

(B)  any modification, consent to a modification or waiver of any monetary term (other than Penalty Charges) or material non-monetary term (including, without limitation, the timing of payments and acceptance of discounted payoffs but excluding waiver of Penalty Charges) of a Mortgage Loan or Serviced Whole Loan or any extension of the maturity date of such Mortgage Loan or Serviced Whole Loan;

(C)  any sale of a Defaulted Mortgage Loan or REO Property (other than in connection with the termination of the Issuing Entity as described under “—Optional Termination; Optional Mortgage Loan Purchase” in this free writing prospectus) for less than the applicable Repurchase Price (excluding the amount described in clause (vi) of the definition of “Repurchase Price”);

(D)  any determination to bring an REO Property into compliance with applicable environmental laws or to otherwise address hazardous material located at an REO Property;

(E)  any release of collateral or any acceptance of substitute or additional collateral for a Mortgage Loan or Serviced Whole Loan or any consent to either of the foregoing, other than immaterial condemnation actions and other similar takings, or if otherwise required pursuant to the specific terms of the related Mortgage Loan or Serviced Whole Loan and for which there is no lender discretion;

(F)  any waiver of a “due-on-sale” or “due-on-encumbrance” clause with respect to a Mortgage Loan or Serviced Whole Loan, if lender consent is required, any consent to such a waiver or consent to a transfer of the Mortgaged Property or interests in the borrower or consent to the incurrence of additional debt, other than any such transfer or incurrence of debt as may be effected without the consent of the lender under the related loan agreement or related to an immaterial easement, right of way or similar agreement;

(G)  any property management company changes or franchise changes (to the extent the lender is required to consent or approve under the Mortgage Loan documents);

(H)  releases of any escrow accounts, reserve accounts or letters of credit held as performance or “earn-out” escrows or reserves, other than those required pursuant to the specific terms of the related Mortgage Loan or Serviced Whole Loan and for which there is no lender discretion;

(I)   any acceptance of an assumption agreement releasing a borrower from liability under a Mortgage Loan or Serviced Whole Loan other than pursuant to the specific terms of such Mortgage Loan or Serviced Whole Loan and for which there is no lender discretion;

(J)   the determination of the Special Servicer pursuant to clause (b) or clause (g) of the definition of “Servicing Transfer Event”;

(K)  following a default or an event of default with respect to a Mortgage Loan or Serviced Whole Loan, any acceleration of the Mortgage Loan or Serviced Whole Loan, as the case may be, or initiation of judicial, bankruptcy or similar proceedings under the related loan documents or with respect to the related borrower or Mortgaged Property;

(L)  any modification, waiver or amendment of an intercreditor agreement, Co-Lender Agreement or similar agreement with any mezzanine lender or subordinate debt holder related to a Mortgage Loan, Serviced Whole Loan, or an action to enforce rights with respect thereto, in each case, in a manner that materially and adversely affects the holders of the Control Eligible Certificates;

(M)  any determination of an Acceptable Insurance Default;

(N)  any proposed modification or waiver of any material provision in the related loan documents governing the type, nature or amount of insurance coverage required to be obtained and maintained by the related borrower; and

(O)  any approval of any casualty insurance settlements or condemnation settlements, and any determination to apply casualty proceeds or condemnation awards to the reduction of the debt rather than to the restoration of the Mortgaged Property;

provided that in the event that the Master Servicer or the Special Servicer determines that immediate action is necessary to protect the interests of the Certificateholders and, with respect to a Serviced Whole Loan (if applicable), the related Serviced Companion Loan Holder (as a collective whole as if such Certificateholders and, if applicable, the related Serviced Companion Loan Holder constituted a single lender), the Master Servicer or the Special Servicer, as the case may be, may take any such action without waiting for the Controlling Class Representative’s (or, if applicable, the Special Servicer’s) response.  The Special Servicer is not required to obtain the consent of the Controlling Class Representative for any of the foregoing actions following the occurrence and during the continuance of a Control Termination Event; provided, however, that after the occurrence and during the continuance of a Control Termination Event, the Special Servicer will be required to consult with the Controlling Class Representative (until the occurrence and continuance of a Consultation Termination Event) and the Operating Advisor in connection with any Major Decision and to consider alternative actions recommended by the Controlling Class Representative and the Operating Advisor, but only to the extent that consultation with, or consent of, the Controlling Class Representative would have been required prior to the occurrence and continuance of the Control Termination Event; provided that such consultation is not binding on the Special Servicer.

In addition, unless a Control Termination Event has occurred and is continuing, and subject to the discussion under “Description of the Mortgage Pool—The Whole Loans” in this free writing prospectus, the Controlling Class Representative may direct the Special Servicer to take, or to refrain from taking, such other actions with respect to a Mortgage Loan or a Serviced Whole Loan, as applicable, as the Controlling Class Representative may reasonably deem advisable.  Notwithstanding the foregoing, neither the Master Servicer nor the Special Servicer will be required to take or refrain from taking any action pursuant to instructions or objections from the Controlling Class Representative that would cause it to violate applicable law, the related Mortgage Loan documents, any related Co-Lender Agreement or any intercreditor agreement, the Pooling and Servicing Agreement, including the Servicing Standard, or the REMIC provisions of the Code.

The “Controlling Class Representative” is the Controlling Class Certificateholder (or other representative) selected by more than 50% of the Controlling Class Certificateholders, by Certificate Principal Amount, as identified by notice to the Certificate Registrar by the applicable Controlling Class Certificateholders from time to time, with notice of such selection delivered to the Special Servicer, the Master Servicer, the Trustee, the Certificate Administrator and the Operating Advisor; provided, however, that (i) absent that selection, or (ii) until a Controlling Class Representative is so selected or (iii) upon receipt of a notice from a majority of the Controlling Class Certificateholders, by Certificate Principal Amount, that a Controlling Class Representative is no longer designated, the Controlling Class Representative will be the Controlling Class Certificateholder that owns Certificates representing the largest aggregate Certificate Principal Amount of the Controlling Class as identified to the Certificate Registrar pursuant to the procedures set forth in the Pooling and Servicing Agreement.

The initial Controlling Class Representative is expected to be RREF II CMBS AIV, LP or another affiliate of the Special Servicer, and the Certificate Registrar and the other parties to the Pooling and Servicing Agreement will be entitled to assume that entity or any successor Controlling Class Representative selected thereby is the Controlling Class Representative on behalf of the B-Piece Buyer, as holder (or beneficial owner) of each Class of Control Eligible Certificates, until the Certificate Registrar receives (a) notice of a replacement Controlling Class Representative or (b) notice that the B-Piece Buyer is no longer the holder (or beneficial owner) of a majority of the applicable Class of Control Eligible Certificates due to a transfer of those Certificates (or a beneficial ownership interest in those Certificates).

A “Controlling Class Certificateholder” is each holder (or beneficial owner, if applicable) of a Certificate of the Controlling Class as determined by the Certificate Administrator from time to time.

The “Controlling Class” will be as of any time of determination the most subordinate class of Control Eligible Certificates then outstanding that has an aggregate Certificate Principal Amount, as notionally reduced by any Appraisal Reductions allocable to such Class, at least equal to 25% of the initial Certificate Principal Amount of that Class or, if no Class of Control Eligible Certificates meets the preceding requirement, the Class G Certificates.  The Controlling Class as of the Closing Date will be the Class H Certificates.

A “Consultation Termination Event” will occur when (i) there is no Class of Control Eligible Certificates that has a Certificate Principal Amount (without regard to the application of any Appraisal Reductions) at least equal to 25% of the initial Certificate Principal Amount of that Class or (ii) deemed to occur as described in this section.  After the occurrence and during the continuance of a Consultation Termination Event, no Class of Certificates will act as the Controlling Class and the Controlling Class Representative will have no rights under the Pooling and Servicing Agreement.

The Master Servicer, the Special Servicer or the Trustee may request that the Certificate Administrator determine which Class of Certificates is the then-current Controlling Class and the Certificate Administrator must thereafter provide such information to the requesting party.  The Master Servicer, the Special Servicer, the Trustee or the Operating Advisor may request that the Certificate Administrator provide, and the Certificate Administrator must so provide, (1) a list of the holders (or beneficial owners, if applicable, at the expense of the Issuing Entity) of the Controlling Class and (2) confirmation as to whether a Control Termination Event has occurred in the previous calendar year preceding any such request.  The Master Servicer, the Special Servicer, the Trustee and the Operating Advisor may each rely on any such list so provided, and will be entitled to assume that the identity of the Controlling Class Representative has not changed absent notice of a replacement of the Controlling Class Representative by a majority of the Controlling Class, or the resignation of the then-current Controlling Class Representative.

A “Control Termination Event” will occur when (i) there is no Class of Control Eligible Certificates that has a Certificate Principal Amount (as notionally reduced by any Appraisal Reductions allocable to such class) that is at least equal to 25% of the initial Certificate Principal Amount of that Class or (ii) deemed to occur as described in this section.

After the occurrence and during the continuance of a Consultation Termination Event, the Controlling Class Representative will have no consultation or consent rights under the Pooling and Servicing Agreement and will have no right to receive any notices, reports or information (other than notices, reports or information required to be delivered to all Certificateholders) or any other rights as Controlling Class Representative.  However, the Controlling Class Representative will maintain the right to exercise its Voting Rights for the same purposes as any other Certificateholder under the Pooling and Servicing Agreement.

Neither the Master Servicer nor the Special Servicer will be required to take or to refrain from taking any action pursuant to instructions from the Controlling Class Representative, or due to any failure to approve an action by any such party, or due to an objection by any such party that would cause either the Master Servicer or the Special Servicer to violate applicable law, the related Mortgage Loan documents, the Pooling and Servicing Agreement (including the Servicing Standard), and the related Co-Lender Agreement and/or intercreditor agreement or the REMIC provisions of the Code.

The Controlling Class Representative has certain rights to remove and replace the Special Servicer as described under “—Termination of the Special Servicer” in this free writing prospectus.

Each Certificateholder and beneficial owner of a Control Eligible Certificate is hereby deemed to have agreed by virtue of its purchase of such Certificate (or beneficial ownership interest in such Certificate) to provide its name and address to the Certificate Registrar and to notify the Certificate Registrar of the transfer of any Control Eligible Certificate (or the beneficial ownership of any Control Eligible Certificate), the selection of a Controlling Class Representative or the resignation or removal of a Controlling Class Representative.  Any such Certificateholder (or beneficial owner) or its designee at any time appointed Controlling Class Representative is hereby deemed to have agreed by virtue of its purchase of a Control Eligible Certificate (or the beneficial ownership interest in a Control Eligible Certificate) to notify the Certificate Registrar when such Certificateholder (or beneficial owner) or designee is appointed Controlling Class Representative and when it is removed or resigns.  Upon receipt of such notice, the Certificate Registrar will be required to notify the Special Servicer, the Master Servicer and the Trustee of the identity of the Controlling Class Representative, any resignation or removal of the Controlling Class Representative and/or any new holder or beneficial owner of a Control Eligible Certificate.  In addition, upon the request of the Master Servicer, the Special Servicer or the Trustee, as applicable, the Certificate Registrar will be required to provide the identity of the then-current Controlling Class and a list of the Certificateholders (or beneficial owners, if applicable, at the expense of the Issuing Entity if such expense arises in connection with an event as to which the Controlling Class Representative or the Controlling Class has consent or consultation rights pursuant to the Pooling and Servicing Agreement, and otherwise at the expense of the requesting party) of the Controlling Class to such requesting party.

If at any time the initial Controlling Class Certificateholder, or any successor Controlling Class Representative or Controlling Class Certificateholder(s) is no longer the Certificateholder (or beneficial owner) of at least a majority of the Controlling Class by Certificate Principal Amount and the Certificate Registrar has neither (i) received notice of the then-current Controlling Class Certificateholders of at least a majority of the Controlling Class by Certificate Principal Amount nor (ii) received notice of a replacement Controlling Class Representative pursuant to the Pooling and Servicing Agreement, then a Control Termination Event and a Consultation Termination Event will be deemed to have occurred and will be deemed to continue until such time as the Certificate Registrar receives either such notice.

With respect to the Non-Serviced Loans, any consent or approvals on actions to be taken by the Other Special Servicer or Other Master Servicer under the applicable Other PSA, are governed by the terms of the applicable Other PSA, and the related Co-Lender Agreements and described under “Description of the Mortgage Pool” and “The Pooling and Servicing Agreement—Servicing of the Whole Loans” in this free writing prospectus.

In addition to the foregoing, with respect to the Serviced Whole Loan, the Special Servicer will be required (i) to provide to the related Serviced Companion Loan Holder (or its representative) copies of any notice, information and report that it is required to provide to the Controlling Class Representative pursuant to the Pooling and Servicing Agreement with respect to any Major Decisions or the implementation of any recommended actions outlined in an asset status report relating to such Serviced Whole Loan, within the same time frame it is required to provide such items to the Controlling Class Representative, and (ii) upon request, to consult with the related Serviced Companion Loan Holder (or its representative) on a strictly non-binding basis and consider alternative actions recommended by the related Serviced Companion Loan Holder (or its representative); provided that after the expiration of a period of ten business days from the delivery to the related Serviced Companion Loan Holder (or its representative) of such items, the Special Servicer will no longer be obligated to consult with the related Serviced Companion Loan Holder (or its representative), unless the Special Servicer proposes a new course of action that is materially different from the action previously proposed.  The Special Servicer is not obligated at any time to follow or take any alternative actions recommended by a Serviced Companion Loan Holder (or its representative).  See “Description of the Mortgage Pool—The Whole Loans—The Miracle Mile Shops Whole Loan—Consultation and Control”, “—The Matrix MHC Portfolio Whole Loan—Consultation and Control”, “—The Walpole Shopping Mall Whole Loan—Consultation and Control” and “—The Related Home Depot Whole Loan—Consultation and Control” in this free writing prospectus.

Limitation on Liability of the Controlling Class Representative

The Controlling Class Representative will not be liable to the Issuing Entity or the Certificateholders for any action taken, or for refraining from the taking of any action or for errors in judgment. However, the Controlling Class Representative will not be protected against any liability to the Controlling Class Certificateholders that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties or by reason of negligent disregard of obligations or duties.

 Each Certificateholder acknowledges and agrees, by its acceptance of its Certificates, that the Controlling Class Representative:

(a)  may have special relationships and interests that conflict with those of holders of one or more Classes of Certificates;

(b)  may act solely in the interests of the holders of the Controlling Class;

(c)  does not have any liability or duties to the holders of any Class of Certificates other than the Controlling Class;

(d)  may take actions that favor the interests of the holders of the Controlling Class over the interests of the holders of one or more other Classes of Certificates; and

(e)  will have no liability whatsoever (other than to a Controlling Class Certificateholder) for having so acted as set forth in (a) – (d) above, and no Certificateholder may take any action whatsoever against the Controlling Class Representative or any affiliate, director, officer, employee, shareholder, member, partner, agent or principal of the Controlling Class Representative for having so acted.

Under circumstances where it is authorized or required to do so by the Pooling and Servicing Agreement, the taking, or refraining from taking, of any action by the Master Servicer or the Special Servicer in accordance with the direction of or approval of the Controlling Class Representative, which does not violate any law or the Servicing Standard or the provisions of the Pooling and Servicing Agreement, any related Co-Lender Agreement or any intercreditor agreement, will not result in any liability on the part of the Master Servicer or the Special Servicer.

Operating Advisor

General Obligations

After the occurrence and during the continuance of a Control Termination Event, subject to the restrictions and limitations described in this free writing prospectus, the Operating Advisor will generally review the Special Servicer’s operational practices in respect of Specially Serviced Loans to formulate an opinion as to whether or not those operational practices generally satisfy the Servicing Standard with respect to the resolution and/or liquidation of the Specially Serviced Loans, each in accordance with the Operating Advisor Standard. In addition, after the occurrence and during the continuance of a Control Termination Event, the Operating Advisor will consult with the Special Servicer in accordance with the Operating Advisor Standard with regard to certain matters with respect to the servicing of the Specially Serviced Loans to the extent described in this free writing prospectus and set forth in the Pooling and Servicing Agreement. The Operating Advisor will act solely as a contracting party to the extent described in this free writing prospectus and under the Pooling and Servicing Agreement, will have no fiduciary duty, will have no other duty except with respect to its specific obligations under the Pooling and Servicing Agreement, and will have no duty or liability to any particular Class of Certificates or any Certificateholder. The Operating Advisor is not a servicer and will not be charged with changing the outcome on any particular Specially Serviced Loan.  By purchasing a Certificate, potential investors acknowledge and agree that there could be multiple strategies to resolve any Specially Serviced Loan and the goal of the Operating Advisor’s participation is to provide additional monitoring relating to the Special Servicer’s compliance with the Servicing Standard in making its determinations as to which strategy to execute.  After the occurrence and during the continuance of a Control Termination Event, the Operating Advisor’s review of information (other than a Final Asset Status Report and information accompanying such report) or interaction with the Special Servicer related to any specific Specially Serviced Loan is only to provide background information to the Operating Advisor and to allow more meaningful interaction with the Special Servicer.  Potential investors should note that the Operating Advisor is not an “advisor” for any purpose other than as specifically set forth in the Pooling and Servicing Agreement and is not an advisor to any person, including without limitation any Certificateholder. See “Risk Factors—Your Lack of Control Over the Issuing Entity and Servicing of the Mortgage Loans Can Create Risks” in this free writing prospectus.

Following the occurrence and during the continuation of a Control Termination Event, the Operating Advisor will have certain consultation rights with respect to Major Decisions as described under “—Controlling Class Representative” above and “—Asset Status Reports” below.

Prior to the occurrence and continuance of a Control Termination Event, the Operating Advisor is required to promptly review (i) all information available to Privileged Persons on the Certificate Administrator’s website with respect to the Special Servicer, assets on the CREFC® servicer watch list and Specially Serviced Loans and (ii) each Final Asset Status Report.  Prior to the occurrence and continuance of a Control Termination Event, the Operating Advisor’s obligations will be limited to the review described in the immediately preceding sentence and generally will not involve an assessment of specific actions of the Special Servicer and, in any event, will be subject to limitations described in this free writing prospectus or set forth in the Pooling and Servicing Agreement.

Prior to the occurrence and continuance of a Control Termination Event, the Operating Advisor will have no specific involvement with respect to collateral substitutions, assignments, workouts, modifications, consents, waivers, insurance policies, borrower substitutions, lease modifications and amendments and other similar actions that the Special Servicer may perform under the Pooling and Servicing Agreement.

Prior to the occurrence and continuance of a Control Termination Event, the Special Servicer will deliver to the Operating Advisor each Final Asset Status Report.  Subject to the Privileged Information Exception, the Operating Advisor will be obligated to keep confidential any Privileged Information received from the Special Servicer, Controlling Class Representative or Serviced Companion Loan Holder (or its representative) in connection with the Controlling Class Representative’s or Serviced Companion Loan Holder’s exercise of any rights under the Pooling and Servicing Agreement (including, without limitation, in connection with any asset status report) or otherwise in connection with the Mortgage Loans.

The Operating Advisor is required to keep all Privileged Information confidential and may not disclose such Privileged Information to any person (including Certificateholders other than the Controlling Class Representative), other than (1) to the extent expressly required by the Pooling and Servicing Agreement, to the other parties to the Pooling and Servicing Agreement with a notice indicating that such information is Privileged Information or (2) pursuant to a Privileged Information Exception.  Each party to the Pooling and Servicing Agreement that receives Privileged Information from the Operating Advisor with a notice stating that such information is Privileged Information may not disclose such Privileged Information to any person without the prior written consent of the Special Servicer and, unless a Consultation Termination Event has occurred and is continuing, the Controlling Class Representative (with respect to any Mortgage Loan other than a Non-Serviced Whole Loan) other than pursuant to a Privileged Information Exception.

In addition, prior to the occurrence and continuance of a Control Termination Event, the Special Servicer will forward any Appraisal Reduction and net present value calculations used in the Special Servicer’s determination of what course of action to take in connection with the workout or liquidation of a Specially Serviced Loan to the Operating Advisor after they have been finalized.  The Operating Advisor will review such calculations but may not opine on, or otherwise call into question, such Appraisal Reduction calculations and/or net present value calculations; provided, however, if the Operating Advisor discovers a mathematical error contained in such calculations, then the Operating Advisor will be required to notify the Special Servicer and the Controlling Class Representative of such error.

The “Operating Advisor Standard” means the Operating Advisor is required to act solely on behalf of the Issuing Entity and in the best interest of, and for the benefit of, the Certificateholders and Serviced Companion Loan Holders (as a collective whole as if such Certificateholders and Serviced Companion Loan Holders constituted a single lender), and not any particular Class of those Certificateholders and Serviced Companion Loan Holders (as determined by the Operating Advisor in the exercise of its good faith and reasonable judgment).

“Privileged Information” means (i) any correspondence or other communications between the Controlling Class Representative (and, in the case of a Serviced Whole Loan, the related Serviced Companion Loan Holder (or its representative)) and the Special Servicer related to any Specially Serviced Loan or the exercise of the consent or consultation rights of the Controlling Class Representative under the Pooling and Servicing Agreement or any related Serviced Companion Loan Holder (or its representative) under any related Co-Lender Agreement, (ii) any strategically sensitive information that the Special Servicer has reasonably determined could compromise the Issuing Entity’s position in any ongoing or future negotiations with the related borrower or other interested party, and (iii) information subject to attorney-client privilege.

“Privileged Information Exception” means, with respect to any Privileged Information, at any time (a) such Privileged Information becomes generally available and known to the public other than as a result of a disclosure directly or indirectly by the party restricted from disclosing such Privileged Information (the “Restricted Party”), (b) it is reasonable and necessary for the Restricted Party to disclose such Privileged Information in working with legal counsel, auditors, taxing authorities or other governmental agencies, (c) such Privileged Information was already known to such Restricted Party and not otherwise subject to a confidentiality obligation and/or (d) the Restricted Party is (in the case of the Master Servicer, the Special Servicer, the Operating Advisor, the Certificate Administrator and the Trustee, as evidenced by an opinion of counsel (which will be an additional expense of the Issuing Entity) delivered to each of the Master Servicer, the Special Servicer, the Controlling Class Representative, the Operating Advisor, the Certificate Administrator and the Trustee), required by law, rule, regulation, order, judgment or decree to disclose such information.

A “Final Asset Status Report” with respect to any Specially Serviced Loan, means each related asset status report, together with such other data or supporting information provided by the Special Servicer to the Operating Advisor or the Controlling Class Representative or any related Serviced Companion Loan Holder (or its representative), in each case, which does not include any communications (other than the related asset status report) between the Special Servicer and the Controlling Class Representative and/or related Serviced Companion Loan Holder (or its representative), with respect to such Specially Serviced Loan or Serviced Whole Loan; provided that no asset status report will be considered to be a Final Asset Status Report unless, prior to the occurrence and continuance of a Control Termination Event, the Controlling Class Representative has either finally approved of and consented to the actions proposed to be taken in connection therewith, or has exhausted all of its rights of approval or consent, or has been deemed to approve or consent to such action or the asset status report is otherwise implemented by the Special Servicer in accordance with the terms of the Pooling and Servicing Agreement.

After the occurrence and during the continuance of a Control Termination Event, the Special Servicer will forward any Appraisal Reduction and net present value calculations to the Operating Advisor and the Operating Advisor is required to promptly recalculate and verify the accuracy of the mathematical calculations and the corresponding application of the non-discretionary portion of the applicable formulas required to be utilized in connection with any Appraisal Reduction or net present value calculations used in the Special Servicer’s determination of what course of action to take in connection with the workout or liquidation of a Specially Serviced Loan prior to utilization by the Special Servicer. The Special Servicer will be required to deliver the foregoing calculations together with information and support materials (including such additional information reasonably requested by the Operating Advisor to confirm the mathematical accuracy of such calculations, but not including any Privileged Information) to the Operating Advisor. The Operating Advisor will recalculate and verify the accuracy of those calculations and, in the event the Operating Advisor does not agree with the mathematical calculations or the application of the applicable non-discretionary portions of the formula required to be utilized for such calculation, the Operating Advisor and Special Servicer will consult with each other in order to resolve any inaccuracy in the mathematical calculations or the application of the non-discretionary portions of the related formula in arriving at those mathematical calculations or any disagreement. In the event the Operating Advisor and Special Servicer are not able to resolve such matters, the Operating Advisor will promptly notify the Certificate Administrator and the Certificate Administrator will determine any necessary action to take in accordance with the Pooling and Servicing Agreement.

The ability to perform the duties of the Operating Advisor and the quality and the depth of any annual report will be dependent upon the timely receipt of information required to be delivered to the Operating Advisor and the accuracy and the completeness of such information.  In addition, it is possible that the lack of access to Privileged Information may limit or prohibit the Operating Advisor from performing its duties under the Pooling and Servicing Agreement and, in either case, the Operating Advisor will not be subject to liability arising from its lack of access to Privileged Information.

Annual Report

Following the occurrence and during the continuance of a Control Termination Event, based on the Operating Advisor’s review of any annual compliance statement, Assessment of Compliance, Attestation Report, asset status report and other information (other than any communications between the Controlling Class Representative or any related Serviced Companion Loan Holder (or its representative), as applicable, and the Special Servicer that would be Privileged Information) delivered to the Operating Advisor by the Special Servicer, the Operating Advisor will (if any Mortgage Loans were Specially Serviced Loans during the prior calendar year) prepare an annual report to be provided to the Depositor (who will deliver the annual report to the Rating Agencies), the Trustee and the Certificate Administrator (and made available through the Certificate Administrator’s website) setting forth its assessment of the Special Servicer’s performance of its duties under the Pooling and Servicing Agreement on a platform-level basis with respect to the resolution and liquidation of Specially Serviced Loans and with respect to each asset status report delivered to the Operating Advisor by the Special Servicer during the prior calendar year.

The Operating Advisor will be required to deliver any annual report produced by the Operating Advisor (at least 10 calendar days prior to its delivery to the Depositor, the Trustee and the Certificate Administrator) to (a) the Special Servicer and (b) for so long as a Consultation Termination Event does not exist, the Controlling Class Representative.  The Operating Advisor may, but will not be obligated to, revise the annual report based on any comments received from the Special Servicer or the Controlling Class Representative.

Following the occurrence and during the continuance of a Control Termination Event, in each annual report, the Operating Advisor, based on its review conducted in accordance with the Pooling and Servicing Agreement, will identify any material deviations (i) from the Servicing Standard and (ii) from the

Special Servicer’s obligations under the Pooling and Servicing Agreement with respect to the resolution and liquidation of Specially Serviced Loans based on the limited review required in the Pooling and Servicing Agreement.  Each annual report will be required to comply with the confidentiality requirements described in this free writing prospectus regarding Privileged Information and as otherwise set forth in the Pooling and Servicing Agreement.

Termination of the Special Servicer

At any time after the occurrence and during the continuance of a Consultation Termination Event, if the Operating Advisor determines that the Special Servicer is not performing its duties as required under the Pooling and Servicing Agreement or is otherwise not acting in accordance with the Servicing Standard, the Operating Advisor may recommend the replacement of the Special Servicer in the manner described under “The Pooling and Servicing Agreement—Termination of the Special Servicer” in this free writing prospectus.

Operating Advisor Termination Events

 The following constitute Operating Advisor termination events under the Pooling and Servicing Agreement (each, an “Operating Advisor Termination Event”) whether any such event is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body:

(a)  any failure by the Operating Advisor to observe or perform in any material respect any of its covenants or agreements or the material breach of its representations or warranties under the Pooling and Servicing Agreement, which failure continues unremedied for a period of 30 days after the date on which written notice of such failure is given to the Operating Advisor by the Trustee or to the Operating Advisor and the Trustee by the holders of Certificates having greater than 25% of the aggregate Voting Rights of all then outstanding Certificates; provided, however, that with respect to any such failure which is not curable within such 30-day period, the Operating Advisor will have an additional cure period of 30 days to effect such cure so long as it has commenced to cure such failure within the initial 30-day period and has provided the Trustee and the Certificate Administrator with an officer’s certificate certifying that it has diligently pursued, and is continuing to pursue, such cure;

(b)  any failure by the Operating Advisor to perform in accordance with the Operating Advisor Standard which failure continues unremedied for a period of 30 days;

(c)  any failure by the Operating Advisor to be an Eligible Operating Advisor, which failure continues unremedied for a period of 30 days;

(d)  a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, has been entered against the Operating Advisor, and such decree or order has remained in force undischarged or unstayed for a period of 60 days;

(e)  the Operating Advisor consents to the appointment of a conservator or receiver or liquidator or liquidation committee in any insolvency, readjustment of debt, marshaling of assets and liabilities, voluntary liquidation, or similar proceedings of or relating to the Operating Advisor or of or relating to all or substantially all of its property; or

(f)   the Operating Advisor admits in writing its inability to pay its debts generally as they become due, files a petition to take advantage of any applicable insolvency or reorganization statute, makes an assignment for the benefit of its creditors, or voluntarily suspends payment of its obligations.

Upon receipt by the Certificate Administrator of notice of the occurrence of any Operating Advisor Termination Event, the Certificate Administrator will be required to promptly provide written notice to all

Certificateholders electronically by posting such notice on its internet website and by mail, unless the Certificate Administrator has received notice that such Operating Advisor Termination Event has been remedied.

Rights Upon Operating Advisor Termination Event

If an Operating Advisor Termination Event occurs, and in each and every such case, so long as such Operating Advisor Termination Event has not been remedied, then either the Trustee (i) may or (ii) upon the written direction of holders of Certificates evidencing at least 25% of the Voting Rights of each Class of Non-Reduced Certificates, will be required to, terminate all of the rights and obligations of the Operating Advisor under the Pooling and Servicing Agreement, other than rights and obligations accrued prior to such termination and other than indemnification rights (arising out of events occurring prior to such termination), by written notice to the Operating Advisor.

As soon as practicable, but in no event later than 15 business days after (i) the Operating Advisor resigns or (ii) the Trustee delivers such written notice of termination to the Operating Advisor, the Trustee will appoint a successor operating advisor that is an Eligible Operating Advisor, which successor operating advisor may be an affiliate of the Trustee.  If the Trustee is the successor Master Servicer or the successor Special Servicer, neither the Trustee nor any of its affiliates will be the successor operating advisor.  The Trustee will be required to provide written notice of the appointment of a successor operating advisor to the Special Servicer and the Operating Advisor within one business day of such appointment.  Except as described below under “—Termination of the Operating Advisor Without Cause,” the appointment of a successor operating advisor will not be subject to the vote, consent or approval of the holder of any Class of Certificates.  Upon any termination of the Operating Advisor and appointment of a successor to the Operating Advisor, the Trustee will be required to, as soon as possible, give written notice of the termination and appointment to the Rating Agencies, the Special Servicer, the Master Servicer, the Certificate Administrator, the Certificateholders, the Depositor and, if a Consultation Termination Event does not exist, the Controlling Class Representative.  Notwithstanding the foregoing, if the Trustee is unable to find a successor Operating Advisor within 30 days of the termination of the Operating Advisor, the Depositor will be permitted to find a replacement.  Unless and until a replacement Operating Advisor is appointed, no party will act as the Operating Advisor and the provisions in the Pooling and Servicing Agreement relating to consultation with respect to the Operating Advisor will not be applicable until a replacement Operating Advisor is appointed under the Pooling and Servicing Agreement.

“Eligible Operating Advisor” means an institution (i) that is the special servicer or operating advisor on a transaction rated by any of Moody’s, KBRA, DBRS, Standard & Poor’s Ratings Services, a Standard & Poor’s Financial Services LLC business (“S&P”), Morningstar Credit Ratings, LLC (“Morningstar”) and/or Fitch Ratings, Inc. (“Fitch”) but has not been special servicer or operating advisor on a transaction for which Moody’s, KBRA, Fitch, S&P, Morningstar and/or DBRS has qualified, downgraded or withdrawn its rating or ratings of, one or more classes of certificates for such transaction citing servicing concerns with the special servicer or operating advisor as the sole or material factor in such rating action, (ii) that can and will make the representations and warranties set forth in the Pooling and Servicing Agreement, (iii) that is not the Special Servicer, Controlling Class Representative or an affiliate of the Special Servicer or Controlling Class Representative and (iv) that has not been paid any fees, compensation or other remuneration by any Special Servicer or successor special servicer (x) in respect of its obligations under the Pooling and Servicing Agreement or (y) for the appointment or recommendation of a successor special servicer to become the Special Servicer.

Termination of the Operating Advisor Without Cause

Upon (i) the written direction of holders of Non-Reduced Certificates evidencing not less than 15% of the Voting Rights of the Non-Reduced Certificates requesting a vote to terminate and replace the Operating Advisor with a proposed successor operating advisor that is an Eligible Operating Advisor, and (ii) payment by such holders to the Certificate Administrator of the reasonable fees and expenses to be incurred by the Certificate Administrator in connection with administering such vote, the Certificate

Administrator will promptly provide written notice to all Certificateholders and the Operating Advisor of such request by posting such notice on its internet website, and by mailing to all Certificateholders and the Operating Advisor.  Upon the written direction of holders of more than 50% of the Voting Rights of the Non-Reduced Certificates that exercise their right to vote (provided that holders of at least 50% of the Voting Rights of the Non-Reduced Certificates exercise their right to vote), the Trustee will terminate all of the rights and obligations of the Operating Advisor under the Pooling and Servicing Agreement (other than any rights or obligations that accrued prior to the date of such termination and other than indemnification rights (arising out of events occurring prior to such termination)) by written notice to the Operating Advisor, and the proposed successor operating advisor will be appointed.  The Certificate Administrator will include on each Distribution Date statement a statement that each Certificateholder and beneficial owner of Certificates may access such notices on the Certificate Administrator’s website and each Certificateholder and beneficial owner of Certificates may register to receive email notifications when such notices are posted on the website.  The Certificate Administrator will be entitled to reimbursement from the requesting Certificateholders for the reasonable expenses of posting notices of such requests.

Asset Status Reports

The Special Servicer will be required to prepare an asset status report that is consistent with the Servicing Standard upon the earlier of (x) within 60 days after the occurrence of a Servicing Transfer Event and (y) prior to taking action with respect to any Major Decision (or making a determination not to take action with respect to a Major Decision) with respect to a Specially Serviced Loan.

Each asset status report will be delivered to the Controlling Class Representative (but only prior to the occurrence and continuance of a Consultation Termination Event), the Operating Advisor (but only after the occurrence and during the continuance of a Control Termination Event), each Rating Agency and the Certificate Administrator and, in the case of a Serviced Whole Loan, the related Serviced Companion Loan Holder.  For so long as a Control Termination Event has not occurred and is not continuing, if the Controlling Class Representative does not disapprove of an asset status report within 10 business days of receipt, the Controlling Class Representative will be deemed to have approved the asset status report and the Special Servicer will implement the recommended action as outlined in such asset status report; provided, however, that the Special Servicer may not take any actions that are contrary to applicable law, the Servicing Standard or the terms of the applicable Mortgage Loan documents.  In addition, for so long as a Control Termination Event has not occurred and is not continuing, the Controlling Class Representative may object to any asset status report within 10 business days of receipt; provided, however, that, if the Special Servicer determines that emergency action is necessary to protect the related Mortgaged Property or the interests of the Certificateholders and the related Serviced Companion Loan Holder, or if a failure to take any such action at such time would be inconsistent with the Servicing Standard, the Special Servicer may take actions with respect to the related Mortgaged Property before the expiration of the 10 business day period if the Special Servicer reasonably determines in accordance with the Servicing Standard that failure to take such actions before the expiration of the 10 business day period would materially and adversely affect the interest of the Certificateholders and the related Serviced Companion Loan Holder, and (prior to the occurrence and continuance of a Control Termination Event) the Special Servicer has made a reasonable effort to contact the Controlling Class Representative.  The foregoing will not relieve the Special Servicer of its duties to comply with the Servicing Standard.

If, for so long as a Control Termination Event has not occurred and is not continuing, the Controlling Class Representative disapproves such asset status report within 10 business days of receipt and the Special Servicer has not made the affirmative determination described above, the Special Servicer will revise such asset status report as soon as practicable thereafter, but in no event later than 30 days after such disapproval.  For so long as a Control Termination Event has not occurred and is not continuing, the Special Servicer will revise such asset status report until the Controlling Class Representative fails to disapprove such revised asset status report as described above or until the Special Servicer makes a determination, consistent with the Servicing Standard, that such objection is not in the best interests of all the Certificateholders and the holder of any related Serviced Companion Loan, if applicable.  In any event, for so long as a Control Termination Event has not occurred and is not continuing, if the Controlling

Class Representative does not approve an asset status report within 60 business days from the first submission of an asset status report, the Special Servicer is required to take such action as directed by the Controlling Class Representative, provided such action does not violate the Servicing Standard.

After the occurrence and during the continuance of a Control Termination Event, each of the Operating Advisor and (prior to the occurrence and continuance of a Consultation Termination Event) the Controlling Class Representative will be entitled to consult on a non-binding basis with the Special Servicer and propose alternative courses of action in respect of any asset status report.  After the occurrence and during the continuance of a Control Termination Event, the Special Servicer will be obligated to consider such alternative courses of action and any other feedback provided by the Operating Advisor or the Controlling Class Representative, as applicable.  At all times, with respect to the Serviced Whole Loan, the related Serviced Companion Loan Holder (or its representative) will be entitled to consult on a non-binding basis with the Special Servicer and propose alternative courses of action in respect of any asset status report.  The Special Servicer may revise the asset status reports as it deems reasonably necessary in accordance with the Servicing Standard to take into account any input and/or recommendations of the Operating Advisor, any related Serviced Companion Loan Holder (or its representative) (and, during the continuance of such Control Termination Event but prior to the occurrence and continuance of a Consultation Termination Event, the Controlling Class Representative).

The asset status report is not intended to replace or satisfy any specific consent or approval right which the Controlling Class Representative may have.

Notwithstanding the foregoing, the Special Servicer will not be permitted to follow any advice, direction or consultation provided by the Operating Advisor, a Serviced Companion Loan Holder (or its representative), or the Controlling Class Representative that would require or cause the Special Servicer to violate any applicable law, be inconsistent with the Servicing Standard, require or cause the Special Servicer to violate provisions of the Pooling and Servicing Agreement, require or cause the Special Servicer to violate the terms of any Mortgage Loan or Serviced Whole Loan, expose any Certificateholder or any party to the Pooling and Servicing Agreement or their affiliates, officers, directors or agents to any claim, suit or liability, result in the imposition of a tax upon either Trust REMIC or the loss of REMIC status, or materially expand the scope of the Special Servicer’s responsibilities under the Pooling and Servicing Agreement.

Rating Agency Confirmations

 The Pooling and Servicing Agreement will provide that, notwithstanding the terms of the related Mortgage Loan documents or other provisions of the Pooling and Servicing Agreement, if any action under the Mortgage Loan documents or the Pooling and Servicing Agreement requires a Rating Agency Confirmation from each of the Rating Agencies as a condition precedent to such action, if the party (the “Requesting Party”) required to obtain such Rating Agency Confirmation has made a request to any Rating Agency for such Rating Agency Confirmation and, within 10 business days of such request being posted to the Rule 17g-5 website established under the Pooling and Servicing Agreement, such Rating Agency has not replied to such request or has responded in a manner that indicates that such Rating Agency is neither reviewing such request nor waiving the requirement for a Rating Agency Confirmation, then such Requesting Party will be required to promptly request the related Rating Agency Confirmation again and if there is no response to either such Rating Agency Confirmation request within 5 business days of such second request, as applicable, or if such Rating Agency has responded in a manner that indicates such Rating Agency is neither reviewing such request nor waiving the requirement for a Rating Agency Confirmation, then (x) with respect to any condition in any Mortgage Loan document requiring a Rating Agency Confirmation or any other matter under the Pooling and Servicing Agreement relating to the servicing of the Mortgage Loans (other than as set forth in clause (y) below), the Requesting Party (or, if the Requesting Party is the related borrower, then the Master Servicer (with respect to non-Specially Serviced Loans, if the Master Servicer is processing the action requiring Rating Agency Confirmation) or the Special Servicer (with respect to Specially Serviced Loans, REO Mortgage Loans and non-Specially Serviced Loans if the Special Servicer is processing the action requiring Rating Agency Confirmation with respect to such non-Specially Serviced Loans), as applicable) will be required to determine (with the consent of the Controlling Class Representative (unless a Control Termination Event has occurred and is continuing) (but in each case only in the case of actions that would otherwise be Major Decisions), which consent will be deemed given if such Controlling Class Representative does not respond within seven (7) business days of receipt of a request from the Special Servicer to consent to the Requesting Party’s determination), in accordance with its duties under the Pooling and Servicing Agreement and in accordance with the Servicing Standard whether such action would be in accordance with the Servicing Standard, and if the Requesting Party (or, if the Requesting Party is the related borrower, then the Master Servicer or the Special Servicer, as applicable) determines that such action would be in accordance with the Servicing Standard, then the requirement for a Rating Agency Confirmation will not apply (provided, however, with respect to defeasance, release or substitution of any collateral relating to any Mortgage Loan, any Rating Agency Confirmation requirement that the Master Servicer (with respect to non-Specially Serviced Loans, if the Master Servicer is processing the action requiring Rating Agency Confirmation) or the Special Servicer (with respect to Specially Serviced Loans, REO Mortgage Loans and non-Specially Serviced Loans if the Special Servicer is processing the action requiring Rating Agency Confirmation with respect to such non-Specially Serviced Loans), as applicable) (it being understood that the Requesting Party (or the Master Servicer, or the Special Servicer, as applicable) will in any event review the other conditions required under the related Mortgage Loan documents with respect to such defeasance, release or substitution and confirm to its satisfaction in accordance with the Servicing Standard that such conditions (other than the requirement for a Rating Agency Confirmation) have been satisfied)), and (y) with respect to a replacement of the Master Servicer or Special Servicer, such condition will be considered satisfied if:

(1)
Moody’s has not cited servicing concerns of the applicable replacement master servicer or special servicer as the sole or material factor in any qualification, downgrade or withdrawal of the ratings (or placement on “watch status” in contemplation of a ratings downgrade or withdrawal) of securities in any other CMBS transaction serviced by the applicable servicer prior to the time of determination, if Moody’s is the non-responding Rating Agency, as applicable;

(2)
DBRS has not cited servicing concerns of the applicable replacement master servicer or special servicer as the sole or material factor in any qualification, downgrade or withdrawal of the ratings (or placement on “watch status” in contemplation of a ratings downgrade or withdrawal) of securities in any other CMBS transaction serviced by the applicable servicer prior to the time of determination, if DBRS is the non-responding Rating Agency, as applicable; and

(3)
KBRA has not cited servicing concerns of the applicable replacement master servicer or special servicer as the sole or material factor in any qualification, downgrade or withdrawal of the ratings (or placement on “watch status” in contemplation of a ratings downgrade or withdrawal) of securities in any other CMBS transaction serviced by the applicable servicer prior to the time of determination, if KBRA is the non-responding Rating Agency, as applicable.

For all other matters or actions (a) not specifically discussed above in clauses (x) or (y), or (b) that are not the subject of a Rating Agency Declination, the applicable Requesting Party will be required to obtain a Rating Agency Confirmation from each of the Rating Agencies. In the event an action otherwise requires a Rating Agency Confirmation from each of the Rating Agencies, in absence of such Rating Agency Confirmation, we cannot assure you that any Rating Agency will not downgrade, qualify or withdraw its ratings as a result of any such action taken by the Master Servicer or Special Servicer in accordance with the procedures discussed above.

“Rating Agency Confirmation” means, with respect to any matter, confirmation in writing (which may be in electronic form) by each applicable Rating Agency that a proposed action, failure to act or other event specified in this free writing prospectus will not in and of itself result in the downgrade, withdrawal or qualification of the then-current rating assigned to any Class of Certificates (if then rated by the Rating Agency); provided that upon receipt of a written waiver or acknowledgment from the Rating Agency indicating its decision not to review or declining to review the matter for which the Rating Agency Confirmation is sought (such written notice, a “Rating Agency Declination”), the requirement to receive a Rating Agency Confirmation from the applicable Rating Agency with respect to such matter will not apply.

In addition, the Pooling and Servicing Agreement will provide that, notwithstanding the terms of the related Mortgage Loan documents, the other provisions of the Pooling and Servicing Agreement or the related Co-Lender Agreement, with respect to any Serviced Companion Loan as to which there exists Serviced Companion Loan Securities, if any action relating to the servicing and administration of the related Mortgage Loan, the related Serviced Whole Loan, or any related REO Property (including, but not limited to, the appointment of a successor Master Servicer, Special Servicer or sub-servicer) requires delivery of a Rating Agency Confirmation as a condition precedent to such action pursuant to the Pooling and Servicing Agreement, then such action will also require delivery of a rating agency confirmation as a condition precedent to such action from each rating agency that was engaged by a party to the securitization of the Serviced Companion Loan to assign a rating to such Serviced Companion Loan Securities.  The requirement to obtain a rating agency confirmation with respect to any Serviced Companion Loan Securities will be subject to, and will be permitted to be waived by the Master Servicer and the Special Servicer on, and will be deemed not to apply or otherwise to be satisfied on, the same terms and conditions applicable to obtaining Rating Agency Confirmations, as described above and in the Pooling and Servicing Agreement.

Termination; Retirement of Certificates

The obligations created by the Pooling and Servicing Agreement will terminate upon payment (or provision for payment) to all Certificateholders of all amounts held by the Certificate Administrator and required to be paid following the earlier of (1) the final payment (or related Advance) or other liquidation of the last Mortgage Loan or REO Property, (2) the voluntary exchange of all the then outstanding certificates as described below under “—Optional Termination; Optional Mortgage Loan Purchase” or (3) the purchase or other liquidation of all of the assets of the Issuing Entity as described under “—Optional Termination; Optional Mortgage Loan Purchase” below.  Written notice of termination of the Pooling and Servicing Agreement will be given by the Certificate Administrator to each Certificateholder and each Rating Agency and the final distribution will be made only upon surrender and cancellation of the Certificates at the office of the Certificate Registrar or other location specified in the notice of termination.

Optional Termination; Optional Mortgage Loan Purchase

The holders of the Controlling Class representing greater than 50% of the Certificate Principal Amount of the Controlling Class, and if the Controlling Class does not exercise its option, the Special Servicer and, if the Special Servicer does not exercise its option, the Master Servicer and, if none of the Controlling Class, the Special Servicer or the Master Servicer exercises its option, the holders of the Class R Certificates, representing greater than a 50% Percentage Interest of the Class R Certificates, will have the option to purchase all of the Mortgage Loans (in the case of each of the Serviced Whole Loan, subject to certain rights of the related Serviced Companion Loan Holder provided for in the related Co-Lender Agreement) and all property acquired in respect of any Mortgage Loan remaining in the Issuing Entity, and thereby effect termination of the Issuing Entity and early retirement of the then outstanding Certificates, on any Distribution Date on which the aggregate Stated Principal Balance of the Mortgage Loans remaining in the Issuing Entity is less than 1% of the aggregate Stated Principal Balance of such Mortgage Loans as of the Cut-off Date.  The purchase price payable upon the exercise of such option on such a Distribution Date will be an amount equal to (i) the sum of (A) the aggregate Repurchase Price (excluding the amount described in clause (vi) of the definition of “Repurchase Price”) of all the Mortgage Loans (exclusive of REO Mortgage Loans) included in the Issuing Entity, (B) the appraised value of the Issuing Entity’s portion of each REO Property, if any, included in the Issuing Entity, as determined by the Special Servicer (such appraisals in clause (i)(B) to be obtained by the Special Servicer and prepared by an Appraiser in accordance with MAI standards) and (C) the reasonable out-of-pocket expenses of the Master Servicer (unless the Master Servicer is the purchaser of such Mortgage Loans), the Special Servicer (unless the Special Servicer is the purchaser of such Mortgage Loans), the Trustee and the Certificate Administrator, as applicable, with respect to such termination, minus (ii) solely in the case where the Master Servicer or the Special Servicer is effecting such purchase, the aggregate amount of unreimbursed Advances, together with any interest accrued and payable to the purchasing Master Servicer or the Special Servicer, as applicable, in respect of such Advances and any unpaid Servicing

Fees or Special Servicing Fees, as applicable, remaining outstanding (which items will be deemed to have been paid or reimbursed to the purchasing Master Servicer or the Special Servicer, as applicable, in connection with such purchase).  We cannot assure you that payment of the Certificate Principal Amount, if any, of each outstanding Class of Certificates plus accrued interest would be made in full in the event of such a termination of the Issuing Entity.

The Issuing Entity may also be terminated upon the exchange of all then outstanding Certificates (but excluding the Class S and Class R Certificates) for the Mortgage Loans and each REO Property remaining in the Issuing Entity at any time the aggregate Certificate Principal Amounts of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class A-S, Class B, Class PEZ, Class C and Class D Certificates and the Notional Amount of the Class X-A and Class X-B Certificates have been reduced to zero and the Master Servicer is paid a fee specified in the Pooling and Servicing Agreement, but all the holders of such Classes of outstanding Regular Certificates would have to voluntarily participate in such exchange.

Reports to Certificateholders; Available Information

Certificate Administrator Reports

On each Distribution Date, the Certificate Administrator will be required to provide or make available to each Certificateholder of record a Distribution Date statement in the form of Annex D to this free writing prospectus providing information relating to distributions made on that date for the relevant Class and the recent status of the Mortgage Loans.

In addition, the Certificate Administrator will provide or make available, to the extent received from the applicable person, on each Distribution Date to each Privileged Person the following reports (other than clause (1) below, the “CREFC® Reports”) prepared by the Master Servicer, the Certificate Administrator or the Special Servicer, as applicable, substantially in the forms provided in the Pooling and Servicing Agreement (which forms are subject to change) and including substantially the following information:

(1)
a report as of the close of business on the immediately preceding Determination Date, containing some categories of information regarding the Mortgage Loans provided in Annex C to this free writing prospectus in the tables under the caption “Mortgage Pool Information,” calculated, where applicable, on the basis of the most recent relevant information provided by the borrowers to the Master Servicer and by the Master Servicer to the Certificate Administrator, and presented in a loan-by-loan and tabular format substantially similar to the formats utilized in Annex A to this free writing prospectus;

(2)	a Commercial Real Estate Finance Council (“CREFC®”) delinquent loan status report;

(3)	a CREFC® historical loan modification and corrected loan report;

(4)	a CREFC® advance recovery report;

(5)	a CREFC® total loan report;

(6)	a CREFC® operating statement analysis report;

(7)	a CREFC® comparative financial status report;

(8)	a CREFC® net operating income adjustment worksheet;

(9)	a CREFC® real estate owned status report;

(10)	a CREFC® servicer watch list;

(11)	a CREFC® loan level reserve and letter of credit report;

(12)	a CREFC® property file;

(13)	a CREFC® financial file;

(14)	a CREFC® loan setup file; and

(15)	a CREFC® loan periodic update file.

The Master Servicer or the Special Servicer, as applicable, may omit any information from these reports that the Master Servicer or the Special Servicer regards as confidential.  None of the Master Servicer, the Special Servicer, the Trustee or the Certificate Administrator will be responsible for the accuracy or completeness of any information supplied to it by a borrower, the Depositor, any Sponsor or a master servicer, a special servicer or other similar party under an Other PSA or other third party that is included in any reports, statements, materials or information prepared or provided by the Master Servicer, the Special Servicer, the Trustee or the Certificate Administrator, as applicable.  Some information will be made available to Certificateholders by electronic transmission as may be agreed upon between the Depositor and the Certificate Administrator.

Before each Distribution Date, the Master Servicer will deliver to the Certificate Administrator by electronic means:

●	a CREFC® property file;

●	a CREFC® financial file;

●	a CREFC® loan setup file; and

●	a CREFC® loan periodic update file.

In addition, the Master Servicer or Special Servicer, as applicable, is also required to prepare the following for each Mortgaged Property and REO Property:

●
Within 30 days after receipt of a quarterly operating statement, if any, commencing within 30 days of receipt of such quarterly operating statement for the quarter ending March 31, 2014, a CREFC® operating statement analysis report but only to the extent the related borrower is required by the loan documents to deliver and does deliver, or otherwise agrees to provide and does provide, that information, for the Mortgaged Property or REO Property as of the end of that calendar quarter.  The Master Servicer or Special Servicer, as applicable, will deliver to the Certificate Administrator, the Operating Advisor and each holder of a Serviced Companion Loan by electronic means the operating statement analysis upon request.

●
Within 30 days after receipt by the Special Servicer (with respect to Specially Serviced Loans) or the Master Servicer (with respect to non-Specially Serviced Loans) of an annual operating statement commencing within 30 days of receipt of such annual operating statement for the calendar year ending December 31, 2014, a CREFC® net operating income adjustment worksheet, but only to the extent the related borrower is required by the mortgage to deliver and does deliver, or otherwise agrees to provide and does provide, that information, presenting the computation made in accordance with the methodology described in the Pooling and Servicing Agreement to “normalize” the full year net operating income and debt service coverage numbers used by the Master Servicer to satisfy its reporting obligation described in clause (7) above.  The Special Servicer or the Master Servicer will deliver to the Certificate Administrator, the Operating Advisor and each holder of a related Serviced Companion Loan by electronic means the CREFC® net operating income adjustment worksheet upon request.

Certificate Owners and any holder of a Serviced Companion Loan who are also Privileged Persons may also obtain access to any of the Certificate Administrator reports upon request and pursuant to the provisions of the Pooling and Servicing Agreement.  Otherwise, until the time Definitive Certificates are issued to evidence the Certificates, the information described above will be available to the related Certificate Owners only if DTC and its participants provide the information to Certificate Owners.  See “Risk Factors—Book-Entry Registration Will Mean You Will Not Be Recognized as a Holder of Record” in this free writing prospectus.

Information Available Electronically

The Certificate Administrator will make available to any Privileged Person (provided that the final prospectus supplement, Distribution Date statements, the Pooling and Servicing Agreement, the Mortgage Loan Purchase Agreements and the SEC EDGAR filings referred to below (collectively, the “Public Documents”) will be made available to the general public) via the Certificate Administrator’s website:

(A)  the following “deal documents”:

●	the prospectus and the final prospectus supplement;

●
the Pooling and Servicing Agreement, each sub-servicing agreement delivered to the Certificate Administrator from and after the Closing Date, if any, and the Mortgage Loan Purchase Agreements and any amendments and exhibits to those agreements; and

●	the CREFC® loan setup file delivered to the Certificate Administrator by the Master Servicer;

(B)  the following “SEC EDGAR filings”:

●
any reports on Forms 10-D, 10-K and 8-K that have been filed by the Certificate Administrator with respect to the Issuing Entity through the SEC’s Electronic Data Gathering and Retrieval (EDGAR) system;

(C)  the following “periodic reports”:

●	the Distribution Date statements;

●	the CREFC® bond level files;

●	the CREFC® collateral summary files;

●	the CREFC® Reports, other than the CREFC® loan setup file (provided they are received by the Certificate Administrator); and

●	the annual reports prepared by the Operating Advisor;

(D)  the following “additional documents”:

●	the summary of any final asset status report delivered to the Certificate Administrator in electronic format; and

●	any Third Party Reports (or updates of Third Party Reports) delivered to the Certificate Administrator in electronic format;

(E)  the following “special notices”:

●
all special notices sent by the Certificate Administrator to the Certificateholders as described in “Description of the Offered Certificates—Certificateholder Communication—Special Notices” in this free writing prospectus;

●	notice of any request by the holders of Certificates evidencing at least 25% of the Voting Rights of the Certificates to terminate and replace the Special Servicer or notice of any request by the holders of Non-Reduced Certificates evidencing at least 15% of the Voting Rights of the Non-Reduced Certificates to terminate and replace the Operating Advisor;

●	notice of any waiver, modification or amendment of any term of any Mortgage Loan;

●	notice of final payment on the Certificates;

●	all notices of the occurrence of any Servicer Termination Events received by the Certificate Administrator;

●
notice of termination or resignation of the Master Servicer, the Special Servicer, the Operating Advisor, the Certificate Administrator or the Trustee (and appointments of successors to the Master Servicer, the Special Servicer, the Operating Advisor, the Certificate Administrator or the Trustee);

●	officer’s certificates supporting any determination that any Advance was (or, if made, would be) a Non-Recoverable Advance;

●	any notice of the termination of the Issuing Entity;

●	any notice of the occurrence and continuance of a Control Termination Event;

●	any notice of the occurrence and continuance of a Consultation Termination Event;

●	any Assessment of Compliance delivered to the Certificate Administrator; and

●	any Attestation Reports delivered to the Certificate Administrator;

(F)  the “Investor Q&A Forum”; and

(G)  solely to Certificateholders and Certificate Owners, the “Investor Registry”.

●
The Certificate Administrator may require a recipient of any of the information set forth above (other than the Public Documents) to execute a confidentiality agreement (which may be in the form of a web page “click-through”).

The Certificate Administrator will be required to make the “Investor Q&A Forum” available to Privileged Persons via the Certificate Administrator’s website, where Certificateholders and Certificate Owners may (a) submit inquiries to the Certificate Administrator relating to the Distribution Date statement, (b) submit inquiries to the Master Servicer or the Special Servicer relating to servicing reports prepared by that party, the Mortgage Loans or the Mortgaged Properties, (c) submit inquiries to the Operating Advisor relating to its annual reports or actions by the Master Servicer or the Special Servicer as to which the Operating Advisor has consultation rights, whether or not referenced in such an annual report and (d) view previously submitted inquiries and related answers.  The Certificate Administrator will forward such inquiries to the appropriate person.  The Certificate Administrator, the Operating Advisor, the Master Servicer or the Special Servicer, as applicable, will be required to answer each inquiry, unless it determines, in its respective sole discretion, that (i) the inquiry is not of a type described above, (ii) answering the inquiry (A) would not be in the best interests of the Issuing Entity and/or the Certificateholders, (B) would be in violation of applicable law, the Pooling and Servicing Agreement or the applicable Mortgage Loan documents, (C) would materially increase the duties of, or result in significant additional cost or expense to, the Certificate Administrator, the Operating Advisor, the Master Servicer or the Special Servicer, as applicable, or (D) would reasonably be expected to result in the waiver of an attorney client privilege or the disclosure of attorney work product or (iii) it is otherwise not advisable to answer.  The Certificate Administrator will be required to post the inquiries and related answers on the Investor Q&A Forum, subject to and in accordance with the Pooling and Servicing Agreement.  No party to the Pooling and Servicing Agreement will be permitted to disclose Privileged Information in the Investor Q&A Forum.

The Investor Q&A Forum may not reflect questions, answers and other communications that are not submitted through the Certificate Administrator’s website.  Answers posted on the Investor Q&A Forum will be attributable only to the respondent, and no other person will certify as to the accuracy, or will have any responsibility or liability for the content of any such information.

The Certificate Administrator will be required to make the “Investor Registry” available to any Certificateholder and Certificate Owner via the Certificate Administrator’s website.  Certificateholders and Certificate Owners may register on a voluntary basis for the Investor Registry and obtain information on any other Certificateholder or Certificate Owner that has also registered; provided that they comply with certain requirements as provided for in the Pooling and Servicing Agreement.

The Certificate Administrator’s website will initially be located at www.usbank.com/abs.

Access will be provided by the Certificate Administrator to such persons upon receipt by the Certificate Administrator from such person of an Investor Certification in the form(s) attached to the Pooling and Servicing Agreement, which form(s) will also be located on and submitted electronically via the Certificate Administrator’s website.  The parties to the Pooling and Servicing Agreement will not be required to provide that certification.

In connection with providing access to the Certificate Administrator’s website, the Certificate Administrator may require registration and the acceptance of a disclaimer.  The Certificate Administrator will not be liable for the dissemination of information in accordance with the terms of the Pooling and Servicing Agreement.  The Certificate Administrator will make no representations or warranties as to the accuracy or completeness of such documents and will assume no responsibility for them.  In addition, the Certificate Administrator may disclaim responsibility for any information distributed by the Certificate Administrator for which it is not the original source.  Assistance in using the website can be obtained by calling the Certificate Administrator’s customer service desk at 866-252-4360.

“Privileged Person” means the Depositor, the underwriters, the Master Servicer, the Special Servicer, the Controlling Class Representative (but only for so long as a Consultation Termination Event has not occurred and is not continuing), any holder of a Serviced Companion Loan that delivers an Investor Certification, the Trustee, the Certificate Administrator, the Operating Advisor, the Sponsors, a designee of the Depositor and any person who provides the Certificate Administrator with an Investor Certification, which Investor Certification may be submitted electronically via the Certificate Administrator’s website; provided that in no event will a borrower, manager of a Mortgaged Property, an affiliate of a borrower, an affiliate of a manager of a Mortgaged Property or an agent of any borrower be considered a Privileged Person.

Other Information

The Certificate Administrator will make available at its offices, during normal business hours, for review by any Privileged Person originals or copies of the following items to the extent they are held by the Certificate Administrator:

●	the prospectus and the final prospectus supplement;

●
the Pooling and Servicing Agreement, each sub-servicing agreement delivered to the Certificate Administrator from and after the Closing Date, if any, the Mortgage Loan Purchase Agreements and any amendments and exhibits to those agreements;

●	all Certificate Administrator reports made available to holders of each relevant class of Certificates since the Closing Date;

●	all Distribution Date statements and all CREFC® Reports delivered or made available to Certificateholders;

●	all Assessments of Compliance and Attestation Reports delivered to the Certificate Administrator since the Closing Date;

●
the most recent property inspection report prepared by or on behalf of the Master Servicer or the Special Servicer, as applicable, and delivered to the Certificate Administrator for each Mortgaged Property;

●	any and all notices and reports delivered to the Certificate Administrator with respect to any Mortgaged Property as to which the environmental testing revealed certain environmental issues;

●
the Mortgage Files, including any and all modifications, waivers and amendments to the terms of the Mortgage Loans entered into or consented to by the Master Servicer or the Special Servicer, and delivered to the Certificate Administrator;

●
the summary of any final asset status report delivered to the Certificate Administrator and the annual, quarterly and monthly operating statements, if any, collected by or on behalf of the Master Servicer or the Special Servicer, as applicable, and delivered to the Certificate Administrator for each Mortgaged Property;

●	officer’s certificates supporting any determination that any Advance was (or, if made, would be) a Non-Recoverable Advance;

●
notice of termination or resignation of the Master Servicer, the Special Servicer, the Operating Advisor, the Certificate Administrator or the Trustee (and appointments of successors to the Master Servicer, the Special Servicer, the Operating Advisor, the Certificate Administrator or the Trustee);

●
notice of any request by at least 25% of the Voting Rights of the Certificates to terminate and replace the Special Servicer or notice of any request by at least 15% of the Voting Rights of the Non-Reduced Certificates to terminate and replace the Operating Advisor;

●	all special notices sent by the Certificate Administrator to the Certificateholders pursuant to the Pooling and Servicing Agreement;

●	any Third Party Reports (or updates of Third Party Reports) delivered to the Certificate Administrator in electronic format; and

●	any other information that may be necessary to satisfy the requirements of subsection (d)(4)(i) of Rule 144A under the Securities Act.

The Certificate Administrator will provide copies of the items described above upon reasonable written request.  The Certificate Administrator may require payment for the reasonable costs and expenses of providing the copies and may also require a confirmation executed by the requesting person or entity, in a form reasonably acceptable to the Certificate Administrator, to the effect that the person or entity making the request is a beneficial owner or prospective purchaser of Certificates, is requesting the information solely for use in evaluating its investment in the Certificates and will otherwise keep the information confidential.  Certificateholders, by the acceptance of their Certificates, will be deemed to have agreed to keep this information confidential.  The Master Servicer may, but is not required to, make information available over the internet.

The Certificate Administrator will make available all distribution date statements, CREFC® Reports and supplemental notices (provided they are received by the Certificate Administrator) to certain modeling financial services (i.e. Bloomberg, L.P., Trepp, LLC, Intex Solutions, Inc., BlackRock Financial Management, Inc. and Markit Group Limited).

The Certificate Administrator is responsible for the preparation of tax returns on behalf of the Issuing Entity and the preparation of monthly reports on Form 10-D (based on information included in each monthly statement to Certificateholders and other information provided by other transaction parties) and annual reports on Form 10-K and other reports on Form 8-K that are required to be filed with the SEC on behalf of the Issuing Entity.

The Master Servicer may (but will not be required to), in accordance with such rules and procedures as it may adopt in its sole discretion, make available through the Master Servicer’s website or otherwise, any additional information relating to the Mortgage Loans, the related Mortgaged Properties or the related borrower that is not Privileged Information, for review by the Depositor, the Trustee, the Certificate Administrator, the Master Servicer, the Special Servicer and the Operating Advisor.

Servicing of the Non-Serviced Loans

Each Non-Serviced Loan, and any related REO Property, will be serviced under the applicable Other PSA. Accordingly, the applicable Other Master Servicer will generally make servicing advances and remit collections on the respective Non-Serviced Loan to or on behalf of the Trust Fund.  However, the Master Servicer will generally be obligated to compile reports that include information on the Non-Serviced Loans, and, to the extent required by the Servicing Standard, to enforce the rights as holders of the related Non-Serviced Loans under the terms of the related Co-Lender Agreement and make P&I Advances with respect to the Non-Serviced Loans, subject to their non-recoverability determination.  The servicing arrangements under the applicable Other PSA differ in certain respects to the servicing arrangements under the Pooling and Servicing Agreement.

In that regard, in the case of the CCRE11 PSA (and it is expected in the case of the CCRE12 PSA) one of which is anticipated to be the Miracle Mile Shops PSA, the following are some (but not all) of the differences in servicing provisions between such Other PSA and the Pooling and Servicing Agreement:

●	A primary servicing fee with respect to the Miracle Mile Shops Loan is payable at a rate of 0.005% (0.5 basis points) per annum.

●
The extent to which items with respect to the Miracle Mile Shops Whole Loan that are the equivalent of Assumption Fees and/or Modification Fees may be applied to offset servicing compensation, interest on advances and/or other expenses may be less than is the case under the Pooling and Servicing Agreement.

●
Items with respect to the Miracle Mile Shops Whole Loan that are the equivalent of Ancillary Fees, Assumption Fees and/or Modification Fees and that are allocated as additional servicing compensation, may be allocated between the Miracle Mile Shops Master Servicer and the Miracle Mile Shops Special Servicer in allocations that are different than the allocation between the Master Servicer and Special Servicer of Ancillary Fees collected on Mortgage Loans serviced under the Pooling and Servicing Agreement.

●	Penalty Charges with respect to the Miracle Mile Shops Whole Loan will be allocated in accordance with the Miracle Mile Shops Co-Lender Agreement and the Miracle Mile Shops PSA.

●
No items with respect to the Miracle Mile Shops Whole Loan that are the equivalent of Ancillary Fees, Assumption Fees, Modification Fees and/or Penalty Charges will be allocated to the Master Servicer or Special Servicer as additional servicing compensation or otherwise applied in accordance with the Pooling and Servicing Agreement except to the extent that such items are received by the Issuing Entity with respect to the Miracle Mile Shops Mortgage Loan.

●	The liquidation fee rate and workout fee rate under the Miracle Mile Shops PSA are capped so as to limit liquidation fees and workout fees to no more than $1 million.

●	The Miracle Mile Shops Special Servicer is allowed to subservice under limited circumstances.

●
The Miracle Mile Shops Directing Holder may exercise the rights described under “Description of the Mortgage Pool—The Whole Loans—The Miracle Mile Shops Whole Loan—Consultation and Control” in this free writing prospectus.

●
The Miracle Mile Shops Master Servicer’s obligation to cover prepayment interest shortfalls with respect to the Miracle Mile Shops Whole Loan is generally capped at its servicing fee for the related distribution date under the Miracle Mile Shops PSA, calculated at a rate of 0.03% per annum.

●
The rating agencies rating the securities issued under the Miracle Mile Shops PSA vary from the rating agencies rating the Certificates and, accordingly, servicing arrangements (including, but not limited to, servicer termination events) may be different under the Miracle Mile Shops PSA than under the Pooling and Servicing Agreement.

●
The allocation of duties in connection with the waiver and/or enforcement of due-on-sale and due-on-encumbrance provisions and other loan modifications, amendments and waivers, between the Miracle Mile Shops Master Servicer and Miracle Mile Shops Special Servicer are different than between the Master Servicer and the Special Servicer.

●	The concept of “special servicer decisions” is different in the Miracle Mile Shops PSA than in the Pooling and Servicing Agreement.

●
The provisions of the Miracle Mile Shops PSA may also vary from the Pooling and Servicing Agreement with respect to time periods and timing matters, terminology, allocation of ministerial duties between multiple servicers or other service providers, notice or rating agency communication and confirmation requirements.

See also “Description of the Mortgage Pool—Whole Loans—The Miracle Mile Shops Whole Loan” in this free writing prospectus.

Furthermore in the foregoing regard, in the case of the GC15 PSA, the following are some (but not all) of the differences in servicing provisions between the GC15 PSA and the Pooling and Servicing Agreement:

●	The GC15 Master Servicer (or primary servicer) will earn a primary servicing fee with respect to the Walpole Shopping Mall Companion Loan that is to be calculated at 0.0100% per annum.

●
Special servicing fees, workout fees and liquidation fees payable under the GC15 PSA are generally calculated in a manner and at rates similar, but not necessarily identical, to the corresponding fees under the Pooling and Servicing Agreement.  In addition, any party to the GC15 PSA that makes a property advance with respect to the Walpole Shopping Mall Whole Loan will be entitled to reimbursement for that advance, with interest at a prime lending rate, in a manner similar to the reimbursement of Property Advances on the Serviced Whole Loan. However, the extent to which items with respect to the Walpole Shopping Mall Whole Loan that are the equivalent of Penalty Charges, Assumption Fees and/or Modification Fees may be applied to offset special servicing compensation, interest on advances and/or other expenses may be less (and perhaps materially less) than is the case under the Pooling and Servicing Agreement.

●
Items with respect to the Walpole Shopping Mall Whole Loan that are the equivalent of Ancillary Fees, Penalty Charges, Assumption Fees and/or Modification Fees and that are allocated as additional servicing compensation, may be allocated between the GC15 Master Servicer and the GC15 Special Servicer in proportions that are different than the proportions allocated between the Master Servicer and Special Servicer in the case of Mortgage Loans serviced under the Pooling and Servicing Agreement.

●
The parties to the GC15 PSA and certain related persons are entitled to reimbursement and/or indemnification for losses, liabilities, claims, costs and expenses associated with the GC15 PSA at least to the same extent that parties to the Pooling and Servicing Agreement and certain related persons are entitled to reimbursement and/or indemnification for losses, liabilities, claims, costs and expenses associated with the Pooling and Servicing Agreement.  To the extent that such losses, liabilities, claims, costs and expenses relate to, or are otherwise allocable in accordance with the GC15 PSA and/or the Walpole Shopping Mall Co-Lender Agreement to, the Walpole Shopping Mall Whole Loan or the related Mortgaged Property, the Issuing Entity as holder of the Walpole Shopping Mall Loan, will be responsible for its pro rata share of such amounts.

●	Penalty Charges with respect to the Walpole Shopping Mall Whole Loan will be allocated in accordance with the related Co-Lender Agreement.

●
No items with respect to the Walpole Shopping Mall Whole Loan that are the equivalent of Ancillary Fees, Assumption Fees, Modification Fees and/or Penalty Charges will be allocated to the Master Servicer or Special Servicer as additional servicing compensation or otherwise applied in accordance with the Pooling and Servicing Agreement except to the extent that such items are received by the Issuing Entity with respect to the Walpole Shopping Mall Mortgage Loan.

●	The GC15 Special Servicer is allowed to subservice under limited circumstances.

●
The Trustee as holder of the Walpole Shopping Mall Loan or its designee is the directing holder and may exercise the rights described under “Description of the Mortgage Pool—Whole Loans— The Walpole Shopping Mall Whole Loan—Consultation and Control” in this free writing prospectus.

●	The GC15 Master Servicer is not obligated to cover prepayment interest shortfalls with respect to the Walpole Shopping Mall Loan.

●
The rating agencies rating the securities issued under the GC15 PSA may vary from the rating agencies rating the Certificates, which may cause servicing arrangements (including, but not limited to, servicer termination events) to be different under the GC15 PSA than under the Pooling and Servicing Agreement.

●
The allocation of duties in connection with the waiver and/or enforcement of due-on-sale and due-on-encumbrance provisions and other loan modifications, amendments and waivers, between the GC15 Master Servicer and GC15 Special Servicer are different than between the Master Servicer and the Special Servicer.

●	The concept of “special servicer decisions” in the GC15 PSA is not identical to those in the Pooling and Servicing Agreement.

●
The provisions of the GC15 PSA may also vary from the Pooling and Servicing Agreement with respect to time periods and timing matters, terminology, allocation of ministerial duties between multiple servicers or other service providers, servicer termination events, notice or rating agency communication and confirmation requirements.

See also “Description of the Mortgage Pool—Whole Loans—The Walpole Shopping Mall Whole Loan” in this free writing prospectus.

The Related Home Depot Loan will be serviced by the WFRBS C17 Master Servicer and, if necessary the WFRBS C17 Special Servicer under the WFRBS C17 PSA.  The securitization to be governed by the WFRBS C17 PSA is expected to close on or around the date of the initial issuance of the Certificates.  Accordingly, any information included in this free writing prospectus with respect to the WFRBS C17 PSA is based upon the information available to Rialto and the Depositor currently.  We cannot assure you as to the final terms of the WFRBS C17 PSA.  It is expected that the servicing-related provisions of the WFRBS C17 PSA may vary from the Pooling and Servicing Agreement with respect to time periods and timing matters, terminology, allocation of ministerial duties between multiple servicers or other service providers, servicer termination events, notice or rating agency communication and confirmation requirements.  However, the securitization to be governed by the WFRBS C17 PSA is expected to be a rated commercial mortgage-backed securitization and, accordingly, the WFRBS C17 PSA would be expected to include servicing provisions suitable for a rated commercial mortgage-backed securitization.  As regards servicing compensation and other expenses, it is expected that:

●	The WFRBS C17 Master Servicer (as primary servicer) will earn a primary servicing fee with respect to the Related Home Depot Loan that is to be calculated at 0.0100% per annum.

●
It is anticipated that special servicing fees, workout fees and liquidation fees payable under the WFRBS C17 PSA will generally be calculated in a manner and at rates similar, but not identical, to the corresponding fees under the Pooling and Servicing Agreement.  In addition, it is anticipated that any party to the WFRBS C17 PSA that makes a servicing advance with respect to the Related Home Depot Whole Loan will be entitled to reimbursement for that advance, with interest at a prime lending rate, in a manner similar to the reimbursement of Property Advances on the Serviced Whole Loan.  However, the extent to which items with respect to the Related Home Depot Whole Loan that are the equivalent of Penalty Charges, Assumption Fees and/or Modification Fees may be applied to offset special servicing compensation, interest on advances and/or other expenses may be less (and perhaps materially less) than is the case under the Pooling and Servicing Agreement, with the remainder being applied to pay additional servicing and/or special servicing compensation.

●
The parties to the WFRBS C17 PSA and certain related persons are entitled to reimbursement and/or indemnification for losses, liabilities, claims, costs and expenses associated with the WFRBS C17 PSA at least to the same extent that the parties to the Pooling and Servicing Agreement and certain related persons are entitled to reimbursement and/or indemnification for losses, liabilities, claims, costs and expenses associated with the Pooling and Servicing Agreement.  To the extent that such losses, liabilities, claims, costs and expenses relate to, or are otherwise allocable in accordance with the WFRBS C17 PSA and/or the Related Home Depot Co-Lender Agreement to, the Related Home Depot Whole Loan or the related Mortgaged Property, the Issuing Entity, as the holder of the Related Home Depot Loan, will be responsible for its pro rata share of such amounts.

See also “Description of the Mortgage Pool—Whole Loans—The Related Home Depot Loan” in this free writing prospectus.

MATERIAL FEDERAL INCOME TAX CONSEQUENCES

General

The following is a general discussion of the anticipated material federal income tax consequences of the purchase, ownership and disposition of the Offered Certificates.  The discussion below does not purport to address all federal income tax consequences that may be applicable to particular categories of investors (such as banks, insurance companies, securities dealers, foreign persons, investors whose functional currency is not the U.S. dollar, and investors that hold the Offered Certificates as part of a “straddle” or “conversion transaction”), some of which may be subject to special rules.  The authorities on which this discussion is based are subject to change or differing interpretations, and any such change or interpretation could apply retroactively.  This discussion reflects the applicable provisions of the Internal Revenue Code of 1986, as amended (the “Code”), as well as regulations promulgated by the U.S. Department of the Treasury.  Investors should consult their own tax advisors in determining the federal, state, local or any other tax consequences to them of the purchase, ownership and disposition of the Offered Certificates and should review the discussions under the heading “Material Federal Income Tax Consequences” in the prospectus.

Two (2) separate real estate mortgage investment conduit (“REMIC”) elections will be made with respect to designated portions of the Issuing Entity (the “Lower-Tier REMIC” and the “Upper-Tier REMIC”, respectively). The Lower-Tier REMIC and the Upper-Tier REMIC are referred to collectively as the “Trust REMICs”.  The Lower-Tier REMIC will hold the Mortgage Loans (exclusive of any Excess Interest), the proceeds of the Mortgage Loans and any foreclosure property (including a beneficial interest on real property in the case of the Non-Serviced Loan) that secures the Mortgage Loans, and will issue certain uncertificated classes of regular interests (the “Lower-Tier Regular Interests”) (other than the Class Q Uncertificated Interest) to the Upper-Tier REMIC and an uncertificated residual interest, represented by the Class R Certificates, as the sole class of residual interests in the Lower-Tier REMIC.  The Upper-Tier REMIC will hold the Lower-Tier Regular Interests (other than the Class Q Uncertificated Interest) and proceeds of the Lower-Tier Regular Interests and will issue the Regular Certificates and the Trust Components as classes of regular interests in the Upper-Tier REMIC and an uncertificated residual interest, represented by the Class R Certificates, as the sole class of residual interests in the Upper-Tier REMIC.  For the purposes of the following discussion, the Offered Certificates other than the Exchangeable Certificates are referred to as the “Offered Regular Certificates”.

Qualification as a REMIC requires ongoing compliance with certain conditions.  On the Closing Date, Cadwalader, Wickersham & Taft LLP, special counsel to the Depositor, will deliver its opinion that, assuming (1) the making of appropriate elections, (2) compliance with the provisions of the Pooling and Servicing Agreement and the Co-Lender Agreements, (3) compliance with the provisions of each Other PSA and the continued qualification of all REMICs formed under such Other PSA, respectively and (4) compliance with applicable changes in the Code, including the REMIC provisions of the Code, for federal income tax purposes (a)  the Lower-Tier REMIC and the Upper-Tier REMIC will each qualify as a REMIC, (b) the Regular Certificates and the Trust Components will evidence the “regular interests” in the Upper-Tier REMIC, (c) the Lower-Tier Regular Interests will evidence the “regular interests” in the Lower-Tier REMIC, and (d) the Class R Certificates will represent the sole class of “residual interests” in each of the Lower-Tier REMIC and the Upper-Tier REMIC within the meaning of the REMIC provisions of the Code.

In addition, in the opinion of Cadwalader, Wickersham & Taft LLP, (i) the portions of the Issuing Entity consisting of (a) the Excess Interest and the Excess Interest Distribution Account and (b) the Class A-S, Class B and Class C Trust Components (and related amounts in the Exchangeable Distribution Account) will be treated as a grantor trust (the “Grantor Trust”) for federal income tax purposes under subpart E, part I of subchapter J of the Code, (ii) the Class S Certificates will represent undivided beneficial interests in the Grantor Trust described in clause (i)(a) above. (iii) the Class A-S Certificates will represent a undivided beneficial interests in the Class A-S Percentage Interest of the Class A-S Trust Component, the Class B Certificates will represent undivided beneficial interests in the Class B Percentage Interest of the Class B Trust Component, the Class C Certificates will represent undivided beneficial interests in the Class C Percentage Interest of the Class C Trust Component and, in each case, related amounts in the Exchangeable Distribution Account, and (iv) the Class PEZ Certificates will represent undivided beneficial interests in the Class A-S-PEZ Percentage Interest, the Class B-PEZ Percentage Interest and the Class C-PEZ Percentage Interest of the Class A-S, Class B and Class C Trust Components, respectively, and related amounts in the Exchangeable Distribution Account.

Tax Status of Offered Certificates

Except as provided below, the Offered Certificates will be treated as “real estate assets” within the meaning of Code Section 856(c)(5)(B), and interest (including OID, if any) on the Offered Certificates will be interest described in Code Section 856(c)(3)(B) in the same proportion that, for both purposes, the assets of the Trust REMICs would be so treated.  For purposes of the foregoing tests, the Trust REMICs are treated as a single REMIC.  If at all times 95% or more of the assets of the Trust REMICs qualify for each of the foregoing treatments, the Offered Certificates will qualify for the corresponding status in their entirety.  For purposes of Code Section 856(c)(5)(B), payments of principal and interest on Mortgage Loans that are reinvested pending distribution to holders of Regular Certificates qualify for such treatment.  The Offered Certificates will be treated as “loans . . . secured by an interest in real property which is . . . residential real property” under Code Section 7701(a)(19)(C)(v) to the extent the loans are secured by multifamily properties.  As of the Cut-off Date, 24 Mortgage Loans are secured, in whole or in part, by multifamily properties representing approximately 20.6% of the Initial Pool Balance by allocated loan amount.  Holders of the Offered Certificates should consult their own tax advisors whether the foregoing percentage or some other percentage applies to their Certificates.  Mortgage Loans that have been defeased with U.S. Treasury obligations will not qualify for the foregoing treatments.  Offered Certificates held by certain financial institutions will constitute an “evidence of indebtedness” within the meaning of Code Section 582(c)(1).  Moreover, the Offered Certificates will be “qualified mortgages” for another REMIC within the meaning of Code Section 860G(a)(3).  See “Material Federal Income Tax Consequences—Federal Income Tax Consequences For REMIC Certificates” in the prospectus.

Taxation of Offered Certificates

General

Because they represent regular interests, each Class of Offered Regular Certificates and the Trust Components represented by the Exchangeable Certificates generally will be treated as newly originated debt instruments for federal income tax purposes.  Holders of the Classes of Offered Certificates will be required to include in income all interest on the regular interests represented by their Certificates in accordance with the accrual method of accounting, regardless of a Certificateholder’s usual method of accounting.  For purposes of the following discussion, the treatment described below applies to a Class PEZ Certificateholder’s interest in the Class A-S, Class B and Class C Trust Components and also applies to the Class A-S, Class B and Class C Certificateholder’s interest in the related Trust Component.  See “—Taxation of the Exchangeable Certificates” in this free writing prospectus.

   Original Issue Discount

Holders of Offered Regular Certificates and the Trust Components represented by the Exchangeable Certificates issued with original issue discount generally must include original issue discount in ordinary income for federal income tax purposes as it accrues in accordance with the constant yield method, which takes into account the compounding of interest, in advance of receipt of the cash attributable to such income.  The following discussion is based in part on temporary and final Treasury regulations (the “OID Regulations”) under Code Sections 1271 through 1273 and 1275 and in part on the provisions of the conference committee report to the Tax Reform Act of 1986.  Holders of Offered Certificates should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the Offered Regular Certificates and the Trust Components represented by the Exchangeable Certificates.  Investors are advised to consult their own tax advisors as to the discussions in this free writing prospectus and the prospectus and the appropriate method for reporting interest and original issue discount with respect to the Offered Certificates.  See “Material Federal Income Tax Consequence—Federal Income Tax Consequences For REMIC Certificates—Taxation of Regular Certificates—Original Issue Discount” in the prospectus.

Each Class of Offered Certificates (other than the Exchangeable Certificates) and each of the Trust Components represented by the Exchangeable Certificates will be treated as a single installment obligation for purposes of determining the original issue discount includible in the income of a holder of an Offered

Certificateholder.  The total amount of original issue discount on an Offered Certificate (other than an Exchangeable Certificate) and a Trust Component represented by an Exchangeable Certificate is the excess of the “stated redemption price at maturity” of the Offered Regular Certificate or Trust Component over its “issue price.”  The issue price of a class of Offered Regular Certificates or a Trust Component is the first price at which a substantial amount of Offered Regular Certificates or Trust Components represented by Exchangeable Certificates of such class is sold to investors (excluding bond houses, brokers and underwriters).  Although unclear under the OID Regulations, the Certificate Administrator will treat the issue price of Offered Regular Certificates or a Trust Component represented by Exchangeable Certificates as to which there is no substantial sale as of the issue date as the fair market value of such class as of the issue date.  The issue price of the Offered Regular Certificates or Trust Components represented by Exchangeable Certificates also includes the amount paid by an initial Certificateholder of such class for accrued interest that relates to a period prior to the issue date of such class of Offered Regular Certificates or Trust Components.  The stated redemption price at maturity of an Offered Regular Certificate or Trust Component is the sum of all payments provided by the debt instrument other than any qualified stated interest payments.  Under the OID Regulations, qualified stated interest generally means interest payable at a single fixed rate or a qualified variable rate; provided that such interest payments are unconditionally payable at intervals of one year or less during the entire term of the obligation.  Because there is no penalty or default remedy in the case of nonpayment of interest with respect to an Offered Regular Certificate or Trust Component represented by an Exchangeable Certificate, it is possible that no interest on any class of Offered Regular Certificates or Trust Component represented by an Exchangeable Certificate will be treated as qualified stated interest.  However, because the Mortgage Loans provide for remedies in the event of default, the Certificate Administrator will treat all payments of stated interest on the Offered Regular Certificates (other than the Class X-A or Class X-B Certificates) or Trust Components represented by Exchangeable Certificates as qualified stated interest (other than accrued interest distributed on the first Distribution Date for the number of days that exceed the interval between the Closing Date and the first Distribution Date). Based on the foregoing, it is anticipated that the Class    Certificates will be issued with original issue discount and that the Class     Certificates will be issued with a de minimis amount of original issue discount.

In addition, it is anticipated that the Certificate Administrator will treat the Class X-A and Class X-B Certificates as having no qualified stated interest.  Accordingly, such Classes will be considered to be issued with original issue discount in an amount equal to the excess of all distributions of interest expected to be received thereon over their issue price (including interest accrued prior to the Closing Date).  Any “negative” amounts of original issue discount on such Classes attributable to rapid prepayments with respect to the Mortgage Loans will not be deductible currently. The holder of a Class X-A or Class X-B Certificate may be entitled to a deduction for a loss, which may be a capital loss, to the extent it becomes certain that such Certificateholder will not recover a portion of its basis in such Class, assuming no further prepayments.  In the alternative, it is possible that rules similar to the “noncontingent bond method” of the contingent interest rules of the OID Regulations may be promulgated with respect to such Class.  Unless and until required otherwise by applicable authority, it is not anticipated that the contingent interest rules will apply.

For the purposes of accruing original issue discount, if any, determining whether such original issue discount is de minimis and amortizing any premium, the prepayment assumption will be 0% CPR, provided that it is assumed that the ARD Loan will prepay in full on its Anticipated Repayment Date (the “Prepayment Assumption”).  See “Material Federal Income Tax Consequences—Federal Income Tax Consequences For REMIC Certificates—Taxation of Regular Certificates—Original Issue Discount” in the prospectus.

Based on the forgoing, it is anticipated that the Class      Certificates will be issued with a de minimis amount of original issue discount.  See “Material Federal Income Tax Consequences—Federal Income Tax Consequences For REMIC Certificates—Taxation of Regular Certificates—Original Issue Discount” in the prospectus.

Premium

An Offered Regular Certificate or Trust Component represented by an Exchangeable Certificate purchased upon initial issuance or in the secondary market at a cost greater than its remaining stated redemption price at maturity generally is considered to be purchased at a premium.  See “Material Federal

Income Tax Consequences—Federal Income Tax Consequences For REMIC Certificates—Taxation of Regular Certificates—Premium” in the prospectus.  It is anticipated that the Class       Certificates will be issued at a premium.

Prepayment Premiums and Yield Maintenance Charges

Prepayment premiums or yield maintenance charges actually collected will be distributed among the holders of the respective classes of Certificates, Trust Components and the Class Q Uncertificated Interest as described under “Description of the Offered Certificates—Distributions—Prepayment Premiums” in this free writing prospectus.  It is not entirely clear under the Code when the amount of prepayment premiums or yield maintenance charges so allocated should be taxed to the holder of an Offered Certificate, but it is not expected, for federal income tax reporting purposes, that prepayment premiums and yield maintenance charges will be treated as giving rise to any income to the holder of an Offered Certificate prior to the Master Servicer’s actual receipt of a prepayment premium or yield maintenance charge.  Prepayment premiums and yield maintenance charges, if any, may be treated as ordinary income, although authority exists for treating such amounts as capital gain if they are treated as paid upon the retirement or partial retirement of a Certificate.  Certificateholders should consult their own tax advisers concerning the treatment of prepayment premiums and yield maintenance charges.

Taxation of the Exchangeable Certificates

The portion of the Issuing Entity comprised of the Trust Components will be classified as part of a grantor trust under subpart E, part I of subchapter J of the Code, and each Exchangeable Certificate (other than any Class PEZ Certificate) will represent an undivided beneficial interest in the Trust Component underlying that Exchangeable Certificate (such as the Class A-S Trust Component in the case of a Class A-S Certificate, the Class B Trust Component in the case of a Class B Certificate and the Class C Trust Component in the case of a Class C Certificate).  Each Exchangeable Certificate (other than any Class PEZ Certificate) will therefore represent a beneficial ownership interest in a regular interest issued by the Upper-Tier REMIC and the income tax consequences to the holder of an Exchangeable Certificate (other than any Class PEZ Certificate) with respect to the underlying Trust Component will be the same as the income tax consequences to a holder of an Offered Regular Certificate, as described in this free writing prospectus.

The Class PEZ Certificates will represent beneficial ownership interests in all of the Trust Components, but each Trust Component will be taxable as a separate regular interest for federal income tax purposes, and the holder of a Class PEZ Certificate must account separately for its interest in each Trust Component.  The income tax consequences of holding a Class PEZ Certificate with respect to each of the three Trust Components will therefore be the same as the income tax consequences to the holder of three separate and individual Offered Regular Certificates, as described in this free writing prospectus.  See “—Taxation of Offered Certificates” above.  A purchaser must allocate its basis in the Class PEZ Certificates among the interests in each Trust Component in accordance with their relative fair market values as of the time of acquisition.  Similarly, on the sale of such Class PEZ Certificate, the Certificateholder must allocate the amount received on the sale among the interests in each Trust Component in accordance with their relative fair market values as of the time of sale.  Prospective beneficial owners of the Class PEZ Certificates should consult their tax advisors as to the appropriate method of accounting for their interest in the Class PEZ Certificates.

The exchange of the requisite proportions of the Class A-S, Class B and Class C Certificates for the Class PEZ Certificates, and the exchange of the Class PEZ Certificates for the requisite proportions of the Class A-S, Class B and Class C Certificates will not be taxable.

Further Information

For further information regarding the federal income tax consequences of investing in the Offered Certificates, including consequences of purchase, ownership and disposition of Offered Certificates by any person who is not a citizen or resident of the United States, a corporation or partnership or other entity created or organized in or under the laws of the United States, any state or the District of Columbia, or is a foreign estate or trust, see “Material Federal Income Tax Consequences—Federal Income Tax Consequences for REMIC Certificates” in the prospectus.

DUE TO THE COMPLEXITY OF THESE RULES AND THE CURRENT UNCERTAINTY AS TO THE MANNER OF THEIR APPLICATION TO THE ISSUING ENTITY AND CERTIFICATEHOLDERS, IT IS PARTICULARLY IMPORTANT THAT POTENTIAL INVESTORS CONSULT THEIR OWN TAX ADVISORS REGARDING THE TAX TREATMENT OF THEIR ACQUISITION, OWNERSHIP AND DISPOSITION OF THE OFFERED CERTIFICATES.

STATE AND LOCAL TAX CONSIDERATIONS

In addition to the federal income tax consequences described in “Material Federal Income Tax Consequences” in this free writing prospectus, potential investors should consider the state, local and other income tax consequences of the acquisition, ownership, and disposition of the Offered Certificates.  State, local and other income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality.  Therefore, potential investors should consult their own tax advisors with respect to the various tax consequences of investments in the Offered Certificates.

ERISA CONSIDERATIONS

A fiduciary of any retirement plan or other employee benefit plan or arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which those plans, annuities, accounts or arrangements are invested, including insurance company general accounts, that is subject to the fiduciary responsibility rules of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or Section 4975 of the Code (an “ERISA Plan”) or which is a governmental plan, as defined in Section 3(32) of ERISA, subject to any federal, state or local law (“Similar Law”) which is, to a material extent, similar to the foregoing provisions of ERISA or the Code (collectively, with an ERISA Plan, a “Plan”) should review with its legal advisors whether the purchase or holding of Offered Certificates could give rise to a transaction that is prohibited or is not otherwise permitted under ERISA, the Code or Similar Law or whether there exists any statutory, regulatory or administrative exemption applicable thereto.  Moreover, each Plan fiduciary should determine whether an investment in the Offered Certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan’s investment portfolio.

The U.S. Department of Labor has granted an administrative exemption to Goldman, Sachs & Co., Prohibited Transaction Exemption 89-88 (October 17, 1989) as amended by PTE 2013-08 (July 9, 2013) (the “Exemption”).  The Exemption generally exempts from the application of the prohibited transaction provisions of Sections 406 and 407 of ERISA, and the excise taxes imposed on prohibited transactions pursuant to Sections 4975(a) and (b) of the Code, certain transactions, among others, relating to the servicing and operation of pools of mortgage loans, such as the pool of Mortgage Loans, and the purchase, sale and holding of mortgage pass-through certificates, such as the Offered Certificates, underwritten by Goldman, Sachs & Co., provided that certain conditions set forth in the Exemption are satisfied.

The Exemption sets forth five general conditions which must be satisfied for a transaction involving the purchase, sale and holding of the Offered Certificates to be eligible for exemptive relief:

●	The acquisition of the Offered Certificates by a Plan must be on terms that are at least as favorable to the Plan as they would be in an arm’s-length transaction with an unrelated party.

●
The Offered Certificates at the time of acquisition by the Plan must be rated in one of the four highest generic rating categories by at least one nationally recognized statistical rating organization, as defined in Section 3(a)(62) of the Exchange Act (“NRSRO”) that meets the requirements of the Exemption (an “Exemption Rating Agency”).

●
The Trustee cannot be an affiliate of any other member of the Restricted Group other than an underwriter.  The “Restricted Group” consists of any underwriter, the Depositor, the Trustee, the Master Servicer, the Special Servicer, any sub-servicer, any entity that provides insurance or other credit support to the Issuing Entity and any borrower with respect to Mortgage Loans constituting more than 5% of the aggregate unamortized principal balance of the Mortgage Loans as of the date of initial issuance of the Offered Certificates, and any affiliate of any of the foregoing entities.

●
The sum of all payments made to and retained by the underwriters must represent not more than reasonable compensation for underwriting the Offered Certificates, the sum of all payments made to and retained by the Depositor pursuant to the assignment of the Mortgage Loans to the Issuing Entity must represent not more than the fair market value of the Mortgage Loans and the sum of all payments made to and retained by the Master Servicer, the Special Servicer and any sub-servicer must represent not more than reasonable compensation for that person’s services under the Pooling and Servicing Agreement and reimbursement of the person’s reasonable expenses in connection with those services.

●	The investing Plan must be an accredited investor as defined in Rule 501(a)(1) of Regulation D under the Securities Act.

It is a condition of the issuance of the Offered Certificates that they be rated in one of the four highest generic rating categories.  As of the Closing Date, the third general condition set forth above will be satisfied with respect to the Offered Certificates.  A fiduciary of a Plan contemplating purchasing an Offered Certificate, whether in the initial issuance of the Offered Certificates or in the secondary market, must make its own determination that the general conditions set forth above will be satisfied with respect to the related Offered Certificate, including whether the Offered Certificates are appropriately rated by an NRSRO that meets the criteria to be an Exemption Rating Agency.

The Exemption also requires that the Issuing Entity meet the following requirements:  (1) the Issuing Entity must consist solely of assets of the type that have been included in other investment pools; (2) certificates in those other investment pools must have been rated in one of the four highest categories by at least one Exemption Rating Agency for at least one year prior to the Plan’s acquisition of Offered Certificates; and (3) certificates in those other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan’s acquisition of Offered Certificates.

If the general conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA (as well as the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Sections 4975(c)(1)(A) through (D) of the Code) in connection with (1) the direct or indirect sale, exchange or transfer of Offered Certificates in the initial issuance of Certificates between the Depositor or the underwriters and a Plan when the Depositor, any of the underwriters, the Trustee, the Master Servicer, the Special Servicer, a sub-servicer or a borrower is a party in interest with respect to the investing Plan, (2) the direct or indirect acquisition or disposition in the secondary market of the Offered Certificates by a Plan and (3) the holding of Offered Certificates by a Plan.  However, no exemption is provided from the restrictions of Sections 406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of an Offered Certificate on behalf of an Excluded Plan by any person who has discretionary authority or renders investment advice with respect to the assets of the Excluded Plan.  For purposes of this free writing prospectus, an “Excluded Plan” is a Plan sponsored by any member of the Restricted Group.

If certain specific conditions of the Exemption are also satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(b)(1) and (b)(2) of ERISA and the taxes imposed by Section 4975(c)(1)(E) of the Code in connection with (1) the direct or indirect sale, exchange or transfer of Offered Certificates in the initial issuance of Certificates between the Depositor or the underwriters and a Plan when the person who has discretionary authority or renders investment advice with respect to the investment of Plan assets in those Certificates is (a) a borrower with respect to 5% or less of the fair market value of the Mortgage Loans or (b) an affiliate of that person, (2) the direct or indirect acquisition or disposition in the secondary market of Offered Certificates by a Plan and (3) the holding of Offered Certificates by a Plan.

Further, if certain specific conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a), 406(b) and 407(a) of ERISA, and the taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c) of the Code for transactions in connection with the servicing, management and operation of the pool of Mortgage Loans.

Before purchasing an Offered Certificate, a fiduciary of a Plan should itself confirm that (1) the Offered Certificates constitute “securities” for purposes of the Exemption and (2) the specific and general conditions and the other requirements set forth in the Exemption would be satisfied.  In addition to making its own determination as to the availability of the exemptive relief provided in the Exemption, the Plan fiduciary should consider the availability of any other prohibited transaction exemptions, including with respect to governmental plans, any exemptive relief afforded under Similar Law.  See “ERISA Considerations” in the prospectus.  A purchaser of an Offered Certificate should be aware, however, that even if the conditions specified in one or more exemptions are satisfied, the scope of relief provided by an exemption may not cover all acts which might be construed as prohibited transactions.

THE SALE OF OFFERED CERTIFICATES TO A PLAN IS IN NO RESPECT A REPRESENTATION BY THE DEPOSITOR OR ANY OF THE UNDERWRITERS THAT THIS INVESTMENT MEETS ALL RELEVANT LEGAL REQUIREMENTS WITH RESPECT TO INVESTMENTS BY PLANS GENERALLY OR ANY PARTICULAR PLAN, OR THAT THIS INVESTMENT IS APPROPRIATE FOR PLANS GENERALLY OR ANY PARTICULAR PLAN.

LEGAL INVESTMENT

No Class of Offered Certificates will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended.  The appropriate characterization of the Offered Certificates under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase the Offered Certificates, are subject to significant interpretative uncertainties.  No representations are made as to the proper characterization of the Offered Certificates for legal investment, financial institution regulatory, or other purposes, or as to the ability of particular investors to purchase the Offered Certificates under applicable legal investment restrictions.  Further, any ratings downgrade of any Class of Offered Certificates by any NRSRO, to less than an “investment grade” rating (i.e., lower than the top four rating categories) may adversely affect the ability of an investor to purchase or retain, or otherwise impact the regulatory characteristics of, that Class.  The uncertainties described above (and any unfavorable future determinations concerning the legal investment or financial institution regulatory characteristics of the Offered Certificates) may adversely affect the liquidity and market value of the Offered Certificates.  Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Offered Certificates will constitute legal investments for them or are subject to investment, capital or other regulatory restrictions.  See “Legal Investment” in the prospectus.

CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS

The following discussion contains summaries of certain legal aspects of the Mortgage Loans with respect to the Mortgaged Properties located in Nevada and California and representing approximately 12.0% and 11.5%, respectively, of the Initial Pool Balance by allocated loan amount, which are general in nature.  The summaries do not purport to be complete and are qualified in their entirety by reference to the applicable federal and state laws governing the related Mortgage Loans.

Nevada imposes certain statutory procedures, prohibitions or limitations that limit the exercise of rights by, and the remedies available to, a mortgagee under a mortgage or a beneficiary under a deed of trust.  In Nevada, the lien evidenced by a deed of trust may be foreclosed judicially or non-judicially.  Judicial foreclosures are extremely rare, however, as they give rise to a one year right of redemption, and are employed only in cases of defective trust  deeds, mortgages, or cases alleging equitable mortgages.  A non-judicial foreclosure is handled by the trustee under the deed of trust, which, subject to the requirements of Nevada law, typically is a title insurance company or agent, pursuant to a power of sale granted in the deed of trust, and in accordance with Nevada law.  More specifically, notice and opportunity to cure must be given, a notice of default and election to sell the property must be recorded, and notice must be given to the trustor, any guarantor, indemnitor or surety, and other parties with an interest in the real property or the indebtedness evidenced by a lien on the real property.  Then, following the expiration of the required statutory period, a public auction is held.  In addition, please note that special notice requirements are required if the real property being foreclosed is a residential property.  With limited exceptions, Nevada law also requires a beneficiary to exhaust its real property security prior to bringing an action against the trustor and, generally and unless and to the extent possible, waived, any indemnitor, surety or guarantor to collect a debt.  Further, deficiency judgments following any  foreclosure, judicial or nonjudicial, must be brought within six (6) months of the foreclosure, and are limited to the lesser of (i) the amount by which the debt exceeds the fair market value of the real property sold at the time of sale, with interest from the date of sale, or (ii) the difference between the proceeds of the sale and the debt, with interest from the date of sale.  The laws of the State of Nevada also provide subrogation rights to a guarantor, surety, or indemnitor who fully satisfies a debt secured by a lien evidenced by a deed of trust, which, in the case of partial satisfaction, is subject only to the lender’s prior right to recover the balance of any indebtedness owed by a borrower, which subrogation rights may be waived only after default.  Finally, in Nevada, certain tax and, as and to the extent allowed by Nevada law, environmental liens may have priority over liens evidenced by previously recorded deeds of trust.

Mortgage loans in California are generally secured by deeds of trust on the related real estate. Foreclosure of a deed of trust in California may be accomplished by a non-judicial trustee’s sale (so long as it is permitted under a specific provision in the deed of trust) or by judicial foreclosure, in each case subject to and accordance with the applicable procedures and requirements of California law. Public notice of either the trustee’s sale or the judgment of foreclosure is given for a statutory period of time after which the mortgaged real estate may be sold by the trustee, if foreclosed pursuant to the trustee’s power of sale, or by court appointed sheriff under a judicial foreclosure. Following a judicial foreclosure sale, the borrower or its successor-in-interest may, for a period of up to one year, redeem the property; however, there is no redemption following a trustee’s power of sale. California’s “security first” and “one action” rules require the lender to complete foreclosure of all real estate provided as security under the deed of trust in a single action in an attempt to satisfy the full debt before bringing a personal action (if otherwise permitted) against the borrower for recovery of the debt, except in certain cases involving environmentally impaired real property where foreclosure of the real property is not required before making a claim under the indemnity.   This restriction may apply to property which is not located in California if a single promissory note is secured by property located in California and other jurisdictions. California case law has held that acts such as (but not limited to) an offset of an unpledged account constitute violations of such statutes. Violations of such statutes may result in the loss of some or all of the security under the mortgage loan and a loss of the ability to sue for the debt.  A sale by the trustee under the deed of trust does not constitute an “action” for purposes of the “one action rule”.  Other statutory provisions in California limit any deficiency judgment (if otherwise permitted) against the borrower following a judicial foreclosure to the amount by which the indebtedness exceeds the fair value at the time of the public sale and in no event greater than the difference between the foreclosure sale price and the amount of the indebtedness.  Further, under California law, once a property has been sold pursuant to a power of sale clause contained in a deed of trust (and in the case of certain types of purchase money acquisition financings, under all circumstances), the lender is precluded from seeking a deficiency judgment from the borrower or, under certain circumstances, guarantors.

On the other hand, under certain circumstances, California law permits separate and even contemporaneous actions against both the borrower (as to the enforcement of the interests in the collateral securing the loan) and any guarantors.  California statutory provisions regarding assignments of rents and leases require that a lender whose loan is secured by such an assignment must exercise a remedy with respect to rents as authorized by statute in order to establish its right to receive the rents after an event of default. Among the remedies authorized by statute is the lender’s right to have a receiver appointed under certain circumstances.

Other Aspects.  Please see the discussion under “Certain Legal Aspects of the Mortgage Loans” in the accompanying prospectus regarding other legal aspects of the Mortgage Loans that you should consider prior to making any investment in the Certificates.

RATINGS

It is a condition to the issuance of each Class of Offered Certificates that they be rated as follows by Moody’s, DBRS and KBRA (collectively, the “Rating Agencies”):
Class	Ratings Moody’s / DBRS / KBRA *
Class A-1	Aaa(sf) / AAA(sf) / AAA(sf)
Class A-2	Aaa(sf) / AAA(sf) / AAA(sf)
Class A-3	Aaa(sf) / AAA(sf) / AAA(sf)
Class A-4	Aaa(sf) / AAA(sf) / AAA(sf)
Class A-AB	Aaa(sf) / AAA(sf) / AAA(sf)
Class X-A	Aaa(sf) / AAA(sf) / AAA(sf)
Class X-B	A2(sf) / AAA(sf) / AAA(sf)
Class A-S	Aaa(sf) / AAA(sf) / AAA(sf)
Class B	Aa3(sf) / AA(low)(sf) / AA-(sf)
Class PEZ	A1(sf) / A(low)(sf) / A-(sf)
Class C	A3(sf) / A(low)(sf) / A-(sf)

*
Moody’s, DBRS and KBRA have informed us that the “sf” designation in their ratings represents an identifier of structured finance product ratings.  For additional information about this identifier, prospective investors can go to the related Rating Agency’s website.

We are not obligated to maintain any particular rating with respect to any class of Offered Certificates.  Changes affecting the Mortgage Loans, the Mortgaged Properties, the Sponsors, the Certificate Administrator, the Trustee, the Operating Advisor, the Master Servicer, the Special Servicer, each Other Master Servicer, each Other Special Servicer, Other Trustee, Other Certificate Administrator, Other Operating Advisor or another person may have an adverse effect on the ratings of the Offered Certificates, and thus on the liquidity, market value and regulatory characteristics of the Offered Certificates, although such adverse changes would not necessarily be an event of default under the applicable Mortgage Loan.

A securities rating on mortgage pass-through certificates addresses credit risk and the likelihood of full and timely payment to the applicable certificateholders of all distributions of interest at the applicable pass-through rate on the certificates in question on each distribution date and, except in the case of interest only certificates, the ultimate payment in full of the certificate principal amount of each class of certificates in question on a date that is not later than the rated final distribution date with respect to such class of certificates.  A rating takes into consideration, among other things, the credit quality of the related pool of mortgage loans, structural and legal aspects associated with the certificates in question, and the extent to which the payment stream from the related pool of mortgage loans is adequate to make payments required under the certificates in question.  A securities rating on mortgage pass-through certificates does not, however, address the likelihood, timing or frequency of prepayments (whether voluntary or involuntary) on the related mortgage loans or the degree to which payments might differ from those originally contemplated.  In addition, a rating does not address the tax attributes of the certificates in question or of the related issuing entity, the allocation of prepayment interest shortfalls or whether any compensating interest payments will be made, or the likelihood or frequency of payment of yield maintenance charges, assumption fees, modification fees or penalty charges.  See “Risk Factors—Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded” in this free writing prospectus.

In addition, a securities rating on mortgage pass-through certificates does not represent an assessment of the yield to maturity that investors may experience or the possibility that the holders of interest only certificates might not fully recover their initial investments in the event of delinquencies or defaults or rapid prepayments on the underlying mortgage loans (including both voluntary and involuntary prepayments) or the application of any realized losses.  In the event that the holders of such certificates do not fully recover their investment as a result of rapid principal prepayments on the Mortgage Loans, all amounts “due” to such holders will nevertheless have been paid, and such result is consistent with the securities ratings assigned to such certificates.  The Notional Amount of the Class X-A Certificates may be reduced by the allocation of realized losses and prepayments, whether voluntary or involuntary, to the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB Certificates and the Class A-S Trust Component.  The Notional Amount of the Class X-B Certificates may be reduced by the allocation of realized losses and prepayments, whether voluntary or involuntary, to the Class B and Class C Trust Components.  The securities ratings do not address the timing or magnitude of such reductions of the Notional Amounts of the Class X-A or Class X-B Certificates, but only the obligation to distribute interest timely on such Notional Amount as so reduced from time to time.  Therefore, the securities ratings of the Class X-A and Class X-B Certificates should be evaluated independently from similar ratings on other types of securities.

NRSROs that were not engaged by the Depositor to rate the Offered Certificates may nevertheless issue unsolicited credit ratings on one or more Classes of Offered Certificates, relying on information they receive pursuant to Rule 17g-5 or otherwise.  If any such unsolicited ratings are issued, we cannot assure you that they will not be different from any ratings assigned by the Rating Agencies.  The issuance of unsolicited ratings by any NRSRO on a Class of the Offered Certificates that are lower than ratings assigned by the Rating Agencies may adversely impact the liquidity, market value and regulatory characteristics of that Class.

As part of the process of obtaining ratings for the Offered Certificates, the Depositor had initial discussions with and submitted certain materials to DBRS, Fitch, KBRA,  Moody’s, Morningstar and S&P.  Based on preliminary feedback from those NRSROs at that time, the Depositor selected the Rating Agencies to rate the Offered Certificates and not the other NRSROs, due in part to their initial subordination levels for the various Classes of the Certificates.  Had the Depositor selected such other NRSROs to rate the Offered Certificates, we cannot assure you as to the ratings that such other NRSROs would have ultimately assigned to the Offered Certificates. Although unsolicited ratings may be issued by any NRSRO, an NRSRO might be more likely to issue an unsolicited rating if it was not selected after having provided preliminary feedback to the depositor.

Furthermore, the SEC may determine that any or all of the Rating Agencies no longer qualifies as an NRSRO or is no longer qualified to rate the Offered Certificates, and that determination may also have an adverse effect on the liquidity, market value and regulatory characteristics of the Offered Certificates.

Certain actions provided for in the loan agreements require, as a condition to taking such action, that a Rating Agency Confirmation be obtained from each Rating Agency. In certain circumstances, this condition may be deemed to have been met or waived without such a Rating Agency Confirmation being obtained. See the definition of “Rating Agency Confirmation” in this free writing prospectus.  In the event such an action is taken without a Rating Agency Confirmation being obtained, we cannot assure you that the applicable Rating Agency will not downgrade, qualify or withdraw its ratings as a result of the taking of such action. If you invest in the Offered Certificates, pursuant to the Pooling and Servicing Agreement your acceptance of Offered Certificates will constitute an acknowledgment and agreement with the procedures relating to Rating Agency Confirmations described under the definition of “Rating Agency Confirmation” in this free writing prospectus.

Any rating of the Offered Certificates should be evaluated independently from similar ratings on other types of securities.  A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning Rating Agency.

Pursuant to agreements between Depositor and each Rating Agency, the Rating Agencies will provide ongoing ratings surveillance with respect to the Offered Certificates for as long as they remain issued and outstanding. The Depositor is responsible for the fees paid to the Rating Agencies to rate and provide ongoing rating surveillance with respect to the Offered Certificates.  Although the Depositor may prepay fees for ongoing rating surveillance by the Rating Agencies, the Depositor has no obligation or ability to ensure that any Rating Agency performs ratings surveillance.  In addition, a Rating Agency may cease ratings surveillance if the information furnished to that Rating Agency is insufficient to allow it to perform surveillance.

LEGAL MATTERS

The validity of the Offered Certificates and certain federal income tax matters will be passed upon for the Depositor by Cadwalader, Wickersham & Taft LLP, New York, New York.  Certain legal matters will be passed upon for the underwriters by Mayer Brown LLP, Charlotte, North Carolina.

INDEX OF SIGNIFICANT DEFINITIONS

	Page		Page

Acceptable Insurance Default	289	Certifying Certificateholder	271
Acting General Counsel’s Opinion	91	CGMRC	107, 190
Actual/360 Basis	151	CGMRC Data File	192
Administrative Fee Rate	222, 250	CGMRC Mortgage Loans	107
ADR	108	CGMRC Securitization Database	191
Advance Rate	291	Class	242
Advances	291	Class A-AB Scheduled Principal
Ancillary Fees	231	Balance	252
Annual Debt Service	108	Class A-S Percentage Interest	244
Anticipated Repayment Date	152	Class A-S Trust Component	244
Appraisal Reduction	264	Class A-S-PEZ Percentage Interest	244
Appraisal Reduction Event	263	Class B Percentage Interest	244
Appraised Value	109	Class B Trust Component	244
Appraised-Out Class	265	Class B-PEZ Percentage Interest	244
Appraiser	264	Class C Percentage Interest	244
ARD Loan	151	Class C Trust Component	244
Article 122a	66	Class C-PEZ Percentage Interest	244
Articles 404-410	66	Class PEZ Component	245
Assessment of Compliance	299	Class PEZ Component A-S	245
Assumption Fees	232	Class PEZ Component B	245
Attestation Report	300	Class PEZ Component C	245
Available Funds	247	Class Q Uncertificated Interest	256
Balloon Mortgage Loans	151	Class X Certificates	242
Bankruptcy Code	62	Class X Strip Rate	250
Base Interest Fraction	257	Clearstream	268
Beds	114	Clearstream Participants	270
Borrower Delayed Reimbursements	231	Closing Date	107
B-Piece Buyer	98	CMBS	61
CBE	280	Code	56, 105, 339
CCRE11 Certificate Administrator	166	Co-Lender Agreement	162
CCRE11 Master Servicer	166	Collection Account	294
CCRE11 Operating Advisor	166	Collection Period	248
CCRE11 PSA	166	Companion Loan	162
CCRE11 Special Servicer	166	Companion Loan Holder	162
CCRE11 trustee	29	Compensating Interest Payment	261
CCRE11 Trustee	166	Condemnation Proceeds	248
CCRE12 certificate administrator	28	Consent Fees	230
CCRE12 Certificate Administrator	166	Consultation Termination Event	18, 318
CCRE12 Master Servicer	166	Control Eligible Certificates	266
CCRE12 Operating Advisor	166	Control Termination Event	18, 318
CCRE12 PSA	166	Controlling Class	318
CCRE12 securitization	32	Controlling Class Certificateholder	318
CCRE12 Special Servicer	166	Controlling Class Representative	318
CCRE12 Trustee	166	Corrected Loan	289
Century	141	CPR	276
Certificate Administrator	218	CREFC®	330
Certificate Owners	270	CREFC® Intellectual Property Royalty
Certificate Principal Amount	243	License Fee	250
Certificate Registrar	269	CREFC® Reports	330
Certificateholder	267	Cross Over Date	256
Certificates	242	Crossed Group	109

Cut-off Date	107	FDIC Safe Harbor	90
Cut-off Date Balance	107	Final Asset Status Report	322
Cut-off Date DSCR	110	Fitch	325
Cut-off Date Loan-to-Value Ratio	109	Form 8-K	180
Cut-off Date LTV Ratio	109	Free Release MM Parcel	157
DBRS	303	FSMA	10
Debt Service Coverage Ratio	110	Funds	227
Debt Yield on Underwritten NCF	109	GC15 Certificate Administrator	169
Debt Yield on Underwritten Net Cash		GC15 Master Servicer	169
Flow	109	GC15 operating advisor	29
Debt Yield on Underwritten Net		GC15 Operating Advisor	169
Operating Income	109	GC15 PSA	169
Debt Yield on Underwritten NOI	109	GC15 Special Servicer	169
Defaulted Mortgage Loan	233	GC15 trustee	29
Defeasance Deposit	155	GC15 Trustee	169
Defeasance Loans	155	Goldman Originators	204
Defeasance Lock-Out Period	155	Grantor Trust	340
Defeasance Option	155	GS Bank	90
Definitive Certificate	268	GS CRE	107
Depositaries	269	GS CRE Mortgage Loans	107
Depositor	107, 194	GSMC	107, 185
Determination Date	248	GSMC Data Tape	186
Disclosable Special Servicer Fees	234	GSMC Deal Team	186
Distribution Accounts	294	GSMC Mortgage Loans	107
Distribution Date	246	Hard Lockbox	110
DSCR	110	Indirect Participants	269
DTC	268	Initial Pool Balance	107
DTC Participants	269	Initial Rate	152
Due Date	151	In-Place Cash Management	110
Due Diligence Questionnaire	183	Intercreditor Agreement	162
EEA	66	Interest Accrual Amount	248
Eligible Operating Advisor	325	Interest Accrual Period	248
ERISA	344	Interest Distribution Amount	248
ERISA Plan	344	Interest Only Mortgage Loan	151
Escrow/Reserve Mitigating		Interest Reserve Account	294
Circumstances	214	Interest Shortfall	249
Euroclear	268	Interested Person	313
Euroclear Operator	270	Investor Certification	268
Euroclear Participants	270	Investor Q&A Forum	333
Excess Interest	245	Investor Registry	334
Excess Interest Distribution Account	294	IRS	105
Excess Liquidation Proceeds Reserve		Issuing Entity	107
Account	295	Jefferies LoanCore	180
Excess Modification Fees	230	JLC	107, 180
Excess Penalty Charges	231	JLC Data Tape	182
Excess Prepayment Interest Shortfall	261	JLC Financing Affiliates	181
Exchange Act	180	JLC Mortgage Loans	107, 180
Exchange Date	246	JLC Review Team	182
Exchangeable Certificates	242	KBRA	303
Exchangeable Distribution Account	295	Largest Tenant	110
Exchangeable Proportion	245	Largest Tenant Lease Expiration	110
Excluded Plan	345	Lennar	227
Exemption	344	Liquidation Fee	233
Exemption Rating Agency	344	Liquidation Fee Rate	233
FDIA	90	Liquidation Proceeds	233
FDIC	90, 227	Loan Per Unit	110

Lower-Tier Distribution Account	294	Mortgage Note	107
Lower-Tier Regular Interests	340	Mortgage Pool	107
Lower-Tier REMIC	55, 340	Mortgaged Property	107
LTV Ratio at Maturity/ARD	111	Most Recent NOI	111
LUST	129	Net Cash Flow	113
MAI	263	Net Condemnation Proceeds	248
Major Decision	316	Net Mortgage Loan Rate	250
Master Servicer	224	Non-Recoverable Advance	292
Master Servicer Remittance Date	290	Non-Reduced Certificates	267
Material Breach	178	Non-Serviced Companion Loan	162
Material Document Defect	179	Non-Serviced Companion Loan Holder	162
Matrix MHC Portfolio Co-Lender		Non-Serviced Loan	161
Agreement	162	Non-Serviced Whole Loan	161
Matrix MHC Portfolio Companion Loan	161	Notional Amount	244
Matrix MHC Portfolio Loan	161	NRSRO	344
Matrix MHC Portfolio Mortgaged		Occupancy	112
Property	161	Occupancy Date	112
Matrix MHC Portfolio Whole Loan	161	Offered Certificates	242
Maturity Date/ARD Loan-to-Value Ratio	111	Offered Regular Certificates	340
Maturity Date/ARD LTV Ratio	111	OID Regulations	341
MB&T	145	OLA	91
MC-Five Mile	107, 187	Operating Advisor	222
MC-Five Mile Data Tape	189	Operating Advisor Consulting Fee	235
MC-Five Mile Deal Team	189	Operating Advisor Fee	235
MC-Five Mile Financing Affiliates	188	Operating Advisor Fee Rate	235
MC-Five Mile Mortgage Loans	107, 187	Operating Advisor Standard	322
Miracle Mile Certificate Administrator	166	Operating Advisor Termination Event	324
Miracle Mile Operating Advisor	166	Original Balance	112
Miracle Mile Shops Co-Lender		Originators	107, 195
Agreement	162	Other Certificate Administrator	172
Miracle Mile Shops Companion Loans	161	Other Master Servicer	172
Miracle Mile Shops Directing Holder	167	Other Operating Advisor	172
Miracle Mile Shops Loan	161	Other PSA	172
Miracle Mile Shops Master Servicer	166	Other Special Servicer	172
Miracle Mile Shops Mortgaged Property	161	Other Trustee	172
Miracle Mile Shops Non-Controlling		P&I Advance	290
Note Holder	168	Pads	114
Miracle Mile Shops Note A-1		Pari Passu Indemnified Party	301
Securitization Date	166	Participants	268
Miracle Mile Shops PSA	166	Pass-Through Rate	249
Miracle Mile Shops Special Servicer	166	PCR	208, 217
Miracle Mile Shops Whole Loan	161	Penalty Charges	231
Miracle Mile Trustee	166	Percentage Interest	247
Modeling Assumptions	276	Perkins Retail Portfolio Loan	126
Modification Fees	231	Permitted Special Servicer/Affiliate Fees	235
Monthly Payment	248	PIPs	134
Monument Mall Loan	126	Plan	344
Monument Mall Property	126	PML	198, 209
Moody’s	303	Pooling and Servicing Agreement	108
Morningstar	325	Prepayment Assumption	342
Mortgage	107	Prepayment Interest Excess	261
Mortgage File	177	Prepayment Interest Shortfall	261
Mortgage Loan Purchase Agreement	176	Prepayment Penalty Description	112
Mortgage Loan Rate	250	Prepayment Provision	112
Mortgage Loan Schedule	285	Prime Rate	291
Mortgage Loans	107	Principal Balance Certificates	243

Principal Distribution Amount	251	Servicing Fee	229
Principal Shortfall	252	Servicing Fee Rate	230
Privileged Information	322	Servicing Standard	287
Privileged Information Exception	322	Servicing Transfer Event	287
Privileged Person	334	SH	222
Property Advances	291	Similar Law	344
Public Documents	332	Similar Retention Requirements	66
Qualified Substitute Mortgage Loan	179	Situs	222
Rated Final Distribution Date	180	Soft Lockbox	112
Rating Agencies	348	Soft Springing Lockbox	112
Rating Agency Confirmation	328	Special Servicer	226
Rating Agency Declination	328	Special Servicer Decision	314
RCM	227	Special Servicing Fee	232
Realized Loss	260	Special Servicing Fee Rate	232
Record Date	246	Specially Serviced Loan	287
Regular Certificates	242	Sponsors	107, 180
Related Group	112	Springing Cash Management	112
Related Home Depot Co-Lender		Springing Lockbox	113
Agreement	162	Stated Principal Balance	251
Related Home Depot Companion Loan	161	Terms and Conditions	271
Related Home Depot Loan	161	the	29
Related Home Depot Mortgaged		Third Party Report	108
Property	161	TIA	308
Related Home Depot Whole Loan	161	TIA Applicability Determination	308
Release Date	155	Title Policy	2
REMIC	340	Trailing 12 NOI	111
REMIC Provisions	168	Tranche Percentage Interest	245
REO Account	242	TRIA	9
REO Mortgage Loan	252	TRIPRA	89
REO Property	242	Trust Component	245
REO Serviced Companion Loan	252	Trust REMIC	55
Repurchase Price	178	Trust REMICs	340
Requesting Holders	265	Trustee	218
Requesting Party	327	Trustee/Certificate Administrator Fee	222
Restricted Group	345	Trustee/Certificate Administrator Fee
Restricted Party	322	Rate	222
Revised Rate	152	U.S. Bank	218
RevPAR	112	Underwriter Entities	93
Rialto	107	Underwritten EGI	113
Rialto Advisors	226	Underwritten Expenses	113
Rialto Data Tape	184	Underwritten NCF	113
Rialto Mortgage Loans	107, 183	Underwritten NCF DSCR	110
Rialto Review Team	184	Underwritten Net Cash Flow	113
Rooms	114	Underwritten Net Operating Income	113
Rule 17g-5	307	Underwritten NOI	113
Rules	270	Underwritten Revenues	113
S&P	325	Units	114
SEC	180	Unscheduled Payments	252
Section 8	116	Updated Appraisal	309
SEL	198, 209	Upper-Tier Distribution Account	294
Sequential Pay Certificates	243	Upper-Tier REMIC	55, 340
Serviced Companion Loan	161	Voting Rights	266
Serviced Companion Loan Securities	303	WAC Rate	250
Serviced Whole Loan	161	Wachovia	224
Serviced Whole Loan Custodial Account	294	Walnut Creek Marriott Loan	109
Servicer Termination Events	302

Walpole Shopping Mall Co-Lender		WFRBS C17 PSA	172
Agreement	162	WFRBS C17 Special Servicer	172
Walpole Shopping Mall Companion		WFRBS C17 Trustee	172
Loan	161	Whole	161
Walpole Shopping Mall Loan	161	Withheld Amounts	294
Walpole Shopping Mall Mortgaged		Work Plan	130
Property	161	Workout Fee	232
Walpole Shopping Mall Whole Loan	161	Workout Fee Rate	232
Weighted Average Mortgage Loan Rate	114	Workout-Delayed Reimbursement
Wells Fargo	224	Amount	293
WFRBS C17 Certificate Administrator	172	YM Group A	256
WFRBS C17 Master Servicer	172	YM Group B	256
WFRBS C17 Operating Advisor	172	YM Groups	256

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ANNEX A

STATISTICAL CHARACTERISTICS OF THE MORTGAGE LOANS

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GSMS 2013-GCJ16 Annex A

Control	Loan /		Mortgage								General	Detailed
Number	Property Flag	Footnotes	Loan Seller	Property Name	Related Group	Crossed Group	Address	City	State	Zip Code	Property Type	Property Type	Year Built	Year Renovated
1	Loan	8	GSMC	Windsor Court New Orleans	NAP	NAP	300 Gravier Street	New Orleans	Louisiana	70130	Hospitality	Full Service	1984	2011-2012
2	Loan	9, 10	CGMRC	Miracle Mile Shops	NAP	NAP	3663 Las Vegas Boulevard South	Las Vegas	Nevada	89109	Retail	Super Regional Mall	2000	2007-2008
3	Loan	11, 12	JLC	Matrix MHC Portfolio	NAP	NAP
3.01	Property			Westbridge Manor			45301 Chateau Thierry Drive	Macomb	Michigan	48044	Manufactured Housing	Manufactured Housing	1973, 1978, 1987, 1991	NAP
3.02	Property			Westbrook			45013 Catalpa Boulevard	Macomb	Michigan	48044	Manufactured Housing	Manufactured Housing	1996	NAP
3.03	Property			Avon on the Lake			2889 Sandpiper Street	Rochester Hills	Michigan	48309	Manufactured Housing	Manufactured Housing	1969	NAP
3.04	Property			Oakland Glens			41875 Carousel Street	Novi	Michigan	48377	Manufactured Housing	Manufactured Housing	1971	2012
3.05	Property			Green Park South			301 Green Park South	Pelham	Alabama	35124	Manufactured Housing	Manufactured Housing	1965	1999, 2012
3.06	Property			Fairchild Lake			49645 Au Lac Drive East	Chesterfield	Michigan	48051	Manufactured Housing	Manufactured Housing	1969, 1984	NAP
3.07	Property			Cranberry Lake			9620 Highland Road	White Lake	Michigan	48386	Manufactured Housing	Manufactured Housing	1966	NAP
3.08	Property			Grand Blanc Crossing			8225 Embury Road	Grand Blanc	Michigan	48439	Manufactured Housing	Manufactured Housing	1989	NAP
3.09	Property			Holly Hills			16181 Lancaster Way	Holly	Michigan	48442	Manufactured Housing	Manufactured Housing	1998	NAP
3.10	Property			Royal Estates			8300 Ravine Road	Kalamazoo	Michigan	49009	Manufactured Housing	Manufactured Housing	1969	NAP
3.11	Property			Old Orchard			10500 Lapeer Road	Davison	Michigan	48423	Manufactured Housing	Manufactured Housing	1974	NAP
4	Loan	13, 14	RMF	The Gates at Manhasset	NAP	NAP	1950 Northern Boulevard	Manhasset	New York	11030	Retail	Anchored	1955	2013
5	Loan	15, 16	JLC	Perkins Retail Portfolio	NAP	NAP
5.01	Property			Edgewood Shopping Center			5460 South 56th Street	Lincoln	Nebraska	68516	Retail	Anchored	1981-1993	NAP
5.02	Property			Baken Park Center			2001 West Main Street	Rapid City	South Dakota	57702	Retail	Anchored	1957, 1999	2012
5.03	Property			Stockyards Plaza			3405 L Street	Omaha	Nebraska	68107	Retail	Anchored	1988	NAP
5.04	Property			Market Square Shopping Center			1900 Center Drive	Norfolk	Nebraska	68701	Retail	Anchored	1984, 1987, 1989	NAP
5.05	Property			The Meadows Shopping Center			2840 South 70th Street	Lincoln	Nebraska	68506	Retail	Anchored	1987	NAP
5.06	Property			Cornhusker Plaza			2601 Cornhusker Drive	South Sioux City	Nebraska	68776	Retail	Anchored	1991	2002, 2008
5.07	Property			Eastgate Plaza			2700 East 23rd Street	Fremont	Nebraska	68025	Retail	Anchored	1985	NAP
5.08	Property	17		Miracle Hills Park			606 North 114th Street	Omaha	Nebraska	68154	Retail	Shadow Anchored	1986	NAP
5.09	Property			Herberger’s at Hilltop Mall			4915 2nd Avenue	Kearney	Nebraska	68847	Retail	Single Tenant Retail	1984-1990	1998
5.10	Property			Bishop Heights Shopping Center			4200 South 27th Street	Lincoln	Nebraska	68502	Retail	Shadow Anchored	1970	NAP
6	Loan	13, 18, 19, 20	RMF	Walpole Shopping Mall	NAP	NAP	50, 60 & 90 Boston Providence Highway	Walpole	Massachusetts	02081	Retail	Anchored	1974	2009-2011
7	Loan	13, 21	MC-Five Mile	Regency Portfolio	NAP	NAP
7.01	Property			Prestonsburg Village			477 Village Drive	Prestonsburg	Kentucky	41653	Retail	Anchored	1983	2012
7.02	Property			Jackson Park			1224 East Tipton Street	Seymour	Indiana	47274	Retail	Anchored	1970	2000
7.03	Property			River Creek Village			918 US 50	Aurora	Indiana	47001	Retail	Anchored	1988	1999
7.04	Property			Oak Station			4700 Highway 90	Marianna	Florida	32446	Retail	Anchored	1989	2013
7.05	Property			Village Center			1501 East Tipton Street	Seymour	Indiana	47274	Retail	Anchored	1987	NAP
7.06	Property			Twin County Plaza			1065 East Stuart Drive	Galax	Virginia	24333	Retail	Anchored	1987	NAP
7.07	Property			Jackson Square			2415 College Avenue	Jackson	Alabama	36545	Retail	Anchored	1974	2011
7.08	Property			Flint River Plaza			506 Spaulding Road	Montezuma	Georgia	31063	Retail	Anchored	1981	NAP
7.09	Property			Country Roads			293-308 Stokes Drive	Hinton	West Virginia	25951	Retail	Anchored	1978	NAP
7.10	Property			Village Square			502 Central Avenue West	Wiggins	Mississippi	39577	Retail	Anchored	1997	NAP
7.11	Property			T&C Center			1130 Warm Springs Highway	Manchester	Georgia	31816	Retail	Anchored	1979	NAP
7.12	Property	13		Green Acres			102 East 1st Avenue	Havana	Florida	32333	Retail	Anchored	1986	NAP
7.13	Property	13		Vancleave Center			11628 US Highway 57	Vancleave	Mississippi	39565	Retail	Anchored	1997	NAP
7.14	Property	13		Quitman Center			548 South Archusa Avenue	Quitman	Mississippi	39355	Retail	Anchored	1997	NAP
8	Loan		JLC	Shadow Mountain Marketplace	NAP	NAP	6415 North Decatur Boulevard	Las Vegas	Nevada	89131	Retail	Anchored	2007	NAP
9	Loan	22	GSMC	1245 16th Street	NAP	NAP	1245 16th Street	Santa Monica	California	90404	Office	Medical	1988	2011
10	Loan	13, 23, 24	JLC	Walnut Creek Marriott	NAP	NAP	2355 North Main Street	Walnut Creek	California	94596	Hospitality	Full Service	1986	2006, 2012
11	Loan	25	MC-Five Mile	University Tower	NAP	NAP	3100 Tower Boulevard	Durham	North Carolina	27707	Office	General Suburban	1986	NAP
12	Loan	26	RMF	Olympia Development Walgreens Portfolio	NAP	NAP
12.01	Property			Walgreens - Sarasota, FL			3901 South Tamiami Trail	Sarasota	Florida	34231	Retail	Single Tenant Retail	1999	NAP
12.02	Property			Walgreens - Bradenton, FL			4320 26th Street West	Bradenton	Florida	34205	Retail	Single Tenant Retail	1998	NAP
12.03	Property			Walgreens - Lawrenceville, GA			2990 Five Forks Trickum Road	Lawrenceville	Georgia	30044	Retail	Single Tenant Retail	2000	NAP
12.04	Property			Walgreens - Merritt Island, FL			90 South Sykes Creek Parkway	Merritt Island	Florida	32952	Retail	Single Tenant Retail	1998	NAP
12.05	Property			Walgreens - Seminole, FL			10563 Park Boulevard	Seminole	Florida	33772	Retail	Single Tenant Retail	1995	NAP
13	Loan		JLC	8670 Wilshire	NAP	NAP	8670 Wilshire Boulevard	Beverly Hills	California	90211	Office	Medical	1986	2002
14	Loan	27, 28	JLC	Mariner’s Landing and 2401 Bert	NAP	NAP
14.01	Property			Mariner’s Landing			2656 Bridgeway Boulevard, 403 Coloma Street, 442 Coloma Street & 150 Gate 5 Road	Sausalito	California	94965	Mixed Use	Industrial/Office/Retail	1970	2008
14.02	Property			2401 Bert Drive			2401 Bert Drive	Hollister	California	95023	Industrial	Warehouse/Distribution	1999, 2001	NAP
15	Loan	13	MC-Five Mile	Yamal Yidios Multifamily Portfolio	NAP	NAP
15.01	Property	13		Kirkwood Landing Apartments			9850 South Kirkwood Road	Houston	Texas	77099	Multifamily	Garden	1981	2011
15.02	Property			Valencia at Spring Branch			9550 Long Point Road	Houston	Texas	77055	Multifamily	Garden	1971	2012
15.03	Property			The Forest Apartments			22820 Imperial Valley Drive	Houston	Texas	77073	Multifamily	Garden	1979	2011
15.04	Property			Pine Creek Apartments			470 Maxey Road	Houston	Texas	77013	Multifamily	Garden	1979	2012
16	Loan		CGMRC	McAllister Plaza	NAP	NAP	9601 McAllister Freeway	San Antonio	Texas	78216	Office	General Suburban	1982	2009
17	Loan		RMF	Parkway and Parkgreen on Bellaire	NAP	NAP	6601 Harbor Town Drive and 8100 Bellaire Boulevard	Houston	Texas	77036	Multifamily	Garden	1968, 1982	2011-2012
18	Loan		JLC	The Portland Paramount Hotel	NAP	NAP	808 Southwest Taylor Street	Portland	Oregon	97205	Hospitality	Full Service	2000	2009-2013
19	Loan		JLC	Monterra Apartments	NAP	NAP	5250 Stewart Avenue	Las Vegas	Nevada	89110	Multifamily	Garden	1999	2012
20	Loan		JLC	Sail Pointe Apartments	Group 3	NAP	1900, 1924 & 1942 Southeast Hillmoor Drive	Port St. Lucie	Florida	34952	Multifamily	Garden	1991, 1994	2011-2012
21	Loan		RMF	Villages on the River	NAP	NAP	100 Riverview Place	Jonesboro	Georgia	30238	Multifamily	Garden	2001	NAP
22	Loan		RMF	The Brittany	Group 1	NAP	1874 Brittany Drive	Indialantic	Florida	32903	Multifamily	Garden	1985	NAP
23	Loan		JLC	Hilton Greenville	NAP	NAP	45 West Orchard Park Drive	Greenville	South Carolina	29615	Hospitality	Full Service	1987	2012-2013
24	Loan	13	GSMC	Wal-Mart Shadow Anchored Midwest Portfolio	Group 2	NAP
24.01	Property			Evans Mills Shopping Center			26397-26461 Johnson Road	Evans Mills	New York	13637	Retail	Shadow Anchored	2007	NAP
24.02	Property	13		Oak Grove Shopping Center			200-266 Segler Drive	Oak Grove	Kentucky	42262	Retail	Shadow Anchored	2007	NAP
24.03	Property			Salem Shopping Center			103 Baldridge Road	Salem	Illinois	62881	Retail	Shadow Anchored	2007	NAP
24.04	Property			Marion Shopping Center			2406 Williamson County Parkway	Marion	Illinois	62959	Retail	Shadow Anchored	2007	NAP

GSMS 2013-GCJ16 Annex A

Control	Loan /		Mortgage								General	Detailed
Number	Property Flag	Footnotes	Loan Seller	Property Name	Related Group	Crossed Group	Address	City	State	Zip Code	Property Type	Property Type	Year Built	Year Renovated
25	Loan		RMF	Candlewood	Group 1	NAP	2002 Airline Road	Corpus Christi	Texas	78412	Multifamily	Garden	1982	NAP
26	Loan	29, 30	RMF	Related Home Depot	NAP	NAP	2560 Bruckner Boulevard	Bronx	New York	10465	Land	Land	NAP	NAP
27	Loan		JLC	Oaks at Holcomb Bridge	Group 4	NAP	700 Old Holcomb Bridge Road	Roswell	Georgia	30076	Multifamily	Garden	1979	2007-2012
28	Loan		JLC	Sanctuary at Winterlakes Apartments	Group 3	NAP	5410 Northwest Rabbit Run	Port St. Lucie	Florida	34986	Multifamily	Garden	2001	2012
29	Loan		JLC	The Camp	NAP	NAP	2937 Bristol Street and 725 Baker Street	Costa Mesa	California	92626	Retail	Unanchored	1970, 2002	NAP
30	Loan		JLC	Park 41 Evansville	NAP	NAP	5401 Highway 41 North	Evansville	Indiana	47711	Industrial	Flex	1942	1960s, 1990s, 2012-2013
31	Loan		GSMC	Bella Apartments	NAP	NAP	2445 Beaver Ruin Road	Norcross	Georgia	30071	Multifamily	Garden	1972	2012-2013
32	Loan		JLC	5607-5625 Baum Boulevard	NAP	NAP	5607-5625 Baum Boulevard	Pittsburgh	Pennsylvania	15206	Mixed Use	Office/Retail	1930	2012
33	Loan	31, 32	JLC	Ball State Portfolio	NAP	NAP	Various	Muncie	Indiana	Various	Multifamily	Student Housing	1984-1992	Various
34	Loan	13	MC-Five Mile	Sheraton Four Points Hotel O’Hare	NAP	NAP	10249 Irving Park Road	Schiller Park	Illinois	60176	Hospitality	Full Service	1985	2008
35	Loan		JLC	Village Manor	NAP	NAP	9501 East Highland Road	Hartland Township	Michigan	48843	Multifamily	Senior Living	2007-2008	NAP
36	Loan		JLC	Northlake Square SC	NAP	NAP	4135 LaVista Road	Tucker	Georgia	30084	Retail	Anchored	1988	1995-2013
37	Loan	33	GSMC	Wal-Mart Shadow Anchored Southeast Portfolio	Group 2	NAP
37.01	Property			Salisbury Shopping Center			1030 Freeland Drive	Salisbury	North Carolina	28144	Retail	Shadow Anchored	2005-2006	NAP
37.02	Property			Brewton Shopping Center			2550-2570 Douglas Avenue	Brewton	Alabama	36426	Retail	Shadow Anchored	2009	NAP
37.03	Property			Selma Shopping Center			2414 Kimble Road	Selma	Alabama	36703	Retail	Shadow Anchored	2003	NAP
37.04	Property			Dillon Shopping Center			517 Radford Boulevard	Dillon	South Carolina	29536	Retail	Shadow Anchored	2008	NAP
38	Loan		GSMC	Sweetwater Apartments	NAP	NAP	12813 Ware Lane	Dade City	Florida	33525	Multifamily	Garden	2006	NAP
39	Loan		MC-Five Mile	Saddleback MHC Portfolio	NAP	NAP
39.01	Property			Countryside Estates MHP (Hays, KS)			1010 Reservation Road	Hays	Kansas	67601	Manufactured Housing	Manufactured Housing	1970	NAP
39.02	Property			Prairie Village MHP (Salina, KS)			1661 West Republic Avenue	Salina	Kansas	67401	Manufactured Housing	Manufactured Housing	1980	NAP
39.03	Property			Cedar Creek MHP (Salina, KS)			745 Cedar Creek Drive	Salina	Kansas	67401	Manufactured Housing	Manufactured Housing	1980	NAP
39.04	Property			West Cloud MHP (Salina, KS)			1319 West Cloud Street	Salina	Kansas	67401	Manufactured Housing	Manufactured Housing	1980	NAP
40	Loan	13	GSMC	Wal-Mart Shadow Anchored Central Portfolio	Group 2	NAP
40.01	Property			Pryor Shopping Center			105-165 Steve Barry Boulevard	Pryor	Oklahoma	74361	Retail	Shadow Anchored	2005	NAP
40.02	Property	34		Malvern Shopping Center			2300 Leopard Lane	Malvern	Arkansas	72104	Retail	Shadow Anchored	2005	NAP
40.03	Property			Cortez Shopping Center			215 Sligo Street	Cortez	Colorado	81321	Retail	Shadow Anchored	2005	NAP
40.04	Property	13		Enid Shopping Center			5503-5515 West Owen K. Garriott Road	Enid	Oklahoma	73703	Retail	Shadow Anchored	2003-2004	NAP
41	Loan		GSMC	Self Storage Plus Manassas	NAP	NAP	11840 Sudley Manor Drive	Manassas	Virginia	20109	Self Storage	Self Storage	2008	NAP
42	Loan		RMF	Randolph Park	Group 1	NAP	4616 Randolph Road	Charlotte	North Carolina	28211	Multifamily	Garden	1971	NAP
43	Loan	13	RMF	Fairfield Inn & Suites	NAP	NAP	8970 Eastchase Parkway	Montgomery	Alabama	36117	Hospitality	Limited Service	2010	NAP
44	Loan		MC-Five Mile	Fairfield Inn, Ann Arbor	Group 7	NAP	3285 Boardwalk Street	Ann Arbor	Michigan	48108	Hospitality	Limited Service	1989	2008
45	Loan		GSMC	Summervale Apartments	NAP	NAP	9221 Pagewood Lane	Houston	Texas	77063	Multifamily	Garden	1978	2010, 2012-2013
46	Loan		GSMC	McDonough Marketplace	Group 5	NAP	135 Willow Lane	McDonough	Georgia	30253	Retail	Shadow Anchored	2003	NAP
47	Loan		JLC	Plaza Vegas Business Park	Group 6	NAP
3585 South Highland Drive; 3580 Polaris Avenue; 3695 South Highland Drive; 3595 South Highland Drive; 3301 Spring Mountain Road; 3101 Spring Mountain Road; 3555 South Highland Drive; 3566 Polaris Avenue
								Las Vegas	Nevada	89102 & 89103	Mixed Use	Warehouse/Office/Self Storage	1976-1978	NAP
48	Loan	35	MC-Five Mile	Capitol View	NAP	NAP	1402 North Capitol Avenue	Indianapolis	Indiana	46202	Mixed Use	Office/Retail	1919, 2007	2006
49	Loan		MC-Five Mile	Prestonwood Apartments	Group 8	NAP	13210 Prestonwood Forest Drive	Houston	Texas	77070	Multifamily	Garden	1978	NAP
50	Loan		JLC	University Garden Apartments	Group 4	NAP	125 Baxter Drive, 190 Baxter Drive & 160 Dudley Drive	Athens	Georgia	30606	Multifamily	Garden	1964, 1965, 1970	2013
51	Loan	13, 36	GSMC	Mozzo Apartments	NAP	NAP	531 Virginia Avenue	Indianapolis	Indiana	46203	Multifamily	Conventional	2013	NAP
52	Loan		CGMRC	Urbane Apartment Portfolio	NAP	NAP
52.01	Property			Urbane on Center			612-620 South Center Street	Royal Oak	Michigan	48067	Multifamily	Garden	1976	2007
52.02	Property			Urbane on Crooks South			1923 Crooks Road	Royal Oak	Michigan	48073	Multifamily	Garden	1956	2007
52.03	Property			Urbane on Breckenridge			346 West Breckenridge Street	Ferndale	Michigan	48220	Multifamily	Garden	1925	2008-2009
52.04	Property			Urbane on Catalpa			2575 Catalpa Drive	Berkley	Michigan	48072	Multifamily	Garden	1969	2006
53	Loan	37	JLC	215 Ohio Street	NAP	NAP	215 West Ohio Street	Chicago	Illinois	60610	Office	CBD	1909	2006
54	Loan		GSMC	Norton Commons	Group 5	NAP	647-702 Commonwealth Drive	Norton	Virginia	24273	Retail	Shadow Anchored	2005	NAP
55	Loan		MC-Five Mile	Westridge Business Center	NAP	NAP	5665 and 5693 South Westridge Drive	New Berlin	Wisconsin	53151	Industrial	Flex	1999	NAP
56	Loan		MC-Five Mile	Shops at Memorial Heights	NAP	NAP	920 Studemont Street	Houston	Texas	77007	Retail	Shadow Anchored	2000	NAP
57	Loan	13	RMF	Key Lock Mini Storage	NAP	NAP	1022 Dix Avenue and 25 Triangle Park Road	Various	New York	Various	Self Storage	Self Storage	1985, 2001	NAP
58	Loan	38	MC-Five Mile	Cinema Place	NAP	NAP	1057-1069 B Street	Hayward	California	94541	Retail	Anchored	2008	NAP
59	Loan		JLC	Park 2000 Mini Storage	Group 6	NAP	2550 & 2595 Chandler Avenue	Las Vegas	Nevada	89120	Self Storage	Self Storage	1983, 1985, 1989	NAP
60	Loan		MC-Five Mile	800 Wilcrest Drive	NAP	NAP	800 Wilcrest Drive	Houston	Texas	77042	Office	CBD	1982	NAP
61	Loan	13	MC-Five Mile	Meadowbrook & Volunteer Crossing	NAP	NAP
61.01	Property	13		Meadowbrook Shopping Center			910 Lincoln Highway West	New Haven	Indiana	46774	Retail	Unanchored	1967, 2011	NAP
61.02	Property	13		Volunteer Crossing Shopping Center			1103 Volunteer Parkway	Bristol	Tennessee	37620	Retail	Anchored	1972	2003-2010
62	Loan		MC-Five Mile	Holiday Inn Express, Muncie	Group 7	NAP	4201 West Bethel Avenue	Muncie	Indiana	47304	Hospitality	Limited Service	1997	2007
63	Loan		MC-Five Mile	1122 Milledge Street	NAP	NAP	1122 Milledge Street	East Point	Georgia	30344	Industrial	Warehouse/Distribution	1954	2005-2006
64	Loan		MC-Five Mile	Broadway Festival Shopping Center	Group 9	NAP	5300-5324 North Broadway Street	Chicago	Illinois	60640	Retail	Unanchored	1918, 1921, 1964	NAP
65	Loan		JLC	257 West 17th Street	NAP	NAP	257 West 17th Street	New York	New York	10011	Retail	Single Tenant Retail	1907	2013
66	Loan		MC-Five Mile	La Plaza Apartments	NAP	NAP	1350 Witte Road	Houston	Texas	77055	Multifamily	Garden	1965	NAP
67	Loan		MC-Five Mile	Gibson & Heritage MHCs	NAP	NAP	925 Adams Road and 8810 Pocahontas Trail	Williamsburg	Virginia	23185	Manufactured Housing	Manufactured Housing	1960	NAP
68	Loan		MC-Five Mile	Timbers of Keegans Bayou	Group 8	NAP	11650 West Bellfort Street	Houston	Texas	77099	Multifamily	Garden	1982	NAP
69	Loan		CGMRC	Gappie Plaza	NAP	NAP	321-337 East 35th Street and 3500 South Drive Martin Luther King Junior Drive	Chicago	Illinois	60653	Retail	Unanchored	1929	NAP
70	Loan		MC-Five Mile	Forest View Apartments	NAP	NAP	301 Tri City Beach Road	Baytown	Texas	77520	Multifamily	Garden	1964-1967	2009
71	Loan		MC-Five Mile	Joyner Crossing	NAP	NAP	10553 East NC Highway 97	Rocky Mount	North Carolina	27803	Retail	Anchored	2003	NAP
72	Loan		RMF	Summerwood Self Storage	NAP	NAP	14411 West Lake Houston Parkway	Houston	Texas	77044	Self Storage	Self Storage	2009	NAP
73	Loan		JLC	Moores Mill Village Apartments	Group 4	NAP	2453 Coronet Way Northwest	Atlanta	Georgia	30318	Multifamily	Garden	1965	2012-2013
74	Loan		MC-Five Mile	Archer Plaza	Group 9	NAP	5893-5915 South Archer Avenue	Chicago	Illinois	60638	Retail	Unanchored	1987	NAP
75	Loan		CGMRC	Amsdell Madison Square Self Storage FL	Group 10	NAP	4413 Madison Boulevard	New Port Richey	Florida	34652	Self Storage	Self Storage	2007	NAP
76	Loan		RMF	Timber Run Apartments	NAP	NAP	13000 Woodforest Boulevard	Houston	Texas	77015	Multifamily	Garden	1980	2011
77	Loan		CGMRC	Amsdell Great American Storage IL	Group 10	NAP	2556 Bernice Road	Lansing	Illinois	60438	Self Storage	Self Storage	2008	NAP
78	Loan		RMF	Gandy Shoppes	NAP	NAP	3801 West Gandy Boulevard	Tampa	Florida	33611	Retail	Unanchored	1997	NAP

GSMS 2013-GCJ16 Annex A

											Allocated Cut-off						Monthly	Annual
Control	Loan /		Mortgage		Units, Pads,	Unit	Loan Per	Ownership	Original	Cut-off Date	Date Balance	% of Initial	Balloon	Mortgage	Administrative	Net Mortgage	Debt	Debt
Number	Property Flag	Footnotes	Loan Seller	Property Name	Rooms, Sq Ft	Description	Unit ($)	Interest	Balance ($)	Balance ($)	(multi-property)	Pool Balance	Balance ($)	Loan Rate (%)	Fee Rate (%) (1)	Loan Rate (%)	Service ($) (2)	Service ($)
1	Loan	8	GSMC	Windsor Court New Orleans	316	Rooms	230,787.30	Fee Simple	73,000,000	72,928,787	72,928,787	6.4%	60,703,171	5.357000%	0.013050%	5.343950%	407,960.21	4,895,522.52
2	Loan	9, 10	CGMRC	Miracle Mile Shops	448,835	SF	1,292.23	Fee Simple	70,000,000	70,000,000	70,000,000	6.2%	64,796,322	5.250000%	0.058050%	5.191950%	386,542.59	4,638,511.08
3	Loan	11, 12	JLC	Matrix MHC Portfolio	5,347	Pads	25,247.80		69,500,000	69,500,000	69,500,000	6.1%	66,299,296	6.274500%	0.023050%	6.251450%	426,914.65	5,122,975.80
3.01	Property			Westbridge Manor	1,426	Pads		Fee Simple			12,927,000
3.02	Property			Westbrook	388	Pads		Fee Simple			11,004,167
3.03	Property			Avon on the Lake	617	Pads		Fee Simple			8,710,667
3.04	Property			Oakland Glens	725	Pads		Fee Simple			7,645,000
3.05	Property			Green Park South	415	Pads		Fee Simple			7,181,667
3.06	Property			Fairchild Lake	345	Pads		Fee Simple			5,652,667
3.07	Property			Cranberry Lake	328	Pads		Fee Simple			5,606,333
3.08	Property			Grand Blanc Crossing	478	Pads		Fee Simple			3,892,000
3.09	Property			Holly Hills	242	Pads		Fee Simple			2,386,167
3.10	Property			Royal Estates	183	Pads		Fee Simple			2,270,333
3.11	Property			Old Orchard	200	Pads		Fee Simple			2,224,000
4	Loan	13, 14	RMF	The Gates at Manhasset	106,442	SF	563.69	Fee Simple	60,000,000	60,000,000	60,000,000	5.3%	48,343,768	4.405000%	0.023050%	4.381950%	300,633.78	3,607,605.36
5	Loan	15, 16	JLC	Perkins Retail Portfolio	1,110,263	SF	42.78		47,500,000	47,500,000	47,500,000	4.2%	42,609,717	5.640000%	0.103050%	5.536950%	273,886.81	3,286,641.72
5.01	Property			Edgewood Shopping Center	174,632	SF		Fee Simple			12,150,000
5.02	Property			Baken Park Center	195,526	SF		Fee Simple			9,000,000
5.03	Property			Stockyards Plaza	103,649	SF		Fee Simple			6,000,000
5.04	Property			Market Square Shopping Center	159,515	SF		Fee Simple			4,050,000
5.05	Property			The Meadows Shopping Center	67,840	SF		Fee Simple			4,000,000
5.06	Property			Cornhusker Plaza	84,083	SF		Fee Simple			3,000,000
5.07	Property			Eastgate Plaza	133,436	SF		Fee Simple			2,800,000
5.08	Property	17		Miracle Hills Park	69,810	SF		Fee Simple			2,500,000
5.09	Property			Herberger’s at Hilltop Mall	87,384	SF		Fee Simple			2,425,000
5.10	Property			Bishop Heights Shopping Center	34,388	SF		Fee Simple			1,575,000
6	Loan	13, 18, 19, 20	RMF	Walpole Shopping Mall	397,971	SF	162.07	Fee Simple	47,000,000	47,000,000	47,000,000	4.1%	42,316,349	5.300000%	0.023050%	5.276950%	260,993.19	3,131,918.28
7	Loan	13, 21	MC-Five Mile	Regency Portfolio	1,362,551	SF	32.15		43,800,000	43,800,000	43,800,000	3.9%	36,260,955	5.220000%	0.013050%	5.206950%	241,052.00	2,892,624.00
7.01	Property			Prestonsburg Village	175,646	SF		Fee Simple			6,304,830
7.02	Property			Jackson Park	123,778	SF		Fee Simple			5,933,950
7.03	Property			River Creek Village	131,553	SF		Fee Simple			5,785,610
7.04	Property			Oak Station	170,745	SF		Fee Simple			5,488,910
7.05	Property			Village Center	142,760	SF		Fee Simple			4,969,690
7.06	Property			Twin County Plaza	160,975	SF		Fee Simple			3,560,370
7.07	Property			Jackson Square	73,612	SF		Fee Simple			2,225,230
7.08	Property			Flint River Plaza	76,247	SF		Fee Simple			1,909,990
7.09	Property			Country Roads	78,245	SF		Fee Simple			1,557,660
7.10	Property			Village Square	52,980	SF		Fee Simple			1,483,490
7.11	Property			T&C Center	68,451	SF		Fee Simple			1,298,050
7.12	Property	13		Green Acres	35,416	SF		Fee Simple			1,260,970
7.13	Property	13		Vancleave Center	37,364	SF		Fee Simple			1,131,160
7.14	Property	13		Quitman Center	34,779	SF		Fee Simple			890,090
8	Loan		JLC	Shadow Mountain Marketplace	201,044	SF	189.01	Fee Simple	38,000,000	38,000,000	38,000,000	3.4%	33,484,184	5.750000%	0.103050%	5.646950%	221,757.69	2,661,092.28
9	Loan	22	GSMC	1245 16th Street	57,457	SF	643.96	Fee Simple	37,000,000	37,000,000	37,000,000	3.3%	37,000,000	4.927500%	0.013050%	4.914450%	154,041.41	1,848,496.92
10	Loan	13, 23, 24	JLC	Walnut Creek Marriott	338	Rooms	92,544.38	Fee Simple	31,280,000	31,280,000	31,280,000	2.8%	29,181,882	5.044550%	0.103050%	4.941500%	171,914.52	2,062,974.24
11	Loan	25	MC-Five Mile	University Tower	184,969	SF	145.81	Fee Simple	27,000,000	26,970,629	26,970,629	2.4%	24,862,508	4.900000%	0.013050%	4.886950%	143,296.21	1,719,554.52
12	Loan	26	RMF	Olympia Development Walgreens Portfolio	79,245	SF	286.83		22,730,000	22,730,000	22,730,000	2.0%	22,730,000	5.020000%	0.023050%	4.996950%	96,407.82	1,156,893.84
12.01	Property			Walgreens - Sarasota, FL	17,145	SF		Fee Simple			5,700,000
12.02	Property			Walgreens - Bradenton, FL	15,930	SF		Fee Simple			4,770,000
12.03	Property			Walgreens - Lawrenceville, GA	15,120	SF		Fee Simple			4,230,000
12.04	Property			Walgreens - Merritt Island, FL	15,120	SF		Fee Simple			4,220,000
12.05	Property			Walgreens - Seminole, FL	15,930	SF		Fee Simple			3,810,000
13	Loan		JLC	8670 Wilshire	51,256	SF	438.97	Fee Simple	22,500,000	22,500,000	22,500,000	2.0%	21,071,587	6.089000%	0.103050%	5.985950%	136,189.00	1,634,268.00
14	Loan	27, 28	JLC	Mariner’s Landing and 2401 Bert	257,829	SF	86.34		22,300,000	22,260,866	22,260,866	2.0%	19,010,692	5.850000%	0.103050%	5.746950%	130,095.36	1,561,144.32
14.01	Property			Mariner’s Landing	82,504	SF		Fee Simple			12,527,976
14.02	Property			2401 Bert Drive	175,325	SF		Fee Simple			9,732,890
15	Loan	13	MC-Five Mile	Yamal Yidios Multifamily Portfolio	984	Units	19,787.10		19,500,000	19,470,503	19,470,503	1.7%	17,378,174	5.100000%	0.013050%	5.086950%	115,134.06	1,381,608.72
15.01	Property	13		Kirkwood Landing Apartments	264	Units		Fee Simple			6,235,554
15.02	Property			Valencia at Spring Branch	228	Units		Fee Simple			5,568,564
15.03	Property			The Forest Apartments	192	Units		Fee Simple			4,160,697
15.04	Property			Pine Creek Apartments	300	Units		Fee Simple			3,505,689
16	Loan		CGMRC	McAllister Plaza	190,223	SF	94.63	Fee Simple	18,000,000	18,000,000	18,000,000	1.6%	15,318,154	5.280000%	0.123050%	5.156950%	99,731.39	1,196,776.68
17	Loan		RMF	Parkway and Parkgreen on Bellaire	655	Units	25,572.52	Fee Simple	16,750,000	16,750,000	16,750,000	1.5%	14,937,019	5.350000%	0.023050%	5.326950%	93,534.29	1,122,411.48
18	Loan		JLC	The Portland Paramount Hotel	154	Rooms	103,666.11	Fee Simple	16,000,000	15,964,581	15,964,581	1.4%	13,203,447	5.119000%	0.103050%	5.015950%	87,058.86	1,044,706.32
19	Loan		JLC	Monterra Apartments	344	Units	45,348.84	Fee Simple	15,600,000	15,600,000	15,600,000	1.4%	14,894,613	4.883000%	0.103050%	4.779950%	82,632.25	991,587.00
20	Loan		JLC	Sail Pointe Apartments	230	Units	64,130.43	Fee Simple	14,750,000	14,750,000	14,750,000	1.3%	13,004,915	5.775000%	0.103050%	5.671950%	86,311.39	1,035,736.68
21	Loan		RMF	Villages on the River	324	Units	44,290.12	Fee Simple	14,350,000	14,350,000	14,350,000	1.3%	13,421,887	4.642000%	0.023050%	4.618950%	73,925.09	887,101.08
22	Loan		RMF	The Brittany	210	Units	67,142.86	Fee Simple	14,100,000	14,100,000	14,100,000	1.2%	13,055,651	5.270000%	0.023050%	5.246950%	78,035.48	936,425.76
23	Loan		JLC	Hilton Greenville	256	Rooms	52,343.75	Fee Simple	13,400,000	13,400,000	13,400,000	1.2%	11,997,807	5.385000%	0.103050%	5.281950%	81,369.99	976,439.88
24	Loan	13	GSMC	Wal-Mart Shadow Anchored Midwest Portfolio	120,561	SF	107.31		12,938,000	12,938,000	12,938,000	1.1%	10,593,136	4.879000%	0.058050%	4.820950%	68,500.38	822,004.56
24.01	Property			Evans Mills Shopping Center	35,900	SF		Fee Simple			4,164,300
24.02	Property	13		Oak Grove Shopping Center	32,660	SF		Fee Simple			3,594,900
24.03	Property			Salem Shopping Center	27,501	SF		Fee Simple			2,633,900
24.04	Property			Marion Shopping Center	24,500	SF		Fee Simple			2,544,900

GSMS 2013-GCJ16 Annex A

											Allocated Cut-off						Monthly	Annual
Control	Loan /		Mortgage		Units, Pads,	Unit	Loan Per	Ownership	Original	Cut-off Date	Date Balance	% of Initial	Balloon	Mortgage	Administrative	Net Mortgage	Debt	Debt
Number	Property Flag	Footnotes	Loan Seller	Property Name	Rooms, Sq Ft	Description	Unit ($)	Interest	Balance ($)	Balance ($)	(multi-property)	Pool Balance	Balance ($)	Loan Rate (%)	Fee Rate (%) (1)	Loan Rate (%)	Service ($) (2)	Service ($)
25	Loan		RMF	Candlewood	288	Units	44,496.53	Fee Simple	12,815,000	12,815,000	12,815,000	1.1%	11,853,640	5.200000%	0.023050%	5.176950%	70,368.56	844,422.72
26	Loan	29, 30	RMF	Related Home Depot	135,000	SF	200.00	Leasehold	12,600,000	12,600,000	12,600,000	1.1%	12,600,000	4.905000%	0.023050%	4.881950%	52,217.81	626,613.72
27	Loan		JLC	Oaks at Holcomb Bridge	304	Units	39,967.11	Fee Simple	12,150,000	12,150,000	12,150,000	1.1%	10,769,305	6.003000%	0.103050%	5.899950%	72,868.82	874,425.84
28	Loan		JLC	Sanctuary at Winterlakes Apartments	284	Units	42,253.52	Fee Simple	12,000,000	12,000,000	12,000,000	1.1%	10,660,419	6.107000%	0.103050%	6.003950%	72,773.64	873,283.68
29	Loan		JLC	The Camp	44,556	SF	269.32	Fee Simple	12,000,000	12,000,000	12,000,000	1.1%	11,103,276	5.329000%	0.103050%	5.225950%	66,852.83	802,233.96
30	Loan		JLC	Park 41 Evansville	1,287,274	SF	9.31	Fee Simple	12,000,000	11,990,570	11,990,570	1.1%	10,235,300	6.200000%	0.103050%	6.096950%	73,496.28	881,955.36
31	Loan		GSMC	Bella Apartments	318	Units	36,949.69	Fee Simple	11,750,000	11,750,000	11,750,000	1.0%	10,785,845	4.699000%	0.013050%	4.685950%	60,932.88	731,194.56
32	Loan		JLC	5607-5625 Baum Boulevard	71,072	SF	164.62	Fee Simple	11,700,000	11,700,000	11,700,000	1.0%	10,416,570	6.205000%	0.103050%	6.101950%	71,696.84	860,362.08
33	Loan	31, 32	JLC	Ball State Portfolio	332	Units	34,698.80	Fee Simple	11,520,000	11,520,000	11,520,000	1.0%	10,294,070	5.450000%	0.103050%	5.346950%	65,048.36	780,580.32
34	Loan	13	MC-Five Mile	Sheraton Four Points Hotel O’Hare	295	Rooms	38,983.05	Fee Simple	11,500,000	11,500,000	11,500,000	1.0%	8,858,232	5.850000%	0.013050%	5.836950%	73,043.80	876,525.60
35	Loan		JLC	Village Manor	116	Units	92,153.12	Fee Simple	10,700,000	10,689,762	10,689,762	0.9%	8,919,648	5.436000%	0.103050%	5.332950%	60,324.47	723,893.64
36	Loan		JLC	Northlake Square SC	82,578	SF	127.05	Fee Simple	10,500,000	10,491,689	10,491,689	0.9%	8,948,913	6.173000%	0.103050%	6.069950%	64,125.39	769,504.68
37	Loan	33	GSMC	Wal-Mart Shadow Anchored Southeast Portfolio	106,193	SF	90.40		9,600,000	9,600,000	9,600,000	0.8%	7,860,111	4.879000%	0.058050%	4.820950%	50,827.30	609,927.60
37.01	Property			Salisbury Shopping Center	29,722	SF		Fee Simple			3,450,000
37.02	Property			Brewton Shopping Center	30,020	SF		Fee Simple			2,587,500
37.03	Property			Selma Shopping Center	24,851	SF		Fee Simple			1,987,500
37.04	Property			Dillon Shopping Center	21,600	SF		Fee Simple			1,575,000
38	Loan		GSMC	Sweetwater Apartments	176	Units	52,272.73	Fee Simple	9,200,000	9,200,000	9,200,000	0.8%	8,639,718	4.970000%	0.013050%	4.956950%	49,219.05	590,628.60
39	Loan		MC-Five Mile	Saddleback MHC Portfolio	585	Pads	14,871.79		8,700,000	8,700,000	8,700,000	0.8%	7,370,173	5.970000%	0.013050%	5.956950%	51,993.21	623,918.52
39.01	Property			Countryside Estates MHP (Hays, KS)	209	Pads		Fee Simple			2,650,000
39.02	Property			Prairie Village MHP (Salina, KS)	124	Pads		Fee Simple			2,350,000
39.03	Property			Cedar Creek MHP (Salina, KS)	150	Pads		Fee Simple			2,325,000
39.04	Property			West Cloud MHP (Salina, KS)	102	Pads		Fee Simple			1,375,000
40	Loan	13	GSMC	Wal-Mart Shadow Anchored Central Portfolio	107,302	SF	77.20		8,284,000	8,284,000	8,284,000	0.7%	6,782,621	4.879000%	0.058050%	4.820950%	43,859.72	526,316.64
40.01	Property			Pryor Shopping Center	26,371	SF		Fee Simple			2,436,500
40.02	Property	34		Malvern Shopping Center	38,050	SF		Fee Simple			2,362,600
40.03	Property			Cortez Shopping Center	20,400	SF		Fee Simple			1,749,800
40.04	Property	13		Enid Shopping Center	22,481	SF		Fee Simple			1,735,100
41	Loan		GSMC	Self Storage Plus Manassas	73,400	SF	108.88	Fee Simple	8,000,000	7,991,850	7,991,850	0.7%	6,614,682	5.178000%	0.013050%	5.164950%	43,820.21	525,842.52
42	Loan		RMF	Randolph Park	152	Units	52,565.79	Fee Simple	7,990,000	7,990,000	7,990,000	0.7%	7,396,037	5.250000%	0.023050%	5.226950%	44,121.08	529,452.96
43	Loan	13	RMF	Fairfield Inn & Suites	105	Rooms	76,084.05	Fee Simple	8,000,000	7,988,825	7,988,825	0.7%	6,095,262	5.530000%	0.023050%	5.506950%	49,270.43	591,245.16
44	Loan		MC-Five Mile	Fairfield Inn, Ann Arbor	109	Rooms	67,297.64	Fee Simple	7,350,000	7,335,443	7,335,443	0.6%	6,165,315	5.640000%	0.013050%	5.626950%	42,380.38	508,564.56
45	Loan		GSMC	Summervale Apartments	310	Units	23,548.39	Fee Simple	7,300,000	7,300,000	7,300,000	0.6%	6,300,148	4.897000%	0.058050%	4.838950%	38,729.74	464,756.88
46	Loan		GSMC	McDonough Marketplace	63,154	SF	115.19	Fee Simple	7,275,000	7,275,000	7,275,000	0.6%	6,286,411	4.948000%	0.013050%	4.934950%	38,822.90	465,874.80
47	Loan		JLC	Plaza Vegas Business Park	225,856	SF	31.84	Fee Simple	7,200,000	7,190,247	7,190,247	0.6%	5,516,711	5.692000%	0.103050%	5.588950%	45,043.65	540,523.80
48	Loan	35	MC-Five Mile	Capitol View	60,431	SF	113.96	Fee Simple	6,900,000	6,886,931	6,886,931	0.6%	5,823,631	5.844000%	0.053050%	5.790950%	40,679.50	488,154.00
49	Loan		MC-Five Mile	Prestonwood Apartments	155	Units	43,548.39	Fee Simple	6,750,000	6,750,000	6,750,000	0.6%	5,656,699	5.610000%	0.013050%	5.596950%	38,792.91	465,514.92
50	Loan		JLC	University Garden Apartments	357	Units	18,262.48	Fee Simple	6,525,000	6,519,704	6,519,704	0.6%	5,545,949	6.079000%	0.103050%	5.975950%	39,452.69	473,432.28
51	Loan	13, 36	GSMC	Mozzo Apartments	65	Units	98,364.50	Fee Simple	6,400,000	6,393,692	6,393,692	0.6%	5,314,876	5.315000%	0.053050%	5.261950%	35,599.14	427,189.68
52	Loan		CGMRC	Urbane Apartment Portfolio	88	Units	61,231.77		5,400,000	5,388,396	5,388,396	0.5%	4,476,316	5.260000%	0.103050%	5.156950%	29,852.46	358,229.52
52.01	Property			Urbane on Center	31	Units		Fee Simple			2,045,595
52.02	Property			Urbane on Crooks South	19	Units		Fee Simple			1,147,529
52.03	Property			Urbane on Breckenridge	22	Units		Fee Simple			1,097,636
52.04	Property			Urbane on Catalpa	16	Units		Fee Simple			1,097,636
53	Loan	37	JLC	215 Ohio Street	47,880	SF	110.48	Fee Simple	5,300,000	5,289,857	5,289,857	0.5%	4,466,927	5.797000%	0.103050%	5.693950%	31,087.79	373,053.48
54	Loan		GSMC	Norton Commons	81,297	SF	63.75	Fee Simple	5,182,500	5,182,500	5,182,500	0.5%	4,535,130	5.457000%	0.013050%	5.443950%	29,286.00	351,432.00
55	Loan		MC-Five Mile	Westridge Business Center	102,859	SF	50.11	Fee Simple	5,165,000	5,154,433	5,154,433	0.5%	4,312,542	5.490000%	0.053050%	5.436950%	29,293.90	351,526.80
56	Loan		MC-Five Mile	Shops at Memorial Heights	18,900	SF	271.30	Fee Simple	5,138,000	5,127,488	5,127,488	0.5%	4,289,997	5.490000%	0.053050%	5.436950%	29,140.77	349,689.24
57	Loan	13	RMF	Key Lock Mini Storage	86,550	SF	58.87	Fee Simple	5,100,000	5,094,986	5,094,986	0.4%	4,236,630	5.325000%	0.023050%	5.301950%	28,399.77	340,797.24
58	Loan	38	MC-Five Mile	Cinema Place	52,953	SF	94.33	Leasehold	5,000,000	4,995,256	4,995,256	0.4%	4,172,478	5.470000%	0.013050%	5.456950%	28,295.41	339,544.92
59	Loan		JLC	Park 2000 Mini Storage	171,669	SF	29.09	Fee Simple	5,000,000	4,993,262	4,993,262	0.4%	3,834,620	5.719000%	0.103050%	5.615950%	31,361.72	376,340.64
60	Loan		MC-Five Mile	800 Wilcrest Drive	65,564	SF	70.16	Fee Simple	4,600,000	4,600,000	4,600,000	0.4%	3,817,918	5.300000%	0.053050%	5.246950%	25,544.01	306,528.12
61	Loan	13	MC-Five Mile	Meadowbrook & Volunteer Crossing	130,175	SF	34.57		4,500,000	4,500,000	4,500,000	0.4%	3,746,690	5.400000%	0.013050%	5.386950%	25,268.89	303,226.68
61.01	Property	13		Meadowbrook Shopping Center	65,750	SF		Fee Simple			2,650,000
61.02	Property	13		Volunteer Crossing Shopping Center	64,425	SF		Fee Simple			1,850,000
62	Loan		MC-Five Mile	Holiday Inn Express, Muncie	76	Rooms	59,210.53	Fee Simple	4,500,000	4,500,000	4,500,000	0.4%	3,423,402	5.490000%	0.013050%	5.476950%	27,607.07	331,284.84
63	Loan		MC-Five Mile	1122 Milledge Street	267,000	SF	16.28	Fee Simple	4,350,000	4,345,913	4,345,913	0.4%	3,634,566	5.510000%	0.013050%	5.496950%	24,726.12	296,713.44
64	Loan		MC-Five Mile	Broadway Festival Shopping Center	27,383	SF	149.04	Fee Simple	4,085,000	4,081,200	4,081,200	0.4%	3,797,735	5.550000%	0.013050%	5.536950%	23,322.49	279,869.88
65	Loan		JLC	257 West 17th Street	13,168	SF	303.77	Fee Simple	4,000,000	4,000,000	4,000,000	0.4%	3,483,551	5.260000%	0.103050%	5.156950%	22,112.93	265,355.16
66	Loan		MC-Five Mile	La Plaza Apartments	138	Units	28,943.87	Fee Simple	4,000,000	3,994,253	3,994,253	0.4%	3,379,470	5.380000%	0.053050%	5.326950%	24,277.67	291,332.04
67	Loan		MC-Five Mile	Gibson & Heritage MHCs	122	Pads	31,147.54	Fee Simple	3,800,000	3,800,000	3,800,000	0.3%	3,130,795	5.070000%	0.013050%	5.056950%	20,562.10	246,745.20
68	Loan		MC-Five Mile	Timbers of Keegans Bayou	152	Units	24,671.05	Fee Simple	3,750,000	3,750,000	3,750,000	0.3%	3,140,685	5.590000%	0.013050%	5.576950%	21,504.32	258,051.84
69	Loan		CGMRC	Gappie Plaza	20,880	SF	174.63	Fee Simple	3,650,000	3,646,346	3,646,346	0.3%	3,024,897	5.250000%	0.103050%	5.146950%	20,155.44	241,865.28
70	Loan		MC-Five Mile	Forest View Apartments	158	Units	22,151.90	Fee Simple	3,500,000	3,500,000	3,500,000	0.3%	3,182,145	5.300000%	0.013050%	5.286950%	19,435.66	233,227.92
71	Loan		MC-Five Mile	Joyner Crossing	52,207	SF	67.04	Fee Simple	3,500,000	3,500,000	3,500,000	0.3%	2,875,276	5.560000%	0.013050%	5.546950%	21,618.65	259,423.80
72	Loan		RMF	Summerwood Self Storage	60,373	SF	56.32	Fee Simple	3,400,000	3,400,000	3,400,000	0.3%	2,826,393	5.350000%	0.023050%	5.326950%	18,986.07	227,832.84
73	Loan		JLC	Moores Mill Village Apartments	171	Units	19,883.04	Fee Simple	3,400,000	3,400,000	3,400,000	0.3%	2,895,818	6.154000%	0.103050%	6.050950%	20,722.56	248,670.72
74	Loan		MC-Five Mile	Archer Plaza	30,487	SF	108.14	Fee Simple	3,300,000	3,296,969	3,296,969	0.3%	3,070,097	5.600000%	0.013050%	5.586950%	18,944.61	227,335.32
75	Loan		CGMRC	Amsdell Madison Square Self Storage FL	77,385	SF	40.62	Fee Simple	3,150,000	3,143,430	3,143,430	0.3%	2,622,740	5.400000%	0.153050%	5.246950%	17,688.22	212,258.64
76	Loan		RMF	Timber Run Apartments	120	Units	25,833.33	Fee Simple	3,100,000	3,100,000	3,100,000	0.3%	2,643,821	5.770000%	0.023050%	5.746950%	18,130.16	217,561.92
77	Loan		CGMRC	Amsdell Great American Storage IL	52,925	SF	46.29	Fee Simple	2,450,000	2,450,000	2,450,000	0.2%	2,088,353	5.340000%	0.153050%	5.186950%	13,665.89	163,990.68
78	Loan		RMF	Gandy Shoppes	12,655	SF	191.13	Fee Simple	2,418,750	2,418,750	2,418,750	0.2%	2,004,338	5.250000%	0.023050%	5.226950%	13,356.43	160,277.16

GSMS 2013-GCJ16 Annex A

					Companion Loan	Companion Loan		Interest		Original	Remaining	Original Term To	Remaining	Original	Remaining
Control	Loan /		Mortgage		Monthly Debt	Annual Debt		Accrual		Interest-Only	Interest-Only	Maturity / ARD	Term To	Amortization Term	Amortization Term	Origination
Number	Property Flag	Footnotes	Loan Seller	Property Name	Service ($)	Service ($)	Amortization Type	Method	Seasoning	Period (Mos.)	Period (Mos.)	(Mos.)	Maturity / ARD (Mos.)	(Mos.)	(Mos.)	Date
1	Loan	8	GSMC	Windsor Court New Orleans			Amortizing	Actual/360	1	0	0	120	119	360	359	9/19/2013
2	Loan	9, 10	CGMRC	Miracle Mile Shops	2,816,238.89	33,794,866.68	Interest Only, Then Amortizing	Actual/360	2	60	58	120	118	360	360	9/3/2013
3	Loan	11, 12	JLC	Matrix MHC Portfolio	402,344.01	4,828,128.14	Interest Only, Then Amortizing	Actual/360	3	12	9	60	57	360	360	7/22/2013
3.01	Property			Westbridge Manor
3.02	Property			Westbrook
3.03	Property			Avon on the Lake
3.04	Property			Oakland Glens
3.05	Property			Green Park South
3.06	Property			Fairchild Lake
3.07	Property			Cranberry Lake
3.08	Property			Grand Blanc Crossing
3.09	Property			Holly Hills
3.10	Property			Royal Estates
3.11	Property			Old Orchard
4	Loan	13, 14	RMF	The Gates at Manhasset			Amortizing	Actual/360	0	0	0	120	120	360	360	10/11/2013
5	Loan	15, 16	JLC	Perkins Retail Portfolio			Interest Only, Then Amortizing	Actual/360	0	36	36	120	120	360	360	10/22/2013
5.01	Property			Edgewood Shopping Center
5.02	Property			Baken Park Center
5.03	Property			Stockyards Plaza
5.04	Property			Market Square Shopping Center
5.05	Property			The Meadows Shopping Center
5.06	Property			Cornhusker Plaza
5.07	Property			Eastgate Plaza
5.08	Property	17		Miracle Hills Park
5.09	Property			Herberger’s at Hilltop Mall
5.10	Property			Bishop Heights Shopping Center
6	Loan	13, 18, 19, 20	RMF	Walpole Shopping Mall	97,178.31	1,166,139.72	Interest Only, Then Amortizing	Actual/360	2	42	40	120	118	360	360	8/23/2013
7	Loan	13, 21	MC-Five Mile	Regency Portfolio			Amortizing	Actual/360	0	0	0	120	120	360	360	10/11/2013
7.01	Property			Prestonsburg Village
7.02	Property			Jackson Park
7.03	Property			River Creek Village
7.04	Property			Oak Station
7.05	Property			Village Center
7.06	Property			Twin County Plaza
7.07	Property			Jackson Square
7.08	Property			Flint River Plaza
7.09	Property			Country Roads
7.10	Property			Village Square
7.11	Property			T&C Center
7.12	Property	13		Green Acres
7.13	Property	13		Vancleave Center
7.14	Property	13		Quitman Center
8	Loan		JLC	Shadow Mountain Marketplace			Interest Only, Then Amortizing	Actual/360	0	24	24	120	120	360	360	10/11/2013
9	Loan	22	GSMC	1245 16th Street			Interest Only	Actual/360	1	120	119	120	119	0	0	9/25/2013
10	Loan	13, 23, 24	JLC	Walnut Creek Marriott			Interest Only, Then Amortizing	Actual/360	1	11	10	59	58	300	300	10/11/2013
11	Loan	25	MC-Five Mile	University Tower			Amortizing	Actual/360	1	0	0	60	59	360	359	9/20/2013
12	Loan	26	RMF	Olympia Development Walgreens Portfolio			Interest Only - ARD	Actual/360	0	60	60	60	60	0	0	10/18/2013
12.01	Property			Walgreens - Sarasota, FL
12.02	Property			Walgreens - Bradenton, FL
12.03	Property			Walgreens - Lawrenceville, GA
12.04	Property			Walgreens - Merritt Island, FL
12.05	Property			Walgreens - Seminole, FL
13	Loan		JLC	8670 Wilshire			Interest Only, Then Amortizing	Actual/360	0	60	60	120	120	360	360	10/7/2013
14	Loan	27, 28	JLC	Mariner’s Landing and 2401 Bert			Amortizing	Actual/360	2	0	0	120	118	360	358	8/29/2013
14.01	Property			Mariner’s Landing
14.02	Property			2401 Bert Drive
15	Loan	13	MC-Five Mile	Yamal Yidios Multifamily Portfolio			Amortizing	Actual/360	1	0	0	60	59	300	299	9/27/2013
15.01	Property	13		Kirkwood Landing Apartments
15.02	Property			Valencia at Spring Branch
15.03	Property			The Forest Apartments
15.04	Property			Pine Creek Apartments
16	Loan		CGMRC	McAllister Plaza			Interest Only, Then Amortizing	Actual/360	1	12	11	120	119	360	360	9/12/2013
17	Loan		RMF	Parkway and Parkgreen on Bellaire			Interest Only, Then Amortizing	Actual/360	1	36	35	120	119	360	360	9/18/2013
18	Loan		JLC	The Portland Paramount Hotel			Amortizing	Actual/360	2	0	0	120	118	360	358	8/22/2013
19	Loan		JLC	Monterra Apartments			Interest Only, Then Amortizing	Actual/360	2	24	22	60	58	360	360	8/21/2013
20	Loan		JLC	Sail Pointe Apartments			Interest Only, Then Amortizing	Actual/360	2	24	22	120	118	360	360	8/19/2013
21	Loan		RMF	Villages on the River			Interest Only, Then Amortizing	Actual/360	0	12	12	60	60	360	360	10/16/2013
22	Loan		RMF	The Brittany			Interest Only, Then Amortizing	Actual/360	2	60	58	120	118	360	360	9/11/2013
23	Loan		JLC	Hilton Greenville			Amortizing	Actual/360	0	0	0	60	60	300	300	10/30/2013
24	Loan	13	GSMC	Wal-Mart Shadow Anchored Midwest Portfolio			Amortizing	Actual/360	0	0	0	120	120	360	360	10/15/2013
24.01	Property			Evans Mills Shopping Center
24.02	Property	13		Oak Grove Shopping Center
24.03	Property			Salem Shopping Center
24.04	Property			Marion Shopping Center

GSMS 2013-GCJ16 Annex A

					Companion Loan	Companion Loan		Interest		Original	Remaining	Original Term To	Remaining	Original	Remaining
Control	Loan /		Mortgage		Monthly Debt	Annual Debt		Accrual		Interest-Only	Interest-Only	Maturity / ARD	Term To	Amortization Term	Amortization Term	Origination
Number	Property Flag	Footnotes	Loan Seller	Property Name	Service ($)	Service ($)	Amortization Type	Method	Seasoning	Period (Mos.)	Period (Mos.)	(Mos.)	Maturity / ARD (Mos.)	(Mos.)	(Mos.)	Date
25	Loan		RMF	Candlewood			Interest Only, Then Amortizing	Actual/360	2	60	58	120	118	360	360	9/11/2013
26	Loan	29, 30	RMF	Related Home Depot	59,677.50	716,130.00	Interest Only	Actual/360	1	120	119	120	119	0	0	10/3/2013
27	Loan		JLC	Oaks at Holcomb Bridge			Interest Only, Then Amortizing	Actual/360	1	24	23	120	119	360	360	9/26/2013
28	Loan		JLC	Sanctuary at Winterlakes Apartments			Interest Only, Then Amortizing	Actual/360	0	24	24	120	120	360	360	10/10/2013
29	Loan		JLC	The Camp			Interest Only, Then Amortizing	Actual/360	2	60	58	121	119	360	360	9/3/2013
30	Loan		JLC	Park 41 Evansville			Amortizing	Actual/360	1	0	0	120	119	360	359	10/2/2013
31	Loan		GSMC	Bella Apartments			Amortizing	Actual/360	0	0	0	60	60	360	360	10/18/2013
32	Loan		JLC	5607-5625 Baum Boulevard			Interest Only, Then Amortizing	Actual/360	0	24	24	120	120	360	360	10/11/2013
33	Loan	31, 32	JLC	Ball State Portfolio			Interest Only, Then Amortizing	Actual/360	2	36	34	120	118	360	360	8/29/2013
34	Loan	13	MC-Five Mile	Sheraton Four Points Hotel O’Hare			Amortizing	Actual/360	0	0	0	120	120	300	300	10/18/2013
35	Loan		JLC	Village Manor			Amortizing	Actual/360	1	0	0	120	119	360	359	9/25/2013
36	Loan		JLC	Northlake Square SC			Amortizing	Actual/360	1	0	0	120	119	360	359	9/10/2013
37	Loan	33	GSMC	Wal-Mart Shadow Anchored Southeast Portfolio			Amortizing	Actual/360	0	0	0	120	120	360	360	10/15/2013
37.01	Property			Salisbury Shopping Center
37.02	Property			Brewton Shopping Center
37.03	Property			Selma Shopping Center
37.04	Property			Dillon Shopping Center
38	Loan		GSMC	Sweetwater Apartments			Interest Only, Then Amortizing	Actual/360	1	12	11	60	59	360	360	9/27/2013
39	Loan		MC-Five Mile	Saddleback MHC Portfolio			Amortizing	Actual/360	0	0	0	120	120	360	360	10/9/2013
39.01	Property			Countryside Estates MHP (Hays, KS)
39.02	Property			Prairie Village MHP (Salina, KS)
39.03	Property			Cedar Creek MHP (Salina, KS)
39.04	Property			West Cloud MHP (Salina, KS)
40	Loan	13	GSMC	Wal-Mart Shadow Anchored Central Portfolio			Amortizing	Actual/360	0	0	0	120	120	360	360	10/15/2013
40.01	Property			Pryor Shopping Center
40.02	Property	34		Malvern Shopping Center
40.03	Property			Cortez Shopping Center
40.04	Property	13		Enid Shopping Center
41	Loan		GSMC	Self Storage Plus Manassas			Amortizing	Actual/360	1	0	0	120	119	360	359	9/18/2013
42	Loan		RMF	Randolph Park			Interest Only, Then Amortizing	Actual/360	2	60	58	120	118	360	360	9/11/2013
43	Loan	13	RMF	Fairfield Inn & Suites			Amortizing	Actual/360	1	0	0	120	119	300	299	9/17/2013
44	Loan		MC-Five Mile	Fairfield Inn, Ann Arbor			Amortizing	Actual/360	2	0	0	120	118	360	358	8/15/2013
45	Loan		GSMC	Summervale Apartments			Interest Only, Then Amortizing	Actual/360	1	24	23	120	119	360	360	9/27/2013
46	Loan		GSMC	McDonough Marketplace			Interest Only, Then Amortizing	Actual/360	0	24	24	120	120	360	360	10/17/2013
47	Loan		JLC	Plaza Vegas Business Park			Amortizing	Actual/360	1	0	0	120	119	300	299	10/1/2013
48	Loan	35	MC-Five Mile	Capitol View			Amortizing	Actual/360	2	0	0	120	118	360	358	8/29/2013
49	Loan		MC-Five Mile	Prestonwood Apartments			Amortizing	Actual/360	0	0	0	120	120	360	360	10/10/2013
50	Loan		JLC	University Garden Apartments			Amortizing	Actual/360	1	0	0	120	119	360	359	9/16/2013
51	Loan	13, 36	GSMC	Mozzo Apartments			Amortizing	Actual/360	1	0	0	120	119	360	359	9/24/2013
52	Loan		CGMRC	Urbane Apartment Portfolio			Amortizing	Actual/360	2	0	0	120	118	360	358	8/29/2013
52.01	Property			Urbane on Center
52.02	Property			Urbane on Crooks South
52.03	Property			Urbane on Breckenridge
52.04	Property			Urbane on Catalpa
53	Loan	37	JLC	215 Ohio Street			Amortizing	Actual/360	2	0	0	120	118	360	358	8/16/2013
54	Loan		GSMC	Norton Commons			Interest Only, Then Amortizing	Actual/360	2	24	22	120	118	360	360	9/4/2013
55	Loan		MC-Five Mile	Westridge Business Center			Amortizing	Actual/360	2	0	0	120	118	360	358	8/15/2013
56	Loan		MC-Five Mile	Shops at Memorial Heights			Amortizing	Actual/360	2	0	0	120	118	360	358	8/15/2013
57	Loan	13	RMF	Key Lock Mini Storage			Amortizing	Actual/360	1	0	0	120	119	360	359	10/11/2013
58	Loan	38	MC-Five Mile	Cinema Place			Amortizing	Actual/360	1	0	0	120	119	360	359	10/4/2013
59	Loan		JLC	Park 2000 Mini Storage			Amortizing	Actual/360	1	0	0	120	119	300	299	9/13/2013
60	Loan		MC-Five Mile	800 Wilcrest Drive			Amortizing	Actual/360	0	0	0	120	120	360	360	10/18/2013
61	Loan	13	MC-Five Mile	Meadowbrook & Volunteer Crossing			Amortizing	Actual/360	0	0	0	120	120	360	360	10/18/2013
61.01	Property	13		Meadowbrook Shopping Center
61.02	Property	13		Volunteer Crossing Shopping Center
62	Loan		MC-Five Mile	Holiday Inn Express, Muncie			Amortizing	Actual/360	0	0	0	120	120	300	300	10/17/2013
63	Loan		MC-Five Mile	1122 Milledge Street			Amortizing	Actual/360	1	0	0	120	119	360	359	9/11/2013
64	Loan		MC-Five Mile	Broadway Festival Shopping Center			Amortizing	Actual/360	1	0	0	60	59	360	359	9/24/2013
65	Loan		JLC	257 West 17th Street			Interest Only, Then Amortizing	Actual/360	0	24	24	120	120	360	360	10/15/2013
66	Loan		MC-Five Mile	La Plaza Apartments			Amortizing	Actual/360	1	0	0	84	83	300	299	9/20/2013
67	Loan		MC-Five Mile	Gibson & Heritage MHCs			Amortizing	Actual/360	0	0	0	120	120	360	360	10/15/2013
68	Loan		MC-Five Mile	Timbers of Keegans Bayou			Amortizing	Actual/360	0	0	0	120	120	360	360	10/11/2013
69	Loan		CGMRC	Gappie Plaza			Amortizing	Actual/360	1	0	0	120	119	360	359	9/26/2013
70	Loan		MC-Five Mile	Forest View Apartments			Interest Only, Then Amortizing	Actual/360	0	12	12	84	84	360	360	10/9/2013
71	Loan		MC-Five Mile	Joyner Crossing			Interest Only, Then Amortizing	Actual/360	1	24	23	120	119	300	300	9/10/2013
72	Loan		RMF	Summerwood Self Storage			Amortizing	Actual/360	0	0	0	120	120	360	360	10/16/2013
73	Loan		JLC	Moores Mill Village Apartments			Amortizing	Actual/360	0	0	0	120	120	360	360	10/16/2013
74	Loan		MC-Five Mile	Archer Plaza			Amortizing	Actual/360	1	0	0	60	59	360	359	9/23/2013
75	Loan		CGMRC	Amsdell Madison Square Self Storage FL			Amortizing	Actual/360	2	0	0	120	118	360	358	8/22/2013
76	Loan		RMF	Timber Run Apartments			Interest Only, Then Amortizing	Actual/360	2	6	4	120	118	360	360	9/5/2013
77	Loan		CGMRC	Amsdell Great American Storage IL			Interest Only, Then Amortizing	Actual/360	2	12	10	120	118	360	360	8/21/2013
78	Loan		RMF	Gandy Shoppes			Amortizing	Actual/360	0	0	0	120	120	360	360	10/16/2013

GSMS 2013-GCJ16 Annex A

												Grace	Grace		Third
Control	Loan /		Mortgage		Due	First	Last IO	First P&I		ARD	Final	Period-	Period-		Most Recent
Number	Property Flag	Footnotes	Loan Seller	Property Name	Date	Due Date	Due Date	Due Date	Maturity Date / ARD	(Yes / No)	Maturity Date	Late Fee	Default	Prepayment Provision (3)	NOI ($)
1	Loan	8	GSMC	Windsor Court New Orleans	6	11/6/2013		11/6/2013	10/6/2023	No		5 days grace, once per calendar year	5 days grace, one time over the life of the loan, other than the payment due on the Maturity Date	Lockout/25_Defeasance/90_0%/5	4,150,812
2	Loan	9, 10	CGMRC	Miracle Mile Shops	6	10/6/2013	9/6/2018	10/6/2018	9/6/2023	No		0	3 days grace, once per calendar year, other than the payment due on the Maturity Date	Lockout/26_Defeasance/90_0%/4	41,869,045
3	Loan	11, 12	JLC	Matrix MHC Portfolio	6	9/6/2013	8/6/2014	9/6/2014	8/6/2018	No		0	0	Lockout/27_Defeasance/30_0%/3	14,089,375
3.01	Property			Westbridge Manor											3,165,586
3.02	Property			Westbrook											2,321,412
3.03	Property			Avon on the Lake											1,832,368
3.04	Property			Oakland Glens											1,466,574
3.05	Property			Green Park South											1,063,901
3.06	Property			Fairchild Lake											1,086,390
3.07	Property			Cranberry Lake											1,121,142
3.08	Property			Grand Blanc Crossing											684,572
3.09	Property			Holly Hills											394,874
3.10	Property			Royal Estates											500,270
3.11	Property			Old Orchard											452,286
4	Loan	13, 14	RMF	The Gates at Manhasset	6	12/6/2013		12/6/2013	11/6/2023	No		0	0	Lockout/24_Defeasance/92_0%/4	3,359,890
5	Loan	15, 16	JLC	Perkins Retail Portfolio	6	12/6/2013	11/6/2016	12/6/2016	11/6/2023	No		0	0	Lockout/24_Defeasance/92_0%/4	5,415,607
5.01	Property			Edgewood Shopping Center											1,239,767
5.02	Property			Baken Park Center											896,633
5.03	Property			Stockyards Plaza											683,855
5.04	Property			Market Square Shopping Center											604,497
5.05	Property			The Meadows Shopping Center											423,331
5.06	Property			Cornhusker Plaza											293,513
5.07	Property			Eastgate Plaza											245,425
5.08	Property	17		Miracle Hills Park											505,045
5.09	Property			Herberger’s at Hilltop Mall											342,666
5.10	Property			Bishop Heights Shopping Center											180,875
6	Loan	13, 18, 19, 20	RMF	Walpole Shopping Mall	6	10/6/2013	3/6/2017	4/6/2017	9/6/2023	No		0	0	Lockout/26_Defeasance/90_0%/4	4,451,710
7	Loan	13, 21	MC-Five Mile	Regency Portfolio	6	12/6/2013		12/6/2013	11/6/2023	No		0	0	Lockout/24_>YM or 1%/91_0%/5	4,682,863
7.01	Property			Prestonsburg Village											703,727
7.02	Property			Jackson Park											529,095
7.03	Property			River Creek Village											498,539
7.04	Property			Oak Station											484,360
7.05	Property			Village Center											498,445
7.06	Property			Twin County Plaza											422,115
7.07	Property			Jackson Square											240,231
7.08	Property			Flint River Plaza											248,466
7.09	Property			Country Roads											244,836
7.10	Property			Village Square											244,743
7.11	Property			T&C Center											124,870
7.12	Property	13		Green Acres											140,052
7.13	Property	13		Vancleave Center											169,467
7.14	Property	13		Quitman Center											133,917
8	Loan		JLC	Shadow Mountain Marketplace	6	12/6/2013	11/6/2015	12/6/2015	11/6/2023	No		0	0	Lockout/24_Defeasance/92_0%/4	3,764,617
9	Loan	22	GSMC	1245 16th Street	6	11/6/2013	10/6/2023		10/6/2023	No		5 days grace, once per calendar year	0	Lockout/25_Defeasance/88_0%/7	3,503,648
10	Loan	13, 23, 24	JLC	Walnut Creek Marriott	6	11/6/2013	9/6/2014	10/6/2014	9/6/2018	No		0	0	Lockout/25_Defeasance/30_0%/4	2,001,558
11	Loan	25	MC-Five Mile	University Tower	1	11/1/2013		11/1/2013	10/1/2018	No		0	5	Lockout/25_Defeasance/30_0%/5	2,100,953
12	Loan	26	RMF	Olympia Development Walgreens Portfolio	6	12/6/2013	11/6/2018		11/6/2018	Yes	11/6/2023	0	0	Lockout/24_Defeasance/32_0%/4	2,044,859
12.01	Property			Walgreens - Sarasota, FL											520,493
12.02	Property			Walgreens - Bradenton, FL											415,493
12.03	Property			Walgreens - Lawrenceville, GA											382,887
12.04	Property			Walgreens - Merritt Island, FL											400,493
12.05	Property			Walgreens - Seminole, FL											325,493
13	Loan		JLC	8670 Wilshire	6	12/6/2013	11/6/2018	12/6/2018	11/6/2023	No		0	0	Lockout/24_Defeasance/92_0%/4	2,153,799
14	Loan	27, 28	JLC	Mariner’s Landing and 2401 Bert	6	10/6/2013		10/6/2013	9/6/2023	No		0	0	Lockout/26_Defeasance/90_0%/4	2,446,966
14.01	Property			Mariner’s Landing											N/A
14.02	Property			2401 Bert Drive											N/A
15	Loan	13	MC-Five Mile	Yamal Yidios Multifamily Portfolio	6	11/6/2013		11/6/2013	10/6/2018	No		10	0	Lockout/25_>YM or 1%/30_0%/5	(317,114)
15.01	Property	13		Kirkwood Landing Apartments											(145,683)
15.02	Property			Valencia at Spring Branch											(252,289)
15.03	Property			The Forest Apartments											35,532
15.04	Property			Pine Creek Apartments											45,326
16	Loan		CGMRC	McAllister Plaza	6	11/6/2013	10/6/2014	11/6/2014	10/6/2023	No		0	0	Lockout/25_Defeasance/91_0%/4	1,147,507
17	Loan		RMF	Parkway and Parkgreen on Bellaire	6	11/6/2013	10/6/2016	11/6/2016	10/6/2023	No		0	0	Lockout/25_Defeasance/91_0%/4	897,986
18	Loan		JLC	The Portland Paramount Hotel	6	10/6/2013		10/6/2013	9/6/2023	No		0	0	Lockout/26_Defeasance/90_0%/4	1,807,202
19	Loan		JLC	Monterra Apartments	6	10/6/2013	9/6/2015	10/6/2015	9/6/2018	No		0	0	Lockout/26_Defeasance/30_0%/4	N/A
20	Loan		JLC	Sail Pointe Apartments	6	10/6/2013	9/6/2015	10/6/2015	9/6/2023	No		0	0	Lockout/26_Defeasance/90_0%/4	817,355
21	Loan		RMF	Villages on the River	6	12/6/2013	11/6/2014	12/6/2014	11/6/2018	No		0	0	Lockout/24_Defeasance/32_0%/4	697,606
22	Loan		RMF	The Brittany	6	10/6/2013	9/6/2018	10/6/2018	9/6/2023	No		5 days grace, once per calendar year	0	Lockout/26_Defeasance/90_0%/4	1,139,490
23	Loan		JLC	Hilton Greenville	6	12/6/2013		12/6/2013	11/6/2018	No		0	0	Lockout/24_Defeasance/32_0%/4	1,544,386
24	Loan	13	GSMC	Wal-Mart Shadow Anchored Midwest Portfolio	6	12/6/2013		12/6/2013	11/6/2023	No		5 days grace, once per calendar year	0	Lockout/23_>YM or 1%/93_0%/4	1,712,396
24.01	Property			Evans Mills Shopping Center											527,559
24.02	Property	13		Oak Grove Shopping Center											470,436
24.03	Property			Salem Shopping Center											382,034
24.04	Property			Marion Shopping Center											332,367

GSMS 2013-GCJ16 Annex A

												Grace	Grace		Third
Control	Loan /		Mortgage		Due	First	Last IO	First P&I		ARD	Final	Period-	Period-		Most Recent
Number	Property Flag	Footnotes	Loan Seller	Property Name	Date	Due Date	Due Date	Due Date	Maturity Date / ARD	(Yes / No)	Maturity Date	Late Fee	Default	Prepayment Provision (3)	NOI ($)
25	Loan		RMF	Candlewood	6	10/6/2013	9/6/2018	10/6/2018	9/6/2023	No		5 days grace, once per calendar year	0	Lockout/26_Defeasance/90_0%/4	1,079,651
26	Loan	29, 30	RMF	Related Home Depot	6	11/6/2013	10/6/2023		10/6/2023	No		5 days grace, twice per calendar year	0	Lockout/25_Defeasance/88_0%/7	1,922,270
27	Loan		JLC	Oaks at Holcomb Bridge	6	11/6/2013	10/6/2015	11/6/2015	10/6/2023	No		0	0	Lockout/25_Defeasance/91_0%/4	836,994
28	Loan		JLC	Sanctuary at Winterlakes Apartments	6	12/6/2013	11/6/2015	12/6/2015	11/6/2023	No		0	0	Lockout/24_Defeasance/92_0%/4	933,005
29	Loan		JLC	The Camp	6	10/6/2013	9/6/2018	10/6/2018	10/6/2023	No		5	0	Lockout/26_Defeasance/92_0%/3	1,049,666
30	Loan		JLC	Park 41 Evansville	6	11/6/2013		11/6/2013	10/6/2023	No		0	0	Lockout/25_Defeasance/91_0%/4	N/A
31	Loan		GSMC	Bella Apartments	6	12/6/2013		12/6/2013	11/6/2018	No		0	0	Lockout/24_>YM or 1%/32_0%/4	N/A
32	Loan		JLC	5607-5625 Baum Boulevard	6	12/6/2013	11/6/2015	12/6/2015	11/6/2023	No		0	0	Lockout/24_Defeasance/92_0%/4	N/A
33	Loan	31, 32	JLC	Ball State Portfolio	6	10/6/2013	9/6/2016	10/6/2016	9/6/2023	No		0	0	Lockout/26_Defeasance/90_0%/4	1,316,214
34	Loan	13	MC-Five Mile	Sheraton Four Points Hotel O’Hare	6	12/6/2013		12/6/2013	11/6/2023	No		0	0	Lockout/24_Defeasance/92_0%/4	1,376,654
35	Loan		JLC	Village Manor	6	11/6/2013		11/6/2013	10/6/2023	No		0	0	Lockout/25_Defeasance/91_0%/4	607,303
36	Loan		JLC	Northlake Square SC	6	11/6/2013		11/6/2013	10/6/2023	No		0	0	Lockout/25_Defeasance/92_0%/3	1,203,319
37	Loan	33	GSMC	Wal-Mart Shadow Anchored Southeast Portfolio	6	12/6/2013		12/6/2013	11/6/2023	No		5 days grace, once per calendar year	0	Lockout/23_>YM or 1%/93_0%/4	1,149,243
37.01	Property			Salisbury Shopping Center											360,660
37.02	Property			Brewton Shopping Center											333,580
37.03	Property			Selma Shopping Center											228,468
37.04	Property			Dillon Shopping Center											226,535
38	Loan		GSMC	Sweetwater Apartments	6	11/6/2013	10/6/2014	11/6/2014	10/6/2018	No		0	0	Lockout/25_Defeasance/31_0%/4	N/A
39	Loan		MC-Five Mile	Saddleback MHC Portfolio	6	12/6/2013		12/6/2013	11/6/2023	No		0	0	Lockout/24_Defeasance/92_0%/4	837,403
39.01	Property			Countryside Estates MHP (Hays, KS)											203,496
39.02	Property			Prairie Village MHP (Salina, KS)											251,498
39.03	Property			Cedar Creek MHP (Salina, KS)											222,648
39.04	Property			West Cloud MHP (Salina, KS)											159,761
40	Loan	13	GSMC	Wal-Mart Shadow Anchored Central Portfolio	6	12/6/2013		12/6/2013	11/6/2023	No		5 days grace, once per calendar year	0	Lockout/23_>YM or 1%/93_0%/4	989,765
40.01	Property			Pryor Shopping Center											295,663
40.02	Property	34		Malvern Shopping Center											267,744
40.03	Property			Cortez Shopping Center											229,371
40.04	Property	13		Enid Shopping Center											196,987
41	Loan		GSMC	Self Storage Plus Manassas	6	11/6/2013		11/6/2013	10/6/2023	No		0	0	Lockout/25_Defeasance/91_0%/4	667,255
42	Loan		RMF	Randolph Park	6	10/6/2013	9/6/2018	10/6/2018	9/6/2023	No		5 days grace, once per calendar year	0	Lockout/26_Defeasance/90_0%/4	534,958
43	Loan	13	RMF	Fairfield Inn & Suites	6	11/6/2013		11/6/2013	10/6/2023	No		0	0	Lockout/25_Defeasance/91_0%/4	677,781
44	Loan		MC-Five Mile	Fairfield Inn, Ann Arbor	6	10/6/2013		10/6/2013	9/6/2023	No		0	0	Lockout/26_Defeasance/90_0%/4	980,000
45	Loan		GSMC	Summervale Apartments	6	11/6/2013	10/6/2015	11/6/2015	10/6/2023	No		0	0	Lockout/25_Defeasance/90_0%/5	633,704
46	Loan		GSMC	McDonough Marketplace	6	12/6/2013	11/6/2015	12/6/2015	11/6/2023	No		0	0	Lockout/24_Defeasance/92_0%/4	857,289
47	Loan		JLC	Plaza Vegas Business Park	6	11/6/2013		11/6/2013	10/6/2023	No		0	0	Lockout/25_>YM or 1%/91_0%/4	607,985
48	Loan	35	MC-Five Mile	Capitol View	6	10/6/2013		10/6/2013	9/6/2023	No		0	0	Lockout/26_Defeasance/90_0%/4	789,842
49	Loan		MC-Five Mile	Prestonwood Apartments	6	12/6/2013		12/6/2013	11/6/2023	No		10	0	Lockout/24_Defeasance/92_0%/4	406,764
50	Loan		JLC	University Garden Apartments	6	11/6/2013		11/6/2013	10/6/2023	No		0	0	Lockout/25_Defeasance/91_0%/4	N/A
51	Loan	13, 36	GSMC	Mozzo Apartments	6	11/6/2013		11/6/2013	10/6/2023	No		5 days grace, once per calendar year	0	Lockout/25_Defeasance/91_0%/4	N/A
52	Loan		CGMRC	Urbane Apartment Portfolio	6	10/6/2013		10/6/2013	9/6/2023	No		0	0	Lockout/26_Defeasance/90_0%/4	523,237
52.01	Property			Urbane on Center											204,900
52.02	Property			Urbane on Crooks South											97,721
52.03	Property			Urbane on Breckenridge											107,031
52.04	Property			Urbane on Catalpa											113,586
53	Loan	37	JLC	215 Ohio Street	6	10/6/2013		10/6/2013	9/6/2023	No		0	0	Lockout/26_Defeasance/90_0%/4	N/A
54	Loan		GSMC	Norton Commons	6	10/6/2013	9/6/2015	10/6/2015	9/6/2023	No		0	0	Lockout/26_Defeasance/90_0%/4	607,212
55	Loan		MC-Five Mile	Westridge Business Center	6	10/6/2013		10/6/2013	9/6/2023	No		0	0	Lockout/26_Defeasance/90_0%/4	478,611
56	Loan		MC-Five Mile	Shops at Memorial Heights	6	10/6/2013		10/6/2013	9/6/2023	No		0	0	Lockout/26_Defeasance/90_0%/4	380,184
57	Loan	13	RMF	Key Lock Mini Storage	6	11/6/2013		11/6/2013	10/6/2023	No		0	0	Lockout/25_Defeasance/91_0%/4	359,237
58	Loan	38	MC-Five Mile	Cinema Place	6	11/6/2013		11/6/2013	10/6/2023	No		0	0	Lockout/25_Defeasance/91_0%/4	N/A
59	Loan		JLC	Park 2000 Mini Storage	6	11/6/2013		11/6/2013	10/6/2023	No		0	0	Lockout/25_Defeasance/91_0%/4	635,754
60	Loan		MC-Five Mile	800 Wilcrest Drive	6	12/6/2013		12/6/2013	11/6/2023	No		0	0	Lockout/24_Defeasance/92_0%/4	479,978
61	Loan	13	MC-Five Mile	Meadowbrook & Volunteer Crossing	6	12/6/2013		12/6/2013	11/6/2023	No		0	0	Lockout/24_Defeasance/92_0%/4	414,568
61.01	Property	13		Meadowbrook Shopping Center											200,713
61.02	Property	13		Volunteer Crossing Shopping Center											213,855
62	Loan		MC-Five Mile	Holiday Inn Express, Muncie	6	12/6/2013		12/6/2013	11/6/2023	No		0	0	Lockout/24_Defeasance/92_0%/4	700,249
63	Loan		MC-Five Mile	1122 Milledge Street	6	11/6/2013		11/6/2013	10/6/2023	No		0	0	Lockout/25_Defeasance/91_0%/4	N/A
64	Loan		MC-Five Mile	Broadway Festival Shopping Center	6	11/6/2013		11/6/2013	10/6/2018	No		0	0	Lockout/25_Defeasance/31_0%/4	365,737
65	Loan		JLC	257 West 17th Street	6	12/6/2013	11/6/2015	12/6/2015	11/6/2023	No		0	0	Lockout/24_Defeasance/92_0%/4	N/A
66	Loan		MC-Five Mile	La Plaza Apartments	6	11/6/2013		11/6/2013	10/6/2020	No		0	0	Lockout/25_Defeasance/55_0%/4	412,275
67	Loan		MC-Five Mile	Gibson & Heritage MHCs	6	12/6/2013		12/6/2013	11/6/2023	No		0	0	Lockout/24_Defeasance/92_0%/4	415,339
68	Loan		MC-Five Mile	Timbers of Keegans Bayou	6	12/6/2013		12/6/2013	11/6/2023	No		10	0	Lockout/24_Defeasance/92_0%/4	425,273
69	Loan		CGMRC	Gappie Plaza	6	11/6/2013		11/6/2013	10/6/2023	No		0	0	Lockout/25_Defeasance/91_0%/4	460,079
70	Loan		MC-Five Mile	Forest View Apartments	6	12/6/2013	11/6/2014	12/6/2014	11/6/2020	No		0	0	Lockout/24_Defeasance/56_0%/4	269,233
71	Loan		MC-Five Mile	Joyner Crossing	6	11/6/2013	10/6/2015	11/6/2015	10/6/2023	No		0	0	Lockout/25_Defeasance/91_0%/4	468,252
72	Loan		RMF	Summerwood Self Storage	6	12/6/2013		12/6/2013	11/6/2023	No		0	0	Lockout/24_Defeasance/92_0%/4	93,202
73	Loan		JLC	Moores Mill Village Apartments	6	12/6/2013		12/6/2013	11/6/2023	No		0	0	Lockout/24_Defeasance/92_0%/4	N/A
74	Loan		MC-Five Mile	Archer Plaza	6	11/6/2013		11/6/2013	10/6/2018	No		0	0	Lockout/25_Defeasance/31_0%/4	367,215
75	Loan		CGMRC	Amsdell Madison Square Self Storage FL	6	10/6/2013		10/6/2013	9/6/2023	No		0	0	Lockout/26_Defeasance/90_0%/4	150,305
76	Loan		RMF	Timber Run Apartments	6	10/6/2013	3/6/2014	4/6/2014	9/6/2023	No		0	0	Lockout/26_Defeasance/87_0%/7	N/A
77	Loan		CGMRC	Amsdell Great American Storage IL	6	10/6/2013	9/6/2014	10/6/2014	9/6/2023	No		0	0	Lockout/26_Defeasance/90_0%/4	155,431
78	Loan		RMF	Gandy Shoppes	6	12/6/2013		12/6/2013	11/6/2023	No		0	0	Lockout/24_Defeasance/92_0%/4	145,857

GSMS 2013-GCJ16 Annex A

					Third	Second	Second
Control	Loan /		Mortgage		Most Recent	Most Recent	Most Recent	Most Recent	Most Recent	Most Recent	Most Recent	Most Recent	Most Recent	Underwritten	Underwritten
Number	Property Flag	Footnotes	Loan Seller	Property Name	NOI Date	NOI ($)	NOI Date	EGI (if past 2012) ($)	Expenses (if past 2012) ($)	NOI (if past 2012) ($)	NOI Date (if past 2012)	# of months	Description	EGI ($)	Expenses ($)
1	Loan	8	GSMC	Windsor Court New Orleans	12/31/2011	7,708,292	12/31/2012	33,601,330	24,002,535	9,598,795	7/31/2013	12	Trailing 12	33,601,330	24,024,931
2	Loan	9, 10	CGMRC	Miracle Mile Shops	12/31/2011	43,644,243	12/31/2012	65,659,282	19,757,604	45,901,678	6/30/2013	12	Trailing 12	67,175,766	18,739,813
3	Loan	11, 12	JLC	Matrix MHC Portfolio	12/31/2011	14,726,016	12/31/2012	24,436,717	8,930,961	15,505,756	6/30/2013	12	Trailing 12	24,867,276	9,840,909
3.01	Property			Westbridge Manor	12/31/2011	3,104,446	12/31/2012	5,391,826	2,087,269	3,304,557	6/30/2013	12	Trailing 12	5,637,448	2,348,286
3.02	Property			Westbrook	12/31/2011	2,425,104	12/31/2012	3,054,208	539,805	2,514,403	6/30/2013	12	Trailing 12	3,050,577	676,981
3.03	Property			Avon on the Lake	12/31/2011	1,807,244	12/31/2012	2,986,703	1,054,497	1,932,206	6/30/2013	12	Trailing 12	2,987,722	1,174,871
3.04	Property			Oakland Glens	12/31/2011	1,759,217	12/31/2012	2,984,936	1,092,440	1,892,496	6/30/2013	12	Trailing 12	3,015,487	1,214,533
3.05	Property			Green Park South	12/31/2011	1,138,906	12/31/2012	2,062,666	898,290	1,164,376	6/30/2013	12	Trailing 12	2,139,592	793,022
3.06	Property			Fairchild Lake	12/31/2011	1,156,930	12/31/2012	1,782,486	573,945	1,208,541	6/30/2013	12	Trailing 12	1,814,210	658,019
3.07	Property			Cranberry Lake	12/31/2011	1,083,091	12/31/2012	1,737,876	628,349	1,109,527	6/30/2013	12	Trailing 12	1,764,233	714,030
3.08	Property			Grand Blanc Crossing	12/31/2011	938,797	12/31/2012	1,867,730	883,703	984,027	6/30/2013	12	Trailing 12	1,877,085	987,238
3.09	Property			Holly Hills	12/31/2011	458,739	12/31/2012	964,056	475,819	488,237	6/30/2013	12	Trailing 12	974,463	514,931
3.10	Property			Royal Estates	12/31/2011	412,354	12/31/2012	811,680	380,660	431,020	6/30/2013	12	Trailing 12	806,566	407,436
3.11	Property			Old Orchard	12/31/2011	441,188	12/31/2012	792,550	316,184	476,366	6/30/2013	12	Trailing 12	799,893	351,562
4	Loan	13, 14	RMF	The Gates at Manhasset	12/31/2011	5,341,869	12/31/2012	7,748,155	2,467,813	5,280,342	6/30/2013	12	Trailing 12	9,795,902	2,206,596
5	Loan	15, 16	JLC	Perkins Retail Portfolio	12/31/2011	5,345,556	12/31/2012	8,657,365	2,782,865	5,874,500	7/31/2013	12	Trailing 12	8,514,523	3,077,423
5.01	Property			Edgewood Shopping Center	12/31/2011	1,025,748	12/31/2012	1,964,881	615,742	1,349,139	7/31/2013	12	Trailing 12	1,794,315	659,706
5.02	Property			Baken Park Center	12/31/2011	895,191	12/31/2012	1,392,483	478,127	914,356	7/31/2013	12	Trailing 12	1,500,889	533,371
5.03	Property			Stockyards Plaza	12/31/2011	672,324	12/31/2012	1,064,148	377,416	686,732	7/31/2013	12	Trailing 12	988,221	393,518
5.04	Property			Market Square Shopping Center	12/31/2011	604,625	12/31/2012	1,028,468	183,511	844,957	7/31/2013	12	Trailing 12	928,912	211,636
5.05	Property			The Meadows Shopping Center	12/31/2011	475,524	12/31/2012	692,845	234,230	458,615	7/31/2013	12	Trailing 12	681,270	240,779
5.06	Property			Cornhusker Plaza	12/31/2011	264,734	12/31/2012	539,294	256,278	283,016	7/31/2013	12	Trailing 12	631,807	256,520
5.07	Property			Eastgate Plaza	12/31/2011	338,855	12/31/2012	573,426	225,833	347,593	7/31/2013	12	Trailing 12	580,115	251,771
5.08	Property	17		Miracle Hills Park	12/31/2011	496,833	12/31/2012	757,987	315,078	442,909	7/31/2013	12	Trailing 12	592,297	324,720
5.09	Property			Herberger’s at Hilltop Mall	12/31/2011	355,497	12/31/2012	345,483	N/A	345,483	7/31/2013	12	Trailing 12	454,740	109,259
5.10	Property			Bishop Heights Shopping Center	12/31/2011	216,226	12/31/2012	298,350	96,650	201,700	7/31/2012	12	Trailing 12	361,956	96,144
6	Loan	13, 18, 19, 20	RMF	Walpole Shopping Mall	12/31/2011	4,696,472	12/31/2012	7,293,423	2,254,190	5,039,234	6/30/2013	12	Trailing 12	8,025,274	2,082,722
7	Loan	13, 21	MC-Five Mile	Regency Portfolio	12/31/2011	5,259,345	12/31/2012	7,094,586	1,973,810	5,120,776	8/31/2013	12	Trailing 12	7,341,110	2,118,747
7.01	Property			Prestonsburg Village	12/31/2011	612,024	12/31/2012	872,982	232,485	640,497	8/31/2013	10	Annualized	979,497	242,975
7.02	Property			Jackson Park	12/31/2011	614,774	12/31/2012	868,343	205,669	662,674	8/31/2013	12	Trailing 12	879,408	213,922
7.03	Property			River Creek Village	12/31/2011	567,317	12/31/2012	877,827	294,980	582,847	8/31/2013	12	Trailing 12	907,001	329,205
7.04	Property			Oak Station	12/31/2011	1,063,759	12/31/2012	953,442	210,198	743,244	8/31/2013	2	Annualized	889,499	254,019
7.05	Property			Village Center	12/31/2011	532,701	12/31/2012	767,944	231,427	536,517	8/31/2013	12	Trailing 12	794,872	249,529
7.06	Property			Twin County Plaza	12/31/2011	400,292	12/31/2012	621,259	148,969	472,290	8/31/2013	10	Annualized	652,420	155,914
7.07	Property			Jackson Square	12/31/2011	317,368	12/31/2012	409,896	73,090	336,806	8/31/2013	12	Trailing 12	398,411	78,035
7.08	Property			Flint River Plaza	12/31/2011	237,103	12/31/2012	328,008	87,854	240,154	8/31/2013	12	Trailing 12	346,309	94,250
7.09	Property			Country Roads	12/31/2011	220,543	12/31/2012	296,703	82,022	214,681	8/31/2013	7	Annualized	327,969	93,525
7.10	Property			Village Square	12/31/2011	175,816	12/31/2012	284,650	97,596	187,054	8/31/2013	12	Trailing 12	306,447	102,697
7.11	Property			T&C Center	12/31/2011	157,638	12/31/2012	258,260	95,599	162,661	8/31/2013	12	Trailing 12	252,232	87,799
7.12	Property	13		Green Acres	12/31/2011	103,880	12/31/2012	177,938	89,148	88,790	8/31/2013	12	Trailing 12	189,679	80,418
7.13	Property	13		Vancleave Center	12/31/2011	136,318	12/31/2012	194,374	61,903	132,471	8/31/2013	12	Trailing 12	232,526	70,693
7.14	Property	13		Quitman Center	12/31/2011	119,812	12/31/2012	182,960	62,870	120,090	8/31/2013	12	Trailing 12	184,840	65,766
8	Loan		JLC	Shadow Mountain Marketplace	12/31/2011	3,833,931	12/31/2012	4,587,652	636,582	3,951,070	6/1/2013	12	Trailing 12	4,723,832	893,948
9	Loan	22	GSMC	1245 16th Street	12/31/2011	3,536,443	12/31/2012	4,420,971	996,598	3,424,374	7/31/2013	12	Trailing 12	4,773,157	977,386
10	Loan	13, 23, 24	JLC	Walnut Creek Marriott	12/31/2011	3,073,961	12/31/2012	16,175,791	12,420,598	3,755,193	9/30/2013	12	Trailing 12	16,308,133	12,692,804
11	Loan	25	MC-Five Mile	University Tower	12/31/2011	2,516,045	12/31/2012	4,043,309	1,351,276	2,692,033	7/31/2013	12	Trailing 12	4,053,875	1,409,763
12	Loan	26	RMF	Olympia Development Walgreens Portfolio	12/31/2011	2,046,929	12/31/2012	1,968,750	17,165	1,951,585	7/31/2013	12	Trailing 12	1,859,354	53,223
12.01	Property			Walgreens - Sarasota, FL	12/31/2011	521,071	12/31/2012	525,000	3,702	521,298	7/31/2013	12	Trailing 12	468,195	12,592
12.02	Property			Walgreens - Bradenton, FL	12/31/2011	416,071	12/31/2012	385,000	3,702	381,298	7/31/2013	12	Trailing 12	374,556	10,719
12.03	Property			Walgreens - Lawrenceville, GA	12/31/2011	382,644	12/31/2012	385,000	2,356	382,644	7/31/2013	12	Trailing 12	332,024	9,765
12.04	Property			Walgreens - Merritt Island, FL	12/31/2011	400,929	12/31/2012	371,250	3,702	367,548	7/31/2013	12	Trailing 12	361,179	10,451
12.05	Property			Walgreens - Seminole, FL	12/31/2011	326,214	12/31/2012	302,500	3,702	298,798	7/31/2013	12	Trailing 12	323,400	9,696
13	Loan		JLC	8670 Wilshire	12/31/2011	2,277,896	12/31/2012	3,300,530	1,043,004	2,257,526	6/30/2013	12	Trailing 12	3,299,596	1,175,416
14	Loan	27, 28	JLC	Mariner’s Landing and 2401 Bert	12/31/2011	2,061,336	12/31/2012	N/A	N/A	N/A	N/A	N/A	Not Available	2,980,826	787,639
14.01	Property			Mariner’s Landing	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	Not Available	N/A	N/A
14.02	Property			2401 Bert Drive	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	Not Available	N/A	N/A
15	Loan	13	MC-Five Mile	Yamal Yidios Multifamily Portfolio	12/31/2011	1,253,690	12/31/2012	6,067,175	4,211,770	1,855,405	5/31/2013	12	Trailing 12	6,333,945	4,114,275
15.01	Property	13		Kirkwood Landing Apartments	12/31/2011	465,267	12/31/2012	1,788,238	1,165,309	622,929	5/31/2013	12	Trailing 12	1,811,726	1,133,182
15.02	Property			Valencia at Spring Branch	12/31/2011	97,443	12/31/2012	1,508,995	1,077,425	431,570	5/31/2013	12	Trailing 12	1,636,413	1,026,197
15.03	Property			The Forest Apartments	12/31/2011	439,635	12/31/2012	1,281,082	800,316	480,766	5/31/2013	12	Trailing 12	1,239,245	779,644
15.04	Property			Pine Creek Apartments	12/31/2011	251,345	12/31/2012	1,488,860	1,168,720	320,140	5/31/2013	12	Trailing 12	1,646,561	1,175,252
16	Loan		CGMRC	McAllister Plaza	12/31/2011	1,869,742	12/31/2012	4,051,527	1,859,233	2,192,294	7/31/2013	12	Trailing 12	4,224,772	1,989,156
17	Loan		RMF	Parkway and Parkgreen on Bellaire	12/31/2011	1,602,546	12/31/2012	4,602,416	2,915,243	1,687,173	6/30/2013	12	Trailing 12	4,609,414	2,852,908
18	Loan		JLC	The Portland Paramount Hotel	12/31/2011	2,546,571	12/31/2012	6,850,266	3,966,031	2,884,235	8/31/2013	12	Trailing 12	6,654,359	3,874,159
19	Loan		JLC	Monterra Apartments	N/A	1,265,887	12/31/2012	2,664,306	1,343,540	1,320,766	7/31/2013	12	Trailing 12	2,738,251	1,345,518
20	Loan		JLC	Sail Pointe Apartments	12/31/2011	961,175	12/31/2012	2,143,603	887,585	1,256,018	8/31/2013	12	Trailing 12	2,225,699	905,908
21	Loan		RMF	Villages on the River	12/31/2011	1,724,588	12/31/2012	2,534,807	982,920	1,551,887	9/30/2013	12	Trailing 12	2,535,366	1,240,772
22	Loan		RMF	The Brittany	12/31/2011	1,146,484	12/31/2012	2,244,228	1,049,902	1,194,326	7/31/2013	12	Trailing 12	2,210,311	996,688
23	Loan		JLC	Hilton Greenville	12/31/2011	1,725,661	12/31/2012	9,114,889	6,798,661	2,316,228	8/31/2013	12	Trailing 12	9,057,203	6,890,600
24	Loan	13	GSMC	Wal-Mart Shadow Anchored Midwest Portfolio	12/31/2011	1,602,330	12/31/2012	1,966,037	445,411	1,520,626	8/31/2013	8	Annualized	2,039,841	488,893
24.01	Property			Evans Mills Shopping Center	12/31/2011	468,733	12/31/2012	576,150	128,628	447,522	8/31/2013	8	Annualized	612,750	142,918
24.02	Property	13		Oak Grove Shopping Center	12/31/2011	480,033	12/31/2012	531,523	102,492	429,031	8/31/2013	8	Annualized	545,057	116,662
24.03	Property			Salem Shopping Center	12/31/2011	339,843	12/31/2012	456,328	118,759	337,569	8/31/2013	8	Annualized	456,585	125,103
24.04	Property			Marion Shopping Center	12/31/2011	313,721	12/31/2012	402,036	95,532	306,504	8/31/2013	8	Annualized	425,449	104,210

GSMS 2013-GCJ16 Annex A

					Third	Second	Second
Control	Loan /		Mortgage		Most Recent	Most Recent	Most Recent	Most Recent	Most Recent	Most Recent	Most Recent	Most Recent	Most Recent	Underwritten	Underwritten
Number	Property Flag	Footnotes	Loan Seller	Property Name	NOI Date	NOI ($)	NOI Date	EGI (if past 2012) ($)	Expenses (if past 2012) ($)	NOI (if past 2012) ($)	NOI Date (if past 2012)	# of months	Description	EGI ($)	Expenses ($)
25	Loan		RMF	Candlewood	12/31/2011	1,090,530	12/31/2012	2,517,647	1,292,859	1,224,788	7/31/2013	12	Trailing 12	2,571,654	1,249,192
26	Loan	29, 30	RMF	Related Home Depot	12/31/2011	2,154,793	12/31/2012	4,010,701	1,827,350	2,183,351	5/31/2013	12	Trailing 12	4,148,134	2,001,746
27	Loan		JLC	Oaks at Holcomb Bridge	12/31/2011	925,807	12/31/2012	2,354,820	1,317,724	1,037,096	7/31/2013	12	Trailing 12	2,356,068	1,266,854
28	Loan		JLC	Sanctuary at Winterlakes Apartments	12/31/2011	1,058,025	12/31/2012	2,300,735	1,182,196	1,118,539	8/31/2013	12	Trailing 12	2,353,693	1,156,132
29	Loan		JLC	The Camp	12/31/2011	943,902	12/31/2012	1,598,383	447,880	1,150,502	6/30/2013	12	Trailing 12	1,759,924	566,284
30	Loan		JLC	Park 41 Evansville	N/A	1,970,607	12/31/2012	2,801,627	913,179	1,888,449	7/31/2013	12	Trailing 12	2,921,704	1,089,762
31	Loan		GSMC	Bella Apartments	N/A	310,372	12/31/2012	2,203,219	1,280,046	923,173	8/30/2013	12	Trailing 12	2,602,615	1,363,252
32	Loan		JLC	5607-5625 Baum Boulevard	N/A	N/A	N/A	1,228,836	399,262	829,573	6/30/2013	9	Annualized	1,739,876	561,441
33	Loan	31, 32	JLC	Ball State Portfolio	12/31/2011	1,268,675	12/31/2012	2,826,675	1,524,940	1,301,735	6/30/2013	12	Trailing 12	2,852,211	1,578,376
34	Loan	13	MC-Five Mile	Sheraton Four Points Hotel O’Hare	12/31/2011	1,534,804	12/31/2012	7,945,832	6,023,508	1,922,324	7/31/2013	12	Trailing 12	7,783,849	6,120,063
35	Loan		JLC	Village Manor	12/31/2011	1,016,694	12/31/2012	2,817,119	1,768,755	1,048,364	6/30/2013	12	Trailing 12	3,162,056	1,778,956
36	Loan		JLC	Northlake Square SC	12/31/2011	1,236,033	12/31/2012	1,644,679	388,825	1,255,854	7/31/2013	12	Trailing 12	1,549,938	367,816
37	Loan	33	GSMC	Wal-Mart Shadow Anchored Southeast Portfolio	12/31/2011	1,104,437	12/31/2012	1,448,175	315,036	1,133,139	8/31/2013	8	Annualized	1,480,842	324,183
37.01	Property			Salisbury Shopping Center	12/31/2011	367,495	12/31/2012	497,309	97,115	400,194	8/31/2013	8	Annualized	498,294	95,187
37.02	Property			Brewton Shopping Center	12/31/2011	312,544	12/31/2012	380,000	60,835	319,165	8/31/2013	8	Annualized	374,881	66,149
37.03	Property			Selma Shopping Center	12/31/2011	215,011	12/31/2012	273,799	61,525	212,274	8/31/2013	8	Annualized	304,926	61,098
37.04	Property			Dillon Shopping Center	12/31/2011	209,387	12/31/2012	297,067	95,561	201,506	8/31/2013	8	Annualized	302,741	101,749
38	Loan		GSMC	Sweetwater Apartments	N/A	760,873	12/31/2012	1,764,341	957,878	806,463	9/30/2013	12	Trailing 12	1,834,661	927,867
39	Loan		MC-Five Mile	Saddleback MHC Portfolio	12/31/2011	779,098	12/31/2012	1,454,321	626,515	827,806	9/30/2013	12	Trailing 12	1,515,964	580,148
39.01	Property			Countryside Estates MHP (Hays, KS)	12/31/2011	243,146	12/31/2012	492,779	230,879	261,900	9/30/2013	12	Trailing 12	514,425	230,815
39.02	Property			Prairie Village MHP (Salina, KS)	12/31/2011	213,109	12/31/2012	372,259	148,993	223,266	9/30/2013	12	Trailing 12	383,438	132,385
39.03	Property			Cedar Creek MHP (Salina, KS)	12/31/2011	183,680	12/31/2012	354,889	152,238	202,651	9/30/2013	12	Trailing 12	381,478	128,427
39.04	Property			West Cloud MHP (Salina, KS)	12/31/2011	139,163	12/31/2012	234,394	94,405	139,989	9/30/2013	12	Trailing 12	236,623	88,521
40	Loan	13	GSMC	Wal-Mart Shadow Anchored Central Portfolio	12/31/2011	948,490	12/31/2012	1,241,698	255,998	985,700	8/31/2013	8	Annualized	1,281,977	279,657
40.01	Property			Pryor Shopping Center	12/31/2011	261,380	12/31/2012	342,794	60,127	282,667	8/31/2013	8	Annualized	351,994	60,459
40.02	Property	34		Malvern Shopping Center	12/31/2011	264,677	12/31/2012	341,582	80,715	260,867	8/31/2013	8	Annualized	354,333	85,477
40.03	Property			Cortez Shopping Center	12/31/2011	219,646	12/31/2012	286,248	66,396	219,853	8/31/2013	8	Annualized	300,566	71,774
40.04	Property	13		Enid Shopping Center	12/31/2011	202,787	12/31/2012	271,074	48,761	222,314	8/31/2013	8	Annualized	275,084	61,948
41	Loan		GSMC	Self Storage Plus Manassas	12/31/2011	745,187	12/31/2012	1,210,405	445,121	765,284	8/31/2013	12	Trailing 12	1,229,257	427,948
42	Loan		RMF	Randolph Park	12/31/2011	616,200	12/31/2012	1,456,672	800,886	655,786	7/31/2013	12	Trailing 12	1,475,410	752,429
43	Loan	13	RMF	Fairfield Inn & Suites	12/31/2011	852,467	12/31/2012	2,434,053	1,529,964	904,089	5/31/2013	12	Trailing 12	2,434,053	1,505,625
44	Loan		MC-Five Mile	Fairfield Inn, Ann Arbor	12/31/2011	951,000	12/31/2012	2,890,000	1,968,000	922,000	5/31/2013	12	Trailing 12	2,890,000	2,006,137
45	Loan		GSMC	Summervale Apartments	12/31/2011	613,106	12/31/2012	2,010,398	1,252,595	757,803	8/31/2013	12	Trailing 12	2,071,069	1,274,115
46	Loan		GSMC	McDonough Marketplace	12/31/2011	875,262	12/31/2012	1,087,852	220,336	867,516	6/30/2013	12	Trailing 12	1,110,992	264,834
47	Loan		JLC	Plaza Vegas Business Park	12/31/2011	723,577	12/31/2012	1,158,102	438,724	719,377	8/31/2013	12	Trailing 12	1,365,073	456,725
48	Loan	35	MC-Five Mile	Capitol View	12/31/2011	810,290	12/31/2012	1,356,953	561,140	795,813	2/28/2013	12	Trailing 12	1,337,940	579,592
49	Loan		MC-Five Mile	Prestonwood Apartments	12/31/2011	552,715	12/31/2012	1,279,635	597,118	682,517	8/31/2013	12	Trailing 12	1,285,674	640,238
50	Loan		JLC	University Garden Apartments	N/A	468,697	12/31/2012	1,835,694	1,171,014	664,680	7/31/2013	12	Trailing 12	1,892,705	1,124,413
51	Loan	13, 36	GSMC	Mozzo Apartments	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	Not Available	886,489	327,348
52	Loan		CGMRC	Urbane Apartment Portfolio	12/31/2011	577,884	12/31/2012	999,219	386,015	613,205	6/30/2013	12	Trailing 12	996,953	415,649
52.01	Property			Urbane on Center	12/31/2011	210,104	12/31/2012	350,015	120,402	229,613	6/30/2013	12	Trailing 12	350,015	127,780
52.02	Property			Urbane on Crooks South	12/31/2011	116,787	12/31/2012	220,965	92,410	128,555	6/30/2013	12	Trailing 12	220,965	95,237
52.03	Property			Urbane on Breckenridge	12/31/2011	119,742	12/31/2012	224,422	94,500	129,923	6/30/2013	12	Trailing 12	224,422	108,352
52.04	Property			Urbane on Catalpa	12/31/2011	131,251	12/31/2012	203,817	78,703	125,114	6/30/2013	12	Trailing 12	201,551	84,280
53	Loan	37	JLC	215 Ohio Street	N/A	412,182	12/31/2012	819,759	338,230	481,529	4/30/2013	12	Trailing 12	969,295	408,566
54	Loan		GSMC	Norton Commons	12/31/2011	871,977	12/31/2012	1,077,540	214,168	863,372	6/30/2013	12	Trailing 12	956,099	212,959
55	Loan		MC-Five Mile	Westridge Business Center	12/31/2011	614,243	12/31/2012	855,920	202,668	653,252	6/30/2013	12	Trailing 12	802,510	235,549
56	Loan		MC-Five Mile	Shops at Memorial Heights	12/31/2011	451,088	12/31/2012	737,029	218,986	518,043	6/30/2013	12	Trailing 12	721,552	224,217
57	Loan	13	RMF	Key Lock Mini Storage	12/31/2011	381,425	12/31/2012	645,126	161,345	483,781	8/31/2013	12	Trailing 12	668,059	187,713
58	Loan	38	MC-Five Mile	Cinema Place	N/A	439,698	12/31/2012	887,012	350,576	536,436	5/31/2013	12	Trailing 12	932,356	387,349
59	Loan		JLC	Park 2000 Mini Storage	12/31/2011	689,192	12/31/2012	1,027,597	349,664	677,933	6/30/2013	12	Trailing 12	1,045,538	365,181
60	Loan		MC-Five Mile	800 Wilcrest Drive	12/31/2011	499,355	12/31/2012	916,891	382,134	534,757	8/31/2013	12	Trailing 12	891,552	394,826
61	Loan	13	MC-Five Mile	Meadowbrook & Volunteer Crossing	12/31/2011	498,967	12/31/2012	624,980	141,746	483,234	6/30/2013	12	Trailing 12	674,546	183,855
61.01	Property	13		Meadowbrook Shopping Center	12/31/2011	269,019	12/31/2012	357,702	83,367	274,335	6/30/2013	12	Trailing 12	397,425	118,790
61.02	Property	13		Volunteer Crossing Shopping Center	12/31/2011	229,948	12/31/2012	267,278	58,379	208,899	6/30/2013	12	Trailing 12	277,121	65,065
62	Loan		MC-Five Mile	Holiday Inn Express, Muncie	12/31/2011	595,770	12/31/2012	1,907,000	1,197,230	709,770	5/31/2013	12	Trailing 12	1,907,000	1,221,712
63	Loan		MC-Five Mile	1122 Milledge Street	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	Not Available	522,622	15,679
64	Loan		MC-Five Mile	Broadway Festival Shopping Center	12/31/2011	306,605	12/31/2012	485,880	223,208	262,672	7/31/2013	12	Trailing 12	674,535	252,469
65	Loan		JLC	257 West 17th Street	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	Not Available	510,433	150,769
66	Loan		MC-Five Mile	La Plaza Apartments	12/31/2011	432,287	12/31/2012	1,085,254	543,027	542,227	7/31/2013	12	Trailing 12	1,053,310	593,145
67	Loan		MC-Five Mile	Gibson & Heritage MHCs	12/31/2011	412,210	12/31/2012	N/A	N/A	N/A	N/A	N/A	Not Available	600,458	220,115
68	Loan		MC-Five Mile	Timbers of Keegans Bayou	12/31/2011	317,457	12/31/2012	1,062,688	705,382	357,306	8/31/2013	12	Trailing 12	1,097,146	704,493
69	Loan		CGMRC	Gappie Plaza	12/31/2011	402,873	12/31/2012	562,048	179,058	382,990	6/30/2013	12	Trailing 12	549,514	185,059
70	Loan		MC-Five Mile	Forest View Apartments	12/31/2011	441,359	12/31/2012	1,158,387	712,232	446,155	8/31/2013	12	Trailing 12	1,158,387	761,094
71	Loan		MC-Five Mile	Joyner Crossing	12/31/2011	506,979	12/31/2012	636,363	130,193	506,170	6/30/2013	12	Trailing 12	539,206	126,306
72	Loan		RMF	Summerwood Self Storage	12/31/2011	245,192	12/31/2012	603,475	275,618	327,858	8/31/2013	12	Trailing 12	644,475	300,119
73	Loan		JLC	Moores Mill Village Apartments	N/A	344,591	12/31/2012	1,019,451	623,320	396,131	9/30/2013	12	Trailing 12	1,098,561	746,355
74	Loan		MC-Five Mile	Archer Plaza	12/31/2011	470,280	12/31/2012	637,360	172,202	465,158	6/30/2013	12	Trailing 12	612,407	226,704
75	Loan		CGMRC	Amsdell Madison Square Self Storage FL	12/31/2011	283,753	12/31/2012	569,839	220,167	349,672	5/31/2013	12	Trailing 12	569,839	259,843
76	Loan		RMF	Timber Run Apartments	N/A	192,579	12/31/2012	809,384	484,530	324,854	8/31/2013	8	Annualized	809,384	492,547
77	Loan		CGMRC	Amsdell Great American Storage IL	12/31/2011	284,263	12/31/2012	594,596	301,628	292,968	6/30/2013	12	Trailing 12	602,333	358,530
78	Loan		RMF	Gandy Shoppes	12/31/2011	234,302	12/31/2012	339,110	98,027	241,083	4/30/2013	12	Trailing 12	335,326	99,151

GSMS 2013-GCJ16 Annex A

						Debt Yield on	Underwritten				Debt Yield on
Control	Loan /		Mortgage		Underwritten Net	Underwritten Net	Replacement /	Underwritten	Underwritten Net	Underwritten NCF	Underwritten			As Stabilized
Number	Property Flag	Footnotes	Loan Seller	Property Name	Operating Income ($)	Operating Income (%)	FF&E Reserve ($)	TI / LC ($)	Cash Flow ($)	DSCR (x) (4)	Net Cash Flow (%)	Appraised Value ($)	Appraisal Date	Appraised Value ($)
1	Loan	8	GSMC	Windsor Court New Orleans	9,576,399	13.1%	1,344,053	0	8,232,345	1.68	11.3%	106,000,000	8/20/2013	NAP
2	Loan	9, 10	CGMRC	Miracle Mile Shops	48,435,953	8.4%	89,767	673,253	47,672,934	1.24	8.2%	925,000,000	7/11/2013	NAP
3	Loan	11, 12	JLC	Matrix MHC Portfolio	15,026,367	11.1%	372,350	0	14,654,017	1.47	10.9%	194,560,000	Various	NAP
3.01	Property			Westbridge Manor	3,289,162		101,925	0	3,187,237			39,860,000	6/27/2013	NAP
3.02	Property			Westbrook	2,373,596		34,150	0	2,339,446			28,040,000	6/27/2013	NAP
3.03	Property			Avon on the Lake	1,812,851		34,725	0	1,778,126			24,000,000	6/27/2013	NAP
3.04	Property			Oakland Glens	1,800,953		51,125	0	1,749,828			21,780,000	6/27/2013	NAP
3.05	Property			Green Park South	1,346,570		20,750	0	1,325,820			18,200,000	7/5/2013	NAP
3.06	Property			Fairchild Lake	1,156,191		28,375	0	1,127,816			15,230,000	6/27/2013	NAP
3.07	Property			Cranberry Lake	1,050,203		20,775	0	1,029,428			15,530,000	6/27/2013	NAP
3.08	Property			Grand Blanc Crossing	889,846		38,650	0	851,196			11,070,000	6/27/2013	NAP
3.09	Property			Holly Hills	459,532		17,600	0	441,932			7,700,000	6/27/2013	NAP
3.10	Property			Royal Estates	399,130		10,525	0	388,605			7,150,000	6/27/2013	NAP
3.11	Property			Old Orchard	448,332		13,750	0	434,582			6,000,000	6/27/2013	NAP
4	Loan	13, 14	RMF	The Gates at Manhasset	7,589,305	12.6%	21,288	159,663	7,408,354	2.05	12.3%	138,000,000	9/13/2013	142,000,000
5	Loan	15, 16	JLC	Perkins Retail Portfolio	5,437,100	11.4%	307,302	445,752	4,684,046	1.43	9.9%	69,650,000	Various	76,600,000
5.01	Property			Edgewood Shopping Center	1,134,609		77,574	49,665	1,007,370			17,000,000	8/6/2013	18,700,000
5.02	Property			Baken Park Center	967,519		60,613	66,205	840,701			12,600,000	8/6/2013	15,500,000
5.03	Property			Stockyards Plaza	594,703		29,022	86,069	479,612			8,800,000	8/12/2013	NAP
5.04	Property			Market Square Shopping Center	717,276		44,664	63,619	608,993			5,400,000	8/13/2013	NAP
5.05	Property			The Meadows Shopping Center	440,491		21,030	26,237	393,223			5,400,000	8/6/2013	NAP
5.06	Property			Cornhusker Plaza	375,287		11,772	38,947	324,568			4,100,000	8/6/2013	4,450,000
5.07	Property			Eastgate Plaza	328,345		28,022	45,748	254,575			5,300,000	8/13/2013	6,400,000
5.08	Property	17		Miracle Hills Park	267,577		19,547	18,161	229,869			5,700,000	8/9/2013	6,600,000
5.09	Property			Herberger’s at Hilltop Mall	345,481		6,117	35,181	304,183			3,250,000	8/7/2013	NAP
5.10	Property			Bishop Heights Shopping Center	265,813		8,941	15,920	240,952			2,100,000	8/6/2013	NAP
6	Loan	13, 18, 19, 20	RMF	Walpole Shopping Mall	5,942,553	9.2%	59,696	146,231	5,736,626	1.33	8.9%	86,000,000	5/14/2013	91,200,000
7	Loan	13, 21	MC-Five Mile	Regency Portfolio	5,222,362	11.9%	272,510	549,593	4,400,258	1.52	10.0%	59,025,000	Various	59,175,000
7.01	Property			Prestonsburg Village	736,522		35,129	72,947	628,446			8,500,000	8/14/2013	NAP
7.02	Property			Jackson Park	665,485		24,756	80,994	559,736			8,000,000	8/13/2013	NAP
7.03	Property			River Creek Village	577,796		26,311	55,692	495,794			7,800,000	8/13/2013	NAP
7.04	Property			Oak Station	635,480		34,149	56,298	545,033			7,400,000	8/13/2013	NAP
7.05	Property			Village Center	545,342		28,552	46,871	469,919			6,700,000	8/13/2013	NAP
7.06	Property			Twin County Plaza	496,506		32,195	51,349	412,962			4,800,000	8/22/2013	NAP
7.07	Property			Jackson Square	320,376		14,722	27,461	278,192			3,000,000	8/20/2013	NAP
7.08	Property			Flint River Plaza	252,059		15,249	29,095	207,714			2,575,000	8/27/2013	NAP
7.09	Property			Country Roads	234,444		15,649	18,104	200,691			2,100,000	8/28/2013	NAP
7.10	Property			Village Square	203,750		10,596	30,433	162,721			2,000,000	8/12/2013	NAP
7.11	Property			T&C Center	164,434		13,690	34,073	116,671			1,725,000	8/27/2013	NAP
7.12	Property	13		Green Acres	109,261		7,083	7,406	94,772			1,700,000	8/13/2013	1,800,000
7.13	Property	13		Vancleave Center	161,833		7,473	21,117	133,242			1,525,000	8/12/2013	1,550,000
7.14	Property	13		Quitman Center	119,074		6,956	17,753	94,365			1,200,000	8/12/2013	1,225,000
8	Loan		JLC	Shadow Mountain Marketplace	3,829,883	10.1%	40,209	79,474	3,710,200	1.39	9.8%	54,000,000	8/8/2013	NAP
9	Loan	22	GSMC	1245 16th Street	3,795,770	10.3%	21,259	119,832	3,654,679	1.98	9.9%	61,600,000	8/23/2013	NAP
10	Loan	13, 23, 24	JLC	Walnut Creek Marriott	3,615,329	11.6%	619,709	0	2,995,620	1.45	9.6%	48,100,000	7/29/2013	51,800,000
11	Loan	25	MC-Five Mile	University Tower	2,644,112	9.8%	36,994	215,179	2,391,939	1.39	8.9%	36,250,000	8/6/2013	NAP
12	Loan	26	RMF	Olympia Development Walgreens Portfolio	1,806,131	7.9%	7,925	11,887	1,786,319	1.54	7.9%	31,700,000	Various	NAP
12.01	Property			Walgreens - Sarasota, FL	455,603		1,715	2,572	451,317			8,300,000	8/26/2013	NAP
12.02	Property			Walgreens - Bradenton, FL	363,837		1,593	2,390	359,855			6,370,000	8/26/2013	NAP
12.03	Property			Walgreens - Lawrenceville, GA	322,259		1,512	2,268	318,479			5,650,000	8/21/2013	NAP
12.04	Property			Walgreens - Merritt Island, FL	350,728		1,512	2,268	346,948			6,300,000	8/31/2013	NAP
12.05	Property			Walgreens - Seminole, FL	313,704		1,593	2,390	309,722			5,080,000	8/24/2013	NAP
13	Loan		JLC	8670 Wilshire	2,124,180	9.4%	1,025	51,256	2,071,899	1.27	9.2%	33,500,000	8/23/2013	NAP
14	Loan	27, 28	JLC	Mariner’s Landing and 2401 Bert	2,193,187	9.9%	28,258	129,140	2,035,789	1.30	9.1%	29,800,000	Various	30,900,000
14.01	Property			Mariner’s Landing	N/A		N/A	0	N/A			15,700,000	7/19/2013	16,800,000
14.02	Property			2401 Bert Drive	N/A		N/A	0	N/A			14,100,000	7/22/2013	NAP
15	Loan	13	MC-Five Mile	Yamal Yidios Multifamily Portfolio	2,219,670	11.4%	374,904	0	1,844,766	1.34	9.5%	30,750,000	8/16/2013	30,850,000
15.01	Property	13		Kirkwood Landing Apartments	678,544		100,584	0	577,960			7,850,000	8/16/2013	7,950,000
15.02	Property			Valencia at Spring Branch	610,216		86,868	0	523,348			9,250,000	8/16/2013	NAP
15.03	Property			The Forest Apartments	459,601		73,152	0	386,449			6,350,000	8/16/2013	NAP
15.04	Property			Pine Creek Apartments	471,309		114,300	0	357,009			7,300,000	8/16/2013	NAP
16	Loan		CGMRC	McAllister Plaza	2,235,616	12.4%	28,533	324,600	1,882,482	1.57	10.5%	27,000,000	7/18/2013	NAP
17	Loan		RMF	Parkway and Parkgreen on Bellaire	1,756,507	10.5%	163,750	0	1,592,757	1.42	9.5%	22,490,000	8/19/2013	NAP
18	Loan		JLC	The Portland Paramount Hotel	2,780,200	17.4%	332,718	0	2,447,482	2.34	15.3%	36,400,000	6/27/2013	38,500,000
19	Loan		JLC	Monterra Apartments	1,392,733	8.9%	90,472	0	1,302,261	1.31	8.3%	21,400,000	6/18/2013	NAP
20	Loan		JLC	Sail Pointe Apartments	1,319,791	8.9%	67,850	0	1,251,941	1.21	8.5%	19,300,000	7/10/2013	NAP
21	Loan		RMF	Villages on the River	1,294,594	9.0%	81,972	0	1,212,622	1.37	8.5%	20,400,000	9/18/2013	NAP
22	Loan		RMF	The Brittany	1,213,623	8.6%	52,500	0	1,161,123	1.24	8.2%	18,800,000	7/15/2013	NAP
23	Loan		JLC	Hilton Greenville	2,166,604	16.2%	407,574	0	1,759,029	1.80	13.1%	19,500,000	9/1/2013	NAP
24	Loan	13	GSMC	Wal-Mart Shadow Anchored Midwest Portfolio	1,550,947	12.0%	19,310	83,951	1,447,685	1.76	11.2%	18,175,000	Various	18,275,000
24.01	Property			Evans Mills Shopping Center	469,832		5,750	23,482	440,600			5,850,000	9/5/2013	NAP
24.02	Property	13		Oak Grove Shopping Center	428,395		5,231	17,201	405,962			5,050,000	8/30/2013	5,150,000
24.03	Property			Salem Shopping Center	331,481		4,405	23,383	303,693			3,700,000	8/30/2013	NAP
24.04	Property			Marion Shopping Center	321,239		3,924	19,885	297,430			3,575,000	8/30/2013	NAP

GSMS 2013-GCJ16 Annex A

						Debt Yield on	Underwritten				Debt Yield on
Control	Loan /		Mortgage		Underwritten Net	Underwritten Net	Replacement /	Underwritten	Underwritten Net	Underwritten NCF	Underwritten			As Stabilized
Number	Property Flag	Footnotes	Loan Seller	Property Name	Operating Income ($)	Operating Income (%)	FF&E Reserve ($)	TI / LC ($)	Cash Flow ($)	DSCR (x) (4)	Net Cash Flow (%)	Appraised Value ($)	Appraisal Date	Appraised Value ($)
25	Loan		RMF	Candlewood	1,322,462	10.3%	72,000	0	1,250,462	1.48	9.8%	17,100,000	7/10/2013	NAP
26	Loan	29, 30	RMF	Related Home Depot	2,146,389	7.9%	0	0	2,146,389	1.60	7.9%	48,200,000	7/18/2013	NAP
27	Loan		JLC	Oaks at Holcomb Bridge	1,089,213	9.0%	36,400	0	1,052,813	1.20	8.7%	16,100,000	8/21/2013	NAP
28	Loan		JLC	Sanctuary at Winterlakes Apartments	1,197,561	10.0%	85,768	0	1,111,793	1.27	9.3%	16,000,000	9/6/2013	NAP
29	Loan		JLC	The Camp	1,193,640	9.9%	9,357	48,435	1,135,848	1.42	9.5%	20,500,000	8/14/2013	NAP
30	Loan		JLC	Park 41 Evansville	1,831,942	15.3%	86,586	205,964	1,539,393	1.75	12.8%	23,750,000	9/16/2013	NAP
31	Loan		GSMC	Bella Apartments	1,239,363	10.5%	95,400	0	1,143,963	1.56	9.7%	16,700,000	9/18/2013	NAP
32	Loan		JLC	5607-5625 Baum Boulevard	1,178,435	10.1%	17,768	71,072	1,089,595	1.27	9.3%	15,600,000	7/11/2013	NAP
33	Loan	31, 32	JLC	Ball State Portfolio	1,273,835	11.1%	135,937	0	1,137,897	1.46	9.9%	16,770,000	6/17/2013	NAP
34	Loan	13	MC-Five Mile	Sheraton Four Points Hotel O’Hare	1,663,786	14.5%	311,354	0	1,352,432	1.54	11.8%	17,100,000	8/2/2013	20,600,000
35	Loan		JLC	Village Manor	1,383,100	12.9%	39,672	0	1,343,428	1.86	12.6%	17,050,000	7/26/2013	NAP
36	Loan		JLC	Northlake Square SC	1,182,123	11.3%	20,645	27,431	1,134,048	1.47	10.8%	15,300,000	8/14/2013	NAP
37	Loan	33	GSMC	Wal-Mart Shadow Anchored Southeast Portfolio	1,156,657	12.0%	16,859	64,562	1,075,236	1.76	11.2%	12,800,000	Various	NAP
37.01	Property			Salisbury Shopping Center	403,107		4,719	17,892	380,496			4,600,000	9/1/2013	NAP
37.02	Property			Brewton Shopping Center	308,732		4,766	18,795	285,171			3,450,000	9/1/2013	NAP
37.03	Property			Selma Shopping Center	243,827		3,945	15,903	223,979			2,650,000	9/1/2013	NAP
37.04	Property			Dillon Shopping Center	200,991		3,429	11,972	185,590			2,100,000	9/2/2013	NAP
38	Loan		GSMC	Sweetwater Apartments	906,795	9.9%	48,400	0	858,395	1.45	9.3%	12,400,000	9/19/2013	NAP
39	Loan		MC-Five Mile	Saddleback MHC Portfolio	935,817	10.8%	29,250	0	906,567	1.45	10.4%	12,350,000	7/31/2013	NAP
39.01	Property			Countryside Estates MHP (Hays, KS)	283,610		10,450	0	273,160			3,600,000	7/31/2013	NAP
39.02	Property			Prairie Village MHP (Salina, KS)	251,053		6,200	0	244,853			3,100,000	7/31/2013	NAP
39.03	Property			Cedar Creek MHP (Salina, KS)	253,052		7,500	0	245,552			3,500,000	7/31/2013	NAP
39.04	Property			West Cloud MHP (Salina, KS)	148,102		5,100	0	143,002			2,150,000	7/31/2013	NAP
40	Loan	13	GSMC	Wal-Mart Shadow Anchored Central Portfolio	1,002,319	12.1%	16,095	66,213	920,012	1.75	11.1%	11,220,000	Various	11,460,000
40.01	Property			Pryor Shopping Center	291,535		3,956	16,204	271,375			3,300,000	9/1/2013	NAP
40.02	Property	34		Malvern Shopping Center	268,856		5,708	24,138	239,011			3,200,000	9/3/2013	NAP
40.03	Property			Cortez Shopping Center	228,792		3,060	13,781	211,952			2,370,000	9/6/2013	NAP
40.04	Property	13		Enid Shopping Center	213,136		3,372	12,089	197,674			2,350,000	9/1/2013	2,590,000
41	Loan		GSMC	Self Storage Plus Manassas	801,309	10.0%	10,697	0	790,612	1.50	9.9%	11,050,000	8/22/2013	NAP
42	Loan		RMF	Randolph Park	722,981	9.0%	38,000	0	684,981	1.29	8.6%	12,150,000	7/16/2013	NAP
43	Loan	13	RMF	Fairfield Inn & Suites	928,428	11.6%	97,362	0	831,066	1.41	10.4%	12,300,000	8/6/2013	13,100,000
44	Loan		MC-Five Mile	Fairfield Inn, Ann Arbor	883,863	12.0%	115,600	0	768,263	1.51	10.5%	10,600,000	6/24/2013	NAP
45	Loan		GSMC	Summervale Apartments	796,954	10.9%	77,103	0	719,851	1.55	9.9%	10,900,000	8/28/2013	NAP
46	Loan		GSMC	McDonough Marketplace	846,158	11.6%	12,225	44,171	789,761	1.70	10.9%	9,700,000	6/11/2013	NAP
47	Loan		JLC	Plaza Vegas Business Park	908,348	12.6%	56,464	30,165	821,719	1.52	11.4%	12,740,000	8/29/2013	NAP
48	Loan	35	MC-Five Mile	Capitol View	758,348	11.0%	12,086	42,043	704,219	1.44	10.2%	9,200,000	8/12/2013	NAP
49	Loan		MC-Five Mile	Prestonwood Apartments	645,436	9.6%	38,500	0	606,936	1.30	9.0%	9,000,000	9/18/2013	NAP
50	Loan		JLC	University Garden Apartments	768,292	11.8%	109,242	0	659,050	1.39	10.1%	9,650,000	7/31/2013	NAP
51	Loan	13, 36	GSMC	Mozzo Apartments	559,142	8.7%	16,250	0	542,892	1.27	8.5%	9,500,000	8/2/2013	9,600,000
52	Loan		CGMRC	Urbane Apartment Portfolio	581,304	10.8%	26,400	0	554,904	1.55	10.3%	7,820,000	Various	NAP
52.01	Property			Urbane on Center	222,235		9,300	0	212,935			3,000,000	7/11/2013	NAP
52.02	Property			Urbane on Crooks South	125,728		5,700	0	120,028			1,670,000	7/11/2013	NAP
52.03	Property			Urbane on Breckenridge	116,070		6,600	0	109,470			1,600,000	8/2/2013	NAP
52.04	Property			Urbane on Catalpa	117,270		4,800	0	112,470			1,550,000	7/11/2013	NAP
53	Loan	37	JLC	215 Ohio Street	560,730	10.6%	5,750	61,820	493,160	1.32	9.3%	7,400,000	6/7/2013	NAP
54	Loan		GSMC	Norton Commons	743,140	14.3%	22,763	50,434	669,943	1.91	12.9%	8,375,000	8/2/2013	NAP
55	Loan		MC-Five Mile	Westridge Business Center	566,960	11.0%	10,286	41,477	515,197	1.47	10.0%	7,860,000	6/6/2013	NAP
56	Loan		MC-Five Mile	Shops at Memorial Heights	497,335	9.7%	6,804	26,033	464,497	1.33	9.1%	7,200,000	3/13/2013	NAP
57	Loan	13	RMF	Key Lock Mini Storage	480,346	9.4%	12,983	0	467,363	1.37	9.2%	6,980,000	8/22/2013	8,910,000
58	Loan	38	MC-Five Mile	Cinema Place	545,007	10.9%	10,586	61,485	472,937	1.39	9.5%	6,950,000	6/26/2013	NAP
59	Loan		JLC	Park 2000 Mini Storage	680,357	13.6%	25,740	0	654,617	1.74	13.1%	9,820,000	8/10/2013	NAP
60	Loan		MC-Five Mile	800 Wilcrest Drive	496,726	10.8%	15,120	58,991	422,615	1.38	9.2%	6,500,000	9/20/2013	NAP
61	Loan	13	MC-Five Mile	Meadowbrook & Volunteer Crossing	490,691	10.9%	21,517	62,388	406,786	1.34	9.0%	6,000,000	Various	6,280,000
61.01	Property	13		Meadowbrook Shopping Center	278,635		11,853	27,535	239,247			3,350,000	8/5/2013	3,530,000
61.02	Property	13		Volunteer Crossing Shopping Center	212,056		9,664	34,853	167,539			2,650,000	7/26/2013	2,750,000
62	Loan		MC-Five Mile	Holiday Inn Express, Muncie	685,288	15.2%	76,280	0	609,008	1.84	13.5%	6,700,000	6/25/2013	NAP
63	Loan		MC-Five Mile	1122 Milledge Street	506,943	11.7%	26,836	38,878	441,230	1.49	10.2%	5,825,000	7/19/2013	NAP
64	Loan		MC-Five Mile	Broadway Festival Shopping Center	422,065	10.3%	4,107	27,320	390,638	1.40	9.6%	5,450,000	7/19/2013	NAP
65	Loan		JLC	257 West 17th Street	359,664	9.0%	1,317	18,000	340,347	1.28	8.5%	7,000,000	9/1/2013	NAP
66	Loan		MC-Five Mile	La Plaza Apartments	460,165	11.5%	41,400	0	418,765	1.44	10.5%	5,450,000	8/16/2013	NAP
67	Loan		MC-Five Mile	Gibson & Heritage MHCs	380,343	10.0%	6,100	0	374,243	1.52	9.8%	5,860,000	7/5/2013	NAP
68	Loan		MC-Five Mile	Timbers of Keegans Bayou	392,653	10.5%	40,280	0	352,373	1.37	9.4%	5,270,000	9/18/2013	NAP
69	Loan		CGMRC	Gappie Plaza	364,454	10.0%	6,473	14,933	343,048	1.42	9.4%	5,300,000	8/7/2013	NAP
70	Loan		MC-Five Mile	Forest View Apartments	397,293	11.4%	47,400	0	349,893	1.50	10.0%	5,200,000	7/18/2013	NAP
71	Loan		MC-Five Mile	Joyner Crossing	412,900	11.8%	10,000	33,089	369,811	1.43	10.6%	5,500,000	7/25/2013	NAP
72	Loan		RMF	Summerwood Self Storage	344,356	10.1%	6,037	0	338,319	1.48	10.0%	5,500,000	9/7/2013	NAP
73	Loan		JLC	Moores Mill Village Apartments	352,206	10.4%	51,129	0	301,077	1.21	8.9%	5,500,000	8/22/2013	NAP
74	Loan		MC-Five Mile	Archer Plaza	385,704	11.7%	7,951	24,551	353,203	1.55	10.7%	5,180,000	7/26/2013	NAP
75	Loan		CGMRC	Amsdell Madison Square Self Storage FL	309,995	9.9%	11,608	0	298,388	1.41	9.5%	4,200,000	7/26/2013	NAP
76	Loan		RMF	Timber Run Apartments	316,837	10.2%	31,680	0	285,157	1.31	9.2%	4,200,000	7/20/2013	NAP
77	Loan		CGMRC	Amsdell Great American Storage IL	243,803	10.0%	7,939	0	235,864	1.44	9.6%	3,700,000	7/31/2013	NAP
78	Loan		RMF	Gandy Shoppes	236,174	9.8%	4,176	12,655	219,343	1.37	9.1%	3,275,000	8/31/2013	NAP

GSMS 2013-GCJ16 Annex A

Control	Loan /		Mortgage		As Stabilized	Cut-off Date	LTV Ratio						Largest Tenant	Largest Tenant
Number	Property Flag	Footnotes	Loan Seller	Property Name	Appraisal Date	LTV Ratio (%)	at Maturity / ARD (%)	Occupancy (%) (5)	Occupancy Date	ADR ($)	RevPAR ($)	Largest Tenant	Sq Ft	Lease Expiration (6)
1	Loan	8	GSMC	Windsor Court New Orleans	NAP	68.8%	57.3%	71.6%	7/31/2013	278.88	199.56	NAP
2	Loan	9, 10	CGMRC	Miracle Mile Shops	NAP	62.7%	58.0%	98.1%	7/3/2013	NAP	NAP	V Theater	30,883	12/31/2018
3	Loan	11, 12	JLC	Matrix MHC Portfolio	NAP	69.4%	66.2%	69.6%		NAP	NAP
3.01	Property			Westbridge Manor	NAP			58.7%	6/30/2013	NAP	NAP	NAP
3.02	Property			Westbrook	NAP			94.3%	6/30/2013	NAP	NAP	NAP
3.03	Property			Avon on the Lake	NAP			74.2%	6/30/2013	NAP	NAP	NAP
3.04	Property			Oakland Glens	NAP			58.2%	6/30/2013	NAP	NAP	NAP
3.05	Property			Green Park South	NAP			99.0%	6/30/2013	NAP	NAP	NAP
3.06	Property			Fairchild Lake	NAP			75.1%	6/30/2013	NAP	NAP	NAP
3.07	Property			Cranberry Lake	NAP			82.9%	6/30/2013	NAP	NAP	NAP
3.08	Property			Grand Blanc Crossing	NAP			53.6%	6/30/2013	NAP	NAP	NAP
3.09	Property			Holly Hills	NAP			63.6%	6/30/2013	NAP	NAP	NAP
3.10	Property			Royal Estates	NAP			81.4%	6/30/2013	NAP	NAP	NAP
3.11	Property			Old Orchard	NAP			70.0%	6/30/2013	NAP	NAP	NAP
4	Loan	13, 14	RMF	The Gates at Manhasset	7/13/2014	43.5%	34.0%	100.0%	8/31/2013	NAP	NAP	Crate & Barrel	39,564	1/31/2017
5	Loan	15, 16	JLC	Perkins Retail Portfolio	Various	68.2%	61.2%	81.4%		NAP	NAP
5.01	Property			Edgewood Shopping Center	8/6/2014			85.1%	10/15/2013	NAP	NAP	Super Saver Foods	73,696	6/25/2016
5.02	Property			Baken Park Center	8/6/2015			68.6%	10/15/2013	NAP	NAP	Nash Finch Family Thrift Center	48,684	3/31/2017
5.03	Property			Stockyards Plaza	NAP			88.0%	10/15/2013	NAP	NAP	Hy-Vee	59,839	8/22/2018
5.04	Property			Market Square Shopping Center	NAP			100.0%	10/15/2013	NAP	NAP	Mid-City Stereo	71,764	6/30/2015
5.05	Property			The Meadows Shopping Center	NAP			98.0%	10/15/2013	NAP	NAP	Russ’s Market	50,000	3/31/2018
5.06	Property			Cornhusker Plaza	8/6/2014			95.0%	10/15/2013	NAP	NAP	Hy-Vee	66,958	7/31/2017
5.07	Property			Eastgate Plaza	2/13/2015			48.1%	10/15/2013	NAP	NAP	Tractor Supply Company	34,156	11/21/2016
5.08	Property	17		Miracle Hills Park	8/9/2015			53.5%	10/15/2013	NAP	NAP	DJ’s Dugout	7,646	10/31/2014
5.09	Property			Herberger’s at Hilltop Mall	NAP			100.0%	10/15/2013	NAP	NAP	Herberger’s	87,384	1/31/2016
5.10	Property			Bishop Heights Shopping Center	NAP			100.0%	10/15/2013	NAP	NAP	True Value Hardware	16,992	1/31/2016
6	Loan	13, 18, 19, 20	RMF	Walpole Shopping Mall	6/1/2014	75.0%	63.7%	91.6%	7/31/2013	NAP	NAP	Kohl’s	102,445	6/30/2029
7	Loan	13, 21	MC-Five Mile	Regency Portfolio	Various	74.2%	61.3%	94.4%		NAP	NAP
7.01	Property			Prestonsburg Village	NAP			94.4%	8/14/2013	NAP	NAP	Wal-Mart Stores	77,090	9/6/2015
7.02	Property			Jackson Park	NAP			94.8%	8/14/2013	NAP	NAP	J.C. Penney	46,176	8/31/2016
7.03	Property			River Creek Village	NAP			94.2%	8/14/2013	NAP	NAP	Big Lots	35,730	6/24/2018
7.04	Property			Oak Station	NAP			98.2%	8/14/2013	NAP	NAP	Beall’s Outlet	30,000	4/30/2018
7.05	Property			Village Center	NAP			94.2%	8/14/2013	NAP	NAP	Orscheln Farm and Home LLC	42,280	5/31/2017
7.06	Property			Twin County Plaza	NAP			96.9%	8/14/2013	NAP	NAP	Magic Mart	90,273	1/31/2020
7.07	Property			Jackson Square	NAP			94.6%	8/14/2013	NAP	NAP	Pic-N-Save Supermarket	27,860	12/31/2021
7.08	Property			Flint River Plaza	NAP			87.0%	8/14/2013	NAP	NAP	Harvey’s	22,197	8/31/2018
7.09	Property			Country Roads	NAP			100.0%	8/14/2013	NAP	NAP	Magic Mart	52,149	10/31/2019
7.10	Property			Village Square	NAP			91.9%	8/14/2013	NAP	NAP	Piggly Wiggly	25,000	5/31/2018
7.11	Property			T&C Center	NAP			97.8%	8/14/2013	NAP	NAP	Roses	26,051	1/31/2015
7.12	Property	13		Green Acres	9/1/2014			75.7%	8/14/2013	NAP	NAP	Harvey’s	18,202	12/31/2018
7.13	Property	13		Vancleave Center	8/12/2014			88.6%	8/14/2013	NAP	NAP	Greer’s Food Tiger	18,400	10/31/2021
7.14	Property	13		Quitman Center	8/12/2014			90.0%	8/14/2013	NAP	NAP	Greer’s Food Tiger	19,000	10/31/2021
8	Loan		JLC	Shadow Mountain Marketplace	NAP	70.4%	62.0%	96.0%	7/1/2013	NAP	NAP	Best Buy	45,000	1/31/2018
9	Loan	22	GSMC	1245 16th Street	NAP	60.1%	60.1%	100.0%	8/1/2013	NAP	NAP	The Regents of the University of California	47,762	Various
10	Loan	13, 23, 24	JLC	Walnut Creek Marriott	8/1/2015	65.0%	56.3%	72.3%	9/30/2013	129.24	93.49	NAP
11	Loan	25	MC-Five Mile	University Tower	NAP	74.4%	68.6%	95.0%	7/1/2013	NAP	NAP	Duke University Health System (sublease from BCBS)	70,024	6/30/2014
12	Loan	26	RMF	Olympia Development Walgreens Portfolio	NAP	71.7%	71.7%	100.0%		NAP	NAP
12.01	Property			Walgreens - Sarasota, FL	NAP			100.0%	11/6/2013	NAP	NAP	Walgreens	17,145	7/31/2029
12.02	Property			Walgreens - Bradenton, FL	NAP			100.0%	11/6/2013	NAP	NAP	Walgreens	15,930	8/31/2028
12.03	Property			Walgreens - Lawrenceville, GA	NAP			100.0%	11/6/2013	NAP	NAP	Walgreens	15,120	8/31/2030
12.04	Property			Walgreens - Merritt Island, FL	NAP			100.0%	11/6/2013	NAP	NAP	Walgreens	15,120	8/31/2028
12.05	Property			Walgreens - Seminole, FL	NAP			100.0%	11/6/2013	NAP	NAP	Walgreens	15,930	10/31/2016
13	Loan		JLC	8670 Wilshire	NAP	67.2%	62.9%	93.9%	9/17/2013	NAP	NAP	Affinity Healthcare Management Group	19,774	8/31/2018
14	Loan	27, 28	JLC	Mariner’s Landing and 2401 Bert	8/1/2014	74.7%	63.8%	95.3%		NAP	NAP
14.01	Property			Mariner’s Landing	8/1/2014			85.2%	6/1/2013	NAP	NAP	CP Shades	16,194	6/30/2017
14.02	Property			2401 Bert Drive	NAP			100.0%	6/1/2013	NAP	NAP	Packaging Plus	175,325	6/30/2019
15	Loan	13	MC-Five Mile	Yamal Yidios Multifamily Portfolio	Various	63.3%	56.3%	89.8%		NAP	NAP
15.01	Property	13		Kirkwood Landing Apartments	8/16/2013			93.9%	8/5/2013	NAP	NAP	NAP
15.02	Property			Valencia at Spring Branch	NAP			87.7%	8/5/2013	NAP	NAP	NAP
15.03	Property			The Forest Apartments	NAP			91.7%	8/5/2013	NAP	NAP	NAP
15.04	Property			Pine Creek Apartments	NAP			86.7%	8/5/2013	NAP	NAP	NAP
16	Loan		CGMRC	McAllister Plaza	NAP	66.7%	56.7%	93.3%	6/30/2013	NAP	NAP	Travelers	44,311	10/31/2018
17	Loan		RMF	Parkway and Parkgreen on Bellaire	NAP	74.5%	66.4%	95.3%	8/2/2013	NAP	NAP	NAP
18	Loan		JLC	The Portland Paramount Hotel	7/1/2016	43.9%	36.3%	80.1%	8/31/2013	141.46	113.25	NAP
19	Loan		JLC	Monterra Apartments	NAP	72.9%	69.6%	95.3%	7/24/2013	NAP	NAP	NAP
20	Loan		JLC	Sail Pointe Apartments	NAP	76.4%	67.4%	92.2%	7/9/2013	NAP	NAP	NAP
21	Loan		RMF	Villages on the River	NAP	70.3%	65.8%	90.7%	9/17/2013	NAP	NAP	NAP
22	Loan		RMF	The Brittany	NAP	75.0%	69.4%	94.8%	8/23/2013	NAP	NAP	NAP
23	Loan		JLC	Hilton Greenville	NAP	68.7%	61.5%	70.5%	8/31/2013	101.71	71.66	NAP
24	Loan	13	GSMC	Wal-Mart Shadow Anchored Midwest Portfolio	Various	71.2%	58.0%	95.9%		NAP	NAP
24.01	Property			Evans Mills Shopping Center	NAP			100.0%	10/9/2013	NAP	NAP	Dollar Tree	10,000	9/30/2017
24.02	Property	13		Oak Grove Shopping Center	8/30/2014			84.7%	10/9/2013	NAP	NAP	China Buffet	5,528	8/30/2017
24.03	Property			Salem Shopping Center	NAP			100.0%	10/9/2013	NAP	NAP	Dollar Tree	8,000	6/30/2017
24.04	Property			Marion Shopping Center	NAP			100.0%	10/9/2013	NAP	NAP	Dollar Tree	8,000	4/30/2017

GSMS 2013-GCJ16 Annex A

Control	Loan /		Mortgage		As Stabilized	Cut-off Date	LTV Ratio						Largest Tenant	Largest Tenant
Number	Property Flag	Footnotes	Loan Seller	Property Name	Appraisal Date	LTV Ratio (%)	at Maturity / ARD (%)	Occupancy (%) (5)	Occupancy Date	ADR ($)	RevPAR ($)	Largest Tenant	Sq Ft	Lease Expiration (6)
25	Loan		RMF	Candlewood	NAP	74.9%	69.3%	90.3%	8/23/2013	NAP	NAP	NAP
26	Loan	29, 30	RMF	Related Home Depot	NAP	56.0%	56.0%	100.0%	11/6/2013	NAP	NAP	Home Depot	135,000	12/30/2026
27	Loan		JLC	Oaks at Holcomb Bridge	NAP	75.5%	66.9%	97.7%	8/27/2013	NAP	NAP	NAP
28	Loan		JLC	Sanctuary at Winterlakes Apartments	NAP	75.0%	66.6%	95.4%	8/31/2013	NAP	NAP	NAP
29	Loan		JLC	The Camp	NAP	58.5%	54.2%	100.0%	7/31/2013	NAP	NAP	SEED / Patagonia	9,580	11/30/2021
30	Loan		JLC	Park 41 Evansville	NAP	50.5%	43.1%	89.9%	8/30/2013	NAP	NAP	Park 41 Logistics (GAF) - Indoor	350,000	7/14/2016
31	Loan		GSMC	Bella Apartments	NAP	70.4%	64.6%	91.8%	9/9/2013	NAP	NAP	NAP
32	Loan		JLC	5607-5625 Baum Boulevard	NAP	75.0%	66.8%	93.2%	9/17/2013	NAP	NAP	University of Pittsburgh of the Commonwealth System of Higher Education	30,624	6/30/2019
33	Loan	31, 32	JLC	Ball State Portfolio	NAP	68.7%	61.4%	87.3%	7/16/2013	NAP	NAP	NAP
34	Loan	13	MC-Five Mile	Sheraton Four Points Hotel O’Hare	9/1/2016	67.3%	43.0%	86.5%	7/31/2013	76.34	66.04	NAP
35	Loan		JLC	Village Manor	NAP	62.7%	52.3%	83.6%	8/22/2013	NAP	NAP	NAP
36	Loan		JLC	Northlake Square SC	NAP	68.6%	58.5%	96.7%	7/2/2013	NAP	NAP	Best Buy	52,644	1/31/2015
37	Loan	33	GSMC	Wal-Mart Shadow Anchored Southeast Portfolio	NAP	75.0%	61.4%	93.2%		NAP	NAP
37.01	Property			Salisbury Shopping Center	NAP			100.0%	10/9/2013	NAP	NAP	Dental Care Partners	4,200	5/31/2018
37.02	Property			Brewton Shopping Center	NAP			89.7%	10/9/2013	NAP	NAP	Dollar Tree	8,000	7/31/2014
37.03	Property			Selma Shopping Center	NAP			93.2%	10/9/2013	NAP	NAP	Dollar Tree	8,000	1/31/2019
37.04	Property			Dillon Shopping Center	NAP			88.9%	10/9/2013	NAP	NAP	Dollar Tree	8,000	1/31/2019
38	Loan		GSMC	Sweetwater Apartments	NAP	74.2%	69.7%	96.6%	9/18/2013	NAP	NAP	NAP
39	Loan		MC-Five Mile	Saddleback MHC Portfolio	NAP	70.4%	59.7%	73.2%		NAP	NAP
39.01	Property			Countryside Estates MHP (Hays, KS)	NAP			69.4%	10/2/2013	NAP	NAP	NAP
39.02	Property			Prairie Village MHP (Salina, KS)	NAP			79.8%	10/2/2013	NAP	NAP	NAP
39.03	Property			Cedar Creek MHP (Salina, KS)	NAP			73.3%	10/2/2013	NAP	NAP	NAP
39.04	Property			West Cloud MHP (Salina, KS)	NAP			72.5%	10/2/2013	NAP	NAP	NAP
40	Loan	13	GSMC	Wal-Mart Shadow Anchored Central Portfolio	Various	73.8%	59.2%	91.4%		NAP	NAP
40.01	Property			Pryor Shopping Center	NAP			93.9%	10/9/2013	NAP	NAP	Shoe Show	4,480	9/30/2015
40.02	Property	34		Malvern Shopping Center	NAP			90.3%	10/9/2013	NAP	NAP	Dollar Tree	10,000	1/31/2016
40.03	Property			Cortez Shopping Center	NAP			100.0%	10/9/2013	NAP	NAP	Dollar Tree	8,000	1/31/2016
40.04	Property	13		Enid Shopping Center	3/1/2014			82.6%	10/9/2013	NAP	NAP	Dollar Tree	9,740	2/28/2015
41	Loan		GSMC	Self Storage Plus Manassas	NAP	72.3%	59.9%	89.1%	8/31/2013	NAP	NAP	NAP
42	Loan		RMF	Randolph Park	NAP	65.8%	60.9%	92.1%	8/23/2013	NAP	NAP	NAP
43	Loan	13	RMF	Fairfield Inn & Suites	9/1/2016	64.9%	46.5%	73.6%	5/31/2013	84.87	62.50	NAP
44	Loan		MC-Five Mile	Fairfield Inn, Ann Arbor	NAP	69.2%	58.2%	72.1%	5/31/2013	99.63	71.81	NAP
45	Loan		GSMC	Summervale Apartments	NAP	67.0%	57.8%	90.3%	8/31/2013	NAP	NAP	NAP
46	Loan		GSMC	McDonough Marketplace	NAP	75.0%	64.8%	93.4%	9/18/2013	NAP	NAP	Office Depot	20,584	6/30/2016
47	Loan		JLC	Plaza Vegas Business Park	NAP	56.4%	43.3%	72.2%	8/31/2013	NAP	NAP	Cashman Professional	17,454	5/31/2016
48	Loan	35	MC-Five Mile	Capitol View	NAP	74.9%	63.3%	100.0%	8/28/2013	NAP	NAP	Gregory & Appel	30,000	1/1/2026
49	Loan		MC-Five Mile	Prestonwood Apartments	NAP	75.0%	62.9%	94.8%	9/24/2013	NAP	NAP	NAP
50	Loan		JLC	University Garden Apartments	NAP	67.6%	57.5%	92.2%	7/31/2013	NAP	NAP	NAP
51	Loan	13, 36	GSMC	Mozzo Apartments	2/1/2014	67.3%	55.4%	100.0%	9/15/2013	NAP	NAP	NAP
52	Loan		CGMRC	Urbane Apartment Portfolio	NAP	68.9%	57.2%	96.6%		NAP	NAP
52.01	Property			Urbane on Center	NAP			93.5%	7/1/2013	NAP	NAP	NAP
52.02	Property			Urbane on Crooks South	NAP			100.0%	7/1/2013	NAP	NAP	NAP
52.03	Property			Urbane on Breckenridge	NAP			100.0%	7/1/2013	NAP	NAP	NAP
52.04	Property			Urbane on Catalpa	NAP			93.8%	7/1/2013	NAP	NAP	NAP
53	Loan	37	JLC	215 Ohio Street	NAP	71.5%	60.4%	100.0%	8/1/2013	NAP	NAP	Enrgi Fitness	8,300	5/31/2024
54	Loan		GSMC	Norton Commons	NAP	61.9%	54.2%	98.0%	7/10/2013	NAP	NAP	Burke’s Outlet	30,000	1/31/2018
55	Loan		MC-Five Mile	Westridge Business Center	NAP	65.6%	54.9%	100.0%	8/15/2013	NAP	NAP	Home Care Medical	49,299	9/1/2019
56	Loan		MC-Five Mile	Shops at Memorial Heights	NAP	71.2%	59.6%	100.0%	6/30/2013	NAP	NAP	Texadelphia	3,150	12/30/2021
57	Loan	13	RMF	Key Lock Mini Storage	1/22/2015	73.0%	47.5%	88.7%	9/30/2013	NAP	NAP	NAP
58	Loan	38	MC-Five Mile	Cinema Place	NAP	71.9%	60.0%	92.4%	10/1/2013	NAP	NAP	Century Theaters Inc	35,080	10/31/2023
59	Loan		JLC	Park 2000 Mini Storage	NAP	50.8%	39.0%	84.8%	6/30/2013	NAP	NAP	NAP
60	Loan		MC-Five Mile	800 Wilcrest Drive	NAP	70.8%	58.7%	92.6%	8/1/2013	NAP	NAP	Brilliant Energy, LLC	10,665	1/31/2014
61	Loan	13	MC-Five Mile	Meadowbrook & Volunteer Crossing	Various	75.0%	59.7%	93.3%		NAP	NAP
61.01	Property	13		Meadowbrook Shopping Center	8/5/2014			88.5%	4/17/2013	NAP	NAP	Big Lots	30,000	1/31/2019
61.02	Property	13		Volunteer Crossing Shopping Center	7/26/2014			98.2%	4/17/2013	NAP	NAP	Big Lots	37,500	1/31/2017
62	Loan		MC-Five Mile	Holiday Inn Express, Muncie	NAP	67.2%	51.1%	72.9%	5/31/2013	92.98	67.77	NAP
63	Loan		MC-Five Mile	1122 Milledge Street	NAP	74.6%	62.4%	100.0%	9/9/2013	NAP	NAP	Boles Parts Supply	267,000	12/31/2022
64	Loan		MC-Five Mile	Broadway Festival Shopping Center	NAP	74.9%	69.7%	100.0%	7/1/2013	NAP	NAP	Sleepy’s Mattress	8,625	11/30/2020
65	Loan		JLC	257 West 17th Street	NAP	57.1%	49.8%	100.0%	8/5/2013	NAP	NAP	BBP Fitness LLC	13,168	1/31/2023
66	Loan		MC-Five Mile	La Plaza Apartments	NAP	73.3%	62.0%	95.7%	8/13/2013	NAP	NAP	NAP
67	Loan		MC-Five Mile	Gibson & Heritage MHCs	NAP	64.8%	53.4%	100.0%	8/14/2013	NAP	NAP	NAP
68	Loan		MC-Five Mile	Timbers of Keegans Bayou	NAP	71.2%	59.6%	90.8%	10/10/2013	NAP	NAP	NAP
69	Loan		CGMRC	Gappie Plaza	NAP	68.8%	57.1%	90.5%	6/30/2013	NAP	NAP	Bank One	8,334	4/30/2023
70	Loan		MC-Five Mile	Forest View Apartments	NAP	67.3%	61.2%	95.6%	9/10/2013	NAP	NAP	NAP
71	Loan		MC-Five Mile	Joyner Crossing	NAP	63.6%	52.3%	97.5%	7/31/2013	NAP	NAP	Food Lion	33,807	6/17/2023
72	Loan		RMF	Summerwood Self Storage	NAP	61.8%	51.4%	77.8%	10/1/2013	NAP	NAP	NAP
73	Loan		JLC	Moores Mill Village Apartments	NAP	61.8%	52.7%	90.6%	8/27/2013	NAP	NAP	NAP
74	Loan		MC-Five Mile	Archer Plaza	NAP	63.6%	59.3%	100.0%	7/1/2013	NAP	NAP	Peaches Boutique	19,708	6/30/2020
75	Loan		CGMRC	Amsdell Madison Square Self Storage FL	NAP	74.8%	62.4%	91.6%	7/25/2013	NAP	NAP	NAP
76	Loan		RMF	Timber Run Apartments	NAP	73.8%	62.9%	93.3%	8/2/2013	NAP	NAP	NAP
77	Loan		CGMRC	Amsdell Great American Storage IL	NAP	66.2%	56.4%	96.9%	7/31/2013	NAP	NAP	NAP
78	Loan		RMF	Gandy Shoppes	NAP	73.9%	61.2%	100.0%	7/1/2013	NAP	NAP	Mattress Firm	3,565	4/30/2018

GSMS 2013-GCJ16 Annex A

						Second	Second		Third	Third		Fourth	Fourth
Control	Loan /		Mortgage		Second	Largest Tenant	Largest Tenant	Third	Largest Tenant	Largest Tenant	Fourth	Largest Tenant	Largest Tenant
Number	Property Flag	Footnotes	Loan Seller	Property Name	Largest Tenant	Sq Ft	Lease Expiration (6)	Largest Tenant	Sq Ft	Lease Expiration (6)	Largest Tenant	Sq Ft	Lease Expiration (6)
1	Loan	8	GSMC	Windsor Court New Orleans	NAP			NAP			NAP
2	Loan	9, 10	CGMRC	Miracle Mile Shops	Saxe Theater	22,398	6/30/2020	Gap/Gap Kids/Baby Gap	20,872	8/31/2015	Playing Field Race & Sports Book	19,647	7/31/2025
3	Loan	11, 12	JLC	Matrix MHC Portfolio
3.01	Property			Westbridge Manor	NAP			NAP			NAP
3.02	Property			Westbrook	NAP			NAP			NAP
3.03	Property			Avon on the Lake	NAP			NAP			NAP
3.04	Property			Oakland Glens	NAP			NAP			NAP
3.05	Property			Green Park South	NAP			NAP			NAP
3.06	Property			Fairchild Lake	NAP			NAP			NAP
3.07	Property			Cranberry Lake	NAP			NAP			NAP
3.08	Property			Grand Blanc Crossing	NAP			NAP			NAP
3.09	Property			Holly Hills	NAP			NAP			NAP
3.10	Property			Royal Estates	NAP			NAP			NAP
3.11	Property			Old Orchard	NAP			NAP			NAP
4	Loan	13, 14	RMF	The Gates at Manhasset	Gap	15,936	1/31/2022	Urban Outfitters	10,859	1/31/2022	Banana Republic	8,044	1/31/2024
5	Loan	15, 16	JLC	Perkins Retail Portfolio
5.01	Property			Edgewood Shopping Center	CVS	15,100	1/31/2034	Petco	13,235	3/31/2019	Party America	11,267	7/14/2016
5.02	Property			Baken Park Center	Boyd’s Drug Mart	19,200	9/30/2015	Fitness Plus	12,430	12/31/2013	Buffalo Wild Wings	10,500	1/31/2020
5.03	Property			Stockyards Plaza	Gen X Clothing	8,000	4/30/2023	Davita Omaha	4,000	8/31/2014	First National Bank of Omaha	2,586	1/31/2015
5.04	Property			Market Square Shopping Center	Hobby Lobby	53,501	11/30/2015	Hastings	34,250	12/31/2015	NAP
5.05	Property			The Meadows Shopping Center	Brewsky’s Food & Spirits	5,717	1/31/2019	Barb’s Hallmark	4,125	2/28/2014	White or Wheat Sandwich Shoppe	2,771	12/31/2013
5.06	Property			Cornhusker Plaza	Aaron Rentals	7,609	11/30/2018	Panda Palace	2,734	5/31/2014	H&R Block	1,717	4/30/2015
5.07	Property			Eastgate Plaza	Dollar Tree	11,200	5/31/2017	Kinderversity	10,870	1/31/2017	Armed Forces Recruiting	1,760	10/31/2015
5.08	Property	17		Miracle Hills Park	Kohll’s Pharmacy	7,152	12/31/2019	The Taj	4,950	12/31/2013	Huhot Mongolian Grill	4,068	4/30/2014
5.09	Property			Herberger’s at Hilltop Mall	NAP			NAP			NAP
5.10	Property			Bishop Heights Shopping Center	Tokyo Steakhouse	7,725	11/11/2017	Valentino’s Pizza	5,550	5/31/2018	Arby’s	4,121	1/31/2020
6	Loan	13, 18, 19, 20	RMF	Walpole Shopping Mall	LA Fitness	45,000	10/31/2028	Office Max	28,427	1/31/2015	Barnes & Noble	27,831	1/31/2019
7	Loan	13, 21	MC-Five Mile	Regency Portfolio
7.01	Property			Prestonsburg Village	Big Lots	26,342	12/31/2013	Save-A-Lot	20,238	9/30/2018	Goodwill	11,963	11/30/2017
7.02	Property			Jackson Park	Dollar General	8,012	9/30/2014	Hibbett Sports	7,761	6/30/2016	American Rental	6,982	8/31/2016
7.03	Property			River Creek Village	Goody’s	25,517	1/31/2021	Aldi’s	13,632	1/31/2021	Dollar General	8,000	10/31/2013
7.04	Property			Oak Station	Big Lots	28,895	1/31/2015	Fred’s	23,900	2/28/2015	CitiTrends	19,200	5/31/2016
7.05	Property			Village Center	Jay C Plus	40,065	9/30/2017	Goody’s	23,652	1/31/2021	Dollar Tree	8,470	8/31/2016
7.06	Property			Twin County Plaza	Tractor Supply Company	32,000	6/30/2017	Lincare	8,470	8/31/2014	Cato	6,000	1/31/2014
7.07	Property			Jackson Square	Peebles	13,652	7/31/2014	Rent-A-Center	8,100	7/31/2018	Dollar Tree	8,000	1/31/2017
7.08	Property			Flint River Plaza	Fred’s	18,000	5/31/2015	Farmer’s Furniture	12,000	5/31/2015	Family Dollar	7,000	1/31/2014
7.09	Property			Country Roads	Kroger Limited Partnership	24,036	5/31/2018	First Community Bank	2,060	11/30/2014	NAP
7.10	Property			Village Square	Hibbett Sports	5,000	7/31/2015	Pizza Inn	4,890	3/31/2015	Baber’s, Inc.	3,900	6/30/2015
7.11	Property			T&C Center	Food Outlet	25,600	9/30/2017	Beckham’s Pharmacy	3,600	1/31/2016	Fox’s Pizza Den	3,200	1/31/2015
7.12	Property	13		Green Acres	Family Dollar	8,622	12/31/2016	NAP			NAP
7.13	Property	13		Vancleave Center	Family Dollar	7,000	12/31/2017	Smokey’s Tobacco Store	2,400	2/28/2016	Subway	2,400	4/30/2017
7.14	Property	13		Quitman Center	Family Dollar	7,500	12/31/2013	Baber’s, Inc.	3,600	8/31/2013	Southern Sass	1,200	7/31/2014
8	Loan		JLC	Shadow Mountain Marketplace	Ashley Furniture	35,853	3/31/2019	SteinMart	28,000	11/30/2017	Walgreens	14,820	12/31/2082
9	Loan	22	GSMC	1245 16th Street	Santa Monica Women’s Healthcare Associates	3,403	2/16/2016	Dr. Mark I. Handelsman aka Herbert A. Binder D.D.S.	1,857	6/30/2014	Dr. Richard F. Levy	1,838	9/30/2014
10	Loan	13, 23, 24	JLC	Walnut Creek Marriott	NAP			NAP			NAP
11	Loan	25	MC-Five Mile	University Tower	Duke University Health System (direct lease)	36,268	2/28/2018	Jenkins, Wilson, Taylor & Hunt	11,725	12/31/2016	Wells Fargo Advisors	11,233	3/31/2015
12	Loan	26	RMF	Olympia Development Walgreens Portfolio
12.01	Property			Walgreens - Sarasota, FL	NAP			NAP			NAP
12.02	Property			Walgreens - Bradenton, FL	NAP			NAP			NAP
12.03	Property			Walgreens - Lawrenceville, GA	NAP			NAP			NAP
12.04	Property			Walgreens - Merritt Island, FL	NAP			NAP			NAP
12.05	Property			Walgreens - Seminole, FL	NAP			NAP			NAP
13	Loan		JLC	8670 Wilshire	Specialty Surgical Center of BH, LP	15,000	7/31/2020	Mink Radiologic Imaging	5,502	1/31/2018	Screening Services Group, LLC	2,731	12/31/2018
14	Loan	27, 28	JLC	Mariner’s Landing and 2401 Bert
14.01	Property			Mariner’s Landing	All Over Marin Mini Storage	5,845	5/31/2014	Mark Keller	4,400	12/31/2013	All Over Marin Mini Storage1	3,220	5/31/2018
14.02	Property			2401 Bert Drive	NAP			NAP			NAP
15	Loan	13	MC-Five Mile	Yamal Yidios Multifamily Portfolio
15.01	Property	13		Kirkwood Landing Apartments	NAP			NAP			NAP
15.02	Property			Valencia at Spring Branch	NAP			NAP			NAP
15.03	Property			The Forest Apartments	NAP			NAP			NAP
15.04	Property			Pine Creek Apartments	NAP			NAP			NAP
16	Loan		CGMRC	McAllister Plaza	Pape Dawson Engineers	30,820	8/31/2014	BP Exploration & Production	16,400	12/31/2016	Sedwick Claims Management	12,269	12/31/2014
17	Loan		RMF	Parkway and Parkgreen on Bellaire	NAP			NAP			NAP
18	Loan		JLC	The Portland Paramount Hotel	NAP			NAP			NAP
19	Loan		JLC	Monterra Apartments	NAP			NAP			NAP
20	Loan		JLC	Sail Pointe Apartments	NAP			NAP			NAP
21	Loan		RMF	Villages on the River	NAP			NAP			NAP
22	Loan		RMF	The Brittany	NAP			NAP			NAP
23	Loan		JLC	Hilton Greenville	NAP			NAP			NAP
24	Loan	13	GSMC	Wal-Mart Shadow Anchored Midwest Portfolio
24.01	Property			Evans Mills Shopping Center	Panda Buffet	6,000	1/31/2018	Shoe Show	4,700	11/30/2018	Cato	3,900	1/31/2018
24.02	Property	13		Oak Grove Shopping Center	Don Pancho	4,000	7/31/2017	Cato	4,000	1/31/2018	Shoe Show	3,440	8/31/2017
24.03	Property			Salem Shopping Center	Shoe Show	4,700	8/31/2018	Cato	3,600	1/31/2018	El Rancherito	3,200	1/31/2019
24.04	Property			Marion Shopping Center	Maurice’s	4,500	5/1/2017	Don Taco	3,200	8/31/2018	New Cingular Wireless	2,800	4/30/2015

GSMS 2013-GCJ16 Annex A

						Second	Second		Third	Third		Fourth	Fourth
Control	Loan /		Mortgage		Second	Largest Tenant	Largest Tenant	Third	Largest Tenant	Largest Tenant	Fourth	Largest Tenant	Largest Tenant
Number	Property Flag	Footnotes	Loan Seller	Property Name	Largest Tenant	Sq Ft	Lease Expiration (6)	Largest Tenant	Sq Ft	Lease Expiration (6)	Largest Tenant	Sq Ft	Lease Expiration (6)
25	Loan		RMF	Candlewood	NAP			NAP			NAP
26	Loan	29, 30	RMF	Related Home Depot	NAP			NAP			NAP
27	Loan		JLC	Oaks at Holcomb Bridge	NAP			NAP			NAP
28	Loan		JLC	Sanctuary at Winterlakes Apartments	NAP			NAP			NAP
29	Loan		JLC	The Camp	Mesa	6,239	7/31/2014	Active Ride Shop	5,172	2/1/2019	Bikram Yoga	3,899	7/31/2015
30	Loan		JLC	Park 41 Evansville	CrossPoint Polymer Technologies (CPPT)	232,000	7/31/2021	SRG Global	208,141	11/1/2016	Sugar Steel Corporation	125,000	1/1/2019
31	Loan		GSMC	Bella Apartments	NAP			NAP			NAP
32	Loan		JLC	5607-5625 Baum Boulevard	Aldi Inc.	18,148	5/31/2033	Intermedix Corporation	14,719	8/31/2020	Crazy Mocha Coffee Company	2,718	8/31/2023
33	Loan	31, 32	JLC	Ball State Portfolio	NAP			NAP			NAP
34	Loan	13	MC-Five Mile	Sheraton Four Points Hotel O’Hare	NAP			NAP			NAP
35	Loan		JLC	Village Manor	NAP			NAP			NAP
36	Loan		JLC	Northlake Square SC	Lucky Key Restaurant	5,606	12/31/2015	Catherine’s	4,160	2/29/2016	Shoeland Group	3,640	7/31/2017
37	Loan	33	GSMC	Wal-Mart Shadow Anchored Southeast Portfolio
37.01	Property			Salisbury Shopping Center	Salsa Mexican Restaurant	4,000	8/31/2016	Cato	3,900	1/31/2017	City Nails & Spa	3,200	12/31/2017
37.02	Property			Brewton Shopping Center	Hibbett Sports	5,000	10/31/2014	Cato	3,900	1/31/2015	Amedisys	2,800	1/14/2016
37.03	Property			Selma Shopping Center	Cato	4,420	1/31/2014	Sally Beauty	2,550	1/31/2016	CitiFinancial	2,125	11/30/2015
37.04	Property			Dillon Shopping Center	Cato	4,000	1/31/2019	Nail Salon	1,600	10/31/2014	Japanese Restaurant	1,600	1/31/2019
38	Loan		GSMC	Sweetwater Apartments	NAP			NAP			NAP
39	Loan		MC-Five Mile	Saddleback MHC Portfolio
39.01	Property			Countryside Estates MHP (Hays, KS)	NAP			NAP			NAP
39.02	Property			Prairie Village MHP (Salina, KS)	NAP			NAP			NAP
39.03	Property			Cedar Creek MHP (Salina, KS)	NAP			NAP			NAP
39.04	Property			West Cloud MHP (Salina, KS)	NAP			NAP			NAP
40	Loan	13	GSMC	Wal-Mart Shadow Anchored Central Portfolio
40.01	Property			Pryor Shopping Center	Cato	4,160	1/31/2015	Summit PT	4,000	10/31/2017	Billy Sims BBQ	2,467	9/30/2017
40.02	Property	34		Malvern Shopping Center	Hibbett Sports	5,000	MTM	Rent-A-Center	4,787	1/31/2016	Cato	3,900	1/31/2016
40.03	Property			Cortez Shopping Center	Hibbett Sports	4,800	9/30/2015	Alltel Communications	2,400	3/31/2017	GameStop	1,600	1/31/2016
40.04	Property	13		Enid Shopping Center	GameStop	3,000	1/31/2014	Nail Salon	2,000	4/30/2015	US Cellular	1,500	3/31/2015
41	Loan		GSMC	Self Storage Plus Manassas	NAP			NAP			NAP
42	Loan		RMF	Randolph Park	NAP			NAP			NAP
43	Loan	13	RMF	Fairfield Inn & Suites	NAP			NAP			NAP
44	Loan		MC-Five Mile	Fairfield Inn, Ann Arbor	NAP			NAP			NAP
45	Loan		GSMC	Summervale Apartments	NAP			NAP			NAP
46	Loan		GSMC	McDonough Marketplace	Cracker Barrel	10,000	12/1/2017	Dollar Tree	9,500	8/31/2018	Sunny Beauty Supply	4,200	8/31/2014
47	Loan		JLC	Plaza Vegas Business Park	Beverly Hills Rent-A-Car	9,440	12/31/2013	State of Nevada	8,153	10/31/2018	Tiarra	7,796	8/31/2018
48	Loan	35	MC-Five Mile	Capitol View	Superior Oil Company	8,366	1/31/2017	CMID	7,849	2/28/2017	Starbucks	7,338	2/28/2017
49	Loan		MC-Five Mile	Prestonwood Apartments	NAP			NAP			NAP
50	Loan		JLC	University Garden Apartments	NAP			NAP			NAP
51	Loan	13, 36	GSMC	Mozzo Apartments	NAP			NAP			NAP
52	Loan		CGMRC	Urbane Apartment Portfolio
52.01	Property			Urbane on Center	NAP			NAP			NAP
52.02	Property			Urbane on Crooks South	NAP			NAP			NAP
52.03	Property			Urbane on Breckenridge	NAP			NAP			NAP
52.04	Property			Urbane on Catalpa	NAP			NAP			NAP
53	Loan	37	JLC	215 Ohio Street	Mirus Futures	7,196	9/30/2015	Alliance Chicago	7,196	10/31/2015	Channel Clarity	7,196	1/31/2016
54	Loan		GSMC	Norton Commons	rue21	5,029	1/31/2015	Hibbett Sports	5,003	1/31/2016	Radio Shack	5,000	12/31/2015
55	Loan		MC-Five Mile	Westridge Business Center	LoDuca Brothers	28,567	8/31/2028	Ernst Company	24,993	5/31/2017	NAP
56	Loan		MC-Five Mile	Shops at Memorial Heights	T&L Dental Profession	2,100	5/31/2023	Absolve Wine Lounge	1,750	7/31/2014	Quiznos Classic Subs	1,400	10/31/2016
57	Loan	13	RMF	Key Lock Mini Storage	NAP			NAP			NAP
58	Loan	38	MC-Five Mile	Cinema Place	Kokyo Sushi	5,613	6/1/2018	Red Rocket Grill	2,000	3/31/2024	Copy Mat	1,700	12/31/2018
59	Loan		JLC	Park 2000 Mini Storage	NAP			NAP			NAP
60	Loan		MC-Five Mile	800 Wilcrest Drive	G&W Systems Consulting	7,024	7/30/2016	Spartek Systems	5,207	4/30/2016	Trelleborg Sealing Solutions	4,173	8/31/2015
61	Loan	13	MC-Five Mile	Meadowbrook & Volunteer Crossing
61.01	Property	13		Meadowbrook Shopping Center	Family Dollar	11,650	12/31/2016	24/30 Surplus Discount	10,750	10/31/2014	Rent-A-Center	4,300	2/28/2017
61.02	Property	13		Volunteer Crossing Shopping Center	CC Dickson	10,800	3/31/2018	Grand Slam	7,281	8/31/2017	Rent-A-Center	5,400	2/28/2015
62	Loan		MC-Five Mile	Holiday Inn Express, Muncie	NAP			NAP			NAP
63	Loan		MC-Five Mile	1122 Milledge Street	NAP			NAP			NAP
64	Loan		MC-Five Mile	Broadway Festival Shopping Center	Pier 1 Imports	7,000	4/30/2015	Rent-A-Center	2,595	5/31/2015	Dr. Chou Medical Practice	1,480	5/31/2016
65	Loan		JLC	257 West 17th Street	NAP			NAP			NAP
66	Loan		MC-Five Mile	La Plaza Apartments	NAP			NAP			NAP
67	Loan		MC-Five Mile	Gibson & Heritage MHCs	NAP			NAP			NAP
68	Loan		MC-Five Mile	Timbers of Keegans Bayou	NAP			NAP			NAP
69	Loan		CGMRC	Gappie Plaza	VoiceStream Wireless/T-Mobile	2,638	1/31/2016	Chicago Computer Club	2,262	4/30/2016	Mena’s Hair Design, Inc.	1,998	3/31/2015
70	Loan		MC-Five Mile	Forest View Apartments	NAP			NAP			NAP
71	Loan		MC-Five Mile	Joyner Crossing	Family Dollar	8,000	12/31/2015	Eastern NC Medical	3,900	9/30/2014	Rainbow Chinese	1,300	11/30/2013
72	Loan		RMF	Summerwood Self Storage	NAP			NAP			NAP
73	Loan		JLC	Moores Mill Village Apartments	NAP			NAP			NAP
74	Loan		MC-Five Mile	Archer Plaza	7-Eleven	3,233	3/31/2018	Radio Shack	2,211	4/30/2014	Pizza Hut	1,475	11/21/2016
75	Loan		CGMRC	Amsdell Madison Square Self Storage FL	NAP			NAP			NAP
76	Loan		RMF	Timber Run Apartments	NAP			NAP			NAP
77	Loan		CGMRC	Amsdell Great American Storage IL	NAP			NAP			NAP
78	Loan		RMF	Gandy Shoppes	Qdoba Grill	2,200	9/30/2019	GameStop	2,023	5/31/2016	T-Mobile	1,581	11/30/2020

GSMS 2013-GCJ16 Annex A

						Fifth	Fifth	Environmental		Environmental				Earthquake
Control	Loan /		Mortgage		Fifth	Largest Tenant	Largest Tenant	Phase I	Environmental	Phase II	Engineering	Seismic		Insurance	Upfront RE	Ongoing RE
Number	Property Flag	Footnotes	Loan Seller	Property Name	Largest Tenant	Sq Ft	Lease Expiration (6)	Report Date	Phase II	Report Date	Report Date	Report Date	PML or SEL (%)	Required	Tax Reserve ($)	Tax Reserve ($)
1	Loan	8	GSMC	Windsor Court New Orleans	NAP			8/26/2013	No	NAP	8/23/2013	NAP	NAP	No	425,613	47,290
2	Loan	9, 10	CGMRC	Miracle Mile Shops	Cheeseburger Las Vegas	15,940	10/31/2016	7/18/2013	No	NAP	7/17/2013	NAP	NAP	No	508,750	169,583
3	Loan	11, 12	JLC	Matrix MHC Portfolio										No	100,000	150,500
3.01	Property			Westbridge Manor	NAP			7/8/2013	No	NAP	7/2/2013	NAP	NAP	No
3.02	Property			Westbrook	NAP			7/2/2013	No	NAP	7/2/2013	NAP	NAP	No
3.03	Property			Avon on the Lake	NAP			7/3/2013	No	NAP	7/2/2013	NAP	NAP	No
3.04	Property			Oakland Glens	NAP			7/8/2013	No	NAP	7/2/2013	NAP	NAP	No
3.05	Property			Green Park South	NAP			7/2/2013	No	NAP	7/2/2013	NAP	NAP	No
3.06	Property			Fairchild Lake	NAP			7/2/2013	No	NAP	7/2/2013	NAP	NAP	No
3.07	Property			Cranberry Lake	NAP			7/8/2013	No	NAP	7/2/2013	NAP	NAP	No
3.08	Property			Grand Blanc Crossing	NAP			7/3/2013	No	NAP	7/2/2013	NAP	NAP	No
3.09	Property			Holly Hills	NAP			7/3/2013	No	NAP	7/2/2013	NAP	NAP	No
3.10	Property			Royal Estates	NAP			7/8/2013	No	NAP	7/2/2013	NAP	NAP	No
3.11	Property			Old Orchard	NAP			7/8/2013	No	NAP	7/2/2013	NAP	NAP	No
4	Loan	13, 14	RMF	The Gates at Manhasset	Abercrombie & Fitch	6,313	12/31/2019	9/25/2013	No	NAP	9/25/2013	NAP	NAP	No	266,050	126,691
5	Loan	15, 16	JLC	Perkins Retail Portfolio										No	324,000	96,800
5.01	Property			Edgewood Shopping Center	Rent-A-Center	5,101	7/31/2018	8/7/2013	No	NAP	8/7/2013	NAP	NAP	No
5.02	Property			Baken Park Center	Black Hills Urgent Care	5,080	7/31/2017	8/9/2013	Yes	10/17/2013	8/9/2013	NAP	NAP	No
5.03	Property			Stockyards Plaza	The Great Dragon	2,010	8/31/2014	9/30/2013	Yes	10/10/2013	8/9/2013	NAP	NAP	No
5.04	Property			Market Square Shopping Center	NAP			8/7/2013	No	NAP	8/7/2013	NAP	NAP	No
5.05	Property			The Meadows Shopping Center	Oso Burrito	2,150	8/31/2016	8/7/2013	No	NAP	8/7/2013	NAP	NAP	No
5.06	Property			Cornhusker Plaza	Meadow Flower Shop	875	6/30/2016	8/6/2013	No	NAP	8/6/2013	NAP	NAP	No
5.07	Property			Eastgate Plaza	Check into Cash	1,760	3/31/2016	8/7/2013	No	NAP	8/7/2013	NAP	NAP	No
5.08	Property	17		Miracle Hills Park	Cilantro	3,611	9/30/2018	8/7/2013	No	NAP	8/7/2013	NAP	NAP	No
5.09	Property			Herberger’s at Hilltop Mall	NAP			8/9/2013	No	NAP	8/9/2013	NAP	NAP	No
5.10	Property			Bishop Heights Shopping Center	NAP			8/6/2013	No	NAP	8/6/2013	NAP	NAP	No
6	Loan	13, 18, 19, 20	RMF	Walpole Shopping Mall	Joann Fabric	24,760	3/31/2024	5/15/2013	No	NAP	5/17/2013	NAP	NAP	No	154,934	77,467
7	Loan	13, 21	MC-Five Mile	Regency Portfolio										No	260,896	53,817
7.01	Property			Prestonsburg Village	Dollar Tree	8,083	1/31/2016	8/23/2013	No	NAP	8/23/2013	NAP	NAP	No
7.02	Property			Jackson Park	Buffet China	6,217	1/31/2018	8/23/2013	No	NAP	8/23/2013	NAP	NAP	No
7.03	Property			River Creek Village	American Rental	5,988	8/31/2014	8/23/2013	No	NAP	8/23/2013	NAP	NAP	No
7.04	Property			Oak Station	Save-A-Lot	14,000	5/31/2016	8/23/2013	No	NAP	8/23/2013	NAP	NAP	No
7.05	Property			Village Center	Rent-A-Center	4,947	9/30/2017	8/23/2013	No	NAP	8/22/2013	NAP	NAP	No
7.06	Property			Twin County Plaza	A Plus Rentals	4,000	11/30/2015	8/23/2013	No	NAP	8/23/2013	NAP	NAP	No
7.07	Property			Jackson Square	Factory Connection	6,000	10/31/2014	8/23/2013	No	NAP	8/23/2013	NAP	NAP	No
7.08	Property			Flint River Plaza	Papa’s Pizza to Go	2,700	11/30/2016	8/23/2013	No	NAP	8/27/2013	NAP	NAP	No
7.09	Property			Country Roads	NAP			8/23/2013	No	NAP	8/23/2013	NAP	NAP	No
7.10	Property			Village Square	The Video Center	3,300	8/31/2014	8/23/2013	No	NAP	8/23/2013	NAP	NAP	No
7.11	Property			T&C Center	Sports Plus	2,800	3/31/2015	8/23/2013	No	NAP	8/23/2013	NAP	NAP	No
7.12	Property	13		Green Acres	NAP			8/23/2013	No	NAP	8/23/2013	NAP	NAP	No
7.13	Property	13		Vancleave Center	YoursMine@Ours	1,561	1/31/2016	8/23/2013	No	NAP	8/23/2013	NAP	NAP	No
7.14	Property	13		Quitman Center	NAP			8/23/2013	No	NAP	8/23/2013	NAP	NAP	No
8	Loan		JLC	Shadow Mountain Marketplace	Chili’s	5,903	11/30/2016	8/9/2013	No	NAP	8/15/2013	NAP	NAP	No	35,000	22,000
9	Loan	22	GSMC	1245 16th Street	Melinda W. Pruitt D.D.S.	1,793	6/30/2019	9/9/2013	No	NAP	9/4/2013	8/30/2013	15%	No	147,903	21,129
10	Loan	13, 23, 24	JLC	Walnut Creek Marriott	NAP			8/6/2013	No	NAP	8/6/2013	8/6/2013	16%	No	140,000	23,335
11	Loan	25	MC-Five Mile	University Tower	University Club of Durham	10,684	9/30/2025	8/15/2013	No	NAP	8/15/2013	NAP	NAP	No	300,175	30,017
12	Loan	26	RMF	Olympia Development Walgreens Portfolio										No	0	0
12.01	Property			Walgreens - Sarasota, FL	NAP			9/12/2013	No	NAP	9/16/2013	NAP	NAP	No
12.02	Property			Walgreens - Bradenton, FL	NAP			9/12/2013	No	NAP	9/16/2013	NAP	NAP	No
12.03	Property			Walgreens - Lawrenceville, GA	NAP			9/12/2013	No	NAP	9/16/2013	NAP	NAP	No
12.04	Property			Walgreens - Merritt Island, FL	NAP			9/12/2013	No	NAP	9/16/2013	NAP	NAP	No
12.05	Property			Walgreens - Seminole, FL	NAP			9/12/2013	No	NAP	9/16/2013	NAP	NAP	No
13	Loan		JLC	8670 Wilshire	Symbion ARC Support Services	1,879	7/31/2020	8/27/2013	No	NAP	8/30/2013	8/30/2013	13%	No	104,000	14,800
14	Loan	27, 28	JLC	Mariner’s Landing and 2401 Bert										No	164,828	25,750
14.01	Property			Mariner’s Landing	Somersault Snack Co.	2,966	3/31/2016	7/12/2013	No	NAP	8/3/2013	8/6/2013	18%	No
14.02	Property			2401 Bert Drive	NAP			8/5/2013	No	NAP	8/5/2013	8/5/2013	19%	No
15	Loan	13	MC-Five Mile	Yamal Yidios Multifamily Portfolio										No	406,284	40,628
15.01	Property	13		Kirkwood Landing Apartments	NAP			8/23/2013	No	NAP	8/26/2013	NAP	NAP	No
15.02	Property			Valencia at Spring Branch	NAP			8/23/2013	No	NAP	8/26/2013	NAP	NAP	No
15.03	Property			The Forest Apartments	NAP			8/23/2013	No	NAP	8/22/2013	NAP	NAP	No
15.04	Property			Pine Creek Apartments	NAP			8/21/2013	No	NAP	8/23/2013	NAP	NAP	No
16	Loan		CGMRC	McAllister Plaza	Gehan Homes, Ltd.	8,534	1/31/2015	8/2/2013	No	NAP	8/2/2013	NAP	NAP	No	422,137	42,214
17	Loan		RMF	Parkway and Parkgreen on Bellaire	NAP			8/23/2013	No	NAP	8/20/2013	NAP	NAP	No	257,394	24,514
18	Loan		JLC	The Portland Paramount Hotel	NAP			6/27/2013	No	NAP	7/1/2013	6/28/2013	7%	No	185,600	15,500
19	Loan		JLC	Monterra Apartments	NAP			7/2/2013	No	NAP	6/25/2013	NAP	NAP	No	18,000	14,000
20	Loan		JLC	Sail Pointe Apartments	NAP			7/23/2013	No	NAP	7/23/2013	NAP	NAP	No	99,257	16,542
21	Loan		RMF	Villages on the River	NAP			9/24/2013	No	NAP	9/24/2013	NAP	NAP	No	22,305	21,243
22	Loan		RMF	The Brittany	NAP			7/17/2013	No	NAP	7/17/2013	NAP	NAP	No	195,822	15,541
23	Loan		JLC	Hilton Greenville	NAP			8/28/2013	No	NAP	8/27/2013	NAP	NAP	No	194,029	21,184
24	Loan	13	GSMC	Wal-Mart Shadow Anchored Midwest Portfolio										No	66,699	13,340
24.01	Property			Evans Mills Shopping Center	Verizon Wireless	2,500	11/30/2016	9/25/2013	No	NAP	9/9/2013	NAP	NAP	No
24.02	Property	13		Oak Grove Shopping Center	Fort Campbell Federal Credit Union	3,200	12/31/2018	9/25/2013	No	NAP	9/9/2013	NAP	NAP	No
24.03	Property			Salem Shopping Center	Cottonwood Financial	1,600	6/30/2017	9/25/2013	No	NAP	9/9/2013	NAP	NAP	No
24.04	Property			Marion Shopping Center	Avon	1,600	2/28/2015	9/25/2013	No	NAP	9/9/2013	NAP	NAP	No

GSMS 2013-GCJ16 Annex A

						Fifth	Fifth	Environmental		Environmental				Earthquake
Control	Loan /		Mortgage		Fifth	Largest Tenant	Largest Tenant	Phase I	Environmental	Phase II	Engineering	Seismic		Insurance	Upfront RE	Ongoing RE
Number	Property Flag	Footnotes	Loan Seller	Property Name	Largest Tenant	Sq Ft	Lease Expiration (6)	Report Date	Phase II	Report Date	Report Date	Report Date	PML or SEL (%)	Required	Tax Reserve ($)	Tax Reserve ($)
25	Loan		RMF	Candlewood	NAP			7/17/2013	No	NAP	7/17/2013	NAP	NAP	No	130,416	13,801
26	Loan	29, 30	RMF	Related Home Depot	NAP			7/26/2013	No	NAP	NAP	NAP	NAP	No	0	0
27	Loan		JLC	Oaks at Holcomb Bridge	NAP			8/29/2013	No	NAP	9/5/2013	NAP	NAP	No	271,000	15,900
28	Loan		JLC	Sanctuary at Winterlakes Apartments	NAP			9/24/2013	No	NAP	9/23/2013	NAP	NAP	No	149,300	18,665
29	Loan		JLC	The Camp	Native Foods	3,016	2/28/2023	9/10/2013	No	NAP	9/10/2013	8/15/2013	9%	No	51,082	10,216
30	Loan		JLC	Park 41 Evansville	Berry Plastics	106,524	MTM	9/30/2013	No	NAP	9/20/2013	NAP	NAP	No	0	13,000
31	Loan		GSMC	Bella Apartments	NAP			10/11/2013	No	NAP	9/9/2013	NAP	NAP	No	10,380	10,380
32	Loan		JLC	5607-5625 Baum Boulevard	NAP			7/8/2013	No	NAP	7/9/2013	NAP	NAP	No	40,000	12,390
33	Loan	31, 32	JLC	Ball State Portfolio	NAP			6/23/2013, 6/25/2013	No	NAP	6/25/2013	NAP	NAP	No	116,000	24,400
34	Loan	13	MC-Five Mile	Sheraton Four Points Hotel O’Hare	NAP			8/9/2013	No	NAP	8/9/2013	NAP	NAP	No	309,782	61,956
35	Loan		JLC	Village Manor	NAP			8/2/2013	No	NAP	8/6/2013	NAP	NAP	No	15,263	15,266
36	Loan		JLC	Northlake Square SC	Mellow Mushroom	3,618	11/30/2013	8/27/2013	No	NAP	8/16/2013	NAP	NAP	No	32,319	11,986
37	Loan	33	GSMC	Wal-Mart Shadow Anchored Southeast Portfolio										No	120,200	10,927
37.01	Property			Salisbury Shopping Center	It’s Fashion	3,200	1/31/2017	10/2/2013	No	NAP	9/9/2013	NAP	NAP	No
37.02	Property			Brewton Shopping Center	Wine & Liquor	2,020	7/31/2014	10/2/2013	No	NAP	9/12/2013	NAP	NAP	No
37.03	Property			Selma Shopping Center	GameStop	1,800	1/31/2014	9/25/2013	No	NAP	9/12/2013	NAP	NAP	No
37.04	Property			Dillon Shopping Center	Papa John’s Pizza	1,600	3/18/2018	9/25/2013	No	NAP	9/9/2013	NAP	NAP	No
38	Loan		GSMC	Sweetwater Apartments	NAP			6/14/2013	No	NAP	6/12/2013	NAP	NAP	No	129,107	11,737
39	Loan		MC-Five Mile	Saddleback MHC Portfolio										No	48,887	6,984
39.01	Property			Countryside Estates MHP (Hays, KS)	NAP			8/2/2013	No	NAP	8/2/2013	NAP	NAP	No
39.02	Property			Prairie Village MHP (Salina, KS)	NAP			8/2/2013	No	NAP	8/2/2013	NAP	NAP	No
39.03	Property			Cedar Creek MHP (Salina, KS)	NAP			8/2/2013	No	NAP	8/2/2013	NAP	NAP	No
39.04	Property			West Cloud MHP (Salina, KS)	NAP			8/2/2013	No	NAP	8/2/2013	NAP	NAP	No
40	Loan	13	GSMC	Wal-Mart Shadow Anchored Central Portfolio										No	54,068	9,011
40.01	Property			Pryor Shopping Center	Verizon	2,000	1/31/2015	9/25/2013	No	NAP	9/9/2013	NAP	NAP	No
40.02	Property	34		Malvern Shopping Center	Larry’s Pizza	3,500	8/31/2014	9/25/2013	No	NAP	9/9/2013	NAP	NAP	No
40.03	Property			Cortez Shopping Center	Rocky Mountain Choc	1,200	9/30/2014	9/25/2013	No	NAP	9/9/2013	NAP	NAP	No
40.04	Property	13		Enid Shopping Center	Advanced American	1,500	2/28/2014	9/25/2013	No	NAP	9/9/2013	NAP	NAP	No
41	Loan		GSMC	Self Storage Plus Manassas	NAP			9/3/2013	No	NAP	8/30/2013	NAP	NAP	No	47,882	9,576
42	Loan		RMF	Randolph Park	NAP			7/17/2013	No	NAP	7/17/2013	NAP	NAP	No	94,166	7,847
43	Loan	13	RMF	Fairfield Inn & Suites	NAP			8/5/2013	No	NAP	8/5/2013	NAP	NAP	No	62,348	5,668
44	Loan		MC-Five Mile	Fairfield Inn, Ann Arbor	NAP			6/26/2013	No	NAP	6/28/2013	NAP	NAP	No	46,693	11,673
45	Loan		GSMC	Summervale Apartments	NAP			9/3/2013	No	NAP	9/3/2013	NAP	NAP	No	126,156	12,616
46	Loan		GSMC	McDonough Marketplace	Rent-A-Center	3,500	8/31/2017	6/5/2013	No	NAP	6/3/2013	NAP	NAP	No	6,615	6,615
47	Loan		JLC	Plaza Vegas Business Park	L&R Finishing	5,139	6/30/2014	9/5/2013	No	NAP	9/6/2013	NAP	NAP	No	17,000	6,000
48	Loan	35	MC-Five Mile	Capitol View	Sherck, Hussey CPA’s	4,578	9/30/2014	4/19/2013	No	NAP	4/16/2013	NAP	NAP	No	59,812	11,962
49	Loan		MC-Five Mile	Prestonwood Apartments	NAP			9/24/2013	No	NAP	9/24/2013	NAP	NAP	No	94,920	9,492
50	Loan		JLC	University Garden Apartments	NAP			8/1/2013	No	NAP	8/12/2013	NAP	NAP	No	68,200	8,900
51	Loan	13, 36	GSMC	Mozzo Apartments	NAP			8/12/2013	No	NAP	8/9/2013	NAP	NAP	No	0	8,962
52	Loan		CGMRC	Urbane Apartment Portfolio										No	22,812	7,604
52.01	Property			Urbane on Center	NAP			7/18/2013	No	NAP	7/18/2013	NAP	NAP	No
52.02	Property			Urbane on Crooks South	NAP			7/18/2013	No	NAP	7/18/2013	NAP	NAP	No
52.03	Property			Urbane on Breckenridge	NAP			8/12/2013	No	NAP	8/12/2013	NAP	NAP	No
52.04	Property			Urbane on Catalpa	NAP			7/18/2013	No	NAP	7/18/2013	NAP	NAP	No
53	Loan	37	JLC	215 Ohio Street	Channel Clarity (Sub to Single Hop)	7,196	1/31/2016	6/21/2013	No	NAP	6/20/2013	NAP	NAP	No	30,000	15,000
54	Loan		GSMC	Norton Commons	Shoe Show	4,957	4/30/2016	8/6/2013	No	NAP	8/6/2013	NAP	NAP	No	0	4,162
55	Loan		MC-Five Mile	Westridge Business Center	NAP			9/3/2013	No	NAP	6/20/2013	NAP	NAP	No	29,759	9,920
56	Loan		MC-Five Mile	Shops at Memorial Heights	Parkview Nails	1,400	10/31/2016	3/19/2013	No	NAP	3/19/2013	NAP	NAP	No	78,153	8,684
57	Loan	13	RMF	Key Lock Mini Storage	NAP			8/23/2013	No	NAP	8/23/2013	NAP	NAP	No	21,096	5,023
58	Loan	38	MC-Five Mile	Cinema Place	Yogurt Hill	1,197	8/31/2017	10/10/2013	No	NAP	7/1/2013	7/1/2013	10%	No	12,976	6,488
59	Loan		JLC	Park 2000 Mini Storage	NAP			9/9/2013	No	NAP	8/16/2013	NAP	NAP	No	10,000	5,000
60	Loan		MC-Five Mile	800 Wilcrest Drive	Kindee Oil & Gas Texas, LLC	3,248	7/31/2015	9/24/2013	No	NAP	9/24/2013	NAP	NAP	No	36,784	7,357
61	Loan	13	MC-Five Mile	Meadowbrook & Volunteer Crossing										No	23,527	6,464
61.01	Property	13		Meadowbrook Shopping Center	Papa John’s Pizza	1,500	2/28/2019	10/14/2013	No	NAP	8/8/2013	NAP	NAP	No
61.02	Property	13		Volunteer Crossing Shopping Center	Swisher Hygiene	2,298	1/31/2014	8/7/2013	No	NAP	8/8/2013	NAP	NAP	No
62	Loan		MC-Five Mile	Holiday Inn Express, Muncie	NAP			6/26/2013	No	NAP	6/28/2013	NAP	NAP	No	39,057	5,580
63	Loan		MC-Five Mile	1122 Milledge Street	NAP			7/26/2013	No	NAP	7/29/2013	NAP	NAP	No	36,298	8,366
64	Loan		MC-Five Mile	Broadway Festival Shopping Center	Americash Loans	1,448	12/31/2014	8/6/2013	No	NAP	8/5/2013	NAP	NAP	No	43,935	10,984
65	Loan		JLC	257 West 17th Street	NAP			8/15/2013	No	NAP	8/13/2013	NAP	NAP	No	39,143	7,940
66	Loan		MC-Five Mile	La Plaza Apartments	NAP			8/27/2013	No	NAP	8/27/2013	NAP	NAP	No	72,738	7,274
67	Loan		MC-Five Mile	Gibson & Heritage MHCs	NAP			7/23/2013	No	NAP	7/25/2013	NAP	NAP	No	9,315	1,331
68	Loan		MC-Five Mile	Timbers of Keegans Bayou	NAP			9/9/2013	No	NAP	9/9/2013	NAP	NAP	No	79,987	8,887
69	Loan		CGMRC	Gappie Plaza	Pauletta Young, D.D.S.	1,479	8/31/2020	8/7/2013	No	NAP	8/7/2013	NAP	NAP	No	34,390	8,598
70	Loan		MC-Five Mile	Forest View Apartments	NAP			7/30/2013	No	NAP	7/30/2013	NAP	NAP	No	70,417	7,042
71	Loan		MC-Five Mile	Joyner Crossing	Family Eye Care	1,300	3/31/2014	7/31/2013	No	NAP	7/31/2013	NAP	NAP	No	30,484	3,048
72	Loan		RMF	Summerwood Self Storage	NAP			9/16/2013	No	NAP	9/16/2013	NAP	NAP	No	83,864	7,987
73	Loan		JLC	Moores Mill Village Apartments	NAP			8/29/2013	No	NAP	10/8/2013	NAP	NAP	No	4,000	4,000
74	Loan		MC-Five Mile	Archer Plaza	Subway	1,365	12/31/2017	5/17/2013	No	NAP	8/5/2013	NAP	NAP	No	43,642	10,911
75	Loan		CGMRC	Amsdell Madison Square Self Storage FL	NAP			8/26/2013	No	NAP	8/4/2013	NAP	NAP	No	17,525	2,504
76	Loan		RMF	Timber Run Apartments	NAP			7/22/2013	No	NAP	7/22/2013	NAP	NAP	No	38,449	4,272
77	Loan		CGMRC	Amsdell Great American Storage IL	NAP			6/19/2013	Yes	7/8/2013	8/8/2013	NAP	NAP	No	61,690	15,422
78	Loan		RMF	Gandy Shoppes	Domino’s Pizza	1,276	2/28/2022	9/13/2013	No	NAP	9/13/2013	NAP	NAP	No	25,984	2,750

GSMS 2013-GCJ16 Annex A

Control	Loan /		Mortgage		Upfront	Ongoing	Upfront	Ongoing	Replacement	Upfront	Ongoing
Number	Property Flag	Footnotes	Loan Seller	Property Name	Insurance Reserve ($)	Insurance Reserve ($)	Replacement Reserve ($)	Replacement Reserve ($)	Reserve Caps ($)	TI/LC Reserve ($)	TI/LC Reserve ($)	TI/LC Caps ($)
1	Loan	8	GSMC	Windsor Court New Orleans	0	0	0	112,004	0	0	0	0
2	Loan	9, 10	CGMRC	Miracle Mile Shops	0	0	0	7,481	0	1,310,955	56,104	0
3	Loan	11, 12	JLC	Matrix MHC Portfolio	0	36,100	1,794,188	31,029	0	0	0	0
3.01	Property			Westbridge Manor
3.02	Property			Westbrook
3.03	Property			Avon on the Lake
3.04	Property			Oakland Glens
3.05	Property			Green Park South
3.06	Property			Fairchild Lake
3.07	Property			Cranberry Lake
3.08	Property			Grand Blanc Crossing
3.09	Property			Holly Hills
3.10	Property			Royal Estates
3.11	Property			Old Orchard
4	Loan	13, 14	RMF	The Gates at Manhasset	0	0	0	1,774	0	0	0	0
5	Loan	15, 16	JLC	Perkins Retail Portfolio	88,000	12,492	836,052	26,266	685,000	2,500,000	45,000	1,500,000
5.01	Property			Edgewood Shopping Center
5.02	Property			Baken Park Center
5.03	Property			Stockyards Plaza
5.04	Property			Market Square Shopping Center
5.05	Property			The Meadows Shopping Center
5.06	Property			Cornhusker Plaza
5.07	Property			Eastgate Plaza
5.08	Property	17		Miracle Hills Park
5.09	Property			Herberger’s at Hilltop Mall
5.10	Property			Bishop Heights Shopping Center
6	Loan	13, 18, 19, 20	RMF	Walpole Shopping Mall	0	0	45,000	4,975	179,088	0	6,250	500,000
7	Loan	13, 21	MC-Five Mile	Regency Portfolio	67,025	0	0	22,709	825,000	0	45,785	1,000,000
7.01	Property			Prestonsburg Village
7.02	Property			Jackson Park
7.03	Property			River Creek Village
7.04	Property			Oak Station
7.05	Property			Village Center
7.06	Property			Twin County Plaza
7.07	Property			Jackson Square
7.08	Property			Flint River Plaza
7.09	Property			Country Roads
7.10	Property			Village Square
7.11	Property			T&C Center
7.12	Property	13		Green Acres
7.13	Property	13		Vancleave Center
7.14	Property	13		Quitman Center
8	Loan		JLC	Shadow Mountain Marketplace	32,500	8,100	0	3,355	100,000	1,000,000	12,570	0
9	Loan	22	GSMC	1245 16th Street	36,856	3,351	0	1,772	0	0	0	0
10	Loan	13, 23, 24	JLC	Walnut Creek Marriott	176,035	14,670	0	27,205	0	0	0	0
11	Loan	25	MC-Five Mile	University Tower	29,748	2,704	0	3,083	110,981	4,750,000	0	0
12	Loan	26	RMF	Olympia Development Walgreens Portfolio	0	1,336	0	660	0	0	991	0
12.01	Property			Walgreens - Sarasota, FL
12.02	Property			Walgreens - Bradenton, FL
12.03	Property			Walgreens - Lawrenceville, GA
12.04	Property			Walgreens - Merritt Island, FL
12.05	Property			Walgreens - Seminole, FL
13	Loan		JLC	8670 Wilshire	17,000	4,900	0	855	0	235,620	4,275	0
14	Loan	27, 28	JLC	Mariner’s Landing and 2401 Bert	0	5,650	0	2,836	0	0	17,500	0
14.01	Property			Mariner’s Landing
14.02	Property			2401 Bert Drive
15	Loan	13	MC-Five Mile	Yamal Yidios Multifamily Portfolio	71,486	23,829	269,907	31,250	0	0	0	0
15.01	Property	13		Kirkwood Landing Apartments
15.02	Property			Valencia at Spring Branch
15.03	Property			The Forest Apartments
15.04	Property			Pine Creek Apartments
16	Loan		CGMRC	McAllister Plaza	31,671	2,879	0	2,378	0	958,668	19,973	716,000
17	Loan		RMF	Parkway and Parkgreen on Bellaire	114,417	19,069	0	13,646	0	0	0	0
18	Loan		JLC	The Portland Paramount Hotel	23,800	4,800	0	22,181	0	0	0	0
19	Loan		JLC	Monterra Apartments	42,000	6,300	0	7,883	0	0	0	0
20	Loan		JLC	Sail Pointe Apartments	23,445	13,500	0	5,654	0	0	0	0
21	Loan		RMF	Villages on the River	15,214	7,245	0	6,831	0	0	0	0
22	Loan		RMF	The Brittany	70,327	0	1,167,189	4,900	0	0	0	0
23	Loan		JLC	Hilton Greenville	19,386	9,693	350,000	33,811	0	0	0	0
24	Loan	13	GSMC	Wal-Mart Shadow Anchored Midwest Portfolio	7,546	0	0	1,609	0	0	8,540	409,904
24.01	Property			Evans Mills Shopping Center
24.02	Property	13		Oak Grove Shopping Center
24.03	Property			Salem Shopping Center
24.04	Property			Marion Shopping Center

GSMS 2013-GCJ16 Annex A

Control	Loan /		Mortgage		Upfront	Ongoing	Upfront	Ongoing	Replacement	Upfront	Ongoing
Number	Property Flag	Footnotes	Loan Seller	Property Name	Insurance Reserve ($)	Insurance Reserve ($)	Replacement Reserve ($)	Replacement Reserve ($)	Reserve Caps ($)	TI/LC Reserve ($)	TI/LC Reserve ($)	TI/LC Caps ($)
25	Loan		RMF	Candlewood	75,956	0	422,433	6,264	0	0	0	0
26	Loan	29, 30	RMF	Related Home Depot	0	0	0	0	0	0	0	0
27	Loan		JLC	Oaks at Holcomb Bridge	5,000	6,800	700,000	8,870	0	0	0	0
28	Loan		JLC	Sanctuary at Winterlakes Apartments	33,830	11,300	0	7,147	0	0	0	0
29	Loan		JLC	The Camp	7,436	2,100	0	780	0	0	3,383	150,000
30	Loan		JLC	Park 41 Evansville	22,000	11,100	0	10,727	0	362,302	21,455	1,029,819
31	Loan		GSMC	Bella Apartments	18,143	9,072	0	7,950	0	0	0	0
32	Loan		JLC	5607-5625 Baum Boulevard	6,500	3,270	0	1,490	0	30,060	5,930	650,000
33	Loan	31, 32	JLC	Ball State Portfolio	24,000	12,100	0	11,328	0	0	0	0
34	Loan	13	MC-Five Mile	Sheraton Four Points Hotel O’Hare	15,507	7,754	0	25,946	0	0	0	0
35	Loan		JLC	Village Manor	49,955	4,163	0	3,306	150,000	0	0	0
36	Loan		JLC	Northlake Square SC	33,010	3,001	0	1,720	0	0	2,500	150,000
37	Loan	33	GSMC	Wal-Mart Shadow Anchored Southeast Portfolio	5,337	0	0	1,405	0	0	10,417	339,818
37.01	Property			Salisbury Shopping Center
37.02	Property			Brewton Shopping Center
37.03	Property			Selma Shopping Center
37.04	Property			Dillon Shopping Center
38	Loan		GSMC	Sweetwater Apartments	41,705	6,951	0	4,033	0	0	0	0
39	Loan		MC-Five Mile	Saddleback MHC Portfolio	9,715	3,238	0	2,438	0	0	0	0
39.01	Property			Countryside Estates MHP (Hays, KS)
39.02	Property			Prairie Village MHP (Salina, KS)
39.03	Property			Cedar Creek MHP (Salina, KS)
39.04	Property			West Cloud MHP (Salina, KS)
40	Loan	13	GSMC	Wal-Mart Shadow Anchored Central Portfolio	5,784	0	0	1,341	0	0	7,153	343,366
40.01	Property			Pryor Shopping Center
40.02	Property	34		Malvern Shopping Center
40.03	Property			Cortez Shopping Center
40.04	Property	13		Enid Shopping Center
41	Loan		GSMC	Self Storage Plus Manassas	1,361	680	0	918	0	0	0	0
42	Loan		RMF	Randolph Park	50,255	0	658,818	4,573	0	0	0	0
43	Loan	13	RMF	Fairfield Inn & Suites	21,404	3,058	0	8,114	0	0	0	0
44	Loan		MC-Five Mile	Fairfield Inn, Ann Arbor	25,906	2,328	0	9,807	0	0	0	0
45	Loan		GSMC	Summervale Apartments	0	0	275,580	6,425	0	0	0	0
46	Loan		GSMC	McDonough Marketplace	0	0	0	1,109	0	0	2,500	150,000
47	Loan		JLC	Plaza Vegas Business Park	25,000	0	0	4,705	225,840	0	2,514	120,672
48	Loan	35	MC-Five Mile	Capitol View	4,405	1,468	0	1,007	0	0	6,667	300,000
49	Loan		MC-Five Mile	Prestonwood Apartments	46,346	7,724	0	3,208	0	0	0	0
50	Loan		JLC	University Garden Apartments	5,000	8,300	0	9,200	0	0	0	0
51	Loan	13, 36	GSMC	Mozzo Apartments	0	0	0	1,354	81,250	0	0	0
52	Loan		CGMRC	Urbane Apartment Portfolio	17,546	1,755	0	2,200	0	0	0	0
52.01	Property			Urbane on Center
52.02	Property			Urbane on Crooks South
52.03	Property			Urbane on Breckenridge
52.04	Property			Urbane on Catalpa
53	Loan	37	JLC	215 Ohio Street	10,000	1,100	0	599	0	100,000	5,985	0
54	Loan		GSMC	Norton Commons	0	0	0	1,899	0	0	6,667	240,000
55	Loan		MC-Five Mile	Westridge Business Center	9,125	1,014	0	857	0	50,000	3,000	0
56	Loan		MC-Five Mile	Shops at Memorial Heights	9,914	1,416	0	567	0	0	2,917	140,000
57	Loan	13	RMF	Key Lock Mini Storage	12,387	0	0	1,082	0	0	0	0
58	Loan	38	MC-Five Mile	Cinema Place	1,288	1,288	0	662	0	0	2,205	75,000
59	Loan		JLC	Park 2000 Mini Storage	16,000	0	0	2,145	102,960	0	0	0
60	Loan		MC-Five Mile	800 Wilcrest Drive	20,785	2,362	0	1,260	0	300,000	0	300,000
61	Loan	13	MC-Five Mile	Meadowbrook & Volunteer Crossing	4,078	2,039	0	1,793	0	0	2,500	75,000
61.01	Property	13		Meadowbrook Shopping Center
61.02	Property	13		Volunteer Crossing Shopping Center
62	Loan		MC-Five Mile	Holiday Inn Express, Muncie	4,212	1,404	0	6,357	0	0	0	0
63	Loan		MC-Five Mile	1122 Milledge Street	16,154	0	87,369	2,236	200,000	0	4,473	108,000
64	Loan		MC-Five Mile	Broadway Festival Shopping Center	12,052	1,205	0	324	0	0	2,277	0
65	Loan		JLC	257 West 17th Street	300	200	0	180	0	0	1,500	0
66	Loan		MC-Five Mile	La Plaza Apartments	11,137	5,568	0	3,450	0	0	0	0
67	Loan		MC-Five Mile	Gibson & Heritage MHCs	1,638	819	0	508	0	0	0	0
68	Loan		MC-Five Mile	Timbers of Keegans Bayou	36,754	7,351	0	3,357	0	0	0	0
69	Loan		CGMRC	Gappie Plaza	0	0	0	539	0	0	1,079	38,850
70	Loan		MC-Five Mile	Forest View Apartments	63,769	9,110	0	3,950	0	0	0	0
71	Loan		MC-Five Mile	Joyner Crossing	5,087	509	0	833	50,000	0	2,817	150,000
72	Loan		RMF	Summerwood Self Storage	14,293	1,945	0	503	18,112	0	0	0
73	Loan		JLC	Moores Mill Village Apartments	11,500	4,450	0	4,275	0	0	0	0
74	Loan		MC-Five Mile	Archer Plaza	6,216	565	18,000	663	0	0	1,911	0
75	Loan		CGMRC	Amsdell Madison Square Self Storage FL	0	0	0	967	0	0	0	0
76	Loan		RMF	Timber Run Apartments	9,167	4,583	108,117	2,640	0	0	0	0
77	Loan		CGMRC	Amsdell Great American Storage IL	0	0	0	662	0	0	0	0
78	Loan		RMF	Gandy Shoppes	6,787	808	0	348	0	0	1,055	50,620

GSMS 2013-GCJ16 Annex A

Control	Loan /		Mortgage		Upfront Debt	Ongoing Debt	Upfront Deferred	Ongoing Deferred	Upfront	Ongoing	Upfront	Ongoing
Number	Property Flag	Footnotes	Loan Seller	Property Name	Service Reserve ($)	Service Reserve ($)	Maintenance Reserve ($)	Maintenance Reserve ($)	Environmental Reserve ($)	Environmental Reserve ($)	Other Reserve ($)	Other Reserve ($)
1	Loan	8	GSMC	Windsor Court New Orleans	0	0	0	0	0	0	0	0
2	Loan	9, 10	CGMRC	Miracle Mile Shops	0	0	162,000	0	0	0	0	0
3	Loan	11, 12	JLC	Matrix MHC Portfolio	0	0	455,812	0	0	0	3,000,000	125,000
3.01	Property			Westbridge Manor
3.02	Property			Westbrook
3.03	Property			Avon on the Lake
3.04	Property			Oakland Glens
3.05	Property			Green Park South
3.06	Property			Fairchild Lake
3.07	Property			Cranberry Lake
3.08	Property			Grand Blanc Crossing
3.09	Property			Holly Hills
3.10	Property			Royal Estates
3.11	Property			Old Orchard
4	Loan	13, 14	RMF	The Gates at Manhasset	0	0	0	0	0	0	6,000,000	0
5	Loan	15, 16	JLC	Perkins Retail Portfolio	0	0	704,160	0	0	0	0	0
5.01	Property			Edgewood Shopping Center
5.02	Property			Baken Park Center
5.03	Property			Stockyards Plaza
5.04	Property			Market Square Shopping Center
5.05	Property			The Meadows Shopping Center
5.06	Property			Cornhusker Plaza
5.07	Property			Eastgate Plaza
5.08	Property	17		Miracle Hills Park
5.09	Property			Herberger’s at Hilltop Mall
5.10	Property			Bishop Heights Shopping Center
6	Loan	13, 18, 19, 20	RMF	Walpole Shopping Mall	0	0	0	0	0	0	953,500	0
7	Loan	13, 21	MC-Five Mile	Regency Portfolio	0	0	170,095	0	0	0	0	0
7.01	Property			Prestonsburg Village
7.02	Property			Jackson Park
7.03	Property			River Creek Village
7.04	Property			Oak Station
7.05	Property			Village Center
7.06	Property			Twin County Plaza
7.07	Property			Jackson Square
7.08	Property			Flint River Plaza
7.09	Property			Country Roads
7.10	Property			Village Square
7.11	Property			T&C Center
7.12	Property	13		Green Acres
7.13	Property	13		Vancleave Center
7.14	Property	13		Quitman Center
8	Loan		JLC	Shadow Mountain Marketplace	0	0	68,850	0	0	0	0	0
9	Loan	22	GSMC	1245 16th Street	0	0	0	0	0	0	0	0
10	Loan	13, 23, 24	JLC	Walnut Creek Marriott	0	0	127,000	0	0	0	8,200,000	0
11	Loan	25	MC-Five Mile	University Tower	0	0	8,813	0	0	0	0	0
12	Loan	26	RMF	Olympia Development Walgreens Portfolio	0	0	0	0	0	0	0	0
12.01	Property			Walgreens - Sarasota, FL
12.02	Property			Walgreens - Bradenton, FL
12.03	Property			Walgreens - Lawrenceville, GA
12.04	Property			Walgreens - Merritt Island, FL
12.05	Property			Walgreens - Seminole, FL
13	Loan		JLC	8670 Wilshire	0	0	0	0	0	0	0	0
14	Loan	27, 28	JLC	Mariner’s Landing and 2401 Bert	0	0	5,469	0	0	0	52,500	0
14.01	Property			Mariner’s Landing
14.02	Property			2401 Bert Drive
15	Loan	13	MC-Five Mile	Yamal Yidios Multifamily Portfolio	0	0	966,471	0	0	0	0	0
15.01	Property	13		Kirkwood Landing Apartments
15.02	Property			Valencia at Spring Branch
15.03	Property			The Forest Apartments
15.04	Property			Pine Creek Apartments
16	Loan		CGMRC	McAllister Plaza	0	0	12,500	0	0	0	29,334	0
17	Loan		RMF	Parkway and Parkgreen on Bellaire	0	0	65,094	0	0	0	0	0
18	Loan		JLC	The Portland Paramount Hotel	0	0	0	0	0	0	0	0
19	Loan		JLC	Monterra Apartments	0	0	0	0	0	0	0	0
20	Loan		JLC	Sail Pointe Apartments	0	0	128,450	0	0	0	0	0
21	Loan		RMF	Villages on the River	0	0	0	0	0	0	0	0
22	Loan		RMF	The Brittany	0	0	114,939	0	0	0	0	0
23	Loan		JLC	Hilton Greenville	0	0	0	0	0	0	1,275,042	0
24	Loan	13	GSMC	Wal-Mart Shadow Anchored Midwest Portfolio	0	0	0	0	0	0	128,300	0
24.01	Property			Evans Mills Shopping Center
24.02	Property	13		Oak Grove Shopping Center
24.03	Property			Salem Shopping Center
24.04	Property			Marion Shopping Center

GSMS 2013-GCJ16 Annex A

Control	Loan /		Mortgage		Upfront Debt	Ongoing Debt	Upfront Deferred	Ongoing Deferred	Upfront	Ongoing	Upfront	Ongoing
Number	Property Flag	Footnotes	Loan Seller	Property Name	Service Reserve ($)	Service Reserve ($)	Maintenance Reserve ($)	Maintenance Reserve ($)	Environmental Reserve ($)	Environmental Reserve ($)	Other Reserve ($)	Other Reserve ($)
25	Loan		RMF	Candlewood	0	0	436,312	0	0	0	0	0
26	Loan	29, 30	RMF	Related Home Depot	0	0	0	0	0	0	0	0
27	Loan		JLC	Oaks at Holcomb Bridge	0	0	62,638	0	0	0	0	0
28	Loan		JLC	Sanctuary at Winterlakes Apartments	0	0	8,000	0	0	0	0	0
29	Loan		JLC	The Camp	0	0	0	0	0	0	0	0
30	Loan		JLC	Park 41 Evansville	0	0	289,200	0	565,690	0	0	0
31	Loan		GSMC	Bella Apartments	0	0	21,600	0	0	0	0	0
32	Loan		JLC	5607-5625 Baum Boulevard	0	0	108,995	0	0	0	322,608	19,167
33	Loan	31, 32	JLC	Ball State Portfolio	0	0	7,500	0	0	0	0	0
34	Loan	13	MC-Five Mile	Sheraton Four Points Hotel O’Hare	0	0	26,438	0	0	0	2,451,505	0
35	Loan		JLC	Village Manor	0	0	0	0	0	0	0	0
36	Loan		JLC	Northlake Square SC	0	0	0	0	0	0	2,250,000	0
37	Loan	33	GSMC	Wal-Mart Shadow Anchored Southeast Portfolio	0	0	46,475	0	0	0	20,446	0
37.01	Property			Salisbury Shopping Center
37.02	Property			Brewton Shopping Center
37.03	Property			Selma Shopping Center
37.04	Property			Dillon Shopping Center
38	Loan		GSMC	Sweetwater Apartments	0	0	0	0	0	0	0	0
39	Loan		MC-Five Mile	Saddleback MHC Portfolio	0	0	70,125	0	0	0	700,000	0
39.01	Property			Countryside Estates MHP (Hays, KS)
39.02	Property			Prairie Village MHP (Salina, KS)
39.03	Property			Cedar Creek MHP (Salina, KS)
39.04	Property			West Cloud MHP (Salina, KS)
40	Loan	13	GSMC	Wal-Mart Shadow Anchored Central Portfolio	0	0	110,224	0	0	0	151,000	0
40.01	Property			Pryor Shopping Center
40.02	Property	34		Malvern Shopping Center
40.03	Property			Cortez Shopping Center
40.04	Property	13		Enid Shopping Center
41	Loan		GSMC	Self Storage Plus Manassas	0	0	625	0	0	0	0	0
42	Loan		RMF	Randolph Park	0	0	151,698	0	0	0	0	0
43	Loan	13	RMF	Fairfield Inn & Suites	0	0	3,750	0	0	0	0	0
44	Loan		MC-Five Mile	Fairfield Inn, Ann Arbor	0	0	5,313	0	0	0	2,369,492	0
45	Loan		GSMC	Summervale Apartments	0	0	44,825	0	0	0	215	0
46	Loan		GSMC	McDonough Marketplace	0	0	0	0	0	0	0	0
47	Loan		JLC	Plaza Vegas Business Park	0	0	41,750	0	0	0	351,296	0
48	Loan	35	MC-Five Mile	Capitol View	0	0	0	0	0	0	0	0
49	Loan		MC-Five Mile	Prestonwood Apartments	0	0	12,500	0	0	0	0	0
50	Loan		JLC	University Garden Apartments	0	0	706,450	0	0	0	0	0
51	Loan	13, 36	GSMC	Mozzo Apartments	0	0	0	0	0	0	0	0
52	Loan		CGMRC	Urbane Apartment Portfolio	0	0	10,125	0	0	0	0	0
52.01	Property			Urbane on Center
52.02	Property			Urbane on Crooks South
52.03	Property			Urbane on Breckenridge
52.04	Property			Urbane on Catalpa
53	Loan	37	JLC	215 Ohio Street	0	0	52,625	0	0	0	421,094	0
54	Loan		GSMC	Norton Commons	0	0	0	0	0	0	0	0
55	Loan		MC-Five Mile	Westridge Business Center	0	0	62,125	0	0	0	0	0
56	Loan		MC-Five Mile	Shops at Memorial Heights	0	0	0	0	0	0	0	0
57	Loan	13	RMF	Key Lock Mini Storage	0	0	40,400	0	0	0	370,000	0
58	Loan	38	MC-Five Mile	Cinema Place	0	0	0	0	0	0	118,408	0
59	Loan		JLC	Park 2000 Mini Storage	0	0	309,061	0	0	0	0	0
60	Loan		MC-Five Mile	800 Wilcrest Drive	0	0	0	0	0	0	265,963	0
61	Loan	13	MC-Five Mile	Meadowbrook & Volunteer Crossing	0	0	207,813	0	0	0	15,000	0
61.01	Property	13		Meadowbrook Shopping Center
61.02	Property	13		Volunteer Crossing Shopping Center
62	Loan		MC-Five Mile	Holiday Inn Express, Muncie	0	0	10,225	0	0	0	1,170,476	0
63	Loan		MC-Five Mile	1122 Milledge Street	0	0	0	0	0	0	0	0
64	Loan		MC-Five Mile	Broadway Festival Shopping Center	0	0	0	0	0	0	0	0
65	Loan		JLC	257 West 17th Street	0	0	0	0	0	0	173,619	3,064
66	Loan		MC-Five Mile	La Plaza Apartments	0	0	3,563	0	0	0	100,000	0
67	Loan		MC-Five Mile	Gibson & Heritage MHCs	0	0	4,050	0	0	0	0	0
68	Loan		MC-Five Mile	Timbers of Keegans Bayou	0	0	73,750	0	0	0	0	0
69	Loan		CGMRC	Gappie Plaza	0	0	0	0	0	0	0	0
70	Loan		MC-Five Mile	Forest View Apartments	0	0	50,000	0	0	0	0	0
71	Loan		MC-Five Mile	Joyner Crossing	0	0	5,625	0	0	0	0	0
72	Loan		RMF	Summerwood Self Storage	0	0	0	0	0	0	0	0
73	Loan		JLC	Moores Mill Village Apartments	0	0	52,938	0	0	0	0	0
74	Loan		MC-Five Mile	Archer Plaza	0	0	0	0	0	0	0	0
75	Loan		CGMRC	Amsdell Madison Square Self Storage FL	0	0	0	0	0	0	150,000	0
76	Loan		RMF	Timber Run Apartments	0	0	91,883	0	0	0	0	0
77	Loan		CGMRC	Amsdell Great American Storage IL	0	0	0	0	0	0	100,000	0
78	Loan		RMF	Gandy Shoppes	0	0	0	0	0	0	0	0

GSMS 2013-GCJ16 Annex A

Control	Loan /		Mortgage		Other Reserve			Loan
Number	Property Flag	Footnotes	Loan Seller	Property Name	Description	Borrower Name	Carve-out Guarantor	Purpose
1	Loan	8	GSMC	Windsor Court New Orleans		Windsor Court Hotel Partners, L.L.C.	Windsor Court Financial, L.L.C.	Refinance
2	Loan	9, 10	CGMRC	Miracle Mile Shops		Boulevard Invest LLC	Aby Rosen, Michael Fuchs, and David Edelstein	Refinance
3	Loan	11, 12	JLC	Matrix MHC Portfolio	Mobile Home Acquisition Reserve ($3,000,000); Ongoing Mobile Home Acquisition Reserve ($125,000 per month) for only the first 12 months of the loan term.
Matrix MI Homes, LLC, Matrix South, LLC, MRG Avon, LLC, MRG Chesterfield, LLC, MRG Cranberry Lake, LLC, MRG Grand Blanc, LLC, MRG Holly Hills, LLC, MRG Westbridge Manor, LLC, MRG Oakland Glens, LLC, MRG Old Orchard, LLC, MRG Royal Estates, LLC, MRG Westbrook, LLC, Crest Avon, LLC, Crest Chesterfield, LLC, Crest Cranberry Lake, LLC, Crest Grand Blanc, LLC, Crest Holly Hills, LLC, Crest Westbridge Manor, LLC, Crest Oakland Glens, LLC, Crest Old Orchard, LLC, Crest Royal Estates, LLC and Crest Westbrook, LLC
							Glen Nelson	Acquisition
3.01	Property			Westbridge Manor
3.02	Property			Westbrook
3.03	Property			Avon on the Lake
3.04	Property			Oakland Glens
3.05	Property			Green Park South
3.06	Property			Fairchild Lake
3.07	Property			Cranberry Lake
3.08	Property			Grand Blanc Crossing
3.09	Property			Holly Hills
3.10	Property			Royal Estates
3.11	Property			Old Orchard
4	Loan	13, 14	RMF	The Gates at Manhasset	Banana Republic Lease Holdback Funds	KMO-361 (Manhasset) LLC	Morton L. Olshan	Refinance
5	Loan	15, 16	JLC	Perkins Retail Portfolio		MFP Mid-America Shopping Centers LLC	Michael D. Perkins	Refinance
5.01	Property			Edgewood Shopping Center
5.02	Property			Baken Park Center
5.03	Property			Stockyards Plaza
5.04	Property			Market Square Shopping Center
5.05	Property			The Meadows Shopping Center
5.06	Property			Cornhusker Plaza
5.07	Property			Eastgate Plaza
5.08	Property	17		Miracle Hills Park
5.09	Property			Herberger’s at Hilltop Mall
5.10	Property			Bishop Heights Shopping Center
6	Loan	13, 18, 19, 20	RMF	Walpole Shopping Mall	JoAnn’s Fabric Reserve ($900,000); LA Fitness Reserve ($53,500)	Walpole Mall Associates, LLC	Rubin Pachulski Properties 36, LLC	Refinance
7	Loan	13, 21	MC-Five Mile	Regency Portfolio		Regency Marianna LLC, Regency Georgia I LLC, Regency Mississippi I LLC, Regency Jackson Square LLC, Regency Seymour LLC and Regency Appalachia LLC	Regency Commercial Associates LLC	Refinance
7.01	Property			Prestonsburg Village
7.02	Property			Jackson Park
7.03	Property			River Creek Village
7.04	Property			Oak Station
7.05	Property			Village Center
7.06	Property			Twin County Plaza
7.07	Property			Jackson Square
7.08	Property			Flint River Plaza
7.09	Property			Country Roads
7.10	Property			Village Square
7.11	Property			T&C Center
7.12	Property	13		Green Acres
7.13	Property	13		Vancleave Center
7.14	Property	13		Quitman Center
8	Loan		JLC	Shadow Mountain Marketplace		Shadow Mountain Marketplace, LLC	Darrel W. Wright and Mark D. Linehan	Refinance
9	Loan	22	GSMC	1245 16th Street		Santa Monica Arizona at 16th, L.P.	Marshall A. Rockwell, Jr. and Laura H. Rockwell	Refinance
10	Loan	13, 23, 24	JLC	Walnut Creek Marriott	PIP Reserve	NPWC Hotel LLC	Patrick M. Nesbitt and Patrick M. Nesbitt Family Trust	Refinance
11	Loan	25	MC-Five Mile	University Tower		HD Tower, LLC	Anthony H. Dilweg	Refinance
12	Loan	26	RMF	Olympia Development Walgreens Portfolio		Seminole, FL-W, LLC, Sarasota, FL-W, LLC, Bradenton, FL-W, LLC, Merritt Island, FL-W, LLC and Lilburn, GA-W, LLC	William Touloumis	Refinance
12.01	Property			Walgreens - Sarasota, FL
12.02	Property			Walgreens - Bradenton, FL
12.03	Property			Walgreens - Lawrenceville, GA
12.04	Property			Walgreens - Merritt Island, FL
12.05	Property			Walgreens - Seminole, FL
13	Loan		JLC	8670 Wilshire		Specialty Healthcare Properties Subsidiary, LLC	Andrew A. Brooks and Randhir S. Tuli	Refinance
14	Loan	27, 28	JLC	Mariner’s Landing and 2401 Bert	Seismic Retrofit Reserve	Mariners Landing, LLC and 2401 Bert Hollister, LLC	Daniel H. Morgan	Acquisition/Refinance
14.01	Property			Mariner’s Landing
14.02	Property			2401 Bert Drive
15	Loan	13	MC-Five Mile	Yamal Yidios Multifamily Portfolio		YTech One-1312 Units Houston Investment, LLC	Yamal Yidios Char	Acquisition
15.01	Property	13		Kirkwood Landing Apartments
15.02	Property			Valencia at Spring Branch
15.03	Property			The Forest Apartments
15.04	Property			Pine Creek Apartments
16	Loan		CGMRC	McAllister Plaza	Free Rent Reserve	RBL McAllister LLC	David Rawson and Joseph Blum	Refinance
17	Loan		RMF	Parkway and Parkgreen on Bellaire		SS Apartments, LLC	Ajay K. Gupta	Acquisition
18	Loan		JLC	The Portland Paramount Hotel		925 Park Avenue Associates, LLC	Michael Bashaw, Rodney Olson and J. Stephen Goodfellow	Refinance
19	Loan		JLC	Monterra Apartments		USM Las Vegas, LLC	Paul E. Mashni	Refinance
20	Loan		JLC	Sail Pointe Apartments		St. Lucie Properties Group, LLC	Paul R. Steinfurth	Refinance
21	Loan		RMF	Villages on the River		HPI Villages LLC	Matthew A. Sharp and J. David Kelsey	Acquisition
22	Loan		RMF	The Brittany		Northland Brittany LLC	Northland Portfolio L.P.	Refinance
23	Loan		JLC	Hilton Greenville	PIP Reserve	UVH Greenville, LLC	Allan Gutierrez	Acquisition
24	Loan	13	GSMC	Wal-Mart Shadow Anchored Midwest Portfolio	Unfunded Obligations	FM Evan Mills S/C, LLC, FM Marion S/C, LLC, FM Salem S/C, LLC and FM Oak Grove S/C, LLC	Fountain Capital LLC, John Cheney Curtis Mathes and George Carey Mathes	Acquisition
24.01	Property			Evans Mills Shopping Center
24.02	Property	13		Oak Grove Shopping Center
24.03	Property			Salem Shopping Center
24.04	Property			Marion Shopping Center

GSMS 2013-GCJ16 Annex A

Control	Loan /		Mortgage		Other Reserve			Loan
Number	Property Flag	Footnotes	Loan Seller	Property Name	Description	Borrower Name	Carve-out Guarantor	Purpose
25	Loan		RMF	Candlewood		Northland Candlewood LLC	Northland Portfolio L.P.	Refinance
26	Loan	29, 30	RMF	Related Home Depot		Related Retail Bruckner, LLC	The Related Companies, L.P.	Refinance
27	Loan		JLC	Oaks at Holcomb Bridge		RJJ Roswell LLC	John R. Young and Reggie King	Acquisition
28	Loan		JLC	Sanctuary at Winterlakes Apartments		Sanctuary at Winterlakes, LLC	Paul R. Steinfurth	Refinance
29	Loan		JLC	The Camp		The Camp Project, LLC	Shaheen Sadeghi and Linda Sadeghi	Refinance
30	Loan		JLC	Park 41 Evansville		Park 41 Holding Company, LLC	Benjamin J. Kunkel	Refinance
31	Loan		GSMC	Bella Apartments		ACV I LLC	Andrew Schwarz and ACM Venture 1, LLC	Refinance
32	Loan		JLC	5607-5625 Baum Boulevard	Collier’s Litigation ($115,000); Investigative Litigation ($155,864); Bruin Litigation ($14,538.28); Monthly Collier’s Litigation ($19,166.67); Rent Abatement Reserve ($37,206)	Baum Boulevard Ground LLC	William H. Odell and John H. Odell	Refinance
33	Loan	31, 32	JLC	Ball State Portfolio		Muncie SPE, LLC	James B. Harkrider III, Andrew Lallathin and Ira Mondry	Acquisition
34	Loan	13	MC-Five Mile	Sheraton Four Points Hotel O’Hare	PIP Reserve ($2,251,505); Seasonality Reserve ($200,000)	Schiller Park Hospitality LLC	Waqas Akuly, Amin Amdani, Paul Busching, Bimal Doshi, Satya Mehta and Fouza Memon	Acquisition
35	Loan		JLC	Village Manor		Village Manor Retirement of Hartland, LLC	Joshua Stein and Waldenwoods Properties, LLC	Refinance
36	Loan		JLC	Northlake Square SC	Best Buy Rollover Reserve	Northlake Square, LLC	David L. Barnhart	Refinance
37	Loan	33	GSMC	Wal-Mart Shadow Anchored Southeast Portfolio	Unfunded Obligations	FM Dillon S/C, LLC, FM Salisbury S/C, LLC, FM Brewton S/C, LLC and FM Selma S/C, LLC	Fountain Capital LLC, John Cheney Curtis Mathes and George Carey Mathes	Acquisition
37.01	Property			Salisbury Shopping Center
37.02	Property			Brewton Shopping Center
37.03	Property			Selma Shopping Center
37.04	Property			Dillon Shopping Center
38	Loan		GSMC	Sweetwater Apartments		Sweetwater Apartments LLC	Robert P. Rothenberg and Gideon Z. Friedman	Acquisition
39	Loan		MC-Five Mile	Saddleback MHC Portfolio	Debt Yield Holdback Reserve	Cedar Creek MHP LLC, Prairie Village MHP LLC, West Cloud MHP LLC and Countryside MHP LLC	Ben Braband and Geoff Rosenhain	Refinance
39.01	Property			Countryside Estates MHP (Hays, KS)
39.02	Property			Prairie Village MHP (Salina, KS)
39.03	Property			Cedar Creek MHP (Salina, KS)
39.04	Property			West Cloud MHP (Salina, KS)
40	Loan	13	GSMC	Wal-Mart Shadow Anchored Central Portfolio	Hibbett Sports/Anytime Fitness Holdback ($125,000); Unfunded Obligations ($26,000)	FM Cortez S/C, LLC, FM Enid S/C, LLC, FM Pryor S/C, LLC and FM Malvern S/C, LLC	Fountain Capital LLC, John Cheney Curtis Mathes and George Carey Mathes	Acquisition
40.01	Property			Pryor Shopping Center
40.02	Property	34		Malvern Shopping Center
40.03	Property			Cortez Shopping Center
40.04	Property	13		Enid Shopping Center
41	Loan		GSMC	Self Storage Plus Manassas		Sudley Manor Storage, LLC	Joseph Wolinsky	Refinance
42	Loan		RMF	Randolph Park		Northland Randolph Park Apartments LLC	Northland Portfolio L.P.	Refinance
43	Loan	13	RMF	Fairfield Inn & Suites		Montgomery Hotel Group, LLC	Greg Friedman and Mitul Patel	Refinance
44	Loan		MC-Five Mile	Fairfield Inn, Ann Arbor	ADA Reserve ($184,000); PIP Reserve ($2,185,492)	PH Ann Arbor Hotel Owner, LLC	Julie A. Dumon Trust dated March 24, 2006 and Graham Hershman	Acquisition
45	Loan		GSMC	Summervale Apartments	Tax/Flood Fees	Summervale Apartments, LLC	Michael G. Tombari and Kenneth L. Hatfield	Acquisition
46	Loan		GSMC	McDonough Marketplace		McDonough (McDonough) WMC, LLC	Stanley Werb and Jonathan S. Gaines	Refinance
47	Loan		JLC	Plaza Vegas Business Park	State of Nevada Lease Holdback ($312,650); State of Nevada Rent Holdback ($38,646)	Plaza Vegas I LLC	Johnny A. Ribeiro, Jr.	Refinance
48	Loan	35	MC-Five Mile	Capitol View		1402 Associates, LLC	Richard E. Hennessey, Michael T. Dilts, Brian J. Sullivan, John G. Leicht	Refinance
49	Loan		MC-Five Mile	Prestonwood Apartments		Santhi Corporation	Chowdary Yalamanchili	Refinance
50	Loan		JLC	University Garden Apartments		125 Baxter, LLC	Nicholas R. Halaris and John R. Young	Acquisition
51	Loan	13, 36	GSMC	Mozzo Apartments		531 Virginia LLC	Tadd M. Miller, Gregory B. Martin and Milhaus Development LLC	Refinance
52	Loan		CGMRC	Urbane Apartment Portfolio		Breckenridge LLC	Frederick Blechman and Sherman J. Freund	Refinance
52.01	Property			Urbane on Center
52.02	Property			Urbane on Crooks South
52.03	Property			Urbane on Breckenridge
52.04	Property			Urbane on Catalpa
53	Loan	37	JLC	215 Ohio Street	ENRGI Fitness Holdback Reserve	BP Phoenix LLC	Frederick W. Solberg and Christopher Dunn	Acquisition
54	Loan		GSMC	Norton Commons		Norton (Norton) SRX, LLC	Stanley Werb and Jonathan S. Gaines	Acquisition
55	Loan		MC-Five Mile	Westridge Business Center		Lo Duca Bros. Realty Co. Westridge LLC	Dominic M. Lo Duca and Vincent J. Lo Duca	Refinance
56	Loan		MC-Five Mile	Shops at Memorial Heights		Shops at Memorial, LLC	Samer Danial	Refinance
57	Loan	13	RMF	Key Lock Mini Storage	Expansion Funds	Key Lock Prime Storage LLC	Robert J. Moser, Robert C. Morgan and Herbert Morgan	Refinance
58	Loan	38	MC-Five Mile	Cinema Place	Clickaway Reserve ($42,707); Flame Restaurant Reserve ($38,196); Copymat Reserve ($29,172); Ground Rent Reserve ($8,333)	1069 B Street, LLC	Shaoul Levy	Refinance
59	Loan		JLC	Park 2000 Mini Storage		Park 2000 I, LLC	Johnny A. Ribeiro, Jr. and LoraLee Ribeiro	Refinance
60	Loan		MC-Five Mile	800 Wilcrest Drive	Litigation Reserve	Mitterhofer@Wilcrest, LLC	Giancarlo Mitterhofer and Wendy Velez	Refinance
61	Loan	13	MC-Five Mile	Meadowbrook & Volunteer Crossing	Great Clips Reserve	Caprealty 13-Bristol, L.L.C. and New Haven-Meadowbrook Associates Limited Partnership	David H. Lee	Refinance
61.01	Property	13		Meadowbrook Shopping Center
61.02	Property	13		Volunteer Crossing Shopping Center
62	Loan		MC-Five Mile	Holiday Inn Express, Muncie	PIP Reserve	Muncie Hotel Owner, LLC	Julie A. Dumon Trust Dated March 24, 2006 and Graham Hershman	Acquisition
63	Loan		MC-Five Mile	1122 Milledge Street		Milledge Equities, LLC	Shraga F. Schorr	Acquisition
64	Loan		MC-Five Mile	Broadway Festival Shopping Center		Shopping Center BF, LLC	Catherine Patel	Refinance
65	Loan		JLC	257 West 17th Street	BBP Leasing Reserve ($170,555.60); Upfront and Monthly Common Charges Reserve ($3,063.51)	257 Associates Borrower LLC	World-Wide Holdings Corporation	Refinance
66	Loan		MC-Five Mile	La Plaza Apartments	Litigation Reserve	Holste Group, L.L.C.	Randall J. Holste and Janet Holste Cheetham	Refinance
67	Loan		MC-Five Mile	Gibson & Heritage MHCs		Gibson Mobile Home Estates, Inc. and Heritage Mobile Home Village, Inc.	Gus Gibson, Jr.	Refinance
68	Loan		MC-Five Mile	Timbers of Keegans Bayou		Chitratrangi Limited Partnership	Chowdary Yalamanchili	Refinance
69	Loan		CGMRC	Gappie Plaza		Next Bronzeville, LLC	Andrew S. Hochberg, Marc J. Blum, and Robert Caplin	Refinance
70	Loan		MC-Five Mile	Forest View Apartments		Forest View United, LLC	Aaron Kurlansky and Ramon M. Corona	Acquisition
71	Loan		MC-Five Mile	Joyner Crossing		Joyners Crossing, LLC	William T. Barnett	Refinance
72	Loan		RMF	Summerwood Self Storage		RG Self Storage, LLLP	Richard A. Graham, Jr.	Refinance
73	Loan		JLC	Moores Mill Village Apartments		2453 Coronet, LLC	Nicholas R. Halaris and John R. Young	Refinance
74	Loan		MC-Five Mile	Archer Plaza		Shopping Center AC, LLC	Catherine Patel	Refinance
75	Loan		CGMRC	Amsdell Madison Square Self Storage FL	Property Costs Reserve	Amsdell Storage Ventures XVI, LLC	Robert J. Amsdell and Barry L. Amsdell	Acquisition
76	Loan		RMF	Timber Run Apartments		13000 Woodforest LLC	Chad Doty, Ed Barriskill and Dan Chamberlain	Acquisition
77	Loan		CGMRC	Amsdell Great American Storage IL	Property Costs Reserve	Amsdell Storage Ventures XIV, LLC	Robert J. Amsdell and Barry L. Amsdell	Acquisition
78	Loan		RMF	Gandy Shoppes		GS Center LLC	Daniel Halberstein	Acquisition

GSMS 2013-GCJ16 Annex A

Control	Loan /		Mortgage		Loan Amount	Principal’s New Cash	Subordinate
Number	Property Flag	Footnotes	Loan Seller	Property Name	(sources)	Contribution (7)	Debt	Other Sources	Total Sources	Loan Payoff	Purchase Price	Closing Costs	Reserves
1	Loan	8	GSMC	Windsor Court New Orleans	73,000,000	0	0	0	73,000,000	38,232,756	0	808,639	425,613
2	Loan	9, 10	CGMRC	Miracle Mile Shops	580,000,000	0	0	0	580,000,000	551,424,876	0	2,575,263	1,981,705
3	Loan	11, 12	JLC	Matrix MHC Portfolio	135,000,000	14,137,835	15,000,000	19,141,258	183,279,094	8,488,742	165,000,000	4,440,352	5,350,000
3.01	Property			Westbridge Manor
3.02	Property			Westbrook
3.03	Property			Avon on the Lake
3.04	Property			Oakland Glens
3.05	Property			Green Park South
3.06	Property			Fairchild Lake
3.07	Property			Cranberry Lake
3.08	Property			Grand Blanc Crossing
3.09	Property			Holly Hills
3.10	Property			Royal Estates
3.11	Property			Old Orchard
4	Loan	13, 14	RMF	The Gates at Manhasset	60,000,000	0	0	0	60,000,000	21,732,655	0	817,559	6,266,050
5	Loan	15, 16	JLC	Perkins Retail Portfolio	47,500,000	3,205,101	0	5,721,688	56,426,789	50,291,730	0	1,682,848	4,452,212
5.01	Property			Edgewood Shopping Center
5.02	Property			Baken Park Center
5.03	Property			Stockyards Plaza
5.04	Property			Market Square Shopping Center
5.05	Property			The Meadows Shopping Center
5.06	Property			Cornhusker Plaza
5.07	Property			Eastgate Plaza
5.08	Property	17		Miracle Hills Park
5.09	Property			Herberger’s at Hilltop Mall
5.10	Property			Bishop Heights Shopping Center
6	Loan	13, 18, 19, 20	RMF	Walpole Shopping Mall	64,500,000	83,527	10,000,000	0	74,583,527	72,864,408	0	442,185	1,153,434
7	Loan	13, 21	MC-Five Mile	Regency Portfolio	43,800,000	0	0	0	43,800,000	35,284,604	0	1,860,999	498,016
7.01	Property			Prestonsburg Village
7.02	Property			Jackson Park
7.03	Property			River Creek Village
7.04	Property			Oak Station
7.05	Property			Village Center
7.06	Property			Twin County Plaza
7.07	Property			Jackson Square
7.08	Property			Flint River Plaza
7.09	Property			Country Roads
7.10	Property			Village Square
7.11	Property			T&C Center
7.12	Property	13		Green Acres
7.13	Property	13		Vancleave Center
7.14	Property	13		Quitman Center
8	Loan		JLC	Shadow Mountain Marketplace	38,000,000	6,006,706	0	0	44,006,706	42,458,855	0	411,501	1,136,350
9	Loan	22	GSMC	1245 16th Street	37,000,000	0	0	0	37,000,000	30,535,279	0	475,878	184,759
10	Loan	13, 23, 24	JLC	Walnut Creek Marriott	31,280,000	1,075,000	8,000,000	0	40,355,000	28,285,885	0	3,426,080	8,643,035
11	Loan	25	MC-Five Mile	University Tower	27,000,000	0	0	0	27,000,000	19,594,064	0	329,658	5,088,735
12	Loan	26	RMF	Olympia Development Walgreens Portfolio	22,730,000	0	0	0	22,730,000	18,569,029	0	299,194	0
12.01	Property			Walgreens - Sarasota, FL
12.02	Property			Walgreens - Bradenton, FL
12.03	Property			Walgreens - Lawrenceville, GA
12.04	Property			Walgreens - Merritt Island, FL
12.05	Property			Walgreens - Seminole, FL
13	Loan		JLC	8670 Wilshire	22,500,000	0	2,500,000	0	25,000,000	13,761,335	0	546,553	356,620
14	Loan	27, 28	JLC	Mariner’s Landing and 2401 Bert	22,300,000	1,740,131	1,500,000	360,000	25,900,131	9,377,578	15,270,744	1,029,013	222,797
14.01	Property			Mariner’s Landing
14.02	Property			2401 Bert Drive
15	Loan	13	MC-Five Mile	Yamal Yidios Multifamily Portfolio	19,500,000	12,962,829	0	0	32,462,829	0	29,978,422	770,258	1,714,148
15.01	Property	13		Kirkwood Landing Apartments
15.02	Property			Valencia at Spring Branch
15.03	Property			The Forest Apartments
15.04	Property			Pine Creek Apartments
16	Loan		CGMRC	McAllister Plaza	18,000,000	1,610,846	0	230,000	19,840,846	18,031,113	0	124,133	1,454,310
17	Loan		RMF	Parkway and Parkgreen on Bellaire	16,750,000	5,651,835	0	0	22,401,835	0	21,500,000	464,931	436,904
18	Loan		JLC	The Portland Paramount Hotel	16,000,000	0	0	0	16,000,000	9,575,272	0	298,215	209,400
19	Loan		JLC	Monterra Apartments	15,600,000	0	0	0	15,600,000	13,919,911	0	416,245	60,000
20	Loan		JLC	Sail Pointe Apartments	14,750,000	0	0	0	14,750,000	11,636,409	0	660,000	251,152
21	Loan		RMF	Villages on the River	14,350,000	6,373,632	0	0	20,723,632	0	20,200,000	486,113	37,519
22	Loan		RMF	The Brittany	14,100,000	0	0	0	14,100,000	8,236,638	0	364,376	1,548,277
23	Loan		JLC	Hilton Greenville	13,400,000	5,922,882	0	0	19,322,882	0	16,768,931	715,494	1,838,458
24	Loan	13	GSMC	Wal-Mart Shadow Anchored Midwest Portfolio	12,938,000	4,083,079	0	0	17,021,079	0	16,626,955	191,579	202,545
24.01	Property			Evans Mills Shopping Center
24.02	Property	13		Oak Grove Shopping Center
24.03	Property			Salem Shopping Center
24.04	Property			Marion Shopping Center

GSMS 2013-GCJ16 Annex A

Control	Loan /		Mortgage		Loan Amount	Principal’s New Cash	Subordinate
Number	Property Flag	Footnotes	Loan Seller	Property Name	(sources)	Contribution (7)	Debt	Other Sources	Total Sources	Loan Payoff	Purchase Price	Closing Costs	Reserves
25	Loan		RMF	Candlewood	12,815,000	0	0	0	12,815,000	6,006,047	0	364,666	1,065,117
26	Loan	29, 30	RMF	Related Home Depot	27,000,000	0	0	0	27,000,000	7,757,462	0	726,639	0
27	Loan		JLC	Oaks at Holcomb Bridge	12,150,000	5,046,960	0	0	17,196,960	0	15,350,000	808,322	1,038,638
28	Loan		JLC	Sanctuary at Winterlakes Apartments	12,000,000	0	800,000	0	12,800,000	11,530,382	0	542,728	195,982
29	Loan		JLC	The Camp	12,000,000	0	0	0	12,000,000	8,229,488	0	129,845	58,518
30	Loan		JLC	Park 41 Evansville	12,000,000	0	0	0	12,000,000	8,464,535	0	1,775,948	1,239,192
31	Loan		GSMC	Bella Apartments	11,750,000	0	0	0	11,750,000	5,843,413	0	308,080	50,123
32	Loan		JLC	5607-5625 Baum Boulevard	11,700,000	347,063	1,300,000	0	13,347,063	11,731,652	0	1,107,247	508,164
33	Loan	31, 32	JLC	Ball State Portfolio	11,520,000	2,867,357	2,700,000	0	17,087,357	0	15,800,000	939,857	347,500
34	Loan	13	MC-Five Mile	Sheraton Four Points Hotel O’Hare	11,500,000	4,310,934	0	0	15,810,934	0	12,676,244	331,458	2,803,232
35	Loan		JLC	Village Manor	10,700,000	0	0	0	10,700,000	10,293,857	0	214,153	65,218
36	Loan		JLC	Northlake Square SC	10,500,000	27,548	0	0	10,527,548	7,828,484	0	383,736	2,315,329
37	Loan	33	GSMC	Wal-Mart Shadow Anchored Southeast Portfolio	9,600,000	3,450,542	0	0	13,050,542	0	12,677,252	180,831	192,458
37.01	Property			Salisbury Shopping Center
37.02	Property			Brewton Shopping Center
37.03	Property			Selma Shopping Center
37.04	Property			Dillon Shopping Center
38	Loan		GSMC	Sweetwater Apartments	9,200,000	3,195,272	0	0	12,395,272	0	12,025,000	199,460	170,812
39	Loan		MC-Five Mile	Saddleback MHC Portfolio	8,700,000	1,180,414	0	60,000	9,940,414	8,825,208	0	280,979	828,727
39.01	Property			Countryside Estates MHP (Hays, KS)
39.02	Property			Prairie Village MHP (Salina, KS)
39.03	Property			Cedar Creek MHP (Salina, KS)
39.04	Property			West Cloud MHP (Salina, KS)
40	Loan	13	GSMC	Wal-Mart Shadow Anchored Central Portfolio	8,284,000	3,004,019	0	0	11,288,019	0	10,787,275	179,668	321,076
40.01	Property			Pryor Shopping Center
40.02	Property	34		Malvern Shopping Center
40.03	Property			Cortez Shopping Center
40.04	Property	13		Enid Shopping Center
41	Loan		GSMC	Self Storage Plus Manassas	8,000,000	0	0	0	8,000,000	5,333,810	0	203,654	49,867
42	Loan		RMF	Randolph Park	7,990,000	0	0	0	7,990,000	5,411,824	0	245,847	954,937
43	Loan	13	RMF	Fairfield Inn & Suites	8,000,000	244,383	0	0	8,244,383	7,945,158	0	211,723	87,502
44	Loan		MC-Five Mile	Fairfield Inn, Ann Arbor	7,350,000	3,556,267	0	0	10,906,267	0	8,000,000	458,863	2,447,404
45	Loan		GSMC	Summervale Apartments	7,300,000	3,123,726	0	0	10,423,726	0	9,920,000	56,950	446,776
46	Loan		GSMC	McDonough Marketplace	7,275,000	0	0	0	7,275,000	4,925,115	0	142,914	6,615
47	Loan		JLC	Plaza Vegas Business Park	7,200,000	314,082	0	0	7,514,082	6,937,230	0	141,805	435,046
48	Loan	35	MC-Five Mile	Capitol View	6,900,000	277,405	0	0	7,177,405	6,946,220	0	166,968	64,217
49	Loan		MC-Five Mile	Prestonwood Apartments	6,750,000	0	0	0	6,750,000	5,101,461	0	275,071	153,766
50	Loan		JLC	University Garden Apartments	6,525,000	3,473,741	0	0	9,998,741	0	8,750,000	469,091	779,650
51	Loan	13, 36	GSMC	Mozzo Apartments	6,400,000	0	0	0	6,400,000	4,473,708	0	153,831	0
52	Loan		CGMRC	Urbane Apartment Portfolio	5,400,000	0	0	50,000	5,450,000	5,130,238	0	30,362	50,483
52.01	Property			Urbane on Center
52.02	Property			Urbane on Crooks South
52.03	Property			Urbane on Breckenridge
52.04	Property			Urbane on Catalpa
53	Loan	37	JLC	215 Ohio Street	5,300,000	0	0	0	5,300,000	3,020,833	0	410,263	613,719
54	Loan		GSMC	Norton Commons	5,182,500	1,841,327	0	0	7,023,827	0	6,910,000	113,827	0
55	Loan		MC-Five Mile	Westridge Business Center	5,165,000	11,962	0	0	5,176,962	3,098,255	0	1,927,699	151,008
56	Loan		MC-Five Mile	Shops at Memorial Heights	5,138,000	0	0	0	5,138,000	2,955,174	0	152,971	88,067
57	Loan	13	RMF	Key Lock Mini Storage	5,100,000	0	0	0	5,100,000	2,737,169	0	170,194	443,884
58	Loan	38	MC-Five Mile	Cinema Place	5,000,000	0	0	0	5,000,000	4,149,759	0	216,995	132,671
59	Loan		JLC	Park 2000 Mini Storage	5,000,000	216,213	0	0	5,216,213	4,752,313	0	128,839	335,061
60	Loan		MC-Five Mile	800 Wilcrest Drive	4,600,000	0	0	0	4,600,000	3,404,800	0	130,488	623,533
61	Loan	13	MC-Five Mile	Meadowbrook & Volunteer Crossing	4,500,000	0	0	0	4,500,000	1,711,527	0	178,705	250,418
61.01	Property	13		Meadowbrook Shopping Center
61.02	Property	13		Volunteer Crossing Shopping Center
62	Loan		MC-Five Mile	Holiday Inn Express, Muncie	4,500,000	1,932,001	0	0	6,432,001	0	4,954,703	253,329	1,223,969
63	Loan		MC-Five Mile	1122 Milledge Street	4,350,000	1,793,055	0	0	6,143,055	0	5,814,000	189,234	139,821
64	Loan		MC-Five Mile	Broadway Festival Shopping Center	4,085,000	183,478	0	0	4,268,478	4,107,570	0	104,921	55,987
65	Loan		JLC	257 West 17th Street	4,000,000	0	0	0	4,000,000	1,307,383	0	253,406	213,062
66	Loan		MC-Five Mile	La Plaza Apartments	4,000,000	0	0	0	4,000,000	2,222,444	0	191,089	187,437
67	Loan		MC-Five Mile	Gibson & Heritage MHCs	3,800,000	0	0	0	3,800,000	3,089,891	0	151,384	15,003
68	Loan		MC-Five Mile	Timbers of Keegans Bayou	3,750,000	482,295	0	0	4,232,295	3,845,061	0	196,742	190,491
69	Loan		CGMRC	Gappie Plaza	3,650,000	0	0	37,500	3,687,500	2,741,190	0	24,723	34,390
70	Loan		MC-Five Mile	Forest View Apartments	3,500,000	1,469,627	0	0	4,969,627	0	4,600,717	184,724	184,186
71	Loan		MC-Five Mile	Joyner Crossing	3,500,000	13,615	0	0	3,513,615	3,361,163	0	111,257	41,195
72	Loan		RMF	Summerwood Self Storage	3,400,000	83,464	0	0	3,483,464	3,270,909	0	114,397	98,158
73	Loan		JLC	Moores Mill Village Apartments	3,400,000	0	0	0	3,400,000	2,155,711	0	241,011	68,438
74	Loan		MC-Five Mile	Archer Plaza	3,300,000	0	0	0	3,300,000	2,844,798	0	89,803	67,858
75	Loan		CGMRC	Amsdell Madison Square Self Storage FL	3,150,000	1,133,604	0	210,476	4,494,080	0	4,200,000	50,744	167,525
76	Loan		RMF	Timber Run Apartments	3,100,000	1,190,672	0	0	4,290,672	0	3,875,000	168,057	247,616
77	Loan		CGMRC	Amsdell Great American Storage IL	2,450,000	1,160,131	0	49,375	3,659,506	0	3,425,000	19,439	161,690
78	Loan		RMF	Gandy Shoppes	2,418,750	979,677	0	0	3,398,427	0	3,225,000	140,657	32,770

GSMS 2013-GCJ16 Annex A

Control	Loan /		Mortgage		Principal Equity				Cash
Number	Property Flag	Footnotes	Loan Seller	Property Name	Distribution	Other Uses	Total Uses	Lockbox	Management
1	Loan	8	GSMC	Windsor Court New Orleans	33,532,992	0	73,000,000	Hard	In Place
2	Loan	9, 10	CGMRC	Miracle Mile Shops	24,018,156	0	580,000,000	Hard	In Place
3	Loan	11, 12	JLC	Matrix MHC Portfolio	0	0	183,279,094	Soft	Springing
3.01	Property			Westbridge Manor
3.02	Property			Westbrook
3.03	Property			Avon on the Lake
3.04	Property			Oakland Glens
3.05	Property			Green Park South
3.06	Property			Fairchild Lake
3.07	Property			Cranberry Lake
3.08	Property			Grand Blanc Crossing
3.09	Property			Holly Hills
3.10	Property			Royal Estates
3.11	Property			Old Orchard
4	Loan	13, 14	RMF	The Gates at Manhasset	31,183,736	0	60,000,000	Soft	Springing
5	Loan	15, 16	JLC	Perkins Retail Portfolio	0	0	56,426,789	Hard	In Place
5.01	Property			Edgewood Shopping Center
5.02	Property			Baken Park Center
5.03	Property			Stockyards Plaza
5.04	Property			Market Square Shopping Center
5.05	Property			The Meadows Shopping Center
5.06	Property			Cornhusker Plaza
5.07	Property			Eastgate Plaza
5.08	Property	17		Miracle Hills Park
5.09	Property			Herberger’s at Hilltop Mall
5.10	Property			Bishop Heights Shopping Center
6	Loan	13, 18, 19, 20	RMF	Walpole Shopping Mall	0	123,500	74,583,527	Hard	Springing
7	Loan	13, 21	MC-Five Mile	Regency Portfolio	6,156,381	0	43,800,000	Hard	Springing
7.01	Property			Prestonsburg Village
7.02	Property			Jackson Park
7.03	Property			River Creek Village
7.04	Property			Oak Station
7.05	Property			Village Center
7.06	Property			Twin County Plaza
7.07	Property			Jackson Square
7.08	Property			Flint River Plaza
7.09	Property			Country Roads
7.10	Property			Village Square
7.11	Property			T&C Center
7.12	Property	13		Green Acres
7.13	Property	13		Vancleave Center
7.14	Property	13		Quitman Center
8	Loan		JLC	Shadow Mountain Marketplace	0	0	44,006,706	Hard	Springing
9	Loan	22	GSMC	1245 16th Street	5,804,083	0	37,000,000	Hard	Springing
10	Loan	13, 23, 24	JLC	Walnut Creek Marriott	0	0	40,355,000	Hard	In Place
11	Loan	25	MC-Five Mile	University Tower	1,987,543	0	27,000,000	Springing	Springing
12	Loan	26	RMF	Olympia Development Walgreens Portfolio	76,070	3,785,707	22,730,000	Hard	Springing
12.01	Property			Walgreens - Sarasota, FL
12.02	Property			Walgreens - Bradenton, FL
12.03	Property			Walgreens - Lawrenceville, GA
12.04	Property			Walgreens - Merritt Island, FL
12.05	Property			Walgreens - Seminole, FL
13	Loan		JLC	8670 Wilshire	10,335,492	0	25,000,000	Hard	In Place
14	Loan	27, 28	JLC	Mariner’s Landing and 2401 Bert	0	0	25,900,131	Hard	In Place
14.01	Property			Mariner’s Landing
14.02	Property			2401 Bert Drive
15	Loan	13	MC-Five Mile	Yamal Yidios Multifamily Portfolio	0	0	32,462,829	Springing	Springing
15.01	Property	13		Kirkwood Landing Apartments
15.02	Property			Valencia at Spring Branch
15.03	Property			The Forest Apartments
15.04	Property			Pine Creek Apartments
16	Loan		CGMRC	McAllister Plaza	0	231,290	19,840,846	Hard	Springing
17	Loan		RMF	Parkway and Parkgreen on Bellaire	0	0	22,401,835	Springing	Springing
18	Loan		JLC	The Portland Paramount Hotel	5,917,113	0	16,000,000	Springing	Springing
19	Loan		JLC	Monterra Apartments	1,203,844	0	15,600,000	None	None
20	Loan		JLC	Sail Pointe Apartments	2,202,439	0	14,750,000	Soft Springing	Springing
21	Loan		RMF	Villages on the River	0	0	20,723,632	Springing	Springing
22	Loan		RMF	The Brittany	3,950,708	0	14,100,000	Springing	Springing
23	Loan		JLC	Hilton Greenville	0	0	19,322,882	Hard	Springing
24	Loan	13	GSMC	Wal-Mart Shadow Anchored Midwest Portfolio	0	0	17,021,079	Hard	Springing
24.01	Property			Evans Mills Shopping Center
24.02	Property	13		Oak Grove Shopping Center
24.03	Property			Salem Shopping Center
24.04	Property			Marion Shopping Center

GSMS 2013-GCJ16 Annex A

Control	Loan /		Mortgage		Principal Equity				Cash
Number	Property Flag	Footnotes	Loan Seller	Property Name	Distribution	Other Uses	Total Uses	Lockbox	Management
25	Loan		RMF	Candlewood	5,379,169	0	12,815,000	Springing	Springing
26	Loan	29, 30	RMF	Related Home Depot	18,515,900	0	27,000,000	Hard	Springing
27	Loan		JLC	Oaks at Holcomb Bridge	0	0	17,196,960	Soft	Springing
28	Loan		JLC	Sanctuary at Winterlakes Apartments	530,909	0	12,800,000	Soft Springing	Springing
29	Loan		JLC	The Camp	3,582,149	0	12,000,000	None	None
30	Loan		JLC	Park 41 Evansville	520,325	0	12,000,000	Soft	Springing
31	Loan		GSMC	Bella Apartments	5,548,384	0	11,750,000	Springing	Springing
32	Loan		JLC	5607-5625 Baum Boulevard	0	0	13,347,063	Hard	In Place
33	Loan	31, 32	JLC	Ball State Portfolio	0	0	17,087,357	Soft	In Place
34	Loan	13	MC-Five Mile	Sheraton Four Points Hotel O’Hare	0	0	15,810,934	Hard	Springing
35	Loan		JLC	Village Manor	126,772	0	10,700,000	Soft	Springing
36	Loan		JLC	Northlake Square SC	0	0	10,527,548	None	None
37	Loan	33	GSMC	Wal-Mart Shadow Anchored Southeast Portfolio	0	0	13,050,542	Hard	Springing
37.01	Property			Salisbury Shopping Center
37.02	Property			Brewton Shopping Center
37.03	Property			Selma Shopping Center
37.04	Property			Dillon Shopping Center
38	Loan		GSMC	Sweetwater Apartments	0	0	12,395,272	None	None
39	Loan		MC-Five Mile	Saddleback MHC Portfolio	0	5,500	9,940,414	Soft	Springing
39.01	Property			Countryside Estates MHP (Hays, KS)
39.02	Property			Prairie Village MHP (Salina, KS)
39.03	Property			Cedar Creek MHP (Salina, KS)
39.04	Property			West Cloud MHP (Salina, KS)
40	Loan	13	GSMC	Wal-Mart Shadow Anchored Central Portfolio	0	0	11,288,019	Hard	Springing
40.01	Property			Pryor Shopping Center
40.02	Property	34		Malvern Shopping Center
40.03	Property			Cortez Shopping Center
40.04	Property	13		Enid Shopping Center
41	Loan		GSMC	Self Storage Plus Manassas	2,412,669	0	8,000,000	None	None
42	Loan		RMF	Randolph Park	1,377,392	0	7,990,000	Springing	Springing
43	Loan	13	RMF	Fairfield Inn & Suites	0	0	8,244,383	Hard	Springing
44	Loan		MC-Five Mile	Fairfield Inn, Ann Arbor	0	0	10,906,267	Hard	Springing
45	Loan		GSMC	Summervale Apartments	0	0	10,423,726	None	None
46	Loan		GSMC	McDonough Marketplace	2,200,356	0	7,275,000	None	None
47	Loan		JLC	Plaza Vegas Business Park	0	0	7,514,082	Springing	Springing
48	Loan	35	MC-Five Mile	Capitol View	0	0	7,177,405	Hard	Springing
49	Loan		MC-Five Mile	Prestonwood Apartments	1,219,702	0	6,750,000	Soft	Springing
50	Loan		JLC	University Garden Apartments	0	0	9,998,741	Soft	Springing
51	Loan	13, 36	GSMC	Mozzo Apartments	1,772,461	0	6,400,000	None	None
52	Loan		CGMRC	Urbane Apartment Portfolio	12,628	226,290	5,450,000	Springing	Springing
52.01	Property			Urbane on Center
52.02	Property			Urbane on Crooks South
52.03	Property			Urbane on Breckenridge
52.04	Property			Urbane on Catalpa
53	Loan	37	JLC	215 Ohio Street	1,255,185	0	5,300,000	Hard	In Place
54	Loan		GSMC	Norton Commons	0	0	7,023,827	None	None
55	Loan		MC-Five Mile	Westridge Business Center	0	0	5,176,962	Hard	Springing
56	Loan		MC-Five Mile	Shops at Memorial Heights	1,941,789	0	5,138,000	Springing	Springing
57	Loan	13	RMF	Key Lock Mini Storage	1,748,753	0	5,100,000	Springing	Springing
58	Loan	38	MC-Five Mile	Cinema Place	470,761	29,814	5,000,000	Hard	Springing
59	Loan		JLC	Park 2000 Mini Storage	0	0	5,216,213	Springing	Springing
60	Loan		MC-Five Mile	800 Wilcrest Drive	441,179	0	4,600,000	Springing	Springing
61	Loan	13	MC-Five Mile	Meadowbrook & Volunteer Crossing	2,359,350	0	4,500,000	Hard	Springing
61.01	Property	13		Meadowbrook Shopping Center
61.02	Property	13		Volunteer Crossing Shopping Center
62	Loan		MC-Five Mile	Holiday Inn Express, Muncie	0	0	6,432,001	Hard	Springing
63	Loan		MC-Five Mile	1122 Milledge Street	0	0	6,143,055	Hard	Springing
64	Loan		MC-Five Mile	Broadway Festival Shopping Center	0	0	4,268,478	Hard	Springing
65	Loan		JLC	257 West 17th Street	2,226,148	0	4,000,000	Hard	In Place
66	Loan		MC-Five Mile	La Plaza Apartments	1,399,030	0	4,000,000	Springing	Springing
67	Loan		MC-Five Mile	Gibson & Heritage MHCs	543,723	0	3,800,000	Soft	Springing
68	Loan		MC-Five Mile	Timbers of Keegans Bayou	0	0	4,232,295	Soft	Springing
69	Loan		CGMRC	Gappie Plaza	756,353	130,844	3,687,500	Hard	Springing
70	Loan		MC-Five Mile	Forest View Apartments	0	0	4,969,627	Springing	Springing
71	Loan		MC-Five Mile	Joyner Crossing	0	0	3,513,615	Springing	Springing
72	Loan		RMF	Summerwood Self Storage	0	0	3,483,464	Springing	Springing
73	Loan		JLC	Moores Mill Village Apartments	934,841	0	3,400,000	Soft	Springing
74	Loan		MC-Five Mile	Archer Plaza	297,541	0	3,300,000	Hard	Springing
75	Loan		CGMRC	Amsdell Madison Square Self Storage FL	0	75,812	4,494,080	Springing	Springing
76	Loan		RMF	Timber Run Apartments	0	0	4,290,672	Springing	Springing
77	Loan		CGMRC	Amsdell Great American Storage IL	0	53,377	3,659,506	Springing	Springing
78	Loan		RMF	Gandy Shoppes	0	0	3,398,427	Hard	Springing

GSMS 2013-GCJ16 Annex A

Control	Loan /		Mortgage		Cash Management	Ground	Ground Lease	Annual Ground	Cut-off Date
Number	Property Flag	Footnotes	Loan Seller	Property Name	Triggers	Lease Y/N	Expiration Date	Lease Payment ($)	B Note Balance ($)
1	Loan	8	GSMC	Windsor Court New Orleans	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.20x, (iii) failure to deliver financial statements as required in the Loan Agreement	No
2	Loan	9, 10	CGMRC	Miracle Mile Shops
(i) the occurrence of an Event of Default, (ii) (x) through and including the September 6, 2018 payment date (a) DSCR<1.30x or (b) Underwritable Cash Flow is equal to or less than $36,000,000; (ii) after the payment date on September 6, 2018 (a) DSCR<1.15x or (b) Underwritable Cash Flow is equal to or less than $42,000,000
No
3	Loan	11, 12	JLC	Matrix MHC Portfolio	(i) the occurrence of an Event of Default, (ii) Debt Yield is less than 8.90%
3.01	Property			Westbridge Manor		No
3.02	Property			Westbrook		No
3.03	Property			Avon on the Lake		No
3.04	Property			Oakland Glens		No
3.05	Property			Green Park South		No
3.06	Property			Fairchild Lake		No
3.07	Property			Cranberry Lake		No
3.08	Property			Grand Blanc Crossing		No
3.09	Property			Holly Hills		No
3.10	Property			Royal Estates		No
3.11	Property			Old Orchard		No
4	Loan	13, 14	RMF	The Gates at Manhasset	(i) the occurrence of an Event of Default, (ii) Bankruptcy action of the Borrower, Guarantor or Manager, (iii) DSCR is less than 1.20x	No
5	Loan	15, 16	JLC	Perkins Retail Portfolio	(i) the occurrence of an Event of Default, (ii) Debt Yield is less than 8.50%
5.01	Property			Edgewood Shopping Center		No
5.02	Property			Baken Park Center		No
5.03	Property			Stockyards Plaza		No
5.04	Property			Market Square Shopping Center		No
5.05	Property			The Meadows Shopping Center		No
5.06	Property			Cornhusker Plaza		No
5.07	Property			Eastgate Plaza		No
5.08	Property	17		Miracle Hills Park		No
5.09	Property			Herberger’s at Hilltop Mall		No
5.10	Property			Bishop Heights Shopping Center		No
6	Loan	13, 18, 19, 20	RMF	Walpole Shopping Mall
(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.10x, (iii) Failure to deposit any of the Reserve Fund Deposits within 10 days of the date due, including the Static Deposit (iv) Failure to maintain the Static Reserve Fund and the Debt Service Reserve Fund, (v) Failure by Mezzanine Borrower to deposit with Mezzanine Lender the Debt Service Reserve Deposit,  (vi) Mezzanine Loan Event of Default, (vii) Failure to timely make the Additional Roof Repair Deposit.
No
7	Loan	13, 21	MC-Five Mile	Regency Portfolio	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.10x
7.01	Property			Prestonsburg Village		No
7.02	Property			Jackson Park		No
7.03	Property			River Creek Village		No
7.04	Property			Oak Station		No
7.05	Property			Village Center		No
7.06	Property			Twin County Plaza		No
7.07	Property			Jackson Square		No
7.08	Property			Flint River Plaza		No
7.09	Property			Country Roads		No
7.10	Property			Village Square		No
7.11	Property			T&C Center		No
7.12	Property	13		Green Acres		No
7.13	Property	13		Vancleave Center		No
7.14	Property	13		Quitman Center		No
8	Loan		JLC	Shadow Mountain Marketplace	(i) the occurrence of an Event of Default, (ii) Debt Yield is less than 7.95%, (iii) the occurrence of a Lease Sweep Period	No
9	Loan	22	GSMC	1245 16th Street	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.15x, (iii) failure to deliver financial statements as required in the Loan Agreement	No
10	Loan	13, 23, 24	JLC	Walnut Creek Marriott	(i) the occurrence of an Event of Default, (ii) Debt Yield is less than 8.50%, (iii) currently triggered until PIP work is complete	No
11	Loan	25	MC-Five Mile	University Tower	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.20x, (iii) Debt Yield is less than 7.75%, (iv) the occurrence of a Trigger Lease Event, (v) the occurrence of a BCBS Trigger Event	No
12	Loan	26	RMF	Olympia Development Walgreens Portfolio
(i) the occurrence of an Event of Default, (ii) Bankruptcy action of the Borrower, Guarantor or Manager, (iii) DSCR is less than 1.20x, (iv) a Critical Tenant Trigger Event, (v) failure to repay or defease the entire Debt on or prior to the Anticipated Repayment Date

12.01	Property			Walgreens - Sarasota, FL		No
12.02	Property			Walgreens - Bradenton, FL		No
12.03	Property			Walgreens - Lawrenceville, GA		No
12.04	Property			Walgreens - Merritt Island, FL		No
12.05	Property			Walgreens - Seminole, FL		No
13	Loan		JLC	8670 Wilshire	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.00x	No
14	Loan	27, 28	JLC	Mariner’s Landing and 2401 Bert	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.05x
14.01	Property			Mariner’s Landing		No
14.02	Property			2401 Bert Drive		No
15	Loan	13	MC-Five Mile	Yamal Yidios Multifamily Portfolio	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.15x, (iii) Debt Yield is less than 8.0%, (iv) the occurrence of a Trigger Lease Event
15.01	Property	13		Kirkwood Landing Apartments		No
15.02	Property			Valencia at Spring Branch		No
15.03	Property			The Forest Apartments		No
15.04	Property			Pine Creek Apartments		No
16	Loan		CGMRC	McAllister Plaza	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.20x, (iii) the occurrence of a Specified Tenant Trigger Period	No
17	Loan		RMF	Parkway and Parkgreen on Bellaire	(i) the occurrence of an Event of Default, (ii) Bankruptcy action of the Borrower, Guarantor or Manager, (iii) DSCR is less than 1.20x	No
18	Loan		JLC	The Portland Paramount Hotel	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.20x	No
19	Loan		JLC	Monterra Apartments	NAP	No
20	Loan		JLC	Sail Pointe Apartments	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.10x	No
21	Loan		RMF	Villages on the River	(i) the occurrence of an Event of Default, (ii) Bankruptcy action of the Borrower, Guarantor or Manager, (iii) DSCR is less than 1.20x	No
22	Loan		RMF	The Brittany	(i) the occurrence of an Event of Default, (ii) Bankruptcy action of the Guarantor or Manager, (iii) DSCR is less than 1.15x	No
23	Loan		JLC	Hilton Greenville	(i) the occurrence of an Event of Default, (ii) Debt Yield is less than 9.0%	No
24	Loan	13	GSMC	Wal-Mart Shadow Anchored Midwest Portfolio
(i) the occurrence of an Event of Default, (ii) Net Operating Income is less than 80% of Closing Date NOI, (iii) failure to deliver financial statements as required in the Loan Agreement, (iv) Dollar Tree in both Evans Mills and Marion fail to renew their leases

24.01	Property			Evans Mills Shopping Center		No
24.02	Property	13		Oak Grove Shopping Center		No
24.03	Property			Salem Shopping Center		No
24.04	Property			Marion Shopping Center		No

GSMS 2013-GCJ16 Annex A

Control	Loan /		Mortgage		Cash Management	Ground	Ground Lease	Annual Ground	Cut-off Date
Number	Property Flag	Footnotes	Loan Seller	Property Name	Triggers	Lease Y/N	Expiration Date	Lease Payment ($)	B Note Balance ($)
25	Loan		RMF	Candlewood	(i) the occurrence of an Event of Default, (ii) Bankruptcy action of the Guarantor or Manager, (iii) DSCR is less than 1.15x	No
26	Loan	29, 30	RMF	Related Home Depot	(i) the occurrence of an Event of Default, (ii) Bankruptcy action of the Borrower, Guarantor or Manager, (iii) DSCR is less than 1.15x, (iv) the occurrence of a Home Depot Trigger Event	Yes	10/31/2027	1,732,500
27	Loan		JLC	Oaks at Holcomb Bridge	(i) the occurrence of an Event of Default, (ii) Debt Yield is less than 7.50%	No
28	Loan		JLC	Sanctuary at Winterlakes Apartments	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.10x	No
29	Loan		JLC	The Camp	NAP	No
30	Loan		JLC	Park 41 Evansville	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.25x, (iii) the occurrence of a Lease Sweep Period	No
31	Loan		GSMC	Bella Apartments	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.15x for two consecutive quarters, (iii) failure to deliver a Refinance Commitment on or prior to the Open Period	No
32	Loan		JLC	5607-5625 Baum Boulevard	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.05x	No
33	Loan	31, 32	JLC	Ball State Portfolio	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.10x	No
34	Loan	13	MC-Five Mile	Sheraton Four Points Hotel O’Hare
(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.40x, (iii) Debt Yield is less than 10.0%, (iv) 1 year prior to the expiration of Franchise Agreement, (v) if balance of Seasonality Reserve is less than $133,333
No
35	Loan		JLC	Village Manor	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.25x	No
36	Loan		JLC	Northlake Square SC	NAP	No
37	Loan	33	GSMC	Wal-Mart Shadow Anchored Southeast Portfolio	(i) the occurrence of an Event of Default, (ii) Net Operating Income is less than 80% of Closing Date NOI, (iii) failure to deliver financial statements as required in the Loan Agreement
37.01	Property			Salisbury Shopping Center		No
37.02	Property			Brewton Shopping Center		No
37.03	Property			Selma Shopping Center		No
37.04	Property			Dillon Shopping Center		No
38	Loan		GSMC	Sweetwater Apartments	(i) the occurrence of an Event of Default, (ii) Net Operating Income is less than 85% of Closing Date NOI, (iii) failure to deliver financial statements as required in the Loan Agreement	No
39	Loan		MC-Five Mile	Saddleback MHC Portfolio	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.30x, (iii) Debt Yield is less than 9.25%
39.01	Property			Countryside Estates MHP (Hays, KS)		No
39.02	Property			Prairie Village MHP (Salina, KS)		No
39.03	Property			Cedar Creek MHP (Salina, KS)		No
39.04	Property			West Cloud MHP (Salina, KS)		No
40	Loan	13	GSMC	Wal-Mart Shadow Anchored Central Portfolio
(i) the occurrence of an Event of Default, (ii) Net Operating Income is less than 80% of Closing Date NOI, (iii) failure to deliver financial statements as required in the Loan Agreement, (iv) Dollar Tree in both Malvern and Cortez fail to renew their leases

40.01	Property			Pryor Shopping Center		No
40.02	Property	34		Malvern Shopping Center		No
40.03	Property			Cortez Shopping Center		No
40.04	Property	13		Enid Shopping Center		No
41	Loan		GSMC	Self Storage Plus Manassas	(i) the occurrence of an Event of Default, (ii) Net Operating Income is less than 70% of Closing Date NOI, (iii) failure to deliver financial statements as required in the Loan Agreement	No
42	Loan		RMF	Randolph Park	(i) the occurrence of an Event of Default, (ii) Bankruptcy action of the Guarantor or Manager, (iii) DSCR is less than 1.15x	No
43	Loan	13	RMF	Fairfield Inn & Suites	(i) the occurrence of an Event of Default, (ii) Bankruptcy action of the Borrower, Guarantor or Manager, (iii) DSCR is less than 1.20x	No
44	Loan		MC-Five Mile	Fairfield Inn, Ann Arbor	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.25x, (iii) Debt Yield is less than 9.0%, (iv) the occurrence of a Franchise Trigger Event	No
45	Loan		GSMC	Summervale Apartments	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.10x, (iii) failure to deliver financial statements as required in the Loan Agreement	No
46	Loan		GSMC	McDonough Marketplace
(i) the occurrence of an Event of Default, (ii) Net Operating Income is less than 72% of Closing Date NOI for two consecutive quarters, (iii) failure to deliver financial statements as required in the Loan Agreement
No
47	Loan		JLC	Plaza Vegas Business Park	(i) the occurrence of an Event of Default, (ii) Debt Yield is less than 8.00%	No
48	Loan	35	MC-Five Mile	Capitol View	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.15x, (iii) Debt Yield is less than 8.0%, (iv) the occurrence of a Trigger Lease Event	No
49	Loan		MC-Five Mile	Prestonwood Apartments	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.20x, (iii) Debt Yield is less than 8.25%	No
50	Loan		JLC	University Garden Apartments	(i) the occurrence of an Event of Default, (ii) Debt Yield is less than 8.00%	No
51	Loan	13, 36	GSMC	Mozzo Apartments
(i) the occurrence of an Event of Default, (ii) beginning with the quarter ending in March 2014 if the Net Operating Income is less than 80% of Closing Date NOI, (iii) failure to deliver financial statements as required in the Loan Agreement
No
52	Loan		CGMRC	Urbane Apartment Portfolio	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.25x
52.01	Property			Urbane on Center		No
52.02	Property			Urbane on Crooks South		No
52.03	Property			Urbane on Breckenridge		No
52.04	Property			Urbane on Catalpa		No
53	Loan	37	JLC	215 Ohio Street	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.15x	No
54	Loan		GSMC	Norton Commons
(i) the occurrence of an Event of Default, (ii) Net Operating Income is less than 60% of Closing Date NOI for two consecutive quarters, (iii) failure to deliver financial statements as required in the Loan Agreement
No
55	Loan		MC-Five Mile	Westridge Business Center	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.25x, (iii) Debt Yield is less than 8.5%, (iv) the occurrence of a Trigger Lease Event	No
56	Loan		MC-Five Mile	Shops at Memorial Heights	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.15x, (iii) Debt Yield is less than 7.75%, (iv) the occurrence of a Trigger Lease Event	No
57	Loan	13	RMF	Key Lock Mini Storage	(i) the occurrence of an Event of Default, (ii) Bankruptcy action of the Borrower, Guarantor or Manager, (iii) DSCR is less than 1.20x	No
58	Loan	38	MC-Five Mile	Cinema Place	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.20x, (iii) the occurrence of a Trigger Lease Event	Yes	4/30/2057	50,000
59	Loan		JLC	Park 2000 Mini Storage	(i) the occurrence of an Event of Default, (ii) Debt Yield is less than 8.00%	No
60	Loan		MC-Five Mile	800 Wilcrest Drive	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.20x, (iii) Debt Yield is less than 8.0%	No
61	Loan	13	MC-Five Mile	Meadowbrook & Volunteer Crossing	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.20x, (iii) Debt Yield is less than 8.25%, (iv) the occurrence of a Trigger Lease Event
61.01	Property	13		Meadowbrook Shopping Center		No
61.02	Property	13		Volunteer Crossing Shopping Center		No
62	Loan		MC-Five Mile	Holiday Inn Express, Muncie	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.25x, (iii) Debt Yield is less than 9.0%, (iv) 1 year prior to the expiration of Franchise Agreement	No
63	Loan		MC-Five Mile	1122 Milledge Street	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.30x, (iii) Debt Yield is less than 8.50%, (iv) the occurrence of a Trigger Lease Event	No
64	Loan		MC-Five Mile	Broadway Festival Shopping Center	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.20x, (iii) Debt Yield is less than 8.50%, (iv) the occurrence of a Trigger Lease Event	No
65	Loan		JLC	257 West 17th Street	(i) the occurrence of an Event of Default, (ii) Debt Yield is less than 8.25%, (iii) the occurrence of a Lease Sweep Period	No
66	Loan		MC-Five Mile	La Plaza Apartments	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.20x, (iii) Debt Yield is less than 9.0%	No
67	Loan		MC-Five Mile	Gibson & Heritage MHCs	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.25x, (iii) Debt Yield is less than 9.5%, (iv) failure to deliver financial statements as required in the Loan Agreement	No
68	Loan		MC-Five Mile	Timbers of Keegans Bayou	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.20x, (iii) Debt Yield is less than 8.25%	No
69	Loan		CGMRC	Gappie Plaza	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.10x, (iii) Specified Tenant Trigger Period	No
70	Loan		MC-Five Mile	Forest View Apartments	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.20x, (iii) Debt Yield is less than 9.0%	No
71	Loan		MC-Five Mile	Joyner Crossing	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.20x, (iii) Debt Yield is less than 8.50%, (iv) the occurrence of a Trigger Lease Event	No
72	Loan		RMF	Summerwood Self Storage	(i) the occurrence of an Event of Default, (ii) Bankruptcy action of the Borrower, Guarantor or Manager, (iii) DSCR is less than 1.20x	No
73	Loan		JLC	Moores Mill Village Apartments	(i) the occurrence of an Event of Default, (ii) Debt Yield is less than 8.00%	No
74	Loan		MC-Five Mile	Archer Plaza	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.20x, (iii) Debt Yield is less than 8.50%, (iv) the occurrence of a Trigger Lease Event	No
75	Loan		CGMRC	Amsdell Madison Square Self Storage FL	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.25x, (iii) Debt Yield is less than 8.75%	No
76	Loan		RMF	Timber Run Apartments	(i) the occurrence of an Event of Default, (ii) Bankruptcy action of the Borrower, Guarantor or Manager, (iii) DSCR is less than 1.20x	No
77	Loan		CGMRC	Amsdell Great American Storage IL	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.25x, (iii) Debt Yield is less than 8.75%	No
78	Loan		RMF	Gandy Shoppes	(i) the occurrence of an Event of Default, (ii) Bankruptcy action of the Borrower, Guarantor or Manager, (iii) DSCR is less than 1.20x	No

GSMS 2013-GCJ16 Annex A

						Cut-off Date
Control	Loan /		Mortgage		B Note	Mezzanine	Mezzanine Debt	Terrorism Insurance	Control
Number	Property Flag	Footnotes	Loan Seller	Property Name	Interest Rate	Debt Balance($)	Interest Rate	Required	Number
1	Loan	8	GSMC	Windsor Court New Orleans				Yes	1
2	Loan	9, 10	CGMRC	Miracle Mile Shops				Yes	2
3	Loan	11, 12	JLC	Matrix MHC Portfolio		15,000,000	12.59950%	Yes	3
3.01	Property			Westbridge Manor				Yes	3.01
3.02	Property			Westbrook				Yes	3.02
3.03	Property			Avon on the Lake				Yes	3.03
3.04	Property			Oakland Glens				Yes	3.04
3.05	Property			Green Park South				Yes	3.05
3.06	Property			Fairchild Lake				Yes	3.06
3.07	Property			Cranberry Lake				Yes	3.07
3.08	Property			Grand Blanc Crossing				Yes	3.08
3.09	Property			Holly Hills				Yes	3.09
3.10	Property			Royal Estates				Yes	3.10
3.11	Property			Old Orchard				Yes	3.11
4	Loan	13, 14	RMF	The Gates at Manhasset				Yes	4
5	Loan	15, 16	JLC	Perkins Retail Portfolio				Yes	5
5.01	Property			Edgewood Shopping Center				Yes	5.01
5.02	Property			Baken Park Center				Yes	5.02
5.03	Property			Stockyards Plaza				Yes	5.03
5.04	Property			Market Square Shopping Center				Yes	5.04
5.05	Property			The Meadows Shopping Center				Yes	5.05
5.06	Property			Cornhusker Plaza				Yes	5.06
5.07	Property			Eastgate Plaza				Yes	5.07
5.08	Property	17		Miracle Hills Park				Yes	5.08
5.09	Property			Herberger’s at Hilltop Mall				Yes	5.09
5.10	Property			Bishop Heights Shopping Center				Yes	5.10
6	Loan	13, 18, 19, 20	RMF	Walpole Shopping Mall		10,000,000	10.00000%	Yes	6
7	Loan	13, 21	MC-Five Mile	Regency Portfolio				Yes	7
7.01	Property			Prestonsburg Village				Yes	7.01
7.02	Property			Jackson Park				Yes	7.02
7.03	Property			River Creek Village				Yes	7.03
7.04	Property			Oak Station				Yes	7.04
7.05	Property			Village Center				Yes	7.05
7.06	Property			Twin County Plaza				Yes	7.06
7.07	Property			Jackson Square				Yes	7.07
7.08	Property			Flint River Plaza				Yes	7.08
7.09	Property			Country Roads				Yes	7.09
7.10	Property			Village Square				Yes	7.10
7.11	Property			T&C Center				Yes	7.11
7.12	Property	13		Green Acres				Yes	7.12
7.13	Property	13		Vancleave Center				Yes	7.13
7.14	Property	13		Quitman Center				Yes	7.14
8	Loan		JLC	Shadow Mountain Marketplace				Yes	8
9	Loan	22	GSMC	1245 16th Street				Yes	9
10	Loan	13, 23, 24	JLC	Walnut Creek Marriott		8,000,000	13.00000%	Yes	10
11	Loan	25	MC-Five Mile	University Tower				Yes	11
12	Loan	26	RMF	Olympia Development Walgreens Portfolio				Yes	12
12.01	Property			Walgreens - Sarasota, FL				Yes	12.01
12.02	Property			Walgreens - Bradenton, FL				Yes	12.02
12.03	Property			Walgreens - Lawrenceville, GA				Yes	12.03
12.04	Property			Walgreens - Merritt Island, FL				Yes	12.04
12.05	Property			Walgreens - Seminole, FL				Yes	12.05
13	Loan		JLC	8670 Wilshire		2,500,000	6.08900%	Yes	13
14	Loan	27, 28	JLC	Mariner’s Landing and 2401 Bert		1,493,864	11.17701588%	Yes	14
14.01	Property			Mariner’s Landing				Yes	14.01
14.02	Property			2401 Bert Drive				Yes	14.02
15	Loan	13	MC-Five Mile	Yamal Yidios Multifamily Portfolio				Yes	15
15.01	Property	13		Kirkwood Landing Apartments				Yes	15.01
15.02	Property			Valencia at Spring Branch				Yes	15.02
15.03	Property			The Forest Apartments				Yes	15.03
15.04	Property			Pine Creek Apartments				Yes	15.04
16	Loan		CGMRC	McAllister Plaza				Yes	16
17	Loan		RMF	Parkway and Parkgreen on Bellaire				Yes	17
18	Loan		JLC	The Portland Paramount Hotel				Yes	18
19	Loan		JLC	Monterra Apartments				Yes	19
20	Loan		JLC	Sail Pointe Apartments				Yes	20
21	Loan		RMF	Villages on the River				Yes	21
22	Loan		RMF	The Brittany				Yes	22
23	Loan		JLC	Hilton Greenville				Yes	23
24	Loan	13	GSMC	Wal-Mart Shadow Anchored Midwest Portfolio				Yes	24
24.01	Property			Evans Mills Shopping Center				Yes	24.01
24.02	Property	13		Oak Grove Shopping Center				Yes	24.02
24.03	Property			Salem Shopping Center				Yes	24.03
24.04	Property			Marion Shopping Center				Yes	24.04

GSMS 2013-GCJ16 Annex A

						Cut-off Date
Control	Loan /		Mortgage		B Note	Mezzanine	Mezzanine Debt	Terrorism Insurance	Control
Number	Property Flag	Footnotes	Loan Seller	Property Name	Interest Rate	Debt Balance($)	Interest Rate	Required	Number
25	Loan		RMF	Candlewood				Yes	25
26	Loan	29, 30	RMF	Related Home Depot				Yes	26
27	Loan		JLC	Oaks at Holcomb Bridge				Yes	27
28	Loan		JLC	Sanctuary at Winterlakes Apartments		800,000	6.10700%	Yes	28
29	Loan		JLC	The Camp				Yes	29
30	Loan		JLC	Park 41 Evansville				Yes	30
31	Loan		GSMC	Bella Apartments				Yes	31
32	Loan		JLC	5607-5625 Baum Boulevard		1,300,000	6.20500%	Yes	32
33	Loan	31, 32	JLC	Ball State Portfolio		2,700,000	13.00000%	Yes	33
34	Loan	13	MC-Five Mile	Sheraton Four Points Hotel O’Hare				Yes	34
35	Loan		JLC	Village Manor				Yes	35
36	Loan		JLC	Northlake Square SC				Yes	36
37	Loan	33	GSMC	Wal-Mart Shadow Anchored Southeast Portfolio				Yes	37
37.01	Property			Salisbury Shopping Center				Yes	37.01
37.02	Property			Brewton Shopping Center				Yes	37.02
37.03	Property			Selma Shopping Center				Yes	37.03
37.04	Property			Dillon Shopping Center				Yes	37.04
38	Loan		GSMC	Sweetwater Apartments				Yes	38
39	Loan		MC-Five Mile	Saddleback MHC Portfolio				Yes	39
39.01	Property			Countryside Estates MHP (Hays, KS)				Yes	39.01
39.02	Property			Prairie Village MHP (Salina, KS)				Yes	39.02
39.03	Property			Cedar Creek MHP (Salina, KS)				Yes	39.03
39.04	Property			West Cloud MHP (Salina, KS)				Yes	39.04
40	Loan	13	GSMC	Wal-Mart Shadow Anchored Central Portfolio				Yes	40
40.01	Property			Pryor Shopping Center				Yes	40.01
40.02	Property	34		Malvern Shopping Center				Yes	40.02
40.03	Property			Cortez Shopping Center				Yes	40.03
40.04	Property	13		Enid Shopping Center				Yes	40.04
41	Loan		GSMC	Self Storage Plus Manassas				Yes	41
42	Loan		RMF	Randolph Park				Yes	42
43	Loan	13	RMF	Fairfield Inn & Suites				Yes	43
44	Loan		MC-Five Mile	Fairfield Inn, Ann Arbor				Yes	44
45	Loan		GSMC	Summervale Apartments				Yes	45
46	Loan		GSMC	McDonough Marketplace				Yes	46
47	Loan		JLC	Plaza Vegas Business Park				Yes	47
48	Loan	35	MC-Five Mile	Capitol View				Yes	48
49	Loan		MC-Five Mile	Prestonwood Apartments				Yes	49
50	Loan		JLC	University Garden Apartments				Yes	50
51	Loan	13, 36	GSMC	Mozzo Apartments				Yes	51
52	Loan		CGMRC	Urbane Apartment Portfolio				Yes	52
52.01	Property			Urbane on Center				Yes	52.01
52.02	Property			Urbane on Crooks South				Yes	52.02
52.03	Property			Urbane on Breckenridge				Yes	52.03
52.04	Property			Urbane on Catalpa				Yes	52.04
53	Loan	37	JLC	215 Ohio Street				Yes	53
54	Loan		GSMC	Norton Commons				Yes	54
55	Loan		MC-Five Mile	Westridge Business Center				Yes	55
56	Loan		MC-Five Mile	Shops at Memorial Heights				Yes	56
57	Loan	13	RMF	Key Lock Mini Storage				Yes	57
58	Loan	38	MC-Five Mile	Cinema Place				Yes	58
59	Loan		JLC	Park 2000 Mini Storage				Yes	59
60	Loan		MC-Five Mile	800 Wilcrest Drive				Yes	60
61	Loan	13	MC-Five Mile	Meadowbrook & Volunteer Crossing				Yes	61
61.01	Property	13		Meadowbrook Shopping Center				Yes	61.01
61.02	Property	13		Volunteer Crossing Shopping Center				Yes	61.02
62	Loan		MC-Five Mile	Holiday Inn Express, Muncie				Yes	62
63	Loan		MC-Five Mile	1122 Milledge Street				Yes	63
64	Loan		MC-Five Mile	Broadway Festival Shopping Center				Yes	64
65	Loan		JLC	257 West 17th Street				Yes	65
66	Loan		MC-Five Mile	La Plaza Apartments				Yes	66
67	Loan		MC-Five Mile	Gibson & Heritage MHCs				Yes	67
68	Loan		MC-Five Mile	Timbers of Keegans Bayou				Yes	68
69	Loan		CGMRC	Gappie Plaza				Yes	69
70	Loan		MC-Five Mile	Forest View Apartments				Yes	70
71	Loan		MC-Five Mile	Joyner Crossing				Yes	71
72	Loan		RMF	Summerwood Self Storage				Yes	72
73	Loan		JLC	Moores Mill Village Apartments				Yes	73
74	Loan		MC-Five Mile	Archer Plaza				Yes	74
75	Loan		CGMRC	Amsdell Madison Square Self Storage FL				Yes	75
76	Loan		RMF	Timber Run Apartments				Yes	76
77	Loan		CGMRC	Amsdell Great American Storage IL				Yes	77
78	Loan		RMF	Gandy Shoppes				Yes	78

Footnotes to Annex A

(1)
The Administrative Fee Rate includes the Servicing Fee Rate, the Operating Advisor Fee Rate, the Trustee/Certificate Administrator Fee Rate and the CREFC® Intellectual Property Royalty License Fee Rate applicable to each Mortgage Loan.

(2)	The monthly debt service shown for Mortgage Loans with a partial interest-only period reflects the amount payable after the expiration of the interest-only period.

(3)	The open period is inclusive of the Maturity Date or Anticipated Repayment Date.

(4)	Underwritten NCF DSCR is calculated based on amortizing debt service payments (except for interest-only loans).

(5)	Occupancy reflects tenants that have signed leases, but are not yet in occupancy or may not be paying rent.

(6)
The lease expirations shown are based on full lease terms; however, in some instances, the tenant may have the option to terminate its lease prior to the expiration date shown. In addition, in some instances, a tenant may have the right to assign its lease or sublease the leased premises and be released from its obligations under the lease.

(7)
If the purpose of the Mortgage Loan was to finance an acquisition of the Mortgaged Property, the field “Principal’s New Cash Contribution” reflects the cash investment by one or more of the equity owners in the borrower in connection with such acquisition.  If the purpose of the Mortgage Loan was to refinance the Mortgaged Property, the field “Principal’s New Cash Contribution” reflects the cash contributed to the borrower by one or more of the equity owners at the time the Mortgage Loan was originated.

(8)
Ongoing Replacement Reserves are $112,004.42 for the Due Dates occurring in November 2013 through December 2014 and beginning in January 2015, one-twelfth of 4% of the operating income of the Mortgaged Property for the previous twelve month period as determined based on the quarterly operating statements for the fiscal quarter ending on September 30 of each calendar year, with such payment effective on the Due Dates occurring in January through December of the subsequent calendar year.

(9)
The cut-off date principal balance of $70,000,000 represents the non-controlling Note A-3-1 of a $580.0 million whole loan evidenced by six pari passu notes, the other five of which are the controlling note A-1, non-controlling note A-2, non-controlling note A-3-2, non-controlling note A-4-1, and non-controlling note A-4-2 pari passu companion loans, with original principal balances of $145.0 million, $145.0 million, $75.0 million, $110.0 million and $35.0 million, respectively. The controlling note A-1 pari passu companion loan, with an original principal balance of $145.0 million, is expected to be contributed to the COMM 2013-CCRE12 transaction. The non-controlling note A-2 pari passu companion loan, with an original principal balance of $145.0 million, was contributed to the COMM 2013-CCRE11 transaction. The non-controlling note A-3-2 pari passu companion loan, with an original principal balance of $75.0 million, is expected to be contributed to the CGCMT 2013-GC17 transaction.  The non-controlling note A-4-1 pari passu companion loan, with an original principal balance of $110.0 million, was contributed to the JPMBB 2013-C15 transaction. The non-controlling note A-4-2 pari passu companion loan, with an original principal balance of $35.0 million, is expected to be contributed to the JPMCC 2013-C16 transaction.  Loan Per Unit, Debt Yield on Underwritten Net Operating Income, Underwritten NCF DSCR, Debt Yield on Underwritten Net Cash Flow and Cut-off Date LTV Ratio calculations are based on the aggregate cut-off date principal balance of $580,000,000 and the LTV Ratio at Maturity calculation is based on the aggregate Balloon Balance of $536,883,806.

(10)
The lockout period will be at least 26 payment dates beginning with and including the first payment date of October 6, 2013. Defeasance of the full $580.0 million Miracle Mile whole loan is permitted after the Due Date that is the earlier to occur of (i) two years after the closing date of the securitization that includes the last pari passu note to be securitized and (ii) December 6, 2016. For the purposes of this free writing prospectus, the assumed lockout period of 26 months is based on the expected GS Mortgage Securities Trust 2013-GCJ16 securitization closing date in November 2013. The actual lockout period may be longer. The release of certain vacant, non-income producing and unimproved collateral is permitted. With respect to one such parcel, the borrower has requested release.

(11)
The Matrix MHC Portfolio Mortgage Loan is part of the Matrix MHC Portfolio Whole Loan, with an original principal balance totaling $135,000,000, which was bifurcated into two pari passu loan components (notes A-1 and A-2).  The Matrix MHC Portfolio Mortgage Loan, but not the related Matrix MHC Portfolio Companion Loan, will be contributed to the GS Mortgage Securities Trust 2013-GCJ16.  Loan Per Unit, Debt Yield on Underwritten Net Operating Income, Underwritten NCF DSCR, Debt Yield on Underwritten Net Cash Flow and Cut-off Date LTV Ratio calculations are based on the aggregate cut-off date principal balance of $135,000,000 and the LTV Ratio at Maturity calculation is based on the aggregate Balloon Balance of $128,782,805.

(12)
The Matrix MHC Portfolio Mortgage Loan has an initial 12-month interest-only period and a non-standard amortization schedule during the amortization period.  Principal payments will be based on a $150,000,000 principal balance, 360-month amortization term and a 6.9070% interest rate, pro-rated at a percentage equal to $69,500,000 divided by $135,000,000.  Interest payments will be based on a 6.27450% interest rate.  Monthly debt service is equal to the arithmetic mean of the first 12 payments due following the expiration of the interest-only period (from and including the 9/6/2014 payment through and including the 8/6/2015 payment).  Annual debt service is equal to 12 times the Monthly debt service amount.  See Annex G-1 to the free writing prospectus for the related amortization schedules.

(13)
The Appraised Value presents the “As-Is” Appraised Value of the Mortgaged Property. The Cut-off Date LTV Ratio is calculated on the basis of such “As-Is” Appraised Value. The LTV Ratio at Maturity / ARD is calculated in whole or in part on the basis of the “As Stabilized” Appraised Value.

(14)
At origination, the borrower funded $6,000,000 for a holdback (the “Banana Republic lease holdback”) related to Banana Republic, which is negotiating a lease (the “Banana Republic lease”) for approximately 8,044 square feet of net rentable area at The Gates at Manhasset Mortgaged Property.  Funds in the Banana Republic lease holdback account will be disbursed to the borrower prior to January 10, 2014 provided the borrower has entered into a lease agreement with Banana Republic for a term of ten years, an annual base rent of $880,335, and the borrower is otherwise in compliance with its agreements and covenants contained with The Gates at Manhasset Mortgage Loan documents. From and after January 10, 2014, funds in the Banana Republic lease holdback account will be released to the borrower in an amount equal to the quotient of the increased base rent above $7,019,290.14 that is then being paid by tenants in occupancy having unexpired lease terms of at least one year divided by $880,335, provided (i) no event of default has occurred and is continuing, (ii) the borrower has entered into one or more replacement lease(s) with replacement tenant(s) for all or a portion of the Bebe space, and (iii) such replacement tenant(s) are in occupancy of, and are conducting normal business operations at, the premises demised under such replacement lease(s) and are paying full, unabated rent.  Numbers presented in underwriting, tenant listings and occupancies have assumed that the Banana Republic lease that relates to the Banana Republic lease holdback is in place.

(15)
From and after the Due Date occurring in November 2018 provided that the rollover cap condition is satisfied in accordance with the loan agreement, the TI/LC Cap is reduced from $2,500,000 to $1,500,000.

(16)
With respect to the Perkins Retail Portfolio Mortgage Loan, the sole member’s equity interest in the related borrower has been pledged to secure a loan that is also secured by a first priority mortgage on a shopping center located in Scottsbluff, Nebraska.

(17)	The Taj tenant is currently month-to-month but is in the process of negotiating a new lease. The lender underwrote that this tenant vacates 12/31/2013.

(18)
The Walpole Shopping Center Mortgage Loan is part of the Walpole Shopping Center Whole Loan, with an original principal balance totaling $64,500,000, which was bifurcated into two pari passu loan components (notes A-1 and A-2).  The Walpole Shopping Center Mortgage Loan, but not the related Walpole Shopping Center Companion Loan, will be contributed to the GS Mortgage Securities Trust 2013-GCJ16 transaction.  The Walpole Shopping Center Companion Loan was securitized in the Citigroup Commercial Mortgage Trust 2013-GC15 transaction.  Debt Yield on Underwritten Net Operating Income, Underwritten NCF DSCR, Debt Yield on Underwritten Net Cash Flow and Cut-off Date LTV Ratio calculations are based on the aggregate cut-off date principal balance of $64,500,000 and the LTV Ratio at Maturity/ARD calculation is based on the aggregate balloon balance of $58,072,436.

(19)
The Walpole Shopping Center Mortgage Loan requires Ongoing TI/LC Reserve payments of $6,250 until 9/6/2015 and $12,185.83 beginning on 10/6/2015. The Ongoing TI/LC Reserve is subject to a cap of $500,000; however, if at any time the debt service coverage ratio, based on the net operating income for the 12-month period preceding each calendar quarter, is less than 1.15x, the TI/LC Cap will be increased to $750,000.

(20)
The Walpole Shopping Mall Mortgage Loan is structured with springing cash management.  As of the origination date, the Mortgage Loan had cash management in place, which will remain in effect until such time as the borrower posts the required amounts due to fund the static reserve (which equals one month of debt service plus all tax, insurance, replacement and TI/LC reserve monthly deposits) in the form of cash or letter of credit.  When the static reserve has been funded, cash management will revert to springing.

(21)
Due to the various acquisition dates of the properties, certain historical operating figures are not based on 12 months of operation.

2011 figures for the Village Square, Vancleave Center, and Quitman Center Mortgaged Properties represent four months of operations annualized;
2011 figures for the Green Acres Mortgage Property represent five months of operations annualized;
2011 figures for the T&C Center Mortgage Property represent seven months of operations annualized.

2012 figures for the Prestonsburg Village and Twin County Plaza Mortgaged Properties represent three months of operations annualized;
2012 figures for the Oak Station Mortgage Property represent eight months of operations annualized;
2012 figures for the Country Roads Mortgage Property represent ten months of operations annualized.

(22)
The Regents of the University of California, the largest tenant, has 4,268 SF expiring on 3/31/2016, 529 SF expiring on 5/30/2016, 3,226 SF expiring on 7/31/2016, 1,350 SF expiring on 4/30/2017, 7,750 SF expiring on 12/31/2019, 8,303 SF expiring on 1/31/2020, 3,306 SF expiring on 8/17/2020, 6,515 SF expiring on 1/31/2021, 10,623 SF expiring on 7/31/2022 and 1,892 SF expiring on 10/31/2022.

(23)
The Walnut Creek Marriott Mortgage Loan has an initial 11-month interest-only period and a non-standard amortization schedule during the amortization period.  Principal payments will be based on a 300-month amortization term and a 6.66480% interest rate and interest payments will be based on a 5.04455% interest rate.  Monthly debt service is equal to the arithmetic mean of the first 12 payments due following the expiration of the interest-only period (from and including the 10/6/2014 payment through and including the 9/6/2015 payment).  Annual debt service is equal to 12 times the Monthly debt service amount.  See Annex G-2 to the free writing prospectus for the related amortization schedules.

(24)
With respect to the Walnut Creek Marriott Mortgage Loan, the Appraised Value is calculated based on the appraiser’s “as-is” appraised value of $41,300,000 plus a stated $6,800,000 “capital deduction” related to capital improvements at the related Mortgaged Property for which $8,200,000 was reserved in connection with the origination of the Mortgage Loan.  The Cut-off Date LTV Ratio without adding the $6,800,000 “capital deduction” is 75.7%.

(25)
In the event that BCBS renews its lease or Duke University Health System (or another acceptable replacement tenant) leases the BCBS premises, funds held in the rollover reserve in excess of $750,000 will be first used to fully fund the free rent reserve (if required) and then returned to the borrower. The rollover reserve will thereafter be subject to a floor of $500,000 and a cap of $750,000 with monthly collections of $14,583.33 ($175,000 annually).  In the event that both the BCBS space and the space currently leased to Duke on a direct basis are re-leased to Duke, funds held in the rollover reserve in excess of $500,000 will be first used to fully fund the free rent reserve (if required) and then returned to the borrower.  The rollover reserve will thereafter be subject to a floor of $325,000 and a cap of $500,000 with monthly collections of $14,583.33 ($175,000 annually).

(26)
In the event that the Olympia Development Walgreens Portfolio Mortgage Loan is not paid off on or before the anticipated repayment date, the interest rate will automatically increase to a revised rate which is the greater of (i) the treasury index rate as of the anticipated repayment date plus 4.00000%, and (ii) 10.00000%.

(27)
The Mariner’s Landing and 2401 Bert Mortgage Loan has a non-standard amortization schedule.  Principal payments will be based on a 360-month amortization term and a 6.18500% interest rate and interest payments will based on a 5.85000% interest rate.  Monthly Debt Service is equal to the arithmetic mean of the first 12 payments due following the related cut-off date (from and including the 12/6/2013 payment through and including the 11/6/2014 payment).  Annual Debt Service is equal to 12 times the Monthly Debt Service amount.  See Annex G-3 to the free writing prospectus for the related amortization schedules.

(28)	The borrower does not report cash flows on a property by property basis. Reporting is done at the portfolio level.

(29)
The $12.6 million pari-passu interest in a $27.0 million loan is secured by all right, title and interest of borrower (i) as ground lessee under a ground Lease and (ii) as sub-lessor under a sub-ground lease to Home Depot U.S.A., Inc.   The building is not collateral for the Mortgage Loan.

(30)
The Related Home Depot Mortgage Loan is part of the Related Home Depot Whole Loan, with an original principal balance totaling $27,000,000, which was bifurcated into two pari passu loan components (notes A-1 and A-2).  The Related Home Depot Mortgage Loan, but not the related Related Home Depot Companion Loan, will be contributed to the GS Mortgage Securities Trust 2013-GCJ16 transaction.   The Related Home Depot Companion Loan is expected to be securitized in the WFRBS Commercial Mortgage Trust 2013-C17 transaction.  Debt Yield on Underwritten Net Operating Income, Underwritten NCF DSCR, Debt Yield on Underwritten Net Cash Flow and Cut-off Date LTV Ratio calculations are based on the aggregate cut-off date principal balance of $27,000,000 and the LTV Ratio at Maturity/ARD calculation is based on the aggregate balloon balance of $27,000,000.

(31)
There are seven collateral properties for this loan, however, the borrower only reports financials on a portfolio level. The collateral properties have the following addresses: Linden Place: 909 North Linden Street Muncie, IN 47303; Everbrook Place: 2600-2806 North Everbrook Muncie, IN 47304; Silvertree: 2600-2601 North Silvertree Lane Muncie, IN 47304; Cardinal Vista: 1200 West Bethel Avenue Muncie, IN 47303; Autumn Breeze: 2810-2860 North Everbrook Place Muncie, IN 47304; Windsong: 2100-2240 North Oakwood Avenue Muncie, IN 47304; Sunreach: 1801-1821 West Royal Drive Muncie, IN 47304.

(32)	At origination, a $200,000 debt service reserve was escrowed for the mezzanine loan which is not held at the mortgage level.

(33)	Ongoing TI/LC Reserves are $10,417 for the first through the twelfth Due Date and $7,079.53 beginning on the thirteenth Due Date, up to a cap of $339,818.

(34)
Hibbett Sports, the second largest tenant at the Malvern Shopping Center Mortgaged Property is currently month-to-month.  Anytime Fitness signed a letter of intent for a 10 year lease on the space currently occupied by Hibbett Sports and is expected to execute a lease prior to the end of 2013.  We cannot assure you that Anytime Fitness will execute a lease or take occupancy as expected.

(35)	Beginning January 6, 2017, the TI/LC Cap will be $200,000 so long as no trigger period has occurred and continues to be occurring.

(36)
The Mozzo Apartments Mortgaged Property is comprised of 65 multifamily units and 1,689 SF of ground floor office space, which is not included in the occupancy shown.  Rent on the office space commences in January 2014 and is not included in the underwriting.

(37)
Beginning after the first monthly Due Date in 2016, the borrower is not required to contribute funds to the Ongoing TI/LC Reserve to the extent that $200,000 is on deposit in this reserve subaccount. The $421,094 ENRGi Fitness holdback reserve is not included in this calculation.

(38)
The ground lease requires payment of initial base rent of $50,000 per annum and percentage rent equal to five percent (5%) of subtenant receipts in excess of $1.3 million.  Beginning May 1, 2018 and every ten years thereafter, base rent will be increased to the greater of (a) 110% of prior year’s base rent; or (b) 80% of the average combined base rent and percentage rent for the prior 3-year period.  On May 1, 2032, and every ten years thereafter, the base rent is adjusted to the market rental value of the Mortgaged Property, but no adjustment may increase the base rent by more than 20% of the total of all rent paid for the prior year.

ANNEX B

STRUCTURAL AND COLLATERAL TERM SHEET

[THIS PAGE INTENTIONALLY LEFT BLANK]

October 29, 2013

Free Writing Prospectus

Structural and Collateral Term Sheet

$1,134,059,119
(Approximate Mortgage Pool Balance)

$997,972,000
(Offered Certificates)

GS Mortgage Securities Trust 2013-GCJ16
As Issuing Entity

GS Mortgage Securities Corporation II
As Depositor

Commercial Mortgage Pass-Through Certificates
Series 2013-GCJ16

Jefferies LoanCore LLC
Rialto Mortgage Finance, LLC
Goldman Sachs Mortgage Company
MC-Five Mile Commercial Mortgage Finance LLC
Citigroup Global Markets Realty Corp.
As Sponsors

IMPORTANT NOTICE REGARDING THE CONDITIONS FOR THIS OFFERING OF ASSET-BACKED SECURITIES

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

STATEMENT REGARDING THIS FREE WRITING PROSPECTUS

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-191331) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., Jefferies LLC, Drexel Hamilton, LLC, RBS Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

IMPORTANT NOTICE RELATING TO AUTOMATICALLY GENERATED EMAIL DISCLAIMERS

Any legends, disclaimers or other notices that may appear at the bottom of the email communication to which this free writing prospectus is attached relating to (1) these materials not constituting an offer (or a solicitation of an offer), (2) no representation being made that these materials are accurate or complete and may not be updated or (3) these materials possibly being confidential, are not applicable to these materials and should be disregarded.  Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.

Goldman, Sachs & Co.	Jefferies Citigroup
Co-Lead Managers and Joint Bookrunners

Drexel Hamilton	RBS
Co-Managers

CERTIFICATE SUMMARY

OFFERED CERTIFICATES
						Pass-	Expected
		Initial Certificate Principal		Approximate	Initial Pass-	Through	Wtd. Avg.	Expected
	Expected Ratings	Amount or Notional		Initial Credit	Through	Rate	Life	Principal
Offered Class	(Moody’s / DBRS / KBRA)(1)	Amount(2)		Support	Rate(3)	Description	(Yrs)(4)	Window(4)
Class A-1	Aaa(sf) / AAA(sf) / AAA(sf)	$52,945,000		30.000%(5)	[__]%	(6)	2.65	12/13 – 08/18
Class A-2	Aaa(sf) / AAA(sf) / AAA(sf)	$231,715,000		30.000%(5)	[__]%	(6)	4.85	08/18 – 11/18
Class A-3	Aaa(sf) / AAA(sf) / AAA(sf)	$105,000,000		30.000%(5)	[__]%	(6)	9.81	09/23 – 09/23
Class A-4	Aaa(sf) / AAA(sf) / AAA(sf)	$326,509,000		30.000%(5)	[__]%	(6)	9.86	09/23 – 10/23
Class A-AB	Aaa(sf) / AAA(sf) / AAA(sf)	$77,672,000		30.000%(5)	[__]%	(6)	7.44	11/18 – 09/23
Class X-A	Aaa(sf) / AAA(sf) / AAA(sf)	$885,983,000	(7)	N/A	[__]%	Variable IO(8)	N/A	N/A
Class X-B	A2(sf) / AAA(sf) / AAA(sf)	$111,989,000	(7)	N/A	[__]%	Variable IO(8)	N/A	N/A
Class A-S(9)	Aaa(sf) / AAA(sf) / AAA(sf)	$92,142,000	(10)	21.875%	[__]%	(6)	9.92	10/23 – 11/23
Class B(9)	Aa3(sf) / AA(low)(sf) / AA-(sf)	$72,296,000	(10)	15.500%	[__]%	(6)	9.97	11/23 – 11/23
Class PEZ(9)	A1(sf) / A(low)(sf) / A-(sf)	$204,131,000	(10)	12.000%(11)	[__]%	(6)	9.95	10/23 – 11/23
Class C(9)	A3(sf) / A(low)(sf) / A-(sf)	$39,693,000	(10)	12.000%(11)	[__]%	(6)	9.97	11/23 – 11/23

NON-OFFERED CERTIFICATES

Non-Offered Class	Expected Ratings (Moody’s / DBRS / KBRA)(1)	Initial Certificate Principal Amount or Notional Amount(2)		Approximate Initial Credit Support	Initial Pass-Through Rate(3)	Pass- Through Rate Description	Expected Wtd. Avg. Life (Yrs)(4)	Expected Principal Window(4)
Class X-C	NR / AAA(sf) / NR	$89,308,119	(7)	N/A	[__]%	Variable IO(8)	N/A	N/A
Class D	Baa3(sf) / BBB(low)(sf) / BBB(sf)	$43,944,000		8.125%	[__]%	(6)	9.97	11/23 – 11/23
Class E	Ba1(sf) / NR / BB+(sf)	$2,835,000		7.875%	[__]%	(6)	9.97	11/23 – 11/23
Class F	Ba3(sf) / BB(low)(sf) / BB(sf)	$26,934,000		5.500%	[__]%	(6)	9.97	11/23 – 11/23
Class G	B3(sf) / B(low)(sf) / B(sf)	$25,517,000		3.250%	[__]%	(6)	9.97	11/23 – 11/23
Class H	NR / NR / NR	$36,857,119		0.000%	[__]%	(6)	9.97	11/23 – 11/23
Class S(12)	NR / NR / NR	N/A		N/A	N/A	N/A	N/A	N/A
Class R(13)	NR / NR / NR	N/A		N/A	N/A	N/A	N/A	N/A

(1)
It is a condition of issuance that the offered certificates receive the ratings set forth above.  The anticipated ratings shown are those of Moody’s Investors Service, Inc. (“Moody’s”), DBRS, Inc. (“DBRS”), and Kroll Bond Rating Agency (“KBRA”).  Subject to the discussion under “Ratings” in the Free Writing Prospectus, the ratings on the certificates address the likelihood of the timely receipt by holders of all payments of interest to which they are entitled on each distribution date and, except in the case of the interest only certificates, the ultimate receipt by holders of all payments of principal to which they are entitled on or before the applicable rated final distribution date.  Certain nationally recognized statistical rating organizations, as defined in Section 3(a)(62) of the Securities Exchange Act of 1934, as amended, that were not hired by the depositor may use information they receive pursuant to Rule 17g-5 under the Securities Exchange Act of 1934, as amended, to rate the offered certificates. We cannot assure you as to what ratings a non-hired nationally recognized statistical rating organization would assign. See “Risk Factors—Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded” in the Free Writing Prospectus.  Moody’s, DBRS and KBRA have informed us that the “sf” designation in the ratings represents an identifier of structured finance product ratings.  For additional information about this identifier, prospective investors can go to the related rating agency’s website.

(2)	Approximate, subject to a variance of plus or minus 5%.

(3)	Approximate per annum rate as of the closing date.

(4)
Assuming no prepayments prior to the maturity date or anticipated repayment date, for each mortgage loan and based on the modeling assumptions described under “Yield, Prepayment and Maturity Considerations” in the Free Writing Prospectus.

(5)	The credit support percentages set forth for the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB certificates are represented in the aggregate.

(6)
For any distribution date, the pass-through rates on the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class A-S, Class B, Class C, Class D, Class E, Class F, Class G and Class H certificates will each be a per annum rate equal to one of (i) a fixed rate, (ii) the weighted average of the net interest rates on the mortgage loans (in each case, adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) as of their respective due dates in the month preceding the month in which the related distribution date occurs, (iii) the lesser of a specified pass-through rate and the rate specified in clause (ii), or (iv) the rate specified in clause (ii) less a specified percentage. The Class PEZ certificates will not have a pass-through rate, but will be entitled to receive the sum of the interest distributable on the percentage interests of the Class A-S, Class B and Class C trust components represented by the Class PEZ certificates.  The pass-through rates on the Class A-S, Class B and Class C trust components will at all times be the same as the pass-through rates of the Class A-S, Class B and Class C certificates, respectively.

(7)
The Class X-A, Class X-B and Class X-C certificates (the “Class X Certificates”) will not have certificate principal amounts and will not be entitled to receive distributions of principal.  Interest will accrue on the Class X-A, Class X-B and Class X-C certificates at their respective pass-through rates based upon their respective notional amounts.  The notional amount of the Class X-A certificates will be equal to the aggregate certificate principal amounts of the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB certificates and the Class A-S trust component.  The notional amount of the Class X-B certificates will be equal to the aggregate certificate principal amounts of the Class B and Class C trust components.  The notional amount of the Class X-C certificates will be equal to the aggregate certificate principal amounts of the Class F, Class G and Class H certificates.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-191331) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., Jefferies LLC, Drexel Hamilton, LLC, RBS Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

CERTIFICATE SUMMARY (continued)

(8)
The pass-through rate of the Class X-A certificates will generally be a per annum rate equal to the excess, if any, of (i) the weighted average of the net interest rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), over (ii) the weighted average of the pass-through rates of the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB certificates and the Class A-S trust component, as described in the Free Writing Prospectus. The pass-through rate of the Class X-B certificates will generally be a per annum rate equal to the excess, if any, of (i) the weighted average of the net interest rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), over (ii) the weighted average pass-through rates of the Class B and Class C trust components, as described in the Free Writing Prospectus. The pass through rate of the Class X-C certificates will generally be a per annum rate equal to the excess, if any, of (i) the weighted average of the net interest rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), over (ii) the weighted average of the pass-through rates of the Class F, Class G and Class H certificates, as described in the Free Writing Prospectus.

(9)
The Class A-S, Class B and Class C certificates may be exchanged for Class PEZ certificates, and Class PEZ certificates may be exchanged for the Class A-S, Class B and Class C certificates. The Class A-S, Class B, Class PEZ and Class C certificates are collectively referred to as the “Exchangeable Certificates”.

(10)
On the closing date, the issuing entity will issue the Class A-S, Class B and Class C trust components, which will have outstanding principal balances on the closing date of $92,142,000, $72,296,000 and $39,693,000, respectively.  The Class A-S, Class B, Class PEZ and Class C certificates will, at all times, represent undivided beneficial ownership interests in a grantor trust that will hold such trust components.  Each class of the Class A-S, Class B and Class C certificates will, at all times, represent a beneficial interest in a percentage of the outstanding principal balance of the Class A-S, Class B and Class C trust components, respectively.  The Class PEZ certificates will, at all times, represent a beneficial interest in the remaining percentages of each of the outstanding principal balances of the Class A-S, Class B and Class C trust components.  Following any exchange of Class A-S, Class B and Class C certificates for Class PEZ certificates or any exchange of Class PEZ certificates for Class A-S, Class B and Class C certificates, the percentage interest of the outstanding principal balances of the Class A-S, Class B and Class C trust components that is represented by the Class A-S, Class B, Class PEZ and Class C certificates will be increased or decreased accordingly.  The initial certificate principal amount of each of the Class A-S, Class B and Class C certificates shown in the table above represents the maximum certificate principal amount of such class without giving effect to any issuance of Class PEZ certificates.  The initial certificate principal amount of the Class PEZ certificates shown in the table above is equal to the aggregate of the maximum initial certificate principal amounts of the Class A-S, Class B and Class C certificates, representing the maximum certificate principal amount of the Class PEZ certificates that could be issued in an exchange.  The certificate principal amounts of the Class A-S, Class B and Class C certificates to be issued on the closing date will be reduced, in required proportions, by an amount equal to the certificate principal amount of the Class PEZ certificates issued on the closing date.

(11)
The initial subordination levels for the Class C and Class PEZ certificates are equal to the subordination level of the underlying Class C trust component, which will have an initial outstanding balance on the closing date of $39,693,000.

(12)
TheClass S certificates will not have a certificate principal amount, notional amount, pass-through rate, rating or rated final distribution date.  The Class S certificates will only be entitled to distribution of excess interest accrued on the mortgage loan with an anticipated repayment date.  See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—ARD Loan” in the Free Writing Prospectus.

(13)
TheClass R certificates will not have a certificate principal amount, notional amount, pass-through rate, rating or rated final distribution date.  The Class R certificates will represent the residual interest in each of two separate REMICs, as further described in the Free Writing Prospectus.  The Class R certificates will not be entitled to distributions of principal or interest.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-191331) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., Jefferies LLC, Drexel Hamilton, LLC, RBS Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

MORTGAGE POOL CHARACTERISTICS

Mortgage Pool Characteristics(1)
Initial Pool Balance	$1,134,059,119
Number of Mortgage Loans	78
Number of Mortgaged Properties	134
Average Cut-off Date Mortgage Loan Balance	$14,539,219
Weighted Average Mortgage Interest Rate	5.3756%
Weighted Average Remaining Term to Maturity/ARD (months)(2)	106
Weighted Average Remaining Amortization Term (months)(3)	354
Weighted Average Cut-off Date LTV Ratio(4)	67.2%
Weighted Average Maturity Date/ARD LTV Ratio(2)(5)	59.0%
Weighted Average Underwritten Debt Service Coverage Ratio(6)(7)	1.51x
Weighted Average Debt Yield on Underwritten NOI(8)	10.9%
% of Mortgage Loans with Additional Debt	20.1%
% of Mortgaged Properties with Single Tenants	4.9%

(1)
Each of the Miracle Mile Shops mortgage loan, the Matrix MHC Portfolio mortgage loan, the Walpole Shopping Mall mortgage loan and the Related Home Depot mortgage loan has one or more related pari passu companion loans, and the loan-to-value ratio, debt service coverage ratio and debt yield calculations presented in this Term Sheet include the related pari passu companion loan(s) unless otherwise indicated. Other than as specifically noted, the loan-to-value ratio, debt service coverage ratio, debt yield and mortgage loan rate information for each mortgage loan is presented in this Term Sheet without regard to any other indebtedness (whether or not secured by the related mortgaged property, ownership interests in the related borrower or otherwise) that currently exists or that may be incurred by the related borrower or its owners in the future, in order to present statistics for the related mortgage loan without combination with the other indebtedness.

(2)	Unless otherwise indicated, the mortgage loan with an anticipated repayment date is considered as if it matures on the anticipated repayment date.

(3)	Excludes mortgage loans that are interest only for the entire term.

(4)
Unless otherwise indicated, the Cut-off Date LTV Ratio is calculated utilizing the “as-is” appraised value.  With respect to the Walnut Creek Marriott mortgage loan, the Cut-off Date LTV Ratio is based on the “as-is” appraised value of $41,300,000 plus a stated $6,800,000 “capital deduction” (for which $8,200,000 was reserved in connection with the origination of the mortgage loan) related to capital improvements.  The Cut-off Date LTV Ratio of the mortgage pool without adding the $6,800,000 “capital deduction” is 67.5%.  See “Description of the Mortgage Pool—–Certain Calculations and Definitions” in the Free Writing Prospectus for a description of Cut-off Date LTV Ratio.

(5)
Unless otherwise indicated, the Maturity Date/ARD LTV Ratio is calculated utilizing the “as-is” appraised value.  With respect to 12 mortgage loans representing approximately 22.8% of the initial pool balance, the respective Maturity Date/ARD LTV Ratios were each calculated using the related aggregate “as stabilized” appraised value. See “Description of the Mortgage Pool—–Certain Calculations and Definitions” in the Free Writing Prospectus for a description of Maturity Date/ARD LTV Ratio.

(6)
Unless otherwise indicated, the Underwritten Debt Service Coverage Ratio is calculated by taking the Underwritten Net Cash Flow from the related mortgaged property or mortgaged properties and dividing by the annual debt service for such mortgage loan, as adjusted in the case of mortgage loans with a partial interest only period by using the first 12 amortizing payments due instead of the actual interest only payment. See “Description of the Mortgage Pool—Certain Calculations and Definitions” in the Free Writing Prospectus for a description of Underwritten Debt Service Coverage Ratio.

(7)
With respect to the Matrix MHC Portfolio mortgage loan, the Walnut Creek Marriott mortgage loan and the Mariner’s Landing and 2401 Bert mortgage loan, the Underwritten Debt Service Coverage Ratio is calculated using such mortgage loan’s non-standard amortization schedule as set forth in Annex G-1, Annex G-2 and Annex G-3, respectively, in the Free Writing Prospectus and adjusted in the case of mortgage loans with a partial interest only period by using the first 12 amortizing payments due instead of the actual interest only payment.

(8)
Unless otherwise indicated, the Debt Yield on Underwritten NOI is the related mortgaged property’s Underwritten NOI divided by the Cut-off Date Balance of the mortgage loan, and the Debt Yield on Underwritten NCF is the related mortgaged property’s Underwritten NCF divided by the Cut-off Date Balance of the mortgage loan.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-191331) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., Jefferies LLC, Drexel Hamilton, LLC, RBS Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

KEY FEATURES OF THE CERTIFICATES

Co-Lead Managers and Joint Bookrunners:	Goldman, Sachs & Co. Jefferies LLC Citigroup Global Markets Inc.
Co-Managers:	Drexel Hamilton, LLC RBS Securities Inc.
Depositor:	GS Mortgage Securities Corporation II
Initial Pool Balance:	$1,134,059,119
Master Servicer:	Wells Fargo Bank, National Association
Special Servicer:	Rialto Capital Advisors, LLC
Certificate Administrator:	U.S. Bank National Association
Trustee:	U.S. Bank National Association
Operating Advisor:	Situs Holdings, LLC
Pricing:	Week of November 4, 2013
Closing Date:	November 20, 2013
Cut-off Date:
For each mortgage loan, the related due date for such mortgage loan in November 2013 (or, in the case of any mortgage loan that has its first due date in December 2013, the date that would have been its due date in November 2013 under the terms of that mortgage loan if a monthly payment were scheduled to be due in that month)

Determination Date:	The 6th day of each month or next business day
Distribution Date:	The 4th business day after the Determination Date, commencing in December 2013
Interest Accrual:	Preceding calendar month
ERISA Eligible:	The offered certificates are expected to be ERISA eligible
SMMEA Eligible:	No
Payment Structure:	Sequential Pay
Day Count:	30/360
Tax Structure:	REMIC
Rated Final Distribution Date:	November 2046
Cleanup Call:	1.0%
Minimum Denominations:	$10,000 minimum for the offered certificates (except with respect to Class X-A and Class X-B: $1,000,000 minimum); $1 thereafter for all the offered certificates
Delivery:	Book-entry through DTC
Bond Information:	Cash flows are expected to be modeled by TREPP, INTEX and BLOOMBERG

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-191331) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., Jefferies LLC, Drexel Hamilton, LLC, RBS Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

TRANSACTION HIGHLIGHTS

■	$1,134,059,119 (Approximate) New-Issue Multi-Borrower CMBS:

—
Overview: The mortgage pool consists of 78 fixed-rate commercial mortgage loans that have an aggregate Cut-off Date Balance of $1,134,059,119 (the “Initial Pool Balance”), have an average mortgage loan Cut-off Date Balance of $14,539,219 and are secured by 134 mortgaged properties located throughout 28 states

—	LTV: 67.2% weighted average Cut-off Date LTV Ratio

—	DSCR: 1.51x weighted average Underwritten Debt Service Coverage Ratio

—	Debt Yield: 10.9% weighted average Debt Yield on Underwritten NOI

—	Credit Support: 30.000% credit support to Class A-1 / A-2 / A-3 / A-4 / A-AB

■	Loan Structural Features:

—	Amortization: 93.6% of the mortgage loans by Initial Pool Balance have scheduled amortization:

-	45.6% of the mortgage loans by Initial Pool Balance have amortization for the entire term with a balloon payment due at maturity

-	48.1% of the mortgage loans by Initial Pool Balance have scheduled amortization following a partial interest only period with a balloon payment due at maturity

—	Hard Lockboxes: 54.8% of the mortgage loans by Initial Pool Balance have a Hard Lockbox in place

—
Cash Traps:  96.6% of the mortgage loans by Initial Pool Balance have cash traps triggered by certain declines in cash flow, all at levels equal to or greater than a 1.00x coverage, that fund an excess cash flow reserve

—	Reserves: The mortgage loans require amounts to be escrowed for reserves as follows:

-	Real Estate Taxes: 76 mortgage loans representing 96.9% of the Initial Pool Balance

-	Insurance: 66 mortgage loans representing 73.7% of the Initial Pool Balance

-	Replacement Reserves (Including FF&E Reserves): 77 mortgage loans representing 98.9% of Initial Pool Balance

-	Tenant Improvements / Leasing Commissions: 34 mortgage loans representing 84.2% of the allocated Initial Pool Balance of office, retail, industrial and mixed use properties only

—	Predominantly Defeasance: 90.0% of the mortgage loans by Initial Pool Balance permit defeasance after an initial lockout period

■	Multiple-Asset Types > 5.0% of the Initial Pool Balance:

—	Retail: 37.9% of the mortgaged properties by allocated Initial Pool Balance are retail properties (22.1% are retail anchored properties, 6.2% are super regional mall properties)

—	Multifamily: 20.6% of the mortgaged properties by allocated Initial Pool Balance are multifamily properties

—	Hospitality: 14.5% of the mortgaged properties by allocated Initial Pool Balance are hospitality properties

—	Office: 10.1% of the mortgaged properties by allocated Initial Pool Balance are office properties

—	Manufactured Housing: 7.2% of the mortgaged properties by allocated Initial Pool Balance are manufactured housing properties

■
Geographic Diversity:  The 134 mortgaged properties are located throughout 28 states, with only two states having greater than 10.0% of the allocated Initial Pool Balance: Nevada (12.0%) and California (11.5%)

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-191331) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., Jefferies LLC, Drexel Hamilton, LLC, RBS Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

COLLATERAL OVERVIEW

Mortgage Loans by Loan Seller
Mortgage Loan Seller	Mortgage Loans	Mortgaged Properties	Aggregate Cut-off Date Balance	% of Initial Pool Balance
Jefferies LoanCore LLC	24	44	$414,690,538	36.6%
Rialto Mortgage Finance, LLC	14	18	230,337,561	20.3
Goldman Sachs Mortgage Company	12	21	195,843,830	17.3
MC-Five Mile Commercial Mortgage Finance LLC	22	42	190,559,019	16.8
Citigroup Global Markets Realty Corp.	6	9	102,628,171	9.0
Total	78	134	$1,134,059,119	100.0%

Ten Largest Mortgage Loans
Mortgage Loan Name	Cut-off Date Balance	% of Initial Pool Balance	Property Type	Property Size SF / Rooms / Pads	Cut-off Date Balance Per SF / Room / Pad	UW NCF DSCR	UW NOI Debt Yield	Cut-off Date LTV Ratio
Windsor Court New Orleans	$72,928,787	6.4%	Hospitality	316	$230,787	1.68x	13.1%	68.8%
Miracle Mile Shops	70,000,000	6.2	Retail	448,835	$1,292	1.24x	8.4%	62.7%
Matrix MHC Portfolio	69,500,000	6.1	Manufactured Housing	5,347	$25,248	1.47x	11.1%	69.4%
The Gates at Manhasset	60,000,000	5.3	Retail	106,442	$564	2.05x	12.6%	43.5%
Perkins Retail Portfolio	47,500,000	4.2	Retail	1,110,263	$43	1.43x	11.4%	68.2%
Walpole Shopping Mall	47,000,000	4.1	Retail	397,971	$162	1.33x	9.2%	75.0%
Regency Portfolio	43,800,000	3.9	Retail	1,362,551	$32	1.52x	11.9%	74.2%
Shadow Mountain Marketplace	38,000,000	3.4	Retail	201,044	$189	1.39x	10.1%	70.4%
1245 16th Street	37,000,000	3.3	Office	57,457	$644	1.98x	10.3%	60.1%
Walnut Creek Marriott	31,280,000	2.8	Hospitality	338	$92,544	1.45x	11.6%	65.0%
Top 10 Total / Wtd. Avg.	$517,008,787	45.6%				1.55x	11.0%	65.3%
Remaining Total / Wtd. Avg.	617,050,332	54.4				1.48x	10.9%	68.8%
Total / Wtd. Avg.	$1,134,059,119	100.0%				1.51x	10.9%	67.2%

Pari Passu Companion Loan Summary
Mortgage Loan Name	Mortgage Loan Cut-off Date Balance	% of Initial Pool Balance	Pari Passu Companion Loan Cut-off Date Balance	Whole Loan Cut-off Date Balance	Controlling Pooling & Servicing Agreement	Master Servicer	Special Servicer
Miracle Mile Shops	$70,000,000	6.2%	$510,000,000	$580,000,000	COMM 2013-CCRE11 / COMM 2013-CCRE12(1)	Midland	Situs
Matrix MHC Portfolio	$69,500,000	6.1%	$65,500,000	$135,000,000	GSMS 2013-GCJ16	Wells Fargo	Rialto
Walpole Shopping Mall(2)	$47,000,000	4.1%	$17,500,000	$64,500,000	CGCMT 2013-GC15	Wells Fargo	Midland
Related Home Depot	$12,600,000	1.1%	$14,400,000	$27,000,000	WFRBS 2013-C17(3)	Wells Fargo	Rialto

(1)
It is anticipated that on November 7, 2013, the scheduled closing date for COMM 2013-CCRE12, servicing will transfer to the COMM 2013-CCRE12 transaction pursuant to which Wells Fargo Bank, National Association is expected to be the master servicer and LNR Partners, LLC is expected to be the special servicer.  However, Midland Loan Services, a division of PNC Bank, National Association is expected to remain in place as the primary servicer of the whole loan.

(2)
The Walpole Shopping Mall mortgage loan will be serviced under the CGCMT 2013-GC15 pooling and servicing agreement, but the controlling class under GSMS 2013-GCJ16 transaction will exercise those control rights.

(3)	Anticipated to close on or about November 20, 2013.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-191331) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., Jefferies LLC, Drexel Hamilton, LLC, RBS Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

COLLATERAL OVERVIEW (continued)

Mortgage Loans with Existing Mezzanine or Other Financing(1)
Mortgage Loan Name	Mortgage Loan Cut-off Date Balance	Mezzanine Debt Cut-off Date Balance	Other Debt Cut-off Date Balance	Cut-off Date Total Debt Balance	Total Debt Interest Rate	Cut-off Date Mortgage Loan LTV	Cut-off Date Total Debt LTV	Mortgage Loan DSCR	Total Debt DSCR
Matrix MHC Portfolio(2)	$69,500,000	$15,000,000	$65,500,000	$150,000,000	6.9070%	69.4%	77.1%	1.47x	1.24x
Walpole Shopping Mall(3)	$47,000,000	$10,000,000	$17,500,000	$74,500,000	5.9309%	75.0%	86.6%	1.33x	1.08x
Walnut Creek Marriott(4)	$31,280,000	$8,000,000	NA	$39,280,000	6.6648%	65.0%	81.7%	1.45x	0.93x
8670 Wilshire(4)	$22,500,000	$2,500,000	NA	$25,000,000	6.0890%	67.2%	74.6%	1.27x	1.14x
Mariner’s Landing and 2401 Bert(4)	$22,260,866	$1,493,864	NA	$23,754,730	6.1850%	74.7%	79.7%	1.30x	1.15x
Sanctuary at Winterlakes Apartments(4)	$12,000,000	$800,000	NA	$12,800,000	6.1070%	75.0%	80.0%	1.27x	1.19x
5607-5625 Baum Boulevard(4)	$11,700,000	$1,300,000	NA	$13,000,000	6.2050%	75.0%	83.3%	1.27x	1.14x
Ball State Portfolio(5)	$11,520,000	$2,700,000	NA	$14,220,000	6.8835%	68.7%	84.8%	1.46x	1.00x

(1)
In the case of the Perkins Retail Portfolio mortgage loan, the sole member’s equity interest in the related borrower has been pledged to secure a loan that is also secured by a first priority mortgage on a shopping center located in Scottsbluff, Nebraska.  See “—Perkins Retail Portfolio—Monument Mall Loan” in this Term Sheet.

(2)
The related mezzanine loan is currently held by Terra Secured Income Fund 4, LLC, or its affiliate, and is secured by the mezzanine borrower’s interest in the related mortgage borrower.  There also exists a related pari passu companion loan with a scheduled principal balance as of the Cut-off Date of $65,500,000. While the Total Debt Interest Rate remains constant, the monthly interest rate for the mezzanine loan declines as the mortgage whole loan amortizes and is derived from a schedule attached to the mezzanine loan agreement.

(3)
The related mezzanine loan is currently held by Annaly CRE Holdings LLC and is secured by a pledge of 100% of the mezzanine borrower’s interest in the related borrower. There also exists a related pari passu companion loan with a scheduled principal balance as of the Cut-off Date of $17,500,000.

(4)	The related mezzanine loan is initially held by Jefferies LoanCore LLC, or its affiliate, and is secured by the mezzanine borrower’s interest in the related mortgage borrower.
(5)	The related mezzanine loan is currently held by Terra Secured Income Fund 4, LLC, or its affiliate, and is secured by the mezzanine borrower’s interest in the related mortgage borrower.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-191331) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., Jefferies LLC, Drexel Hamilton, LLC, RBS Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

COLLATERAL OVERVIEW (continued)

Previously Securitized Mortgaged Properties(1)
Property Name	Mortgage Loan Seller	City	State	Property Type	Cut-off Date Balance / Allocated Cut-off Date Balance	% of Initial Pool Balance	Previous Securitization
Perkins Retail Portfolio(2)	JLC	Various	Various	Retail	$47,500,000	4.2%	JPMCC 2006-CB15
1245 16th Street	GSMC	Santa Monica	CA	Office	$37,000,000	3.3%	GSMS 2005-GG4
8670 Wilshire	JLC	Beverly Hills	CA	Office	$22,500,000	2.0%	GCCFC 2003-C2
McAllister Plaza	CGMRC	San Antonio	TX	Office	$18,000,000	1.6%	MSDWC 2001-TOP1
Parkway and Parkgreen on Bellaire	RMF	Houston	TX	Multifamily	$16,750,000	1.5%	BSCMS 2004-PWR3
Villages on the River	RMF	Jonesboro	GA	Multifamily	$14,350,000	1.3%	COMM 2004-LB4A
The Brittany	RMF	Indialantic	FL	Multifamily	$14,100,000	1.2%	CSFB 2004-C2
Candlewood	RMF	Corpus Christi	TX	Multifamily	$12,815,000	1.1%	CSFB 2004-C1
The Camp	JLC	Costa Mesa	CA	Retail	$12,000,000	1.1%	GSMS 2004-GG2
Sheraton Four Points Hotel O’Hare	MC-Five Mile	Schiller Park	IL	Hospitality	$11,500,000	1.0%	BSCMS 2006-T24
Northlake Square SC	JLC	Tucker	GA	Retail	$10,491,689	0.9%	CSFB 2003-C5
Avon on the Lake(3)	JLC	Rochester Hills	MI	Manufactured Housing	$8,710,667	0.8%	JPMCC 2003-CB7
Randolph Park	RMF	Charlotte	NC	Multifamily	$7,990,000	0.7%	LBCMT 1995-C2
Green Park South(3)	JLC	Pelham	AL	Manufactured Housing	$7,181,667	0.6%	FNA 2013-M1
Jackson Park(4)	MC-Five Mile	Seymour	IN	Retail	$5,933,950	0.5%	JPMCC 2007-LDPX
Fairchild Lake(3)	JLC	Chesterfield	MI	Manufactured Housing	$5,652,667	0.5%	MLMT 2003-KEY1
Cranberry Lake(3)	JLC	White Lake	MI	Manufactured Housing	$5,606,333	0.5%	JPMCC 2004-C2
Westridge Business Center	MC-Five Mile	New Berlin	WI	Industrial	$5,154,433	0.5%	JPMCC 2002-CIB4
Shops at Memorial Heights	MC-Five Mile	Houston	TX	Retail	$5,127,488	0.5%	LBUBS 2004-C1
Park 2000 Mini Storage	JLC	Las Vegas	NV	Self Storage	$4,993,262	0.4%	GCCFC 2003-C2
Village Center(4)	MC-Five Mile	Seymour	IN	Retail	$4,969,690	0.4%	JPMCC 2007-LDPX
Broadway Festival Shopping Center	MC-Five Mile	Chicago	IL	Retail	$4,081,200	0.4%	BACM 2006-2
257 West 17th Street	JLC	New York	NY	Retail	$4,000,000	0.4%	PSSF 1999-C2
Gibson & Heritage MHCs	MC-Five Mile	Williamsburg	VA	Manufactured Housing	$3,800,000	0.3%	CD 2007-CD4
Timbers of Keegans Bayou	MC-Five Mile	Houston	TX	Multifamily	$3,750,000	0.3%	CSFB 2004-C1, Mezz 2004-C1
Gappie Plaza	CGMRC	Chicago	IL	Retail	$3,646,346	0.3%	CGCMT 2004-C1
Joyner Crossing	MC-Five Mile	Rocky Mount	NC	Retail	$3,500,000	0.3%	CSFB 2003-C5
Archer Plaza	MC-Five Mile	Chicago	IL	Retail	$3,296,969	0.3%	BACM 2006-2
Royal Estates(3)	JLC	Kalamazoo	MI	Manufactured Housing	$2,270,333	0.2%	JPMCC 2004-C1
Old Orchard(3)	JLC	Davison	MI	Manufactured Housing	$2,224,000	0.2%	JPMCC 2004-C2

(1)
The table above includes mortgaged properties securing mortgage loans for which the most recent prior financing of all or a significant portion of such mortgaged property was included in a securitization. Information under “Previous Securitization” represents the most recent such securitization with respect to each of those mortgaged properties. The information in the above table is based solely on information provided by the related borrower or obtained through searches of a third-party database, and has not otherwise been confirmed by the mortgage loan sellers.

(2)	Each of the Perkins Retail Portfolio mortgaged properties was included in JPMCC 2006-CB15 transaction.
(3)
Avon on the Lake, Green Park South, Fairchild Lake, Cranberry Lake, Royal Estates and Old Orchard are part of the Matrix MHC Portfolio. The other mortgaged properties that are part of the Matrix MHC Portfolio that are not listed were not part of the criteria for this chart.

(4)
Jackson Park and Village Center are part of the Regency Portfolio.  The other mortgaged properties that are part of the Regency Portfolio that are not listed were not part of the criteria for this chart.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-191331) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., Jefferies LLC, Drexel Hamilton, LLC, RBS Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

COLLATERAL OVERVIEW (continued)

Property Types
Property Type / Detail	Number of Mortgaged Properties	Aggregate Cut- off Date Balance(1)	% of Initial Pool Balance	Wtd. Avg. Underwritten NCF DSCR(2)	Wtd. Avg. Cut-off Date LTV Ratio(2)	Wtd. Avg. Debt Yield on Underwritten NOI(2)
Retail	59	$430,367,198	37.9%	1.52x	65.8%	10.5%
Anchored	28	250,636,945	22.1	1.57x	65.0%	11.2%
Super Regional Mall	1	70,000,000	6.2	1.24x	62.7%	8.4%
Shadow Anchored	17	52,481,988	4.6	1.70x	71.7%	11.9%
Single Tenant Retail	7	29,155,000	2.6	1.50x	69.4%	8.3%
Unanchored	6	28,093,265	2.5	1.42x	65.7%	10.3%
Multifamily	30	$233,231,311	20.6%	1.38x	71.0%	10.1%
Garden	27	204,627,857	18.0	1.36x	71.7%	10.0%
Student Housing	1	11,520,000	1.0	1.46x	68.7%	11.1%
Senior Living	1	10,689,762	0.9	1.86x	62.7%	12.9%
Conventional	1	6,393,692	0.6	1.27x	67.3%	8.7%
Hospitality	8	$164,897,636	14.5%	1.68x	65.3%	13.5%
Full Service	5	145,073,368	12.8	1.70x	65.1%	13.6%
Limited Service	3	19,824,268	1.7	1.54x	67.0%	12.6%
Office	6	$114,360,486	10.1%	1.58x	66.9%	10.4%
Medical	2	59,500,000	5.2	1.71x	62.8%	10.0%
General Suburban	2	44,970,629	4.0	1.46x	71.3%	10.8%
CBD	2	9,889,857	0.9	1.35x	71.2%	10.7%
Manufactured Housing	16	$82,000,000	7.2%	1.47x	69.3%	11.0%
Mixed Use	4	$38,305,154	3.4%	1.36x	71.4%	10.7%
Office/Retail	2	18,586,931	1.6	1.33x	75.0%	10.4%
Industrial/Office/Retail	1	12,527,976	1.1	1.30x	74.7%	9.9%
Warehouse/Office/Self Storage	1	7,190,247	0.6	1.52x	56.4%	12.6%
Industrial	4	$31,223,806	2.8%	1.53x	63.9%	12.4%
Flex	2	17,145,003	1.5	1.67x	55.0%	14.0%
Warehouse	2	14,078,803	1.2	1.36x	74.7%	10.5%
Self Storage	6	$27,073,528	2.4%	1.50x	66.9%	10.6%
Land	1	$12,600,000	1.1%	1.60x	56.0%	7.9%
Total / Wtd. Avg.	134	$1,134,059,119	100.0%	1.51x	67.2%	10.9%

(1)	Calculated based on the mortgaged property’s allocated loan amount for mortgage loans secured by more than one mortgaged property.
(2)	Weighted average based on the mortgaged property’s allocated loan amount for mortgage loans secured by more than one mortgaged property.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-191331) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., Jefferies LLC, Drexel Hamilton, LLC, RBS Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

COLLATERAL OVERVIEW (continued)

Geographic Distribution
Property Location	Number of Mortgaged Properties	Aggregate Cut-off Date Balance(1)	% of Initial Pool Balance	Aggregate Appraised Value(2)	% of Total Appraised Value	Underwritten NOI(2)	% of Total Underwritten NOI
Nevada	5	$135,783,509	12.0%	$1,022,960,000	38.2%	$55,247,274	31.3%
California	7	130,036,122	11.5	200,450,000	7.5	13,467,113	7.6
Texas	16	108,557,245	9.6	156,560,000	5.8	11,882,010	6.7
New York	5	85,859,286	7.6	206,030,000	7.7	11,045,536	6.3
Michigan	16	85,731,934	7.6	211,830,000	7.9	16,528,062	9.4
Florida	12	80,862,060	7.1	109,125,000	4.1	7,412,552	4.2
Georgia	11	77,720,346	6.9	109,125,000	4.1	8,017,644	4.5
Louisiana	1	72,928,787	6.4	106,000,000	4.0	9,576,399	5.4
Indiana	9	60,630,444	5.3	91,770,000	3.4	7,175,813	4.1
Massachusetts	1	47,000,000	4.1	86,000,000	3.2	5,942,553	3.4
North Carolina	4	41,910,629	3.7	58,500,000	2.2	4,183,100	2.4
Nebraska	9	38,500,000	3.4	57,050,000	2.1	4,469,582	2.5
Illinois	8	35,443,172	3.1	51,405,000	1.9	4,293,262	2.4
Alabama	5	21,970,722	1.9	39,600,000	1.5	3,147,933	1.8
Virginia	4	20,534,720	1.8	30,085,000	1.1	2,421,298	1.4
Oregon	1	15,964,581	1.4	36,400,000	1.4	2,780,200	1.6
South Carolina	2	14,975,000	1.3	21,600,000	0.8	2,367,595	1.3
Pennsylvania	1	11,700,000	1.0	15,600,000	0.6	1,178,435	0.7
Kentucky	2	9,899,730	0.9	13,550,000	0.5	1,164,917	0.7
South Dakota	1	9,000,000	0.8	12,600,000	0.5	967,519	0.5
Kansas	4	8,700,000	0.8	12,350,000	0.5	935,817	0.5
Wisconsin	1	5,154,433	0.5	7,860,000	0.3	566,960	0.3
Oklahoma	2	4,171,600	0.4	5,650,000	0.2	504,671	0.3
Mississippi	3	3,504,740	0.3	4,725,000	0.2	484,657	0.3
Arkansas	1	2,362,600	0.2	3,200,000	0.1	268,856	0.2
Tennessee	1	1,850,000	0.2	2,650,000	0.1	212,056	0.1
Colorado	1	1,749,800	0.2	2,370,000	0.1	228,792	0.1
West Virginia	1	1,557,660	0.1	2,100,000	0.1	234,444	0.1
Total	134	$1,134,059,119	100.0%	$2,677,145,000	100.0%	$176,705,050	100.0%

(1)	Calculated based on the mortgaged property’s allocated loan amount for mortgage loans secured by more than one mortgaged property.
(2)	Aggregate Appraised Values and Underwritten NOI reflect the aggregate values with respect to pari passu companion loans.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-191331) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., Jefferies LLC, Drexel Hamilton, LLC, RBS Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

Distribution of Cut-off Date Balances				Distribution of Cut-off Date LTV Ratios(1)
			% of				% of
	Number of		Initial		Number of		Initial
Range of Cut-off Date	Mortgage	Cut-off Date	Pool	Range of Cut-off	Mortgage		Pool
Balances ($)	Loans	Balance	Balance	Date LTV (%)	Loans	Cut-off Date Balance	Balance
2,418,750 - 3,000,000	2	$4,868,750	0.4%	43.5 - 50.0	2	$75,964,581	6.7%
3,000,001 - 5,000,000	19	74,546,629	6.6	50.1 - 55.0	2	16,983,832	1.5
5,000,001 - 10,000,000	21	146,643,353	12.9	55.1 - 60.0	4	35,790,247	3.2
10,000,001 - 15,000,000	17	210,745,021	18.6	60.1 - 65.0	12	199,008,560	17.5
15,000,001 - 20,000,000	5	85,785,085	7.6	65.1 - 70.0	20	337,518,489	29.8
20,000,001 - 30,000,000	4	94,461,495	8.3	70.1 - 75.0	36	441,893,411	39.0
30,000,001 - 40,000,000	3	106,280,000	9.4	75.1 - 76.4	2	26,900,000	2.4
40,000,001 - 50,000,000	3	138,300,000	12.2	Total	78	$1,134,059,119	100.0%
50,000,001 - 60,000,000	1	60,000,000	5.3	(1) See footnotes (1) and (4) to the table entitled “Mortgage Pool Characteristics”
60,000,001 - 72,928,787	3	212,428,787	18.7	above.
Total	78	$1,134,059,119	100.0%
				Distribution of Maturity Date/ARD LTV Ratios(1)
Distribution of Underwritten DSCRs(1)							% of
			% of		Number of		Initial
	Number of		Initial	Range of Maturity	Mortgage		Pool
	Mortgage	Cut-off Date	Pool	Date/ARD LTV (%)	Loans	Cut-off Date Balance	Balance
Range of UW DSCR (x)	Loans	Balance	Balance	34.0 - 40.0	3	$80,957,843	7.1%
1.20 - 1.30	13	$207,994,558	18.3%	40.1 - 45.0	3	30,680,817	2.7
1.31 - 1.40	17	210,868,374	18.6	45.1 - 50.0	3	17,083,811	1.5
1.41 - 1.50	22	285,758,671	25.2	50.1 - 55.0	9	51,626,695	4.6
1.51 - 1.60	12	154,691,054	13.6	55.1 - 60.0	24	337,988,123	29.8
1.61 - 1.70	2	80,203,787	7.1	60.1 - 65.0	22	359,025,001	31.7
1.71 - 1.80	6	61,205,832	5.4	65.1 - 71.7	14	256,696,829	22.6
1.81 - 1.90	2	15,189,762	1.3	Total	78	$1,134,059,119	100.0%
1.91 - 2.00	2	42,182,500	3.7	(1) See footnotes (1), (2) and (5) to the table entitled “Mortgage Pool Characteristics” above.
2.01 - 2.34	2	75,964,581	6.7
Total	78	$1,134,059,119	100.0%	Distribution of Loan Purpose
(1) See footnotes (1), (6) and (7) to the table entitled “Mortgage Pool							% of
Characteristics” above.					Number of		Initial
					Mortgage		Pool
				Loan Purpose	Loans	Cut-off Date Balance	Balance
Distribution of Amortization Types(1)				Refinance	53	$848,050,153	74.8%
			% of	Acquisition	24	263,748,100	23.3
	Number of		Initial	Acquisition/
	Mortgage	Cut-off Date	Pool	Refinance	1	22,260,866	2.0
Amortization Type	Loans	Balance	Balance	Total	78	$1,134,059,119	100.0%
Interest Only, Then
Amortizing(2)	29	$545,012,500	48.1%
Amortizing (30 Years)	38	443,679,529	39.1	Distribution of Mortgage Interest Rates
Amortizing (25 Years)	8	73,037,091	6.4				% of
Interest Only	2	49,600,000	4.4		Number of		Initial
Interest Only, ARD	1	22,730,000	2.0	Range of Mortgage	Mortgage		Pool
Total	78	$1,134,059,119	100.0%	Interest Rates (%)	Loans	Cut-off Date Balance	Balance
(1) All of the mortgage loans will have balloon payments at maturity/ARD.				4.405 - 4.500	1	$60,000,000	5.3%
(2) Original partial interest only periods range from 6 to 60 months.				4.501 - 4.750	2	26,100,000	2.3
				4.751 - 5.000	10	146,767,629	12.9
Distribution of Lockboxes				5.001 - 5.250	12	241,907,031	21.3
			% of	5.251 - 5.500	25	287,812,983	25.4
			Initial	5.501 - 5.750	12	138,731,859	12.2
	Number of	Cut-off Date	Pool	5.751 - 6.000	7	72,487,655	6.4
Lockbox Type	Mortgage Loans	Balance	Balance	6.001 - 6.250	8	90,751,963	8.0
Hard	33	$621,461,576	54.8%	6.251 - 6.275	1	69,500,000	6.1
Soft	12	208,770,036	18.4	Total	78	$1,134,059,119	100.0%
Springing	22	195,642,775	17.3
None	9	81,434,732	7.2
Soft Springing	2	26,750,000	2.4
Total	78	$1,134,059,119	100.0%

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-191331) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., Jefferies LLC, Drexel Hamilton, LLC, RBS Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

Distribution of Debt Yield on Underwritten NOI(1)				Distribution of Original Amortization Terms(1)
			% of				% of
Range of	Number of		Initial	Range of Original	Number of		Initial
Debt Yields on	Mortgage		Pool	Amortization	Mortgage		Pool
Underwritten NOI (%)	Loans	Cut-off Date Balance	Balance	Terms (months)	Loans	Cut-off Date Balance	Balance
7.9 - 9.0	11	$194,663,692	17.2%	Interest Only	3	$72,330,000	6.4%
9.1 - 10.0	16	192,354,344	17.0	300	10	107,817,091	9.5
10.1 - 11.0	20	198,561,074	17.5	301 - 360	65	953,912,029	84.1
11.1 - 12.0	18	303,856,299	26.8	Total	78	$1,134,059,119	100.0%
12.1 - 13.0	5	104,164,009	9.2	(1) All of the mortgage loans will have balloon payments at maturity/ARD.
13.1 - 14.0	2	77,922,049	6.9
14.1 - 15.0	2	16,682,500	1.5	Distribution of Remaining Amortization Terms(1)
15.1 - 17.4	4	45,855,152	4.0	Range of			% of
Total	78	$1,134,059,119	100.0%	Remaining	Number of		Initial
(1) See footnotes (1) and (8) to the table entitled “Mortgage Pool Characteristics” above.				Amortization	Mortgage		Pool
				Terms (months)	Loans	Cut-off Date Balance	Balance
Distribution of Debt Yield on Underwritten NCF(1)				Interest Only	3	$72,330,000	6.4%
			% of	299 - 300	10	107,817,091	9.5
Range of	Number of		Initial	301 - 360	65	953,912,029	84.1
Debt Yields on	Mortgage		Pool	Total	78	$1,134,059,119	100.0%
Underwritten NCF (%)	Loans	Cut-off Date Balance	Balance	(1) All of the mortgage loans will have balloon payments at maturity/ARD.
7.9 - 9.0	16	$283,284,321	25.0%
9.1 - 10.0	34	438,389,966	38.7	Distribution of Prepayment Provisions
10.1 - 11.0	14	163,223,123	14.4				% of
11.1 - 12.0	6	122,441,034	10.8		Number of		Initial
12.1 - 13.0	4	87,862,833	7.7	Prepayment	Mortgage		Pool
13.1 - 14.0	3	22,893,262	2.0	Provision	Loans	Cut-off Date Balance	Balance
14.1 - 15.3	1	15,964,581	1.4	Defeasance	71	$1,021,026,369	90.0%
Total	78	$1,134,059,119	100.0%	Yield Maintenance	7	113,032,750	10.0
(1) See footnote (1) and (8) to the table entitled “Mortgage Pool Characteristics” above.				Total	78	$1,134,059,119	100.0%

Mortgage Loans with Original Partial Interest Only Periods				Distribution of Escrow Types
Original Partial Interest Only Period (months)	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance	Escrow Type	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance
6 - 12	8	$151,380,000	13.3%	Replacement Reserves(1)	77	$1,121,459,119	98.9%
13 - 36	14	$207,227,500	18.3%	Real Estate Tax	76	$1,098,729,119	96.9%
37 - 60	7	$186,405,000	16.4%	Insurance	66	$836,139,365	73.7%
				TI/LC(2)	34	$517,256,644	84.2%
Distribution of Original Terms to Maturity/ARD				(1) Includes mortgage loans with FF&E reserves.
			% of	(2) Percentage of total retail, mixed use, industrial and office properties only.
Range of Original	Number of		Initial
Term to Maturity	Mortgage		Pool
(months)	Loans	Cut-off Date Balance	Balance
59 - 60	12	$241,629,301	21.3%
84	2	7,494,253	0.7
120 - 121	64	884,935,564	78.0
Total	78	$1,134,059,119	100.0%

Distribution of Remaining Terms to Maturity/ARD
Range of Remaining Terms to Maturity (months)	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance
57 - 60	12	$241,629,301	21.3%
61 - 120	66	892,429,818	78.7
Total	78	$1,134,059,119	100.0%

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-191331) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., Jefferies LLC, Drexel Hamilton, LLC, RBS Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

STRUCTURAL OVERVIEW

Distributions
On each Distribution Date, funds available for distribution from the mortgage loans, net of specified trust expenses, net of yield maintenance charges and prepayment premiums and net of any excess interest distributable to the Class S certificates, will be distributed in the following amounts and order of priority (in each case to the extent of remaining available funds):

1.   Class A-1, A-2, A-3, A-4, A-AB, X-A, X-B and X-C certificates: To interest on the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class X-A, Class X-B and Class X-C certificates, pro rata, in each case in accordance with their respective interest entitlements.

2.   Class A-1, A-2, A-3, A-4 and A-AB certificates: (i) to principal on the Class A-AB certificates until their certificate principal amount is reduced to the Class A-AB scheduled principal balance for the related Distribution Date set forth in Annex F to the Free Writing Prospectus, all funds allocable to principal attributable to all mortgage loans, then (ii) to principal on the Class A-1 certificates until their certificate principal amount is reduced to zero, all funds available for distribution of principal remaining after the distributions to Class A-AB in clause (i) above, then (iii) to principal on the Class A-2 certificates until their certificate principal amount is reduced to zero, all funds available for distribution of principal remaining after the distributions to Class A-1 in clause (ii) above, then (iv) to principal on the Class A-3 certificates until their certificate principal amount is reduced to zero, all funds available for distribution of principal remaining after the distributions to Class A-2 in clause (iii) above, then (v) to principal on the Class A-4 certificates until their certificate principal amount is reduced to zero, all funds available for distribution of principal remaining after the distributions to Class A-3 in clause (iv) above, and then (vi) to principal on the Class A-AB certificates until their certificate principal amount is reduced to zero, all funds available for distribution of principal remaining after the distributions to Class A-4 in clause (v) above.  If the certificate principal amounts of each and every class of certificates other than the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB certificates have been reduced to zero as a result of the allocation of mortgage loan losses to those certificates, funds available for distributions of principal will be distributed to the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB certificates, pro rata, based on their respective certificate principal amounts (and the schedule for the Class A-AB principal distributions will be disregarded).

3.   Class A-1, A-2, A-3, A-4 and A-AB certificates: To reimburse Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB certificates, pro rata, for any previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by those classes, together with interest at their respective pass-through rates.

4.   Class A-S and Class PEZ certificates:  (i) first, to interest on Class A-S and Class PEZ certificates in the amount of the interest entitlement with respect to the Class A-S trust component, pro rata in proportion to their respective percentage interests in the Class A-S trust component; (ii) next, to the extent of funds allocated to principal remaining after distributions in respect of principal to each class with a higher priority (in this case, the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB certificates), to principal on Class A-S and Class PEZ certificates, pro rata in proportion to their respective percentage interests in the Class A-S trust component, until the certificate principal amount of the Class A-S trust component is reduced to zero; and (iii) next, to reimburse Class A-S and Class PEZ certificates for any previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by the Class A-S trust component, together with interest at the pass-through rate for such trust component, pro rata in proportion to their respective percentage interests in the Class A-S trust component.

5.   Class B and Class PEZ certificates:  (i) first, to interest on Class B and Class PEZ certificates in the amount of the interest entitlement with respect to the Class B trust component, pro rata in proportion to their respective percentage interests in the Class B trust component; (ii) next, to the extent of funds allocated to principal remaining after distributions in respect of principal to each class with a higher priority (in this case, the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB certificates and the Class A-S trust component), to principal on Class B and Class PEZ certificates, pro rata in proportion to their respective percentage interests in the Class B trust component, until the certificate principal amount of the Class B trust component is reduced to zero; and (iii) next, to reimburse Class B and Class PEZ certificates for any previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by the Class B trust component, together with interest at the pass-through rate for such trust component, pro rata in proportion to their respective percentage interests in the Class B trust component.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-191331) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., Jefferies LLC, Drexel Hamilton, LLC, RBS Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

STRUCTURAL OVERVIEW (continued)

Distributions (continued)
6.   Class C and Class PEZ certificates:  (i) first, to interest on Class C and Class PEZ certificates in the amount of the interest entitlement with respect to the Class C trust component, pro rata in proportion to their respective percentage interests in the Class C trust component; (ii) next, to the extent of funds allocated to principal remaining after distributions in respect of principal to each class with a higher priority (in this case, the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB certificates and the Class A-S and Class B trust components), to principal on Class C and Class PEZ certificates, pro rata in proportion to their respective percentage interests in the Class C trust component, until the certificate principal amount of the Class C trust component is reduced to zero; and (iii) next, to reimburse Class C and Class PEZ certificates for any previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by the Class C trust component, together with interest at the pass-through rate for such trust component, pro rata in proportion to their respective percentage interests in the Class C trust component.

7.   Class D certificates:  (i) first, to interest on Class D certificates in the amount of their interest entitlement; (ii) next, to the extent of funds allocated to principal remaining after distributions in respect of principal to each class with a higher priority (in this case, the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB certificates and the Class A-S, Class B and Class C trust components), to principal on Class D certificates until their certificate principal amount is reduced to zero; and (iii) next, to reimburse Class D certificates for any previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by that class, together with interest at its pass-through rate.

8.   After Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class A-S, Class B, Class PEZ, Class C and Class D certificates are paid all amounts to which they are entitled, the remaining funds available for distribution will be used to pay interest and principal and to reimburse any previously unreimbursed losses to the Class E, Class F, Class G and Class H certificates sequentially in that order in a manner analogous to the Class D certificates, until the certificate principal amount of each such class is reduced to zero.

Realized Losses
The certificate principal amounts of the Class A-1, A-2, A-3, A-4, A-AB, D, E, F, G and H certificates and the Class A-S, Class B and Class C trust components (and thus, the Exchangeable Certificates) will each be reduced without distribution on any Distribution Date as a write-off to the extent of any loss realized on the mortgage loans allocated to the such class on such Distribution Date. Any such write-offs will be applied to such classes of certificates and trust components in the following order, in each case until the related certificate principal amount is reduced to zero:  first, to the Class H certificates; second, to the Class G certificates; third, to the Class F certificates; fourth, to the Class E certificates; fifth, to the Class D certificates; sixth, to the Class C trust component (and correspondingly to the Class C and Class PEZ certificates, pro rata based on their respective percentage interests in the Class C trust component); seventh, to the Class B trust component (and correspondingly to the Class B and Class PEZ certificates, pro rata based on their respective percentage interests in the Class B trust component); eighth, to the Class A-S trust component (and correspondingly to the Class A-S and Class PEZ certificates, pro rata based on their respective percentage interests in the Class A-S trust component); and, finally pro rata, to the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB certificates, based on their then current respective certificate principal amounts.  The notional amount of the Class X-A certificates will be reduced to reflect reductions in the certificate principal amounts of the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB certificates and the Class A-S trust component resulting from allocations of losses realized on the mortgage loans. The notional amount of the Class X-B certificates will be reduced to reflect reductions in the certificate principal amounts of the Class B and Class C trust components resulting from allocations of losses realized on the mortgage loans.  The notional amount of the Class X-C certificates will be reduced to reflect reductions in the certificate principal amounts of the Class F, Class G and Class H certificates resulting from allocations of losses realized on the mortgage loans.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-191331) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., Jefferies LLC, Drexel Hamilton, LLC, RBS Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

STRUCTURAL OVERVIEW (continued)

Prepayment Premiums and Yield Maintenance Charges
On each Distribution Date, any yield maintenance charge collected on the mortgage loans during the one-month period ending on the related Determination Date is required to be distributed as follows: (1) pro rata, between the (x) the group (the “YM Group A”) of Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB and Class X-A certificates and the Class A-S trust component (and correspondingly to the Class A-S and Class PEZ certificates, pro rata based on their respective percentage interests in the Class A-S trust component), and (y) the group (the YM Group B” and collectively with the YM Group A, the “YM Groups”), of the Class X-B Certificates, the Class B trust component (and correspondingly to the Class B and Class PEZ certificates, pro rata based on their respective percentage interests in the Class B trust component) and the Class C trust component (and correspondingly to the Class C and Class PEZ certificates, pro rata based on their respective percentage interests in the Class C trust component) and the Class D certificates based upon the aggregate of principal distributed to such class of certificates or trust components in each YM group on such Distribution Date, and (2) as among the classes of certificates or trust components in each YM Group in the following manner: (A) the holders of each class of certificates or trust components in such YM Group will be entitled to receive on each Distribution Date the portion of such yield maintenance charge in an amount equal to the product of (x) a fraction whose numerator is the amount of principal distributed to such class of certificates or trust component on such Distribution Date and whose denominator is the total amount of principal distributed to all of the certificates (exclusive of the Class X-A, Class X-B, Class X-C, Class E, Class F, Class G, Class H, Class S, Class R and Exchangeable Certificates) and trust components on such Distribution Date, (y) the Base Interest Fraction for the related principal prepayment and such class of certificates or trust component, and (z) the aggregate amount of such yield maintenance charge allocated to such YM Group and (B) any portion of such yield maintenance charge allocated to such YM Group and remaining after such distributions to the applicable class of certificates or trust component, will be distributed to the Class X certificates in the related YM Group.  If there is more than one class of certificates (exclusive of the Exchangeable Certificates) or trust component (and thus the applicable class of Exchangeable Certificates) entitled to distributions of principal on any particular Distribution Date on which yield maintenance charges are distributable to such classes of certificates or trust components, the aggregate amount of such yield maintenance charges will be allocated among all such classes of certificates (exclusive of the Exchangeable Certificates) and/or trust components (and, therefore, the applicable classes of Exchangeable Certificates) up to, and on a pro rata basis in accordance with, their respective entitlements in those yield maintenance charges in accordance with the first sentence of this paragraph.

The “Base Interest Fraction” with respect to any principal prepayment on any mortgage loan and with respect to any class of Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB and Class D certificates or any trust component is a fraction (a) whose numerator is the amount, if any, by which (i) the pass-through rate on such class of certificates or trust component exceeds (ii) the discount rate used in accordance with the related loan documents in calculating the yield maintenance charge with respect to such principal prepayment and (b) whose denominator is the amount, if any, by which the (i) mortgage loan rate on such mortgage loan exceeds (ii) the discount rate used in accordance with the related loan documents in calculating the yield maintenance charge with respect to such principal prepayment; provided, however, that under no circumstances shall the Base Interest Fraction be greater than one.  If such discount rate is greater than or equal to the lesser of (x) the mortgage loan rate on the prepaid mortgage loan and (y) the pass-through rate described in the preceding sentence, then the Base Interest Fraction shall equal zero; provided, however, if such discount rate is greater than or equal to the mortgage loan rate, but less than the pass-through rate, the fraction will be one.

If a prepayment premium is imposed in connection with a prepayment rather than a yield maintenance charge, then the prepayment premium so collected will be allocated as described above.  For this purpose, the discount rate used to calculate the Base Interest Fraction will be the discount rate used to determine the yield maintenance charge for mortgage loans that require payment at the greater of a yield maintenance charge or a minimum amount equal to a fixed percentage of the principal balance of the mortgage loan or, for mortgage loans that only have a prepayment premium based on a fixed percentage of the principal balance of the mortgage loan, such other discount rate as may be specified in the related mortgage loan documents.

No prepayment premiums or yield maintenance charges will be distributed to holders of the Class X-C, Class E, Class F, Class G, Class H, Class S or Class R certificates.  Instead, after the certificate principal amounts of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB and Class D certificates and the trust components have been reduced to zero, all prepayment premiums and yield maintenance charges with respect to the mortgage loans will be distributed to holders of the Class X-B certificates.  For a description of prepayment premiums and yield maintenance charges required on the mortgage loans, see Annex A to the Free Writing Prospectus.  See also “Certain Legal Aspects of the Mortgage Loans—Enforceability of Certain Provisions” in the Base Prospectus. Prepayment premiums and yield maintenance charges will be distributed on any Distribution Date only to the extent they are received in respect of the mortgage loans as of the related Determination Date.

Certain yield maintenance charges associated with one mortgage loan will be allocated to an uncertificated interest. See also “Description of the Offered Certificates—Distributions—Prepayment Premiums” in the Free Writing Prospectus.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-191331) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., Jefferies LLC, Drexel Hamilton, LLC, RBS Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

STRUCTURAL OVERVIEW (continued)

Serviced and Non- Serviced Loans
The Miracle Mile Shops, Walpole Shopping Mall and Related Home Depot mortgage loans are referred to in this Term Sheet as the “non-serviced loans”. Each non-serviced loan and the related companion loan(s) are being serviced and administered in accordance with, and all decisions, consents, waivers, approvals and other actions on the part of the holders of each non-serviced loan and the related companion loan will be effected in accordance with, the Controlling Pooling & Servicing Agreement set forth under the “Pari Passu Companion Loan Summary” table above and the related co-lender agreements.  Consequently, the servicing provisions set forth in this Term Sheet will generally not be applicable to the non-serviced loans, but instead such servicing and administration of the non-serviced loans will be governed by the Controlling Pooling & Servicing Agreement. The Controlling Pooling & Servicing Agreements provide for servicing in a manner acceptable for rated transactions similar in nature to this securitization.

Advances
The master servicer and, if it fails to do so, the trustee, will be obligated to make P&I advances and servicing advances, including paying delinquent property taxes, condominium assessments, insurance premiums and ground lease rents, but only to the extent that those advances are not deemed non-recoverable from collections on the related mortgage loan and, in the case of P&I advances, subject to reduction in connection with any appraisal reductions that may occur. The special servicer will have no obligation to make any property protection advances. Notwithstanding the foregoing, servicing advances for each non-serviced loan will be made by the parties, and pursuant to, the Controlling Pooling & Servicing Agreement.

Appraisal Reductions
An appraisal reduction generally will be created in the amount, if any, by which the principal balance of a required appraisal loan (which is a mortgage loan with respect to which certain defaults, modifications or insolvency events have occurred as further described in the Free Writing Prospectus) plus other amounts overdue or advanced in connection with such mortgage loan, exceeds 90% of the appraised value of the related mortgaged property plus certain escrows and reserves (including letters of credit) held with respect to the mortgage loan.  As a result of calculating an appraisal reduction for a given mortgage loan, the interest portion of any P&I advance for such mortgage loan will be reduced, which will have the effect of reducing the amount of interest available for distribution to the most subordinate class(es) of certificates and/or trust component then outstanding (i.e., first to the Class H certificates, then to the Class G certificates, then to the Class F certificates, then to the Class E certificates, then to the Class D certificates, then to the Class C trust component (and correspondingly, to the Class C certificates and the Class PEZ certificates, pro rata based on their respective percentage interests in the Class C trust component), then to the Class B trust component (and correspondingly, to the Class B certificates and the Class PEZ certificates, pro rata based on their respective percentage interests in the Class B trust component), then to the Class A-S trust component (and correspondingly, to the Class A-S certificates and the Class PEZ certificates, pro rata based on their respective percentage interests in the Class A-S trust component), and then, pro rata based on interest entitlements, to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class X-A, Class X-B and Class X-C certificates).  A mortgage loan will cease to be a required appraisal loan, and no longer be subject to an appraisal reduction, when the same has ceased to be a specially serviced mortgage loan (if applicable), has been brought current for at least three consecutive months and no other circumstances exist that would cause such mortgage loan to be a required appraisal loan.

At any time an Appraisal is ordered with respect to a property that would result in appraisal reduction that would result in a change in the controlling class, certain certificateholders will have a right to request a new appraisal as described in the Free Writing Prospectus.

Age of Appraisals
Appraisals (which can be an update of a prior appraisal) are required to be no older than 9 months for purposes of determining appraisal reductions (other than the annual re-appraisal), market value, and other calculations as described in the Free Writing Prospectus.

Sale of Defaulted Loans	There will be no “Fair Market Value Purchase Option”, instead defaulted loans will be sold in a process similar to the sale process for REO property.

Cleanup Call
On any distribution date on which the aggregate unpaid principal balance of the mortgage loans remaining in the issuing entity is less than 1% of the aggregate principal balance of the pool of mortgage loans as of the Cut-off Date, certain specified persons will have the option to purchase all of the remaining mortgage loans (and all property acquired through exercise of remedies in respect of any mortgage loan) at the price specified in the Free Writing Prospectus.  Exercise of the option will terminate the issuing entity and retire the then outstanding certificates.

If the certificate principal amounts or notional amounts, as applicable, of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class A-S, Class X-A, Class X-B, Class B, Class PEZ, Class C and Class D certificates have been reduced to zero and if the master servicer has received from the remaining certificateholders the payment specified in the pooling and servicing agreement, the issuing entity could also be terminated in connection with an exchange of all the then-outstanding certificates (including the Class X-C certificates but excluding the Class S and Class R certificates), for the mortgage loans remaining in the issuing entity, but all of the holders of those classes of outstanding certificates would have to voluntarily participate in the exchange.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-191331) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., Jefferies LLC, Drexel Hamilton, LLC, RBS Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

STRUCTURAL OVERVIEW (continued)

Controlling Class Representative
The “Controlling Class Representative” will be the controlling class certificateholder or representative designated by at least a majority of the voting rights of the controlling class.  The controlling class is the most subordinate class of the Class G and Class H certificates that has an outstanding certificate principal amount as notionally reduced by any appraisal reductions allocated to such class, that is equal to or greater than 25% of the initial certificate principal amount of that class of certificates.  See “The Pooling and Servicing Agreement—Controlling Class Representative” in the Free Writing Prospectus. No other class of certificates will be eligible to act as the controlling class or appoint a Controlling Class Representative.

It is anticipated that RREF II CMBS AIV, LP, or another affiliate of the special servicer or Rialto Mortgage Finance, LLC, will be the initial controlling class holder and is expected to appoint itself or an affiliate to be the initial Controlling Class Representative.

Control/Consultation Rights
The Controlling Class Representative will be entitled to have consultation and approval rights with respect to certain major decisions (including with respect to assumptions, waivers, loan modifications and workouts) until no class of the Class G and Class H certificates has an outstanding certificate principal amount as notionally reduced by any appraisal reductions allocated to such class, that is equal to or greater than 25% of the initial certificate principal amount of that class of certificates (a “Control Termination Event”).

So long as a Control Termination Event does not exist, the Controlling Class Representative will be entitled to direct the special servicer to take, or refrain from taking, certain actions that would constitute major decisions with respect to a mortgage loan and will also have the right to notice and consent to certain material actions that would constitute major decisions that the master servicer or the special servicer plan on taking with respect to a mortgage loan subject to the servicing standard and other restrictions as described in the Free Writing Prospectus.

Following the occurrence and during the continuation of a Control Termination Event until such time no Class of the Class G and Class H certificates has an outstanding certificate principal amount, without regard to the application of any appraisal reductions, that is equal to or greater 25% of the initial certificate principal amount of that class of certificates (a “Consultation Termination Event”), all of the rights of the Controlling Class Representative will terminate other than a right to consult with respect to the major decisions in which it previously had approval rights.  After the occurrence and during the continuation of a Control Termination Event, the operating advisor will be entitled to consult with the special servicer with respect to certain major decisions on behalf of the issuing entity and in the best interest of, and for the benefit of, the certificateholders and companion loan holders, as a collective whole, as if those certificateholders constituted a single lender.

Following the occurrence and during the continuation of a Consultation Termination Event, all rights of the Controlling Class Representative will terminate.

If at any time that RREF II CMBS AIV, LP, or one of its affiliates, or any successor Controlling Class Representative or Controlling Class Certificateholder(s) is no longer the certificate holder (or beneficial owner) of at least a majority of the Controlling Class by certificate principal amount and the certificate registrar has neither (i) received notice of the then-current holders (or, in the case of book-entry certificates, beneficial owners) of at least a majority of the Controlling Class by certificate principal amount nor (ii) received notice of a replacement Controlling Class Representative pursuant to the pooling and servicing agreement, then a Control Termination Event and a Consultation Termination Event will be deemed to have occurred and will be deemed to continue until such time as the certificate registrar receives either such notice.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-191331) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., Jefferies LLC, Drexel Hamilton, LLC, RBS Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

STRUCTURAL OVERVIEW (continued)

Servicing Standard
In all circumstances, each of the master servicer and the special servicer is obligated to act in the best interests of the certificateholders (as a collective whole as if such certificateholders constituted a single lender).  The special servicer is required to determine the effect on net present value of various courses of action (including workout or foreclosure), using the Calculation Rate as the discount rate, and pursue the course of action that it determines would maximize recovery on a net present value basis.

“Calculation Rate” means:

—   for principal and interest payments on a mortgage loan or proceeds from the sale of a defaulted loan, the highest of (i) the rate determined by the master servicer or the special servicer, as applicable, that approximates the market rate that would be obtainable by borrowers on similar debt of the borrowers as of such date of determination, (ii) the note rate and (iii) the yield on the most recently issued 10-year US treasuries; and

—   for all other cash flows, including property cash flow, the “discount rate” set forth in the most recent appraisal (or update of such appraisal).

Termination of Special Servicer
Prior to the occurrence and continuance of a Control Termination Event the special servicer may be replaced by the Controlling Class Representative at any time.

With respect to the pool of mortgage loans and the whole loans, after the occurrence and during the continuance of a Control Termination Event, the holders of at least 25% of the voting rights of the certificates (other than the Class S and Class R certificates) (considering each of the Class A-S, Class B and Class C certificates together with the Class PEZ certificates’ applicable percentage interest of the related Class A-S, Class B or Class C trust component as a single “Class” for such purpose) may request a vote to replace the special servicer.  The subsequent vote may result in the termination and replacement of the special servicer if, within 180 days of the initial request for that vote, the holders of (a) at least 75% of the voting rights of the certificates (other than the Class S and Class R certificates) (considering each of the Class A-S, Class B and Class C certificates together with the Class PEZ certificates’ applicable percentage interest of the related Class A-S, Class B or Class C trust component as a single “Class” for such purpose), or (b) more than 50% of the voting rights of each class of certificates (other than the Class S, Class R and Class X certificates) (but only such classes of certificates that, in each case, have an outstanding certificate principal amount, as notionally reduced by any appraisal reductions allocated to such class, equal to or greater than 25% of the initial certificate principal amount of such class, minus all payments of principal made on such class of certificates) (and considering each of the Class A-S, Class B and Class C certificates together with the Class PEZ certificates’ applicable percentage interest of the related Class A-S, Class B or Class C trust component as a single “Class” for such purpose) vote affirmatively to so replace.

At any time after the occurrence and during the continuance of a Consultation Termination Event, if the operating advisor determines that the special servicer is not performing its duties as required under the pooling and servicing agreement or is otherwise not acting in accordance with the servicing standard, the operating advisor may recommend the replacement of the special servicer resulting in a solicitation of a certificateholder vote.  The subsequent vote may result in the termination and replacement of the special servicer if, within 180 days of the initial request for that vote, the holders of more than 50% of the voting rights of each class of certificates (other than Class S, Class R and Class X certificates) (but only such classes of certificates that have, in each such case, an outstanding certificate principal amount, as notionally reduced by any appraisal reductions allocated to such class, equal to or greater than 25% of the initial certificate principal amount of such class of certificates, minus all payments of principal made on such class of certificates) (and considering each of the Class A-S, Class B and Class C certificates together with the Class PEZ certificates’ applicable percentage interest of the related Class A-S, Class B or Class C trust component as a single “Class” for such purpose, vote affirmatively to so replace).

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-191331) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., Jefferies LLC, Drexel Hamilton, LLC, RBS Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

STRUCTURAL OVERVIEW (continued)

Servicing Fees
Modification Fees: All fees resulting from modifications, amendments, waivers or any other changes to the terms of the mortgage loan documents, as more fully described in the Free Writing Prospectus, will be used to offset expenses on the related mortgage loan (i.e. reimburse the trust for certain expenses including advances and interest on advances previously incurred (other than special servicing fees, workout fees and liquidation fees) on the related mortgage loan but not yet reimbursed to the trust or servicers or to pay expenses (other than special servicing fees, workout fees and liquidation fees) that are still outstanding in each case unless as part of the written modification the related borrower is required to pay these amounts on a going forward basis or in the future). All such modification fees received by the special servicer as compensation on the related mortgage loan (together with any other modification fee earned on that mortgage loan for a prior modification done within 12 months) will offset future workout and liquidation fees earned on that mortgage loan as further described in the Free Writing Prospectus.

Penalty Fees: All late fees and default interest will first be used to reimburse certain expenses previously incurred with respect to the related mortgage loan (other than special servicing fees, workout fees and liquidation fees) but not yet reimbursed to the trust, the master servicer or special servicer or to pay certain expenses (other than special servicing fees, workout fees and liquidation fees) that are still outstanding on the related mortgage loan and any excess will be paid to the master servicer (for penalty fees accrued while a non-specially serviced loan) and the special servicer (for penalty fees accrued while specially serviced loan).  To the extent any amounts reimbursed out of penalty charges are subsequently recovered on the related mortgage loan, they will be paid to the master servicer or special servicer who would have been entitled to the related penalty charges used to reimburse such expense.

Liquidation / Workout Fees: Liquidation fees will be calculated at 1.0% for each specially serviced mortgage loan and REO property, subject to a minimum liquidation fee of $25,000.  For any corrected mortgage loan, workout fees will be calculated at 1.0% for all mortgage loans (or such higher rate as would result in a workout fee of $25,000 when applied to each expected payment of principal and interest on the related mortgage loan from the date such mortgage loan becomes a corrected mortgage loan through and including the then related maturity date).

Notwithstanding the foregoing, in connection with a maturity default, no liquidation or workout fee will be payable in connection with a payoff or refinancing of the related mortgage loan within 90 days of the maturity default. In addition, the application of penalty charges allocable to a companion loan will be subject to the terms of the related co-lender agreement.

Operating Advisor
Prior to the occurrence of a Control Termination Event, the operating advisor will review certain information on the certificate administrator’s website, and will have access to any final asset status report but will not have any approval or consultation rights.  After a Control Termination Event, the operating advisor will have consultation rights with respect to certain major decisions and will have additional monitoring responsibilities on behalf of the entire trust.

After the occurrence and during the continuance of a Control Termination Event, the operating advisor will be entitled to consult with the special servicer with respect to certain major decisions on behalf of the issuing entity and in the best interest of, and for the benefit of, the certificateholders, as a collective whole, as if those certificateholders constituted a single lender.

The operating advisor will be subject to termination if the holders of at least 15% of the voting rights of Non-Reduced Certificates vote to terminate and replace the operating advisor and such vote is approved by the holders of more than 50% of the voting rights of Non-Reduced Certificates that exercise their right to vote, provided that the holders of at least 50% of the voting rights of Non-Reduced Certificates have exercised their right to vote.  The holders initiating such vote will be responsible for the fees and expenses in connection with the vote and replacement.

Deal Website
The certificate administrator will maintain a deal website including, but not limited to:

— all special notices delivered

— summaries of final asset status reports

— all appraisals in connection with an appraisal reduction plus any subsequent appraisal updates

— an “Investor Q&A Forum” and

— a voluntary investor registry

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-191331) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., Jefferies LLC, Drexel Hamilton, LLC, RBS Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

CERTAIN DEFINITIONS

■	“ADR”: Means, for any hospitality property, average daily rate.

■
“Appraised Value”: With respect to each mortgaged property, the most current appraised value of such property as determined by an appraisal of the mortgaged property and in accordance with MAI standards made not more than 6 months prior to the origination date of the related mortgage loan. The appraisals for certain of the mortgaged properties state an “as stabilized” value as well as an “as-is” value for such mortgaged properties assuming that certain events will occur with respect to the re-tenanting, renovation or other repositioning of the mortgaged property.  With respect to the Walnut Creek Marriott Mortgage Loan, the Appraised Value is calculated based on the appraiser’s “as-is” appraised value of $41,300,000 plus a stated $6,800,000 “capital deduction” related to capital improvements at the related mortgaged property for which $8,200,000 was reserved in connection with the origination of the mortgage loan.  For purposes of calculating the Maturity Date/ARD LTV Ratio for certain mortgage loans, the “as stabilized” value of the related mortgaged property is the applicable Appraised Value in this Term Sheet. See “Description of the Mortgage Pool—Certain Calculations and Definitions” in the Free Writing Prospectus for a description of Maturity Date/ARD LTV Ratio.

■
“Borrower Sponsor”: The indirect owner, or one of the indirect owners, of the related borrower (in whole or in part) that may or may not have control of the related borrower.  The Borrower Sponsor may be, but is not necessarily, the entity that acts as the guarantor of the non-recourse carveouts.

■	“FF&E”: Furniture, fixtures and equipment.

■	“GLA”: Gross leasable area.

■
“Hard Lockbox”: Means that the borrower is required to direct the tenants to pay rents directly to a lockbox account controlled by the lender. Hospitality properties and manufactured housing community properties are considered to have a hard lockbox if credit card receivables are required to be deposited directly into the lockbox account even though cash, checks or “over the counter” receipts are deposited by the manager of the related mortgaged property into the lockbox account controlled by the lender. However, with respect to the Windsor Court New Orleans mortgage loan, the hotel operator has established an operating account pursuant to the related operating agreement into which all of the foregoing amounts are deposited.  The hotel operator disburses funds from such operating account to pay for operating expenses, payroll expenses and the hotel operator’s management fee, and after maintaining a cumulative balance not to exceed $750,000 for working capital, the hotel operator is required to transfer to the lender’s cash management account all amounts from that operating account that would otherwise be payable to the borrower under the related operating agreement.

■
“Non-owned Anchor(s)”: Tenants that occupy space equal to or greater than 30,000 SF at the related mortgaged property, which occupied space is not owned by the related borrower and is not part of the collateral for the related mortgage loan.

■
“Non-owned Junior Anchor(s)”: Tenants that occupy space equal to or greater than 10,000 SF at the related mortgaged property and less than 30,000 SF at the related mortgaged property, which occupied space is not owned by the related borrower and is not part of the collateral for the related mortgage loan.

■
“Non-owned Outparcel(s)”: Freestanding tenants that occupy space at the property that is separated from the rest of the tenants at the applicable mortgaged property which space occupied by those freestanding tenants is not owned by the related borrower and is not part of the collateral for the related mortgage loan.

■
“Non-Reduced Certificates”: Each class of certificates (other than Class S, Class R or Class X certificates) (considering each of the Class A-S, Class B and Class C certificates together with the Class PEZ certificates’ applicable percentage interest of the related Class A-S, Class B or Class C trust component as a single “Class” for such purpose) that has an outstanding certificate principal amount as may be notionally reduced by any appraisal reductions allocated to that class, equal to or greater than 25% of an amount equal to the initial certificate principal amount of that class of certificates minus all principal payments made on such class of certificates.

■	“Occupancy Cost”: With respect to any mortgaged property, total rental revenues divided by total sales.

■
“Owned Anchor(s)”: Tenants that lease space equal to or greater than 30,000 SF at the related mortgaged property, which leased space is owned by the related borrower and is part of the collateral for the related mortgage loan.

■	“Owned GLA”: With respect to any particular mortgaged property, the GLA of the space that is owned by the related borrower and is part of the collateral.

■
“Owned Junior Anchor(s)”: Tenants that lease space equal to or greater than 10,000 SF and less than 30,000 SF at the related mortgaged property, which leased space is owned by the related borrower and is part of the collateral for the related mortgage loan.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-191331) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., Jefferies LLC, Drexel Hamilton, LLC, RBS Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

CERTAIN DEFINITIONS (continued)

■
“Owned Occupancy”: With respect to any particular mortgaged property, as of a certain date, the percentage of net rentable square footage, rooms, units or pads that are leased or rented (as applicable), solely with respect to the aggregate leased space, rooms, units or pads in the property that is owned by the related borrower.  In some cases Owned Occupancy was based on assumptions regarding occupancy, such as the assumption that a certain tenant at the mortgaged property that has executed a lease, but has not yet taken occupancy and / or has not yet commenced paying rent, will take occupancy on a future date generally expected to occur within 12 months after the Cut-off Date, assumptions regarding the execution of leases that are currently under negotiation and are expected to be executed, assumptions regarding the renewal of particular leases, the taking of additional space by tenants that have agreed to do so as described under “Description of the Mortgage Pool—Tenant Issues” in the Free Writing Prospectus to the extent material and / or assumptions regarding the re-leasing of certain space at the related mortgaged property, or in some cases, the exclusion of dark tenants, tenants with material aged receivables, tenants that may have already given notice to vacate their space, bankrupt tenants that have not yet affirmed their lease and certain additional leasing assumptions.

■
“Owned Outparcel(s)”: Freestanding tenants that occupy space at the property that is separated from the rest of the tenants at the applicable mortgaged property which space occupied by those freestanding tenants is owned by the related borrower and is part of the collateral for the related mortgage loan.

■	“Owned Tenant(s)”: Tenants whose leased space at the related mortgaged property is owned by the related borrower and is part of the collateral for the related mortgage loan.

■
“Rating Agency Confirmation”: With respect to any matter, confirmation in writing (which may be in electronic form) by Moody’s, DBRS and KBRA that a proposed action, failure to act or other event so specified will not, in and of itself, result in the downgrade, qualification or withdrawal of the then current rating assigned by that rating agency to any class of certificates and with respect to a matter regarding a whole loan, any companion loan securities. However, such confirmation will be deemed received or not required in certain circumstances as further described in the Free Writing Prospectus.  See “The Pooling and Servicing Agreement—Rating Agency Confirmations” in the Free Writing Prospectus.

■	“RevPAR”: Means, with respect to any hospitality property, revenues per available room.

■	“SF”: Square feet.

■
“Soft Lockbox”: Means that the related borrower is required to deposit or cause the property manager to deposit all rents collected into a lockbox account. Hospitality and multifamily properties are considered to have a soft lockbox if credit card receivables, cash, checks or “over the counter” receipts are deposited into the lockbox account by the borrower or property manager.

■
“Soft Springing Lockbox”: Means that the related borrower is required to deposit, or cause the property manager to deposit, all rents collected into a lockbox account until the occurrence of an event of default under the loan documents or one or more specified trigger events, at which time the lockbox converts to a Hard Lockbox.

■
“Springing Lockbox”: Means a lockbox that is not currently in place, but the related loan documents require the imposition of a lockbox upon the occurrence of an event of default under the loan documents or one or more specified trigger events.

■
“Total Occupancy”: With respect to any particular mortgaged property, as of a certain date, the percentage of net rentable square footage, rooms, units or pads that are leased or rented (as applicable), for the aggregate leased space, rooms, units or pads at the property, including any space that is owned by the related borrower and is part of the collateral in addition to any space that is owned by the applicable tenant and not part of the collateral for the related mortgage loan. In some cases Total Occupancy was based on assumptions regarding occupancy, such as the assumption that a certain tenant at the mortgaged property that has executed a lease, but has not yet taken occupancy and / or has not yet commenced paying rent, will take occupancy on a future date generally expected to occur within 12 months after the Cut-off Date, assumptions regarding the execution of leases that are currently under negotiation and are expected to be executed, assumptions regarding the renewal of particular leases, the taking of additional space by tenants that have agreed to do so as described under “Description of the Mortgage Pool—Tenant Issues” in the Free Writing Prospectus to the extent material and / or the assumptions regarding re-leasing of certain space at the related mortgaged property, or in some cases, the exclusion of dark tenants, tenants with material aged receivables, tenants that may have already given notice to vacate their space, bankrupt tenants that have not yet affirmed their lease and certain additional leasing assumptions.

■	“TRIPRA”: Means the Terrorism Risk Insurance Program Reauthorization Act of 2007.

■	“TTM”: Means trailing twelve months.

■
“Underwritten Expenses”: With respect to any mortgage loan or mortgaged property, an estimate of operating expenses, as determined by the related originator and generally derived from historical expenses at the mortgaged property(-ies), the borrower’s budget or appraiser’s estimate, in some cases adjusted for significant occupancy increases and a market-rate management fee.  We cannot assure you that the assumptions made with respect to any mortgaged property will, in fact, be consistent with that mortgaged property’s actual performance.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-191331) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., Jefferies LLC, Drexel Hamilton, LLC, RBS Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

CERTAIN DEFINITIONS (continued)

■
“Underwritten Net Cash Flow (NCF)”: With respect to any mortgage loan or mortgaged property, cash flow available for debt service, generally equal to the Underwritten NOI decreased by an amount that the related originator has determined for tenant improvements and leasing commissions and / or replacement reserves for capital items.  Underwritten NCF does not reflect debt service or non-cash items such as depreciation or amortization.  The Underwritten Net Cash Flow for each mortgaged property is calculated based on the basis of numerous assumptions and subjective judgments, which, if ultimately proved erroneous, could cause the actual operating income for the mortgaged property to differ materially from the Underwritten Net Cash Flow set forth in this Term Sheet.

■
“Underwritten Net Operating Income (NOI)”: With respect to any mortgage loan or mortgaged property, Underwritten Revenues less Underwritten Expenses, as both are determined by the related originator, based in part upon borrower supplied information (including but not limited to a rent roll, leases, operating statements and budget) for a recent period which is generally the 12 months prior to the origination date or acquisition date of the mortgage loan (or whole loan, if applicable) adjusted for specific property, tenant and market considerations.  Historical operating statements may not be available for newly constructed mortgaged properties, mortgaged properties with triple net leases, mortgaged properties that have recently undergone substantial renovations and/or newly acquired mortgaged properties.

■
“Underwritten Revenues”: With respect to any mortgage loan or mortgaged property, an estimate of operating revenues, as determined by the related originator and generally derived from the rental revenue based on leases in place, leases that have been executed but the tenant is not yet paying rent, in certain cases leases that are being negotiated and are expected to be signed, in certain cases leases that provide for a tenant to take additional space as described under “Description of the Mortgage Pool—Tenant Issues” in the Free Writing Prospectus to the extent material and in certain cases contractual rent increases generally within 13 months (and 20 months in the case of one of the mortgage loans whose contractual rent decreases) past the Cut-off Date, and in some cases adjusted downward to market rates, with vacancy rates equal to the mortgaged property’s historical rate, current rate, market rate or an assumed vacancy as determined by the related originator; plus any additional recurring revenue fees.  Additionally, in determining rental revenue for multifamily rental, manufactured housing community and self-storage properties, the related originator generally either reviewed rental revenue shown on the certified rolling 12-month operating statements or annualized the rental revenue and reimbursement of expenses shown on rent rolls or recent partial year operating statements with respect to the prior one- to 12-month periods or in some cases may have relied on information provided in the appraisal for market rental rates and vacancy.  In some cases the related originator included revenue otherwise payable by a tenant but for the existence of an initial “free rent” period or a permitted rent abatement while the leased space is built out.  We cannot assure you that the assumptions made with respect to any mortgaged property will, in fact, be consistent with that mortgaged property’s actual performance.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-191331) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., Jefferies LLC, Drexel Hamilton, LLC, RBS Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

WINDSOR COURT NEW ORLEANS

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-191331) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., Jefferies LLC, Drexel Hamilton, LLC, RBS Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

WINDSOR COURT NEW ORLEANS

BW COOPER
TULANE-GRAVIER
TREME' LAFITTE
FAUBOURG TREMÉ
IBERVILLE
Louisiana State University School of Medicine
Mercedes Benz Superdome
New Orleans Arena
New Orleans City Hall
New Orleans Public Library
Champions Square
Main Post Office
Hyatt Regency New Orleans
STORYVILLE
Mahalia Jackson Theatre
Municipal Auditorium
Louis Armstrong Park
NEW ORLEANS UNION PASSENGER TERMINAL
Energy Centre
Ritz-Carlton Hotel
VIEUX CARRE
FRENCH QUARTER
Le Pavillon Hotel
CENTRAL BUSINESS DISTRICT
JW Marriott Hotel
Wyndham Hotel
Royal St Hotel Monteleone
Louisiana State Supreme Court
St Louis Cathedral
W Hotel
House of Blues
Jean Lafitte National Historical Park and Preserve
Jackson Square
FRENCH MARKET
Lafayette Square
Omni Royal Crescent Hotel
NORTA STREETCAR
The Pelham Hotel
Steamboat Natchez
Lee Circle
NEW ORLEANS
The Shoppes at Canal Place
Woldenberg Park
Contemporary Arts Center
Harrah's Casino
National World War II Museum
Aquarium of the Americas
Windsor Court New Orleans
300 Gravier Street
New Orleans, LA 70130
WAREHOUSE/ ARTS DISTRICT
Hilton New Orleans Riverside
Riverwalk Marketplace
Mississippi River Heritage Park
Ernest N. Morial Convention Center
Mississippi River
LOWER GARDEN DISTRICT
PONTCHARTRAIN EXPY
CANAL ST
BASIN ST
N RAMPART ST
BURGUNDY ST
DAUPHINE ST
BOURBON ST
CHARTRES ST
DECATUR ST
ST CHARLES AVE
TCHOUPITOULAS ST
CONVENTION CENTER BLVD
POYDRAS ST
LOYOLA AVE
MISSISSIPPI
LOUISIANA
McComb
Hattiesburg
Jackson
Franklinton
Poplarville
Baton Rouge
Hammond
Gulfport
Donaldsonville
Laplace
Kenner
New Orleans
Pierre Part
Thibodaux
Raceland
Morgan City
Houma
Gulf of Mexico

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-191331) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., Jefferies LLC, Drexel Hamilton, LLC, RBS Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

WINDSOR COURT NEW ORLEANS

Mortgaged Property Information		Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller		GSMC
Location (City/State)	New Orleans, Louisiana	Cut-off Date Principal Balance		$72,928,787
Property Type	Hospitality	Cut-off Date Principal Balance per Room		$230,787.30
Size (Rooms)	316	Percentage of Initial Pool Balance		6.4%
Total TTM Occupancy as of 7/31/2013	71.6%	Number of Related Mortgage Loans		None
Owned TTM Occupancy as of 7/31/2013	71.6%	Type of Security		Fee Simple
Year Built / Latest Renovation	1984 / 2011-2012	Mortgage Rate		5.35700%
Appraised Value	$106,000,000	Original Term to Maturity (Months)		120
		Original Amortization Term (Months)		360
		Original Interest Only Period (Months)		NAP
Underwritten Revenues	$33,601,330
Underwritten Expenses	$24,024,931
Underwritten Net Operating Income (NOI)	$9,576,399	Escrows
Underwritten Net Cash Flow (NCF)	$8,232,345		Upfront	Monthly
Cut-off Date LTV Ratio	68.8%	Taxes	$425,613	$47,290
Maturity Date LTV Ratio	57.3%	Insurance	$0	$0
DSCR Based on Underwritten NOI / NCF	1.96x / 1.68x	FF&E(1)	$0	$112,004
Debt Yield Based on Underwritten NOI / NCF	13.1% / 11.3%	Other	$0	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Amount	$73,000,000	100.0%	Loan Payoff	$38,232,756	52.4%
			Principal Equity Distribution	33,532,992	45.9
			Closing Costs	808,639	1.1
			Reserves	425,613	0.6
Total Sources	$73,000,000	100.0%	Total Uses	$73,000,000	100.0%

(1)   See “—Escrows” below.

■
The Mortgage Loan.  The mortgage loan (the “Windsor Court New Orleans Loan”) is evidenced by a promissory note in the original principal amount of $73,000,000 and is secured by a first mortgage encumbering a 316-room hotel located in New Orleans, Louisiana (the “Windsor Court New Orleans Property”).  The Windsor Court New Orleans Loan was originated by Goldman Sachs Mortgage Company on September 19, 2013 and represents approximately 6.4% of the Initial Pool Balance.  The note evidencing the Windsor Court New Orleans Loan has a principal balance as of the Cut-off Date of $72,928,787 and an interest rate of 5.35700% per annum.  The borrower utilized the proceeds of the Windsor Court New Orleans Loan to refinance the existing debt on the Windsor Court New Orleans Property.

The Windsor Court New Orleans Loan had an initial term of 120 months and has a remaining term of 119 months.  The Windsor Court New Orleans Loan requires payments of interest and principal during the term of the loan based on a 30-year amortization schedule.  The scheduled maturity date is the due date in October 2023.  Voluntary prepayment of the Windsor Court New Orleans Loan is prohibited prior to June 6, 2023.  Defeasance with direct, non-callable obligations of the United States of America is permitted at any time on or after the first due date following the second anniversary of the securitization Closing Date.

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The Mortgaged Property.  The Windsor Court New Orleans Property is a 316-room hotel located in New Orleans, Louisiana.  The Windsor Court New Orleans Property was constructed in 1984 and renovated between 2011 and 2012.  The Windsor Court New Orleans Property consists of a 23-story main guestroom building and an attached parking garage. The 19th through 22nd floors represent the club level rooms. The Windsor Court New Orleans Property offers multiple food and beverage outlets including Le Salon, Polo Club Lounge, the Cocktail Bar (added after the renovation), and The Grill Room, the hotel’s restaurant. The hotel offers seven meeting rooms located on three separate floors, totaling 9,424 SF of meeting space. The 23rd floor houses the ballroom and a smaller meeting room. The Windsor Court New Orleans Property also features a heated rooftop saltwater pool with a sundeck, fitness room, sauna and steam room.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-191331) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., Jefferies LLC, Drexel Hamilton, LLC, RBS Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

WINDSOR COURT NEW ORLEANS

The following table presents certain information relating to the trailing twelve-month period through December 31, 2012 demand analysis with respect to the Windsor Court New Orleans Property:

TTM Through 12/31/2012 Accommodated Room Night Demand(1)
Property	Meeting and Group	Leisure	Commercial
Windsor Court New Orleans	30%	50%	20%

(1)      Source: Appraisal.

The following table presents certain information relating to penetration rates for the trailing twelve-month period through 7/31/2013 relating to the Windsor Court New Orleans Property, as provided in a July 2013 travel research report:

TTM Through 7/31/2013 Penetration Rates(1)
Property	Occupancy	ADR	RevPAR
Windsor Court New Orleans	96.5%	143.9%	138.8%

(1)      Source: July 2013 travel research report.

The following table presents certain information relating to historical occupancy, ADR and RevPAR at the Windsor Court New Orleans Property:

Windsor Court New Orleans(1)
	2010	2011	2012	TTM 7/31/2013
Occupancy	66.5%	58.5%	68.8%	71.6%
ADR	$229.26	$246.02	$268.72	$278.88
RevPAR	$152.50	$143.84	$185.02	$199.56

(1)      As provided by the borrower.

■
Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Windsor Court New Orleans Property:

Cash Flow Analysis(1)
	2010	2011	2012	TTM 7/31/2013	Underwritten	Underwritten $ per Room
Room Revenue	$17,923,658	$16,590,734	$21,398,119	$23,016,955	$23,016,955	$72,838
Food & Beverage Revenue	7,065,179	7,232,513	8,240,052	8,804,907	8,804,907	27,864
Parking Revenue	910,436	788,938	1,068,064	1,259,356	1,259,356	3,985
Other Revenue(2)	425,786	351,817	474,148	520,112	520,112	1,646
Total Revenue	$26,325,059	$24,964,002	$31,180,383	$33,601,330	$33,601,330	$106,333

Room Expense	$5,709,479	$5,377,501	$6,002,744	$6,366,619	$6,366,619	$20,148
Food & Beverage Expense	6,226,138	6,319,317	7,023,325	7,410,158	7,410,158	23,450
Other Operating Departments Expense	350,052	273,577	315,371	307,650	307,650	974
Other Expense	465,071	303,568	425,760	417,267	417,267	1,320
Total Departmental Expense	$12,750,740	$12,273,963	$13,767,200	$14,501,695	$14,501,695	$45,891
Total Undistributed Expense	7,087,205	7,270,108	8,474,785	8,450,253	8,537,179	27,016
Total Fixed Charges	1,240,138	1,269,119	1,230,106	1,050,588	986,057	3,120
Total Operating Expenses	$21,078,083	$20,813,190	$23,472,091	$24,002,535	$24,024,931	$76,028

Net Operating Income	$5,246,976	$4,150,812	$7,708,292	$9,598,795	$9,576,399	$30,305
FF&E	1,053,002	998,560	1,247,215	1,344,053	1,344,053	4,253
Net Cash Flow	$4,193,974	$3,152,252	$6,461,077	$8,254,742	$8,232,345	$26,052

(1)
Certain items such as straight line rent, interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.

(2)	Other revenue includes the spa lease income, laundry and other miscellaneous items.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-191331) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., Jefferies LLC, Drexel Hamilton, LLC, RBS Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

WINDSOR COURT NEW ORLEANS

■	Appraisal. According to the appraisal, the Windsor Court New Orleans Property had an “as-is” appraised value of $106,000,000 as of August 20, 2013.

■
Environmental Matters.  According to a Phase I environmental report, dated August 26, 2013, there are no recognized environmental conditions or recommendations for further action at the Windsor Court New Orleans Property other than a recommendation for an asbestos operations and maintenance (O&M) plan.

■
Market Overview and Competition.  The Windsor Court New Orleans Property is located at 300 Gravier Street which is within the central business district and less than a mile from the French Quarter and the Ernest N. Morial Convention Center.  The Windsor Court New Orleans Property is located one block from Canal Street and across the street from Harrah’s Casino.  The New Orleans market is dominated by the tourism industry, which had an economic impact of more than $5 billion in 2012.  The Windsor Court New Orleans Property’s competitive set has trailing twelve-month period through July 2013 occupancy of 72.8%, ADR of $197.26, and RevPAR of $143.66.

The following table presents certain information relating to the primary competition for the Windsor Court New Orleans Property:

Property Name	Number of Rooms	2012 Occupancy	2012 ADR	2012 RevPAR
Windsor Court New Orleans	316	69.0%	$268.72	$185.52
Hotel Monteleone	570	73.0%	$218.00	$159.14
Omni Royal Orleans	346	57.0%	$197.00	$112.29
Ritz-Carlton New Orleans	527	74.0%	$231.00	$170.94
Roosevelt New Orleans	504	70.0%	$219.00	$153.30
Royal Sonesta New Orleans	482	74.0%	$200.00	$148.00

Source: Appraisal.

■
The Borrower.  The borrower is Windsor Court Hotel Partners, L.L.C., a single-purpose, single-asset entity formed solely for the purpose of owning and operating the Windsor Court New Orleans Property.  Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Windsor Court New Orleans Loan.  Windsor Court Financial, L.L.C. is the non-recourse carveout guarantor under the Windsor Court New Orleans Loan.

■
Escrows.  At origination, the borrower funded a tax reserve of $425,613. On each due date, the borrower is required to fund (i) a tax reserve in an amount equal to one-twelfth of the amount that the lender estimates will be necessary to pay taxes over the then succeeding twelve-month period, (ii) in the absence of a blanket insurance policy or if there is an event of default, an insurance reserve in an amount equal to one-twelfth of the amount that the lender estimates will be necessary to pay insurance premiums over the then succeeding twelve-month period and (iii) an FF&E reserve of: (a) on each due date through and including the due date in December 2014, $112,004 and (b) beginning on the due date in January 2015, one-twelfth of 4% of the operating income of the Windsor Court New Orleans Property for the previous twelve-month period, as determined based on the quarterly operating statements required to be delivered by the borrower.

■
Lockbox and Cash Management.  The Windsor Court New Orleans Loan requires a hard lockbox, which is already in place and a cash management account, which was established at origination.  The borrower was required to instruct each credit card company to remit credit card receivables directly to the property management account.  All credit card receivables, all cash revenues and all other money received by the borrower or the property manager are required to be deposited into a property management account, held by the property manager, in the name of borrower.  The property management account is pledged to lender and subject to an operating account agreement that allows lender to control the funds in such account following written notice from the lender following the occurrence of an event of default under the Windsor Court New Orleans Loan.  To the extent the borrower receives any amounts from the property manager or otherwise that should have been deposited directly into the property management account, the lockbox account or the cash management account, the borrower is required to deposit such amounts into the appropriate account within one business day following receipt.  At least once a month and by the end of each calendar month, the property manager is required to remit all revenue and other amounts in the property management account that are not to be applied in accordance with

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-191331) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., Jefferies LLC, Drexel Hamilton, LLC, RBS Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

WINDSOR COURT NEW ORLEANS

the management agreement, to the lockbox account, provided that, after the payment of all required amounts under the property management agreement, the property manager is permitted to maintain up to $750,000 in the property management account for additional working capital.  All funds in the lockbox account will be swept on a daily basis into the cash management account.  Provided no Windsor Court New Orleans Trigger Period or event of default is continuing, all amounts in excess of the amount required to be paid to or reserved with the lender on the next due date will be swept on a monthly basis to a borrower-controlled distribution account.  On each due date during a Windsor Court New Orleans Trigger Period or event of default, the loan documents require that all amounts on deposit in the cash management account be used to pay debt service, required reserves and operating expenses and all remaining amounts will be reserved in an excess cash flow reserve account.  On each due date during which no Windsor Court New Orleans Trigger Period or event of default is continuing, the loan documents require that all amounts on deposit in the cash management account after the payment of debt service and required reserves are to be swept into a borrower distribution account.  During the continuance of an event of default, lender may apply all funds on deposit in the cash management account to amounts payable under the Windsor Court New Orleans Loan in such order of priority as the lender may determine.

A “Windsor Court New Orleans Trigger Period” means the period (i) commencing as of the conclusion of any twelve-month period (ending on the last day of any fiscal quarter) during which the debt service coverage ratio (as calculated under the loan documents) is less than 1.20x, and ending at the conclusion of the second fiscal quarter for which the debt service coverage ratio for the trailing twelve-month period is greater than 1.20x; or (ii) commencing upon the borrower’s failure to deliver the required annual, quarterly and monthly financial reports and ending when such financial reports are delivered, if no trigger period under clause (i) has commenced.

■
Property Management.  The Windsor Court New Orleans Property is currently managed by Aimbridge Hospitality, L.P. pursuant to a management agreement.  Under the loan documents, the Windsor Court New Orleans Property may also be managed by any affiliate of the individuals specified in the loan documents, or any other management company reasonably approved by the lender and with respect to which Rating Agency Confirmation has been received.  During the continuance of an event of default under the Windsor Court New Orleans Loan, or following any foreclosure, conveyance in lieu of foreclosure or any similar transaction, or during the continuance of a material default by the property manager under the management agreement (after the expiration of any applicable notice and/or cure periods), or if the property manager files or is the subject of a petition in bankruptcy, or if a trustee or receiver is appointed for the property manager’s assets or the property manager makes an assignment for the benefit of its creditors or is adjudicated insolvent, the lender has the right to replace or require the borrower to replace the property manager in accordance with the management agreement and the loan documents.  Subject to the terms of a consent and agreement of manager and subordination of management agreement, following a foreclosure on the Windsor Court New Orleans Property, the property manager has agreed to recognize any subsequent owner of the Windsor Court New Orleans Property as the “owner” under the management agreement.

■	Mezzanine or Secured Subordinate Indebtedness. Not permitted.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-191331) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., Jefferies LLC, Drexel Hamilton, LLC, RBS Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

WINDSOR COURT NEW ORLEANS

■
Terrorism Insurance. So long as TRIPRA or a similar or subsequent statute is in effect, the borrower is required to maintain terrorism insurance for foreign and domestic acts (as such terms are defined in TRIPRA or similar or subsequent statute) in an amount equal to the full replacement cost of the Windsor Court New Orleans Property (plus twelve months of rental loss and/or business interruption coverage).  If TRIPRA or a similar or subsequent statute is not in effect, then provided that terrorism insurance is commercially available, borrower is required to carry terrorism insurance throughout the term of the Windsor Court New Orleans Loan as required by the preceding sentence, but in such event borrower will not be required to spend on terrorism insurance coverage more than two times the amount of the insurance premium that is payable at such time in respect of the property and business interruption/rental loss insurance required under the loan documents (without giving effect to the cost of terrorism and wind components of such casualty and business interruption/rental loss insurance), and if the cost of terrorism insurance exceeds such amount, borrower must purchase the maximum amount of terrorism insurance available with funds equal to such amount.  In either such case, terrorism insurance may not have a deductible in excess of $50,000.  The required terrorism insurance may be included in a blanket policy, provided that the borrower provides evidence satisfactory to the lender that the insurance premiums for the Windsor Court New Orleans Property are separately allocated under the blanket policy.  See “Risk Factors—Terrorism Insurance May Not Be Available for All Mortgage Properties” in the Free Writing Prospectus.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-191331) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., Jefferies LLC, Drexel Hamilton, LLC, RBS Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

(THIS PAGE INTENTIONALLY LEFT BLANK)

MIRACLE MILE SHOPS

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-191331) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., Jefferies LLC, Drexel Hamilton, LLC, RBS Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

MIRACLE MILE SHOPS

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-191331) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., Jefferies LLC, Drexel Hamilton, LLC, RBS Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

MIRACLE MILE SHOPS

NORTHWIND CENTRAL PLANT
11 FLOOR PARKING STRUCTURE
LAS VEGAS BOULEVARD
HARMON AVE
Hilton Grand Vacations ELARA
PLANET HOLLYWOOD RESORT & CASINO
PLANET HOLLYWOOD THEATER FOR PERFORMING ARTS
GAP
WOMEN, MEN, BABY, BODY & KIDS
H&M
VICTORIA'S SECRET
SEPHORA
fcuk
Tommy Bahama
benetton
URBAN OUTFITTERS
CABO WABO
ULTRA
GUESS
Lids
WHITE HOUSE | BLACK MARKET
CHEESEBURGER AT THE OASIS
V-THEATRE
BAKERS
American Apparel
QUIKSILVER
Billabong
LOFT
ALDO
ALDO ACCESSORIES
TRUE RELIGION
chico's
bebe
CACHE
CHAMPS
SKECHERS
LIDS LOCKER ROOM
PBR ROCK BAR
ABC STORE
OCEAN ONE
L'ART DE PARIS
LAS VEGAS FIGHT SHOP
THE PLAYING FIELD RACE & SPORTS BOOK
$0 - $399
$400 - $599
$600 - $799
$800 - $999
$1000 +
Sales NAV
First Release Parcel
Second Release Parcel
Non-Collateral
Vacant
N

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-191331) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., Jefferies LLC, Drexel Hamilton, LLC, RBS Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

MIRACLE MILE SHOPS

Las Vegas
Miracle Mile Shops
3663 Las Vegas Boulevard South
Las Vegas, NV 89109
Planet Hollywood
Las Vegas
Property Types
Hotel
Casino
Retail
Cultural & Entertainment
Civic & Institutional
Office
Industrial
Residential
Parking
Pedestrian Walkways
Monorail & Stations
CARTIFACT
DESERT INN RD
FLAMINGO RD
HARMON AVE
TROPICANA AVE
RENO AVE
W HACIENDA AVE
LAS VEGAS BLVD
LAS VEGAS BLVD SOUTH
LAS VEGAS FREEWAY
VALLEY VIEW BLVD
PARADISE RD
INDUSTRIAL RD
GILES ST
Las Vegas Plaza (future)
Encore Las Vegas
Fashion Show Mall
Wynn Esplanade
Wynn Las Vegas
Wynn Las Vegas Golf Club
Renaissance Hotel
Best Western Mardi Gras
Embassy Suites
Treasure Island
Palazzo
Mirage Hotel & Casino
Venetian
Sands Expo and Convention Center
Casino Royale
Forum Shops at Caesars
Harrah's
Imperial Palace
Colosseum
Rio Suites
Caesars Palace
Flamingo Hilton
The Meridian
Westin
Fairfield Inn
La Quinta Inn
Candlewood Hotel
Via Bellagio
Bally's
Bellagio
Paris
Super 8
Atrium Suites
Vdara Hotel & Spa
Cosmopolitan
Harmon Corner
Hard Rock Hotel & Casino
Crystals at City Center
Veer Towers
Aria Resort & Casino
Harley Davidson Cafe
Marriott Grand Chateau
St Tropez
Residences @ Mgm Grand
Fairfield Inn
Polo Towers
Madarin Oriental
Aria Convention Center
Hawaiian Marketplace
Monte Carlo
Grand Garden Arena
Conference Center
MGM Shops
Showcase Mall
New York New York
MGM Grand
Hooters
Excalibur
Tropicana
Luxor
Mandalay Place
The Hotel
Mandalay Bay
Four Seasons
Events Hall
North Conv Center
Shark Reef
South Convention Center
MCCARRAN INTERNATIONAL AIRPORT
Las Vegas
The Strip
Spring Valley
Summerlin
Paradise
Whitney
Enterprise
Henderson
Green Valley North
Silverado Ranch
Rhodes Ranch
Desert Shores
Sun City
Los Prados
North Las Vegas
Sunrise Manor
Fremont Street

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-191331) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., Jefferies LLC, Drexel Hamilton, LLC, RBS Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

MIRACLE MILE SHOPS

Mortgaged Property Information		Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller		CGMRC
Location (City/State)	Las Vegas, Nevada	Cut-off Date Principal Balance(4)		$70,000,000
Property Type	Retail	Cut-off Date Principal Balance per SF(3)		$1,292.23
Size (SF)(1)	448,835	Percentage of Initial Pool Balance		6.2%
Total Occupancy as of 7/3/2013(2)	98.1%	Number of Related Mortgage Loans		None
Owned Occupancy as of 7/3/2013(2)	98.1%	Type of Security		Fee Simple
Year Built / Latest Renovation	2000 / 2007-2008	Mortgage Rate		5.25000%
Appraised Value	$925,000,000	Original Term to Maturity (Months)		120
		Original Amortization Term (Months)		360
		Original Interest Only Period (Months)		60
Underwritten Revenues	$67,175,766
Underwritten Expenses	$18,739,813	Escrows(5)
Underwritten Net Operating Income (NOI)	$48,435,953		Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$47,672,934	Taxes	$508,750	$169,583
Cut-off Date LTV Ratio(3)	62.7%	Insurance	$0	$0
Maturity Date LTV Ratio(3)	58.0%	Replacement Reserves	$0	$7,481
DSCR Based on Underwritten NOI / NCF(3)	1.26x / 1.24x	TI/LC	$1,310,955	$56,104
Debt Yield Based on Underwritten NOI / NCF(3)	8.4% / 8.2%	Other(6)	$162,000	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Amount	$580,000,000	100.0%	Loan Payoff/Defeasance	$551,424,876	95.1%
			Principal Equity Distribution	24,018,156	4.1
			Closing Costs	2,575,263	0.4
			Reserves	1,981,705	0.3
Total Sources	$580,000,000	100.0%	Total Uses	$580,000,000	100.0%

(1)
Total SF of 448,835 excludes the Harmon Corridor First Release Parcel (52,926 SF). The Harmon Corridor First Release Parcel (as described below under “—The Mortgaged Property”) below is a freely releasable collateral parcel and has been excluded from the Appraised Value and Underwritten NCF.

(2)	Total Occupancy and Owned Occupancy is based on total SF of 448,835 and excludes the Harmon Corridor First Release Parcel (as described below under “—The Mortgaged Property”) below.
(3)	Calculated based on the entire Miracle Mile Shops Whole Loan.
(4)
The Cut-off Date Principal Balance of $70,000,000 represents the non-controlling Note A-3-1 of a $580.0 million whole loan evidenced by six pari passu notes, the other five of which are the controlling Note A-1, non-controlling Note A-2, non-controlling Note A-3-2, non-controlling Note A-4-1, and non-controlling Note A-4-2 pari passu companion loans, with original principal balances of $145.0 million, $145.0 million, $75.0 million, $110.0 million and $35.0 million, respectively. The controlling Note A-1 pari passu companion loan, with an original principal balance of $145.0 million, is expected to be contributed to the COMM 2013-CCRE12 transaction. The non-controlling Note A-2 pari passu companion loan, with an original principal balance of $145.0 million, was contributed to the COMM 2013-CCRE11 transaction. The non-controlling Note A-3-2 pari passu companion loan, with an original principal balance of $75.0 million, is expected to be contributed to the CGCMT 2013-GC17 transaction.  The non-controlling Note A-4-1 pari passu companion loan, with an original principal balance of $110.0 million, was contributed to the JPMBB 2013-C15 transaction. The non-controlling Note A-4-2 pari passu companion loan, with an original principal balance of $35.0 million, is expected to be contributed to the JPMCC 2013-C16 transaction.

(5)	See “—Escrows” below.
(6)	Other upfront escrows represents a reserve for deferred maintenance of $162,000. See “—Escrows” below.

■
The Mortgage Loan.  The Miracle Mile Shops loan (the “Miracle Mile Shops Loan”) is a fixed rate loan secured by the borrower’s fee simple interest in a 448,835 SF Class A, super-regional mall and the Harmon Corridor First Release Parcel (defined below) located at 3663 Las Vegas Boulevard South in Las Vegas, Nevada (the “Miracle Mile Shops Property”) with an original balance of $70,000,000.  The Miracle Mile Shops Loan consists of the non-controlling Note A-3-1 of a $580.0 million whole loan that is evidenced by six pari passu notes (collectively, the “Miracle Mile Shops Whole Loan”).  The Miracle Mile Shops Whole Loan was originated by Cantor Commercial Real Estate Lending, L.P. (“CCRE”), Citigroup Global Markets Realty Corp. (“CGMRC”) and JPMorgan Chase Bank National Association (“JPMCB”).  Only the $70.0 million non-controlling Note A-3-1 will be included in GSMS 2013-GCJ16.  The controlling Note A-1 pari passu companion loan, with an original principal balance of $145.0 million, is expected to be contributed to the COMM 2013-CCRE12 transaction. The non-controlling Note A-2 pari passu companion loan, with an original principal balance of $145.0 million, was contributed to the COMM 2013-CCRE11 transaction. The non-controlling Note A-3-2 pari passu companion loan, with an original principal balance of $75.0 million, is expected to be contributed to the CGCMT 2013-GC17 transaction.  The non-controlling Note A-4-1 pari passu companion loan, with an original principal balance of $110.0 million, was contributed to the JPMBB 2013-C15 transaction. The non-controlling Note A-4-2 pari passu companion loan, with an original principal balance of $35.0 million, is expected to be contributed to the JPMCC 2013-C16 transaction. CGMRC has reserved the right to further split its note into multiple notes.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-191331) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., Jefferies LLC, Drexel Hamilton, LLC, RBS Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

MIRACLE MILE SHOPS

The Miracle Mile Shops loan will initially be serviced under the pooling and servicing agreement entered into in connection with the issuance of the COMM 2013-CCRE11 Mortgage Trust, Commercial Mortgage Pass Through Certificates, Series COMM 2013-CCRE11. The master servicer of the Miracle Mile Shops Whole Loan under the COMM 2013-CCRE11 pooling and servicing agreement is Midland Loan Services, a Division of PNC Bank, National Association.   However, it is expected that after the securitization of the related pari passu companion loan designated as Note A-1, which is expected to be securitized in the COMM 2013-CCRE12 transaction, the Miracle Mile Shops Whole Loan will be serviced under, and by the master servicer designated in, the pooling and servicing agreement entered into in connection with the COMM 2013-CCRE12 securitization which is expected to be Wells Fargo Bank, National Association.  The special servicer for the COMM 2013-CCRE12 transaction is expected to be LNR Partners, LLC.

On the closing date of the COMM 2013-CCRE11 transaction, Midland Loan Services, a Division of PNC Bank, National Association, a national banking association, will be appointed to act as the primary servicer of the Miracle Mile Shops Whole Loan and will be entitled to receive a primary servicing fee with respect to the entire Miracle Mile Shops Whole Loan pursuant to the terms of the related pooling and servicing agreement which is expected to be COMM 2013-CCRE12 Mortgage Trust, Commercial Mortgage Pass Through Certificates, Series COMM 2013-CCRE12. See “Description of the Mortgage Pool—The Miracle Mile Shops Whole Loan” in the Free Writing Prospectus. The relationship between the holders of the Notes is governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Miracle Mile Shops Whole Loan” in the accompanying Free Writing Prospectus.  See “Description of the Mortgage Pool—Loan Combinations/Split Loan Structures—The Miracle Mile Shops Loan Combination” in the Free Writing Prospectus.

The Miracle Mile Shops Loan had an initial term of 120 months and has a remaining term of 118 months.  The Miracle Mile Shops Loan requires monthly payments of interest only until and including September 6, 2018, after which it requires monthly payments of interest and principal sufficient to amortize the loan over a 30-year amortization schedule until maturity.  The scheduled maturity date is the due date in September 2023.  Voluntary prepayment of the Miracle Mile Shops Loan is permitted on or after the due date in June 2023.  Defeasance of the entire Miracle Mile Shops Whole Loan (which will be applied pro rata to the pari passu notes) with the certain direct, non-callable obligations that are either the direct obligations of, or are fully guaranteed by the full faith and credit of the United States of America, as provided in the loan documents, is permitted at any time after the earlier to occur of (x) the due date in December 2016 and (y) the date of the second anniversary of the securitization of the last pari passu note comprising the entire Miracle Mile Shops Whole Loan.

■
The Mortgaged Property.  The Miracle Mile Shops Property consists of a Class A, super regional mall containing 448,835 SF of total leasable area and an adjacent 11-story parking garage.  Additionally, the Miracle Mile Shops Property contains one freely releasable parcel totaling 52,926 SF that has been excluded from Underwritten Net Cash Flow and the Appraised Value (the “Harmon Corridor First Release Parcel”) and an adjacent parcel containing 9,663 SF that may be released for a release price (the “Harmon Corridor Second Release Parcel”, and together with the Harmon Corridor First Release Parcel, the “Harmon Corridor”), as described below under “Partial Release”.  The Miracle Mile Shops Property has approximately 1,300 linear feet of frontage along Las Vegas Boulevard at the base of the Planet Hollywood Resort & Casino (“Planet Hollywood”).  The local area, commonly known as the central portion of the Las Vegas Strip Resort Corridor (the “Las Vegas Strip”), consists of well-established resort casino-hotels, business hotels, apartment complexes and commercial retail buildings.  The Miracle Mile Shops Property has nine public access points including three direct entrances from Planet Hollywood, three sidewalk accessible entrances, one valet parking entrance and two parking structure entrances.  The Miracle Mile Shops Property was originally constructed in 2000 and was repositioned and rebranded by the borrower sponsor following an extensive $130.0 million, four year capital improvement program that began in 2003 and 2004.  The Miracle Mile Shops Property also includes three exterior LED video screens located on the north, northwest and southwest exteriors, which aid the overall marketing and visibility of the Miracle Mile Shops Property.  Two pedestrian bridges meet at the corner of Harmon Avenue and Las Vegas Boulevard adjacent to the Miracle Mile Shops Property, creating a consistent source of pedestrian foot traffic.  In addition, the borrower sponsor recently built a double escalator leading from the pedestrian bridge to the southern entrance of the Miracle Mile Shops Property.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-191331) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., Jefferies LLC, Drexel Hamilton, LLC, RBS Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

MIRACLE MILE SHOPS

The Miracle Mile Shops Property caters to the middle-market customer demographic and is occupied by over 140 tenants, none of which accounts for more than 6.9% of the total collateral SF. National tenants include American Apparel, Billabong, True Religion, Victoria’s Secret, and many first location Las Vegas tenants, including H&M, Lucky Brand Jeans, Steve Madden, Swarovski and Tommy Bahama.  The Miracle Mile Shops Property is among the top five most visited malls in the United States and benefits from an average of over 70,000 daily visitors.

As of July 3, 2013, Total Occupancy and Owned Occupancy were 98.1%. In-line tenants less than 10,000 SF in occupancy that reported sales for a minimum of 12 months, reported annual sales of $868 per SF with an underwritten occupancy cost of 16.5% as of June 30, 2013.  In-line tenant sales per SF at the Miracle Mile Shops Property have grown 6.6% from 2010 to the trailing twelve month period ending June 2013 as shown in the table below:

Historical Sales %(1)(2)
	2010	2011	2012	TTM 6/30/2013
In-line Tenants Sales per SF	$814	$884	$875	$868

(1)	Historical Sales are based on historical operating statements provided by the borrower and exclude the Harmon Corridor First Release Parcel.
(2)	In-line tenant sales include all tenants occupying less than 10,000 SF, which have been in occupancy and reported sales for a minimum of 12 months. Approximately 74.3% of total occupied in-line & temporary tenant SF have reported sales for at least 12 months.

As of June 30, 2013, 99 comparable tenants reported sales, approximately 92.9% of which reported sales greater than $400 per SF, 48.5% of which reported sales of greater than $800 per SF and 33.3% of which reported sales greater than or equal to $1,000 per SF.

Historical Sales %(1)(2)

	2010		2011		2012		TTM 6/30/2013
Sales Summary	# of Tenants	% of Reporting Tenants	# of Tenants	% of Reporting Tenants	# of Tenants	% of Reporting Tenants	# of Tenants	% of Reporting Tenants
$0 - $400 per SF	11	12.4%	8	8.1%	6	6.2%	7	7.1%
$401 - $600 per SF	22	24.7%	23	23.2%	22	22.7%	25	25.3%
$601 - $800 per SF	20	22.5%	19	19.2%	22	22.7%	19	19.2%
$801 - $1,000 per SF	6	6.7%	12	12.1%	12	12.4%	15	15.2%
≥ $1,000 per SF	30	33.7%	37	37.4%	35	36.1%	33	33.3%

(1)	Historical Sales are based on historical operating statements provided by the borrower and exclude the Harmon Corridor First Release Parcel.
(2)
Tenant sales include all tenants in occupancy that have reported sales for a minimum of 12 months. Number of reporting tenants included 89 tenants in 2010, 99 tenants in 2011, 97 tenants in 2012 and 99 tenants in TTM 6/30/2013.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-191331) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., Jefferies LLC, Drexel Hamilton, LLC, RBS Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

MIRACLE MILE SHOPS

The following table presents certain information relating to the tenants (of which, certain tenants may have co-tenancy provisions) at the Miracle Mile Shops Property(1):

	Ratings (Fitch/Moody’s/S&P)(2)	Tenant GLA	% of Total GLA	Lease Expiration	Annual UW Base Rent per SF(3)	Total Sales (000s)(4)	Tenant Sales $ per SF(4)	Occupancy Cost(5)

General Retail (≥ 5,000 SF)
Gap/Gap Kids/Baby Gap	BBB-/Baa3/BBB-	20,872	4.7%	8/31/2015	$50.97	$6,262	$300	18.9%
Urban Outfitters	NR/NR/NR	12,500	2.8	4/30/2018	$81.84	NAV	NAV	NAV
Shoe Palace	NR/NR/NR	5,000	1.1	4/30/2024	$72.00	NAV	NAV	NAV
Victoria's Secret	BB+/Ba2/BB+	7,772	1.7	1/31/2021	$91.00	$12,396	$1,595	8.4%
Test America	NR/NR/NR	7,483	1.7	12/31/2014	$43.95	NAV	NAV	NAV
H & M	NR/NR/NR	7,410	1.7	1/31/2018	$60.00	$5,755	$777	9.3%
Abc Stores	NR/NR/NR	5,898	1.3	8/31/2022	$95.62	$7,264	$1,232	12.4%
Sephora	NR/NR/NR	5,861	1.3	8/31/2015	$105.00	$11,502	$1,963	7.8%
Guess	NR/NR/NR	5,755	1.3	1/31/2022	$72.00	$4,230	$735	15.6%
Bebe	NR/NR/NR	5,715	1.3	1/31/2021	$83.00	$2,888	$505	22.5%
Loft	NR/NR/NR	5,485	1.2	1/31/2016	$55.00	$2,089	$381	24.0%
Foot Locker/House Of Hoops	NR/Ba3/BB+	5,400	1.2	7/31/2021	$111.62	NAV	NAV	NAV
Subtotal		95,151	21.2%		$72.52	$52,386	$809	12.1%

Food & Beverage (≥ 5,000 SF)
Cheeseburger Las Vegas	NR/NR/NR	15,940	3.6%	10/31/2016	$59.52	$4,403	$276	25.7%
PBR Rock Bar	NR/NR/NR	13,694	3.1	7/31/2020	$158.56	$14,866	$1,086	19.6%
Cabo Wabo	NR/NR/NR	11,457	2.6	6/30/2024	$166.35	$14,201	$1,239	17.3%
Pampas Churrascaria(6)	NR/NR/NR	9,663	2.2	3/31/2016	$60.00	$7,516	$778	9.8%
Ocean One Bar & Grille	NR/NR/NR	6,698	1.5	9/30/2015	$62.71	$3,367	$503	15.6%
La Salsa Cantina	NR/NR/NR	5,902	1.3	4/30/2017	$40.00	$3,812	$646	9.1%
Lombardi's	NR/NR/NR	5,592	1.2	8/31/2015	$80.00	$3,071	$549	17.8%
Blondies Sports Bar & Grill	NR/NR/NR	5,301	1.2	5/31/2019	$70.00	$4,385	$827	10.6%
Subtotal		74,247	16.5%		$95.36	$55,621	$749	16.4%

Specialty Entertainment (≥ 5,000 SF)
V Theater	NR/NR/NR	30,883	6.9%	12/31/2018	$46.00	$12,836	$416	13.1%
Saxe Theater	NR/NR/NR	22,398	5.0	6/30/2020	$48.00	$11,234	$502	13.6%
Playing Field Race & Sports Books	NR/NR/NR	19,647	4.4	7/31/2025	$45.17	NAV	NAV	NAV
Subtotal		72,928	16.2%		$46.39	$24,070	$452	13.3%

In-line Tenants (< 5,000 and ≥ 1,000 SF)(7)		176,200	39.3		$100.15	$105,167	$813	19.8%

In-line Tenants (<1,000 SF)(7)		21,807	4.9		$206.77	$15,505	$1,373	17.0%

Total Occupied Collateral		440,333	98.1%		$89.75	$252,749	$759	16.7%

Vacant		8,502	1.9
Total Collateral(8)		448,835	100.0%

(1)	Based on rent roll as of July 3, 2013.
(2)	Certain ratings may be those of the parent company whether or not the parent company guarantees the lease.
(3)
Annual underwritten base rent per SF includes $1,198,780 of contractual rent steps through December 31, 2014 and $848,976 of average contractual rent through the earlier of lease expiration or loan maturity for 21 tenants with TTM sales greater than or equal to $800.00 per SF subject to an underwritten occupancy cost including rent increases capped at 20.0%.

(4)
Total Sales (000s) and Sales per SF were provided by the borrower as of June 30, 2013 and include all tenants which have been in occupancy and reported sales for a minimum of 12 months.  Tenants representing approximately 75.6% of total comparable occupied SF report sales.

(5)	Occupancy Cost is based on annual underwritten base rent per SF, overage rent and underwritten expense recoveries.
(6)	Pampas Churrascaria comprises the entirety of the Harmon Corridor Second Release Parcel.
(7)	In-line tenants include annual underwritten base rent and total sales (000s) from restaurants and kiosks. Includes temporary tenants.
(8)	Total collateral SF of 448,835 excludes the freely releasable Harmon Corridor First Release Parcel (52,926 SF).

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-191331) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., Jefferies LLC, Drexel Hamilton, LLC, RBS Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

MIRACLE MILE SHOPS

The following table presents certain information relating to the lease rollover schedule at the Miracle Mile Shops Property, based on initial lease expiration dates:

Lease Expiration Schedule(1)(2)(3)

Year Ending December 31,	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent(4)	% of Total UW Base Rent(4)	UW Base Rent $ per SF(4)	# of Expiring Tenants(5)
Temp	22,596	5.0%	5.0%	$0	0.0%	$0.00	12
2013	5,586	1.2	6.3%	507,056	1.3	90.77	4
2014	10,124	2.3	8.5%	638,588	1.6	63.08	3
2015	51,884	11.6	20.1%	4,073,138	10.3	78.50	12
2016	55,314	12.3	32.4%	4,147,410	10.5	74.98	17
2017	26,567	5.9	38.3%	2,321,111	5.9	87.37	14
2018	67,800	15.1	53.4%	4,798,805	12.1	70.78	10
2019	26,757	6.0	59.4%	3,606,830	9.1	134.80	12
2020	49,809	11.1	70.5%	5,201,841	13.2	104.44	10
2021	48,480	10.8	81.3%	5,861,575	14.8	120.91	22
2022	25,685	5.7	87.0%	2,911,819	7.4	113.37	11
2023	9,465	2.1	89.1%	1,693,460	4.3	178.92	8
2024 & Thereafter	40,266	9.0	98.1%	3,757,680	9.5	93.32	7
Vacant	8,502	1.9	100.0%	0	0.0	0.00	0
Total / Wtd. Avg.	448,835	100.0%		$39,519,312	100.0%	$89.75	142

(1)	Calculated based on approximate square footage occupied by each Owned Tenant.
(2)	Based on rent roll as of July 3, 2013.
(3)	Excludes tenants at Harmon Corridor First Release Parcel.
(4)	Excludes expiring temporary tenant income. See “—Cash Flow Analysis”.
(5)	Excludes the expiration of signage, advertising, ATM, vending and other miscellaneous tenant leases without SF.

The following table presents certain information relating to historical leasing at the Miracle Mile Shops Property:

Historical Leased %(1)
	2009	2010	2011	2012
Owned Space	93.9%	98.9%	99.3%	99.0%

(1)	As provided by the borrower and represents occupancy as of December 31, for the indicated year.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-191331) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., Jefferies LLC, Drexel Hamilton, LLC, RBS Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

MIRACLE MILE SHOPS

■
Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Miracle Mile Shops Property:

Cash Flow Analysis(1)(2)
	2010	2011	2012	TTM 6/30/2013	Underwritten	Underwritten $ per SF
Base Rent(3)	$30,920,107	$34,549,972	$36,419,540	$36,904,495	$39,519,312	$88.05
Gross Up Vacancy	0	0	0	0	1,700,400	3.79
Total Rent	$30,920,107	$34,549,972	$36,419,540	$36,904,495	$41,219,712	$91.84
Total Reimbursables	15,939,514	16,247,546	16,001,245	15,988,174	15,497,943	34.53
Percentage Rent	1,532,728	1,633,459	1,077,265	812,225	673,495	1.50
Other Income(4)	9,876,117	10,678,733	10,632,485	12,045,944	12,159,551	27.09
Less Vacancy & Credit Loss(5)	(413,783)	(85,144)	(322,623)	(91,556)	(2,374,935)	(5.29)
Effective Gross Income	$57,854,683	$63,024,566	$63,807,912	$65,659,282	$67,175,766	$149.67
Total Operating Expenses(6)	20,014,709	21,155,521	20,163,669	19,757,604	18,739,813	41.75
Net Operating Income	$37,839,974	$41,869,045	$43,644,243	$45,901,678	$48,435,953	$107.91
TI/LC	0	0	0	0	673,253	1.50
Capital Expenditures	0	0	0	0	89,767	0.20
Net Cash Flow	$37,839,974	$41,869,045	$43,644,243	$45,901,678	$47,672,934	$106.21

(1)
Certain items such as straight line rent, interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.

(2)
Historical cash flows include income and expenses generated by the Harmon Corridor First Release Parcel.  The Harmon Corridor First Release Parcel is freely releasable and has been excluded from the appraised value and underwriting.

(3)
Base Rent includes $1,198,780 of contractual rent steps through December 31, 2014 and $848,976 of average rent through the earlier of lease expiration or loan maturity for 21 tenants with TTM sales greater than or equal to $800.00 per SF subject to an underwritten occupancy cost including rent increases capped at 20.0%.  The increase in NOI from TTM to Underwritten is primarily the result of contractual rent steps, average rent and recent leasing activity, including Shoe Palace, Meatball Spot, and Tervis, which combined account for approximately $620,480 of base rent.

(4)	Other Income includes temporary tenant income, parking, cart/kiosk income, storage rent, signage, vending and other miscellaneous income.
(5)
Underwritten based on a Vacancy & Credit Loss of 4.0% of gross revenue, in-line with the appraiser’s concluded vacancy and credit loss of 4.0%.  Historical Vacancy & Credit Loss represents bad debt.  Total Occupancy and Owned Occupancy at The Miracle Mile Shops Property is 98.1% as of 7/3/2013.

(6)
Historical Total Operating Expenses exclude in-house leasing staff costs of $390,364 in 2010, $454,038 in 2011, $468,013 in 2012 and $461,094 in TTM 6/30/2013 paid in-lieu of third party leasing commissions.

■	Appraisal. According to the appraisal, the Miracle Mile Shops Property had an “as-is” appraised value of $925,000,000 as of an effective date of July 11, 2013.

■
Environmental Matters.  According to a Phase I environmental report, dated July 18, 2013, there are no recognized environmental conditions or recommendations for further action at the Miracle Mile Shops Property.

■
Market Overview and Competition.  The Miracle Mile Shops Property is strategically located along the central portion of the Las Vegas Strip within a highly trafficked and densely populated area.  The Miracle Mile Shops Property is immediately surrounded by over 19,000 hotel rooms and has a reported average traffic count of over 65,000 cars per day along the Las Vegas Strip.  The primary economic drivers in Las Vegas have long been tourism and gaming, which feed the service industries, especially retail and dining. Between 2002 and 2012, Las Vegas averaged 2.6% annual growth in its Gross Metro Product, higher than the average annual Gross Domestic Product growth of 1.6% exhibited by the U.S. over the same time period.  Visitor volumes have surpassed the pre-recessionary high 2007 levels reaching 39.7 million visitors in 2012, which is equivalent to a 2.95% average annual growth rate since 1990, with visitor shopping also increasing to $149 per trip, the most reported since 2005.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-191331) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., Jefferies LLC, Drexel Hamilton, LLC, RBS Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

MIRACLE MILE SHOPS

The appraiser analyzed a set of five competitive retail properties along the Las Vegas Strip with occupancies ranging from 85.0% to 99.0% and an average occupancy of 93.0%.

The following table presents certain information relating to the primary competition for the Miracle Mile Shops Property:

Competitive Set(1)

	Miracle Mile Shops Property	Crystals at CityCenter	Forum Shops at Caesars	Grand Canal Shoppes	The Shoppes at The Palazzo	Fashion Show Mall
Distance from Subject	NAP	Adjacent	0.6 miles	1.0 miles	1.0 miles	1.2 miles
Property Type	Super Regional Mall	Fashion/Specialty Center	Fashion/Specialty Center	Fashion/Specialty Center	Fashion/Specialty Center	Super Regional Center

Year Built	2000	2009	1992	1999	2007	1981

Total Occupancy	98.1%	85%	99%	97%	90%	92%

Rent per SF	$80.00 - $100.00	$90.00 - $120.00	$100.00 - $125.00	$85.00 - $110.00	$80.00 - $100.00	$80.00 - $95.00

GLA	448,835	360,000	650,000	500,000	315,000	1,890,000

Anchors / Major Tenants	V Theater, Saxe Theater, Gap, Urban Outfitters	Louis Vuitton, Gucci, Prada, Tiffany’s, Cartier	Apple, Victoria’s Secret, Cartier, Cheesecake Factory	Barneys, Madame Tussaud, Tao Night Club, Sephora	Burberry, Christian Louboutin, Jimmy Choo, Table 10, SushiSamba	Neiman Marcus, Dillard’s, Macy’s, Saks, Forever 21, Bloomingdales

(1)	Source: Appraisal.

■
The Borrower. The borrower is Boulevard Invest LLC, a Delaware limited liability company.  Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Miracle Mile Shops Whole Loan. The non-recourse carveout guarantors are Michael Fuchs and Aby Rosen, co-founders and principals of RFR Holding LLC (“RFR”), and David Edelstein, founder and principal of TriStar Capital (“TriStar”), on a joint and several basis.  The borrower sponsors have owned the Miracle Mile Shops Property since acquiring the asset in December 2003.

■
Escrows. At origination, the borrower funded aggregate reserves of (i) $508,750 for real estate taxes, (ii) $162,000 for an upgrade of the fire/life safety system and (iii) $1,310,955 for outstanding tenant improvements, renovations and leasing commissions associated with recent leasing.  On each due date, the borrower is required to fund reserves of (i) 1/12 of the estimated annual real estate taxes, (ii) $7,481 for capital expenditures and (iii) $56,104 for tenant improvement and lease commission costs. If the Miracle Mile Shops Property is no longer covered under a blanket insurance policy acceptable to the lender, the borrower will be required to deposit with lender an amount equal to 1/12 of the estimated annual insurance premiums.

■
Lockbox and Cash Management.  The Miracle Mile Shops Loan is structured with a hard lockbox and in-place cash management which was established upon origination of the Miracle Mile Shops Whole Loan.  The borrower is required to direct all tenants to deposit rents into the lender-controlled lockbox account.  The funds in the lockbox account are swept on a daily basis into a lender-controlled cash management account to be applied to the payment of debt service and the funding of required monthly escrows.  All excess cash will be swept and reserved with lender as additional collateral for the Miracle Mile Shops Loan during any period (A) commencing on the earliest to occur of (i) an event of default beyond notice and cure under the Miracle Mile Shops Loan or an event of default beyond notice and cure under any permitted mezzanine loan or (ii) (x) during years one through five of the Miracle Mile Shops Loan term the Actual DSCR  falls below 1.30x for the trailing twelve month period or (y) during years six through ten of the Miracle Mile Shops Loan term the Actual DSCR falls below 1.15x for the trailing twelve month period (each of the foregoing, a “Miracle Mile Shops Trigger Event”) and (B) expiring upon (w), with respect to the Miracle Mile Shops Trigger Event described in clause (i) above, the cure of such event of default, (x) with respect to the Miracle Mile Shops Trigger Event described in clause (ii)(x) above, the Actual DSCR remaining greater than 1.30x for two consecutive calendar quarters (or one calendar quarter if the calculation excludes all leases expiring within the ensuing 12 month period) and (y) with respect to the Miracle Mile Shops Trigger Event described in clause (ii)(y) above, the Actual DSCR remaining greater than 1.15x for two consecutive calendar quarters (or one calendar quarter if the calculation excludes all leases expiring within the ensuing 12 month period).

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-191331) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., Jefferies LLC, Drexel Hamilton, LLC, RBS Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

MIRACLE MILE SHOPS

“Actual DSCR” means the ratio of underwritable net cash flow as determined in accordance with the loan documents to the aggregate amount of debt service due, including any outstanding mezzanine loan debt service, for the preceding twelve month period.

■	Property Management. The Miracle Mile Shops Property is managed by RFR Realty LLC and TriStar Management, LLC, affiliates of RFR and TriStar, respectively.

■
Partial Release.  The Miracle Mile Shops Loan documents permit, at any time, the borrower to obtain the release of the Harmon Corridor First Release Parcel, provided, among other things, the release is in compliance with the REMIC requirements.  The borrower has delivered notice requesting the release of the Harmon Corridor First Release Parcel.  In addition, the borrower may obtain the release, at any time, of the Harmon Corridor Second Release Parcel, provided, among other things, (i) the borrower pays lender a release price of $6.2 million together with any interest accrued and unpaid on such amount and the yield maintenance premium with respect to such release price and (ii) the release is in compliance with the REMIC requirements. Current tenants at the Harmon Corridor First Release Parcel are DB’s Pool & Pong Hall and Todai Sushi & Seafood Buffet, which have been excluded from the Underwritten Net Cash Flow.  The current tenant at the Harmon Corridor Second Release Parcel is Pampas Churrascaria, which leases 9,663 SF or 2.2% of NRA.

■
Mezzanine or Secured Subordinate Indebtedness.  Future subordinate mezzanine financing in an amount not to exceed $100,000,000 is permitted, provided, among other things, (i) the mezzanine loan together with the Miracle Mile Shops Whole Loan has a combined loan-to-value ratio of no greater than 65%; (ii) the mezzanine loan together with the Miracle Mile Shops Whole Loan has a combined debt yield of no less than 7.925%; (iii) the Actual DSCR (taking into account the mezzanine loan and the Miracle Mile Shops Whole Loan) is at least 1.20x; (iv) the mezzanine lender under the mezzanine loan is a qualified lender (meeting requirements in the loan documents) and (v) the mezzanine lender has entered into an acceptable intercreditor agreement.

■
Terrorism Insurance.  To the extent lender determines such insurance is available, borrower is required to carry terrorism insurance with respect to “all risk” or “special perils” insurance in an amount equal to the full replacement cost of the Miracle Mile Shops Property (exclusive of excavations, foundations, underground utilities and overpour), containing a deductible no larger than $25,000 and eighteen (18) months of business interruption insurance; provided that, in the event the TRIPRA or subsequent similar statute, or reauthorization or extension of either of the foregoing is no longer in effect the borrower is required to maintain terrorism insurance, but is not required to spend, with respect to terrorism insurance, more than two times the then-current premium with respect to the “all risk” or “special perils” insurance, commercial general liability insurance, business interruption insurance, and umbrella liability insurance (without giving effect to the cost of any terrorism component of such insurance); provided further that to the extent that such insurance is maintained pursuant to a blanket policy if such blanket policy covers any property (other than the Miracle Mile Shops Property) which is within 1,000 feet of the Miracle Mile Shops Property (the “Radius”), the limits of any such policy will be adequate to maintain the coverage set forth above for each property within the Radius that is covered by such blanket policy calculated on a total insured value basis, to the extent such coverage is commercially available.  See “Risk Factors—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Free Writing Prospectus.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-191331) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., Jefferies LLC, Drexel Hamilton, LLC, RBS Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

MATRIX MHC PORTFOLIO

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-191331) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., Jefferies LLC, Drexel Hamilton, LLC, RBS Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

MATRIX MHC PORTFOLIO

Grand Rapids 41 miles
Cooper Township
KALAMAZOO COUNTY
Parchment
Comstock Northwest
Westwood
Eastwood
Greater Galesburg
KALAMAZOO
Portage
Detroit 134 miles
Kalamazoo/Battle Creek International Airport

FLINT
Davison
Burton
Lapeer
LAPEER COUNTY
ST. CLAIR COUNTY
GENESEE COUNTY
OAKLAND COUNTY
MACOMB COUNTY
Holly
Fenton
Auburn Hills
Chesterfield Township
Waterford
Pontiac
Rochester Hills
Shelby
Mount Clemens
LIVINGSTON COUNTY
West Bloomfield
Troy
Sterling Heights
Clinton
Harrison
Brighton
Wixom
Farmington Hills
Royal Oak
Warren
Roseville
Novi
Southfield
St. Clair Shores
Whitmore Lake
Livonia
Oak Park
WASHTENAW COUNTY
Plymouth
Dearborn Heights
DETROIT
Dexter
Canton
Dearborn
ANN ARBOR
Westland
WINDSOR
Inkster
Ypsilanti
Allen Park
Taylor
ONTARIO
Lake St. Clair

Brookside
Gardendale
Center Point
Graysville
Trussville
Fultondale
Tarrant
Adamsville
Moody
Forestdale
BIRMINGHAM
Sylvan Springs
Irondale
Leeds
Pleasant Grove
Mountain Brook
Fairfield
Dunnavant
Concord
Homewood
Hueytown
Shoal Creek
Lipscomb
Vestavia Hills
Bessemer
Hoover
Meadowbrook
Indian Springs Village
Westover
Chelsea
Oak Mountain State Park
Helena
Pelham
Alabaster
Brantleyville
Columbiana

Matrix MHC Portfolio

1	Westbridge Manor	Macomb, MI
2	Westbrook	Macomb, MI
3	Avon on the Lake	Rochester Hills, MI
4	Oakland Glens	Novi, MI
5	Green Park South	Pelham , AL
6	Fairchild Lake	Chesterfield, MI
7	Cranberry Lake	White Lake, MI
8	Grand Blanc Crossing	Grand Blanc, MI
9	Holly Hills	Holly, MI
10	Royal Estates	Kalamazoo, MI
11	Old Orchard	Davison, MI

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-191331) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., Jefferies LLC, Drexel Hamilton, LLC, RBS Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

MATRIX MHC PORTFOLIO

Mortgaged Property Information		Mortgage Loan Information
Number of Mortgaged Properties	11		Loan Seller	JLC
Location (City/State)	Various / Various		Cut-off Date Principal Balance(1)	$69,500,000
Property Type	Manufactured Housing		Cut-off Date Principal Balance per Pad(2)	$25,247.80
Size (Pads)	5,347		Percentage of Initial Pool Balance	6.1%
Total Occupancy as of 6/30/2013	69.6%		Number of Related Mortgage Loans	None
Owned Occupancy as of 6/30/2013	69.6%		Type of Security	Fee Simple
Year Built / Latest Renovation	Various		Mortgage Rate	6.27450%
Appraised Value	$194,560,000		Original Term to Maturity (Months)	60
			Original Amortization Term (Months)	360
			Original Interest Only Period (Months)	12
Underwritten Revenues	$24,867,276
Underwritten Expenses	$9,840,909	Escrows(3)
Underwritten Net Operating Income (NOI)	$15,026,367		Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$14,654,017	Taxes	$100,000	$150,500
Cut-off Date LTV Ratio(2)	69.4%	Insurance	$0	$36,100
Maturity Date LTV Ratio(2)	66.2%	Replacement Reserves	$1,794,188	$31,029
DSCR Based on Underwritten NOI / NCF(2)	1.51x / 1.47x	TI/LC	$0	$0
Debt Yield Based on Underwritten NOI / NCF(2)	11.1% / 10.9%	Other(4)	$3,455,812	$125,000

Sources and Uses
Sources	$	%	Uses	$	%
Mortgage Loan Amount	$135,000,000	73.7%	Purchase Price	$165,000,000	90.0%
Mezzanine Loan Amount	15,000,000	8.2	Loan Payoff (5)	8,488,742	4.6
Principal’s New Cash Contribution	14,137,835	7.7	Reserves	5,350,000	2.9
Collateral Pledge Equity Contribution(5)	9,711,258	5.3	Closing Costs	4,440,352	2.4
Unsecured Note(6)	9,430,000	5.1

Total Sources	$183,279,094	100.0%	Total Uses	$183,279,094	100.0%

(1)
The Cut-off Date Principal Balance of $69,500,000 represents the note A-1 of a $135,000,000 whole loan evidenced by two pari passu notes.  The companion loan is the note A-2 with a principal balance of $65,500,000 as of the Cut-off Date which is held outside the issuing entity.

(2)	Calculated based on the entire Matrix MHC Portfolio Whole Loan.
(3)	See “—Escrows” below.
(4)	Other reserve consists of the following: (i) a deferred maintenance reserve of $455,812 and (ii) a Home Purchase Reserve of $3,000,000.
(5)
At origination, the borrowers pledged one park (the “Green Park South Property”) that was previously owned by the borrower and not part of the acquisition located in Alabama, as collateral for the Matrix MHC Portfolio Loan.  The Green Park South Property had a total of $8,488,742 of outstanding debt (which was paid off at origination) and has an appraised value of $18,200,000 resulting in an implied equity contribution of $9,711,258.  Inclusive of the Green Park South Property implied equity contribution, the borrower’s total equity contribution is equal to $23,849,094.

(6)
At origination, certain affiliates of the borrowers obtained seller financing in the form of 427 unsecured notes in the amount of $9,430,000 in conjunction with the acquisition of the Matrix MHC Portfolio Properties.

■
The Mortgage Loan.  The mortgage loan (the “Matrix MHC Portfolio Loan”) is part of a whole loan structure (the “Matrix MHC Portfolio Whole Loan”) evidenced in the aggregate by two pari passu notes that are together secured by a portfolio of 11 manufactured housing communities located in two different states (the “Matrix MHC Portfolio Properties”). The Matrix MHC Portfolio Loan (evidenced by a note A-1), which will be contributed to the issuing entity, has an outstanding principal balance as of the Cut-off Date of $69,500,000 and represents approximately 6.1% of the Initial Pool Balance, and the related pari-passu companion loan (the “Matrix MHC Portfolio Companion Loan”) (evidenced by note A-2), which is expected to be contributed to the WFRBS 2013-C17 transaction, has an outstanding principal balance as of the Cut-off Date of $65,500,000. The Matrix MHC Portfolio Whole Loan was originated by Jefferies LoanCore LLC on July 22, 2013.  The Matrix MHC Portfolio Whole Loan has an original principal balance of $135,000,000 and each related note has an interest rate of 6.27450% per annum. The borrower utilized the proceeds of the Matrix MHC Portfolio Whole Loan to acquire 10 manufactured housing communities located in Michigan and refinance existing debt on one manufactured housing community located in Alabama. The Matrix MHC Portfolio Whole Loan will be serviced under the GSMS 2013-GCJ16 pooling and servicing agreement. See “Description of the Mortgage Pool—The Whole Loans” in the Free Writing Prospectus for more information regarding the co-lender agreement that governs the relative rights of the holders of the Matrix MHC Portfolio Loan and the Matrix MHC Portfolio Companion Loan.

The Matrix MHC Portfolio Whole Loan had an initial term of 60 months and has a remaining term of 57 months.  The Matrix MHC Portfolio Whole Loan requires payments of interest only for the initial 12 months and then payments of principal and interest based on a 30-year amortization schedule.  The scheduled maturity date is the due date in August 2018.  Voluntary prepayment of the Matrix MHC Portfolio Whole Loan is prohibited prior to June 6, 2018.  Defeasance of the entire Matrix MHC Portfolio Whole Loan with direct, non-callable obligations that are either the direct obligations of, or are fully guaranteed by the full faith and credit of, the United States of

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-191331) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., Jefferies LLC, Drexel Hamilton, LLC, RBS Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

MATRIX MHC PORTFOLIO

America is permitted at any time on or after the second anniversary of later of the GSMS 2013-GCJ16 securitization Closing Date or the WFRBS 2013-C17 securitization Closing Date (the “Matrix MHC Portfolio Whole Loan Defeasance Date”).  All collections of interest on and principal of the Matrix MHC Portfolio Whole Loan, including after any defeasance thereof, are to be allocated between the Matrix MHC Portfolio Loan and the Matrix MHC Portfolio Companion Loan on a pro rata basis.

■
The Mortgaged Properties.  The Matrix MHC Portfolio Properties consist of 11 manufactured housing communities totaling 5,347 pads, of which 10 manufactured housing communities are located in Michigan (4,932 pads) and one manufactured housing community is located in Alabama (415 pads).  The Matrix MHC Portfolio Properties are comprised of seven all-age and four age-restricted manufactured housing communities and features approximately 60% double-wide and 40% single-wide sites.  In addition, there are 840 park-owned homes (15.7% of total pad count) for which tenants pay a combined monthly rent for use of the pad and the home.  The weighted average occupancy of the park-owned homes is approximately 96.4%.

The following table presents certain information relating to Matrix MHC Portfolio Properties:

Property Name(1)	City	State	Year Built(2)	Acquisition / Refinance(3)	# of Pads	Occupancy(4)	Allocated Cut- off Date Whole Loan Amount(5)	% Allocated Cut-off Date Whole Loan Amount	Underwritten NCF(6)	Underwritten NCF $ per Pad	Appraised Value
Westbridge Manor	Macomb	MI	1973	Acquisition	1,426	58.7%	$25,110,000	18.6%	$3,187,237	$2,235	$39,860,000
Westbrook	Macomb	MI	1996	Acquisition	388	94.3%	21,375,000	15.8	2,339,446	$6,030	28,040,000
Avon on the Lake	Rochester Hills	MI	1969	Acquisition	617	74.2%	16,920,000	12.5	1,778,126	$2,882	24,000,000
Oakland Glens	Novi	MI	1971	Acquisition	725	58.2%	14,850,000	11.0	1,749,828	$2,414	21,780,000
Green Park South	Pelham	AL	1965	Refinance	415	99.0%	13,950,000	10.3	1,325,820	$3,195	18,200,000
Fairchild Lake	Chesterfield	MI	1969	Acquisition	345	75.1%	10,980,000	8.1	1,127,816	$3,269	15,230,000
Cranberry Lake	White Lake	MI	1966	Acquisition	328	82.9%	10,890,000	8.1	1,029,428	$3,139	15,530,000
Grand Blanc Crossing	Grand Blanc	MI	1989	Acquisition	478	53.6%	7,560,000	5.6	851,196	$1,781	11,070,000
Holly Hills	Holly	MI	1998	Acquisition	242	63.6%	4,635,000	3.4	441,932	$1,826	7,700,000
Royal Estates	Kalamazoo	MI	1969	Acquisition	183	81.4%	4,410,000	3.3	388,605	$2,124	7,150,000
Old Orchard	Davison	MI	1974	Acquisition	200	70.0%	4,320,000	3.2	434,582	$2,173	6,000,000
Total Portfolio					5,347	69.6%	$135,000,000	100.0%	$14,654,017	$2,741	$194,560,000

(1)	Avon on the Lake, Cranberry Lake, Royal Estates and Old Orchard are age-restricted manufactured housing communities. All other properties are all-age manufactured housing communities.
(2)
The Westbridge Manor property was built in 1973, 1978, 1987 and 1991.  The Fairchild Lake property was built in 1969 and 1984.  The Oakland Glens property was renovated in 2012.  The Green Park South property was renovated in 1999 and 2012.

(3)
At origination, the borrower pledged the Green Park South Property as additional collateral for the Matrix MHC Portfolio Loan.  The Green Park South Property had a total of $8,488,742 of outstanding debt.

(4)	Occupancy as of 6/30/2013.
(5)	The Allocated Cut-off Date Whole Loan Amounts are based on the Matrix MHC Portfolio Whole Loan (evidenced by two pari passu notes) principal balance of $135,000,000.
(6)	Underwritten NCF includes rents from park-owned homes for all properties except the Green Park South Property.

The following table presents certain information relating to historical leasing at the Matrix MHC Portfolio Properties:

Historical Leased %
	2011(1)	2012(2)	As of 6/30/2013
Occupancy	67.8%	68.4%	69.6%

(1)	As provided by borrower and reflects average occupancy from July through December except for the Green Park South Property which reflects occupancy as of December for the specified year.
(2)	As provided by borrower and reflects average occupancy for the specified year.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-191331) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., Jefferies LLC, Drexel Hamilton, LLC, RBS Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

MATRIX MHC PORTFOLIO

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Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Matrix MHC Portfolio Properties:

Cash Flow Analysis(1)

	2011	2012	YTD 6/30/2013 Annualized	TTM 6/30/2013	Underwritten	Underwritten $ per Pad
Gross Potential Rent(2)	$31,958,600	$32,719,115	$33,809,173	$33,443,872	$33,600,539	$6,284
Vacancy Loss	(10,028,951)	(9,859,328)	(9,590,254)	(9,637,243)	(9,361,464)	(1,751)
Concessions	(528,345)	(801,457)	(837,428)	(851,808)	(853,436)	(160)
Collection Loss	(165,132)	(409,333)	(321,542)	(455,726)	(455,985)	(85)
Total Rent Revenue	$21,236,172	$21,648,997	$23,059,949	$22,499,095	$22,929,654	$4,288
Other Income(3)	1,481,352	1,861,986	1,930,808	1,937,622	1,937,622	362
Effective Gross Income	$22,717,524	$23,510,983	$24,990,758	$24,436,717	$24,867,276	$4,651

Total Operating Expenses	$8,628,149	$8,784,967	$8,535,734	$8,930,961	$9,840,909	$1,840

Net Operating Income	$14,089,375	$14,726,016	$16,455,024	$15,505,756	$15,026,367	$2,810
Replacement Reserves	0	0	0	0	372,350	70
Net Cash Flow	$14,089,375	$14,726,016	$16,455,024	$15,505,756	$14,654,017	$2,741

(1)
Certain items such as straight line rent, interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.

(2)
Underwritten gross potential rent is based on annualized in-place pad rents as of the 6/30/2013 rent rolls with vacant units grossed up at market rents and trailing twelve month park-owned home rental income.

(3)	Other income includes employee lodging income, laundry income, application fee income, pet fee income, television income, utility reimbursement income, and other miscellaneous income.

■	Appraisal. According to the appraisals, the Matrix MHC Portfolio Properties had an aggregate “as-is” appraised value of $194,560,000 as of effective dates ranging from June 27, 2013 to July 5, 2013.

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Environmental Matters.  According to environmental reports dated from July 2, 2013 to July 8, 2013, there were no recommendations for further action other than, with respect to certain of the Matrix MHC Portfolio Properties, a recommendation for an asbestos operations and maintenance (O&M) plan.

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The Borrowers.  The borrowers are 22, single-purpose, single-asset entities comprised of the following: (i) 20 of the borrowers are parties to ten-entity tenant-in-common structures each comprised of two borrower tenants-in-common which own each of the 10 Michigan properties, (ii) one borrower owns the Alabama property and (iii) one borrower owns certain of the manufactured homes located at the Michigan properties.  Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the Matrix MHC Portfolio Loan.  Glen Nelson is the guarantor of the non-recourse carve outs under the Matrix MHC Portfolio Loan.

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Escrows.  At origination, the borrowers funded an escrow reserve in the amount of $100,000 in respect of taxes and (ii) an escrow reserve in the amount of $1,794,188 in respect of replacement reserves and (ii) an escrow reserve in the amount of $455,812 in respect of deferred maintenance.  On each due date, the borrowers are required to fund (i) a taxes and insurance reserve in an amount equal to one-twelfth of the amount that the lender estimates will be necessary to pay tax and insurance premiums over the then succeeding twelve month period, (ii) a replacement/capital expense reserve in the monthly amount of $31,029 and (iii) an escrow reserve in the initial amount of $3,000,000 in respect of home purchases (the “Home Purchase Reserve”).  Additionally, borrowers are required to fund $125,000 on each due date during the initial 12 months of the Matrix MHC Portfolio Loan term into the Home Purchase Reserve (equaling a total amount of monthly deposits of $1,500,000).  Further and in addition to any deposits noted above, 100% of any net sales proceeds from the sale and release of Manufactured Home Collateral (described below) is required to be deposited into the Home Purchase Reserve.  The Home Purchase Reserve will be used for the purchase of new or used homes to be made available for sale or rent with the pads within the Matrix MHC Portfolio Properties.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-191331) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., Jefferies LLC, Drexel Hamilton, LLC, RBS Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

MATRIX MHC PORTFOLIO

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Lockbox and Cash Management.  The Matrix MHC Portfolio Loan requires a soft lockbox, which is already in place, and springing cash management. All rents and other revenue collected by the borrowers or property manager are required to be deposited into the lockbox account within one business day of receipt.  Unless a cash management period is continuing, all amounts in the lockbox account are swept on a daily basis to a borrower-controlled operating account.  The Matrix MHC Portfolio Loan provides for a cash management period in the event that either (i) the debt yield, as calculated in accordance with the loan documents, is less than 8.9% or (ii) there is an event of default. During a cash management period, all funds in the lockbox are swept on a daily basis into the lender-controlled cash management account and any excess funds in the cash management account, after the payment of debt service, the funding of required reserves and lender-approved operating expenses, are required to be retained by lender and held as additional collateral for the Matrix MHC Portfolio Loan. A cash management period terminates once (i) the debt yield is at least 8.9% for two consecutive calendar quarters or (ii) the event of default has been cured.

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Property Management.  The Matrix MHC Portfolio Properties are currently managed by Cobblestone Property Management LLC, a third-party manager, pursuant to a management agreement.  Under the loan documents, the Matrix MHC Portfolio Properties must remain (i) managed by Cobblestone Property Management LLC or (ii) managed by a management company approved by the lender and with respect to which a Rating Agency Confirmation has been received.  The lender may require the borrowers to replace the property manager if (i) there is a material default by the property manager under the management agreement after the expiration of any applicable cure period, (ii) the filing of a bankruptcy petition or a similar event with respect to the property manager, (iii) if an event of default under the Matrix MHC Portfolio Loan has occurred and is continuing or (iv) upon gross negligence, malfeasance or willful misconduct of the property manager.

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Mezzanine or Secured Subordinate Indebtedness.  Concurrently with the funding of the Matrix MHC Portfolio Loan, Jefferies LoanCore LLC funded a mezzanine loan in the amount of $15,000,000 to 22 mezzanine borrowers, each of which is the sole member and owner of 100% of the equity interests in the corresponding borrower (As noted above, each of the Michigan properties is owned through a two-entity tenant-in-common structure; accordingly, this accounts for 20 of the mezzanine borrowers, who are the sole members of such tenants-in-common.  The two remaining mezzanine borrowers are the sole members of the entities that own the Alabama property and certain of the homes located at the Michigan properties, respectively).  The mezzanine loan is secured by a pledge of each mezzanine borrower’s 100% equity interest in the corresponding borrower.  As of the Cut-off Date, the mezzanine loan had an interest rate of 12.59950% per annum. The mezzanine loan is coterminus with the Matrix MHC Portfolio Loan.  The current holder of the mezzanine loan is Terra Secured Income Fund 4, LLC.

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Release of Collateral.  Provided no event of default is then continuing under the Matrix MHC Portfolio Whole Loan, at any time after the Matrix MHC Portfolio Whole Loan Defeasance Date, the borrowers may obtain the release of one or more of the Matrix MHC Portfolio Properties from the liens of the loan documents, subject to the satisfaction of certain conditions set forth in the loan documents, including among others: (i) delivery of defeasance collateral sufficient to defease an amount equal to (a) 115% of the allocated loan amount for the Matrix MHC Portfolio Property in question plus (b) 90% of the amount, if any, by which the net sales proceeds with respect to such Matrix MHC Portfolio Property exceed the sum of (x) 115% of the allocated loan amount for such Matrix MHC Portfolio Property plus (y) 115% of the allocated loan amount for the pledged collateral relating to such Property under the mezzanine loan agreement and (ii) after giving effect to the release, the debt yield (as calculated under the loan documents) for the remaining Matrix MHC Portfolio Properties is no less than the greater of (a) 9.5% and (b) the debt yield immediately prior to the release. In addition, subject to satisfaction of certain conditions set forth in the loan documents, borrowers have the right to obtain the release of the individual homes that make up the Manufactured Home Collateral (described below), provided: (i) such sale is to a third party not affiliated with any borrower or guarantor, (ii) borrowers pay to the lender 100% of the net sales proceeds of such sale for deposit into the Home Purchase Reserve described above.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-191331) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., Jefferies LLC, Drexel Hamilton, LLC, RBS Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

MATRIX MHC PORTFOLIO

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Manufactured Home Collateral.  Certain of the individual manufactured homes of the Matrix MHC Portfolio Properties located in Michigan are owned by a borrower (rather than a third party individual homeowner). Accordingly, borrowers have pledged its interest in such homes as collateral for the Matrix MHC Portfolio Loan (including any homes subsequently acquired by borrowers after the origination date).  At origination, there were approximately 840 Manufactured Home Collateral units.

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Terrorism Insurance.  The borrowers are required to obtain and maintain coverage in its property insurance policy (or by a separate policy) against loss or damage by terrorist acts, both foreign and domestic, in an amount equal to 100% of the full replacement cost of the properties comprising the Matrix MHC Portfolio Properties, plus eighteen (18) months of rental loss and/or business interruption coverage; provided that such coverage is available.  In the event that such coverage with respect to terrorist acts is not included as part of the “all risk” property policy, the borrower shall nevertheless be required to obtain coverage for terrorism (as standalone coverage) in an amount equal to 100% of the full replacement cost of the properties comprising the Matrix MHC Portfolio Properties, plus 18 months of business interruption coverage; provided that such coverage is available.  See “Risk Factors—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Free Writing Prospectus.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-191331) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., Jefferies LLC, Drexel Hamilton, LLC, RBS Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

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THE GATES AT MANHASSET

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-191331) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., Jefferies LLC, Drexel Hamilton, LLC, RBS Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

THE GATES AT MANHASSET

CARTIFACT
Long Island Sound
The Gates at Manhasset
1950 Northern Boulevard
Manhasset, New York 11030
Manhasset
Sands Point
Port Washington North
Manorhaven
Soundview Marketplace
Baxter Estates
Main St
Port Washington Blvd
Nassau Knolls Cem
Manhasset Bay
Kings Point
Plandome Manor
Plandome
Plandome Heights
Flower Hill
Munsey Park
Great Neck
Saddle Rock
Kensington
Thomaston
Great Neck Estates
Great Neck Plaza
Russell Gardens
Little Neck
Port Washington Line
Northern Blvd
Shelter Rock Rd
North Hills
North Shore University Hospital
Lake Success
Northern Pky
Marcus Ave
Long Island Jewish Med Ctr
New Hyde Park
Douglastown-Little Neck
Cross Island Pky
Sea Cliff
Glenwood Landing
Roslyn Harbor
Greenvale
Old Brookville
Roslyn
Roslyn Estates
East Hills
Roslyn Heights
Old Westbury
Long Island
Albertson
Williston Park
East Williston
Oyster Bay Line
Westbury
Carle Place
Mineola
Meadowbrook Pky
Roosevelt Field
Mall at the Source
Port Jefferson Line
Jericho Tpke
Hillside Ave
New Hyde Park
Floral Park
Bellerose
Garden City
Hempstead Line
Stewart Ave
Stewart Manor
Adelphi University
Nassau Community College
Hofstra University
Hempstead
South Floral Park
Belmont Park Race Track
Queens Village
Jamaica Ave
New York
Manhattan
Bronx
Queens
Brooklyn
Manhasset
Hempstead

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-191331) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., Jefferies LLC, Drexel Hamilton, LLC, RBS Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

THE GATES AT MANHASSET

Mortgaged Property Information		Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller		RMF
Location (City/State)	Manhasset, New York	Cut-off Date Principal Balance		$60,000,000
Property Type	Retail	Cut-off Date Principal Balance per SF		$563.69
Size (SF)	106,442	Percentage of Initial Pool Balance		5.3%
Total Occupancy as of 8/31/2013(1)	100.0%	Number of Related Mortgage Loans		None
Owned Occupancy as of 8/31/2013(1)	100.0%	Type of Security		Fee Simple
Year Built / Latest Renovation	1955 / 2013	Mortgage Rate		4.40500%
Appraised Value	$138,000,000	Original Term to Maturity (Months)		120
		Original Amortization Term (Months)		360
		Original Interest Only Period (Months)		NAP
Underwritten Revenues	$9,795,902
Underwritten Expenses	$2,206,596	Escrows(4)
Underwritten Net Operating Income (NOI)(2)	$7,589,305		Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$7,408,354	Taxes	$266,050	$126,691
Cut-off Date LTV Ratio	43.5%	Insurance	$0	$0
Maturity Date LTV Ratio(3)	34.0%	Replacement Reserves	$0	$1,774
DSCR Based on Underwritten NOI / NCF(2)	2.10x / 2.05x	TI/LC	$0	$0
Debt Yield Based on Underwritten NOI / NCF(2)	12.6% / 12.3%	Other(5)	$6,000,000	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Amount	$60,000,000	100.0%	Principal Equity Distribution	$31,183,736	52.0%
			Loan Payoff	21,732,655	36.2
			Reserves	6,266,050	10.4
			Closing Costs	817,559	1.4
Total Sources	$60,000,000	100.0%	Total Uses	$60,000,000	100.0%

(1)
Total Occupancy and Owned Occupancy include 8,044 SF expected to be leased by Banana Republic and two tenants totaling 6.1% of the NRA who recently executed leases and are expected to commence rent payments in December 2013. Excluding the expected Banana Republic leased premises, Total Occupancy and Owned Occupancy is 92.4%.

(2)
Excluding income from the expected Banana Republic lease, the Underwritten NOI is estimated to be $6,526,232, resulting in a NOI DSCR of 2.01x and NOI debt yield of 12.1% based on the net loan amount of $54,000,000.

(3)	The Maturity Date LTV Ratio is calculated utilizing the “as-stabilized” appraised value of $142,000,000. The Maturity Date LTV Ratio, calculated on the basis of the “as-is” appraised value, is 35.0%.
(4)	See “—Escrows” below.
(5)	Other reserve represents a Banana Republic lease holdback fund of $6,000,000.

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The Mortgage Loan. The mortgage loan (the “Gates at Manhasset Loan”) is evidenced by a note in the original principal amount of $60,000,000 and is secured by a first mortgage encumbering the borrower’s fee interest in a 106,442 SF retail shopping center located in Manhasset, New York (the “Gates at Manhasset Property”). The Gates at Manhasset Loan was originated by Rialto Mortgage Finance, LLC on October, 11, 2013. The Gates at Manhasset Loan has an outstanding principal balance as of the Cut-off Date of $60,000,000 which represents approximately 5.3% of the Initial Pool Balance, and accrues interest at an interest rate of 4.40500% per annum. The proceeds of the Gates at Manhasset Loan were primarily used to distribute equity to the principal and refinance the Gates at Manhasset Property.

The Gates at Manhasset Loan had an initial term of 120 months and has a remaining term of 120 months as of the Cut-off Date and requires 120 payments of principal and interest based on a 30-year amortization schedule. The scheduled maturity date of the Gates at Manhasset Loan is the due date in November 2023. Voluntary prepayment of the Gates at Manhasset Loan is permitted on or after the due date in August 2023. Defeasance of the Gates at Manhasset Loan with direct, non-callable obligations of the United States of America or other obligations which are “government securities” permitted under the loan documents is permitted at any time on or after the first due date following the second anniversary of the securitization Closing Date.

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The Mortgaged Property. The Gates at Manhasset Property is comprised of a 106,442 SF Class A, open air pedestrian retail property located in Manhasset, New York, approximately 20 miles east of the Manhattan Central Business District. The Gates at Manhasset Property is located in an area with an average household income within a three-mile radius of $188,466, which is 99.8% higher than the New York Metropolitan Statistical Area average household income of $94,345. The Gates at Manhasset Property was originally built in 1955, renovated and rebuilt in 1992, and remerchandised and redeveloped in 2013. Tenants at the Gates at Manhasset Property include anchor Crate & Barrel, and inline tenants Gap, Urban Outfitters, Abercrombie & Fitch, Sephora, Athleta,

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-191331) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., Jefferies LLC, Drexel Hamilton, LLC, RBS Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

THE GATES AT MANHASSET

White House / Black Market, Lululemon Athletica, and Vineyard Vines. As of August 31, 2013, Total Occupancy and Owned Occupancy were both 100.0% at the Gates at Manhasset Property, including two tenants totaling 6.1% of the NRA who recently executed leases and are expected to commence rent payments in December 2013. Bebe, formerly occupying 8,044 SF, has vacated its premises in October 2013 after the borrower terminated its lease. The borrower is negotiating a new lease for Banana Republic to occupy this space for a term of approximately ten years, which lease has been taken into account in calculating the underwritten base rent and in the presentation of information in the tables set forth below.  We cannot assure you that Banana Republic will execute a lease and occupy the space on those terms or at all.

The following table presents certain information relating to the major tenants (of which, certain tenants may have co-tenancy provisions or other lease termination rights) at the Gates at Manhasset Property:

Ten Largest Owned Tenants Based On Underwritten Base Rent

Tenant Name	Credit Rating (Fitch/MIS/S&P)(1)	Tenant GLA(2)	% of GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	Lease Expiration	Tenant Sales $ per SF(3)	Occupancy Cost	Renewal / Extension Options
Crate & Barrel	NR/NR/NR	39,564	37.2%	$1,339,000	17.0%	$33.84	1/31/2017	$356	13.7%	2, 5 year options
Gap	BBB-/Baa3/BBB-	15,936	15.0	922,057	11.7	57.86	1/31/2022	$356	21.7%	1, 5 year option
Banana Republic(4)	BBB-/Baa3/BBB-	8,044	7.6	880,335	11.1	109.44	1/31/2024	NA	NA	1, 5 year option
Abercrombie & Fitch	NR/NR/NR	6,313	5.9	781,613	9.9	123.81	12/31/2019	$488	28.7%	NA
Sephora	NR/NR/NR	5,130	4.8	656,640	8.3	128.00	1/31/2021	$1,489	9.6%	NA
Urban Outfitters	NR/NR/NR	10,859	10.2	645,350	8.2	59.43	1/31/2022	$306	24.5%	1, 5 year option
Lululemon Athletica	NR/NR/NR	3,652	3.4	542,432	6.9	148.53	1/31/2018	$1,614	10.1%	NA
Athleta	BBB-/Baa3/BBB-	4,042	3.8	505,250	6.4	125.00	1/31/2023	$551	26.0%	1, 5 year option
White House / Black Market	NR/NR/NR	3,914	3.7	493,477	6.2	126.08	1/31/2022	$346	41.4%	1, 5 year option
C Wonder(5)	NR/NR/NR	3,299	3.1	428,870	5.4	130.00	1/31/2024	NA	NA	NA
Ten Largest Owned Tenants		100,753	94.7%	$7,195,024	91.1%	$71.41
Remaining Owned Tenants		5,689	5.3	704,602	8.9	123.85
Vacant Spaces (Owned Space)		0	0.0	0	0.0	0.00
Total / Wtd. Avg. All Owned Tenants		106,442	100.0%	$7,899,626	100.0%	$74.22

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(2)	Borrower owned space. Does not include non-owned tenants.
(3)	Tenant Sales are based on TTM 1/31/2013 or later.
(4)
Banana Republic is not currently in occupancy. The borrower is negotiating a new lease with Banana Republic and, assuming a lease is agreed to and executed, Banana Republic is expected to take occupancy in March 2014. All disclosed lease terms are based on the lease terms in negotiation. At origination $6,000,000 was deposited into a Banana Republic lease holdback reserve account.

(5)	Tenant is not yet in occupancy but has executed a lease.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-191331) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., Jefferies LLC, Drexel Hamilton, LLC, RBS Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

THE GATES AT MANHASSET

The following table presents certain information relating to the lease rollover schedule at the Gates at Manhasset Property based on initial lease expiration dates:

Lease Expiration Schedule(1)
Year Ending December 31,	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	# of Expiring Tenants
MTM	0	0.0%	0.0%	$0	0.0%	$0.00	0
2013	0	0.0	0.0%	0	0.0	0.00	0
2014	0	0.0	0.0%	0	0.0	0.00	0
2015	0	0.0	0.0%	0	0.0	0.00	0
2016	0	0.0	0.0%	0	0.0	0.00	0
2017	39,564	37.2	37.2%	1,339,000	17.0	33.84	1
2018	3,652	3.4	40.6%	542,432	6.9	148.53	1
2019	6,313	5.9	46.5%	781,613	9.9	123.81	1
2020	0	0.0	46.5%	0	0.0	0.00	0
2021	5,130	4.8	51.4%	656,640	8.3	128.00	1
2022	30,709	28.9	80.2%	2,060,884	26.1	67.11	3
2023	4,042	3.8	84.0%	505,250	6.4	125.00	1
2024 & Thereafter	17,032	16.0	100.0%	2,013,807	25.5	118.24	4
Vacant	0	0.0	100.0%	0	0.0	0.00	0
Total / Wtd. Avg.	106,442	100.0%		$7,899,626	100.0%	$74.22	12

(1)
Calculated based on approximate square footage occupied by each Owned Tenant. Table includes C Wonder and Madewell, who are not currently in occupancy but have executed leases. The borrower is negotiating a new lease with Banana Republic, which is also included in the Lease Expiration Schedule, to occupy 8,044 SF for a term of approximately ten years.

The following table presents certain information relating to historical leasing at the Gates at Manhasset Property:

Historical Leased %(1)

	2010	2011	2012	As of 8/31/2013
Owned Space	92.6%	70.8%	92.6%	100.0%

(1)	As provided by the borrower; includes space that may be occupied by Banana Republic pursuant to lease that is under negotiation.

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Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Gates at Manhasset Property:

Cash Flow Analysis(1)
	2010	2011	2012	TTM 6/30/2013	Underwritten(2)	Underwritten $ per SF
Base Rent	$5,254,277	$4,532,193	$6,024,464	$6,074,216	$7,899,626	$74.22
Straight Line Rent(3)	0	0	0	0	276,032	2.59
Gross Up Vacancy	0	0	0	0	0	0.00
Total Rent	$5,254,277	$4,532,193	$6,024,464	$6,074,216	$8,175,658	$76.81
Total Reimbursables	1,700,406	1,095,873	1,687,062	1,658,149	1,865,041	17.52
Other Income	292	1,372	14,088	15,790	56,424	0.53
Less Vacancy & Credit Loss	0	0	0	0	(301,221)	(2.83)
Effective Gross Income	$6,954,975	$5,629,438	$7,725,614	$7,748,155	$9,795,902	$92.03

Total Operating Expenses	$2,108,682	$2,269,548	$2,383,745	$2,467,813	$2,206,596	$20.73

Net Operating Income	$4,846,293	$3,359,890	$5,341,869	$5,280,342	$7,589,305	$71.30
TI/LC	0	0	0	0	159,663	1.50
Capital Expenditures	0	0	0	0	21,288	0.20
Net Cash Flow	$4,846,293	$3,359,890	$5,341,869	$5,280,342	$7,408,354	$69.60

(1)
Certain items such as straight line rent, interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.

(2)	Underwritten cash flow is based on contractual rents as of 8/31/2013 and rent steps through 12/31/2014, and includes anticipated cash flow from prospective lease being negotiated with Banana Republic.
(3)	Straight Line Rent underwritten is based on rents taken for tenants with investment grade credit ratings from S&P or Moody’s.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-191331) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., Jefferies LLC, Drexel Hamilton, LLC, RBS Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

THE GATES AT MANHASSET

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Appraisal. According to the appraisal, the Gates at Manhasset Property had an “as-is” appraised value of $138,000,000 as of an effective date of September 13, 2013 and is expected to have an “as stabilized” appraised value of $142,000,000 as of an effective date of July 13, 2014.

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Environmental Matters. According to a Phase I environmental report dated September 25, 2013, there are no recommendations for further action at the Gates at Manhasset Property other than a recommendation for an asbestos operations and maintenance (O&M) plan, which is already in place.

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Market Overview and Competition. The Gates at Manhasset Property is a Class A, open air pedestrian retail property located in Manhasset, New York, approximately 20 miles east of the Manhattan CBD. The Gates at Manhasset Property is located on Northern Boulevard between Searingtown Road and Community Drive, a shopping district made up of a two-mile open-air retail strip known as the Miracle Mile (“Miracle Mile”), which features daily traffic counts of 28,754 and is within 1.5 miles of an interchange with the Long Island Expressway, a major east/west highway on Long Island that provides access to New York City and points further east. Department stores along the Miracle Mile include Lord and Taylor and Macy’s.

The Gates at Manhasset Property shares a parking lot and ingress/egress with the Americana Manhasset, a luxury retail center featuring Burberry, Brooks Brothers, Cartier, Chanel, David Yurman, Dior, Gucci, Louis Vuitton, Oscar De La Renta, Tiffany & Co and Tory Burch. The estimated 2013 population within a 1-, 3- and 5-mile radius is 12,071, 102,597, and 306,784, respectively. The estimated 2013 average household income within a 1-, 3- and 5-mile radius is $258,810, $188,038, and $145,964, respectively.

The following table presents certain information relating to the primary competition for the Gates at Manhasset Property:

Competitive Set(1)
	The Gates at Manhasset	1900 Northern Boulevard	The Gallery at Westbury- Inline	Americana at Manhasset
Distance from Subject	NAP	0.1 mile	7.2 miles	0.1 mile
Property Type	Retail	Retail	Retail	Retail
Year Built	1955	1947	2012	1957
Total GLA	106,442	45,372	312,798	248,000
Total Occupancy	100%(2)	52%(3)	79%	98%
Tenants	C Wonder, Madewell	Charles Schwab	Red Mango, Verizon Wireless-Pad Site	Beauty Bar, Alice & Olivia, J Crew (54% Below Grade)

(1)	Source: Appraisal.
(2)
Source: Rent Roll dated August 31, 2013, includes two tenants with signed leases expected to take occupancy in December 2013 and assumed occupancy by Banana Republic of the space for which a lease is being negotiated.

(3)
1900 Northern Boulevard was recently repositioned to attract higher end tenants. Per the appraisal, Apple Store is in occupancy, two tenants are currently building out their space and two additional leases are out for signature, which would bring occupancy to 100%.

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The Borrower. The borrower is KMO-361 (Manhasset) LLC, a single-purpose, single-asset entity. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Gates at Manhasset Loan. The non-recourse carve-out guarantor is Morton L. Olshan.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-191331) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., Jefferies LLC, Drexel Hamilton, LLC, RBS Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

THE GATES AT MANHASSET

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Escrows. On the origination date, the borrower funded aggregate reserves of $6,266,050 with respect to the Gates at Manhasset Loan, comprised of (i) $266,050 for real estate taxes, and (ii) $6,000,000 for a holdback reserve related to Banana Republic, (the “Banana Republic Lease Holdback”).

Funds in the Banana Republic Lease Holdback account will be disbursed to the borrower prior to January 10, 2014 provided the borrower has entered into a lease agreement with Banana Republic for a term of ten years, an annual base rent of $880,335, and the borrower is otherwise in compliance with its agreements and covenants contained with the Gates at Manhasset loan documents. From and after January 10, 2014, funds in the Banana Republic Lease Holdback account will be released to the borrower in an amount equal to the quotient of the increased base rent above $7,019,290.14 that is then being paid by tenants in occupancy having unexpired lease terms of at least one year divided by $880,335, provided (i) no event of default has occurred and is continuing, (ii) the borrower has entered into one or more replacement lease(s) with replacement tenant(s) for all or a portion of the Bebe store space, and (iii) such replacement tenant(s) are in occupancy of, and are conducting normal business operations at, the premises demised under such replacement lease(s) and are paying full, unabated rent.

On each due date, the borrower is required to fund the following reserves with respect to the Gates at Manhasset Loan: (i) a tax reserve in an amount equal to one-twelfth of the amount that the lender estimates will be necessary to pay taxes over the then succeeding twelve month period; (ii) an insurance reserve in an amount equal to one-twelfth of the amount that the lender estimates will be necessary to pay insurance premiums over the then succeeding twelve month period in the absence of an acceptable blanket policy; (iii) a replacement reserve in an amount equal to $1,774; and (iv) during a Gates at Manhasset Cash Management Event, or a Gates at Manhasset Cash Sweep Event, a TI/LC reserve in the amount up to $17,740, subject to a cap of $600,000.

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Lockbox and Cash Management. The loan documents require all revenue from the Gates at Manhasset Property to be collected by the borrower or manager and deposited into a clearing account. The Gates at Manhasset Loan requires an in-place cash management, which will be established upon written notification from the lender to the borrower that a Gates at Manhasset Cash Management Event has occurred. During a Gates at Manhasset Cash Management Event, funds in the clearing account will be transferred to a cash management account and applied by the lender to payments of debt service, required reserves, and any other amounts then due under the loan documents with the remaining cash flow, in the absence of a Gates at Manhasset Cash Sweep Event, to be disbursed to the borrower. During the continuance of a Gates at Manhasset Cash Sweep Event, all excess cash after payment of debt service, required reserves, and any other amounts then due under the loan documents will be reserved as additional collateral for the loan.

A “Gates at Manhasset Cash Sweep Event” means the (i) occurrence of an event of default or any bankruptcy action of borrower, guarantor, or manager, or (ii) the debt service coverage ratio becoming less than 1.10x based on the trailing 12-month period. “Gates at Manhasset Cash Management Event” means (i) the occurrence of an event of default or any bankruptcy action of borrower, guarantor, or manager, or (ii) the debt service coverage ratio is less than 1.20x based on the trailing 12-month period.

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Property Management. The Gates at Manhasset Property is currently managed by Mall Properties, Inc. pursuant to a management agreement.  Under the loan documents, the Gates at Manhasset Property may not be managed by any other party, other (i) a management company affiliated with Morton L. Olshan or his spouse, children and grandchildren or trusts for any of their benefit, either individually or collectively) or (ii) a management company reasonably approved by the lender and with respect to which a Rating Agency Confirmation has been received.  The lender has the right to require the borrower to replace the property manager with a reputable and experienced manager which is not an affiliate of, but is chosen by, the borrower upon the occurrence of any one or more of the following events:  (a) at any time following the occurrence and during the continuation of a default beyond applicable notice and cure periods with respect to the loan, (b) if the manager is in default under its management agreement beyond any applicable notice and cure period, (c) if manager becomes a debtor in a bankruptcy or similar insolvency action, and/or (d) if at any time the manager has engaged in gross negligence, fraud, willful misconduct or misappropriation of funds.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-191331) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., Jefferies LLC, Drexel Hamilton, LLC, RBS Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

THE GATES AT MANHASSET

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Mezzanine or Subordinate Indebtedness. The borrower is permitted to incur future affiliate subordinate debt consisting of one or more loans made by direct or indirect members of the borrower that have an aggregate principal amount of no more than $1.5 million and subject to a valid and binding standstill and subordination agreement executed by the borrower and each such holder of such loan(s).

■
Terrorism Insurance. Generally speaking, the borrower is required to obtain insurance against perils and acts of terrorism, except that if the TRIPRA, is no longer in effect, the borrower will only be required to obtain such insurance against acts of terrorism to the extent obtainable for an annual premium not to exceed an amount equal to 200% of the annual insurance premiums payable by the borrower as of the date of the origination of the Gates at Manhasset Mortgage Loan, as reasonably determined by the lender and as adjusted on each anniversary of origination of the loan to equal the product of (i) the premium cap for the prior 12 months and (ii) a ratio (of not less than zero), as reasonably determined by the lender, (y) the numerator of which is the then most recent Producer Price Index (published by the US Department of Labor)  and (z) the denominator of which is the Producer Price Index in effect one year prior to the most recent Producer Price Index. See “Risk Factors—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Free Writing Prospectus.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-191331) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., Jefferies LLC, Drexel Hamilton, LLC, RBS Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

PERKINS RETAIL PORTFOLIO

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-191331) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., Jefferies LLC, Drexel Hamilton, LLC, RBS Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

PERKINS RETAIL PORTFOLIO

NORTH DAKOTA
M.T.
SOUTH DAKOTA
MINNESOTA
Aberdeen
Watertown
Lead
Rapid City
Pierre
Huron
Brookings
Madison
Mitchell
Sioux Falls
W.Y.
Chadron
Sioux City
IOWA
Alliance
Norfolk
Scottsbluff
NEBRASKA
Fremont
Omaha
Sidney
North Platte
Columbus
York
Lincoln
Lexington
Kearney
COLORADO
KANSAS
CARTIFACT

PERKINS RETAIL PORTFOLIO

	Property Name	Address	City	State	Zip Code
1	Edgewood Shopping Center	5460 South 56th Street	Lincoln	Nebraska	68516
2	Baken Park Center	2001 West Main Street	Rapid City	South Dakota	57702
3	Stockyards Plaza	3405 L Street	Omaha	Nebraska	68107
4	Market Square Shopping Center	1900 Center Drive	Norfolk	Nebraska	68701
5	The Meadows Shopping Center	2840 South 70th Street	Lincoln	Nebraska	68506
6	Cornhusker Plaza	2601 Cornhusker Drive	South Sioux City	Nebraska	68776
7	Eastgate Plaza	2700 East 23rd Street	Fremont	Nebraska	68025
8	Miracle Hills Park	606 North 114th Street	Omaha	Nebraska	68154
9	Herberger's at Hilltop Mall	4915 2nd Avenue	Kearney	Nebraska	68847
10	Bishop Heights Shopping Center	4200 South 27th Street	Lincoln	Nebraska	68502

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-191331) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., Jefferies LLC, Drexel Hamilton, LLC, RBS Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

PERKINS RETAIL PORTFOLIO

Mortgaged Properties Information		Mortgage Loan Information
Number of Mortgaged Properties	10	Loan Seller	JLC
Location (City/State)	Various	Cut-off Date Principal Balance		$47,500,000
Properties Type	Retail	Cut-off Date Principal Balance per SF		$42.78
Size (SF)	1,110,263	Percentage of Initial Pool Balance		4.2%
Total Occupancy as of 10/15/2013	81.4%	Number of Related Mortgage Loans		None
Owned Occupancy as of 10/15/2013	81.4%	Type of Security		Fee Simple
Year Built / Latest Renovation	Various / Various	Mortgage Rate		5.64000%
Appraised Value	$69,650,000	Original Term to Maturity (Months)		120
		Original Amortization Term (Months)		360
		Original Interest Only Period (Months)		36
Underwritten Revenues	$8,514,523
Underwritten Expenses	$3,077,423	Escrows(1)
Underwritten Net Operating Income (NOI)	$5,437,100		Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$4,684,046	Taxes	$324,000	$96,800
Cut-off Date LTV Ratio	68.2%	Insurance	$88,000	$12,492
Maturity Date LTV Ratio	61.2%	Replacement Reserves(2)	$836,052	$26,266
DSCR Based on Underwritten NOI / NCF	1.65x / 1.43x	TI/LC	$2,500,000	$45,000
Debt Yield Based on Underwritten NOI / NCF	11.4% / 9.9%	Other(3)	$704,160	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Amount	$47,500,000	84.2%	Loan Payoff	$50,291,730	89.1%
Other Sources(4)(5)	5,721,688	10.1	Reserves	4,452,212	7.9
Principal’s New Cash Contribution	3,205,101	5.7	Closing Costs	1,682,848	3.0

Total Sources	$56,426,789	100.0%	Total Uses	$56,426,789	100.0%

(1)	See “—Escrows” below.
(2)	The ongoing replacement reserve of $26,266 is subject to a cap of $685,000; however, this cap does not apply to the initial replacement reserve deposit of $836,052.
(3)	Other reserve represents a deferred maintenance reserve of $704,160.
(4)	See “—Monument Mall Loan” below.
(5)	At origination, unused reserves equal to $2,721,688 were carried over which were associated with the existing loan that was refinanced by the Perkins Retail Portfolio Loan.

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The Mortgage Loan. The mortgage loan (the “Perkins Retail Portfolio Loan”) is evidenced by a note in the original principal amount of $47,500,000 and is secured by ten first mortgages encumbering nine retail properties in Nebraska and one retail property in South Dakota (collectively, the “Perkins Retail Portfolio Properties”).  The Perkins Retail Portfolio Loan was originated on October 22, 2013 and represents approximately 4.2% of the Initial Pool Balance.  The note evidencing the Perkins Retail Portfolio Loan has an outstanding principal balance as of the Cut-off Date of $47,500,000 and an interest rate of 5.64000% per annum. The proceeds of the Perkins Retail Portfolio Loan were used to pay off existing debt secured by the Perkins Retail Portfolio Properties.

The Perkins Retail Portfolio Loan has an initial term of 120 months and has a remaining term of 120 months.  The Perkins Retail Portfolio Loan requires payments of interest only for the initial 36 months and thereafter payments of principal and interest based on a 30-year amortization schedule.  The scheduled maturity date is the due date in November 2023.  Voluntary prepayment of the Perkins Retail Portfolio Loan is prohibited prior to August 6, 2023.  Defeasance with direct, non-callable obligations that are either the direct obligations of, or are fully guaranteed by the full faith and credit of, the United States of America is permitted at any time on or after the first due date following the second anniversary of the securitization Closing Date.

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The Mortgaged Properties.  The Perkins Retail Portfolio Properties are comprised of nine community retail centers, and one single tenant which is an anchor of a regional mall, collectively totaling 1,110,263 SF. The Perkins Retail Portfolio Properties were built between 1957 and 1999. The Perkins Retail Portfolio Properties are anchored by CVS, Herberger’s, Hobby Lobby, Hy-Vee, Nash Finch Family Thrift Center, Russ’s Market, and Super Saver Foods. Other large tenants at the Perkins Retail Portfolio Properties include Boyd’s Drug Mart, Hastings, Mid-City Stereo, Tractor Supply Company and True Value Hardware. As of October 15, 2013, the Total Owned Occupancy was 81.4%. The Perkins Retail Portfolio Properties generate anchor and junior anchor tenant sales of approximately $319 PSF and an occupancy cost of 2.2% as of July 31, 2013.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-191331) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., Jefferies LLC, Drexel Hamilton, LLC, RBS Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

PERKINS RETAIL PORTFOLIO

The following table presents certain information relating to the Perkins Retail Portfolio Properties:

Property Name	Property Type	Allocated Cut-off Date Loan Amount	City	State	Total GLA	Occupancy	Year Built / Renovated	UW NCF	UW NCF per SF
Edgewood Shopping Center	Retail	$12,150,000	Lincoln	NE	174,632	85.1%	1981-1993 / NAP	$1,007,370	$5.77
Baken Park Center	Retail	9,000,000	Rapid City	SD	195,526	68.6%	1957, 1999 / 2012	840,701	4.30
Stockyards Plaza	Retail	6,000,000	Omaha	NE	103,649	88.0%	1988 / NAP	479,612	4.63
Market Square Shopping Center	Retail	4,050,000	Norfolk	NE	159,515	100.0%	1984, 1987, 1989 / NAP	608,993	3.82
The Meadows Shopping Center	Retail	4,000,000	Lincoln	NE	67,840	98.0%	1987 / NAP	393,223	5.80
Cornhusker Plaza	Retail	3,000,000	South Sioux City	NE	84,083	95.0%	1991 / 2002, 2008	324,568	3.86
Eastgate Plaza	Retail	2,800,000	Fremont	NE	133,436	48.1%	1985 / NAP	254,575	1.91
Miracle Hills Park	Retail	2,500,000	Omaha	NE	69,810	53.5%	1986 / NAP	229,869	3.29
Herberger’s at Hilltop Mall	Retail	2,425,000	Kearney	NE	87,384	100.0%	1984-1990 / 1998	304,183	3.48
Bishop Heights Shopping Center	Retail	1,575,000	Lincoln	NE	34,388	100.0%	1970 / NAP	240,952	7.01
Total / Wtd Avg.		$47,500,000			1,110,263	81.4%		$4,684,046	$4.22

The following table presents certain information relating to the major tenants (of which, certain tenants may have co-tenancy provisions) at the Perkins Retail Portfolio Properties:

Ten Largest Tenants Based on Underwritten Base Rent
Tenant Name	Credit Rating (Fitch/MIS/S&P)(1)	Tenant GLA	% of GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	Lease Expiration	Tenant Sales $ per SF(2)	Occupancy Cost	Renewal / Extension Options
Hy-Vee	NR / NR / NR	126,797	11.4%	$644,224	10.2%	$5.08	(3)	$502	1.4%	(3)
Super Saver Foods	NR / NR / NR	73,696	6.6	462,811	7.3	6.28	6/25/2016	$500	1.7%	3, 5-year options
Herberger’s	NR / NR / NR	87,384	7.9	335,000	5.3	3.83	1/31/2016	$144	3.5%	4, 5-year options
Hobby Lobby	NR / NR / NR	53,501	4.8	294,255	4.7	5.50	11/30/2015	$89	7.9%	1, 5-year option
Russ’s Market	NR / NR / NR	50,000	4.5	275,000	4.4	5.50	3/31/2018	$280	2.9%	4, 5-year options
Mid-City Stereo	NR / NR / NR	71,764	6.5	210,000	3.3	2.93	6/30/2015	NA	NA	2, 5-year options
PetCo	NR / NR / NR	13,235	1.2	191,835	3.0	14.49	3/31/2019	NA	NA	2, 5-year options
Hastings	NR / NR / NR	34,250	3.1	188,375	3.0	5.50	12/31/2015	$71	38.4%	NA
Boyd’s Drug Mart	NR / NR / NR	19,200	1.7	181,440	2.9	9.45	9/30/2015	$514	2.1%	2, 5-year options
Nash Finch Family Thrift Center	NR / NR / NR	48,684	4.4	168,000	2.7	3.45	3/31/2017	$268	2.1%	3, 5-year options
Ten Largest Owned Tenants		578,511	52.1%	$2,950,941	46.7%	$5.10
Remaining Tenants		324,773	29.3	3,369,892	53.3	10.38
Vacant		206,979	18.6	0	0.0	0.00
Total / Wtd. Avg. All Tenants		1,110,263	100.0%	$6,320,833	100.0%	$7.00

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(2)	Tenant sales as of 7/31/2013.
(3)
Hy-Vee occupies 66,958 SF at the Cornhusker Plaza property expiring on 7/31/2017 and has six (6), 5-year renewal options remaining. Tenant also occupies 59,839 SF at the Stockyards Plaza property expiring on 8/22/2018 and has three (3), 5-year renewal options remaining.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-191331) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., Jefferies LLC, Drexel Hamilton, LLC, RBS Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

PERKINS RETAIL PORTFOLIO

The following table presents certain information relating to the lease rollover schedule at the Perkins Retail Portfolio Properties based on initial lease expiration dates:

Lease Expiration Schedule(1)

Year Ending December 31,	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	# of Expiring Tenants
MTM	0	0.0%	0.0%	$0	0.0%	$0.00	0
2013	38,249	3.4	3.4%	346,223	5.5	9.05	15
2014	50,577	4.6	8.0%	757,436	12.0	14.98	21
2015	202,272	18.2	26.2%	1,195,358	18.9	5.91	14
2016	250,328	22.5	48.8%	1,543,494	24.4	6.17	20
2017	157,973	14.2	63.0%	887,684	14.0	5.62	9
2018	140,060	12.6	75.6%	911,116	14.4	6.51	9
2019	26,104	2.4	78.0%	343,822	5.4	13.17	3
2020	14,621	1.3	79.3%	115,520	1.8	7.90	2
2021	0	0.0	79.3%	0	0.0	0.00	0
2022	0	0.0	79.3%	0	0.0	0.00	0
2023	8,000	0.7	80.0%	80,680	1.3	10.09	1
2024 & Thereafter	15,100	1.4	81.4%	139,500	2.2	9.24	1
Vacant	206,979	18.6	100.0%	0	0.0	0.00	0
Total / Wtd. Avg.	1,110,263	100.0%		$6,320,833	100.0%	$7.00	95

(1)	Calculated based on approximate square footage occupied by each Owned Tenant.

The following table presents certain information relating to historical leasing at the Perkins Retail Portfolio Properties:

Historical Leased %(1)
	2010	2011	2012	As of 10/15/2013
Owned Space	85.6%	79.9%	80.1%	81.4%

(1)	As provided by the previous owner and represents occupancy as of December 31, for the indicated year.

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Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Perkins Retail Portfolio Properties:

Cash Flow Analysis(1)

	2010	2011	2012	TTM 7/31/2013	Underwritten(2)	Underwritten $ per SF
Base Rent	$6,662,304	$6,451,951	$6,319,250	$6,394,349	$6,320,833	$5.69
Percentage Rent	0	0	121,075	0	121,075	0.11
Total Rent	$6,662,304	$6,451,951	$6,440,324	$6,394,349	$6,441,908	$5.80
Total Reimbursables	2,195,546	1,993,016	1,801,913	2,259,913	2,069,512	1.86
Other Income(3)	100,062	3,310	2,348	3,103	3,103	0.00
Less Vacancy & Credit Loss	0	0	0	0	0	0.00
Effective Gross Income	$8,957,912	$8,448,277	$8,244,585	$8,657,365	$8,514,523	$7.67

Total Operating Expenses	3,039,556	3,032,670	2,899,029	2,782,865	3,077,423	2.77

Net Operating Income	$5,918,356	$5,415,607	$5,345,556	$5,874,500	$5,437,100	$4.90
TI/LC	0	0	0	0	445,752	0.40
Capital Expenditures	0	0	0	0	307,302	0.28
Net Cash Flow	$5,918,356	$5,415,607	$5,345,556	$5,874,500	$4,684,046	$4.22

(1)
Certain items such as straight line rent, interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.

(2)	Underwritten cash flow based on the 10/15/2013 rent roll.
(3)	Other Income consists of miscellaneous other income.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-191331) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., Jefferies LLC, Drexel Hamilton, LLC, RBS Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

PERKINS RETAIL PORTFOLIO

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Appraisal.  According to the appraisals, the Perkins Retail Portfolio Properties had an aggregate “as-is” appraised value of $69,650,000 as of effective dates ranging from August 6, 2013 to August 13, 2013, and an aggregate “as stabilized” appraised value of $76,600,000 as of the effective dates ranging from August 6, 2014 to August 9, 2015.

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Environmental Matters.  According to the 10 Phase I environmental reports, dated August 6, 2013 to September 30, 2013, as well as two Phase II environmental reports, for the Stockyards Plaza property, dated October 10, 2013 and the Baken Park Center property, dated October 17, 2013, there are no recognized environmental conditions or recommendations for further action at the Perkins Retail Portfolio Properties.  The Phase I environmental reports for the Baken Park Center property and Bishop Heights Shopping Center property recommended an O&M Plan for asbestos, which reports have been prepared and implemented at the two relevant properties.

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Market Overview and Competition.  The Perkins Retail Portfolio Properties are located in Lincoln, Nebraska (3), Omaha, Nebraska (2), Rapid City, South Dakota, South Sioux City, Nebraska, Norfolk, Nebraska, Kearney, Nebraska and Fremont, Nebraska.  The Lincoln metro area had a population of approximately 310,300 in 2012, and, as of mid-2013, the unemployment rate was 3.4%. As reported by CoStar, the Lincoln properties are located within the Lancaster County retail market.  As of the 3Q2013, there was a total of 18,227,790 SF of retail space in the county, with a vacancy rate between 5.3% and 6.5% since 1Q2010. The Omaha metro area had a population of approximately 885,600 as of 2012, and an approximate 7.3% growth since 2006. The current unemployment rate in Omaha is 4.1%.  Fremont, Nebraska is located approximately 25 miles northwest of Omaha, and is part of the greater Omaha MSA. The Fremont retail market encompasses approximately 850,000 SF and is approximately 85%-95% occupied. Rapid City’s metro area had a population of approximately 130,400 in 2012. As reported by CoStar, the Baken Park Center property is located within the Pennington County retail market, with a retail market vacancy of 8.7% as 3Q 2013. The City of Norfolk has a population of 24,343, comprised of 10,028 households with an estimated average household income of $53,340 as of 2013.  The Sioux City metro area had a population of approximately 144,000 in 2012, and as of mid-2013, the unemployment rate was 4.5%. As reported by CoStar, the Cornhusker Plaza property is located within the Dakota and Woodbury County retail market, which contains a total of 6,696,737 SF of retail space in the two counties.  The submarket’s retail market vacancy is 5.9% as of 3Q 2013. The City of Kearney’s population is 31,759, comprised of 12,636 households with an estimated average household income of $57,145. The major retail development in the city is Hilltop Mall, which is anchored by Herberger’s, as well as J.C. Penney and Old Navy.  Just north of the mall is a 164,000 SF Wal-Mart superstore and west of the mall is an 110,000 SF community center anchored by Target and OfficeMax.  The Kearney retail market has a 1.1% vacancy rate.

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The Borrower.  The borrower is MFP Mid-America Shopping Centers LLC which is a single-purpose entity, and its assets are limited to owning the Perkins Retail Portfolio Properties.  Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Perkins Retail Portfolio Loan.  Michael D. Perkins, an individual, is the non-recourse carveout guarantor under the Perkins Retail Portfolio Loan.

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Escrows.  At origination, the borrower funded (i) an escrow reserve in the amount of $324,000 in respect of taxes and $88,000 in respect of insurance premiums, (ii) an escrow reserve in the amount of $704,160 in respect of deferred maintenance, (iii) an escrow reserve in the amount of $836,052 in respect of replacement reserves, and (iii) an escrow reserve in the amount of $2,500,000 in respect of tenant improvement and leasing commission reserves.  On each due date, the borrower is required to fund (i) the tax and insurance reserve in an amount equal to one-twelfth of the amount the lender estimates will be necessary to pay tax and insurance premiums over the then succeeding twelve month period, (ii) the tenant improvement and leasing commissions in the monthly amount of $45,000, and (iii) a replacement reserve in the monthly amount of $26,266.  With respect to monthly deposits into the replacement reserve, provided that borrower performs and pays for the identified required repairs in accordance with the loan documents, monthly deposits will not be required on any due date if the balance is equal to or greater than $685,000.  With respect to monthly deposits into the tenant improvement and leasing commissions reserve, from and after the due date occurring in November, 2018, if at least 85% of the rentable square footage of the Perkins Retail Portfolio Properties is tenanted pursuant to executed leases entered into in accordance with the loan documents, monthly deposits will not be required on any due date if the balance

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-191331) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., Jefferies LLC, Drexel Hamilton, LLC, RBS Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

PERKINS RETAIL PORTFOLIO

is equal to or greater than $1,500,000. Any funds collected in connection with a Lease Sweep Period, as further described below, shall not count towards the leasing reserve cap, if one is in effect.

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Lockbox and Cash Management.  The Perkins Retail Portfolio Loan requires a hard lockbox which is already in place and in-place cash management.  The loan documents require the borrower to direct the tenants to pay their rents directly to the hard lockbox which is a lender-controlled blocked account.  The loan documents also require that all rents and other amounts received by the borrower or the property manager be deposited into the blocked account within one business day after receipt.  All amounts in the blocked account are swept to the lender-controlled cash management account on a daily basis. All excess funds, after payment of debt service, the funding of required reserves and payment of lender approved operating expenses, are disbursed (a) during a Lease Sweep Period, to a special rollover reserve account for the payment of future approved leasing expenses; (b) during a Perkins Retail Portfolio Cash Trap Period (defined below), to a lender reserve as cash collateral for the Perkins Retail Portfolio Loan; (c) during a Monument Mall Loan Sweep Period, to a deposit account established under the Monument Mall Loan  or otherwise (d) to the borrower.

A “Lease Sweep Period” is triggered: (i) at the earlier to occur of (a) twelve months prior to the end of the term of any major lease, or (b) the unexercised notice of renewal date under a major lease; (ii) if a major lease is surrendered, cancelled or terminated; (iii) if a major tenant discontinues its business at its premises (i.e., “goes dark”) or gives notice that it intends to do so; (iv) if a major tenant defaults or files an insolvency proceeding or (v) if less than 70% of the rentable square footage of the Perkins Retail Portfolio Properties is tenanted pursuant to executed leases with tenants that are in occupancy, open for business and paying full unabated rent under their respective leases.  A Lease Sweep Period ends upon the earlier of: (x) an amount equal to 12 months of rent from the tenant who caused the subject Lease Sweep Period is accumulated in the special rollover reserve account, (y) if the lender determines that sufficient funds have been accumulated in the special rollover reserve subaccount to pay for all anticipated expenses in connection with the re-leasing of the space under the applicable lease(s) that gave rise to the subject Lease Sweep Period or (z) any of the following: (i) if the tenant that triggered the Lease Sweep Period renews or extends its lease; (ii) for a Lease Sweep Period caused by a tenant default, if the default has been cured, and no other default has occurred for a period of three (3) consecutive months following such cure; (iii) for a Lease Sweep Period caused by an insolvency, if the proceeding has terminated and the applicable major lease has been affirmed, assumed or assigned in a manner satisfactory to the lender or (iv) for a Lease Sweep Period cause by an occupancy decline, if 70% of the rentable square footage of the Perkins Retail Portfolio Properties is tenanted pursuant to executed leases with tenants that are in occupancy, open for business and paying full unabated rent under their respective leases.

A “Perkins Retail Portfolio Cash Trap Period” commences (i) if the debt yield, as calculated in accordance with the loan documents is below 8.5%, or (ii) upon the occurrence of an event of default; and ends (i) if the debt yield, as calculated in accordance with the loan documents, is at least 8.5% for two (2) consecutive calendar quarters or (ii) upon the cure of such event of default.

A “Monument Mall Loan Sweep Period” commences upon the earlier to occur of either of the following during such time that the Monument Mall Loan (or any portion thereof) is outstanding, (i) the due date occurring in May 2014 (in which event the Monument Mall Loan Sweep Period shall continue until the repayment in full of the Monument Mall Loan) and (ii) the deposit bank receiving written notice from Monument Mall Loan Lender (defined below) that an Excess Portfolio Cash Trap Period has commenced under the Monument Mall Loan; and will end upon deposit bank receiving written notice from Monument Mall Loan Lender that such Excess Portfolio Cash Trap Period has ceased and no other Excess Portfolio Cash Trap Period is then continuing.  During any time that a Perkins Retail Portfolio Cash Trap Period is in effect, no Monument Mall Loan Sweep Period shall be deemed in effect.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-191331) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., Jefferies LLC, Drexel Hamilton, LLC, RBS Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

PERKINS RETAIL PORTFOLIO

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Property Management.  The Perkins Retail Portfolio Properties are currently managed by Perkins Properties, Inc., which is an affiliate of the borrower.  Under the loan documents, the Perkins Retail Portfolio Properties must remain (i) managed by Perkins Properties, Inc. or (ii) managed by a management company approved by the lender and with respect to which a Rating Agency Confirmation has been received.  The lender may require the borrower to replace the property manager if (i) there is a default by the property manager under the management agreement, (ii) the filing of a bankruptcy petition or a similar event with respect to the property manager, (iii) if an event of default under the Perkins Retail Portfolio Loan has occurred and is continuing or (iv) upon the gross negligence, malfeasance or willful misconduct of the property manager.

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Monument Mall Loan.  Concurrently with the funding of the Perkins Retail Portfolio Loan, Jefferies LoanCore LLC (“Monument Mall Lender”) funded a loan (the “Monument Mall Loan”) in the amount of $3,000,000 to MFP Monument Mall LLC (the “Monument Mall Borrower”).  The sole member of the Monument Mall Borrower is MFP Cornhusker Properties, LLC (“Sole Member”).  The Monument Mall Loan is secured by a first priority mortgage on the Monument Mall shopping center located in Scottsbluff, Nebraska (the “Monument Mall Property”).  As additional security for the Monument Mall Loan, the Sole Member granted a pledge to Monument Mall Lender of its 100% ownership interest in the borrower under the Perkins Retail Portfolio Loan (the “Pledge”). If (a) the Monument Mall Loan remains outstanding after May 6, 2014, (b) during any event of default under the Monument Mall Loan, or (c) if the Herberger’s tenant at the Monument Mall Property cancels its lease, goes dark, or otherwise defaults, all excess funds generated by the Perkins Retail Portfolio Properties (an “Excess Portfolio Cash Trap Period”), after payment of debt service, the funding of required reserves and payment of lender approved operating expenses under the Perkins Retail Portfolio Loan, will be applied to the repayment of principal due under the Monument Mall Loan (see “Monument Mall Loan Sweep Period” above).  Although the stated maturity date under the Monument Mall Loan is November 6, 2014 and the Monument Mall Lender may foreclose its mortgage on the Monument Mall Property, pursuant to the Intercreditor Agreement between lender under the Perkins Retail Portfolio Loan and Monument Mall Lender, the Monument Mall Lender has agreed that it will not have the right to foreclose on the Pledge during the period commencing on the closing date of the Monument Mall Loan and ending on the earlier to occur of (i) the maturity date under the Perkins Retail Portfolio Loan, (ii) an event of default under the Perkins Retail Portfolio Loan, (iii) any “Due Date” under the Monument Mall Loan on which the sum of (x) available cash under the Perkins Retail Portfolio Loan and (y) available cash under the Monument Loan being applied to the Monument Mall Loan principal is less than $100,000 (i.e., the amortization of the Monument Mall Loan is less than $100,000 for any interest period) and (iv) the occurrence of any Springing Recourse Event under the Monument Mall Loan or the occurrence of any event, condition or state of facts which would give rise to one or more of the borrower’s recourse liabilities under the Monument Mall Loan.

■
Release of Collateral.  Provided no event of default is then continuing under the Perkins Retail Portfolio Loan, at any time after the second anniversary of the securitization closing date, the borrower may obtain the release of one or more of the Perkins Retail Portfolio Properties from the liens of the loan documents upon a bona fide third-party sale of such Perkins Retail Portfolio property, subject to the satisfaction of certain conditions set forth in the loan documents, including among others: (i) delivery of defeasance collateral sufficient to defease an amount equal to the greater of (a) 100% of net sales proceeds for the Perkins Retail Portfolio property in question and (b) 115% of the allocated loan amount for each Perkins Retail Portfolio property being released and (ii) after giving effect to the release, the debt yield (as calculated under the loan documents) for the remaining Perkins Retail Portfolio Properties is no less than the greater of (a) 10% and (b) the debt yield immediately prior to the release.

■
Terrorism Insurance.  The borrower is required to maintain an “all-risk” insurance policy that provides coverage for terrorism in an amount equal to the full replacement cost of the Perkins Retail Portfolio Properties, plus at least eighteen (18) months of business interruption coverage.  See “Risk Factors—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Free Writing Prospectus.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-191331) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., Jefferies LLC, Drexel Hamilton, LLC, RBS Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

WALPOLE SHOPPING MALL

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-191331) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., Jefferies LLC, Drexel Hamilton, LLC, RBS Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

WALPOLE SHOPPING MALL

CARTIFACT
Walpole Shopping Mall
50, 60 & 90 Boston Providence Highway
Walpole, MA 02081
Readville
Curry College
Westwood
Blue Hills Reservation
Caritas Norwood Hospital
Norwood
NORWOOD MEMORIAL AIRPORT
Medfield
Canton
Walpole
Franklin Line
The Village Shoppes
Stoughton
Sharon
Moose Hill Wildlife Sanctuary
South Walpole
Sheldonville
Gillette Stadium
Borderland State Park
Foxboro
Stonehill College
Plainridge Racecourse
Mansfield
MANSFIELD MUNICIPAL AIRPORT
Lexington
Malden
Medford
Revere
Somerville
Chelsea
Waltham
Weston
Cambridge
Watertown
Boston
Newton
Brookline
Roxbury
Wellesley
West Roxbury
Needham
Dover
Dedham
Milton
Quincy
Weymouth
Norwood
Medfield
Canton
Randolph
Walpole
Stoughton

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-191331) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., Jefferies LLC, Drexel Hamilton, LLC, RBS Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

WALPOLE SHOPPING MALL

Mortgaged Property Information	Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller	RMF
Location (City/State)	Walpole, Massachusetts	Cut-off Date Principal Balance(1)	$47,000,000
Property Type	Retail	Cut-off Date Principal Balance per SF(2)	$162.07
Size (SF)	397,971	Percentage of Initial Pool Balance	4.1%
Total Occupancy as of 7/31/2013	91.6%	Number of Related Mortgage Loans	None
Owned Occupancy as of 7/31/2013	91.6%	Type of Security	Fee Simple
Year Built / Latest Renovation	1974 / 2009-2011	Mortgage Rate	5.30000%
Appraised Value	$86,000,000	Original Term to Maturity (Months)	120
Original Amortization Term (Months)	360
Original Interest Only Period (Months)	42
Underwritten Revenues	$8,025,274
Underwritten Expenses	$2,082,722	Escrows(4)
Underwritten Net Operating Income (NOI)	$5,942,553	Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$5,736,626	Taxes	$154,934	$77,467
Cut-off Date LTV Ratio(2)	75.0%	Insurance	$0	$0
Maturity Date LTV Ratio(2)(3)	63.7%	Replacement Reserves	$45,000	$4,975
DSCR Based on Underwritten NOI / NCF(2)	1.38x / 1.33x	TI/LC	$0	$6,250
Debt Yield Based on Underwritten NOI / NCF(2)	9.2% / 8.9%	Other(5)	$953,500	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Amount	$64,500,000	86.5%	Loan Payoff	$72,864,408	97.7%
Mezzanine Loan Amount(6)	10,000,000	13.4	Reserves	1,153,434	1.5
Principal’s New Cash Contribution	83,527	0.1	Closing Costs	442,185	0.6
Other Uses	123,500	0.2
Total Sources	$74,583,527	100.0%	Total Uses	$74,583,527	100.0%

(1)
The Cut-off Date Principal Balance of $47,000,000 represents the note A-2 of a $64,500,000 whole loan evidenced by two pari passu notes. The companion loan is the note A-1 with a principal balance of $17,500,000 as of the Cut-off Date and is held outside the issuing entity.

(2)	Calculated based on the entire Walpole Shopping Mall Whole Loan.
(3)	The Maturity Date LTV Ratio is calculated using the “as stabilized” appraised value of $91,200,000. The Maturity Date LTV Ratio calculated on the basis of the “as-is” appraised value is 67.5%.
(4)	See “–Escrows” below.
(5)	Other reserve represents $900,000 escrowed for rent and TI/LC costs relating to Joann Fabric, and $53,500 for common area management charges relating to LA Fitness.
(6)	See “—Mezzanine or Subordinate Indebtedness” below.

■
The Mortgage Loan. The mortgage loan (the “Walpole Shopping Mall Loan”) is part of a whole loan structure (the “Walpole Shopping Mall Whole Loan”) comprised of two pari passu notes that are together secured by a first mortgage encumbering the borrower’s fee interest in a 397,971 SF retail shopping center located in Walpole, Massachusetts (the “Walpole Shopping Mall Property”). The Walpole Shopping Mall Loan (evidenced by note A-2), which will be contributed to the issuing entity, has an outstanding principal balance as of the Cut-off Date of $47,000,000 and represents approximately 4.1% of the Initial Pool Balance, and the related companion loan (the “Walpole Shopping Mall Companion Loan”) (evidenced by note A-1), which was contributed to the Citigroup Commercial Mortgage Trust 2013-GC15 transaction, has an outstanding principal balance as of the Cut-off Date of $17,500,000. The Walpole Shopping Mall Loan was originated by Rialto Mortgage Finance, LLC on August 23, 2013 and each note has an interest rate of 5.30000% per annum. The proceeds of the Walpole Shopping Mall Loan were primarily used to refinance existing debt on the Walpole Shopping Mall Property. The Walpole Shopping Mall Whole Loan will be serviced under the Citigroup Commercial Mortgage Trust 2013-GC15 pooling and servicing agreement. See “Description of the Mortgage Pool–The Whole Loans” in the Free Writing Prospectus for more information regarding the co-lender agreement that governs the relative rights of the holders of the Walpole Shopping Mall Loan and the Walpole Shopping Mall Companion Loan.

The Walpole Shopping Mall Loan had an initial term of 120 months and has a remaining term of 118 months as of the Cut-off Date. The Walpole Shopping Mall Loan requires payments of interest only during the first 42 months of the Walpole Shopping Mall Loan and thereafter amortizes based on a 30-year schedule. The scheduled maturity date of the Walpole Shopping Mall Loan is the due date in September 2023. Voluntary prepayment of the Walpole Shopping Mall Loan is permitted after the due date in June 2023. Defeasance of the Walpole Shopping Mall Loan with direct, non-callable obligations of the United States of America or other obligations which are “government securities” permitted under the loan documents is permitted at any time on or after the first due date following the second anniversary of the securitization Closing Date.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-191331) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., Jefferies LLC, Drexel Hamilton, LLC, RBS Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

WALPOLE SHOPPING MALL

■
The Mortgaged Property. The Walpole Shopping Mall Property is comprised of a 397,971 SF regional mall located in Walpole, Massachusetts, approximately 18 miles southwest of the Boston Central Business District. The Walpole Shopping Mall Property was originally constructed in 1974 and renovated and expanded between 2009 and 2011 with the addition of 109,285 SF of new retail space. The Walpole Shopping Mall Property consists of 8 buildings with one large contiguous retail building containing 363,131 SF and seven pad/outparcel sites containing 34,840 SF of improvements that are part of the Walpole Shopping Mall Whole Loan collateral. The Walpole Shopping Mall Property is anchored by Kohl’s and LA Fitness. Other major national tenants include Barnes & Noble, Office Max, PetSmart, Old Navy and Joann Fabric. Notable in-line and outparcel tenants include Lane Bryant, Famous Footwear, Panera Bread, Taco Bell, Chili’s, Aspen Dental, Radio Shack, GameStop, Panda Express, Five Guys, Subway, Massage Envy, Texas Roadhouse, Payless Shoes, GNC, and Claire’s. Interior mall tenants include Payless Shoes, GNC, One Solution Wireless, and Claire’s. As of July 31, 2013, total occupancy and owned occupancy were both 91.6% at the Walpole Shopping Mall Property.

The following table presents certain information relating to the anchor tenants (of which, certain tenants may have co-tenancy provisions) at the Walpole Shopping Mall Property:

Tenant Name	Credit Rating (Fitch/MIS/S&P)(1)	Tenant GLA	% of Total GLA	Mortgage Loan Collateral Interest	Total Rent	Total Rent $ per SF	Owned Anchor Tenant Lease Expiration	Tenant Sales $ per SF(2)	Occupancy Cost	Renewal / Extension Options
Anchors
Kohl’s	BBB+/Baa1/BBB+	102,445	25.7%	Yes	$1,275,558	$12.45	6/30/2029	NA	NA	8, 5-year options
LA Fitness	NR/NR/NR	45,000	11.3	Yes	$1,204,423	$26.76	10/31/2028	NA	NA	3, 5-year options
Total Anchors		147,445	37.0%

Jr. Anchors
Office Max(3)	NR/B2/NR	28,427	7.1%	Yes	$490,938	$17.27	1/31/2015	NA	NA	2, 5-year options
Barnes & Noble	NR/NR/NR	27,831	7.0	Yes	$554,348	$19.92	1/31/2019	$239	7.9%	2, 5-year options
Joann Fabric(4)	NR/Caa1/CCC+	24,760	6.2	Yes	$469,334	$18.96	3/31/2024	NA	NA	2, 5-year options
PetSmart	NR/NR/BB+	20,000	5.0	Yes	$405,149	$20.26	9/30/2022	NA	NA	5, 5-year options
Old Navy	BBB-/Baa3/BBB-	15,000	3.8	Yes	$350,310	$23.35	3/31/2015	$266	8.8%	NA
iparty	NR/NR/NR	11,110	2.8	Yes	$362,510	$32.63	12/31/2018	$136	23.9%	2, 5-year options
Old Country Buffet	NR/NR/NR	10,539	2.6	Yes	$189,968	$18.03	12/31/2017	$194	9.3%	1, 5-year option

Total Jr. Anchors		137,667	34.6%

Occupied In-line		46,461	11.7%		$1,265,076	$27.23
Occupied Outparcel/Other(5)		33,056	8.3		$1,460,057	$44.17
Vacant Spaces		33,342	8.4		$0	$0.00
Total Owned SF		397,971	100.0%
Total SF		397,971	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(2)	Tenant Sales are based on TTM as of December 31, 2012 or later.
(3)
Office Max has the right to terminate its lease upon six months prior notice to the borrower. Office Max also has the right to relinquish the “CopyMax” premises (approximately 1.2% of the net rentable area) upon 60 days prior written notice. In the event the “CopyMax” premises are relinquished, the borrower is obligated to pay $100,000 to such tenant.

(4)
Joann Fabric has the right to terminate its lease at any time if Joann Fabric is not conducting business in at least 85% of Joann Fabric’s stores located within a 100 mile radius of the Walpole Shopping Mall Property.

(5)	Includes Total Rent but not SF from an outparcel containing tenant owned improvements occupied by Taco Bell and a Bank of America ATM.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-191331) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., Jefferies LLC, Drexel Hamilton, LLC, RBS Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

WALPOLE SHOPPING MALL

The following table presents certain information relating to the major tenants (of which certain tenants may have co-tenancy provisions) at the Walpole Shopping Mall Property:

Ten Largest Owned Tenants Based On Underwritten Base Rent

Tenant Name	Credit Rating (Fitch/MIS/S&P)(1)	Tenant GLA	% of GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	Lease Expiration	Tenant Sales $ per SF(2)	Occupancy Cost	Renewal / Extension Options
LA Fitness	NR/NR/NR	45,000	11.3%	$990,000	15.5%	$22.00	10/31/2028	NA	NA	3, 5-year options
Kohl’s	BBB+/Baa1/BBB+	102,445	25.7	983,763	15.4	9.60	6/30/2029	NA	NA	8, 5-year options
Barnes & Noble	NR/NR/NR	27,831	7.0	422,499	6.6	15.18	1/31/2019	$239	7.9%	2, 5-year options
Joann Fabric(3)	NR/Caa1/CCC+	24,760	6.2	327,608	5.1	13.23	3/31/2024	NA	NA	2, 5-year options
Office Max(4)	NR/B2/NR	28,427	7.1	327,478	5.1	11.52	1/31/2015	NA	NA	2, 5-year options
iparty	NR/NR/NR	11,110	2.8	305,525	4.8	27.50	12/31/2018	$136	23.9%	2, 5-year options
PetSmart	NR/NR/BB+	20,000	5.0	305,000	4.8	15.25	9/30/2022	NA	NA	5, 5-year options
Old Navy	BBB-/Baa3/BBB-	15,000	3.8	268,950	4.2	17.93	3/31/2015	$266	8.8%	NA
Famous Footwear	NR/B2/B	6,552	1.6	176,904	2.8	27.00	5/31/2019	$136	23.1%	2, 5-year options
Chili’s	BBB-/Ba1/BBB-	5,851	1.5	175,000	2.7	29.91	10/20/2019	NA	NA	4, 5-year options
Ten Largest Owned Tenants		286,976	72.1%	$4,282,727	67.2%	$14.92
Remaining Owned Tenants(5)		77,653	19.5	2,092,483	32.8	26.95
Vacant Spaces (Owned Space)		33,342	8.4	0	0.0	0.00
Total / Wtd. Avg. All Owned Tenants		397,971	100.0%	$6,375,210	100.0%	$17.48

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(2)	Tenant Sales are based on TTM as of December 31, 2012 or later.
(3)
Joann Fabric has the right to terminate its lease at any time if Joann Fabric is not conducting business in at least 85% of Joann Fabric’s stores located within a 100 mile radius of the Walpole Shopping Mall Property.

(4)
Office Max has the right to terminate its lease upon six months prior notice to the borrower. Office Max also has the right to relinquish the “CopyMax” premises (approximately 1.2% of the net rentable area) upon 60 days prior written notice. In the event the “CopyMax” premises are relinquished, the borrower is obligated to pay $100,000 to such tenant.

(5)	Includes Total Rent but not SF from an outparcel containing tenant owned improvements occupied by Taco Bell and a Bank of America ATM.

The following table presents certain information relating to the lease rollover schedule at the Walpole Shopping Mall Property based on initial lease expiration dates:

Lease Expiration Schedule(1)
Year Ending December 31,	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	# of Expiring Tenants
MTM	7,649	1.9%	1.9%	$51,615	0.8%	$6.75	2
2013	2,251	0.6	2.5%	18,000	0.3	8.00	1
2014	1,600	0.4	2.9%	65,420	1.0	40.89	2
2015	51,148	12.9	15.7%	807,988	12.7	15.80	5
2016	10,547	2.7	18.4%	253,380	4.0	24.02	4
2017	13,136	3.3	21.7%	206,176	3.2	15.70	3
2018	13,781	3.5	25.2%	379,765	6.0	27.56	2
2019	48,934	12.3	37.5%	1,114,963	17.5	22.79	6
2020	3,629	0.9	38.4%	106,826	1.7	29.44	2
2021	7,138	1.8	40.2%	160,000	2.5	22.42	1
2022	31,148	7.8	48.0%	851,186	13.4	27.33	5
2023	1,463	0.4	48.4%	58,520	0.9	40.00	1
2024 & Thereafter	172,205	43.3	91.6%	2,301,371	36.1	13.36	3
Vacant	33,342	8.4	100.0%	0	0.0	0.00	0
Total / Wtd. Avg.	397,971	100.0%		$6,375,210	100.0%	$17.48	37

(1)	Calculated based on approximate square footage occupied by each Owned Tenant.

The following table presents certain information relating to historical leasing at the Walpole Shopping Mall Property:

Historical Leased %(1)
	2010	2011	2012	As of 7/31/2013
Owned Space	86.2%	88.1%	88.8%	91.6%

(1)	As provided by the borrower.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-191331) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., Jefferies LLC, Drexel Hamilton, LLC, RBS Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

WALPOLE SHOPPING MALL

■
Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Walpole Shopping Mall Property:

Cash Flow Analysis(1)
	2010	2011	2012	TTM 6/30/2013	Underwritten(2)	Underwritten $ per SF
Base Rent	$4,983,162	$5,210,336	$5,351,653	$5,738,425	$6,246,502	$15.70
Contractual Rent Steps	0	0	0	0	128,708	0.32
Overage Rent	74,664	88,827	110,903	69,034	28,626	0.07
Gross Up Vacancy	0	0	0	0	497,020	1.25
Total Rent	$5,057,827	$5,299,163	$5,462,556	$5,807,459	$6,900,856	$17.34
Total Reimbursables	1,808,149	1,504,698	1,429,977	1,472,011	1,590,627	4.00
Other Income(3)	48,229	29,164	26,995	30,811	30,811	0.08
Less Vacancy & Credit Loss	0	(26,346)	(16,858)	(16,858)	(497,020)	(1.25)
Effective Gross Income	$6,914,204	$6,806,679	$6,902,670	$7,293,423	$8,025,274	$20.17

Total Operating Expenses	$2,260,163	$2,354,968	$2,206,198	$2,254,190	$2,082,722	$5.23

Net Operating Income	$4,654,041	$4,451,710	$4,696,472	$5,039,234	$5,942,553	$14.93
TI/LC	0	0	0	0	146,231	0.37
Capital Expenditures	0	0	0	0	59,696	0.15
Net Cash Flow	$4,654,041	$4,451,710	$4,696,472	$5,039,234	$5,736,626	$14.41

(1)
Certain items such as straight line rent, interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.

(2)	Underwritten cash flow based on contractual rents as of 7/31/2013 and rent steps through 7/31/2014.
(3)	Other income includes signage income, roof rent and other miscellaneous items.

■
Appraisal. According to the appraisal, the Walpole Shopping Mall Property had an “as-is” appraised value of $86,000,000 as of an effective date of May 14, 2013 and is expected to have an “as stabilized” appraised value of $91,200,000 as of an effective date of June 1, 2014, which assumes the Walpole Shopping Mall Property reaches a stabilized occupancy of 95.0%.

■
Environmental Matters. According to a Phase I environmental report, dated May 15, 2013, there are no recommendations for further action at the Walpole Shopping Mall Property other than a recommendation for an asbestos operations and maintenance (O&M) plan, which is already in place.

■
Market Overview and Competition. The Walpole Shopping Mall Property is comprised of a 397,971 SF regional mall located in Walpole, Massachusetts, approximately 18 miles southwest of the Boston Central Business District, within the Southwest/Bristol submarket. Primary access to the neighborhood is provided by Interstate 95, which is located less than one mile east of the Walpole Shopping Mall Property and serves as a primary north/south regional thoroughfare. Interstate 95 connects with Interstate 93 approximately four miles northeast of the Walpole Shopping Mall Property, providing access throughout the Boston Metropolitan Statistical Area. The Walpole Shopping Mall Property affords good access and visibility with multiple points of ingress/egress along Providence Highway (U.S. Route 1), which forms the primary commercial corridor within the neighborhood and has a reported average daily traffic count of 37,600 vehicles per day. The estimated 2013 population within a 1-, 3- and 5-mile radius is 5,436, 48,220, and 109,409, respectively. Average estimated 2013 household income within a 1-, 3- and 5-mile radius is $106,573, $105,885, and $116,491, respectively.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-191331) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., Jefferies LLC, Drexel Hamilton, LLC, RBS Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

WALPOLE SHOPPING MALL

The following table presents certain information relating to the primary competition for the Walpole Shopping Mall Property:

Competitive Set(1)

Property	Distance from Subject	Total GLA (SF)	Total Occupancy %	Anchors
Walpole Shopping Mall	NAP	397,973	91.6%(2)	Kohl’s, LA Fitness
Legacy Place	6.6	675,000	96.0%	Whole Foods, L.L. Bean, Kings, Showcase Cinema De Lux
Dedham Mall	3.4	800,000	99.0%	Lowe’s, Stop & Shop, Dick’s Sporting Goods, DSW, Old Navy, Sears
Plainville Commons	11.3	275,548	100.0%	Target, Stop & Shop, TJ Maxx
Village Shoppes	4.4	282,998	95.0%	Shaw’s, Ten X Club, GAP, Marshalls, CVS
Wal-Mart	3.8	120,464	100.0%	Wal-Mart
Sumner Street Marketplace	1.0	200,000	100.0%	Stop & Shop, Home Depot
Lowe’s	8.1	157,935	100.0%	Lowe’s
Patriot Place	5.7	587,160	99.0%	Bass Pro Shops, Trader Joes, Staples, Off Broadway Shoes
BJ’s Wholesale Club / Best Buy Center	4.7	194,904	100.0%	BJ’s Wholesale Club, Best Buy
Costco	6.8	121,600	100.0%	Costco
Dedham Plaza	6.9	243,000	89.0%	Shaw’s, Planet Fitness, Casual Male/Work ‘N Gear
Franklin Village Plaza	18.7	304,277	97.0%	Stop & Shop, Marshalls
Charles River Center	22.6	199,482	100.0%	Regal Cinemas, Whole Foods, GAP, Old Navy, Michael’s, Golf Town
Crossroads Shopping Center	22.6	239,493	100.0%	Home Depot, Toys ‘R Us, A.C. Moore, PetSmart, i-Party, Bob’s Discount Furniture
Stallbrook Marketplace	22.6	237,851	99.0%	Barnes & Noble, McDonald’s, Wal-Mart, Staples, Market Basket

(1)	Source: Appraisal.
(2)	As of 7/31/2013.

■
The Borrower. The borrower is Walpole Mall Associates, LLC, a single-purpose, single-asset entity. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Walpole Shopping Mall Loan. The non-recourse carve-out guarantor is Rubin Pachulski Properties 36, LLC.

■
Escrows. On the origination date, the borrower funded aggregate reserves of $1,153,434 with respect to the Walpole Shopping Mall Loan, comprised of (i) $154,934 for real estate taxes, (ii) $45,000 for required roof replacement, (iii) $900,000 for unfunded leasing commissions related to Joann Fabric, and (iv) $53,500 which represents 125% of a disputed common area management charge with respect to LA Fitness.

On each due date, the borrower is required to fund the following reserves with respect to the Walpole Shopping Mall Loan: (i) a tax reserve in an amount equal to one-twelfth of the amount that the lender estimates will be necessary to pay taxes over the then succeeding twelve month period; (ii) at the option of lender, if the liability or casualty insurance policy maintain by the borrower does not constitute an approved blanket or umbrella insurance policy under the Walpole Shopping Mall Loan documents, an insurance reserve in an amount equal to one-twelfth of the amount that the lender estimates will be necessary to pay insurance premiums over the then succeeding twelve month period; (iii) a replacement reserve in an amount equal to $4,975, which will not be required in the event that (a) the Walpole Shopping Mall Mezzanine Loan has been paid in full, (b) no event of default has occurred and is continuing, and (c) the replacement reserve account balance is greater than $179,088; and (iv) a TI/LC reserve in an amount equal to $6,250, which amount, with respect to each due date on and after October 6, 2015, increases to $12,186, subject to a cap of $500,000 for as long as the debt service coverage ratio is equal to or greater than 1.15x or a cap of $750,000 if the debt service coverage ratio falls below 1.15x (which TI/LC reserve deposit may be in the form of an acceptable letter of credit).

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-191331) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., Jefferies LLC, Drexel Hamilton, LLC, RBS Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

WALPOLE SHOPPING MALL

■
Lockbox and Cash Management. The Walpole Shopping Mall Loan is structured with a hard lockbox and springing cash management at funding. However, immediately after closing, in-place cash management was triggered due to borrower’s failure to fund a deposit (cash or acceptable letter or credit) totaling the amount of one month’s required debt service and reserves plus one month’s operating expenses (based on the borrower’s approved budget) (the “Static Reserve Deposit”). The borrower has the right to revert to springing cash management by funding the Static Reserve Deposit and a similar reserve deposit due under the Walpole Shopping Mall Mezzanine Loan.

All excess cash flow will be swept upon the earliest to occur of: (a) the occurrence of an event of default; (b) lender’s determination that the debt service coverage ratio is less than 1.10x; (c) the failure by the borrower to deposit any of the reserve fund deposits within ten days of the date any such deposit was due; (d) for so long as any portion of the Walpole Shopping Mall Mezzanine Loan is outstanding, the failure by the borrower to make the Static Reserve Deposit; (e) for so long as any portion of the Walpole Shopping Mall Mezzanine Loan is outstanding, the failure by the borrower to timely replenish the static reserve fund; (f) for so long as any portion of the Walpole Shopping Mall Mezzanine Loan is outstanding, the withdrawal by the borrower of any funds from the static reserve fund; (g) the withdrawal by the borrower of any funds from the debt service reserve fund under the Walpole Shopping Mall Mezzanine Loan documents; (h) upon the deposit by the borrower of the Static Reserve Deposit, the failure by Walpole Shopping Mall Mezzanine Loan borrower to contemporaneously deposit with the Walpole Shopping Mall Mezzanine Loan lender the debt service reserve deposit required under the Walpole Shopping Mall Mezzanine Loan documents; (i) the occurrence of a Walpole Shopping Mall Mezzanine Loan event of default; and (j) the failure by the borrower to timely make the Additional Roof Repair Deposit.

■	Property Management. The Walpole Shopping Mall Property is currently managed by RP Realty Partners, LLC, an affiliate of the borrower, pursuant to a management agreement.

■
Mezzanine or Subordinate Indebtedness. A mezzanine loan exists in the amount of $10,000,000 to Walpole Intermediate LLC, (the “Walpole Shopping Mall Mezzanine Loan”) the owner of the limited liability company interests in the borrower. The mezzanine loan is secured by a pledge of 100% of the ownership interests in the borrower, is interest only, is coterminous with the Walpole Shopping Mall Whole Loan, and has an interest rate of 10.00000% per annum. The mezzanine loan is currently held by Annaly CRE Holdings LLC.

■
Terrorism Insurance. The borrower is required to maintain an “all-risk” insurance policy that provides coverage for terrorism in an amount equal to the full replacement cost of the Walpole Shopping Mall Property, plus eighteen (18) months of business interruption coverage in an amount equal to 100% of the projected gross income from the Walpole Shopping Mall Property for such period or until the restoration of the Walpole Shopping Mall Property has been completed. See “Risk Factors—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Free Writing Prospectus.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-191331) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., Jefferies LLC, Drexel Hamilton, LLC, RBS Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

REGENCY PORTFOLIO

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-191331) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., Jefferies LLC, Drexel Hamilton, LLC, RBS Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

REGENCY PORTFOLIO

Pittsburgh
PENNSYLVANIA
Columbus
OHIO
ILLINOIS
Indianapolis
INDIANA
Cincinnati
St Louis
MISSOURI
Louisville
Lexington
WEST VIRGINIA
KENTUCKY
Richmond
VIRGINIA
Nashville
Knoxville
ARKANSAS
TENNESSEE
Memphis
Little Rock
Charlotte
NORTH CAROLINA
Columbia
SOUTH CAROLINA
Atlanta
Birmingham
MISSISSIPPI
ALABAMA
Charleston
ATLANTIC OCEAN
Jackson
GEORGIA
LOUISIANA
New Orleans
Jacksonville
FLORIDA
Gulf Of Mexico
CARTIFACT

REGENCY PORTFOLIO

	Property Name	Address	City	State	Zip Code
1	Prestonsburg Village	477 Village Drive	Prestonsburg	Kentucky	41653
2	Jackson Park	1224 East Tipton Street	Seymour	Indiana	47274
3	River Creek Village	918 US 50	Aurora	Indiana	47001
4	Oak Station	4700 Highway 90	Marianna	Florida	32446
5	Village Center	1501 East Tipton Street	Seymour	Indiana	47274
6	Twin County Plaza	1065 East Stuart Drive	Galax	Virginia	24333
7	Jackson Square	2415 College Avenue	Jackson	Alabama	36545
8	Flint River Plaza	506 Spaulding Road	Montezuma	Georgia	31063
9	Country Roads	293-308 Stokes Drive	Hinton	West Virginia	25951
10	Village Square	502 Central Avenue West	Wiggins	Mississippi	39577
11	T&C Center	1130 Warm Springs Highway	Manchester	Georgia	31816
12	Green Acres	102 East 1st Avenue	Havana	Florida	32333
13	Vancleave Center	11628 US Highway 57	Vancleave	Mississippi	39565
14	Quitman Center	548 South Archusa Avenue	Quitman	Mississippi	39355

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-191331) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., Jefferies LLC, Drexel Hamilton, LLC, RBS Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

REGENCY PORTFOLIO

Mortgaged Property Information		Mortgage Loan Information
Number of Mortgaged Properties	14	Loan Seller		MC-Five Mile
Location (City/State)	Various	Cut-off Date Principal Balance		$43,800,000
Property Type	Retail	Cut-off Date Principal Balance per SF		$32.15
Size (SF)	1,362,551	Percentage of Initial Pool Balance		3.9%
Total Occupancy as of 8/14/2013	94.4%	Number of Related Mortgage Loans		None
Owned Occupancy as of 8/14/2013	94.4%	Type of Security		Fee Simple
Year Built / Latest Renovation	Various / Various	Mortgage Rate		5.22000%
Appraised Value(1)	$59,025,000	Original Term to Maturity (Months)		120
		Original Amortization Term (Months)		360
		Original Interest Only Period (Months)		NAP
Underwritten Revenues	$7,341,110
Underwritten Expenses	$2,118,747	Escrows
Underwritten Net Operating Income (NOI)	$5,222,362		Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$4,400,258	Taxes	$260,896	$53,817
Cut-off Date LTV Ratio	74.2%	Insurance	$67,025	$0
Maturity Date LTV Ratio(2)	61.3%	Replacement Reserves(3)	$0	$22,709
DSCR Based on Underwritten NOI / NCF	1.81x / 1.52x	TI/LC(4)	$0	$45,785
Debt Yield Based on Underwritten NOI / NCF	11.9% / 10.0%	Other(5)	$170,095	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Amount	$43,800,000	100.0%	Loan Payoff	$35,284,604	80.6%
			Principal Equity Distribution	6,156,381	14.1
			Closing Costs	1,860,999	4.2
			Reserves	498,016	1.1
Total Sources	$43,800,000	100.0%	Total Uses	$43,800,000	100.0%

(1)
Appraised value represents the sum of the “as-is” appraised values for each property; appraisals for three properties (Green Acres, Vancleave Center and Quitman Center) have both “as-is” and “as stabilized” values.

(2)
The maturity date LTV ratio was calculated using the aggregate of the “as stabilized” values for the three properties that had “as stabilized” values and the “as-is” values for the remaining eleven properties.  If the maturity date LTV ratio were calculated using the aggregate of the “as-is” appraised values for all fourteen properties the maturity date LTV ratio would be 61.4%.

(3)	The replacement reserve is capped at $825,000.
(4)	The TI/LC reserve is capped at $1,000,000.
(5)	Other upfront reserves represent a deferred maintenance reserve of $170,095.

■
The Mortgage Loan.  The mortgage loan (the “Regency Portfolio Loan”) is evidenced by a note in the original principal amount of $43,800,000 and is secured by first mortgages encumbering fourteen retail centers (the “Regency Portfolio Properties”) located in eight states.  The Regency Portfolio Loan was originated by MC-Five Mile Commercial Mortgage Finance LLC on October 11, 2013 and represents approximately 3.9% of the Initial Pool Balance.  The note evidencing the Regency Portfolio Loan has an outstanding principal balance as of the Cut-off Date of $43,800,000 and has an interest rate of 5.22000% per annum.  The proceeds of the Regency Portfolio Loan were used to refinance existing debt on the Regency Portfolio, pay closing costs and fund reserves with the remaining balance distributed to the principals of the borrowers of the Regency Portfolio Loan.

The Regency Portfolio Loan had an initial term of 120 months and has a remaining term of 120 months.  The scheduled maturity date is November 6, 2023.  Voluntary prepayment of the Regency Portfolio Loan is permitted on or after the first due date following the second anniversary of the securitization Closing Date with the payment of yield maintenance.  No yield maintenance is required in connection with any voluntary prepayment on and after July 6, 2023.

■
The Mortgaged Property.  The Regency Portfolio consists of fourteen retail properties totaling approximately 1,362,551 SF, with appurtenant improvements containing approximately 6,381 parking spaces. The buildings were constructed between 1970 and 1997.  The Regency Portfolio is located in Alabama, Florida, Georgia, Indiana, Kentucky, Mississippi, Virginia and West Virginia.  Eleven of the fourteen properties in the Regency Portfolio are anchored by grocery stores.  The remaining three properties are anchored by big box retailers (Jackson Park, Twin County Plaza and Prestonsburg Village).  Major tenants include Wal-Mart, Kroger, J.C. Penney, Piggly Wiggly, Aldi’s, Save-A-Lot, Family Dollar, Dollar Tree and Big Lots as well as other regional retailers.  As of August 14, 2013, the Total and Owned Occupancy reported by the related borrowers was 94.4%.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-191331) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., Jefferies LLC, Drexel Hamilton, LLC, RBS Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

REGENCY PORTFOLIO

The following table presents certain information relating to the Regency Portfolio Properties:

Property Name	City	State	Total GLA(1)	Occupancy	Cut-off Date Allocated Loan Amount	% of Cut-off Date Allocated Loan Amount	Year Built / Renovated	Appraised Value	UW NCF	UW NCF per SF
Prestonsburg Village	Prestonsburg	KY	175,646	94.4%	$6,304,830	14.4%	1983 / 2012	$8,500,000	$628,446	$3.58
Jackson Park	Seymour	IN	123,778	94.8%	5,933,950	13.5	1970 / 2000	8,000,000	559,736	$4.52
River Creek Village	Aurora	IN	131,553	94.2%	5,785,610	13.2	1988 / 1999	7,800,000	495,794	$3.77
Oak Station	Marianna	FL	170,745	98.2%	5,488,910	12.5	1989 / 2013	7,400,000	545,033	$3.19
Village Center	Seymour	IN	142,760	94.2%	4,969,690	11.3	1987 / NAP	6,700,000	469,919	$3.29
Twin County Plaza	Galax	VA	160,975	96.9%	3,560,370	8.1	1987 / NAP	4,800,000	412,962	$2.57
Jackson Square	Jackson	AL	73,612	94.6%	2,225,230	5.1	1974 / 2011	3,000,000	278,192	$3.78
Flint River Plaza	Montezuma	GA	76,247	87.0%	1,909,990	4.4	1981 / NAP	2,575,000	207,714	$2.72
Country Roads	Hinton	WV	78,245	100.0%	1,557,660	3.6	1978 / NAP	2,100,000	200,691	$2.56
Village Square	Wiggins	MS	52,980	91.9%	1,483,490	3.4	1997 / NAP	2,000,000	162,721	$3.07
T&C Center	Manchester	GA	68,451	97.8%	1,298,050	3.0	1979 / NAP	1,725,000	116,671	$1.70
Green Acres	Havana	FL	35,416	75.7%	1,260,970	2.9	1986 / NAP	1,700,000	94,772	$2.68
Vancleave Center	Vancleave	MS	37,364	88.6%	1,131,160	2.6	1997 / NAP	1,525,000	133,242	$3.57
Quitman Center	Quitman	MS	34,779	90.0%	890,090	2.0	1997 / NAP	1,200,000	94,365	$2.71
Total / Wtd. Avg.			1,362,551	94.4%	$43,800,000	100.0%		$59,025,000	$4,400,258	$3.23

(1)	An 1,800 SF unit at Jackson Park occupied by Little Caesars is not part of the collateral and is excluded from Total GLA.

The following table presents certain information relating to the major tenants at the Regency Portfolio Properties:

Ten Largest Owned Tenants Based on Underwritten Base Rent

Tenant Name	Credit Rating (Fitch/MIS/S&P) (1)	Tenant GLA(2)	% of GLA	UW Base Rent (2)	% of Total UW Base Rent	UW Base Rent $ per SF	Lease Expiration	Tenant Sales $ per SF (3)	Occupancy Cost(4)	Renewal / Extension Options
Big Lots(5)	NR / NR / BBB-	90,967	6.7%	$392,308	6.3%	$4.31	Various	$94	6.4%	Various
Magic Mart(6)	NR / NR / NR	142,422	10.5	328,263	5.3	2.30	Various	$85	4.3%	NA
Hibbett Sports(7)	NR / NR / NR	31,294	2.3	215,292	3.4	6.88	Various	$125	6.2%	Various
Wal-Mart Stores	AA / Aa2 / AA	77,090	5.7	210,963	3.4	2.74	9/6/2015	$478	0.7%	4, 5-year options
Harvey’s(8)	NR / Baa3 / BBB-	40,399	3.0	203,561	3.3	5.04	Various	$302	2.2%	Various
Dollar Tree(9)	NR / NR / NR	24,553	1.8	194,486	3.1	7.92	Various	$118	8.1%	Various
Greer’s Food Tiger(10)	NR / NR / NR	37,400	2.7	188,870	3.0	5.05	10/31/2021	NA	NA	2, 5-year options
Goodwill(11)	NR / NR / NR	23,163	1.7	184,808	3.0	7.98	Various	NA	NA	Various
Save-A-Lot(12)	NR / NR / NR	34,238	2.5	162,051	2.6	4.73	Various	NA	NA	4, 5-year options
Fred’s(13)	NR / NR / NR	41,900	3.1	153,697	2.5	3.67	Various	$106	4.2%	Various
Ten Largest Owned Tenants		543,426	39.9%	$2,234,299	35.8%	$4.11
Remaining Owned Tenants		742,973	54.5	4,006,188	64.2	5.39
Vacant Spaces (Owned Space)		76,152	5.6	0	0.0	0.00
Total / Wtd. Avg. All Owned Tenants		1,362,551	100.0%	$6,240,487	100.0%	$4.85

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(2)	Tenant GLA and UW Base Rent combines tenants at multiple locations.
(3)	Tenant Sales are as of 8/12/2013. Sales PSF are based on tenant units which provide sales information.
(4)	Occupancy Costs are based on tenant locations which provide sales information and are calculated based on gross rents including underwritten reimbursements.
(5)
Includes three Big Lots locations (Prestonsburg Village: 26,342 SF, base rent of $5.25 PSF, sales of $109 PSF; River Creek Village: 35,730 SF, base rent of $4.31 PSF, sales of $83 PSF; Oak Station: 28,895 SF, base rent of $3.46 PSF, tenant location does not report sales).

(6)	Includes two Magic Mart locations (Twin County Plaza: 90,273 SF, base rent of $2.06 PSF, tenant location does not report sales; Country Roads: 52,149 SF, base rent of $2.73 PSF, sales of $85 PSF).
(7)
Includes five Hibbett Sports locations (Village Square: 5,000 SF, no base rent (tenant pays percentage rent only), sales of $83 PSF; Prestonsburg Village: 5,000 SF, base rent of $10.00 PSF, tenant location does not report sales; Jackson Park: 7,761 SF, base rent of $8.25 PSF, sales of $130 PSF; River Creek Village: 4,533 SF, base rent of $8.75 PSF, sales of $160 PSF; Oak Station: 9,000 SF, base rent of $6.84 PSF, tenant location does not report sales).

(8)
Includes two Harvey’s locations (Flint River Plaza: 22,197 SF, base rent of $4.87 PSF, sales of $261 PSF; Green Acres: 18,202 SF, base rent of $5.25 PSF, sales of $352 PSF); per an agreement between Delhaize (the parent company of Harvey’s) and BI-LO, the Harvey’s chain is expected be acquired by BI-LO which has credit ratings of NR / B2 / B (Fitch/MIS/S&P).

(9)
Includes three Dollar Tree locations (Jackson Square: 8,000 SF, base rent of $7.00 PSF, tenant location does not report sales; Prestonsburg Village: 8,083 SF, base rent of $8.75 PSF, tenant location does not report sales; Village Center: 8,470 SF, base rent of $8.00 PSF, sales of $118 PSF).

(10)
Includes two Greer’s Food Tiger locations (Vancleave Center: 18,400 SF, base rent of $5.05 PSF, tenant location does not report sales; Quitman Center: 19,000 SF, base rent of $5.05 PSF, tenant location does not report sales).

(11)
Includes two Goodwill locations (Prestonsburg Village: 11,963 SF, base rent of $7.50 PSF, tenant location does not report sales; Oak Station: 11,200 SF, base rent of $8.49 PSF, tenant location does not report sales).

(12)
Includes two Save-A-Lot locations (Prestonsburg Village: 20,238 SF, base rent of $4.50 PSF, tenant location does not report sales; Oak Station: 14,000 SF, base rent of $5.07 PSF, tenant location does not report sales).

(13)	Includes two Fred’s locations (Flint River Plaza: 18,000 SF, base rent of $4.25 PSF, sales of $106 PSF; Oak Station: 23,900 SF, base rent of $3.23 PSF, tenant location does not report sales).

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-191331) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., Jefferies LLC, Drexel Hamilton, LLC, RBS Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

REGENCY PORTFOLIO

The following table presents certain information relating to the lease rollover schedule at the Regency Portfolio Properties, based on initial expiration dates:

Lease Expiration Schedule(1)(2)
Year Ending December 31,	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	# of Expiring Tenants
MTM	0	0.0%	0.0%	$0	0.0%	$0.00	0
2013	56,298	4.1	4.1%	323,776	5.2	$5.75	9
2014	103,538	7.6	11.7%	764,841	12.3	$7.39	28
2015	260,113	19.1	30.8%	1,156,164	18.5	$4.44	31
2016	169,417	12.4	43.3%	989,120	15.9	$5.84	25
2017	193,832	14.2	57.5%	859,331	13.8	$4.43	17
2018	219,015	16.1	73.6%	1,283,276	20.6	$5.86	20
2019	57,281	4.2	77.8%	178,187	2.9	$3.11	2
2020	90,273	6.6	84.4%	186,000	3.0	$2.06	1
2021	128,061	9.4	93.8%	423,009	6.8	$3.30	5
2022	3,571	0.3	94.0%	26,783	0.4	$7.50	1
2023	5,000	0.4	94.4%	50,000	0.8	$10.00	1
2024	0	0.0	94.4%	0	0.0	$0.00	0
2025 & Thereafter	0	0.0	94.4%	0	0.0	$0.00	0
Vacant	76,152	5.6	100.0%	0	0.0%	$0.00	0
Total / Wtd. Avg.	1,362,551	100.0%		$6,240,487	100.0%	$4.85	140

(1)	Calculated based on approximate square footage occupied by each tenant.
(2)	A 1,800 SF unit at Jackson Park occupied by Little Caesars (that is not part of the collateral) is not included in the rollover schedule.

■	Operating History and Underwritten Net Cash Flow. The following table presents the Underwritten Net Cash Flow for the Regency Portfolio Properties:

Cash Flow Analysis
	2010(1)	2011	2012	TTM 8/31/2013(2)	Underwritten(3)	Underwritten $ per SF
Base Rent(4)	$4,779,361	$5,703,200	$6,159,807	$6,049,390	$6,240,487	$4.58
Rent Steps	0	0	0	0	26,319	0.02
Percentage Rent	116,928	128,213	100,530	119,811	119,811	0.09
Gross Up Vacancy	0	0	0	0	506,305	0.37
Total Rent	$4,896,289	$5,831,413	$6,260,337	$6,169,201	$6,892,921	$5.06
Total Reimbursable	932,257	1,063,039	1,071,326	950,900	1,241,956	0.91
Other Income	5,470	18,203	10,569	10,140	10,140	0.01
Vacancy & Credit Loss	(5,253)	(46,878)	(28,328)	(35,655)	(803,908)	(0.59)
Effective Gross Income	$5,828,763	$6,865,777	$7,313,904	$7,094,586	$7,341,110	$5.39

Total Operating Expenses	$1,891,439	$2,182,914	$2,054,559	$1,973,810	$2,118,747	$1.55

Net Operating Income	$3,937,324	$4,682,863	$5,259,345	$5,120,776	$5,222,362	$3.83
TI/LC	0	0	0	0	549,594	0.40
Capital Expenditures	0	0	0	0	272,510	0.20
Net Cash Flow	$3,937,324	$4,682,863	$5,259,345	$5,120,776	$4,400,258	$3.23

(1)	2010 cash flows include thirteen of fourteen properties (Oak Station was acquired in May 30, 2013 and 2010 cash flows were not provided by the seller).
(2)
Because certain properties were acquired in 2012 and 2013 and monthly figures were not provided by the seller, TTM 8/31/2013 includes trailing twelve month figures for ten properties and annualized figures for four properties (Prestonsburg Village, Twin County Plaza, Oak Station and Country Roads).

(3)	Underwritten cash flow based on the 08/14/2013 rent roll with rent steps through 12/31/2013.
(4)	Underwritten base rent is based on gross potential income.

■	Appraisal. According to the appraisals, the Regency Portfolio Properties had an aggregate “as-is” appraised value of $59,025,000 as of August, 2013.

■
Environmental Matters.  According to the Phase I reports dated as of August, 2013, there are no recommendations for further action at any of the Regency Portfolio Properties other than six Operation and Maintenance plans for asbestos-containing materials at the Flint River Plaza, Jackson Square, Town and Country Center, Green Acres, Jackson Park and Country Roads properties which were required to be put in place at origination.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-191331) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., Jefferies LLC, Drexel Hamilton, LLC, RBS Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

REGENCY PORTFOLIO

■
Market Overview.  The Regency Portfolio Properties are located in 13 separate markets in eight states.  Published third-party market statistics are not generally available for these locations.  For each property, the appraiser projected a stabilized vacancy rate based on historical occupancy of the applicable property, current vacancy in the market, and the appraiser’s perception of future market vacancy.  In certain cases the appraiser also estimated a collection loss adjustment.  For the 14 properties, the appraiser’s projected vacancy rates (including collection loss where applicable) ranged from 5.0% to 16.0%.  Physical vacancies at the Regency Portfolio Properties reported by the related borrowers ranged from 0% to 24.3%.

■
The Borrowers. There are six co-borrowers of the Regency Portfolio Loan, each of which is a single-member Delaware limited liability company: Regency Marianna LLC, Regency Georgia I LLC, Regency Mississippi I LLC, Regency Jackson Square LLC, Regency Seymour LLC and Regency Appalachia LLC.  Legal counsel for the borrower delivered a single non-consolidation opinion for all of the co-borrowers.  The co-borrowers are each owned by Regency CSP I LLC, a Delaware limited liability company that is wholly owned by Regency Commercial Associates LLC, that is the non-recourse carveout guarantor of the Regency Portfolio Loan.

■
Escrows.  At origination, the borrower was required to fund an insurance reserve in an amount equal to one-fourth of the amount the lender estimates will be necessary to pay insurance premiums over the then succeeding twelve month period.  The insurance reserve will be held throughout the life of the loan.  Notwithstanding the foregoing, if at any time while the loan remains outstanding borrower fails to deliver to lender evidence reasonably satisfactory to lender that borrower has paid the quarterly invoice on account of insurance premiums not less than ten (10) business days prior to the due date of such payment, then from and after such date borrower shall be required to make monthly deposits to the tax and insurance escrow account, each equal to one-twelfth of the insurance premiums that lender estimates (in its reasonable judgment) will be payable during the next ensuing twelve (12) months, in order to accumulate with the lender sufficient funds to pay all of such insurance premiums at least thirty (30) days prior to their respective dates thereof.  In addition, the borrower is required to fund a tax reserve with monthly deposits in an amount equal one-twelfth of the amount the lender estimates will be necessary to pay taxes and other charges for the Regency Portfolio Properties over the then succeeding twelve month period.  Notwithstanding the foregoing, with respect to that portion (the “Wal-Mart Parcel”) of Prestonsburg Village, located in Prestonsburg, Kentucky that is leased to Wal-Mart Stores, Inc. (“Wal-Mart”), for so long as Wal-Mart continues to lease the Wal-Mart Parcel and is timely paying all taxes and other charges with respect to the Wal-Mart Parcel, then in lieu of making monthly tax escrows with respect to the Wal-Mart Parcel, borrower is required at all times to maintain on deposit in the tax escrow account, with respect to the Wal-Mart Parcel, an amount equal to the then-current annual amount of taxes and other charges with respect to the Wal-Mart Parcel, and if Wal-Mart ever fails to timely pay taxes or other charges with respect to the Wal-Mart Parcel, lender is required to disburse such amounts (whereupon the monthly deposits with respect to the Wal-Mart Parcel will resume).

The borrower was also required to escrow $170,095 for deferred maintenance at the Regency Portfolio Properties.

Further, the borrower is required to escrow $22,709 per month ($0.20 per SF per year) for replacement reserves.  This reserve will be capped at $825,000.

Additionally, the borrower is required to fund a TI/LC rollover reserve on a monthly basis at a rate equal to $45,785 per month ($0.40 per SF per year).  This reserve will be capped at $1,000,000.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-191331) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., Jefferies LLC, Drexel Hamilton, LLC, RBS Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

REGENCY PORTFOLIO

■
Lockbox and Cash Management. The Regency Portfolio loan is structured with a hard lockbox and springing cash management which are already in place.  The cash management is triggered upon the following: (a) event of default, (b) debt service coverage ratio below 1.10x for two consecutive quarters, or (c) if, on or prior to July 6, 2023, the related borrowers do not provide a duly executed commitment letter to refinance the Regency Portfolio Loan meeting certain requirements more fully set forth in the documents governing the Regency Portfolio Loan.  The loan documents also require that all rents received by the borrower or the property manager be immediately deposited into the lockbox account.  During the continuance of an event of default or Regency Portfolio Loan trigger period, all amounts in the lockbox account or operating account are required to be swept to a lender-controlled cash management account.  On each due date during a Regency Portfolio Loan trigger period, provided no event of default is continuing, the loan documents require that all amounts on deposit in the cash management account be used to pay debt service, required reserves and operating expenses and all remaining amounts will be reserved in an excess cash flow reserve account.  If no Regency Portfolio Loan trigger period or event of default is continuing, all amounts in the excess cash flow reserve account will be remitted as directed by the borrower.  During the continuance of an event of default, the lender may apply all funds on deposit in the cash management account to amounts payable under the Regency Portfolio Loan in such order of priority as the lender may determine.

■
Property Management.  The Regency Portfolio Properties are managed by Regency Property Services LLC, an affiliate of the borrowers, pursuant to management agreements between each borrower and the management company.  Under the loan documents, the Regency Portfolio may not be managed by any other party, other than a reputable and experienced management organization (which may be an affiliate of Regency Portfolio borrowers) possessing experience in managing properties similar in size, scope, use and value as the Regency Portfolio, as determined in accordance with the Regency Portfolio loan documents, and pursuant to an agreement either in the form of the existing management agreement or one reasonably acceptable to the holder of the Regency Portfolio Loan and with respect to which a Rating Agency Confirmation has been received.  The lender may require the borrower to replace the property manager if (i) the debt service coverage ratio (determined in accordance with the Regency Portfolio loan documents) for the immediately preceding two (2) calendar quarters is less than 1.0x, (ii) an event of default occurs and is continuing under the Regency Portfolio loan documents, (iii) the property manager becomes bankrupt or insolvent, or (iv) a material default by the property manager occurs under the management agreement beyond any applicable grace and cure periods.

■
Release of Collateral.  Provided no event of default is then continuing under the Regency Portfolio Loan, the loan documents permit a partial release of one or more of the individual properties during any period when prepayment of the Regency Portfolio Loan in full is permitted, subject to certain conditions, including, without limitation, the following:  (i) borrower prepays the loan in an amount equal to the greater of (I) 125% of the allocated loan amount with respect to such property, and (II) an amount such that, after giving effect to such release and related partial prepayment, (A) the debt service coverage ratio for the Regency Portfolio Loan with respect to the remaining properties is not  less than the greater of (x) 1.60x, and (y) the debt service coverage ratio with respect to both the released property and the remaining properties immediately prior to the proposed release; (B) the debt yield with respect to the remaining properties is not less than the greater of (x) 10.5%, and (y) the debt yield with respect to both the released property and the remaining properties immediately prior to the proposed release; and (C) the loan to value ratio for the remaining properties shall not exceed the lesser of (x) 68.5%, and (y) the loan to value ratio for both the released property and the remaining properties immediately prior to the proposed release; (ii) borrower pays the yield maintenance premium with respect to the amount being prepaid and (iii) if required by the Pooling and Servicing Agreement, receipt of a Rating Agency Confirmation and a legal opinion as to compliance with the applicable REMIC requirements.

■	Mezzanine or Secured Subordinate Indebtedness. Not permitted.

■
Terrorism Insurance.  The property, liability and business interruption insurance coverages required to be maintained under the Regency Portfolio loan documents are required to include coverage for losses due to acts of terrorism.  See “Risk Factors—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Free Writing Prospectus.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-191331) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., Jefferies LLC, Drexel Hamilton, LLC, RBS Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

(THIS PAGE INTENTIONALLY LEFT BLANK)

SHADOW MOUNTAIN MARKETPLACE

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-191331) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., Jefferies LLC, Drexel Hamilton, LLC, RBS Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

SHADOW MOUNTAIN MARKETPLACE

Shadow Mountain Marketplace
6415 North Decatur Boulevard
Las Vegas, NV 89131
LAS VEGAS
Las Vegas
TULE SPRINGS
SHEEP MOUNTAIN
CENTENNIAL HILLS
NORTH LAS VEGAS
NORTH CHEYENNE
LONE MOUNTAIN
GRAND TETON DR
ELKHORN RD
W ELKHORN RD
BRUCE WOODBURY BELTWAY
CENTENNIAL PKY
CENTENNIAL CENTER BLVD
W TROPICAL PKY
W ANN RD
W LONE MOUNTAIN RD
W CRAIG RD
W ALEXANDER RD
W CHEYENNE AVE
MICHAEL WAY
N DURANGO DR
N BUFFALO DR
N TENAYA WAY
N JONES BLVD
N DECATUR BLVD
N RAINBOW BLVD
N RANCHO DR
N EL CAPITAN WAY
Montecito Marketplace
Centennial Hospital
Montecito Crossing
Centennial Crossroads Plaza
Crossroads Towne Center
Thunderbird Family Sports Complex
Northwest Center & Tech Academy
Centennial Center
Centennial Pavilion
Centennial Plaza
Ann Decatur Marketplace
Painted Desert Golf Club
Los Prados Golf And Country Club
Rancho Santa Fe Plaza
Memory Gardens Cemetery
Golden Desert Plaza
Craig Marketplace
Rancho Sierra Shopping Center
Northbrooke Business Park
Craig Valley Plaza
Desert Oaks Plaza
Northridge Plaza
Cheyenne Village
Rainbow Ridge Plaza
Cheyenne Commons
Mountain View Hospital
Tonopah Plaza
NORTH LAS VEGAS AIR TERMINAL
Colbalt Data Center
Durango Hills Golf Club
Buckskin Park
W Wayne Bunker Family Park
Spring Valley
CARTIFACT.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-191331) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., Jefferies LLC, Drexel Hamilton, LLC, RBS Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

SHADOW MOUNTAIN MARKETPLACE

Mortgaged Property Information		Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller	JLC
Location (City/State)	Las Vegas, Nevada	Cut-off Date Principal Balance	$38,000,000
Property Type	Retail	Cut-off Date Principal Balance per SF	$189.01
Size (SF)	201,044	Percentage of Initial Pool Balance	3.4%
Total Occupancy as of 7/1/2013	96.0%	Number of Related Mortgage Loans	None
Owned Occupancy as of 7/1/2013	96.0%	Type of Security	Fee Simple
Year Built / Latest Renovation	2007 / NAP	Mortgage Rate	5.75000%
Appraised Value	$54,000,000	Original Term to Maturity (Months)	120
		Original Amortization Term (Months)	360
Underwritten Revenues	$4,723,832	Original Interest Only Period (Months)	24
Underwritten Expenses	$893,948	Escrows(1)
Underwritten Net Operating Income (NOI)	$3,829,883		Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$3,710,200	Taxes	$35,000	$22,000
Cut-off Date LTV Ratio	70.4%	Insurance	$32,500	$8,100
Maturity Date LTV Ratio	62.0%	Replacement Reserves	$0	$3,355
DSCR Based on Underwritten NOI / NCF	1.44x / 1.39x	TI/LC	$1,000,000	$12,570
Debt Yield Based on Underwritten NOI / NCF	10.1% / 9.8%	Other(2)	$68,850	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Amount	$38,000,000	86.4%	Loan Payoff	$42,458,855	96.5%
Principal’s New Cash Contribution	6,006,706	13.6	Reserves	1,136,350	2.6
			Closing Costs	411,501	0.9

Total Sources	$44,006,706	100.0%	Total Uses	$44,006,706	100.0%

(1)	See “—Escrows” below.
(2)	Other upfront reserve represents a deferred maintenance reserve ($68,850).

■
The Mortgage Loan.  The mortgage loan (the “Shadow Mountain Marketplace Loan”) is evidenced by a note in the original principal amount of $38,000,000 and is secured by a first mortgage encumbering an anchored retail center located in Las Vegas, Nevada (the “Shadow Mountain Marketplace Property”).  The Shadow Mountain Marketplace Loan was originated on October 11, 2013 and represents approximately 3.4% of the Initial Pool Balance.  The note evidencing the Shadow Mountain Marketplace Loan has an outstanding principal balance as of the Cut-off Date of $38,000,000 and an interest rate of 5.75000% per annum.  The proceeds of the Shadow Mountain Marketplace Loan were used to refinance the Shadow Mountain Marketplace Property.

The Shadow Mountain Marketplace Loan has an initial term of 120 months and has a remaining term of 120 months.  The Shadow Mountain Marketplace Loan requires payments of interest only for the initial 24 months and thereafter payments of principal and interest based on a 30-year amortization schedule.  The scheduled maturity date is the due date in November 2023.  Voluntary prepayment of the Shadow Mountain Marketplace Loan is prohibited prior to August 6, 2023.  Defeasance with direct, non-callable obligations that are either the direct obligations of, or are fully guaranteed by the full faith and credit of, the United States of America is permitted at any time on or after the first due date following the second anniversary of the securitization Closing Date.

■
The Mortgaged Property.  The Shadow Mountain Marketplace Property is a 201,044 SF anchored retail shopping center located in Las Vegas, Nevada.  The Shadow Mountain Marketplace Property was constructed in 2007. The Shadow Mountain Marketplace Property includes a Best Buy (22.4% of GLA, expiring January 2018), Ashley Furniture (17.8% of GLA, expiring March 2019), SteinMart (13.9% of GLA, expiring November 2017), and Walgreens (7.4% of GLA, expiring December 2082).  The Shadow Mountain Marketplace Property is also shadow-anchored by Costco Wholesale which includes a Costco gasoline station and is not part of the collateral.  Cumulatively, the four largest tenants represent 61.5% of the GLA.  As of July 1, 2013, the Total Occupancy and Owned Occupancy were both 96.0%.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-191331) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., Jefferies LLC, Drexel Hamilton, LLC, RBS Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

SHADOW MOUNTAIN MARKETPLACE

The following table presents certain information relating to the major tenants (of which, certain tenants may have co-tenancy provisions) at the Shadow Mountain Marketplace Property:

Ten Largest Owned Tenants Based On Underwritten Base Rent

Tenant Name	Credit Rating (Fitch/MIS/S&P)(1)	Tenant GLA	% of GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	Lease Expiration	Tenant Sales $ per SF(2)	Occupancy Cost	Renewal / Extension Options
Best Buy	BB- / Baa2 / BB	45,000	22.4%	$725,400	17.6%	$16.12	1/31/2018	$722	2.6%	4, 5-year options
Walgreens	NR / Baa1 / BBB	14,820	7.4	586,000	14.2	39.54	12/31/2082	$439	9.6%	NA
SteinMart	NR / NR / NR	28,000	13.9	446,600	10.9	15.95	11/30/2017	$167	10.4%	3, 5-year options
Ashley Furniture	NR / NR / NR	35,853	17.8	358,530	8.7	10.00	3/31/2019	$190	7.4%	2, 5-year options
Pacific Dental	NR / NR / NR	3,850	1.9	207,900	5.1	54.00	11/30/2017	NA	NA	2, 5-year options
Wells Fargo Bank	AA- / A2 / A+	4,945	2.5	196,351	4.8	39.71	11/30/2026	NA	NA	4, 5-year options
Studio Salon	NR / NR / NR	5,330	2.7	156,000	3.8	29.27	5/30/2018	NA	NA	NA
Chili’s	BBB- / Ba2 / BBB-	5,903	2.9	154,000	3.7	26.09	11/30/2016	$527	5.4%	4, 5-year options
McDonald’s	BB+ / Ba2 / BB+	4,456	2.2	137,500	3.3	30.86	11/30/2027	NA	NA	4, 5-year options
Café Rio	NR / NR / NR	3,500	1.7	126,000	3.1	36.00	9/30/2018	NA	NA	2, 5-year options
Ten Largest Owned Tenants		151,657	75.4%	$3,094,281	75.2%	$20.40
Remaining Owned Tenants		41,379	20.6	1,020,764	24.8	24.67
Vacant Spaces (Owned Space)		8,008	4.0	0	0.0	0.00
Total / Wtd. Avg. All Owned Tenants		201,044	100.0%	$4,115,046	100.0%	$21.32

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(2)
SteinMart, Best Buy and Walgreens sales are based on July 2013 TDLinx reports.  Ashley Furniture sales are based on the 12-month period ending September 2013.  Chili’s sales are based on the 12-month period ending August 2013.

The following table presents certain information relating to the lease rollover schedule at the Shadow Mountain Marketplace Property based on initial lease expiration dates:

Lease Expiration Schedule(1)

Year Ending December 31,	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	# of Expiring Tenants
MTM	0	0.0%	0.0%	$0	0.0%	$0.00	0
2013	0	0.0	0.0%	0	0.0	0.00	0
2014	2,000	1.0	1.0%	80,000	1.9	40.00	1
2015	2,236	1.1	2.1%	68,350	1.7	30.57	2
2016	10,333	5.1	7.2%	272,128	6.6	26.34	4
2017	47,001	23.4	30.6%	1,045,802	25.4	22.25	9
2018	66,073	32.9	63.5%	1,300,814	31.6	19.69	8
2019	38,172	19.0	82.5%	428,100	10.4	11.22	2
2020	0	0.0	82.5%	0	0.0	0.00	0
2021	0	0.0	82.5%	0	0.0	0.00	0
2022	0	0.0	82.5%	0	0.0	0.00	0
2023	0	0.0	82.5%	0	0.0	0.00	0
2024 & Thereafter(2)	27,221	13.5	96.0%	919,851	22.4	33.79	4
Vacant	8,008	4.0	100.0%	0	0.0	0.00	0
Total / Wtd. Avg.	201,044	100.0%		$4,115,046	100.0%	$21.32	30

(1)	Calculated based on approximate square footage occupied by each Owned Tenant.
(2)	Includes 3,000 SF management office.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-191331) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., Jefferies LLC, Drexel Hamilton, LLC, RBS Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

SHADOW MOUNTAIN MARKETPLACE

■
Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Shadow Mountain Marketplace Property:

Cash Flow Analysis(1)

	2010	2011	2012	TTM 6/1/2013	Underwritten(2)	Underwritten $ per SF
Base Rent	$3,851,333	$4,014,204	$4,039,037	$4,067,634	$4,115,046	$20.47
Percentage Rent	16,564	10,521	26,472	22,566	10,000	0.05
Total Rent	$3,867,898	$4,024,725	$4,065,509	$4,090,200	$4,125,046	$20.52
Total Reimbursables	948,935	549,757	528,446	497,452	647,311	3.22
Other Income	418	0	0	0	0	0.00
Vacancy & Credit Loss	0	0	0	0	48,525	(0.24)
Effective Gross Income	$4,817,251	$4,574,482	$4,593,956	$4,587,652	$4,723,832	$23.50

Total Operating Expenses	$900,868	$809,864	$760,024	$636,582	$893,948	$4.45

Net Operating Income	$3,916,383	$3,764,617	$3,833,931	$3,951,070	$3,829,883	$19.05
TI/LC	0	0	0	0	79,474	0.40
Capital Expenditures	0	0	0	0	40,209	0.20
Net Cash Flow	$3,916,383	$3,764,617	$3,833,931	$3,951,070	$3,710,200	$18.45

(1)
Certain items such as interest expense, interest income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.

(2)	Underwritten cash flow based on the 7/1/2013 rent roll.

■	Appraisal. According to the appraisal, the Shadow Mountain Marketplace Property had an “as-is” appraised value of $54,000,000 as of an effective date of August 8, 2013.

■
Environmental Matters.  According to a Phase I environmental report, dated August 9, 2013, there are no recognized environmental conditions or recommendations for further action at the Shadow Mountain Marketplace Property.

■
Market Overview and Competition.  The Shadow Mountain Marketplace Property is a 201,044 SF anchored retail shopping center located in Las Vegas, Nevada. The Shadow Mountain Marketplace Property is situated at the northwest corner of the 215 Beltway and the North Decatur Boulevard interchange.  Primary access to the neighborhood is provided by Interstate Highway 215 (also known as the 215 Beltway), which extends through the center of the Shadow Mountain Marketplace Property’s neighborhood. The 215 Beltway is currently under construction between Tenaya Way and Decatur Boulevard. The project is intended to build-out this section of the Beltway into a non-stop, four-lane freeway with new interchanges at Jones and Decatur Boulevards and a new bridge to carry Bradley Road over the freeway.  Two other major shopping centers are located in close proximity to the Shadow Mountain Property: Crossroads Towne Center and Decatur 215. Crossroads Towne Center is a 224,775 SF power center located adjacent to the east of the Shadow Mountain Marketplace Property.  Built in 2007, Crossroads Towne Center is approximately 94% occupied and anchored by Wal-Mart Supercenter and Bed, Bath & Beyond.  Decatur 215, built in 2009 and located 0.25 miles south of Shadow Mountain Marketplace Property across the 215 Beltway, has a gross leasable area of 247,400 SF and features tenants such as Target and WinCo.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-191331) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., Jefferies LLC, Drexel Hamilton, LLC, RBS Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

SHADOW MOUNTAIN MARKETPLACE

The following table presents certain information relating to the primary competition for the Shadow Mountain Marketplace Property:

Competitive Set(1)

	Shadow Mountain Marketplace	Crossroads Towne Center	Decatur 215	Deer Springs Town Center	Centennial Crossroads Plaza	Centennial Center
Property Type	Power Center	Power Center	Power Center	Power Center	Community Center	Power Center
Year Built / Renovated	2007 / NAP	2007 / NAP	2009 / NAP	2009 / NAP	2002 / NAP	2002 / NAP
Total GLA	201,044	224,775	247,400	334,406	265,000	900,000
Total Occupancy	96%	94%	100%	96%	96%	95%
Anchors	Best Buy, Ashley Furniture, SteinMart and Walgreens	Wal-Mart Supercenter and Bed, Bath & Beyond	Target and WinCo	Home Depot, Toys R Us, Michael’s, Ross, PetSmart, Staples and Target	Target and Vons	Wal-Mart Supercenter, Sam’s Club, Home Depot, Big Lots, Ross, Michaels, Office Max

(1)	Source: Appraisal.

■
The Borrower.  The borrower is Shadow Mountain Marketplace, LLC, a single-purpose, single-asset entity.  Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Shadow Mountain Marketplace Loan.  Mark D. Linehan and Darrel W. Wright, each an individual, are, collectively and jointly and severally, the non-recourse carveout guarantors under the Shadow Mountain Marketplace Loan.

■
Escrows.  At origination, the borrower funded (i) an escrow reserve in the amount of $35,000 in respect of taxes and $32,500 in respect of insurance premiums, (ii) an escrow reserve in the amount of $68,850 in respect of deferred maintenance, and (iii) an escrow reserve in the amount of $1,000,000 in respect of leasing reserves.  On each due date, the borrower is required to fund (i) the tax and insurance reserve in an amount equal to one-twelfth of the amount the lender estimates will be necessary to pay tax and insurance premiums over the then succeeding twelve month period, (ii) the leasing reserve in the monthly amount of $12,570 (capped as described below), and (iii) a replacement reserve in the monthly amount of $3,355 (subject to a cap of $100,000).  On and after the due date in February 2018 (the first due date after the initial lease expiration date for SteinMart and Best Buy), the obligation to make payments into the leasing reserve is subject to a cap of $500,000, so long as (x) the loan debt yield is equal to or greater than 10.0%, (y) the borrower has leased all or substantially all of the space under the major leases in accordance with the loan documents and all approved major lease leasing expenses with respect thereto have been paid and (z) no Lease Sweep Period then exists.

A “Lease Sweep Period” is triggered: (i) at the earlier to occur of (a) twelve months prior to the end of the term of any major lease (Ashley Furniture, Best Buy, SteinMart, Walgreens or  any other lease that covers 14,000 or more SF) or (b) the unexercised notice of renewal date under a major lease (unless such major tenant has otherwise entered into an agreement to renew or extend the applicable major lease); (ii) if a major lease is surrendered, cancelled or terminated, (iii) if a major tenant discontinues its business at its premises (i.e., “goes dark”) or gives notice that it intends to do so; (iv) if a monetary or material non-monetary default on the part of a major tenant occurs under a major lease; or (v) if a major tenant files an insolvency proceeding.  A Lease Sweep Period ends upon the occurrence of: (A) for a Lease Sweep Period caused by clause (i) or clause (ii) above, if the tenant that triggered the Lease Sweep Period renews or extends its lease or the space demised under such lease is released pursuant to a replacement lease; (B) for a Lease Sweep Period caused by clause (iii) above, if the tenant that triggered the Lease Sweep Period renews or extends its lease or the space demised under such lease is released pursuant to a replacement lease or on the date on which $40 per square foot has been accumulated in the leasing reserve with respect to such space (it being agreed that if such space is the SteinMart space, any remaining portion of the initial leasing reserve deposit shall be credited towards such amount); (C) for a Lease Sweep Period caused by clause (iv) above, if such major tenant default is cured and no other major tenant default has occurred for a period of three consecutive months following such cure; and (D) for a Lease Sweep Period caused by an clause (v) above, if the insolvency proceeding has terminated and the applicable major lease has been affirmed, assumed or assigned in a manner satisfactory to the lender.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-191331) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., Jefferies LLC, Drexel Hamilton, LLC, RBS Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

SHADOW MOUNTAIN MARKETPLACE

■
Lockbox and Cash Management.  The Shadow Mountain Marketplace Loan requires a hard lockbox which is already in place and springing cash management.  The loan documents require the borrower to direct the tenants to pay their rents directly to the hard lockbox, which is a lender-controlled blocked account.  The loan documents also require that all rents and other amounts received by the borrower or the property manager be deposited into the blocked account within one business day after receipt.  Unless a cash management period is continuing, all amounts in the blocked account are swept on a daily basis to a borrower-controlled operating account.  The Shadow Mountain Marketplace Loan provides for a cash management period in the event of (i) the debt yield, as calculated in accordance with the loan documents, is less than 7.95%, (ii) the existence of a Lease Sweep Period as determined in accordance with the loan documents, or (iii) an event of default.  During a cash management period, all funds in the lockbox are swept on a daily basis into the lender-controlled cash management account and any excess funds in the cash management account, after payment of debt service, the funding of required reserves and lender approved operating expenses, are held by the lender as cash collateral for the Shadow Mountain Marketplace Loan.  A cash management period is terminated once (i) the debt yield is at least 7.95% for two consecutive calendar quarters, (ii) the applicable Lease Sweep Period has ended or (iii) the event of default has been cured.

■
Property Management.  The Shadow Mountain Marketplace Property is currently managed by Wynmark Company, which is an affiliate of the borrower and controlled by Mark D. Linehan, one of the guarantors of the non-recourse carveout, pursuant to a management agreement.  Under the loan documents, Shadow Mountain Marketplace Property must remain (i) managed by Wynmark Company or (ii) managed by a management company approved by the lender and with respect to which a Rating Agency Confirmation has been received.  The lender may require the borrower to replace the property manager if (i) there is a default by the property manager under the management agreement, (ii) the filing of a bankruptcy petition or a similar event with respect to the property manager, (iii) if an event of default under the Shadow Mountain Marketplace Loan has occurred and is continuing, (iv) upon the gross negligence, malfeasance or willful misconduct of the property manager or (v) if the borrower fails to maintain a debt yield of at least 7.95% (calculated quarterly).

■	Mezzanine or Secured Subordinate Indebtedness. Not permitted.

■
Terrorism Insurance.  The borrower is required to maintain an “all-risk” insurance policy that provides coverage for terrorism in an amount equal to the full replacement cost of the Shadow Mountain Marketplace Property, plus at least eighteen (18) months of rental loss and/or business interruption coverage.  See “Risk Factors—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Free Writing Prospectus.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-191331) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., Jefferies LLC, Drexel Hamilton, LLC, RBS Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

(THIS PAGE INTENTIONALLY LEFT BLANK)

1245 16TH STREET

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-191331) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., Jefferies LLC, Drexel Hamilton, LLC, RBS Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

1245 16TH STREET

CARTIFACT
SANTA MONICA BAY
SANTA MONICA
1245 16th Street
Santa Monica, CA 90404
UCLA Orthopedic Medical Center
Saint Johns Health Center
WILSHIRE MONTANA
WESTSIDE
DOWNTOWN
3RD STREET PROMENADE
Santa Monica Place
Santa Monica Pier
CIVIC CENTER
Santa Monica High School
Sheraton Delfina
Woodlawn Cemetery
PICO DISTRICT
OCEAN PARK
MAIN STREET
Santa Monica College
Ralphs
MONTANA AVENUE
MONTANA AVE
IDAHO AVE
WASHINGTON AVE
CALIFORNIA AVE
WILSHIRE BLVD
ARIZONA AVE
SANTA MONICA BLVD
BROADWAY
COLORADO AVE
OLYMPIC BLVD
MICHIGAN AVE
PICO BLVD
OCEAN PARK BLVD
SANTA MONICA FWY
PACIFIC COAST HWY
OCEAN AVE
LINCOLN BLVD
Los Angeles
Long Beach
Anaheim
PACIFIC OCEAN

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-191331) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., Jefferies LLC, Drexel Hamilton, LLC, RBS Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

1245 16TH STREET

Mortgaged Property Information		Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller		GSMC
Location (City/State)	Santa Monica, California	Cut-off Date Principal Balance		$37,000,000
Property Type	Office	Cut-off Date Principal Balance per SF		$643.96
Size (SF)	57,457	Percentage of Initial Pool Balance		3.3%
Total Occupancy as of 8/1/2013	100.0%	Number of Related Mortgage Loans		None
Owned Occupancy as of 8/1/2013	100.0%	Type of Security		Fee Simple
Year Built / Latest Renovation	1988 / 2011	Mortgage Rate		4.92750%
Appraised Value	$61,600,000	Original Term to Maturity (Months)		120
		Original Amortization Term (Months)		NAP
		Original Interest Only Period (Months)		120
Underwritten Revenues	$4,773,157
Underwritten Expenses	$977,386	Escrows
Underwritten Net Operating Income (NOI)	$3,795,770		Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$3,654,679	Taxes	$147,903	$21,129
Cut-off Date LTV Ratio	60.1%	Insurance	$36,856	$3,351
Maturity Date LTV Ratio	60.1%	Replacement Reserves	$0	$1,772
DSCR Based on Underwritten NOI / NCF	2.05x / 1.98x	TI/LC	$0	$0
Debt Yield Based on Underwritten NOI / NCF	10.3% / 9.9%	Other	$0	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Amount	$37,000,000	100.0%	Loan Payoff	$30,535,279	82.5%
			Principal Equity Distribution	5,804,083	15.7
			Closing Costs	475,878	1.3
			Reserves	184,759	0.5
Total Sources	$37,000,000	100.0%	Total Uses	$37,000,000	100.0%

■
The Mortgage Loan.  The mortgage loan (the “1245 16th Street Loan”) is evidenced by a note in the original principal amount of $37,000,000 and is secured by a first mortgage encumbering a medical office building located in Santa Monica, California (the “1245 16th Street Property”).  The 1245 16th Street Loan was originated by Goldman Sachs Mortgage Company on September 25, 2013 and represents approximately 3.3% of the Initial Pool Balance.  The note evidencing the 1245 16th Street Loan has an outstanding principal balance as of the Cut-off Date of $37,000,000 and has an interest rate of 4.92750% per annum.  The borrower utilized the proceeds of the 1245 16th Street Loan to refinance the existing debt on the 1245 16th Street Property.

The 1245 16th Street Loan had an initial term of 120 months and has a remaining term of 119 months.  The 1245 16th Street Loan requires payments of interest only during the term of the loan.  The scheduled maturity date is the due date in October 2023.  Voluntary prepayment of the 1245 16th Street Loan is prohibited prior to April 6, 2023.  Provided that no event of default is continuing, defeasance with direct, non-callable obligations of the United States of America is permitted at any time on or after the first due date following the second anniversary of the securitization Closing Date.

■
The Mortgaged Property.  The 1245 16th Street Property is comprised of one three-story office building containing approximately 57,457 SF, and a subterranean four-story parking garage containing 500 parking spaces. The 1245 16th Street Property is located at the northeast corner of Arizona Avenue and 16th Street in Santa Monica, California and is directly across the street from the UCLA Santa Monica Medical Center hospital, a 266-bed general acute-care hospital. The building was constructed in 1988 and renovated in 2011.  As of August 1, 2013, the 1245 16th Street Property was occupied by 6 tenants with spaces ranging in size from 80 SF to 7,750 SF and the Total and Owned Occupancy were both 100.0%. The Regents of the University of California (Fitch: AA+ / MIS: Aa1 / S&P: AA) leases space under 10 separate leases for a total of 83.1% of the total square footage and 84.0% of the base rent.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-191331) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., Jefferies LLC, Drexel Hamilton, LLC, RBS Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

1245 16TH STREET

The following table presents certain information relating to the major tenants at the 1245 16th Street Property:

Largest Owned Tenants Based on Underwritten Base Rent

Tenant Name	Credit Rating (Fitch/MIS/S&P)(1)	Tenant GLA	% of GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	Lease Expiration	Renewal / Extension Options
The Regents of the University of California	AA+ / Aa1 / AA	47,762	83.1%	$3,016,337	84.0%	$63.15	(2)	NA
Santa Monica Women’s Healthcare Associates	NR / NR / NR	3,403	5.9	193,608	5.4	56.89	2/16/2016	1, 5-year option
Melinda W. Pruitt D.D.S.	NR / NR / NR	1,793	3.1	120,974	3.4	67.47	6/30/2019	2, 5-year options
Dr. Mark I. Handelsman aka Herbert A. Binder D.D.S.	NR / NR / NR	1,857	3.2	109,973	3.1	59.22	6/30/2014	1, 5-year option
Dr. Richard F. Levy	NR / NR / NR	1,838	3.2	106,324	3.0	57.85	9/30/2014	1, 5-year option
Dr. Stephen Sideroff	NR / NR / NR	804	1.4	44,802	1.2	55.72	11/30/2014	1, 5-year option
Largest Tenants		57,457	100.0%	$3,592,018	100.0%	$62.52
Vacant		0	0.0	0	0.0	0.00
Total / Wtd. Avg. All Owned Tenants		57,457	100.0%	$3,592,018	100.0%	$62.52

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(2)
The Regents of the University of California has leases expiring in March 2016 (4,268 SF, base rent of $59.25 PSF), May 2016 (529 SF, base rent of $58.34 PSF), July 2016 (3,226 SF, base rent of $65.78 PSF), April 2017 (1,350 SF, base rent of $65.81 PSF), December 2019 (7,750 SF, base rent of $61.59 PSF), January 2020 (8,303 SF, base rent of $62.92 PSF), August 2020 (3,306 SF, base rent of $66.79 PSF), January 2021 (6,515 SF, base rent of $65.83 PSF), July 2022 (10,623 SF, base rent of $62.34 PSF) and October 2022 (1,892 SF, base rent of $65.81 PSF).

The following table presents certain information relating to the lease rollover schedule at the 1245 16th Street Property, based on initial lease expiration dates:

Lease Expiration Schedule(1)
Year Ending December 31,	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	# of Expiring Leases
MTM	0	0.0%	0.0%	$0	0.0%	$0.00	0
2013	0	0.0	0.0%	0	0.0	0.00	0
2014	4,499	7.8	7.8%	261,099	7.3	58.03	3
2015	0	0.0	7.8%	0	0.0	0.00	0
2016	11,426	19.9	27.7%	689,549	19.2	60.35	4
2017	1,350	2.3	30.1%	88,845	2.5	65.81	1
2018	0	0.0	30.1%	0	0.0	0.00	0
2019	9,543	16.6	46.7%	598,317	16.7	62.70	2
2020	11,609	20.2	66.9%	743,207	20.7	64.02	2
2021	6,515	11.3	78.2%	428,892	11.9	65.83	1
2022	12,515	21.8	100.0%	782,109	21.8	62.49	2
2023	0	0.0	100.0%	0	0.0	0.00	0
2024 & Thereafter	0	0.0	100.0%	0	0.0	0.00	0
Vacant	0	0.0	100.0%	0	0.0	0.00	0
Total / Wtd. Avg.	57,457	100.0%		$3,592,018	100.0%	$62.52	15

(1)	Calculated based on approximate square footage occupied by each Owned Tenant.

The following table presents certain information relating to historical leasing at the 1245 16th Street Property:

Historical Leased %(1)
	2010	2011	2012	As of 8/1/2013
Owned Space	100.0%	100.0%	100.0%	100.0%

(1)	As provided by the borrower which reflects year end occupancy for the indicated year.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-191331) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., Jefferies LLC, Drexel Hamilton, LLC, RBS Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

1245 16TH STREET

■
Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the 1245 16th Street Property:

Cash Flow Analysis(1)

	2010	2011	2012	TTM 7/31/2013	Underwritten(2)	Underwritten $ per SF
Base Rent	$3,097,996	$3,236,185	$3,361,258	$3,439,736	$3,592,018	$62.52
Contractual Rent Steps	0	0	0	0	277,861	4.84
Total Reimbursement Revenue	55,249	149,556	77,773	50,811	28,566	0.50
Parking Revenue(3)	550,573	665,521	608,907	477,563	618,825	10.77
Other Revenue(4)	448,624	449,075	450,393	452,862	450,809	7.85
Vacancy Loss	0	0	0	0	(194,922)	(3.39)
Effective Gross Revenue	$4,152,442	$4,500,337	$4,498,331	$4,420,971	$4,773,157	$83.07

Total Operating Expenses	$996,911	$996,689	$961,888	$996,598	$977,386	$17.01

Net Operating Income	$3,155,531	$3,503,648	$3,536,443	$3,424,374	$3,795,770	$66.06
TI/LC	0	0	0	0	119,832	2.09
Capital Expenditures	0	0	0	0	21,259	0.37
Net Cash Flow	$3,155,531	$3,503,648	$3,536,443	$3,424,374	$3,654,679	$63.61

(1)
Certain items such as straight line rent, interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.

(2)	Underwritten cash flow based on contractual rents as of 8/1/2013 and rent steps through 11/30/2014.
(3)	Parking income includes transient parking income on floors 1-2 of the parking garage.
(4)	Other income includes UCLA contract parking income for floors 3-4 of the parking garage and other miscellaneous items.

■	Appraisal. According to the appraisal, the 1245 16th Street Property had an “as-is” appraised value of $61,600,000 as of an effective date of August 23, 2013.

■
Environmental Matters. According to a Phase I environmental report dated September 9, 2013 there are no recognized environmental conditions or recommendations for further action at the 1245 16th Street Property.

■
Market Overview and Competition. The 1245 16th Street Property is located in Santa Monica, California. As of the 2nd quarter 2013, the Santa Monica office submarket contained 89 buildings totaling 8.7 million SF of inventory with an average vacancy level of 7.7% and average rental rate of $52.08 PSF and the Santa Monica medical office micromarket contained 22 buildings totaling approximately 1.2 million SF with an average vacancy level of 6.1% and average rental rate of $40.32 per SF. According to the appraisal, the 1245 16th Street Property’s direct comparables report vacancy levels lower than the submarket vacancy level of 7.7% and the 1245 16th Street Property is located across the street from the UCLA Santa Monica Medical Center hospital, a 266-bed general acute-care hospital.

The following table presents certain information relating to certain medical office lease comparables provided in the appraisal for the 1245 16th Street Property:

Medical Office Lease Comparables(1)
	1223 16th Street Santa Monica, CA	1304 15th Street Santa Monica, CA	1260 15th Street Santa Monica, CA	1919 Santa Monica Blvd Santa Monica, CA	2825 Santa Monica Blvd Santa Monica, CA
Year Built	2012	1972	1973	1991	1984
Total NRA	51,342	37,109	87,386	44,219	52,676
Total Occupancy	100%	95%	95%	100%	94%
Quoted Rent Rate per SF	$54.72	$54.00	$50.40 - $57.60	$50.40 - $52.20	$43.80
Escalations	4% Annual	3% Annual	3% Annual	3% - 4% Annual	3% Annual

(1)	Source: Appraisal.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-191331) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., Jefferies LLC, Drexel Hamilton, LLC, RBS Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

1245 16TH STREET

The following table presents certain information relating to certain medical office sales comparables provided in the appraisal for the 1245 16th Street Property:

Medical Office Sales Comparables(1)
Property Name	City	Sale Date	Year Built	NRA (SF)	Sale Price	Sale Price per SF	Occupancy
10630 Santa Monica Boulevard	Los Angeles	July 2013	2008	17,825	$15,100,000	$847.12	100%
1223 16th Street	Santa Monica	June 2013	2012	51,342	$56,494,840	$1,100.36	100%
2825 Santa Monica Boulevard	Santa Monica	May 2013	1984	52,676	$27,500,000	$522.06	94%
1304 15th Street	Santa Monica	July 2011	1972	36,765	$18,360,000	$499.39	94%
9001 Wilshire Boulevard	Beverly Hills	May 2011	1982	49,224	$26,413,000	$536.59	81%
The Golden Triangle Collection	Beverly Hills	April 2013	1989	269,405	$310,000,000	$1,150.68	95%

(1)	Source: Appraisal.

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The Borrower.  The borrower is Santa Monica Arizona at 16th, L.P., a single-purpose, single-asset entity. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the 1245 16th Street Loan. Marshall A. Rockwell, Jr., an individual, and Laura H. Rockwell, an individual, are the guarantors of the non-recourse carveouts under the 1245 16th Street Loan.

■
Escrows. On the origination date the borrower funded (a) a tax reserve of $147,903 and (b) an insurance reserve of $36,856.  On each due date, the borrower is required to fund (a) a tax and insurance reserve account in an amount equal to one-twelfth of the amount sufficient to pay taxes and insurance premiums over the then succeeding twelve month period and (b) a capital expenditure reserve in the monthly amount of $1,772.

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Lockbox and Cash Management. The 1245 16th Street Loan requires a hard lockbox, which is already in place.  The loan documents require the borrower to direct the tenants to pay their rents directly to a lender-controlled lockbox account.  The loan documents also require that all rents received by the borrower or the property manager be deposited into the lockbox account (or the cash management account, if a trigger period or event of default is then continuing) within two business days after receipt.  So long as no event of default or 1245 16th Street Trigger Period is then continuing, all amounts in the lockbox account are required to be swept on a daily basis to an operating account accessible by borrower but pledged to lender.  During the continuance of an event of default or 1245 16th Street Trigger Period, all amounts in the lockbox account or operating account are required to be swept to a lender-controlled cash management account.  On each due date during a 1245 16th Street Trigger Period, provided no event of default is continuing (or at the lender’s discretion, during an event of default until the 1245 16th Street Loan is accelerated), the loan documents require that all amounts on deposit in the cash management account be used to pay debt service, required reserves and operating expenses and all remaining amounts will be reserved in an excess cash flow reserve account.  If no 1245 16th Street Trigger Period or event of default is continuing, all amounts in the excess cash flow reserve account will be swept into the operating account on the earlier of (i) the next due date, and (ii) 10 business days after the borrower delivers evidence that no 1245 16th Street Trigger Period is then continuing.  During the continuance of an event of default, the lender may apply all funds on deposit in the cash management account to amounts payable under the 1245 16th Street Loan in such order of priority as the lender may determine.

A “1245 16th Street Trigger Period” means the period (1) commencing as of the last day of any fiscal quarter in which the debt service coverage ratio (as calculated under the loan documents) for the trailing 12-month period is less than 1.15x, and ending at the conclusion of the second consecutive fiscal quarter for which the debt service coverage ratio for the preceding 12-month period is greater than 1.25x; or (2) commencing upon the borrower’s failure to deliver the required annual, quarterly and monthly financial reports and ending when such financial reports are delivered, if no trigger period under clause (1) has commenced.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-191331) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., Jefferies LLC, Drexel Hamilton, LLC, RBS Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

1245 16TH STREET

■
Property Management. The 1245 16th Street Property is currently managed by JCT Builders, Inc. pursuant to a management agreement.  Under the loan documents, the 1245 16th Street Property may not be managed by any other party, other than a management company reasonably approved by the lender and with respect to which a Rating Agency Confirmation has been received.  The lender may replace or require the borrower to replace the property manager during the continuance of an event of default under the 1245 16th Street Loan, following any foreclosure, conveyance in lieu of foreclosure or other similar transaction, during the continuance of a material default by the property manager under the management agreement (after the expiration of any applicable notice and/or cure period) if the property manager files or is the subject of a petition in bankruptcy, if a trustee or receiver is appointed for the property manager’s assets, if the property manager makes an assignment for the benefit of creditors or if the property manager is adjudicated insolvent.

■	Mezzanine or Secured Subordinate Indebtedness. Not permitted.

■
Terrorism Insurance. So long as TRIPRA or a similar or subsequent statute is in effect, the borrower is required to maintain terrorism insurance for foreign and domestic acts (as those terms are defined in TRIPRA or similar or subsequent statute) in an amount equal to the full replacement cost of the 1245 16th Street Property, plus eighteen months of rental loss and/or business interruption coverage.  If TRIPRA or a similar or subsequent statute is not in effect, then provided that terrorism insurance is available to the borrower at commercially reasonable rates and terms, and such coverage is then typically required for similar commercial properties in the State of California by commercial lenders originating loans for securitization, the borrower is required to carry terrorism insurance throughout the term of the 1245 16th Street Loan as required by the preceding sentence, but in that event the borrower will not be required to spend more than two times the amount of the insurance premium that is payable at that time in respect of the property and business interruption/rental loss insurance required under the loan documents (not including the terrorism and earthquake components of such casualty and business interruption/rental loss insurance), and if the cost of terrorism insurance exceeds such amount, then the borrower is required to purchase the maximum amount of terrorism insurance available with funds equal to such amount.  The terrorism insurance is required to contain a deductible that is approved by the lender, is no larger than is customary for similar policies covering similar properties in the geographic market in which the 1245 16th Street Property are located and is no larger than $50,000.  The required terrorism insurance may be included in a blanket policy, provided that the borrower provides evidence satisfactory to the lender that the insurance premiums for the 1245 16th Street Property are separately allocated under the blanket policy.  See “Risk Factors—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Free Writing Prospectus.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-191331) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., Jefferies LLC, Drexel Hamilton, LLC, RBS Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

(THIS PAGE INTENTIONALLY LEFT BLANK)

WALNUT CREEK MARRIOTT

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-191331) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., Jefferies LLC, Drexel Hamilton, LLC, RBS Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

WALNUT CREEK MARRIOTT

CARTIFACT
Pleasant Hill BART
Countrywood Center
GEARY RD
TREAT BLVD
BANCROFT RD
N MAIN ST
N CIVIC DR
3RD AVE
SAN LUIS RD
Heather Farms Park
Ygnacio Plaza Shopping Center
Walnut Creek Marriott
2355 North Main Street
Walnut Creek, CA 94596
Diablo Hills Golf Course
John Muir Medical Center Walnut Creek
YGNACIO VALLEY RD
Walnut Creek
SAN MIGUEL
US Post Office
Walnut Creek Superior Court
Walnut Creek BART
California DMV
Target
OVERLOOK
Civic Park
Walnut Creek City Hall
Walnut Creek Library
Shell Ridge Open Space
N CALIFORNIA BLVD
DOWNTOWN
MT DIABLO BLVD
Olympia Place
OLYMPIC BLVD
Broadway Plaza
WALNUT KNOLLS
SARANAP
S BROADWAY
Kaiser Permanente Walnut Creek
S MAIN ST
PACIFIC OCEAN
San Francisco
Oakland
San Jose

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-191331) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., Jefferies LLC, Drexel Hamilton, LLC, RBS Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

WALNUT CREEK MARRIOTT

Mortgaged Property Information	Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller	JLC
Location (City/State)	Walnut Creek, California	Cut-off Date Principal Balance	$31,280,000
Property Type	Hospitality	Cut-off Date Principal Balance per Room	$92,544.38
Size (Rooms)	338	Percentage of Initial Pool Balance	2.8%
Total TTM Occupancy as of 9/30/2013	72.3%	Number of Related Mortgage Loans	None
Owned TTM Occupancy as of 9/30/2013	72.3%	Type of Security	Fee Simple
Year Built / Latest Renovation	1986 / 2006, 2012	Mortgage Rate	5.04455%
Appraised Value(1)	$48,100,000	Original Term to Maturity (Months)	59
Original Amortization Term (Months)	300
Original Interest Only Period (Months)	11
Underwritten Revenues	$16,308,133
Underwritten Expenses	$12,692,804
Underwritten Net Operating Income (NOI)	$3,615,329	Escrows(3)
Underwritten Net Cash Flow (NCF)	$2,995,620	Upfront	Monthly
Cut-off Date LTV Ratio(1)	65.0%	Taxes	$140,000	$23,335
Maturity Date LTV Ratio(2)	56.3%	Insurance	$176,035	$14,670
DSCR Based on Underwritten NOI / NCF	1.75x / 1.45x	FF&E	$0	$27,205
Debt Yield Based on Underwritten NOI / NCF	11.6% / 9.6%	Other(4)	$8,327,000	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Amount	$31,280,000	77.5%	Loan Payoff	$28,285,885	70.1%
Mezzanine Loan Amount	8,000,000	19.8	Reserves	8,643,035	21.4
Principal’s New Cash Contribution	1,075,000	2.7	Closing Costs	3,426,080	8.5

Total Sources	$40,355,000	100.0%	Total Uses	$40,355,000	100.0%

(1)
With respect to the Walnut Creek Marriott Loan, the Appraised Value is calculated based on the appraiser’s “as-is” appraised value of $41,300,000 plus a stated $6,800,000 “capital deduction” related to capital improvements at the Walnut Creek Marriott Property.  In connection with the origination, a PIP reserve of $8,200,000 was funded into escrow and serves as collateral for the Walnut Creek Marriott Loan. The Cut-off Date LTV Ratio without adding the $6,800,000 “capital deduction” is 75.7%.

(2)
The Maturity Date LTV Ratio is calculated utilizing the “as stabilized” appraised value of $51,800,000.  The Maturity Date LTV Ratio calculated based on the appraiser’s “as-is” appraised value of $41,300,000 plus a stated $6,800,000 “capital deduction” related to capital improvements is 60.7%.

(3)	See “—Escrows” below.
(4)	Other reserve consists of the following: (i) a deferred maintenance reserve of $127,000 and (ii) a PIP reserve of $8,200,000.

■
The Mortgage Loan.  The mortgage loan (the “Walnut Creek Marriott Loan”) is evidenced by a note in the original principal amount of $31,280,000 and is secured by a first mortgage encumbering the borrower’s fee simple interest in a 338-room hotel located in Walnut Creek, California (the “Walnut Creek Marriott Property”).  The Walnut Creek Marriott Loan was originated on October 11, 2013 and represents approximately 2.8% of the Initial Pool Balance.  The note evidencing the Walnut Creek Marriott Loan has an outstanding principal balance as of the Cut-off Date of $31,280,000 and an interest rate of 5.04455% per annum. The proceeds of the Walnut Creek Marriott Loan were used to refinance existing debt on the Walnut Creek Marriott Property.

The Walnut Creek Marriott Loan had an initial term of 59 months and has a remaining term of 58 months.   The Walnut Creek Marriott Loan requires monthly payments of interest and principal based on a 25-year amortization schedule.  The scheduled maturity date is the due date in September, 2018.  Voluntary prepayment of the Walnut Creek Marriott Loan is prohibited prior to June 6, 2018.  Defeasance with direct, non-callable obligations that are either the direct obligations of, or are fully guaranteed by the full faith and credit of, the United States of America is permitted at any time on or after the first due date following the second anniversary of the securitization Closing Date.

■
The Mortgaged Property.  The Walnut Creek Marriott Property is a six-story, 338-room, full-service hotel located on 1.97 acres at 2355 North Main Street in Walnut Creek, California.  The Walnut Creek Marriott Property opened in 1987 and features 338 guestrooms, including 213 king bed rooms, seven queen bed rooms, 116 double/double bed rooms and two suite configurations.  Standard guestrooms average 320 SF in size.  The suite rooms range in size from 550 SF to 1,065 SF, provide complimentary access to the Club Level concierge lounge and offer more upgraded amenities. Other Walnut Creek Marriott Property facilities and amenities include A’Trio Restaurant which is open for breakfast, lunch and dinner, a fitness center, an outdoor swimming pool, a business center, 14 meeting rooms containing a total of 17,500 SF of meeting and function space, 212 garage parking spaces and 85 surface parking spaces which are leased from Bay Area Rapid Transit and are not a part of the collateral for the Walnut Creek Marriott Loan.  The borrower completed a multi-million dollar lobby renovation in May 2012. The Walnut Creek Marriott Property is subject to a Franchise Agreement dated September 18, 1993 between Marriott

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-191331) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., Jefferies LLC, Drexel Hamilton, LLC, RBS Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

WALNUT CREEK MARRIOTT

Corporation (“Franchisor”), and Windsor Capital Group, Inc., (“Franchisee”), an affiliate of the borrower that acts as the property manager. The agreement commenced on September 18, 1993 and was recently extended to April 30, 2015, with an automatic extension of the agreement to April 30, 2025, subject to the completion of the property improvement plan (“PIP”) by the end of the first quarter of 2015. See “—Franchise Agreement/PIP Work” below.

The following table presents certain information relating to the estimated 2012 demand analysis based on market segmentation with respect to the Walnut Creek Marriott Property, as provided in the appraisal report for the Walnut Creek Marriott Property:

2012 Accommodated Room Night Demand(1)
Property	Commercial	Meeting and Group	Leisure
Walnut Creek Marriott	55.0%	27.0%	18.0%

(1)	Source: Appraisal.

The following table presents certain information relating to the trailing twelve month period through July 2013 penetration rates relating to the Walnut Creek Marriott Property as provided in the July 2013 travel research report:

TTM Through 7/31/2013 Penetration Rates(1)
Property	Occupancy	ADR	RevPAR
Walnut Creek Marriott	102.6%	106.6%	109.4%

(1)	Source: July 2013 travel research report.

The following table presents certain information relating to historical occupancy, ADR and RevPAR at the Walnut Creek Marriott Property:

Walnut Creek Marriott(1)
	2010	2011	2012	TTM 9/30/2013
Occupancy(2)	59.8%	69.9%	69.4%	72.3%
ADR	$113.02	$115.92	$128.15	$129.24
RevPAR	$67.56	$81.02	$88.91	$93.49

(1)	As provided by the borrower.
(2)	Reflects average occupancy for the indicated period.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-191331) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., Jefferies LLC, Drexel Hamilton, LLC, RBS Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

WALNUT CREEK MARRIOTT

■
Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Walnut Creek Marriott Property:

Cash Flow Analysis(1)
	2010	2011	2012	TTM 9/30/2013	Underwritten	Underwritten $ per Room
Room Revenue	$8,335,422	$9,995,332	$10,998,717	$11,533,846	$11,703,150	$34,625
Food Income	3,401,918	3,490,611	3,707,377	3,769,548	3,789,581	11,212
Telephone Revenue	6,099	(7,269)	3,236	2,635	3,157	9
Other Departmental Revenue(2)	447,700	445,089	614,425	844,704	784,315	2320
Other Revenue(3)	31,882	43,238	37,578	25,058	27,930	83
Total Revenue	$12,223,021	$13,967,001	$15,361,333	$16,175,791	$16,308,133	$48,249

Room Expense	$2,519,199	$2,618,316	$2,902,172	$2,845,695	$ 2,927,460	$ 8,661
Food Expense	2,926,359	3,068,863	3,162,823	3,154,366	3,213,773	9,508
Telephone Expense	25,383	25,457	24,575	24,797	23,344	69
Other Expense(4)	476,302	439,964	558,101	698,755	633,950	1,876
Total Departmental Expense	$5,947,241	$6,152,600	$6,647,671	$6,723,613	$6,798,527	$20,114
Total Undistributed Expense	3,714,788	4,101,661	3,860,652	3,920,940	3,911,226	11,572
Total Fixed Charges	1,513,759	1,711,182	1,779,049	1,776,045	1,983,052	5,867
Total Operating Expenses	$11,175,787	$11,965,443	$12,287,372	$12,420,598	$12,692,804	$37,553

Net Operating Income	$1,047,234	$2,001,558	$3,073,961	$3,755,193	$3,615,329	$10,696
FF&E	489,052	558,737	614,470	618,698	619,709	1,833
Net Cash Flow	$558,183	$1,442,821	$2,459,490	$3,136,495	$2,995,620	$8,863

(1)
Certain items such as straight line rent, interest expense, interest income, lease cancellation income, depreciation, amortization, owner expenses, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flows.

(2)
Other Operated Departmental Revenue includes parking revenue, gift shop sales, mini-bar revenues, laundry and valet revenues, vending revenues, internet revenue, pay TV and other miscellaneous revenues.

(3)	Other Revenue includes rental income from the rooftop antenna license with Sprint Spectrum, pet fees, miscellaneous fees, rebates and other miscellaneous income.
(4)	Other Expense includes, but is not limited to, similar items as listed in Other Revenue.

■
Appraisal.  According to the appraisal, the Walnut Creek Marriott Property had an appraised value calculated based on an “as-is” appraised value of $41,300,000 plus a stated $6,800,000 “capital deduction” related to capital improvements at the Walnut Creek Marriott Property, as of an effective date of July 29, 2013.  The Walnut Creek Marriott Loan provided a PIP reserve of $8,200,000 described under “Franchise Agreement/PIP Work” below, and an “as stabilized” (post PIP completion) value of $51,800,000 as of an effective date of August 1, 2015.

■	Environmental Matters. According to the Phase I environmental report, dated August 6, 2013 there are no recommendations for further action or investigation at the Walnut Creek Marriott Property.

■
Market Overview and Competition.  The Walnut Creek Marriott Property is located in Walnut Creek, California, a suburb in San Francisco’s East Bay. Access to the area is provided primarily by Interstate 680, California Route-24, and the Bay Area Rapid Transit (BART) heavy-rail public transit and subway system. Downtown Walnut Creek offers over 200 boutique and traditional retail outlets, anchored by Broadway Plaza, which contains designer stores such as Neiman Marcus, Nordstrom, and Macy’s. Downtown Walnut Creek also contains an abundance of office space, approximately five million SF and the greater Walnut Creek area, including Downtown Walnut Creek and the neighboring cities of Concord and Pleasant Hill, contains nearly 14 million SF of office space. The appraisal report indicates that the Walnut Creek Marriot Property’s primary competitive set is comprised of five hotels located in Walnut Creek and Concord, with a total of 1,215 rooms.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-191331) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., Jefferies LLC, Drexel Hamilton, LLC, RBS Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

WALNUT CREEK MARRIOTT

The following table presents certain information relating to the competitive set for the Walnut Creek Marriott Property:

Property	Number of Rooms	Year Opened	2012 Occupancy	2012 ADR	2012 RevPAR
Walnut Creek Marriott	338	1987	69%	$128.15	$89.15
Crown Plaza Concord	324	1971	62%	$91.00	$56.42
Embassy Suites Walnut Creek	249	1990	80%	$130.00	$104.00
Hilton Concord	329	1982	69%	$118.00	$81.42
Lafayette Park Hotel	138	1986	75%	$166.00	$124.50
Renaissance ClubSport Walnut Creek	175	2002	77%	$138.00	$106.26

Source: Appraisal

■
The Borrower.  The borrower is NPWC Hotel, LLC, a Delaware limited liability company, single-purpose, single-asset entity.  Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Walnut Creek Marriott Loan. Patrick M. Nesbitt and The Patrick M. Nesbitt Family Trust, jointly and severally, are the non-recourse carveout guarantors under the Walnut Creek Marriott Loan.

■
Escrows.  In connection with the origination of the Walnut Creek Marriott Loan, the borrower funded (i) an escrow reserve in the amount of $140,000 in respect of taxes and $176,035 in respect to insurance premiums, (ii) an escrow reserve in the amount of $127,000 in respect of deferred maintenance, and (iii) an escrow reserve in the amount of $8,200,000 for completion of the PIP Work described under “Franchise Agreement/PIP Work” below.  On each due date, the borrower is required to fund (i) the tax and insurance reserve in an amount equal to one-twelfth of the amount the lender estimates will be necessary to pay tax and insurance premiums over the then succeeding twelve month period and (ii) a reserve for furniture, fixtures and equipment in an amount equal to 2% of the borrower’s monthly gross revenue from the Walnut Creek Marriott Property based on the prior year for year one of the Walnut Creek Marriott Loan, 3% of the borrower’s monthly gross revenue for year two of the Walnut Creek Marriott Loan, 4% of the borrower’s monthly gross revenue for year three of the Walnut Creek Marriott Loan and 5% of the borrower’s monthly gross revenue for years four and five of the Walnut Creek Marriott Loan.

■
Lockbox and Cash Management.  The Walnut Creek Marriott Loan requires a hard lockbox and cash management, which are already in place.  All revenues with respect to the Walnut Creek Marriott Property (including, without limitation, credit card receivables, all cash revenues and all money received by borrower or on behalf of borrower) are required to be deposited directly into the lockbox account within two business days after receipt.  All amounts in the lockbox account are swept on a daily basis to a lender-controlled cash management account.  In addition, the Walnut Creek Marriott Loan provides for a cash flow sweep in the event that (i) the debt yield (as calculated under the loan documents) is less than 8.5% or (ii) upon the occurrence of an event of default; and such cash flow sweep ends upon (x) as to clause (i), the Walnut Creek Marriot Property achieving a debt yield of at least 8.5% for two consecutive calendar quarters and (y) as to clause (ii) the cure of such event of default and no other event of default then continuing.  A cash flow sweep also commenced as of the origination date of the Walnut Creek Marriott Loan and such cash flow sweep will end at such time that the borrower completes all of the PIP Work described under “Franchise Agreement/PIP Work” below and the term of the Franchise Agreement has been extended to a date no earlier than April, 2025. During a cash flow sweep, all excess funds in the cash management account, after the payment of debt service, the funding of required reserves, lender approved operating expenses and payments of debt service under the mezzanine loan, are retained by the lender and held as cash collateral for the Walnut Creek Marriott Loan.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-191331) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., Jefferies LLC, Drexel Hamilton, LLC, RBS Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

WALNUT CREEK MARRIOTT

■
Property Management.  The Walnut Creek Marriott Property is operated by an affiliated manager, Windsor Capital Group, Inc. pursuant to a management agreement.  Under the loan documents, the Walnut Creek Marriott Property may not be managed by any other party except for a management company approved by the lender and the rating agencies.  The lender may require the borrower to replace the property manager if (i) an event of default is continuing under the loan documents, (ii) there is a default by the property manager under the management agreement, (iii) upon the gross negligence, malfeasance or willful misconduct of the property manager or (iv) the filing of a bankruptcy petition or a similar event with respect to the property manager.

■
Franchise Agreement/PIP Work.  The Walnut Creek Marriott Property is operated under the “Marriott” brand per the terms of a franchise agreement with Marriott Corporation. In connection with the origination of the Walnut Creek Marriott Loan, the borrower deposited $8,200,000 with the lender to be held by the lender and used to pay for renovations at the Walnut Creek Marriott Property required under the property improvement plans entered in to in connection with the franchise agreement.  The PIP generally requires improvements to guestrooms, meeting space, public areas and mechanical upgrades, among other things (the “PIP Work”).  The majority of the improvements will be to upgrade guestrooms and meeting space which account for approximately 69% of the total PIP Work.  The term of the franchise agreement expires April 30, 2015; provided, however, upon completion of the PIP Work, term of the franchise agreement may be extended for ten years.  The borrower is obligated under the terms of the loan documents to complete the PIP Work in accordance with the franchise agreement and, upon completion thereof, to timely extend the term of the franchise agreement.  The lender and Marriott Corporation have entered into a comfort letter pursuant to which the Walnut Creek Marriott Property will continue to be operated under the “Marriott” brand in the event lender takes possession of the Walnut Creek Marriott Property following an exercise of rights under the Walnut Creek Marriott Loan.

■
Mezzanine or Secured Subordinate Indebtedness.  Concurrently with the funding of the Walnut Creek Marriott Loan, Jefferies LoanCore LLC funded a mezzanine loan in the amount of $8,000,000 to NPWC Mezz LLC, a Delaware limited liability company, as mezzanine borrower, the owner of 100% of the equity interests in the borrower.  The mezzanine loan is secured by the mezzanine borrower’s equity interests in borrower.  The mezzanine loan has an interest rate of 13.00000% per annum and is coterminus with the Walnut Creek Marriott Loan.

■
Terrorism Insurance. The borrower is required to maintain an “all-risk” insurance policy that provides coverage for terrorism in an amount equal to the full replacement cost of the Walnut Creek Marriott Property, plus eighteen (18) months of business interruption coverage.  The required terrorism insurance may be included in a blanket policy, provided that the borrower provides evidence satisfactory to the lender that the insurance premiums for the Walnut Creek Marriott Property are separately allocated under the blanket policy and that certain other requirements are satisfied.  See “Risk Factors—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Free Writing Prospectus.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-191331) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., Jefferies LLC, Drexel Hamilton, LLC, RBS Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

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UNIVERSITY TOWER

Mortgaged Property Information	Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller	MC-Five Mile
Location (City/State)	Durham, North Carolina	Cut-off Date Principal Balance	$26,970,629
Property Type	Office	Cut-off Date Principal Balance per SF	$145.81
Size (SF)	184,969	Percentage of Initial Pool Balance	2.4%
Total Occupancy as of 7/1/2013	95.0%	Number of Related Mortgage Loans	None
Owned Occupancy as of 7/1/2013	95.0%	Type of Security	Fee Simple
Year Built / Latest Renovation	1986 / NAP	Mortgage Rate	4.90000%
Appraised Value	$36,250,000	Original Term to Maturity (Months)	60
Original Amortization Term (Months)	360
Original Interest Only Period (Months)	NAP
Borrower Sponsor(1)	Anthony H. Dilweg
Underwritten Revenues	$4,053,875
Underwritten Expenses	$1,409,763	Escrows
Underwritten Net Operating Income (NOI)	$2,644,112	Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$2,391,939	Taxes	$300,175	$30,017
Cut-off Date LTV Ratio	74.4%	Insurance	$29,748	$2,704
Maturity Date LTV Ratio	68.6%	Replacement Reserves(2)	$0	$3,083
DSCR Based on Underwritten NOI / NCF	1.54x / 1.39x	TI/LC(3)	$4,750,000	$0
Debt Yield Based on Underwritten NOI / NCF	9.8% / 8.9%	Other(4)	$8,813	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Amount	$27,000,000	100.0%	Loan Payoff	$19,594,064	72.6%
Reserves	5,088,735	18.8
Principal Equity Distribution	1,987,543	7.4
Closing Costs	329,658	1.2

Total Sources	$27,000,000	100.0%	Total Uses	$27,000,000	100.0%

(1)	Anthony H. Dilweg is the guarantor of the non-recourse carveouts under the University Tower Loan.
(2)	Deposits into the replacement reserve are capped at $110,981.
(3)
The loan is structured with a rollover reserve which had an upfront deposit of $4,750,000 to be used primarily for the purposes of renewing or replacing the lease for the BCBS tenant.  Prior to the rollover of the lease for the BCBS tenant, the reserve may be used for (i) $4,525,000 for TI/LC for the purpose of renewing or replacing the lease for the BCBS tenant, provided that $250,000 of this portion of the reserve earmarked for the BCBS rollover will be made available to fund monthly debt service shortfalls and (ii) $225,000 to address TI/LC associated with other tenants at the property.  In the event that BCBS renews its lease or Duke University Health System (or another acceptable replacement tenant) leases the BCBS premises (70,024 SF), subject to certain conditions set forth in the loan agreement, all monies held in the rollover reserve in excess of $750,000 will be first used to fully fund the free rent reserve (if required) and then returned to the borrower. The balance of the rollover reserve will thereafter be subject to a floor of $500,000, with a monthly replenishment rate of $14,583.33 ($175,000 annually) if the balance falls below such floor until the amount on reserve is equal to or greater than $750,000. In the event that both the BCBS space and the space currently leased to Duke University Health System on a direct basis are re-leased to Duke University Health System, subject to certain conditions set forth in the loan agreement, all monies held in the rollover reserve in excess of $500,000 will be first used to fully fund the free rent reserve (if required) and then returned to the borrower.  The balance of the rollover reserve will thereafter be subject to a floor of $325,000, with a monthly replenishment rate of $14,583.33 ($175,000 annually) if the balance falls below such floor until the amount on reserve is equal to or greater than $500,000.  Amounts remaining in the rollover reserve following such return of monies may be used to fund general TI/LC costs for any tenant at the University Tower Property.

(4)	Other reserve represents a deferred maintenance reserve ($8,813).

The following table presents certain information relating to the tenants at the University Tower Property:

Ten Largest Tenants Based on Underwritten Base Rent
Tenant Name	Credit Rating (Fitch/MIS/S&P)(1)	Tenant GLA	% of GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	Lease Expiration	Renewal / Extension Options
Duke University Health System (sublease from BCBS)	NR / NR / NR	70,024	37.9%	$1,604,757	39.6%	$22.92	6/30/2014	1, 3 year option
Duke University Health System (direct lease)	NR / NR / NR	36,268	19.6	804,062	19.9	22.17	2/28/2018	2, 5 year options
Wells Fargo Advisors	AA- / A2 / A+	11,233	6.1	291,496	7.2	25.95	3/31/2015	1, 5 year option
Jenkins, Wilson, Taylor & Hunt	NR / NR / NR	11,725	6.3	284,800	7.0	24.29	12/31/2016	1, 5 year option
Momentum Research	NR / NR / NR	8,360	4.5	218,769	5.4	26.17	3/31/2016	NA
University Club of Durham	NR / NR / NR	10,684	5.8	197,654	4.9	18.50	9/30/2025	NA
Bank of America	A / Baa2 / A-	7,501	4.1	186,882	4.6	24.91	10/31/2014	2, 5 year options
Ameritas Life Insurance Corp.	NR / NR / A+	3,890	2.1	92,154	2.3	23.69	5/31/2017	1, 5 year option
IMG College, LLC	NR / NR / NR	2,596	1.4	61,655	1.5	23.75	6/30/2017	NA
DLP Healthcare, LLC	NR / NR / NR	2,639	1.4	60,697	1.5	23.00	4/30/2018	2, 5 year options
Ten Largest Tenants		164,920	89.2%	$3,802,926	93.9%	$23.06
Remaining Tenants(2)		10,770	5.8	$248,318	6.1	23.06
Vacant		9,279	5.0	0	0.0	0.00
Total / Wtd. Avg. All Owned Tenants		184,969	100.0%	$4,051,244	100.0%	$23.06

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(2)	Includes 1,170 SF comprised of a break room, maintenance office, and storage room which do not contribute to UW Base Rent.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-191331) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., Jefferies LLC, Drexel Hamilton, LLC, RBS Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

UNIVERSITY TOWER

The following table presents the lease rollover schedule at the University Tower Property, based on initial lease expiration dates:

Lease Expiration Schedule(1)
Year Ending December 31,	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	# of Expiring Tenants
MTM	668	0.4%	0.4%	$16,700	0.4%	$25.00	2
2013	0	0.0	0.4%	0	0.0	0.00	0
2014	82,548	44.6	45.0%	1,920,749	47.4	23.27	6
2015	12,896	7.0	52.0%	336,587	8.3	26.10	3
2016	21,347	11.5	63.5%	533,857	13.2	25.01	3
2017	6,486	3.5	67.0%	153,809	3.8	23.71	2
2018	39,891	21.6	88.6%	891,888	22.0	22.36	3
2019	0	0.0	88.6%	0	0.0	0.00	0
2020	0	0.0	88.6%	0	0.0	0.00	0
2021	0	0.0	88.6%	0	0.0	0.00	0
2022	0	0.0	88.6%	0	0.0	0.00	0
2023	0	0.0	88.6%	0	0.0	0.00	0
2024 & Thereafter(2)	11,854	6.4	95.0%	197,654	4.9	16.67	1
Vacant	9,279	5.0	100.0%	0	0.0	0.00	0
Total / Wtd. Avg.	184,969	100.0%		$4,051,244	100.0%	$23.06	20

(1)	Calculated based on approximate square footage occupied by each Owned Tenant.
(2)	Includes 1,170 SF comprised of a break room, maintenance office, and storage room which do not contribute to UW Base Rent.

The following table presents certain information relating to historical leasing at the University Tower Property:

Historical Leased %(1)
	2010	2011	2012	As of 7/31/2013
Owned Space	95.4%	91.0%	93.8%	95.0%

(1)	As provided by the borrower which reflects year-end occupancy for each full calendar year.

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Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the University Tower Property:

Cash Flow Analysis(1)

	2010	2011	2012	TTM 7/31/2013	Underwritten(2)	Underwritten $ per SF
Base Rent	$3,243,069	$3,320,377	$3,753,044	$3,939,720	$4,051,244	$21.90
Overage Rent	5,518	2,664	2,886	2,433	2,500	0.01
Gross Up Vacancy(3)	0	0	0	0	267,428	1.45
Total Rent	$3,248,587	$3,323,041	$3,755,930	$3,942,153	$4,321,172	$23.36
Total Reimbursables	75,424	70,569	59,719	83,688	70,670	0.38
Other Income	6,008	4,513	21,508	17,468	13,380	0.07
Less Vacancy & Credit Loss	0	0	0	0	(351,347)	(1.90)
Effective Gross Income	$3,330,019	$3,398,123	$3,837,157	$4,043,309	$4,053,875	$21.92

Total Operating Expenses	$1,382,042	$1,297,170	$1,321,112	$1,351,276	$1,409,763	$7.62

Net Operating Income	$1,947,977	$2,100,953	$2,516,045	$2,692,033	$2,644,112	$14.29
TI/LC	0	0	0	0	215,179	1.16
Capital Expenditures	43,954	13,379	202,195	26,270	36,994	0.20
Net Cash Flow	$1,904,023	$2,087,574	$2,313,850	$2,665,763	$2,391,939	$12.93

(1)
Certain items such as straight line rent, interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.

(2)	Underwritten cash flow based on contractual rents as of 7/1/2013 and rent steps through 3/31/2014.
(3)
Gross Up Vacancy includes (i) $14,648 in rent steps through 3/31/2014 for Ameritas Life Insurance Corp; DLP Healthcare, LLC; and Matzeliger Corporation, and (ii) market rent applied to vacant space and to the 1,170 SF comprised of a break room, maintenance office, and storage room.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-191331) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., Jefferies LLC, Drexel Hamilton, LLC, RBS Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

OLYMPIA DEVELOPMENT WALGREENS PORTFOLIO

Mortgaged Property Information	Mortgage Loan Information
Number of Mortgaged Properties	5	Loan Seller	RMF
Location (City/State)	Various	Cut-off Date Principal Balance	$22,730,000
Property Type	Retail	Cut-off Date Principal Balance per SF	$286.83
Size (SF)	79,245	Percentage of Initial Pool Balance	2.0%
Total Occupancy as of 11/6/2013	100.0%	Number of Related Mortgage Loans	None
Owned Occupancy as of 11/6/2013	100.0%	Type of Security	Fee Simple
Year Built / Latest Renovation	Various / NAP	Mortgage Rate	5.02000%
Appraised Value	$31,700,000	Original Term to Maturity (Months)(1)	60
Original Amortization Term (Months)	NAP
Original Interest Only Period (Months)	60
Borrower Sponsor(2)	William Touloumis
Underwritten Revenues	$1,859,354
Underwritten Expenses	$53,223	Escrows
Underwritten Net Operating Income (NOI)	$1,806,131	Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$1,786,319	Taxes	$0	$0
Cut-off Date LTV Ratio	71.7%	Insurance	$0	$1,336
Maturity Date LTV Ratio(1)	71.7%	Replacement Reserves	$0	$660
DSCR Based on Underwritten NOI / NCF	1.56x / 1.54x	TI/LC	$0	$991
Debt Yield Based on Underwritten NOI / NCF	7.9% / 7.9%	Other	$0	$0

Sources	$	%	Uses	$	%
Loan Amount	$22,730,000	100.0%	Loan Payoff	$18,569,029	81.7%
Settlement/Payoff Costs(3)	3,785,707	16.7
Closing Costs	299,194	1.3
Principal Equity Distribution	76,070	0.3

Total Sources	$22,730,000	100.0%	Total Uses	$22,730,000	100.0%

(1)
Maturity date and Maturity Date LTV Ratio are based on the anticipated repayment date (“ARD”). Commencing on the ARD, (i) the interest rate will increase to a rate per annum equal to the greater of (a) the treasury index rate as of the ARD plus 4.00% and (b) 10.00%, and (ii) all excess cash flow will be swept and applied first, to the repayment of the outstanding principal balance, and second, to the payment of any accrued interest.

(2)	William Touloumis is the guarantor of the non-recourse carveouts under the Olympia Development Walgreens Portfolio Loan.
(3)
Settlement/Payoff Costs include (a) $125,000 paid to a prior lender in connection with the settlement of a litigation related to defaulted loans (as described under “Description of the Mortgage Pool—Default History, Bankruptcy Issues and Other Proceedings” in the Free Writing Prospectus) and (b) a portion of the remaining $11.75 million negotiated settlement amount related the prior bankruptcy of the Safety Harbor Resort & Spa property (as described under “Description of the Mortgage Pool— Default History, Bankruptcy Issues and Other Proceedings” in the Free Writing Prospectus).

The following table presents certain information relating to the Olympia Development Walgreens Portfolio Properties:

Property Address	City	State	Total GLA	Occupancy	Allocated Cut-off Date Loan Amount	% of Allocated Cut-off Date Loan Amount	Year Built / Renovated	Appraised Value	UW NCF	UW NCF per SF
3901 South Tamiami Trail	Sarasota	FL	17,145	100.0%	$5,700,000	25.1%	1999 / NAP	$8,300,000	$451,317	$26.32
4320 26th Street West	Bradenton	FL	15,930	100.0%	4,770,000	21.0	1998 / NAP	6,370,000	359,855	$22.59
2990 Five Forks Trickum Road	Lawrenceville	GA	15,120	100.0%	4,230,000	18.6	2000 / NAP	5,650,000	318,479	$21.06
90 South Sykes Creek Parkway	Merritt Island	FL	15,120	100.0%	4,220,000	18.6	1998 / NAP	6,300,000	346,948	$22.95
10563 Park Boulevard	Seminole	FL	15,930	100.0%	3,810,000	16.8	1995 / NAP	5,080,000	309,722	$19.44
Total / Wtd. Avg.			79,245	100.0%	$22,730,000	100.0%		$31,700,000	$1,786,319	$22.54

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-191331) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., Jefferies LLC, Drexel Hamilton, LLC, RBS Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

OLYMPIA DEVELOPMENT WALGREENS PORTFOLIO

The Olympia Development Walgreens Portfolio Loan is secured by the borrower’s fee simple interest in five freestanding stores 100.0% leased to Walgreens (S&P: BBB, Moody’s: Baa1).  The following table presents certain information relating to the respective Walgreens lease at the Olympia Development Walgreens Portfolio Properties:

Properties Based On Underwritten Base Rent

Property Address	City	State	Total GLA	% of GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	Lease Expiration	Tenant Sales $ per SF(1)	Occupancy Cost	Renewal / Extension Options
3901 South Tamiami Trail	Sarasota	FL	17,145	21.6%	$477,750	25.2%	$27.87	7/31/2029	$516	5.9%	6, 5-year options
4320 26th Street West	Bradenton	FL	15,930	20.1	382,200	20.1	23.99	8/31/2028	$417	6.3%	6, 5-year options
2990 Five Forks Trickum Road	Lawrenceville	GA	15,120	19.1	338,800	17.9	22.41	8/31/2030	$486	5.2%	6, 5-year options
90 South Sykes Creek Parkway	Merritt Island	FL	15,120	19.1	368,550	19.4	24.38	8/31/2028	$400	6.7%	6, 5-year options
10563 Park Boulevard	Seminole	FL	15,930	20.1	330,000	17.4	20.72	10/31/2016	$286	7.2%	6, 5-year options
Total / Wtd. Avg.			79,245	100.0%	$1,897,300	100.0%	$23.94

(1)	Sales as of 12/31/2012.

The following table presents certain information relating to the lease rollover schedule at the Olympia Development Walgreens Portfolio Properties based on the lease expiration dates:

Lease Expiration Schedule(1)

Year Ending December 31,	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	# of Expiring Tenants
MTM	0	0.0%	0.0%	$0	0.0%	$0.00	0
2013	0	0.0	0.0%	0	0.0	0.00	0
2014	0	0.0	0.0%	0	0.0	0.00	0
2015	0	0.0	0.0%	0	0.0	0.00	0
2016	15,930	20.1	20.1%	330,000	17.4	20.72	1
2017	0	0.0	20.1%	0	0.0	0.00	0
2018	0	0.0	20.1%	0	0.0	0.00	0
2019	0	0.0	20.1%	0	0.0	0.00	0
2020	0	0.0	20.1%	0	0.0	0.00	0
2021	0	0.0	20.1%	0	0.0	0.00	0
2022	0	0.0	20.1%	0	0.0	0.00	0
2023	0	0.0	20.1%	0	0.0	0.00	0
2024 & Thereafter	63,315	79.9	100.0%	1,567,300	82.6	24.75	4
Vacant	0	0.0	100.0%	0	0.0	0.00	0
Total / Wtd. Avg.	79,245	100.0%		$1,897,300	100.0%	$23.94	5

(1)	Calculated based on approximate square footage occupied by each tenant.

■
Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow for the Olympia Development Walgreens Portfolio Properties:

Cash Flow Analysis(1)

	2010	2011	2012	TTM 7/31/2013	Underwritten(2)	Underwritten $ per SF
Base Rent	$2,065,000	$2,065,000	$2,065,008	$1,968,750	$1,897,300	$23.94
Total Reimbursables	0	0	0	0	0	0.00
Vacancy & Credit Loss	0	0	0	0	(37,946)	(0.48)
Effective Gross Income	$2,065,000	$2,065,000	$2,065,008	$1,968,750	$1,859,354	$23.46

Total Operating Expenses	$13,883	$20,140	$18,070	$17,165	$53,223	$0.67

Net Operating Income	$2,051,117	$2,044,859	$2,046,938	$1,951,585	$1,806,131	$22.79
TI/LC	0	0	0	0	11,887	0.15
Capital Expenditures	0	0	0	0	7,925	0.10
Net Cash Flow	$2,051,117	$2,044,859	$2,046,938	$1,951,585	$1,786,319	$22.54

(1)
Certain items such as straight line rent, interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.

(2)	Underwritten cash flow based on the 10/1/2013 rent roll with contractual rent decreases through 7/1/2015.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-191331) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., Jefferies LLC, Drexel Hamilton, LLC, RBS Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

8670 WILSHIRE

Mortgaged Property Information	Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller	JLC
Location (City/State)	Beverly Hills, California	Cut-off Date Principal Balance	$22,500,000
Property Type	Office	Cut-off Date Principal Balance per SF	$438.97
Size (SF)	51,256	Percentage of Initial Pool Balance	2.0%
Total Occupancy as of 9/17/2013	93.9%	Number of Related Mortgage Loans	None
Owned Occupancy as of 9/17/2013	93.9%	Type of Security	Fee Simple
Year Built / Latest Renovation	1986 / 2002	Mortgage Rate	6.08900%
Appraised Value	$33,500,000	Original Term to Maturity (Months)	120
Original Amortization Term (Months)	360
Original Interest Only Period (Months)	60
Borrower Sponsor(1)	Andrew A. Brooks and Randhir S. Tuli
Underwritten Revenues	$3,299,596
Underwritten Expenses	$1,175,416
Underwritten Net Operating Income (NOI)	$2,124,180	Escrows
Underwritten Net Cash Flow (NCF)	$2,071,899	Upfront	Monthly
Cut-off Date LTV Ratio	67.2%	Taxes	$104,000	$14,800
Maturity Date LTV Ratio	62.9%	Insurance	$17,000	$4,900
DSCR Based on Underwritten NOI / NCF	1.30x / 1.27x	Replacement Reserves	$0	$855
Debt Yield Based on Underwritten NOI / NCF	9.4% / 9.2%	TI/LC	$235,620	$4,275

Sources and Uses
Sources	$	%	Uses	$	%
Mortgage Loan Amount	$22,500,000	90.0%	Loan Payoff	$13,761,335	55.0%
Mezzanine Loan Amount	2,500,000	10.0	Principal Equity Distribution	10,335,492	41.3
Closing Costs	546,553	2.2
Reserves	356,620	1.4
Total Sources	$25,000,000	100.0%	Total Uses	$25,000,000	100.0%

(1)	Andrew A. Brooks and Randhir S. Tuli are the guarantors of the non-recourse carveouts under the 8670 Wilshire Loan.

The following table presents certain information relating to the tenants at the 8670 Wilshire Property:

Largest Owned Tenants Based on Underwritten Base Rent

Tenant Name	Credit Rating (Fitch/MIS/S&P)(1)	Tenant GLA	% of GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	Lease Expiration	Renewal / Extension Options
Affinity Healthcare Management Group(2)	NR / NR / NR	19,774	38.6%	$927,975	34.9%	$46.93	8/31/2018	1, 5-year option
Specialty Surgical Center of BH, LP	NR / NR / NR	15,000	29.3	928,800	34.9	$61.92	7/31/2020	3, 5-year options
Mink Radiologic Imaging	NR / NR / NR	5,502	10.7	340,020	12.8	$61.80	1/31/2018	2, 5-year options
Screening Services Group, LLC	NR / NR / NR	2,731	5.3	204,348	7.7	$74.83	12/31/2018	NA
Symbion ARC Support Services	NR / NR / NR	1,879	3.7	56,376	2.1	$30.00	7/31/2020	3, 5-year options
Dr. Levesque	NR / NR / NR	1,351	2.6	83,496	3.1	$61.80	4/24/2018	2, 5-year options
Epic Medical Management, LLC	NR / NR / NR	1,000	2.0	64,896	2.4	$64.90	11/30/2015	1, 5-year option
Alexander Café	NR / NR / NR	900	1.8	53,609	2.0	$59.57	9/30/2023	NA
Largest Owned Tenants		48,137	93.9%	$2,659,520	100.0%	$55.25
Remaining Owned Tenants		0	0.0	0	0.0	$0.00
Vacant		3,119	6.1	0	0.0	$0.00
Total / Wtd. Avg.		51,256	100.0%	$2,659,520	100.0%	$55.25

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(2)	Tenant has a limited termination right upon six months prior written notice solely with respect to 1,915 rentable square feet of the tenant’s space utilized as storage space.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-191331) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., Jefferies LLC, Drexel Hamilton, LLC, RBS Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

8670 WILSHIRE

The following table presents certain information relating to the lease rollover schedule at the 8670 Wilshire Property based on the initial lease expiration dates:

Lease Expiration Schedule(1)
Year Ending December 31,	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	# of Expiring Tenants
MTM	0	0.0%	0.0%	$0	0.0%	$0.00	0
2013	0	0.0	0.0%	0	0.0	0.00	0
2014	0	0.0	0.0%	0	0.0	0.00	0
2015	1,000	2.0	2.0%	64,896	2.4	64.90	1
2016	0	0.0	2.0%	0	0.0	0.00	0
2017	0	0.0	2.0%	0	0.0	0.00	0
2018	29,358	57.3	59.2%	1,555,839	58.5	53.00	4
2019	0	0.0	59.2%	0	0.0	0.00	0
2020	16,879	32.9	92.2%	985,176	37.0	58.37	2
2021	0	0.0	92.2%	0	0.0	0.00	0
2022	0	0.0	92.2%	0	0.0	0.00	0
2023	900	1.8	93.9%	53,609	2.0	59.57	1
2024 & Thereafter	0	0.0	93.9%	0	0.0	0.00	0
Vacant	3,119	6.1	100.0%	0	0.0	0.00	0
Total / Wtd. Avg.	51,256	100.0%		$2,659,520	100.0%	$55.25	8

(1)	Calculated based on approximate square footage occupied by each owned tenant.

The following table presents certain information relating to historical leasing at the 8670 Wilshire Property:

Historical Leased %(1)
	2011	2012	As of 9/17/2013
Owned Space	100.0%	100.0%	93.9%

(1)	As provided by borrower, which reflects average occupancy for the specified year.

■
Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the 8670 Wilshire Property:

Cash Flow Analysis(1)

	2010	2011	2012	TTM 6/30/2013	Underwritten(2)	Underwritten $ per SF
Base Rent	$2,624,175	$2,678,695	$2,751,564	$2,787,822	$2,659,520	$51.89
Contractual Rent Steps	0	0	0	0	0	0.00
Gross Up Vacancy	0	0	0	0	0	0.00
Total Rent	$2,624,175	$2,678,695	$2,751,564	$2,787,822	$2,659,520	$51.89
Total Reimbursables	229,624	153,708	226,407	155,038	253,076	4.94
Other Income(3)	284,376	331,055	326,236	357,671	387,000	7.55
Vacancy & Credit Loss	0	0	0	0	0	0.00
Effective Gross Income	$3,138,175	$3,163,458	$3,304,208	$3,300,530	$3,299,596	$64.37

Total Operating Expenses(4)	$966,336	$1,009,659	$1,026,312	$1,043,004	$1,175,416	$22.93

Net Operating Income	$2,171,839	$2,153,799	$2,277,896	$2,257,526	$2,124,180	$41.44
TI/LC	0	0	0	0	51,256	1.00
Capital Expenditures	0	0	0	0	1,025	0.02
Net Cash Flow	$2,171,839	$2,153,799	$2,277,896	$2,257,526	$2,071,899	$40.42

(1)
Certain items such as straight line rent, interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flows.

(2)	Underwritten cash flow is based on the 9/17/13 rent roll.
(3)	Other income includes parking income.
(4)	Underwritten real estate taxes are based on appraiser’s estimated $33.9 million assessed value and effective tax rate of $1.13 per $100 of assessed value.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-191331) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., Jefferies LLC, Drexel Hamilton, LLC, RBS Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

MARINER’S LANDING AND 2401 BERT

Mortgaged Property Information			Mortgage Loan Information
Number of Mortgaged Properties		2	Loan Seller		JLC
Location (City/State)		Various, CA	Cut-off Date Principal Balance		$22,260,866
Property Type		Mixed Use	Cut-off Date Principal Balance per SF		$86.34
Size (SF)		257,829	Percentage of Initial Pool Balance		2.0%
Total Occupancy as of 6/1/2013		95.3%	Number of Related Mortgage Loans		None
Owned Occupancy as of 6/1/2013		95.3%	Type of Security		Fee Simple
Year Built / Latest Renovation		Various / Various	Mortgage Rate		5.85000%
Appraised Value		$29,800,000	Original Term to Maturity (Months)		120
			Original Amortization Term (Months)		360
			Original Interest Only Period (Months)		NAP
			Borrower Sponsor(1)		Daniel H. Morgan
Underwritten Revenues		$2,980,826
Underwritten Expenses		$787,639	Escrows
Underwritten Net Operating Income (NOI)		$2,193,187		Upfront	Monthly
Underwritten Net Cash Flow (NCF)		$2,035,789	Taxes	$164,828	$25,750
Cut-off Date LTV Ratio		74.7%	Insurance	$0	$5,650
Maturity Date LTV Ratio		63.8%	Replacement Reserves	$0	$2,836
DSCR Based on Underwritten NOI / NCF		1.40x / 1.30x	TI/LC	$0	$17,500
Debt Yield Based on Underwritten NOI / NCF		9.9% / 9.1%	Other(2)	$57,969	$0

		Sources and Uses
Sources	$	%	Uses	$	%
Loan Amount	$22,300,000	86.1%	Purchase Price	$ 15,270,744	59.0%
Principal’s New Cash Contribution	1,740,131	6.7	Loan Payoff	9,377,578	36.2
Mezzanine Loan Amount	1,500,000	5.8	Closing Costs	1,029,013	4.0
Unsecured Note(3)	360,000	1.4	Reserves	222,797	0.9

Total Sources	$ 25,900,131	100.0%	Total Uses	$ 25,900,131	100.0%

(1)	Daniel H. Morgan is the guarantor of the non-recourse carveouts under the Mariner’s Landing and 2401 Bert Loan.
(2)	Other upfront reserve consists of the following: (i) a deferred maintenance reserve of $5,469 and (ii) a seismic retrofit reserve of $52,500.
(3)	At origination, an affiliate of the borrower obtained seller financing in the form of an unsecured note in the amount of $360,000 in conjunction with the acquisition of the Mariner’s Landing Property.

The following table presents certain information relating to the Mariner’s Landing and 2401 Bert Properties:

Property Name	City	State	Allocated Cut-off Date Loan Amount	Total GLA	Occupancy(1)	Year Built	Year Renovated	Appraised Value
Mariner’s Landing	Sausalito	CA	$12,527,976	82,504	85.2%	1970	2008	$15,700,000
2401 Bert Drive	Hollister	CA	9,732,890	175,325	100.0%	1999, 2001	NAP	14,100,000
Total / Wtd. Avg. Portfolio			$22,260,866	257,829	95.3%			$29,800,000

(1)	Occupancy as of 6/1/2013

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-191331) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., Jefferies LLC, Drexel Hamilton, LLC, RBS Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

MARINER’S LANDING AND 2401 BERT

The following table presents certain information relating to the major tenants at the Mariner’s Landing and 2401 Bert Properties:

Ten Largest Tenants Based on Underwritten Base Rent

Tenant Name(1)	Credit Rating (Fitch/MIS/S&P)(2)	Tenant GLA	% of GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	Lease Expiration	Renewal / Extension Options
Packaging Plus	NR / NR / NR	175,325	68.0%	$1,157,148	40.7%	$6.60	6/30/2019	2, 5-year options
CP Shades	NR / NR / NR	16,194	6.3	434,604	15.3	26.84	6/30/2017	NA
All Over Marin Mini Storage(3)	NR / NR / NR	9,065	3.5	174,372	6.1	19.24	Various	NA
Somersault Snack Co.	NR / NR / NR	2,966	1.2	85,416	3.0	28.80	3/31/2016	1, 3-year option
Schulberg Mediaworks	NR / NR / NR	2,302	0.9	67,680	2.4	29.40	1/31/2016	NA
Mark Keller	NR / NR / NR	4,400	1.7	65,676	2.3	14.93	12/31/2013	NA
Ready Set Go Therapy	NR / NR / NR	2,467	1.0	59,208	2.1	24.00	2/28/2014	NA
Hood Sailmakers	NR / NR / NR	2,000	0.8	52,800	1.9	26.40	4/30/2014	NA
Red Tricycle	NR / NR / NR	1,428	0.6	45,456	1.6	31.83	2/29/2016	NA
Skadaddle Media	NR / NR / NR	1,371	0.5	45,000	1.6	32.82	1/31/2014	NA
Ten Largest Tenants		217,518	84.4%	$2,187,360	77.0%	$10.06
Remaining Tenants		28,091	10.9	652,872	23.0	23.24
Vacant		12,220	4.7	0	0.0	0.00
Total / Wtd. Avg. All Owned Tenants		257,829	100.0%	$2,840,232	100.0%	$11.56

(1)	The 2401 Bert Drive property is occupied by a single tenant, Packaging Plus. All other tenants occupy the Mariner’s Landing property.
(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(3)	All Over Marin Mini Storage occupies two spaces comprised of (i) 5,845 SF expiring on 5/31/2014 and (ii) 3,220 SF expiring on 5/31/2018.

The following table presents the lease rollover schedule at the Mariner’s Landing and 2401 Bert Properties, based on initial lease expiration dates:

Lease Expiration Schedule(1)

Year Ending December 31,	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	# of Expiring Tenants
MTM	0	0.0%	0.0%	$0	0.0%	$0.00	0
2013	11,720	4.5	4.5%	227,244	8.0	19.39	10
2014	25,568	9.9	14.5%	600,072	21.1	23.47	20
2015	5,038	2.0	16.4%	115,164	4.1	22.86	7
2016	6,696	2.6	19.0%	198,552	7.0	29.65	3
2017	17,142	6.6	25.7%	460,872	16.2	26.89	2
2018	4,120	1.6	27.3%	81,180	2.9	19.70	2
2019	175,325	68.0	95.3%	1,157,148	40.7	6.60	1
2020	0	0.0	95.3%	0	0.0	0.00	0
2021	0	0.0	95.3%	0	0.0	0.00	0
2022	0	0.0	95.3%	0	0.0	0.00	0
2023	0	0.0	95.3%	0	0.0	0.00	0
2024 & Thereafter	0	0.0	95.3%	0	0.0	0.00	0
Vacant	12,220	4.7	100.0%	0	0.0	0.00	0
Total / Wtd. Avg.	257,829	100.0%		$2,840,232	100.0%	$11.56	45

(1)	Calculated based on approximate square footage occupied by each owned tenant.

The following table presents certain information relating to historical leasing at the Mariner’s Landing and 2401 Bert Properties:

Historical Leased %(1)

	2010	2011	2012	As of 6/1/2013
Owned Space	97.1%	97.1%	94.7%	95.3%

(1)	As provided by the borrower which reflects average occupancy for the indicated year or as of the stated date.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-191331) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., Jefferies LLC, Drexel Hamilton, LLC, RBS Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

MARINER’S LANDING AND 2401 BERT

■
Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Mariner’s Landing and 2401 Bert Properties:

Cash Flow Analysis(1)

	2010	2011	2012	Underwritten(2)	Underwritten $ per SF
Base Rent	$2,832,968	$2,836,599	$2,617,725	$2,840,232	$11.02
Percentage Rent	0	0	0	0	0.00
Gross Up Vacancy	0	0	0	313,410	1.22
Total Rent	$2,832,968	$2,836,599	$2,617,725	$3,153,642	$12.23
Total Reimbursables	320,185	294,139	243,076	267,763	1.04
Other Income(3)	89	10,014	5,217	5,217	0.02
Less Vacancy & Credit Loss	(40,376)	(23,851)	(59,916)	(445,796)	(1.73)
Effective Gross Income	$3,112,866	$3,116,901	$2,806,102	$2,980,826	$11.56

Total Operating Expenses	$655,586	$669,935	$744,766	$787,639	$3.05

Net Operating Income	$2,457,280	$2,446,966	$2,061,336	$2,193,187	$8.51
TI/LC	0	0	0	129,140	0.50
Capital Expenditures	0	0	0	28,258	0.11
Net Cash Flow	$2,457,280	$2,446,966	$2,061,336	$2,035,789	$7.90

(1)
Certain items such as straight line rent, interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.

(2)	Underwritten cash flow is based on the 6/1/2013 rent roll with vacant space grossed up at market rents.
(3)	Other Income includes tenant refund income, storage income and other miscellaneous income.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-191331) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., Jefferies LLC, Drexel Hamilton, LLC, RBS Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

(THIS PAGE INTENTIONALLY LEFT BLANK)

YAMAL YIDIOS MULTIFAMILY PORTFOLIO

Mortgaged Property Information	Mortgage Loan Information
Number of Mortgaged Properties	4	Loan Seller	MC-Five Mile
Location (City/State)	Houston, Texas	Cut-off Date Principal Balance	$19,470,503
Property Type	Multifamily	Cut-off Date Principal Balance per Unit	$19,787.10
Size (Units)	984	Percentage of Initial Pool Balance	1.7%
Total Occupancy as of 8/5/2013	89.8%	Number of Related Mortgage Loans	None
Owned Occupancy as of 8/5/2013	89.8%	Type of Security	Fee Simple
Year Built / Latest Renovation	Various / Various	Mortgage Rate	5.10000%
Appraised Value	$30,750,000	Original Term to Maturity (Months)	60
Original Amortization Term (Months)	300
Original Interest Only Period (Months)	NAP
Borrower Sponsor(1)	Yamal Yidios Char
Underwritten Revenues	$6,333,945
Underwritten Expenses	$4,114,275	Escrows
Underwritten Net Operating Income (NOI)	$2,219,670	Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$1,844,766	Taxes	$406,284	$40,628
Cut-off Date LTV Ratio	63.3%	Insurance	$71,486	$23,829
Maturity Date LTV Ratio	56.3%	Replacement Reserves	$269,907	$31,250
DSCR Based on Underwritten NOI / NCF	1.61x / 1.34x	TI/LC	$0	$0
Debt Yield Based on Underwritten NOI / NCF	11.4% / 9.5%	Other(2)	$966,471	$0

Sources and Uses
Sources	$	%	Uses	$	%
Mortgage Loan Amount	$19,500,000	60.1%	Purchase Price	$29,978,422	92.3%
Principal’s New Cash Contribution	12,962,829	39.9	Reserves	1,714,148	5.3
Closing Costs	770,258	2.4

Total Sources	$32,462,829	100.0%	Total Uses	$32,462,829	100.0%

(1)	Yamal Yidios Char is the guarantor of the non-recourse carveouts under the Yamal Yidios Multifamily Portfolio Loan.
(2)	Other reserve is a deferred maintenance reserve ($966,471).

The following table presents certain information relating to the Yamal Yidios Multifamily Portfolio Properties:

Property Name	City	State	Allocated Cut-off Date Loan Amount	Total Units	Occupancy	Year Built / Renovated	Appraised Value	UW NCF	UW NCF per Unit
Valencia at Spring Branch	Houston	TX	$5,568,564	228	87.7%	1971 / 2012	$9,250,000	$523,348	$2,295
The Forest Apartments	Houston	TX	4,160,697	192	91.7%	1979 / 2011	6,350,000	386,449	$2,013
Pine Creek Apartments	Houston	TX	3,505,689	300	86.7%	1979 / 2012	7,300,000	357,009	$1,190
Kirkwood Landing Apartments	Houston	TX	6,235,554	264	93.9%	1981 / 2011	7,850,000	577,960	$2,189
Total / Wtd. Avg. Portfolio			$19,470,503	984	89.8%		$30,750,000	$1,844,766	$1,875

The following table presents certain information relating to the units and rent at the Yamal Yidios Multifamily Portfolio Properties:
Unit Type	# of Units	Average SF per Unit	Monthly Market Rent per Unit	Monthly Actual Rent per Unit	Underwritten Monthly Rent	Underwritten Rent(1)
1 Bed	492	624	$505	$496	$497	$2,933,495
2 Bed	384	854	$583	$595	$597	2,748,816
3 Bed	96	1,319	$762	$754	$755	869,772
4 Bed	12	1,200	$790	$769	$769	110,760
Total / Wtd. Avg.	984	789	$564	$563	$564	$6,662,843

Source: As provided by the borrower.
(1)	Underwritten Rent reflects in-place rent based on the 8/5/2013 rent rolls with vacant units grossed up at market rent.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-191331) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., Jefferies LLC, Drexel Hamilton, LLC, RBS Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

YAMAL YIDIOS MULTIFAMILY PORTFOLIO

The following table presents certain information relating to historical leasing at the Yamal Yidios Multifamily Portfolio Properties:

Historical Leased %(1)
	2011	2012	As of 8/5/2013
Owned Space	52.9%	78.3%	89.8%

(1)	As provided by the borrower. The Yamal Yidios Multifamily Properties were renovated during 2011 and 2012 at a total cost of approximately $7.7 million.

■
Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Yamal Yidios Multifamily Portfolio Properties:

Cash Flow Analysis(1)
	2011(2)	2012(2)	TTM 5/31/2013	Underwritten(3)	Underwritten $ per Unit
Base Rent	$5,851,396	$6,526,959	$6,621,789	$5,973,624	$6,071
Gross Up Vacancy(4)	0	0	0	689,219	700
Gross Potential Rent	$5,851,396	$6,526,959	$6,621,789	$6,662,843	$6,771
Vacancy, Credit Loss & Concessions	(3,058,363)	(2,041,407)	(1,426,158)	(1,202,820)	(1,222)
Total Rent Revenue	$2,793,033	$4,485,552	$5,195,631	$5,460,023	$5,549
Other Revenue (5)	426,804	798,826	871,544	873,922	888
Effective Gross Income	$3,219,837	$5,284,378	$6,067,175	$6,333,945	$6,437

Total Operating Expenses	$3,536,951	$4,030,688	$4,211,770	$4,114,275	$4,181

Net Operating Income	($317,114)	$1,253,690	$1,855,405	$2,219,670	$2,256
Replacement Reserves	0	0	0	374,904	381
Net Cash Flow	($317,114)	$1,253,690	$1,855,405	$1,844,766	$1,875

(1)
Certain items such as straight line rent, interest expense, interest income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.

(2)	The properties were renovated in 2011 and 2012 at a total cost of approximately $7.7 million.
(3)	Base Rent reflects in-place rents based on the 8/5/2013 rent roll.
(4)	Gross Up Vacancy reflects vacant units at market rent.
(5)	Other Revenue includes utility income, parking income, application fees, and other miscellaneous revenues.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-191331) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., Jefferies LLC, Drexel Hamilton, LLC, RBS Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

MCALLISTER PLAZA

Mortgaged Property Information	Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller	CGMRC
Location (City/State)	San Antonio, Texas	Cut-off Date Principal Balance(1)	$18,000,000
Property Type	Office	Cut-off Date Principal Balance per SF	$94.63
Size (SF)	190,223	Percentage of Initial Pool Balance	1.6%
Total Occupancy as of 6/30/2013	93.3%	Number of Related Mortgage Loans	None
Owned Occupancy as of 6/30/2013	93.3%	Type of Security	Fee Simple
Year Built / Latest Renovation	1982 / 2009	Mortgage Rate	5.28000%
Appraised Value	$27,000,000	Original Term to Maturity (Months)	120
Original Amortization Term (Months)	360
Original Interest Only Term (Months)	12
Borrower Sponsor(2)	David Rawson and Joseph Blum
Underwritten Revenues	$4,224,772
Underwritten Expenses	$1,989,156	Escrows
Underwritten Net Operating Income (NOI)	$2,235,616	Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$1,882,482	Taxes	$422,137	$42,214
Cut-off Date LTV Ratio	66.7%	Insurance	$31,671	$2,879
Maturity Date LTV Ratio	56.7%	Replacement Reserves	$0	$2,378
DSCR Based on Underwritten NOI / NCF	1.87x / 1.57x	TI/LC(3)	$958,668	$19,973
Debt Yield Based on Underwritten NOI / NCF	12.4% / 10.5%	Other(4)	$41,834	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Amount	$18,000,000	90.7%	Loan Payoff	$18,031,113	90.9%
Principal’s New Cash Contribution	1,610,846	8.1	Reserves	1,454,310	7.3
Other Sources	230,000	1.2	Other Uses	231,290	1.2
Closing Costs	124,133	0.6

Total Sources	$19,840,846	100.0%	Total Uses	$19,840,846	100.0%

(1)
Future mezzanine debt is permitted so long as the minimum debt yield excluding the mezzanine debt is 9.25%, the minimum debt yield including the mezzanine debt is 8.50%, a minimum combined debt service coverage ratio of 1.15x and a maximum combined loan-to-value ratio of 85.0%.

(2)	David Rawson and Joseph Blum are the guarantors of the non-recourse carveouts under the McAllister Plaza Loan.
(3)	TI/LC reserve is capped at $716,000.
(4)	Other reserves represent a deferred maintenance reserve of $12,500 and a free rent reserve of $29,334.

The following table presents certain information relating to the tenants at the McAllister Plaza Property:

Ten Largest Tenants Based on Underwritten Base Rent

Tenant Name	Credit Rating (Fitch/MIS/S&P)(1)	Tenant GLA	% of GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	Lease Expiration	Renewal / Extension Options
Travelers	A / A2 / A	44,311	23.3%	$1,032,446	25.2%	23.30	10/31/2018	1, 5-year option
Pape Dawson Engineers	NR / NR / NR	30,820	16.2	693,450	16.9	22.50	8/31/2014	NA
BP Exploration & Production	NR / NR / NR	16,400	8.6	377,200	9.2	23.00	12/31/2016	1, 5-year option
Sedwick Claims Management	NR / NR / NR	12,269	6.4	294,456	7.2	24.00	12/31/2014	1, 5-year option
Gehan Homes, Ltd.	NR / NR / NR	8,534	4.5	202,246	4.9	23.70	1/31/2015	1, 3-year option
Salem Media of Texas, Inc.	NR / NR / NR	7,890	4.1	173,580	4.2	22.00	6/30/2017	2, 5-year options
Teksystems, Inc.	NR / NR / NR	8,116	4.3	168,407	4.1	20.75	12/31/2017	1, 3-year option
Travis Commercial Real Estate	NR / NR / NR	6,542	3.4	168,260	4.1	25.72	12/31/2016	NA
Harte Hanks STS, Inc.	NR / NR / NR	7,843	4.1	156,860	3.8	20.00	1/31/2015	2, 5-year options
Sorenson Communications	NR / NR / NR	4,756	2.5	121,278	3.0	25.50	10/31/2017	NA
Ten Largest Tenants		147,481	77.5%	$3,388,183	82.7%	$22.97
Remaining Tenants		30,083	15.8	711,097	17.3	23.64
Vacant		12,659	6.7	0	0.0	0.00
Total / Wtd. Avg. All Tenants		190,223	100.0%	$4,099,281	100.0%	$23.09

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-191331) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., Jefferies LLC, Drexel Hamilton, LLC, RBS Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

MCALLISTER PLAZA

The following table presents the lease rollover schedule at the McAllister Plaza Property, based on initial lease expiration dates:

Lease Expiration Schedule(1)

Year Ending December 31,	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	# of Expiring Tenants
MTM	0	0.0%	0.0%	$0	0.0%	$0.00	0
2013	0	0.0	0.0%	0	0.0	0.00	0
2014	44,635	23.5	23.5%	1,029,648	25.1	23.07	3
2015	29,014	15.3	38.7%	643,885	15.7	22.19	7
2016	34,446	18.1	56.8%	827,883	20.2	24.03	6
2017	22,535	11.8	68.7%	503,778	12.3	22.36	4
2018	46,934	24.7	93.3%	1,094,087	26.7	23.31	2
2019	0	0.0	93.3%	0	0.0	0.00	0
2020	0	0.0	93.3%	0	0.0	0.00	0
2021	0	0.0	93.3%	0	0.0	0.00	0
2022	0	0.0	93.3%	0	0.0	0.00	0
2023	0	0.0	93.3%	0	0.0	0.00	0
2024 & Thereafter	0	0.0	93.3%	0	0.0	0.00	0
Vacant	12,659	6.7	100.0%	0	0.0	0.00	0
Total / Wtd. Avg.	190,223	100.0%		$4,099,281	100.0%	$23.09	22

(1)	Calculated based on approximate square footage occupied by each owned tenant.

The following table presents certain information relating to historical leasing at the McAllister Plaza Property:

Historical Leased %(1)

	2010	2011	2012	As of 6/30/2013
Owned Space	`60.8%	78.7%	90.8%	93.3%

(1)	As provided by the borrower which reflects average occupancy for the year.

■
Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the McAllister Plaza Property:

Cash Flow Analysis(1)

	2010	2011	2012	TTM 7/31/2013	Underwritten(2)	Underwritten $ per SF
Base Rent	$2,164,889	$2,715,002	$3,450,902	$3,758,974	$4,027,306	$21.17
Contractual Rent Steps	0	0	0	0	71,975	0.38
Rooftop Rent	62,400	67,921	62,053	67,564	68,361	0.36
Gross Up Vacancy	0	0	0	0	303,816	1.60
Total Rent	$2,227,289	$2,782,923	$3,512,955	$3,826,538	$4,471,457	$23.51
Total Reimbursables	119,948	150,455	144,310	136,655	124,585	0.65
Other Income	40,002	74,193	88,797	88,334	88,334	0.46
Vacancy & Credit Loss	0	0	0	0	(459,604)	(2.42)
Effective Gross Income	$2,387,239	$3,007,572	$3,746,062	$4,051,527	$4,224,772	$22.21

Total Operating Expenses	$1,630,012	$1,860,065	$1,876,319	$1,859,233	$1,989,156	$10.46

Net Operating Income	$757,228	$1,147,507	$1,869,742	$2,192,294	$2,235,616	$11.75
TI/LC	0	0	0	0	324,600	1.71
Replacement Reserves	0	0	0	0	28,533	0.15
Net Cash Flow	$757,228	$1,147,507	$1,869,742	$2,192,294	$1,882,482	$9.90

(1)
Certain items such as straight line rent, interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.

(2)	Underwritten base rent based on contractual rents as of 6/30/2013 and contractual rent steps through 3/1/2014.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-191331) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., Jefferies LLC, Drexel Hamilton, LLC, RBS Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

PARKWAY AND PARKGREEN ON BELLAIRE

Mortgaged Property Information	Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller	RMF
Location (City/State)	Houston, Texas	Cut-off Date Principal Balance	$16,750,000
Property Type	Multifamily	Cut-off Date Principal Balance per Unit	$25,572.52
Size (Units)	655	Percentage of Initial Pool Balance	1.5%
Total Occupancy as of 8/2/2013	95.3%	Number of Related Mortgage Loans	None
Owned Occupancy as of 8/2/2013	95.3%	Type of Security	Fee Simple
Year Built / Latest Renovation	1968, 1982 / 2011-2012	Mortgage Rate	5.35000%
Appraised Value	$22,490,000	Original Term to Maturity (Months)	120
Original Amortization Term (Months)	360
Original Interest Only Period (Months)	36
Borrower Sponsor(1)	Ajay K. Gupta
Underwritten Revenues	$4,609,414
Underwritten Expenses	$2,852,908	Escrows
Underwritten Net Operating Income (NOI)	$1,756,507	Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$1,592,757	Taxes	$257,394	$24,514
Cut-off Date LTV Ratio	74.5%	Insurance	$114,417	$19,069
Maturity Date LTV Ratio	66.4%	Replacement Reserves	$0	$13,646
DSCR Based on Underwritten NOI / NCF	1.56x / 1.42x	TI/LC	$0	$0
Debt Yield Based on Underwritten NOI / NCF	10.5% / 9.5%	Other(2)	$65,094	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Amount	$16,750,000	74.8%	Purchase Price	$21,500,000	96.0%
Principal’s New Cash Contribution	5,651,835	25.2	Closing Costs	464,931	2.1
Reserves	436,904	2.0

Total Sources	$22,401,835	100.0%	Total Uses	$22,401,835	100.0%

(1)	Ajay K. Gupta is the guarantor of the non-recourse carveouts under the Parkway and Parkgreen on Bellaire Loan.
(2)	Other reserve represents an upfront deferred maintenance reserve of $65,094 (125% of immediate/short-term repairs).

The following table presents certain information relating to the units and rent at the Parkway and Parkgreen on Bellaire Property:

Unit Type	# of Units	Average SF per Unit	Monthly Market Rent per Unit	Yearly Market Rent	Monthly Actual Rent per Unit	Yearly Actual Rent
Parkway - Efficiency	35	414	$410	$172,200	$447	$182,400
Parkway - 1 Bed / 1 Bath	36	539	$517	223,344	$478	206,461
Parkway - 1 Bed / 1 Bath	84	661	$527	531,216	$478	447,342
Parkway - 1 Bed / 1 Bath	73	687	$660	578,160	$525	459,637
Parkway - 1 Bed / 1 Bath	24	818	$708	203,904	$561	154,789
Parkway - 2 Bed / 2 Bath	48	853	$671	386,496	$627	315,877
Parkway - 2 Bed / 2 Bath	48	970	$797	459,072	$696	367,367
Parkgreen - 1 Bed / 1 Bath	40	684	$575	276,000	$522	237,936
Parkgreen - 1 Bed / 1 Bath	32	702	$580	222,720	$526	195,575
Parkgreen - 1 Bed / 1 Bath	24	774	$648	186,624	$557	153,707
Parkgreen - 2 Bed / 1.5 Bath	23	1,132	$860	237,360	$695	183,517
Parkgreen - 2 Bed / 1 Bath	80	900	$721	692,160	$642	592,995
Parkgreen - 2 Bed / 1 Bath	32	936	$715	274,560	$645	239,810
Parkgreen - 2 Bed / 2 Bath	46	1,008	$812	448,224	$649	334,884
Parkgreen - 3 Bed / 2 Bath	30	1,224	$900	324,000	$830	288,756
Total / Wtd. Avg.	655	803	$664	$5,216,040	$583	$4,361,056

Source: As provided by the borrower.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-191331) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., Jefferies LLC, Drexel Hamilton, LLC, RBS Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

PARKWAY AND PARKGREEN ON BELLAIRE

The following table presents certain information relating to historical leasing at the Parkway and Parkgreen on Bellaire Property:

Historical Leased %(1)
	2010	2011	2012	As of 8/2/2013
Owned Space	NAV	89.0%	94.0%	95.3%

(1)	As provided by the borrower and represents occupancy as of December 31, for the indicated year.

■
Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Parkway and Parkgreen on Bellaire Property:

Cash Flow Analysis(1)

	2011	2012	TTM 6/30/2013	Underwritten(2)	Underwritten $ per Unit
Base Rent	$4,344,015	$4,497,812	$4,539,584	$4,361,056	$6,658
Gross Up Vacancy	0	0	0	251,352	384
Gross Potential Rent	$4,344,015	$4,497,812	$4,539,584	$4,612,408	$7,042
Vacancy, Credit Loss & Concessions	(956,884)	(512,921)	(416,537)	(482,362)	(736)
Total Rent	$3,387,131	$3,984,891	$4,123,047	$4,130,045	$6,305
Other Income(3)	289,312	475,451	479,369	479,369	732
Effective Gross Income	$3,676,443	$4,460,342	$4,602,416	$4,609,414	$7,037

Total Operating Expenses	$2,778,457	$2,857,796	$2,915,243	$2,852,908	$4,356

Net Operating Income	$897,986	$1,602,546	$1,687,173	$1,756,507	$2,682
Capital Expenditures	0	0	0	163,750	250
Net Cash Flow	$897,986	$1,602,546	$1,687,173	$1,592,757	$2,432

(1)
Certain items such as straight line rent, interest expense, interest income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.

(2)	Underwritten cash flow is based on the 8/2/2013 rent roll.
(3)	Other Income includes tenant reimbursements for gas, water, sewer, and trash, and application fees, late fees, termination fees, pet fees, laundry income, and other miscellaneous revenues.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-191331) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., Jefferies LLC, Drexel Hamilton, LLC, RBS Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

THE PORTLAND PARAMOUNT HOTEL

Mortgaged Property Information	Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller	JLC
Location (City/State)	Portland, Oregon	Cut-off Date Principal Balance	$15,964,581
Property Type	Hospitality	Cut-off Date Principal Balance per Room	$103,666.11
Size (Rooms)	154	Percentage of Initial Pool Balance	1.4%
Total TTM Occupancy as of 8/31/2013	80.1%	Number of Related Mortgage Loans	None
Owned TTM Occupancy as of 8/31/2013	80.1%	Type of Security	Fee Simple
Year Built / Latest Renovation	2000 / 2009-2013	Mortgage Rate	5.11900%
Appraised Value	$36,400,000	Original Term to Maturity (Months)	120
Original Amortization Term (Months)	360
Original Interest Only Period (Months)	NAP
Borrower Sponsor(1)	Michael Bashaw, Rodney Olson and Steve Goodfellow
Underwritten Revenues	$6,654,359
Underwritten Expenses	$3,874,159
Underwritten Net Operating Income (NOI)	$2,780,200	Escrows
Underwritten Net Cash Flow (NCF)	$2,447,482	Upfront	Monthly
Cut-off Date LTV Ratio	43.9%	Taxes	$185,600	$15,500
Maturity Date LTV Ratio	36.3%	Insurance	$23,800	$4,800
DSCR Based on Underwritten NOI / NCF	2.66x / 2.34x	FF&E(2)	$0	$22,181
Debt Yield Based on Underwritten NOI / NCF	17.4% / 15.3%	Other	$0	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Amount	$16,000,000	100.0%	Loan Payoff	$9,575,272	59.8%
Principal Equity Distribution	5,917,113	37.0
Closing Costs	298,215	1.9
Reserves	209,400	1.3
Total Sources	$16,000,000	100.0%	Total Uses	$16,000,000	100.0%

(1)	Michael Bashaw, Rodney Olson and Steve Goodfellow are the guarantors of the non-recourse carveouts under The Portland Paramount Hotel Loan.
(2)	The monthly FF&E reserve is equal to one-twelfth of 4% of total annual revenues.

The following table presents certain information relating to the trailing twelve-month period through August 2013 penetration rates relating to The Portland Paramount Hotel Property, as provided in the August 2013 travel research report:

TTM Through 8/31/2013 Penetration Rates(1)
Property	Occupancy	ADR	RevPAR
The Portland Paramount Hotel	98.1%	96.8%	95.0%

(1)	Source: August 2013 travel research report.

The following table presents certain information relating to historical occupancy, ADR and RevPAR at The Portland Paramount Hotel Property:

The Portland Paramount Hotel(1)
	2011	2012	TTM 8/31/2013
Occupancy(2)	71.7%	78.0%	80.1%
ADR	$121.81	$133.00	$141.46
RevPAR	$87.34	$103.76	$113.25

(1)	As provided by the borrower.
(2)	Reflects average occupancy for the indicated period.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-191331) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., Jefferies LLC, Drexel Hamilton, LLC, RBS Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

THE PORTLAND PARAMOUNT HOTEL

■
Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at The Portland Paramount Hotel Property:

Cash Flow Analysis(1)

	2011	2012	TTM 8/31/2013	Underwritten	Underwritten $ per Room
Room Revenue	$4,909,190	$5,848,600	$6,365,981	$6,201,870	$40,272
Telephone Revenue	5,374	6,684	4,728	4,606	30
Other Revenue(2)	496,291	507,186	479,557	447,883	2,908
Total Revenue	$5,410,855	$6,362,470	$6,850,266	$6,654,359	$43,210

Room Expense	$1,433,117	$1,520,452	$1,572,972	$1,532,422	$9,951
Telephone Expense	16,772	16,425	17,579	17,126	111
Other Expense(3)	256,335	280,016	299,306	291,590	1,893
Total Departmental Expense	$1,706,224	$1,816,893	$1,889,857	$1,841,138	$11,955
Total Undistributed Expense	1,356,414	1,433,554	1,489,664	1,451,786	9,427
Total Fixed Charges	541,015	565,452	586,510	581,235	3,774
Total Operating Expenses	$3,603,653	$3,815,899	$3,966,031	$3,874,159	$25,157

Net Operating Income	$1,807,202	$2,546,571	$2,884,235	$2,780,200	$18,053
FF&E	216,434	254,499	274,011	332,718	2,161
Net Cash Flow	$1,590,768	$2,292,072	$2,610,224	$2,447,482	$15,893

(1)
Certain items such as straight line rent, interest expense, interest income, lease cancellation income, depreciation, amortization, owner expenses, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flows.

(2)	Other Revenue includes, but is not limited to, parking revenue, guest laundry revenue, and in-room movie revenue. Historical cash flows include the restaurant lease income.
(3)	Other Expense includes, but is not limited to, similar items as in Other Revenue.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-191331) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., Jefferies LLC, Drexel Hamilton, LLC, RBS Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

MONTERRA APARTMENTS

Mortgaged Property Information	Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller	JLC
Location (City/State)	Las Vegas, Nevada	Cut-off Date Principal Balance	$15,600,000
Property Type	Multifamily	Cut-off Date Principal Balance per Unit	$45,348.84
Size (Units)	344	Percentage of Initial Pool Balance	1.4%
Total Occupancy as of 7/24/2013	95.3%	Number of Related Mortgage Loans	None
Owned Occupancy as of 7/24/2013	95.3%	Type of Security	Fee Simple
Year Built / Latest Renovation	1999 / 2012	Mortgage Rate	4.88300%
Appraised Value	$21,400,000	Original Term to Maturity (Months)	60
Original Amortization Term (Months)	360
Original Interest Only Period (Months)	24
Borrower Sponsor(1)	Paul E. Mashni
Underwritten Revenues	$2,738,251
Underwritten Expenses	$1,345,518	Escrows
Underwritten Net Operating Income (NOI)	$1,392,733	Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$1,302,261	Taxes	$18,000	$14,000
Cut-off Date LTV Ratio	72.9%	Insurance	$42,000	$6,300
Maturity Date LTV Ratio	69.6%	Replacement Reserves	$0	$7,883
DSCR Based on Underwritten NOI / NCF	1.40x / 1.31x	TI/LC	$0	$0
Debt Yield Based on Underwritten NOI / NCF	8.9% / 8.3%	Other	$0	$0
Sources and Uses
Sources	$	%	Uses	$	%
Loan Amount	$15,600,000	100.0%	Loan Payoff	$13,919,911	89.2%
Principal Equity Distribution	1,203,844	7.7
Closing Costs	416,245	2.7
Reserves	60,000	0.4

Total Sources	$15,600,000	100.0%	Total Uses	$15,600,000	100.0%

(1)	Paul E. Mashni is the guarantor of the non-recourse carveouts under the Monterra Apartments Loan.

The following table presents certain information relating to the units and rent at the Monterra Apartments Property:

Unit Type	# of Units	Average SF per Unit	Monthly Market Rent per Unit	Yearly Market Rent per Unit	Monthly Actual Rent per Unit	Yearly Actual Rent per Unit
1 Bed / 1 Bath	64	700	$549	$6,588	$542	$6,503
1 Bed / 1 Bath	66	775	$582	$6,984	$616	$7,396
2 Bed / 2 Bath	94	938	$710	$8,520	$693	$8,316
2 Bed / 2 Bath	88	1,024	$740	$8,880	$758	$9,098
3 Bed / 2 Bath	32	1,156	$1,078	$12,940	$1,108	$13,301
Total / Wtd. Avg.	344	905	$697	$8,369	$706	$8,466

Source: As provided by the borrower.

The following table presents certain information relating to historical leasing at the Monterra Apartments Property:

Historical Leased %(1)(2)
	2012	As of 7/24/2013
Owned Space	95.0%	95.3%

(1)	As provided by the borrower. The Monterra Apartments Property was purchased out of foreclosure in 2012 and therefore no historical operating data or occupancies are available prior to 2012.
(2)	Occupancy is based on the year-end occupancy for the specified year.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-191331) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., Jefferies LLC, Drexel Hamilton, LLC, RBS Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

MONTERRA APARTMENTS

■
Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Monterra Apartments Property:

Cash Flow Analysis(1)

	2012	Annualized 7/31/2013	TTM 7/31/2013	Underwritten	Underwritten $ per Unit
Base Rent(2)	$2,803,403	$2,827,356	$2,820,582	$2,912,328	$8,466
Vacancy Loss(3)	(201,754)	(138,237)	(156,543)	(161,635)	(470)
Concessions(4)	(123,958)	(159,685)	(158,932)	(164,484)	(478)
Collection Loss(5)	(69,152)	(79,011)	(74,229)	(81,386)	(237)
Total Rent Revenue	$2,408,538	$2,450,422	$2,430,877	$2,504,823	$7,281
Other Revenue(6)	223,931	236,155	233,428	233,428	679
Effective Gross Income	$2,632,469	$2,686,578	$2,664,306	$2,738,251	$7,960

Total Operating Expenses	$1,366,582	$1,308,741	$1,343,540	$1,345,518	$3,911

Net Operating Income	$1,265,887	$1,377,836	$1,320,766	$1,392,733	$4,049
Replacement Reserves(7)	0	0	0	90,472	263
Net Cash Flow	$1,265,887	$1,377,836	$1,320,766	$1,302,261	$3,786

(1)
Certain items such as straight line rent, interest expense, interest income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flows.

(2)	Underwritten base rent is based on the 7/24/2013 rent roll annualized with vacant units grossed up based on in-place rents.
(3)	Vacancy loss is underwritten at 5.55% of base rent, which is consistent with the TTM vacancy at the Monterra Apartments Property.
(4)	Concessions are underwritten at 5.65% of base rent, which is consistent with the trailing 7 month period ended 7/31/2013 annualized.
(5)	Collection loss is underwritten at 2.79% of base rent, which is consistent with the trailing 7 month period ended 7/31/2013 annualized.
(6)	Other revenue includes laundry/vending revenue, parking revenue, lease cancellation and late fee revenue, damage and cleaning fee revenue, application fee revenue and other miscellaneous income.
(7)	Replacement reserves are underwritten at $263 per unit based on the engineer’s recommended reserves.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-191331) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., Jefferies LLC, Drexel Hamilton, LLC, RBS Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

SAIL POINTE APARTMENTS

Mortgaged Property Information	Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller	JLC
Location (City/State)	Port St. Lucie, Florida	Cut-off Date Principal Balance	$14,750,000
Property Type	Multifamily	Cut-off Date Principal Balance per Unit	$64,130.43
Size (Units)	230	Percentage of Initial Pool Balance	1.3%
Total Occupancy as of 7/9/2013	92.2%	Number of Related Mortgage Loans(1)	2
Owned Occupancy as of 7/9/2013	92.2%	Type of Security	Fee Simple
Year Built / Latest Renovation	1991,1994 / 2011-2012	Mortgage Rate	5.77500%
Appraised Value	$19,300,000	Original Term to Maturity (Months)	120
Original Amortization Term (Months)	360
Original Interest Only Period (Months)	24
Borrower Sponsor(2)	Paul R. Steinfurth
Underwritten Revenues	$2,225,699
Underwritten Expenses	$905,908	Escrows
Underwritten Net Operating Income (NOI)	$1,319,791	Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$1,251,941	Taxes	$99,257	$16,542
Cut-off Date LTV Ratio	76.4%	Insurance	$23,445	$13,500
Maturity Date LTV Ratio	67.4%	Replacement Reserves	$0	$5,654
DSCR Based on Underwritten NOI / NCF	1.27x / 1.21x	TI/LC	$0	$0
Debt Yield Based on Underwritten NOI / NCF	8.9% / 8.5%	Other Reserve(3)	$128,450	$0
Sources and Uses
Sources	$	%	Uses	$	%
Loan Amount	$14,750,000	100.0%	Loan Payoff	$11,636,409	78.9%
Principal Equity Distribution	2,202,439	14.9
Closing Costs	660,000	4.5
Reserves	251,152	1.7

Total Sources	$14,750,000	100.0%	Total Uses	$14,750,000	100.0%

(1)	An indirect owner of the borrower is also an indirect owner of the borrower of the Sanctuary at Winterlakes Apartments Loan.
(2)	Paul R. Steinfurth is the guarantor of the non-recourse carveouts under the Sail Pointe Apartments Loan.
(3)	Other reserve represents a deferred maintenance reserve of $128,450.

The following table presents certain information relating to the units and rent at the Sail Pointe Apartments Property:

Unit Type	# of Units	Average SF per Unit	Monthly Market Rent per Unit	Yearly Market Rent Per Unit	Monthly Actual Rent per Unit	Yearly Actual Rent Per Unit
3 Bed / 2 Bath	36	1,150	$848	$10,176	$839	$10,063
3 Bed / 2.5 Bath	194	1,214	$885	$10,620	$844	$10,132
Total / Wtd. Avg.	230	1,204	$879	$10,551	$843	$10,121

Source: As provided by the borrower.

The following table presents certain information relating to historical leasing at the Sail Pointe Apartments Property:

Historical Leased %(1)(2)
	2011	2012	As of 7/9/2013
Owned Space	85.4%	86.8%	92.2%

(1)	As provided by the borrower.
(2)	Occupancy is based on the year-end occupancy for the specified year.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-191331) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., Jefferies LLC, Drexel Hamilton, LLC, RBS Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

SAIL POINTE APARTMENTS

■
Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Sail Pointe Apartments Property:

Cash Flow Analysis(1)

	2011	2012	TTM 8/31/2013	Underwritten(2)	Underwritten $ per Unit
Base Rent	$1,946,787	$2,149,636	$2,272,882	$2,326,244	$10,114
Vacancy Loss	(284,319)	(282,778)	(161,424)	(163,055)	(709)
Collection Loss	(51,276)	(103,021)	(55,791)	(45,062)	(196)
Concessions	(7,913)	(29,536)	(20,719)	(11,449)	(50)
Total Rent Revenue	$1,603,279	$1,734,301	$2,034,948	$2,106,678	$9,159
Other Revenue(3)	59,785	109,043	108,655	119,021	517
Effective Gross Income	$1,663,064	$1,843,344	$2,143,603	$2,225,699	$9,677

Total Operating Expenses	$845,709	$882,169	$887,585	$905,908	$3,939

Net Operating Income	$817,355	$961,175	$1,256,018	$1,319,791	$5,738
Replacement Reserves	0	0	0	67,850	295
Net Cash Flow	$817,355	$961,175	$1,256,018	$1,251,941	$5,443

(1)
Certain items such as straight line rent, interest expense, interest income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flows.

(2)	Underwritten cash flow based on the 7/9/2013 rent roll.
(3)	Other Revenue includes miscellaneous income.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-191331) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., Jefferies LLC, Drexel Hamilton, LLC, RBS Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

SUMMARY OF CERTAIN RISK FACTORS

Investors should review the Free Writing Prospectus and the Base Prospectus, including the description of risk factors contained in the Free Writing Prospectus and the Base Prospectus, prior to making a decision to invest in the certificates offered by this Term Sheet.  The Free Writing Prospectus and the Base Prospectus will include more complete descriptions of the risks described below as well as additional risks relating to, among other things, risks related to specific mortgage loans and specific property types.  Any decision to invest in the offered certificates should be made after reviewing the Free Writing Prospectus and the Base Prospectus, conducting such investigations as the investor deems necessary and consulting the investor’s own legal, accounting and tax advisors in order to make an independent determination of the suitability and consequences of an investment in the offered certificates.  Capitalized terms used but not defined in this Term Sheet shall have the respective meanings assigned to such terms in the Free Writing Prospectus or, if not defined therein, in the Base Prospectus.

■	The Volatile Economy, Credit Crisis and Downturn in the Real Estate Market Have Adversely Affected and May Continue to Adversely Affect the Value of CMBS

—
In recent years, the real estate and securitization markets, including the market for commercial mortgage-backed securities (“CMBS”), as well as global financial markets and the economy generally, experienced significant dislocations, illiquidity and volatility.  We cannot assure you that a dislocation in the CMBS market will not re-occur or become more severe.

■	The Offered Certificates May Not Be A Suitable Investment for You

—
The offered certificates are not suitable investments for all investors.  In particular, you should not purchase any class of offered certificates unless you understand and are able to bear the risk that the yield to maturity and the aggregate amount and timing of distributions on the offered certificates are subject to material variability from period to period and give rise to the potential for significant loss over the life of the offered certificates.

—
An investment in the offered certificates should be considered only by sophisticated institutional investors with substantial investment experience with similar types of securities and who have conducted appropriate due diligence on the mortgage loans and the offered certificates.

■	The Offered Certificates Are Limited Obligations

—
The offered certificates, when issued, will represent beneficial interests in the issuing entity.  The offered certificates will not represent an interest in, or obligation of, the sponsors, the depositor, the master servicer, the special servicer, the operating advisor, the certificate administrator, the trustee, the underwriters, or any of their respective affiliates, or any other person.

—
The primary assets of the issuing entity will be the notes evidencing the mortgage loans, and the primary security and source of payment for the mortgage loans will be the mortgaged properties and the other collateral described in the Free Writing Prospectus.  Payments on the offered certificates are expected to be derived from payments made by the borrowers on the mortgage loans.

■	Mortgage Loans Are Nonrecourse and Are Not Insured or Guaranteed

—	The mortgage loans are not insured or guaranteed by any person or entity, governmental or otherwise.

—
Investors should treat each mortgage loan as a nonrecourse loan.  If a default occurs, recourse generally may be had only against the specific properties and other assets that have been pledged to secure the loan.  Consequently, payment prior to maturity is dependent primarily on the sufficiency of the net operating income of the mortgaged property.  Payment at maturity is primarily dependent upon the market value of the mortgaged property and the borrower’s ability to sell or refinance the mortgaged property.

■	The Offered Certificates May Have Limited Liquidity and the Market Value of the Offered Certificates May Decline

—
Your certificates will not be listed on any national securities exchange or traded on any automated quotation systems of any registered securities association, and there is currently no secondary market for your certificates.  While we have been advised by the underwriters that one or more of them, or one or more of their affiliates, currently intend to make a market in the offered certificates, none of the underwriters has any obligation to do so, any market-making may be discontinued at any time, and we cannot assure you that an active secondary market for the offered certificates will develop.

—
The market value of the offered certificates will also be influenced by the supply of and demand for CMBS generally. The supply of CMBS will depend on, among other things, the amount of commercial and multifamily mortgage loans, whether newly originated or held in the portfolios that are available for securitization.

■	Legal and Regulatory Provisions Affecting Investors Could Adversely Affect the Liquidity of the Offered Certificates

—
We make no representation as to the proper characterization of the offered certificates for legal investment, financial institution regulatory, financial reporting or other purposes, as to the ability of particular investors to purchase the offered certificates under applicable legal investment or other restrictions or as to the consequences of an investment in the offered certificates for such purposes or under such restrictions.  We note that regulatory or legislative provisions applicable to certain investors may have the effect of limiting or restricting their ability to hold or acquire CMBS, which in turn may adversely affect the ability of investors in the offered certificates who are not subject to those provisions to resell their certificates in the secondary market.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-191331) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., Jefferies LLC, Drexel Hamilton, LLC, RBS Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

SUMMARY OF CERTAIN RISK FACTORS (continued)

—
Member States of the European Economic Area (“EEA”) have implemented Article 122a of EU Directive 2006/48/EC (“Article 122a”) which applies with respect to investments by credit institutions in securitizations issued on or after January 1, 2011 as well as certain existing securitizations issued prior to that date where new assets are added or substituted after December 31, 2014.  Article 122a imposes a severe capital charge on a securitization position acquired by an EEA credit institution unless, among other conditions, (a) the originator, sponsors or original lender for the securitization has explicitly disclosed to the EEA-regulated credit institution that it will retain, on an ongoing basis, a material net economic interest of not less than 5% in respect of the securitization, and (b) the acquiring institution is able to demonstrate that it has undertaken certain due diligence in respect of its securitization position and the underlying exposures and that procedures are established for such activities to be monitored on an ongoing basis.  For purposes of Article 122a, an EEA credit institution may be subject to such a capital charge as a result of securitization positions held by its non-EEA affiliates, including its U.S. affiliates, not complying with Article 122a. Effective January 1, 2014, Articles 404-410 (inclusive) of EU Regulation 575/2013 (“Articles 404-410”) replace Article 122a and, among other things, will apply to EEA investment firms in addition to EEA credit institutions. Furthermore, requirements similar to those in Article 122a (“Similar Retention Requirements”) are to apply: (i) effective July 22, 2013, to investments in securitizations by investment funds managed by EEA investment managers subject to EU Directive 2011/61/EU; and (ii) subject to the adoption of certain secondary legislation, to investments in securitizations by EEA insurance and reinsurance undertakings and by EEA undertakings for collective investment in transferable securities.

None of the sponsors, the depositor or any other party to the transaction intends to retain a material net economic interest in the transaction in accordance with the requirements of Article 122a, Articles 404-410 or Similar Retention Requirements or take any other action which may be required by EEA-regulated investors for the purposes of their compliance with Article 122a, Articles 404-410 or Similar Retention Requirements.  Consequently, the offered certificates are not a suitable investment for EEA credit institutions or the other types of EEA regulated investors mentioned above. As a result, the price and liquidity of the offered certificates in the secondary market may be adversely affected.  EEA-regulated investors are encouraged to consult with their own investment and legal advisors regarding compliance with Article 122a, Articles 404-410 or Similar Retention Requirements and the suitability of the offered certificates for investment.

—
The Dodd-Frank Wall Street Reform and Consumer Protection Act enacted in the United States requires that federal banking regulators amend their regulations to exclude reliance on credit ratings, including the use of such ratings to determine the permissibility of, and capital charges imposed on, investments by banking institutions. Such regulations, including those that have been proposed to implement the more recent Basel internal ratings based and advanced measures approaches, may result in greater capital charges to financial institutions that own CMBS, or otherwise adversely affect the attractiveness of investments in CMBS for regulatory purposes.

—
The Financial Accounting Standards Board has adopted changes to the accounting standards for structured products.  These changes, or any future changes, may affect the accounting for entities such as the issuing entity, could under certain circumstances require an investor or its owner generally to consolidate the assets of the issuing entity in its financial statements and record third parties’ investments in the trust fund as liabilities of that investor or owner or could otherwise adversely affect the manner in which the investor or its owner must report an investment in CMBS for financial reporting purposes.

—
Section 619 of the Dodd Frank Wall Street Reform and Consumer Protection Act added a provision, commonly referred to as the “Volcker Rule”, to federal banking law to generally prohibit various covered banking entities from, among other things, engaging in proprietary trading in securities and derivatives, subject to certain exemptions.  Section 619 became effective on July 21, 2012, subject to certain conformance periods.  Implementing rules under Section 619 have been proposed but not yet adopted.  The Volcker Rule and the regulations adopted thereunder may restrict certain purchases or sales of securities generally (including commercial mortgage backed securities) and derivatives by banking entities if conducted on a proprietary trading business.

—	For purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended, no class of offered certificates will constitute “mortgage related securities”.

■	Commercial, Multifamily and Manufactured Housing Community Lending is Dependent Upon Net Operating Income

—
The repayment of the mortgage loans in the pool (or related whole loans) will be dependent upon the ability of the related mortgaged property to produce cash flow through the collection of rents.  However, net operating income can be volatile and may be insufficient to cover debt service on a mortgage loan (or related whole loan) at any given time.  The performance and/or value of a particular income-producing real property will depend on a number of variables, including but not limited to property type, geographic location, competition and sponsorship.

■	Risks Resulting from Various Concentrations

—
The performance of the pool of mortgage loans may be adversely impacted as a result of (i) mortgage loans that account for a disproportionately large percentage of the pool’s aggregate principal balance, (ii) a concentration of mortgage loans secured by the same mortgaged property types, (iii) a concentration of mortgage loans secured by mortgaged properties located in a particular geographic area, (iv) a concentration of mortgage loans secured by mortgaged properties with the same tenant(s) and (v) a concentration of mortgage loans with the same borrower or related borrowers.  The effect of loan pool losses will be more severe if the losses relate to mortgage loans that account for a disproportionately large percentage of the pool’s aggregate principal balance.  Likewise, mortgaged properties in which a single tenant makes up a significant portion of the rental income are more susceptible to interruptions of cash flow if that tenant’s business operations are negatively impacted or if such tenant fails to renew its lease.

—
A concentration of related borrowers, mortgaged property types, tenant occupancy or mortgaged properties in similar geographic regions can pose increased risks because a decline in the financial condition of the corporate family of the related borrowers, in a particular industry or business or in a particular geographic area would have a disproportionately large impact on the pool of mortgage loans.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-191331) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., Jefferies LLC, Drexel Hamilton, LLC, RBS Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

SUMMARY OF CERTAIN RISK FACTORS (continued)

■	Borrower May Be Unable To Repay Remaining Principal Balance on Maturity Date or Anticipated Repayment Date

—
Mortgage loans (or whole loans) with substantial remaining principal balances at their stated maturity date or anticipated repayment date involve greater risk than fully-amortizing mortgage loans.  This is because the borrower may be unable to repay the loan at that time.  A borrower’s ability to repay a mortgage loan (or whole loan) on its stated maturity date or anticipated repayment date typically will depend upon its ability either to refinance the mortgage loan (or whole loan) or to sell the mortgaged property at a price sufficient to permit repayment.

■	The Timing of Prepayments and Repurchases May Change Your Anticipated Yield

—
We are not aware of any relevant publicly available or authoritative statistics with respect to the historical prepayment experiences of commercial mortgage loans, including both voluntary prepayments, if permitted, and involuntary prepayments, such as prepayments resulting from casualty or condemnation, application of reserve funds, defaults and liquidations or repurchases upon breaches of representations and warranties or material document defects or purchases by a mezzanine lender pursuant to a purchase option or sales of defaulted mortgage loans.

—	Any changes in the weighted average lives of your certificates may adversely affect your yield.

—
Each sponsor is the sole warranting party in respect of the mortgage loans sold by such sponsor to the depositor and the sole party with repurchase/substitution obligations in connection with a material breach of representation and warranty or a material document deficiency. We cannot provide assurances that the applicable sponsor will have the financial ability to repurchase or substitute any mortgage loan sold by it in connection with either a material breach of the applicable sponsor’s representations and warranties or any material document defects.

■	Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions

—
There may be pending or threatened legal proceedings against the borrowers and the managers of the mortgaged properties and their respective affiliates arising out of their ordinary business.  Any such litigation may materially impair distributions to certificateholders if borrowers must use property income to pay judgments or litigation costs.  We cannot assure you that any litigation or any settlement of any litigation will not have a material adverse effect on your investment.

■	Appraisals May Not Reflect Current or Future Market Value of Each Property

—
Appraisals were obtained with respect to each of the mortgaged properties at or about the time of origination of the applicable mortgage loan by the related originator, or at or around the time of the acquisition of the mortgage loan by the related sponsor.  In general, appraisals represent the analysis and opinion of qualified appraisers and are not guarantees of present or future value.

—
Prospective investors should consider that the information set forth in this Term Sheet regarding appraised values or loan-to-value ratios may not accurately reflect past, present or future market values of the mortgaged properties.  Additionally, with respect to the appraisals setting forth assumptions as to the “as-is” and “as stabilized” values prospective investors should consider that those assumptions may not be accurate and that the “as stabilized” values may not be the values of the related mortgaged properties prior to or at maturity.

■	Adverse Environmental Conditions at or Near Mortgaged Properties May Result in Losses

—
The issuing entity could become liable for a material adverse environmental condition at an underlying mortgaged property. Any such potential liability could reduce or delay payments on the offered certificates.

—
Although an environmental report was prepared for each mortgaged property securing a mortgage loan in connection with origination, it is possible that the environmental reports and/or supplemental “Phase II” sampling did not reveal all environmental liabilities, or that there are material environmental liabilities of which we are not aware.  Also, the environmental condition of the mortgaged properties in the future could be affected by the activities of tenants or by third parties unrelated to the borrowers.

■	Insurance May Not Be Available or Adequate

—
Although the mortgaged properties are required to be insured, or permitted to be self-insured by a sole or significant tenant, against certain risks, there is a possibility of casualty loss with respect to the mortgaged properties for which insurance proceeds may not be adequate or which may result from risks not covered by insurance.

—
Even if terrorism insurance is required by the loan documents for a mortgage loan, that requirement may be subject to a cap on the cost of the premium for terrorism insurance that a borrower is required to pay or a commercially reasonable standard on the availability of the insurance.

—	We cannot assure you that all of the mortgaged properties are required to be or will be insured against the risks of terrorism and similar acts.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-191331) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., Jefferies LLC, Drexel Hamilton, LLC, RBS Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

SUMMARY OF CERTAIN RISK FACTORS (continued)

■	Risks Relating to a Bankruptcy of an Originator, a Sponsor or the Depositor, or a Receivership or Conservatorship of Goldman Sachs Bank USA

—
In the event of the bankruptcy or insolvency of an originator, a sponsor or the depositor, or a receivership or conservatorship of Goldman Sachs Bank USA (“GS Bank”), the parent entity of Goldman Sachs Mortgage Company (“GSMC”), it is possible that the issuing entity’s right to payment from or ownership of the mortgage loans could be challenged. If such challenge is successful, payments on the offered certificates would be reduced or delayed. Even if the challenge is not successful, payments on the offered certificates would be delayed while a court resolves the claim.

—
The Federal Deposit Insurance Corporation (the “FDIC”) has adopted a rule, substantially revised and effective January 1, 2011, establishing a safe harbor (the “FDIC Safe Harbor”) from its repudiation powers for securitizations meeting the requirements of the rule (12 C.F.R. § 360.6).  The transfers of the applicable mortgage loans by GSMC, to the depositor, will not qualify for the FDIC Safe Harbor.  However, those transfers are not transfers by a bank, and in any event, even if the FDIC Safe Harbor were applicable to those transfers, the FDIC Safe Harbor is non-exclusive. Additionally, an opinion of counsel will be rendered on the Closing Date to the effect that the transfers of the applicable mortgage loans by GSMC to the depositor, would generally be respected as a sale in the event of a bankruptcy or insolvency of GSMC. Notwithstanding the foregoing, the FDIC, a creditor, bankruptcy trustee or another interested party, including an entity transferring a mortgage loan, as debtor-in-possession, could still attempt to assert that the transfer of a mortgage loan by any of the sponsors was not a sale. If such party’s challenge is successful, payments on the offered certificates would be reduced or delayed.  Even if the challenge is not successful, payments on the offered certificates would be delayed while a court resolves the claim.

■	Potential Conflicts of Interest of the Sponsors, Underwriters, the Master Servicer, the Special Servicer, the Operating Advisor and the Controlling Class Representative

—
The sponsors, the underwriters, the master servicer, the special servicer, the operating advisor, the Controlling Class Representative (or the master servicer, special servicer or controlling class under each Controlling Pooling & Servicing Agreement with respect to the related non-serviced loan), or the holder of a mezzanine loan or any of their respective affiliates may have interests when dealing with the mortgage loans that are in conflict with those of holders of the offered certificates, especially if the sponsors, the underwriters, the master servicer, the special servicer, the operating advisor, the Controlling Class Representative or the controlling class under each Controlling Pooling & Servicing Agreement with respect to the related non-serviced loan, or the holder of a mezzanine loan or any of their respective affiliates holds certificates, or has financial interests in or other financial dealings with a borrower or an affiliate of the borrower.  Each of these relationships may create a conflict of interest and should be considered carefully by you before you invest in any offered certificates.

■	Potential Conflicts of Interest in the Selection of the Underlying Mortgage Loans

—
The anticipated initial investor in certain of the subordinate certificates (the “B-Piece Buyer”) was given the opportunity by the sponsors to perform due diligence on the mortgage loans originally identified by the sponsors for inclusion in the issuing entity, and to request the removal, re-sizing or change in other features of some or all of the mortgage loans.  The mortgage pool as originally proposed by the sponsors was adjusted based on some of these requests.  In addition, the B-Piece Buyer received or may receive price adjustments or cost mitigation arrangements in connection with accepting certain mortgage loans in the mortgage pool. Actions of the B-Piece Buyer may be adverse to those of purchasers of the offered certificates.

■	Interests and Incentives of the Originators, the Sponsors and Their Affiliates May Not Be Aligned With Your Interests

—
The originators, the sponsors and their affiliates (including certain of the underwriters) expect to derive ancillary benefits from this offering of offered certificates and their respective incentives may not be aligned with those of purchasers of the offered certificates.  The sponsors originated or purchased the mortgage loans in order to securitize the mortgage loans by means of a transaction such as this offering of the offered certificates.  The sponsors will sell the applicable mortgage loans to the depositor (an affiliate of GSMC, one of the sponsors, and of GS Commercial Real Estate LP, one of the originators, and of Goldman, Sachs & Co., one of the underwriters) on the Closing Date in exchange for cash, derived from the sale of certificates to investors, and/or in exchange for certificates.  A completed offering would reduce the originators’ exposure to the mortgage loans.  The originators made the mortgage loans with a view toward securitizing them and distributing the exposure by means of a transaction such as this offering of the offered certificates.  The offering of offered certificates will effectively transfer the originators’ exposure to the mortgage loans to purchasers of the offered certificates and the other certificates of the same series.

—
The originators, the sponsors and their affiliates expect to receive various benefits, including compensation, commissions, payments, rebates, remuneration and business opportunities in connection with or as a result of this offering of offered certificates and their interests in the mortgage loans.

—	Each of the foregoing relationships should be considered carefully by you before you invest in any offered certificates.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-191331) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., Jefferies LLC, Drexel Hamilton, LLC, RBS Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

SUMMARY OF CERTAIN RISK FACTORS (continued)

■	Interests and Incentives of the Underwriter Entities May Not Be Aligned With Your Interests

—
The activities and interests of the underwriters and their respective affiliates (collectively, the “Underwriter Entities”) will not align with, and may in fact be directly contrary to, those of the certificateholders.  The Underwriter Entities are part of global investment banking, securities and investment management firms that provide a wide range of financial services to a substantial and diversified client base that includes corporations, financial institutions, governments and high-net-worth individuals. As such, they actively make markets in and trade financial instruments for their own account and for the accounts of customers.

—
The Underwriter Entities’ activities include, among other things, executing large block trades and taking long and short positions directly and indirectly, through derivative instruments or otherwise.  The securities and instruments in which the Underwriter Entities take positions, or expect to take positions, include loans similar to the mortgage loans, securities and instruments similar to the offered certificates and other securities and instruments.  Market making is an activity where the Underwriter Entities buy and sell on behalf of customers, or for their own account, to satisfy the expected demand of customers.  By its nature, market making involves facilitating transactions among market participants that have differing views of securities and instruments.  As a result, you should expect that the Underwriter Entities will take positions that are inconsistent with, or adverse to, the investment objectives of investors in the offered certificates.

—
If an Underwriter Entity becomes a holder of any of the certificates, through market-making activity or otherwise, any actions that it takes in its capacity as a certificateholder, including voting, providing consents or otherwise will not necessarily be aligned with the interests of other holders of the same class or other classes of the certificates.

—
In addition, the Underwriter Entities will have no obligation to monitor the performance of the certificates or the actions of the master servicer, the special servicer, the certificate administrator, the trustee or the operating advisor and will have no authority to advise the master servicer, the special servicer, the certificate administrator, the trustee or the operating advisor or to direct their actions.

—	Each of the foregoing relationships should be considered carefully by you before you invest in any offered certificates.

■	Other Rating Agencies May Assign Different Ratings to the Certificates

—
Nationally recognized statistical rating organizations that the depositor did not engage to rate the offered certificates may nevertheless issue unsolicited credit ratings on one or more classes of offered certificates. If any such unsolicited ratings are issued, we cannot assure you that they will not be different from any ratings assigned by the rating agencies engaged by the depositor.  The issuance of unsolicited ratings by any nationally recognized statistical rating organization on  a class of the offered certificates that are lower than ratings assigned by a rating agency engaged by the depositor may adversely impact the liquidity, market value and regulatory characteristics of that class.

■	Tax Considerations

—	The offered certificates will be treated as regular interests in one or more real estate mortgage investment conduits (each a “REMIC”) for U.S. federal income tax purposes.

—	Special tax considerations may apply to certain types of investors. Prospective investors should consult their own tax advisors regarding tax implications of investment.

—
State and local income tax laws may differ substantially from the corresponding federal law. Prospective investors should consult with their own tax advisors with respect to the various state and local tax consequences of an investment in the certificates.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-191331) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., Jefferies LLC, Drexel Hamilton, LLC, RBS Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

ANNEX C

MORTGAGE POOL INFORMATION

[THIS PAGE INTENTIONALLY LEFT BLANK]

Distribution of Loan Purpose

					Weighted		Weighted
			Percentage of		Average Debt	Weighted	Average	Weighted	Weighted
	Number of		Aggregate	Average	Service	Average	Remaining	Average	Average
	Mortgage	Cut-off Date	Cut-off Date	Cut-off Date	Coverage	Mortgage	Terms to	Cut-off Date	Maturity Date
Loan Purpose	Loans	Balance	Balance	Balance	Ratio	Interest Rate	Maturity (mos)	LTV	LTV
Refinance	53	$848,050,153	74.8%	$16,000,946	1.52x	5.306%	110.7	66.2%	58.0%
Acquisition	24	263,748,100	23.3	$10,989,504	1.50x	5.560%	89.5	70.0%	61.7%
Acquisition/Refinance	1	22,260,866	2.0	$22,260,866	1.30x	5.850%	118.0	74.7%	63.8%
Total/Avg./Wtd.Avg.	78	$1,134,059,119	100.0%	$14,539,219	1.51x	5.376%	105.9	67.2%	59.0%

Distribution of Amortization Types (1)

					Weighted		Weighted
			Percentage of		Average Debt	Weighted	Average	Weighted	Weighted
	Number of		Aggregate	Average	Service	Average	Remaining	Average	Average
	Mortgage	Cut-off Date	Cut-off Date	Cut-off Date	Coverage	Mortgage	Terms to	Cut-off Date	Maturity Date
Amortization Type	Loans	Balance	Balance	Balance	Ratio	Interest Rate	Maturity (mos)	LTV	LTV
Interest Only, Then Amortizing(2)	29	$545,012,500	48.1%	$18,793,534	1.38x	5.524%	103.0	69.3%	62.6%
Amortizing (30 Years)	38	443,679,529	39.1	$11,675,777	1.63x	5.249%	113.0	65.8%	55.1%
Amortizing (25 Years)	8	73,037,091	6.4	$9,129,636	1.54x	5.457%	90.4	64.3%	51.6%
Interest Only	2	49,600,000	4.4	$24,800,000	1.88x	4.922%	119.0	59.1%	59.1%
Interest Only, ARD	1	22,730,000	2.0	$22,730,000	1.54x	5.020%	60.0	71.7%	71.7%
Total/Avg./Wtd.Avg.	78	$1,134,059,119	100.0%	$14,539,219	1.51x	5.376%	105.9	67.2%	59.0%

(1) All of the mortgage loans will have balloon payments at maturity date/ARD.
(2) Original partial interest only periods range from 6 to 60 months.

Distribution of Cut-off Date Balances

					Weighted		Weighted
			Percentage of		Average Debt	Weighted	Average	Weighted	Weighted
	Number of		Aggregate	Average	Service	Average	Remaining	Average	Average
Range of Cut-off Date	Mortgage	Cut-off Date	Cut-off Date	Cut-off Date	Coverage	Mortgage	Terms to	Cut-off Date	Maturity Date
Balances ($)	Loans	Balance	Balance	Balance	Ratio	Interest Rate	Maturity (mos)	LTV	LTV
2,418,750 - 3,000,000	2	$4,868,750	0.4%	$2,434,375	1.41x	5.295%	119.0	70.0%	58.8%
3,000,001 - 5,000,000	19	74,546,629	6.6	$3,923,507	1.45x	5.476%	109.8	67.7%	56.9%
5,000,001 - 10,000,000	21	146,643,353	12.9	$6,983,017	1.49x	5.381%	115.2	69.8%	58.2%
10,000,001 - 15,000,000	17	210,745,021	18.6	$12,396,766	1.48x	5.481%	107.9	68.7%	60.6%
15,000,001 - 20,000,000	5	85,785,085	7.6	$17,157,017	1.58x	5.151%	94.1	64.3%	57.1%
20,000,001 - 30,000,000	4	94,461,495	8.3	$23,615,374	1.38x	5.436%	87.7	72.1%	66.9%
30,000,001 - 40,000,000	3	106,280,000	9.4	$35,426,667	1.61x	5.256%	101.4	65.2%	59.7%
40,000,001 - 50,000,000	3	138,300,000	12.2	$46,100,000	1.42x	5.391%	119.3	72.4%	62.1%
50,000,001 - 60,000,000	1	60,000,000	5.3	$60,000,000	2.05x	4.405%	120.0	43.5%	34.0%
60,000,001 - 72,928,787	3	212,428,787	18.7	$70,809,596	1.47x	5.622%	98.4	67.0%	60.4%
Total/Avg./Wtd.Avg.	78	$1,134,059,119	100.0%	$14,539,219	1.51x	5.376%	105.9	67.2%	59.0%

Min	$2,418,750
Max	$72,928,787
Average	$14,539,219

Distribution of Debt Service Coverage Ratios

					Weighted		Weighted
			Percentage of		Average Debt	Weighted	Average	Weighted	Weighted
	Number of		Aggregate	Average	Service	Average	Remaining	Average	Average
Range of Debt Service	Mortgage	Cut-off Date	Cut-off Date	Cut-off Date	Coverage	Mortgage	Terms to	Cut-off Date	Maturity Date
Coverage Ratios (x)	Loans	Balance	Balance	Balance	Ratio	Interest Rate	Maturity (mos)	LTV	LTV
1.20 - 1.30	13	$207,994,558	18.3%	$15,999,581	1.25x	5.619%	118.7	69.0%	62.0%
1.31 - 1.40	17	210,868,374	18.6	$12,404,022	1.36x	5.300%	96.1	71.8%	62.9%
1.41 - 1.50	22	285,758,671	25.2	$12,989,030	1.45x	5.642%	94.4	68.9%	61.6%
1.51 - 1.60	12	154,691,054	13.6	$12,890,921	1.54x	5.212%	104.9	68.6%	59.2%
1.61 - 1.70	2	80,203,787	7.1	$40,101,893	1.68x	5.320%	119.1	69.4%	58.0%
1.71 - 1.80	6	61,205,832	5.4	$10,200,972	1.76x	5.317%	106.6	65.9%	55.0%
1.81 - 1.90	2	15,189,762	1.3	$7,594,881	1.85x	5.452%	119.3	64.0%	51.9%
1.91 - 2.00	2	42,182,500	3.7	$21,091,250	1.97x	4.993%	118.9	60.3%	59.4%
2.01 - 2.34	2	75,964,581	6.7	$37,982,291	2.11x	4.555%	119.6	43.6%	34.5%
Total/Avg./Wtd.Avg.	78	$1,134,059,119	100.0%	$14,539,219	1.51x	5.376%	105.9	67.2%	59.0%

Min	1.20x
Max	2.34x
Weighted Average	1.51x

Distribution of Mortgage Interest Rates

					Weighted		Weighted
			Percentage of		Average Debt	Weighted	Average	Weighted	Weighted
	Number of		Aggregate	Average	Service	Average	Remaining	Average	Average
Range of Mortgage	Mortgage	Cut-off Date	Cut-off Date	Cut-off Date	Coverage	Mortgage	Terms to	Cut-off Date	Maturity Date
Interest Rates (%)	Loans	Balance	Balance	Balance	Ratio	Interest Rate	Maturity (mos)	LTV	LTV
4.405 - 4.500	1	$60,000,000	5.3%	$60,000,000	2.05x	4.405%	120.0	43.5%	34.0%
4.501 - 4.750	2	26,100,000	2.3	$13,050,000	1.46x	4.668%	60.0	70.3%	65.3%
4.751 - 5.000	10	146,767,629	12.9	$14,676,763	1.65x	4.908%	98.0	68.4%	62.9%
5.001 - 5.250	12	241,907,031	21.3	$20,158,919	1.46x	5.168%	100.5	66.0%	58.8%
5.251 - 5.500	25	287,812,983	25.4	$11,512,519	1.52x	5.351%	115.1	69.6%	59.2%
5.501 - 5.750	12	138,731,859	12.2	$11,560,988	1.43x	5.657%	116.4	68.0%	58.7%
5.751 - 6.000	7	72,487,655	6.4	$10,355,379	1.35x	5.841%	118.6	73.1%	60.4%
6.001 - 6.250	8	90,751,963	8.0	$11,343,995	1.35x	6.121%	119.5	68.1%	60.5%
6.251 - 6.275	1	69,500,000	6.1	$69,500,000	1.47x	6.275%	57.0	69.4%	66.2%
Total/Avg./Wtd.Avg.	78	$1,134,059,119	100.0%	$14,539,219	1.51x	5.376%	105.9	67.2%	59.0%

Min	4.405%
Max	6.275%
Weighted Average	5.376%

Distribution of Cut-off Date Loan-to-Value Ratios

					Weighted		Weighted
			Percentage of		Average Debt	Weighted	Average	Weighted	Weighted
	Number of		Aggregate	Average	Service	Average	Remaining	Average	Average
Range of Cut-off Date	Mortgage	Cut-off Date	Cut-off Date	Cut-off Date	Coverage	Mortgage	Terms to	Cut-off Date	Maturity Date
Loan-to-Value Ratios (%)	Loans	Balance	Balance	Balance	Ratio	Interest Rate	Maturity (mos)	LTV	LTV
43.5 - 50.0	2	$75,964,581	6.7%	$37,982,291	2.11x	4.555%	119.6	43.6%	34.5%
50.1 - 55.0	2	16,983,832	1.5	$8,491,916	1.75x	6.059%	119.0	50.6%	41.9%
55.1 - 60.0	4	35,790,247	3.2	$8,947,562	1.49x	5.245%	119.1	57.0%	52.2%
60.1 - 65.0	12	199,008,560	17.5	$16,584,047	1.50x	5.195%	102.2	62.7%	56.7%
65.1 - 70.0	20	337,518,489	29.8	$16,875,924	1.52x	5.684%	103.7	68.3%	59.9%
70.1 - 75.0	36	441,893,411	39.0	$12,274,817	1.43x	5.316%	104.7	73.4%	64.2%
75.1 - 76.4	2	26,900,000	2.4	$13,450,000	1.21x	5.878%	118.5	76.0%	67.2%
Total/Avg./Wtd.Avg.	78	$1,134,059,119	100.0%	$14,539,219	1.51x	5.376%	105.9	67.2%	59.0%

Min	43.5%
Max	76.4%
Weighted Average	67.2%

Distribution of Maturity Date/ARD Loan-to-Value Ratios(1)

					Weighted		Weighted
			Percentage of		Average Debt	Weighted	Average	Weighted	Weighted
	Number of		Aggregate	Average	Service	Average	Remaining	Average	Average
Range of Maturity Date/ARD	Mortgage	Cut-off Date	Cut-off Date	Cut-off Date	Coverage	Mortgage	Terms to	Cut-off Date	Maturity Date
Loan-to-Value Ratios (%)	Loans	Balance	Balance	Balance	Ratio	Interest Rate	Maturity (mos)	LTV	LTV
34.0 - 40.0	3	$80,957,843	7.1%	$26,985,948	2.09x	4.627%	119.5	44.0%	34.8%
40.1 - 45.0	3	30,680,817	2.7	$10,226,939	1.62x	5.950%	119.4	58.2%	43.1%
45.1 - 50.0	3	17,083,811	1.5	$5,694,604	1.37x	5.406%	119.2	65.5%	47.6%
50.1 - 55.0	9	51,626,695	4.6	$5,736,299	1.60x	5.446%	119.1	62.4%	53.1%
55.1 - 60.0	24	337,988,123	29.8	$14,082,838	1.48x	5.292%	109.2	66.7%	57.6%
60.1 - 65.0	22	359,025,001	31.7	$16,319,318	1.49x	5.428%	114.3	70.5%	62.1%
65.1 - 71.7	14	256,696,829	22.6	$18,335,488	1.39x	5.563%	80.5	72.8%	67.8%
Total/Avg./Wtd.Avg.	78	$1,134,059,119	100.0%	$14,539,219	1.51x	5.376%	105.9	67.2%	59.0%

Min	34.0%
Max	71.7%
Weighted Average	59.0%

(1) Maturity Date/ARD Loan-to-Value Ratio is calculated on the basis of the "as stabilized" appraised value for 12 of the mortgage loans.

Distribution of Original Terms to Maturity/ARD

					Weighted		Weighted
			Percentage of		Average Debt	Weighted	Average	Weighted	Weighted
	Number of		Aggregate	Average	Service	Average	Remaining	Average	Average
Original	Mortgage	Cut-off Date	Cut-off Date	Cut-off Date	Coverage	Mortgage	Terms to	Cut-off Date	Maturity Date
Terms to Maturity/ARD (mos)	Loans	Balance	Balance	Balance	Ratio	Interest Rate	Maturity (mos)	LTV	LTV
59 - 60	12	$241,629,301	21.3%	$20,135,775	1.46x	5.365%	58.5	69.6%	64.9%
84	2	7,494,253	0.7	$3,747,127	1.47x	5.343%	83.5	70.5%	61.6%
120 - 121	64	884,935,564	78.0	$13,827,118	1.53x	5.379%	119.1	66.5%	57.3%
Total/Avg./Wtd.Avg.	78	$1,134,059,119	100.0%	$14,539,219	1.51x	5.376%	105.9	67.2%	59.0%

Min	59 months
Max	121 months
Weighted Average	107 months

Distribution of Remaining Terms to Maturity/ARD

					Weighted		Weighted
			Percentage of		Average Debt	Weighted	Average	Weighted	Weighted
	Number of		Aggregate	Average	Service	Average	Remaining	Average	Average
Range of Remaining	Mortgage	Cut-off Date	Cut-off Date	Cut-off Date	Coverage	Mortgage	Terms to	Cut-off Date	Maturity Date
Terms to Maturity/ARD (mos)	Loans	Balance	Balance	Balance	Ratio	Interest Rate	Maturity (mos)	LTV	LTV
57 - 60	12	$241,629,301	21.3%	$20,135,775	1.46x	5.365%	58.5	69.6%	64.9%
61 - 120	66	892,429,818	78.7	$13,521,664	1.53x	5.378%	118.8	66.6%	57.4%
Total/Avg./Wtd.Avg.	78	$1,134,059,119	100.0%	$14,539,219	1.51x	5.376%	105.9	67.2%	59.0%

Min	57 months
Max	120 months
Weighted Average	106 months

Distribution of Original Amortization Terms(1)

					Weighted		Weighted
			Percentage of		Average Debt	Weighted	Average	Weighted	Weighted
	Number of		Aggregate	Average	Service	Average	Remaining	Average	Average
Range of Original Amortization	Mortgage	Cut-off Date	Cut-off Date	Cut-off Date	Coverage	Mortgage	Terms to	Cut-off Date	Maturity Date
Terms (mos)	Loans	Balance	Balance	Balance	Ratio	Interest Rate	Maturity (mos)	LTV	LTV
Interest Only	3	$72,330,000	6.4%	$24,110,000	1.78x	4.953%	100.5	63.0%	63.0%
300	10	107,817,091	9.5	$10,781,709	1.51x	5.341%	81.9	64.5%	53.0%
301 - 360	65	953,912,029	84.1	$14,675,570	1.49x	5.412%	109.1	67.8%	59.3%
Total/Avg./Wtd.Avg.	78	$1,134,059,119	100.0%	$14,539,219	1.51x	5.376%	105.9	67.2%	59.0%

Min	300 months
Max	360 months
Weighted Average	354 months

(1) All of the mortgage loans will have balloon payments at maturity date/ARD.

Distribution of Remaining Amortization Terms(1)

					Weighted		Weighted
			Percentage of		Average Debt	Weighted	Average	Weighted	Weighted
	Number of		Aggregate	Average	Service	Average	Remaining	Average	Average
Range of Remaining Amortization	Mortgage	Cut-off Date	Cut-off Date	Cut-off Date	Coverage	Mortgage	Terms to	Cut-off Date	Maturity Date
Terms (mos)	Loans	Balance	Balance	Balance	Ratio	Interest Rate	Maturity (mos)	LTV	LTV
Interest Only	3	$72,330,000	6.4%	$24,110,000	1.78x	4.953%	100.5	63.0%	63.0%
299 - 300	10	107,817,091	9.5	$10,781,709	1.51x	5.341%	81.9	64.5%	53.0%
301 - 360	65	953,912,029	84.1	$14,675,570	1.49x	5.412%	109.1	67.8%	59.3%
Total/Avg./Wtd.Avg.	78	$1,134,059,119	100.0%	$14,539,219	1.51x	5.376%	105.9	67.2%	59.0%

Min	299 months
Max	360 months
Weighted Average	354 months

(1) All of the mortgage loans will have balloon payments at maturity date/ARD.

Distribution of Original Partial Interest Only Periods

					Weighted		Weighted
			Percentage of		Average Debt	Weighted	Average	Weighted	Weighted
	Number of		Aggregate	Average	Service	Average	Remaining	Average	Average
Original Partial Interest Only	Mortgage	Cut-off Date	Cut-off Date	Cut-off Date	Coverage	Mortgage	Terms to	Cut-off Date	Maturity Date
Periods (mos)	Loans	Balance	Balance	Balance	Ratio	Interest Rate	Maturity (mos)	LTV	LTV
6 - 12	8	$151,380,000	13.3%	$18,922,500	1.46x	5.620%	67.8	68.5%	62.9%
13 - 36	14	$207,227,500	18.3%	$14,801,964	1.39x	5.595%	114.8	71.0%	63.3%
37 - 60	7	$186,405,000	16.4%	$26,629,286	1.30x	5.367%	118.3	68.0%	61.5%

Distribution of Prepayment Provisions

					Weighted		Weighted
			Percentage of		Average Debt	Weighted	Average	Weighted	Weighted
	Number of		Aggregate	Average	Service	Average	Remaining	Average	Average
	Mortgage	Cut-off Date	Cut-off Date	Cut-off Date	Coverage	Mortgage	Terms to	Cut-off Date	Maturity Date
Prepayment Provisions	Loans	Balance	Balance	Balance	Ratio	Interest Rate	Maturity (mos)	LTV	LTV
Defeasance	71	$1,021,026,369	90.0%	$14,380,653	1.51x	5.408%	106.2	66.9%	58.9%
Yield Maintenance	7	113,032,750	10.0	$16,147,536	1.56x	5.082%	103.2	70.5%	59.1%
Total/Wtd.Avg.	78	$1,134,059,119	100.0%	$14,539,219	1.51x	5.376%	105.9	67.2%	59.0%

Distribution of Debt Yields on Underwritten Net Operating Income

					Weighted		Weighted
			Percentage of		Average Debt	Weighted	Average	Weighted	Weighted
	Number of		Aggregate	Average	Service	Average	Remaining	Average	Average
Range of Debt Yields on	Mortgage	Cut-off Date	Cut-off Date	Cut-off Date	Coverage	Mortgage	Terms to	Cut-off Date	Maturity Date
Underwritten Net Operating Income (%)	Loans	Balance	Balance	Balance	Ratio	Interest Rate	Maturity (mos)	LTV	LTV
7.9 - 9.0	11	$194,663,692	17.2%	$17,696,699	1.31x	5.217%	102.3	67.6%	62.9%
9.1 - 10.0	16	192,354,344	17.0	$12,022,147	1.35x	5.444%	107.5	72.2%	63.0%
10.1 - 11.0	20	198,561,074	17.5	$9,928,054	1.52x	5.423%	114.5	69.3%	62.0%
11.1 - 12.0	18	303,856,299	26.8	$16,880,906	1.49x	5.563%	93.5	69.2%	60.8%
12.1 - 13.0	5	104,164,009	9.2	$20,832,802	1.89x	4.789%	119.7	52.8%	42.4%
13.1 - 14.0	2	77,922,049	6.9	$38,961,024	1.68x	5.380%	119.0	67.6%	56.1%
14.1 - 15.0	2	16,682,500	1.5	$8,341,250	1.65x	5.728%	119.4	65.6%	46.5%
15.1 - 17.4	4	45,855,152	4.0	$11,463,788	1.98x	5.516%	101.5	55.2%	46.9%
Total/Avg./Wtd.Avg.	78	$1,134,059,119	100.0%	$14,539,219	1.51x	5.376%	105.9	67.2%	59.0%

Min	7.9%
Max	17.4%
Weighted Average	10.9%

Distribution of Debt Yields on Underwritten Net Cash Flow

					Weighted		Weighted
			Percentage of		Average Debt	Weighted	Average	Weighted	Weighted
	Number of		Aggregate	Average	Service	Average	Remaining	Average	Average
Range of Debt Yields on	Mortgage	Cut-off Date	Cut-off Date	Cut-off Date	Coverage	Mortgage	Terms to	Cut-off Date	Maturity Date
Underwritten Net Cash Flow (%)	Loans	Balance	Balance	Balance	Ratio	Interest Rate	Maturity (mos)	LTV	LTV
7.9 - 9.0	16	$283,284,321	25.0%	$17,705,270	1.32x	5.224%	101.7	69.7%	63.4%
9.1 - 10.0	34	438,389,966	38.7	$12,893,823	1.46x	5.415%	108.6	69.2%	61.2%
10.1 - 11.0	14	163,223,123	14.4	$11,658,795	1.49x	5.887%	90.5	69.3%	61.5%
11.1 - 12.0	6	122,441,034	10.8	$20,406,839	1.68x	5.303%	119.3	69.0%	55.7%
12.1 - 13.0	4	87,862,833	7.7	$21,965,708	1.98x	4.837%	119.6	47.9%	38.7%
13.1 - 14.0	3	22,893,262	2.0	$7,631,087	1.79x	5.478%	84.7	64.5%	54.5%
14.1 - 15.3	1	15,964,581	1.4	$15,964,581	2.34x	5.119%	118.0	43.9%	36.3%
Total/Avg./Wtd.Avg.	78	$1,134,059,119	100.0%	$14,539,219	1.51x	5.376%	105.9	67.2%	59.0%

Min	7.9%
Max	15.3%
Weighted Average	10.0%

Distribution of Lockbox Types

			Percentage of
	Number of		Aggregate
	Mortgage	Cut-off Date	Cut-off Date
Lockbox Type	Loans	Balance	Balance
Hard	33	$621,461,576	54.8%
Soft	12	208,770,036	18.4
Springing	22	195,642,775	17.3
None	9	81,434,732	7.2
Soft Springing	2	26,750,000	2.4
Total	78	$1,134,059,119	100.0%

Distribution of Escrows

			Percentage of
	Number of		Aggregate
	Mortgage	Cut-off Date	Cut-off Date
Escrow Type	Loans	Balance	Balance
Replacement Reserves(1)	77	$1,121,459,119	98.9%
Real Estate Tax	76	$1,098,729,119	96.9%
Insurance	66	$836,139,365	73.7%
TI/LC(2)	34	$517,256,644	84.2%

(1) Includes mortgage loans with FF&E reserves.
(2) Percentage of total retail, mixed use, industrial and office properties only.

Distribution of Property Types

					Weighted		Weighted
			Percentage of		Average Debt	Weighted	Average	Weighted	Weighted
	Number of		Aggregate	Average	Service	Average	Remaining	Average	Average
	Mortgaged	Cut-off Date	Cut-off Date	Cut-off Date	Coverage	Mortgage	Terms to	Cut-off Date	Maturity Date
Property Types	Properties	Balance(1)	Balance	Balance	Ratio (2)	Interest Rate(2)	Maturity (mos)(2)	LTV(2)	LTV(2)
Retail	59	$430,367,198	37.9%	$7,294,359	1.52x	5.220%	115.1	65.8%	57.2%
Anchored	28	250,636,945	22.1	$8,951,319	1.57x	5.240%	119.5	65.0%	55.0%
Super Regional Mall	1	70,000,000	6.2	$70,000,000	1.24x	5.250%	118.0	62.7%	58.0%
Shadow Anchored	17	52,481,988	4.6	$3,087,176	1.70x	5.064%	119.6	71.7%	59.8%
Single Tenant Retail	7	29,155,000	2.6	$4,165,000	1.50x	5.104%	73.2	69.4%	67.8%
Unanchored	6	28,093,265	2.5	$4,682,211	1.42x	5.383%	103.4	65.7%	58.5%
Multifamily	30	$233,231,311	20.6%	$7,774,377	1.38x	5.330%	99.6	71.0%	63.5%
Garden	27	204,627,857	18.0	$7,578,810	1.36x	5.319%	97.0	71.7%	64.4%
Student Housing	1	11,520,000	1.0	$11,520,000	1.46x	5.450%	118.0	68.7%	61.4%
Senior Living	1	10,689,762	0.9	$10,689,762	1.86x	5.436%	119.0	62.7%	52.3%
Conventional	1	6,393,692	0.6	$6,393,692	1.27x	5.315%	119.0	67.3%	55.4%
Hospitality	8	$164,897,636	14.5%	$20,612,204	1.68x	5.336%	102.6	65.3%	53.8%
Full Service	5	145,073,368	12.8	$29,014,674	1.70x	5.305%	100.4	65.1%	54.0%
Limited Service	3	19,824,268	1.7	$6,608,089	1.54x	5.562%	118.9	67.0%	51.9%
Office	6	$114,360,486	10.1%	$19,060,081	1.58x	5.260%	105.0	66.9%	62.1%
Medical	2	59,500,000	5.2	$29,750,000	1.71x	5.367%	119.4	62.8%	61.2%
General Suburban	2	44,970,629	4.0	$22,485,314	1.46x	5.052%	83.0	71.3%	63.8%
CBD	2	9,889,857	0.9	$4,944,929	1.35x	5.566%	118.9	71.2%	59.6%
Manufactured Housing	16	$82,000,000	7.2%	$5,125,000	1.47x	6.186%	66.6	69.3%	64.9%
Mixed Use	4	$38,305,154	3.4%	$9,576,289	1.36x	5.928%	118.8	71.4%	60.8%
Office/Retail	2	18,586,931	1.6	$9,293,466	1.33x	6.071%	119.3	75.0%	65.5%
Industrial/Office/Retail	1	12,527,976	1.1	$12,527,976	1.30x	5.850%	118.0	74.7%	63.8%
Warehouse/Office/Self Storage	1	7,190,247	0.6	$7,190,247	1.52x	5.692%	119.0	56.4%	43.3%
Industrial	4	$31,223,806	2.8%	$7,805,952	1.53x	5.878%	118.5	63.9%	54.2%
Flex	2	17,145,003	1.5	$8,572,502	1.67x	5.987%	118.7	55.0%	46.6%
Warehouse/Distribution	2	14,078,803	1.2	$7,039,402	1.36x	5.745%	118.3	74.7%	63.4%
Self Storage	6	$27,073,528	2.4%	$4,512,255	1.50x	5.367%	118.9	66.9%	52.6%
Land	1	$12,600,000	1.1%	$12,600,000	1.60x	4.905%	119.0	56.0%	56.0%
Total/Avg./Wtd. Avg.	134	$1,134,059,119	100.0%	$8,463,128	1.51x	5.376%	105.9	67.2%	59.0%

(1) Calculated based on the mortgaged property’s allocated loan amount for mortgage loans secured by more than one mortgaged property.
(2) Weighted average based on the mortgaged property’s allocated loan amount for mortgage loans secured by more than one mortgaged property.

Geographic Distribution

					Weighted		Weighted
			Percentage of		Average Debt	Weighted	Average	Weighted	Weighted
	Number of		Aggregate	Average	Service	Average	Remaining	Average	Average
Geographic Distribution	Mortgaged	Cut-off Date	Cut-off Date	Cut-off Date	Coverage	Mortgage	Terms to	Cut-off Date	Maturity Date
Property State	Properties	Balance(1)	Balance	Balance	Ratio (2)	Interest Rate(2)	Maturity (mos)(2)	LTV(2)	LTV(2)
Nevada	5	$135,783,509	12.0%	$27,156,702	1.32x	5.388%	111.8	65.3%	59.0%
California	7	130,036,122	11.5	$18,576,589	1.54x	5.372%	104.3	65.3%	59.8%
Texas	16	108,557,245	9.6	$6,784,828	1.43x	5.286%	105.8	69.7%	60.7%
New York	5	85,859,286	7.6	$17,171,857	1.89x	4.596%	119.8	49.1%	39.9%
Michigan	16	85,731,934	7.6	$5,358,246	1.53x	6.052%	73.8	68.5%	63.2%
Florida	12	80,862,060	7.1	$6,738,505	1.37x	5.395%	98.5	74.3%	68.0%
Georgia	11	77,720,346	6.9	$7,065,486	1.43x	5.378%	96.2	71.2%	63.4%
Louisiana	1	72,928,787	6.4	$72,928,787	1.68x	5.357%	119.0	68.8%	57.3%
Indiana	9	60,630,444	5.3	$6,736,716	1.53x	5.566%	119.1	67.3%	56.5%
Massachusetts	1	47,000,000	4.1	$47,000,000	1.33x	5.300%	118.0	75.0%	63.7%
North Carolina	4	41,910,629	3.7	$10,477,657	1.40x	5.020%	80.3	71.9%	65.2%
Nebraska	9	38,500,000	3.4	$4,277,778	1.43x	5.640%	120.0	68.2%	61.2%
Illinois	8	35,443,172	3.1	$4,430,397	1.50x	5.545%	106.8	69.1%	54.8%
Alabama	5	21,970,722	1.9	$4,394,144	1.51x	5.606%	99.0	69.4%	57.5%
Virginia	4	20,534,720	1.8	$5,133,680	1.61x	5.236%	119.1	68.6%	57.5%
Oregon	1	15,964,581	1.4	$15,964,581	2.34x	5.119%	118.0	43.9%	36.3%
South Carolina	2	14,975,000	1.3	$7,487,500	1.80x	5.332%	66.3	69.4%	61.5%
Pennsylvania	1	11,700,000	1.0	$11,700,000	1.27x	6.205%	120.0	75.0%	66.8%
Kentucky	2	9,899,730	0.9	$4,949,865	1.61x	5.096%	120.0	73.1%	60.1%
South Dakota	1	9,000,000	0.8	$9,000,000	1.43x	5.640%	120.0	68.2%	61.2%
Kansas	4	8,700,000	0.8	$2,175,000	1.45x	5.970%	120.0	70.4%	59.7%
Wisconsin	1	5,154,433	0.5	$5,154,433	1.47x	5.490%	118.0	65.6%	54.9%
Oklahoma	2	4,171,600	0.4	$2,085,800	1.75x	4.879%	120.0	73.8%	59.2%
Mississippi	3	3,504,740	0.3	$1,168,247	1.52x	5.220%	120.0	74.2%	61.3%
Arkansas	1	2,362,600	0.2	$2,362,600	1.75x	4.879%	120.0	73.8%	59.2%
Tennessee	1	1,850,000	0.2	$1,850,000	1.34x	5.400%	120.0	75.0%	59.7%
Colorado	1	1,749,800	0.2	$1,749,800	1.75x	4.879%	120.0	73.8%	59.2%
West Virginia	1	1,557,660	0.1	$1,557,660	1.52x	5.220%	120.0	74.2%	61.3%
Total/Wtd.Avg	134	$1,134,059,119	100.0%	$8,463,128	1.51x	5.376%	105.9	67.2%	59.0%

(1) Calculated based on the mortgaged property’s allocated loan amount for mortgage loans secured by more than one mortgaged property.
(2) Weighted average based on the mortgaged property’s allocated loan amount for mortgage loans secured by more than one mortgaged property.

ANNEX D

FORM OF DISTRIBUTION DATE STATEMENT

[THIS PAGE INTENTIONALLY LEFT BLANK]

GS Mortgage Securities Trust 2013-GCJ16
Commercial Mortgage Pass-Through Certificates, Series 2013-GCJ16	December 2013

DATES				ADMINISTRATOR
Payment Date:	Dec 12, 2013	First Payment Date:	Dec 12, 2013
Prior Payment:		Closing Date:	Nov 20, 2013	Name:
Next Payment:	Jan 10, 2014	Cut-off Date:	Nov 6, 2013	Title:
Record Date:	Nov 29, 2013	Final Distribution Date:
Determination Date:	Dec 6, 2013			Address:

- Statement to Certificateholders			Page 1	Phone:
* Payment Detail				Email:
* Factor Detail				Website:	www.usbank.com/abs
* Principal Detail
* Interest Detail				PARTIES TO TRANSACTION
* Reconciliation of Funds
* Miscellaneous Detail				Mortgage Loan Seller:	MC-Five Mile Commercial Mortgage Finance LLC
* Additional Loan Detail					Goldman Sachs Mortgage Company
* REO Additional Detail					Citigroup Global Markets Realty Corp
* Material Modifications, Extensions, Waivers Loan Detail					Jefferies LoanCore LLC
* Historical Bond/Collateral Liquidation Realized Loss Reconciliation					Rialto Mortgage Finance, LLC
- Historical Delinquency & Liquidation Summary			Page 16	Depositor:	GS Mortgage Securities Corporation II
- REO Status Report			Page 17	Trustee:	U.S. Bank National Association
- Historical Liquidation Loss Loan Detail			Page 18	Certificate Administrator:	U.S. Bank National Association
- Interest Shortfall Reconciliation			Page 19	Master Servicer:	Wells Fargo Bank, National Association
- Appraisal Reduction Report			Page 20	Special Servicer:	Rialto Capital Advisors, LLC
- Loan Level Detail			Page 21	Operating Advisor:	Operating Advisor: Situs Holdings, LLC
- Historical Loan Modification Report			Page 22
- Material Breaches and Document Defects			Page 23
- Mortgage Loan Characteristics			Page 24

*This report contains, or is based on, information furnished to U.S. Bank Global Corporate Trust Services ("U.S. Bank") by one or more third parties (e.g. Servicers,
Master Servicer, etc.), and U.S. Bank has not independently verified information received from any such third party.

GS Mortgage Securities Trust 2013-GCJ16
Commercial Mortgage Pass-Through Certificates, Series 2013-GCJ16	December 2013

PAYMENT DETAIL

Exchangeable
	Pass-Through	Original	Beginning	Principal	Interest	Total	Realized	Ending	Percent
Class	Rate	Balance	Balance	Distribution	Distribution	Distribution	Loss	Balance	Outstanding
A-1 A-2 A-3 A-4 A-AB X-A X-B A-S* B* C* X-C D E F G H Q S R
Totals:

*The Exchange/Exchangeable Certificates

GS Mortgage Securities Trust 2013-GCJ16
Commercial Mortgage Pass-Through Certificates, Series 2013-GCJ16	December 2013

EXCHANGEABLE CERTIFICATE DETAIL

Exchangeable
	Pass-Through	Original	Beginning	Principal	Interest	Total	Realized	Ending	Percent
Class	Rate	Balance	Balance	Distribution	Distribution	Distribution	Loss	Balance	Outstanding
PEZ*
Totals:

*The Exchange/Exchangeable Certificates

GS Mortgage Securities Trust 2013-GCJ16
Commercial Mortgage Pass-Through Certificates, Series 2013-GCJ16	December 2013

FACTOR DETAIL

		Beginning	Principal	Interest	Total	Realized	Ending
Class	Cusip	Balance	Distribution	Distribution	Distribution	Loss	Balance
A-1 A-2 A-3 A-4 A-AB X-A X-B A-S* B* C* X-C D E F G H Q S R PEZ*
*The Exchange/Exchangeable Certificates

GS Mortgage Securities Trust 2013-GCJ16
Commercial Mortgage Pass-Through Certificates, Series 2013-GCJ16	December 2013

PRINCIPAL DETAIL

	Beginning	Scheduled	Unscheduled	Realized	Ending	Cumulative
Class	Balance	Principal	Principal	Loss	Balance	Loss
A-1 A-2 A-3 A-4 A-AB A-S* B* C* D E F G H
Totals:

*The Exchange/Exchangeable Certificates

GS Mortgage Securities Trust 2013-GCJ16
Commercial Mortgage Pass-Through Certificates, Series 2013-GCJ16	December 2013

INTEREST DETAIL

	Accrued	Net Prepay		Current	Yield Maintenance	Total Interest	Cumulative
	Certificate	Interest	Interest	Interest	Charges / Prepay	Distribution	Interest
Class	Interest	Shortfall	Adjustment	Shortfall	Premiums	Amount	Shortfall
A-1 A-2 A-3 A-4 A-AB X-A X-B A-S* B* C* X-C D E F G H S R
Totals:

*The Exchange/Exchangeable Certificates

GS Mortgage Securities Trust 2013-GCJ16
Commercial Mortgage Pass-Through Certificates, Series 2013-GCJ16	December 2013

RECONCILIATION OF FUNDS

Funds Collection	Funds Distribution

Interest	Fees
Scheduled Interest	Master Servicing Fee
Interest Adjustments	Special Servicing Fee
Deferred Interest	Trustee/Certificate Administrator Fee
Net Prepayment Shortfall	CREFC Intellectual Property Royalty
Net Prepayment Interest Excess	License Fee
Interest Reserve (Deposit)/Withdrawal	Operating Advisor Fee
Interest Collections	Other/Miscellaneous Fee
Fee Distributions

Principal
Scheduled Principal
Unscheduled Principal	Other Expenses of the Trust
Principal Adjustments	Reimbursed for Interest on Advances
Principal Collections	Net ASER Amount
Non-Recoverable Advances
Other Expenses or Shortfalls
Other Expenses of the Trust

Other
Yield Maintenance / Prepayment Premium	Payments to Certificateholders
Other Collections	Interest Distribution
Principal Distribution
Yield Maintenance / Prepayment Premium
Available Distribution Amount

Total Collections	Total Distributions

GS Mortgage Securities Trust 2013-GCJ16
Commercial Mortgage Pass-Through Certificates, Series 2013-GCJ16	December 2013

MISCELLANEOUS DETAIL

Aggregate P&I Advances				P&I Advances With Respect To Each Mortgage Loan

	Current	Outstanding			Mortgage	Outstanding
	Advance	Advance			Loan	P&I Advances
Principal	0.00	0.00
Interest	0.00	0.00
Total	0.00	0.00
Total	0.00	0.00

Aggregate Realized Losses during Related Collection Period			0.00
Agg Addt’l Trust Fund Expenses during Related Collection Period			0.00

Mortgage Loan Stated Principal Balance
Beginning
Ending
% of Cut-Off Date Principal Balance

Disclosable Special Servicer Fees
	Special Servicer/Affiliates
		0.00
		0.00
		0.00
		0.00
Total		0.00

Controlling Class
Class G

Controlling Class Representative
				Totals:

GS Mortgage Securities Trust 2013-GCJ16
Commercial Mortgage Pass-Through Certificates, Series 2013-GCJ16	December 2013

ADDITIONAL LOAN DETAIL

Rule 15Ga-1
				Most Recent	Repurchase/Replacement
Loan ID	Asset Name	Asset Originator	Ending Balance	Appraisal	Status

Form ABS-15G - Reference

Mortgage Loan Seller	ABS-15G file Reference	SEC Central Index Key (if applicable)
MC-Five Mile Commercial Mortgage Finance LLC
Goldman Sachs Mortgage Company
Citigroup Global Markets Realty Corp.
Jefferies LoanCore LLC
Rialto Mortgage Finance, LLC

GS Mortgage Securities Trust 2013-GCJ16
Commercial Mortgage Pass-Through Certificates, Series 2013-GCJ16	December 2013

ADDITIONAL LOAN DETAIL

Specially Serviced Loans That Are Not Delinquent			Current But Not Specially Serviced Loans (Foreclosure Proceedings Commenced)

	Count	Balance		Count	Balance

Totals:			Totals:

GS Mortgage Securities Trust 2013-GCJ16
Commercial Mortgage Pass-Through Certificates, Series 2013-GCJ16	December 2013

ADDITIONAL LOAN DETAIL

Mortgage Loans As To Which Related Mortgagor Is Subject Or Is Expected To Be Subject To Bankruptcy Proceeding			Mortgage Loan Repurchased, Substituted For Or Otherwise Liquidated Or Disposed During Related Collection Period
		Stated Principal			Amount of Any	Portion Included
	Count	Balance		Loan ID	Liq Proceeds	in Avail Funds

Totals:			Totals:

GS Mortgage Securities Trust 2013-GCJ16
Commercial Mortgage Pass-Through Certificates, Series 2013-GCJ16	December 2013

REO ADDITIONAL DETAIL

Mortgage Property That Became REO Property During Related Prepayment Period
	Loan ID	Current Principal Balance	Unpaid Principal Balance	Most Recent Appraisal Value	Date Appraisal Performed

Totals:

GS Mortgage Securities Trust 2013-GCJ16
Commercial Mortgage Pass-Through Certificates, Series 2013-GCJ16	December 2013

REO ADDITIONAL DETAIL

REO Property Included In Trust Fund As Of Last Day Of Related Prepayment Period

	Income Collected	Other Amounts	Portion Included in	Most Recent	Date Appraisal
Loan ID	Book Value (Net of Related Expenses)	Received	Available Funds	Appraised Value	Performed

Totals:

GS Mortgage Securities Trust 2013-GCJ16
Commercial Mortgage Pass-Through Certificates, Series 2013-GCJ16	December 2013

REO ADDITIONAL DETAIL

REO Property Sold Or Disposed During Related Prepayment Period
	Loan ID	Realized Loss on Mortgage Loan	Liq Proceeds and Other Amounts Rec’d	Portion of Liq Proceeds in Available Funds	Balance of Excess Liq Proceeds Acct

Totals:

GS Mortgage Securities Trust 2013-GCJ16
Commercial Mortgage Pass-Through Certificates, Series 2013-GCJ16	December 2013

MATERIAL MODIFICATIONS, EXTENSIONS, WAIVERS LOAN DETAIL

Effective Distribution Date	Loan ID	Group	Original/ Modified Amounts:	Interest Rate	P&I	Fees	Penalties	Beg Sched Bal as of Eff. Due Prd	Current Sched Balance	Current Actual Balance	Maturity Date	Delinquency	Loan Status

Totals:

GS Mortgage Securities Trust 2013-GCJ16
Commercial Mortgage Pass-Through Certificates, Series 2013-GCJ16	December 2013

HISTORICAL BOND/COLLATERAL REALIZED LOSS RECONCILIATION

		Curr Beg Sch	Aggregate	Prior	Amt Covered	Int (Shortage)/	Mod Adj/	Addt’l (Recov)	Real’d Loss	Recov of	(Recov)/Real’d
Distribution		Bal of Loan	Realized Loss	Real’d Loss	by OC/other	Excess Appl’d	Appraisal	Exp Appl’d	Appl’d to Cert	Real’d Loss	Loss Appl’d to
Date	Loan ID	at Liquidation	on Loans	Appl’d to Cert	Credit Support	to Real’d Loss	Reduction Adj	to Real’d Loss	to Date	Paid as Cash	to Cert Int

Totals:

GS Mortgage Securities Trust 2013-GCJ16
Commercial Mortgage Pass-Through Certificates, Series 2013-GCJ16	December 2013

HISTORICAL DELINQUENCY & LIQUIDATION SUMMARY

	30 Days Delinq		60 Days Delinq		90+ Days Delinq		Bankruptcy		Foreclosure		REO		Prepayments
Month	Count	Balance	Count	Balance	Count	Balance	Count	Balance	Count	Balance	Count	Balance	Count	Balance

GS Mortgage Securities Trust 2013-GCJ16
Commercial Mortgage Pass-Through Certificates, Series 2013-GCJ16	December 2013

REO STATUS REPORT

Loan ID	State	Ending Sched Loan Amount	REO Date	Total Exposure	Most Recent Value	Ending Reduction Amount	Date Asset Exp to be Resolved or Foreclosed	Net Proceeds on Liquidation	Other Revenues Collected	Liquidation/ Prepayment Date

Totals:

GS Mortgage Securities Trust 2013-GCJ16
Commercial Mortgage Pass-Through Certificates, Series 2013-GCJ16	December 2013

HISTORICAL LIQUIDATION LOSS LOAN DETAIL

Loan ID	Current Beg Scheduled Balance	Most Recent Value	Liquidation Sales Price	Net Proceeds Received on Liquidation	Liquidation Expense	Net Proceeds Available for Distribution	Realized Loss to Trust	Curr Period Adjustment to Trust	Date of Curr Period Adj to Trust	Loss to Loan with Cumul Adj to Trust

Totals:

GS Mortgage Securities Trust 2013-GCJ16
Commercial Mortgage Pass-Through Certificates, Series 2013-GCJ16	December 2013

INTEREST SHORTFALL RECONCILIATION

Loan ID	Curr Ending Scheduled Balance	Spec Serv Fee Amt plus Adj	Liquidation Fee Amount	Workout Fee Amount	Most Recent Net ASER Amount	Prepayment Int Excess (Shortfall)	Non-Recov (Scheduled Interest)	Reimbursed Interest on Advances	Mod Int Rate (Reduction)/ Excess	Reimbursement of Advances to Servicer		Other (Shortfalls)/ Refunds
										Curr Month	Outstanding

Totals:

GS Mortgage Securities Trust 2013-GCJ16
Commercial Mortgage Pass-Through Certificates, Series 2013-GCJ16	December 2013

APPRAISAL REDUCTION REPORT

Loan ID	Property Name	Paid-Through Date	ARA (Appraisal Reduction Amt)	ARA Date	Most Recent Value	Most Recent Valuation Date	Most Recent Net ASER Amount	Cumulative ASER Amount

Totals:

GS Mortgage Securities Trust 2013-GCJ16
Commercial Mortgage Pass-Through Certificates, Series 2013-GCJ16	December 2013

LOAN LEVEL DETAIL

						End									Yield
	Property	Transfer		Maturity	Neg Am	Schedule	Note	Sched	Prepay	Prepay	Paid Thru	Prepay	Loan	Interest	Maint
Loan ID	Type	Date	State	Date	(Y/N)	Balance	Rate	P&I	Liquid/Adj	Date	Date	Premium	Status	Payment	Charges

Totals:

GS Mortgage Securities Trust 2013-GCJ16
Commercial Mortgage Pass-Through Certificates, Series 2013-GCJ16	December 2013

HISTORICAL LOAN MODIFICATION REPORT

		Balance When					Modified			Total Months
	Date of Last	Sent to Special	Modified	Old	Modified	Old	Payment	Old		for Change of	Modification
Loan ID	Modification	Servicer	Balance	Note Rate	Note Rate	P&I	Amount	Maturity Date	Maturity Date	Modification	Code

Totals:

GS Mortgage Securities Trust 2013-GCJ16
Commercial Mortgage Pass-Through Certificates, Series 2013-GCJ16	December 2013

MATERIAL BREACHES AND DOCUMENT DEFECTS

Ending
Disclosure	Principal	Material	Date Received
Control #	Balance	Breach Date	Notice	Description

GS Mortgage Securities Trust 2013-GCJ16
Commercial Mortgage Pass-Through Certificates, Series 2013-GCJ16	December 2013

MORTGAGE LOAN CHARACTERISTICS

Remaining Principal Balance
	Count	Balance ($)%

Gross Rate
	Count	Balance ($)%

Geographic Distribution by State
	Count	Balance ($)%

Remaining Term to Maturity
Months	Count	Balance ($)%

DSCR
	Count	Balance ($)%

Amortization Type
	Count	Balance ($)%

[THIS PAGE INTENTIONALLY LEFT BLANK]

ANNEX E-1

SPONSOR REPRESENTATIONS AND WARRANTIES

On the Closing Date, each Sponsor will make, with respect to each Mortgage Loan sold by it that we include in the Issuing Entity, representations and warranties generally to the effect set forth below as of the Cut-off Date, or such other date as set forth below.  The exceptions to the representations and warranties set forth below are identified on Annex E-2 to this free writing prospectus.  Capitalized terms used but not otherwise defined in this Annex E-1 will have the meanings set forth in this free writing prospectus or, if not defined in this free writing prospectus, in the related Mortgage Loan Purchase Agreement.

 Each Mortgage Loan Purchase Agreement, together with the related representations and warranties, serves to contractually allocate risk between the related Sponsor, on the one hand, and the Issuing Entity, on the other.  We present the related representations and warranties set forth below for the sole purpose of describing some of the terms and conditions of that risk allocation.  The presentation of representations and warranties below is not intended as statements regarding the actual characteristics of the Mortgage Loans, the Mortgaged Properties or other matters.  We cannot assure you that the Mortgage Loans actually conform to the statements made in the representations and warranties that we present below.

(1)
Whole Loan; Ownership of Mortgage Loans.  Except with respect to a Mortgage Loan that is part of a Whole Loan, each Mortgage Loan is a whole loan and not a participation interest in a Mortgage Loan.  Each Mortgage Loan that is part of a Whole Loan is a senior or pari passu portion of a whole loan evidenced by a senior or pari passu note.  At the time of the sale, transfer and assignment to Depositor, no Mortgage Note or Mortgage was subject to any assignment (other than assignments to the Sponsor), participation or pledge, and the Sponsor had good title to, and was the sole owner of, each Mortgage Loan free and clear of any and all liens, charges, pledges, encumbrances, participations, any other ownership interests on, in or to such Mortgage Loan other than any servicing rights appointment, an Other PSA or similar agreement and rights of the holder of a related Companion Loan pursuant to a Co-Lender Agreement.  Sponsor has full right and authority to sell, assign and transfer each Mortgage Loan, and the assignment to Depositor constitutes a legal, valid and binding assignment of such Mortgage Loan free and clear of any and all liens, pledges, charges or security interests of any nature encumbering such Mortgage Loan other than the rights of the holder of a related Companion Loan pursuant to a Co-Lender Agreement.

(2)
Loan Document Status. Each related Mortgage Note, Mortgage, Assignment of Leases (if a separate instrument), guaranty and other agreement executed by or on behalf of the related Mortgagor, guarantor or other obligor in connection with such Mortgage Loan is the legal, valid and binding obligation of the related Mortgagor, guarantor or other obligor (subject to any non-recourse provisions contained in any of the foregoing agreements and any applicable state anti-deficiency or market value limit deficiency legislation), as applicable, and is enforceable in accordance with its terms, except (i) as such enforcement may be limited by (a) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (b) general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law) and (ii) that certain provisions in such Loan Documents (including, without limitation, provisions requiring the payment of default interest, late fees or prepayment/yield maintenance fees, charges and/or premiums) are, or may be, further limited or rendered unenforceable by or under applicable law, but (subject to the limitations set forth in clause (i) above) such limitations or unenforceability will not render such Loan Documents invalid as a whole or materially interfere with the Mortgagee’s realization of the principal benefits and/or security provided thereby (clauses (i) and (ii) collectively, the “Standard Qualifications”).

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Except as set forth in the immediately preceding sentence, there is no valid offset, defense, counterclaim or right of rescission available to the related Mortgagor with respect to any of the related Mortgage Notes, Mortgages or other Loan Documents, including, without limitation, any such valid offset, defense, counterclaim or right based on intentional fraud by Sponsor in connection with the origination of the Mortgage Loan, that would deny the Mortgagee the principal benefits intended to be provided by the Mortgage Note, Mortgage or other Loan Documents.

(3)
Mortgage Provisions.  The Loan Documents for each Mortgage Loan contain provisions that render the rights and remedies of the holder thereof adequate for the practical realization against the Mortgaged Property of the principal benefits of the security intended to be provided thereby, including realization by judicial or, if applicable, nonjudicial foreclosure subject to the limitations set forth in the Standard Qualifications.

(4)
Mortgage Status; Waivers and Modifications.  Since origination and except by written instruments set forth in the related Mortgage File (a) the material terms of such Mortgage, Mortgage Note, Mortgage Loan guaranty, and related Loan Documents have not been waived, impaired, modified, altered, satisfied, canceled, subordinated or rescinded in any respect which materially interferes with the security intended to be provided by such Mortgage; (b) no related Mortgaged Property or any portion thereof has been released from the lien of the related Mortgage in any manner which materially interferes with the security intended to be provided by such Mortgage or the use or operation of the remaining portion of such Mortgaged Property; and (c) neither the related Mortgagor nor the related guarantor has been released from its material obligations under the Mortgage Loan.

(5)
Lien; Valid Assignment.  Subject to the Standard Qualifications, each assignment of Mortgage and assignment of Assignment of Leases to the Issuing Entity constitutes a legal, valid and binding assignment to the Issuing Entity.  Each related Mortgage and Assignment of Leases is freely assignable without the consent of the related Mortgagor.  Each related Mortgage is a legal, valid and enforceable first lien on the related Mortgagor’s fee (or if identified on the Mortgage Loan Schedule, leasehold) interest in the Mortgaged Property in the principal amount of such Mortgage Loan or allocated loan amount (subject only to Permitted Encumbrances (as defined below) and the exceptions to paragraph (6) below (each such exception, a “Title Exception”)), except as the enforcement thereof may be limited by the Standard Qualifications. Such Mortgaged Property (subject to and excepting Permitted Encumbrances and the Title Exceptions) as of origination was, and as of the Cut-off Date, to the Sponsor’s knowledge, is free and clear of any recorded mechanics’ liens, recorded materialmen’s liens and other recorded encumbrances which are prior to or equal with the lien of the related Mortgage, except those which are bonded over, escrowed for or insured against by a lender’s title insurance policy (as described below), and, to the Sponsor’s knowledge and subject to the rights of tenants (as tenants only) (subject to and excepting Permitted Encumbrances and the Title Exceptions), no rights exist which under law could give rise to any such lien or encumbrance that would be prior to or equal with the lien of the related Mortgage, except those which are bonded over, escrowed for or insured against by a lender’s title insurance policy (as described below).  Notwithstanding anything herein to the contrary, no representation is made as to the perfection of any security interest in rents or other personal property to the extent that possession or control of such items or actions other than the filing of Uniform Commercial Code financing statements is required in order to effect such perfection.

(6)
Permitted Liens; Title Insurance.  Each Mortgaged Property securing a Mortgage Loan is covered by an American Land Title Association loan title insurance policy or a comparable form of loan title insurance policy approved for use in the applicable jurisdiction (or, if such policy is yet to be issued, by a pro forma policy, a preliminary title policy with escrow instructions or a “marked up” commitment, in each case binding on the title insurer) (the “Title Policy”) in the original principal amount of such Mortgage Loan (or with respect to a Mortgage Loan secured by multiple properties, an amount equal to at least the allocated loan amount with respect to the Title Policy for each such property) after all advances of principal (including any advances held in escrow or

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reserves), that insures for the benefit of the owner of the indebtedness secured by the Mortgage, the first priority lien of the Mortgage, which lien is subject only to (a) the lien of current real property taxes, water charges, sewer rents and assessments due and payable but not yet delinquent; (b) covenants, conditions and restrictions, rights of way, easements and other matters of public record; (c) the exceptions (general and specific) and exclusions set forth in such Title Policy; (d) other matters to which like properties are commonly subject; (e) the rights of tenants (as tenants only) under leases (including subleases) pertaining to the related Mortgaged Property and condominium declarations; (f) if the related Mortgage Loan constitutes a Cross-Collateralized Mortgage Loan, the lien of the Mortgage for another Mortgage Loan contained in the same Cross-Collateralized Group; and (g) if the related Mortgage Loan is part of a Whole Loan, the rights of the holder of the related Companion Loan pursuant to a Co-Lender Agreement; provided that none of which items (a) through (g), individually or in the aggregate, materially and adversely interferes with the value or current use of the Mortgaged Property or the security intended to be provided by such Mortgage or the Mortgagor’s ability to pay its obligations when they become due (collectively, the “Permitted Encumbrances”).  Except as contemplated by clause (f) of the preceding sentence, none of the Permitted Encumbrances are mortgage liens that are senior to or coordinate and co-equal with the lien of the related Mortgage.  Such Title Policy (or, if it has yet to be issued, the coverage to be provided thereby) is in full force and effect, all premiums thereon have been paid and no claims have been made by the Sponsor thereunder and no claims have been paid thereunder. Neither the Sponsor, nor to the Sponsor’s knowledge, any other holder of the Mortgage Loan, has done, by act or omission, anything that would materially impair the coverage under such Title Policy.

(7)
Junior Liens.  It being understood that B notes secured by the same Mortgage as a Mortgage Loan are not subordinate mortgages or junior liens, except for any Mortgage Loan that is cross-collateralized and cross-defaulted with another Mortgage Loan, there are no subordinate mortgages or junior liens securing the payment of money encumbering the related Mortgaged Property (other than Permitted Encumbrances and the Title Exceptions, taxes and assessments, mechanics and materialmens liens (which are the subject of the representation in paragraph (5) above), and equipment and other personal property financing).  Except as set forth on an exhibit to the applicable Mortgage Loan Purchase Agreement, the Sponsor has no knowledge of any mezzanine debt secured directly by interests in the related Mortgagor.

(8)
Assignment of Leases and Rents.  There exists as part of the related Mortgage File an Assignment of Leases (either as a separate instrument or incorporated into the related Mortgage). Subject to the Permitted Encumbrances and the Title Exceptions, each related Assignment of Leases creates a valid first-priority collateral assignment of, or a valid first-priority lien or security interest in, rents and certain rights under the related lease or leases, subject only to a license granted to the related Mortgagor to exercise certain rights and to perform certain obligations of the lessor under such lease or leases, including the right to operate the related leased property, except as the enforcement thereof may be limited by the Standard Qualifications.  The related Mortgage or related Assignment of Leases, subject to applicable law, provides that, upon an event of default under the Mortgage Loan, a receiver is permitted to be appointed for the collection of rents or for the related Mortgagee to enter into possession to collect the rents or for rents to be paid directly to the Mortgagee.

(9)
UCC Filings.  If the related Mortgaged Property is operated as a hospitality property, the Sponsor has filed and/or recorded or caused to be filed and/or recorded (or, if not filed and/or recorded, have been submitted in proper form for filing and/or recording), UCC financing statements in the appropriate public filing and/or recording offices necessary at the time of the origination of the Mortgage Loan to perfect a valid security interest in all items of physical personal property reasonably necessary to operate such Mortgaged Property owned by such Mortgagor and located on the related Mortgaged Property (other than any non-material personal property, any personal property subject to a purchase money security interest, a sale and leaseback financing arrangement as permitted under the terms of the related Mortgage Loan documents or any other personal property leases applicable to such personal property), to the extent perfection may be

E-1-3

effected pursuant to applicable law by recording or filing, as the case may be.  Subject to the Standard Qualifications, each related Mortgage (or equivalent document) creates a valid and enforceable lien and security interest on the items of personalty described above.  No representation is made as to the perfection of any security interest in rents or other personal property to the extent that possession or control of such items or actions other than the filing of UCC financing statements are required in order to effect such perfection.

(10)
Condition of Property.  Sponsor or the originator of the Mortgage Loan inspected or caused to be inspected each related Mortgaged Property within six months of origination of the Mortgage Loan and within thirteen months of the Cut-off Date.

An engineering report or property condition assessment was prepared in connection with the origination of each Mortgage Loan no more than thirteen months prior to the Cut-off Date.  To the Sponsor’s knowledge, based solely upon due diligence customarily performed in connection with the origination of comparable mortgage loans, as of the Closing Date, each related Mortgaged Property was free and clear of any material damage (other than deferred maintenance for which escrows were established at origination) that would affect materially and adversely the use or value of such Mortgaged Property as security for the Mortgage Loan.

(11)
Taxes and Assessments.  All taxes, governmental assessments and other outstanding governmental charges (including, without limitation, water and sewage charges), or installments thereof, which could be a lien on the related Mortgaged Property that would be of equal or superior priority to the lien of the Mortgage and that prior to the Cut-off Date have become delinquent in respect of each related Mortgaged Property have been paid, or an escrow of funds has been established in an amount sufficient to cover such payments and reasonably estimated interest and penalties, if any, thereon.  For purposes of this representation and warranty, real estate taxes and governmental assessments and other outstanding governmental charges and installments thereof shall not be considered delinquent until the earlier of (a) the date on which interest and/or penalties would first be payable thereon and (b) the date on which enforcement action is entitled to be taken by the related taxing authority.

(12)
Condemnation.  As of the date of origination and to the Sponsor’s knowledge as of the Cut-off Date, there is no proceeding pending, and, to the Sponsor’s knowledge as of the date of origination and as of the Cut-off Date, there is no proceeding threatened, for the total or partial condemnation of such Mortgaged Property that would have a material adverse effect on the value, use or operation of the Mortgaged Property.

(13)
Actions Concerning Mortgage Loan.  As of the date of origination and to the Sponsor’s knowledge as of the Cut-off Date, there was no pending or filed action, suit or proceeding, arbitration or governmental investigation involving any Mortgagor, guarantor, or Mortgagor’s interest in the Mortgaged Property, an adverse outcome of which would reasonably be expected to materially and adversely affect (a) such Mortgagor’s title to the Mortgaged Property, (b) the validity or enforceability of the Mortgage, (c) such Mortgagor’s ability to perform under the related Mortgage Loan, (d) such guarantor’s ability to perform under the related guaranty, (e) the principal benefit of the security intended to be provided by the Mortgage Loan documents or (f) the current principal use of the Mortgaged Property.

(14)
Escrow Deposits.  All escrow deposits and payments required to be escrowed with Mortgagee pursuant to each Mortgage Loan are in the possession, or under the control, of the Sponsor or its servicer, and there are no deficiencies (subject to any applicable grace or cure periods) in connection therewith, and all such escrows and deposits (or the right thereto) that are required to be escrowed with Mortgagee under the related Loan Documents are being conveyed by the Sponsor to Depositor or its servicer.

(15)
No Holdbacks.  The principal amount of the Mortgage Loan stated on the Mortgage Loan Schedule has been fully disbursed as of the Closing Date and there is no requirement for future advances thereunder (except in those cases where the full amount of the Mortgage Loan has

E-1-4

been disbursed but a portion thereof is being held in escrow or reserve accounts pending the satisfaction of certain conditions relating to leasing, repairs or other matters with respect to the related Mortgaged Property, the Mortgagor or other considerations determined by Sponsor to merit such holdback).

(16)
Insurance.  Each related Mortgaged Property is, and is required pursuant to the related Mortgage to be, insured by a property insurance policy providing coverage for loss in accordance with coverage found under a “special cause of loss form” or “all risk form” that includes replacement cost valuation issued by an insurer meeting the requirements of the related Loan Documents and having a claims-paying or financial strength rating of at least “A-:VIII” from A.M. Best Company or “A3” (or the equivalent) from Moody’s Investors Service, Inc. or “A-” from Standard & Poor’s Ratings Service (collectively the “Insurance Rating Requirements”), in an amount (subject to a customary deductible) not less than the lesser of (1) the original principal balance of the Mortgage Loan and (2) the full insurable value on a replacement cost basis of the improvements, furniture, furnishings, fixtures and equipment owned by the Mortgagor and included in the Mortgaged Property (with no deduction for physical depreciation), but, in any event, not less than the amount necessary or containing such endorsements as are necessary to avoid the operation of any coinsurance provisions with respect to the related Mortgaged Property.

Each related Mortgaged Property is also covered, and required to be covered pursuant to the related Loan Documents, by business interruption or rental loss insurance which (subject to a customary deductible) covers a period of not less than 12 months (or with respect to each Mortgage Loan on a single asset with a principal balance of $50 million or more, 18 months).

If any material part of the improvements, exclusive of a parking lot, located on a Mortgaged Property is in an area identified in the Federal Register by the Federal Emergency Management Agency as “a Special Flood Hazard Area”, the related Mortgagor  is required to maintain insurance  in the maximum amount available under the National Flood Insurance Program.

If the Mortgaged Property is located within 25 miles of the coast of the Gulf of Mexico or the Atlantic coast of Florida, Georgia, South Carolina or North Carolina, the related Mortgagor is required to maintain coverage for windstorm and/or windstorm related perils and/or “named storms” issued by an insurer meeting the Insurance Rating Requirements or endorsement covering damage from windstorm and/or windstorm related perils and/or named storms.

The Mortgaged Property is covered, and required to be covered pursuant to the related Loan Documents, by a commercial general liability insurance policy issued by an insurer meeting the Insurance Rating Requirements including coverage for property damage, contractual damage and personal injury (including bodily injury and death) in amounts as are generally required by prudent institutional commercial mortgage lenders, and in any event not less than $1 million per occurrence and $2 million in the aggregate.

An architectural or engineering consultant has performed an analysis of each of the Mortgaged Properties located in seismic zones 3 or 4 in order to evaluate the structural and seismic condition of such property, for the sole purpose of assessing the scenario expected limit (“SEL”) for the Mortgaged Property in the event of an earthquake. In such instance, the SEL was based on a 475-year return period, an exposure period of 50 years and a 10% probability of exceedance. If the resulting report concluded that the SEL would exceed 20% of the amount of the replacement costs of the improvements, earthquake insurance on such Mortgaged Property was obtained by an insurer rated at least “A:VIII” by A.M. Best Company or “A3” (or the equivalent) from Moody’s Investors Service, Inc. or “A-”  by Standard & Poor’s Ratings Service in an amount not less than 100% of the SEL.

The Loan Documents require insurance proceeds in respect of a property loss to be applied either (a) to the repair or restoration of all or part of the related Mortgaged Property, with respect to all property losses in excess of 5% of the then outstanding principal amount of the related Mortgage Loan, the Mortgagee (or a trustee appointed by it) having the right to hold and disburse

E-1-5

such proceeds as the repair or restoration progresses, or (b) to the payment of the outstanding principal balance of such Mortgage Loan together with any accrued interest thereon.

All premiums on all insurance policies referred to in this section required to be paid as of the Cut-off Date have been paid, and such insurance policies name the Mortgagee under the Mortgage Loan and its successors and assigns as a loss payee under a mortgagee endorsement clause or, in the case of the general liability insurance policy, as named or additional insured. Such insurance policies will inure to the benefit of the Trustee.  Each related Mortgage Loan obligates the related Mortgagor to maintain all such insurance and, at such Mortgagor’s failure to do so, authorizes the Mortgagee to maintain such insurance at the Mortgagor’s reasonable cost and expense and to charge such Mortgagor for related premiums.  All such insurance policies (other than commercial liability policies) require at least 10 days’ prior notice to the Mortgagee of termination or cancellation arising because of nonpayment of a premium and at least 30 days prior notice to the Mortgagee of termination or cancellation (or such lesser period, not less than 10 days, as may be required by applicable law) arising for any reason other than non-payment of a premium and no such notice has been received by Sponsor.

(17)
Access; Utilities; Separate Tax Lots.  Each Mortgaged Property (a) is located on or adjacent to a public road and has direct legal access to such road, or has access  via an irrevocable easement or irrevocable right of way permitting ingress and egress to/from a public road, (b) is served by or has uninhibited access rights to public or private water and sewer (or well and septic) and all required utilities, all of which are appropriate for the current use of the Mortgaged Property, and (c) constitutes one or more separate tax parcels which do not include any property which is not part of the Mortgaged Property or is subject to an endorsement under the related Title Policy insuring the Mortgaged Property, or in certain cases, an application has been, or will be, made to the applicable governing authority for creation of separate tax lots, in which case the Mortgage Loan requires the Mortgagor to escrow an amount sufficient to pay taxes for the existing tax parcel of which the Mortgaged Property is a part until the separate tax lots are created.

(18)
No Encroachments.  To Sponsor’s knowledge based solely on surveys obtained in connection with origination and the Mortgagee’s Title Policy (or, if such policy is not yet issued, a pro forma title policy, a preliminary title policy with escrow instructions or a “marked up” commitment) obtained in connection with the origination of each Mortgage Loan, all material improvements that were included for the purpose of determining the appraised value of the related Mortgaged Property at the time of the origination of such Mortgage Loan are within the boundaries of the related Mortgaged Property, except encroachments that do not materially and adversely affect the value or current use of such Mortgaged Property or for which insurance or endorsements were obtained under the Title Policy.  No improvements on adjoining parcels encroach onto the related Mortgaged Property except for encroachments that do not materially and adversely affect the value or current use of such Mortgaged Property or for which insurance or endorsements were obtained under the Title Policy.  No improvements encroach upon any easements except for encroachments the removal of which would not materially and adversely affect the value or current use of such Mortgaged Property or for which insurance or endorsements obtained with respect to the Title Policy.

(19)
No Contingent Interest or Equity Participation.  No Mortgage Loan has a shared appreciation feature, any other contingent interest feature or a negative amortization feature (except that an ARD Loan may provide for the accrual of the portion of interest in excess of the rate in effect prior to its Anticipated Repayment Date) or an equity participation by Sponsor.

(20)
REMIC.  The Mortgage Loan is a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Code (but determined without regard to the rule in Treasury Regulations Section 1.860G-2(f)(2) that treats certain defective mortgage loans as qualified mortgages), and, accordingly, (A) the issue price of the Mortgage Loan to the related Mortgagor at origination did not exceed the non-contingent principal amount of the Mortgage Loan and (B) either: (a) such Mortgage Loan is secured by an interest in real property (including buildings and structural components thereof, but excluding personal property) having a fair market value (i) at the date

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the Mortgage Loan (or Whole Loan) was originated at least equal to 80% of the adjusted issue price of the Mortgage Loan (or Whole Loan) on such date or (ii) at the Closing Date at least equal to 80% of the adjusted issue price of the Mortgage Loan (or Whole Loan) on such date, provided that for purposes hereof, the fair market value of the real property interest must first be reduced by (A) the amount of any lien on the real property interest that is senior to the Mortgage Loan and (B) a proportionate amount of any lien that is in parity with the Mortgage Loan; or (b) substantially all of the proceeds of such Mortgage Loan were used to acquire, improve or protect the real property which served as the only security for such Mortgage Loan (other than a recourse feature or other third-party credit enhancement within the meaning of Treasury Regulations Section 1.860G-2(a)(1)(ii)).  If the Mortgage Loan was “significantly modified” prior to the Closing Date so as to result in a taxable exchange under Section 1001 of the Code, it either (x) was modified as a result of the default or reasonably foreseeable default of such Mortgage Loan or (y) satisfies the provisions of either sub-clause (B)(a)(i) above (substituting the date of the last such modification for the date the Mortgage Loan was originated) or sub-clause (B)(a)(ii), including the proviso thereto.  Any prepayment premium and yield maintenance charges applicable to the Mortgage Loan constitute “customary prepayment penalties” within the meaning of Treasury Regulations Section 1.860G-1(b)(2).  All terms used in this paragraph shall have the same meanings as set forth in the related Treasury Regulations.

(21)
Compliance with Usury Laws.  The Mortgage Rate (exclusive of any default interest, late charges, yield maintenance charge, or prepayment premiums) of such Mortgage Loan complied as of the date of origination with, or was exempt from, applicable state or federal laws, regulations and other requirements pertaining to usury.

(22)
Authorized to do Business.  To the extent required under applicable law, as of the Cut-off Date or as of the date that such entity held the Mortgage Note, each holder of the Mortgage Note was authorized to originate, acquire and/or hold (as applicable) the Mortgage Note in the jurisdiction in which each related Mortgaged Property is located, or the failure to be so authorized does not materially and adversely affect the enforceability of such Mortgage Loan by the Trust.

(23)
Trustee under Deed of Trust.  With respect to each Mortgage which is a deed of trust, as of the date of origination and, to the Sponsor’s knowledge, as of the Closing Date, a trustee, duly qualified under applicable law to serve as such, currently so serves and is named in the deed of trust or has been substituted in accordance with the Mortgage and applicable law or may be substituted in accordance with the Mortgage and applicable law by the related Mortgagee.

(24)
Local Law Compliance.  To the Sponsor’s knowledge, based upon any of a letter from any governmental authorities, a legal opinion, an architect’s letter, a zoning consultant’s report, an endorsement to the related Title Policy, or other affirmative investigation of local law compliance consistent with the investigation conducted by the Sponsor for similar commercial and multifamily mortgage loans intended for securitization, there are no material violations of applicable zoning ordinances, building codes and land laws (collectively “Zoning Regulations”) with respect to the improvements located on or forming part of each Mortgaged Property securing a Mortgage Loan as of the date of origination of such Mortgage Loan (or related Whole Loan, as applicable) and as of the Cut-off Date, other than those which (i) are insured by the Title Policy or a law and ordinance insurance policy or (ii) would not have a material adverse effect on the value, operation or net operating income of the Mortgaged Property.  The terms of the Loan Documents require the Mortgagor to comply in all material respects with all applicable governmental regulations, zoning and building laws.

(25)
Licenses and Permits.  Each Mortgagor covenants in the Loan Documents that it shall keep all material licenses, permits and applicable governmental authorizations necessary for its operation of the Mortgaged Property in full force and effect, and to the Sponsor’s knowledge based upon any of a letter from any government authorities or other affirmative investigation of local law compliance consistent with the investigation conducted by the Sponsor for similar commercial and multifamily mortgage loans intended for securitization, all such material licenses, permits and applicable governmental authorizations are in effect.  The Mortgage Loan requires the related

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Mortgagor to be qualified to do business in the jurisdiction in which the related Mortgaged Property is located.

(26)
Recourse Obligations.  The Loan Documents for each Mortgage Loan provide that such Mortgage Loan (a) becomes full recourse to the Mortgagor and guarantor (which is a natural person or persons, or an entity distinct from the Mortgagor (but may be affiliated with the Mortgagor) that has assets other than equity in the related Mortgaged Property that are not de minimis) in any of the following events: (i) if any voluntary petition for bankruptcy, insolvency, dissolution or liquidation pursuant to federal bankruptcy law, or any similar federal or state law, shall be filed by the Mortgagor; (ii) Mortgagor or guarantor shall have colluded with (or, alternatively, solicited or caused to be solicited) other creditors to cause an involuntary bankruptcy filing with respect to the Mortgagor or (iii) voluntary transfers of either the Mortgaged Property or equity interests in Mortgagor made in violation of the Loan Documents; and (b) contains provisions providing for recourse against the Mortgagor and guarantor (which is a natural person or persons, or an entity distinct from the Mortgagor (but may be affiliated with the Mortgagor) that has assets other than equity in the related Mortgaged Property that are not de minimis), for losses and damages sustained by reason of Mortgagor’s (i) misappropriation of rents after the occurrence of an event of default under the Mortgage Loan; (ii) misappropriation of (A) insurance proceeds or condemnation awards or (B) security deposits or, alternatively, the failure of any security deposits to be delivered to Mortgagee upon foreclosure or action in lieu thereof (except to the extent applied in accordance with leases prior to a Mortgage Loan event of default); (iii) fraud or intentional material misrepresentation; (iv) breaches of the environmental covenants in the Loan Documents; or (v) commission of intentional material physical waste at the Mortgaged Property.

(27)
Mortgage Releases.  The terms of the related Mortgage or related Loan Documents do not provide for release of any material portion of the Mortgaged Property from the lien of the Mortgage except (a) a partial release, accompanied by principal repayment, of not less than a specified percentage at least equal to the lesser of (i) 110% of the related allocated loan amount of such portion of the Mortgaged Property and (ii) the outstanding principal balance of the Mortgage Loan, (b) upon payment in full of such Mortgage Loan, (c) upon a Defeasance defined in (32) below, (d) releases of out-parcels that are unimproved or other portions of the Mortgaged Property which will not have a material adverse effect on the underwritten value of the Mortgaged Property and which were not afforded any material value in the appraisal obtained at the origination of the Mortgage Loan and are not necessary for physical access to the Mortgaged Property or compliance with zoning requirements, or (e) as required pursuant to an order of condemnation or taking by a State or any political subdivision or authority thereof.  With respect to any partial release under the preceding clauses (a) or (d), either: (x) such release of collateral (i) would not constitute a “significant modification” of the subject Mortgage Loan within the meaning of Treasury Regulations Section 1.860G-2(b)(2) and (ii) would not cause the subject Mortgage Loan to fail to be a “qualified mortgage” within the meaning of Section 860G(a)(3)(A) of the Code; or (y) the Mortgagee or servicer can, in accordance with the related Loan Documents, condition such release of collateral on the related Mortgagor’s delivery of an opinion of tax counsel to the effect specified in the immediately preceding clause (x).  For purposes of the preceding clause (x), for all Mortgage Loans originated after December 6, 2010, if the fair market value of the real property constituting such Mortgaged Property after the release is not equal to at least 80% of the principal balance of the Mortgage Loan (or Whole Loan) outstanding after the release, the Mortgagor is required to make a payment of principal in an amount not less than the amount required by the REMIC Provisions.

With respect to any partial release under the preceding clause (e), for all Mortgage Loans originated after December 6, 2010, the Mortgagor can be required to pay down the principal balance of the Mortgage Loan in an amount not less than the amount required by the REMIC Provisions and, to such extent, such amount may not be required to be applied to the restoration of the Mortgaged Property or released to the Mortgagor, if, immediately after the release of such portion of the Mortgaged Property from the lien of the Mortgage (but taking into account the

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planned restoration) the fair market value of the real property constituting the remaining Mortgaged Property is not equal to at least 80% of the remaining principal balance of the Mortgage Loan (or Whole Loan).

No Mortgage Loan that is secured by more than one Mortgaged Property or that is cross-collateralized with another Mortgage Loan permits the release of cross-collateralization of the related Mortgaged Properties or a portion thereof, including due to partial condemnation, other than in compliance with the REMIC Provisions.

(28)
Financial Reporting and Rent Rolls.  The Mortgage Loan documents for each Mortgage Loan require the Mortgagor to provide the owner or holder of the Mortgage with quarterly (other than for single-tenant properties) and annual operating statements, and quarterly (other than for single-tenant properties) rent rolls for properties that have leases contributing more than 5% of the in-place base rent and annual financial statements, which annual financial statements with respect to each Mortgage Loan with more than one Mortgagor are in the form of an annual combined balance sheet of the Mortgagor entities (and no other entities), together with the related combined statements of operations, members’ capital and cash flows, including a combining balance sheet and statement of income for the Mortgaged Properties on a combined basis.

(29)
Acts of Terrorism Exclusion.  With respect to each Mortgage Loan over $20 million, the related special-form all-risk insurance policy and business interruption policy (issued by an insurer meeting the Insurance Rating Requirements) do not specifically exclude Acts of Terrorism, as defined in the Terrorism Risk Insurance Act of 2002, as amended by the Terrorism Risk Insurance Program Reauthorization Act of 2007 (collectively referred to as “TRIA”), from coverage, or if such coverage is excluded, it is covered by a separate terrorism insurance policy.  With respect to each other Mortgage Loan, the related special all-risk insurance policy and business interruption policy (issued by an insurer meeting the Insurance Rating Requirements) did not, as of the date of origination of the Mortgage Loan, and, to Sponsor’s knowledge, do not, as of the Cut-off Date, specifically exclude Acts of Terrorism, as defined in TRIA, from coverage, or if such coverage is excluded, it is covered by a separate terrorism insurance policy.  With respect to each Mortgage Loan, the related Loan Documents do not expressly waive or prohibit the Mortgagee from requiring coverage for Acts of Terrorism, as defined in TRIA, or damages related thereto; provided, however, that if TRIA or a similar or subsequent statute is not in effect, then, provided that terrorism insurance is commercially available, the Mortgagor under each Mortgage Loan is required to carry terrorism insurance, but in such event the Mortgagor shall not be required to spend more than the Terrorism Cap Amount on terrorism insurance coverage, and if the cost of terrorism insurance exceeds the Terrorism Cap Amount, the Mortgagor is required to purchase the maximum amount  of terrorism insurance available with funds equal to the Terrorism Cap Amount.  The “Terrorism Cap Amount”  is the specified percentage (which is at least equal to 200%)  of the amount of the insurance premium that is payable at such time  in respect of the property and business interruption/rental loss insurance required under the related Loan Documents (without giving effect to the cost of terrorism and earthquake components of such casualty and business interruption/rental loss insurance).

(30)
Due on Sale or Encumbrance.  Subject to specific exceptions set forth below, each Mortgage Loan contains a “due on sale” or other such provision for the acceleration of the payment of the unpaid principal balance of such Mortgage Loan if, without the consent of the holder of the Mortgage (which consent, in some cases, may not be unreasonably withheld) and/or complying with the requirements of the related Loan Documents (which provide for transfers without the consent of the Mortgagee which are customarily acceptable to prudent commercial and multifamily mortgage lending institutions lending on the security of property comparable to the related Mortgaged Property, including, without limitation, transfers of worn-out or obsolete furnishings, fixtures, or equipment promptly replaced with property of equivalent value and functionality and transfers by leases entered into in accordance with the Loan Documents), (a) the related Mortgaged Property, or any equity interest of greater than 50% in the related Mortgagor, is directly or indirectly pledged, transferred or sold, other than as related to (i) family

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and estate planning transfers or transfers upon death or legal incapacity, (ii) transfers to certain affiliates as defined in the related Loan Documents, (iii) transfers of less than, or other than, a controlling interest in the related Mortgagor, (iv) transfers to another holder of direct or indirect equity in the Mortgagor, a specific Person designated in the related Loan Documents or a Person satisfying specific criteria identified in the related Loan Documents, such as a qualified equityholder, (v) transfers of stock or similar equity units in publicly traded companies or (vi) a substitution or release of collateral within the parameters of paragraphs (27) and (32) herein or the exceptions thereto set forth on Annex E-2, or (vii) as set forth on an exhibit to the applicable Mortgage Loan Purchase Agreement by reason of any mezzanine debt that existed at the origination of the related Mortgage Loan, or future permitted mezzanine debt as set forth on an exhibit to the applicable Mortgage Loan Purchase Agreement or (b) the related Mortgaged Property is encumbered with a subordinate lien or security interest against the related Mortgaged Property, other than (i) any Companion Loan of any Mortgage Loan or any subordinate debt that existed at origination and is permitted under the related Loan Documents, (ii) purchase money security interests (iii) any Mortgage Loan that is cross-collateralized and cross-defaulted with another Mortgage Loan, as set forth on an exhibit to the applicable Mortgage Loan Purchase Agreement or (iv) Permitted Encumbrances.  The Mortgage or other Loan Documents provide that to the extent any Rating Agency fees are incurred in connection with the review of and consent to any transfer or encumbrance, the Mortgagor is responsible for such payment along with all other reasonable out-of-pocket fees and expenses incurred by the Mortgagee relative to such transfer or encumbrance.

(31)
Single-Purpose Entity.  Each Mortgage Loan requires the Mortgagor to be a Single-Purpose Entity for at least as long as the Mortgage Loan is outstanding.  Both the Loan Documents and the organizational documents of the Mortgagor with respect to each Mortgage Loan with a Cut-off Date Principal Balance in excess of $5 million provide that the Mortgagor is a Single-Purpose Entity, and each Mortgage Loan with a Cut-off Date Principal Balance of $20 million or more has a counsel’s opinion regarding non-consolidation of the Mortgagor.  For this purpose, a “Single-Purpose Entity” shall mean an entity, other than an individual, whose organizational documents (or if the Mortgage Loan has a Cut-off Date Principal Balance equal to $5 million or less, its organizational documents or the related Loan Documents) provide substantially to the effect that it was formed or organized solely for the purpose of owning and operating one or more of the Mortgaged Properties securing the Mortgage Loans and prohibit it from engaging in any business unrelated to such Mortgaged Property or Properties, and whose organizational documents further provide, or which entity represented in the related Loan Documents, substantially to the effect that it does not have any assets other than those related to its interest in and operation of such Mortgaged Property or Properties, or any indebtedness other than as permitted by the related Mortgage(s) or the other related Loan Documents, that it has its own books and records and accounts separate and apart from those of any other person (other than a Mortgagor for a Mortgage Loan that is cross-collateralized and cross-defaulted with the related Mortgage Loan), and that it holds itself out as a legal entity, separate and apart from any other person or entity.

(32)
Defeasance.  With respect to any Mortgage Loan that, pursuant to the Loan Documents, can be defeased (a “Defeasance”), (i) the Loan Documents provide for defeasance as a unilateral right of the Mortgagor, subject to satisfaction of conditions specified in the Loan Documents; (ii) the Mortgage Loan cannot be defeased within two years after the Closing Date; (iii) the Mortgagor is permitted to pledge only United States “government securities” within the meaning of Treasury Regulations Section 1.860G-2(a)(8)(ii), the revenues from which will, in the case of a full Defeasance, be sufficient to make all scheduled payments under the Mortgage Loan when due, including the entire remaining principal balance on the maturity date or, if the Mortgage Loan is an ARD Loan, the entire principal balance outstanding on the related Anticipated Repayment Date (or on or after the first date on which payment may be made without payment of a yield maintenance charge or prepayment penalty), and if the Mortgage Loan permits partial releases of real property in connection with partial defeasance, the revenues from the collateral will be sufficient to pay all such scheduled payments calculated on a principal amount equal to a specified percentage at least equal to the lesser of (i) 110% of the allocated loan amount for the

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real property to be released and (ii) the outstanding principal balance of the Mortgage Loan; (iv) the Mortgagor is required to provide a certification from an independent certified public accountant that the collateral is sufficient to make all scheduled payments under the Mortgage Note as set forth in (iii) above, (v) if the Mortgagor would continue to own assets in addition to the defeasance collateral, the portion of the Mortgage Loan secured by defeasance collateral is required to be assumed (or the Mortgagee may require such assumption) by a Single-Purpose Entity; (vi) the Mortgagor is required to provide an opinion of counsel that the Mortgagee has a perfected security interest in such collateral prior to any other claim or interest; and (vii) the Mortgagor is required to pay all rating agency fees associated with defeasance (if rating confirmation is a specific condition precedent thereto) and all other reasonable out-of-pocket expenses associated with defeasance, including, but not limited to, accountant’s fees and opinions of counsel.

(33)
Fixed Interest Rates.  Each Mortgage Loan bears interest at a rate that remains fixed throughout the remaining term of such Mortgage Loan, except in the case of ARD Loans and situations where default interest is imposed.

(34)
Ground Leases.   For purposes of this Annex E-1, a “Ground Lease” shall mean a lease creating a leasehold estate in real property where the fee owner as the ground lessor conveys for a term or terms of years its entire interest in the land and buildings and other improvements, if any, comprising the premises demised under such lease to the ground lessee (who may, in certain circumstances, own the building and improvements on the land), subject to the reversionary interest of the ground lessor as fee owner and does not include industrial development agency (IDA) or similar leases for purposes of conferring a tax abatement or other benefit.

With respect to any Mortgage Loan where the Mortgage Loan is secured by a leasehold estate under a Ground Lease in whole or in part, and the related Mortgage does not also encumber the related lessor’s fee interest in such Mortgaged Property, based upon the terms of the Ground Lease and any estoppel or other agreement received from the ground lessor in favor of Sponsor, its successors and assigns, Sponsor represents and warrants that:

(a)   The Ground Lease or a memorandum regarding such Ground Lease has been duly recorded or submitted for recordation in a form that is acceptable for recording in the applicable jurisdiction.  The Ground Lease or an estoppel or other agreement received from the ground lessor permits the interest of the lessee to be encumbered by the related Mortgage and does not restrict the use of the related Mortgaged Property by such lessee, its successors or assigns in a manner that would materially adversely affect the security provided by the related Mortgage.  No material change in the terms of the Ground Lease had occurred since the origination of the Mortgage Loan, except as reflected in any written instruments which are included in the related Mortgage File;

(b)   The lessor under such Ground Lease has agreed in a writing included in the related Mortgage File (or in such Ground Lease) that the Ground Lease may not be amended or  modified, or canceled or terminated by agreement of lessor and lessee, without the prior written consent of the Mortgagee;

(c)   The Ground Lease has an original term (or an original term plus one or more optional renewal terms, which, under all circumstances, may be exercised, and will be enforceable, by either Mortgagor or the Mortgagee) that extends not less than 20 years beyond the stated maturity of the related Mortgage Loan, or 10 years past the stated maturity if such Mortgage Loan fully amortizes by the stated maturity (or with respect to a Mortgage Loan that accrues on an actual 360 basis, substantially amortizes);

(d)   The Ground Lease either (i) is not subject to any liens or encumbrances superior to, or of equal priority with, the Mortgage, except for the related fee interest of the ground lessor and the Permitted Encumbrances or (ii)  is subject to a subordination, non-disturbance and attornment

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agreement to which the Mortgagee on the lessor’s fee interest in the Mortgaged Property is subject;

(e)   The Ground Lease does not place commercially unreasonably restrictions on the identity of the Mortgagee and the Ground Lease is assignable to the holder of the Mortgage Loan and its successors and assigns without the consent of the lessor thereunder (provided that proper notice is delivered to the extent required in accordance with the Ground Lease), and in the event it is so assigned, it is further assignable by the holder of the Mortgage Loan and its successors and assigns without the consent of (but with prior notice to) the lessor;

(f)    The Sponsor has not received any written notice of material default under or notice of termination of such Ground Lease.  To the Sponsor’s knowledge, there is no material default under such Ground Lease and no condition that, but for the passage of time or giving of notice, would result in a material default under the terms of such Ground Lease and to the Sponsor’s knowledge, such Ground Lease is in full force and effect as of the Closing Date;

(g)   The Ground Lease or ancillary agreement between the lessor and the lessee requires the lessor to give to the Mortgagee written notice of any default, and provides that no notice of default or termination is effective against the Mortgagee unless such notice is given to the Mortgagee;

(h)   The Mortgagee is permitted a reasonable opportunity (including, where necessary, sufficient time to gain possession of the interest of the lessee under the Ground Lease through legal proceedings) to cure any default under the Ground Lease which is curable after the Mortgagee’s receipt of notice of any default before the lessor may terminate the Ground Lease;

(i)    The Ground Lease does not impose any restrictions on subletting that would be viewed as commercially unreasonable by a prudent commercial mortgage lender;

(j)    Under the terms of the Ground Lease, an estoppel or other agreement received from the ground lessor and the related Mortgage (taken together), any related insurance proceeds or the portion of the condemnation award allocable to the ground lessee’s interest (other than (i) de minimis amounts for minor casualties or (ii) in respect of a total or substantially total loss or taking as addressed in subpart (k)) will be applied either to the repair or to restoration of all or part of the related Mortgaged Property with (so long as such proceeds are in excess of the threshold amount specified in the related Loan Documents) the Mortgagee or a trustee appointed by it having the right to hold and disburse such proceeds as repair or restoration progresses, or to the payment of the outstanding principal balance of the Mortgage Loan, together with any accrued interest;

(k)   In the case of a total or substantially total taking or loss, under the terms of the Ground Lease, an estoppel or other agreement and the related Mortgage (taken together), any related insurance proceeds, or portion of the condemnation award allocable to ground lessee’s interest in respect of a total or substantially total loss or taking of the related Mortgaged Property to the extent not applied to restoration, will be applied first to the payment of the outstanding principal balance of the Mortgage Loan, together with any accrued interest; and

(l)    Provided that the Mortgagee cures any defaults which are susceptible to being cured, the ground lessor has agreed to enter into a new lease with Mortgagee upon termination of the Ground Lease for any reason, including rejection of the Ground Lease in a bankruptcy proceeding.

(35)
Servicing.  The servicing and collection practices used by the Sponsor with respect to the Mortgage Loan have been, in all respects, legal and have met customary industry standards for servicing of commercial loans for conduit loan programs.

(36)
Origination and Underwriting.  The origination practices of the Sponsor (or the related originator if the Sponsor was not the originator) with respect to each Mortgage Loan have been, in all material respects, legal and as of the date of its origination, such Mortgage Loan (or the related Whole

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Loan, as applicable) and the origination thereof complied in all material respects with, or was exempt from, all requirements of federal, state or local law relating to the origination of such Mortgage Loan; provided that such representation and warranty does not address or otherwise cover any matters with respect to federal, state or local law otherwise covered in this Annex E-1.

(37)
No Material Default; Payment Record.  No Mortgage Loan has been more than 30 days delinquent, without giving effect to any grace or cure period, in making required debt service payments since origination, and as of the date hereof, no Mortgage Loan is more than 30 days delinquent (beyond any applicable grace or cure period) in making required payments as of the Closing Date.  To the Sponsor’s knowledge, there is (a) no material default, breach, violation or event of acceleration existing under the related Mortgage Loan, or (b) no event (other than payments due but not yet delinquent) which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a material default, breach, violation or event of acceleration, which default, breach, violation or event of acceleration, in the case of either (a) or (b), materially and adversely affects the value of the Mortgage Loan or the value, use or operation of the related Mortgaged Property, provided, however, that this representation and warranty does not cover any default, breach, violation or event of acceleration that specifically pertains to or arises out of an exception scheduled to any other representation and warranty made by the Sponsor in this Annex E-1 (including, but not limited to, the prior sentence).  No person other than the holder of such Mortgage Loan may declare any event of default under the Mortgage Loan or accelerate any indebtedness under the Loan Documents.

(38)
Bankruptcy.  As of the date of origination of the related Mortgage Loan and to the Sponsor’s knowledge as of the Cut-off Date, neither the Mortgaged Property (other than any tenants of such Mortgaged Property), nor any portion thereof, is the subject of, and no Mortgagor, guarantor or tenant occupying a single-tenant property is a debtor in state or federal bankruptcy, insolvency or similar proceeding.

(39)
Organization of Mortgagor.  With respect to each Mortgage Loan, in reliance on certified copies of the organizational documents of the Mortgagor delivered by the Mortgagor in connection with the origination of such Mortgage Loan (or related Whole Loan, as applicable), the Mortgagor is an entity organized under the laws of a state of the United States of America, the District of Columbia or the Commonwealth of Puerto Rico.  Except with respect to any Mortgage Loan that is cross-collateralized and cross-defaulted with another Mortgage Loan, no Mortgage Loan has a Mortgagor that is an affiliate of another Mortgagor.

(40)
Environmental Conditions.  A Phase I environmental site assessment (or update of a previous Phase I and or Phase II site assessment) and, with respect to certain Mortgage Loans, a Phase II environmental site assessment (collectively, an “ESA”) meeting ASTM requirements conducted by a reputable environmental consultant in connection with such Mortgage Loan within 12 months prior to its origination date (or an update of a previous ESA was prepared), and such ESA (i) did not identify the existence of recognized environmental conditions (as such term is defined in ASTM E1527-05 or its successor, hereinafter “Environmental Condition”) at the related Mortgaged Property or the need for further investigation, or (ii) if the existence of an Environmental Condition or need for further investigation was indicated in any such ESA, then at least one of the following statements is true:  (A) an amount reasonably estimated by a reputable environmental consultant to be sufficient to cover the estimated cost to cure any material noncompliance with applicable Environmental Laws or the Environmental Condition has been escrowed by the related Mortgagor and is held or controlled by the related Mortgagee; (B) if the only Environmental Condition relates to the presence of asbestos-containing materials, radon in indoor air, lead based paint or lead in drinking water, the only recommended action in the ESA is the institution of such a plan, an operations or maintenance plan has been required to be instituted by the related Mortgagor that, based on the ESA, can reasonably be expected to mitigate the identified risk; (C) the Environmental Condition identified in the related environmental report was remediated or abated in all material respects prior to the date hereof, and, if and as appropriate, a no further action or closure letter was obtained from the applicable governmental

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regulatory authority (or the environmental issue affecting the related Mortgaged Property was otherwise listed by such governmental authority as “closed” or a reputable environmental consultant has concluded that no further action is required); (D) an environmental policy or a lender’s pollution legal liability insurance policy meeting the requirements set forth below that covers liability for the identified circumstance or condition was obtained from an insurer rated no less than A- (or the equivalent) by Moody’s, S&P and/or Fitch; (E) a party not related to the Mortgagor was identified as the responsible party for such condition or circumstance and such responsible party has financial resources reasonably estimated to be adequate to address the situation; or (F) a party related to the Mortgagor having financial resources reasonably estimated to be adequate to address the situation is required to take action.  To Sponsor’s knowledge, except as set forth in the ESA, there is no Environmental Condition (as such term is defined in ASTM E1527-05 or its successor) at the related Mortgaged Property.

(41)
Appraisal.  The Mortgage File contains an appraisal of the related Mortgaged Property with an appraisal date within 6 months of the Mortgage Loan origination date, and within 12 months of the Closing Date.  The appraisal is signed by an appraiser who is a Member of the Appraisal Institute (“MAI”) and, to the Sponsor’s knowledge, had no interest, direct or indirect, in the Mortgaged Property or the Mortgagor or in any loan made on the security thereof, and whose compensation is not affected by the approval or disapproval of the Mortgage Loan. Each appraiser has represented in such appraisal or in a supplemental letter that the appraisal satisfies the requirements of the “Uniform Standards of Professional Appraisal Practice” as adopted by the Appraisal Standards Board of the Appraisal Foundation.  Each appraisal contains a statement, or is accompanied by a letter from the appraiser, to the effect that the appraisal was performed in accordance with the requirements of the Financial Institutions Reform, Recovery and Enforcement Act of 1989, as in effect on the date such Mortgage Loan was originated.

(42)
Mortgage Loan Schedule.  The information pertaining to each Mortgage Loan which is set forth in the Mortgage Loan Schedule attached as an exhibit to the related Mortgage Loan Purchase Agreement is true and correct in all material respects as of the Cut-off Date and contains all information required by the Pooling and Servicing Agreement to be contained therein.

(43)	Cross-Collateralization. No Mortgage Loan is cross-collateralized or cross-defaulted with any other Mortgage Loan that is outside the Mortgage Pool, except as set forth on Annex E-2.

(44)
Advance of Funds by the Sponsor.  After origination, no advance of funds has been made by Sponsor to the related Mortgagor other than in accordance with the Loan Documents, and, to Sponsor’s knowledge, no funds have been received from any person other than the related Mortgagor or an affiliate for, or on account of, payments due on the Mortgage Loan (other than as contemplated by the Loan Documents, such as, by way of example and not in limitation of the foregoing, amounts paid by the tenant(s) into a Mortgagee-controlled lockbox if required or contemplated under the related lease or Loan Documents).  Neither Sponsor nor any affiliate thereof has any obligation to make any capital contribution to any Mortgagor under a Mortgage Loan, other than contributions made on or prior to the date hereof.

(45)
Compliance with Anti-Money Laundering Laws.  Sponsor has complied in all material respects with all applicable anti-money laundering laws and regulations, including without limitation the USA Patriot Act of 2001 with respect to the origination of the Mortgage Loan.

For purposes of these representations and warranties, “Mortgagee” means the mortgagee, grantee or beneficiary under any Mortgage, any holder of legal title to any portion of any Mortgage Loan or, if applicable, any agent or servicer on behalf of such party.

For purposes of these representations and warranties, the phrases “the Sponsor’s knowledge” or “the Sponsor’s belief” and other words and phrases of like import means, except where otherwise expressly set forth in these representations and warranties, the actual state of knowledge or belief of the Sponsor, its officers and employees directly responsible for the underwriting, origination, servicing or sale of the Mortgage Loans regarding the matters expressly set forth in these representations and warranties.

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ANNEX E-2

EXCEPTIONS TO SPONSOR REPRESENTATIONS AND WARRANTIES

The exceptions to the representations and warranties set forth below are grouped by Sponsor and listed by the number of the related representation and warranty set forth on Annex E-1 to this free writing prospectus and the Mortgage Loan name and number identified on Annex A to this free writing prospectus.  Capitalized terms used but not otherwise defined in this Annex E-2 will have the meanings set forth in this free writing prospectus or, if not defined in this free writing prospectus, in the related Mortgage Loan Purchase Agreement.

Goldman Sachs Mortgage Company
Representation Number on Annex E-1	Mortgage Loan Name and Number as Identified on Annex A	Description of Exception

(11) Taxes and Assessments	McDonough Marketplace (No. 46)
The tenant doing business as Cracker Barrel is responsible for paying the real estate taxes attributable to the separate tax parcels which encompass their leased premises. These taxes are not delinquent as of the origination date of the Mortgage Loan but may become delinquent prior to the Cut-Off Date (due date is end of November 2013).

(13) Actions Concerning Mortgage Loan	Bella Apartments (No. 31)
The related non-recourse carve-out guarantor, Andrew Schwarz, is a defendant in pending litigation in the State of New York, pursuant to which the plaintiff, Charles Reyher (“Reyher”) alleges that the defendants engaged in a plan to covertly divest Reyher’s ownership interests in Audubon Communities Management LLC and ACM LLC, locking Reyher out of the business and have withheld Reyher’s distributions since March, 2012.  Reyher asserts various causes of action against the defendants for these alleged actions and calculates the misappropriated amounts in excess of $2,000,000.

(16) Insurance	Windsor Court New Orleans (No. 1)
All policies of insurance may be issued by a syndicate of insurers through which at least 75% of the coverage (if there are 4 or fewer members of the syndicate) or at least 60% of the coverage (if there are 5 or more members of the syndicate) is with insurers having such ratings (provided that the first layers of coverage are from insurers rated at least “A-” or “A3” by two of the Rating Agencies, and all such insurers are required to have ratings of not less than “BBB+” or “Baa1” by two of the Rating Agencies.

The Mortgagor is required to obtain an insurance policy covering an amount equal to the lesser of (1) the outstanding principal balance of the Mortgage Loan and (2) the full insurable value on a replacement cost basis of the Mortgaged Property and all related furniture, furnishings, equipment and fixtures (without deduction for physical depreciation).

(16) Insurance	1245 16th Street (No. 9); and Norton Commons (No. 54)
All policies of insurance may be issued by a syndicate of insurers through which at least 75% of the coverage (if there are 4 or fewer members of the syndicate) or at least 60% of the coverage (if there are 5 or more members of the syndicate) is with insurers having such ratings (provided that the first layers of coverage are from insurers rated at least “A” by S&P and “A2” by Moody’s, if Moody’s rates such insurer, and all such insurers are required to have ratings of not less than “BBB+” by S&P and “Baa1” by Moody’s, if Moody’s rates such insurer).

(16) Insurance	Norton Commons (No. 54)
The Mortgagor may utilize Affiliated FM Insurance Company, which currently has a claims paying ability rating of “Api” by S&P, as the provider of insurance, provided, if the use of Affiliated FM Insurance Company would result in a downgrade, withdrawal, or qualification of any rating then assigned to any outstanding or the credit rating of Affiliated FM Insurance Company falls below “Api” by S&P, the Mortgagor agreed to immediately replace Affiliated FM Insurance Company with an insurer that meets the minimum claims paying ability rating set forth in the Mortgage Loan documents.

(24) Local Law Compliance	Summervale Apartments (No. 45)
There are 34 “inactive”, expired permits which remain outstanding in relation to the Mortgaged Property (the “Outstanding Permits”).  At such time the Outstanding Permits become “inactive” they are deemed minor

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Representation Number on Annex E-1	Mortgage Loan Name and Number as Identified on Annex A	Description of Exception
technical violations of the building code. The Mortgagor is required to provide written evidence to the lender within the time frame described in the Mortgage Loan documents that all Outstanding Permits have been closed and the Mortgaged Property and the use of the Mortgaged Property comply in all material respects with all applicable legal requirements, including building and zoning ordinances and codes.

(29) Acts of Terrorism Exclusion	Windsor Court New Orleans (No. 1)
If TRIA or a similar or subsequent statute is not in effect, then provided that terrorism insurance is commercially available, the Mortgagor is be required to carry terrorism insurance throughout the term of the Mortgage Loan as required by the Mortgage Loan documents, but in such event the Mortgagor is not required to spend on terrorism insurance coverage more than two times the amount of the insurance premium that is payable at such time in respect of the property and business interruption/rental loss insurance required under the Mortgage Loan documents (without giving effect to the cost of terrorism and wind components of such casualty and business interruption/rental loss insurance), and if the cost of terrorism insurance exceeds such amount, Mortgagor is required to purchase the maximum amount of terrorism insurance available with funds equal to such amount.

(29) Acts of Terrorism Exclusion	1245 16th Street (No. 9)
If TRIA or a similar or subsequent statute is not in effect, then the Mortgagor is not required to maintain insurance that covers acts of terrorism unless such insurance is available to the Mortgagor at commercially reasonable rates and on commercially reasonable terms and is then typically required for similar commercial properties in California by commercial lenders originating loans for securitization.

(39) Organization of Mortgagor	Wal-Mart Shadow Anchored Midwest Portfolio (No. 24); Wal-Mart Shadow Anchored Southeast Portfolio (No. 37) and Wal-Mart Shadow Anchored Central Portfolio (No. 40)
The Mortgagors of the 3 Mortgage Loans secured by the portfolio of commercial properties commonly known as Wal-Mart Shadow Anchored Midwest Portfolio, Wal-Mart Shadow Anchored Southeast Portfolio and Wal-Mart Shadow Anchored Central Portfolio are affiliated entities, but the Mortgage Loans are not cross-collateralized or cross-defaulted with each other.

(39) Organization of Mortgagor	McDonough Marketplace (No. 46); and Norton Commons (No. 54)
The Mortgagors of the 2 Mortgage Loans secured by the commercial properties commonly known as Norton Commons and McDonough Marketplace are affiliated entities, but the Mortgage Loans are not cross-collateralized or cross-defaulted with each other.

E-2-2

Citigroup Global Markets Realty Corp.
Representation Number on Annex E-1	Mortgage Loan Name and Number as Identified on Annex A	Description of Exception

(16) Insurance	Miracle Mile Shops (No. 2)
The Mortgage Loan documents permit insurance through a syndicate of insurers, provided that at least seventy-five percent (75%) of the coverage (if there are four (4) or fewer members of the syndicate) or at least sixty percent (60%) of the coverage (if there are five (5) or more members of the syndicate) is with carriers having a claims paying ability rating of “A-” or better by S&P, and the balance of the coverage is, in each case, provided by insurers with a claims paying ability rating of “BBB” or better by S&P.

The Mortgage Loan Documents provide that the lender is entitled to hold and disburse insurance proceeds in excess of $5,000,000 as opposed to 5% of the then outstanding principal amount of the related Mortgage Loan, which such Mortgage Loan is part of a larger Whole Loan.

(24) Local Law Compliance	McAllister Plaza (No. 16)	The Mortgaged Property is missing certificates of occupancy for five (5) tenants occupying approximately 6.16% of the net rentable square footage of space at the Mortgaged Property.
(25) Licenses and Permits	McAllister Plaza (No. 16)	The Mortgaged Property is missing certificates of occupancy for five (5) tenants occupying approximately 6.16% of the net rentable square footage of space at the Mortgaged Property.
(26) Recourse Obligations	Miracle Mile Shops (No. 2)
Breaches of the transfer restrictions in the related Mortgage Loan documents trigger full recourse liability against the Mortgagor and related guarantors under the Mortgage Loan, for: (i) any voluntary transfer of fee simple title to all or a material portion of the land and improvements; (ii) a lease of all or substantially all of the land or improvements; or (iii) the sale or pledge of equity interests in the Mortgagor which results in a change of control (unless the change of control was part of a permitted transfer under the Mortgage Loan documents) or which results in the guarantors (including family members and trust for their benefit) collectively owning (A) less than ten percent (10%) of the Mortgagor and any special purpose entity owner or (B) together with any other qualified investors (as defined in the Mortgage Loan documents), less than fifty-one percent (51%) of the Mortgagor and any special purpose entity owner. Any other breaches of transfer restrictions result in recourse for losses only.

(26) Recourse Obligations	McAllister Plaza (No. 16)
The Mortgage Loan Documents limit full recourse to Mortgagor and the related guarantor for breach of the prohibition on equity or Mortgaged Property transfers in violation of the loan documents to the extent that (A) such breach was material; or (B)(1) Mortgagor had no knowledge of such breach, (2) such breach was inadvertent, (3) such breach is susceptible of cure and (4) Mortgagor fails to correct such breach within ten (10) days of the earlier of (i) notice from lender and (ii) Mortgagor obtaining knowledge of such breach.

(27) Mortgage Releases	Miracle Mile Shops (No. 2)
The related Mortgagor may obtain the release of an improved parcel within the Mortgaged Property provided among other conditions, the remaining Mortgaged Property complies with zoning and applicable legal requirements, (ii) the release parcel is a legally subdivided parcel from the Mortgaged Property and is on a separate tax lot, (iii) the borrower continues to be a single purpose entity and (iv) the release complies with the REMIC requirements. The loan documents do not specify the allocated loan amount of the parcel to be released and the release price is $6,200,000, which such amount was calculated by lender, in part, based on the application of the appraisal’s 5.25% capitalization rate to the allocated net operating income of the applicable parcel, adjusted, in part, based on the overall loan to value ratio of the related Mortgage Loan.

(32) Defeasance	Miracle Mile Shops (No. 2)
Mortgagor is obligated to pay all reasonable rating agency fees associated with defeasance and the obligation to pay the fees of the lender or any servicer for effectuating the defeasance of the Mortgage Loan is limited to $20,000 in the aggregate.

(39) Organization of Mortgagor	Amsdell Madison Square Self Storage FL (No. 75) and Amsdell Great American Storage IL (No. 77)	The Mortgagor under each of these Mortgage Loans is affiliated with the other Mortgagor, but the Mortgage Loans are not cross-collateralized or cross-defaulted with each other.

E-2-3

Jefferies LoanCore LLC
Representation Number on Annex E-1	Mortgage Loan Name and Number as Identified on Annex A	Description of Exception

(6) Permitted Liens; Title Insurance	Perkins Retail Portfolio (No. 5)
With respect to the Bon-Ton’s/Herberger’s Tenant at the Hilltop Mall property, such tenant, while in possession, has the prior right to buy the property if the landlord receives from a third party an acceptable bona fide offer to purchase such property, or if the landlord offers to sell such property.  In such event, the landlord is required to give such tenant written notice of such offer and such tenant shall have sixty days from the receipt of such notice to buy such property on the terms of such offer, or on such lesser terms as the landlord and such tenant may agree upon.  Pursuant to an SNDA delivered by such tenant to the lender, a foreclosure or deed in lieu thereof shall not be deemed a bona fide offer to buy.

(16) Insurance	Matrix MHC Portfolio (No. 3)
The lender has agreed to accept Landmark Insurance Company, rated “A XIII” with AM Best as the insurer for the flood Policy, for so long as the rating of such insurer is not withdrawn or downgraded below the date hereof.  In the event such insurer’s rating is withdrawn or downgraded below this rating, the borrower is required to promptly notify the lender and replace such insurer with an insurer meeting the rating of A:X or better and a rating of “A” or better by S&P or “A2” or better by Moody’s (to the extent Moody’s rates the Certificates and rates the applicable insurance company).

(16) Insurance	257 West 17th Street (No. 65)
The Mortgaged Property is the sole commercial unit in a 9-story residential condominium building.  The condominium documents require that any net insurance proceeds distributed in connection with a casualty or condemnation (i) of $50,000 or less be paid to the condominium board (or directly to the commercial unit owner if the casualty or condemnation only impacts the commercial unit), (ii) of more than $50,000 to be paid to a bank or trust company designated by the condominium board as trustee for such amounts, in either case, to be applied to the restoration of the building, if less than 75% of the building is damaged and 75% of the unit owners elect to restore.  Under the condominium documents the insurance trustee shall be a bank or trust company located in New York.

(24) Local Law Compliance	257 West 17th Street (No. 65)
The tenant’s use of the mortgaged property as a fitness center is deemed a physical cultural establishment under applicable Zoning Regulations and requires the issuance of a “special use permit” by the New York City Board of Standards and Appeals and corresponding change in use the certificate of occupancy for the building. Under the loan documents the borrower covenants to diligently pursue the issuance of the special use permit and change in use to the certificate of occupancy for the buildings.  Any loss or damage caused by the failure of the mortgaged property to have the special use permit of change in use of the certificate of occupancy is a recourse obligation of the borrower and the guarantor.

E-2-4

Representation Number on Annex E-1	Mortgage Loan Name and Number as Identified on Annex A	Description of Exception

(25) Licenses and Permits	Hilton Greenville (No. 23)
The Mortgage Loan was originated in connection with the acquisition of the Mortgaged Property. Mortgagor is in the process of obtaining a liquor license in Mortgagor’s name.  Until Mortgagor has obtained a liquor license in Mortgagor’s name, the seller of the Mortgaged Property has agreed to cooperate with Mortgagor to allow the uninterrupted sale and purchase of alcoholic beverages at the related hotel (including the use of the existing liquor license).

(25) Licenses and Permits	257 West 17th Street (No. 65)
The tenant’s use of the mortgaged property as a fitness center is deemed a physical cultural establishment under applicable Zoning Regulations and requires the issuance of a “special use permit” by the New York City Board of Standards and Appeals and corresponding change in use the certificate of occupancy for the building. Under the loan documents the borrower covenants to diligently pursue the issuance of the special use permit and change in use to the certificate of occupancy for the buildings.  Any loss or damage caused by the failure of the mortgaged property to have the special use permit of change in use of the certificate of occupancy is a recourse obligation of the borrower and the guarantor.

(39) Organization of Mortgagor	Sail Pointe Apartments (No. 20) and Sanctuary at Winterlakes Apartments (No. 28)	The Mortgagor under each of these Mortgage Loans is affiliated with the other Mortgagor, but the Mortgage Loans are not cross-collateralized or cross-defaulted with each other.
(39) Organization of Mortgagor	Oaks at Holcomb Bridge (No. 27); University Garden Apartments (No. 50) and Moores Mill Village Apartments (No. 73)	The Mortgagor under each of these Mortgage Loans is affiliated with the other Mortgagor, but the Mortgage Loans are not cross-collateralized or cross-defaulted with each other.
(39) Organization of Mortgagor	Plaza Vegas Business Park (No. 47) and Park 2000 Mini Storage (No. 59)	The Mortgagor under each of these Mortgage Loans is affiliated with the other Mortgagor, but the Mortgage Loans are not cross-collateralized or cross-defaulted with each other.

E-2-5

MC-Five Mile Commercial Mortgage Finance LLC
Representation Number on Annex E-1	Mortgage Loan Name and Number as Identified on Annex A	Description of Exception

(6) Permitted Liens; Title Insurance	Cinema Place (No. 58)
Pursuant to the lease between the borrower and Century Theatres, Inc. (“Century”), if, within 20 years after the effective date of such lease, a new movie theater, having three (3) or more screens or two hundred (200) or more seats and showing first run films, is opened in the City of Hayward outside a specified “Downtown Core Area”, then Century has the right to terminate its lease.  In the event it terminates its lease, Century shall also have the right to receive a payment of $5 million from the Hayward Successor Agency.  If such payment is not made, then Century may remain in occupancy of the premises demised pursuant to its lease without any obligation to pay rent.  In the event Century exercises this termination right, the non-recourse carveout guarantor is obligated to pay rent under a master lease of the entire space leased by Century.  The rent payable is equal to the rent that would be payable by Century but-for the termination option.

(13) Actions Concerning Mortgage Loan	Prestonwood Apartments (No. 49)
As of the date of origination, the guarantor was the subject of (i) two federal tax liens, filed on June 1, 2012 and July 24, 2012 in the amounts of $1,843,300.80 and $1,386,541.01, and (ii) and two pending lawsuits, one of which is subject to a settlement agreement with ongoing obligations and another which is ongoing which relates to guarantor and is in connection with property other than the collateral.

(13) Actions Concerning Mortgage Loan	Timbers of Keegans Bayou (No. 68)
As of the date of origination, the guarantor was the subject of (i) two federal tax liens, filed on June 1, 2012 and July 24, 2012 in the amounts of $1,843,300.80 and $1,386,541.01, and (ii) and two pending lawsuits, one of which is subject to a settlement agreement with ongoing obligations and another which is ongoing which relates to guarantor and is in connection with property other than the collateral.

(16) Insurance	Gibson & Heritage MHCs (No. 67)
With respect to the parcel commonly known as Gibson Mobile Home Estates that is one of two parcels securing the related Mortgage Loan, there are no permanent structures owned by the related Mortgagor at such parcel, and thus no insurable interests to insure under a property insurance policy.  With respect to the parcel commonly known as Heritage Mobile Home Village that is the other parcel securing the related Mortgage Loan, the permanent structures owned by the related Mortgagor at such parcel are insured for $125,000, which amount represents approximately 150% of the insurable value thereof as provided to the lender.  Furthermore, such insurance is subject to a 20% co-insurance provision, the effect of which may be considered greater than a customary deductible.

(39) Organization of Mortgagor	Fairfield Inn, Ann Arbor (No. 44); Holiday Inn Express, Muncie (No. 62)	The Mortgagor under each of these Mortgage Loans is affiliated with the other Mortgagor, but the Mortgage Loans are not cross-collateralized or cross-defaulted with each other.

(39) Organization of Mortgagor	Prestonwood Apartments (No. 49); Timbers of Keegans Bayou (No. 68)	The Mortgagor under each of these Mortgage Loans is affiliated with the other Mortgagor, but the Mortgage Loans are not cross-collateralized or cross-defaulted with each other.

(39) Organization of Mortgagor	Broadway Festival Shopping Center (No. 64); Archer Plaza (No. 74)	The Mortgagor under each of these Mortgage Loans is affiliated with the other Mortgagor, but the Mortgage Loans are not cross-collateralized or cross-defaulted with each other.

E-2-6

Rialto Mortgage Finance, LLC
Representation Number on Annex E-1	Mortgage Loan Name and Number as Identified on Annex A	Description of Exception

(5) Lien; Valid Assignment	The Gates at Manhasset (No. 4)
Tenants and invitees of the Mortgaged Property make use of driveways to and from public streets and parking that are located on an adjacent parcel.  The right to use same is not set forth in a recorded instrument but has been insured in the lender’s title insurance policy.

(6) Permitted Liens; Title Insurance	The Gates at Manhasset (No. 4)
Tenants and invitees of the Mortgaged Property make use of driveways to and from public streets and parking that are located on an adjacent parcel.  The right to use same is not set forth in a recorded instrument but has been insured in the lender’s title insurance policy.

(6) Permitted Liens; Title Insurance	Olympia Development Walgreens Portfolio (No. 12)
All of the Walgreens tenants have a right of first refusal (a “ROFR”) to purchase their respective property if the Mortgagor receives a bona fide offer from a third party that Mortgagor intends to accept. The ROFR does not apply to a foreclosure, deed-in-lieu of foreclosure or any other enforcement action under the Mortgage Loan documents; however, such ROFR applies to subsequent purchasers of the respective leased premises.

(6) Permitted Liens; Title Insurance	Related Home Depot (No. 26)	The ground lease is subordinate to the lien of a fee mortgage. The fee mortgage is subject to a subordination and non-disturbance agreement in favor of ground lessee, its successors and assigns.
(10) Condition of Property	Related Home Depot (No. 26)	No engineering report or property condition assessment was prepared in connection with the origination of the Mortgage Loan.
(16) Insurance	Various Rialto Loans
The Mortgage Loan Documents have a fixed casualty disbursement threshold based on the original loan amount.  If net proceeds are less than the threshold, such proceeds will (subject to the satisfaction of the conditions set forth in the Mortgage Loan Documents) be disbursed to borrower regardless of the then outstanding principal balance of the Mortgage Loan.

(16) Insurance	The Gates at Manhasset (No. 4)	The Mortgage Loan Documents allow the Mortgaged Property to be insured for less than the amounts in clauses (1) and (2) but the Mortgaged Property must still be insured for no less than $50m.
(16) Insurance	Olympia Development Walgreens Portfolio (No. 12)
The Mortgagor’s obligation to provide required insurance (including property, rent loss, terrorism and liability coverage) is suspended if tenant (Walgreens) provides insurance as required under its lease (among other conditions).  If tenant fails to provide such insurance (or satisfy any required conditions), The Mortgagor is required to procure and maintain such insurance.

(16) Insurance	Related Home Depot (No. 26)
As long as the Home Depot sublease remains in full force and effect, the Mortgagor will be deemed to have complied with the insurance requirements under the Mortgage Loan Documents so long as Home Depot maintains insurance or self-insurance as required under the sublease.  The mortgagee is generally not required to be a loss payee under the

E-2-7

Representation Number on Annex E-1	Mortgage Loan Name and Number as Identified on Annex A	Description of Exception

insurance policies obtained by Home Depot.  The insurance or self-insurance maintained by Home Depot does not satisfy certain requirements set forth in the representation.  In addition, Home Depot is generally not required to obtain insurance against terrorist acts.  Under the terms of the Home Depot sublease, which terms have been recognized by the mortgagee, insurance proceeds and condemnation awards may generally be retained by Home Depot and not applied to restoration or repayment of the debt.

(26) Recourse Obligations	The Brittany (No. 22), Candlewood (No. 25) and Randolph Park (No. 42)
Pursuant to the Mortgage Loan Documents, the recourse liability of the non-recourse carve-out guarantor is capped at $25 million; provided that such cap will not apply to any liability for fraud, environmental matters or securitization indemnification.

(29) Acts of Terrorism Exclusion	The Gates at Manhasset (No. 4)
The “Terrorism Cap Amount” is an amount equal to 200% of the annual insurance premiums payable by the Mortgagor in respect of the Mortgaged Property and business interruption/rental loss insurance as of the date of origination of the Mortgage Loan, as reasonably determined by the lender and as adjusted on each anniversary of origination by an amount equal to the product of (i) the premium cap for the prior 12 months and (ii) a ratio, as reasonably determined by the lender (y) the numerator is the then most recent producer price index (published by the US Department of Labor)  and (z) the denominator is the producer price index in effect one year prior to the most recent producer price index; provided that the amount for this subclause (ii) will in no event be less than zero.

(29) Acts of Terrorism Exclusion	Olympia Development Walgreens Portfolio (No. 12)	See exceptions to representation and warranty No. 16 above with respect to Insurance.

(29) Acts of Terrorism Exclusion	Related Home Depot (No. 26)	See exceptions to representation and warranty No. 16 above with respect to Insurance.
(31) Single-Purpose Entity	The Brittany (No. 22)
The Mortgagor is the prior owner of the Bay Club Property in Corpus Christi, Texas.  The Sponsor was able to conclude that the Mortgagor posed no material risk of potential liability arising from its prior ownership of the Bay Club Property based on (i) receipt of a clean Phase I for the Bay Club Property, (ii) the fact that, in connection with the Mortgagor’s conveyance of the Bay Club Property, the purchaser released the Mortgagor from any liability or claims that the purchaser may have against the Mortgagor relating to the Bay Club Property and (iii) the fact that the Mortgagor represented and warranted in the loan documents that the Mortgagor has no surviving obligations, liabilities or contingent liabilities with respect to the Bay Club Property, and that a breach of such representations is recourse to Mortgagor and guarantor.

E-2-8

Representation Number on Annex E-1	Mortgage Loan Name and Number as Identified on Annex A	Description of Exception

(34) Ground Leases	Related Home Depot (No. 26)
(j)  Under the terms of the Home Depot sublease, which terms have been recognized by mortgagee, insurance proceeds and condemnation awards may generally be retained by Home Depot and not applied to restoration or repayment of the debt.

(k)  See (j) above.

(l)      The new lease right is applicable only to a termination due to non-monetary defaults.  The ground lease is silent with respect to mortgagee’s right to a new lease in the event of a rejection in bankruptcy.  However, the ground lease provides that it shall not be terminable or cancelled without mortgagee’s consent except due to monetary defaults not cured by mortgagee, and rejection should therefore not in and of itself terminate the Ground Lease and/or prevent mortgagee from foreclosing or acquiring a new lease.

(39) Organization of Mortgagor	The Brittany (No. 22), Candlewood (No. 25) and Randolph Park (No. 42)	The Mortgagors under these Mortgage Loans are affiliated.

E-2-9

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ANNEX F

CLASS A-AB SCHEDULED PRINCIPAL BALANCE SCHEDULE

Distribution		Distribution
Date	Balance	Date	Balance
10-Dec-13	$77,672,000.00	10-Nov-18	$77,671,758.71
10-Jan-14	$77,672,000.00	10-Dec-18	$76,517,741.54
10-Feb-14	$77,672,000.00	10-Jan-19	$75,478,724.80
10-Mar-14	$77,672,000.00	10-Feb-19	$74,434,895.00
10-Apr-14	$77,672,000.00	10-Mar-19	$73,026,620.92
10-May-14	$77,672,000.00	10-Apr-19	$71,971,409.29
10-Jun-14	$77,672,000.00	10-May-19	$70,791,808.24
10-Jul-14	$77,672,000.00	10-Jun-19	$69,726,235.38
10-Aug-14	$77,672,000.00	10-Jul-19	$68,536,560.52
10-Sep-14	$77,672,000.00	10-Aug-19	$67,460,531.04
10-Oct-14	$77,672,000.00	10-Sep-19	$66,379,515.68
10-Nov-14	$77,672,000.00	10-Oct-19	$65,174,826.71
10-Dec-14	$77,672,000.00	10-Nov-19	$64,083,212.57
10-Jan-15	$77,672,000.00	10-Dec-19	$62,868,218.84
10-Feb-15	$77,672,000.00	10-Jan-20	$61,765,908.34
10-Mar-15	$77,672,000.00	10-Feb-20	$60,658,489.28
10-Apr-15	$77,672,000.00	10-Mar-20	$59,310,320.33
10-May-15	$77,672,000.00	10-Apr-20	$58,191,506.28
10-Jun-15	$77,672,000.00	10-May-20	$56,950,067.15
10-Jul-15	$77,672,000.00	10-Jun-20	$55,820,306.23
10-Aug-15	$77,672,000.00	10-Jul-20	$54,568,223.89
10-Sep-15	$77,672,000.00	10-Aug-20	$53,427,415.29
10-Oct-15	$77,672,000.00	10-Sep-20	$52,281,318.35
10-Nov-15	$77,672,000.00	10-Oct-20	$47,633,883.33
10-Dec-15	$77,672,000.00	10-Nov-20	$43,303,064.19
10-Jan-16	$77,672,000.00	10-Dec-20	$42,038,757.72
10-Feb-16	$77,672,000.00	10-Jan-21	$40,883,802.42
10-Mar-16	$77,672,000.00	10-Feb-21	$39,723,491.88
10-Apr-16	$77,672,000.00	10-Mar-21	$38,213,747.69
10-May-16	$77,672,000.00	10-Apr-21	$37,041,035.73
10-Jun-16	$77,672,000.00	10-May-21	$35,748,602.99
10-Jul-16	$77,672,000.00	10-Jun-21	$34,564,452.44
10-Aug-16	$77,672,000.00	10-Jul-21	$33,260,898.38
10-Sep-16	$77,672,000.00	10-Aug-21	$32,065,203.84
10-Oct-16	$77,672,000.00	10-Sep-21	$30,863,963.69
10-Nov-16	$77,672,000.00	10-Oct-21	$29,543,794.04
10-Dec-16	$77,672,000.00	10-Nov-21	$28,330,852.44
10-Jan-17	$77,672,000.00	10-Dec-21	$26,999,305.91
10-Feb-17	$77,672,000.00	10-Jan-22	$25,774,555.04
10-Mar-17	$77,672,000.00	10-Feb-22	$24,544,122.80
10-Apr-17	$77,672,000.00	10-Mar-22	$22,970,746.94
10-May-17	$77,672,000.00	10-Apr-22	$21,727,288.29
10-Jun-17	$77,672,000.00	10-May-22	$20,366,071.06
10-Jul-17	$77,672,000.00	10-Jun-22	$19,110,521.77
10-Aug-17	$77,672,000.00	10-Jul-22	$17,737,549.25
10-Sep-17	$77,672,000.00	10-Aug-22	$16,469,797.89
10-Oct-17	$77,672,000.00	10-Sep-22	$15,196,164.16
10-Nov-17	$77,672,000.00	10-Oct-22	$13,805,608.78
10-Dec-17	$77,672,000.00	10-Nov-22	$12,519,606.29
10-Jan-18	$77,672,000.00	10-Dec-22	$11,117,025.19
10-Feb-18	$77,672,000.00	10-Jan-23	$9,818,539.92
10-Mar-18	$77,672,000.00	10-Feb-23	$8,514,028.62
10-Apr-18	$77,672,000.00	10-Mar-23	$6,873,429.88
10-May-18	$77,672,000.00	10-Apr-23	$5,555,231.66
10-Jun-18	$77,672,000.00	10-May-23	$4,121,347.72
10-Jul-18	$77,672,000.00	10-Jun-23	$2,790,369.79
10-Aug-18	$77,672,000.00	10-Jul-23	$1,344,060.56
10-Sep-18	$77,672,000.00	10-Aug-23	$185.08
10-Oct-18	$77,672,000.00	10-Sep-23	$0.00

F-1

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ANNEX G-1

MATRIX MHC PORTFOLIO AMORTIZATION SCHEDULE

Payment		Interest	Principal	Total Debt	Total
Due Date	Beginning Balance	Due	Due	Service Payment	Ending Balance
11/06/2013					$69,500,000.00
12/06/2013	$69,500,000.00	$363,398.13	-	$363,398.13	$69,500,000.00
01/06/2014	$69,500,000.00	$375,511.40	-	$375,511.40	$69,500,000.00
02/06/2014	$69,500,000.00	$375,511.40	-	$375,511.40	$69,500,000.00
03/06/2014	$69,500,000.00	$339,171.58	-	$339,171.58	$69,500,000.00
04/06/2014	$69,500,000.00	$375,511.40	-	$375,511.40	$69,500,000.00
05/06/2014	$69,500,000.00	$363,398.13	-	$363,398.13	$69,500,000.00
06/06/2014	$69,500,000.00	$375,511.40	-	$375,511.40	$69,500,000.00
07/06/2014	$69,500,000.00	$363,398.13	-	$363,398.13	$69,500,000.00
08/06/2014	$69,500,000.00	$375,511.40	-	$375,511.40	$69,500,000.00
09/06/2014	$69,500,000.00	$375,511.40	$49,653.09	$425,164.49	$69,450,346.91
10/06/2014	$69,450,346.91	$363,138.50	$64,754.82	$427,893.32	$69,385,592.09
11/06/2014	$69,385,592.09	$374,893.25	$50,333.55	$425,226.80	$69,335,258.54
12/06/2014	$69,335,258.54	$362,536.73	$65,417.25	$427,953.98	$69,269,841.29
01/06/2015	$69,269,841.29	$374,267.84	$51,022.00	$425,289.84	$69,218,819.29
02/06/2015	$69,218,819.29	$373,992.16	$51,325.47	$425,317.63	$69,167,493.82
03/06/2015	$69,167,493.82	$337,548.90	$95,887.17	$433,436.07	$69,071,606.65
04/06/2015	$69,071,606.65	$373,196.77	$52,201.04	$425,397.81	$69,019,405.61
05/06/2015	$69,019,405.61	$360,885.22	$67,235.25	$428,120.47	$68,952,170.36
06/06/2015	$68,952,170.36	$372,551.45	$52,911.41	$425,462.86	$68,899,258.95
07/06/2015	$68,899,258.95	$360,257.00	$67,926.79	$428,183.79	$68,831,332.16
08/06/2015	$68,831,332.16	$371,898.56	$53,630.12	$425,528.68	$68,777,702.04
09/06/2015	$68,777,702.04	$371,608.79	$53,949.10	$425,557.89	$68,723,752.94
10/06/2015	$68,723,752.94	$359,339.32	$68,936.98	$428,276.30	$68,654,815.96
11/06/2015	$68,654,815.96	$370,944.83	$54,679.98	$425,624.81	$68,600,135.98
12/06/2015	$68,600,135.98	$358,692.96	$69,648.50	$428,341.46	$68,530,487.48
01/06/2016	$68,530,487.48	$370,273.08	$55,419.45	$425,692.53	$68,475,068.03
02/06/2016	$68,475,068.03	$369,973.65	$55,749.07	$425,722.72	$68,419,318.96
03/06/2016	$68,419,318.96	$345,822.60	$85,297.85	$431,120.45	$68,334,021.11
04/06/2016	$68,334,021.11	$369,211.56	$56,587.98	$425,799.54	$68,277,433.13
05/06/2016	$68,277,433.13	$357,005.63	$71,505.92	$428,511.55	$68,205,927.21
06/06/2016	$68,205,927.21	$368,519.47	$57,349.83	$425,869.30	$68,148,577.38
07/06/2016	$68,148,577.38	$356,331.87	$72,247.59	$428,579.46	$68,076,329.79
08/06/2016	$68,076,329.79	$367,819.25	$58,120.64	$425,939.89	$68,018,209.15
09/06/2016	$68,018,209.15	$367,505.22	$58,466.32	$425,971.54	$67,959,742.83
10/06/2016	$67,959,742.83	$355,344.51	$73,334.49	$428,679.00	$67,886,408.34
11/06/2016	$67,886,408.34	$366,793.09	$59,250.24	$426,043.33	$67,827,158.10
12/06/2016	$67,827,158.10	$354,651.25	$74,097.63	$428,748.88	$67,753,060.47
01/06/2017	$67,753,060.47	$366,072.61	$60,043.35	$426,115.96	$67,693,017.12
02/06/2017	$67,693,017.12	$365,748.19	$60,400.47	$426,148.66	$67,632,616.65
03/06/2017	$67,632,616.65	$330,058.44	$104,132.70	$434,191.14	$67,528,483.95
04/06/2017	$67,528,483.95	$364,859.21	$61,379.06	$426,238.27	$67,467,104.89
05/06/2017	$67,467,104.89	$352,768.62	$76,170.03	$428,938.65	$67,390,934.86
06/06/2017	$67,390,934.86	$364,116.03	$62,197.16	$426,313.19	$67,328,737.70
07/06/2017	$67,328,737.70	$352,045.14	$76,966.45	$429,011.59	$67,251,771.25
08/06/2017	$67,251,771.25	$363,364.12	$63,024.87	$426,388.99	$67,188,746.38
09/06/2017	$67,188,746.38	$363,023.60	$63,399.72	$426,423.32	$67,125,346.66
10/06/2017	$67,125,346.66	$350,981.66	$78,137.14	$429,118.80	$67,047,209.52
11/06/2017	$67,047,209.52	$362,258.87	$64,241.54	$426,500.41	$66,982,967.98
12/06/2017	$66,982,967.98	$350,237.19	$78,956.64	$429,193.83	$66,904,011.34
01/06/2018	$66,904,011.34	$361,485.16	$65,093.24	$426,578.40	$66,838,918.10
02/06/2018	$66,838,918.10	$361,133.46	$65,480.39	$426,613.85	$66,773,437.71
03/06/2018	$66,773,437.71	$325,865.50	$108,748.31	$434,613.81	$66,664,689.40
04/06/2018	$66,664,689.40	$360,192.09	$66,516.65	$426,708.74	$66,598,172.75
05/06/2018	$66,598,172.75	$348,225.20	$81,171.46	$429,396.66	$66,517,001.29
06/06/2018	$66,517,001.29	$359,394.13	$67,395.05	$426,789.18	$66,449,606.24
07/06/2018	$66,449,606.24	$347,448.38	$82,026.59	$429,474.97	$66,367,579.65
08/06/2018	$66,367,579.65	$358,586.80	$68,283.77	$426,870.57	$0.00

G-1-1

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ANNEX G-2

WALNUT CREEK MARRIOTT AMORTIZATION SCHEDULE

Payment		Interest	Principal	Total Debt	Total
Due Date	Beginning Balance	Due	Due	Service Payment	Ending Balance
11/06/2013					$31,280,000.00
12/06/2013	$31,280,000.00	$131,494.60	-	$131,494.60	$31,280,000.00
01/06/2014	$31,280,000.00	$135,877.76	-	$135,877.76	$31,280,000.00
02/06/2014	$31,280,000.00	$135,877.76	-	$135,877.76	$31,280,000.00
03/06/2014	$31,280,000.00	$122,728.30	-	$122,728.30	$31,280,000.00
04/06/2014	$31,280,000.00	$135,877.76	-	$135,877.76	$31,280,000.00
05/06/2014	$31,280,000.00	$131,494.60	-	$131,494.60	$31,280,000.00
06/06/2014	$31,280,000.00	$135,877.76	-	$135,877.76	$31,280,000.00
07/06/2014	$31,280,000.00	$131,494.60	-	$131,494.60	$31,280,000.00
08/06/2014	$31,280,000.00	$135,877.76	-	$135,877.76	$31,280,000.00
09/06/2014	$31,280,000.00	$135,877.76	-	$135,877.76	$31,280,000.00
10/06/2014	$31,280,000.00	$131,494.60	$40,708.10	$172,202.70	$31,239,291.90
11/06/2014	$31,239,291.90	$135,700.92	$35,150.76	$170,851.68	$31,204,141.14
12/06/2014	$31,204,141.14	$131,175.71	$41,129.42	$172,305.13	$31,163,011.72
01/06/2015	$31,163,011.72	$135,369.57	$35,588.54	$170,958.11	$31,127,423.18
02/06/2015	$31,127,423.18	$135,214.98	$35,792.79	$171,007.77	$31,091,630.39
03/06/2015	$31,091,630.39	$121,989.22	$53,266.50	$175,255.72	$31,038,363.89
04/06/2015	$31,038,363.89	$134,828.11	$36,303.91	$171,132.02	$31,002,059.98
05/06/2015	$31,002,059.98	$130,326.20	$42,251.78	$172,577.98	$30,959,808.20
06/06/2015	$30,959,808.20	$134,486.87	$36,754.75	$171,241.62	$30,923,053.45
07/06/2015	$30,923,053.45	$129,994.07	$42,690.58	$172,684.65	$30,880,362.87
08/06/2015	$30,880,362.87	$134,141.77	$37,210.70	$171,352.47	$30,843,152.17
09/06/2015	$30,843,152.17	$133,980.13	$37,424.26	$171,404.39	$30,805,727.91
10/06/2015	$30,805,727.91	$129,500.86	$43,342.21	$172,843.07	$30,762,385.70
11/06/2015	$30,762,385.70	$133,629.28	$37,887.79	$171,517.07	$30,724,497.91
12/06/2015	$30,724,497.91	$129,159.39	$43,793.36	$172,952.75	$30,680,704.55
01/06/2016	$30,680,704.55	$133,274.47	$38,356.57	$171,631.04	$30,642,347.98
02/06/2016	$30,642,347.98	$133,107.85	$38,576.70	$171,684.55	$30,603,771.28
03/06/2016	$30,603,771.28	$124,363.48	$50,129.65	$174,493.13	$30,553,641.63
04/06/2016	$30,553,641.63	$132,722.52	$39,085.80	$171,808.32	$30,514,555.83
05/06/2016	$30,514,555.83	$128,276.84	$44,959.38	$173,236.22	$30,469,596.45
06/06/2016	$30,469,596.45	$132,357.43	$39,568.14	$171,925.57	$30,430,028.31
07/06/2016	$30,430,028.31	$127,921.50	$45,428.84	$173,350.34	$30,384,599.47
08/06/2016	$30,384,599.47	$131,988.21	$40,055.95	$172,044.16	$30,344,543.52
09/06/2016	$30,344,543.52	$131,814.21	$40,285.84	$172,100.05	$30,304,257.68
10/06/2016	$30,304,257.68	$127,392.79	$46,127.37	$173,520.16	$30,258,130.31
11/06/2016	$30,258,130.31	$131,438.84	$40,781.78	$172,220.62	$30,217,348.53
12/06/2016	$30,217,348.53	$127,027.44	$46,610.07	$173,637.51	$30,170,738.46
01/06/2017	$30,170,738.46	$131,059.22	$41,283.33	$172,342.55	$30,129,455.13
02/06/2017	$30,129,455.13	$130,879.88	$41,520.26	$172,400.14	$30,087,934.87
03/06/2017	$30,087,934.87	$118,051.18	$58,469.39	$176,520.57	$30,029,465.48
04/06/2017	$30,029,465.48	$130,445.54	$42,094.11	$172,539.65	$29,987,371.37
05/06/2017	$29,987,371.37	$126,060.66	$47,887.36	$173,948.02	$29,939,484.01
06/06/2017	$29,939,484.01	$130,054.67	$42,610.53	$172,665.20	$29,896,873.48
07/06/2017	$29,896,873.48	$125,680.23	$48,389.98	$174,070.21	$29,848,483.50
08/06/2017	$29,848,483.50	$129,659.37	$43,132.79	$172,792.16	$29,805,350.71
09/06/2017	$29,805,350.71	$129,472.00	$43,380.34	$172,852.34	$29,761,970.37
10/06/2017	$29,761,970.37	$125,113.12	$49,139.24	$174,252.36	$29,712,831.13
11/06/2017	$29,712,831.13	$129,070.10	$43,911.32	$172,981.42	$29,668,919.81
12/06/2017	$29,668,919.81	$124,721.96	$49,656.04	$174,378.00	$29,619,263.77
01/06/2018	$29,619,263.77	$128,663.65	$44,448.32	$173,111.97	$29,574,815.45
02/06/2018	$29,574,815.45	$128,470.57	$44,703.41	$173,173.98	$29,530,112.04
03/06/2018	$29,530,112.04	$115,862.54	$61,360.99	$177,223.53	$29,468,751.05
04/06/2018	$29,468,751.05	$128,009.84	$45,312.13	$173,321.97	$29,423,438.92
05/06/2018	$29,423,438.92	$123,690.01	$51,019.44	$174,709.45	$29,372,419.48
06/06/2018	$29,372,419.48	$127,591.38	$45,864.99	$173,456.37	$29,326,554.49
07/06/2018	$29,326,554.49	$123,282.73	$51,557.54	$174,840.27	$29,274,996.95
08/06/2018	$29,274,996.95	$127,168.19	$46,424.11	$173,592.30	$29,228,572.84
09/06/2018	$29,228,572.84	$126,966.53	$46,690.54	$173,657.07	$0.00

G-2-1

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ANNEX G-3

MARINER’S LANDING AND 2401 BERT AMORTIZATION SCHEDULE

Payment		Interest	Principal	Total Debt	Total
Due Date	Beginning Balance	Due	Due	Service Payment	Ending Balance
11/06/2013					$22,260,865.79
12/06/2013	$22,260,865.79	$108,521.72	$21,627.39	$130,149.11	$22,239,238.40
01/06/2014	$22,239,238.40	$112,030.16	$17,918.03	$129,948.19	$22,221,320.37
02/06/2014	$22,221,320.37	$111,939.90	$18,013.46	$129,953.36	$22,203,306.91
03/06/2014	$22,203,306.91	$101,025.05	$29,553.36	$130,578.41	$22,173,753.55
04/06/2014	$22,173,753.55	$111,700.28	$18,266.80	$129,967.08	$22,155,486.75
05/06/2014	$22,155,486.75	$108,008.00	$22,170.53	$130,178.53	$22,133,316.22
06/06/2014	$22,133,316.22	$111,496.58	$18,482.17	$129,978.75	$22,114,834.05
07/06/2014	$22,114,834.05	$107,809.82	$22,380.06	$130,189.88	$22,092,453.99
08/06/2014	$22,092,453.99	$111,290.74	$18,699.80	$129,990.54	$22,073,754.19
09/06/2014	$22,073,754.19	$111,196.54	$18,799.40	$129,995.94	$22,054,954.79
10/06/2014	$22,054,954.79	$107,517.90	$22,688.69	$130,206.59	$22,032,266.10
11/06/2014	$22,032,266.10	$110,987.54	$19,020.36	$130,007.90	$22,013,245.74
12/06/2014	$22,013,245.74	$107,314.57	$22,903.66	$130,218.23	$21,990,342.08
01/06/2015	$21,990,342.08	$110,776.35	$19,243.65	$130,020.00	$21,971,098.43
02/06/2015	$21,971,098.43	$110,679.41	$19,346.14	$130,025.55	$21,951,752.29
03/06/2015	$21,951,752.29	$ 99,880.47	$30,763.48	$130,643.95	$21,920,988.81
04/06/2015	$21,920,988.81	$110,426.98	$19,613.02	$130,040.00	$21,901,375.79
05/06/2015	$21,901,375.79	$106,769.21	$23,480.26	$130,249.47	$21,877,895.53
06/06/2015	$21,877,895.53	$110,209.90	$19,842.54	$130,052.44	$21,858,052.99
07/06/2015	$21,858,052.99	$106,558.01	$23,703.55	$130,261.56	$21,834,349.44
08/06/2015	$21,834,349.44	$109,990.54	$20,074.46	$130,065.00	$21,814,274.98
09/06/2015	$21,814,274.98	$109,889.41	$20,181.38	$130,070.79	$21,794,093.60
10/06/2015	$21,794,093.60	$106,246.21	$24,033.21	$130,279.42	$21,770,060.39
11/06/2015	$21,770,060.39	$109,666.68	$20,416.86	$130,083.54	$21,749,643.53
12/06/2015	$21,749,643.53	$106,029.51	$24,262.31	$130,291.82	$21,725,381.22
01/06/2016	$21,725,381.22	$109,441.61	$20,654.82	$130,096.43	$21,704,726.40
02/06/2016	$21,704,726.40	$109,337.56	$20,764.83	$130,102.39	$21,683,961.57
03/06/2016	$21,683,961.57	$102,185.67	$28,326.27	$130,511.94	$21,655,635.30
04/06/2016	$21,655,635.30	$109,090.26	$21,026.29	$130,116.55	$21,634,609.01
05/06/2016	$21,634,609.01	$105,468.72	$24,855.22	$130,323.94	$21,609,753.79
06/06/2016	$21,609,753.79	$108,859.13	$21,270.65	$130,129.78	$21,588,483.14
07/06/2016	$21,588,483.14	$105,243.86	$25,092.96	$130,336.82	$21,563,390.18
08/06/2016	$21,563,390.18	$108,625.58	$21,517.58	$130,143.16	$21,541,872.60
09/06/2016	$21,541,872.60	$108,517.18	$21,632.18	$130,149.36	$21,520,240.42
10/06/2016	$21,520,240.42	$104,911.17	$25,444.69	$130,355.86	$21,494,795.73
11/06/2016	$21,494,795.73	$108,280.03	$21,882.92	$130,162.95	$21,472,912.81
12/06/2016	$21,472,912.81	$104,680.45	$25,688.63	$130,369.08	$21,447,224.18
01/06/2017	$21,447,224.18	$108,040.39	$22,136.28	$130,176.67	$21,425,087.90
02/06/2017	$21,425,087.90	$107,928.88	$22,254.18	$130,183.06	$21,402,833.72
03/06/2017	$21,402,833.72	$ 97,382.89	$33,404.08	$130,786.97	$21,369,429.64
04/06/2017	$21,369,429.64	$107,648.50	$22,550.61	$130,199.11	$21,346,879.03
05/06/2017	$21,346,879.03	$104,066.04	$26,338.23	$130,404.27	$21,320,540.80
06/06/2017	$21,320,540.80	$107,402.22	$22,810.99	$130,213.21	$21,297,729.81
07/06/2017	$21,297,729.81	$103,826.43	$26,591.55	$130,417.98	$21,271,138.26
08/06/2017	$21,271,138.26	$107,153.36	$23,074.11	$130,227.47	$21,248,064.15
09/06/2017	$21,248,064.15	$107,037.12	$23,197.00	$130,234.12	$21,224,867.15
10/06/2017	$21,224,867.15	$103,471.23	$26,967.10	$130,438.33	$21,197,900.05
11/06/2017	$21,197,900.05	$106,784.42	$23,464.17	$130,248.59	$21,174,435.88
12/06/2017	$21,174,435.88	$103,225.37	$27,227.03	$130,452.40	$21,147,208.85
01/06/2018	$21,147,208.85	$106,529.06	$23,734.15	$130,263.21	$21,123,474.70
02/06/2018	$21,123,474.70	$106,409.50	$23,860.56	$130,270.06	$21,099,614.14
03/06/2018	$21,099,614.14	$ 96,003.24	$34,862.73	$130,865.97	$21,064,751.41
04/06/2018	$21,064,751.41	$106,113.69	$24,173.32	$130,287.01	$21,040,578.09
05/06/2018	$21,040,578.09	$102,572.82	$27,916.95	$130,489.77	$21,012,661.14
06/06/2018	$21,012,661.14	$105,851.28	$24,450.75	$130,302.03	$20,988,210.39
07/06/2018	$20,988,210.39	$102,317.53	$28,186.87	$130,504.40	$20,960,023.52
08/06/2018	$20,960,023.52	$105,586.12	$24,731.10	$130,317.22	$20,935,292.42
09/06/2018	$20,935,292.42	$105,461.54	$24,862.81	$130,324.35	$20,910,429.61

G-3-1

Payment		Interest	Principal	Total Debt	Total
Due Date	Beginning Balance	Due	Due	Service Payment	Ending Balance
10/06/2018	$20,910,429.61	$101,938.34	$28,587.76	$130,526.10	$20,881,841.85
11/06/2018	$20,881,841.85	$105,192.28	$25,147.49	$130,339.77	$20,856,694.36
12/06/2018	$20,856,694.36	$101,676.39	$28,864.72	$130,541.11	$20,827,829.64
01/06/2019	$20,827,829.64	$104,920.19	$25,435.16	$130,355.35	$20,802,394.48
02/06/2019	$20,802,394.48	$104,792.06	$25,570.62	$130,362.68	$20,776,823.86
03/06/2019	$20,776,823.86	$94,534.55	$36,415.53	$130,950.08	$20,740,408.33
04/06/2019	$20,740,408.33	$104,479.81	$25,900.76	$130,380.57	$20,714,507.57
05/06/2019	$20,714,507.57	$100,983.22	$29,597.58	$130,580.80	$20,684,909.99
06/06/2019	$20,684,909.99	$104,200.23	$26,196.34	$130,396.57	$20,658,713.65
07/06/2019	$20,658,713.65	$100,711.23	$29,885.15	$130,596.38	$20,628,828.50
08/06/2019	$20,628,828.50	$103,917.72	$26,495.03	$130,412.75	$20,602,333.47
09/06/2019	$20,602,333.47	$103,784.25	$26,636.14	$130,420.39	$20,575,697.33
10/06/2019	$20,575,697.33	$100,306.52	$30,313.03	$130,619.55	$20,545,384.30
11/06/2019	$20,545,384.30	$103,497.37	$26,939.45	$130,436.82	$20,518,444.85
12/06/2019	$20,518,444.85	$100,027.42	$30,608.12	$130,635.54	$20,487,836.73
01/06/2020	$20,487,836.73	$103,207.48	$27,245.95	$130,453.43	$20,460,590.78
02/06/2020	$20,460,590.78	$103,070.23	$27,391.06	$130,461.29	$20,433,199.72
03/06/2020	$20,433,199.72	$96,291.45	$34,558.02	$130,849.47	$20,398,641.70
04/06/2020	$20,398,641.70	$102,758.16	$27,721.00	$130,479.16	$20,370,920.70
05/06/2020	$20,370,920.70	$99,308.24	$31,368.48	$130,676.72	$20,339,552.22
06/06/2020	$20,339,552.22	$102,460.49	$28,035.71	$130,496.20	$20,311,516.51
07/06/2020	$20,311,516.51	$99,018.64	$31,674.66	$130,693.30	$20,279,841.85
08/06/2020	$20,279,841.85	$102,159.70	$28,353.73	$130,513.43	$20,251,488.12
09/06/2020	$20,251,488.12	$102,016.87	$28,504.74	$130,521.61	$20,222,983.38
10/06/2020	$20,222,983.38	$98,587.04	$32,130.97	$130,718.01	$20,190,852.41
11/06/2020	$20,190,852.41	$101,711.42	$28,827.68	$130,539.10	$20,162,024.73
12/06/2020	$20,162,024.73	$98,289.87	$32,445.16	$130,735.03	$20,129,579.57
01/06/2021	$20,129,579.57	$101,402.76	$29,154.02	$130,556.78	$20,100,425.55
02/06/2021	$20,100,425.55	$101,255.89	$29,309.29	$130,565.18	$20,071,116.26
03/06/2021	$20,071,116.26	$91,323.58	$39,810.38	$131,133.96	$20,031,305.88
04/06/2021	$20,031,305.88	$100,907.70	$29,677.42	$130,585.12	$20,001,628.46
05/06/2021	$20,001,628.46	$97,507.94	$33,271.87	$130,779.81	$19,968,356.59
06/06/2021	$19,968,356.59	$100,590.60	$30,012.69	$130,603.29	$19,938,343.90
07/06/2021	$19,938,343.90	$97,199.43	$33,598.05	$130,797.48	$19,904,745.85
08/06/2021	$19,904,745.85	$100,270.16	$30,351.48	$130,621.64	$19,874,394.37
09/06/2021	$19,874,394.37	$100,117.26	$30,513.13	$130,630.39	$19,843,881.24
10/06/2021	$19,843,881.24	$96,738.92	$34,084.93	$130,823.85	$19,809,796.31
11/06/2021	$19,809,796.31	$99,791.85	$30,857.18	$130,649.03	$19,778,939.13
12/06/2021	$19,778,939.13	$96,422.33	$34,419.65	$130,841.98	$19,744,519.48
01/06/2022	$19,744,519.48	$99,463.02	$31,204.84	$130,667.86	$19,713,314.64
02/06/2022	$19,713,314.64	$99,305.82	$31,371.03	$130,676.85	$19,681,943.61
03/06/2022	$19,681,943.61	$89,552.84	$41,682.52	$131,235.36	$19,640,261.09
04/06/2022	$19,640,261.09	$98,937.82	$31,760.11	$130,697.93	$19,608,500.98
05/06/2022	$19,608,500.98	$95,591.44	$35,298.12	$130,889.56	$19,573,202.86
06/06/2022	$19,573,202.86	$98,600.01	$32,117.27	$130,717.28	$19,541,085.59
07/06/2022	$19,541,085.59	$95,262.79	$35,645.59	$130,908.38	$19,505,440.00
08/06/2022	$19,505,440.00	$98,258.65	$32,478.17	$130,736.82	$19,472,961.83
09/06/2022	$19,472,961.83	$98,095.05	$32,651.15	$130,746.20	$19,440,310.68
10/06/2022	$19,440,310.68	$94,771.51	$36,165.00	$130,936.51	$19,404,145.68
11/06/2022	$19,404,145.68	$97,748.38	$33,017.66	$130,766.04	$19,371,128.02
12/06/2022	$19,371,128.02	$94,434.25	$36,521.58	$130,955.83	$19,334,606.44
01/06/2023	$19,334,606.44	$97,398.08	$33,388.02	$130,786.10	$19,301,218.42
02/06/2023	$19,301,218.42	$97,229.89	$33,565.85	$130,795.74	$19,267,652.57
03/06/2023	$19,267,652.57	$87,667.82	$43,675.49	$131,343.31	$19,223,977.08
04/06/2023	$19,223,977.08	$96,840.78	$33,977.23	$130,818.01	$19,189,999.85
05/06/2023	$19,189,999.85	$93,551.25	$37,455.14	$131,006.39	$19,152,544.71
06/06/2023	$19,152,544.71	$96,480.94	$34,357.68	$130,838.62	$19,118,187.03
07/06/2023	$19,118,187.03	$93,201.16	$37,825.28	$131,026.44	$19,080,361.75
08/06/2023	$19,080,361.75	$96,117.32	$34,742.12	$130,859.44	$19,045,619.63
09/06/2023	$19,045,619.63	$95,942.31	$34,927.16	$130,869.47	$0.00

G-3-2

ANNEX H

DUE DILIGENCE QUESTIONNAIRE

 Although the Due Diligence Questionnaire referred to in “Transaction Parties—The Sponsors” in this free writing prospectus may be revised from time to time, it typically contains various questions regarding the related Mortgage Loans, Mortgaged Properties, borrowers, sponsors and tenants, and any related additional debt. For example, the Due Diligence Questionnaire may seek to elicit, among other things, the following information:

●
whether any mortgage loans were originated by third party originators and the names of such originators, and whether such mortgage loans were underwritten or re-underwritten in accordance with related Sponsor’s (or the applicable mortgage loan seller’s) criteria;

●	whether any mortgage loans are not first liens, or have a loan-to-value ratio greater than 80%;

●
whether any mortgage loans are 30 days or more delinquent with respect to any monthly debt service payment as of the cut-off date or have been 30 days or more delinquent at any time during the 12-month period immediately preceding the cut-off date;

●	a description of any material issues with respect to any of the mortgage loans;

●
whether any mortgage loans permit, or have existing, mezzanine debt, additional debt secured by the related mortgaged properties or other material debt, and the material terms and conditions for such debt;

●	whether any mortgaged properties have additional debt that is included in another securitization transaction and information related to such other securitization transaction;

●
whether intercreditor agreements, subordination and standstill agreements or similar agreements are in place with respect to secured debt, mezzanine debt or additional debt and the terms of such agreements;

●	a list of any mortgage loans that are interest-only for their entire term or a portion of their term;

●
a list of mortgage loans that permit prepayment or defeasance (in whole or in part), or provide for yield maintenance, and the types of prepayment lock-out provisions and prepayment charges that apply;

●	whether any mortgage loans permit the release of all of a portion of the related mortgaged properties, and the material terms of any partial release, substitution and condemnation/casualty provisions;

●	a list of mortgage loans that are cross-collateralized or secured by multiple properties, or that have related borrowers with other mortgage loans in the subject securitization;

●	whether any mortgage loans have a right of first refusal or right of first offer or similar options, in favor of a tenant or any other party;

●	whether there are post-close escrows or earn-out reserves that could be used to pay down the mortgage loan, or whether there are escrows or holdbacks that have not been fully funded;

●	information regarding lockbox arrangements, grace periods, interest accrual and amortization provisions, non-recourse carveouts, and any other material provisions with respect to the mortgage loan;

●	whether the borrower or sponsor of any related borrower has been subject to bankruptcy proceedings, or has a past or present material criminal charge or record;

●	whether any borrower is not a special purpose entity;

●	whether any borrowers or sponsors of related borrowers have been subject to litigation or similar proceedings and the material terms thereof;

●
whether any of the mortgage loans is a leasehold mortgage, the terms of the related ground lease, and whether the term of the related ground lease extends at least 20 years beyond the stated loan maturity;

H-1

●	a list of any related Mortgaged Properties for which a single tenant occupies over 20% of such property, and whether there are any significant lease rollovers at a particular Mortgaged Property;

●	a list of any significant tenant concentrations or material tenant issues, e.g. dark tenants, subsidized tenants, government or student tenants, or Section 8 tenants, etc.;

●	a description of any material leasing issues at the related Mortgaged Properties;

●	whether any related Mortgaged Properties are subject to condemnation proceedings or litigation;

●
a list of related Mortgaged Properties for which a Phase I environmental site assessment has not been completed, or for which a Phase II was performed, and whether any environmental site assessment reveals any material adverse environmental condition or circumstance at any related Mortgaged Property except for those which will be remediated by the cut-off date;

●
whether the loan documents for each mortgage loan specifically require that the borrower maintain terrorism insurance, whether there are any coverage limits on such requirements, and whether any such requirements have been waived;

●	whether there is any earthquake, tornado, flood, fire or hurricane damage with respect to any of the related Mortgaged Properties, or whether there are any zoning issues at the Mortgaged Properties;

●	a list of Mortgaged Properties for which an engineering inspection has not been completed and whether any property inspection revealed material issues; and/or

●	general information regarding property type, condition, use, plans for renovation, etc.

H-2

PROSPECTUS

GS MORTGAGE SECURITIES CORPORATION II
Depositor
Commercial Mortgage Pass-Through
Certificates (Issuable in Series by Separate Issuing Entities)

GS Mortgage Securities Corporation II from time to time will offer Commercial Mortgage Pass-Through Certificates in separate series issued by one or more issuing entities that are a trust. We will offer the certificates through this prospectus and a separate prospectus supplement for each series. If specified in the related prospectus supplement, we may not offer all of the classes of certificates in a particular series. For each series, we will establish a trust fund consisting primarily of mortgage loans secured by first, second or third liens on commercial real estate, multifamily and/or mixed residential/commercial properties and other assets as described in this prospectus and to be specified in the related prospectus supplement. The certificates of a series will evidence beneficial ownership interests in the trust fund. The certificates of a series may be divided into two or more classes which may have different interest rates and which may receive principal payments in differing proportions and at different times. In addition, the rights of certain holders of classes may be subordinate to the rights of holders of other classes to receive principal and interest. The certificates of any series are not obligations of the depositor, the sponsor, any servicer or any of their respective affiliates. The certificates and the underlying mortgage loans will not be insured or guaranteed by any governmental agency or other person.

The Securities and Exchange Commission and state securities regulators have not approved or disapproved of the offered certificates or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

No secondary market will exist for a series of certificates prior to its offering. We cannot assure you that a secondary market will develop for the certificates of any series or, if it does develop, that it will continue.

Investing in the offered certificates involves risks. See “RISK FACTORS” beginning on page 4 of this prospectus. For each series, see “RISK FACTORS” in the related prospectus supplement.

The certificates may be offered through one or more different methods, including offerings through underwriters, as more fully described under “PLAN OF DISTRIBUTION” on page 110 of this prospectus and in the related prospectus supplement. Our affiliates may from time to time act as agents or underwriters in connection with the sale of the offered certificates. Offerings of certain classes of the certificates, as specified in the related prospectus supplement, may be made in one or more transactions exempt from the registration requirements of the Securities Act of 1933, as amended, which offerings will not be made pursuant to this prospectus or the related registration statement.

This prospectus may not be used to consummate sales of the offered certificates unless accompanied by a prospectus supplement.

October 31, 2013

Important Notice About Information Presented in this
Prospectus and the Related Prospectus Supplement

We provide information about the certificates in two separate documents that progressively provide more detail.  These documents are:

●	this prospectus, which provides general information, some of which may not apply to a particular series of certificates, including your series; and

●	the prospectus supplement for a series of certificates, which will describe the specific terms of that series of certificates.

You should rely only on the information provided in this prospectus and the related prospectus supplement, including the information incorporated by reference.  We have not authorized anyone to provide you with different information.  We are not offering to sell the certificates in any state where the offer or sale is not permitted.

We have included cross-references to captions in these materials where you can find related discussions that we believe will enhance your understanding of the topic being discussed.  The table of contents of this prospectus and the table of contents included in the related prospectus supplement list the pages on which these captions are located.

You can find the definitions of capitalized terms that are used in this prospectus on the pages indicated under the caption “INDEX OF DEFINED TERMS” beginning on page 114 of this prospectus.

In this prospectus, the terms “Depositor”, “we”, “us” and “our” refer to GS Mortgage Securities Corporation II.

If you require additional information, the mailing address of our principal executive offices is GS Mortgage Securities Corporation II, 200 West Street, New York, New York 10282 and the telephone number is (212) 902-1000. For other means of acquiring additional information about us or a series of certificates, see “INCORPORATION OF CERTAIN INFORMATION BY REFERENCE” beginning on page 111 of this prospectus.

SUMMARY OF PROSPECTUS	3
RISK FACTORS	4
THE PROSPECTUS SUPPLEMENT	23
THE DEPOSITOR	24
THE SPONSORS	25
USE OF PROCEEDS	25
DESCRIPTION OF THE CERTIFICATES	25
THE MORTGAGE POOLS	35
SERVICING OF THE MORTGAGE LOANS	39
CREDIT ENHANCEMENT	47
SWAP AGREEMENT	49
YIELD CONSIDERATIONS	50
CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS	51
MATERIAL FEDERAL INCOME TAX CONSEQUENCES	73
STATE AND LOCAL TAX CONSIDERATIONS	106
ERISA CONSIDERATIONS	106
LEGAL INVESTMENT	108
THE APPRAISAL REGULATIONS	109
PLAN OF DISTRIBUTION	110
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE	111
LEGAL MATTERS	112
RATINGS	112
INDEX OF DEFINED TERMS	114

SUMMARY OF PROSPECTUS

This summary includes selected information from this prospectus.  It does not contain all of the information you need to consider in deciding whether to buy any class of the offered certificates.  To understand the terms of the offering of the offered certificates, you should read carefully this entire prospectus and the related prospectus supplement.

Title of Certificates	Commercial Mortgage Pass-Through Certificates, issuable in series.

Depositor	GS Mortgage Securities Corporation II, a Delaware corporation. Our telephone number is (212) 902-1000.

Description of Certificates; Ratings

The certificates of each series will be issued pursuant to a pooling and servicing agreement and may be issued in one or more classes. The certificates of each series will represent in the aggregate the entire beneficial ownership interest in the property of the related trust fund. Each trust fund will consist primarily of mortgage loans secured by first, second or third liens on commercial real estate, multifamily and/or mixed residential/commercial properties and other assets as described in this prospectus and to be specified in the related prospectus supplement. Each class or certificate will be rated not lower than investment grade by one or more nationally recognized statistical rating organizations at the date of issuance.

The prospectus supplement for a series of certificates includes important information on related trust fund, certificates, and risks, including information on the following:

●
the name of the servicer and special servicer, the circumstances when a special servicer will be appointed and their respective obligations (if any) to make advances to cover delinquent payments on the assets of the trust fund, taxes, assessments or insurance premiums;

●	the assets in the trust fund, including a description of the pool of mortgage loans or mortgage-backed securities;

●	the identity and attributes of each class within a series of certificates, including whether (and to what extent) any credit enhancement benefits any class of a series of certificates;

●	the tax status of certificates;

●
whether the certificates will be eligible to be purchased by investors subject to the Employee Retirement Income Security Act of 1974, as amended, commonly known as ERISA, or will be mortgage related securities for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended, commonly known as SMMEA; and

●	whether a series of certiﬁcates includes one or more classes that are “exchangeable certificates” as described in “Description of the Certificates—Exchangeable Certificates”.

RISK FACTORS

An investment in the certificates of any series involves significant risks and are not suitable investments for all investors.  Before making an investment decision, you should carefully review the following information and the information under the caption “Risk Factors” in the related prospectus supplement.  Such risks give rise to the potential for significant loss over the life of the certificates and could result in the failure of investors in the certificates to fully recover their initial investments.

The Certificates May Not Be a Suitable Investment for You

For the reasons set forth in this section and in the “Risk Factors” section in the related prospectus supplement, the yield to maturity and the aggregate amount and timing of distributions on the certificates are subject to material variability from period to period and over the life of the certificates, including as a result of variations in the performance of the mortgage loans in a trust or trust fund.  As a result, investment in the certificates involves substantial risks and uncertainties and should be considered only by sophisticated investors with substantial investment experience with similar types of securities.

Risks of Commercial and Multifamily Lending Generally

The mortgage loans will be secured by various income producing commercial and multifamily properties.  The repayment of a commercial or multifamily loan is typically dependent upon the ability of the related mortgaged property to produce cash flow through the collection of rents.  The repayment of a mortgage loan secured by a residential cooperative property typically depends upon the payments received by the cooperative corporation from its tenants/shareholders, including any special assessments against the mortgaged property.  Even the liquidation value of a commercial property is determined, in substantial part, by the capitalization of the property’s ability to produce cash flow.  However, net operating income can be volatile and may be insufficient to cover debt service on the loan at any given time.

The net operating incomes and property values of the mortgaged properties may be adversely affected by a large number of factors.  Some of these factors relate to the properties themselves, such as:

●	the age, design and construction quality of the properties;

●	perceptions regarding the safety, convenience and attractiveness of the properties;

●	the characteristics of the neighborhood where the property is located;

●	the proximity and attractiveness of competing properties;

●	the adequacy of the property’s management and maintenance;

●	increases in interest rates, real estate taxes and operating expenses at the mortgaged property and in relation to competing properties;

●	an increase in the capital expenditures needed to maintain the properties or make improvements;

●	dependence upon a single tenant, a small number of tenants or a concentration of tenants in a particular business or industry;

●	a decline in the financial condition of a major tenant;

●	an increase in vacancy rates; and

●	a decline in rental rates as leases are renewed or entered into with new tenants.

Other factors are more general in nature, such as:

●	national, regional or local economic conditions, including plant closings, military base closings, industry slowdowns and unemployment rates;

●	local real estate conditions, such as an oversupply of competing properties, retail space, office space, multifamily housing or hotel capacity;

●	demographic factors;

●	consumer confidence;

●	consumer tastes and preferences;

●	retroactive changes in building codes;

●	changes or continued weakness in specific industry segments;

●	location of certain mortgaged properties in less densely populated or less affluent areas; and

●	the public perception of safety for customers and clients.

The volatility of net operating income will be influenced by many of the foregoing factors, as well as by:

●
the length of tenant leases (including that in certain cases, all or substantially all of the tenants, or one or more sole, anchor or other major tenants, at a particular mortgaged property may have leases that expire or permit the tenant(s) to terminate its lease during the term of the loan);

●	the creditworthiness of tenants;

●	tenant defaults;

●	in the case of rental properties, the rate at which new rentals occur; and

●
the property’s “operating leverage” which is generally the percentage of total property expenses in relation to revenue, the ratio of fixed operating expenses to those that vary with revenues, and the level of capital expenditures required to maintain the property and to retain or replace tenants.

A decline in the real estate market or in the financial condition of a major tenant will tend to have a more immediate effect on the net operating income of properties with relatively higher operating leverage or short term revenue sources, such as short term or month to month leases, and may lead to higher rates of delinquency or defaults.

In addition, underwritten or adjusted cash flows, by their nature, are speculative and are based upon certain assumptions and projections.  The failure of these assumptions or projections in whole or in part could cause the underwritten or adjusted cash flows to vary substantially from the actual net operating income of a mortgaged property.  See “Risk Factors—Underwritten Net Cash Flow Could Be Based on Incorrect or Failed Assumptions” in the prospectus supplement.

It is unlikely that we will obtain new appraisals of the mortgaged properties or assign new valuations to the mortgage loans in connection with the offering of the offered certificates. The market values of the underlying mortgaged properties could have declined since the origination of the related mortgage loans.

Office Properties Have Special Risks

A large number of factors may adversely affect the value of office properties, including:

●	the quality of an office building’s tenants;

●	an economic decline in the business operated by the tenant;

●
the physical attributes of the building in relation to competing buildings (e.g., age, condition, design, appearance, access to transportation and ability to offer certain amenities, such as sophisticated building systems and/or business wiring requirements);

●	the physical attributes of the building with respect to the technological needs of the tenants, including the adaptability of the building to changes in the technological needs of the tenants;

●	the diversity of an office building’s tenants (or reliance on a single or dominant tenant);

●	an adverse change in population, patterns of telecommuting or sharing of office space, and employment growth (which creates demand for office space);

●	the desirability of the area as a business location;

●	the strength and nature of the local economy, including labor costs and quality, tax environment and quality of life for employees; and

●
in the case of medical office properties, the performance of a medical office property may depend on (a) the proximity of such property to a hospital or other health care establishment and (b) reimbursements for patient fees from private or government sponsored insurers.  Issues related to reimbursement (ranging from non payment to delays in payment) from such insurers could adversely impact cash flow at such mortgaged property.

Moreover, the cost of refitting office space for a new tenant is often higher than the cost of refitting other types of properties for new tenants.

If one or more major tenants at a particular office property were to close or remain vacant, we cannot assure you that such tenants would be replaced in a timely manner or without incurring material additional costs to the related borrower and resulting in adverse economic effects.

Retail Properties Have Special Risks

The value of retail properties is significantly affected by the quality of the tenants as well as fundamental aspects of real estate, such as location and market demographics.  The correlation between success of tenant business and a retail property’s value may be more direct with respect to retail properties than other types of commercial property because a component of the total rent paid by certain retail tenants is often tied to a percentage of gross sales.

Whether a retail property is “anchored”, “shadow anchored” or “unanchored” is also an important consideration.  Retail properties that have anchor tenant-owned stores often have reciprocal easement and operating agreements (each, an “REA”) between the retail property owner and such anchor tenants containing certain operating and maintenance covenants.  Although an anchor tenant is required to pay a contribution toward common area maintenance and real estate taxes on the improvements and related real property, an anchor tenant that owns its own parcel does not pay rent.  However, the presence or absence of an “anchor tenant” or a “shadow anchor tenant” in or near a retail property also can be important because anchors play a key role in generating customer traffic and making a center desirable for other tenants.  Many of the retail properties that will secure one or more mortgage loans will also have shadow anchor tenants.  An “anchor tenant” is located on the related mortgaged property, usually proportionately larger in size than most or all other tenants in the mortgaged property and is vital in attracting customers to a retail property.  A “shadow anchor tenant” is usually proportionally larger in size than most tenants in the mortgaged property, is important in attracting customers to a retail property and is located sufficiently close and convenient to the mortgaged property so as to influence and attract potential customers, but is not located on the mortgaged property.  The economic performance of an anchored or shadow anchored retail property will consequently be adversely affected by:

●	an anchor tenant’s or shadow anchor tenant’s failure to renew its lease or termination of an anchor tenant’s or shadow anchor tenant’s lease;

●	if the anchor tenant or shadow anchor tenant decides to vacate;

●	the bankruptcy or economic decline of an anchor tenant, shadow anchor or self owned anchor; or

●
the cessation of the business of an anchor tenant, a shadow anchor tenant or of a self owned anchor or a change in use or in the nature of its retail operations (notwithstanding its continued payment of rent).

If anchor stores in a mortgaged property were to close, the related borrower may be unable to replace those anchors in a timely manner or without suffering adverse economic consequences.  In addition, it is common for anchor tenants and non-anchor tenants at anchored or shadowed anchored retail centers to have co tenancy clauses and/or operating covenants in their leases or operating agreements which permit those tenants or anchor stores to cease operating, reduce rent or terminate their leases if the anchor or shadow anchor tenant goes dark. Even if non-anchor tenants do not have termination or rent abatement rights, because the anchor or shadow anchor tenant plays a key role in generating customer traffic and making a center desirable for other tenants, the loss of an anchor tenant may have a material adverse impact on the non-anchor tenant’s ability to operate, which may in turn adversely impact the borrower’s ability to meet its obligations under the related loan documents.  In addition, in the event that a “shadow anchor” fails to renew its lease, terminates its lease or otherwise ceases to conduct business within a close proximity to the mortgaged property, customer traffic at the mortgaged property may be substantially reduced.  If an anchor tenant goes dark, generally the borrower's only remedy is to terminate that lease after the anchor tenant has been dark for a specified amount of time.

We cannot assure you that if anchor tenants or shadow anchor tenants at a particular mortgaged property were to close or otherwise become vacant or remain vacant, such anchor tenants or shadow anchor tenants, as applicable, would be replaced in a timely manner or, if part of the collateral for the related mortgage loan, without incurring material additional costs to the related borrower and resulting in adverse economic effects.

Certain of the tenants or anchor stores of the retail properties may have operating covenants in their leases or operating agreements which permit those tenants or anchor stores to cease operating, reduce rent or terminate their leases if the subject store is not meeting the minimum sales requirement under its lease.

Certain anchor tenant and tenant estoppels will have been obtained in connection with the origination of the mortgage loans (or related whole loans) that identify disputes between the related borrower and the applicable anchor tenant or tenant, or alleged defaults or potential defaults by the applicable property owner under the lease or REA.  Such disputes, defaults or potential defaults, could lead to a termination or attempted termination of the applicable lease or REA by the anchor tenant or tenant or to litigation against the related borrower.  We cannot assure you that these anchor tenant and tenant disputes will not have a material adverse effect on the ability of the related borrowers to repay their portion of the mortgage loan.  In addition, we cannot assure you that the anchor tenant or tenant estoppels obtained identify all potential disputes that may arise with anchor tenants or tenants.

Rental payments from tenants of retail properties typically comprise the largest portion of the net operating income of those mortgaged properties. We cannot assure you that the rate of occupancy at the stores will remain at the levels described in the related prospectus supplement or that the net operating income contributed by the mortgaged properties will remain at the level specified in the related prospectus supplement or past levels.

Borrowers and property managers of mortgaged properties may own, and in the future property managers of mortgaged properties and affiliates of borrowers may develop or acquire, additional properties and lease space in other properties in the same market areas where the mortgaged properties are located.  Property managers at the related mortgaged properties also may manage competing properties.  None of the property managers or any other party has any duty to favor the leasing of space in the mortgaged properties over the leasing of space in other properties, one or more of which may be adjacent to, or near the mortgaged properties.

Retail properties also face competition from sources outside a given real estate market.  For example, all of the following compete with more traditional retail properties for consumer dollars:  factory outlet centers, discount shopping centers and clubs, catalogue retailers, home shopping networks, internet websites, and telemarketing.  Continued growth of these alternative retail outlets (which often have lower operating costs) could adversely affect the rents collectible at the retail properties included in the pool of mortgage loans, as well as the income from, and market value of, the mortgaged properties and the related borrower’s ability to refinance such property.  Moreover, additional competing retail properties may be built in the areas where the retail properties are located.

Retail properties may have theater tenants.  Properties with theater tenants are exposed to certain unique risks.  Aspects of building site design and adaptability affect the value of a theater.  In addition, decreasing attendance at a theater could adversely affect revenue of the theater, which may, in turn, cause the tenant to experience financial difficulties, resulting in downgrades in their credit ratings and, in certain cases, bankruptcy filings.  See “Risk Factors—Performance of the Certificates Will Be Highly Dependent on the Performance of Tenants and Tenant Leases” in the prospectus supplement.  In addition, because of unique construction requirements of theaters, any vacant theater space would not easily be converted to other uses.

Retail properties may have health clubs as tenants. Several factors may adversely affect the value and successful operation of a health club, including:

●	the physical attributes of the health club (e.g., its age, appearance and layout);

●	the reputation, safety, convenience and attractiveness of the property to users;

●	the quality and philosophy of management;

●	management’s ability to control membership growth and attrition;

●	competition in the tenant’s marketplace from other health clubs and alternatives to health clubs; and

●	adverse changes in economic and social conditions and demographic changes (e.g., population decreases or changes in average age or income), which may result in decreased demand.

In addition, there may be significant costs associated with changing consumer preferences (e.g., multi-purpose clubs from single-purpose clubs or varieties of equipment, classes, services and amenities).  In addition, health clubs may not be readily convertible to alternative uses if those properties were to become unprofitable for any reason.  The liquidation value of any such health club consequently may be less than would be the case if the property were readily adaptable to changing consumer preferences for other uses.

Hospitality Properties Have Special Risks

Various factors may adversely affect the economic performance of a hospitality property, including:

●	adverse economic and social conditions, either local, regional or national (which may limit the amount that can be charged for a room and reduce occupancy levels);

●	the quality of hospitality property management;

●	the presence or construction of competing hotels or resorts;

●	continuing expenditures for modernizing, refurbishing and maintaining existing facilities prior to the expiration of their anticipated useful lives;

●	ability to convert to alternative uses which may not be readily made;

●	The lack of a franchise affiliation or the loss of a franchise affiliation or a deterioration in the reputation of the franchise;

●	a deterioration in the financial strength or managerial capabilities of the owner or operator of a hospitality property;

●
changes in travel patterns caused by general adverse economic conditions, fear of terrorist attacks, adverse weather conditions and changes in access, energy prices, strikes, travel costs, relocation of highways, the construction of additional highways, concerns about travel safety or other factors;

●	whether management contracts or franchise agreements are renewed or extended upon expiration;

●	desirability of particular locations;

●	location, quality and management company or franchise affiliation, each of which affects the economic performance of a hospitality property; and

●	relative illiquidity of hospitality investments which limits the ability of the borrowers and property managers to respond to changes in economic or other conditions.

Because rooms are generally rented for short periods of time, the financial performance of hospitality properties tends to be affected by adverse economic conditions and competition more quickly than other commercial properties.  Additionally, as a result of high operating costs, relatively small decreases in revenue can cause significant stress on a property’s cash flow.  Furthermore, the previous terrorist attacks in the United States and the potential for future terrorist attacks may have adversely affected the occupancy rates and, accordingly, the financial performance of hospitality properties.

Moreover, the hospitality and lodging industry is generally seasonal in nature and different seasons affect different hospitality properties differently depending on type and location.  This seasonality can be expected to cause periodic fluctuations in a hospitality property’s room and restaurant revenues, occupancy levels, room rates and operating expenses.  We cannot assure you that cash flow will be sufficient to offset any shortfalls that occur at the mortgaged property during slower periods or that the related mortgage loans provide for seasonality reserves, or if seasonality reserves are provided for, that such reserves will be funded or will be sufficient or available to fund such shortfalls.

The liquor licenses for hospitality properties are usually held by affiliates of the borrowers, unaffiliated managers or operating lessees.  The laws and regulations relating to liquor licenses generally prohibit the transfer of such licenses to any person.  In the event of a foreclosure of a hospitality property that holds a liquor license, the trust or a purchaser in a foreclosure sale would likely have to apply for a new license, which might not be granted or might be granted only after a delay that could be significant.  There can be no assurance that a new license could be obtained promptly or at all.  The lack of a liquor license in a full service hospitality property could have an adverse impact on the revenue from the related mortgaged property or on the hospitality property’s occupancy rate.

Risks Relating to Affiliation with a Franchise or Hotel Management Company

The performance of a hospitality property affiliated with a franchise or hotel management company depends in part on:

●	the continued existence and financial strength of the franchisor or hotel management company;

●	the public perception of the franchise or hotel chain service mark; and

●	the duration of the franchise licensing or management agreements.

The continuation of a franchise agreement or management agreement is subject to specified operating standards and other terms and conditions set forth in such agreements.  The failure of a borrower to maintain such standards or adhere to other applicable terms and conditions could result in the loss or cancellation of their rights under the franchise or hotel management company agreement or management agreement.  There can be no assurance that a replacement franchise could be obtained in the event of termination.  In addition, replacement franchises and/or hotel managers may require significantly higher fees as well as the investment of capital to bring the hospitality property into compliance with the requirements of the replacement franchisor and/or hotel managers.  Any provision in a franchise agreement or management agreement providing for termination because of a bankruptcy of a franchisor or manager generally will not be enforceable.

The transferability of franchise license agreements is restricted.  In the event of a foreclosure, the lender or its agent would not have the right to use the franchise license without the franchisor’s consent.  Conversely, in the case of certain mortgage loans, the lender may be unable to remove a franchisor or a hotel management company that it desires to replace prior to a foreclosure except in limited circumstances or following a foreclosure.

Multifamily Properties Have Special Risks

A large number of factors may adversely affect the value and successful operation of a multifamily property, including:

●	the physical attributes of the apartment building such as its age, condition, design, appearance, access to transportation and construction quality;

●	the quality of property management;

●	the location of the property, for example, a change in the neighborhood over time or increased crime in the neighborhood;

●	the ability of management to provide adequate maintenance and insurance;

●	the types of services or amenities that the property provides;

●	the property’s reputation;

●	the level of mortgage interest rates, which may encourage tenants to purchase rather than lease housing;

●	the generally short terms of residential leases and the need for continued reletting;

●	rent concessions and month-to-month leases, which may impact cash flow at the property;

●	the presence of competing properties and residential developments in the local market;

●
the tenant mix, such as the tenant population being predominantly students or being heavily dependent on workers from a particular business or industry or personnel from or workers related to a local military base;

●
in the case of student housing facilities or properties leased primarily to students, which may be more susceptible to damage or wear and tear than other types of multifamily housing, the reliance on the financial well being of the college or university to which it relates, competition from on campus housing units, which may adversely affect occupancy, the physical layout of the housing, which may not be readily convertible to traditional multifamily use, and that student tenants have a higher turnover rate than other types of multifamily tenants, which in certain cases is compounded by the fact that student leases are available for periods of less than 12 months;

●	restrictions on the age of tenants who may reside at the property;

●	dependence upon governmental programs that provide rent subsidies to tenants pursuant to tenant voucher programs, which vouchers may be used at other properties and influence tenant mobility;

●
adverse local, regional or national economic conditions, which may limit the amount of rent that may be charged and may result in a reduction of timely rent payments or a reduction in occupancy levels;

●	state and local regulations, which may affect the building owner’s ability to increase rent to market rent for an equivalent apartment;

●	government assistance/rent subsidy programs; and

●	national, state or local politics.

Certain states regulate the relationship of an owner and its tenants.  Commonly, these laws require a written lease, good cause for eviction, disclosure of fees, and notification to residents of changed land use, while prohibiting unreasonable rules, retaliatory evictions, and restrictions on a resident’s choice of unit vendors.  Apartment building owners have been the subject of suits under state “Unfair and Deceptive Practices Acts” and other general consumer protection statutes for coercive, abusive or unconscionable leasing and sales practices.  A few states offer more significant protection.  For example, there are provisions that limit the bases on which a landlord may terminate a tenancy or increase its rent or prohibit a landlord from terminating a tenancy solely by reason of the sale of the owner’s building.

In addition to state regulation of the landlord tenant relationship, numerous counties and municipalities impose rent control on apartment buildings.  These ordinances may limit rent increases to fixed percentages, to percentages of increases in the consumer price index, to increases set or approved by a governmental agency, or to increases determined through mediation or binding arbitration.  Any limitations on a borrower’s ability to raise property rents may impair such borrower’s ability to repay its multifamily loan from its net operating income or the proceeds of a sale or refinancing of the related multifamily property.

Certain of the mortgage loans may be secured in the future by mortgaged properties that are subject to certain affordable housing covenants and other covenants and restrictions with respect to various tax credit, city, state and federal housing subsidies, rent stabilization or similar programs, in respect of various units within the mortgaged properties.  The limitations and restrictions imposed by these programs could result in losses on the mortgage loans.  In addition, in the event that the program is cancelled, it could result in less income for the project.  These programs may include, among others:

●	rent limitations that would adversely affect the ability of borrowers to increase rents to maintain the condition of their mortgaged properties and satisfy operating expense; and

●	tenant income restrictions that may reduce the number of eligible tenants in those mortgaged properties and result in a reduction in occupancy rates.

The difference in rents between subsidized or supported properties and other multifamily rental properties in the same area may not be a sufficient economic incentive for some eligible tenants to reside at a subsidized or supported property that may have fewer amenities or be less attractive as a residence.  As a result, occupancy levels at a subsidized or supported property may decline, which may adversely affect the value and successful operation of such property.

Certain of the multifamily properties may be residential cooperative buildings and the land under the building are owned or leased by a non-profit residential cooperative corporation.  The cooperative owns all the units in the building and all common areas.  Its tenants own stock, shares or membership certificates in the corporation.  This ownership entitles the tenant-stockholders to proprietary leases or occupancy agreements which confer exclusive rights to occupy specific units.  Generally, the tenant-stockholders make monthly maintenance payments which represent their share of the cooperative corporation’s mortgage loan payments, real property taxes, reserve contributions and capital expenditures, maintenance and other expenses, less any income the corporation may receive.  These payments are in addition to any payments of principal and interest the tenant-stockholder may be required to make on any loans secured by its shares in the cooperative.

A number of factors may adversely affect the value and successful operation of a residential cooperative property.  Some of these factors include:

●	the primary dependence of a borrower upon maintenance payments and any rental income from units or commercial areas to meet debt service obligations;

●
the initial concentration of shares relating to occupied rental units of the sponsor, owner or investor after conversion from rental housing, which may result in an inability to meet debt service obligations on the residential cooperative corporation’s mortgage loan if the sponsor, owner or investor is unable to make the required maintenance payments;

●
the failure of a borrower to qualify for favorable tax treatment as a “cooperative housing corporation” each year, which may reduce the cash flow available to make payments on the related mortgage loan; and

●
that, upon foreclosure, in the event a cooperative property becomes a rental property, certain units could be subject to rent control, stabilization and tenants’ rights laws, at below market rents, which may affect rental income levels and the marketability and sale proceeds of the rental property as a whole.

Manufactured Housing Community Properties Have Special Risks

Loans secured by liens on manufactured housing community properties pose risks not associated with loans secured by liens on other types of income-producing real estate.  The successful operation of a manufactured housing property may depend upon the number of other competing residential developments in the local market, such as:

●	other manufactured housing community properties;

●	apartment buildings; and

●	site built single family homes.

Other factors may also include:

●	the physical attributes of the community, including its age and appearance;

●	the location of the manufactured housing property;

●
the presence and/or continued presence of sufficient manufactured homes at the manufactured housing property (manufactured homes are not generally part of the collateral for a mortgaged loan secured by a manufactured housing property; rather, the pads upon which manufactured homes are located are leased to the owners of such manufactured homes; manufactured homes may be moved from a manufactured housing property);

●	the ability of management to provide adequate maintenance and insurance;

●	the type of services or amenities it provides;

●	the property’s reputation; and

●	state and local regulations, including rent control and rent stabilization.

The manufactured housing community properties have few improvements (which are highly specialized) and are “special purpose” properties that could not be readily converted to general residential, retail or office use.  Thus, if the operation of any of the manufactured housing community properties becomes unprofitable due to competition, age of the improvements or other factors such that the borrower becomes unable to meet its obligations on the related mortgage loan, the liquidation value of that manufactured housing property may be substantially less, relative to the amount owing on the related mortgage loan, than would be the case if the manufactured housing community property were readily adaptable to other uses.

Some manufactured housing community properties are either recreational vehicle resorts or have a significant portion of the properties that are intended for short-term recreational vehicle hook-ups, and tenancy of these communities may vary significantly by season. This seasonality may cause periodic fluctuations in revenues, tenancy levels, rental rates and operating expenses for these properties.

Industrial Properties Have Special Risks

A large number of factors may adversely affect the value of industrial properties, including:

●	the quality of tenants;

●	reduced demand for industrial space because of a decline in a particular industry segment;

●	the property becoming functionally obsolete;

●	building design and adaptability;

●	unavailability of labor sources;

●	changes in access, energy prices, strikes, relocation of highways, the construction of additional highways or other factors;

●	changes in proximity of supply sources;

●	the expenses of converting a previously adapted space to general use; and

●	the location of the property.

Concerns about the quality of tenants, particularly major tenants, are similar in both office properties and industrial properties, although industrial properties may be more frequently dependent on a single or a few tenants.

Industrial properties may be adversely affected by reduced demand for industrial space occasioned by a decline in a particular industry segment in which the related tenant(s) conduct their businesses (for example, a decline in consumer demand for products sold by a tenant using the property as a distribution center).  In addition, a particular industrial or warehouse property that suited the needs of its original tenant may be difficult to relet to another tenant or may become functionally obsolete relative to newer properties. Furthermore, lease terms with respect to industrial properties are generally for shorter periods of time and may result in a substantial percentage of leases expiring in the same year at any particular industrial property. In addition, mortgaged properties used for many industrial purposes are more prone to environmental concerns than other property types.

Aspects of building site design and adaptability affect the value of an industrial property. Site characteristics that are generally desirable to a warehouse/industrial property include high clear ceiling heights, wide column spacing, a large number of bays (loading docks) and large bay depths, divisibility, a layout that can accommodate large truck minimum turning radii and overall functionality and accessibility.

In addition, because of unique construction requirements of many industrial properties, any vacant industrial property space may not be easily converted to other uses. Thus, if the operation of any of the industrial properties becomes unprofitable due to competition, age of the improvements or other factors such that the borrower becomes unable to meet its obligations on the related mortgage loan, the liquidation value of that industrial property may be substantially less, relative to the amount owing on the related mortgage loan, than would be the case if the industrial property were readily adaptable to other uses.

Location is also important because an industrial property requires the availability of labor sources, proximity to supply sources and customers and accessibility to rail lines, major roadways and other distribution channels.

Self Storage Properties Have Special Risks

Self storage properties are considered vulnerable to competition, because both acquisition costs and break even occupancy are relatively low.  The conversion of self storage facilities to alternative uses would generally require substantial capital expenditures.  Thus, if the operation of any of the self storage mortgaged properties becomes unprofitable due to:

●	decreased demand;

●	competition;

●	lack of proximity to apartment complexes or commercial users;

●	apartment tenants moving to single family homes;

●	decline in services rendered, including security;

●	dependence on business activity ancillary to renting units;

●	age of improvements; or

●	other factors;

so that the borrower becomes unable to meet its obligations on the related mortgage loan, the liquidation value of that self storage mortgaged property may be substantially less, relative to the amount owing on the mortgage loan, than if the self storage mortgaged property were readily adaptable to other uses.

Tenants at self storage properties tend to require and receive privacy, anonymity and efficient access, each of which may heighten environmental and other risks related to such property as the borrower may be unaware of the contents in any self storage unit.  No environmental assessment of a self storage mortgaged property included an inspection of the contents of the self storage units at that mortgaged property, and there is no assurance that all of the units included in the self storage mortgaged properties are free from hazardous substances or other pollutants or contaminants or will remain so in the future.

Certain mortgage loans secured by self storage properties may be affiliated with a franchise company through a franchise agreement.  The performance of a self storage property affiliated with a franchise company may be affected by the continued existence and financial strength of the franchisor, the public perception of a service mark, and the duration of the franchise agreement.  The transferability of franchise license agreements is restricted.  In the event of a foreclosure, the lender or its agent would not have the right to use the franchise license without the franchisor’s consent.

Tenancies in Common May Hinder Recovery

Certain of the mortgage loans included in a trust may have borrowers that own the related mortgaged properties as tenants in common. In general, with respect to a tenant in common ownership structure, each tenant in common owns an undivided share in the property and if such tenant in common desires to sell its interest in the property (and is unable to find a buyer or otherwise needs to force a partition) the tenant in common has the ability to request that a court order a sale of the property and distribute the proceeds to each tenant in common proportionally.  As a result, if a tenant in common that has not waived its right of partition or similar right exercises a right of partition, the related mortgage loan may be subject to prepayment.  The bankruptcy, dissolution or action for partition by one or more of the tenants in common could result in an early repayment of the related mortgage loan, significant delay in recovery against the tenant in common borrowers, particularly if the tenant in common borrowers file for bankruptcy separately or in series (because each time a tenant in common borrower files for bankruptcy, the bankruptcy court stay will be reinstated), a material impairment in property management and a substantial decrease in the amount recoverable upon the related mortgage loan.  Not all tenants in common under the mortgage loans will be special purpose entities.  Unless otherwise stated in the related prospectus supplement, each related tenant in common borrower waived its right to partition, reducing the risk of partition.  However, there can be no assurance that, if challenged, this waiver would be enforceable.  In addition, in some cases, the related mortgage loan documents may provide for full recourse (or in an amount equal to its pro rata share of the debt) to the related tenant in common borrower or the guarantor if a tenant in common files for partition.

Condominium Ownership May Limit Use and Improvements

With respect to certain of the mortgage loans included in a trust or trust fund, the related mortgaged property may consist of the borrower’s interest in commercial condominium interests in buildings and/or other improvements, and related interests in the common areas and the related voting rights in the condominium association.

In the case of condominiums, a board of managers generally has discretion to make decisions affecting the condominium and there may be no assurance that the related borrower will have any control over decisions made by the related board of managers.  Decisions made by that board of managers, including regarding assessments to be paid by the unit owners, insurance to be maintained on the condominium and many other decisions affecting the maintenance of that condominium, may have an adverse impact on the mortgage loans that are secured by condominium interests.  We cannot assure you that the related board of managers will always act in the best interests of the borrower under those mortgage loans.  Further, due to the nature of condominiums, a default on the part of the borrower will not allow the applicable special servicer the same flexibility in realizing on the collateral as is generally available with respect to commercial properties that are not condominiums.  The rights of other unit owners, the documents governing the management of the condominium units and the state and local laws applicable to condominium units must be considered.  In addition, in the event of a casualty with respect to a mortgaged property which consists of a condominium interest, due to the possible existence of multiple loss payees on any insurance policy covering the mortgaged property, there could be a delay in the allocation of related insurance proceeds, if any.  Consequently, servicing and realizing upon a condominium property could subject you to a greater delay, expense and risk than with respect to a mortgage loan secured by a commercial property that is not a condominium.

Risks Related to Ground Leases and Other Leasehold Interests

For purposes of each prospectus supplement, the encumbered interest will be characterized as a “fee interest” if (i) the borrower has a fee interest in all or substantially all of the mortgaged property (provided that if the borrower has a leasehold interest in any portion of the mortgaged property, such portion is not, individually or in the aggregate, material to the use or operation of the mortgaged property), or (ii) the mortgage loan is secured by the borrower’s leasehold interest in the mortgaged property as well as the borrower’s (or other fee owner’s) overlapping fee interest in the related mortgaged property.

Leasehold mortgage loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower.  The most significant of these risks is that if the related borrower’s leasehold were to be terminated upon a lease default, the lender would lose its security in the leasehold interest.  Generally, each related ground lease or a lessor estoppel requires the lessor to give the lender notice of the borrower’s defaults under the ground lease and an opportunity to cure them, permits the leasehold interest to be assigned to the lender or the purchaser at a foreclosure sale, in some cases only upon the consent of the lessor, and contains certain other protective provisions typically included in a “mortgageable” ground lease, although not all these protective provisions are included in each case.

Upon the bankruptcy of a lessor or a lessee under a ground lease, the debtor has the right to assume or reject the lease.  If a debtor lessor rejects the lease, the lessee has the right pursuant to Section 365(h) of the Bankruptcy Code to treat such lease as terminated by rejection or remain in possession of its leased premises for the rent otherwise payable under the lease for the remaining term of the ground lease (including renewals) and to offset against such rent any damages incurred due to the landlord’s failure to perform its obligations under the lease.  If a debtor lessee/borrower rejects any or all of the lease, the leasehold lender could succeed to the lessee/borrower’s position under the lease only if the lease specifically grants the lender such right.  If both the lessor and the lessee/borrower are involved in bankruptcy proceedings, the issuing entity may be unable to enforce the bankrupt lessee/borrower’s pre-petition agreement to refuse to treat a ground lease rejected by a bankrupt lessor as terminated.  In such circumstances, a ground lease could be terminated notwithstanding lender protection provisions contained in the ground lease or in the mortgage.

Some of the ground leases securing the mortgage loans may provide that the ground rent payable under the related ground lease increases during the term of the mortgage loan.  These increases may adversely affect the cash flow and net income of the related borrower.

A leasehold lender could lose its security unless (i) the leasehold lender holds a fee mortgage, (ii) the ground lease requires the lessor to enter into a new lease with the leasehold lender upon termination or rejection of the ground lease, or (iii) the bankruptcy court, as a court of equity, allows the leasehold lender to assume the ground lessee’s obligations under the ground lease and succeed to the ground lessee’s position.  Although not directly covered by the 1994 Amendments to the Bankruptcy Code, such a result would be consistent with the purpose of the 1994 Amendments to the Bankruptcy Code granting the holders of leasehold mortgages permitted under the terms of the lease the right to succeed to the position of a leasehold mortgagor. Although consistent with the Bankruptcy Code, such position may not be adopted by the applicable bankruptcy court.

Further, in a decision by the United States Court of Appeals for the Seventh Circuit (Precision Indus. v. Qualitech Steel SBQ, LLC, 327 F.3d 537 (7th Cir. 2003)) the court ruled with respect to an unrecorded lease of real property that where a statutory sale of the fee interest in leased property occurs under Section 363(f) of the Bankruptcy Code (11 U.S.C. Section 363(f)) upon the bankruptcy of a landlord, such sale terminates a lessee’s possessory interest in the property, and the purchaser assumes title free and clear of any interest, including any leasehold estates.  Pursuant to Section 363(e) of the Bankruptcy Code (11 U.S.C. Section 363(a)), a lessee may request the bankruptcy court to prohibit or condition the statutory sale of the property so as to provide adequate protection of the leasehold interest; however, the court ruled that this provision does not ensure continued possession of the property, but rather entitles the lessee to compensation for the value of its leasehold interest, typically from the sale proceeds.  While there are certain circumstances under which a “free and clear” sale under Section 363(f) of the Bankruptcy Code would not be authorized (including that the lessee could not be compelled in a legal or equitable proceeding to accept a monetary satisfaction of his possessory interest, and that none of the other conditions of Section 363(f)(1) (4) of the Bankruptcy Code otherwise permits the sale), we cannot assure you that those circumstances would be present in any proposed sale of a leased premises.  As a result, we cannot assure you that, in the event of a statutory sale of leased property pursuant to Section 363(f) of the Bankruptcy Code, the lessee will be able to maintain possession of the property under the ground lease.  In addition, we cannot assure you that the lessee and/or the lender will be able to recoup the full value of the leasehold interest in bankruptcy court.  Most of the ground leases contain standard protections typically obtained by securitization lenders.  Certain of the ground leases with respect to a mortgage loan included in a trust fund may not.

Except as noted in the related prospectus supplement, each of the ground leases has a term that extends at least 20 years beyond the maturity date of the mortgage loan or 10 years past the stated maturity if the mortgage loan fully amortizes by the stated maturity (taking into account all freely exercisable extension options) and contains customary mortgagee protection provisions, including notice and cure rights and the right to enter into a new lease with the applicable ground lessor in the event a ground lease is rejected or terminated.

With respect to certain of the mortgage loans included in a trust, the related borrower may have given to certain lessors under the related ground lease a right of first refusal in the event a sale is contemplated or an option to purchase all or a portion of the mortgaged property and these provisions, if not waived, may impede the mortgagee’s ability to sell the related mortgaged property at foreclosure or adversely affect the foreclosure process.

See “Certain Legal Aspects of the Mortgage Loans—Bankruptcy Issues” in this prospectus.

Leased Fee Properties Have Special Risks

Land subject to a ground lease presents special risks.  In such cases, where the borrower owns the fee interest but not the related improvements, such borrower will only receive the rental income from the ground lease and not from the operation of any related improvements.  Any default by the ground lessee would adversely affect the borrower’s ability to make payments on the related mortgage loan.  While ground leases may contain certain restrictions on the use and operation of the related mortgaged property, the ground lessee generally enjoys the rights and privileges of a fee owner, including the right to construct, alter and remove improvements and fixtures from the land and to assign and sublet the ground leasehold interest.  However, the borrower has the same risk of interruptions in cash flow if such ground lessee defaults under its lease as it would on another single tenant commercial property, without the control over the premises that it would ordinarily have as landlord.  In addition, in the event of a condemnation, the borrower would only be entitled to an allocable share of the condemnation proceeds.  Furthermore, the insurance requirements are often governed by the terms of the ground lease and, in some cases, certain subtenants may be allowed to self-insure.  The ground lessee is commonly permitted to mortgage its ground leasehold interest, and the leasehold lender will often have notice and cure rights with respect to material defaults under the ground lease.  In addition, leased fee interests are less frequently purchased and sold than other interests in commercial real property.  It may be difficult for the issuing entity, if it became a foreclosing lender, to sell the fee interests if the tenant and its improvements remain on the land.  In addition, if the improvements are nearing the end of their useful life, there could be a risk that the tenant defaults in lieu of performing any obligations it may otherwise have to raze the structure and return the land in raw form to the developer.  Furthermore, leased fee interests are generally subject to the same risks associated with the property type of the ground lessee’s use of the premises because that use is a source of revenue for the payment of ground rent.

Operation of a Mortgaged Property Depends on the Property Manager’s Performance

The successful operation of a real estate project depends upon the property manager’s performance and viability.  The property manager is responsible for:

●	responding to changes in the local market;

●	planning and implementing the rental structure;

●	operating the property and providing building services;

●	managing operating expenses; and

●	assuring that maintenance and capital improvements are carried out in a timely fashion.

Properties deriving revenues primarily from short term sources, such as short term or month to month leases, are generally more management intensive than properties leased to creditworthy tenants under long term leases.

Certain of the mortgaged properties will be managed by affiliates of the related borrower.  If a mortgage loan is in default or undergoing special servicing, such relationship could disrupt the management of the related mortgaged property, which may adversely affect cash flow.  However, the related mortgage loans will generally permit, in the case of mortgaged properties managed by borrower affiliates, the lender to remove the related property manager upon the occurrence of an event of default under the related mortgage loan beyond applicable cure periods (or, in some cases, in the event of a foreclosure following such default), and in some cases a decline in cash flow below a specified level or the failure to satisfy some other specified performance trigger.

We make no representation or warranty as to the skills of any present or future managers.  In many cases, the property manager will be an affiliate of the borrower and may not manage properties for non-affiliates.  Additionally, we cannot assure you that the property managers will be in a financial condition to fulfill their management responsibilities throughout the terms of their respective management agreements.  Further, certain individuals involved in the management or general business development at certain mortgaged properties may engage in unlawful activities or otherwise exhibit poor business judgment that adversely affect operations and ultimately cash flow at such properties.

Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions

Provisions requiring yield maintenance charges, prepayment premiums or lockout periods may not be enforceable in some states and under federal bankruptcy law.  Provisions requiring prepayment premiums or yield maintenance charges also may be interpreted as constituting the collection of interest for usury purposes.  Accordingly, we cannot assure you that the obligation to pay a yield maintenance charge or prepayment premium will be enforceable.  Also, we cannot assure you that foreclosure proceeds will be sufficient to pay an enforceable yield maintenance charge or prepayment premium.

Additionally, although the collateral substitution provisions related to defeasance do not have the same effect on the certificateholders as prepayment, we cannot assure you that a court would not interpret those provisions as the equivalent of a yield maintenance charge or prepayment premium.  In certain jurisdictions those collateral substitution provisions might therefore be deemed unenforceable or usurious under applicable law or public policy.

Risks Associated with One Action Rules

Several states (including California) have laws that prohibit more than one “judicial action” to enforce a mortgage obligation, and some courts have construed the term “judicial action” broadly.  Accordingly, the special servicer will be required to obtain advice of counsel prior to enforcing any of the issuing entity’s rights under any of the mortgage loans that include mortgaged properties where a “one action” rule could be applicable.  In the case of a multi property mortgage loan which is secured by mortgaged properties located in multiple states, the special servicer may be required to foreclose first on properties located in states where “one action” rules apply (and where non judicial foreclosure is permitted) before foreclosing on properties located in states where judicial foreclosure is the only permitted method of foreclosure.  See “Certain Legal Aspects of the Mortgage Loans—Foreclosure” in this prospectus.

State Law Limitations on Assignments of Leases and Rents May Entail Risks

Generally mortgage loans included in an issuing entity secured by mortgaged properties that are subject to leases typically will be secured by an assignment of leases and rents pursuant to which the related borrower (or with respect to any indemnity deed of trust structure, the related property owner) assigns to the lender its right, title and interest as landlord under the leases of the related mortgaged properties, and the income derived from those leases, as further security for the related mortgage loan, while retaining a license to collect rents for so long as there is no default.  If the borrower defaults, the license terminates and the lender is entitled to collect rents.  Some state laws may require that the lender take possession of the related property and obtain a judicial appointment of a receiver before becoming entitled to collect the rents.  In addition, if bankruptcy or similar proceedings are commenced by or in respect of the borrower, the lender’s ability to collect the rents may be adversely affected.  See “Certain Legal Aspects of the Mortgage Loans—Leases and Rents” and “—Bankruptcy Issues” in this prospectus.

Your Certificates Are Not Obligations of Any Other Person or Entity

Your certificates will represent beneficial ownership interests solely in the assets of the related trust fund and will not represent an interest in or obligation of us, the originator, the sponsor, the trustee, the master servicer, the special servicer or any other person. We or another entity may have a limited obligation to repurchase or substitute certain mortgage loans under certain circumstances as described in the agreement relating to a particular series. Distributions on any class of certificates will depend solely on the amount and timing of payments and other collections in respect of the related mortgage loans. We cannot assure you that these amounts, together with other payments and collections in respect of the related mortgage loans, will be sufficient to make full and timely distributions on any offered certificates. The offered certificates and the mortgage loans will not be insured or guaranteed, in whole or in part, by the United States or any governmental entity or any private mortgage or other insurer.

Limited Liquidity

There will have been no secondary market for any series of certificates prior to the related offering. We cannot assure you that a secondary market will develop or, if it does develop, that it will provide you with liquidity of investment or continue for the life of your certificates.  The market value of the certificates will fluctuate with changes in prevailing rates of interest, a change in the ratings of the certificates or other credit related market changes.  Consequently, the sale of the certificates in any market that may develop may be at a discount from the certificates’ par value or purchase price.

Modifications of the Mortgage Loans

The master servicer (or any related primary servicer) will be responsible for servicing the mortgage loans serviced by it regardless of whether such mortgage loans are performing or have become delinquent or have otherwise been transferred to special servicing.  As delinquencies or defaults occur, the special servicer and any sub-servicer will be required to utilize an increasing amount of resources to work with borrowers to maximize collections on the mortgage loans serviced by it. This may include modifying the terms of such mortgage loans that are in default or whose default is reasonably foreseeable. At each step in the process of trying to bring a defaulted mortgage loan current or in maximizing proceeds to the related trust or trust fund, the special servicer and any sub-servicer will be required to invest time and resources not otherwise required when collecting payments on performing mortgage loans. Modifications of mortgage loans implemented by the special servicer or any sub-servicer in order to maximize ultimate proceeds of such mortgage loans to the related trust or trust fund may have the effect of, among other things, reducing or otherwise changing the mortgage rate, forgiving or forbearing payments of principal, interest or other amounts owed under the mortgage loan, extending the final maturity date of the mortgage loan, capitalizing or deferring delinquent interest and other amounts owed under the mortgage loan, forbearing payment of a portion of the principal balance of the mortgage loan or any combination of these or other modifications. Any modified mortgage loan may remain in the related trust or trust fund, and the modification may result in a reduction in (or may eliminate) the funds received with respect of such mortgage loan.

The ability to modify mortgage loans by the applicable servicer may be limited by several factors.  First, if the servicer has to consider a large number of modifications, operational constraints may affect the ability of the servicer to adequately address all of the needs of the borrowers.  Furthermore, the terms of the related servicing agreement may prohibit the servicer from taking certain actions in connection with a loan modification, such as an extension of the loan term beyond a specified date such as a specified number of years prior to the rated final distribution date. You should consider the importance of the role of the servicer in maximizing collections for the transaction and the impediments the servicer may encounter when servicing delinquent or defaulted mortgage loans.  In some cases, failure by a servicer to timely modify the terms of a defaulted mortgage loan may reduce amounts available for distribution on the certificates in respect of such mortgage loan, and consequently may reduce amounts available for distribution to the related certificates.  In addition, even if a loan modification is successfully completed, there can be no assurance that the related borrower will continue to perform under the terms of the modified mortgage loan.

You should note that modifications that are designed to maximize collections in the aggregate may adversely affect a particular class of certificates in the transaction.  The applicable servicing agreement will obligate the servicer not to consider the interests of individual classes of certificates.  You should also note that in connection with considering a modification or other type of loss mitigation, the servicer may incur or bear related out-of-pocket expenses, such as appraisal fees, which would be reimbursed to the servicer from the transaction as servicing advances and paid from amounts received on the modified loan or from other mortgage loans in the related mortgage pool but in each case, prior to distributions being made on the related certificates.

Bankruptcy of a Servicer May Adversely Affect Collections on the Mortgage Loans and the Ability to Replace the Servicer

The servicer for a series of securities may be eligible to become a debtor under the United States Bankruptcy Code or enter into receivership under the Federal Deposit Insurance Act (the “FDIA”).  If a servicer for any series of securities were to become a debtor under the United States Bankruptcy Code or enter into receivership under the FDIA, although the related servicing agreement provides that such an event would be an event of default entitling the trust or trust fund to terminate the servicer, the provision would most likely not be enforceable.  However, a rejection of the servicing agreement by the servicer in a bankruptcy proceeding or repudiation of the servicing agreement in a receivership under the FDIA would be treated as a breach of the servicing agreement and give the trust or trust fund a claim for damages and the ability to appoint a successor servicer.  An assumption under the Bankruptcy Code would require the servicer to cure its pre-bankruptcy defaults, if any, and demonstrate that it is able to perform following assumption.  The bankruptcy court may permit the servicer to assume the servicing agreement and assign it to a third party.  An insolvency by an entity governed by state insolvency law would vary depending on the laws of the particular state.  We cannot assure you that a bankruptcy or receivership of the servicer would not adversely impact the servicing of the mortgage loans or the trust or that trust fund would be entitled to terminate servicer in a timely manner or at all.

If any servicer becomes the subject of bankruptcy or similar proceedings, the trust’s or trust fund's claim to collections in that servicer's possession at the time of the bankruptcy filing or other similar filing may not be perfected.  In this event, funds available to pay principal and interest on your certificates may be delayed or reduced.

Your Lack of Control Over the Trust Can Adversely Impact Your Investment

Investors in the securities do not have the direct right to make decisions with respect to the administration of the trust or trust fund.  These decisions are generally made, subject to the express terms of the applicable servicing agreement, by a servicer, a securities administrator or the trustee.  Any decision made by any of those parties in respect of the trust or trust fund in accordance with the terms of such servicing agreement, even if it determines that decision to be in your best interests, may be contrary to the decision that you would have made and may negatively affect your interests. In certain limited circumstances, the holders of certificates have the right to vote on matters affecting the trust or trust fund.

Book-Entry Securities May Delay Receipt of Payment and Reports and Limit Liquidity and Your Ability to Pledge Certificates

If a trust or trust fund issues certificates in book-entry form, you may experience delays in receipt of your payments and/or reports, since payments and reports will initially be made to the book-entry depository or its nominee.  In addition, the issuance of certificates in book-entry form may reduce the liquidity of certificates so issued in the secondary trading market, since some investors may be unwilling to purchase certificates for which they cannot receive physical certificates. Additionally, your ability to pledge certificates to persons or entities that do not participate in The Depository Trust Company system, or otherwise to take action in respect of the certificates, may be limited due to lack of a physical security representing the certificates.

Variability in Average Life of Offered Certificates

The payment experience on the related mortgage loans will affect the actual payment experience on and the weighted average lives of the offered certificates and, accordingly, may affect the yield on the offered certificates. Prepayments on the mortgage loans will be influenced by:

●	the prepayment provisions of the related mortgage notes; and

●	a variety of economic, geographic and other factors, including prevailing mortgage rates and the cost and availability of refinancing for commercial mortgage loans.

In general, if prevailing interest rates fall significantly below the interest rates on the mortgage loans, you should expect the rate of prepayment on the mortgage loans to increase. Conversely, if prevailing interest rates rise significantly above the interest rates on the mortgage loans, you should expect the rate of prepayment to decrease.

Certain of the mortgage loans may provide for a prepayment premium if prepaid during a specified period, and certain of the mortgage loans may prohibit prepayments of principal in whole or in part during a specified period. See “Description Of The Mortgage Pool” in the related prospectus supplement for a description of the prepayment premiums and lockout periods, if any, for the mortgage loans underlying a series of certificates. The prepayment premiums and lockout periods can, but do not necessarily, reduce the likelihood of prepayments. However, in certain jurisdictions, the enforceability of provisions in mortgage loans prohibiting or limiting prepayment or requiring prepayment premiums in connection with prepayments may be subject to limitations as described under “Certain Legal Aspects Of The Mortgage Loans—Enforceability of Certain Provisions—Prepayment Provisions” in this prospectus.  We cannot assure you as to the effect of prepayment premiums or lockout periods on the rate of mortgage loan prepayment.

The extent to which the master servicer or special servicer, if any, forecloses upon, takes title to and disposes of any mortgaged property related to a mortgage loan will affect the weighted average lives of your certificates. If the master servicer or special servicer, if any, forecloses upon a significant number of the related mortgage loans, and depending upon the amount and timing of recoveries from the related mortgaged properties, your certificates may have a shorter weighted average life.

Delays in liquidations of defaulted mortgage loans and modifications extending the maturity of mortgage loans will tend to delay the payment of principal on the mortgage loans. The ability of the related borrower to make any required balloon payment typically will depend upon its ability either to refinance the mortgage loan or to sell the related mortgaged property. If a significant number of the mortgage loans underlying a particular series require balloon payments at maturity, there is a risk that a number of those mortgage loans may default at maturity, or that the master servicer or special servicer, if any, may extend the maturity of a number of those mortgage loans in connection with workouts. We cannot assure you as to the borrowers’ abilities to make mortgage loan payments on a full and timely basis, including any balloon payments at maturity. Bankruptcy of the borrower or adverse conditions in the market where the mortgaged property is located may, among other things, delay the recovery of proceeds in the case of defaults. Losses on the mortgage loans due to uninsured risks or insufficient hazard insurance proceeds may create shortfalls in distributions to certificateholders. Any required indemnification of the master servicer or special servicer in connection with legal actions relating to the trust, the related agreements or the certificates may also result in shortfalls.

Certain Legal Aspects of the Mortgage Loans

The laws of the jurisdictions in which the mortgaged properties are located (which laws may vary substantially) govern many of the legal aspects of the mortgage loans. These laws may affect the ability to foreclose on, and, in turn the ability to realize value from, the mortgaged properties securing the mortgage loans. For example, state law determines:

●	what proceedings are required for foreclosure;

●	whether the borrower and any foreclosed junior lienors may redeem the property and the conditions under which these rights of redemption may be exercised;

●	whether and to what extent recourse to the borrower is permitted; and

●	what rights junior mortgagees have and whether the amount of fees and interest that lenders may charge is limited.

In addition, the laws of some jurisdictions may render certain provisions of the mortgage loans unenforceable or subject to limitations which may affect lender’s rights under the mortgage loans. See “CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS” in this prospectus. Delays in liquidations of defaulted mortgage loans and shortfalls in amounts realized upon liquidation as a result of the application of these laws may create delays and shortfalls in payments to certificateholders.

Environmental Law Considerations

Before the trustee, the special servicer or the master servicer, as applicable, acquires title to a property on behalf of the trust or assumes operation of the property, it will be required to obtain an environmental site assessment of the mortgaged property pursuant to the American Society for Testing and Materials (ASTM) guidelines, specifically E 1527-00. This requirement will decrease the likelihood that the trust will become liable under any environmental law. However, this requirement may effectively preclude foreclosure until a satisfactory environmental site assessment is obtained (or until any required remedial action is taken). Moreover, this requirement may not necessarily insulate the trust from potential liability under environmental laws.

Under the laws of certain states, failure to remediate environmental conditions as required by the state may give rise to a lien on a mortgaged property or a restriction on the right of the owner to transfer the mortgaged property to ensure the reimbursement of remediation expenses incurred by the state. Although the costs of remedial action could be substantial, it is unclear as to whether and under what circumstances those costs or the requirement to remediate would be imposed on a secured lender such as the trust fund. However, under the laws of some states and under applicable federal law, a lender may be liable for the costs of remedial action in certain circumstances as the “owner” or “operator” of the Mortgaged Property. See “Certain Legal Aspects Of The Mortgage Loans—Environmental Risks” in this prospectus.

Risk of Early Termination

The trust for a series of certificates may be subject to optional termination under certain circumstances by certain persons named in the prospectus supplement for your certificates. In the event of this termination, you might receive some principal payments earlier than otherwise expected, which could adversely affect your anticipated yield to maturity.

THE PROSPECTUS SUPPLEMENT

The prospectus supplement for each series of offered certificates will, among other things, describe to the extent applicable:

●	any structural features, such as multiple levels of trusts or the use of special finance vehicles to hold the mortgage pool, used in structuring the transaction;

●	whether the trust will be treated for federal income tax purposes as one or more grantor trusts, or REMICs;

●	the identity of each class within a series;

●	the initial aggregate principal amount, the interest rate (or the method for determining the rate) and the authorized denominations of each class of offered certificates;

●
certain information concerning the mortgage loans relating to a series, including the principal amount, type and characteristics of the mortgage loans on the cut-off date, and, if applicable, the amount of any reserve fund;

●	the identity of the master servicer;

●	the identity of the special servicer, if any, and the characteristics of any specially serviced mortgage loans;

●	the method of selection and powers of any representative of a class of certificates permitted to direct or approve actions of the special servicer;

●	the circumstances, if any, under which the offered certificates are subject to redemption prior to maturity;

●	the final scheduled distribution date of each class of offered certificates;

●	the method used to calculate the aggregate amount of principal available and required to be applied to the offered certificates on each distribution date;

●	the order of the application of principal and interest payments to each class of offered certificates and the allocation of principal to be so applied;

●	the extent of subordination of any subordinate certificates;

●	for each class of offered certificates, the principal amount that would be outstanding on specified distribution dates if the mortgage loans relating to a series were prepaid at various assumed rates;

●	the distribution dates for each class of offered certificates;

●	the representations and warranties to be made by us or another entity relating to the mortgage loans;

●	information with respect to the terms of the subordinate certificates or residual certificates, if any;

●	whether a series of certiﬁcates includes one or more classes that are “exchangeable certificates” as described in “Description of the Certificates—Exchangeable Certificates”;

●
additional information with respect to any credit enhancement or cash flow agreement and, if the certificateholders will be materially dependent upon any provider of credit enhancement or cash flow agreement counterparty for timely payment of interest and/or principal, information (including financial statements) regarding the provider or counterparty;

●	additional information with respect to the plan of distribution;

●	whether the offered certificates will be available in definitive form or through the book-entry facilities of The Depository Trust Company or another depository;

●
any significant obligors in accordance with Subpart 229.1100 – Asset Backed Securities (Regulation AB), 17 C.F.R. §§229.1100-229.1123, as such may be amended from time-to-time (“Regulation AB”), promulgated by the U.S. Securities and Exchange Commission (the “SEC”);

●
if applicable, additional information concerning any known concerns regarding unique economic or other factors where there is a material concentration of any of the mortgage loans in a specific geographic region;

●
if applicable, additional financial and other information concerning individual mortgaged properties when there is a substantial concentration of one or a few mortgage loans in a jurisdiction or region experiencing economic difficulties which may have a material effect on the mortgaged properties;

●
if a trust fund contains a substantial concentration of one or a few mortgage loans in a single jurisdiction, a description of material differences, if any, between the legal aspects of mortgage loans in that jurisdiction and the summary of general legal aspects of mortgage loans set forth under “CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS” in this prospectus; and

●
whether any class of offered certificates qualifies as “mortgage related securities” under the Secondary Mortgage Market Enhancement Act of 1984, as amended, as described under “LEGAL INVESTMENT” in this prospectus.

THE DEPOSITOR

GS Mortgage Securities Corporation II (the “Depositor”) was incorporated in the State of Delaware on November 16, 1995, for the purpose of engaging in the business, among other things, of acquiring and depositing mortgage assets in trusts in exchange for certificates evidencing interests in the trusts and selling or otherwise distributing the certificates. The principal executive offices of the Depositor are located at 200 West Street, New York, New York 10282. Its telephone number is (212) 902-1000. The Depositor will not have any material assets.

Neither the Depositor nor any of its affiliates will insure or guarantee distributions on the certificates of any series offered by means of this prospectus and any related prospectus supplement. The Agreement (as defined below) for each series will provide that the Holders of the certificates for the series will have no rights or remedies against the Depositor or any of its affiliates for any losses or other claims in connection with the certificates or the mortgage loans other than the repurchase or substitution of the mortgage loans by the Depositor or an affiliate of the Depositor, if specifically disclosed in the related prospectus supplement.

The certificate of incorporation, as amended, of the Depositor provides that a director of the corporation shall not be liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent that the exemption from liability or limitation of liability is not permitted under the Delaware General Corporation Law as currently in effect or as may be amended. In addition, the bylaws of the Depositor provide that the Depositor shall indemnify to the full extent permitted by law any person made or threatened to be made a party to any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that the person or the person’s testator or intestate is or was a director, officer or employee of the Depositor or serves or served, at the request of the Depositor, any other enterprise as a director, officer or employee. Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the “Securities Act”), may be permitted to directors, officers and controlling persons of the Depositor pursuant to the foregoing provisions, or otherwise, the Depositor has been advised that, in the opinion of the SEC, the indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

THE SPONSORS

The prospectus supplement for each series of securities will identify and provide information as to the sponsor or sponsors for the related series.

USE OF PROCEEDS

The Depositor intends to apply all or substantially all of the net proceeds from the sale of each series offered in this prospectus and by the related prospectus supplement to acquire the mortgage loans relating to the series, to establish any reserve funds for the series, to obtain other credit enhancement, if any, for the series, to pay costs incurred in connection with structuring and issuing the certificates and for general corporate purposes. Certificates may be exchanged by the Depositor for mortgage loans.

DESCRIPTION OF THE CERTIFICATES*

The certificates of each series will be issued pursuant to a pooling and servicing agreement (the “Agreement”) to be entered into among the Depositor, the Master Servicer, the Special Servicer, if any, and the Trustee for that series and any other parties described in the related prospectus supplement, substantially in the form filed as an exhibit to the registration statement of which this prospectus is a part or in such other form as may be described in the related prospectus supplement. The following summaries describe certain provisions expected to be common to each series and the Agreement with

*           Whenever used in this prospectus the terms “certificates”, “trust fund” and “mortgage pool” will be deemed to apply, unless the context indicates otherwise, to a specific series of certificates, the trust fund underlying the related series and the related mortgage pool.

respect to the underlying Trust Fund. However, the prospectus supplement for each series will describe more fully additional characteristics of the certificates offered in that prospectus supplement and any additional provisions of the related Agreement.

At the time of issuance, it is anticipated that the offered certificates of each series will be rated “investment grade”, typically one of the four highest generic rating categories, by at least one nationally recognized statistical rating organization (“NRSRO”) within the meaning of Section 3(a)(62) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), at the request of the Depositor. Each of the NRSROs engaged by the Depositor to rate the offered certificates of the related series will be referred to as a “Rating Agency” in the related prospectus supplement. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning Rating Agency. We cannot assure you as to whether any NRSRO not requested to rate the offered certificates will nonetheless issue a rating and, if so, what the rating would be. A rating assigned to the offered certificates by an NRSRO that has not been requested by the Depositor to do so may be lower than the rating assigned by a Rating Agency pursuant to the Depositor’s request, and may adversely impact the liquidity, market value and regulatory characteristics of those offered certificates.  Further, the SEC may determine that a Rating Agency rating the offered certificates no longer qualifies as an NRSRO, or is no longer qualified to rate such offered certificates, which may also adversely impact the liquidity, market value and regulatory characteristics of those offered certificates.

General

The certificates of each series will be issued in registered or book-entry form and will represent beneficial ownership interests in a trust created pursuant to the Agreement for the series. The assets in the trust (collectively, the “Trust Fund”) for each series will consist of the following, to the extent provided in the Agreement:

(i)             a pool primarily of mortgage loans secured by first, second or third liens on commercial real estate, multifamily and/or mixed residential/commercial properties conveyed to the Trustee pursuant to the Agreement;

(ii)             all payments on or collections in respect of the mortgage loans due on or after the date specified in the related prospectus supplement; and

(iii)            all property acquired by foreclosure or deed in lieu of foreclosure with respect to the mortgage loans.

In addition, the Trust Fund for a series may include various forms of credit enhancement.  Credit enhancement may be in the form of the subordination of one or more classes of the certificates of the series, the establishment of one or more reserve funds, overcollateralization, a letter of credit, certificate guarantee insurance policies or the use of cross-support features, or any combination of the foregoing.  See “CREDIT ENHANCEMENT” in this prospectus. These other assets, if any, will be described more fully in the related prospectus supplement.

The prospectus supplement for any series will describe any specific features of the transaction established in connection with the holding of the underlying mortgage pool. If specified in the related prospectus supplement, certificates of a given series may be issued in a single class or two or more classes which may pay interest at different rates, may represent different allocations of the right to receive principal and interest payments, and certain of which may be subordinated to other classes in the event of shortfalls in available cash flow from the underlying mortgage loans or realized losses on the underlying mortgage loans. Alternatively, or in addition, if so specified in the related prospectus supplement, classes may be structured to receive principal payments in sequence. The related prospectus supplement may provide that each class in a group of classes structured to receive sequential payments of principal will be entitled to be paid in full before the next class in the group is entitled to receive any principal payments, or may provide for partially concurrent principal payments among one or more of the classes. If so specified in the related prospectus supplement, a class of offered certificates may also provide for payments of principal only or interest only or for disproportionate payments of principal and interest. Subordinate

Certificates of a given series of offered certificates may be offered in the same prospectus supplement as the Senior Certificates of the series or may be offered in a separate prospectus supplement or may be offered in one or more transactions exempt from the registration requirements of the Securities Act. Each class of offered certificates of a series will be issued in the minimum denominations specified in the related prospectus supplement.

The prospectus supplement for any series including types of classes similar to any of those described above will contain a description of their characteristics and risk factors, including, as applicable:

(i)              mortgage principal prepayment effects on the weighted average lives of the classes;

(ii)             the risk that interest only, or disproportionately interest weighted, classes purchased at a premium may not return their purchase prices under rapid prepayment scenarios; and

(iii)            the degree to which an investor’s yield is sensitive to principal prepayments.

The offered certificates of each series will be freely transferable and exchangeable at the office specified in the related Agreement and prospectus supplement; provided, however, that certain classes of offered certificates may be subject to transfer restrictions described in the related prospectus supplement.

If specified in the related prospectus supplement, the offered certificates may be transferable only in book-entry form through the facilities of the Depository or another depository identified in the prospectus supplement.

If the certificates of a class are transferable only on the books of The Depository Trust Company (the “Depository”), no person acquiring a certificate that is in book-entry form (each, a “beneficial owner”) will be entitled to receive a physical certificate representing the certificate except in the limited circumstances described in the related prospectus supplement. Instead, the certificates will be registered in the name of a nominee of the Depository, and beneficial interests in the certificates will be held by investors through the book-entry facilities of the Depository, as described in this prospectus. The Depositor has been informed by the Depository that its nominee will be Cede & Co. Accordingly, Cede & Co. is expected to be the holder of record of any certificates that are in book-entry form.

If the certificates of a class are transferable only on the books of the Depository, each beneficial owner’s ownership of the certificate will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary (each, a “Financial Intermediary”) that maintains the beneficial owner’s account for this purpose. In turn, the Financial Intermediary’s ownership of the certificate will be recorded on the records of the Depository (or of a participating firm that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of the Depository, if the beneficial owner’s Financial Intermediary is not a Depository participant). Beneficial ownership of a book-entry certificate may only be transferred in compliance with the procedures of the Financial Intermediaries and Depository participants. Because the Depository can act only on behalf of participants, who in turn act on behalf of indirect participants and certain banks, the ability of a beneficial owner to pledge book-entry certificates to persons or entities that do not participate in the Depository system, or to otherwise act with respect to the book-entry certificates, may be limited due to the lack of a physical certificate for the book-entry certificates.

The Depository, which is a New York-chartered limited purpose trust company, performs services for its participants, some of whom (and/or their representatives) own the Depository. In accordance with its normal procedure, the Depository is expected to record the positions held by each Depository participant in the book-entry certificates, whether held for its own account or as a nominee for another person. In general, beneficial ownership of certificates will be subject to the rules, regulations and procedures governing the Depository and Depository participants as are in effect from time to time.

If the offered certificates are transferable on the books of the Depository, the Depository, or its nominee as record holder of the offered certificates, will be recognized by the Depositor and the Trustee as the owner of the certificates for all purposes, including notices and consents. In the event of any solicitation of consents from or voting by Certificateholders pursuant to the Agreement, the Trustee or other applicable certificate registrar may establish a reasonable record date and give notice of the record date to the Depository. In turn, the Depository will solicit votes from the beneficial owners in accordance with its normal procedures, and the beneficial owners will be required to comply with the procedures in order to exercise their voting rights through the Depository.

Distributions of principal of and interest on the book-entry certificates will be made on each Distribution Date to the Depository or its nominee. The Depository will be responsible for crediting the amount of the payments to the accounts of the applicable Depository participants in accordance with the Depository’s normal procedures. Each Depository participant will be responsible for disbursing the payments to the beneficial owners for which it is holding book-entry certificates and to each Financial Intermediary for which it acts as agent. Each Financial Intermediary will be responsible for disbursing funds to the beneficial owners of the book-entry certificates that it represents.

In the event a depository other than the Depository is identified in a prospectus supplement, information similar to that set forth above will be provided with respect to the depository and its book-entry facilities in the prospectus supplement.

Distributions on Certificates

Distributions of principal and interest on the certificates of each series will be made to the registered holders of these certificates (“Certificateholders” or “Holders”) by the Trustee (or any other paying agent as may be identified in the related prospectus supplement) on the day (the “Distribution Date”) specified in the related prospectus supplement, beginning in the period specified in the related prospectus supplement following the establishment of the related Trust Fund. Distributions for each series will be made by check mailed to the address of the person entitled to the distribution as it appears on the certificate register for the series maintained by the Trustee (or any other paying agent as may be identified in the related prospectus supplement), by wire transfer or by any other method as is specified in the related prospectus supplement. The final distribution in retirement of the certificates of each series will be made upon presentation and surrender of the certificates at the office or agency specified in the notice to the Certificateholders of the final distribution, or in any other manner specified in the related prospectus supplement. In addition, the prospectus supplement relating to each series will set forth the applicable due period, prepayment period, record date, Cut-Off Date and determination date in respect of each series of certificates.

With respect to each series of certificates on each Distribution Date, the Trustee (or any other paying agent as may be identified in the related prospectus supplement) will distribute to the Certificateholders the amounts of principal and/or interest, calculated as described in the related prospectus supplement, that are due to be paid on the Distribution Date. In general, the amounts will include previously undistributed payments of principal (including principal prepayments, if any) and interest on the mortgage loans (or amounts in respect of the mortgage loans) received by the Trustee (or any other paying agent as may be identified in the related prospectus supplement) after a date specified in the related prospectus supplement (the “Cut-Off Date”) and prior to the day preceding each Distribution Date specified in the related prospectus supplement.

The related prospectus supplement for any series of certificates will specify, for any Distribution Date on which the principal balance of the mortgage loans is reduced due to losses, the priority and manner in which the losses will be allocated. As more fully described in the related prospectus supplement, losses on mortgage loans generally will be allocated after all proceeds of defaulted mortgage loans have been received by reducing the outstanding principal amount of the most subordinate outstanding class of certificates. If specified in the related prospectus supplement, losses may be estimated on the basis of a qualified appraisal of the Mortgaged Property and allocated prior to the final liquidation of the Mortgaged Property. The related prospectus supplement for any series of certificates also will specify the manner in which principal prepayments, negative amortization and interest shortfalls will be allocated among the classes of certificates.

Accounts

It is expected that the Agreement for each series of certificates will provide that the Trustee (or any other paying agent as may be identified in the related prospectus supplement) establish an account (the “Distribution Account”) into which the Master Servicer will deposit amounts held in the Collection Account and from which account distributions will be made with respect to a given Distribution Date. On each Distribution Date, the Trustee (or any other paying agent as may be identified in the related prospectus supplement) will apply amounts on deposit in the Distribution Account generally to make distributions of interest and principal to the Certificateholders in the manner described in the related prospectus supplement.

It is also expected that the Agreement for each series of certificates will provide that the Master Servicer establish and maintain a special trust account (the “Collection Account”) in the name of the Trustee for the benefit of Certificateholders. As more fully described in the related prospectus supplement, the Master Servicer will deposit into the Collection Account (other than in respect of principal of, or interest on, the mortgage loans due on or before the Cut-Off Date):

(1)      all payments on account of principal, including principal prepayments, on the mortgage loans;

(2)      all payments on account of interest on the mortgage loans and all Prepayment Premiums;

(3)      all proceeds from any insurance policy relating to a mortgage loan (“Insurance Proceeds”) other than proceeds applied to restoration of the related Mortgaged Property or otherwise applied in accordance with the terms of the related mortgage loans;

(4)      all proceeds from the liquidation of a mortgage loan, including the sale of any Mortgaged Property acquired on behalf of the Trust Fund through foreclosure or deed in lieu of foreclosure (“REO Property”);

(5)      all proceeds received in connection with the taking of a Mortgaged Property by eminent domain other than proceeds applied to restoration of the related Mortgaged Property or otherwise applied in accordance with the terms of the related mortgage loans;

(6)      any amounts required to be deposited in connection with the application of co-insurance clauses, flood damage to REO Properties and blanket policy deductibles;

(7)      any amounts required to be deposited from income with respect to any REO Property and deposited in the REO Account (to the extent the funds in the REO Account exceed the expenses of operating and maintaining REO Properties and reserves established for those expenses); and

(8)      any amounts received from borrowers which represent recoveries of Property Protection Expenses to the extent not retained by the Master Servicer to reimburse it for those expenses.

The Special Servicer, if any, will be required to remit, as specified in the related prospectus supplement, to the Master Servicer or the Trustee (or any other paying agent as may be identified in the related prospectus supplement) any amounts of the types described above that it receives in respect of the Specially Serviced Mortgage Loans. “Prepayment Premium” means any premium or yield maintenance charge paid or payable by the related borrower in connection with any principal prepayment on any mortgage loan. “Property Protection Expenses” comprise certain costs and expenses incurred in connection with defaulted mortgage loans, acquiring title or management of REO Property or the sale of defaulted mortgage loans or REO Properties, as more fully described in the related Agreement.

As set forth in the Agreement for each series, the Master Servicer will be entitled to make from time to time certain withdrawals from the Collection Account or advance amounts to, among other things:

(i)              remit certain amounts for the related Distribution Date into the Distribution Account;

(ii)             to the extent specified in the related prospectus supplement, reimburse Property Protection Expenses and pay taxes, assessments and insurance premiums and certain third-party expenses in accordance with the Agreement;

(iii)            pay accrued and unpaid servicing fees to the Master Servicer out of all mortgage loan collections; and

(iv)            reimburse the Master Servicer, the Special Servicer, if any, the Trustee (or any other paying agent as may be identified in the related prospectus supplement) and the Depositor for certain expenses and provide indemnification to the Depositor, the Master Servicer, the Trustee (or any other paying agent as may be identified in the related prospectus supplement) and, if applicable, the Special Servicer, as described in the Agreement.

The amounts at any time credited to the Collection Account may be invested in Permitted Investments that are payable on demand or in general mature or are subject to withdrawal or redemption on or before the business day preceding the next succeeding Master Servicer Remittance Date. The Master Servicer will be required to remit amounts required for distribution to Certificateholders to the Distribution Account on the business day preceding the related Distribution Date that is specified in the related prospectus supplement (the “Master Servicer Remittance Date”). The income from the investment of funds in the Collection Account in Permitted Investments either will constitute additional servicing compensation for the Master Servicer, and the risk of loss of funds in the Collection Account resulting from the investments will be borne by the Master Servicer, or will be remitted to the Certificateholders or other persons specified in the related prospectus supplement. The amount of any of those losses will be required to be deposited by the Master Servicer in the Collection Account immediately as realized.

It is expected that the Agreement for each series of certificates will provide that a special trust account (the “REO Account”) will be established and maintained in order to be used in connection with each REO Property and, if specified in the related prospectus supplement, certain other Mortgaged Properties. To the extent set forth in the Agreement, certain withdrawals from the REO Account will be made to, among other things:

(i)              make remittances to the Collection Account as required by the Agreement;

(ii)             pay taxes, assessments, insurance premiums, other amounts necessary for the proper operation, management and maintenance of the REO Properties and any other specified Mortgaged Properties and certain third-party expenses in accordance with the Agreement (including expenses relating to any appraisal, property inspection and environmental assessment reports required by the Agreement); and

(iii)            provide for the reimbursement of certain expenses in respect of the REO Properties and the other specified Mortgaged Properties.

The amount at any time credited to each REO Account will be fully insured to the maximum coverage possible or will be invested in Permitted Investments that mature, or are subject to withdrawal or redemption, on or before the business day on which the amounts are required to be remitted to the Master Servicer for deposit in the Collection Account. The income from the investment of funds in the REO Account in Permitted Investments shall be deposited in the REO Account for remittance to the Collection Account, and the risk of loss of funds in the REO Account resulting from the investments will be borne by the Trust Fund or by the person described in the prospectus supplement.

“Permitted Investments” will consist of certain high quality debt obligations consistent with the ratings criteria of, or otherwise satisfactory to, the Rating Agencies.

Amendment

The Agreement for each series may provide that it may be amended by the parties to the Agreement without the consent of any of the Certificateholders, to the extent specified in the related prospectus supplement:

(i)              to cure any ambiguity;

(ii)             to correct or supplement any provision in the Agreement that may be inconsistent with any other provision in the Agreement;

(iii)            to make other provisions with respect to matters or questions arising under the Agreement which are not materially inconsistent with the provisions of the Agreement; or

(iv)            for the other reasons specified in the related prospectus supplement.

To the extent specified in the Agreement, each Agreement also will provide that it may be amended by the parties to the Agreement with the consent of the Holders of certificates representing an aggregate outstanding principal amount of not less than 66 2/3% (or any other percentage as may be specified in the related prospectus supplement) of each class of certificates affected by the proposed amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Agreement or modifying in any manner the rights of Certificateholders; provided, however, that this amendment may not, among other things:

●
reduce in any manner the amount of, or delay the timing of, payments received on mortgage loans which are required to be distributed on any certificate without the consent of each affected Certificateholder; or

●
reduce the aforesaid percentage of certificates of any class the Holders of which are required to consent to any amendment, without the consent of the Holders of all certificates of that class then outstanding.

Further, the Agreement for each series may provide that the parties to the Agreement, at any time and from time to time, without the consent of the Certificateholders, may amend the Agreement to modify, eliminate or add to any of its provisions to the extent as shall be necessary to maintain the qualification of the Trust Fund as a “real estate mortgage investment conduit” (a “REMIC” ) or grantor trust, as the case may be, or to prevent the imposition of any additional state or local taxes, at all times that any of the certificates are outstanding; provided, however, that (unless otherwise disclosed in the related prospectus supplement) the action, as evidenced by an opinion of counsel acceptable to the Trustee, is necessary or helpful to maintain the qualification or to prevent the imposition of any taxes, and would not adversely affect in any material respect the interest of any Certificateholder.

The Agreement relating to each series may provide that no amendment to the Agreement will be made unless there has been delivered in accordance with the Agreement an opinion of counsel to the effect that the amendment will not cause the series to fail to qualify as a REMIC or grantor trust at any time that any of the certificates are outstanding or cause a tax to be imposed on the Trust Fund under the provisions of the Code.

The prospectus supplement for a series may describe other or different provisions concerning the amendment of the related Agreement.

Termination

As may be more fully described in the related prospectus supplement, the obligations of the parties to the Agreement for each series will terminate upon:

(i)              the purchase of all of the assets of the related Trust Fund, as described in the related prospectus supplement;

(ii)             the later of (a) the distribution to Certificateholders of that series of final payment with respect to the last outstanding mortgage loan or (b) the disposition of all property acquired upon foreclosure or deed in lieu of foreclosure with respect to the last outstanding mortgage loan and the remittance to the Certificateholders of all funds due under the Agreement;

(iii)            the sale of the assets of the related Trust Fund after the principal amounts of all certificates have been reduced to zero under certain circumstances set forth in the Agreement; or

(iv)            mutual consent of the parties and all Certificateholders.

With respect to each series, the Trustee will give or cause to be given written notice of termination of the Agreement in the manner described in the related Agreement to each Certificateholder and the final distribution will be made only upon surrender and cancellation of the related certificates in the manner described in the Agreement.

Reports to Certificateholders

Concurrently with each distribution for each series, the Trustee (or any other paying agent as may be identified in the related prospectus supplement) will make available to each Certificateholder several monthly reports setting forth the information as is specified in the Agreement and described in the related prospectus supplement, which may include the following information, if applicable:

(i)              information as to principal and interest distributions, principal amounts, Advances and scheduled principal balances of the mortgage loans;

(ii)             updated information regarding the mortgage loans and a loan-by-loan listing showing certain information which may include loan name, property type, location, unpaid principal balance, interest rate, paid through date and maturity date, which loan-by-loan listing may be made available electronically;

(iii)            financial information relating to the underlying Mortgaged Properties;

(iv)            information with respect to delinquent mortgage loans;

(v)             information on mortgage loans which have been modified; and

(vi)            information with respect to REO Properties.

The Master Servicer or the Trustee (or any other paying agent as may be identified in the related prospectus supplement) will be required to mail or otherwise make available to Holders of offered certificates of each series periodic unaudited reports concerning the related Trust Fund. Unless and until definitive certificates are issued, the reports may be sent on behalf of the related Trust Fund to Cede & Co., as nominee of the Depository and other registered Holders of the offered certificates, pursuant to the applicable Agreement. If so specified in the related prospectus supplement, the reports may be sent to beneficial owners identified to the Master Servicer or the Trustee (or any other paying agent as may be identified in the related prospectus supplement). The reports may also be available to holders of interests in the certificates upon request to their respective Depository participants. We will file or cause to be filed with the SEC the periodic reports with respect to each Trust Fund as are required under the Exchange Act, and the rules and regulations of the SEC under the Exchange Act. Reports that we have filed with the SEC pursuant to the Exchange Act will be filed by means of the Electronic Data Gathering, Analysis and Retrieval (“EDGAR”) system and, therefore, should be available at the SEC’s site on the World Wide Web.

Exchangeable Certificates

If specified in the related prospectus supplement, a series of certificates may include one or more classes that are “exchangeable certificates” (“Exchangeable Certificates”). In any of these series, the holders of one or more of the classes of Exchangeable Certificates will be entitled, after notice and payment to the trustee (or any other paying agent as may be identified in the related prospectus supplement) of an exchange fee, to exchange all or a portion of those classes of Exchangeable Certificates for proportionate interests in one or more other specified classes of related Exchangeable Certificates in such series.

If a series includes Exchangeable Certificates as described in the related prospectus supplement, all of these classes of Exchangeable Certificates will be listed in the related prospectus supplement. The classes of certificates that are exchangeable for one another will be referred to in the related prospectus supplement as “related” to each other, and each related grouping of Exchangeable Certificates will be referred to as a “combination.”  Each combination of Exchangeable Certificates will be issued by the related Trust Fund.  At any time after their initial issuance, any class of Exchangeable Certificates may be exchanged for the related class or classes of Exchangeable Certificates. In some cases, multiple classes of Exchangeable Certificates may be exchanged for one or more classes of related Exchangeable Certificates.

The descriptions in the related prospectus supplement of the certificates of a series that includes Exchangeable Certificates, including descriptions of principal and interest distributions, registration and denomination of securities, credit enhancement, yield and prepayment considerations, tax and investment legal considerations and considerations of ERISA also will apply to each class of Exchangeable Certificates. The related prospectus supplement will separately describe the yield and prepayment considerations applicable to, and the risks of investment in each class of Exchangeable Certificates. For example, separate decrement tables and yield tables, if applicable, will be included for each class of Exchangeable Certificates.

Exchanges.  If a holder of Exchangeable Certificates elects to exchange its Exchangeable Certificates for related Exchangeable Certificates, then:

●
the aggregate principal balance of the related Exchangeable Certificates received in the exchange, immediately after the exchange, will equal the aggregate principal balance, immediately prior to the exchange, of the Exchangeable Certificates so exchanged (for purposes of an exchange, interest-only classes of Exchangeable Certificates will have a principal balance of zero);

●
the aggregate amount of interest distributable on each distribution date with respect to the related Exchangeable Certificates received in the exchange will equal the aggregate amount of interest distributable on each distribution date with respect to the Exchangeable Certificates so exchanged; and

●	the class or classes of Exchangeable Certificates will be exchanged in the applicable proportions, if any, described in the related prospectus supplement.

Different Types of Combinations May Exist. Any individual series of certificates may have multiple types of combinations. Some examples of combinations of Exchangeable Certificates that differ in their interest characteristics include:

●
A class of Exchangeable Certificates with an interest rate that varies directly with changes in an index and a class of Exchangeable Certificates with an interest rate that varies indirectly with changes in the index may be exchangeable, together, for a related class of Exchangeable Certificates with a fixed interest rate. In such a combination, the classes of Exchangeable

Certificates with interest rates that vary with an index would produce, in the aggregate, an annual interest amount equal to that generated by the related class of Exchangeable Certificates with a fixed interest rate. In addition, the aggregate principal balance of the two classes of Exchangeable Certificates with interest rates that vary with an index would equal the aggregate principal balance of the related class of Exchangeable Certificates with the fixed interest rate.

●
An interest-only class and a principal-only class of Exchangeable Certificates may be exchangeable, together, for a related class of Exchangeable Certificates that is entitled to both principal and interest distributions.  In such a combination, the aggregate principal balance of the related class would be equal to the aggregate principal balance of the principal-only class of Exchangeable Certificates, and the interest rate on the related class, when applied to the aggregate principal balance of this related class, would generate interest equal to the annual interest amount of the interest-only class of Exchangeable Certificates.

●
Two classes of principal and interest classes of Exchangeable Certificates with different fixed interest rates may be exchangeable, together, for a single class of related Exchangeable Certificates that is entitled to both principal and interest distributions.  In such a combination, the aggregate principal balance of the single class of related Exchangeable Certificates would be equal to the aggregate principal balance of the two classes of Exchangeable Certificates, and the single class of related Exchangeable Certificates would have a fixed interest rate that, when applied to the principal balance of the single class of Exchangeable Certificates, would generate  interest equal to the aggregate annual interest amount of the two classes of Exchangeable Certificates.

In some series, a Certificateholder may be able to exchange its Exchangeable Certificates for other related Exchangeable Certificates that have different principal distribution characteristics.  Some examples of combinations of Exchangeable Certificates that differ in the principal distribution characteristics include:

●
A class of Exchangeable Certificates that accretes all of its interest for a specified period, with the accreted amount added to the aggregate principal balance of the class of Exchangeable Certificates, and a second class of Exchangeable Certificates that receives principal distributions from these accretions, may be exchangeable, together, for a single class of related Exchangeable Certificates that receives distributions of interest continuously from the first distribution date on which it receives interest until it is retired.

●
A class of Exchangeable Certificates that is a planned amortization class, and a class of Exchangeable Certificates that only receives principal distributions on a distribution date if scheduled payments have been made on the planned amortization class, may be exchangeable, together, for a class of related Exchangeable Certificates that receives principal distributions without regard to the planned amortization schedule for the planned amortization class from the first distribution date on which it receives principal until it is retired.

A number of factors may limit the ability of a holder of Exchangeable Certificates to effect an exchange. For example, the Certificateholder must own, at the time of the proposed exchange, the class or classes of Exchangeable Certificates necessary to make the exchange in the necessary proportions. If a Certificateholder does not own the necessary classes of Exchangeable Certificates or does not own the necessary classes of Exchangeable Certificates in the proper proportions, the Certificateholder may not be able to obtain the desired classes of Exchangeable Certificates. The Certificateholder desiring to make the exchange may not be able to purchase the necessary class of Exchangeable Certificates from the then current owner at a reasonable price, or the necessary proportion of the needed class of Exchangeable Certificates may no longer be available due to principal payments or prepayments that have been applied to that class of Exchangeable Certificates.

Procedures.  The related prospectus supplement will describe the procedures that must be followed to make an exchange of Exchangeable Certificates.  A Certificateholder will be required to provide notice to the trustee (or any other paying agent as may be identified in the related prospectus supplement) prior to the proposed exchange date within the time period specified in the related prospectus supplement. The notice must include the outstanding principal or notional amount of the Exchangeable Certificates to be exchanged and the related securities to be received, and the proposed exchange date. When the trustee (or any other paying agent as may be identified in the related prospectus supplement) receives this notice, it will provide instructions to the Certificateholder regarding delivery of the Exchangeable Certificates and payment of the exchange fee. A Certificateholder’s notice to the trustee (or any other paying agent as may be identified in the related prospectus supplement) will become irrevocable on the second business day prior to the proposed exchange date specified in the related prospectus supplement. Any Exchangeable Certificates in book-entry form will be subject to the rules, regulations and procedures applicable to The Depository Trust Company’s book-entry securities.

If the related prospectus supplement describes exchange proportions for a combination of classes of Exchangeable Certificates, these proportions will be based on the original, rather than the outstanding, principal or notional amounts of these classes.

Distributions on an Exchangeable Certificate received in an exchange will be made as described in the related prospectus supplement.  Distributions will be made to the Certificateholder of record as of the applicable record date.

The Trustee

The Depositor will select a bank or trust company to act as trustee (the “Trustee”) under the Agreement for each series and the Trustee will be identified in the related prospectus supplement. The commercial bank or trust company serving as Trustee may have normal banking relationships with the Depositor, the Master Servicer, the Special Servicer, if any, and their respective affiliates.

THE MORTGAGE POOLS

General

Each mortgage pool will consist of one or more mortgage loans secured by first, second or more junior mortgages, deeds of trust or similar security instruments (“Mortgages”) on fee simple or leasehold interests in commercial real property, multifamily residential property, mixed residential/commercial property, and related property and interests (each interest or property, as the case may be, a “Mortgaged Property”). Each mortgage loan in a mortgage pool is referred to as a mortgage loan in this prospectus.

Mortgage loans will be of one or more of the following types:

1.             mortgage loans with fixed interest rates;

2.             mortgage loans with adjustable interest rates;

3.             mortgage loans with principal balances that fully amortize over their remaining terms to maturity or anticipated maturity date;

4.             mortgage loans whose principal balances do not fully amortize but instead provide for a substantial principal payment at the stated maturity or anticipated maturity date of the loan;

5.              mortgage loans that provide incentives (such as an increase in the applicable interest rate, among other things) for, but do not require, repayment in full on an anticipated repayment date prior to maturity;

6.             mortgage loans that provide for recourse against only the Mortgaged Properties; and

7.             mortgage loans that provide for recourse against the other assets of the related borrowers.

Certain mortgage loans may provide that scheduled interest and principal payments on those mortgage loans are applied first to interest accrued from the last date to which interest has been paid to the date the payment is received and the remaining balance is applied to principal, and other mortgage loans may provide for payment of interest in advance rather than in arrears.

Mortgage loans may also be secured by one or more assignments of leases and rents, management agreements, security agreements, or rents, fixtures and personalty or operating agreements relating to the Mortgaged Property and in some cases by certain letters of credit, personal guarantees or both. Pursuant to an assignment of leases and rents, the obligor on the related promissory note assigns its right, title and interest as landlord under each lease and the income derived from the lease to the related lender, while retaining a right, or in some cases a license, to collect the rents for so long as there is no default. If the borrower defaults, the license terminates and the related lender is entitled to collect the rents from tenants to be applied to the monetary obligations of the borrower. State law may limit or restrict the enforcement of the assignment of leases and rents by a lender until the lender takes possession of the related Mortgaged Property and a receiver is appointed. See “Certain Legal Aspects Of The Mortgage Loans—Leases and Rents” in this prospectus.

Certain mortgage loans may provide for “equity participations” which, as specified in the related prospectus supplement, may or may not be assigned to the Trust Fund. If so specified in the related prospectus supplement, the mortgage loans may provide for holdbacks of certain of the proceeds of the loans. In that event, the amount of the holdback may be deposited by the Depositor into an escrow account held by the Trustee as provided in the related prospectus supplement.

The mortgage loans will not be insured or guaranteed by the United States, any governmental agency or any private mortgage insurer.

The prospectus supplement relating to each series will generally provide specific information regarding the characteristics of the mortgage loans, as of the Cut-Off Date, including, among other things:

(i)             the aggregate principal balance of the mortgage loans and the largest, smallest and average principal balance of the mortgage loans;

(ii)            the types of properties securing the mortgage loans and the aggregate principal balance of the mortgage loans secured by each type of property;

(iii)           the interest rate or range of interest rates of the mortgage loans and the weighted average mortgage interest rate of the mortgage loans;

(iv)            the original and remaining terms to stated maturity of the mortgage loans and the seasoning of the mortgage loans;

(v)            the earliest and latest origination date and maturity date and the weighted average original and remaining terms to stated maturity of the mortgage loans;

(vi)            the current loan balance-to-original valuation ratios of the mortgage loans;

(vii)           the geographic distribution of the Mortgaged Properties underlying the mortgage loans;

(viii)          the minimum interest rates, margins, adjustment caps, adjustment frequencies, indices and other similar information applicable to adjustable rate mortgage loans;

(ix)           the debt service coverage ratios relating to the mortgage loans;

(x)            information with respect to the prepayment provisions, if any, of the mortgage loans;

(xi)           information as to the payment characteristics of the mortgage loans, including, without limitation, balloon payment and other amortization provisions; and

(xii)          payment delinquencies, if any, relating to the mortgage loans.

If specified in the related prospectus supplement, the Depositor may segregate the mortgage loans in a mortgage pool into separate mortgage loan groups (as described in the related prospectus supplement) as part of the structure of the payments of principal and interest on the certificates of a series. In that case, the Depositor may disclose the above-specified information by mortgage loan group.

In the event detailed information regarding the mortgage loans is not provided in the prospectus supplement or the composition of the mortgage loans changes in any material respect from that described in the related prospectus supplement, the Depositor will file a current report on Form 8-K (the “Form 8-K”) with the SEC on or prior to the date of the filing of the related prospectus supplement, which will set forth information with respect to the mortgage loans included in the Trust Fund for a series as of the initial issuance of each series of certificates (each, a “Closing Date”) as specified in the related prospectus supplement. The Form 8-K will be available to the Certificateholders of the related series promptly after its filing.

Underwriting and Interim Servicing Standards Applicable to the Mortgage Loans

The mortgage loans underlying the certificates of a series will be newly-originated or seasoned mortgage loans and will be purchased or otherwise acquired from third parties, which third parties may or may not be originators of the mortgage loans and may or may not be affiliates of the Depositor. The origination standards and procedures applicable to the mortgage loans may differ from series to series or among the mortgage loans in a given mortgage pool, depending on the identity of the originator or originators. In the case of seasoned mortgage loans, the procedures by which the mortgage loans have been serviced from their origination to the time of their inclusion in the related mortgage pool may also differ from series to series or among the mortgage loans in a given mortgage pool.

The related prospectus supplement for each series will provide information as to the origination standards and procedures applicable to the mortgage loans in the related mortgage pool and, to the extent applicable and material, will provide information as to the servicing of the mortgage loans prior to their inclusion in the mortgage pool.

Assignment of Mortgage Loans

At the time of issuance of the certificates of each series, the Depositor will cause the mortgage loans  to be assigned to the Trustee, together with, as more fully specified in the related prospectus supplement, all payments due on or with respect to the mortgage loans, other than principal and interest due on or before the Cut-Off Date and principal prepayments received on or before the Cut-Off Date. The Trustee, concurrently with the assignment, will execute and deliver certificates evidencing the beneficial ownership interests in the related Trust Fund to the Depositor in exchange for the mortgage loans. Each mortgage loan will be identified in a schedule appearing as an exhibit to the Agreement for the related series (the “Mortgage Loan Schedule”). The Mortgage Loan Schedule will include, among other things, as to each mortgage loan, information as to its outstanding principal balance as of the close of business on the Cut-Off Date, as well as information respecting the interest rate, the scheduled monthly (or other periodic) payment of principal and interest as of the Cut-Off Date and the maturity date of each mortgage loan.

In addition, the Depositor will, as to each mortgage loan, deliver to the Trustee or other designated custodian, to the extent required by the Agreement:

(i)              the mortgage note, endorsed to the order of the Trustee or in blank without recourse;

(ii)             the Mortgage and an executed assignment of the Mortgage in favor of the Trustee or otherwise as required by the Agreement;

(iii)            any assumption, modification or substitution agreements relating to the mortgage loan;

(iv)            a lender’s title insurance policy, together with its endorsements, or, in the case of mortgage loans that are not covered by title insurance, an attorney’s opinion of title issued as of the date of origination of the mortgage loan;

(v)             if the assignment of leases, rents and profits is separate from the Mortgage, an executed re-assignment of assignment of leases, rents and profits to the Trustee;

(vi)            a copy of any recorded UCC-1 financing statements and related continuation statements, together with (in the case of UCC-1 financing statements which are in effect as of the Closing Date) an original executed UCC-2 or UCC-3 statement, in a form suitable for filing, disclosing the assignment to the Trustee of a security interest in any personal property constituting security for the repayment of the Mortgage; and

(vii)            any other documents as may be described in the Agreement (the documents, collectively, the “Mortgage Loan File”).

Unless otherwise expressly permitted by the Agreement, all documents included in the Mortgage Loan File are to be original executed documents; provided, however, that in instances where the original recorded mortgage, mortgage assignment or any document necessary to assign the Depositor’s interest in the mortgage loan to the Trustee, as described in the Agreement, has been retained by the applicable jurisdiction or has not yet been returned from recordation, the Depositor may deliver a photocopy certified to be the true and complete copy of the original submitted for recording, and the Master Servicer will cause the original of each document which is unavailable because it is being or has been submitted for recordation and has not yet been returned, to be delivered to the Trustee as soon as available.

The Trustee or other designated custodian will hold the Mortgage Loan File for each mortgage loan in trust for the benefit of all Certificateholders. Pursuant to the Agreement, the Trustee or other designated custodian is obligated to review the Mortgage Loan File for each mortgage loan within a specified number of days after the execution and delivery of the Agreement. If any document in the Mortgage Loan File is found to be defective in any material respect, the Trustee or other designated custodian will promptly notify the Depositor, the originator of the related mortgage loan or any other party as is designated in the related Agreement (the “Responsible Party”) and the Master Servicer. To the extent described in the related prospectus supplement, if the Responsible Party cannot cure the defect within the time period specified in the related prospectus supplement, the Responsible Party will be obligated to either substitute the affected mortgage loan with a Substitute Mortgage Loan or Loans, or to repurchase the related mortgage loan from the Trustee, within the time period specified in the prospectus supplement at a price specified in the prospectus supplement, expected to be generally equal to (unless otherwise specified in the related prospectus supplement) the principal balance of the mortgage loan as of the date of purchase or, in the case of a series as to which an election has been made to treat the related Trust Fund as a REMIC, at any other price as may be necessary to avoid a tax on a prohibited transaction, as described in Section 860F(a) of the Code, in each case together with accrued interest at the applicable mortgage interest rate to the first day of the month following the repurchase, plus the amount of any unreimbursed advances made by the Master Servicer (or any other party as specified in the related Agreement) in respect of the mortgage loan (the “Repurchase Price”). This substitution or purchase obligation will constitute the sole remedy available to the Holders of certificates or the Trustee for a material defect in a constituent document.

Representations and Warranties

To the extent specified in the related prospectus supplement, the Responsible Party with respect to each mortgage loan will have made certain representations and warranties in respect of the mortgage loan and the representations and warranties will have been assigned to the Trustee and/or the Depositor will have made certain representations and warranties in respect of the mortgage loans directly to the Trustee. Certain of the representations and warranties will be set forth in an annex to the related prospectus supplement. Upon the discovery of the breach of any representation or warranty in respect of a mortgage loan that materially and adversely affects the interests of the Certificateholders of the related series, the Responsible Party or the Depositor, as the case may be, will be obligated either to cure the breach in all material respects within the time period specified in the prospectus supplement, to replace the affected mortgage loan (or a portion thereof) with a Substitute Mortgage Loan or Loans or to repurchase the mortgage loan (or a portion thereof) at a price specified in the prospectus supplement, expected to be generally equal to the Repurchase Price. The Master Servicer, the Special Servicer or the Trustee will be required to enforce the obligation of the Responsible Party or the Depositor for the benefit of the Trustee and the Certificateholders, following the practices it would employ in its good faith business judgment were it the owner of the mortgage loan. Subject to the ability of the Responsible Party or the Depositor to cure the breach in all material respects or deliver Substitute Mortgage Loans for certain mortgage loans as described below, the repurchase or substitution obligation will constitute the sole remedy available to the Certificateholders of the series for a breach of a representation or warranty by the Responsible Party or the Depositor.

The proceeds of any repurchase of a mortgage loan will be deposited, subject to certain limitations set forth in the related Agreement, into the Collection Account.

If permitted by the related Agreement for a series, within the period of time specified in the related prospectus supplement, following the date of issuance of a series of certificates, the Responsible Party or the Depositor, as the case may be, may deliver to the Trustee mortgage loans (“Substitute Mortgage Loans”) in substitution for any one or more of the mortgage loans (“Defective Mortgage Loans”) initially included in the Trust Fund but which do not conform in one or more respects to the description of the mortgage loans contained in the related prospectus supplement, as to which a breach of a representation or warranty is discovered, which breach materially and adversely affects the interests of the Certificateholders, or as to which a document in the related Mortgage Loan File is defective in any material respect. The required characteristics of any Substitute Mortgage Loan will generally include, among other things, that the Substitute Mortgage Loan on the date of substitution, will:

(i)              have an outstanding principal balance, after deduction of all scheduled payments due in the month of substitution, not in excess of the outstanding principal balance of the Defective Mortgage Loan (the amount of any shortfall to be distributed to Certificateholders in the month of substitution);

(ii)             have a mortgage interest rate not less than (and not more than 1% greater than) the mortgage interest rate of the Defective Mortgage Loan;

(iii)            have a remaining term to maturity not greater than (and not more than one year less than) that of the Defective Mortgage Loan; and

(iv)            comply with all of the representations and warranties set forth in the Agreement as of the date of substitution.

If so specified in the related prospectus supplement, other entities may also make representations and warranties with respect to the mortgage loans included in a mortgage pool. The other entity will generally have the same obligations with respect to the representations and warranties as the Responsible Party or the Depositor as more fully described in the prospectus supplement.

A brief summary of certain representations and warranties that are applicable to a particular series will be described in the prospectus supplement.

SERVICING OF THE MORTGAGE LOANS

General

The prospectus supplement related to a series will identify the master servicer (the “Master Servicer”) to service and administer the mortgage loans as described below, and will set forth certain information concerning the Master Servicer. The Master Servicer will be responsible for servicing the mortgage loans pursuant to the Agreement for the related series. The Master Servicer may have other business relationships with the Depositor and its affiliates.

If so specified in the related prospectus supplement, the servicing of certain mortgage loans that are in default or otherwise require special servicing (the “Specially Serviced Mortgage Loans”) will be performed by a special servicer (the “Special Servicer”). Certain information concerning the Special Servicer and the standards for determining which mortgage loans will become Specially Serviced Mortgage Loans will be set forth in the prospectus supplement. Subject to the terms of the related Agreement, the Special Servicer (and not the Master Servicer) will then be responsible for:

●	negotiating modifications, waivers, amendments and other forbearance arrangements with the borrower of any Specially Serviced Mortgage Loan, subject to the limitations described under

“—Modifications, Waivers and Amendments” below;

●	foreclosing on the Specially Serviced Mortgage Loan if no suitable arrangements can be made to cure the default in the manner specified in the related prospectus supplement; and

●	supervising the management and operation of the related Mortgaged Property if acquired through foreclosure or a deed in lieu of foreclosure.

The Special Servicer may have other business relationships with the Depositor and its affiliates.

If specified in the prospectus supplement for a series of certificates, certain of the duties specified in the prospectus supplement as Master Servicer duties may be performed by the Special Servicer.

The Master Servicer and the Special Servicer, if any, may subcontract the servicing of all or a portion of the mortgage loans to one or more sub-servicers, in accordance with the terms of the related Agreement. The sub-servicers may have other business relationships with the Depositor and its affiliates.

Servicing Standards

The Master Servicer and the Special Servicer, if any, will be required to service and administer the mortgage loans in accordance with the servicing standards described in the related Agreement. The servicing standards are generally expected to provide that the mortgage loans are serviced and administered solely in the best interests of and for the benefit of the Certificateholders (as if they were one lender), in accordance with the terms of the Agreement and the mortgage loans and, to the extent consistent with the terms, in the same manner in which, and with the same care, skill, prudence and diligence with which, it services and administers similar mortgage loans in other portfolios, giving due consideration to the customary and usual standards of practice of prudent institutional commercial mortgage lenders and loan servicers.

Operating Advisor

If so specified in the related prospectus supplement, an advisor (the “Operating Advisor”) may be selected to approve, direct or consult with, the special servicer as to recommendations of the Special Servicer with respect to certain decisions relating to the servicing of the Specially Serviced Mortgage Loans. The related prospectus supplement will provide specific information with respect to the following matters: (i) the duration of the term of the Operating Advisor; (ii) the method of selection of the Operating Advisor; (iii) certain decisions as to which the Operating Advisor may be entitled to approve or consult regarding certain actions of the Special Servicer (for example, foreclosure of a Mortgaged Property securing a Specially Serviced Mortgage Loan, modification of a Specially Serviced Mortgage Loan, and extension of the maturity of a Specially Serviced Mortgage Loan beyond a specified term) and (iv) the information, recommendations and reports to be provided to the Operating Advisor by the Special Servicer.

Collections and Other Servicing Procedures

The Master Servicer and, with respect to any Specially Serviced Mortgage Loans, the Special Servicer, if any, will make efforts to collect all payments called for under the mortgage loans and will, consistent with the related Agreement, follow the collection procedures as it deems necessary or desirable. Consistent with the above, the Master Servicer or Special Servicer, if any, may have the discretion under the Agreement for the related series to waive any late payment or assumption charge or penalty interest in connection with any late payment or assumption of a mortgage loan and to extend the due dates for payments due on a mortgage note.

It is expected that the Agreement for each series will provide that the Master Servicer establish and maintain an escrow account in which the Master Servicer will be required to deposit amounts received from each borrower, if required by the terms of the mortgage loan, for the payment of taxes, assessments, certain mortgage and hazard insurance premiums and other comparable items. The Special Servicer, if any, will be required to remit amounts received for those purposes on mortgage loans serviced by it for deposit in the escrow account and will be entitled to direct the Master Servicer to make withdrawals from the escrow account as may be required for the servicing of the mortgage loans. Withdrawals from the escrow account may be made to effect timely payment of taxes, assessments, mortgage and hazard insurance premiums and comparable items, to refund to borrowers amounts determined to be overages, to remove amounts deposited in the escrow account in error, to pay interest to borrowers on balances in the escrow account, if required, to repair or otherwise protect the Mortgaged Properties and to clear and terminate the account. The Master Servicer, or any other person as may be specified in the related prospectus supplement, will be entitled to all income on the funds in the escrow account invested in Permitted Investments not required to be paid to borrowers under applicable law. The Master Servicer will be responsible for the administration of the escrow account. If amounts on deposit in the escrow account are insufficient to pay any tax, insurance premium or other similar item when due, the item will be payable from amounts on deposit in the Collection Account or otherwise in the manner set forth in the prospectus supplement and the Agreement for the related series.

Insurance

The Agreement for each series will require that the Master Servicer maintain or require each borrower to maintain insurance in accordance with the related Mortgage, which generally will include a standard fire and hazard insurance policy with extended coverage. To the extent required by the related Mortgage, the coverage of each standard hazard insurance policy will be in an amount that is not less than the lesser of 90% of the replacement cost of the improvements securing the mortgage loan or the outstanding principal balance owing on the mortgage loan. The related Agreement may require that if a Mortgaged Property is located in a federally designated special flood hazard area, the Master Servicer must maintain or require the related borrower to maintain, in accordance with the related Mortgage, flood insurance in an amount equal to the lesser of the unpaid principal balance of the related mortgage loan and the maximum amount obtainable with respect to the Mortgaged Property. To the extent set forth in the related prospectus supplement, the cost of any insurance maintained by the Master Servicer will be an expense of the Trust Fund payable out of the Collection Account.

The Master Servicer or, if so specified in the related prospectus supplement, the Special Servicer, if any, will cause to be maintained fire and hazard insurance with extended coverage on each REO Property in an amount expected to generally be equal to the greater of (i) an amount necessary to avoid the application of any coinsurance clause contained in the related insurance policy and (ii) 90% of the replacement cost of the improvements which are a part of the property. The cost of fire and hazard insurance with respect to an REO Property will be an expense of the Trust Fund payable out of amounts on deposit in the related REO Account or, if the amounts are insufficient, from the Collection Account. The related Agreement may also require the Master Servicer or, if so specified in the related prospectus supplement, the Special Servicer, if any, to maintain flood insurance providing substantially the same coverage as described above on any REO Property which is located in a federally designated special flood hazard area.

The related Agreement may provide that the Master Servicer or the Special Servicer, if any, as the case may be, may satisfy its obligation to cause hazard policies to be maintained by maintaining a master, or single interest, insurance policy insuring against losses on the mortgage loans or REO Properties, as the case may be. The incremental cost of the insurance allocable to any particular mortgage loan, if not borne by the related borrower, may be an expense of the Trust Fund. Alternatively, if permitted in the related Agreement, the Master Servicer may satisfy its obligation by maintaining, at its expense, a blanket policy (i.e., not a single interest or master policy) insuring against losses on the mortgage loans or REO Properties, as the case may be. If a blanket policy contains a deductible clause, the Master Servicer or the Special Servicer, if any, as the case may be, will be obligated to deposit in the Collection Account all sums which would have been deposited in the Collection Account but for the clause.

In general, the standard form of fire and hazard extended coverage policy will cover physical damage to, or destruction of, the improvements on the Mortgaged Property caused by fire, lightning, explosion, smoke, windstorm, hail, riot, strike and civil commotion, subject to the conditions and exclusions particularized in each policy. Since the standard hazard insurance policies relating to the mortgage loans generally will be underwritten by different insurers and will cover Mortgaged Properties located in various jurisdictions, the policies will not contain identical terms and conditions. The most significant terms in the policies, however, generally will be determined by state law and conditions. Most policies typically will not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), nuclear reaction, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in certain cases, vandalism. The foregoing list is merely indicative of certain kinds of uninsured risks and is not intended to be all-inclusive. Any losses incurred with respect to mortgage loans due to uninsured risks (including earthquakes, mudflows and floods) or insufficient hazard insurance proceeds could affect distributions to the Certificateholders.

The standard hazard insurance policies typically will contain a “coinsurance” clause which, in effect, will require the insured at all times to carry insurance of a specified percentage (generally 80% to 90%) of the full replacement value of the dwellings, structures and other improvements on the Mortgaged Property in order to recover the full amount of any partial loss. If the insured’s coverage falls below this specified percentage, the clause will typically provide that the insurer’s liability in the event of partial loss will not exceed the greater of (i) the actual cash value (the replacement cost less physical depreciation) of the structures and other improvements damaged or destroyed and (ii) the proportion of the loss, without deduction for depreciation, as the amount of insurance carried bears to the specified percentage of the full replacement cost of the dwellings, structures and other improvements.

In addition, to the extent required by the related Mortgage, the Master Servicer or Special Servicer, if any, may require the borrower to maintain other forms of insurance including, but not limited to, loss of rent endorsements, business interruption insurance and comprehensive public liability insurance, and the related Agreement may require the Master Servicer or Special Servicer, if any, to maintain public liability insurance with respect to any REO Properties. Any cost incurred by the Master Servicer or Special Servicer, if any, in maintaining the insurance policy will be added to the amount owing under the mortgage loan where the terms of the mortgage loan so permit; provided, however, that the addition of the cost will not be taken into account for purposes of calculating the distribution to be made to Certificateholders. The costs may be recovered by the Master Servicer and the Special Servicer, if any, from the Collection Account, with interest on the costs, as provided by the Agreement.

Other forms of insurance, such as a pool insurance policy, special hazard insurance policy, bankruptcy bond, repurchase bond or guarantee insurance, may be maintained with respect to the mortgage loans to the extent provided in the related prospectus supplement.

Fidelity Bonds and Errors and Omissions Insurance

The Agreement for each series may require that the Master Servicer and the Special Servicer, if any, obtain and maintain in effect a fidelity bond or similar form of insurance coverage (which may provide blanket coverage) or a combination of fidelity bond and insurance coverage insuring against loss occasioned by fraud, theft or other intentional misconduct of the officers, employees and agents of the Master Servicer or the Special Servicer, as the case may be. The related Agreement may allow the Master Servicer and the Special Servicer, if any, to self-insure against loss occasioned by the errors and omissions of the officers, employees and agents of the Master Servicer or Special Servicer, as the case may be, so long as certain criteria set forth in the Agreement are met.

Servicing Compensation and Payment of Expenses

The Master Servicer’s principal compensation for its activities under the Agreement for each series will come from the payment to it or retention by it, with respect to each payment of interest on a mortgage loan, of a “Servicing Fee” (as defined in the related prospectus supplement). The exact amount or method of calculating the Servicing Fee will be established in the prospectus supplement and Agreement for the related series. Since the aggregate unpaid principal balance of the mortgage loans will generally decline over time, the Master Servicer’s servicing compensation will ordinarily decrease as the mortgage loans amortize.

In addition, the Agreement for a series may provide that the Master Servicer will be entitled to receive, as additional compensation, certain other fees and amounts, including but not limited to (i) late fees and certain other fees collected from borrowers and (ii) any interest or other income earned on funds deposited in the Collection Account (as described under “Description Of The Certificates—Accounts” in this prospectus) and, except to the extent the income is required to be paid to the related borrowers, the escrow account.

If specified in the related prospectus supplement, the Master Servicer may be obligated to pay the fees and expenses of the Trustee.

The exact amount or method of calculating the servicing fee of the Special Servicer, if any, and the source from which the fee will be paid will be described in the prospectus supplement for the related series.

In addition to the compensation described above, the Master Servicer and the Special Servicer, if any (or any other party specified in the related prospectus supplement), may retain, or be entitled to the reimbursement of, any other amounts and expenses as are described in the related prospectus supplement.

Advances

The related prospectus supplement will set forth the obligations, if any, of the Master Servicer to make any advances (“Advances”) with respect to delinquent payments on mortgage loans, payments of taxes, insurance and property protection expenses or otherwise. Any Advances will be made in the form and manner described in the prospectus supplement and Agreement for the related series. The Master Servicer will be obligated to make an Advance only to the extent that the Master Servicer has determined that the Advance will be recoverable. Any funds thus advanced, including Advances previously made, that the Master Servicer determines are not ultimately recoverable, will be reimbursable to the Master Servicer, with interest, from amounts in the Collection Account to the extent and in the manner described in the related prospectus supplement.

If a borrower makes a principal payment between scheduled payment dates, the borrower may be required to pay interest on the prepayment amount only to the date of prepayment. If and to the extent described in the related prospectus supplement, the Master Servicer’s Servicing Fee may be reduced or the Master Servicer may be otherwise obligated to advance funds to the extent necessary to remit interest on any full or partial prepayment received from the date of receipt to the next succeeding scheduled payment date.

The Master Servicer or other entity designated in the prospectus supplement as required to make advances may experience financial difficulties from time to time and be unable to advance or may, in light of increased delinquencies and foreclosures together with declining housing values, make non-recoverability determinations with increasing frequency.  Any change of the advancing policy or practices may alter or disrupt scheduled interest and principal payments advanced to the holders of certificates.

Modifications, Waivers and Amendments

If so specified in the related prospectus supplement, the Agreement for each series will provide that the Master Servicer may have the discretion, subject to certain conditions set forth in the prospectus supplement, to modify, waive or amend certain of the terms of any mortgage loan without the consent of the Trustee or any Certificateholder. The extent to which the Master Servicer may modify, waive or amend any terms of the mortgage loans without consent will be specified in the related prospectus supplement.

Subject to the terms and conditions set forth in the Agreement, the Special Servicer, if any, may modify, waive or amend the terms of any Specially Serviced Mortgage Loan if the Special Servicer determines that a material default has occurred or a payment default has occurred or is reasonably foreseeable. The Special Servicer, if any, may extend the maturity date of the mortgage loan to a date not later than the date described in the related prospectus supplement. The ability of the Special Servicer to modify, waive or amend the terms of any mortgage loan may be subject to additional limitations, including approval requirements, as are set forth in the related prospectus supplement.

Subject to the terms and conditions set forth in the Agreement, the Special Servicer, if any, will not agree to any modification, waiver or amendment of the payment terms of a mortgage loan unless the Special Servicer has determined that modification, waiver or amendment is reasonably likely to produce a greater recovery on a present value basis than liquidation of the mortgage loan or has made any other determination described in the related prospectus supplement. Prior to agreeing to any modification, waiver or amendment of the payment terms of a mortgage loan, the Special Servicer, if any, may give notice of its agreement to a modification, waiver or amendment in the manner set forth in the prospectus supplement and Agreement for the related series.

The prospectus supplement for a series may describe other or different provisions concerning the modification, waiver or amendment of the terms of the related mortgage loans, including, without limitation, requirements for the approval of or consultation with an Operating Advisor.

Evidence of Compliance

The related prospectus supplement will identify each party that will be required to deliver annually to us, the trustee or certificate administrator or any other party as may be identified in the related prospectus supplement, as applicable, on or before the date specified in the applicable Agreement, an officer’s certificate stating that (i) a review of that party’s servicing activities during the preceding calendar year and of performance under the Agreement has been made under the supervision of the officer, and (ii) to the best of the officer’s knowledge, based on the review, such party has fulfilled all its obligations under the Agreement in all material respects throughout the year, or, if there has been a default in the fulfillment of any obligation, specifying the default known to the officer and the nature and status of the default.

In addition, each party that participates in the servicing and administration of more than 5% of the mortgage loans and other assets comprising a trust for any series will be required to deliver annually to us and/or the trustee, a report (an “Assessment of Compliance”) that assesses compliance by that party with the servicing criteria set forth in Item 1122(d) of Regulation AB (17 CFR 229.1122) that contains the following:

(a)	a statement of the party’s responsibility for assessing compliance with the servicing criteria applicable to it;

(b)	a statement that the party used the criteria in Item 1122(d) of Regulation AB to assess compliance with the applicable servicing criteria;

(c)
the party’s assessment of compliance with the applicable servicing criteria during and as of the end of the prior fiscal year, setting forth any material instance of noncompliance identified by the party; and

(d)
a statement that a registered public accounting firm has issued an attestation report on the party’s assessment of compliance with the applicable servicing criteria during and as of the end of the prior calendar month.

Each party that is required to deliver an Assessment of Compliance will also be required to simultaneously deliver a report of a registered public accounting firm, prepared in accordance with the standards for attestation engagements issued or adopted by the Public Company Accounting Oversight Board, that expresses an opinion, or states that an opinion cannot be expressed, concerning the party’s assessment of compliance with the applicable servicing criteria.

Certain Matters With Respect to the Master Servicer, the Special Servicer and the Trustee

The Agreement for each series will provide unless otherwise specified in the related prospectus supplement that neither the Master Servicer nor the Special Servicer, if any, nor any of their directors, officers, employees or agents will be under any liability to the Trust Fund or the Certificateholders for any action taken, or for refraining from the taking of any action, in good faith pursuant to the Agreement, or for errors in judgment; provided, however, that neither the Master Servicer nor the Special Servicer, if any, nor any person will be protected against any breach of representations or warranties made by the Master Servicer or the Special Servicer, as the case may be, in the Agreement, against any specific liability imposed on the Master Servicer or the Special Servicer, as the case may be, pursuant to the Agreement, or any liability that would otherwise be imposed by reason of willful misfeasance, bad faith, or negligence in the performance of its duties or by reason of reckless disregard of its obligations and duties under the Agreement. The Agreement will further provide unless otherwise specified in the related prospectus supplement that the Master Servicer, the Special Servicer, if any, and any of their directors, officers, employees or agents will be entitled to indemnification by the Trust Fund and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the Agreement or the certificates, other than any loss, liability or expense incurred (i) by reason of willful misfeasance, bad faith or negligence in the performance of their duties or by reason of reckless disregard of their obligations and duties under the Agreement or (ii) in certain other circumstances specified in the Agreement. Any loss resulting from indemnification will reduce amounts distributable to Certificateholders and will be borne by Certificateholders in the manner described in the related prospectus supplement.

Neither the Master Servicer nor the Special Servicer, if any, may resign from its obligations and duties under the Agreement except upon a determination that its performance of its duties under the Agreement is no longer permissible under applicable law or for other reasons described in the prospectus supplement. No resignation of the Master Servicer will become effective until the Trustee or a successor Master Servicer has assumed the Master Servicer’s obligations and duties under the Agreement. No resignation of a Special Servicer will become effective until the Trustee, the Master Servicer or a successor Special Servicer has assumed the Special Servicer’s obligations and duties under the Agreement.

The Trustee may resign from its obligations under the Agreement pursuant to the terms of the Agreement at any time, in which event a successor Trustee will be appointed. In addition, the Depositor may remove the Trustee if the Trustee ceases to be eligible to act as Trustee under the Agreement or if the Trustee becomes insolvent, at which time the Depositor or other party specified in the related prospectus supplement will become obligated to appoint a successor Trustee. The Trustee also may be removed at any time by the Holders of certificates evidencing the Voting Rights specified in the related prospectus supplement. Any resignation and removal of the Trustee, and the appointment of a successor Trustee, will not become effective until acceptance of the appointment by the successor Trustee.

Events of Default

Events of default (each, an “Event of Default”) with respect to the Master Servicer and the Special Servicer, if any, under the Agreement for each series may include, among other things:

(i)              with respect to the Master Servicer, any failure by the Master Servicer to deposit in the Collection Account or remit to the Trustee for deposit in the Distribution Account for distribution to Certificateholders any payment required to be made by the Master Servicer under the terms of the Agreement on the day required pursuant to the terms of the Agreement (subject to any applicable grace period);

(ii)             with respect to the Special Servicer, if any, any failure by the Special Servicer to remit to the Master Servicer for deposit in the Collection Account on the day required (subject to any applicable grace period) any amounts received by it in respect of a Specially Serviced Mortgage Loan and required to be so remitted;

(iii)            with respect to the Master Servicer and the Special Servicer, if any, any failure on the part of the Master Servicer or the Special Servicer, as the case may be, duly to observe or perform in any material respect any other of the covenants or agreements on the part of the Master Servicer or the Special Servicer, as the case may be, which failure continues unremedied for a period of days specified in the related Agreement after written notice of the failure has been given to the applicable party;

(iv)             with respect to the Master Servicer or the Special Servicer, if any, the entering against the Master Servicer or the Special Servicer, as the case may be, of a decree or order of a court, agency or supervisory authority for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, provided that any decree or order shall have remained in force undischarged or unstayed for a period of 60 days;

(v)             with respect to the Master Servicer or the Special Servicer, if any, the consent by the Master Servicer or the Special Servicer, as the case may be, to the appointment of a conservator or receiver or liquidator or liquidating committee in any insolvency, readjustment of debt, marshaling of assets and liabilities, voluntary liquidation or similar proceedings of or relating to it or of or relating to all or substantially all of its property; and

(vi)             with respect to the Master Servicer or the Special Servicer, if any, the admission by the Master Servicer or Special Servicer, as the case may be, in writing of its inability to pay its debts generally as they become due, the filing by the Master Servicer or the Special Servicer, as the case may be, of a petition to take advantage of any applicable insolvency or reorganization statute or the making of an assignment for the benefit of its creditors or the voluntary suspension of the payment of its obligations.

As long as an Event of Default remains unremedied, the Trustee may, and as long as an Event of Default remains unremedied or under certain other circumstances, if any, described in the related prospectus supplement, at the written direction of the Holders of certificates holding at least the percentage specified in the prospectus supplement of all of the Voting Rights of the class or classes specified in the prospectus supplement shall, by written notice to the Master Servicer or Special Servicer, as the case may be, terminate all of the rights and obligations of the Master Servicer or the Special Servicer, as the case may be, at which time the Trustee or another successor Master Servicer or Special Servicer appointed by the Trustee or as otherwise selected as described in the related prospectus supplement will succeed to all authority and power of the Master Servicer or Special Servicer under the Agreement and will be entitled to similar compensation arrangements. “Voting Rights” means the portion of the voting rights of all certificates that is allocated to any certificate in accordance with the terms of the Agreement.

CREDIT ENHANCEMENT

General

If specified in the related prospectus supplement for any series, credit enhancement may be provided with respect to one or more classes of the series or the related mortgage loans. Credit enhancement may be in the form of the subordination of one or more classes of the certificates of the series, the establishment of one or more reserve funds, overcollateralization, a letter of credit, certificate guarantee insurance policies or the use of cross-support features, or any combination of the foregoing.

Any credit enhancement will provide protection against risks of loss and will guarantee repayment of the principal balance of the certificates and interest on the certificates only to the extent described in the related prospectus supplement. If losses occur which exceed the amount covered by credit enhancement or which are not covered by the credit enhancement, Certificateholders will bear their allocable share of deficiencies.

If credit enhancement is provided with respect to a series, or the related mortgage loans, the related prospectus supplement will include a description of (a) the amount payable under the credit enhancement, (b) any conditions to payment under the credit enhancement not otherwise described in this prospectus, (c) the conditions (if any) under which the amount payable under the credit enhancement may be reduced and under which the credit enhancement may be terminated or replaced and (d) the material provisions of any agreement relating to the credit enhancement. Additionally, the related prospectus supplement will set forth certain information with respect to the issuer of any third-party credit enhancement, including (i) a brief description of its principal business activities, (ii) its principal place of business, place of incorporation and the jurisdiction under which it is chartered or licensed to do business, (iii) if applicable, the identity of regulatory agencies which exercise primary jurisdiction over the conduct of its business and (iv) its total assets, and its stockholders’ or policyholders’ surplus, if applicable, as of the date specified in the prospectus supplement. In addition, if the Certificateholders of the series will be materially dependent upon any provider of credit enhancement for timely payment of interest and/or principal on their certificates, the related prospectus supplement will include all information required by Items 1114 and 1115 of Regulation AB.

Subordinate Certificates

If so specified in the related prospectus supplement, one or more classes of a series may be subordinate certificates. If so specified in the related prospectus supplement, the rights of the Holders of subordinate certificates (the “Subordinate Certificates”) to receive distributions of principal and interest on any Distribution Date will be subordinated to the rights of the Holders of senior certificates (the “Senior Certificates”) to the extent specified in the related prospectus supplement. The Agreement may require a trustee that is not the Trustee to be appointed to act on behalf of Holders of Subordinate Certificates.

A series may include one or more classes of Senior Certificates entitled to receive cash flows remaining after distributions are made to all other Senior Certificates of the series. The right to receive payments will effectively be subordinate to the rights of other Holders of Senior Certificates. A series also may include one or more classes of Subordinate Certificates entitled to receive cash flows remaining after distributions are made to other Subordinate Certificates of the series. If so specified in the related prospectus supplement, the subordination of a class may apply only in the event of (or may be limited to) certain types of losses not covered by insurance policies or other credit support, such as losses arising from damage to property securing a mortgage loan not covered by standard hazard insurance policies.

The related prospectus supplement will set forth information concerning the amount of subordination of a class or classes of Subordinate Certificates in a series, the circumstances in which subordination will be applicable, the manner, if any, in which the amount of subordination will decrease over time, the manner of funding any related reserve fund and the conditions under which amounts in any applicable reserve fund will be used to make distributions to Holders of Senior Certificates and/or to Holders of Subordinate Certificates or be released from the applicable Trust Fund.

Cross-Support Features

If the mortgage loans for a series are divided into separate mortgage loan groups, each backing a separate class or classes of a series, credit support may be provided by a cross-support feature which requires that distributions be made on Senior Certificates backed by one mortgage loan group prior to distributions on Subordinate Certificates backed by another mortgage loan group within the Trust Fund. The related prospectus supplement for a series which includes a cross-support feature will describe the manner and conditions for applying the cross-support feature.

Letter of Credit

If specified in the related prospectus supplement, a letter of credit with respect to a series of certificates will be issued by the bank or financial institution specified in the prospectus supplement (the “Letter of Credit Bank”). Under the letter of credit, the Letter of Credit Bank will be obligated to honor drawings in an aggregate fixed dollar amount, net of unreimbursed payments under the letter of credit, equal to the percentage specified in the related prospectus supplement of the aggregate principal balance of the mortgage loans on the applicable Cut-Off Date or of one or more classes of certificates. If so specified in the related prospectus supplement, the letter of credit may permit drawings in the event of losses not covered by insurance policies or other credit support, such as losses arising from damage not covered by standard hazard insurance policies. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments under the letter of credit. The obligations of the Letter of Credit Bank under the letter of credit for any series of certificates will expire at the earlier of the date specified in the related prospectus supplement or the termination of the Trust Fund. A copy of the letter of credit for a series, if any, will be filed with the SEC as an exhibit to a current report on Form 8-K to be filed with the SEC on or prior to the date of the filing of the prospectus supplement related to the applicable series.

Certificate Guarantee Insurance

If so specified in the related prospectus supplement, certificate guarantee insurance, if any, with respect to a series of certificates will be provided by one or more insurance companies. The certificate guarantee insurance will guarantee, with respect to one or more classes of certificates of the applicable series, timely distributions of interest and principal to the extent set forth in or determined in the manner specified in the related prospectus supplement. If so specified in the related prospectus supplement, the certificate guarantee insurance will also guarantee against any payment made to a Certificateholder which is subsequently covered as a “voidable preference” payment under the Bankruptcy Code. A copy of the certificate guarantee insurance policy for a series, if any, will be filed with the SEC as an exhibit to a current report on Form 8-K to be filed with the SEC on or prior to the date of the filing of the prospectus supplement related to the applicable series.

Reserve Funds

If specified in the related prospectus supplement, one or more reserve funds may be established with respect to a series, in which cash, a letter of credit, Permitted Investments or a combination of cash, a letter of credit and/or Permitted Investments, in the amounts, if any, specified in the related prospectus supplement will be deposited. The reserve funds for a series may also be funded over time by depositing in that reserve a specified amount of the distributions received on the applicable mortgage loans if specified in the related prospectus supplement. The Depositor may pledge the reserve funds to a separate collateral agent specified in the related prospectus supplement.

Amounts on deposit in any reserve fund for a series, together with the reinvestment income on the reserve fund, if any, will be applied by the Trustee for the purposes, in the manner, and to the extent specified in the related prospectus supplement. A reserve fund may be provided to increase the likelihood of timely payments of principal of, and interest on, the certificates, if required as a condition to the rating of the series by each Rating Agency. If so specified in the related prospectus supplement, reserve funds may be established to provide limited protection, in an amount satisfactory to each Rating Agency, against certain types of losses not covered by insurance policies or other credit support, such as losses arising from damage not covered by standard hazard insurance policies. Reserve funds also may be established for other purposes and in amounts as will be specified in the related prospectus supplement. Following each Distribution Date amounts in any reserve fund in excess of any amount required to be maintained in that reserve fund may be released from the reserve fund under the conditions and to the extent specified in the related prospectus supplement and will not be available for further application by the Trustee.

Moneys deposited in any reserve fund will be invested in Permitted Investments at the direction of the Depositor or any other person specified in the related prospectus supplement. Any reinvestment income or other gain from the investments will be credited to the related reserve fund for the related series, and any loss resulting from the investments will be charged to the reserve fund in accordance with the terms of the related Agreement. If specified in the related prospectus supplement, the income or other gain may be payable to the Master Servicer as additional servicing compensation, and any loss resulting from the investment will be borne by the Master Servicer. The right of the Trustee to make draws on the reserve fund, if any, will be an asset of the Trust Fund, but the reserve fund itself will only be a part of the Trust Fund if so provided in the related prospectus supplement.

Additional information concerning any reserve fund will be set forth in the related prospectus supplement, including the initial balance of the reserve fund, the balance required to be maintained in the reserve fund, the manner in which the required balance will decrease over time, the manner of funding the reserve fund, the purpose for which funds in the reserve fund may be applied to make distributions to Certificateholders and use of investment earnings from the reserve fund, if any.

Overcollateralization

If specified in the related prospectus supplement, the principal balance of mortgage loans in a Trust Fund at the cut-off date may exceed the initial principal balance of the certificates of the related series, thus providing an additional measure of protection against losses and delinquencies on the mortgage loans.

Alternatively, if specified in the related prospectus supplement, a series may provide that excess cash flow received on the mortgage loans (generally interest in excess of that required to make interest payments on the certificates) will not be released.  Instead, either the excess cash will (a) be paid to one or more senior classes of certificates as a principal payment, causing the aggregate principal balance of the mortgage loans to be greater than the aggregate principal balance of the certificates; the difference is overcollateralization or (b) available to offset principal losses and delinquencies after the principal balances of the classes of certificates specified in the related prospectus supplement have been paid in full.  If so specified, the prospectus supplement will describes the periods during which, and the maximum amount up to which, such excess cash flow will be paid as principal.

SWAP AGREEMENT

If so specified in the prospectus supplement relating to a series of certificates, the Trust Fund will enter into or obtain an assignment of a swap agreement pursuant to which the Trust Fund will have the right to receive, and may have the obligation to make, certain payments of interest (or other payments) as set forth or determined as described in that swap agreement. The prospectus supplement relating to a series of certificates having the benefit of an interest rate swap agreement will describe the material terms of the agreement and the particular risks associated with the interest rate swap feature, including market and credit risk, the effect of counterparty defaults and other risks, if any. The prospectus supplement relating to the series of certificates also will set forth certain information relating to the corporate status, ownership and credit quality of the counterparty or counterparties to the swap agreement. In addition, if the Certificateholders of the series will be materially dependent upon any counterparty for timely payment of interest and/or principal on their certificates, the related prospectus supplement will include all information required by Items 1114 and 1115 of Regulation AB. A swap agreement may include one or more of the following types of arrangements.

Interest Rate Swap.  In an interest rate swap, the Trust Fund will exchange the stream of interest payments on the mortgage loans for another stream of interest payments based on a notional amount, which may be equal to the principal amount of the mortgage loans as it declines over time.

Interest Rate Caps.  In an interest rate cap, the Trust Fund or the swap counterparty, in exchange for a fee, will agree to compensate the other if a particular interest rate index rises above a rate specified in the swap agreement. The fee for the cap may be a single up-front payment to or from the Trust Fund, or a series of payments over time.

Interest Rate Floors.  In an interest rate floor, the Trust Fund or the swap counterparty, in exchange for a fee, will agree to compensate the other if a particular interest rate index falls below a rate or level specified in the swap agreement. As with interest rate caps, the fee may be a single up-front payment or it may be paid periodically.

Interest Rate Collars.  An interest rate collar is a combination of an interest rate cap and an interest rate floor. One party agrees to compensate the other if a particular interest rate index rises above the cap and, in exchange, will be compensated if the interest rate index falls below the floor.

Currency Swap.  In a currency swap, the Trust Fund will exchange a stream of interest and principal payments on a class  for the rate of interest on  that class multiplied by the outstanding principal balance of the related class denominated in the applicable currency and (2) the currency equivalent of the U.S. Dollars such swap counterparty concurrently receives from the trust as a payment of principal allocated to the related class.

YIELD CONSIDERATIONS

General

The yield to maturity on any class of offered certificates will depend upon, among other things, the price at which the certificates are purchased, the amount and timing of any delinquencies and losses incurred by the class, the rate and timing of payments of principal on the mortgage loans, and the amount and timing of recoveries and Insurance Proceeds from REO mortgage loans and related REO Properties, which, in turn, will be affected by the amortization schedules of the mortgage loans, the timing of principal payments (particularly Balloon Payments) on the related mortgage loans (including delay in the payments resulting from modifications and extensions), the rate of principal prepayments, including prepayments by borrowers and prepayments resulting from defaults, repurchases arising in connection with certain breaches of the representations and warranties made in or as contemplated by the Agreement and the exercise of the right of optional termination of the Trust Fund. Generally, prepayments on the mortgage loans will tend to shorten the weighted average lives of each class of certificates, and delays in liquidations of defaulted mortgage loans and modifications extending the maturity of mortgage loans will tend to lengthen the weighted average lives of each class of certificates. See “Certain Legal Aspects Of The Mortgage Loans—Enforceability of Certain Provisions” in this prospectus for a description of certain provisions of the mortgage loans and statutory, regulatory and judicial developments that may affect the prepayment experience and maturity assumptions on the mortgage loans.

Prepayment and Maturity Assumptions

The related prospectus supplement may indicate that the related mortgage loans may be prepaid in full or in part at any time, generally without prepayment premium. Alternatively, a Trust Fund may include mortgage loans that have significant restrictions on the ability of a borrower to prepay without incurring a prepayment premium or to prepay at all. As described above, the prepayment experience of the mortgage loans will affect the weighted average life of the offered certificates. A number of factors may influence prepayments on multifamily and commercial loans, including enforceability of due-on-sale clauses, prevailing mortgage market interest rates and the availability of mortgage funds, changes in tax laws (including depreciation benefits for income-producing properties), changes in borrowers’ net equity in the Mortgaged Properties, servicing decisions, prevailing general economic conditions and the relative economic vitality of the areas in which the Mortgaged Properties are located, the terms of the mortgage loans (for example, the existence of due-on-sale clauses), the quality of management of any income-producing Mortgaged Properties and, in the case of Mortgaged Properties held for investment, the availability of other opportunities for investment. A number of factors may discourage prepayments on multifamily loans and commercial loans, including the existence of any lockout or prepayment premium provisions in the underlying mortgage note or loan agreement. A lockout provision prevents prepayment within a certain time period after origination. A prepayment premium imposes an additional charge on a borrower who wishes to prepay. Some of the mortgage loans may have substantial principal balances due at their stated maturities (“Balloon Payments”). Balloon Payments involve a greater degree of risk than fully amortizing loans because the ability of the borrower to make a Balloon Payment typically will depend upon its ability either to refinance the loan or to sell the related Mortgaged Property. The ability of a borrower to accomplish either of these goals will be affected by a number of factors, including the level of available mortgage rates at the time of the attempted sale or refinancing, the borrower’s equity in the related Mortgaged Property, the financial condition of the borrower and operating history of the related Mortgaged Property, tax laws, prevailing economic conditions and the availability of credit for commercial real estate projects generally. See “Certain Legal Aspects Of The Mortgage Loans—Enforceability of Certain Provisions” in this prospectus.

If the purchaser of a certificate offered at a discount calculates its anticipated yield to maturity based on an assumed rate of distributions of principal that is faster than that actually experienced on the mortgage loans, the actual yield to maturity will be lower than that so calculated. Conversely, if the purchaser of a certificate offered at a premium calculates its anticipated yield to maturity based on an assumed rate of distributions of principal that is slower than that actually experienced on the mortgage loans, the actual yield to maturity will be lower than that so calculated. In either case, the effect of voluntary and involuntary prepayments of the mortgage loans on the yield on one or more classes of the certificates of the series in the related Trust Fund may be mitigated or exacerbated by any provisions for sequential or selective distribution of principal to the classes.

The timing of changes in the rate of principal payments on the mortgage loans may significantly affect an investor’s actual yield to maturity, even if the average rate of distributions of principal is consistent with an investor’s expectation. In general, the earlier a principal payment is received on the mortgage loans and distributed on a certificate, the greater the effect on the investor’s yield to maturity. The effect of an investor’s yield of principal payments occurring at a rate higher (or lower) than the rate anticipated by the investor during a given period may not be offset by a subsequent like decrease (or increase) in the rate of principal payments.

The weighted average life of a certificate refers to the average amount of time that will elapse from the date of issuance of the certificate until each dollar of principal is repaid to the Certificateholders. The weighted average life of the offered certificates will be influenced by the rate at which principal on the mortgage loans is paid, which may be in the form of scheduled amortization or prepayments. Prepayments on mortgage loans are commonly measured relative to a prepayment standard or model. As more fully described in the related prospectus supplement, the model generally represents an assumed constant rate of prepayment each month (expressed as a rate per annum) relative to the then outstanding principal balance of a pool of new mortgage loans.

We cannot assure you that the mortgage loans will prepay at any rate mentioned in any prospectus supplement. In general, if prevailing interest rates fall below the mortgage interest rates on the mortgage loans, the rate of prepayment can be expected to increase.

CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS

The following discussion contains summaries of certain legal aspects of mortgage loans which are general in nature. Because many of the legal aspects of mortgage loans are governed by the laws of the jurisdictions where the related mortgaged properties are located (which laws may vary substantially), the following summaries do not purport to be complete, to reflect the laws of any particular jurisdiction, to reflect all the laws applicable to any particular mortgage loan or to encompass the laws of all jurisdictions in which the properties securing the mortgage loans are situated. In the event that the Trust Fund for a given series includes mortgage loans having material characteristics other than as described below, the related prospectus supplement will set forth additional legal aspects relating to the prospectus supplement.

Mortgages and Deeds of Trust Generally

The mortgage loans for a series will consist of loans secured by either mortgages or deeds of trust or other similar security instruments. There are two parties to a mortgage, the mortgagor, who is the borrower or obligor and owner of the mortgaged property, and the mortgagee, who is the lender. In a mortgage transaction, the mortgagor delivers to the mortgagee a note, bond or other written evidence of indebtedness and a mortgage. A mortgage creates a lien upon the real property encumbered by the mortgage as security for the obligation evidenced by the note, bond or other evidence of indebtedness. Although a deed of trust is similar to a mortgage, a deed of trust has three parties, the borrower-property owner called the trustor (similar to a mortgagor), a lender called the beneficiary (similar to a mortgagee), and a third-party grantee called the trustee. Under a deed of trust, the borrower irrevocably grants the property to the trustee, until the debt is paid, in trust for the benefit of the beneficiary to secure payment of the obligation generally with a power of sale. The trustee’s authority under a deed of trust and the mortgagee’s authority under a mortgage are governed by applicable law, the express provisions of the deed of trust or mortgage, as applicable, and, in some cases, in deed of trust transactions, the directions of the beneficiary.

The real property covered by a mortgage is most often the fee estate in land and improvements. However, a mortgage may encumber other interests in real property such as a tenant’s interest in a lease of land or improvements, or both, and the leasehold estate created by the lease. A mortgage covering an interest in real property other than the fee estate requires special provisions in the instrument creating the interest or in the mortgage to protect the mortgagee against termination of the interest before the mortgage is paid. Certain representations and warranties in the related Agreement will be made with respect to the mortgage loans which are secured by an interest in a leasehold estate.

Priority of the lien on mortgaged property created by mortgages and deeds of trust depends on their terms and, generally, on the order of filing with a state, county or municipal office, although the priority may in some states be altered by the existence of leases in place with respect to the mortgaged property and by the mortgagee’s or beneficiary’s knowledge of unrecorded liens or encumbrances against the mortgaged property. However, filing or recording may not establish priority over certain mechanic’s liens or governmental claims for real estate taxes and assessments or, in some states, for reimbursement of investigation, delineation and/or remediation costs of certain environmental conditions. See “—Environmental Risks” below. In addition, the Code provides priority to certain tax liens over the lien of the mortgage.

Rights of Mortgagees or Beneficiaries

The form of the mortgage or deed of trust used by many institutional lenders confers on the mortgagee or beneficiary the right both to receive all proceeds collected under any hazard insurance policy and all awards made in connection with any condemnation proceedings, and to apply the proceeds and awards to any indebtedness secured by the mortgage or deed of trust, in the order as the mortgagee or beneficiary may determine. Thus, in the event improvements on the property are damaged or destroyed by fire or other casualty, or in the event the property is taken by condemnation, the mortgagee or beneficiary under the senior mortgage or deed of trust will have the prior right to collect any insurance proceeds payable under a hazard insurance policy and any award of damages in connection with the condemnation and absent the express obligation to make the proceeds available for restoration of the property to apply the same to the indebtedness secured by the senior mortgage or deed of trust. Proceeds in excess of the amount of senior mortgage indebtedness will, in most cases, be applied to the indebtedness of a junior mortgage or trust deed, if any. The laws of certain states may limit the ability of mortgagees or beneficiaries to apply the proceeds of hazard insurance and partial condemnation awards to the secured indebtedness. In these states, the mortgagor or trustor must be allowed to use the proceeds of hazard insurance to repair the damage unless the security of the mortgagee or beneficiary has been impaired. Similarly, in certain states, the mortgagee or beneficiary is entitled to the award for a partial condemnation of the real property security only to the extent that its security is impaired.

The form of mortgage or deed of trust used by many institutional lenders typically contains a “future advance” clause, which provides, in essence, that additional amounts advanced to or on behalf of the mortgagor or trustor by the mortgagee or beneficiary are to be secured by the mortgage or deed of trust. While this clause is valid under the laws of most states, the priority of any advance made under the clause depends, in some states, on whether the advance was an “obligatory” or “optional” advance. If the mortgagee or beneficiary is obligated to advance the additional amounts, the advance may be entitled to receive the same priority as amounts initially made under the mortgage or deed of trust, notwithstanding that there may be intervening junior mortgages or deeds of trust and other liens between the date of recording of the mortgage or deed of trust and the date of the future advance, and notwithstanding that the mortgagee or beneficiary had actual knowledge of the intervening junior mortgages or deeds of trust and other liens at the time of the advance. Where the mortgagee or beneficiary is not obligated to advance the additional amounts and has actual knowledge of the intervening junior mortgages or deeds of trust and other liens, the advance may be subordinate to these intervening junior mortgages or deeds of trust and other liens. Priority of advances under a “future advance” clause rests, in many other states, on state law giving priority to all advances made under the related loan agreement up to a “credit limit” amount stated in the recorded mortgage.

Another provision typically found in the form of the mortgage or deed of trust used by many institutional lenders obligates the mortgagor or trustor to pay before delinquency all taxes and assessments on the property and, when due, all encumbrances, charges and liens on the property which are or which may become prior to the lien of the mortgage or deed of trust, to provide and maintain fire insurance on the property, to maintain and repair the property and not to commit or permit any waste of the property, and to appear in and defend any action or proceeding purporting to affect the property or the rights of the mortgagee or beneficiary under the mortgage or deed of trust. Upon a failure of the mortgagor or trustor to perform any of these obligations, the mortgagee or beneficiary is given the right under the mortgage or deed of trust to perform the obligation itself, at its election, with the mortgagor or trustor agreeing to reimburse the mortgagee or beneficiary for any sums expended by the mortgagee or beneficiary on behalf of the trustor. All sums so expended by the mortgagee or beneficiary become part of the indebtedness secured by the mortgage or deed of trust.

The form of mortgage or deed of trust used by many institutional lenders typically requires the mortgagor or trustor to obtain the consent of the mortgagee or beneficiary in respect of actions affecting the mortgaged property, including, without limitation, leasing activities (including new leases and termination or modification of existing leases), alterations and improvements to buildings forming a part of the mortgaged property, and management and leasing agreements for the mortgaged property. Tenants will often refuse to execute a lease unless the mortgagee or beneficiary executes a written agreement with the tenant not to disturb the tenant’s possession of its premises in the event of a foreclosure. A senior mortgagee or beneficiary may, unless the mortgage loan provides otherwise, refuse to consent to matters approved by a junior mortgagee or beneficiary with the result that the value of the security for the junior mortgage or deed of trust is diminished. For example, a senior mortgagee or beneficiary may decide not to approve a lease or to refuse to grant to a tenant a non-disturbance agreement. If, as a result, the lease is not executed, the value of the mortgaged property may be diminished.

Foreclosure

Foreclosure of a mortgage is generally accomplished by judicial action initiated by the service of legal pleadings upon all necessary parties having an interest in the real property. Delays in completion of foreclosure may occasionally result from difficulties in locating the necessary parties. When the mortgagee’s right to foreclose is contested, the legal proceedings necessary to resolve the issue can be time consuming. A judicial foreclosure may be subject to delays and expenses similarly encountered in other civil litigation and may take several years to complete. At the completion of the judicial foreclosure proceedings, if the mortgagee prevails, the court generally issues a judgment of foreclosure and appoints a referee or other designated official to conduct the sale of the property. The sales are made in accordance with procedures that vary from state to state. The purchaser at such sale acquires the estate or interest in real property covered by the mortgage. If the mortgage covered the tenant’s interest in a lease and leasehold estate, the purchaser will acquire such tenant’s interest subject to the tenant’s obligations under the lease to pay rent and perform other covenants contained in the lease.  Generally, state law controls the amount of foreclosure expenses and costs, including attorneys’ fees, which may be recovered by a lender.

The borrower, or any other person having a junior encumbrance on the real estate, may, after acceleration but not after a foreclosure sale has occurred, cure the default by paying the entire amount in arrears plus the costs and expenses incurred in enforcing the obligation.

Foreclosure of a deed of trust is commonly accomplished by a non-judicial trustee’s sale under a specific provision in the deed of trust and/or applicable statutory requirements which authorizes the trustee, generally following a request from the beneficiary/lender, to sell the property at public sale upon any default by the borrower under the terms of the note or deed of trust. A number of states may also require that a lender provide notice of acceleration of a note to the borrower. Notice requirements under a trustee’s sale vary from state to state. In some states, prior to the trustee’s sale the trustee must record a notice of default and send a copy to the borrower-trustor, to any person who has recorded a request for a copy of a notice of default and notice of sale and to any successor in interest to the trustor. In addition, the trustee must provide notice in some states to any other person having an interest in the real property, including any junior lienholders, and to certain other persons connected with the deed of trust. In some states, the borrower, or any other person having a junior encumbrance on the real estate, may, during a reinstatement period, cure the default by paying the entire amount in arrears plus the costs and expenses (in some states, limited to reasonable costs and expenses) incurred in enforcing the obligation. Generally, state law controls the amount of foreclosure expenses and costs, including attorneys’ fees, which may be recovered by a lender. If the deed of trust is not reinstated, a notice of sale must be posted in a public place and, in most states, published for a specific period of time in one or more newspapers. In addition, some state laws require that a copy of the notice of sale be posted on the property and sent to all parties having an interest in the real property.

In case of foreclosure under either a mortgage or a deed of trust, the sale by the referee or other designated official or by the trustee is often a public sale. However, because of the difficulty a potential buyer at the sale might have in determining the exact status of title to the property subject to the lien of the mortgage or deed of trust and the redemption rights that may exist (see “—Rights of Redemption” below), and because the physical condition and financial performance of the property may have deteriorated during the foreclosure proceedings and/or for a variety of other reasons, a third party may be unwilling to purchase the mortgaged property at the foreclosure sale. Some states require that the lender disclose to potential bidders at a trustee’s sale all known facts materially affecting the value of the property. This disclosure may have an adverse effect on the trustee’s ability to sell the property or the sale price of the property. Potential buyers may further question the prudence of purchasing property at a foreclosure sale as a result of the 1980 decision of the United States Court of Appeals for the Fifth Circuit in Durrett v. Washington National Insurance Company and other decisions that have followed its reasoning. In Durrett and its progeny, the Fifth Circuit and other courts held that the transfer of real property pursuant to a non-collusive, regularly conducted foreclosure sale was subject to the fraudulent transfer provisions of the applicable bankruptcy laws, including the requirement that the price paid for the property constitute “fair consideration”. The reasoning and result of Durrett and its progeny in respect of the federal bankruptcy code, as amended from time to time (11 U.S.C.) (the “Bankruptcy Code”) was rejected, however, by the United States Supreme Court in BFP v. Resolution Trust Corp., 511 U.S. 531 (1994).  The case could nonetheless be persuasive to a court applying a state fraudulent conveyance law which has provisions similar to those construed in Durrett.

For these and other reasons, it is common for the lender to purchase the property from the trustee, referee or other designated official for an amount equal to the lesser of the fair market value of the property and the outstanding principal amount of the indebtedness secured by the mortgage or deed of trust, together with accrued and unpaid interest and the expenses of foreclosure, in which event, if the amount bid by the lender equals the full amount of the debt, interest and expenses, the mortgagee’s debt will be extinguished. Thereafter, subject to the mortgagor’s right in some states to remain in possession during a redemption period, if applicable, the lender will assume the burdens of ownership, including obtaining casualty insurance, paying operating expenses and real estate taxes and making repairs until it can arrange a sale of the property to a third party. Frequently, the lender employs a third party management company to manage and operate the property. The costs of operating and maintaining commercial property may be significant and may be greater than the income derived from that property. The costs of management and operation of those mortgaged properties which are hotels, motels or nursing or convalescent homes or hospitals may be particularly significant because of the expertise, knowledge and, especially with respect to nursing or convalescent homes or hospitals, regulatory compliance, required to run the operations and the effect which foreclosure and a change in ownership may have on the public’s and the industry’s (including franchisor’s) perception of the quality of the operations. The lender will commonly obtain the services of a real estate broker and pay the broker’s commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the amount due to the lender in connection with the property. Moreover, a lender commonly incurs substantial legal fees and court costs in acquiring a mortgaged property through contested foreclosure and/or bankruptcy proceedings. Furthermore, an increasing number of states require that any adverse environmental conditions be eliminated before a property may be resold. In addition, a lender may be responsible under federal or state law for the cost of remediating a mortgaged property that is environmentally contaminated. See “—Environmental Risks” below. As a result, a lender could realize an overall loss on a mortgage loan even if the related mortgaged property is sold at foreclosure or resold after it is acquired through foreclosure for an amount equal to the full outstanding principal amount of the mortgage loan, plus accrued interest.

In foreclosure proceedings, some courts have applied general equitable principles. These equitable principles are generally designed to relieve the borrower from the legal effect of the borrower’s defaults under the loan documents. Examples of equitable remedies that have been fashioned include judicial requirements that the lender undertake affirmative and expensive actions to determine the causes of the borrower’s default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender’s judgment and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from temporary financial disability. In other cases, courts have limited the right of the lender to foreclose if the default under the mortgage instrument is not monetary, such as the borrower’s failing to maintain adequately the property or the borrower’s executing a second mortgage or deed of trust affecting the property. Finally, some courts have been faced with the issue of whether or not federal or state constitutional provisions reflecting due process concerns for adequate notice require that borrowers under deeds of trust or mortgages receive notices in addition to the statutorily-prescribed minimum notice. For the most part, these cases have upheld the notice provisions as being reasonable or have found that the sale by a trustee under a deed of trust, or under a mortgage having a power of sale, does not involve sufficient state action to afford constitutional protections to the borrower. There may, however, be state transfer taxes due and payable upon obtaining the properties at foreclosure. These taxes could be substantial.

Under the REMIC provisions of the Code (if applicable) and the related Agreement, the Master Servicer or Special Servicer, if any, may be required to hire an independent contractor to operate any REO Property. The costs of the operation may be significantly greater than the costs of direct operation by the Master Servicer or Special Servicer, if any. Under Section 856(e)(3) of the Code, property acquired by foreclosure generally must not be held beyond the close of the third taxable year after the taxable year in which the acquisition occurs. With respect to a series of certificates for which an election is made to qualify the Trust Fund or a part of the Trust Fund as a REMIC, the Agreement will permit foreclosed property to be held for more than the time period permitted by Section 856(e)(3) of the Code if the Trustee receives (i) an extension from the Internal Revenue Service or (ii) an opinion of counsel to the effect that holding the property for the period is permissible under the applicable REMIC provisions.

Bankruptcy Issues

Automatic Stay

The Bankruptcy Code may affect the ability to enforce certain rights under a mortgage in the event that a borrower becomes the subject of a bankruptcy or reorganization proceeding under the Bankruptcy Code.  Section 362 of the Bankruptcy Code operates as an automatic stay of, among other things, any act to obtain possession of property of or from a debtor’s estate, which may delay the mortgagee’s exercise of such remedies, including foreclosure, in the event that such borrower becomes the subject of a proceeding under the Bankruptcy Code.  While relief from the automatic stay to enforce remedies may be requested, it can be denied for a number of reasons, including where the collateral is “necessary to an effective reorganization” for the debtor, and if a debtor’s case has been administratively consolidated with those of its affiliates, the court may also consider whether the property is “necessary to an effective reorganization” of the debtor and its affiliates, taken as a whole.  Moreover, the filing of a petition in bankruptcy by, or on behalf of, a junior lienholder may stay the senior lienholder from taking action to foreclose out the junior lien.

Sales Free and Clear of Liens

Under Sections 363(b) and (f) of the Bankruptcy Code, a trustee, or a borrower as debtor in possession, may, despite the provisions of the related mortgage to the contrary, sell the related mortgaged property free and clear of all liens, which liens would then attach to the proceeds of such sale.  Such a sale may be approved by a bankruptcy court even if the proceeds are insufficient to pay the secured debt in full.

Post-Petition Credit

Pursuant to Section 364 of the Bankruptcy Code, a bankruptcy court may, under certain circumstances, authorize a debtor to obtain credit after the commencement of a bankruptcy case, secured among other things, by senior, equal or junior liens on property that is already subject to a lien.  In the recent bankruptcy case of General Growth Properties, the debtors initially sought approval of a debtor-in-possession loan to the corporate parent entities guaranteed by the property-level special purpose entities and secured by second liens on their properties.  Although the debtor-in-possession loan ultimately did not include these subsidiary guarantees and second liens, we cannot assure you that, in the event of a bankruptcy of a sponsor, the sponsor would not seek approval of a similar debtor-in-possession loan, or that a bankruptcy court would not approve a debtor-in-possession loan that included such subsidiary guarantees and second liens on such subsidiaries’ properties.

Modification of Lender’s Rights

Under the Bankruptcy Code, provided certain substantive and procedural safeguards for a lender are met, the amount, terms and priority of a mortgage securing a loan to a debtor may be modified under certain circumstances.  The amount of the loan secured by the real property may be reduced to the then current value of the property pursuant to a confirmed plan of reorganization or lien avoidance proceeding, thus leaving the lender a secured creditor to the extent of the then current value of the property and a general unsecured creditor for the difference between such value and the outstanding balance of the loan.  Such general unsecured claims may be paid less than 100% of the amount of the debt or not at all, depending upon the circumstances.  Other modifications may include the reduction in the amount of each monthly payment, which reduction may result from a reduction in the rate of interest and/or the alteration of the repayment schedule (with or without affecting the unpaid principal balance of the loan), and/or an extension (or reduction) of the final maturity date.  Some courts with federal bankruptcy jurisdiction have approved plans, based on the particular facts of the reorganization case, that effected the curing of a mortgage loan default by paying arrearages over a number of years.  Also, under the Bankruptcy Code, a bankruptcy court may permit a debtor through its plan of reorganization to decelerate a secured loan and to reinstate the loan even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court (provided no sale of the property had yet occurred) prior to the filing of the debtor’s petition.  This may be done even if the plan of reorganization does not provide for payment in full of the amount due under the original loan.  Other types of significant modifications to the terms of the mortgage may be acceptable to the bankruptcy court, such as making distributions to the mortgage holder of property other than cash, or the substitution of collateral which is the “indubitable equivalent” of the real property subject to the mortgage or the subordination of the mortgage to liens securing new debt (provided that the lender’s secured claim is “adequately protected” as such term is defined and interpreted under the Bankruptcy Code), often depending on the particular facts and circumstances of the specific case.

A trustee in a bankruptcy proceeding may in some cases be entitled to collect its costs and expenses in preserving or selling the mortgaged property ahead of payment to the lender. In certain circumstances, a debtor in bankruptcy may have the power to grant liens senior to the lien of a mortgage, and analogous state statutes and general principles of equity may also provide the borrower with means to halt a foreclosure proceeding or sale and to force a restructuring of a mortgage loan on terms a lender would not otherwise accept. Moreover, the laws of certain states also give priority to certain tax liens over the lien of a mortgage or deed of trust. Under the Bankruptcy Code, if the court finds that actions of the mortgagees have been unreasonable, the lien of the related mortgage may be subordinated to the claims of unsecured creditors. Federal bankruptcy law also may interfere with the master servicer’s or special servicer’s ability to enforce lockbox requirements.

Leases and Rents

The legal proceedings necessary to resolve the above described bankruptcy issues can be time consuming and costly and may significantly delay or diminish the receipt of rents.  Federal bankruptcy law may also interfere with or affect the ability of a secured mortgage lender to enforce an assignment by a borrower of rents and leases related to a mortgaged property if the related borrower is in a bankruptcy proceeding.  Federal bankruptcy law provides generally that rights and obligations under an unexpired lease of the debtor/lessee may not be terminated or modified at any time after the commencement of a case under the Bankruptcy Code solely on the basis of a provision in the lease to that effect or because of certain other similar events. This prohibition on so-called “ipso facto clauses” could limit the ability of the Trustee for a series of certificates to exercise certain contractual remedies with respect to any leases.  In addition, under Section 362 of the Bankruptcy Code, a mortgagee may be stayed from enforcing the assignment, and the legal proceedings necessary to resolve the issue can be time consuming and may result in significant delays in the receipt of the rents.  For example, the filing of a petition in bankruptcy by or on behalf of a lessee of a mortgaged property would result in a stay against the commencement or continuation of any state court proceeding for past due rent, for accelerated rent, for damages or for a summary eviction order with respect to a default under the related lease that occurred prior to the filing of the lessee’s petition.  Rents and leases may also escape an assignment of such rents and leases (i) if the assignment is not fully perfected under state law prior to commencement of the bankruptcy proceeding, (ii) to the extent such rents and leases are used by the borrower to maintain the mortgaged property, or for other court authorized expenses, (iii) to the extent other collateral may be substituted for the rents and leases, (iv) to the extent the bankruptcy court determines that the lender is adequately protected or (v) to the extent the court determines, based on the equities of the case, that the post-petition rents are not subject to the lender’s pre-petition security interest.

Under the Bankruptcy Code, a security interest in real property acquired before the commencement of the bankruptcy case does not extend to income received after the commencement of the bankruptcy case unless such income is a proceed, product or rent of such property. Therefore, to the extent a business conducted on the mortgaged property creates accounts receivable rather than rents or results from payments under a license rather than payments under a lease, a valid and perfected pre-bankruptcy lien on such accounts receivable or license income generally would not continue as to post-bankruptcy accounts receivable or license income.  The Bankruptcy Code has been amended to mitigate this problem with respect to fees, charges, accounts or other payments for the use or occupancy of rooms and other public facilities in hotels, motels or other lodging facilities. A lender’s perfected pre-petition security interest in leases, rents and hotel revenues continues in the post-petition leases, rents and hotel, motel and other lodging property revenues, unless a bankruptcy court orders to the contrary “based on the equities of the case”.  The equities of a particular case may permit the discontinuance of security interests in post petition leases and rents.  Unless a court orders otherwise, however, rents and other revenues from the related lodging property generated after the date the bankruptcy petition is filed will constitute “cash collateral” under the Bankruptcy Code.  Debtors may only use cash collateral upon obtaining the lender’s consent or a prior court order finding that the lender’s interest in such mortgaged property and the cash collateral is “adequately protected” as such term is defined and interpreted under the Bankruptcy Code.  In addition to post-petition rents, any cash held by a lender in a lockbox or reserve account generally, upon the commencement of the bankruptcy case, would also constitute “cash collateral” under the Bankruptcy Code.  So long as the lender is adequately protected, a debtor’s use of cash collateral may be for its own benefit or for the benefit of any affiliated entity group that is also subject to bankruptcy proceedings, including use as collateral for new debt.  It should be noted, however, that the court may find that the lender has no security interest in either pre-petition or post-petition revenues if the court finds that the loan documents do not contain language covering accounts, room rents, or other forms of personality necessary for a security interest to attach to such revenues.

Lease Assumption or Rejection by Tenant

In addition, the Bankruptcy Code generally provides that a trustee or debtor in possession may, with respect to an unexpired lease of non-residential real property, before the earlier of (i) 120 days after the filing of a bankruptcy case or (ii) the entry of an order confirming a plan, subject to approval of the court, (a) assume the lease and retain it or assign it to a third party or (b) reject the lease. If the trustee or debtor-in-possession fails to assume or reject the lease within the time specified in the preceding sentence, subject to any extensions by the bankruptcy court, the lease will be deemed rejected and the property will be surrendered to the lessor. The bankruptcy court may for cause shown extend the 120-day period up to 90 days for a total of 210 days. If the lease is assumed, the trustee in bankruptcy on behalf of the lessee, or the lessee as debtor in possession, or the assignee, if applicable, must cure any defaults under the lease, compensate the lessor for its losses and provide the lessor with “adequate assurance” of future performance. However, these remedies may, in fact, be insufficient and the lessor may be forced to continue under the lease with a lessee that is a poor credit risk or an unfamiliar tenant if the lease was assigned. If the lease is rejected, the rejection generally constitutes a breach of the executory contract or unexpired lease immediately before the date of filing the petition. As a consequence, the other party or parties to the lease, such as the borrower, as lessor under a lease, generally would have only an unsecured claim against the debtor for damages resulting from the breach, which could adversely affect the security for the related mortgage loan. In addition, pursuant to Section 502(b)(6) of the Bankruptcy Code, a lessor’s damages for lease rejection in respect of future rent installments are limited to (a) the rent reserved by the lease, without acceleration, for the greater of one year or 15 percent, not to exceed three years, of the remaining term of the lease following the earlier of the date of the bankruptcy petition and the date on which the lessor regained possession of the property, plus (b) any unpaid rent due under such lease, without acceleration, on the earlier of such dates.

If the leased premises are located in a “shopping center” as such term has been interpreted under Section 365 of the Bankruptcy Code, the assignee may be required to agree to certain conditions that are protective of the property owner such as compliance with specific lease terms relating to, among other things, exclusivity and the terms of reciprocal easement agreements.  However, we cannot assure you that the mortgaged properties (even a mortgaged property identified as a “shopping center” in this prospectus or in the prospectus supplement) would be considered shopping centers by a court considering the question.

Lease Rejection by Lessor – Tenant’s Rights

If a trustee in bankruptcy on behalf of a lessor, or a lessor as debtor in possession, rejects an unexpired lease of real property, the lessee may treat the lease as terminated by the rejection or, in the alternative, the lessee may remain in possession of the leasehold for the balance of the term and for any renewal or extension of the term that is enforceable by the lessee under applicable non-bankruptcy law. The Bankruptcy Code provides that if a lessee elects to remain in possession after a rejection of a lease, the lessee may offset against rents reserved under the lease for the balance of the term after the date of rejection of the lease, and the related renewal or extension of the lease, any damages occurring after that date caused by the nonperformance of any obligation of the lessor under the lease after that date.  To the extent provided in the related prospectus supplement, the lessee will agree under certain leases to pay all amounts owing under the leases to the Master Servicer without offset. To the extent that the contractual obligation remains enforceable against the lessee, the lessee would not be able to avail itself of the rights of offset generally afforded to lessees of real property under the Bankruptcy Code.

Intercreditor Issues

Additionally, pursuant to subordination or intercreditor agreements for certain of the mortgage loans, the subordinate lenders may have agreed that they will not take any direct actions with respect to the related subordinated debt, including any actions relating to the bankruptcy of the borrower, and that the holder of the mortgage loan will have all rights to direct all such actions.  We cannot assure you that in the event of the borrower’s bankruptcy, a court will enforce such restrictions against a subordinated lender.  In its decision in In re 203 North LaSalle Street Partnership, 246 B.R. 325 (Bankr. N.D. Ill. 2000), the United States Bankruptcy Court for the Northern District of Illinois refused to enforce a provision of a subordination agreement that allowed a first mortgagee to vote a second mortgagee’s claim with respect to a Chapter 11 reorganization plan on the grounds that pre-bankruptcy contracts cannot override rights expressly provided by the Bankruptcy Code.  This holding, which at least one court has followed, potentially limits the ability of a senior lender to accept or reject a reorganization plan or to control the enforcement of remedies against a common borrower over a subordinated lender’s objections.

Avoidance Actions

In a bankruptcy or similar proceeding involving a borrower, action may be taken seeking the recovery as a preferential transfer of any payments made by such borrower under a mortgage loan or to avoid the granting of the liens in the transaction in the first instance, or any replacement liens that arise by operation of law or the security agreement.  Payments on long term debt may be protected from recovery as preferences if they qualify for the “ordinary course” exception under the Bankruptcy Code or if certain of the other defenses in the Bankruptcy Code are applicable.  Whether any particular payment would be protected depends upon the facts specific to a particular transaction.  In addition, in a bankruptcy or similar proceeding involving any borrower, an action may be taken to avoid the transaction (or any component of the transaction, such as joint and several liability on a mortgage loan) as an actual or constructive fraudulent conveyance under state or federal law.

Generally, under federal law and most state fraudulent conveyance statutes, the incurrence of an obligation or the transfer of property by a person will be subject to avoidance if it was made with actual intent to hinder, delay or defraud creditors, as evidenced by certain “badges” of fraud.  It also will be subject to avoidance under certain circumstances as a constructive fraudulent transfer if the transferor did not receive fair consideration or reasonably equivalent value in exchange for such obligation or transfer and (i) was insolvent or was rendered insolvent by such obligation or transfer, (ii) was engaged in business or a transaction, or was about to engage in business or a transaction, for which any property remaining with the person constituted unreasonably small capital, or (iii) intended to, or believed that it would, incur debts that would be beyond the person’s ability to pay as such debts matured. The measure of insolvency will vary depending on the law of the applicable jurisdiction.  However, an entity will generally be considered insolvent if the present fair salable value of its assets is less than (x) the sum of its debts or (y) the amount that would be required to pay its probable liabilities on its existing debts as they become absolute and matured. Accordingly, cross-collateralization arrangements could be challenged as fraudulent transfers by creditors of a borrower in an action brought outside a bankruptcy case or, if the borrower were to become a debtor in a bankruptcy case, by the borrower as a debtor in possession or its bankruptcy trustee.  Among other things, a legal challenge to the granting of liens may focus on the benefits realized by the borrower from the mortgage loan proceeds, in addition to the overall cross-collateralization.  A lien or other property transfer granted by a borrower to secure repayment of a loan could be avoided if a court were to determine that (i) such borrower was insolvent at the time of granting the lien, was rendered insolvent by the granting of the lien, was left with inadequate capital, or was not able to pay its debts as they matured and (ii) the borrower did not, when it allowed its property to be encumbered by a lien securing the entire indebtedness represented by the loan, receive fair consideration or reasonably equivalent value for pledging such property.

Management Agreements

It is likely that any management agreement relating to the Mortgaged Properties constitutes an “executory contract” for purposes of the Bankruptcy Code. Federal bankruptcy law provides generally that rights and obligations under an executory contract of a debtor may not be terminated or modified at any time after the commencement of a case under the Bankruptcy Code solely on the basis of a provision in such contract to such effect or because of certain other similar events. This prohibition on so-called “ipso facto” clauses could limit the ability of the related borrower (or the trustee as its assignee) to exercise certain contractual remedies with respect to a management agreement relating to any such Mortgaged Property. In addition, the Bankruptcy Code provides that a trustee in bankruptcy or debtor-in-possession may, subject to approval of the court, (a) assume an executory contract and (i) retain it or (ii) unless applicable law excuses a party other than the debtor from accepting performance from or rendering performance to an entity other than the debtor, assign it to a third party (notwithstanding any other restrictions or prohibitions on assignment) or (b) reject such contract. In a bankruptcy case of the related property manager, if the related management agreement(s) were to be assumed, the trustee in bankruptcy on behalf of such property manager, or such property manager as debtor-in-possession, or the assignee, if applicable, must cure any defaults under such agreement(s), compensate the borrower for its losses and provide the borrower with “adequate assurance” of future performance. Such remedies may be insufficient, however, as the related borrower may be forced to continue under a management agreement with a manager that is a poor credit risk or an unfamiliar manager if a management agreement was assigned (if applicable state law does not otherwise prevent such an assignment), and any assurances provided to the borrower may, in fact, be inadequate. If a management agreement is rejected, such rejection generally constitutes a breach of the executory contract immediately before the date of the filing of the petition. As a consequence, the related borrower generally would have only an unsecured claim against the related property manager for damages resulting from such breach, which could adversely affect the security for the Certificates.

Certain of the Borrowers May Be Partnerships

The laws governing limited partnerships in certain states provide that the commencement of a case under the Bankruptcy Code with respect to a general partner will cause a person to cease to be a general partner of the limited partnership, unless otherwise provided in writing in the limited partnership agreement. This provision may be construed as an “ipso facto” clause and, in the event of the general partner’s bankruptcy, may not be enforceable. Certain limited partnership agreements of the borrowers may provide that the commencement of a case under the Bankruptcy Code with respect to the related general partner constitutes an event of withdrawal (assuming the enforceability of the clause is not challenged in bankruptcy proceedings or, if challenged, is upheld) that might trigger the dissolution of the limited partnership, the winding up of its affairs and the distribution of its assets, unless (i) at the time there was at least one other general partner and the written provisions of the limited partnership permit the business of the limited partnership to be carried on by the remaining general partner and that general partner does so or (ii) the written provisions of the limited partnership agreement permit the limited partners to agree within a specified time frame (often 60 days) after the withdrawal to continue the business of the limited partnership and to the appointment of one or more general partners and the limited partners do so. In addition, the laws governing general partnerships in certain states provide that the commencement of a case under the Bankruptcy Code or state bankruptcy laws with respect to a general partner of the partnerships triggers the dissolution of the partnership, the winding up of its affairs and the distribution of its assets. Those state laws, however, may not be enforceable or effective in a bankruptcy case. Limited liability companies may be subjected to similar treatment as that described in this prospectus with respect to limited partnerships. The dissolution of a borrower, the winding up of its affairs and the distribution of its assets could result in an acceleration of its payment obligation under the borrower’s mortgage loan.

In addition, the bankruptcy of the general or limited partner of a borrower that is a partnership, or the bankruptcy of a member of a borrower that is a limited liability company or the bankruptcy of a shareholder of a borrower that is a corporation may provide the opportunity in the bankruptcy case of the partner, member or shareholder to obtain an order from a court consolidating the assets and liabilities of the partner, member or shareholder with those of the mortgagor pursuant to the doctrines of substantive consolidation or piercing the corporate veil. In such a case, the respective Mortgaged Property, for example, would become property of the estate of the bankrupt partner, member or shareholder.  Not only would the Mortgaged Property be available to satisfy the claims of creditors of the partner, member or shareholder, but an automatic stay would apply to any attempt by the Trustee to exercise remedies with respect to the Mortgaged Property.  However, such an occurrence should not affect the Trustee’s status as a secured creditor with respect to the borrower or its security interest in the Mortgaged Property.

A borrower that is a limited partnership, in many cases, may be required by the loan documents to have a special purpose entity as its sole general partner, and a borrower that is a general partnership, in many cases, may be required by the loan documents to have as its general partners only entities that are special purpose entities.  A borrower that is a limited liability company may be required by the loan documents to have a special purpose member or a springing member.  All borrowers that are tenants-in-common may be required by the loan documents to be special purpose entities.  These provisions are designed to mitigate the risk of the dissolution or bankruptcy of the borrower partnership or its general partner, a borrower limited liability company or its member (if applicable), or a borrower that is a tenant-in-common.  However, we cannot assure you that any borrower partnership or its general partner, or any borrower limited liability company or its member (if applicable), or a borrower that is a tenant-in-common, will not dissolve or become a debtor under the Bankruptcy Code.

Single Purpose Entity Covenants and Substantive Consolidation

Although the borrowers under the mortgage loans included in a Trust Fund may be special purpose entities, special purpose entities can become debtors in bankruptcy under various circumstances. For example, in the recent bankruptcy case of In re General Growth Properties, Inc. 409 B.R. 43 (Bankr. S.D.N.Y. 1999), notwithstanding that such subsidiaries were special purpose entities with independent directors, numerous property-level, special purpose subsidiaries were filed for bankruptcy protection by their parent entity.  Nonetheless, the United States Bankruptcy Court for the Southern District of New York denied various lenders’ motions to dismiss the special purpose entity subsidiaries’ cases as bad faith filings.  In denying the motions, the bankruptcy court stated that the fundamental and bargained for creditor protections embedded in the special purpose entity structures at the property level would remain in place during the pendency of the chapter 11 cases.  Those protections included adequate protection of the lenders’ interest in their collateral and protection against the substantive consolidation of the property-level debtors with any other entities.

The moving lenders in the General Growth case had argued that the 20 property-level bankruptcy filings were premature and improperly sought to restructure the debt of solvent entities for the benefit of equity holders.  However, the Bankruptcy Code does not require that a voluntary debtor be insolvent or unable to pay its debts currently in order to be eligible for relief and generally a bankruptcy petition will not be dismissed for bad faith if the debtor has a legitimate rehabilitation objective.  Accordingly, after finding that the relevant debtors were experiencing varying degrees of financial distress due to factors such as cross defaults, a need to refinance in the near term (i.e., within 1 to 4 years), and other considerations, the bankruptcy court noted that it was not required to analyze in isolation each debtor’s basis for filing.  In the court’s view, the critical issue was whether a parent company that had filed its bankruptcy case in good faith could include in the filing subsidiaries that were necessary for the parent’s reorganization.  As demonstrated in the General Growth Properties bankruptcy case, although special purpose entities are designed to mitigate the bankruptcy risk of a borrower, special purpose entities can become debtors in bankruptcy under various circumstances.

Generally, pursuant to the doctrine of substantive consolidation, a bankruptcy court, in the exercise of its broad equitable powers, has the authority to order that the assets and liabilities of a borrower be substantively consolidated with those of an affiliate (i.e., even a non-debtor), including for the purposes of making distributions under a plan of reorganization or liquidation.  Thus, property that is ostensibly the property of a borrower may become subject to the bankruptcy case of an affiliate, the automatic stay applicable to such bankrupt affiliate may be extended to a borrower, and the rights of creditors of a borrower may become impaired.  Substantive consolidation is generally viewed as an equitable remedy that could result in an otherwise solvent company becoming subject to the bankruptcy proceedings of an insolvent affiliate, making the solvent company’s assets available to repay the debts of affiliated companies.  A court has the discretion to order substantive consolidation in whole or in part and may include non-debtor affiliates of the bankrupt entity in the proceedings.  The interrelationship among a borrower and other affiliates may pose a heightened risk of substantive consolidation and other bankruptcy risks in the event that any one or more of them were to become a debtor under the Bankruptcy Code.  In the event of the bankruptcy of the applicable parent entities of any borrower, the assets of such borrower may be treated as part of the bankruptcy estates of such parent entities.  In addition, in the event of the institution of voluntary or involuntary bankruptcy proceedings involving a borrower and certain of its affiliates, to serve judicial economy, it is likely that a court would jointly administer the respective bankruptcy proceedings.  Furthermore, with respect to any affiliated borrowers, creditors of a common parent in bankruptcy may seek to substantively consolidate the assets of such borrowers with those of the parent.

State Law Limitations on Lenders

In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. In some states, redemption may occur only upon payment of the entire principal balance of the loan, accrued interest and expenses of foreclosure. In some states, redemption may be authorized even if the former borrower pays only a portion of the sums due. The effect of these types of statutory rights of redemption is to diminish the ability of the lender to sell the foreclosed property. The rights of redemption would defeat the title of any purchaser from the lender subsequent to foreclosure or sale under a deed of trust. Consequently, the practical effect of the redemption right is to force the lender to retain the property and pay the expenses of ownership until the redemption period has run. See “—Rights of Redemption” below.

Certain states have imposed statutory prohibitions against or limitations on recourse to the borrower. For example, some state statutes limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal in most cases to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower on the debt without first exhausting the security. In some states, the lender, if it first pursues judgment through a personal action against the borrower on the debt, may be deemed to have elected a remedy and may then be precluded from exercising remedies with respect to the security. Consequently, the practical effect of the election requirement, when applicable, is that lenders will usually proceed first against the property encumbered by the mortgage or deed of trust rather than bringing personal action against the borrower. Other statutory provisions limit any deficiency judgment against the former borrower following a judicial sale to the excess of the outstanding debt over the fair market value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a beneficiary or a mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low bids or the absence of bids at the judicial sale. See “—Anti-Deficiency Legislation” below.

Environmental Risks

Real property pledged as security to a lender may be subject to unforeseen environmental risks. Of particular concern may be those mortgaged properties which are, have been the site of, or are located near other properties that have been the site of, manufacturing, industrial or disposal activity. Such environmental risks may give rise to (a) a diminution in value of property securing any mortgage loan or, (b) in certain circumstances as more fully described below, liability for cleanup costs or other remedial actions, and for natural resource damages, at such property, which liabilities could exceed the value of such property or the principal balance of the related mortgage loan. In certain circumstances, a lender may choose not to foreclose on contaminated property rather than risk incurring liability for remedial actions.

Environmental reports are generally prepared for mortgaged properties that will be included in each mortgage pool.  The environmental reports will generally be prepared pursuant to the American Society for Testing and Materials standard for a  “Phase I” environmental assessment unless otherwise specified in the related prospectus supplement. In addition to the Phase I standards, many of the environmental reports will include additional research, such as limited sampling for asbestos containing material, lead based paint, and radon, depending upon the property use and/or age. Additionally, as needed pursuant to American Society for Testing and Materials standards, supplemental “Phase II” site investigations will have been completed for some mortgaged properties to evaluate further certain environmental issues. Phase II investigation consists of sampling and/or testing.

Except as set forth below and in the related prospectus supplement, none of the environmental assessments revealed any material adverse condition or circumstance at any mortgaged property except for those:

●	in which the adverse conditions were remediated or abated before the origination date of the related mortgage loan or date the related certificates are issued;

●	in which an operations and maintenance plan or periodic monitoring of the mortgaged property or nearby properties will be in place or recommended;

●	for which an escrow, guaranty or letter of credit for the remediation will have been established pursuant to the terms of the related mortgage loan;

●	for which an environmental insurance policy will have been obtained from a third party insurer;

●
for which the principal of the borrower or another financially responsible party will have provided an indemnity or will have been required to take, or will be liable for the failure to take, such actions, if any, with respect to such matters as will have been required by the applicable governmental authority or recommended by the environmental assessments;

●	for which such conditions or circumstances will have been investigated further and the environmental consultant will have recommended no further action or remediation;

●
as to which the borrower or other responsible party will have obtained a “no further action” letter or other evidence that governmental authorities would not be requiring further action or remediation;

●	that would not require substantial cleanup, remedial action or other extraordinary response under environmental laws;

●	involving radon; or

●	in which the related borrower will have agreed to seek a “case closed” or similar status for the issue from the applicable governmental agency.

In certain cases, the identified condition was related to the presence of asbestos containing materials, lead based paint and/or radon. Where these substances were present, the environmental consultant generally recommended, and the borrower was generally required to establish an operation and maintenance plan to address the issue or, in some cases involving asbestos containing materials and lead based paint, an abatement or removal program. Other identified conditions could, for example, include leaks from storage tanks and on site spills. Corrective action, as required by the regulatory agencies, has been or is currently being undertaken and, in some cases, the related borrowers have made deposits into environmental reserve accounts. However, we cannot assure you that any environmental indemnity, insurance, letter of credit, guaranty or reserve amounts will be sufficient to remediate the environmental conditions or that all environmental conditions have been identified or that operation and maintenance plans will be put in place and/or followed.

Problems associated with mold may pose risks to the real property and may also be the basis for personal injury claims against a borrower.  Although the mortgaged properties will be required to be inspected periodically, there is no set of generally accepted standards for the assessment of mold currently in place.  If left unchecked, the growth of mold could result in the interruption of cash flow, litigation and remediation expenses which could adversely impact collections from a mortgaged property.

Under the laws of certain states, failure to perform any investigative and/or remedial action required or demanded by the state of any condition or circumstance that (i) may pose an imminent or substantial endangerment to the human health or welfare or the environment, (ii) may result in a release or threatened release of any hazardous material or hazardous substance, or (iii) may give rise to any environmental claim or demand (each condition or circumstance, an “Environmental Condition”) may give rise to a lien on the property to ensure the reimbursement of investigative and/or remedial costs incurred by the federal or state government. In several states, the lien has priority over the lien of an existing mortgage against the property. In any case, the value of a Mortgaged Property as collateral for a mortgage loan could be adversely affected by the existence of an Environmental Condition.

It is unclear as to whether and under what circumstances cleanup costs, or the obligation to take remedial actions, can be imposed on a secured lender such as a Trust Fund with respect to each series. Under the laws of some states and under the federal Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended (“CERCLA”), a secured lender such as a Trust Fund may be liable as an “owner or operator” for costs of addressing releases or threatened releases of hazardous substances on a mortgaged property if such lender or its agents or employees have participated in the management of the operations of the borrower, even though the environmental damage or threat was caused by a prior owner or other third party. Excluded from CERCLA’s definition of “owner or operator”, however, is a person “who without participating in the management of a ... facility, holds indicia of ownership primarily to protect his security interest” (the “Secured-Creditor Exemption”).  This exemption for holders of a security interest such as a secured lender applies only when the lender seeks to protect its security interest in the contaminated facility or property.  Thus, if a lender’s activities begin to encroach on the actual management of such facility or property, the lender faces potential liability as an “owner or operator” under CERCLA.  Similarly, when a lender forecloses and takes title to a contaminated facility or property (whether it holds the facility or property as an investment or leases it to a third party), under some circumstances the lender may incur potential CERCLA liability.

Notwithstanding the Secured-Creditor Exemption, a lender may be held liable under CERCLA as an owner or operator, if the lender or its employees or agents participate in management of the property. The Asset Conservation, Lender Liability, and Deposit Insurance Protection Act of 1996 (the “Lender Liability Act”) defines the term “participating in management” to impose liability on a secured lender who exercises actual control over operational aspects of the facility; however, the terms and conditions of the Lender Liability Act have not been fully clarified by the courts. A number of environmentally related activities before the loan is made and during its pendency, as well as “workout” steps to protect a security interest, are identified as permissible to protect a security interest without triggering liability. The Lender Liability Act also identifies the circumstances in which foreclosure and post-foreclosure activities will not trigger CERCLA liability.

Amendments to CERCLA help clarify the actions that may be undertaken by a lender holding security in a contaminated facility without exceeding the bounds of the Secured-Creditor Exemption.  In addition, under the amendments, a lender continues to be protected from CERCLA liability as an “owner or operator” after foreclosure as long as it seeks to divest itself of the facility at the earliest practicable commercially reasonable time on commercially reasonable terms, taking into account market conditions and legal and regulatory requirements.  However, the protections afforded lenders under the amendments are subject to terms and conditions that have not been clarified by the courts.  Moreover, the Secured-Creditor Exemption does not necessarily affect the potential for liability in actions under other federal or state laws which may impose liability on “owners or operators” but do not incorporate the Secured-Creditor Exemption.

The Lender Liability Act also amends the federal Solid Waste Disposal Act to limit the liability of lenders holding a security interest for costs of cleaning up contamination for underground storage tanks. However, the Lender Liability Act has no effect on other federal or state environmental laws similar to CERCLA that may impose liability on lenders and other persons, and not all of those laws provide for an exemption similar to the Secured-Creditor Exemption. Liability under many of these laws may exist even if the lender did not cause or contribute to the contamination and regardless of whether the lender has actually taken possession of the property through foreclosure, deed in lieu of foreclosure, or otherwise. Moreover, the liability is not limited to the original or unamortized principal balance of a loan or to the value of a property securing a loan.

At the time the mortgage loans were originated, it is possible that no environmental assessment or a very limited environmental assessment of the Mortgaged Properties was conducted.

The related Agreement will provide that the Master Servicer or the Special Servicer, if any, acting on behalf of the Trust Fund, may not acquire title to, or possession of, a Mortgaged Property underlying a mortgage loan, take over its operation or take any other action that might subject a given Trust Fund to liability under CERCLA or comparable laws unless the Master Servicer or Special Servicer, if any, has previously determined, based upon a Phase I environmental site assessment (as described below) or other specified environmental assessment prepared by a person who regularly conducts the environmental assessments, that the Mortgaged Property is in compliance with applicable environmental laws and that there are no circumstances relating to use, management or disposal of any hazardous materials for which investigation, monitoring, containment, clean-up or remediation could be required under applicable environmental laws, or that it would be in the best economic interest of a given Trust Fund to take any actions as are necessary to bring the Mortgaged Property into compliance with those laws or as may be required under the laws. A Phase I environmental site assessment generally involves identification of recognized environmental conditions (as defined in Guideline E1527-00 of the American Society for Testing and Materials Guidelines) and/or historic recognized environmental conditions (as defined in Guideline E1527-00 of the American Society for Testing and Materials Guidelines) based on records review, site reconnaissance and interviews, but does not involve a more intrusive investigation such as sampling or testing of materials.  This requirement effectively precludes enforcement of the security for the related mortgage loan until a satisfactory environmental assessment is obtained or any required remedial action is taken, reducing the likelihood that a given Trust Fund will become liable for any Environmental Condition affecting a Mortgaged Property, but making it more difficult to realize on the security for the mortgage loan. However, we cannot assure you that any environmental assessment obtained by the Master Servicer or the Special Servicer, if any, will detect all possible Environmental Conditions or that the other requirements of the Agreement, even if fully observed by the Master Servicer and the Special Servicer, if any, will in fact insulate a given Trust Fund from liability for Environmental Conditions.

If a lender is or becomes liable for clean-up costs, it may bring an action for contribution against the current owners or operators, the owners or operators at the time of on-site disposal activity or certain other parties who may have contributed to or exacerbated the environmental hazard, but those persons or entities may be bankrupt or otherwise judgment proof. Furthermore, such action against the borrower may be adversely affected by the limitations on recourse in the related loan documents. Similarly, in some states anti-deficiency legislation and other statutes requiring the lender to exhaust its security before bringing a personal action against the borrower-trustor (see “—Anti-Deficiency Legislation” below) may curtail the lender’s ability to recover from its borrower the environmental clean-up and other related costs and liabilities incurred by the lender. Shortfalls occurring as the result of imposition of any clean-up costs will be addressed in the prospectus supplement and Agreement for the related series.

Rights of Redemption

In some states, after a foreclosure sale pursuant to a deed of trust or a mortgage, the borrower and certain foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. In some states, redemption may occur only upon payment of the entire principal balance of the loan, accrued interest and expenses of foreclosure. In other states, redemption may be authorized if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property. The right of redemption would defeat the title of any purchaser at a foreclosure sale or any purchaser from the lender subsequent to a foreclosure sale or sale under a deed of trust. Certain states permit a lender to avoid a post-sale redemption by waiving its right to a deficiency judgment. Consequently, the practical effect of the post-foreclosure redemption right is often to force the lender to retain the property and pay the expenses of ownership until the redemption period has run. Whether the lender has any rights to recover these expenses from a borrower who redeems the property depends on the applicable state statute. The related prospectus supplement will contain a description of state specific provisions that may be material to investors for states where Mortgaged Properties securing a substantial principal amount of mortgage loans backing a particular series are located. In some states, there is no right to redeem property after a trustee’s sale under a deed of trust.

Junior Mortgages; Rights of Senior Mortgagees

The mortgage loans for a series may include mortgage loans secured by mortgages or deeds of trust some of which are junior to other mortgages or deeds of trust, some of which may be held by other lenders or institutional investors. The rights of the Trust Fund (and therefore the Certificateholders), as mortgagee under a junior mortgage or beneficiary under a junior deed of trust, are subordinate to those of the mortgagee under the senior mortgage or beneficiary under the senior deed of trust, including the prior rights of the senior mortgagee to receive hazard insurance and condemnation proceeds and to cause the property securing the mortgage loan to be sold upon default of the borrower or trustor, and as a result, extinguishing the junior mortgagee’s or junior beneficiary’s lien unless the junior mortgagee or junior beneficiary asserts its subordinate interest in the property in foreclosure litigation and, possibly, satisfies the defaulted senior mortgage or deed of trust. As discussed more fully below, a junior mortgagee or junior beneficiary may satisfy a defaulted senior loan in full and, in some states, may cure the default and loan. In most states, no notice of default is required to be given to a junior mortgagee or junior beneficiary, and junior mortgagees or junior beneficiaries are seldom given notice of defaults on senior mortgages. However, in order for a foreclosure action in some states to be effective against a junior mortgagee or junior beneficiary, the junior mortgagee or junior beneficiary must be named in any foreclosure action, thus giving notice to junior lienors of the pendency of the foreclosure action on the senior mortgage.

Anti-Deficiency Legislation

Some of the mortgage loans for a series will be nonrecourse loans as to which, in the event of default by a borrower, recourse may be had only against the specific property which secures the related mortgage loan and not against the borrower’s other assets. Even if recourse is available pursuant to the terms of the mortgage loan against the borrower’s assets in addition to the Mortgaged Property, certain states have imposed statutory prohibitions which impose prohibitions against or limitations on the recourse. For example, some state statutes limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal in most cases to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. In certain states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting the security; however, in some of these states, the lender, following judgment on the personal action, may be deemed to have elected a remedy and absent judicial permission, may be precluded from exercising remedies with respect to the security. Consequently, the practical effect of the election requirement, when applicable, is that lenders will usually proceed first against the security rather than bringing a personal action against the borrower. Other statutory provisions limit any deficiency judgment against the former borrower following a judicial sale to the excess of the outstanding debt over the fair market value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a beneficiary or a mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low bids or the absence of bids at the judicial sale.  Also, the enforcement of remedial actions in one state may adversely affect the enforcement of remedial actions in other states.

Statutory Liabilities

The Internal Revenue Code of 1986, as amended, provides priority to certain tax liens over the lien of mortgages. In addition, substantive requirements are imposed upon mortgage lenders in connection with the origination and the servicing of mortgage loans by numerous federal and some state consumer protection laws. These federal laws impose specific statutory liabilities upon lenders who originate mortgage loans and who fail to comply with the provisions of the law. In some cases, this liability may affect assignees of the mortgage loans.

Enforceability of Certain Provisions

Prepayment Provisions

Courts generally enforce claims requiring prepayment fees unless enforcement would, under the circumstances, be unconscionable. However, the laws of certain states may render prepayment fees unenforceable after a mortgage loan has been outstanding for a certain number of years, or may limit the amount of any prepayment fee to a specified percentage of the original principal amount of the mortgage loan, to a specified percentage of the outstanding principal balance of a mortgage loan, or to a fixed number of months’ interest on the prepaid amount. In certain states, prepayment fees payable on default or other involuntary acceleration of a mortgage loan may not be enforceable against the mortgagor. Some state statutory provisions may also treat certain prepayment fees as usurious if in excess of statutory limits. See “—Applicability of Usury Laws” below. Some of the mortgage loans for a series may not require the payment of specified fees as a condition to prepayment or these requirements have expired, and to the extent some mortgage loans do require these fees, these fees may not necessarily deter borrowers from prepaying their mortgage loans.

Due-on-Sale Provisions

Certain of the mortgage loans may contain “due-on-sale” and “due-on-encumbrance” clauses that purport to permit the lender to accelerate the maturity of the loan if the borrower transfers or encumbers the related Mortgaged Property. The ability of lenders and their assignees and transferees to enforce due-on-sale clauses was addressed by Congress when it enacted the Garn-St Germain Depository Institutions Act of 1982 (the “Garn-St Germain Act”).  The legislation, subject to certain exceptions, provides for federal preemption of all state restrictions on the enforceability of due-on-sale clauses.  Although the Garn-St Germain Act provides that due-on-sale clauses are enforceable, the Garn-St Germain Act states that a mortgagee is “encouraged” to permit an assumption of a loan at the existing mortgage rate of interest or at some other rate less than the average of the mortgage rates and the market rate. Therefore, subject to those limitations, a master servicer may have the right to accelerate the maturity of a mortgage loan that contains a “due-on-sale” provision upon transfer of an interest in the property, whether or not the master servicer can demonstrate that the transfer threatens its security interest in the property.

Unless otherwise specified in the related prospectus supplement, the Agreement for each series will provide that if any mortgage loan contains a provision in the nature of a “due-on-sale” clause, which by its terms provides that: (i) the mortgage loan shall (or may at the mortgagee’s option) become due and payable upon the sale or other transfer of an interest in the related Mortgaged Property; or (ii) the mortgage loan may not be assumed without the consent of the related mortgagee in connection with any sale or other transfer, then, for so long as the mortgage loan is included in the Trust Fund, the Master Servicer, on behalf of the Trustee, shall take actions as it deems to be in the best interest of the Certificateholders in accordance with the servicing standard set forth in the Agreement, and may waive or enforce any due-on-sale clause contained in the related mortgage loan.

In addition, under federal bankruptcy law, due-on-sale clauses may not be enforceable in bankruptcy proceedings and may, under certain circumstances, be eliminated in any modified mortgage resulting from the bankruptcy proceeding.

Acceleration on Default

Some of the mortgage loans for a series will include a “debt acceleration” clause, which permits the lender to accelerate the full debt upon a monetary or nonmonetary default of the borrower. State courts generally will enforce clauses providing for acceleration in the event of a material payment default after giving effect to any appropriate notices. The equity courts of any state, however, may refuse to foreclose a mortgage or deed of trust when an acceleration of the indebtedness would be inequitable or unjust or the circumstances would render the acceleration unconscionable. Furthermore, in some states, the borrower may avoid foreclosure and reinstate an accelerated loan by paying only the defaulted amounts and the costs and attorneys’ fees incurred by the lender in collecting the defaulted payments.

Forms of notes, mortgages and deeds of trust used by lenders may contain provisions obligating the borrower to pay a late charge if payments are not timely made. In certain states, there are or may be specific limitations upon the late charges which a lender may collect from a borrower for delinquent payments.

Upon foreclosure, courts have applied general equitable principles. These equitable principles are generally designed to relieve the borrower from the legal effect of its defaults under the loan documents. Examples of judicial remedies that have been fashioned include judicial requirements that the lender undertake affirmative and expensive actions to determine the causes of the borrower’s default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender’s judgment and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from temporary financial disability. In other cases, courts have limited the right of the lender to foreclose if the default under the mortgage instrument is not monetary, such as the borrower’s failing to maintain adequately the property or the borrower’s executing a second mortgage or deed of trust affecting the property. Finally, some courts have been faced with the issue of whether or not federal or state constitutional provisions reflecting due process concerns for adequate notice require that borrowers under deeds of trust or mortgages receive notices in addition to the statutorily-prescribed minimum. For the most part, these cases have upheld the notice provisions as being reasonable or have found that the sale by a trustee under a deed of trust, or by a mortgagee under a mortgage having a power of sale, does not involve sufficient state action to afford constitutional protections to the borrower.

Servicemembers Civil Relief Act

Generally, under the terms of the Servicemembers Civil Relief Act (the “Relief Act”), a borrower who enters military service after the origination of the borrower’s mortgage loan, including a borrower who was in reserve status and is called to active duty after origination of the mortgage loan, upon notification by the borrower, shall not be charged interest, including fees and charges, in excess of 6% per annum during the period of the borrower’s active duty status.  In addition to adjusting the interest, the lender must forgive any interest in excess of 6%, unless a court or administrative agency orders otherwise upon application of the lender. In addition, the Relief Act provides broad discretion for a court to modify a mortgage loan upon application by the borrower.  The Relief Act applies to borrowers who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard, and officers of the U.S. Public Health Service or the National Oceanic and Atmospheric Administration assigned to duty with the military. The California Military and Veterans Code (“California Military Code”) provides protection equivalent to that provided by the Relief Act to California national guard members called up to active service by the Governor, California national guard members called up to active service by the President and reservists called to active duty. Because the Relief Act and the California Military Code apply to borrowers who enter military service, no information can be provided as to the number of mortgage loans that may be affected by the Relief Act or the California Military Code. Application of the Relief Act or the California Military Code would adversely affect, for an indeterminate period of time, the ability of the master servicer to collect full amounts of interest on certain of the mortgage loans.

Any shortfalls in interest collections resulting from the application of the Relief Act or the California Military Code would result in a reduction of the amounts distributable to the holders of the related series of securities, and the prospectus supplement may specify that the shortfalls would not be covered by advances or, any form of credit support provided in connection with the securities. In addition, the Relief Act and the California Military Code impose limitations that impair the ability of the master servicer to foreclose on an affected mortgage loan during the borrower’s period of active duty status, and, under certain circumstances, during an additional three month period after that period. Thus, if a mortgage loan goes into default, there may be delays and losses occasioned as a result.

Forfeitures in Drug and RICO Proceedings

Federal law provides that assets (including property purchased or improved with assets) derived from criminal activity or otherwise tainted, or used in the commission of certain offenses, are subject to the blocking requirements of economic sanctions laws and regulations, and can be blocked and/or seized and ordered forfeited to the United States of America. The offenses that can trigger such a blocking and/or seizure and forfeiture include, among others, violations of the Racketeer Influenced and Corrupt Organizations Act, the Bank Secrecy Act, the anti-money laundering, anti-terrorism, economic sanctions, and anti-bribery laws and regulations, including the Patriot Act and the regulations issued pursuant to that Act, as well as the narcotic drug laws. In many instances, the United States may seize the property even before a conviction occurs.

In the event of a forfeiture proceeding, a lender may be able to establish its interest in the property by proving that (a) its Mortgage was executed and recorded before the commission of the illegal conduct from which the assets used to purchase or improve the property were derived or before the commission of any other crime upon which the forfeiture is based, or (b) the lender, at the time of the execution of the Mortgage, “did not know or was reasonably without cause to believe that the property was subject to forfeiture.” However, there is no assurance that such a defense will be successful.

Anti-Money Laundering, Economic Sanctions and Bribery

Many jurisdictions have adopted wide-ranging anti-money laundering, economic and trade sanctions, and anti-corruption and anti-bribery laws, and regulations (collectively, the “Requirements”).  Any of the Depositor, the issuing entity, the underwriters, the Master Servicer, the Special Servicer, the Trustee or the certificate administrator could be requested or required to obtain certain assurances from prospective investors intending to purchase certificates and to retain such information or to disclose information pertaining to them to governmental, regulatory or other authorities or to financial intermediaries or engage in due diligence or take other related actions in the future.  It is the policy of the Depositor, the issuing entity, the underwriters, the Master Servicer, the Special Servicer, the Trustee and the certificate administrator to comply with Requirements to which they are or may become subject and to interpret such Requirements broadly in favor of disclosure.  Failure to honor any request by the Depositor, the issuing entity, the underwriters, the Master Servicer, the Special Servicer, the Trustee or the certificate administrator to provide requested information or take such other actions as may be necessary or advisable for the Depositor, the issuing entity, the underwriters, the Master Servicer, the Special Servicer, the Trustee or the certificate administrator to comply with any Requirements, related legal process or appropriate requests (whether formal or informal) may result in, among other things, a forced sale to another investor of such investor’s certificates.  In addition, each of the Depositor, the issuing entity, the underwriters, the Master Servicer, the Special Servicer, the Trustee and the certificate administrator intends to comply with the U.S. Bank Secrecy Act, the Patriot Act and any other anti-money laundering and anti-terrorism, economic and trade sanctions, and anti-corruption or anti-bribery laws, and regulations of the United States and other countries, and will disclose any information required or requested by authorities in connection therewith.

Applicability of Usury Laws

State and federal usury laws limit the interest that lenders are entitled to receive on a mortgage loan. In determining whether a given transaction is usurious, courts may include charges in the form of “points” and “fees” as “interest”, but may exclude payments in the form of “reimbursement of foreclosure expenses” or other charges found to be distinct from “interest”. If, however, the amount charged for the use of the money loaned is found to exceed a statutorily established maximum rate, the loan is generally found usurious regardless of the form employed or the degree of overcharge. Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, enacted in March 1980 (“Title V”), provides that state usury limitations shall not apply to certain types of residential (including multifamily but not other commercial) first mortgage loans originated by certain lenders after March 31, 1980. A similar federal statute was in effect with respect to mortgage loans made during the first three months of 1980. The statute authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

In any state in which application of Title V has been expressly rejected or a provision limiting discount points or other charges is adopted, no mortgage loan originated after the date of the state action will be eligible for inclusion as part of a Trust Fund unless (i) the mortgage loan provides for the interest rate, discount points and charges as are permitted in the state or (ii) the mortgage loan provides that its terms shall be construed in accordance with the laws of another state under which the interest rate, discount points and charges would not be usurious and the mortgagor’s counsel has rendered an opinion that the choice of law provision would be given effect.

Statutes differ in their provisions as to the consequences of a usurious loan. One group of statutes requires the lender to forfeit the interest due above the applicable limit or imposes a specified penalty. Under this statutory scheme, the borrower may cancel the recorded mortgage or deed of trust upon paying its debt with lawful interest, and the lender may foreclose, but only for the debt plus lawful interest. A second group of statutes is more severe. A violation of this type of usury law results in the invalidation of the transaction, permitting the borrower to cancel the recorded mortgage or deed of trust without any payment or prohibiting the lender from foreclosing.

Alternative Mortgage Instruments

Alternative mortgage instruments, including adjustable rate mortgage loans, originated by non-federally chartered lenders have historically been subjected to a variety of restrictions. The restrictions differed from state to state, resulting in difficulties in determining whether a particular alternative mortgage instrument originated by a state-chartered lender was in compliance with applicable law. These difficulties were alleviated substantially as a result of the enactment of Title VIII of the Garn-St Germain Act (“Title VIII”). Title VIII provides that, notwithstanding any state law to the contrary, state-chartered banks may originate alternative mortgage instruments in accordance with regulations promulgated by the Comptroller of the Currency with respect to origination of alternative mortgage instruments by national banks, state-chartered credit unions may originate alternative mortgage instruments in accordance with regulations promulgated by the National Credit Union Administration with respect to origination of alternative mortgage instruments by federal credit unions, and all other non-federally chartered housing creditors, including state-chartered savings and loan associations, state-chartered savings banks and mortgage banking companies, may originate alternative mortgage instruments in accordance with the regulations promulgated by the Federal Home Loan Bank Board (now the Office of Thrift Supervision) with respect to origination of alternative mortgage instruments by federal savings and loan associations. Title VIII provides that any state may reject applicability of the provision of

Title VIII by adopting, prior to October 15, 1985, a law or constitutional provision expressly rejecting the applicability of the provisions. Certain states have taken the action.

Leases and Rents

Some of the mortgage loans for a series may be secured by an assignment of leases and rents, either through a separate document of assignment or as incorporated in the related mortgage. Under the assignments, the borrower under the mortgage loan typically assigns its right, title and interest as landlord under each lease and the income derived from the lease to the lender, while retaining a license to collect the rents for so long as there is no default under the mortgage loan. In the event the borrower defaults, the license terminates and the lender may be entitled to collect rents. The manner of perfecting the lender’s interest in rents may depend on whether the borrower’s assignment was absolute or one granted as security for the loan. Failure to properly perfect the lender’s interest in rents may result in the loss of a substantial pool of funds which could otherwise serve as a source of repayment for the loan. Some state laws may require that to perfect its interest in rents, the lender must take possession of the property and/or obtain judicial appointment of a receiver before becoming entitled to collect the rents. Lenders that actually take possession of the property, however, may incur potentially substantial risks attendant to being a mortgagee in possession. The risks include liability for environmental clean-up costs and other risks inherent to property ownership. In addition, if bankruptcy or similar proceedings are commenced by or in respect of the borrower, the lender’s ability to collect the rents may be adversely affected. In the event of borrower default, the amount of rent the lender is able to collect from the tenants can significantly affect the value of the lender’s security interest.

Secondary Financing; Due-on-Encumbrance Provisions

Some of the mortgage loans for a series may not restrict secondary financing, permitting the borrower to use the Mortgaged Property as security for one or more additional loans. Some of the mortgage loans may preclude secondary financing (often by permitting the first lender to accelerate the maturity of its loan if the borrower further encumbers the Mortgaged Property) or may require the consent of the senior lender to any junior or substitute financing; however, the provisions may be unenforceable in certain jurisdictions under certain circumstances. Unless otherwise specified in the related prospectus supplement, the Agreement for each series will provide that if any mortgage loan contains a provision in the nature of a “due-on-encumbrance” clause, which by its terms: (i) provides that the mortgage loan shall (or may at the mortgagee’s option) become due and payable upon the creation of any lien or other encumbrance on the related Mortgaged Property; or (ii) requires the consent of the related mortgagee to the creation of any lien or other encumbrance on the related Mortgaged Property, then for so long as the mortgage loan is included in a given Trust Fund, the Master Servicer or, if the mortgage loan is a Specially Serviced Mortgage Loan, the Special Servicer (or the other party as indicated in the Agreement), on behalf of the Trust Fund, shall exercise (or decline to exercise) any right it may have as the mortgagee of record with respect to the mortgage loan (x) to accelerate the payments on the mortgage loan, or (y) to withhold its consent to the creation of any lien or other encumbrance, in a manner consistent with the servicing standard set forth in the Agreement.

Where the borrower encumbers the Mortgaged Property with one or more junior liens, the senior lender is subjected to additional risk. First, the borrower may have difficulty servicing and repaying multiple loans. Second, acts of the senior lender which prejudice the junior lender or impair the junior lender’s security may create a superior equity in favor of the junior lender. For example, if the borrower and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent an existing junior lender is prejudiced or the borrower is additionally burdened. Third, if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with, delay and in certain circumstances even prevent the taking of action by the senior lender. Fourth, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

Certain Laws and Regulations

The Mortgaged Properties will be subject to compliance with various federal, state and local statutes and regulations. Failure to comply (together with an inability to remedy any failure) could result in material diminution in the value of a Mortgaged Property which could, together with the possibility of limited alternative uses for a particular Mortgaged Property (e.g., a nursing or convalescent home or hospital), result in a failure to realize the full principal amount of the related mortgage loan.

Type of Mortgaged Property

The lender may be subject to additional risk depending upon the type and use of the Mortgaged Property in question. For instance, Mortgaged Properties which are hospitals, nursing homes or convalescent homes may present special risks to lenders in large part due to significant governmental regulation of the operation, maintenance, control and financing of health care institutions. Mortgages on Mortgaged Properties which are owned by the borrower under a condominium form of ownership are subject to the declaration, by-laws and other rules and regulations of the condominium association. Mortgaged Properties which are hotels or motels may present additional risk to the lender in that: (i) hotels and motels are typically operated pursuant to franchise, management and operating agreements which may be terminable by the franchisor, manager or operator; and (ii) the transferability of the hotel’s operating, liquor and other licenses to the entity acquiring the hotel either through purchase or foreclosure is subject to the vagaries of local law requirements. In addition, Mortgaged Properties which are multifamily residential properties or cooperatively owned multifamily properties may be subject to rent control laws, which could impact the future cash flows of the properties.

Americans With Disabilities Act

Under Title III of the Americans with Disabilities Act of 1990 and rules promulgated under the Act (collectively, the “ADA”), in order to protect individuals with disabilities, public accommodations (such as hotels, restaurants, shopping centers, hospitals, schools and social service center establishments) must remove architectural and communication barriers which are structural in nature from existing places of public accommodation to the extent “readily achievable”. In addition, under the ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, the altered portions are readily accessible to and usable by disabled individuals. The “readily achievable” standard takes into account, among other factors, the financial resources of the affected site, owner, landlord or other applicable person. In addition to imposing a possible financial burden on the borrower in its capacity as owner or landlord, the ADA may also impose the requirements on a foreclosing lender who succeeds to the interest of the borrower as owner or landlord. Furthermore, since the “readily achievable” standard may vary depending on the financial condition of the owner or landlord, a foreclosing lender who is financially more capable than the borrower of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the borrower is subject.

Terrorism Insurance Program

The Terrorism Risk Insurance Act of 2002 established the Terrorism Insurance Program.  On December 26, 2007, the Terrorism Insurance Program was extended by the Terrorism Risk Insurance Program Reauthorization Act of 2007 through December 31, 2014 (“TRIPRA”).

The Terrorism Insurance Program is administered by the Secretary of the Treasury and through December 31, 2014 will provide some financial assistance from the United States Government to insurers in the event of another terrorist attack that results in an insurance claim.  The program applies to United States risks only and to acts that are committed by an individual or individuals as an effort to influence or coerce United States civilians or the United States Government.  TRIPRA requires an investigation by the Comptroller General to study the availability and affordability of insurance coverage for nuclear, biological, chemical and radiological attacks.

In addition, no compensation will be paid under the Terrorism Insurance Program unless the aggregate industry losses relating to such act of terror exceed $100 million.  As a result, unless the borrowers obtain separate coverage for events that do not meet these thresholds (which coverage may not be required by the related loan documents and may not otherwise be obtainable), such events would not be covered.

The U.S. Department of Treasury (the “Treasury”) has established procedures for the Terrorism Insurance Program under which the federal share of compensation will be equal to 85% of the portion of insured losses that exceeds an applicable insurer deductible required to be paid during each program year (which insurer deductible was fixed by TRIPRA at 20% of an insurer’s direct earned premium for any program year).  The federal share in the aggregate in any program year may not exceed $100 billion (and the insurers will be liable for any amount that exceeds this cap).  An insurer that has paid its deductible is not liable for the payment of any portion of total annual United States wide losses that exceed $100 billion, regardless of the terms of the individual insurance contracts.

Through December 2014, insurance carriers are required under the program to provide terrorism coverage in their basic policies providing “special” form coverage.  Any commercial property and casualty terrorism insurance exclusion that was in force on November 26, 2002 is automatically voided to the extent that it excludes losses that would otherwise be insured losses.  Any state approval of such types of exclusions in force on November 26, 2002 is also voided.

MATERIAL FEDERAL INCOME TAX CONSEQUENCES

IRS Circular 230 Notice

The following summary is not intended or written to be used, and cannot be used, for the purpose of avoiding U.S. federal, state or local tax penalties.  The following summary is written and provided in connection with the promotion or marketing by the Depositor and the underwriters of the transactions or matters addressed in this prospectus and the related prospectus supplement.  You should seek advice based on your particular circumstances from an independent tax advisor.

General

The following represents the opinion of Cadwalader, Wickersham & Taft LLP, special counsel to the Depositor, as to the matters discussed in this section. The following is a discussion of the anticipated material federal income tax consequences of the purchase, ownership and disposition of certificates. The discussion below does not purport to address all federal income tax consequences that may be applicable to particular categories of investors, (such as banks, insurance companies, securities dealers, foreign persons, investors whose functional currency is not the U.S. dollar, and investors that hold the Certificates as part of a “straddle” or “conversion transaction”), some of which may be subject to special rules. Further, the authorities on which this discussion is based, and the opinions referred to below, are subject to change or differing interpretations, and any such change or interpretation could apply retroactively. This discussion reflects the applicable provisions of the Internal Revenue Code of 1986, as amended (the “Code”), as well as regulations (the “REMIC Regulations”) promulgated by the Treasury. Investors should consult their own tax advisors in determining the federal, state, local and other tax consequences to them of the purchase, ownership and disposition of certificates.

For purposes of this discussion, where the related prospectus supplement provides for a retention of a portion of the interest payments on the mortgage loans underlying a series of certificates, references to the Mortgage will be deemed to refer to that portion of the mortgage loans held by the Trust Fund which does not include the retained interest payments. References to a “holder” or “Certificateholder” in this discussion generally mean the beneficial owner of a certificate.

This discussion addresses the federal income tax consequences of the treatment of the Trust Fund as a REMIC under “—Federal Income Tax Consequences for REMIC Certificates” below and as a grantor trust under “—Federal Income Tax Consequences for Certificates as to Which No REMIC Election Is Made” below.

Federal Income Tax Consequences For REMIC Certificates

General

With respect to a particular series of certificates, an election may be made to treat the Trust Fund or one or more segregated pools of assets in the Trust Fund as one or more REMICs within the meaning of Code Section 860D. A Trust Fund or a portion of a Trust Fund as to which a REMIC election will be made will be referred to as a “REMIC Pool”. For purposes of this discussion, certificates of a series as to which one or more REMIC elections are made are referred to as “REMIC Certificates” and will consist of one or more classes of “Regular Certificates” and one class of “Residual Certificates” in the case of each REMIC Pool. Qualification as a REMIC requires ongoing compliance with certain conditions. With respect to each series of REMIC Certificates, Cadwalader, Wickersham & Taft LLP has rendered its opinion that, assuming (i) the making of a timely election, (ii) compliance with all provisions of the applicable Agreement and (iii) compliance with any changes in the law, including any amendments to the Code or applicable Treasury regulations, each REMIC Pool will qualify as a REMIC. The Regular Certificates will be considered to be “regular interests” in the REMIC Pool and generally will be treated for federal income tax purposes as if they were newly originated debt instruments, and the Residual Certificates will be considered to be “residual interests” in the REMIC Pool.  The prospectus supplement for each series of certificates will indicate whether one or more REMIC elections with respect to the related Trust Fund will be made, in which event references to “REMIC” or “REMIC Pool” in this prospectus shall be deemed to refer to each REMIC Pool. If so specified in the related prospectus supplement, the portion of a Trust Fund as to which a REMIC election is not made may be treated as a grantor trust for federal income tax purposes. See “—Federal Income Tax Consequences for Certificates as to Which No REMIC Election Is Made” below. For purposes of this discussion, unless otherwise specified, the term “mortgage loans” will be used to refer to mortgage loans.

Status of REMIC Certificates

REMIC Certificates held by a domestic building and loan association will constitute “a regular or residual interest in a REMIC” within the meaning of Code Section 7701(a)(19)(C)(xi) but only in the same proportion that the assets of the REMIC Pool would be treated as “loans . . . secured by an interest in real property which is . . . residential real property” or “loans secured by an interest in . . . health . . . institutions or facilities, including structures designed or used previously for residential purposes for . . . persons under care” (such as single family or multifamily properties or health-care properties, but not other commercial properties) within the meaning of Code Section 7701(a)(19)(C), and otherwise will not qualify for this treatment. REMIC Certificates held by a real estate investment trust will constitute “real estate assets” within the meaning of Code Section 856(c)(5)(B), and interest on the Regular Certificates and income with respect to Residual Certificates will be considered “interest on obligations secured by mortgages on real property or on interests in real property” within the meaning of Code Section 856(c)(3)(B) in the same proportion that, for both purposes, the assets of the REMIC Pool would be so treated. If at all times 95% or more of the assets of the REMIC Pool qualify for each of the foregoing respective treatments, the REMIC Certificates will qualify for the corresponding status in their entirety. For purposes of Code Section 856(c)(5)(B), payments of principal and interest on the mortgage loans that are reinvested pending distribution to holders of REMIC Certificates that qualify for this treatment. Where multiple REMIC Pools are a part of a tiered structure they will be treated as one REMIC for purposes of the tests described above respecting asset ownership of more or less than 95%. Regular Certificates will represent “qualified mortgages”, within the meaning of Code Section 860G(a)(3), for other REMICs.  REMIC Certificates held by certain financial institutions will constitute an “evidence of indebtedness” within the meaning of Code Section 582(c)(1).

Qualification as a REMIC

In order for a REMIC Pool to qualify as a REMIC, there must be ongoing compliance on the part of the REMIC Pool with the requirements set forth in the Code. The REMIC Pool must fulfill an asset test, which requires that no more than a de minimis portion of the assets of the REMIC Pool, as of the close of the third calendar month beginning after the “Startup Day”, which for purposes of this discussion is the date of issuance of the REMIC Certificates, and at all times after that date, may consist of assets other than “qualified mortgages” and “permitted investments”. The REMIC Regulations provide a safe harbor pursuant to which the de minimis requirement will be met if at all times the aggregate adjusted basis of the nonqualified assets is less than 1% of the aggregate adjusted basis of all the REMIC Pool’s assets. An entity that fails to meet the safe harbor may nevertheless demonstrate that it holds no more than a de minimis amount of nonqualified assets. A REMIC also must provide “reasonable arrangements” to prevent its residual interest from being held by “disqualified organizations” and must furnish applicable tax information to transferors or agents that violate this requirement. See “—Taxation of Residual Certificates—Tax-Related Restrictions on Transfer of Residual Certificates—Disqualified Organizations” below.

A qualified mortgage is any obligation that is principally secured by an interest in real property and that is either transferred to the REMIC Pool on the Startup Day in exchange for regular or residual interests, or is either purchased by the REMIC Pool within a three-month period thereafter or represents an increase in the loan advanced to the obligor under its original terms, in each case pursuant to a fixed price contract in effect on the Startup Day. Qualified mortgages include (i) whole mortgage loans or participation interests in whole mortgage loans, such as the mortgage loans, certificates of beneficial interest in a grantor trust that holds mortgage loans, regular interests in another REMIC, such as certificates in a trust as to which a REMIC election has been made, loans secured by timeshare interests and loans secured by shares held by a tenant stockholder in a cooperative housing corporation, provided, in general, (a) the fair market value of the real property security, including its land, buildings and structural components, is at least 80% of the principal balance of the related mortgage loan either at origination or as of the Startup Day (an original loan-to-value ratio of not more than 125% with respect to the real property security) or (b) substantially all the proceeds of the mortgage loan or the underlying mortgage loan were used to acquire, improve or protect an interest in real property that, at the origination date, was the only security for the mortgage loan or underlying mortgage loan, and (ii) regular interests in another REMIC. If the mortgage loan has been substantially modified other than in connection with a default or reasonably foreseeable default, it must meet the loan-to-value test in (a) of the preceding sentence as of the date of the last modification. A qualified mortgage includes a qualified replacement mortgage, which is any property that would have been treated as a qualified mortgage if it were transferred to the REMIC Pool on the Startup Day and that is received either (i) in exchange for any qualified mortgage within a three-month period after the Startup Day or (ii) in exchange for a “defective obligation” within a two-year period after the Startup Day. A “defective obligation” includes (i) a mortgage in default or as to which default is reasonably foreseeable, (ii) a mortgage as to which a customary representation or warranty made at the time of transfer to the REMIC Pool has been breached, (iii) a mortgage that was fraudulently procured by the mortgagor, and (iv) a mortgage that was not in fact principally secured by real property, but only if the mortgage is disposed of within 90 days of discovery. A mortgage loan that is “defective” as described in clause (iv) that is not sold or, if within two years of the Startup Day, exchanged, within 90 days of discovery, ceases to be a qualified mortgage after the 90-day period.

Permitted investments include cash flow investments, qualified reserve assets, and foreclosure property. A cash flow investment is an investment, earning a return in the nature of interest, of amounts received on or with respect to qualified mortgages for a temporary period, not exceeding 13 months, until the next scheduled distribution to holders of interests in the REMIC Pool. A qualified reserve asset is any intangible property held for investment that is part of any reasonably required reserve maintained by the REMIC Pool to provide for payments of expenses of the REMIC Pool or amounts due on the regular or residual interests in the event of defaults (including delinquencies) on the qualified mortgages, lower than expected reinvestment returns, prepayment interest shortfalls and certain other contingencies. In addition, a reserve fund (limited to not more than 50% of the REMIC’s initial assets) may be used to provide a source of funds for the purchase of increases in the balances of qualified mortgages pursuant to their terms. A reserve fund will be disqualified if more than 30% of the gross income from the assets in the fund for the year is derived from the sale or other disposition of property held for less than three months, unless required to prevent a default on the regular interests caused by a default on one or more qualified mortgages. A reserve fund must be reduced “promptly and appropriately” to the extent no longer required. Foreclosure property is real property acquired by the REMIC Pool in connection with the default or imminent default of a qualified mortgage and generally not held beyond the close of the third calendar year beginning after the year in which the property is acquired with an extension that may be granted by the Internal Revenue Service (the “IRS”).

In addition to the foregoing requirements, the various interests in a REMIC Pool also must meet certain requirements. All of the interests in a REMIC Pool must be either of the following: (i) one or more classes of regular interests or (ii) a single class of residual interests on which distributions, if any, are made pro rata. A regular interest is an interest in a REMIC Pool that is issued on the Startup Day with fixed terms, is designated as a regular interest, and unconditionally entitles the holder to receive a specified principal amount (or other similar amount), and provides that interest payments (or other similar amounts), if any, at or before maturity either are payable based on a fixed rate or a qualified variable rate, or consist of a specified, nonvarying portion of the interest payments on qualified mortgages. The specified portion may consist of a fixed number of basis points, a fixed percentage of the total interest, or a fixed or qualified variable or inverse variable rate on some or all of the qualified mortgages minus a different fixed or qualified variable rate. The specified principal amount of a regular interest that provides for interest payments consisting of a specified, nonvarying portion of interest payments on qualified mortgages may be zero. A residual interest is an interest in a REMIC Pool other than a regular interest that is issued on the Startup Day and that is designated as a residual interest. An interest in a REMIC Pool may be treated as a regular interest even if payments of principal with respect to the interest are subordinated to payments on other regular interests or the residual interest in the REMIC Pool, and are dependent on the absence of defaults or delinquencies on qualified mortgages or permitted investments, lower than reasonably expected returns on permitted investments, unanticipated expenses incurred by the REMIC Pool or prepayment interest shortfalls. Accordingly, the Regular Certificates of a series will constitute one or more classes of regular interests, and the Residual Certificates with respect to that series will constitute a single class of residual interests on which distributions are made pro rata.

If an entity, such as the REMIC Pool, fails to comply with one or more of the ongoing requirements of the Code for REMIC status during any taxable year, the Code provides that the entity will not be treated as a REMIC for that year and for the following years. In this event, an entity with multiple classes of ownership interests may be treated as a separate association taxable as a corporation under Treasury regulations, and the Regular Certificates may be treated as equity interests in that entity. The Code, however, authorizes the Treasury Department to issue regulations that address situations where failure to meet one or more of the requirements for REMIC status occurs inadvertently and in good faith, and disqualification of the REMIC Pool would occur absent regulatory relief. Investors should be aware, however, that the Conference Committee Report to the Tax Reform Act of 1986 (the “1986 Act”) indicates that the relief may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the REMIC Pool’s income for the period of time in which the requirements for REMIC status are not satisfied.

If a series of certificates includes Exchangeable Certificates, each class of Exchangeable Certificates will represent beneficial ownership of one or more interests in one or more REMIC regular interests. The related prospectus supplement will specify whether each class of Exchangeable Certificates represents a proportionate or disproportionate interest in each underlying REMIC regular interest. The Exchangeable Certificates will be created, sold and administered pursuant to an arrangement that will be treated as a grantor trust under subpart E, part I of subchapter J of the Code. The tax treatment of Exchangeable Certificates is discussed under “—Tax Treatment of Exchangeable Certificates” below.

Status of Regular Certificates

Certificates held by a real estate investment trust will constitute “real estate assets” within the meaning of Code Section 856(c)(5)(B), and interest on the Regular Certificates and income on the Residual Certificates will be considered “interest on obligations secured by mortgages on real property or on interests in real property” within the meaning of Code Section 856(c)(3)(B) in the same proportion that, for both purposes, the assets of the Trust Fund would be so treated.  For purposes of the foregoing tests, the REMIC Pools are treated as a single REMIC.  If at all times 95% or more of the assets of the Trust Fund qualify for each of the foregoing treatments, the Regular Certificates will qualify for the corresponding status in their entirety.  For purposes of Code Section 856(c)(5)(B), payments of principal and interest on Mortgage Loans that are reinvested pending distribution to holders of Regular Certificates qualify for such treatment.  Certificates held by a domestic building and loan association will not be treated as “loans . . . secured by an interest in real property which is . . . residential real property” within the meaning of Code Section 7701(a)(19)(C)(v) or as other assets described in Code Section 7701(a)(19)(C). Certificates held by certain financial institutions will constitute an “evidence of indebtedness” within the meaning of Code Section 582(c)(1).

Taxation of Regular Certificates

General

In general, interest and original issue discount on a Regular Certificate will be treated as ordinary income to a holder of the Regular Certificate (the “Regular Certificateholder”) as they accrue, and principal payments on a Regular Certificate will be treated as a return of capital to the extent of the Regular Certificateholder’s basis in the Regular Certificate allocable to that Regular Certificate (other than accrued market discount not yet reported as income). Regular Certificateholders must use the accrual method of accounting with regard to Regular Certificates, regardless of the method of accounting otherwise used by the Regular Certificateholders.

Original Issue Discount

Certificates on which accrued interest is capitalized and deferred will be, and other classes of Regular Certificates may be, issued with “original issue discount” within the meaning of Code Section 1273(a). Holders of any class of Regular Certificates having original issue discount generally must include original issue discount in ordinary income for federal income tax purposes as it accrues in accordance with the constant yield method, which takes into account the compounding of interest, in advance of receipt of the cash attributable to the income. The following discussion is based in part on temporary and final Treasury regulations (the “OID Regulations”) under Code Sections 1271 through 1273 and 1275 and in part on the provisions of the 1986 Act. Regular Certificateholders should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the Regular Certificates. To the extent the issues are not addressed in the OID Regulations, it is anticipated that the Trustee will apply the methodology described in the Conference Committee Report to the 1986 Act. We cannot assure you that the IRS will not take a different position as to those matters not currently addressed by the OID Regulations. Moreover, the OID Regulations include an anti-abuse rule allowing the IRS to apply or depart from the OID Regulations where necessary or appropriate to ensure a reasonable tax result in light of the applicable statutory provisions. A tax result will not be considered unreasonable under the anti-abuse rule in the absence of a substantial effect on the present value of a taxpayer’s tax liability. Investors are advised to consult their own tax advisors as to the discussion in this section and the appropriate method for reporting interest and original issue discount with respect to the Regular Certificates.

Each Regular Certificate (except to the extent described below with respect to a Regular Certificate on which principal is distributed by random lot (“Random Lot Certificates”)) will be treated as a single installment obligation for purposes of determining the original issue discount includible in a Regular Certificateholder’s income. The total amount of original issue discount on a Regular Certificate is the excess of the “stated redemption price at maturity” of the Regular Certificate over its “issue price”. The issue price of a class of Regular Certificates offered pursuant to this prospectus generally is the first price at which a substantial amount of Regular Certificates of that class is sold to the public (excluding bond houses, brokers and underwriters). Although unclear under the OID Regulations, the Depositor intends to treat the issue price of a class as to which there is no sale of a substantial amount as of the issue date or that is retained by the Depositor as the fair market value of that class as of the issue date. The issue price of a Regular Certificate also includes the amount paid by an initial Regular Certificateholder of such class for accrued interest that relates to a period prior to the issue date of the Regular Certificate, unless the Regular Certificateholder elects on its federal income tax return to exclude the amount from the issue price and to recover it on the first Distribution Date. The stated redemption price at maturity of a Regular Certificate is the sum of all payments provided by the debt instrument other than any qualified stated

interest payments. Under the OID Regulations, qualified stated interest generally means interest payable at a single fixed rate or a qualified variable rate (as described below); provided that such interest payments are unconditionally payable at intervals of one year or less during the entire term of the obligation. Because there is no penalty or default remedy in the case of nonpayment of interest with respect to a Regular Certificate, it is possible that no interest on any class of Regular Certificates will be treated as qualified stated interest. However, except as provided in the following three sentences or in the related prospectus supplement, because the underlying mortgage loans provide for remedies in the event of default, it is anticipated that the Trustee will treat interest with respect to the Regular Certificates as qualified stated interest. Distributions of interest on an accrual certificate, or on other Regular Certificates with respect to which deferred interest will accrue, will not constitute qualified stated interest, in which case the stated redemption price at maturity of the Regular Certificates includes all distributions of interest as well as principal on the Regular Certificates. Likewise, the Depositor intends to treat an “interest only” class, or a class on which interest is substantially disproportionate to its principal amount (a so-called “super-premium” class) as having no qualified stated interest. Where the interval between the issue date and the first Distribution Date on a Regular Certificate is shorter than the interval between subsequent Distribution Dates, the interest attributable to the additional days will be included in the stated redemption price at maturity.

Under a de minimis rule, original issue discount on a Regular Certificate will be considered to be zero if the original issue discount is less than 0.25% of the stated redemption price at maturity of the Regular Certificate multiplied by the weighted average maturity of the Regular Certificate. For this purpose, the weighted average maturity of the Regular Certificate is computed as the sum of the amounts determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the Regular Certificate and the denominator of which is the stated redemption price at maturity of the Regular Certificate. The Conference Committee Report to the 1986 Act provides that the schedule of the distributions should be determined in accordance with the assumed rate of prepayment of the mortgage loans (the “Prepayment Assumption”) and the anticipated reinvestment rate, if any, relating to the Regular Certificates. The Prepayment Assumption with respect to a series of Regular Certificates will be set forth in the related prospectus supplement. Holders generally must report de minimis OID pro rata as principal payments are received, and the income will be capital gain if the Regular Certificate is held as a capital asset. However, under the OID Regulations, Regular Certificateholders may elect to accrue all de minimis original issue discount as well as market discount and market premium under the constant yield method. See “—Election to Treat All Interest Under the Constant Yield Method” below.

A Regular Certificateholder generally must include in gross income for any taxable year the sum of the “daily portions”, as defined below, of the original issue discount on the Regular Certificate accrued during an accrual period for each day on which it holds the Regular Certificate, including the date of purchase but excluding the date of disposition. It is anticipated that the Trustee will treat the monthly period ending on the day before each Distribution Date as the accrual period. With respect to each Regular Certificate, a calculation will be made of the original issue discount that accrues during each successive full accrual period (or shorter period from the date of original issue) that ends on the day before the related Distribution Date on the Regular Certificate. The Conference Committee Report to the 1986 Act states that the rate of accrual of original issue discount is intended to be based on the Prepayment Assumption. Other than as discussed below with respect to a Random Lot Certificate, the original issue discount accruing in a full accrual period would be the excess, if any, of (i) the sum of (a) the present value of all of the remaining distributions to be made on the Regular Certificate as of the end of that accrual period and (b) the distributions made on the Regular Certificate during the accrual period that are included in the Regular Certificate’s stated redemption price at maturity, over (ii) the adjusted issue price of the Regular Certificate at the beginning of the accrual period. The present value of the remaining distributions referred to in the preceding sentence is calculated based on (i) the yield to maturity of the Regular Certificate at the issue date, (ii) events (including actual prepayments) that have occurred prior to the end of the accrual period and (iii) the Prepayment Assumption. For these purposes, the adjusted issue price of a Regular Certificate at the beginning of any accrual period equals the issue price of the Regular Certificate, increased by the aggregate amount of original issue discount with respect to the Regular Certificate that accrued in all prior accrual periods and reduced by the amount of distributions included in the Regular Certificate’s stated redemption price at maturity that were made on the Regular Certificate in the prior periods. The original issue discount accruing during any accrual period (as determined in this paragraph) will then be divided by the number of days in the period to determine the daily portion of original issue discount for each day in the period. With respect to an initial accrual period shorter than a full accrual period, the daily portions of original issue discount must be determined according to an appropriate allocation under any reasonable method.

Under the method described above, the daily portions of original issue discount required to be included in income by a Regular Certificateholder generally will increase to take into account prepayments on the Regular Certificates as a result of prepayments on the mortgage loans that exceed the Prepayment Assumption, and generally will decrease (but not below zero for any period) if the prepayments are slower than the Prepayment Assumption. However, in the case of certain classes of Regular Certificates of a series, an increase in prepayments on the mortgage loans can result in both a change in the priority of principal payments with respect to the classes and either an increase or decrease in the daily portions of original issue discount with respect to the classes.

In the case of a Random Lot Certificate, it is anticipated that the Trustee will determine the yield to maturity of the certificate based upon the anticipated payment characteristics of the class as a whole under the Prepayment Assumption. In general, the original issue discount accruing on each Random Lot Certificate in a full accrual period would be its allocable share of the original issue discount with respect to the entire class, as determined in accordance with the preceding paragraph. However, in the case of a distribution in retirement of the entire unpaid principal balance of any Random Lot Certificate (or portion of the unpaid principal balance), (a) the remaining unaccrued original issue discount allocable to the certificate (or to the portion) will accrue at the time of the distribution, and (b) the accrual of original issue discount allocable to each remaining certificate of the class (or the remaining unpaid principal balance of a partially redeemed Random Lot Certificate after a distribution of principal has been received) will be adjusted by reducing the present value of the remaining payments on the class and by reducing the adjusted issue price of the class to the extent of the portion of the adjusted issue price attributable to the portion of the unpaid principal balance of the class that was distributed. The Depositor believes that the foregoing treatment is consistent with the “pro rata prepayment” rules of the OID Regulations, but with the rate of accrual of original issue discount determined based on the Prepayment Assumption for the class as a whole. Investors are advised to consult their tax advisors as to this treatment.

Acquisition Premium

A purchaser of a Regular Certificate at a price greater than its adjusted issue price but less than its remaining stated redemption price at maturity will be required to include in gross income the daily portions of the original issue discount on the Regular Certificate reduced pro rata by a fraction, the numerator of which is the excess of its purchase price over the adjusted issue price and the denominator of which is the excess of the remaining stated redemption price at maturity over the adjusted issue price. Alternatively, a subsequent purchaser may elect to treat all of the acquisition premium under the constant yield method, as described below under the heading “—Election to Treat All Interest Under the Constant Yield Method” below.

Variable Rate Regular Certificates

Regular Certificates may provide for interest based on a variable rate. Under the OID Regulations, interest is treated as payable at a variable rate if, generally, (i) the issue price does not exceed the original principal balance by more than a specified amount and (ii) the interest compounds or is payable at least annually at current values of (a) one or more “qualified floating rates”, (b) a single fixed rate and one or more qualified floating rates, (c) a single “objective rate”, or (d) a single fixed rate and a single objective rate that is a “qualified inverse floating rate”. A floating rate is a qualified floating rate if variations in the rate can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds, where the rate is subject to a fixed multiple that is greater than 0.65 but not more than 1.35. The rate may also be increased or decreased by a fixed spread or subject to a fixed cap or floor, or a cap or floor that is not reasonably expected as of the issue date to affect the yield of the instrument significantly. An objective rate is any rate (other than a qualified floating rate) that is determined using a single fixed formula and that is based on objective financial or economic information, provided that the information is not (i) within the control of the issuer or a related party or (ii) unique to the circumstances of the issuer or a related party. A qualified inverse floating rate is a rate equal to a fixed rate minus a qualified floating rate that inversely reflects contemporaneous variations in the cost of newly borrowed funds; an inverse floating rate that is not a qualified inverse floating rate may nevertheless be an objective rate. A class of Regular Certificates may be issued under this prospectus that provides for interest that is not a fixed rate and also does not have a variable rate under the foregoing rules, for example, a class that bears different rates at different times during the period it is outstanding so that it is considered significantly “front-loaded” or “back-loaded” within the meaning of the OID Regulations. It is possible that this class may be considered to bear “contingent interest” within the meaning of the OID Regulations. The OID Regulations, as they relate to the treatment of contingent interest, are by their terms not applicable to Regular Certificates. However, if final regulations dealing with contingent interest with respect to Regular Certificates apply the same principles as existing contingent rules, the regulations may lead to different timing of income inclusion that would be the case under the OID Regulations. Furthermore, application of these principles could lead to the characterization of gain on the sale of contingent interest Regular Certificates as ordinary income. Investors should consult their tax advisors regarding the appropriate treatment of any Regular Certificate that does not pay interest at a fixed rate or variable rate as described in this paragraph.

Under the REMIC Regulations, a Regular Certificate (i) bearing a rate that is tied to current values of a rate that qualifies as a variable rate under the OID Regulations (or the highest, lowest or average of two or more variable rates, including a rate based on the average cost of funds of one or more financial institutions), or a positive or negative multiple of this rate (plus or minus a specified number of basis points), or that represents a weighted average of rates on some or all of the mortgage loans, including a rate that is subject to one or more caps or floors, or (ii) bearing one or more variable rates for one or more periods or one or more fixed rates for one or more periods, and a different variable rate or fixed rate for other periods, qualifies as a regular interest in a REMIC. It is anticipated that the Trustee will treat Regular Certificates that qualify as regular interests under this rule in the same manner as obligations bearing a variable rate for original issue discount reporting purposes.

The amount of original issue discount with respect to a Regular Certificate bearing a variable rate of interest will accrue in the manner described above under “—Original Issue Discount” with the yield to maturity and future payments on the Regular Certificate generally to be determined by assuming that interest will be payable for the life of the Regular Certificate based on the initial rate (or, if different, the value of the applicable variable rate as of the pricing date) for the relevant class. It is anticipated that the Trustee will treat the variable interest as qualified stated interest, other than variable interest on an interest-only or super-premium class, which will be treated as non-qualified stated interest includible in the stated redemption price at maturity. Ordinary income reportable for any period will be adjusted based on subsequent changes in the applicable interest rate index.

Although unclear under the OID Regulations, it is anticipated that the Trustee will treat Regular Certificates bearing an interest rate that is a weighted average of the net interest rates on mortgage loans which themselves have fixed or qualified variable rates, as having qualified stated interest. In the case of adjustable rate mortgage loans, the applicable index used to compute interest on the mortgage loans in effect on the pricing date (or possibly the issue date) will be deemed to be in effect over the life of the mortgage loans beginning with the period in which the first weighted average adjustment date occurring after the issue date occurs. Adjustments will be made in each accrual period either increasing or decreasing the amount or ordinary income reportable to reflect the interest rate on the Regular Certificates.

Market Discount

A purchaser of a Regular Certificate also may be subject to the market discount rules of Code Section 1276 through 1278. Under these Code sections and the principles applied by the OID Regulations in the context of original issue discount, “market discount” is the amount by which the purchaser’s original basis in the Regular Certificate (i) is exceeded by the then-current principal amount of and non-qualified stated interest payments due on the Regular Certificate or (ii) in the case of a Regular Certificate having original issue discount, is exceeded by the adjusted issue price of the Regular Certificate at the time of purchase. Such purchaser generally will be required to recognize ordinary income to the extent of accrued market discount on such Regular Certificate as distributions includible in the stated redemption price at maturity are received, in an amount not exceeding any distribution. Such market discount would accrue in a manner to be provided in Treasury regulations and should take into account the Prepayment Assumption. The Conference Committee Report to the 1986 Act provides that until the regulations are issued, the market discount would accrue either (i) on the basis of a constant interest rate, (ii) in the ratio of stated interest allocable to the relevant period to the sum of the interest for the period plus the remaining interest as of the end of the period, or (iii) in the case of a Regular Certificate issued with original issue discount, in the ratio of original issue discount accrued for the relevant period to the sum of the original issue discount accrued for the period plus the remaining original issue discount as of the end of the period. Such purchaser also generally will be required to treat a portion of any gain on a sale or exchange of the Regular Certificate as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income as partial distributions in reduction of the stated redemption price at maturity were received. Such purchaser will be required to defer deduction of a portion of the excess of the interest paid or accrued on indebtedness incurred to purchase or carry a Regular Certificate over the interest (including original issue discount) distributable on that Regular Certificate. The deferred portion of the interest expense in any taxable year generally will not exceed the accrued market discount on the Regular Certificate for such year. Any such deferred interest expense is, in general, allowed as a deduction not later than the year in which the related market discount income is recognized or the Regular Certificate is disposed of. As an alternative to the inclusion of market discount in income on the foregoing basis, the Regular Certificateholder may elect to include market discount in income currently as it accrues on all market discount instruments acquired by the Regular Certificateholder in that taxable year or the following years, in which case the interest deferral rule will not apply. See “—Election to Treat All Interest Under the Constant Yield Method” below regarding an alternative manner in which the election may be deemed to be made.

Market discount with respect to a Regular Certificate will be considered to be zero if such market discount is less than 0.25% of the remaining stated redemption price at maturity of the Regular Certificate multiplied by the weighted average maturity of the Regular Certificate (determined as described above in the third paragraph under “Original Issue Discount”) remaining after the date of purchase. For this purpose, the weighted average maturity is determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each such distribution included in the stated redemption price at maturity of the Regular Certificate and the denominator of which is the total stated redemption price at maturity of the Regular Certificate.  It appears that de minimis market discount would be reported in a manner similar to de minimis original issue discount. See “—Original Issue Discount” above. Treasury regulations implementing the market discount rules have not yet been issued, and therefore investors should consult their own tax advisors regarding the application of these rules. Investors should also consult Revenue Procedure 92-67 concerning the elections to include market discount in income currently and to accrue market discount on the basis of the constant yield method.

Premium

A Regular Certificate purchased at a cost greater than its remaining stated redemption price at maturity generally is considered to be purchased at a premium. If the Regular Certificateholder holds such Regular Certificate as a “capital asset” within the meaning of Code Section 1221, the Regular Certificateholder may elect under Code Section 171 to amortize such premium under the constant yield method. A Regular Certificateholder that makes an election to amortize such premium will be deemed to have made an election to amortize bond premium on other debt instruments acquired by such holder with amortizable bond premium during that taxable year or thereafter.  Final Treasury regulations issued under

Code Section 171 do not by their terms apply to prepayable debt instruments such as the Regular Certificates. However, the Conference Committee Report to the 1986 Act indicates a Congressional intent that the same rules that will apply to the accrual of market discount on installment obligations will also apply to amortizing bond premium under Code Section 171 on installment obligations such as the Regular Certificates, although it is unclear whether the alternatives to the constant yield method described above under “—Market Discount” are available. Amortizable bond premium will be treated as an offset to interest income on a Regular Certificate rather than as a separate deduction item. See “—Election to Treat All Interest Under the Constant Yield Method” below regarding an alternative manner in which the Code Section 171 election may be deemed to be made.

Election to Treat All Interest Under the Constant Yield Method

A holder of a debt instrument such as a Regular Certificate may elect to treat all interest that accrues on the instrument using the constant yield method, with none of the interest being treated as qualified stated interest. For purposes of applying the constant yield method to a debt instrument subject to this election, (i) “interest” includes stated interest, original issue discount, de minimis original issue discount, market discount and de minimis market discount, as adjusted by any amortizable bond premium or acquisition premium and (ii) the debt instrument is treated as if the instrument were issued on the holder’s acquisition date in the amount of the holder’s adjusted basis immediately after acquisition. It is unclear whether, for this purpose, the initial Prepayment Assumption would continue to apply or if a new prepayment assumption as of the date of the holder’s acquisition would apply. A holder generally may make this election on an instrument by instrument basis or for a class or group of debt instruments. However, if a holder makes the election with respect to a premium bond, then the holder is deemed to make the election to amortize premium for all the premium bonds it holds at the beginning of the taxable year and all premium bonds it acquires thereafter.  If a holder makes the election with respect to a market discount bond, then it is deemed to make the election to accrue market discount for all the market discount bonds it acquires at the beginning of the taxable year and all market discount bonds it acquires thereafter. The election is made on the holder’s federal income tax return for the year in which the debt instrument is acquired and is irrevocable except with the approval of the IRS. Investors should consult their own tax advisors regarding the advisability of making this election.

Prepayment Premiums

Prepayment Premiums actually collected on the Mortgage Loans will be distributed to the Regular Certificates as described in “Description of the Offered Certificates—Distributions—Prepayment Premiums” in the prospectus supplement.  It is not entirely clear under the Code when the amount of prepayment premiums so allocated should be taxed to the holders of the Regular Certificates, but it is not expected, for federal income tax reporting purposes, that prepayment premiums will be treated as giving rise to any income to the holder of such Classes of Certificates prior to the Trustee’s actual receipt of a prepayment premium.  Prepayment premiums, if any, may be treated as paid upon the retirement or partial retirement of the Regular Certificates.  The IRS may disagree with these positions.  Certificateholders should consult their own tax advisors concerning the treatment of prepayment premiums.

Sale, Exchange or Retirement of Regular Certificates

If a Regular Certificateholder sells or exchanges a Regular Certificate, or such Regular Certificate is redeemed or retired, such Regular Certificateholder will recognize gain or loss equal to the difference, if any, between the amount realized and its adjusted basis in the Regular Certificate. The adjusted basis of a Regular Certificate generally will equal the cost of the Regular Certificate to the seller, increased by any original issue discount or market discount previously included in the seller’s gross income with respect to the Regular Certificate and reduced by amounts included in the stated redemption price at maturity of the Regular Certificate that were previously received by the seller, by any amortized premium and by any recognized losses on the Regular Certificate.  Similarly, a holder who receives payment that is part of the stated redemption price at maturity of a Regular Certificate will recognize gain equal to the excess, if any, of the amount of the payment over an allocable portion of the holder’s adjusted basis in the Regular

Certificate.  A Regular Certificateholder who receives a final payment that is less than the Certificateholder’s adjusted basis in the Regular Certificate will generally recognize less.

Except as described above with respect to market discount, and except as provided in this paragraph, any gain or loss on the sale or exchange of a Regular Certificate realized by an investor who holds the Regular Certificate as a capital asset will be capital gain or loss and will be long-term, or short-term depending on whether the Regular Certificate has been held for the applicable capital gain holding period (currently more than one year). Such gain will be treated as ordinary income (i) if a Regular Certificate is held as part of a “conversion transaction” as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Regular Certificateholder’s net investment in the conversion transaction at 120% of the appropriate applicable Federal rate under Code Section 1274(d) in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as a part of the transaction, (ii) in the case of a non-corporate taxpayer, to the extent the taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary rates, or (iii) to the extent that the gain does not exceed the excess, if any, of (a) the amount that would have been includible in the gross income of the holder if its yield on the Regular Certificate were 110% of the applicable Federal rate as of the date of purchase, over (b) the amount of income actually includible in the gross income of the holder with respect to the Regular Certificate. In addition, gain or loss recognized from the sale of a Regular Certificate by certain banks or thrift institutions will be treated as ordinary income or loss pursuant to Code Section 582(c). Generally, short-term capital gains of certain non-corporate taxpayers are subject to the same tax rate as the ordinary income of those taxpayers for property held for not more than one year, and long-term capital gains of those taxpayers are subject to a lower maximum tax rate than ordinary income for those taxpayers for property held for more than one year. The maximum tax rate for corporations is the same with respect to both ordinary income and capital gains.

Treatment of Losses

Holders of Regular Certificates will be required to report income with respect to the Regular Certificates on the accrual method of accounting, without giving effect to delays or reductions in distributions attributable to defaults or delinquencies on the mortgage loans allocable to a particular class of Regular Certificates, except to the extent it can be established that the losses are uncollectible. Accordingly, the Regular Certificateholder may have income, or may incur a diminution in cash flow as a result of a default or delinquency, but may not be able to take a deduction (subject to the discussion below) for the corresponding loss until a subsequent taxable year. In this regard, investors are cautioned that while they may generally cease to accrue interest income if it reasonably appears that the interest will be uncollectible, the IRS may take the position that original issue discount must continue to be accrued in spite of its uncollectibility until the debt instrument is disposed of in a taxable transaction or becomes worthless. Under Code Section 166, except as provided below, it appears that the Regular Certificateholders that are corporations or that otherwise hold the Regular Certificates in connection with a trade or business should in general be allowed to deduct as an ordinary loss any loss sustained (and not previously deducted) with respect to principal during the taxable year on account of any Regular Certificates becoming wholly or partially worthless, and that, in general, the Regular Certificateholders that are not corporations and do not hold the Regular Certificates in connection with a trade or business will be allowed to deduct as a short-term capital loss any loss with respect to principal sustained during the taxable year on account of a portion of any class or subclass of the Regular Certificates becoming wholly worthless. Although the matter is not free from doubt, such non-corporate Regular Certificateholders should be allowed a bad debt deduction at the same time as the principal balance of any class or subclass of the Regular Certificates is reduced to reflect losses resulting from any liquidated mortgage loans. The IRS, however, could take the position that non-corporate holders will be allowed a bad debt deduction to reflect the losses only after all mortgage loans remaining in the Trust Fund have been liquidated or the class of Regular Certificates has been otherwise retired. The IRS could also assert that losses on the Regular Certificates are deductible based on some other method that may defer the deductions for all holders, such as reducing future cash flow for purposes of computing original issue discount. This may have the effect of creating “negative” original issue discount which, with the possible exception of the method discussed in the following sentence, would be deductible only against future positive original issue discount or otherwise upon termination of the class. Although not free from doubt, a Regular Certificateholder with negative original issue discount may be entitled to deduct a loss to the extent that its remaining basis would exceed the maximum amount of future payments to which such holder was entitled, assuming no further prepayments. Notwithstanding the foregoing, it is not clear whether holders of interest-only Regular Certificates are entitled to any deduction under Code Section 166 for bad debt loss.  Regular Certificateholders are urged to consult their own tax advisors regarding the appropriate timing, amount and character of any loss sustained with respect to such Regular Certificates. Special loss rules are applicable to banks and thrift institutions, including rules regarding reserves for bad debts. Such taxpayers are advised to consult their tax advisors regarding the treatment of losses on Regular Certificates.

Tax Treatment of Exchangeable Certificates

Exchangeable Certificates Representing Proportionate Interests in Two or More REMIC Regular Interests.  The related prospectus supplement for a series will specify whether an Exchangeable Certificate represents beneficial ownership of a proportionate interest in each REMIC regular interest corresponding to that Exchangeable Certificate. Each beneficial owner of such an Exchangeable Certificate should account for its ownership interest in each REMIC regular interest underlying that Exchangeable Certificate as if such REMIC regular interest were a Regular Certificate, as described under “—Taxation of Regular Certificates.”  Consequently, a beneficial owner must allocate its cost to acquire that Exchangeable Certificate among the related underlying REMIC regular interests in proportion to their relative fair market values at the time of acquisition. When such a beneficial owner sells the Exchangeable Certificate, the owner must allocate the sale proceeds among the underlying REMIC regular interests in proportion to their relative fair market values at the time of sale.

Under the OID Regulations, if two or more debt instruments are issued in connection with the same transaction or related transaction (determined based on all the facts and circumstances), those debt instruments are treated as a single debt instrument for purposes of the provisions of the Code applicable to OID, unless an exception applies. Under this rule, if an Exchangeable Certificate represents beneficial ownership of two or more REMIC regular interests, those REMIC regular interests could be treated as a single debt instrument for OID purposes. In addition, if the two or more REMIC regular interests underlying an Exchangeable Certificate were aggregated for OID purposes and a beneficial owner of an Exchangeable Certificate were to (i) exchange that Exchangeable Certificate for the related underlying REMIC regular interests (or separate Exchangeable Certificates representing each underlying REMIC regular interest), (ii) sell one of those related REMIC regular interests (or Exchangeable Certificates representing such related REMIC regular interests) and (iii) retain one or more of the remaining related REMIC regular interests (or Exchangeable Certificates representing such related REMIC regular interests), the beneficial owner might be treated as having engaged in a “coupon stripping” or “bond stripping” transaction within the meaning of Code Section 1286. Under Code Section 1286, a beneficial owner of an Exchangeable Certificate that engages in a coupon stripping or bond stripping transaction must allocate its basis in the original Exchangeable Certificate between the related underlying REMIC regular interests sold and the related REMIC regular interests retained in proportion to their relative fair market values as of the date of the stripping transaction. The beneficial owner then must recognize gain or loss on the REMIC regular interests (or Exchangeable Certificates representing such related REMIC regular interests) sold using its basis allocable to those REMIC regular interests. Also, the beneficial owner then must treat the REMIC regular interests underlying the Exchangeable Certificates retained as a newly issued debt instrument that was purchased for an amount equal to the beneficial owner’s basis allocable to those REMIC regular interests. Accordingly, the beneficial owner must accrue interest and OID with respect to the REMIC regular interests retained based on the beneficial owner’s basis in those REMIC regular interests.

As a result, when compared to treating each REMIC regular interest underlying an Exchangeable Certificate as a separate debt instrument, aggregating the REMIC regular interests underlying an Exchangeable Certificate could affect the timing and character of income recognized by a beneficial owner of an Exchangeable Certificate. Moreover, if Code Section 1286 were to apply to a beneficial owner of an Exchangeable Certificate, much of the information necessary to perform the related calculations for information reporting purposes generally would not be available to the Trustee. Because it may not be clear whether the aggregation rule in the OID Regulations applies to the Exchangeable Certificates and due to the Trustee’s lack of information necessary to report computations that might be required by Code Section 1286, the Trustee will treat each REMIC regular interest underlying an Exchangeable Certificate as a separate debt instrument for information reporting purposes. Prospective investors should note that, if the two or more REMIC regular interests underlying an Exchangeable Certificate were aggregated, the timing of accruals of OID applicable to an Exchangeable Certificate could be different than that reported to holders and the IRS. Prospective investors are advised to consult their own tax advisors regarding any possible tax consequences to them if the IRS were to assert that the REMIC regular interests underlying the Exchangeable Certificates should be aggregated for OID purposes.

Exchangeable Certificates Representing Disproportionate Interests in REMIC Regular Interests.  The related prospectus supplement for a series will specify whether an Exchangeable Certificate represents beneficial ownership of a disproportionate interest in the REMIC regular interest corresponding to that Exchangeable Certificate. The tax consequences to a beneficial owner of an Exchangeable Certificate of this type will be determined under Code Section 1286, except as discussed below. Under Code Section 1286, a beneficial owner of an Exchangeable Certificate will be treated as owning “stripped bonds” to the extent of its share of principal payments and “stripped coupons” to the extent of its share of interest payment on the underlying REMIC regular interests. If an Exchangeable Certificate entitles the holder to payments of principal and interest on an underlying REMIC regular interest, the IRS could contend that the Exchangeable Certificate should be treated (i) as an interest in the underlying REMIC regular interest to the extent that the Exchangeable Certificate represents an equal pro rata portion of principal and interest on the underlying REMIC regular interest, and (ii) with respect to the remainder, as an installment obligation consisting of “stripped bonds” to the extent of its share of principal payments or “stripped coupons” to the extent of its share of interest payments. For purposes of information reporting, however, the Trustee will treat each Exchangeable Certificate as a single debt instrument, regardless of whether the treatment described in the immediately preceding sentence could apply.

Under Code Section 1286, each beneficial owner of an Exchangeable Certificate must treat the Exchangeable Certificate as a debt instrument originally issued on the date the owner acquires it and as having OID equal to the excess, if any, of its “stated redemption price at maturity” over the price paid by the owner to acquire it. The stated redemption price at maturity for an Exchangeable Certificate is determined in the same manner as described with respect to Regular Certificates under “—Taxation of Regular Certificates—Original Issue Discount.”

If the Exchangeable Certificate has OID, the beneficial owner must include the OID in its ordinary income for federal income tax purposes as the OID accrues, which may be prior to the receipt of the cash attributable to that income. Although the matter is not entirely clear, a beneficial owner should accrue OID using a method similar to that described with respect to the accrual of OID on a Regular Certificate under “—Original Issue Discount.” A beneficial owner, however, determines its yield to maturity based on its purchase price. For a particular beneficial owner, it is not clear whether the prepayment assumption used for calculating OID would be one determined at the time the Exchangeable Certificate is acquired or would be the prepayment assumption for the underlying REMIC regular interests.

In light of the application of Code Section 1286, a beneficial owner of an Exchangeable Certificate generally will be required to compute accruals of OID based on its yield, possibly taking into account its own prepayment assumption. The information necessary to perform the related calculations for information reporting purposes, however, generally will not be available to the Trustee. Accordingly, any information reporting provided by the Trustee with respect to the Exchangeable Certificates, which information will be based on pricing information as of the closing date, will largely fail to reflect the accurate accruals of OID for these certificates. Prospective investors therefore should be aware that the timing of accruals of OID applicable to an Exchangeable Certificate generally will be different than that reported to holders and the IRS. Prospective investors are advised to consult their own tax advisors regarding their obligation to compute and include in income the correct amount of OID accruals and any possible tax consequences should they fail to do so.

The rules of Code Section 1286 also apply if (i) a beneficial owner of REMIC regular interests exchanges them for an Exchangeable Certificate, (ii) the beneficial owner sells some, but not all, of the Exchangeable Certificates, and (iii) the combination of retained Exchangeable Certificates cannot be exchanged for the related REMIC regular interests. As of the date of such a sale, the beneficial owner must allocate its basis in the REMIC regular interests between the part of the REMIC regular interests underlying the Exchangeable Certificates sold and the part of the REMIC regular interests underlying the Exchangeable Certificates retained in proportion to their relative fair market values. Code Section 1286 treats the beneficial owner as purchasing the Exchangeable Certificates retained for the amount of the basis allocated to the retained Exchangeable Certificates, and the beneficial owner must then accrue any OID with respect to the retained Exchangeable Certificates as described above. Code Section 1286 does not apply, however, if a beneficial owner exchanges REMIC regular interests for the related Exchangeable Certificates and retains all the Exchangeable Certificates, see “—Treatment of Exchanges” below.

Upon the sale of an Exchangeable Certificate, a beneficial owner will realize gain or loss on the sale in an amount equal to the difference between the amount realized and its adjusted basis in the Exchangeable Certificate. The owner’s adjusted basis generally is equal to the owner’s cost of the Exchangeable Certificate (or portion of the cost of REMIC regular interests allocable to the Exchangeable Certificate), increased by income previously included, and reduced (but not below zero) by distributions previously received and by any amortized premium. If the beneficial owner holds the Exchangeable Certificate as a capital asset, any gain or loss realized will be capital gain or loss, except to the extent provided under “—Sale, Exchange or Retirement of Regular Certificates.”

Although the matter is not free from doubt, if a beneficial owner acquires in one transaction (that is not an exchange described under “—Treatment of Exchanges” below) a combination of Exchangeable Certificates that may be exchanged for underlying REMIC regular interests, the owner should be treated as owning the underlying REMIC regular interests, in which case Code Section 1286 would not apply. If a beneficial owner acquires such a combination in separate transactions, the law is unclear as to whether the combination should be aggregated or each Exchangeable Certificate should be treated as a separate debt instrument. You should consult your tax advisors regarding the proper treatment of Exchangeable Certificates in this regard.

Treatment of Exchanges.  If a beneficial owner of one or more Exchangeable Certificates exchanges them for the related Exchangeable Certificates in the manner described under “Description of the Certificates—Exchangeable Certificates” in this prospectus, the exchange will not be taxable. In such a case, the beneficial owner will be treated as continuing to own after the exchange the same combination of interests in each related underlying REMIC regular interest that it owned immediately prior to the exchange.

Taxation of Residual Certificates

Prospective investors in the Residual Certificates should carefully read the following discussion.  Prospective investors are cautioned that the REMIC taxable income on the Residual Certificates and the tax liabilities on the Residual Certificates will exceed cash distributions to the holder of the Residual Certificates during some or all periods, in which event such holder must have sufficient sources of funds to pay such tax liabilities.  Due to the special tax treatment of REMIC residual interests, the after-tax return on the Class R Certificates may be zero or negative.  In the following discussion, the term “Residual Certificateholder” refers to the holder of the Residual Certificates.  Unless otherwise noted below, the following discussion applies separately to the Residual Certificates’ residual interest in each REMIC in the issuing entity.  A Residual Certificateholder must account separately for its interest in the REMIC Pool and cannot offset gains from one REMIC Pool with losses from another REMIC Pool.

Taxation of REMIC Income

Generally, the “daily portions” of REMIC taxable income or net loss will be includible as ordinary income or loss in determining the federal taxable income of Residual Certificateholders, and will not be taxed separately to the REMIC Pool. The daily portions of REMIC taxable income or net loss of a Residual Certificateholder are determined by allocating the REMIC Pool’s taxable income or net loss of the Residual Certificateholder for each calendar quarter ratably to each day in such quarter and by allocating such daily portion among the Residual Certificateholders in proportion to their respective holdings of Residual Certificates in the REMIC Pool on that day. REMIC taxable income is generally determined in the same manner as the taxable income of an individual using the accrual method of accounting, except that (i) the limitations on deductibility of investment interest expense and expenses for the production of income do not apply, (ii) all bad loans will be deductible as business bad debts and (iii) the limitation on the deductibility of interest and expenses related to tax-exempt income will apply. REMIC taxable income generally means the REMIC’s gross income less deductions.  The REMIC Pool’s gross income includes interest, original issue discount income and market discount income, if any, on the mortgage loans (reduced by amortization of any premium on the mortgage loans), plus issue premium on Regular Certificates, plus income on reinvestment of cash flows and reserve assets, plus any cancellation of indebtedness income upon allocation of realized losses to the Regular Certificates. The REMIC Pool’s deductions include interest and original issue discount expense on the Regular Certificates, servicing fees on the mortgage loans, other administrative expenses of the REMIC Pool and realized losses on the mortgage loans. The requirement that Residual Certificateholders report their pro rata share of taxable income or net loss of the REMIC Pool will continue until there are no certificates of any class of the related series outstanding.

The taxable income recognized by a Residual Certificateholder in any taxable year will be affected by, among other factors, the relationship between the timing of recognition of interest and original issue discount or market discount income or amortization of purchase premium with respect to the mortgage loans, on the one hand, and the timing of deductions for interest (including original issue discount) or income from amortization of issue premium on the Regular Certificates, on the other hand. In the event that an interest in the mortgage loans is acquired by the REMIC Pool at a discount, and one or more of the mortgage loans is prepaid, the Residual Certificateholder may recognize taxable income without being entitled to receive a corresponding amount of cash because (i) the prepayment may be used in whole or in part to make distributions in reduction of principal on the Regular Certificates and (ii) the discount on the mortgage loans which is includible in income may exceed the deduction allowed upon the distributions on those Regular Certificates on account of any unaccrued original issue discount relating to those Regular Certificates. When there is more than one class of Regular Certificates that distribute principal sequentially, this mismatching of income and deductions is particularly likely to occur in the early years following issuance of the Regular Certificates when distributions in reduction of principal are being made in respect of earlier classes of Regular Certificates to the extent that the classes are not issued with substantial discount or are issued at a premium. If taxable income attributable to a mismatching is realized, in general, losses would be allowed in later years as distributions on the later classes of Regular Certificates are made. Taxable income may also be greater in earlier years than in later years as a result of the fact that interest expense deductions, expressed as a percentage of the outstanding principal amount of the series of Regular Certificates, may increase over time as distributions in reduction of principal are made on the lower yielding classes of Regular Certificates.  However to the extent that the REMIC Pool includes fixed rate mortgage loans, interest income with respect to given mortgage loan will remain constant over time as a percentage of the outstanding principal amount of that loan. Consequently, Residual Certificateholders must have sufficient other sources of cash to pay any federal, state or local income taxes due as a result of such mismatching or unrelated deductions against which to offset such income, subject to the discussion of “excess inclusions” below under “—Limitations on Offset or Exemption of REMIC Income”. The timing of the mismatching of income and deductions described in this paragraph, if present with respect to a series of certificates, may have a significant adverse effect upon the Residual Certificateholder’s after-tax rate of return. In addition, a Residual Certificateholder’s taxable income during certain periods may exceed the income reflected by the Residual Certificateholder for those periods in accordance with generally accepted accounting principles. Investors should consult their own accountants concerning the accounting treatment of their investment in Residual Certificates.

Basis and Losses

A REMIC Pool will have a net loss for any calendar quarter in which its deductions exceed its gross income.  The net loss would be allocated among the Residual Certificateholders in the same manner as such REMIC Pool’s taxable income.  The amount of any net loss of the REMIC Pool that may be taken into account by the Residual Certificateholder is limited to the adjusted basis of the Residual Certificate as of the close of the quarter (or time of disposition of the Residual Certificate if earlier), determined without taking into account the net loss for the quarter. The initial adjusted basis of a purchaser of a Residual Certificate is the amount paid for the Residual Certificate. The adjusted basis will be increased by the amount of taxable income of the REMIC Pool reportable by the Residual Certificateholder and will be decreased (but not below zero), first, by a cash distribution from the REMIC Pool and, second, by the amount of loss of the REMIC Pool reportable by the Residual Certificateholder. Any loss that is disallowed on account of this limitation may be carried over indefinitely with respect to the Residual Certificateholder as to whom the loss was disallowed and may be used by the Residual Certificateholder only to offset any income generated by the same REMIC Pool.  A cash distribution to a Residual Certificateholder that exceeds such holder’s adjusted basis will be treated as a gain from the sale or exchange of the Residual Certificate.

A Residual Certificateholder will not be permitted to amortize directly the cost of its Residual Certificate as an offset to its share of the taxable income of the related REMIC Pool. However, that taxable income will not include cash received by the REMIC Pool that represents a recovery of the REMIC Pool’s basis in its assets. The recovery of basis by the REMIC Pool will have the effect of amortization of the issue price of the Residual Certificates over their life. However, in view of the possible acceleration of the income of Residual Certificateholders described above under “—Taxation of REMIC Income”, the period of time over which the issue price is effectively amortized may be longer than the economic life of the Residual Certificates.

A Residual Certificate may have a negative value if the net present value of anticipated tax liabilities exceeds the present value of anticipated cash flows. The REMIC Regulations appear to treat the issue price of a residual interest as zero rather than the negative amount for purposes of determining the REMIC Pool’s basis in its assets. Regulations have been issued addressing the federal income tax treatment of “inducement fees” received by transferees of non-economic Residual Certificates. The regulations require inducement fees to be included in income over a period reasonably related to the period in which the related Residual Certificate is expected to generate taxable income or net loss to its holder. Under two safe harbor methods, inducement fees are permitted to be included in income:  (i) in the same amounts and over the same period that the taxpayer uses for financial reporting purposes, provided that the period is not shorter than the period the related REMIC is expected to generate taxable income or (ii) ratably over the remaining anticipated weighted average life of all the regular and residual interests issued by the related REMIC, determined based on actual distributions projected as remaining to be made on the interests under the Prepayment Assumption. If the holder of a non-economic Residual Certificate sells or otherwise disposes of the non-economic Residual Certificate, any unrecognized portion of the inducement fee is required to be taken into account at the time of the sale or disposition.  Residual Certificateholders should consult with their tax advisors regarding the effect of these regulations.

Further, to the extent that the initial adjusted basis of a Residual Certificateholder (other than an original holder) in the Residual Certificate is greater that the corresponding portion of the REMIC Pool’s basis in the mortgage loans, the Residual Certificateholder will not recover a portion of the basis until termination of the REMIC Pool unless future Treasury regulations provide for periodic adjustments to the REMIC income otherwise reportable by the holder. The REMIC Regulations currently in effect do not so provide. See “—Treatment of Certain Items of REMIC Income and Expense—Market Discount” below regarding the basis of mortgage loans to the REMIC Pool and “—Sale or Exchange of a Residual Certificate” below regarding possible treatment of a loss upon termination of the REMIC Pool as a capital loss.

Treatment of Certain Items of REMIC Income and Expense

Although the Trustee intends to compute REMIC income and expense in accordance with the Code and applicable Treasury regulations, the authorities regarding the determination of specific items of income and expense are subject to differing interpretations. The Depositor makes no representation as to the specific method that the Trustee will use for reporting income with respect to the mortgage loans and expenses with respect to the Regular Certificates, and different methods could result in different timing of reporting of taxable income or net loss to Residual Certificateholders or differences in capital gain versus ordinary income.

Original Issue Discount and Premium. Generally, the REMIC Pool’s deductions for original issue discount will be determined in the same manner as original issue discount income on Regular Certificates as described above under “—Taxation of Regular Certificates—Original Issue Discount” and “—Variable Rate Regular Certificates”, without regard to the de minimis rule described in those sections, and “—Taxation of Regular Certificates—Premium” above.

Market Discount.  The REMIC Pool will have market discount income in respect of mortgage loans if, in general, the basis of the REMIC Pool allocable to the mortgage loans is exceeded by their unpaid principal balances. The REMIC Pool’s basis in the mortgage loans is generally the fair market value of the mortgage loans immediately after their transfer to the REMIC Pool. The REMIC Regulations provide that the basis is equal in the aggregate to the issue prices of all regular and residual interests in the REMIC Pool (or their fair market value at the Closing Date, in the case of a retained class). In respect of mortgage loans that have market discount to which Code Section 1276 applies, the accrued portion of the market discount would be recognized currently as an item of ordinary income in a manner similar to original issue discount. Market discount income generally will accrue on a constant yield method.

Premium.  Generally, if the basis of the REMIC Pool in the mortgage loans exceeds their unpaid principal balances, the REMIC Pool will be considered to have acquired the mortgage loans at a premium equal to the amount of such excess. As stated above, the REMIC Pool’s basis in mortgage loans is the fair market value of the mortgage loans, based on the aggregate of the issue prices (or the fair market value of retained classes) of the regular and residual interests in the REMIC Pool immediately after their transfer to the REMIC Pool. In a manner analogous to the discussion above under “—Taxation of Regular Certificates—Premium”, a REMIC Pool that holds a mortgage loan as a capital asset under Code Section 1221 may elect under Code Section 171 to amortize premium on whole mortgage loans under the constant interest method. Amortizable bond premium, if any, will be treated as an offset to interest income on the mortgage loans, rather than as a separate deduction item. To the extent that the mortgagors with respect to the mortgage loans are individuals, Code Section 171 will not be available for premium on mortgage loans originated on or prior to September 27, 1985. Premium with respect to the mortgage loans may be deductible in accordance with a reasonable method regularly employed by the holder of the mortgage loan. The allocation of the premium pro rata among principal payments should be considered a reasonable method; however, the IRS may argue that the premium should be allocated in a different manner, such as allocating the premium entirely to the final payment of principal.

Limitations on Offset or Exemption of REMIC Income

The Code provides that a portion or all of the REMIC taxable income includible in determining the federal income tax liability of a Residual Certificateholder will be subject to special treatment. That portion, referred to as the “excess inclusion”, is equal to the excess of REMIC taxable income for the calendar quarter allocable to a Residual Certificate over the daily accruals for such quarterly period of (i) 120% of the long-term applicable Federal rate that would have applied to the Residual Certificate (if it were a debt instrument) on the Startup Day under Code Section 1274(d), multiplied by (ii) the adjusted issue price of the Residual Certificate at the beginning of such quarterly period. For this purpose, the adjusted issue price of a Residual Certificate at the beginning of a quarter is the issue price of the Residual Certificate, plus the amount of the daily accruals of REMIC income described in this paragraph for all prior quarters, decreased (but not below zero) by any distributions made with respect to the Residual Certificate prior to the beginning of such quarterly period. Accordingly, the portion of the REMIC

Pool’s taxable income that will be treated as excess inclusions will be a larger portion of the income as the adjusted issue price of the Residual Certificates diminishes.

The portion of a Residual Certificateholder’s REMIC taxable income consisting of the excess inclusions generally may not be offset by other deductions, including net operating loss carryforwards, on the Residual Certificateholder’s return. However, net operating loss carryovers are determined without regard to excess inclusion income. Further, if the Residual Certificateholder is an organization subject to the tax on unrelated business income imposed by Code Section 511, the Residual Certificateholder’s excess inclusions will be treated as unrelated business taxable income of the Residual Certificateholder for purposes of Code Section 511. In addition, REMIC taxable income is subject to 30% withholding tax with respect to certain persons who are not U.S. Persons (as defined below under “—Tax-Related Restrictions on Transfer of Residual Certificates—Foreign Investors”), and that portion of REMIC taxable income attributable to excess inclusions is not eligible for any reduction in the rate of withholding tax (by treaty or otherwise). See “—Taxation of Certain Foreign Investors—Residual Certificates” below. Finally, if a real estate investment trust or a regulated investment company owns a Residual Certificate, a portion (allocated under Treasury regulations yet to be issued) of dividends paid by the real estate investment trust or a regulated investment company could not be offset by net operating losses of its shareholders, would constitute unrelated business taxable income for tax-exempt shareholders, and would be ineligible for reduction of withholding to certain persons who are not U.S. Persons.

In addition, the Code provides three rules for determining the effect of excess inclusions on the alternative minimum taxable income of a Residual Certificateholder. First, alternative minimum taxable income for a Residual Certificateholder is determined without regard to the special rule, discussed above, that taxable income cannot be less than excess inclusions. Second, a Residual Holder’s alternative minimum taxable income for a taxable year cannot be less than the excess inclusions for the year. Third, the amount of any alternative minimum tax net operating loss deduction must be computed without regard to any excess inclusions.

Tax-Related Restrictions on Transfer of Residual Certificates

Disqualified Organizations.  If any legal or beneficial interest in a Residual Certificate is transferred to a Disqualified Organization (as defined below), a tax would be imposed in an amount equal to the product of (i) the present value of the total anticipated excess inclusions with respect to the Residual Certificate for periods after the transfer and (ii) the highest marginal federal income tax rate applicable to corporations. The REMIC Regulations provide that the anticipated excess inclusions are based on actual prepayment experience to the date of the transfer and projected payments based on the Prepayment Assumption. The present value rate equals the applicable Federal rate under Code Section 1274(d) as of the date of the transfer for a term ending with the last calendar quarter in which excess inclusions are expected to accrue. Such rate is applied to the anticipated excess inclusions from the end of the remaining calendar quarters in which they apply to the date of the transfer.  This tax generally would be imposed on the transferor of the Residual Certificate, except that where such transfer is through an agent (including a broker, nominee or other middleman) for a Disqualified Organization, the tax would instead be imposed on the agent. However, a transferor of a Residual Certificate would in no event be liable for such tax with respect to a transfer if the transferee furnishes to the transferor an affidavit that the transferee is not a Disqualified Organization and, as of the time of the transfer, the transferor does not have actual knowledge that the affidavit is false. The tax also may be waived by the IRS if the Disqualified Organization promptly disposes of the residual interest and the transferor pays income tax at the highest corporate rate on the excess inclusions for the period the Residual Certificate is actually held by the Disqualified Organization.

In addition, if a “Pass-Through Entity” (as defined below) has excess inclusion income with respect to a Residual Certificate during a taxable year and a Disqualified Organization is the record holder of an equity interest in such entity, then a tax is imposed on such entity equal to the product of (i) the amount of excess inclusions on the Residual Certificate that are allocable to the interest in the Pass-Through Entity during such period the interest is held by such Disqualified Organization, and (ii) the highest marginal federal corporate income tax rate. The tax would be deductible from the ordinary gross income of the

Pass-Through Entity for the taxable year. The Pass-Through Entity would not be liable for such tax if it has received an affidavit from such record holder that it is not a Disqualified Organization or stating such holder’s taxpayer identification number and, during the period such person is the record holder of the Residual Certificate, the Pass-Through Entity does not have actual knowledge that the affidavit is false.

If an “electing large partnership” holds a Residual Certificate, all interests in the electing large partnership are treated as held by Disqualified Organizations for purposes of the tax imposed upon a Pass-Through Entity by Code Section 860E(c). An exception to this tax, otherwise available to a Pass-Through Entity that is furnished certain affidavits by record holders of interests in the entity and that does not know such affidavits are false, is not available to an electing large partnership.

For these purposes, (i) “Disqualified Organization” means the United States, any state or political subdivision of the United States, any foreign government, any international organization, any agency or instrumentality of any of the foregoing (provided, that such term does not include an instrumentality if all of its activities are subject to tax and a majority of its board of directors is not selected by any such governmental entity), any cooperative organization furnishing electric energy or providing telephone service to persons in rural areas as described in Code Section 1381(a)(2)(C), and any organization (other than a farmers’ cooperative described in Code Section 521) that is exempt from taxation under the Code unless such organization is subject to the tax on unrelated business income imposed by Code Section 511, (ii) “Pass-Through Entity” means any regulated investment company, real estate investment trust, common trust fund, partnership, trust or estate and certain corporations operating on a cooperative basis; and (iii) an “electing large partnership” means any partnership having more than 100 members during the preceding tax year (other than certain service partnerships and commodity pools), which elect to apply simplified reporting provisions under the Code.  Except as may be provided in Treasury regulations, any person holding an interest in a Pass-Through Entity as a nominee for another will, with respect to the interest, be treated as a Pass-Through Entity.

The Agreement with respect to a series of certificates will provide that no legal or beneficial interest in a Residual Certificate may be transferred or registered unless, among other things (i) the proposed transferee provides to the transferor and the Trustee an affidavit providing its taxpayer identification number and stating that such transferee is the beneficial owner of the Residual Certificate, is not a Disqualified Organization and is not purchasing such Residual Certificates on behalf of a Disqualified Organization (i.e., as a broker, nominee or middleman of a Disqualified Organization), and (ii) the transferor provides a statement in writing to the Depositor and the Trustee that it has no actual knowledge that the affirmations made by the transferee pursuant to such affidavit are false. Moreover, the Agreement will provide that any attempted or purported transfer in violation of these transfer restrictions will be null and void and will vest no rights in any purported transferee. Each Residual Certificate with respect to a series will bear a legend referring to such restrictions on transfer, and each Residual Certificateholder will be deemed to have agreed, as a condition of ownership, to any amendments to the related Agreement required under the Code or applicable Treasury regulations to effectuate the foregoing restrictions. For purposes of this discussion, “Disqualified Non-U.S. Person” means with respect to the Residual Certificates, (a) an entity treated as a U.S. partnership if any of its partners, directly or indirectly (other than through a U.S. corporation) is (or is permitted to be under the partnership agreement) a Disqualified Non-U.S. Person; (b) any person other than a U.S. Person (a “Non-U.S. Person”) or its agent other than (i) a Non-U.S. Person that holds the Residual Certificates in connection with the conduct of a trade or business within the United States and has furnished the transferor and the Certificate Administrator with an effective IRS Form W-8ECI or (ii) a Non-U.S. Person that has delivered to both the transferor and the Trustee an opinion of a nationally recognized tax counsel to the effect that the transfer of the Residual Certificates to it is in accordance with the requirements of the Code and the regulations promulgated thereunder and that such transfer of the Residual Certificates will not be disregarded for federal income tax purposes; or (c) a U.S. Person with respect to which income from a Residual Certificate is attributable to a foreign permanent establishment or fixed base, within the meaning of an applicable income tax treaty, of the transferee or any other U.S. Person.  Information necessary to compute an applicable excise tax must be furnished to the IRS and to the requesting party within 60 days of the request, and the Depositor or the Trustee may charge a fee for computing and providing the information.

Noneconomic Residual Interests. The REMIC Regulations would disregard certain transfers of Residual Certificates, in which case the transferor would continue to be treated as the owner of the Residual Certificates and thus would continue to be subject to tax on its allocable portion of the net income of the REMIC Pool. Under the REMIC Regulations, a transfer of a “noneconomic residual interest” (as defined below) to a Residual Certificateholder (other than a Residual Certificateholder who is not a U.S. Person, as defined below under “—Taxation of Certain Foreign Investors”) is disregarded for all federal income tax purposes if a significant purpose of the transferor is to impede the assessment or collection of tax. A residual interest in a REMIC (including a residual interest with a positive value at issuance) is a “noneconomic residual interest” unless, at the time of the transfer, (i) the present value of the expected future distributions on the residual interest at least equals the product of the present value of the anticipated excess inclusions and the highest corporate income tax rate in effect for the year in which the transfer occurs, and (ii) the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes on each excess inclusion. The anticipated excess inclusions and the present value rate are determined in the same manner as set forth above under “—Disqualified Organizations”. The REMIC Regulations explain that a significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC. A safe harbor is provided if (i) the transferor conducted, at the time of the transfer, a reasonable investigation of the financial condition of the transferee and found that the transferee historically had paid its debts as they came due and found no significant evidence to indicate that the transferee would not continue to pay its debts as they came due in the future, (ii) the transferee represents to the transferor that it understands that, as the holder of the noneconomic residual interest, the transferee may incur tax liabilities in excess of cash flows generated by the interest and that the transferee intends to pay taxes associated with holding the residual interest as they become due, (iii) the transferee acknowledges to the transferor that it will not cause income from the noneconomic residual interest to be attributable to a foreign permanent establishment or fixed base, within the meaning of an applicable income tax treaty, of the transferee or any other U.S. Person and (iv) the transfer satisfies one of the following two tests:

(A)      the present value of the anticipated tax liabilities associated with holding the noneconomic residual interest does not exceed the sum of the present value off: (1) any consideration given to the transferee to acquire the residual interest (the inducement payment), (2) future distributions on the residual interest, and (3) any anticipated tax savings associated with holding the interest as the REMIC generates losses. For purposes of this calculation, the present value is calculated using a discount rate equal to the lesser of the short-term federal rate and the compounding period of the transferee, or

(B)      the transferee is a domestic taxable corporations with large amounts of gross and net assets where agreement is made that all future transfers will be to taxable domestic corporations in transactions that qualify for one of the safe harbor provisions. Eligibility for this prong of the safe harbor requires, among other things, that the facts and circumstances known to the transferor at the time of transfer not indicate to a reasonable person that the taxes with respect to the noneconomic residual interest will not be paid, with an unreasonably low cost for the transfer specifically mentioned as negating eligibility.

The Agreement with respect to each series of certificates will require the transferee of a Residual Certificate to certify to the matters in (i) through (iii), but not (iv) above as part of the affidavit described above under “—Disqualified Organizations”. The transferor must have no actual knowledge or reason to know that any statements are false.

Foreign Investors. The REMIC Regulations provide that the transfer of a Residual Certificate that has “tax avoidance potential” to a “foreign person” will be disregarded for all federal tax purposes. This rule appears intended to apply to a transferee who is not a “U.S. Person” (as defined below), unless such transferee’s income is effectively connected with the conduct of a trade or business within the United States. A Residual Certificate is deemed to have tax avoidance potential unless, at the time of the transfer, (i) the future value of expected distributions equals at least 30% of the anticipated excess inclusions after the transfer, and (ii) the transferor reasonably expects that the transferee will receive sufficient distributions from the REMIC Pool at or after the time at which the excess inclusions accrue and prior to the end of the next succeeding taxable year for the accumulated withholding tax liability to be paid. If the Non-U.S. Person transfers the Residual Certificate back to a U.S. Person, the transfer will be disregarded and the foreign transferor will continue to be treated as the owner unless arrangements are made so that the transfer does not have the effect of allowing the transferor to avoid tax on accrued excess inclusions.

Unless otherwise stated in the related prospectus supplement a Residual Certificate may not be purchased by or transferred to any person that is not a U.S. Person.  The term “U.S. Person” means a citizen or resident of the United States, a corporation, partnership (except to the extent provided in applicable Treasury regulations) or other entity created or organized in or under the laws of the United States or any political subdivision of the United States, an estate that is subject to U.S. federal income tax regardless of the source of its income, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust, and one or more U.S. Persons have the authority to control all substantial decisions of the trust (or, to the extent provided in applicable Treasury regulations, certain trusts in existence on August 20, 1996 that have elected to be treated as U.S. Persons).

In addition, under temporary and final Treasury regulations, effective generally for partnership interests first acquired on August 1, 2006, a U.S. partnership having a partner who is not a U.S. Person will be required to pay withholding tax in respect of excess inclusion income allocable to such non-U.S. partner, even if no cash distributions are made to such partner.  Similar rules apply to excess inclusions allocable to Non-U.S. Persons through certain other pass-through entities.  Accordingly, the Agreement with respect to each series of certificates will prohibit transfer of a Residual Certificate to a U.S. Person treated as a partnership for federal income tax purposes, any beneficial owner of which (other than through a U.S. corporation) is (or is permitted to be under the related partnership agreement) a Non-U.S. Person.

Sale or Exchange of a Residual Certificate

Upon the sale or exchange of a Residual Certificate, the Residual Certificateholder will recognize gain or loss equal to the excess, if any, of the amount realized over the adjusted basis (as described above under “—Basis and Losses”) of the Residual Certificateholder in the Residual Certificate at the time of the sale or exchange. In addition to reporting the taxable income of the REMIC Pool, a Residual Certificateholder will have taxable income to the extent that any cash distribution to it from the REMIC Pool exceeds the adjusted basis on that Distribution Date. The income will be treated as gain from the sale or exchange of the Residual Certificate. It is possible that the termination of the REMIC Pool may be treated as a sale or exchange of a Residual Certificateholder’s Residual Certificate, in which case, if the Residual Certificateholder has an adjusted basis in the Residual Certificateholder’s Residual Certificate remaining when its interest in the REMIC Pool terminates, and if the Residual Certificateholder holds the Residual Certificate as a capital asset under Code Section 1221, then the Residual Certificateholder will recognize a capital loss at that time in the amount of the remaining adjusted basis.

Any gain on the sale of a Residual Certificate will be treated as ordinary income (i) if a Residual Certificate is held as part of a “conversion transaction” as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Residual Certificateholder’s net investment in the conversion transaction at 120% of the appropriate applicable Federal rate in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as a part of such transaction or (ii) in the case of a non-corporate taxpayer, to the extent such taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates. In addition, gain or loss recognized from the sale of a Residual Certificate by certain banks or thrift institutions will be treated as ordinary income or loss pursuant to Code Section 582(c).

The Conference Committee Report to the 1986 Act provides that, except as provided in Treasury regulations yet to be issued, the wash sale rules of Code Section 1091 will apply to dispositions of Residual Certificates where the seller of the Residual Certificate, during the period beginning six months before the sale or disposition of the Residual Certificate and ending six months after such sale or disposition, acquires (or enters into any other transaction that results in the application of Section 1091) any residual interest in any REMIC or any interest in a “taxable mortgage pool” (such as a non-REMIC owner trust) that is economically comparable to a Residual Certificate.

Mark-to-Market Regulations

Regulations under Code Section 475 require that a securities dealer mark to market securities held for sale to customers. This mark-to-market requirement applies to all securities of a dealer, except to the extent that the dealer has specifically identified a security as held for investment. Treasury regulations provide that, for purposes of this mark-to-market requirement, a Residual Certificate is not treated as a security and thus may not be marked to market.

Taxes that May Be Imposed on the REMIC Pool

Prohibited Transactions

Income from certain transactions by the REMIC Pool, called prohibited transactions, will not be part of the calculation of income or loss includible in the federal income tax returns of Residual Certificateholders, but rather will be taxed directly to the REMIC Pool at a 100% rate. Prohibited transactions generally include (i) the disposition of a qualified mortgage other than for (a) substitution within two years of the Startup Day for a defective (including a defaulted) obligation (or repurchase in lieu of substitution of a defective (including a defaulted) obligation at any time) or for any qualified mortgage within three months of the Startup Day, (b) foreclosure, default or imminent default of a qualified mortgage, (c) bankruptcy or insolvency of the REMIC Pool or (d) a qualified (complete) liquidation, (ii) the receipt of income from assets that are not the type of mortgages or investments that the REMIC Pool is permitted to hold, (iii) the receipt of compensation for services or (iv) the receipt of gain from disposition of cash flow investments other than pursuant to a qualified liquidation. Notwithstanding clauses (i) and (iv) above, it is not a prohibited transaction to sell REMIC Pool property to prevent a default on Regular Certificates as a result of a default on qualified mortgages or to facilitate a qualified liquidation or a clean-up call (generally, an optional termination to save administrative costs when no more than a small percentage of the certificates is outstanding). The REMIC Regulations indicate that the modification of a mortgage loan generally will not be treated as a disposition if it is occasioned by a default or reasonably foreseeable default, an assumption of the mortgage loan, the waiver of a due-on-sale or due-on-encumbrance clause or the conversion of an interest rate by a mortgagor pursuant to the terms of a convertible adjustable rate mortgage loan.

Contributions to the REMIC Pool After the Startup Day

In general, the REMIC Pool will be subject to a tax at a 100% rate on the value of any property contributed to the REMIC Pool after the Startup Day. Exceptions are provided for cash contributions to the REMIC Pool (i) during the three months following the Startup Day, (ii) made to a qualified reserve fund by a Residual Certificateholder, (iii) in the nature of a guarantee, (iv) made to facilitate a qualified liquidation or clean-up call and (v) as otherwise permitted in Treasury regulations yet to be issued.

Net Income from Foreclosure Property

The REMIC Pool will be subject to federal income tax at the highest corporate rate on “net income from foreclosure property”, determined by reference to the rules applicable to real estate investment trusts. Generally, property acquired by foreclosure or deed in lieu of foreclosure would be treated as “foreclosure property” for a period not exceeding the close of the third calendar year beginning after the year in which the REMIC Pool acquired the property, with a possible extension. Net income from foreclosure property generally means gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust.

In order for a Mortgaged Property to qualify as foreclosure property, any operation of the Mortgaged Property by the REMIC Pool generally must be conducted through an independent contractor.  Further, such operation, even if conducted through an independent contractor, may give rise to “net income from foreclosure property”, taxable at the highest corporate rate.  Payment of such tax by the REMIC Pool would reduce amounts available for distribution to Certificateholders.

The Master Servicer or Special Servicer, if any, is required to determine generally whether the operation of foreclosure property in a manner that would subject the REMIC Pool to such tax would be expected to result in higher after-tax proceeds than an alternative method of operating such property that would not subject the REMIC Pool to such tax.

It is not anticipated that the REMIC Pool will receive income or contributions subject to tax under the preceding three paragraphs, except as described in the related prospectus supplement with respect to net income from foreclosure property on a commercial or multifamily residential property that secured a mortgage loan. In addition, it is not anticipated that any material state income or franchise tax will be imposed on a REMIC Pool.

Liquidation of the REMIC Pool

If a REMIC Pool adopts a plan of complete liquidation, within the meaning of Code Section 860F(a)(4)(A)(i), which may be accomplished by designating in the REMIC Pool’s final tax return a date on which the adoption is deemed to occur, and sells all of its assets (other than cash) within a 90-day period beginning on the date of the adoption of the plan of liquidation, the REMIC Pool will not be subject to the prohibited transaction rules on the sale of its assets, provided that the REMIC Pool credits or distributes in liquidation all of the sale proceeds plus its cash (other than amounts retained to meet claims) to holders of Regular Certificates and Residual Certificateholders within the 90-day period.

Administrative Matters

Solely for the purpose of the administrative provisions of the Code, a REMIC Pool generally will be treated as a partnership and the Residual Certificateholders will be treated as the partners.  In general, the holder of the largest percentage interest of the Residual Certificates will be the “tax matters person” of the REMIC Pool for purposes of representing Residual Certificateholders in connection with any IRS proceeding.  However, the duties of the tax matters person will be delegated to the Trustee under the related Agreement.  Certain tax information will be furnished quarterly to each Residual Certificateholder who held a Residual Certificate on any day in the previous calendar quarter.

Each Residual Certificateholder is required to treat items on its return consistently with their treatment on the REMIC Pool’s returns, unless the Residual Certificateholder either files a statement identifying the inconsistency or establishes that the inconsistency resulted from incorrect information received from the REMIC Pool.  The IRS may assert a deficiency resulting from a failure to comply with the consistency requirement without instituting an administrative proceeding at the REMIC level.  Any person that holds a Residual Certificate as a nominee for another person may be required to furnish the Trustee, in a manner to be provided in the Treasury regulations, with the name and address of such person and other information.

Limitations on Deduction of Certain Expenses

An investor in the Residual Certificates that is an individual, estate or trust will be subject to limitation with respect to certain itemized deductions described in Code Section 67, to the extent that these itemized deductions, in the aggregate, do not exceed 2% of the investor’s adjusted gross income. In addition, Code Section 68 provides that itemized deductions otherwise allowable for a taxable year of an individual taxpayer with income above certain thresholds will be reduced by the lesser of (i) 3% of the excess, if any, of adjusted gross income over a specified statutory amount or (ii) 80% of the amount of itemized deductions otherwise allowable for that year.  In the case of a REMIC Pool, the deductions may include deductions under Code Section 212 for the Servicing Fee and all administrative and other non-interest expenses relating to the REMIC Pool or any similar expenses allocated to the REMIC Pool with respect to a regular interest it holds in another REMIC. The investors who hold REMIC Certificates either directly or indirectly through certain pass-through entities may have their pro rata share of the expenses allocated to them as additional gross income, but may be subject to a limitation on deductions. In addition, the expenses are not deductible at all for purposes of computing the alternative minimum tax, and may cause the investors to be subject to significant additional tax liability. Temporary Treasury regulations provide that the additional gross income and corresponding amount of expenses generally are to be allocated entirely to the holders of Residual Certificates in the case of a REMIC Pool that would not qualify as a fixed investment trust in the absence of a REMIC election. However, the additional gross income and limitation on deductions will apply to the allocable portion of the expenses to holders of Regular Certificates, as well as holders of Residual Certificates, where the Regular Certificates are issued in a manner that is similar to pass-through certificates in a fixed investment trust. In general, the allocable portion will be determined based on the ratio that a REMIC Certificateholder’s income, determined on a daily basis, bears to the income of all holders of Regular Certificates and Residual Certificates with respect to a REMIC Pool. As a result, individuals, estates or trusts holding REMIC Certificates (either directly or indirectly through a grantor trust, partnership, S corporation, REMIC, or certain other pass-through entities described in the foregoing temporary Treasury regulations) may have taxable income in excess of the interest income at the pass-through rate on Regular Certificates that are issued in a single class or otherwise consistently with fixed investment trust status or in excess of cash distributions for the related period on Residual Certificates. All the expenses will be allocable to the Residual Certificates or as otherwise indicated in the prospectus supplement.

Taxation of Certain Foreign Investors

Regular Certificates

Interest, including original issue discount, distributable to the Regular Certificateholders that are non resident aliens, foreign corporations or other Non-U.S. Persons will be considered “portfolio interest” and, therefore, generally will not be subject to a 30% United States withholding tax, provided that such Non-U.S. Person (i) is not a “10 percent shareholder” within the meaning of Code Section 871(h)(3)(B) or a controlled foreign corporation described in Code Section 881(c)(3)(C) with respect to the REMIC (or possibly one or more borrowers) and (ii) provides the Trustee, or the person that would otherwise be required to withhold tax from such distributions under Code Section 1441 or 1442, with an appropriate statement, signed under penalties of perjury, identifying the beneficial owner and stating, among other things, that the beneficial owner of the Regular Certificate is a Non-U.S. Person.  The appropriate documentation includes IRS Form W-8BEN, if the Non-U.S. Person is a corporation or individual eligible for the benefits of the portfolio interest exemption or an exemption based on a treaty; IRS Form W-8ECI if the Non-U.S. Person is eligible for an exemption on the basis of its income from the Regular Certificate being effectively connected to a United States trade or business; IRS Form W-8BEN or W-8IMY if the Non-U.S. Person is a trust, depending on whether such trust is classified as the beneficial owner of the Regular Certificate; and Form W-8IMY, with supporting documentation as specified in the Treasury regulations, required to substantiate exemptions from withholding on behalf of its partners, if the Non-U.S. Person is a partnership.  With respect to IRS Forms W-8BEN, W-8IMY and W-8ECI, each (other than IRS Form W-8IMY) expires after three full calendar years or as otherwise provided by applicable law.  Additional information may be required from Holders that are “foreign financial institutions” under FATCA.  See “—FATCA” below. An intermediary (other than a partnership) must provide IRS Form W-8IMY, revealing all required information, including its name, address, taxpayer identification number, the country under the laws of which it is created, and certification that it is not acting for its own account.  A “qualified intermediary” must certify that it has provided, or will provide, a withholding statement as required under Treasury regulations Section 1.1441-1(e)(5)(v), but need not disclose the identity of its account holders on its IRS Form W-8IMY, and may certify its account holders’ status without including each beneficial owner’s certification.  A non-“qualified intermediary” must additionally certify that it has provided, or will provide, a withholding statement that is associated with the appropriate IRS Forms W-8 and W-9 required to substantiate exemptions from withholding on behalf of its beneficial owners.  The term “intermediary”

means a person acting as a custodian, broker, nominee or otherwise as an agent for the beneficial owner of a Regular Certificate.  A “qualified intermediary” is generally a foreign financial institution or clearing organization or a non-U.S. branch or office of a U.S. financial institution or clearing organization that is a party to a withholding agreement with the IRS.

If such statement, or any other required statement, is not provided, 30% withholding will apply unless reduced or eliminated pursuant to an applicable tax treaty or unless the interest on the Regular Certificate is effectively connected with the conduct of a trade or business within the United States by such Non-U.S. Person.  In the latter case, such Non-U.S. Person will be subject to United States federal income tax at regular rates.  Investors that are Non-U.S. Persons should consult their own tax advisors regarding the specific tax consequences to them of owning a Regular Certificate.

Residual Certificates

The Conference Committee Report to the 1986 Act indicates that amounts paid to Residual Certificateholders who are Non-U.S. Persons are treated as interest for purposes of the 30% (or lower treaty rate) United States withholding tax. Treasury regulations provide that amounts distributed to Residual Certificateholders may qualify as “portfolio interest”, subject to the conditions described in “—Regular Certificates” above, but only to the extent that (i) the mortgage loans were issued after July 18, 1984 and (ii) the Trust Fund or segregated pool of assets in that Trust Fund (as to which a separate REMIC election will be made), to which the Residual Certificate relates, consists of obligations issued in “registered form” within the meaning of Code Section 163(f)(1). Generally, whole mortgage loans will not be considered obligations issued in registered form. Furthermore, a Residual Certificateholder will not be entitled to any exemption from the 30% withholding tax (or lower treaty rate) to the extent of that portion of REMIC taxable income that constitutes an “excess inclusion”. See “—Taxation of Residual Certificates—Limitations on Offset or Exemption of REMIC Income” above. If the amounts paid to Residual Certificateholders who are Non-U.S. Persons are effectively connected with the conduct of a trade or business within the United States by Non-U.S. Persons, 30% (or lower treaty rate) withholding will not apply. Instead, the amounts paid to Non-U.S. Persons will be subject to United States federal income tax at regular rates. If 30% (or lower treaty rate) withholding is applicable, the amounts generally will be taken into account for purposes of withholding only when paid or otherwise distributed (or when the Residual Certificate is disposed of) under rules similar to withholding upon disposition of debt instruments that have original issue discount. See “—Tax-Related Restrictions on Transfer of Residual Certificates—Foreign Investors” above concerning the disregard of certain transfers having “tax avoidance potential” and the withholding tax obligations of U.S. partnerships having Non-U.S. Persons as partners.  Investors who are Non-U.S. Persons should consult their own tax advisors regarding the specific tax consequences to them of owning Residual Certificates.

Unless otherwise stated in the related prospectus supplement, transfers of residual certificates to investors that (i) are Non-U.S. Persons, or (ii) are U.S. Persons and classified as partnerships under the Internal Revenue Code, if any of their direct or indirect beneficial owners (other than through a U.S. corporation) are (or are permitted to be under the related partnership agreement) Non-U.S. Persons, will be prohibited under the related Agreement.

FATCA

Under the “Foreign Account Tax Compliance Act” (“FATCA”) provisions of the Hiring Incentives to Restore Employment Act, a 30% withholding tax is generally imposed on certain payments, including U.S.-source interest on or after July 1, 2014, and gross proceeds from the disposition of debt obligations that give rise to U.S.-source interest on or after January 1, 2017,  to “foreign financial institutions” and certain other foreign financial entities if those foreign entities fail to comply with the requirements of FATCA.  The certificate administrator will be required to withhold amounts under FATCA on payments made to holders who are subject to the FATCA requirements and who fail to provide the certificate administrator with proof that they have complied with such requirements.

Because payments on obligations, such as the Regular Certificates, that are entered into on or before July 1, 2014, are not subject to FATCA, it is expected that these provisions will not apply to payments on the Regular Certificates.  Prospective investors should consult their tax advisors regarding the applicability of FATCA to their certificates.

Backup Withholding

Distributions made on the Regular Certificates, and proceeds from the sale of the Regular Certificates to or through certain brokers, may be subject to a “backup” withholding tax under Code Section 3406 at a rate of 28% on “reportable payments” (including interest distributions, original issue discount, and, under some circumstances, principal distributions) unless the Regular Certificateholder is a U.S. Person and provides IRS Form W-9 with the correct taxpayer identification number; in the case of the Regular Certificates, is a Non-U.S. Person and provides IRS Form W-8BEN identifying the Non-U.S. Person and stating that the beneficial owner is not a U.S. Person; or can be treated as an exempt recipient within the meaning of Treasury regulations Section 1.6049-4(c)(1)(ii).  Any amounts to be withheld from distribution on the Regular Certificates would be refunded by the IRS or allowed as a credit against the Regular Certificateholder’s federal income tax liability.  Information reporting requirements may also apply regardless of whether withholding is required.  Any amounts to be withheld from distribution on the regular certificates would be refunded by the IRS or allowed as a credit against the Regular Certificateholder’s federal income tax liability.  Regular Certificateholders are urged to contact their own tax advisors regarding the application to them of backup withholding and information reporting.

Reporting Requirements

Reports of accrued interest, original issue discount, if any, and information necessary to compute the accrual of any market discount on the Regular Certificates will be made annually to the IRS and to individuals, estates, non-exempt and non-charitable trusts, and partnerships who are either holders of record of Regular Certificates or beneficial owners who own Regular Certificates through a broker or middleman as nominee. All brokers, nominees and all other non-exempt holders of record of Regular Certificates (including corporations, non-calendar year taxpayers, securities or commodities dealers, placement agents, real estate investment trusts, investment companies, common trust funds, thrift institutions and charitable trusts) may request the information for any calendar quarter by telephone or in writing by contacting the person designated in IRS Publication 938 with respect to a particular series of Regular Certificates. Holders through nominees must request the information from the nominee.

The IRS’s Form 1066 has an accompanying Schedule Q, Quarterly Notice to Residual Interest Holders of REMIC Taxable Income or Net Loss Allocation. Treasury regulations require that Schedule Q be furnished by the REMIC Pool to each Residual Certificateholder by the end of the month following the close of each calendar quarter (41 days after the end of a quarter under proposed Treasury regulations) in which the REMIC Pool is in existence.

Treasury regulations require that, in addition to the foregoing requirements, information must be furnished quarterly to Residual Certificateholders, furnished annually, if applicable, to holders of Regular Certificates, and filed annually with the IRS concerning Code Section 67 expenses (see “—Limitations on Deduction of Certain Expenses” above) allocable to the holders. Furthermore, under the regulations, information must be furnished quarterly to Residual Certificateholders, furnished annually to holders of Regular Certificates, and filed annually with the IRS concerning the percentage of the REMIC Pool’s assets meeting the qualified asset tests described above under “—Status of REMIC Certificates”.

3.8% Medicare Tax on “Net Investment Income”

Certain non-corporate U.S. Persons will be subject to an additional 3.8% tax on all or a portion of their “net investment income,” which may include the interest payments and any gain realized with respect to the certificates, to the extent of their net investment income that, when added to their other modified adjusted gross income, exceeds $200,000 for an unmarried individual, $250,000 for a married taxpayer filing a joint return (or a surviving spouse), or $125,000 for a married individual filing a separate return.  The 3.8% Medicare tax is determined in a manner different than the regular income tax.  U.S. Persons should consult their tax advisors with respect to their consequences with respect to the 3.8% Medicare tax.

Federal Income Tax Consequences for Certificates
as to Which No REMIC Election Is Made

Standard Certificates

General

In the event that the applicable Agreement provides that no election is made to treat a Trust Fund (or a segregated pool of assets in that Trust Fund) with respect to a series of Certificates that are not designated as “Stripped Certificates”, as described below, as a REMIC (Certificates of this series shall be referred to as “Standard Certificates”), in the opinion of Cadwalader, Wickersham & Taft LLP, the Trust Fund will be classified as a grantor trust under subpart E, Part 1 of subchapter J of the Code and not as an association taxable as a corporation or a “taxable mortgage pool” within the meaning of Code Section 7701(i).

Where there is no retention of a portion of the interest payments with respect to the mortgage loans underlying the Standard Certificates, the holder of each Standard Certificate (a “Standard Certificateholder”) in a series will be treated as the owner of a pro rata undivided interest in the ordinary income and corpus portions of the Trust Fund represented by its Standard Certificate and will be considered the beneficial owner of a pro rata undivided interest in each of the mortgage loans, subject to the discussion below under “—Recharacterization of Servicing Fees”. Accordingly, the holder of a Standard Certificate of a particular series will be required to report on its federal income tax return its pro rata share of the entire income from the mortgage loans represented by its Standard Certificate, including interest at the coupon rate on the mortgage loans, original issue discount (if any), Prepayment Premiums, assumption fees, and late payment charges received by the Master Servicer, in accordance with Standard Certificateholder’s method of accounting. A Standard Certificateholder generally will be able to deduct its share of the Servicing Fee and all administrative and other expenses of the Trust Fund in accordance with its method of accounting, provided that the amounts are reasonable compensation for services rendered to that Trust Fund. However, investors who are individuals, estates or trusts who own Standard Certificates, either directly or indirectly through certain pass-through entities, will be subject to limitation with respect to certain itemized deductions described in Code Section 67, including deductions under Code Section 212 for the Servicing Fee and all the administrative and other expenses of the Trust Fund, to the extent that the deductions, in the aggregate, do not exceed two percent of an investor’s adjusted gross income. In addition, Code Section 68 provides that itemized deductions otherwise allowable for a taxable year of an individual taxpayer with income above certain thresholds will be reduced by the lesser of (i) 3% of the excess, if any, of adjusted gross income over a threshold amount adjusted annually for inflation, or (ii) 80% of the amount of itemized deductions otherwise allowable for that year.  As a result, the investors holding Standard Certificates, directly or indirectly through a pass-through entity, may have aggregate taxable income in excess of the aggregate amount of cash received on the Standard Certificates with respect to interest at the pass-through rate on the Standard Certificates. In addition, the expenses are not deductible at all for purposes of computing the alternative minimum tax, and may cause the investors to be subject to significant additional tax liability. Moreover, where there is fixed retained yield with respect to the mortgage loans underlying a series of Standard Certificates or where the Servicing Fee is in excess of reasonable servicing compensation, the transaction will be subject to the application of the “stripped bond” and “stripped coupon” rules of the Code, as described below under “—Recharacterization of Servicing Fees” and “—Stripped Certificates”, respectively.

Tax Status

In the opinion of Cadwalader, Wickersham & Taft LLP, Standard Certificates will have the following status for federal income tax purposes:

1.           A Standard Certificate owned by a “domestic building and loan association” within the meaning of Code Section 7701(a)(19) will be considered to represent “loans secured by an interest in real property” within the meaning of Code Section 7701(a)(19)(C)(v), provided that the real property securing the mortgage loans represented by that Standard Certificate is of the type described in that section of the Code.

2.           A Standard Certificate owned by a real estate investment trust will be considered to represent “real estate assets” within the meaning of Code Section 856(c)(5)(B) to the extent that the assets of the related Trust Fund consist of qualified assets, and interest income on the assets will be considered “interest on obligations secured by mortgages on real property” to the extent within the meaning of Code Section 856(c)(3)(B).

3.           A Standard Certificate owned by a REMIC will be considered to represent an “obligation . . . which is principally secured by an interest in real property” within the meaning of Code Section 860G(a)(3)(A) to the extent that the assets of the related Trust Fund consist of “qualified mortgages” within the meaning of Code Section 860G(a)(3).

Premium and Discount

Standard Certificateholders are advised to consult with their tax advisors as to the federal income tax treatment of premium and discount arising either upon initial acquisition of Standard Certificates or after acquisition.

Premium. The treatment of premium incurred upon the purchase of a Standard Certificate will be determined generally as described above under “—Federal Income Tax Consequences for REMIC Certificates—Taxation of Regular Certificates—Premium”.

Original Issue Discount. The original issue discount rules will be applicable to a Standard Certificateholder’s interest in those mortgage loans as to which the conditions for the application of those sections are met. Rules regarding periodic inclusion of original issue discount income are applicable to mortgages of corporations originated after May 27, 1969, mortgages of noncorporate mortgagors (other than individuals) originated after July 1, 1982, and mortgages of individuals originated after March 2, 1984. Under the OID Regulations, the original issue discount could arise by the charging of points by the originator of the mortgages in an amount greater than a statutory de minimis exception, including a payment of points currently deductible by the borrower under applicable Code provisions or, under certain circumstances, by the presence of “teaser rates” on the mortgage loans.

Original issue discount must generally be reported as ordinary gross income as it accrues under a constant interest method that takes into account the compounding of interest, in advance of the cash attributable to that income. It is anticipated that no prepayment assumption will be assumed for purposes of the accrual. However, Code Section 1272 provides for a reduction in the amount of original issue discount includible in the income of a holder of an obligation that acquires the obligation after its initial issuance at a price greater than the sum of the original issue price and the previously accrued original issue discount, less prior payments of principal. Accordingly, if the mortgage loans acquired by a Standard Certificateholder are purchased at a price equal to the then unpaid principal amount of the mortgage loans, no original issue discount attributable to the difference between the issue price and the original principal amount of the mortgage loans (i.e., points) will be includible by the holder.

Market Discount. Standard Certificateholders also will be subject to the market discount rules to the extent that the conditions for application of those sections are met. Market discount on the mortgage loans will be determined and will be reported as ordinary income generally in the manner described above under “—Federal Income Tax Consequences for REMIC Certificates—Taxation of Regular

Certificates—Market Discount”, except that the ratable accrual methods described in that section will not apply. Rather, the holder will accrue market discount pro rata over the life of the mortgage loans, unless the constant yield method is elected. It is anticipated that no prepayment assumption will be assumed for purposes of the accrual.

Recharacterization of Servicing Fees

If the Servicing Fee paid to the Master Servicer were deemed to exceed reasonable servicing compensation, the amount of the excess would represent neither income nor a deduction to Certificateholders. In this regard, there are no authoritative guidelines for federal income tax purposes as to either the maximum amount of servicing compensation that may be considered reasonable in the context of this or similar transactions or whether, in the case of the Standard Certificate, the reasonableness of servicing compensation should be determined on a weighted average or loan-by-loan basis. If a loan-by-loan basis is appropriate, the likelihood that the amount would exceed reasonable servicing compensation as to some of the mortgage loans would be increased. IRS guidance indicates that a servicing fee in excess of reasonable compensation (“excess servicing”) will cause the mortgage loans to be treated under the “stripped bond” rules. The guidance provides safe harbors for servicing deemed to be reasonable and requires taxpayers to demonstrate that the value of servicing fees in excess of the amounts is not greater than the value of the services provided.

Accordingly, if the IRS’s approach is upheld, a servicer who receives a servicing fee in excess of the amounts would be viewed as retaining an ownership interest in a portion of the interest payments on the mortgage loans. Under the rules of Code Section 1286, the separation of ownership of the right to receive some or all of the interest payments on an obligation from the right to receive some or all of the principal payments on the obligation would result in treatment of the mortgage loans as “stripped coupons” and “stripped bonds”. Subject to the de minimis rule discussed below under “—Stripped Certificates”, each stripped bond or stripped coupon could be considered for this purpose as a non-interest bearing obligation issued on the date of issue of the Standard Certificates, and the original issue discount rules of the Code would apply to the Stripped Certificateholder. While Standard Certificateholders would still be treated as owners of beneficial interests in a grantor trust for federal income tax purposes, the corpus of the trust could be viewed as excluding the portion of the mortgage loans the ownership of which is attributed to the Master Servicer, or as including such portion as a second class of equitable interest. Applicable Treasury regulations treat this arrangement as a fixed investment trust, since the multiple classes of trust interests should be treated as merely facilitating direct investments in the trust assets and the existence of multiple classes of ownership interests is incidental to that purpose. In general, this recharacterization should not have any significant effect upon the timing or amount of income reported by a Standard Certificateholder, except that the income reported by a cash method holder may be slightly accelerated. See “—Stripped Certificates” below for a further description of the federal income tax treatment of stripped bonds and stripped coupons.

Sale or Exchange of Standard Certificates

Upon sale or exchange of a Standard Certificate, a Standard Certificateholder will recognize gain or loss equal to the difference between the amount realized on the sale and its aggregate adjusted basis in the mortgage loans and the other assets represented by the Standard Certificate. In general, the aggregate adjusted basis will equal the Standard Certificateholder’s cost for the Standard Certificate, increased by the amount of any income previously reported with respect to the Standard Certificate and decreased by the amount of any losses previously reported with respect to the Standard Certificate and the amount of any distributions received on the Standard Certificate. Except as provided above with respect to market discount on any mortgage loans, and except for certain financial institutions subject to the provisions of Code Section 582(c), any gain or loss upon the sale or exchange of a Standard Certificate would be capital gain or loss if the Standard Certificate was held as a capital asset. However, gain on the sale of a Standard Certificate will be treated as ordinary income (i) if a Standard Certificate is held as part of a “conversion transaction” as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Standard Certificateholder’s net investment in the conversion transaction at 120% of the appropriate applicable Federal rate in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as a part of the transaction or (ii) in the case of a non-corporate taxpayer, to the extent the taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates. Long-term capital gains of certain non-corporate taxpayers generally are subject to a lower maximum tax rate than ordinary income or short-term capital gains of the taxpayers for property held for more than one year. The maximum tax rate for corporations is the same with respect to both ordinary income and capital gains.

Investors that recognize a loss on a sale or exchange of the Standard Certificates for federal income tax purposes in excess of certain threshold amounts should consult their tax advisors as to the need to file IRS Form 8886 (disclosing certain potential tax shelters) on their federal income tax returns.

Stripped Certificates

General

Pursuant to Code Section 1286, the separation of ownership of the right to receive some or all of the principal payments on an obligation from ownership of the right to receive some or all of the interest payments results in the creation of “stripped bonds” with respect to principal payments and “stripped coupons” with respect to interest payments. For purposes of this discussion, certificates that are subject to those rules will be referred to as “Stripped Certificates”.

The certificates will be subject to those rules if (i) the Depositor or any of its affiliates retains (for its own account or for purposes of resale), in the form of fixed retained yield or otherwise, an ownership interest in a portion of the payments on the mortgage loans, (ii) the Master Servicer is treated as having an ownership interest in the mortgage loans to the extent it is paid (or retains) servicing compensation in an amount greater than reasonable consideration for servicing the mortgage loans (see “—Standard Certificates—Recharacterization of Servicing Fees” above) and (iii) certificates are issued in two or more classes or subclasses representing the right to non-pro-rata percentages of the interest and principal payments on the mortgage loans.

In general, a holder of a Stripped Certificate will be considered to own “stripped bonds” with respect to its pro rata share of all or a portion of the principal payments on each mortgage loan and/or “stripped coupons” with respect to its pro rata share of all or a portion of the interest payments on each mortgage loan, including the Stripped Certificate’s allocable share of the servicing fees paid to the Master Servicer, to the extent that the fees represent reasonable compensation for services rendered. See discussion above under “—Standard Certificates—Recharacterization of Servicing Fees” above. Although not free from doubt, for purposes of reporting to Stripped Certificateholders, the servicing fees will be allocated to the Stripped Certificates in proportion to the respective entitlements to distributions of each class (or subclass) of Stripped Certificates for the related period or periods. The holder of a Stripped Certificate generally will be entitled to a deduction each year in respect of the servicing fees, as described above under “—Standard Certificates—General”, subject to the limitation described in that section.

Code Section 1286 treats a stripped bond or a stripped coupon as an obligation issued at an original issue discount on the date that the stripped interest is purchased. Although the treatment of Stripped Certificates for federal income tax purposes is not clear in certain respects at this time, particularly where the Stripped Certificates are issued with respect to a mortgage pool containing variable-rate mortgage loans, in the opinion of Cadwalader, Wickersham & Taft LLP (i) the Trust Fund will be treated as a grantor trust under subpart E, Part 1 of subchapter J of the Code and not as an association taxable as a corporation or a “taxable mortgage pool” within the meaning of Code Section 7701(i), and (ii) each Stripped Certificate should be treated as a single installment obligation for purposes of calculating original issue discount and gain or loss on disposition. This treatment is based on the interrelationship of Code Section 1286, Code Sections 1272 through 1275, and the OID Regulations. While under Code Section 1286 computations with respect to Stripped Certificates arguably should be made in one of the ways described below under “—Taxation of Stripped Certificates—Possible Alternative Characterizations”, the OID Regulations state, in general, that two or more debt instruments issued by a single issuer to a single investor in a single transaction should be treated as a single debt instrument for original issue discount purposes. The Agreement requires that the Trustee make and report all computations described below using this aggregate approach, unless substantial legal authority requires otherwise.

Furthermore, Treasury regulations provide for the treatment of a Stripped Certificate as a single debt instrument issued on the date it is purchased for purposes of calculating any original issue discount. In addition, under these regulations, a Stripped Certificate that represents a right to payments of both interest and principal may be viewed either as issued with original issue discount or market discount (as described below), at a de minimis original issue discount, or, presumably, at a premium. This treatment suggests that the interest component of a Stripped Certificate would be treated as qualified stated interest under the OID Regulations. Further, these final regulations provide that the purchaser of a Stripped Certificate will be required to account for any discount as market discount rather than original issue discount if either (i) the initial discount with respect to the Stripped Certificate was treated as zero under the de minimis rule, or (ii) no more than 100 basis points in excess of reasonable servicing is stripped off the related mortgage loans. Any market discount would be reportable as described under “—Federal Income Tax Consequences for REMIC Certificates—Taxation of Regular Certificates—Market Discount”, without regard to the de minimis rule under the Treasury regulations, assuming that a prepayment assumption is employed in the computation.

Status of Stripped Certificates

No specific legal authority exists as to whether the character of the Stripped Certificates, for federal income tax purposes, will be the same as that of the mortgage loans. Although the issue is not free from doubt, in the opinion of Cadwalader, Wickersham & Taft LLP, Stripped Certificates owned by applicable holders should be considered to represent “real estate assets” within the meaning of Code Section 856(c)(5)(B), “obligation[s] principally secured by an interest in real property” within the meaning of Code Section 860G(a)(3)(A), and “loans secured by an interest in real property” within the meaning of Code Section 7701(a)(19)(C)(v), and interest (including original issue discount) income attributable to Stripped Certificates should be considered to represent “interest on obligations secured by mortgages on real property” within the meaning of Code Section 856(c)(3)(B), provided that in each case the mortgage loans and interest on the mortgage loans qualify for this treatment. The application of the Code provisions to buy-down mortgage loans is uncertain. See “—Standard Certificates—Tax Status” above.

Taxation of Stripped Certificates

Original Issue Discount. Except as described above under “—General”, each Stripped Certificate will be considered to have been issued at an original issue discount for federal income tax purposes. Original issue discount with respect to a Stripped Certificate must be included in ordinary income as it accrues, in accordance with a constant interest method that takes into account the compounding of interest, which may be prior to the receipt of the cash attributable to the income. Based in part on the OID Regulations and the amendments to the original issue discount sections of the Code made by the 1986 Act, the amount of original issue discount required to be included in the income of a holder of a Stripped Certificate (referred to in this discussion as a “Stripped Certificateholder”) in any taxable year likely will be computed generally as described above under “—Federal Income Tax Consequences for REMIC Certificates—Taxation of Regular Certificates—Original Issue Discount” and “—Variable Rate Regular Certificates”. However, with the apparent exception of a Stripped Certificate issued with de minimis original issue discount as described above under “—General”, the issue price of a Stripped Certificate will be the purchase price paid by each Stripped Certificateholder, and the stated redemption price at maturity will include the aggregate amount of the payments to be made on the Stripped Certificate to the Stripped Certificateholder, presumably under the Prepayment Assumption.

If the mortgage loans prepay at a rate either faster or slower than that under the Prepayment Assumption, a Stripped Certificateholder’s recognition of original issue discount will be either accelerated or decelerated and the amount of the original issue discount will be either increased or decreased depending on the relative interests in principal and interest on each mortgage loan represented by the Stripped Certificateholder’s Stripped Certificate. While the matter is not free from doubt, the holder of a

Stripped Certificate should be entitled in the year that it becomes certain (assuming no further prepayments) that the holder will not recover a portion of its adjusted basis in the Stripped Certificate to recognize an ordinary loss equal to the portion of unrecoverable basis.

As an alternative to the method described above, the fact that some or all of the interest payments with respect to the Stripped Certificates will not be made if the mortgage loans are prepaid could lead to the interpretation that the interest payments are “contingent” within the meaning of the OID Regulations. The OID Regulations, as they relate to the treatment of contingent interest, are by their terms not applicable to prepayable securities such as the Stripped Certificates. However, if final regulations dealing with contingent interest with respect to the Stripped Certificates apply the same principles as the OID Regulations, the regulations may lead to different timing of income inclusion that would be the case under the OID Regulations. Furthermore, application of the principles could lead to the characterization of gain on the sale of contingent interest Stripped Certificates as ordinary income. Investors should consult their tax advisors regarding the appropriate tax treatment of Stripped Certificates.

Sale or Exchange of Stripped Certificates. Sale or exchange of a Stripped Certificate prior to its maturity will result in gain or loss equal to the difference, if any, between the amount received and the Stripped Certificateholder’s adjusted basis in the Stripped Certificate, as described above under “—Federal Income Tax Consequences for REMIC Certificates—Sale, Exchange or Retirement of Regular Certificates”. To the extent that a subsequent purchaser’s purchase price is exceeded by the remaining payments on the Stripped Certificates, the subsequent purchaser will be required for federal income tax purposes to accrue and report the excess as if it were original issue discount in the manner described above. It is not clear for this purpose whether the assumed prepayment rate that is to be used in the case of a Stripped Certificateholder other than an original Stripped Certificateholder should be the Prepayment Assumption or a new rate based on the circumstances at the date of subsequent purchase.

Investors that recognize a loss on a sale or exchange of the Stripped Certificates for federal income tax purposes in excess of certain threshold amounts should consult their tax advisors as to the need to file IRS Form 8886 (disclosing certain potential tax shelters) on their federal income tax returns.

Purchase of More Than One Class of Stripped Certificates. Where an investor purchases more than one class of Stripped Certificates, it is currently unclear whether for federal income tax purposes the classes of Stripped Certificates should be treated separately or aggregated for purposes of the rules described above.

Possible Alternative Characterizations. The characterizations of the Stripped Certificates discussed above are not the only possible interpretations of the applicable Code provisions. For example, the Stripped Certificateholder may be treated as the owner of (i) one installment obligation consisting of the Stripped Certificate’s pro rata share of the payments attributable to principal on each mortgage loan and a second installment obligation consisting of the Stripped Certificate’s pro rata share of the payments attributable to interest on each mortgage loan, (ii) as many stripped bonds or stripped coupons as there are scheduled payments of principal and/or interest on each mortgage loan or (iii) a separate installment obligation for each mortgage loan, representing the Stripped Certificate’s pro rata share of payments of principal and/or interest to be made with respect to the Stripped Certificate. Alternatively, the holder of one or more classes of Stripped Certificates may be treated as the owner of a pro rata fractional undivided interest in each mortgage loan to the extent that the Stripped Certificate, or classes of Stripped Certificates in the aggregate, represent the same pro rata portion of principal and interest on each mortgage loan, and a stripped bond or stripped coupon (as the case may be), treated as an installment obligation or contingent payment obligation, as to the remainder. Treasury regulations regarding original issue discount on stripped obligations make the foregoing interpretations less likely to be applicable. The preamble to these regulations states that they are premised on the assumption that an aggregation approach is appropriate for determining whether original issue discount on a stripped bond or stripped coupon is de minimis, and solicits comments on appropriate rules for aggregating stripped bonds and stripped coupons under Code Section 1286.

Because of these possible varying characterizations of Stripped Certificates and the resultant differing treatment of income recognition, Stripped Certificateholders are urged to consult their own tax advisors regarding the proper treatment of Stripped Certificates for federal income tax purposes.

Reporting Requirements and Backup Withholding

It is anticipated that, the Trustee will furnish, within a reasonable time after the end of each calendar year, to each Standard Certificateholder or Stripped Certificateholder at any time during the year, the information (prepared on the basis described above) as the Trustee deems to be necessary or desirable to enable the Certificateholders to prepare their federal income tax returns. The information will include the amount of original issue discount accrued on certificates held by persons other than Certificateholders exempted from the reporting requirements. The amounts required to be reported by the Trustee may not be equal to the proper amount of original issue discount required to be reported as taxable income by a Certificateholder, other than an original Certificateholder that purchased at the issue price. In particular, in the case of Stripped Certificates the reporting will be based upon a representative initial offering price of each class of Stripped Certificates or as otherwise provided in the prospectus supplement. It is anticipated that the Trustee will also file the original issue discount information with the IRS. If a Certificateholder fails to supply an accurate taxpayer identification number or if the Secretary of the Treasury determines that a Certificateholder has not reported all interest and dividend income required to be shown on his federal income tax return, backup withholding may be required in respect of any reportable payments, as described above under “—Federal Income Tax Consequences for REMIC Certificates—Backup Withholding” above.

The IRS has published final regulations establishing a reporting framework for interests in “widely held fixed investment trusts” and placing the responsibility for reporting on the person in the ownership chain who holds an interest for a beneficial owner. A widely-held fixed investment trust is defined as an arrangement classified as an “investment trust” under Treasury regulations Section 301.7701-4(c), in which any interest is held by a middleman, which includes, but is not limited to (i) a custodian of a person’s account, (ii) a nominee and (iii) a broker holding an interest for a customer in street name.

Under these regulations, in connection with the Trust Fund, the trustee will be required to file IRS Form 1099 (or any successor form) with the IRS with respect to holders of the Standard Certificates or Stripped Certificates who are not “exempt recipients” (a term that includes corporations, trusts, securities dealers, middlemen and certain other non-individuals) and do not hold such certificates through a middleman, to report, in accordance with the provisions of the Agreement, the Trust Fund’s gross income and, in certain circumstances, unless the trustee reports under the safe harbor as described in the last sentence of this paragraph, if any Trust Fund assets were disposed of or the Standard Certificates or Stripped Certificates, as applicable, are sold in secondary market sales, the portion of the gross proceeds relating to the Trust Fund assets that are attributable to such Certificateholder. The same requirements would be imposed on middlemen holding such certificates on behalf of Certificateholders. Under certain circumstances, the trustee may report under the safe harbor for widely-held mortgage trusts, as such term is defined under Treasury regulations Section 1.671-5.

These regulations also require that the trustee make available information regarding interest income and information necessary to compute any original issue discount to (i) exempt recipients (including middlemen) and non-calendar year taxpayers, upon request, in accordance with the requirements of the regulations and (ii) Certificateholders who do not hold their certificates through a middleman. The information must be provided to parties specified in clause (i) on or before (a) the later of the 44th day after the close of the calendar year to which the request relates and 28 days after the receipt of the request if any trust assets are interests in another widely-held fixed investment trust or REMIC regular interests, and otherwise (b) the later of the 30th day after the close of the calendar year to which the request relates and 14 days after the receipt of the request. The information must be provided to parties specified in clause (ii) on or before March 15 of the calendar year for which the statement is being furnished.

Taxation of Certain Foreign Investors

To the extent that a certificate evidences ownership in mortgage loans that are issued on or before July 18, 1984, interest or original issue discount paid by the person required to withhold tax under Code Section 1441 or 1442 to nonresident aliens, foreign corporations, or other Non-U.S. Persons generally will be subject to 30% United States withholding tax, or the lower rate as may be provided for interest by an applicable tax treaty. Accrued original issue discount recognized by the Standard Certificateholder or Stripped Certificateholder on original issue discount recognized by the Standard Certificateholder or Stripped Certificateholders on the sale or exchange of the certificate also will be subject to federal income tax at the same rate.

Treasury regulations provide that interest or original issue discount paid by the Trustee or other withholding agent to a Non-U.S. Person evidencing ownership interest in mortgage loans issued after July 18, 1984 will be “portfolio interest” and will be treated in the manner, and the persons will be subject to the same certification requirements, described above under “—Federal Income Tax Consequences for REMIC Certificates—Taxation of Certain Foreign Investors—Regular Certificates”.

In addition, Standard Certificateholders or Stripped Certificateholders that are “foreign financial institutions” may be required to provide additional information under FATCA.  See “—Federal Income Tax Consequences for REMIC Certificates—Taxation of Foreign Investors—FATCA”.

3.8% Medicare Tax on “Net Investment Income”

Certain non-corporate U.S. Persons may be subject to an additional 3.8% Medicare Tax on “net investment income”.  See “—Federal Income Tax Consequences for REMIC Certificates—3.8% Medicare Tax on “Net Investment Income”.

STATE AND LOCAL TAX CONSIDERATIONS

In addition to the Federal income tax consequences described in “MATERIAL FEDERAL INCOME TAX CONSEQUENCES” in this prospectus, potential investors should consider the state, local and other income tax consequences of the acquisition, ownership, and disposition of the certificates. State, local and other income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality. Therefore, potential investors should consult their own tax advisors with respect to the various state tax consequences of an investment in the certificates.

ERISA CONSIDERATIONS

Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and Section 4975 of the Code impose certain restrictions on certain retirement plans and other employee benefit plans or arrangements, including individual retirement accounts and annuities, Keogh plans, collective investment funds, insurance company separate accounts and some insurance company general accounts in which such plans, accounts or arrangements are invested (collectively, “ERISA Plans”) and on persons who are “parties in interest” (as defined in Section 3(14) of ERISA) or “disqualified persons” (as defined in Section 4975(e)(2) of the Code) with respect to such ERISA Plans.  Sections 401-414 of ERISA impose certain duties on persons who are fiduciaries (as defined in Section 3(21) of ERISA) of ERISA Plans.  Section 406 of ERISA prohibits certain transactions between an ERISA Plan and fiduciaries and/or parties in interest with respect to such ERISA Plan and Section 4975 of the Code imposes a tax on certain prohibited transactions between an ERISA Plan and a disqualified person with respect to such ERISA Plan.  Certain employee benefit plans, such as governmental plans (as defined in Section 3(32) of ERISA) and church plans (as defined in Section 3(33) of ERISA and, provided no election has been made under Section 410(d) of the Code), are not subject to the restrictions of ERISA or the Code.  However, such plans (collectively, with ERISA Plans, “Plans”) may be subject to the provisions of applicable federal, state or local law (“Similar Law”) materially similar to the foregoing provisions of ERISA and the Code.

Investments by ERISA Plans and entities the assets of which are deemed to include plan assets are subject to ERISA’s general fiduciary requirements, including the requirement of investment prudence and diversification and the requirement that investments be made in accordance with the documents governing the ERISA Plan. Before investing in a certificate, an ERISA Plan fiduciary should consider, among other factors, whether to do so is appropriate in view of the overall investment policy and liquidity needs of the ERISA Plan. The fiduciary should especially consider the sensitivity of the investments to the rate of principal payments (including prepayments) on the mortgage loans, as discussed in the prospectus supplement related to a series.

Prohibited Transactions

Section 406 of ERISA and Section 4975 of the Code prohibit parties in interest and disqualified persons with respect to ERISA Plans from engaging in certain transactions involving the ERISA Plans and their assets unless a statutory or administrative exemption applies to the transaction. Section 4975 of the Code and Sections 502(i) and 502(l) of ERISA provide for the imposition of certain excise taxes and civil penalties on certain persons that engage or participate in the prohibited transactions. The Depositor, the Master Servicer, the Special Servicer, the Trustee or certain affiliates of the Depositor, Master Servicer, Special Servicer or Trustee, might be considered or might become parties in interest or disqualified persons with respect to an ERISA Plan. If so, the acquisition or holding of certificates by or on behalf of the Plan could be considered to give rise to a “prohibited transaction” within the meaning of ERISA and/or the Code unless an administrative exemption described below or some other exemption is available.

Special caution should be exercised before the assets of a Plan are used to purchase a certificate if, with respect to the assets, the Depositor, the Master Servicer, the Special Servicer, if any, the Trustee or an affiliate of the Depositor, Master Servicer, Special Servicer or Trustee, either: (a) has investment discretion with respect to the investment of the assets of the Plan; or (b) has authority or responsibility to give, or regularly gives, investment advice with respect to the assets for a fee and pursuant to an agreement or understanding that the advice will serve as a primary basis for investment decisions with respect to the assets and that the advice will be based on the particular investment needs of the Plan.

Further, if the assets included in a Trust Fund were deemed to constitute “plan assets”, it is possible that an ERISA Plan’s investment in the certificates might be deemed to constitute a delegation, under ERISA, of the duty to manage plan assets by the fiduciary deciding to invest in the certificates, and certain transactions involved in the operation of the Trust Fund might be deemed to constitute prohibited transactions under ERISA and/or the Code.

The U.S. Department of Labor (the “Department”) has issued regulations (the “Plan Asset Regulations”) concerning whether or not an ERISA Plan’s assets would be deemed to include an interest in the underlying assets of an entity (such as the Trust Fund) for purposes of the reporting and disclosure and general fiduciary responsibility provisions of ERISA, as well as for the prohibited transaction provisions of ERISA and the Code, if the ERISA Plan acquires an “equity interest” (such as a certificate) in the entity.  Section 3(42) of ERISA modifies the Plan Asset Regulations in certain respects.

Certain exceptions are provided in the Plan Asset Regulations, through which an investing ERISA Plan’s assets would be deemed merely to include its interest in the certificates instead of being deemed to include an interest in the assets of the Trust Fund. However, it cannot be predicted in advance nor can we assure you whether the exceptions may be met, because of the factual nature of certain of the rules set forth in the Plan Asset Regulations. For example, one of the exceptions in the Plan Asset Regulations states that the underlying assets of an entity will not be considered “plan assets” if less than 25% of the value of each class of equity interests is held by “benefit plan investors”, which are defined as ERISA Plans, and entities whose underlying assets include plan assets by reason of an ERISA Plan’s investment in any of those entities, but this exception is tested immediately after each acquisition of an equity interest in the entity whether upon initial issuance or in the secondary market.

Pursuant to the Plan Asset Regulations, if the assets of the Trust Fund were deemed to be plan assets by reason of an ERISA Plan’s investment in any certificates, the plan assets would include an undivided interest in the mortgage loans, the mortgages underlying the mortgage loans and any other assets held in the Trust Fund. Therefore, because the mortgage loans and other assets held in the Trust Fund may be deemed to be the assets of each ERISA Plan that purchases certificates, in the absence of an exemption, the purchase, sale or holding of certificates of any series or class by an ERISA Plan might result in a prohibited transaction and the imposition of civil penalties or excise taxes. The Department has issued administrative exemptions from application of certain prohibited transaction restrictions of ERISA and the Code to several underwriters of mortgage-backed securities (each, an “Underwriter’s Exemption”). This Underwriter’s Exemption can only apply to mortgage-backed securities which, among other conditions, are sold in an offering with respect to which the underwriter serves as the sole or a managing underwriter, or as a selling or placement agent. If the Underwriter’s Exemption might be applicable to a series of certificates, the related prospectus supplement will refer to that possibility.

Unrelated Business Taxable Income — Residual Interests

The purchase of a certificate that is a Residual Certificate by any person, including any employee benefit plan that is exempt from federal income tax under Code Section 501(a), including most varieties of ERISA Plans, may give rise to “unrelated business taxable income” as described in Code Sections 511-515 and 860E. Further, prior to the purchase of an interest in a Residual Certificate, a prospective transferee may be required to provide an affidavit to a transferor that it is not, nor is it purchasing an interest in a Residual Certificate on behalf of, a “Disqualified Organization”, which term as defined above includes certain tax-exempt entities not subject to Code Section 511, such as certain governmental plans, as discussed above under “Material Federal Income Tax Consequences—Federal Income Tax Consequences for REMIC Certificates—Taxation of Residual Certificates”.

Due to the complexity of these rules and the penalties imposed upon Persons involved in prohibited transactions, it is particularly important that individuals responsible for investment decisions with respect to ERISA Plans consult with their counsel regarding the consequences under ERISA and/or the Code of their acquisition and ownership of certificates.  Individuals responsible for investment decisions for Plans not subject to ERISA or the Code should consult with their counsel regarding the applicability of, and restrictions imposed by, Similar Law with respect to the acquisition and ownership of certificates.

The sale of certificates to a Plan is in no respect a representation by the Depositor or the applicable underwriter that this investment meets all relevant legal requirements with respect to investments by Plans generally or any particular Plan, or that this investment is appropriate for Plans generally or any particular Plan.

LEGAL INVESTMENT

If so specified in the prospectus supplement, certain classes of offered certificates will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended (“SMMEA”). Generally, the only classes of certificates that will qualify as “mortgage related securities” will be those that (1) are rated in one of two highest rating categories by at least one NRSRO; and (2) are part of a series evidencing interests in a Trust Fund consisting of loans originated by certain types of originators specified in SMMEA and secured by first liens on real estate.

While Section 939(e) of the Dodd-Frank Wall Street Reform and Consumer Protection Act amended SMMEA, effective July 21, 2012, so as to require the SEC to establish creditworthiness standards by that date in substitution for the foregoing ratings test, the SEC has neither proposed nor adopted a rule establishing new creditworthiness standards for purposes of SMMEA as of the date of this prospectus.  However, the SEC has issued a transitional interpretation (Release No. 34-67448 (effective July 20, 2012)), which provides that, until such time as final rules establishing new standards of creditworthiness become effective, the standard of creditworthiness for purposes of the definition of the term “mortgage related security” is a security that is rated in one of the two highest rating categories by at least one

NRSRO.  Depending on the standards of creditworthiness that are ultimately established by the SEC, it is possible that certain classes of offered certificates specified to be “mortgage related securities” for purposes of SMMEA in the related prospectus supplement, may no longer qualify as such as of the time such new standards are effective.

The appropriate characterization of the offered certificates under various legal investment restrictions, and thus the ability of investors subject to those restrictions to purchase the offered certificates, are subject to significant interpretive uncertainties.  Except as may be specified in the prospectus supplement with regard to the status of certain classes of offered certificates as “mortgage related securities” for purposes of SMMEA, no representations are made as to the proper characterization of the certificates for legal investment, financial institution regulatory, or other purposes, or as to the ability of particular investors to purchase any certificates under applicable legal investment restrictions.  Further, any ratings downgrade of a class of offered certificates by any NRSRO to less than an “investment grade” rating (i.e., lower than the top four rating categories) may adversely affect the ability of an investor to purchase or retain, or otherwise impact the regulatory characteristics of, that class of certificates.  The uncertainties described above (and any unfavorable future determinations concerning the legal investment or financial institution regulatory characteristics of the offered certificates) may adversely affect the liquidity and market value of the certificates.

Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the offered certificates constitute legal investments or are subject to investment, capital, or other regulatory restrictions.

THE APPRAISAL REGULATIONS

Pursuant to Title XI of the Financial Institutions Reform, Recovery, and Enforcement Act of 1989 (“FIRREA”), the Federal Reserve Board, the OCC, the FDIC and the OTS have adopted regulations (the “Appraisal Regulations”) applicable to bank holding companies, their non-bank subsidiaries and state-chartered banks that are members of the Federal Reserve System (12 C.F.R. §§ 225.61-225.67), national banks (12 C.F.R. §§ 34.41-34.47), state-chartered banks that are not members of the Federal Reserve System (12 C.F.R. Part 323), and savings associations (12 C.F.R. Part 564), respectively. The Appraisal Regulations, which are substantially similar, although not identical, for each agency, generally require the affected institutions and entities to obtain appraisals performed by state-certified or state-licensed appraisers (each, a “FIRREA Appraisal”) in connection with a wide range of real estate-related transactions, including the purchase of interests in loans secured by real estate in the form of mortgage-backed securities, unless an exemption applies. With respect to purchases of mortgage-backed securities such as the certificates offered in this prospectus, the Appraisal Regulations provide for an exemption from the requirement of obtaining new FIRREA Appraisals for the properties securing the underlying loans so long as at the time of origination each loan was the subject of either a FIRREA Appraisal, or, if a FIRREA Appraisal was not required, met the appraisal requirements of the appropriate regulator.

We cannot assure you that each of the underlying mortgage loans in a mortgage pool will have been the subject of a FIRREA Appraisal or, if a FIRREA Appraisal was not required, an appraisal that conformed to the requirements of the appropriate regulator at origination. To the extent available, information will be provided in the prospectus supplement with respect to appraisals on the mortgage loans underlying each series of certificates. However, the information may not be available on every mortgage loan. Prospective investors that may be subject to the Appraisal Regulations are advised to consult with their legal advisors and/or the appropriate regulators with respect to the effect of the regulations on their ability to invest in a particular series of certificates.

PLAN OF DISTRIBUTION

The certificates offered by this prospectus and by means of the related prospectus supplements will be offered through one or more of the methods described below. The prospectus supplement with respect to each series of certificates will describe the method of offering of that series of certificates, including the initial public offering or purchase price of each class of offered certificates or the method by which the price will be determined and the net proceeds to the Depositor of the sale.

The offered certificates will be offered through the following methods from time to time and offerings of different series may be made concurrently through more than one of these methods or an offering of a particular series of certificates may be made through a combination of two or more of these methods:

1.	By negotiated firm commitment underwriting and public reoffering by underwriters specified in the related prospectus supplement;

2.	By placements by the Depositor with investors through dealers; and

3.	By direct placements by the Depositor with investors.

As more fully described in the related prospectus supplement, if underwriters are used in a sale of any offered certificates, the certificates will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices to be determined at the time of sale or at the time of commitment to sell. Firm commitment underwriting and public reoffering by underwriters may be done through underwriting syndicates or through one or more firms acting alone. The specific managing underwriter or underwriters, if any, with respect to the offer and sale of the offered certificates of a particular series will be set forth on the cover of the related prospectus supplement and the members of the underwriting syndicate, if any, will be named in the prospectus supplement. If so specified in the related prospectus supplement, the offered certificates will be distributed in a firm commitment underwriting, subject to the terms and conditions of the underwriting agreement, by Goldman, Sachs & Co., acting as sole underwriter or together with such other underwriters, if any, named in the prospectus supplement. The Depositor is an affiliate of Goldman, Sachs & Co. and, as such, Goldman, Sachs & Co. will have a conflict of interest in underwriting any offered certificates.  The prospectus supplement will describe any discounts and commissions to be allowed or paid by the Depositor to the underwriters, any other items constituting underwriting compensation and any discounts and commissions to be allowed or paid to the dealers. The obligations of the underwriters will be subject to certain conditions precedent. The underwriters with respect to a sale of any class of offered certificates will be obligated to purchase all the certificates if any are purchased. The Depositor and, if specified in the prospectus supplement, a selling Certificateholder will agree to indemnify the underwriters against certain civil liabilities, including liabilities under the Securities Act or will contribute to payments required to be made in respect of these liabilities.

In the ordinary course of business, Goldman, Sachs & Co., or its affiliates, and the Depositor may engage in various securities and financing transactions, including repurchase agreements to provide interim financing of the Depositor’s mortgage loans pending the sale of the mortgage loans or interests in those mortgage loans, including the certificates.

If specified in the prospectus supplement relating to a series of certificates, a holder of one or more classes of offered certificates that is required to deliver a prospectus in connection with the offer and sale of the offered certificates may offer and sell, pursuant to this prospectus and a related prospectus supplement, the classes directly, through one or more underwriters to be designated at the time of the offering of the offered certificates or through dealers acting as agent and/or principal. The specific managing underwriter or underwriters, if any, with respect to any offer and sale of offered certificates by a selling certificateholder will be set forth on the cover of the prospectus supplement applicable to the certificates and the members of the underwriting syndicate, if any, will be named in the prospectus supplement, and the prospectus supplement will describe any discounts and commissions to be allowed or paid by the selling certificateholder to the underwriters, any other items constituting underwriting compensation and any discounts and commissions to be allowed or paid to any dealers participating in the offering. Any offerings described in this paragraph may be restricted in the manner specified in such prospectus supplement. The transactions may be effected at market prices prevailing at the time of sale, at negotiated prices or at fixed prices. The underwriters and dealers participating in a selling Certificateholder’s offering of certificates may receive compensation in the form of underwriting discounts or commissions from the selling Certificateholder, and the dealers may receive commissions from the investors purchasing the offered certificates for whom they may act as agent (which discounts or commissions will not exceed those customary in those types of transactions involved). Any dealer that participates in the distribution of the certificates may be deemed to be an “underwriter” within the meaning of the Securities Act, and any commissions and discounts received by the dealer and any profit on the resale of the offered certificates by the dealer might be deemed to be underwriting discounts and commissions under the Securities Act.

If the offered certificates of a series are offered other than through underwriters, the related prospectus supplement will contain information regarding the nature of the offering and any agreements to be entered into between the Depositor and dealers and/or the Depositor and the purchasers of the offered certificates. Purchasers of offered certificates, including dealers, may, depending on the facts and circumstances of the purchases, be deemed to be “underwriters” within the meaning of the Securities Act in connection with reoffers and sales by them of offered certificates. Holders of offered certificates should consult with their legal advisors in this regard prior to any reoffer or sale.

The place and time of delivery for each series of certificates offered by means of this prospectus and the related prospectus supplement will be set forth in the prospectus supplement with respect to each series.

If specified in the prospectus supplement relating to certificates of a particular series offered by means of this prospectus, the Depositor, any affiliate of the Depositor or any other person or persons specified in the prospectus supplement may purchase some or all of the offered certificates from the underwriter or underwriters or any other person or persons specified in the prospectus supplement.  The purchaser may from time to time offer and sell, pursuant to this prospectus and the related prospectus supplement, some or all of the offered certificates so purchased, directly, through one or more underwriters to be designated at the time of the offering of the certificates, through dealers acting as agent and/or principal or in any other manner as may be specified in the related prospectus supplement.  The offering may be restricted in the manner specified in the prospectus supplement.  The transactions may be effected at market prices prevailing at the time of sale, at negotiated prices or at fixed prices. Any underwriters and dealers participating in the purchaser’s offering of the offered certificates may receive compensation in the form of underwriting discounts or commissions from the purchaser and the dealers may receive commissions from the investors purchasing the offered certificates for whom they may act as agent (which discounts or commissions will not exceed those customary in those types of transactions involved).  Any dealer that participates in the distribution of the offered certificates may be deemed to be an “underwriter” within the meaning of the Securities Act, and any commissions and discounts received by the dealer and any profit on the resale of the offered certificates by the dealer might be deemed to be underwriting discounts and commissions under the Securities Act.

INCORPORATION OF
CERTAIN INFORMATION BY REFERENCE

The SEC allows us to incorporate by reference information that we file with the SEC, which allows us to disclose important information to you by referring you to those documents.  The information incorporated by reference is considered to be part of this prospectus and the related prospectus supplement.  Information that we file later with the SEC will automatically update the information in this prospectus and the related prospectus supplement.  All documents (other than Annual Reports on Form 10-K) filed by us with respect to a trust fund referred to in the accompanying prospectus supplement and the related series of securities after the date of this prospectus and before the end of the related offering pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act are incorporated by reference in this prospectus and are a part of this prospectus from the date of their filing.  In all cases, you should rely on the later information over different information included in this prospectus or the related prospectus supplement.  As a recipient of this prospectus, you may request a copy of any document we incorporate by reference, except exhibits to the documents (unless the exhibits are specifically incorporated by reference), at no cost, by writing or calling the office of the Secretary, 200 West Street, New York, New York 10282 (phone: 212-902-1000).

This prospectus and the related prospectus supplement for each series are parts of our registration statement. This prospectus does not contain, and the related prospectus supplement will not contain, all of the information in our registration statement. For further information, please see our registration statement and the accompanying exhibits which we have filed with the SEC. This prospectus and any prospectus supplement may summarize contracts and/or other documents. For further information, please see the copy of the contract or other document filed as an exhibit to the registration statement. You can obtain copies of the registration statement from the SEC upon payment of the prescribed charges, or you can examine the registration statement free of charge at the SEC’s offices. Reports and other information filed with the SEC, including annual reports on Form 10-K, distribution reports on Form 10-D, and current reports on Form 8-K, can be inspected, read and copied at the public reference facilities maintained by the SEC at 100 F Street, N.E. Washington, D.C.  20549.  Copies of the material can be obtained from the Public Reference Section of the SEC at 100 F Street, N.E. Washington, D.C.  20549, at prescribed rates. You can obtain information on the operation of the Public Reference Section by calling 1-800-732-0330.  The SEC also maintains a site on the World Wide Web at “http://www.sec.gov” at which you can view and download copies of reports, proxy and information statements and other information filed electronically through the Electronic Data Gathering, Analysis and Retrieval (“EDGAR”) system.  The Depositor has filed the registration statement (SEC File No. 333-191331), including all exhibits thereto, through the EDGAR system, so the materials should be available by logging onto the SEC’s website.  The SEC maintains computer terminals providing access to the EDGAR system at each of the offices referred to above.  Copies of the Agreement pursuant to which a series of certificates is issued will be provided to each person to whom a prospectus and the related prospectus supplement are delivered, upon written or oral request directed to our offices at 200 West Street, New York, New York 10282 (phone: 1-866-471-2526), Attention: Prospectus Department.

If so specified in the related prospectus supplement, copies of all filings through the EDGAR system of the related issuing entity on Form 10-D, Form 10-K and Form 8-K will be made available on the applicable trustee’s or other identified party’s website.

LEGAL MATTERS

The validity of the certificates offered by this prospectus and certain federal income tax matters will be passed upon for the Depositor by Cadwalader, Wickersham & Taft LLP or by other counsel identified in the related prospectus supplement.

RATINGS

Unless the offering of the certificates of a series may be made consistent with the eligibility requirements for use of the registration statement pursuant to which the offering is being made, it is a condition to the issuance of the certificates of each series offered by means of this prospectus and the related prospectus supplement that at least one NRSRO shall have rated the certificates in one of the four highest rating categories.

Ratings on mortgage-backed securities address the likelihood of receipt by securityholders of all distributions on the underlying mortgage loans or other assets to which such securityholders are entitled.  These ratings address the structural, legal and issuer-related aspects associated with such securities, the nature of the underlying mortgage loans or other assets and the credit quality of the guarantor, if any.  Ratings on mortgage-backed securities do not represent any assessment of the likelihood of principal prepayments by mortgagors or of the degree by which such prepayments might differ from those originally anticipated.  As a result, certificateholders might suffer a lower than anticipated yield, and, in addition, holders of stripped certificates under certain scenarios might fail to recoup their underlying investments.  Furthermore, ratings on mortgage-backed securities do not address the price of such certificates or the suitability of such certificates to the investor.

A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning NRSRO.  You should evaluate each security rating independently of any other security rating.

INDEX OF DEFINED TERMS

		Financial Intermediary	27
1		FIRREA	109
		FIRREA Appraisal	109
1986 Act	76	Form 8-K	37

A		G

ADA	72	Garn-St Germain Act	67
Advances	43
Agreement	25	H
Appraisal Regulations	109
Assessment of Compliance	44	Holders	28

B		I

Balloon Payments	51	Insurance Proceeds	29
Bankruptcy Code	54	IRS	76
beneficial owner	27
		L
C
		Lender Liability Act	64
California Military Code	68	Letter of Credit Bank	48
CERCLA	64
Certificateholders	28	M
Closing Date	37
Code	73	Master Servicer	39
Collection Account	29	Master Servicer Remittance Date	30
Cut-Off Date	28	Mortgage Loan File	38
		Mortgage Loan Schedule	37
D		Mortgaged Property	35
		Mortgages	35
Defective Mortgage Loans	39
Department	107	N
Depositor	24
Depository	27	Non-U.S. Person	91
Disqualified Non-U.S. Person	91	NRSRO	26
Disqualified Organization	108
Distribution Account	29	O
Distribution Date	28
		OID Regulations	77
E		Operating Advisor	40

EDGAR	33	P
Environmental Condition	64
ERISA	106	Pass-Through Entity	91
ERISA Plans	106	Permitted Investments	30
Event of Default	46	Plan Asset Regulations	107
Exchange Act	26	Plans	106
Exchangeable Certificates	33	Prepayment Assumption	78
		Prepayment Premium	29
F		Property Protection Expenses	29

FATCA	97
FDIA	20

R		SMMEA	108
		Special Servicer	40
Random Lot Certificates	77	Specially Serviced Mortgage Loans	40
Rating Agency	26	Standard Certificateholder	99
REA	6	Standard Certificates	99
Regular Certificateholder	77	Startup Day	74
Regular Certificates	74	Stripped Certificateholder	103
Regulation AB	24	Stripped Certificates	99, 102
Relief Act	68	Subordinate Certificates	47
REMIC	31	Substitute Mortgage Loans	39
REMIC Certificates	74
REMIC Pool	74	T
REMIC Regulations	73
REO Account	30	Title V	70
REO Property	29	Title VIII	70
Repurchase Price	38	Treasury	73
Residual Certificateholder	86	TRIPRA	72
Residual Certificates	74	Trust Fund	26
Responsible Party	38	Trustee	35

S		U

SEC	24	U.S. Person	93
Secured-Creditor Exemption	64	Underwriter’s Exemption	108
Securities Act	25
Senior Certificates	47	V
Servicing Fee	43
Similar Law	107	Voting Rights	46

[THIS PAGE INTENTIONALLY LEFT BLANK]

No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus and free writing prospectus.  You must not rely on any unauthorized information or representations.  This prospectus and free writing prospectus is an offer to sell only the certificates offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so.  The information contained in this prospectus and free writing prospectus is current only as of its date.

$997,972,000
(Approximate)

GS Mortgage Securities Trust
2013-GCJ16
(as Issuing Entity)

GS Mortgage
Securities Corporation II
(as Depositor)

Commercial Mortgage
Pass-Through Certificates,
Series 2013-GCJ16

Free Writing Prospectus
Summary of Free Writing Prospectus			16
Risk Factors			61
Description of the Mortgage Pool			107
Transaction Parties			180
Description of the Offered Certificates			242
Yield, Prepayment and Maturity Considerations			272
The Pooling and Servicing Agreement			284
Material Federal Income Tax Consequences			339
State and Local Tax Considerations			344
ERISA Considerations			344
Legal Investment			346
Certain Legal Aspects of the Mortgage Loans			346
Ratings			348
Legal Matters			350
Index of Significant Definitions			351

Annex A	–	Statistical Characteristics of the Mortgage Loans	A-1
Annex B	–	Structural and Collateral Term Sheet	B-1
Annex C	–	Mortgage Pool Information	C-1
Annex D	–	Form of Distribution Date Statement	D-1
Annex E-1	–	Sponsor Representations and Warranties	E-1-1
Annex E-2	–	Exceptions to Sponsor Representations and Warranties	E-2-1	Class A-1	$52,945,000
Annex F	–	Class A-AB Scheduled Principal Balance Schedule	F-1	Class A-2	$231,715,000
Annex G-1	–	Matrix MHC Portfolio Amortization Schedule	G-1-1	Class A-3	$105,000,000
Annex G-2	–	Walnut Creek Marriott Amortization Schedule	G-2-1	Class A-4	$326,509,000
Annex G-3	–	Mariner’s Landing and 2401 Bert Amortization Schedule	G-3-1	Class A-AB	$77,672,000
Annex H	–	Due Diligence Questionnaire	H-1	Class X-A	$885,983,000
Prospectus				Class X-B	$111,989,000
Table of Contents			2	Class A-S	$92,142,000
Summary of Prospectus			3	Class B	$72,296,000
Risk Factors			4	Class PEZ	$204,131,000
The Prospectus Supplement			23	Class C	$39,693,000
The Depositor			24
The Sponsors			25	FREE WRITING PROSPECTUS
Use of Proceeds			25
Description of the Certificates			25
The Mortgage Pools			33
Servicing of the Mortgage Loans			37	Co-Lead Managers and Joint Bookrunners
Credit Enhancement			44
Swap Agreement			47	Goldman, Sachs & Co. Jefferies Citigroup
Yield Considerations			48
Certain Legal Aspects of the Mortgage Loans			49
Material Federal Income Tax Consequences			70
State and Local Tax Considerations			101
ERISA Considerations			101
Legal Investment			103
The Appraisal Regulations			104
Plan of Distribution			104	Co-Managers
Incorporation of Certain Information by Reference			106
Legal Matters			107	Drexel Hamilton RBS
Ratings			107
Index of Defined Terms			108	November , 2013